Exhibit 99.1

CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.,
Depositor,

MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION,

Master Servicer,

MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION, PACIFIC LIFE INSURANCE COMPANY and TRIMONT REAL ESTATE ADVISORS, LLC,

each as a Special Servicer as described herein,

PENTALPHA SURVEILLANCE LLC,
Operating Advisor and Asset Representations Reviewer,

citibank, n.a.,
Certificate Administrator,

and

wilmington trust, national association,
Trustee

 POOLING AND SERVICING AGREEMENT
Dated as of August 1, 2019

 Benchmark 2019-B12 Mortgage Trust
Commercial Mortgage Pass-Through Certificates
Series 2019-B12

TABLE OF CONTENTS

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ARTICLE I

DEFINITIONS

Section 1.01	Defined Terms	11
Section 1.02	Certain Calculations	160
Section 1.03	Certain Constructions	165
ARTICLE II

CONVEYANCE OF MORTGAGE LOANS AND TRUST SUBORDINATE COMPANION
LOANS; ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01	Conveyance of Mortgage Loans and Trust Subordinate Companion Loans	166
Section 2.02	Acceptance by the Trustee, the Custodian and the Certificate Administrator	172
Section 2.03	Mortgage Loan Sellers’ Repurchase, Substitution or Cures of Trust Loans for Document Defects in Mortgage Files and Breaches of Representations and Warranties	174
Section 2.04	Representations and Warranties of the Depositor	192
Section 2.05	Representations, Warranties and Covenants of the Master Servicer	194
Section 2.06	Representations, Warranties and Covenants of the Special Servicers	196
Section 2.07	Representations and Warranties of the Trustee	198
Section 2.08	Representations and Warranties of the Certificate Administrator	200
Section 2.09	Representations, Warranties and Covenants of the Operating Advisor	201
Section 2.10	Representations, Warranties and Covenants of the Asset Representations Reviewer	203
Section 2.11	Execution and Delivery of Certificates; Issuance of Lower-Tier Regular Interests, Woodlands Mall Regular Interests and Centre Regular Interests	205
Section 2.12	Miscellaneous REMIC and Grantor Trust Provisions	206

ARTICLE III

ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS AND TRUST
SUBORDINATE COMPANION LOANS

Section 3.01	Master Servicer to Act as Master Servicer; Administration of the Mortgage Loans and Trust Subordinate Companion Loans; Sub-Servicing Agreements; Outside Serviced Mortgage Loans	207
Section 3.02	Liability of the Master Servicer	221
Section 3.03	Collection of Certain Mortgage Loan Payments	221
Section 3.04	Collection of Taxes, Assessments and Similar Items; Escrow Accounts	223
Section 3.05	Collection Account; Distribution Accounts; and Excess Liquidation Proceeds Reserve Account; and Excess Interest Distribution Account	226
Section 3.05A	Loan Combination Custodial Account	231

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Section 4.02	Statements to Certificateholders; Certain Reports by the Master Servicer and the Special Servicer	353
Section 4.03	Compliance With Withholding Requirements	374
Section 4.04	REMIC Compliance	375
Section 4.05	Imposition of Tax on the Trust REMICs	377
Section 4.06	Remittances; P&I Advances	379
Section 4.07	Grantor Trust Reporting	386
Section 4.08	Calculations	387
Section 4.09	Secure Data Room	388

ARTICLE V

THE CERTIFICATES

Section 5.01	The Certificates	389
Section 5.02	Form and Registration	390
Section 5.03	Registration of Transfer and Exchange of Certificates	394
Section 5.04	Mutilated, Destroyed, Lost or Stolen Certificates	403
Section 5.05	Persons Deemed Owners	404
Section 5.06	Appointment of Paying Agent	404
Section 5.07	Access to Certificateholders’ Names and Addresses; Special Notices	404
Section 5.08	Actions of Certificateholders	405
Section 5.09	Authenticating Agent	406
Section 5.10	Appointment of Custodian	407
Section 5.11	Maintenance of Office or Agency	408
Section 5.12	Voting Procedures	408

ARTICLE VI

THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE
OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER AND THE
CONTROLLING CLASS REPRESENTATIVE

Section 6.01	Liability of the Depositor, the Master Servicer, the Special Servicer, the Asset Representations Reviewer and the Operating Advisor	409
Section 6.02	Merger or Consolidation of the Master Servicer, the Special Servicer, the Operating Advisor and the Asset Representations Reviewer	410
Section 6.03	Limitation on Liability of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer and Others	411
Section 6.04	Limitation on Resignation of the Master Servicer, the Special Servicer or the Operating Advisor	412
Section 6.05	Rights of the Depositor, the Trustee and the Certificate Administrator in Respect of the Master Servicer and Special Servicer	415
Section 6.06	Master Servicer, Special Servicer as Owner of a Certificate	416
Section 6.07	Rating Agency Fees	417
Section 6.08	Termination of the Special Servicer	417

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		Page

Section 12.14	Cooperation With the Mortgage Loan Sellers With Respect to Rights Under the Loan Agreements	541
Section 12.15	PNC Bank, National Association	541

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TABLE OF EXHIBITS

Exhibit A-1	Form of Class A-1 Certificate
Exhibit A-2	Form of Class A-2 Certificate
Exhibit A-3	Form of Class A-3 Certificate
Exhibit A-4	Form of Class A-4 Certificate
Exhibit A-5	Form of Class A-5 Certificate
Exhibit A-6	Form of Class A-AB Certificate
Exhibit A-7	Form of Class X-A Certificate
Exhibit A-8	Form of Class A-S Certificate
Exhibit A-9	Form of Class B Certificate
Exhibit A-10	Form of Class C Certificate
Exhibit A-11	Form of Class X-B Certificate
Exhibit A-12	Form of Class X-D Certificate
Exhibit A-13	Form of Class D Certificate
Exhibit A-14	Form of Class E Certificate
Exhibit A-15	Form of Class F-RR Certificate
Exhibit A-16	Form of Class G-RR Certificate
Exhibit A-17	Form of Class J-RR Certificate
Exhibit A-18	Form of Class R Certificate
Exhibit A-19	Form of Class S Certificate
Exhibit A-20	Form of Class VRR Certificate
Exhibit A-21	Form of Class WM-A Certificate
Exhibit A-22	Form of Class WM-B Certificate
Exhibit A-23	Form of Class WM-C Certificate
Exhibit A-24	Form of Class WMRR Certificate
Exhibit A-25	Form of Class TC-A Certificate
Exhibit A-26	Form of Class TC-B Certificate
Exhibit A-27	Form of Class TC-C Certificate
Exhibit A-28	Form of Class TC-D Certificate
Exhibit A-29	Form of Class TC-E Certificate
Exhibit A-30	Form of Class TCRR Certificate
Exhibit B	Mortgage Loan Schedule
Exhibit C	Form of Request for Release
Exhibit D	Form of Distribution Date Statement
Exhibit E	Form of Transfer Certificate for Rule 144A Global Certificate to Temporary Regulation S Global Certificate
Exhibit F	Form of Transfer Certificate for Rule 144A Global Certificate to Regulation S Global Certificate
Exhibit G	Form of Transfer Certificate for Temporary Regulation S Global Certificate to Rule 144A Global Certificate during Restricted Period
Exhibit H	Form of Certification to be given by Certificate Owner of Temporary Regulation S Global Certificate
Exhibit I	Form of Transfer Certificate for Non-Book Entry Certificate to Temporary Regulation S Global Certificate
Exhibit J	Form of Transfer Certificate for Non-Book Entry Certificate to Regulation S Global Certificate

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Exhibit K	Form of Transfer Certificate for Non-Book Entry Certificate to Rule 144A Global Certificate
Exhibit L-1	Form of Affidavit Pursuant to Sections 860D(a)(6)(A) and 860E(e)(4) of the Internal Revenue Code of 1986, as Amended
Exhibit L-2A	Form of Transferor Letter for Transfer of Class R Certificates
Exhibit L-2B	Form of Transferor Letter for Transfer of Non-Book Entry Certificates (other than Public Certificates)
Exhibit L-3	Form of Transferee Letter
Exhibit L-4	Form of Investment Representation Letter
Exhibit L-5A	Form of Transferee Certificate for Transfer of VRR Interest
Exhibit L-5B	Form of Transferee Certificate for Transfer of HRR Interest
Exhibit L-5C	Form of Transferee Certificate for Transfer of WMRR Interest
Exhibit L-5D	Form of Transferee Certificate for Transfer of Class TCRR Certificates
Exhibit L-6A	Form of Transferor Certificate for Transfer of VRR Interest
Exhibit L-6B	Form of Transferor Certificate for Transfer of HRR Interest
Exhibit L-6C	Form of Transferor Certificate for Transfer of WMRR Interest
Exhibit L-6D	Form of Transferor Certificate for Transfer of Class TCRR Certificates
Exhibit M-1A	Form of Investor Certification for Non-Borrower Party (for persons other than the Controlling Class Representative, a Controlling Class Certificateholder, the Woodlands Mall Controlling Class Representative, a Woodlands Mall Controlling Class Certificateholder, the Centre Controlling Class Representative and/or a Centre Controlling Class Certificateholder)
Exhibit M-1B	Form of Investor Certification for Non-Borrower Party (for the Controlling Class Representative, a Controlling Class Certificateholder, the Woodlands Mall Controlling Class Representative, a Woodlands Mall Controlling Class Certificateholder, the Centre Controlling Class Representative and/or a Centre Controlling Class Certificateholder)
Exhibit M-1C	Form of Investor Certification for Borrower Party (for the Controlling Class Representative, a Controlling Class Certificateholder, the Woodlands Mall Controlling Class Representative, a Woodlands Mall Controlling Class Certificateholder, the Centre Controlling Class Representative and/or a Centre Controlling Class Certificateholder)
Exhibit M-1D	Form of Investor Certification for Borrower Party (for persons other than the Controlling Class Representative, a Controlling Class Certificateholder, a Risk Retention Consultation Party, a Holder of Class VRR Certificate(s), the Woodlands Mall Controlling Class Representative, a Woodlands Mall Controlling Class Certificateholder, the Centre Controlling Class Representative and/or a Centre Controlling Class Certificateholder)
Exhibit M-1E	Form of Investor Certification for Borrower Party (for a Risk Retention Consultation Party or a Holder of Class VRR Certificate(s))
Exhibit M-1F	Form of Notice of Excluded Controlling Class Holder

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Exhibit M-1G	Form of Notice of Excluded Controlling Class Holder to Certificate Administrator
Exhibit M-1H	Form of Certification of the Controlling Class Representative, the Woodlands Mall Controlling Class Representative and the Centre Controlling Class Representative
Exhibit M-1I	Form of Certification of a Risk Retention Consultation Party
Exhibit M-2A	Form of Investor Certification for Exercising Voting Rights or Pooled Voting Rights for Non-Borrower Party
Exhibit M-2B	Form of Investor Certification for Exercising Voting Rights or Pooled Voting Rights for Borrower Party
Exhibit M-3	Form of Online Vendor Certification
Exhibit M-4	Form of Confidentiality Agreement
Exhibit M-5	Form of NRSRO Certification
Exhibit N	Custodian Certification
Exhibit O	Servicing Criteria to be Addressed in Assessment of Compliance
Exhibit P	[Reserved]
Exhibit Q	Retained Defeasance Rights and Obligations Mortgage Loans
Exhibit R	Form of Operating Advisor Annual Report
Exhibit S	Sub-Servicing Agreements
Exhibit T	Form of Recommendation of Special Servicer Termination
Exhibit U	Additional Form 10-D Disclosure
Exhibit V	Additional Form 10-K Disclosure
Exhibit W-1	Form of Additional Disclosure Notification
Exhibit W-2	Form of Additional Disclosure Notification (Accounts)
Exhibit W-3	Form of Notice of Additional Indebtedness Notification
Exhibit X	Form Certification to be Provided with Form 10-K
Exhibit Y-1	Form of Certification to be Provided to Depositor by the Certificate Administrator
Exhibit Y-2	Form of Certification to be Provided to Depositor by the Master Servicer
Exhibit Y-3	Form of Certification to be Provided to Depositor by the Special Servicer
Exhibit Y-4	Form of Certification to be Provided to Depositor by the Operating Advisor
Exhibit Y-5	Form of Certification to be Provided to Depositor by the Custodian
Exhibit Y-6	Form of Certification to be Provided to Depositor by the Trustee
Exhibit Y-7	Form of Certification to be Provided to Depositor by the Asset Representations Reviewer
Exhibit Y-8	Form of Certification to be Provided to Depositor by a Sub-Servicer
Exhibit Z	Form 8-K Disclosure Information
Exhibit AA-1	Form of Power of Attorney for Master Servicer
Exhibit AA-2	Form of Power of Attorney for Special Servicer
Exhibit BB	Class A-AB Scheduled Principal Balance
Exhibit CC-1	Form of Transferor Certificate for Transfer of the Excess Servicing Fee Rights

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Exhibit CC-2	Form of Transferee Certificate for Transfer of the Excess Servicing Fee Rights
Exhibit DD	Form of Notice and Certification Regarding Defeasance of Mortgage Loan
Exhibit EE	[Reserved]
Exhibit FF-1	Form of Notice Regarding Outside Serviced Mortgage Loan (30 Hudson Yards)
Exhibit FF-2	Form of Notice Regarding Outside Serviced Mortgage Loan (Osborn Triangle)
Exhibit FF-3	Form of Notice Regarding Outside Serviced Mortgage Loan (10000 Santa Monica Boulevard)
Exhibit FF-4	Form of Notice Regarding Outside Serviced Mortgage Loan (3 Columbus Circle)
Exhibit FF-5	Form of Notice Regarding Outside Serviced Mortgage Loan (250 Livingston and Waterfront Plaza)
Exhibit FF-6	Form of Notice Regarding Outside Serviced Mortgage Loan (Grand Canal Shoppes)
Exhibit FF-7	Form of Notice Regarding Outside Serviced Mortgage Loan (Vie Portfolio)
Exhibit FF-8	Form of Notice Regarding Outside Serviced Mortgage Loan (ICON Upper East Side Portfolio)
Exhibit FF-9	Form of Notice Regarding Outside Serviced Mortgage Loan (SWVP Portfolio)
Exhibit FF-10	Form of Notice Regarding Outside Serviced Mortgage Loan (Greenleaf at Howell)
Exhibit GG	Specified Mortgage Loans
Exhibit HH	Form of Asset Review Report
Exhibit II	Form of Asset Review Report Summary
Exhibit JJ	Asset Review Procedures
Exhibit KK	Form of Certification to Certificate Administrator Requesting Access to Secure Data Room
Exhibit LL	Form of Notice of [Additional Delinquent Mortgage Loan][Cessation of Delinquent Mortgage Loan][Cessation of Asset Review Trigger]
Exhibit MM	Form of Certificate Administrator Receipt in Respect of Risk Retention Certificates

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Pooling and Servicing Agreement, dated as of August 1, 2019, among Citigroup Commercial Mortgage Securities Inc., as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, as a Special Servicer, Pacific Life Insurance Company, solely with respect to the Woodlands Mall Loan Combination, as a Special Servicer, Trimont Real Estate Advisors, LLC, solely with respect to The Centre Loan Combination, as a Special Servicer, Pentalpha Surveillance LLC, as Operating Advisor, Pentalpha Surveillance LLC, as Asset Representations Reviewer, Citibank, N.A., as Certificate Administrator, and Wilmington Trust, National Association, as Trustee.

PRELIMINARY STATEMENT:

(Terms used but not defined in this Preliminary
Statement shall have the meanings
specified in Article I hereof)

The Depositor intends to sell pass-through certificates to be issued hereunder in multiple classes which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund consisting primarily of the Mortgage Loans and the Trust Subordinate Companion Loans. As provided herein, the Certificate Administrator will elect that four segregated portions of the Trust Fund (other than any VRR Specific Grantor Trust Assets and any Class S Specific Grantor Trust Assets) be treated for federal income tax purposes as four separate REMICs (designated as the “Woodlands Mall REMIC,” the “Centre REMIC,” the “Upper-Tier REMIC” and the “Lower-Tier REMIC”, respectively). In addition, the parties intend that the portion of the Trust Fund consisting of any VRR Specific Grantor Trust Assets and any Class S Specific Grantor Trust Assets will be treated as a grantor trust under subpart E of Part I of subchapter J of the Code. Solely for federal income tax purposes, the Class VRR Certificates shall represent undivided beneficial interests in any VRR Specific Grantor Trust Assets, and the Class S Certificates shall represent undivided beneficial interests in any Class S Specific Grantor Trust Assets.

WOODLANDS MALL REMIC

The Woodlands Mall REMIC will hold the Woodlands Mall Trust Subordinate Companion Loan and will issue (i) 4 classes of uncertificated Woodlands Mall Regular Interests (designated as the Class LWM-A, Class LWM-B, Class LWM-C and Class LWMRR Woodlands Mall Regular Interests, respectively), each of which will constitute a class of “regular interests” in the Woodlands Mall REMIC, and (ii) the Woodlands Mall Residual Interest, which will be the sole class of “residual interests” in the Woodlands Mall REMIC and will be evidenced by the Class R Certificates.

The following table sets forth the per annum rate at which interest will accrue on, and the original Woodlands Mall Principal Balance of, each Woodlands Mall Regular Interest:

Designation of Woodlands Mall Regular Interest	Interest Rate	Original Woodlands Mall Principal Balance
Class LWM-A	(1)	$78,436,000
Class LWM-B	(1)	$48,094,000
Class LWM-C	(1)	$42,000,000
Class LWMRR	(1)	$8,870,000

(1)          Each Woodlands Mall Regular Interest will accrue interest at the Net Mortgage Pass-Through Rate on the Woodlands Mall Trust Subordinate Companion Loan in effect from time to time.

The Woodlands Mall Residual Interest will not have a principal balance, will not bear interest and will not be entitled to distributions of Yield Maintenance Charges. Any Woodlands Mall Available Funds remaining in the Woodlands Mall REMIC Distribution Account after all distributions deemed made on the Woodlands Mall Regular Interests on any Distribution Date will be payable to the Holders of the Class R Certificates in respect of the Woodlands Mall Residual Interest.

The Holders of the Woodlands Mall Loan-Specific Certificates shall only be entitled to receive distributions in respect of, and shall only incur losses with respect to, the Woodlands Mall Trust Subordinate Companion Loan, which is not part of the Mortgage Pool backing the Pooled Certificates. No Class of Pooled Certificates has an interest in the Woodlands Mall Trust Subordinate Companion Loan.

CENTRE REMIC

The Centre REMIC will hold The Centre Trust Subordinate Companion Loan and will issue (i) 6 classes of uncertificated Centre Regular Interests (designated as the Class LTC-A, Class LTC-B, Class LTC-C, Class LTC-D, Class LTC-E and Class LTCRR Centre Regular Interests, respectively), each of which will constitute a class of “regular interests” in the Centre REMIC, and (ii) the Centre Residual Interest, which will be the sole class of “residual interests” in the Centre REMIC and will be evidenced by the Class R Certificates.

The following table sets forth the per annum rate at which interest will accrue on, and the original Centre Principal Balance of, each Centre Regular Interest:

Designation of Centre Regular Interest	Interest Rate	Original Centre Principal Balance
Class LTC-A	(1)	$9,600,000
Class LTC-B	(1)	$8,900,000
Class LTC-C	(1)	$10,400,000
Class LTC-D	(1)	$10,300,000
Class LTC-E	(1)	$25,800,000
Class LTCRR	(1)	$5,000,000

(1)          Each Centre Regular Interest will accrue interest at the Net Mortgage Pass-Through Rate on The Centre Trust Subordinate Companion Loan in effect from time to time.

The Centre Residual Interest will not have a principal balance, will not bear interest and will not be entitled to distributions of Yield Maintenance Charges. Any Centre Available Funds remaining in the Centre REMIC Distribution Account after all distributions deemed made on the Centre Regular Interests on any Distribution Date will be payable to the Holders of the Class R Certificates in respect of the Centre Residual Interest.

The Holders of the Centre Loan-Specific Certificates shall only be entitled to receive distributions in respect of, and shall only incur losses with respect to, The Centre Trust Subordinate Companion Loan, which is not part of the Mortgage Pool backing the Pooled Certificates. No Class of Pooled Certificates has an interest in The Centre Trust Subordinate Companion Loan.

LOWER-TIER REMIC

The Lower-Tier REMIC will hold the Mortgage Loans (exclusive of any Excess Interest) and will issue (i) 15 classes of uncertificated Lower-Tier Regular Interests (designated as the Class LA-1, Class LA-2, Class LA-3, Class LA-4, Class LA-5, Class LA-AB, Class LA-S, Class LB, Class LC, Class LD, Class LE, Class LF-RR, Class LG-RR, Class LJ-RR and Class LVRR Lower-Tier Regular Interests, respectively), each of which will constitute a class of “regular interests” in the Lower-Tier REMIC, and (ii) the Lower-Tier Residual Interest, which will be the sole class of “residual interests” in the Lower-Tier REMIC and will be evidenced by the Class R Certificates.

The following table sets forth the per annum rate at which interest will accrue on, and the original Lower-Tier Principal Balance of, each Lower-Tier Regular Interest:

Designation of Lower-Tier Regular Interest	Interest Rate	Original Lower-Tier Principal Balance
Class LA-1	(1)	$16,310,000
Class LA-2	(1)	$221,930,000
Class LA-3	(1)	$5,920,000
Class LA-4	(1)	$215,000,000
Class LA-5	(1)	$321,699,000
Class LA-AB	(1)	$22,612,000
Class LA-S	(1)	$143,478,000
Class LB	(1)	$50,217,000
Class LC	(1)	$43,043,000

Class LD	(1)	$24,391,000
Class LE	(1)	$17,217,000
Class LF-RR	(1)	$20,087,000
Class LG-RR	(1)	$11,478,000
Class LJ-RR	(1)	$34,435,107
Class LVRR	(1)	$34,054,400

(1)          Each Lower-Tier Regular Interest will accrue interest at the WAC Rate in effect from time to time.

The Lower-Tier Residual Interest will not have a Lower-Tier Principal Balance, will not bear interest and will not be entitled to distributions of Yield Maintenance Charges. Any Aggregate Pooled Available Funds remaining in the Lower-Tier REMIC Distribution Account after all distributions deemed made on the Lower-Tier Regular Interests on any Distribution Date will be payable to the Holders of the Class R Certificates in respect of the Lower-Tier Residual Interest.

UPPER-TIER REMIC

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests, the Woodlands Mall Regular Interests and the Centre Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR, Class J-RR, Class WM-A, Class WM-B, Class WM-C, Class TC-A, Class TC-B, Class TC-C, Class TC-D, Class TC-E and Class TCRR Certificates and the WMRR Interest, each class of which evidences a class of “regular interests” in the Upper-Tier REMIC, (ii) the Class VRR Upper-Tier Regular Interest, which will be a class of “regular interests” in the Upper-Tier REMIC, (iii) the Class X-A, Class X-B and Class X-D Certificates, each class of which evidences one or more classes of “regular interests” in the Upper-Tier REMIC, and (iv) the Upper-Tier Residual Interest, which will be the sole class of “residual interests” in the Upper-Tier REMIC and will also be evidenced by the Class R Certificates.

The following table sets forth the approximate initial pass-through rate and the original Certificate Balance or, in the case of the Class X-A, Class X-B and Class X-D Certificates, original Notional Amount, as applicable, for each Class of Non-Vertically Retained Pooled Regular Certificates and Loan-Specific Certificates and for the Class VRR Upper-Tier Regular Interest:

Class Designation	Approximate Initial Pass-Through Rate (per annum)	Original Certificate Balance / Original Notional Amount
Class A-1	2.2557%	$16,310,000
Class A-2	3.0008%	$221,930,000
Class A-3	2.8130%	$5,920,000
Class A-4	2.8589%	$215,000,000
Class A-5	3.1156%	$321,699,000
Class A-AB	3.0416%	$22,612,000
Class X-A(1)	1.2070%	$946,949,000

Class A-S	3.4188%	$143,478,000
Class B	3.5702%	$50,217,000
Class C	3.8726%	$43,043,000
Class X-B(1)	0.5552%	$93,260,000
Class X-D(1)	1.2649%	$41,608,000
Class D	3.0000%	$24,391,000
Class E	3.0000%	$17,217,000
Class F-RR	4.2649%	$20,087,000
Class G-RR	4.2649%	$11,478,000
Class J-RR	4.2649%	$34,435,107
Class VRR Upper-Tier Regular Interest(2)	(3)	$34,054,400	(4)
Class WM-A	4.3877%	$78,436,000
Class WM-B	4.3877%	$48,094,000
Class WM-C	4.3877%	$42,000,000
Class WMRR	(5)	$8,870,000
Class TC-A	3.5549%	$9,600,000
Class TC-B	3.5549%	$8,900,000
Class TC-C	3.5549%	$10,400,000
Class TC-D	3.5549%	$10,300,000
Class TC-E	3.5549%	$25,800,000
Class TCRR	3.5549%	$5,000,000

(1)          The Class X-A, Class X-B and Class X-D Certificates will not have Certificate Balances; rather, each such Class of Certificates will accrue interest as provided herein on the related Notional Amount.

(2)          The Class VRR Upper-Tier Regular Interest is evidenced by the Class VRR Certificates.

(3)          Except for tax reporting purposes, the Class VRR Upper-Tier Regular Interest will not have a specified Pass-Through Rate, but will be entitled to interest on any Distribution Date equal to the VRR Interest Distribution Amount for such Distribution Date. For tax reporting purposes, the Class VRR Upper-Tier Regular Interest will accrue interest at the WAC Rate in effect from time to time.

(4)          $34,054,400 is also the Original Certificate Balance of the Class VRR Certificates.

(5)          Except for tax reporting purposes, the WMRR Interest will not have a specified Pass-Through Rate, but will be entitled to interest on any Distribution Date equal to the WMRR Interest Distribution Amount for such Distribution Date. For tax reporting purposes, the WMRR Interest will accrue interest at the Net Mortgage Pass-Through Rate on the Woodlands Mall Trust Subordinate Companion Loan in effect from time to time.

The Upper-Tier Residual Interest will not have a Certificate Balance or Notional Amount, will not bear interest and will not be entitled to distributions of Yield Maintenance Charges. Any Available Funds remaining in the Upper-Tier REMIC Distribution Account, after all required distributions under this Agreement have been made with respect to the Regular Certificates, will be distributed to the Holders of the Class R Certificates in respect of the Upper-Tier Residual Interest.

The following table sets forth, with respect to each Class of Non-Vertically Retained Pooled Principal Balance Certificates and Loan-Specific Certificates and with respect to the Class VRR Upper-Tier Regular Interest the corresponding Lower-Tier Regular Interest (the “Corresponding Lower-Tier Regular Interest”), Woodlands Mall Regular Interest (the “Corresponding Woodlands Mall Regular Interest”) or Centre Regular Interest (the “Corresponding Centre Regular Interest”), as applicable, and any corresponding component of the Class X Certificates (the “Corresponding Component”). Each Class of Non-Vertically Retained

Pooled Principal Balance Certificates constitutes the “Corresponding Certificates” with respect to the Corresponding Lower-Tier Regular Interest and the Corresponding Component (if any) for that Class. The Class VRR Certificates are the “Corresponding Certificates” with respect to the Class LVRR Lower-Tier Regular Interest. Each Class of Woodlands Mall Loan-Specific Certificates constitutes the “Corresponding Certificates” with respect to the Corresponding Woodlands Mall Regular Interest for that Class. Each Class of Centre Loan-Specific Certificates constitutes the “Corresponding Certificates” with respect to the Corresponding Centre Regular Interest for that Class.

Class Designation	Corresponding Lower-Tier Regular Interest, Woodlands Mall Regular Interest or Centre Regular Interest(1)	Corresponding Component(1)
Class A-1	Class LA-1	Class A-1
Class A-2	Class LA-2	Class A-2
Class A-3	Class LA-3	Class A-3
Class A-4	Class LA-4	Class A-4
Class A-5	Class LA-5	Class A-5
Class A-AB	Class LA-AB	Class A-AB
Class A-S	Class LA-S	Class A-S
Class B	Class LB	Class B
Class C	Class LC	Class C
Class D	Class LD	Class D
Class E	Class LE	Class E
Class F-RR	Class LF-RR	N/A
Class G-RR	Class LG-RR	N/A
Class J-RR	Class LJ-RR	N/A
Class VRR Upper-Tier Regular Interest	Class LVRR(2)	N/A
Class WM-A	Class LWM-A	N/A
Class WM-B	Class LWM-B	N/A
Class WM-C	Class LWM-C	N/A
Class WMRR	Class LWMRR	N/A
Class TC-A	Class LTC-A	N/A
Class TC-B	Class LTC-B	N/A
Class TC-C	Class LTC-C	N/A
Class TC-D	Class LTC-D	N/A
Class TC-E	Class LTC-E	N/A
Class TCRR	Class LTCRR	N/A

(1)          The Corresponding Lower-Tier Regular Interest and the Corresponding Component, if any, with respect to any Class of Non-Vertically Retained Pooled Principal Balance Certificates are also the Corresponding Lower-Tier Regular Interest and Corresponding Component with respect to each other.

(2)          The Class LVRR Lower-Tier Regular Interest is also the Corresponding Lower-Tier Regular Interest with respect to the Class VRR Certificates.

GRANTOR TRUST

The portions of the Trust Fund consisting of the VRR Specific Grantor Trust Assets and the Class S Specific Grantor Trust Assets shall be treated as a grantor trust under subpart E, part I of subchapter J of the Code (the “Grantor Trust”) for federal income tax purposes. The Class VRR Certificates shall represent undivided beneficial interests in the portion of the Grantor Trust consisting of the VRR Specific Grantor Trust Assets, and the Class S Certificates shall represent undivided beneficial interests in the portion of the Grantor Trust consisting of the Class S Specific Grantor Trust Assets. As provided herein, the Certificate Administrator shall not take any actions that would cause the Grantor Trust to either (i) lose its status as a “grantor trust” or (ii) be treated as part of any Trust REMIC.

LOAN COMBINATIONS

The following table (the “Loan Combination Table“) identifies, by loan number for the related Mortgage Loan and name of the related Mortgaged Property or portfolio of Mortgaged Properties (in each case as set forth on the Mortgage Loan Schedule), each of the Loan Combinations related to the Trust as of the Closing Date, and further, with respect to each such Loan Combination, sets forth or otherwise identifies as of the Closing Date: (1) whether the subject Loan Combination is a Serviced Loan Combination, an Outside Serviced Loan Combination or a Servicing Shift Loan Combination; (2) in the case of an Outside Serviced Loan Combination, the applicable Outside Servicing Agreement; (3) the date of the related Co-Lender Agreement; and (4) the Note(s) that evidences or collectively evidence, as applicable, (a) the related Mortgage Loan, (b) any related Pari Passu Companion Loan(s) and (c) any related Subordinate Companion Loan(s).

Loan No. for related Mortgage Loan	Name of related Mortgaged Property or Portfolio of Mortgaged Properties	Servicing Type	Outside Servicing Agreement	Date of Co-Lender Agreement	Mortgage Loan	Pari Passu Companion Loan(s)	Subordinate Companion Loan(s)
1	30 Hudson Yards	Outside Serviced	HY 2019-30HY TSA	July 6, 2019	Notes A-1-C4, A-1-C5, A-1-C10	Notes A-1-C1, A-1-C2, A-1-C3, A-1-C6, A-1-C7, A-1-C8, A-1-C9, A-1-S1, A-1-S2, A-1-S3, A-2-C1, A-2-C2, A-2-C3, A-2-C4, A-2-C5, A-2-S1, A-2-S2, A-2-S3, A-3-C1, A-3-C2,	Notes B-1, B-2, B-3

Loan No. for related Mortgage Loan	Name of related Mortgaged Property or Portfolio of Mortgaged Properties	Servicing Type	Outside Servicing Agreement	Date of Co-Lender Agreement	Mortgage Loan	Pari Passu Companion Loan(s)	Subordinate Companion Loan(s)
A-3-C3, A-3-C4, A-3-C5, A-3-S1, A-3-S2, A-3-S3
2	Woodlands Mall	Serviced	N/A	August 8, 2019	Notes A-1-1, A-5, A-7	Notes A-1-2, A-2, A-3, A-4, A-6	Note B
3	The Zappettini Portfolio	Serviced	N/A	May 31, 2019	Note A-1	Note A-2	N/A
6	Osborn Triangle	Outside Serviced	JPMCC 2019-OSB TSA	June 13, 2019	Note A-2	Notes A-1, A-3, A-4, A-5, A-6	Note B-1
7	10000 Santa Monica Boulevard	Outside Serviced	NCMS 2019-10K TSA	June 4, 2019	Notes A-3, A-4, A-6	Notes A-1, A-2, A-5, A-7, A-8	Note A-B
8	3 Columbus Circle	Outside Serviced	Benchmark 2019-B10 PSA	March 13, 2019	Notes A-1-2-B, A-1-7	Notes A-1-1, A-1-2-A, A-1-3, A-1-4 A-1-5, A-1-6, A-1-8, A-2-1, A-2-2, A-2-3, A-2-4, A-2-5-A, A-2-5-B	Notes B-1, B-2
9	250 Livingston	Outside Serviced	GSMS 2019-GC40 PSA	July 11, 2019	Note A-2	Note A-1	N/A
10	Grand Canal Shoppes	Outside Serviced	MSC 2019-H7 PSA	July 3, 2019	Note A-3-1	Notes A-1-1, A-1-2, A-1-3, A-1-4, A-1-5, A-1-6, A-1-7, A-1-8, A-2-1, A-2-2, A-2-3, A-2-4, A-2-5, A-3-2, A-3-3,	Note B

Loan No. for related Mortgage Loan	Name of related Mortgaged Property or Portfolio of Mortgaged Properties	Servicing Type	Outside Servicing Agreement	Date of Co-Lender Agreement	Mortgage Loan	Pari Passu Companion Loan(s)	Subordinate Companion Loan(s)
A-3-4, A-3-5, A-4-1, A-4-2, A-4-3, A-4-4, A-4-5
11	CIRE Equity Retail & Industrial Portfolio	Serviced	N/A	July 11, 2019	Notes A-1, A-2-1	Notes A-2-2, A-3, A-4, A-5, A-6	N/A
12	Waterfront Plaza	Outside Serviced	GSMS 2019-GC40 PSA	June 24, 2019	Notes A-2, A-4	Notes A-1, A-3	N/A
14	2 MacArthur	Serviced	N/A	June 14, 2019	Note A	N/A	Note B
15	The Centre	Serviced	N/A	July 29, 2019	Note A-1	Note A-2-1, A-2-2	Note B-1
16	Vie Portfolio	Outside Serviced	JPMCC 2019-COR5 PSA	April 11, 2019	Note A-3	Notes A-1, A-2	N/A
17	ICON Upper East Side Portfolio	Outside Serviced	JPMCC 2019-ICON UES TSA	May 16, 2019	Note A-3	Notes A-1, A-2	Note B
23	SWVP Portfolio	Outside Serviced	BBCMS 2019-C3 PSA	June 11, 2019	Note A-10	Notes A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-8, A-9	N/A
34	Greenleaf at Howell	Outside Serviced	Benchmark 2019-B11 PSA	June 17, 2019	Note A-1-B	Notes A-1-A, A-2	N/A

CREDIT RISK RETENTION

Pooled Certificates

CREFI will be the “retaining sponsor” (as such term is defined in Regulation RR) for the securitization transaction constituted by the securitization of the Mortgage Pool and the issuance of the Pooled Certificates.

On the Closing Date, pursuant to the CREFI Mortgage Loan Purchase Agreement, CREFI will receive, as partial consideration for the Mortgage Loans that CREFI is transferring to the Depositor, $9,744,358 of the VRR Interest (such portion of the VRR Interest, the “VRR1 Interest”).

On the Closing Date, pursuant to the GACC Mortgage Loan Purchase Agreement, DBNY, an “originator” (within the meaning of Regulation RR) of Mortgage Loans representing approximately 39.7% of the aggregate Cut-off Date Balance of all the Mortgage Loans, will receive from the Depositor, at the direction of GACC, $13,524,317 of the VRR Interest (such portion of the VRR Interest, the “VRR2 Interest”), in exchange for a reduction in the price that DBNY is to receive for its sale (through GACC) to the Depositor of the Mortgage Loans that it is transferring (through GACC) to the Depositor.

On the Closing Date, pursuant to the JPMCB Mortgage Loan Purchase Agreement, JPMCB, an “originator” (within the meaning of Regulation RR) of Mortgage Loans representing approximately 31.7% of the aggregate Cut-off Date Balance of all the Mortgage Loans, will receive from the Depositor $10,785,725 of the VRR Interest (such portion of the VRR Interest, the “VRR3 Interest”), in exchange for a reduction in the price that JPMCB is to receive for its sale to the Depositor of the Mortgage Loans thereof that it is transferring to the Depositor.

On the Closing Date, the Third Party Purchaser will cause its majority-owned affiliate, KKR CMBS II Aggregator Type 1 L.P., to purchase from the Initial Purchasers for cash the Class F-RR, Class G-RR and Class J-RR Certificates. The Class F-RR, Class G-RR and Class J-RR Certificates that such majority-owned affiliate of the Third Party Purchaser is purchasing are collectively referred to in this Agreement as the “HRR Interest.”

Woodlands Mall Loan-Specific Certificates

GACC will be the “retaining sponsor” (as such term is defined in Regulation RR) (the “Woodlands Mall Retaining Sponsor”) for the securitization transaction constituted by the securitization of the Woodlands Mall Trust Subordinate Companion Loan and the issuance of the Woodlands Mall Loan-Specific Certificates. The Woodlands Mall Retaining Sponsor will satisfy its risk retention requirements under Regulation RR with respect to such securitization by it or its “majority-owned affiliate” (as such term is defined in Regulation RR) holding for its own account an “eligible vertical interest” (as defined in Regulation RR) that will consist of the WMRR Interest in the form of the Class WMRR Certificates.

Centre Loan-Specific Certificates

CREFI will be the “retaining sponsor” (as such term is defined in Regulation RR) (the “Centre Retaining Sponsor”) for the securitization transaction constituted by the securitization of The Centre Trust Subordinate Companion Loan and the issuance of the Centre Loan-Specific Certificates. The Centre Retaining Sponsor will satisfy its risk retention requirements under Regulation RR with respect to such securitization by a third party purchaser (the “Centre Retaining Third Party Purchaser”), which will be CRE Fund Investments III LLC, a Delaware limited liability company, which entity’s equity owner is advised by Shelter Growth Capital Partners LLC, purchasing, on the Closing Date for cash, and holding for its own account an “eligible horizontal residual interest” (as defined in Regulation RR) that will consist of the Class TCRR Certificates having a fair value equal to at least 5.0% of the aggregate fair value of all Centre Loan-Specific Certificates, as of the Closing Date.

* * * * *

As of the Cut-Off Date, the Mortgage Loans have an aggregate Stated Principal Balance equal to approximately $1,181,871,508.

In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, each Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator and the Trustee agree as follows:

Article I

DEFINITIONS

Section 1.01 Defined Terms. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

“2 MacArthur Loan Combination”: Collectively, the 2 MacArthur Mortgage Loan and the 2 MacArthur Subordinate Companion Loan.

“2 MacArthur Mortgage Loan”: The Mortgage Loan evidenced by one promissory note, Note A, made by the related Mortgagor and secured by the Mortgage on the 2 MacArthur Mortgaged Property, which is included in the Trust (identified as Loan No. 14 on the Mortgage Loan Schedule) and which is senior in right of payment to the 2 MacArthur Subordinate Companion Loan to the extent set forth in the related Loan Documents and as provided in the related Co-Lender Agreement.

“2 MacArthur Mortgaged Property”: The underlying real property securing the 2 MacArthur Loan Combination referred to in the Mortgage Loan Schedule as “2 MacArthur,” as more fully described in the related Loan Documents.

“2 MacArthur Subordinate Companion Loan”: The Subordinate Companion Loan evidenced by one promissory, Note B, made by the related Mortgagor and secured by the Mortgage on the 2 MacArthur Mortgaged Property, which is not an asset of the Trust and which is subordinate in right of payment to the 2 MacArthur Mortgage Loan to the extent set forth in the related Loan Documents and as provided in the related Co-Lender Agreement.

“10-K Filing Deadline”: As defined in Section 10.05 of this Agreement.

“30/360 Basis”: The accrual of interest on the basis of a 360-day year consisting of twelve 30-day months.

“AB Loan Combination”: A Loan Combination that includes a Subordinate Companion Loan. The only AB Loan Combinations related to the Trust as of the Closing Date are those with related Notes listed in the Loan Combination Table under the column heading “Subordinate Companion Loan(s).”

“AB Modified Loan”: Any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Outside Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Outside Servicing Agreement) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the

Trust or the original unmodified Trust Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Accelerated Mezzanine Loan”: A mezzanine loan (secured by a pledge of the direct (or indirect) equity interests in a Mortgagor under a Mortgage Loan or Loan Combination) if such mezzanine loan either (i) has been accelerated, or (ii) is the subject of foreclosure proceedings against the equity collateral pledged to secure that mezzanine loan.

“Acceptable Insurance Default”: With respect to any Serviced Mortgage Loan (or Serviced Loan Combination), any Default arising when the related Loan Documents require that the related Mortgagor must maintain all risk casualty insurance or other insurance that covers damages or losses arising from acts of terrorism and the Special Servicer has determined, in its reasonable judgment in accordance with the Servicing Standard (and with the consent of the applicable Directing Holder and after non-binding consultation with any applicable Consulting Parties pursuant to Section 6.09), that (i) such insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties located in or near the geographic region in which the Mortgaged Property is located (but only by reference to such insurance that has been obtained by such owners at current market rates), or (ii) such insurance is not available at any rate; provided, however, that the related Directing Holder shall be required to respond to the Special Servicer’s request for such consent (or be deemed to have provided such consent) within the time period in Section 6.09(a) with respect to Acceptable Insurance Defaults; provided, further, that upon the Special Servicer’s determination, consistent with the Servicing Standard, that exigent circumstances do not allow the Special Servicer to consult with the related Directing Holder or the applicable Consulting Parties, the Special Servicer shall not be required to do so. In making this determination, the Special Servicer, to the extent consistent with the Servicing Standard, may rely on the opinion of an insurance consultant.

“Accrued Component Interest”: With respect to each Component for any Distribution Date, one month’s interest at the Class X Strip Rate applicable to such Component for such Distribution Date, accrued on the Component Notional Amount of such Component outstanding immediately prior to such Distribution Date. Accrued Component Interest shall be calculated on a 30/360 Basis and, with respect to any Component and any Distribution Date, shall be deemed to accrue during the calendar month preceding the month in which such Distribution Date occurs.

“Act” or “Securities Act”: The Securities Act of 1933, as it may be amended from time to time and the rules and regulations thereunder.

“Actual/360 Basis”: The accrual of interest on the basis of the actual number of days elapsed during any relevant accrual period in a year assumed to consist of 360 days.

“Actual/360 Mortgage Loan”: A Mortgage Loan that accrues interest on an Actual/360 Basis.

“Additional Debt”: With respect to any Mortgage Loan, any debt owed by the related Mortgagor to a party other than the lender under such Mortgage Loan that is secured by the related Mortgaged Property.

“Additional Disclosure Notification”: The form of notification to be included with any Additional Form 10-D Disclosure, Additional Form 10-K Disclosure or Form 8-K Disclosure Information which is attached to this Agreement as Exhibit W.

“Additional Form 10-D Disclosure”: As defined in Section 10.04 of this Agreement.

“Additional Form 10-K Disclosure”: As defined in Section 10.05 of this Agreement.

“Additional Information”: As defined in Section 4.02(a) of this Agreement.

“Additional Servicer”: Each Affiliate of the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Depositor, any Mortgage Loan Seller or any of the Underwriters that Services any of the Mortgage Loans, each Outside Servicer, each Outside Special Servicer and each Person, other than the Special Servicer or the Certificate Administrator, who is not an Affiliate of the Master Servicer, the Certificate Administrator, the Trustee, the Depositor, any Mortgage Loan Seller or any of the Underwriters who Services 10% or more of the Mortgage Loans by unpaid principal balance calculated in accordance with the provisions of Regulation AB.

“Additional Servicing Compensation”: As defined in Section 3.12(a) of this Agreement.

“Additional Special Servicing Compensation”: As defined in Section 3.12(c) of this Agreement.

“Additional Trust Fund Expenses”: (i) Special Servicing Fees, Workout Fees and Liquidation Fees, (ii) interest in respect of unreimbursed Advances, (iii) the cost of various default-related or unanticipated Opinions of Counsel required or permitted to be obtained in connection with the servicing of the Trust Loans and the administration of the Trust Fund, (iv) unanticipated, non-Mortgage Loan specific expenses of the Trust Fund, including indemnities and expense reimbursements to the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer and the Depositor and federal, state and local taxes, and tax-related expenses, specifically payable out of the Trust Fund, (v) any fees or expenses that are expressly designated as an Additional Trust Fund Expense pursuant to any provision of this Agreement and (vi) any other default-related or unanticipated expense of the Trust Fund that is not covered by a Property Advance and for which there is no corresponding collection from a Mortgagor.

“Administrative Cost Rate”: As of any date of determination, with respect to any Trust Loan, a rate equal to the sum of the Servicing Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Ongoing Fee Rate (except in the case of a Trust Subordinate

Companion Loan), the CREFC® Intellectual Property Royalty License Fee Rate and the Trustee/Certificate Administrator Fee Rate.

“Advance”: Any P&I Advance or Property Advance.

“Advance Interest Amount”: Interest at the Advance Rate on the aggregate amount of P&I Advances and Property Advances for which the Master Servicer, the Special Servicer or the Trustee, as applicable, have not been reimbursed for the number of days from the date on which such Advance was made through, but not including, the date of reimbursement of the related Advance, less any amount of interest previously paid on such Advance; provided, however, that with respect to any P&I Advance made prior to the expiration of the related grace period (or, if there is no grace period, on or prior to the related Due Date), interest on such P&I Advance shall accrue only from and after the expiration of such grace period (or, if there is no grace period, from and after the related Due Date) and only if the subject Trust Loan is then still delinquent; and provided, further, that interest at the Advance Rate shall not accrue on any Advance made to cover a delinquent Applicable Monthly Payment that has been received after the Determination Date and prior to 2:00 p.m. (Eastern Time) on the related Master Servicer Remittance Date.

“Advance Rate”: A per annum rate equal to the Prime Rate, compounded annually.

“Affected Loan(s)”: As defined in Section 2.03(a) of this Agreement.

“Affiliate”: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person; provided that, solely for the purposes of the definition of “Borrower Party”, the term “Affiliate” means, with respect to any specified Person, (i) any other Person controlling or controlled by or under common control with such specified Person or (ii) any other Person that owns, directly or indirectly, 25% or more of the beneficial interests in such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing. Upon reasonable request of the Trustee and/or the Certificate Administrator, the Trustee and/or the Certificate Administrator may obtain and rely on an Officer’s Certificate of the Master Servicer, the Special Servicer or the Depositor to determine whether any Person is an Affiliate of such party.

“Affirmative Asset Review Vote”: As defined in Section 11.01(a).

“Aggregate Pooled Available Funds”: With respect to any Distribution Date, an amount equal to the sum of the following (without duplication):

(a)          the aggregate amount of all cash received on the Mortgage Loans and any REO Properties on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the Companion Loan Holders or is otherwise allocable to the Trust Subordinate Companion Loans) and/or the Lower-Tier REMIC Distribution Account as of the close of business on the Business Day immediately preceding the related Master

Servicer Remittance Date, exclusive of any portion of the foregoing that represents (without duplication):

(i)          Monthly Payments, together with any Balloon Payments that are accompanied by interest through the related Maturity Date, paid by the related Mortgagors in respect of a Mortgage Loan, that are due on a Due Date (without regard to grace periods) that occurs after the related Determination Date;

(ii)         payments (scheduled or otherwise) of principal (including Principal Prepayments) and interest, Net Liquidation Proceeds, Net Insurance Proceeds, Net Condemnation Proceeds and other unscheduled recoveries that were received in respect of the Mortgage Pool subsequent to the related Determination Date (other than any remittances on the Outside Serviced Mortgage Loans or the Trust’s applicable interest in any related REO Property contemplated by clause (b) of this definition for the subject Distribution Date);

(iii)        amounts payable or reimbursable to any Person from the Collection Account pursuant to clauses (ii) through (ix), inclusive, of Section 3.06(a) of this Agreement;

(iv)        Yield Maintenance Charges on the Mortgage Loans;

(v)         Excess Interest on the ARD Mortgage Loan(s);

(vi)        Penalty Charges retained in the Collection Account pursuant to Section 3.14 of this Agreement;

(vii)       all amounts deposited in the Collection Account or the Lower-Tier REMIC Distribution Account, as the case may be, in error; and

(viii)      with respect to the Mortgage Loans (including REO Mortgage Loans) for which Withheld Amounts are required to be deposited in the Interest Reserve Account, and any Distribution Date in January (other than during a leap year) or February of any calendar year (unless such Distribution Date is the final Distribution Date), an amount equal to one day of interest on the Stated Principal Balance of such Mortgage Loan as of the close of business on the Distribution Date in the month preceding the month in which the subject Distribution Date occurs at the related Mortgage Rate, less the Administrative Cost Rate, to the extent such amounts are on deposit in the Collection Account;

(b)          if and to the extent not already included in clause (a) of this definition for the subject Distribution Date, (i) the aggregate amount allocable to the Mortgage Loans transferred from any REO Account or Loan Combination Custodial Account to the Collection Account for the subject Distribution Date pursuant to Section 3.16 or Section 3.06A, as applicable, of this Agreement, and (ii) all remittances received on the Outside Serviced Mortgage Loans or the Trust’s interest in any related REO Property in the month of the subject Distribution Date, in each case to the extent that such transfer is made or such remittances are received, as the case may be, by the close of business on the Business Day immediately preceding the related Master Servicer Remittance Date;

(c)          the aggregate amount of any Compensating Interest Payments made by the Master Servicer with respect to the Mortgage Loans with respect to the subject Distribution Date and P&I Advances made by the Master Servicer or the Trustee, as applicable, with respect to the subject Distribution Date (net of the related Trustee/Certificate Administrator Fee, Asset Representations Reviewer Ongoing Fee and Operating Advisor Fee with respect to the Mortgage Loans (including REO Mortgage Loans) for which such Compensating Interest Payments or P&I Advances are made, to the extent not already deducted from Aggregate Pooled Available Funds pursuant to clause (a)(iii) of this definition);

(d)          the aggregate amount of Excess Liquidation Proceeds transferred to the Lower-Tier REMIC Distribution Account from the Excess Liquidation Proceeds Reserve Account for distribution on the subject Distribution Date; and

(e)          with respect to each Actual/360 Mortgage Loan and any Distribution Date occurring in each March (or February, if the related Distribution Date is the final Distribution Date), commencing in 2020, the Withheld Amounts remitted to the Lower-Tier REMIC Distribution Account pursuant to Section 3.23 of this Agreement.

Notwithstanding the investment of funds held in the Collection Account or the Lower-Tier REMIC Distribution Account pursuant to Section 3.07 of this Agreement, for purposes of calculating the Aggregate Pooled Available Funds, the amounts so invested shall be deemed to remain on deposit in such account.

“Aggregate Principal Distribution Amount”: For any Distribution Date, an amount equal to the sum of the following amounts (which, for the avoidance of doubt, will not include any amounts received with respect to the Trust Subordinate Companion Loans):

(A)         the Scheduled Principal Distribution Amount for such Distribution Date; and

(B)         the Unscheduled Principal Distribution Amount for such Distribution Date;

provided that the Aggregate Principal Distribution Amount for any Distribution Date shall be reduced, to not less than zero, by the amount of any reimbursements of (i) Nonrecoverable Advances (including any servicing advance with respect to an Outside Serviced Mortgage Loan under the related Outside Servicing Agreement), together with interest on such Nonrecoverable Advances at the Advance Rate, that are paid or reimbursed from principal collections on the Mortgage Loans (including the REO Mortgage Loans) in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date and (ii) Workout-Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the Mortgage Loans (including the REO Mortgage Loans) in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date (provided that, in the case of clause (i) and (ii) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including the REO Mortgage Loans) for a prior Distribution Date are subsequently recovered on the related Mortgage Loan (including any successor REO Mortgage Loan with respect thereto), such recovery will increase the Aggregate Principal Distribution Amount for the Distribution Date related to the Collection Period in which such recovery occurs).

The principal component of the amounts set forth above shall be determined in accordance with Section 1.02 hereof.

“Aggregate Woodlands Mall Principal Distribution Amount”: For any Distribution Date, the sum of the following amounts:

(a)          the Woodlands Mall Scheduled Principal Distribution Amount for that Distribution Date, and

(b)          the Woodlands Mall Unscheduled Principal Distribution Amount for that Distribution Date;

provided, that the Aggregate Woodlands Mall Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A)        Nonrecoverable Advances, together with interest on such Nonrecoverable Advances at the Advance Rate, that are paid or reimbursed from principal collections on the Woodlands Mall Trust Subordinate Companion Loan in a period during which such principal collections would have otherwise been included in the Aggregate Woodlands Mall Principal Distribution Amount for such Distribution Date, and

(B)         Workout-Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the Woodlands Mall Trust Subordinate Companion Loan in a period during which such principal collections would have otherwise been included in the Aggregate Woodlands Mall Principal Distribution Amount for such Distribution Date;

provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Woodlands Mall Trust Subordinate Companion Loan (including any successor REO Companion Loan with respect thereto) for a prior Distribution Date are subsequently recovered on the Woodlands Mall Trust Subordinate Companion Loan (or any successor REO Companion Loan with respect thereto), such recovery will increase the Aggregate Woodlands Mall Principal Distribution Amount for the Distribution Date related to the Collection Period in which such recovery occurs.

“Agreement”: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

“A.M. Best”: A.M. Best Company, Inc. or its successors in interest. If neither A.M. Best nor any successor remains in existence, “A.M. Best” shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person reasonably designated by the Depositor, notice of which designation shall be given to the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer and specific ratings of A.M. Best herein referenced shall be deemed to refer to the equivalent ratings (as reasonably determined by the Depositor) of the party so designated.

“Ancillary Fees”: With respect to any Serviced Loan, any and all demand fees, beneficiary statement charges, fees for insufficient or returned checks and other usual and customary charges and fees (other than Modification Fees, Consent Fees, Penalty Charges, Assumption Fees, assumption application fees and defeasance fees) actually received from the related Mortgagor.

“Anticipated Repayment Date” or “ARD”: With respect to any ARD Mortgage Loan, the date upon which such ARD Mortgage Loan commences accruing interest at its Revised Rate.

“Anticipated Termination Date”: Any Distribution Date on which it is anticipated that the Trust Fund will be terminated pursuant to Section 9.01(c) of this Agreement.

“Applicable Laws”: As defined in Section 3.01(l), Section 3.21(h) and Section 8.02(h), respectively, of this Agreement.

“Applicable Monthly Payment”: For any Mortgage Loan (including an Outside Serviced Mortgage Loan) or Trust Subordinate Companion Loan with respect to any month (including any such Mortgage Loan or Trust Subordinate Companion Loan as to which the related Mortgaged Property has become an REO Property), the Monthly Payment; provided, however, that for purposes of calculating the amount of any P&I Advance required to be made by the Master Servicer or the Trustee, notwithstanding the amount of such Applicable Monthly Payment, interest shall be calculated at the Mortgage Rate less the Servicing Fee Rate and, if applicable, shall be exclusive of Excess Interest; and provided, further, that for purposes of determining the amount of any P&I Advance, the Monthly Payment shall be as reduced pursuant to any modification of a Mortgage Loan or Trust Subordinate Companion Loan pursuant to Section 3.24 of this Agreement or pursuant to the applicable Outside Servicing Agreement, or pursuant to any bankruptcy, insolvency, or other similar proceeding involving the related Mortgagor.

“Applicable S&P Permitted Investment Rating”: (A) In the case of such investments with maturities of thirty (30) days or less, the short term obligations of which are rated at least “A-1” by S&P, (B) in the case of such investments with maturities of sixty (60) days or less, but more than thirty (30) days, the short term obligations of which are rated at least “A-1” by S&P, (C) in the case of such investments with maturities of three months or less, but more than sixty (60) days, the short term obligations of which are rated “A-1+” by S&P (or at least “A-1” by S&P, if the long term obligations of which are rated at least “AA-“ by S&P), (D) in the case of such investments with maturities of six months or less, but more than three (3) months, the short term obligations of which are rated “A-1+” by S&P (or at least “A-1” by S&P, if the long term obligations of which are rated at least “AA-“ by S&P), and (E) in the case of such investments with maturities of 365 days or less, but more than six months, the short term obligations of which are rated “A-1+” by S&P (or at least “A-1” by S&P, if the long term obligations of which are rated at least “AA-“ by S&P).

“Applicant”: As defined in Section 5.07(a) of this Agreement.

“Applied WMRR Realized Loss Amount”: All reductions in the Certificate Balance of the WMRR Interest in respect of WMRR Realized Losses allocable thereto.

“Appraisal”: An appraisal prepared by an Appraiser, which shall be prepared in accordance with MAI standards.

“Appraisal Reduction Amount”: For any Distribution Date and for any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) as to which an Appraisal Reduction Event has occurred and an Appraisal Reduction Amount is required to be calculated, an amount equal to the excess, if any, of (a) the Stated Principal Balance of such Serviced Mortgage Loan (or Serviced Loan Combination) as of the last day of the related Collection Period over (b) the excess of (i) the sum of (A) 90% of the appraised value of the related Mortgaged Property or Properties (as determined by (1) one or more Appraisals obtained by the Special Servicer (the cost of which shall be advanced by the Master Servicer as a Property Advance unless such Property Advance would be a Nonrecoverable Advance) or (2) an internal valuation performed by the Special Servicer with respect to any Serviced Mortgage Loan (considering any Cross-Collateralized Group as a single Mortgage Loan) or Serviced Loan Combination with an outstanding principal balance of less than $2,000,000 (provided that the Special Servicer may in its sole discretion obtain Appraisal(s) with respect to such Serviced Mortgage Loan or Serviced Loan Combination as contemplated by the preceding clause (1)), minus, with respect to any Appraisals, such downward adjustments as the Special Servicer may make in accordance with the Servicing Standard (without implying any obligation to do so) based upon the Special Servicer’s review of the Appraisal and such other information as the Special Servicer may deem appropriate and (B) all escrows, letters of credit and reserves in respect of such Serviced Mortgage Loan (or Serviced Loan Combination) as of the date of the calculation over (ii) the sum, as of the Due Date occurring in the month of the date of determination, of (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on such Serviced Mortgage Loan (or Serviced Loan Combination) at a per annum rate equal to its Mortgage Rate (and with respect to a Serviced Loan Combination, interest on the related Serviced Companion Loan(s) at the related Mortgage Rate), (B) all unreimbursed Advances (which shall include, without limitation, (1) any Advances as to which the advancing party was reimbursed from a source other than the related Mortgagor and (2) any Unliquidated Advances), with interest thereon at the Advance Rate in respect of such Serviced Mortgage Loan (or Serviced Loan Combination) and (C) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts, due and unpaid with respect to such Serviced Mortgage Loan (or Serviced Loan Combination) (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer, the Special Servicer or the Trustee, as applicable, and/or for which funds have not been escrowed). Promptly upon the occurrence of an Appraisal Reduction Event (or a longer period so long as the Special Servicer is (as certified thereby to the Trustee in writing) diligently and in good faith proceeding to obtain such), if an Appraisal has not been obtained within the immediately preceding nine (9) months (or if the Special Servicer has determined in accordance with the Servicing Standard such Appraisal to be materially inaccurate), the Special Servicer shall obtain an Appraisal, the costs of which shall be paid by the Master Servicer as a Property Advance (or as an expense of the Trust Fund and paid by the Master Servicer out of the Collection Account if such Property Advance would be a Nonrecoverable Advance), or conduct an internal valuation, as applicable. The Master Servicer shall provide (via electronic delivery) the Special Servicer with information in its possession that is reasonably required to calculate or recalculate any Appraisal Reduction Amount pursuant to this definition using reasonable efforts to deliver such information within four (4) Business Days of the Special Servicer’s reasonable written request. None of the Master Servicer, the Trustee or the Certificate

Administrator shall calculate or verify Appraisal Reduction Amounts. On the first Determination Date occurring on or after the receipt of such Appraisal or the conducting of an internal valuation, the Special Servicer shall calculate or adjust, as applicable, the Appraisal Reduction Amount to take into account such Appraisal or internal valuation, as applicable, and such information, if any, reasonably requested by the Special Servicer from the Master Servicer reasonably required to calculate or recalculate the Appraisal Reduction Amount. Notwithstanding the foregoing, if an Appraisal is required to be obtained in accordance with Section 3.10(a) of this Agreement but is not obtained and, if permitted, an internal valuation has not been conducted within 120 days following the events described in the applicable clause of the definition “Appraisal Reduction Event” (without regard to the time periods stated therein), then, until such Appraisal is obtained or, if permitted, such internal valuation is conducted and solely for purposes of determining the amounts of P&I Advances, the Appraisal Reduction Amount for or allocable to the related Serviced Mortgage Loan (or, in the case of each of the Woodlands Mall Loan Combination and The Centre Loan Combination, for such Loan Combination) will equal 25% of the Stated Principal Balance of such related Serviced Mortgage Loan (or, in the case of each of the Woodlands Mall Loan Combination and The Centre Loan Combination, 25% of the Stated Principal Balance of such Loan Combination, subject to allocation in accordance with the second following paragraph); provided that, upon receipt of an Appraisal, however, the Appraisal Reduction Amount for such Serviced Mortgage Loan (or Serviced Loan Combination) will be recalculated in accordance with this definition without regard to this sentence. With respect to each Serviced Loan as to which an Appraisal Reduction Event has occurred (unless the Serviced Loan has become a Corrected Loan (if a Servicing Transfer Event had occurred with respect to the related Serviced Loan) and has remained current for three consecutive Monthly Payments, and with respect to which no other Appraisal Reduction Event has occurred during the preceding three months), the Special Servicer shall, within 30 days of each anniversary of such Appraisal Reduction Event, order an Appraisal (which may be an update of the prior Appraisal) (the cost of which will be covered by, and reimbursable as, a Property Advance by the Master Servicer or as an expense of the Trust Fund and paid by the Master Servicer out of the Collection Account if such Property Advance would be a Nonrecoverable Advance), provided, however, no new or updated Appraisal or internal valuation will be required if the Serviced Loan or REO Property is under contract to be sold within 90 days of such Appraisal Reduction Event or anniversary thereof and the Special Servicer reasonably believes such sale is likely to close. Based upon such Appraisal or letter updates thereto, or, if applicable, an internal valuation, the Special Servicer shall determine and report to the Master Servicer and the Certificate Administrator the Appraisal Reduction Amount, if any, with respect to such Serviced Mortgage Loan (or Serviced Loan Combination), and each of those parties shall be entitled to rely conclusively on such determination by the Special Servicer. The Special Servicer shall deliver a copy of any such Appraisal or internal valuation to the Master Servicer and the Certificate Administrator, which shall be in electronic format. Each Appraisal Reduction Amount shall also be adjusted with respect to the next Distribution Date to take into account any subsequent Appraisal and annual letter updates or, if applicable, any subsequent internal valuation, as of the date of each such subsequent Appraisal or letter update or, if applicable, internal valuation.

Upon payment in full or liquidation of any Serviced Loan for which an Appraisal Reduction Amount has been determined, such Appraisal Reduction Amount will be eliminated. In addition, with respect to any Serviced Loan, as to which an Appraisal Reduction Event has occurred, such Serviced Loan shall no longer be subject to the Appraisal Reduction Amount if

(a) such Serviced Loan has become a Corrected Loan (if a Servicing Transfer Event had occurred with respect to the related Serviced Loan) and such Serviced Loan becomes and remains current for three consecutive Monthly Payments and (b) no other Appraisal Reduction Event has occurred and is continuing with respect to such Serviced Loan.

Appraisal Reduction Amounts with respect to each Serviced Loan Combination shall be allocated, first, to any related Serviced Subordinate Companion Loan(s) (up to the outstanding principal balance(s) thereof), and then, to the related Serviced Mortgage Loan and any related Serviced Pari Passu Companion Loan(s) on a pro rata and pari passu basis in accordance with the respective outstanding principal balances of such Serviced Mortgage Loan and the related Serviced Pari Passu Companion Loan(s). Notwithstanding the foregoing, if so provided in the related Co-Lender Agreement, the holder of a Serviced Subordinate Companion Loan may be permitted to post cash or a letter of credit to offset all or some portion of an Appraisal Reduction Amount.

Notwithstanding the foregoing, with respect to each Outside Serviced Mortgage Loan, the Appraisal Reduction Amount shall be the portion of any “appraisal reduction amount” relating to such Outside Serviced Loan Combination, that is calculated pursuant to the applicable Outside Servicing Agreement by the related Outside Special Servicer or related Outside Servicer, as applicable, and that is allocable to such Outside Serviced Mortgage Loan pursuant to such Outside Servicing Agreement and the related Co-Lender Agreement. The parties hereto shall be entitled to rely on such calculations as reported to them by the related Outside Servicer. By their acceptance of their Certificates, the Certificateholders shall be deemed to have acknowledged that the applicable Outside Servicing Agreement and the related Co-Lender Agreement, taken together, provide that any such “appraisal reduction amount” will be calculated under the applicable Outside Servicing Agreement by the applicable party thereto.

“Appraisal Reduction Event”: With respect to any Serviced Loan, the earliest of (i) the date on which such Serviced Loan becomes a Modified Asset, (ii) the date on which such Serviced Loan is 60 days or more delinquent in respect of any Monthly Payment, which does not include a Balloon Payment, (iii) solely in the case of a delinquent Balloon Payment, (A) the date occurring 30 days after the date on which such Balloon Payment was due (except as described in the immediately following clause (B)) or (B) if the related Mortgagor has delivered to the Master Servicer (who shall promptly deliver a copy thereof to the Special Servicer) or the Special Servicer (who shall promptly deliver a copy thereof to the Master Servicer) a refinancing commitment acceptable to the Special Servicer prior to the date 30 days after the Balloon Payment was due, the date occurring 120 days after the date on which the Balloon Payment was due (or such shorter period beyond the date on which that Balloon Payment was due during which the refinancing is scheduled to occur), (iv) the date on which the related Mortgaged Property has become an REO Property, (v) a receiver or similar official is appointed and continues for 60 days in such capacity in respect of the related Mortgaged Property, (vi) 60 days after the related Mortgagor is subject to a bankruptcy, insolvency or similar proceedings, which, in the case of an involuntary bankruptcy, insolvency or similar proceeding, is not dismissed within those 60 days, or (vii) the date on which such Serviced Loan remains outstanding five (5) years following any extension of its maturity date pursuant to Section 3.24 of this Agreement. If an Appraisal Reduction Event occurs with respect to any Serviced Mortgage Loan that is part of a Serviced Loan Combination, then an Appraisal Reduction Event shall be deemed to have occurred with respect to the related Serviced Companion

Loan(s). If an Appraisal Reduction Event occurs with respect to any Serviced Companion Loan that is part of a Serviced Loan Combination, then an Appraisal Reduction Event shall be deemed to have occurred with respect to the related Serviced Mortgage Loan and any other Serviced Companion Loan(s) included as part of that Serviced Loan Combination. No Appraisal Reduction Event may occur at any time when the aggregate Certificate Balance of all Classes of Non-Vertically Retained Pooled Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates) and, solely in the case of the Woodlands Mall Loan Combination and The Centre Loan Combination, also of all Classes of related Loan-Specific Certificates, has been reduced to zero. The Special Servicer shall notify the Master Servicer and the Master Servicer shall notify the Special Servicer, as applicable, promptly upon the occurrence of any of the foregoing events.

“Appraised-Out Class”: Any Class of Control Eligible Certificates, Woodlands Mall Control Eligible Certificates or Centre Control Eligible Certificates, the Certificate Balance of which (taking into account the allocation of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such Class) has been reduced to less than 25% of its initial Certificate Balance.

“Appraised Value”: As of any date of determination, (i) with respect to any Mortgaged Property (other than a Mortgaged Property securing an Outside Serviced Mortgage Loan), the appraised value thereof based upon an appraisal or update thereof prepared by an Appraiser that is contained in the related Servicing File obtained within the time parameters required by this Agreement, and (ii) with respect to each Mortgaged Property securing an Outside Serviced Mortgage Loan, the appraised value allocable thereto, as determined pursuant to the Outside Servicing Agreement.

“Appraiser”: An Independent nationally recognized professional commercial real estate appraiser who (i) is a member in good standing of the Appraisal Institute, (ii) if the state in which the related Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state, and (iii) has a minimum of five years’ experience in the related property type and market.

“Arbitration Rules”: As defined in Section 2.03(i)(i).

“Arbitration Services Provider”: As defined in Section 2.03(i)(i).

“ARD Mortgage Loan”: Any Mortgage Loan that is identified as having an Anticipated Repayment Date and a Revised Rate on the Mortgage Loan Schedule.

“Asset Representations Reviewer”: Pentalpha Surveillance LLC, a Delaware limited liability company, or its successor-in-interest, or any successor Asset Representations Reviewer as herein provided.

“Asset Representations Reviewer Asset Review Fee”: As defined in Section 11.02(b).

“Asset Representations Reviewer Ongoing Fee”: As defined in Section 11.02(a).

“Asset Representations Reviewer Ongoing Fee Rate”: As defined in Section 11.02(a).

“Asset Representations Reviewer Termination Event”: As defined in Section 11.05(a).

“Asset Review”: A review of the compliance of each Delinquent Loan with the representations and warranties of the applicable Mortgage Loan Seller, in accordance with the Asset Review Standard and the procedures set forth on Exhibit JJ hereto.

“Asset Review Notice”: As defined in Section 11.01(a).

“Asset Review Quorum”: In connection with any solicitation of votes to authorize an Asset Review as described in Section 11.01(a), the Holders of Pooled Certificates evidencing at least 5% of the Pooled Voting Rights represented by all of the Pooled Certificates.

“Asset Review Report”: As defined in Section 11.01(b)(vii)(C).

“Asset Review Report Summary”: As defined in Section 11.01(b)(vii)(C).

“Asset Review Standard”: The performance by the Asset Representations Reviewer of its duties under this Agreement in good faith subject to the express terms of this Agreement. Except as otherwise expressly set forth in this Agreement, all determinations or assumptions made by the Asset Representations Reviewer in connection with an Asset Review shall be made in the Asset Representations Reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

“Asset Review Trigger”: Any time when, as of the end of the applicable Collection Period, either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Mortgage Loans) held by the Trust are Delinquent Loans, or (2) at least 15 Mortgage Loans are Delinquent Loans and the aggregate outstanding principal balance of such Delinquent Loans constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Mortgage Loans) held by the Trust.

“Asset Review Vote Election”: As defined in Section 11.01(a).

“Asset Status Report”: As defined in Section 3.21(b) of this Agreement.

“Assignment of Leases”: With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar agreement executed by the Mortgagor, assigning to the mortgagee all of the income, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of such Mortgaged Property, in the form which was duly executed, acknowledged and delivered, as amended, modified, renewed or extended through the date hereof and from time to time hereafter.

“Assumption Fees”: With respect to any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable), any and all assumption fees of such Serviced Mortgage Loan

(or Serviced Loan Combination, if applicable) for transactions effected under Section 3.09(a), 3.09(b) and 3.09(c) of this Agreement (excluding assumption application fees), actually paid by the related Mortgagor and other applicable fees (not including assumption fees and/or assumption application fees) actually paid by the related Mortgagor in accordance with the related Loan Documents, with respect to any assumption or substitution agreement entered into by the Master Servicer or the Special Servicer on behalf of the Trust (or, in the case of a Serviced Loan Combination, on behalf of the Trust and the related Serviced Companion Loan Holder(s)) pursuant to Section 3.09(a) of this Agreement or paid by the related Mortgagor with respect to any transfer of an interest in such Mortgagor pursuant to Section 3.09(a) of this Agreement.

“Authenticating Agent”: Any authenticating agent appointed by the Certificate Administrator pursuant to Section 5.09 of this Agreement.

“Available Funds”: With respect to any Distribution Date, the sum of the Aggregate Pooled Available Funds, the Woodlands Mall Available Funds and the Centre Available Funds.

“Balloon Loan”: Any Mortgage Loan or Serviced Companion Loan that by its original terms or by virtue of any modification provides for an amortization schedule extending beyond its Maturity Date, unless such extension results solely from the accrual of interest on the basis of the actual number of days elapsed in a year of 360 days, notwithstanding calculation of Monthly Payments based on a 360-day year consisting of twelve 30-day months.

“Balloon Payment”: With respect to any Balloon Loan as of any date of determination, the amount outstanding on the Maturity Date of such Balloon Loan in excess of the related Monthly Payment.

“Base Interest Fraction”: With respect to any Principal Prepayment on any Mortgage Loan and with respect to any Class of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class C, Class D and Class E Certificates, a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the discount rate used in accordance with the related Loan Documents in calculating the Yield Maintenance Charge with respect to such Principal Prepayment (or, if the Yield Maintenance Charge is a fixed percentage of the principal balance of the related Mortgage Loan, the yield rate applicable to any related yield maintenance charge or that is otherwise described in the related Loan Documents) and (b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on such Mortgage Loan exceeds (ii) the discount rate used in accordance with the related Loan Documents in calculating the Yield Maintenance Charge with respect to such Principal Prepayment (or, if the Yield Maintenance Charge is a fixed percentage of the principal balance of the related Mortgage Loan, the yield rate applicable to any related yield maintenance charge or that is otherwise described in the related Loan Documents); provided, however, that under no circumstances shall the Base Interest Fraction be greater than one. If the discount rate referred to in the preceding sentence is greater than or equal to both of (x) the Mortgage Rate on the related Mortgage Loan and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction shall equal zero, and if such discount rate is greater than or equal to the Mortgage Rate on such Mortgage Loan, but less than the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction shall equal one.

“BBCMS 2019-C3 PSA”: The Pooling and Servicing Agreement, dated as of June 1, 2019, between Barclays Commercial Mortgage Securities LLC, as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer and as special servicer, Wells Fargo Bank, National Association, as trustee and as certificate administrator, and Pentalpha Surveillance LLC, as operating advisor and as asset representations reviewer, as the same may be amended from time to time in accordance with the terms thereof, pursuant to which the BBCMS Mortgage Trust 2019-C3, Commercial Mortgage Pass-Through Certificates, Series 2019-C3 were issued.

“Benchmark 2019-B10 PSA”: The Pooling and Servicing Agreement, dated as of April 1, 2019, between Deutsche Mortgage & Asset Receiving Corporation, as depositor, KeyBank National Association, as master servicer, LNR Partners, LLC, as special servicer, Wells Fargo Bank, National Association, as trustee and as certificate administrator, and Pentalpha Surveillance LLC, as operating advisor and as asset representations reviewer, as the same may be amended from time to time in accordance with the terms thereof, pursuant to which the Benchmark 2019-B10 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B10 were issued.

“Benchmark 2019-B11 PSA”: The Pooling and Servicing Agreement, dated as of June 1, 2019, between J.P. Morgan Chase Commercial Mortgage Securities Corp., as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer, Rialto Capital Advisors, LLC, as special servicer, Wells Fargo Bank, National Association, as trustee and as certificate administrator, and Pentalpha Surveillance LLC, as operating advisor and as asset representations reviewer, as the same may be amended from time to time in accordance with the terms thereof, pursuant to which the Benchmark 2019-B11 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B11 were issued.

“Borrower Delayed Reimbursements”: Any Additional Trust Fund Expenses and reimbursements of Advances that the related Mortgagor is required, pursuant to a written modification agreement, to pay in the future to the Trust in its capacity as owner of the related Trust Loan.

“Borrower Party”: Either (i) a Mortgagor under a Mortgage Loan or Loan Combination, a Mortgagor or a manager of a related Mortgaged Property or any Affiliate of any of the foregoing or (ii) a holder or beneficial owner (or an Affiliate of any holder or beneficial owner) of any Accelerated Mezzanine Loan.

“Breach”: As defined in Section 2.03(a) of this Agreement.

“Business Day”: Any day other than a Saturday, a Sunday or any day on which the New York Stock Exchange, the Federal Reserve Bank of New York or banking institutions in the States of New York, Pennsylvania, Kansas and Delaware, the cities in which the principal offices of the Operating Advisor, the Master Servicer or the Special Servicer are located, or the city in which the Corporate Trust Office of the Certificate Administrator or the Trustee is located, are authorized or obligated by law, executive order or governmental decree to be closed.

“Calculation Rate”: A discount rate appropriate for the type of cash flows being discounted, namely (i) for principal and interest payments on a Mortgage Loan or Companion Loan or proceeds from the sale of a Defaulted Mortgage Loan or Defaulted Companion Loan, the highest of (1) the rate determined by the Master Servicer or the Special Servicer, as applicable, that approximates the market rate that would be obtainable by the Mortgagors on similar debt of the Mortgagors as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent Appraisal (or update of such Appraisal).

“Centre Available Funds”: The sum of the following amounts (without duplication) (which, for the avoidance of doubt, will not include any amounts received in respect of the Mortgage Loans or Woodlands Mall Trust Subordinate Companion Loan):

(a)          the aggregate amount of all cash received on The Centre Trust Subordinate Companion Loan and, to the extent allocable to The Centre Trust Subordinate Companion Loan, any related REO Property that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is allocable to any Mortgage Loan or any other Companion Loan or held for the benefit of the holders of the Pooled Certificates or the holders of the Woodlands Mall Loan-Specific Certificates) and/or the Centre REMIC Distribution Account as of the close of business on the Business Day immediately preceding the Master Servicer Remittance Date, exclusive of any portion of the foregoing that represents (without duplication):

(i)          any scheduled payments of principal and/or interest, including any Balloon Payments that are accompanied by interest due through the related maturity date, paid by the related Mortgagor with respect to The Centre Trust Subordinate Companion Loan, that are due (without regard to grace periods) on a Due Date that occurs after the related Determination Date;

(ii)          payments (scheduled or otherwise) of principal (including prepayments) and interest, Net Liquidation Proceeds, Net Insurance Proceeds and Net Condemnation Proceeds and other unscheduled recoveries allocable to The Centre Trust Subordinate Companion Loan that were received after the related Determination Date (other than the Trust’s applicable interest in any related REO Property contemplated by clause (b) of this definition for the subject Distribution Date);

(iii)        amounts payable or reimbursable to any Person from the Collection Account pursuant to clauses (ii) through (ix), inclusive, of Section 3.06(a) of this Agreement;

(iv)        with respect to any Distribution Date occurring in January (other than during a leap year) or February of any calendar year (unless such Distribution Date is the final Distribution Date), the Withheld Amount related to The Centre Trust Subordinate Companion Loan to the extent those funds are on deposit in the Collection Account;

(v)         Yield Maintenance Charges on The Centre Trust Subordinate Companion Loan (which are separately distributed to holders of the related Centre Loan-Specific Certificates);

(vi)        amounts deposited in the Collection Account or the Centre REMIC Distribution Account in error; and/or

(vii)       late payment charges or accrued interest on The Centre Trust Subordinate Companion Loan allocable to the default interest rate for such Trust Subordinate Companion Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for The Centre Trust Subordinate Companion Loan;

(b)          if and to the extent not already included in clause (a) of this definition for the subject Distribution Date, the aggregate amount allocable to The Centre Trust Subordinate Companion Loan transferred from the REO Account to the Collection Account for the subject Distribution Date, to the extent that such transfer is made or such remittance is received by the close of business on the Business Day immediately preceding the related Master Servicer Remittance Date;

(c)          all Compensating Interest Payments made by the Master Servicer with respect to The Centre Trust Subordinate Companion Loan for the subject Distribution Date and P&I Advances made by the Master Servicer or the Trustee, as applicable, with respect to The Centre Trust Subordinate Companion Loan for the subject Distribution Date (net of the related Trustee/Certificate Administrator Fee and Operator Advisor Fee with respect to the Centre Trust Subordinate Companion Loan for which such Compensating Interest Payments or P&I Advances are made, to the extent not already deducted from Centre Available Funds pursuant to clause (a)(iii) of this definition); and

(d)          with respect to any Distribution Date occurring in March (or February, if such Distribution Date is the final Distribution Date), commencing in 2020, the related Withheld Amounts related to The Centre Trust Subordinate Companion Loan as required to be deposited in the Centre REMIC Distribution Account.

“Centre Control Appraisal Period”: With respect to The Centre Loan Combination, if and for so long as (a) (1) the initial principal balance of The Centre Trust Subordinate Companion Loan minus (2) the sum (without duplication) of (x) any payments of principal allocated to, and received on, The Centre Trust Subordinate Companion Loan, (y) any appraisal reductions for The Centre Loan Combination that are allocated to The Centre Trust Subordinate Companion Loan and (z) any losses realized with respect to the related Mortgaged Property or The Centre Loan Combination that are allocated to The Centre Trust Subordinate Companion Loan, is less than (b) 25% of the remainder of the (i) initial principal balance of The Centre Trust Subordinate Companion Loan less (ii) any payments of principal allocated to, and received, by the Holder of The Centre Trust Subordinate Companion Loan.

“Centre Control Eligible Certificates”: The Class TC-E and Class TCRR Certificates.

“Centre Controlling Class”: As of any time of determination, the most subordinate Class of the Centre Control Eligible Certificates then outstanding that has a Certificate Balance, as notionally reduced by any portion of the cumulative Appraisal Reduction Amount allocable to such Class, at least equal to 25% of the initial Certificate Balance of that Class; provided, however, that if no Class of Centre Control Eligible Certificates meets the preceding requirement, the most senior Class of Centre Control Eligible Certificates will be the Centre Controlling Class. The Centre Controlling Class as of the Closing Date will be Class TCRR Certificates.

“Centre Controlling Class Certificateholder”: Each Holder (or beneficial owner, if applicable) of a Certificate of the Centre Controlling Class as determined by the Certificate Administrator from time to time.

“Centre Controlling Class Representative”: The Centre Controlling Class Certificateholder (or other representative) selected by at least a majority of the Centre Controlling Class Certificateholders, by Certificate Balance, as identified by notice to the Certificate Administrator by the applicable Centre Controlling Class Certificateholders from time to time, with notice of such selection delivered to the Special Servicer, the Master Servicer, the Operating Advisor, the Asset Representations Reviewer and the Trustee; provided, however, that (i) absent that selection, or (ii) until a Centre Controlling Class Representative is so selected or (iii) upon receipt of a notice from the Centre Controlling Class Certificateholders that own Centre Loan-Specific Certificates representing more than 50% of the Certificate Balance of the Centre Controlling Class, that a Centre Controlling Class Representative is no longer designated, the Centre Controlling Class Representative will be the Centre Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Centre Controlling Class, as identified to the Certificate Administrator (who shall notify the Master Servicer, the Special Servicer and the Operating Advisor). If, upon the occurrence of any of the events or circumstances specified in clauses (i), (ii) or (iii) above, the Centre Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Centre Controlling Class has not been identified to the Certificate Administrator (and thereby the Master Servicer and the Special Servicer), then the Master Servicer and the Special Servicer will have no obligation to obtain the consent of, or consult with, any Centre Controlling Class Representative until notified of the identity of such largest Centre Controlling Class Certificateholder or otherwise notified of the identity of the Centre Controlling Class Representative as provided in this Agreement. The initial Centre Controlling Class Representative is CRE Fund Investments III LLC, a Delaware limited liability company, which entity’s equity owner is advised by Shelter Growth Capital Partners LLC or an affiliate thereof. No person may exercise any of the rights and powers of the Centre Controlling Class Representative with respect to an Excluded Mortgage Loan. After the occurrence and during the continuance of a Centre Control Appraisal Period, there will be no Centre Controlling Class Representative.

“Centre Interest Accrual Amount”: With respect to any Distribution Date and any Class of Centre Loan-Specific Certificates, the interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such Class on the Certificate Balance for such Class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 Basis.

“Centre Interest Distribution Amount”: With respect to any Distribution Date and each Class of Centre Loan-Specific Certificates, (A) the sum of (i) the Centre Interest Accrual Amount with respect to such Class for such Distribution Date and (ii) the Centre Interest Shortfall, if any, with respect to such Class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall with respect to The Centre Trust Subordinate Companion Loan that is allocated to such Class on such Distribution Date.

“Centre Interest Shortfall”: With respect to any Distribution Date for any Class of Centre Loan-Specific Certificates, the sum of (a) the portion of the Centre Interest Distribution Amount for such Class remaining unpaid as of the close of business on the preceding Distribution Date (if any), and (b) to the extent permitted by applicable law, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such Class for the subject Distribution Date.

“Centre Loan-Specific Certificates”: The Class TC-A, Class TC-B, Class TC-C, Class TC-D, Class TC-E and Class TCRR Certificates.

“Centre Principal Balance”: The principal amount of any Centre Regular Interest outstanding as of any date of determination. As of the Closing Date, the Centre Principal Balance of each Centre Regular Interest shall equal the original Centre Principal Balance as set forth in the Preliminary Statement hereto. On each Distribution Date, the Centre Principal Balance of each Centre Regular Interest shall be permanently reduced by all distributions of principal deemed to have been made in respect of such Centre Regular Interest on such Distribution Date pursuant to Section 4.01(a)(iv) of this Agreement, and shall be further permanently reduced on such Distribution Date by all Realized Losses deemed to have been allocated thereto on such Distribution Date pursuant to Section 4.01(f) of this Agreement, such that at all times the Centre Principal Balance of a Centre Regular Interest shall equal the Certificate Balance of the Corresponding Certificates. The Centre Principal Balance of any Centre Regular Interest may be increased on a particular Distribution Date as and to the extent contemplated by Section 4.01(g) of this Agreement.

“Centre Principal Distribution Amount”: For any Distribution Date, the sum of the following amounts:

(a)          the Centre Scheduled Principal Distribution Amount for that Distribution Date;

(b)          the Centre Unscheduled Principal Distribution Amount for that Distribution Date; and

(c)          the Centre Principal Shortfall for such Distribution Date;

provided, that the Centre Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A)        Nonrecoverable Advances, together with interest on such Nonrecoverable Advances at the Advance Rate, that are paid or reimbursed from principal collections on The Centre Trust Subordinate Companion Loan in a period during which such principal collections would have otherwise been included in the Centre Principal Distribution Amount for such Distribution Date, and

(B)          Workout-Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on The Centre Trust Subordinate Companion Loan in a period during which such principal collections would have otherwise been included in the Centre Principal Distribution Amount for such Distribution Date;

provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on The Centre Trust Subordinate Companion Loan (including any successor REO Companion Loan with respect thereto) are subsequently recovered on The Centre Trust Subordinate Companion Loan (or such successor REO Companion Loan) for a prior Distribution Date, such recovery will increase the Centre Principal Distribution Amount for the Distribution Date related to the Collection Period in which such recovery occurs.

“Centre Principal Shortfall”: For any Distribution Date, the amount, if any, by which (1) the Centre Principal Distribution Amount for the preceding Distribution Date exceeds (2) the aggregate amount actually distributed on such preceding Distribution Date to holders of the Centre Loan-Specific Certificates in respect of such Centre Principal Distribution Amount.

“Centre Regular Interests”: The respective classes of “regular interests”, within the meaning of Code Section 860G(a)(1), in the Centre REMIC, designated as the Class LTC-A, Class LTC-B, Class LTC-C, Class LTC-D, Class LTC-E and Class LTCRR Centre Regular Interests.

“Centre REMIC”: One of four separate REMICs comprising a portion of the Trust Fund, which consists of the Centre Trust Subordinate Companion Loan and the proceeds thereof, any allocable portion of any REO Property with respect thereto, the related REO Account (to the extent of amounts therein allocable to The Centre Trust Subordinate Companion Loan), the Centre REMIC Distribution Account and the Interest Reserve Account (to the extent of amounts therein allocable to The Centre Trust Subordinate Companion Loan).

“Centre REMIC Distribution Account”: The account or accounts created and maintained as a separate account (or separate sub-account within the same account as another Distribution Account) or accounts by the Certificate Administrator pursuant to Section 3.05(b) of this Agreement, which (subject to any changes in the identities of the Trustee and/or the Certificate Administrator) shall be entitled “Midland Loan Services, a Division of PNC Bank, National Association, as Certificate Administrator, on behalf of Wilmington Trust, National Association, as Trustee, for the benefit of the registered Holders of Benchmark 2019-B12 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B12, Centre REMIC Distribution Account” and which must be an Eligible Account. The Centre REMIC Distribution Account shall be an asset of the Centre REMIC.

“Centre Residual Interest”: The sole class of “residual interests”, within the meaning of Code Section 860G(a)(2), in the Centre REMIC and evidenced by the Class R Certificates.

“Centre Retaining Sponsor”: As defined in the Preliminary Statement.

“Centre Retaining Third Party Purchaser”: As defined in the Preliminary Statement.

“Centre Scheduled Principal Distribution Amount”: For each Distribution Date, the aggregate of the principal portions of (a) all Monthly Payments (which do not include Balloon Payments) with respect to The Centre Trust Subordinate Companion Loan (including any successor REO Companion Loan with respect thereto), due or deemed due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period, in each case to the extent paid by the related Mortgagor as of the related Determination Date or advanced by the Master Servicer or the Trustee, as applicable, in respect of such Distribution Date, and (b) all Balloon Payments allocable to The Centre Trust Subordinate Companion Loan (including any successor REO Companion Loan with respect thereto) to the extent received during the related Collection Period, and to the extent not included in clause (a) above for the subject Distribution Date and not previously received or advanced and distributable to Certificateholders on a preceding Distribution Date. The Centre Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a Mortgagor with respect to The Centre Trust Subordinate Companion Loan, including late payments in respect of a delinquent Balloon Payment, received during the periods or by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the Master Servicer or the Trustee, as the case may be, for prior P&I Advances.

“Centre Unscheduled Principal Distribution Amount”: For each Distribution Date, the aggregate of: (a) all prepayments of principal received on The Centre Trust Subordinate Companion Loan during the related Collection Period; and (b) any other collections (exclusive of payments by the related Mortgagor) received on The Centre Trust Subordinate Companion Loan and, to the extent allocable to The Centre Trust Subordinate Companion Loan, any related REO Property during the related Collection Period whether in the form of Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds, net income, rents, and profits from any related REO Property or otherwise, that were identified and applied by the Master Servicer or Special Servicer, as applicable, as recoveries of previously unadvanced principal of The Centre Trust Subordinate Companion Loan.

“Certificate Administrator”: Citibank, N.A., a national banking association, or its successor in interest, or any successor Certificate Administrator appointed as herein provided.

“Certificate Administrator Accounts”: As defined in Section 3.07(a) of this Agreement.

“Certificate Administrator Personnel”: The divisions and individuals of the Certificate Administrator who are involved in the performance of the duties of the Certificate Administrator under this Agreement.

“Certificate Administrator’s Website”: The internet website of the Certificate Administrator, initially located at https://sf.citidirect.com.

“Certificate Balance”: (i) With respect to any Class of Pooled Principal Balance Certificates or the Class VRR Upper-Tier Regular Interest outstanding at any time, (a) as of any date of determination on or prior to the first Distribution Date, an amount equal to the aggregate initial Certificate Balance of such Class of Pooled Principal Balance Certificates or the Class VRR Upper-Tier Regular Interest, as specified in the Preliminary Statement hereto, and (b) as of any date of determination after the first Distribution Date, an amount equal to the Certificate Balance of such Class of Pooled Principal Balance Certificates or the Class VRR Upper-Tier Regular Interest on the Distribution Date immediately prior to such date of determination, after any actual (or, in the case of the Class VRR Upper-Tier Regular Interest, deemed) distributions of principal thereon and allocations of applicable Realized Losses thereto on such prior Distribution Date, and after any increases to such Certificate Balance on such prior Distribution Date (as and to the extent provided in Section 4.01(g) of this Agreement) in connection with recoveries of Nonrecoverable Advances previously reimbursed out of collections of principal on the Mortgage Loans.

(ii)          With respect to any Class of Woodlands Mall Loan-Specific Certificates outstanding at any time, (a) as of any date of determination on or prior to the first Distribution Date, an amount equal to the aggregate initial Certificate Balance of such Class of Woodlands Mall Loan-Specific Certificates, as specified in the Preliminary Statement hereto, and (b) as of any date of determination after the first Distribution Date, an amount equal to the Certificate Balance of such Class of Woodlands Mall Loan-Specific Certificates on the Distribution Date immediately prior to such date of determination, after any actual distributions of principal thereon and allocations of WM Non-VRR Realized Losses or WMRR Realized Losses, as applicable, thereto on such prior Distribution Date, and after any increases to such Certificate Balance on such prior Distribution Date (as and to the extent provided in Section 4.01(g) of this Agreement) in connection with recoveries of Nonrecoverable Advances previously reimbursed out of collections of principal on the Woodlands Mall Trust Subordinate Companion Loan.

(iii)         With respect to any Class of Centre Loan-Specific Certificates outstanding at any time, (a) as of any date of determination on or prior to the first Distribution Date, an amount equal to the aggregate initial Certificate Balance of such Class of Centre Loan-Specific Certificates, as specified in the Preliminary Statement hereto, and (b) as of any date of determination after the first Distribution Date, an amount equal to the Certificate Balance of such Class of Centre Loan-Specific Certificates on the Distribution Date immediately prior to such date of determination, after any actual distributions of principal thereon and allocations of applicable Realized Losses thereto on such prior Distribution Date, and after any increases to such Certificate Balance on such prior Distribution Date (as and to the extent provided in Section 4.01(g) of this Agreement) in connection with recoveries of Nonrecoverable Advances previously reimbursed out of collections of principal on The Centre Trust Subordinate Companion Loan.

“Certificate Factor”: With respect to any Class of Principal Balance Certificates or Class X Certificates, as of any date of determination, a fraction, expressed as a decimal carried to eight places, the numerator of which is the then related Certificate Balance or Notional Amount, as the case may be, and the denominator of which is the related initial Certificate Balance or related initial Notional Amount, as the case may be.

“Certificate Owner”: With respect to a Global Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly as a Depository Participant or indirectly through a Depository Participant, in accordance with the rules of such Depository). Each of the Trustee, the Certificate Administrator, the Special Servicer and the Master Servicer shall have the right to require, as a condition to acknowledging the status of any Person as a Certificate Owner under this Agreement, that such Person provide evidence (which may be in the form of an Investor Certification) at its expense of its status as a Certificate Owner hereunder.

“Certificate Register” and “Certificate Registrar”: The register maintained and the registrar appointed pursuant to Section 5.03(a) of this Agreement.

“Certificateholder”: With respect to any Certificate, the Person whose name is registered in the Certificate Register (including, solely for the purposes of distributing reports, statements or other information pursuant to this Agreement, Certificate Owners or potential transferees of Certificates to the extent the Person distributing such information has been provided with an appropriate Investor Certification by or on behalf of such Certificate Owner or potential transferee); provided, however, that

(a)          solely for the purpose of giving any consent, approval, waiver or taking any action pursuant to this Agreement (including voting on amendments to this Agreement) that specifically relates to the rights, duties, compensation or termination of, and/or any other matter specifically involving, the Depositor, the Master Servicer, the Special Servicer, any Excluded Mortgage Loan Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, any Mortgage Loan Seller or any Person known to a Responsible Officer of the Certificate Registrar to be an Affiliate of any such party, any Certificate registered in the name of or beneficially owned by such party or any Affiliate thereof shall be deemed not to be outstanding and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained;

(b)          solely for the purpose of giving any consent, approval, waiver or taking any action pursuant to this Agreement, any Certificate beneficially owned by a Borrower Party shall be deemed not to be outstanding and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained (provided, that notwithstanding the foregoing, for purposes of exercising any rights it may have solely as a member of the Controlling Class, any Controlling Class Certificate owned by an Excluded Controlling Class Holder shall be deemed not to be outstanding as to such Excluded Controlling Class Holder solely with respect to giving consent and taking any action with respect to any related Excluded Controlling Class Mortgage Loan); and

(c)          if the Master Servicer, the Special Servicer or an Affiliate of the Master Servicer or the Special Servicer is a member of the Controlling Class, it shall be permitted to act in such capacity and exercise all rights under this Agreement bestowed upon the Controlling Class (other than, with respect to any Excluded Controlling Class Mortgage

Loan with respect to which such party is an Excluded Controlling Class Holder, as described in the proviso in parenthesis in clause (b) above).

For the avoidance of doubt, nothing contained in this definition will preclude the Special Servicer from performing its duties and exercising its rights in its capacity as Special Servicer under this Agreement other than with respect to an Excluded Special Servicer Mortgage Loan.

“Certificateholder Quorum”: A quorum that:

(1)          with respect to the Pooled Certificates and the related Loan-Specific Certificates, for purposes of a vote to terminate and replace the Special Servicer for either the Woodlands Mall Loan Combination or The Centre Loan Combination at the request of the Holders of Certificates evidencing not less than 25% of the Voting Rights allocable to the Pooled Certificates (other than the Class S Certificates) and the related Loan-Specific Certificates (without regard to the application of any Appraisal Reduction Amounts) pursuant to Section 6.08(a) of this Agreement, consists of the Holders of Certificates evidencing at least 50% of the Voting Rights (taking into account the allocation of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the respective Classes of applicable Principal Balance Certificates) of all of the Pooled Certificates (other than the Class S Certificates) and the related Loan-Specific Certificates, on an aggregate basis;

(2)          with respect to the Pooled Certificates, (a) for purposes of a vote to terminate and replace the Special Servicer (other than with respect to the Woodlands Mall Loan Combination and The Centre Loan Combination) or the Asset Representations Reviewer at the request of the Holders of Pooled Certificates evidencing not less than 25% of the Pooled Voting Rights (without regard to the application of any Appraisal Reduction Amounts) pursuant to Section 6.08(a) or Section 11.05(b), as applicable, of this Agreement, consists of the Holders of Pooled Certificates evidencing at least 50% of the Pooled Voting Rights (taking into account the allocation of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the respective Classes of Pooled Principal Balance Certificates) of all of the Pooled Certificates (other than the Class S Certificates), on an aggregate basis, and (b) for purposes of each of (i) a vote to terminate and replace the Special Servicer (other than with respect to the Woodlands Mall Loan Combination and The Centre Loan Combination) based on a recommendation of the Operating Advisor, (ii) a vote to terminate and replace the Special Servicer with respect to the Woodlands Mall Loan Combination based on a recommendation of the Operating Advisor, and (iii) a vote to terminate and replace the Special Servicer with respect to The Centre Loan Combination based on a recommendation of the Operating Advisor, in each case pursuant to Section 6.08(b) of this Agreement, consists of the Holders of Pooled Certificates evidencing at least 20% of the aggregate of the outstanding principal balances of all Pooled Certificates, with such quorum including at least three (3) Holders of Pooled Certificates that are not Risk Retention Affiliated with each other;

(3)          with respect to the Woodlands Mall Loan-Specific Certificates, for purposes of a vote to terminate and replace the Special Servicer of the Woodlands Mall Loan

Combination based on a recommendation of the Operating Advisor pursuant to Section 6.08(b) of this Agreement, consists of the Holders of Woodlands Mall Loan-Specific Certificates evidencing at least 20% of the aggregate of the outstanding principal balances of all Woodlands Mall Loan-Specific Certificates, with such quorum including at least three (3) Holders of Woodlands Mall Loan-Specific Certificates that are not Risk Retention Affiliated with each other; and

(4)          with respect to the Centre Loan-Specific Certificates, for purposes of a vote to terminate and replace the Special Servicer of The Centre Loan Combination based on a recommendation of the Operating Advisor pursuant to Section 6.08(b) of this Agreement, consists of the Holders of Centre Loan-Specific Certificates evidencing at least 20% of the aggregate of the outstanding principal balances of all Centre Loan-Specific Certificates, with such quorum including at least three (3) Holders of Centre Loan-Specific Certificates that are not Risk Retention Affiliated with each other.

“Certificateholder Repurchase Request”: As defined in Section 2.03(f) of this Agreement.

“Certification Parties”: As defined in Section 10.06 of this Agreement.

“Certifying Certificateholder”: As defined in Section 5.07(a) of this Agreement.

“Certifying Person”: As defined in Section 10.06 of this Agreement.

“Certifying Servicer”: As defined in Section 10.08 of this Agreement.

“Class”: With respect to the Certificates, all of the Certificates bearing the same alphabetical or alphanumeric class designation, and with respect to the Lower-Tier Regular Interests, the Woodlands Mall Regular Interests and the Centre Regular Interests, each interest set forth in the Preliminary Statement hereto.

“Class A-1 Certificate”: Any one of the Certificates executed and authenticated by the Certificate Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-1 hereto.

“Class A-1 Component”: The Component having such designation.

“Class A-1 Pass-Through Rate”: For any Distribution Date, a per annum rate equal to 2.2557%.

“Class A-2 Certificate”: Any one of the Certificates executed and authenticated by the Certificate Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-2 hereto.

“Class A-2 Component”: The Component having such designation.

“Class A-2 Pass-Through Rate”: For any Distribution Date, a per annum rate equal to 3.0008%.

“Class A-3 Certificate”: Any one of the Certificates executed and authenticated by the Certificate Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-3 hereto.

“Class A-3 Component”: The Component having such designation.

“Class A-3 Pass-Through Rate”: For any Distribution Date, a per annum rate equal to 2.8130%.

“Class A-4 Certificate”: Any one of the Certificates executed and authenticated by the Certificate Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-4 hereto.

“Class A-4 Component”: The Component having such designation.

“Class A-4 Pass-Through Rate”: For any Distribution Date, a per annum rate equal to 2.8589%.

“Class A-5 Certificate”: Any one of the Certificates executed and authenticated by the Certificate Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-5 hereto.

“Class A-5 Component”: The Component having such designation.

“Class A-5 Pass-Through Rate”: For any Distribution Date, a per annum rate equal to 3.1156%.

“Class A-AB Certificate”: Any one of the Certificates executed and authenticated by the Certificate Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-6 hereto.

“Class A-AB Component”: The Component having such designation.

“Class A-AB Pass-Through Rate”: For any Distribution Date, a per annum rate equal to 3.0416%.

“Class A-AB Scheduled Principal Balance”: For any Distribution Date, the scheduled principal balance for such Distribution Date set forth on Exhibit BB to this Agreement.

“Class A-S Certificate”: Any one of the Certificates executed and authenticated by the Certificate Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-8 hereto.

“Class A-S Component”: The Component having such designation.

“Class A-S Pass-Through Rate”: For any Distribution Date, a per annum rate equal to the lesser of (a) 3.4188% and (b) the WAC Rate for such Distribution Date.

“Class B Certificate”: Any one of the Certificates executed and authenticated by the Certificate Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-9 hereto.

“Class B Component”: The Component having such designation.

“Class B Pass-Through Rate”: For any Distribution Date, a per annum rate equal to the lesser of (a) 3.5702% and (b) the WAC Rate for such Distribution Date.

“Class C Certificate”: Any one of the Certificates executed and authenticated by the Certificate Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-10 hereto.

“Class C Component”: The Component having such designation.

“Class C Pass-Through Rate”: For any Distribution Date, a per annum rate equal to the lesser of (a) 3.8726% and (b) the WAC Rate for such Distribution Date.

“Class D Certificate”: Any one of the Certificates executed and authenticated by the Certificate Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-13 hereto.

“Class D Component”: The Component having such designation.

“Class D Pass-Through Rate”: For any Distribution Date, a per annum rate equal to the lesser of (a) 3.0000% and (b) the WAC Rate for such Distribution Date.

“Class E Certificate”: Any one of the Certificates executed and authenticated by the Certificate Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-14 hereto.

“Class E Component”: The Component having such designation.

“Class E Pass-Through Rate”: For any Distribution Date, a per annum rate equal to the lesser of (a) 3.0000% and (b) the WAC Rate for such Distribution Date.

“Class F-RR Certificate”: Any one of the Certificates executed and authenticated by the Certificate Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-15 hereto.

“Class F-RR Pass-Through Rate”: For any Distribution Date, a per annum rate equal to the WAC Rate for such Distribution Date.

“Class G-RR Certificate”: Any one of the Certificates executed and authenticated by the Certificate Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-16 hereto.

“Class G-RR Pass-Through Rate”: For any Distribution Date, a per annum rate equal to the WAC Rate for such Distribution Date.

“Class J-RR Certificate”: Any one of the Certificates executed and authenticated by the Certificate Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-17 hereto.

“Class J-RR Pass-Through Rate”: For any Distribution Date, a per annum rate equal to the WAC Rate for such Distribution Date.

“Class R Certificate”: Any one of the Certificates executed and authenticated by the Certificate Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-18 hereto. The Class R Certificates have no Pass-Through Rate, Certificate Balance or Notional Amount.

“Class S Certificate”: Any one of the Certificates executed and authenticated by the Certificate Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-19 hereto and evidencing an undivided beneficial interest in the Class S Specific Grantor Trust Assets. The Class S Certificates have no Pass-Through Rate, Certificate Balance or Notional Amount.

“Class S Specific Grantor Trust Assets”: The portion of the Trust Fund consisting of the Non-Vertically Retained Percentage of any Excess Interest collected on the ARD Mortgage Loans and the Non-Vertically Retained Percentage of amounts held from time to time in the Excess Interest Distribution Account.

“Class TC-A Certificate”: Any one of the Certificates executed and authenticated by the Certificate Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-25 hereto.

“Class TC-A Pass-Through Rate”: For any Distribution Date, a per annum rate equal to the Net Mortgage Pass-Through Rate on The Centre Trust Subordinate Companion Loan for such Distribution Date.

“Class TC-B Certificate”: Any one of the Certificates executed and authenticated by the Certificate Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-26 hereto.

“Class TC-B Pass-Through Rate”: For any Distribution Date, a per annum rate equal to the Net Mortgage Pass-Through Rate on The Centre Trust Subordinate Companion Loan for such Distribution Date.

“Class TC-C Certificate”: Any one of the Certificates executed and authenticated by the Certificate Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-27 hereto.

“Class TC-C Pass-Through Rate”: For any Distribution Date, a per annum rate equal to the Net Mortgage Pass-Through Rate on The Centre Trust Subordinate Companion Loan for such Distribution Date.

“Class TC-D Certificate”: Any one of the Certificates executed and authenticated by the Certificate Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-28 hereto.

“Class TC-D Pass-Through Rate”: For any Distribution Date, a per annum rate equal to the Net Mortgage Pass-Through Rate on The Centre Trust Subordinate Companion Loan for such Distribution Date.

“Class TC-E Certificate”: Any one of the Certificates executed and authenticated by the Certificate Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-29 hereto.

“Class TC-E Pass-Through Rate”: For any Distribution Date, a per annum rate equal to the Net Mortgage Pass-Through Rate on The Centre Trust Subordinate Companion Loan for such Distribution Date.

“Class TCRR Certificate”: Any one of the Certificates executed and authenticated by the Certificate Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-30 hereto.

“Class TCRR Pass-Through Rate”: For any Distribution Date, a per annum rate equal to the Net Mortgage Pass-Through Rate on The Centre Trust Subordinate Companion Loan for such Distribution Date.

“Class VRR Certificate”: Any one of the Certificates executed and authenticated by the Certificate Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-20 hereto. The Class VRR Certificates collectively constitute the VRR Interest. The Class VRR Certificates represent undivided beneficial interests in the VRR Specific Grantor Trust Assets.

“Class VRR Upper-Tier Regular Interest”: A class of “regular interests”, within the meaning of Code Section 860G(a)(1), in the Upper-Tier REMIC, with the designation “Class VRR”. The beneficial interest in the Class VRR Upper-Tier Regular Interest is evidenced by the Class VRR Certificates and the Class VRR Upper-Tier Regular Interest will have a Certificate Balance equal to the Certificate Balance of the Class VRR Certificates from time to time. For tax reporting purposes, the Class VRR Upper-Tier Regular Interest and the Class VRR Certificates (insofar as they represent undivided beneficial interests in the Class VRR Upper-Tier Regular Interest) will accrue interest at the WAC Rate in effect from time to time.

“Class WM-A Certificate”: Any one of the Certificates executed and authenticated by the Certificate Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-21 hereto.

“Class WM-A Pass-Through Rate”: For any Distribution Date, a per annum rate equal to the Net Mortgage Pass-Through Rate on the Woodlands Mall Trust Subordinate Companion Loan for such Distribution Date.

“Class WM-B Certificate”: Any one of the Certificates executed and authenticated by the Certificate Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-22 hereto.

“Class WM-B Pass-Through Rate”: For any Distribution Date, a per annum rate equal to the Net Mortgage Pass-Through Rate on the Woodlands Mall Trust Subordinate Companion Loan for such Distribution Date.

“Class WM-C Certificate”: Any one of the Certificates executed and authenticated by the Certificate Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-23 hereto.

“Class WM-C Pass-Through Rate”: For any Distribution Date, a per annum rate equal to the Net Mortgage Pass-Through Rate on the Woodlands Mall Trust Subordinate Companion Loan for such Distribution Date.

“Class WMRR Certificate”: Any one of the Certificates executed and authenticated by the Certificate Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-24 hereto.

“Class X Certificates”: The Class X-A Certificates, the Class X-B Certificates and/or the Class X-D Certificates, as the context requires.

“Class X Strip Rate”: With respect to each Component for any Distribution Date, a rate per annum equal to: (i) the WAC Rate for such Distribution Date, minus (ii) the Pass-Through Rate for the Corresponding Certificates.

“Class X-A Certificate”: Any one of the Certificates executed and authenticated by the Certificate Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-7 hereto.

“Class X-A Components”: The Class A-1 Component, Class A-2 Component, Class A-3 Component, Class A-4 Component, Class A-5 Component, Class A-AB Component and Class A-S Component, each of which constitutes a separate class of “regular interests”, within the meaning of Code Section 860G(a)(1), in the Upper-Tier REMIC with a pass-through rate equal to its Class X Strip Rate from time to time and a notional amount equal to its Component Notional Amount from time to time.

“Class X-A Notional Amount”: With respect to the Class X-A Certificates as of any date of determination, the sum of the Component Notional Amounts of the Class X-A Components.

“Class X-A Pass-Through Rate”: For any Distribution Date, the weighted average of the Class X Strip Rates for the Class X-A Components for such Distribution Date (weighted on the basis of the respective Component Notional Amounts of such Components outstanding immediately prior to such Distribution Date).

“Class X-B Certificate”: Any one of the Certificates executed and authenticated by the Certificate Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-11 hereto.

“Class X-B Components”: The Class B Component and Class C Component, each of which constitutes a separate class of “regular interests”, within the meaning of Code Section 860G(a)(1), in the Upper-Tier REMIC with a pass-through rate equal to its Class X Strip Rate from time to time and a notional amount equal to its Component Notional Amount from time to time.

“Class X-B Notional Amount”: With respect to the Class X-B Certificates as of any date of determination, the sum of the Component Notional Amounts of the Class X-B Components.

“Class X-B Pass-Through Rate”: For any Distribution Date, the weighted average of the Class X Strip Rates for the Class X-B Components for such Distribution Date (weighted on the basis of the respective Component Notional Amounts of such Components outstanding immediately prior to such Distribution Date).

“Class X-D Certificate”: Any one of the Certificates executed and authenticated by the Certificate Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-12 hereto.

“Class X-D Components”: The Class D Component and Class E Component, each of which constitutes a separate class of “regular interests”, within the meaning of Code Section 860G(a)(1), in the Upper-Tier REMIC with a pass-through rate equal to its Class X Strip Rate from time to time and a notional amount equal to its Component Notional Amount from time to time.

“Class X-D Notional Amount”: With respect to the Class X-D Certificates as of any date of determination, the sum of the Component Notional Amounts of the Class X-D Components.

“Class X-D Pass-Through Rate”: For any Distribution Date, the weighted average of the Class X Strip Rates for the Class X-D Components for such Distribution Date (weighted on the basis of the respective Component Notional Amounts of such Components outstanding immediately prior to such Distribution Date).

“Clearing Agency”: An organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act. The initial Clearing Agency shall be The Depository Trust Company.

“Clearstream”: Clearstream Banking, société anonyme, and its successors in interest.

“Closing Date”: August 8, 2019.

“CMBS”: Commercial mortgage-backed securities.

“Code”: The Internal Revenue Code of 1986, as amended from time to time, any successor statute thereto, and any temporary or final regulations of the United States Department of the Treasury promulgated pursuant thereto.

“Co-Lender Agreement”: With respect to any Loan Combination, the co-lender agreement, intercreditor agreement, agreement among noteholders or similar agreement, dated as of the date set forth in the Loan Combination Table under the column heading “Date of Co-Lender Agreement” and governing the relative rights of the holders of the related Mortgage Loan and Companion Loan(s), as the same may be amended, restated or otherwise modified from time to time in accordance with the terms thereof. A Co-Lender Agreement exists with respect to each Loan Combination as of the Closing Date.

“Collateral Deficiency Amount”: With respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) included therein), over (ii) the sum of (in the case of a Loan Combination, solely to the extent allocable to the subject Trust Loan) (x) the most recent Appraised Value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such Appraised Value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related Mortgagor at the time the subject Trust Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided, that in the case of an Outside Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the Master Servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. The Certificate Administrator, the Master Servicer (in the case of calculations made by the Special Servicer), the Special Servicer (in the case of calculations made by the Master Servicer) and the Operating Advisor (other than with respect to any Collateral Deficiency Amount calculations that the Operating Advisor is required to review, recalculate and/or verify pursuant to Section 3.29) shall be entitled to conclusively rely on the Master Servicer’s or the Special Servicer’s calculation or determination of any Collateral Deficiency Amount.

“Collection Account”: The account or accounts created and maintained by the Master Servicer pursuant to Section 3.05(a) of this Agreement, which (subject to any changes in the identities of the Master Servicer and/or the Trustee) shall be entitled “Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer on behalf of Wilmington Trust, National Association, as Trustee, for the benefit of the registered holders of Benchmark 2019-B12 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B12” and which must be an Eligible Account.

“Collection Period”: With respect any Distribution Date, the period beginning on the day immediately following the Determination Date occurring in the month preceding the month in which that Distribution Date occurs (or, in the case of the Collection Period for the initial Distribution Date, with respect to any particular Mortgage Loan or Companion Loan, beginning on the day immediately following the Due Date for such Mortgage Loan or Companion Loan in the month preceding the month in which that Distribution Date occurs (or the date that would have been the Due Date if such Mortgage Loan or Companion Loan had a Due Date in such preceding month)) and ending on and including the Determination Date occurring in the month in which that Distribution Date occurs.

“Commission”: The Securities and Exchange Commission.

“Communication Request”: As defined in Section 5.07(a) of this Agreement.

“Companion Loan”: With respect on any Loan Combination, as defined in the definition of “Loan Combination.” If, with respect to any Loan Combination, any promissory note evidencing a related Companion Loan is split and replaced with 2 or more replacement promissory notes, each such related promissory note will evidence a separate Companion Loan with respect to such Loan Combination. Each Companion Loan is either a Pari Passu Companion Loan or a Subordinate Companion Loan. In the case of a Companion Loan serviced under this Agreement, the term “Companion Loan” shall include a REO Companion Loan.

“Companion Loan Holder”: The holder of a Companion Loan (other than a Trust Subordinate Companion Loan held by the Trust).

“Companion Loan Holder Representative”: With respect to each Serviced Companion Loan, any representative appointed by the related Companion Loan Holder.

“Companion Loan Rating Agency”: With respect to any Serviced Companion Loan, any rating agency that was engaged by a participant in the securitization of such Serviced Companion Loan to assign a rating to the related Serviced Companion Loan Securities.

“Companion Loan Rating Agency Confirmation”: With respect to any matter involving the servicing and administration of a Serviced Companion Loan or any related REO Property as to which any Serviced Companion Loan Securities exist, confirmation in writing (which may be in electronic form) by each applicable Companion Loan Rating Agency that a proposed action, failure to act or other event so specified will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of such Serviced Companion Loan Securities (if then rated by the Companion Loan Rating Agency); provided that upon receipt of a written waiver or other acknowledgment from the Companion Loan Rating Agency indicating its decision not to review or declining to review the matter for which the Companion Loan Rating Agency Confirmation is sought (such written notice, a “Companion Loan Rating Agency Declination”), or as otherwise provided in Section 3.30 of this Agreement, the requirement for the Companion Loan Rating Agency Confirmation from the applicable Companion Loan Rating Agency with respect to such matter shall not apply.

“Companion Loan Rating Agency Declination”: As defined in the definition of “Companion Loan Rating Agency Confirmation” in this Agreement.

“Compensating Interest Payments”: Any payment required to be made by the Master Servicer pursuant to Section 3.13 of this Agreement to cover Prepayment Interest Shortfalls.

“Component”: With respect to the Class X-A Certificates, each of the Class A-1 Component, Class A-2 Component, Class A-3 Component, Class A-4 Component, Class A-5 Component, Class A-AB Component and Class A-S Component; with respect to the Class X-B Certificates, each of the Class B Component and Class C Component; and with respect to the Class X-D Certificates, each of the Class D Component and Class E Component.

“Component Notional Amount”: With respect to each Component and any date of determination, an amount equal to the Lower-Tier Principal Balance of the Corresponding Lower-Tier Regular Interest for that Component.

“Condemnation Proceeds”: All proceeds received in connection with the taking of all or a part of a Mortgaged Property or REO Property (including with respect to the Outside Serviced Mortgage Loans) by exercise of the power of eminent domain or condemnation, subject, however, to the rights of any tenants and ground lessors, as the case may be, and the terms of the related Mortgage and Co-Lender Agreement; provided that, in the case of an Outside Serviced Mortgage Loan, “Condemnation Proceeds” under this Agreement shall be limited to any related proceeds of the type described above in this definition that are received by the Trust Fund in connection with such Outside Serviced Mortgage Loan, pursuant to the allocations set forth in the related Co-Lender Agreement.

“Consent Fees”: With respect to any Serviced Loan, any and all fees actually paid by a Mortgagor with respect to any consent or approval (or review thereof) required or requested pursuant to the terms of the Loan Documents that does not involve a modification evidenced by a signed writing, assumption, extension, waiver or amendment of the terms of the Loan Documents.

“Consultation Election Notice”: As defined in Section 2.03(g).

“Consultation Requesting Certificateholder”: Any Certificateholder or Certificate Owner of a Pooled Certificate that timely delivers a Consultation Election Notice.

“Consultation Termination Event”: The event that: (1) with respect to any Mortgage Loan (other than the Woodlands Mall Loan Combination and The Centre Loan Combination), (a) will occur when none of the Classes of Control Eligible Certificates has a Certificate Balance, without regard to the allocation of any Cumulative Appraisal Reduction Amount, that is equal to or greater than 25% of the initial Certificate Balance of that Class of Certificates or (b) is deemed to occur pursuant to Section 6.09(d) or Section 6.09(h) of this Agreement; provided, however, that a Consultation Termination Event shall in no event exist at any time that the Certificate Balance of each Class of Non-Vertically Retained Pooled Principal Balance Certificates senior to the Control Eligible Certificates has been reduced to zero (without regard to the allocation of Cumulative Appraisal Reduction Amounts); and (2) with respect to each of the Woodlands Mall Loan Combination and The Centre Loan Combination, will be determined in accordance with clause (1) of this definition, but only if a Woodlands Mall Control Appraisal Period or Centre Control Appraisal Period, as applicable, exists with respect to such Loan

Combination. With respect to Excluded Mortgage Loans as to which the Controlling Class Representative would otherwise be a Consulting Party, a Consultation Termination Event shall be deemed to exist.

“Consulting Party”: With respect to any Serviced Mortgage Loan or, if applicable, Serviced Loan Combination, each of:

(i)           except with respect to a Serviced Outside Controlled Loan Combination, solely (a) after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event, (b) for so long as the related Mortgage Loan is not an Excluded Mortgage Loan, and (c) in the case of each of the Woodlands Mall Loan Combination and The Centre Loan Combination, provided that an applicable Control Appraisal Period exists with respect to such Loan Combination, the Controlling Class Representative;

(ii)          with respect to any Serviced Outside Controlled Loan Combination (which may include a Servicing Shift Loan Combination or a Serviced Loan Combination with a controlling Subordinate Companion Loan held outside the Trust), (a) if and for so long as the holder of the Mortgage Loan included in this securitization transaction is entitled under the related Co-Lender Agreement to exercise consultation rights with respect to such Loan Combination, (b) solely prior to the occurrence and continuance of a Consultation Termination Event, and (c) for so long as the related Mortgage Loan is not an Excluded Mortgage Loan, the Controlling Class Representative;

(iii)         with respect to any Serviced Loan Combination that includes a Pari Passu Companion Loan, the holder of such Pari Passu Companion Loan if and to the extent such holder (a) is not the applicable Directing Holder, and (b) is entitled to exercise consultation rights under the related Co-Lender Agreement;

(iv)         solely after the occurrence and during the continuance of an applicable Operating Advisor Consultation Trigger Event, the Operating Advisor; and

(v)          except with respect to any Excluded RRCP Mortgage Loan, (a) for so long as no Consultation Termination Event is continuing, with respect to any Specially Serviced Loan, and (b) during the continuance of a Consultation Termination Event, with respect to any Mortgage Loan, each Risk Retention Consultation Party.

provided, that with respect to any Serviced Loan Combination, the rights of any Consulting Party set forth in clauses (i) through (iii) above will be subject to and may be limited by the terms and provisions of any related Co-Lender Agreement.

For the avoidance of doubt, (A) the Controlling Class Representative shall not be a Consulting Party if and for so long as (1) a Consultation Termination Event is in effect, (2) the related Mortgage Loan is an Excluded Mortgage Loan, (3) solely with respect to each of the Woodlands Mall Loan Combination and The Centre Loan Combination, a Control Appraisal Period does not exist with respect thereto, and/or (4) with respect to any Serviced Outside Controlled Loan Combination, it is not entitled under the related Co-Lender Agreement to exercise consultation rights with respect to such Loan Combination, (B) the Operating Advisor shall not be a Consulting Party if and for so long as no Operating Advisor Consultation Trigger Event has occurred and is continuing, (C) a Risk Retention Consultation Party shall not be a Consulting Party with respect to any Mortgage Loan that is an Excluded RRCP Mortgage Loan with respect to such party, or with respect to any Mortgage Loans other than as described in the immediately preceding clause (v), and (D) the consultation rights of the holder of a Pari Passu Companion Loan with respect to any related Serviced Loan Combination shall be subject to the terms of the related Co-Lender Agreement.

Further for the avoidance of doubt, with respect to any Serviced Mortgage Loan or Serviced Loan Combination, if none of the Controlling Class Representative, the Operating Advisor, a Risk Retention Consultation Party, or a holder of a Pari Passu Companion Loan is a Consulting Party in accordance with the foregoing definition, then there will be no Consulting Party for that Serviced Mortgage Loan or Serviced Loan Combination.

“Control Appraisal Period”: With respect to: (1) The Centre Loan Combination, the Centre Control Appraisal Period; (2) the Woodlands Mall Loan Combination, the Woodlands Mall Control Appraisal Period; and (3) any other AB Loan Combination, the “control appraisal period” (or analogous concept) under the related Co-Lender Agreement.

“Control Eligible Certificates”: Any of the Class F-RR, Class G-RR and Class J-RR Certificates.

“Control Termination Event”: The event that: (1) with respect to any Mortgage Loan (other than the Woodlands Mall Loan Combination and The Centre Loan Combination) either (a) will occur when none of the Classes of the Control Eligible Certificates has a Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amount then allocable to such Class in accordance with Section 3.10(a) of this Agreement) that is at least equal to 25% of the initial Certificate Balance of that Class of Certificates or (b) is deemed to occur pursuant to Section 6.09(d) or Section 6.09(h) of this Agreement; provided, however, that a Control Termination Event shall in no event exist at any time that the Certificate Balance of each Class of the Non-Vertically Retained Pooled Principal Balance Certificates senior to the Control Eligible Certificates has been reduced to zero (without regard to the allocation of Cumulative Appraisal Reduction Amounts); and (2) with respect to each of the Woodlands Mall Loan Combination and The Centre Loan Combination, will be determined in accordance with clause (1) of this definition, but only if a Woodlands Mall Control Appraisal Period or Centre Control Appraisal Period, as applicable, exists with respect to such Loan Combination. With respect to Excluded Mortgage Loans as to which the Controlling Class Representative would otherwise be the Directing Holder, a Control Termination Event shall be deemed to exist.

“Controlling Class”: As of any time of determination, the most subordinate Class of Control Eligible Certificates then outstanding that has a Certificate Balance (as notionally reduced by any portion of the Cumulative Appraisal Reduction Amount allocable to such Class in accordance with Section 3.10(a) of this Agreement) at least equal to 25% of the initial Certificate Balance of such Class; provided, however, that (except under the circumstances set forth in the following proviso) if no Class of Control Eligible Certificates meets the preceding requirement, then the Class F-RR Certificates will be the Controlling Class; and provided, further, however, that if, at any time the aggregate outstanding Certificate Balance of the Classes of Non-Vertically

Retained Pooled Principal Balance Certificates senior to the Control Eligible Certificates has been reduced to zero (without regard to the allocation of any Cumulative Appraisal Reduction Amounts), then the Controlling Class shall be the most subordinate Class of Control Eligible Certificates that has an outstanding Certificate Balance greater than zero (without regard to the allocation of any Cumulative Appraisal Reduction Amounts). The Controlling Class as of the Closing Date will be the Class J-RR Certificates.

“Controlling Class Certificateholder”: Each Holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as determined by the Certificate Administrator from time to time.

“Controlling Class Representative”: The Controlling Class Certificateholder (or other representative) selected by at least a majority of the Controlling Class Certificateholders by Certificate Balance, as identified by notice to the Certificate Administrator by the applicable Controlling Class Certificateholders from time to time, with notice of such selection delivered to the Special Servicer, the Master Servicer, the Operating Advisor, the Asset Representations Reviewer and the Trustee; provided that, (i) absent such selection, or (ii) until a Controlling Class Representative is so selected, or (iii) upon receipt of notice from the Controlling Class Certificateholders that own Pooled Certificates representing more than 50% of the Certificate Balance of the Controlling Class that a Controlling Class Representative is no longer so designated, the Controlling Class Representative shall be the Controlling Class Certificateholder that owns Certificates representing the largest aggregate Certificate Balance of the Controlling Class, as identified (in writing with contact information) to the Certificate Administrator (who shall notify the Master Servicer, the Special Servicer and the Operating Advisor). If, upon the occurrence of any of the events or circumstances specified in clauses (i), (ii) or (iii) above, the Controlling Class Certificateholder that owns Certificates representing the largest aggregate Certificate Balance of the Controlling Class has not been identified to the Certificate Administrator (and thereby the Master Servicer and the Special Servicer), then the Master Servicer and the Special Servicer shall have no obligation to obtain the consent of, or consult with, any Controlling Class Representative until notified of the identity of such largest Controlling Class Certificateholder or otherwise notified of the identity of the Controlling Class Representative as provided in this Agreement. No Person may exercise any of the consent or consultation rights and powers of the Controlling Class Representative with respect to an Excluded Mortgage Loan. The initial Controlling Class Representative on the Closing Date shall be KKR Real Estate Credit Opportunity Partners II L.P., and the Certificate Registrar and the other parties to this Agreement shall be entitled to assume KKR Real Estate Credit Opportunity Partners II L.P. is the Controlling Class Representative on behalf of the Controlling Class Certificateholders, until the Certificate Administrator, the Master Servicer, the Special Servicer and each other Controlling Class Certificateholder receives (a) written notice of a replacement Controlling Class Representative or (b) written notice that KKR Real Estate Credit Opportunity Partners II L.P. is no longer the Holder (or Certificate Owner) of a majority of the applicable Controlling Class.

“Corporate Trust Office”: The office of the Trustee or the Certificate Administrator, at which at any particular time its corporate trust business shall be principally administered. At the date of this Agreement, the corporate trust office of (i) the Trustee is located at 1100 North Market Street, Wilmington, Delaware 19890, Attention: CMBS Trustee Benchmark

2019-B12, and (ii) the Certificate Administrator is located, for certificate transfer purposes, at 480 Washington Boulevard, 30th Floor, Jersey City, New Jersey 07310, Attention - Securities Window, and for all other purposes, except as specifically set forth herein, 388 Greenwich Street, New York, New York 10013, Attention: Global Transaction Services, Benchmark 2019-B12.

“Corrected Loan”: Any Serviced Loan that had been a Specially Serviced Loan but has ceased to be such in accordance with the definition of “Specially Serviced Loan” (other than by reason of a Liquidation Event occurring in respect of such Serviced Loan or a related Mortgaged Property becoming an REO Property).

“Corresponding Centre Regular Interest”: As identified in the Preliminary Statement with respect to any Class of Centre Loan-Specific Certificates.

“Corresponding Certificates”: As identified in the Preliminary Statement with respect to any Lower-Tier Regular Interest, Woodlands Mall Regular Interest, Centre Regular Interest or Component.

“Corresponding Component”: As identified in the Preliminary Statement with respect to any Class of Non-Vertically Retained Pooled Principal Balance Certificates or Lower-Tier Regular Interest.

“Corresponding Lower-Tier Regular Interest”: As identified in the Preliminary Statement with respect to any Class of Pooled Principal Balance Certificates, the Class VRR Upper-Tier Regular Interest or Component.

“Corresponding Woodlands Mall Regular Interest”: As identified in the Preliminary Statement with respect to any Class of Woodlands Mall Loan-Specific Certificates.

“CREFC®”: CRE Finance Council, formerly known as Commercial Mortgage Securities Association, or any association or organization that is a successor thereto. If neither such association nor any successor remains in existence, “CREFC®” shall be deemed to refer to such other association or organization as may exist whose principal membership consists of servicers, trustees, certificateholders, issuers, placement agents and underwriters generally involved in the commercial mortgage loan securitization industry, which is the principal such association or organization in the commercial mortgage loan securitization industry and whose principal purpose is the establishment of industry standards for reporting transaction-specific information relating to commercial mortgage pass-through certificates and commercial mortgage-backed bonds and the commercial mortgage loans and foreclosed properties underlying or backing them to investors holding or owning such certificates or bonds, and any successor to such other association or organization. If an organization or association described in one of the preceding sentences of this definition does not exist, “CREFC®” shall be deemed to refer to such other association or organization as shall be selected by the Master Servicer and reasonably acceptable to the Certificate Administrator, the Special Servicer and, for so long as no Control Termination Event has occurred and is continuing, the Controlling Class Representative.

“CREFC® Advance Recovery Report”: A monthly report substantially in the form of, and containing the information called for in, the downloadable form of the “Advance Recovery Report” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Appraisal Reduction Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Appraisal Reduction Template” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Assumption Modification Posting Instructions Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Assumption Modification Posting Instructions Template” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Bond Level File”: The data file in the “CREFC® Bond Level File” format substantially in the form of and containing the information called for therein, or such other form for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Capitalized Amounts/Non-Recoverable Trust Expense Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Capitalized Amounts/Non-Recoverable Trust Expense Template” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Collateral Summary File”: The data file in the “CREFC® Collateral Summary File” format substantially in the form of and containing the information called for therein, or such other form for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Comparative Financial Status Report”: The monthly report in “Comparative Financial Status Report” format substantially in the form of and containing the information called for therein for the Mortgage Loans and the Trust Subordinate Companion Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Delinquent Loan Status Report”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Delinquent Loan Status Report” available as of the Closing Date on the CREFC® Website, or no later than 90 days after its adoption, such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Financial File”: The data file in the “CREFC® Financial File” format substantially in the form of and containing the information called for therein for the Mortgage

Loans and the Trust Subordinate Companion Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Historical Bond/Collateral Realized Loss Reconciliation Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Historical Bond/Collateral Realized Loss Reconciliation Template” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Historical Liquidation Loss Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Historical Liquidation Loss Template” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Historical Loan Modification/Forbearance and Corrected Mortgage Loan Report”: The monthly report in the “Historical Loan Modification/Forbearance and Corrected Mortgage Loan Report” format substantially in the form of and containing the information called for therein for the Mortgage Loans and the Trust Subordinate Companion Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Intellectual Property Royalty License Fee”: With respect to each Mortgage Loan (including any successor REO Mortgage Loan with respect thereto) and Trust Subordinate Companion Loan (including any successor REO Companion Loan with respect thereto, but excluding any REO Companion Loan related to any other Serviced Companion Loan) and for any Distribution Date, the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on, in the case of the initial Distribution Date, the Cut-Off Date Balance of such Trust Loan and, in the case of any subsequent Distribution Date, the Stated Principal Balance of such Trust Loan as of the close of business on the Distribution Date in the related Interest Accrual Period; provided that such amounts shall be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Trust Loan is computed and shall be prorated for partial periods. For the avoidance of doubt, the CREFC® Intellectual Property Royalty License Fee shall be payable from the Lower-Tier REMIC, the Woodlands Mall REMIC or the Centre REMIC, as applicable.

“CREFC® Intellectual Property Royalty License Fee Rate”: With respect to each Trust Loan, a rate equal to 0.00050% per annum.

“CREFC® Interest Shortfall Reconciliation Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Interest Shortfall Reconciliation Template” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Investor Reporting Package (IRP)”: Collectively: (a) the following nine data files (and any other files as may be, or have been, adopted and promulgated by CREFC® as part of the CREFC® Investor Reporting Package (IRP) from time to time): (i) CREFC® Loan Setup File, (ii) CREFC® Loan Periodic Update File, (iii) CREFC® Property File, (iv) CREFC® Bond Level File, (v) CREFC® Financial File, (vi) CREFC® Collateral Summary File, (vii) CREFC® Special Servicer Loan File, (viii) CREFC® Special Servicer Property File and (ix) CREFC® Schedule AL File;

(b)          the following ten supplemental reports (and any other reports as may be, or have been, adopted and promulgated by CREFC® as part of the CREFC® Investor Reporting Package (IRP) from time to time): (i) CREFC® Delinquent Loan Status Report, (ii) CREFC® Historical Loan Modification/Forbearance and Corrected Mortgage Loan Report, (iii) CREFC® REO Status Report, (iv) CREFC® Operating Statement Analysis Report, (v) CREFC® Comparative Financial Status Report, (vi) CREFC® Servicer Watchlist/Portfolio Review Guidelines, (vii) CREFC® Loan Level Reserve/LOC Report, (viii) CREFC® NOI Adjustment Worksheet, (ix) CREFC® Advance Recovery Report, and (x) CREFC® Total Loan Report;

(c)          the following fifteen templates (and any other templates as may be, or have been, adopted and promulgated by CREFC® as part of the CREFC® Investor Reporting Package (IRP) from time to time): (i) CREFC® Appraisal Reduction Template, (ii) CREFC® Servicer Realized Loss Template, (iii) CREFC® Reconciliation of Funds Template, (iv) CREFC® Historical Bond/Collateral Realized Loss Reconciliation Template, (v) CREFC® Historical Liquidation Loss Template, (vi) CREFC® Interest Shortfall Reconciliation Template, (vii) CREFC® Servicer Remittance to Certificate Administrator Template, (viii) CREFC® Significant Insurance Event Template, (ix) CREFC® Loan Modification Report Template; (x) CREFC® Loan Liquidation Report Template, (xi) CREFC® REO Liquidation Report Template; (xii) CREFC® Payment Posting Instructions Template; (xiii) CREFC® Modification Posting Instructions Template; (xiv) CREFC® Assumption Modification Posting Instructions Template, and (xv) CREFC® Capitalized Amounts/Non-Recoverable Trust Expense Template; and

(d)          such other reports and data files as CREFC® may designate, or has designated, as part of the “CREFC® Investor Reporting Package (CREFC® IRP)” from time to time.

“CREFC® Loan Level Reserve/LOC Report”: The monthly report in the “CREFC® Loan Level Reserve/LOC Report” format substantially in the form of and containing the information called for therein for the Mortgage Loans and Trust Subordinate Companion Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Loan Liquidation Report Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Loan Liquidation

Report Template” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Loan Modification Report Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Loan Modification Report Template” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Loan Periodic Update File”: The data file in the “CREFC® Loan Periodic Update File” format substantially in the form of and containing the information called for therein for the Mortgage Loans and Trust Subordinate Companion Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Loan Setup File”: The data file in the “CREFC® Loan Setup File” format substantially in the form of and containing the information called for therein for the Mortgage Loans and Trust Subordinate Companion Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Modification Posting Instructions Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Modification Posting Instructions Template” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® NOI Adjustment Worksheet”: The worksheet in the “NOI Adjustment Worksheet” format substantially in the form of and containing the information called for therein for the Mortgage Loans and Trust Subordinate Companion Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Operating Statement Analysis Report”: The monthly report in the “Operating Statement Analysis Report” format substantially in the form of and containing the information called for therein for the Mortgage Loans and Trust Subordinate Companion Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Payment Posting Instructions Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Payment Posting Instructions Template” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Property File”: The data file in the “CREFC® Property File” format substantially in the form of and containing the information called for therein for the Mortgage Loans and Trust Subordinate Companion Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Reconciliation of Funds Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Reconciliation of Funds Template” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® REO Liquidation Report Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “REO Liquidation Report Template” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® REO Status Report”: The report in the “REO Status Report” format substantially in the form of and containing the information called for therein for the Mortgage Loans and Trust Subordinate Companion Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Schedule AL File”: The data file in the “Schedule AL File” format substantially in the form of and containing the information required by Items 1111(h)(1), 1111(h)(2) and 1111(h)(3) of Regulation AB, Item 1125 of Regulation AB and Item 601(b)(102) of Regulation S-K and otherwise called for therein, or such other form containing such required information for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Servicer Realized Loss Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Servicer Realized Loss Template” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Servicer Remittance to Certificate Administrator Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Interest Servicer Remittance to Certificate Administrator Template” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Servicer Watch List/Portfolio Review Guidelines”: As of each Determination Date a report, including and identifying each Performing Serviced Loan satisfying the “CREFC® Portfolio Review Guidelines” approved from time to time by the CREFC® in the “CREFC® Servicer Watch List” format substantially in the form of and containing the information called for therein for the Mortgage Loans and Trust Subordinate Companion Loans, or such other form (including other portfolio review guidelines) for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Significant Insurance Event Template”: A report substantially in the form of, and containing the information called for in, the downloadable form of the “Interest Significant Insurance Event Template” available as of the Closing Date on the CREFC® Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Special Servicer Loan File”: The data file in the “CREFC® Special Servicer Loan File” format substantially in the form of and containing the information called for therein for the Mortgage Loans and Trust Subordinate Companion Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Special Servicer Property File”: The data file in the “CREFC® Special Servicer Property File” format substantially in the form of and containing the information called for therein for the Mortgage Loans and Trust Subordinate Companion Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Total Loan Report”: The report in the “Total Loan Report” format substantially in the form of and containing the information called for therein for the Mortgage Loans and Trust Subordinate Companion Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC® for commercial mortgage securities transactions generally.

“CREFC® Website”: The CREFC®’s Website located at “www.crefc.org” or such other primary website as the CREFC® may establish for dissemination of its report forms.

“CREFI”: Citi Real Estate Funding Inc., a New York corporation, and its successors in interest.

“CREFI Mortgage Loan Purchase Agreement”: The mortgage loan purchase agreement, dated as of August 1, 2019, by and between CREFI and the Depositor.

“CREFI Mortgage Loans”: The Mortgage Loans transferred by CREFI to the Depositor and/or the Trust pursuant to the CREFI Mortgage Loan Purchase Agreement and this Agreement.

“Cross-Collateralized Group”: Any group of Mortgage Loans that are cross-collateralized and cross-defaulted with each other; provided that a Mortgage Loan shall be part of a Cross-Collateralized Group only if and for so long as such Mortgage Loan is cross-collateralized and cross-defaulted with each other Mortgage Loan in such Cross-Collateralized Group. There are no Cross-Collateralized Groups included as assets of the Trust as of the Closing Date.

“Cross-Collateralized Mortgage Loan”: Any Mortgage Loan that is part of a Cross-Collateralized Group.

“Cross-Over Date”: The first Distribution Date as of which (prior to any distributions of principal or allocations of Realized Losses on such Distribution Date) the Certificate Balances of the Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR and Class J-RR Certificates have all been previously reduced to zero due to the application of Realized Losses.

“Cumulative Appraisal Reduction Amount”: As of any date of determination by the Special Servicer, the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The Certificate Administrator and the Master Servicer shall be entitled to conclusively rely on the Special Servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount. None of the Master Servicer (except if such Cumulative Appraisal Reduction Amount consists solely of Collateral Deficiency Amounts calculated with respect to one or more Outside Serviced Mortgage Loans), the Trustee nor the Certificate Administrator shall calculate or verify any Cumulative Appraisal Reduction Amount. The Special Servicer shall be entitled to conclusively rely on the Master Servicer’s calculation or determination of any Collateral Deficiency Amount with respect to an Outside Serviced Mortgage Loan.

“Cure/Contest Period”: As defined in Section 11.01(b)(vii).

“Custodial Agreement”: The custodial agreement, if any, from time to time in effect between the Custodian named therein (if other than the Certificate Administrator) and the Certificate Administrator, as the same may be amended or modified from time to time in accordance with the terms thereof. For avoidance of doubt, as of the Closing Date, the Custodian is the Certificate Administrator.

“Custodian”: Any custodian appointed pursuant to Section 5.10 of this Agreement and, unless the Certificate Administrator is such custodian, named pursuant to any Custodial Agreement. The Custodian may (but need not) be the Trustee, the Certificate Administrator or the Master Servicer or any Affiliate or agent of the Trustee, the Certificate Administrator or the Master Servicer, but may not be the Depositor, a Mortgage Loan Seller or any Affiliate thereof. The Certificate Administrator shall be the initial Custodian.

“Cut-Off Date”: With respect to each Mortgage Loan and Serviced Companion Loan, the Due Date in August 2019 for that Mortgage Loan or Serviced Companion Loan, as applicable (or, in the case of any Mortgage Loan or Serviced Companion Loan that has its first Due Date subsequent to August 2019, the date that would have been its Due Date in August 2019 under the terms of that Mortgage Loan or Serviced Companion Loan, as applicable, if a Monthly Payment were scheduled to be due in that month).

“Cut-Off Date Balance”: With respect to any Mortgage Loan or Serviced Companion Loan, the outstanding principal balance of such Mortgage Loan or Serviced Companion Loan, as applicable, as of the Cut-Off Date, after application of all payments of principal due on or before such date, whether or not received.

“DBNY”: Deutsche Bank AG, New York Branch, and its successors in interest.

“DBRS”: DBRS, Inc. or its successors in interest. If neither DBRS nor any successor remains in existence, “DBRS” shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person reasonably designated by the Depositor, notice of which designation shall be given to the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer and specific ratings of DBRS herein referenced shall be deemed to refer to the equivalent ratings (as reasonably determined by the Depositor) of the party so designated.

“Debt Service Coverage Ratio”: With respect to any Mortgage Loan (or Serviced Loan Combination, if applicable), for any twelve-month period covered by an annual operating statement for the related Mortgaged Property, the ratio of (i) Net Operating Income produced by the related Mortgaged Property during such period to (ii) the aggregate amount of Monthly Payments (which do not include Balloon Payments) due under such Mortgage Loan (or Serviced Loan Combination, if applicable) during such period; provided that with respect to the Mortgage Loans (and with respect to any Serviced Loan Combination that includes a Mortgage Loan) identified on the Mortgage Loan Schedule as paying interest only for a specified period of time set forth in the related Loan Documents and then paying principal and interest, the related Monthly Payment will be calculated (for purposes of this definition only) to include interest and principal (based on the remaining amortization term indicated in the Mortgage Loan Schedule).

“Default”: An event of default under any Mortgage Loan (or Serviced Loan Combination, if applicable) or an event which, with the passage of time or the giving of notice, or both, would constitute an event of default under such Mortgage Loan (or Serviced Loan Combination, if applicable).

“Default Interest”: With respect to any Mortgage Loan or Serviced Companion Loan, all interest other than Excess Interest accrued in respect of such Mortgage Loan or Serviced Companion Loan as provided in the related Note or Mortgage as a result of a default (exclusive of late payment charges) that is in excess of interest at the related Mortgage Rate.

“Default Rate”: With respect to each Mortgage Loan or Serviced Companion Loan, the per annum rate at which interest accrues on such Mortgage Loan or Serviced Companion Loan, as the case may be, following any event of default on such Mortgage Loan or Serviced Companion Loan, as the case may be, including a default in the payment of a Monthly Payment or a Balloon Payment.

“Defaulted Loan”: A Serviced Loan (i) that is delinquent at least sixty days in respect of its Monthly Payments or delinquent in respect of its Balloon Payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Note and without regard to any acceleration of payments under the related Mortgage and Note or (ii) as to which the Master Servicer or Special Servicer has, by written notice to the related Mortgagor, accelerated the maturity of the indebtedness evidenced by the related Note.

“Defaulted Mortgage Loan”: A Mortgage Loan that is a Defaulted Loan.

“Defaulted Serviced Loan Combination”: Any Serviced Loan Combination with respect to which the related Serviced Mortgage Loan or a related Serviced Companion Loan is a Defaulted Loan.

“Defeasance Loan”: Those Trust Loans which provide the related Mortgagor with the option to defease the related Mortgaged Property.

“Defective Mortgage Loan”: As defined in Section 2.03(a) of this Agreement.

“Deficient Exchange Act Deliverable”: With respect to the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator, the Custodian, the Trustee and each Servicing Function Participant and Additional Servicer retained by it (other than a Mortgage Loan Seller Sub-Servicer), any item (x) regarding such party, (y) prepared by such party or any registered public accounting firm, attorney or other agent retained by such party to prepare such item and (z) delivered by or on behalf of such party pursuant to the delivery requirements under Article X of this Agreement, that does not conform to the applicable reporting requirements under the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and/or the rules and regulations promulgated thereunder.

“Definitive Certificate”: Any Certificate in fully registered certificated form without interest coupons.

“Delinquent Loan”: A Mortgage Loan that is delinquent at least sixty (60) days in respect of its Monthly Payments or Balloon Payment, if any, in either case such delinquency to be determined without giving effect to any Grace Period.

“Depositor”: Citigroup Commercial Mortgage Securities Inc., a Delaware corporation, and its successors and assigns.

“Depository”: The Depository Trust Company or a successor appointed by the Certificate Registrar (which appointment shall be at the direction of the Depositor if the Depositor is legally able to do so).

“Depository Participant”: A Person for whom, from time to time, the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

“Designated Site”: The internet website to which Diligence Files are uploaded as designated by the Depositor to the Mortgage Loan Sellers, initially located at www.intralinks.com.

“Determination Date”: The eleventh day of each calendar month (or, if the eleventh day of that month is not a Business Day, the next Business Day), commencing in September 2019.

“Diligence File”: With respect to each Mortgage Loan, collectively the following documents in electronic format:

(a)          A copy of each of the following documents:

(i)           (A) the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the Trustee on behalf of the Certificateholders or in blank, and further showing a complete, unbroken chain of endorsement from the originator (if such originator is not the applicable Mortgage Loan Seller) (or, alternatively, if the original executed Note has been lost, a lost note affidavit and indemnity with a copy of such Note), and (B) if such Mortgage Loan is part of a Serviced Loan Combination, the executed Note for each related Serviced Companion Loan;

(ii)          the Mortgage, together with any and all intervening assignments thereof, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office (if in the possession of the applicable Mortgage Loan Seller);

(iii)         any related Assignment of Leases (if such item is a document separate from the Mortgage), together with any and all intervening assignments thereof, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office (if in the possession of the applicable Mortgage Loan Seller);

(iv)         final written modification agreements in those instances where the terms or provisions of the Note for such Mortgage Loan (or, if applicable, any Note of a related Serviced Companion Loan) or the related Mortgage have been modified, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified is a recordable document;

(v)          the policy or certificate of lender’s title insurance issued in connection with such Mortgage Loan (or the related Serviced Loan Combination, if applicable) or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a “marked-up” pro forma title policy marked as binding and executed by an authorized representative of the title insurer or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title insurer) to issue such title insurance policy;

(vi)         the Ground Lease relating to such Mortgage Loan (or the related Serviced Loan Combination, if applicable), if any, and any ground lessor estoppel;

(vii)        the related Loan Agreement, if any;

(viii)       the guaranty under such Mortgage Loan or the related Serviced Loan Combination, if any;

(ix)          the lock box agreement or cash management agreement relating to such Mortgage Loan or the related Serviced Loan Combination, if any;

(x)          the environmental indemnity from the related Mortgagor, if any;

(xi)          the related escrow agreement and the related security agreement (in each case, if such item is a document separate from the Mortgage) and, if applicable, any intervening assignments thereof;

(xii)        any filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements in favor of the originator of such Mortgage Loan (or the related Serviced Loan Combination, if applicable) or in favor of any assignee prior to the Trustee and UCC-3 assignment financing statements in favor of the Trustee (or, in each case, a copy thereof certified to be the copy of such assignment submitted or to be submitted for filing), if in the possession of the applicable Mortgage Loan Seller;

(xiii)        in the case of any Mortgage Loan or the related Serviced Loan Combination as to which there exists a related mezzanine loan, the related intercreditor agreement;

(xiv)       any related environmental insurance policy;

(xv)        any letter of credit relating to such Mortgage Loan or the related Serviced Loan Combination and any related assignment thereof;

(xvi)       any related franchise agreement, property management agreement or hotel management agreement and related comfort letters (together with (i) copies of any notices of transfer that are necessary to transfer or assign to the Trust or the Trustee for the benefit of the Certificateholders the benefits of such comfort letter or (ii) if the related comfort letter contemplates that a request be made of the related franchisor to issue a replacement comfort letter for the benefit of the Trust or Trustee, a copy of the notice requesting the issuance of such replacement comfort letter) and/or estoppel letters relating to such Mortgage Loan or the related Serviced Loan Combination and any related assignment thereof; and

(xvii)      in the case of a Mortgage Loan that is part of a Loan Combination, the related Co-Lender Agreement;

(b)          a copy of any engineering reports or property condition reports;

(c)          other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property), copies of a rent roll;

(d)          for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related Mortgage Loan Seller;

(e)          a copy of all legal opinions (excluding attorney-client communications between the related Mortgage Loan Seller, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)           a copy of all Mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)          a copy of the appraisal for the related Mortgaged Property or Mortgaged Properties;

(h)          for any Mortgage Loan that the related Mortgaged Property or Mortgaged Properties is leased to a single tenant, a copy of the lease;

(i)           a copy of the applicable Mortgage Loan Seller’s asset summary;

(j)           a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)          a copy of all zoning reports;

(l)           a copy of financial statements of the related Mortgagor;

(m)         a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)          a copy of all UCC searches;

(o)          a copy of all litigation searches;

(p)          a copy of all bankruptcy searches;

(q)          a copy of the origination settlement statement;

(r)           a copy of any Insurance Summary Report;

(s)          a copy of the organizational documents of the related Mortgagor and any guarantor;

(t)           a copy of any escrow statements related to the escrow account balances as of the Mortgage Loan origination date, if not included in the origination settlement statement;

(u)          the original or a copy of all related environmental reports that were received by the applicable Mortgage Loan Seller;

(v)          unless already included as part of the environmental reports, a copy of any closure letter (environmental); and

(w)         unless already included as part of the environmental reports, a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties,

in each case, to the extent that the related originator received such documents in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not received in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of a Mortgage Loan of that structure or type, taking into account whether or not such Mortgage Loan has any additional debt), the Diligence File shall include a statement to that effect. No information that is proprietary to the related originator or Mortgage Loan Seller or any draft documents, privileged or internal communications, credit underwriting or due diligence analysis shall constitute part of the Diligence File. It is not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File shall include a statement to that effect. The Mortgage Loan Seller may, without any obligation to do so, include such other documents as part of the Diligence File that such Mortgage Loan Seller believes should be included to enable the Asset Representations Reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents are clearly labeled and identified.

“Diligence File Certification”: As defined in Section 2.01(i) of this Agreement.

“Directing Holder”: With respect to any Serviced Mortgage Loan or, if applicable, Serviced Loan Combination:

(a)          except (i) in the case of the Woodlands Mall Loan Combination prior to the occurrence and continuance of a Woodlands Mall Control Appraisal Period, (ii) in the case of The Centre Loan Combination prior to the occurrence and continuance of a Centre Control Appraisal Period, (iii) with respect to an Excluded Mortgage Loan, (iv) with respect to a Serviced Outside Controlled Loan Combination, and (v) during any period that a Control Termination Event has occurred and is continuing, the Controlling Class Representative;

(b)          with respect to any Serviced Outside Controlled Loan Combination (which may include a Servicing Shift Loan Combination or a Serviced Loan Combination with a controlling Subordinate Companion Loan held outside the Trust), if and for so long as such holder is entitled under the related Co-Lender Agreement to exercise consent rights similar to those entitled to be exercised by the Controlling Class Representative under the circumstances described in clause (a) of this definition, the holder of the related Controlling Note (during any such period, the “Outside Controlling Note Holder”);

(c)          with respect to the Woodlands Mall Loan Combination so long as it is not an Excluded Mortgage Loan (i) for so long as no Woodlands Mall Control Appraisal Period exists, the Woodlands Mall Controlling Class Representative and (ii) for so long as a Woodlands Mall Control Appraisal Period exists and a Control Termination Event has not occurred and is continuing, the Controlling Class Representative; and

(d)          with respect to The Centre Loan Combination so long as it is not an Excluded Mortgage Loan (i) for so long as no Centre Control Appraisal Period exists with respect to such Loan Combination, the Centre Controlling Class Representative and (ii) for so long as a Centre Control Appraisal Period exists and a Control Termination event has not occurred and is continuing, the Controlling Class Representative;

provided, that with respect to any Serviced Loan Combination, the rights of the Directing Holder will be subject to and may be limited by the terms and provisions of any related Co-Lender Agreement.

For the avoidance of doubt: (A) the Controlling Class Representative will not be the Directing Holder if and for so long as (1) a Control Termination Event is in effect, (2) the related Mortgage Loan is an Excluded Mortgage Loan, (3) the related Serviced Loan Combination is a Serviced Outside Controlled Loan Combination, (4) with respect to the Woodlands Mall Loan Combination if and for so long as the Woodlands Mall Controlling Class Representative is entitled to act as Directing Holder, and/or (5) with respect to The Centre Loan Combination if and for so long as the Centre Controlling Class Representative is entitled to act as Directing Holder; (B) there will be no Directing Holder with respect to an Excluded Mortgage Loan; (C) with respect to the Woodlands Mall Loan Combination, if and for so long as a Woodlands Mall Control Appraisal Period exists, the Woodlands Mall Controlling Class Representative will not be the Directing Holder; (D) with respect to The Centre Loan Combination, if and for so long as a Centre Control Appraisal Period exists, the Centre Controlling Class Representative will not be the Directing Holder; and (E) with respect to any Serviced Outside Controlled Loan Combination, the Outside Controlling Noteholder will be the Directing Holder only if and for so long as such holder is entitled under the related Co-Lender Agreement to exercise consent rights similar to those entitled to be exercised by the Controlling Class Representative under the circumstances described in clause (a) of this definition.

Further for the avoidance of doubt, with respect to any Mortgage Loan or Loan Combination, if none of the Controlling Class Representative, an Outside Controlling Note Holder, the Woodlands Mall Controlling Class Representative or the Centre Controlling Class Representative is a Directing Holder in accordance with the foregoing definition, then there will be no Directing Holder for that Serviced Mortgage Loan or Serviced Loan Combination.

“Directly Operate”: With respect to any REO Property, the furnishing or rendering of services to the tenants thereof that are not customarily provided to tenants in connection with the rental of space “for occupancy only” within the meaning of Treasury Regulations Section 1.512(b)-1(c)(5), the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers in the ordinary course of a trade or business or any use of such REO Property in a trade or business conducted by the Trust Fund, or the performance of any construction work on the REO Property, other than through an Independent Contractor;

provided, however, that the Special Servicer, on behalf of the Trust Fund, shall not be considered to Directly Operate an REO Property solely because the Special Servicer, on behalf of the Trust Fund, establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property or takes other actions consistent with Treasury Regulations Section 1.856-4(b)(5)(ii).

“Disclosable Special Servicer Fees”: With respect to any Serviced Loan or related REO Property, any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees and rebates) received or retained by the Special Servicer or any of its Affiliates that is paid by any Person (including, without limitation, the Trust, any Mortgagor, any Manager, any guarantor or indemnitor in respect of a Serviced Loan and any purchaser of any Serviced Loan or REO Property (or an interest in an REO Property related to a Serviced Loan Combination, if applicable) in connection with the disposition, workout or foreclosure of any Serviced Loan, the management or disposition of any REO Property, and the performance by the Special Servicer or any such Affiliate of any other special servicing duties under this Agreement, other than (1) any compensation which is payable to the Special Servicer under this Agreement and that is set forth in a report that is part of the CREFC® Investor Reporting Package (IRP) for the applicable period, and (2) any Permitted Special Servicer/Affiliate Fees. For the avoidance of doubt, any compensation or other remuneration that an entity acting in the capacities of both the Master Servicer and Special Servicer is entitled to in its capacity as Master Servicer pursuant to this Agreement will not constitute Disclosable Special Servicer Fees.

“Dispute Resolution Consultation”: As defined in Section 2.03(g) of this Agreement.

“Dispute Resolution Cut-off Date”: As defined in Section 2.03(g) of this Agreement.

“Disqualified Non-U.S. Tax Person”: With respect to a Class R Certificate, any Non-U.S. Tax Person or agent thereof other than (i) a Non-U.S. Tax Person that holds the Class R Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Certificate Registrar with an effective IRS Form W-8ECI or (ii) a Non-U.S. Tax Person that has delivered to both the transferor and the Certificate Registrar an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class R Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class R Certificate will not be disregarded for federal income tax purposes.

“Disqualified Organization”: Any of (a) the United States, a State or any political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality that is a corporation if all of its activities are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by any such governmental unit), (b) a foreign government, International Organization or agency or instrumentality of either of the foregoing, (c) an organization that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Code Section 511 on unrelated business taxable income) on any excess inclusions (as defined in Code Section 860E(c)(1)) with respect to the Class R Certificates (except certain farmers’ cooperatives described in Code Section 521), (d) rural electric and telephone cooperatives described in Code Section 1381(a)(2) or (e) any other Person so designated by the Certificate Registrar based upon an Opinion of Counsel to the effect that any Transfer to such Person may cause any Trust REMIC to be subject to tax or to fail to qualify as a REMIC for federal income tax purposes at any time that the Certificates are outstanding. For purposes of this definition, the terms “United States,” “State” and “International Organization” shall have the meanings set forth in Code Section 7701 or successor provisions.

“Distribution Account”: Collectively, the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Woodlands Mall REMIC Distribution Account and the Centre REMIC Distribution Account, each of which may be subaccounts of a single Eligible Account.

“Distribution Date”: The fourth Business Day following each Determination Date, commencing in September 2019. The first Distribution Date shall be September 17, 2019.

“Distribution Date Statement”: As defined in Section 4.02(a) of this Agreement.

“Document Defect”: As defined in Section 2.03(a) of this Agreement.

“Dodd-Frank Act”: The Dodd-Frank Wall Street Reform and Consumer Protection Act, as it may be amended from time to time.

“Due Date”: With respect to any Mortgage Loan or Companion Loan, for any calendar month: (i) up to and including the calendar month in which its Maturity Date occurs, the day of such month set forth in the related Note on which the Monthly Payment thereon is scheduled to be first due (without regard to any grace period); (ii) after the calendar month in which its Maturity Date occurred, the day of such month that would have been the Due Date in accordance with clause (i) of this definition without regard to the occurrence of the Maturity Date; and (iii) if such Mortgage Loan or Companion Loan, as applicable, has become an REO Mortgage Loan or REO Companion Loan, as applicable, the day of such month that would have been the Due Date in accordance with clause (i) of this definition without regard to the occurrence of such event.

“Due Diligence Service Provider”: As defined in Section 12.13(l) of this Agreement.

“Due Period”: With respect to any Distribution Date and any Mortgage Loan (including any successor REO Mortgage Loan with respect thereto) or Companion Loan (including any successor REO Companion Loan with respect thereto), the period beginning on the day immediately following the Due Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the Distribution Date occurring in September 2019, if such Mortgage Loan or Companion Loan does not have a Due Date in such preceding month, beginning on the day after the date that would have been the Due Date if such Mortgage Loan or Companion Loan had a Due Date in such preceding month) and ending on and including the Due Date in the month in which such Distribution Date occurs.

“Early Termination Notice Date”: Any date as of which (a) the aggregate Stated Principal Balance of the Mortgage Loans (including successor REO Mortgage Loans with respect thereto) and the Trust Subordinate Companion Loans (including successor REO Companion Loans with respect thereto) remaining in the Trust Fund is less than (b) 1.0% of the sum of the aggregate Cut-Off Date Balance of the Mortgage Pool and the Trust Subordinate Companion Loans initially included in the Trust Fund.

“EDGAR”: The Commission’s Electronic Data Gathering and Retrieval System.

“EDGAR-Compatible Format”: (a) With respect to the CREFC® Schedule AL File, the Schedule AL Additional File and any other information required pursuant to Item 1111(h) of Regulation AB, XML Format or such other format as mutually agreed to between the Depositor, Certificate Administrator and the Master Servicer and (b) with respect to any other document or information, any format compatible with EDGAR, including HTML, Word, Excel or clean, searchable PDFs.

“Eligible Account”: Any of: (i) a segregated account or accounts maintained with a federal or state chartered depository institution or trust company (including the Trustee and the Certificate Administrator), (a) the long-term unsecured debt obligations (or short-term unsecured debt obligations if the account holds funds for less than 30 days) or commercial paper of which are rated by Fitch in its highest rating category at all times (or, in the case of the REO Account, Collection Account, Loan Combination Custodial Account, Interest Reserve Account, Excess Liquidation Proceeds Reserve Account and Escrow Account, the long-term unsecured debt obligations (or short-term unsecured debt obligations if the account holds funds for less than 30 days) of which are rated at least “AA-“ by Fitch (or “A” by Fitch so long as the short-term deposit or short-term unsecured debt obligations of such depository institution or trust company are rated no less than “F1” by Fitch) or, if applicable, the short-term rating equivalent thereof, which is at least “F1” by Fitch), (b) the long-term unsecured debt obligations or deposit accounts of which are rated at least “BBB+” by S&P in the case of letters of credit and accounts in which funds are held for more than 30 days or, in the case of letters of credit and accounts in which funds are held for 30 days or less, the short-term deposit accounts or short-term unsecured debt obligations of which are rated at least “A-1” by S&P (or “A-2” by S&P if the long-term unsecured debt obligations or deposit accounts thereof are rated at least “BBB” by S&P); (ii) an account or accounts maintained with PNC Bank, National Association or Citibank, N.A. so long as the long-term unsecured debt rating or deposit account rating of PNC Bank, National Association or Citibank, N.A., as applicable, shall be at least “A-“ by Fitch and “BBB” by S&P (if the deposits are to be held in the account for more than 30 days) or the short-term deposit account or short-term unsecured debt rating of PNC Bank, National Association or Citibank, N.A., as applicable, shall be at least “F1” by Fitch and “A-2” by S&P (if the deposits are to be held in the account for 30 days or less); (iii) a segregated trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company that, in either case, has corporate trust powers, acting in its fiduciary capacity, which institution or trust company has a combined capital and surplus of at least $50,000,000, is (in the case of a state chartered depository institution or trust company) subject to regulations substantially similar to 12 C.F.R. §9.10(b), and is subject to supervision or examination by federal and state authority; (iv) such other account or accounts that, but for the failure to satisfy one or more of the minimum rating(s) set forth in the applicable clause, would be listed in clauses (i) - (ii) above, with respect to which a Rating Agency Confirmation has been obtained from Morningstar and each Rating Agency for which the minimum ratings set forth in the applicable clause is not satisfied with respect to such account; or

(v) such other account or accounts not listed in clauses (i) - (iii) above with respect to which a Rating Agency Confirmation has been obtained from each Rating Agency. Eligible Accounts may bear interest. No Eligible Account shall be evidenced by a certificate of deposit, passbook or other similar instrument.

“Eligible Asset Representations Reviewer”: An entity that (a) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of Moody’s, Fitch, KBRA, S&P, DBRS or Morningstar and that has not been a special servicer, operating advisor or asset representations reviewer on a transaction for which any of Moody’s, Fitch, KBRA, S&P, DBRS or Morningstar has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with such special servicer, operating advisor or asset representations reviewer, as applicable, as the sole or material factor in such rating action, (b) can and will make the representations and warranties set forth in Section 2.10, (c) is not (and is not affiliated with or, in the case of the Third Party Purchaser or the Centre Retaining Third Party Purchaser, Risk Retention Affiliated with) a Sponsor, a Mortgage Loan Seller, an originator, the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator, the Trustee, a Directing Holder, any Risk Retention Consultation Party, the Third Party Purchaser, the Centre Retaining Third Party Purchaser or any of their respective Affiliates, (d) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any Sponsor, any Mortgage Loan Seller, any Underwriter, any Initial Purchaser, the Directing Holder, any Risk Retention Consultation Party or any of their respective Affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services, and (e) does not directly or indirectly, through one or more Affiliates or otherwise, own any interest in any Certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which this Agreement relates, other than in fees from its role as Asset Representations Reviewer (or as Operating Advisor, if applicable).

“Eligible Operating Advisor”: An entity (i) that is the special servicer or operating advisor on a transaction rated by any of Moody’s, Fitch, KBRA, S&P, Morningstar and/or DBRS but has not been the special servicer or operating advisor on a transaction for which Moody’s, Fitch, KBRA, S&P, Morningstar and/or DBRS has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the special servicer or operating advisor, as applicable, as the sole or material factor in such rating action, (ii) that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets, (iii) that can and will make the representations and warranties set forth in Section 2.09(a) of this Agreement, (iv) that is not (and is not affiliated with (including Risk Retention Affiliated with)) the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, any Mortgage Loan Seller, any Directing Holder, the Third Party Purchaser, the Centre Retaining Third Party Purchaser, any Risk Retention Consultation Party or a depositor, a trustee, a certificate administrator, a master servicer or special servicer with respect to the securitization of a Companion Loan, or any of their respective Affiliates (including

Risk Retention Affiliates), (v) that has not been paid any fees, compensation or other remuneration by any Special Servicer or successor Special Servicer (x) in respect of its obligations under this Agreement or (y) for the recommendation of the replacement of the Special Servicer or the appointment of a successor special servicer to become the Special Servicer and (vi) that does not directly or indirectly, through one or more Affiliates or otherwise, own any interest in any Certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which this Agreement relates, other than in fees from its role as Operating Advisor or any fees to which it is entitled as Asset Representations Reviewer, if the Person acting as Operating Advisor is also acting as Asset Representations Reviewer.

“Emergency Advance”: Any Property Advance that, pursuant hereto, the Special Servicer is required to either (a) make (in its sole discretion in accordance with the Servicing Standard) or (b) to request the Master Servicer to make, that must be made in an emergency situation or on an urgent basis within two (2) Business Days of the Special Servicer becoming aware that it must be made in order to avoid any material penalty, any material harm to a Mortgaged Property securing a Serviced Loan or any other material adverse consequence to the Trust Fund or any related Companion Loan Holder.

“Enforcing Party”: In connection with any Repurchase Request, (i) in the event one or more Requesting Certificateholders or Consultation Requesting Certificateholders has delivered a Final Dispute Resolution Election Notice with respect thereto pursuant to Section 2.03(g) of this Agreement, with respect to the mediation or arbitration that arises out of such Final Dispute Resolution Election Notice, such Requesting Certificateholder(s) and/or Consultation Requesting Certificateholder(s), or (ii) in all other cases, the Enforcing Servicer.

“Enforcing Servicer”: (a) With respect to a Specially Serviced Loan, the Special Servicer; and (b) with respect to a Non-Specially Serviced Loan, (i) in the case of a Repurchase Request made by the Special Servicer, the Directing Holder or a Controlling Class Certificateholder, the Master Servicer, and (ii) in the case of a Repurchase Request made by any Person other than the Special Servicer, the Directing Holder or a Controlling Class Certificateholder, (A) prior to a Resolution Failure relating to such Non-Specially Serviced Loan, the Master Servicer, and (B) from and after a Resolution Failure relating to such Non-Specially Serviced Loan, the Special Servicer.

“Environmental Report”: The environmental audit report or reports with respect to each Mortgaged Property delivered to the related Mortgage Loan Seller in connection with the origination or acquisition of the related Mortgage Loan.

“ERISA”: The Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

“ERISA Restricted Certificate”: Any Class F-RR, Class G-RR, Class J-RR, Class WM-C, Class TC-C, Class TC-D, Class TC-E and Class TCRR Certificate or, if transferred through Citigroup Global Markets Inc., Deutsche Bank Securities Inc. or J.P. Morgan Securities LLC, any Class VRR Certificate or Class WMRR Certificate; provided that any such Certificate: (a) will cease to be considered an ERISA Restricted Certificate and (b) will cease to be subject to the transfer restrictions with respect to ERISA Restricted Certificates contained in Section 5.03(n) of this Agreement if, as of the date of a proposed transfer of such Certificate, it is rated in one of the four highest generic ratings categories by a credit rating agency that meets the requirements of the Underwriter Exemption or (ii) relevant provisions of ERISA would permit the transfer of such Certificate to a Plan.

“Escrow Account”: As defined in Section 3.04(b) of this Agreement.

“Escrow Payment”: Any payment made by any Mortgagor to the Master Servicer pursuant to the related Mortgage, Lock-Box Agreement or Loan Agreement for the account of such Mortgagor for application toward the payment of taxes, insurance premiums, assessments, ground rents, mandated improvements and similar items in respect of the related Mortgaged Property.

“Euroclear”: Euroclear Bank, as operator of the Euroclear System, and its successors in interest.

“Excess Interest”: With respect to each ARD Mortgage Loan, additional interest accrued on such ARD Mortgage Loan after the Anticipated Repayment Date allocable to the difference between the Revised Rate and the Mortgage Rate, plus any compound interest thereon, to the extent permitted by applicable law and the related Loan Documents. The Excess Interest on any ARD Mortgage Loan shall not be an asset of any Trust REMIC, but rather shall be an asset of the Grantor Trust.

“Excess Interest Certificates”: Any class of commercial mortgage pass-through certificates issued under this Agreement that are designated as evidencing an interest in the Excess Interest. The Class S Certificates and the Class VRR Certificates shall be the only Classes of Excess Interest Certificates issued under this Agreement.

“Excess Interest Distribution Account”: The trust account or subaccount created and maintained by the Certificate Administrator pursuant to Section 3.05(e) of this Agreement in trust for the Holders of the Excess Interest Certificates, which (subject to changes in the identities of the Certificate Administrator and/or the Trustee) shall be entitled “Citibank, N.A., as Certificate Administrator, on behalf of Wilmington Trust, National Association, as Trustee, for the benefit of the registered Holders of Benchmark 2019-B12 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B12, Class VRR and Class S – Excess Interest Distribution Account.” Any such account shall be an Eligible Account. The Excess Interest Distribution Account shall be held solely for the benefit of the Holders of the Excess Interest Certificates. The Excess Interest Distribution Account shall not be an asset of any Trust REMIC, but rather shall be an asset of the Grantor Trust.

“Excess Liquidation Proceeds”: With respect to any Mortgage Loan (and, in the case of each of the Woodlands Mall Mortgage Loan and The Centre Mortgage Loan, the related Trust Subordinate Companion Loan), the excess of (i) Liquidation Proceeds of that Mortgage Loan (and, in the case of each of the Woodlands Mall Mortgage Loan and The Centre Mortgage Loan, the related Trust Subordinate Companion Loan) or related REO Property (net of any related Liquidation Expenses and any amounts payable to a related Serviced Companion Loan Holder pursuant to the related Co-Lender Agreement), over (ii) the amount that would have been received if a Principal Payment in full had been made, and all other outstanding amounts had been paid, with respect to such Mortgage Loan (and, in the case of each of the Woodlands Mall Mortgage Loan and The Centre Mortgage Loan, the related Trust Subordinate Companion Loan) on the Due Date immediately following the date on which such proceeds were received. With respect to any Outside Serviced Mortgage Loan, Excess Liquidation Proceeds shall mean such Outside Serviced Mortgage Loan’s pro rata share of any “Excess Liquidation Proceeds” determined in accordance with the applicable Outside Servicing Agreement and the related Co-Lender Agreement that are received by the Trust.

“Excess Liquidation Proceeds Reserve Account”: The trust account or subaccount created and maintained by the Certificate Administrator pursuant to Section 3.05(c) of this Agreement in trust for the Certificateholders, which (subject to any changes in the identities of the Trustee and/or the Certificate Administrator) shall be entitled “Citibank, N.A., as Certificate Administrator, on behalf of Wilmington Trust, National Association, as Trustee, for the benefit of the registered Holders of Benchmark 2019-B12 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B12, Excess Liquidation Proceeds Reserve Account.” Any such account shall be an Eligible Account.

“Excess Modification Fees”: With respect to any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable), the sum of (A) the excess of (i) any and all Modification Fees with respect to any modification, waiver, extension or amendment of any of the terms of a Serviced Mortgage Loan (or Serviced Loan Combination, if applicable), over (ii) all unpaid or unreimbursed Advances and Additional Trust Fund Expenses (including, without limitation, interest on unreimbursed Advances to the extent not otherwise paid or reimbursed by the related Mortgagor (including indirect reimbursement from Penalty Charges or otherwise), but excluding (1) Special Servicing Fees, Workout Fees and Liquidation Fees and (2) Borrower Delayed Reimbursements) outstanding or previously incurred hereunder with respect to the related Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) and reimbursed from such Modification Fees (which such Advances and Additional Trust Fund Expenses shall be reimbursed from such Modification Fees), and (B) Advances and Additional Trust Fund Expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which Advances and Additional Trust Fund Expenses have been recovered from the related Mortgagor as Penalty Charges, specific reimbursements or otherwise. All Excess Modification Fees earned by the Special Servicer shall offset any future Workout Fees or Liquidation Fees payable with respect to the related Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) or REO Property; provided that if the Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) ceases being a Corrected Loan, and is subject to a subsequent modification, any Excess Modification Fees earned by the Special Servicer prior to such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) ceasing to be a Corrected Loan shall no longer be offset against future Liquidation Fees and Workout Fees unless such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) ceased to be a Corrected Loan within 18 months of it becoming a modified Serviced Mortgage Loan (or modified Serviced Loan Combination, if applicable). If such Mortgage Loan (or Serviced Loan Combination) ceases to be a Corrected Loan, the Special Servicer shall be entitled to a Liquidation Fee or Workout Fee (to the extent not previously offset) with respect to the new modification, waiver, extension or amendment or future liquidation of the Specially Serviced Loan or related REO Property (including in connection with a repurchase, sale, refinance, discounted or full payoff or other liquidation); provided that any Excess Modification Fees earned and paid to the Special Servicer in connection with such subsequent modification, waiver, extension or amendment (or, as contemplated by the preceding proviso, a prior modification, waiver, extension or amendment) shall be applied to offset such Liquidation Fee or Workout Fee to the extent described above. Within any prior 12-month period, all Excess Modification Fees earned by the Master Servicer or the Special Servicer (after taking into account any offset described above applied during such 12-month period) with respect to any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) shall be subject to a cap equal to the greater of (i) 1% of the outstanding principal balance of such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) after giving effect to such transaction, and (ii) $25,000.

“Excess Penalty Charges”: With respect to any Serviced Loan and any Collection Period, the sum of (A) the excess of (i) any and all Penalty Charges collected in respect of such Serviced Loan during such Collection Period, over (ii) all unpaid or unreimbursed Advances and Additional Trust Fund Expenses (including, without limitation, interest on Advances to the extent not otherwise paid or reimbursed by the related Mortgagor, but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the Trust (and, if applicable, the related Serviced Companion Loan Holder) with respect to such Serviced Loan and reimbursed from such Penalty Charges (which such Advances and Additional Trust Fund Expenses shall be reimbursed from such Penalty Charges) in accordance with Section 3.14 of this Agreement and (B) Advances and expenses previously paid or reimbursed from Penalty Charges as described in the immediately preceding clause (A), which Advances and expenses have been recovered from the related Mortgagor or otherwise.

“Excess Prepayment Interest Shortfall”: With respect to any Distribution Date, (i) with respect to the Mortgage Loans, the aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Aggregate Pooled Available Funds for any Distribution Date that are not covered by the portion of the Master Servicer’s Compensating Interest Payment for the related Distribution Date allocable to the Mortgage Loans or, in the case of an Outside Serviced Mortgage Loan, the portion of any compensating interest payments allocable to such Outside Serviced Mortgage Loan to the extent received from the related Outside Servicer, and (ii) with respect to each Trust Subordinate Companion Loan, the amount of any Prepayment Interest Shortfall resulting from any principal prepayment made on such Trust Subordinate Companion Loan to be included in the applicable Available Funds for any Distribution Date that is not covered by the portion of the Master Servicer’s Compensating Interest Payment for the related Distribution Date allocable to such Trust Subordinate Companion Loan.

“Excess Servicing Fees”: With respect to each Mortgage Loan (including any successor REO Mortgage Loan with respect thereto) and Trust Subordinate Companion Loan (including any successor REO Companion Loan with respect thereto), that portion of the Servicing Fee that accrues at a per annum rate equal to the Excess Servicing Fee Rate.

“Excess Servicing Fee Rate”: With respect to each Mortgage Loan (including any successor REO Mortgage Loan with respect thereto) and Trust Subordinate Companion Loan (including any successor REO Companion Loan with respect thereto), a rate per annum equal to the Servicing Fee Rate minus (i) the applicable fee rate, if any, set forth under the column labeled “Subservicing Fee Rate (%)” on the Mortgage Loan Schedule, minus (ii) the applicable fee rate, if any, set forth under the column labeled “Outside Servicing Fee Rate (%)” on the Mortgage Loan Schedule, minus (iii) 0.00125%; provided that such rate shall be subject to reduction at any time following any resignation of the Master Servicer pursuant to Section 6.04 of this Agreement (if no successor is appointed in accordance with Section 6.04 of this Agreement) or any termination of the Master Servicer pursuant to Section 7.01 of this Agreement, to the extent reasonably necessary (in the sole discretion of the Trustee) for the Trustee to appoint a qualified successor Master Servicer (which successor may include the Trustee) that meets the requirements of Section 7.02 of this Agreement.

“Excess Servicing Fee Right”: With respect to each Mortgage Loan (including any successor REO Mortgage Loan with respect thereto) and Trust Subordinate Companion Loan (including any successor REO Companion Loan with respect thereto), the right to receive Excess Servicing Fees. In the absence of any transfer of the Excess Servicing Fee Right, the Master Servicer shall be the owner of such Excess Servicing Fee Right.

“Exchange Act”: The Securities Exchange Act of 1934, as amended and the rules and regulations thereunder.

“Excluded Controlling Class Holder”: With respect to any Excluded Controlling Class Mortgage Loan, the Controlling Class Representative, any Controlling Class Certificateholder, any Loan-Specific Controlling Class Representative or any Loan-Specific Controlling Class Certificateholder, as applicable, that is a Borrower Party with respect to such Excluded Controlling Class Mortgage Loan. Promptly upon obtaining actual knowledge of any such party becoming an “Excluded Controlling Class Holder”, the Controlling Class Representative, Controlling Class Certificateholder, Loan-Specific Controlling Class Representative or Loan-Specific Controlling Class Certificateholder, as the case may be, shall provide notice in the form of Exhibit M-1F hereto to the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Trustee and the Certificate Administrator, which such notice shall be physically delivered in accordance with Section 12.04 of this Agreement and shall specifically identify the Excluded Controlling Class Holder and the subject Excluded Controlling Class Mortgage Loan. Additionally, any Excluded Controlling Class Holder shall also send to the Certificate Administrator a notice substantially in the form of Exhibit M-1G hereto, which notice shall provide the CitiDirect Login User ID associated with such Excluded Controlling Class Holder, and which notice shall direct the Certificate Administrator to restrict such Excluded Controlling Class Holder’s access to the Certificate Administrator’s Website as and to the extent provided in this Agreement.

“Excluded Controlling Class Mortgage Loan”: Any Mortgage Loan or Loan Combination with respect to which, as of any date of determination, the Controlling Class Representative or any Controlling Class Certificateholder (or, (i) with respect to the Woodlands Mall Loan Combination so long as a Woodlands Mall Control Appraisal Period is not continuing, the Woodlands Mall Controlling Class Representative or any Woodlands Mall Controlling Class Certificateholder, and (ii) with respect to The Centre Loan Combination so long as a Centre Control Appraisal Period is not continuing, the Centre Controlling Class Representative or any Centre Controlling Class Certificateholder), as applicable, is a

Borrower Party. For the avoidance of doubt, if a Mortgage Loan or a Loan Combination is not an Excluded Controlling Class Mortgage Loan, such Mortgage Loan or Loan Combination also is not an Excluded Mortgage Loan.

“Excluded Information”: With respect to any Excluded Controlling Class Mortgage Loan, any information and reports solely relating to such Excluded Controlling Class Mortgage Loan and/or the related Mortgaged Property or portfolio of Mortgaged Properties, including, without limitation, any Asset Status Reports, Final Asset Status Reports (or summaries thereof), any Appraisals, inspection reports (related to Specially Serviced Loans conducted by the Special Servicer or the Excluded Special Servicer, as applicable), any Officer’s Certificates delivered by the Master Servicer, the Special Servicer or the Trustee pursuant to Section 3.20(c) or Section 4.06(b) supporting a non-recoverability determination, the Operating Advisor Annual Reports, any determination of the Special Servicer’s net present value calculation, any Appraisal Reduction Amount calculations, environmental assessments, seismic reports and property condition reports and such other information and reports designated as Excluded Information (other than such information with respect to such Excluded Controlling Class Mortgage Loan that is aggregated with information of other Mortgage Loans at a pool level) by the Master Servicer, the Special Servicer or the Operating Advisor, as the case may be. For the avoidance of doubt, any file or report contained in the CREFC® Investor Reporting Package (CREFC® IRP) (other than the CREFC® Special Servicer Loan File and CREFC® Special Servicer Property File relating to any Excluded Controlling Class Mortgage Loan) and any Schedule AL Additional File shall not be considered “Excluded Information.” Each of the Master Servicer, the Special Servicer or the Operating Advisor shall deliver any Excluded Information for posting to the Certificate Administrator’s Website to the Certificate Administrator in accordance with Section 3.32 hereof. For the avoidance of doubt, the Certificate Administrator’s obligation to segregate any information delivered to it under the “Excluded Information” tab on the Certificate Administrator’s Website shall be triggered solely by such information being delivered in the manner provided in Section 3.32 hereof.

“Excluded Mortgage Loan”: A Mortgage Loan or Loan Combination with respect to which, as of any date of determination, the Controlling Class Representative or the holder(s) of more than 50% of the Controlling Class (by Certificate Balance) (or, (i) with respect to the Woodlands Mall Loan Combination prior to the continuation of a Woodlands Mall Control Appraisal Period, the Woodlands Mall Controlling Class Representative or the holder(s) of more than 50% of the Woodlands Mall Controlling Class (by Certificate Balance), and (ii) with respect to The Centre Loan Combination prior to the continuation of a Centre Control Appraisal Period, the Centre Controlling Class Representative or the holder(s) of more than 50% of the Centre Controlling Class (by Certificate Balance) is (or are) a Borrower Party (or are Borrower Parties, as applicable). For the avoidance of doubt, any Excluded Mortgage Loan is also an Excluded Controlling Class Mortgage Loan.

“Excluded Mortgage Loan Special Servicer”: With respect to any Excluded Special Servicer Mortgage Loan, a Special Servicer that is not a Borrower Party and satisfies all of the eligibility requirements applicable to the Special Servicer set forth in this Agreement.

“Excluded RRCP Mortgage Loan”: With respect to any Risk Retention Consultation Party as of any date of determination, a Mortgage Loan or Loan Combination with respect to which such Risk Retention Consultation Party or the Person(s) entitled to appoint such Risk Retention Consultation Party is a Borrower Party.

“Excluded Special Servicer Information”: With respect to any Excluded Special Servicer Mortgage Loan, any information and reports solely relating to such Excluded Special Servicer Mortgage Loan and/or the related Mortgaged Property or portfolio of Mortgaged Properties, including, without limitation, any Asset Status Reports, Final Asset Status Reports (or summaries thereof), any Appraisals, inspection reports, any Officer’s Certificates delivered by the Master Servicer, the related Excluded Mortgage Loan Special Servicer or the Trustee pursuant to Section 3.20(c) or Section 4.06(b) supporting a non-recoverability determination, the Operating Advisor Annual Reports (provided that the Special Servicer or the Excluded Mortgage Loan Special Servicer, as applicable, shall be entitled to access and view any Operating Advisor Annual Report relating to itself, even if such report also includes information about any Excluded Special Servicer Mortgage Loan), any determination of the related Excluded Mortgage Loan Special Servicer’s net present value calculation, any Appraisal Reduction Amount calculations, environmental assessments, seismic reports and property condition reports and such other information and reports designated as Excluded Special Servicer Information (other than such information with respect to such Excluded Special Servicer Mortgage Loan that is aggregated with information of other Mortgage Loans at a pool level) by the Master Servicer, the related Excluded Mortgage Loan Special Servicer or the Operating Advisor, as the case may be. For the avoidance of doubt, any file or report contained in the CREFC® Investor Reporting Package (CREFC® IRP) (other than the CREFC® Special Servicer Loan File and CREFC® Special Servicer Property File relating to any Excluded Special Servicer Mortgage Loan, which shall be Excluded Special Servicer Information) shall not be considered “Excluded Special Servicer Information.”

“Excluded Special Servicer Mortgage Loan”: As of any date of determination, any Mortgage Loan or Loan Combination with respect to which the related Special Servicer, to its knowledge, is a Borrower Party.

“FDIC”: The Federal Deposit Insurance Corporation, and its successors in interest.

“Final Asset Status Report”: With respect to any Specially Serviced Loan, each related Asset Status Report, together with such other data or supporting information provided by the Special Servicer to any applicable Directing Holder or Consulting Party or, if different, the Operating Advisor or any related Serviced Companion Loan Holder (or its Companion Loan Holder Representative), in each case, which does not include any communications (other than the related Asset Status Report) between the Special Servicer, on the one hand, and the related Directing Holder or Consulting Party, on the other hand, with respect to such Specially Serviced Loan; provided that no Asset Status Report shall be considered to be a Final Asset Status Report unless any applicable Directing Holder has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval and consent pursuant to this Agreement, or has been deemed to have approved or consented to such action, or unless the Asset Status Report is otherwise being implemented by the Special Servicer in accordance with this Agreement.

“Final Dispute Resolution Election Notice”: As defined in Section 2.03(g) of this Agreement.

“Final Recovery Determination”: With respect to any defaulted Mortgage Loan or Serviced Loan Combination that is a Specially Serviced Loan (or, in the case of an Outside Serviced Mortgage Loan, the equivalent under the applicable Outside Servicing Agreement) or REO Mortgage Loan, as the case may be, a determination that there has been a recovery of all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, REO Proceeds and other payments or recoveries that the Special Servicer, or the related Outside Special Servicer with respect to an Outside Serviced Mortgage Loan (if it is a “Specially Serviced Loan” (or an analogous concept) under the applicable Outside Servicing Agreement) or any related REO Property, has determined in accordance with the Servicing Standard will ultimately be recoverable; provided that with respect to each Outside Serviced Mortgage Loan, the Final Recovery Determination shall be made by the related Outside Special Servicer in accordance with the applicable Outside Servicing Agreement.

“Fitch”: Fitch Ratings, Inc. or its successors in interest. If neither Fitch nor any successor remains in existence, “Fitch” shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person reasonably designated by the Depositor, notice of which designation shall be given to the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer and specific ratings of Fitch herein referenced shall be deemed to refer to the equivalent ratings (as reasonably determined by the Depositor) of the party so designated.

“Form 8-K Disclosure Information”: As defined in Section 10.07 of this Agreement.

“GACC”: German American Capital Corporation, a Maryland corporation, and its successors in interest.

“GACC Mortgage Loan Purchase Agreement”: The mortgage loan purchase agreement, dated as of August 1, 2019, by and between GACC and the Depositor.

“GACC Mortgage Loans”: The Mortgage Loans transferred by GACC to the Depositor and/or the Trust pursuant to the GACC Mortgage Loan Purchase Agreement and this Agreement.

“General Special Servicer”: As defined in Section 6.08(i) of this Agreement.

“Global Certificates”: Any Certificate registered in the name of the Depository or its nominee.

“Grace Period”: The number of days before a payment default is an event of default under the related Mortgage Loan or Companion Loan.

“Grand Canal Shoppes Mortgage Loan”: The Mortgage Loan evidenced by one promissory note, Note A-3-1, made by the related Mortgagor and secured by the Mortgage on the Grand Canal Shoppes Mortgaged Property included in the Trust (identified as Loan No. 10 on the Mortgage Loan Schedule), which is an Outside Serviced Mortgage Loan.

“Grand Canal Shoppes Mortgaged Property”: The underlying real property securing the Grand Canal Shoppes Mortgage Loan referred to in the Mortgage Loan Schedule as “Grand Canal Shoppes,” as more fully described in the related Loan Documents.

“Grand Canal Shoppes Purchase Option Holder”: With respect to the Grand Canal Shoppes Mortgage Loan, Venetian Casino Resort, LLC or such other party designated under the Reciprocal Easement Agreement as having the right to purchase the Grand Canal Shoppes Mortgage Loan following an acceleration thereof.

“Grand Canal Shoppes Reciprocal Easement Agreement”: With respect to the Grand Canal Shoppes Mortgage Loan, that certain Fourth Amended and Restated Reciprocal Easement, Use and Operating Agreement, dated as of February 29, 2008, among Interface Group—Nevada, Inc., Grand Canal Shopps II, LLC, Phase II Mall Subsidiary, LLC, Venetian Casino Resort, LLC, and Palazzo Condo Tower, LLC.

“Grantor Trust”: A segregated asset pool within the Trust Fund, which at all times shall be treated as a “grantor trust” under the Grantor Trust Provisions, consisting of the VRR Specific Grantor Trust Assets, the Class S Specific Grantor Trust Assets and the Excess Interest Distribution Account, beneficial ownership of which is represented by the Grantor Trust Certificates.

“Grantor Trust Certificates”: Any class of commercial mortgage pass-through certificates issued under this Agreement that is designated as evidencing an interest in the Grantor Trust. The Class S Certificates and the Class VRR Certificates shall be the only Classes of Grantor Trust Certificates issued under this Agreement.

“Grantor Trust Provisions”: Subpart E of part I of subchapter J of the Code and Treasury Regulations Section 301.7701-4(c).

“Ground Lease”: The ground lease pursuant to which any Mortgagor holds a leasehold interest in the related Mortgaged Property.

“GSMS 2019-GC40 PSA”: The Pooling and Servicing Agreement, dated as of June 1, 2019, between GS Mortgage Securities Corporation II, as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer and as special servicer, Wells Fargo Bank, National Association, as trustee and as certificate administrator and Pentalpha Surveillance LLC, as operating advisor, as the same may be amended from time to time in accordance with the terms thereof, pursuant to which the GS Mortgage Securities Trust 2019-GC40, Commercial Mortgage Pass-Through Certificates, Series 2019-GC40, were issued.

“Hazardous Materials”: Any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., or any other environmental laws now or hereafter existing, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being “in inventory,” “usable work in process” or similar classification which would, if classified as unusable, be included in the foregoing definition.

“Holder”: With respect to any Certificate, a Certificateholder, and with respect to any Lower-Tier Regular Interest, Woodlands Mall Regular Interest or Centre Regular Interest, the Trustee for the benefit of the Certificateholders.

“HRR Interest”: Collectively, the Class F-RR, Class G-RR and Class J-RR Certificates, which are purchased for cash by a majority-owned-affiliate of the Third Party Purchaser from the Initial Purchasers on the Closing Date

“HRR Interest Transfer Restriction Period”: With respect to the HRR Interest, the period from the Closing Date to the earliest of: (i) the date that is latest of (A) the date on which the aggregate unpaid principal balance of all outstanding Mortgage Loans has been reduced to 33% of the aggregate Cut-off Date Balance of the Mortgage Loans, (B) the date on which the aggregate outstanding Certificate Balance of the Pooled Principal Balance Certificates has been reduced to 33% of the aggregate outstanding Certificate Balance of the Pooled Principal Balance Certificates as of the Closing Date, or (C) two (2) years after the Closing Date; (ii) the date on which all of the Mortgage Loans have been defeased in accordance with the TPP Risk Retention Requirements set forth in Rule 7(b)(8)(i) of Regulation RR; or (iii) the date on which Regulation RR has been officially abolished (and the securitization transaction contemplated by this Agreement is not subject to any other applicable credit risk retention requirements under the Dodd-Frank Act) or, based on a written opinion of counsel reasonably acceptable to the Depositor and the Retaining Sponsor, officially determined by the Regulatory Agencies to be no longer applicable to the securitization transaction contemplated by this Agreement or the HRR Interest.

“HY 2019-30HY TSA”: The Trust and Servicing Agreement, dated as of July 6, 2019, between Deutsche Mortgage & Asset Receiving Corporation, as depositor, Wells Fargo Bank, National Association, as servicer, Situs Holdings, LLC, as special servicer, Wilmington Trust, National Association, as trustee and Wells Fargo Bank, National Association, as certificate administrator, as the same may be amended from time to time in accordance with the terms thereof, pursuant to which the Hudson Yards 2019-30HY Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2019-30HY, were issued.

“Impermissible Risk Retention Affiliate”: As defined in Section 3.34 of this Agreement.

“Impermissible TPP Affiliate”: As defined in Section 3.34 of this Agreement.

“Indemnified Party”: As defined in Section 8.05(c) or Section 12.13(d), as applicable, of this Agreement, as the context requires.

“Indemnifying Party”: As defined in Section 8.05(c), Section 10.12 or Section 12.13(d), as applicable, of this Agreement, as the context requires.

“Independent”: When used with respect to any specified Person, any such Person who (i) does not have any direct financial interest, or any material indirect financial interest, in any of a Mortgage Loan Seller, the Depositor, the Trustee, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator, the Master Servicer, the Special Servicer, the Controlling Class Representative, any Risk Retention Consultation Party, any Mortgagor, any Companion Loan Holder (or, if applicable, its Companion Loan Holder Representative) or any

Affiliate thereof, and (ii) is not connected with any such Person as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Mortgage Loan Sellers, the Depositor, the Trustee, the Master Servicer, the Special Servicer, the Controlling Class Representative, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator, any Mortgagor, any Companion Loan Holder (or, if applicable, its Companion Loan Holder Representative) or any Affiliate thereof merely because such Person is (A) compensated for services by, or (B) the beneficial owner of 1% or less of any class of securities issued by, the Depositor, the Mortgage Loan Sellers, the Trustee, the Master Servicer, the Special Servicer, the Controlling Class Representative, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator, any Mortgagor, any Companion Loan Holder (or, if applicable, its Companion Loan Holder Representative) or any Affiliate thereof, as the case may be, provided that such ownership constitutes less than 1% of the total assets owned by such Person.

“Independent Contractor”: Either (i) any Person that would be an “independent contractor” with respect to the applicable Trust REMIC within the meaning of Code Section 856(d)(3) if such Trust REMIC were a real estate investment trust (except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class or 35% or more of the aggregate value of all Classes of Certificates), provided that such Trust REMIC does not receive or derive any income from such Person and the relationship between such Person and the Trust REMIC is at arm’s length, all within the meaning of Treasury Regulations Section 1.856-4(b)(5) (except neither the Master Servicer nor the Special Servicer shall be considered to be an Independent Contractor under the definition in this clause (i) unless an Opinion of Counsel (at the expense of the party seeking to be deemed an Independent Contractor) addressed to the Master Servicer, the Trustee and the Certificate Administrator has been delivered to the Trustee and the Certificate Administrator to that effect) or (ii) any other Person (including the Master Servicer and the Special Servicer) if the Master Servicer, on behalf of itself, the Trustee and the Certificate Administrator has received an Opinion of Counsel (at the expense of the party seeking to be deemed an Independent Contractor) to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as “foreclosure property” within the meaning of Code Section 860G(a)(8) (determined without regard to the exception applicable for purposes of Code Section 860D(a)) or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property (provided that such income would otherwise so qualify).

“Initial Purchasers”: Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc. and Drexel Hamilton, LLC.

“Initial Requesting Certificateholder”: The first Certificateholder or Certificate Owner of a Pooled Certificate (in either case, other than a Holder or Certificate Owner of a Class VRR Certificate) to deliver a Certificateholder Repurchase Request as described in Section 2.03(f) with respect to a Mortgage Loan. For the avoidance of doubt, there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan, and a Holder of a Class VRR Certificate may not be an Initial Requesting Certificateholder.

“Initial Schedule AL Additional File”: The data file containing additional information or schedules regarding data points in the Initial Schedule AL File and filed as Exhibit 103 to the Form ABS-EE or, if applicable, Form ABS-EE/A incorporated by reference in the Prospectus.

“Initial Schedule AL File”: The data file prepared by, or on behalf of, the Depositor and filed as Exhibit 102 to the Form ABS-EE or, if applicable, Form ABS-EE/A incorporated by reference in the Prospectus.

“Inquiries”: As defined in Section 4.02(a) of this Agreement.

“Institutional Accredited Investor”: An entity that qualifies as an “accredited investor” within the meaning of Rule 501(a) (1), (2), (3) or (7) of Regulation D under the Act or any entity in which all of the equity owners qualify as “accredited investors” within the meaning of Rule 501(a) (1), (2), (3) or (7) of Regulation D under the Act.

“Insurance Proceeds”: Proceeds of any fire and hazard insurance policy, title policy or other insurance policy relating to a Mortgage Loan (including an Outside Serviced Mortgage Loan) or Trust Subordinate Companion Loan (including any amounts paid by the Master Servicer pursuant to Section 3.07 of this Agreement); provided that, in the case of an Outside Serviced Mortgage Loan, “Insurance Proceeds” under this Agreement shall be limited to any related proceeds of the type described above in this definition that are received by the Trust Fund in connection with such Outside Serviced Mortgage Loan, pursuant to the allocations set forth in the related Co-Lender Agreement or, if no allocation is provided in the related Co-Lender Agreement, as allocated pursuant to the applicable Outside Servicing Agreement.

“Insurance Summary Report”: With respect to each Mortgage Loan, a report or other summary prepared either by the related Mortgage Loan Seller or a third party insurance consultant on behalf of the related Mortgage Loan Seller that provides a summary of all insurance policies covering the related Mortgaged Property(ies), identifying the insurance provider, applicable ratings of each such provider and the amount of coverage and any applicable deductible.

“Interest Accrual Amount”: (a) With respect to any Distribution Date and any Class of Non-Vertically Retained Pooled Principal Balance Certificates, an amount equal to interest for the related Interest Accrual Period accrued at the applicable Pass-Through Rate for such Class on the related Certificate Balance outstanding immediately prior to such Distribution Date; and (b) with respect to any Distribution Date and a Class of the Class X Certificates, an amount equal to the Accrued Component Interest for the related Interest Accrual Period for the applicable Component (or, if there are multiple related Components, the sum of the Accrued Component Interest for the related Interest Accrual Period for all of the respective Components) for such Class for such Interest Accrual Period. Calculations of interest for each Interest Accrual Period shall be made on 30/360 Basis.

“Interest Accrual Period”: With respect to any Distribution Date, the calendar month prior to the month in which such Distribution Date occurs.

“Interest Distribution Amount”: With respect to any Distribution Date and any Class of Non-Vertically Retained Pooled Regular Certificates, an amount equal to (A) the sum of

(i) the Interest Accrual Amount with respect to such Class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such Class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall with respect to the Mortgage Pool allocated to such Class on such Distribution Date pursuant to Section 4.01(j).

“Interest Reserve Account”: The trust account or subaccount created and maintained by the Certificate Administrator pursuant to Section 3.23 of this Agreement, which (subject to any changes in the identities of the Trustee and/or the Certificate Administrator) shall be entitled “Citibank, N.A., as Certificate Administrator, on behalf of Wilmington Trust, National Association, as Trustee, for the benefit of the registered Holders of Benchmark 2019-B12 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B12, Interest Reserve Account” and which shall be an Eligible Account.

“Interest Shortfall”: With respect to any Distribution Date for any Class of Non-Vertically Retained Pooled Regular Certificates, subject to increase as provided in Section 4.01(g) of this Agreement, the sum of (a) the portion of the Interest Distribution Amount for such Class remaining unpaid as of the close of business on the preceding Distribution Date (if any), and (b) to the extent permitted by applicable law, (i) in the case of a Class of Non-Vertically Retained Pooled Principal Balance Certificates, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such Class for the subject Distribution Date, and (ii) in the case of a Class of Interest-Only Certificates, one month’s interest on that amount remaining unpaid at the WAC Rate for the subject Distribution Date.

“Interested Person”: As of any date of determination, any party to this Agreement, any Mortgage Loan Seller, any applicable Directing Holder or Consulting Party, any Mortgagor, any holder of a related mezzanine loan, any manager of a Mortgaged Property, any Independent Contractor engaged by the Special Servicer pursuant to Section 3.16 of this Agreement, or any Person actually known to a Responsible Officer of the Trustee or the Certificate Administrator to be an Affiliate of any of the preceding entities; and, with respect to a Defaulted Serviced Loan Combination, the related Other Depositor, the master servicer, the special servicer (or any independent contractor engaged by such special servicer), or the trustee for the related Other Securitization Trust, the related Serviced Companion Loan Holder or its Companion Loan Holder Representative, any holder of a related mezzanine loan, or any Person actually known to a Responsible Officer of the Trustee or the Certificate Administrator to be an Affiliate of any of the preceding entities.

“Interest-Only Certificates”: The Class X-A, Class X-B and Class X-D Certificates, collectively.

“Investment”: Any direct or indirect ownership interest in any security, note or other financial instrument related to the Certificates or issued or executed by a Mortgagor, a loan directly or indirectly secured by any of the foregoing or a hedging transaction (however structured) that references or relates to any of the foregoing.

“Investment Account”: As defined in Section 3.07(a) of this Agreement.

“Investment Company Act”: The Investment Company Act of 1940, as it may be amended from time to time.

“Investment Decisions”: Investment, trading, lending or other financial decisions, strategies or recommendations with respect to Investments, whether on behalf of the Master Servicer or any Affiliate thereof, the Special Servicer or any Affiliate thereof, the Operating Advisor or any Affiliate thereof, the Certificate Administrator or any Affiliate thereof, or the Trustee or any Affiliate thereof, as applicable, or any Person on whose behalf the Master Servicer or any Affiliate thereof, the Special Servicer or any Affiliate thereof, the Operating Advisor or any Affiliate thereof, the Certificate Administrator or any Affiliate thereof, or the Trustee or any Affiliate thereof, as applicable, has discretion in connection with Investments.

“Investor Certification”: A certificate representing that such Person executing the certificate is a Certificateholder, a Certificate Owner or a prospective purchaser of a Certificate (or any investment advisor or manager of the foregoing), the Controlling Class Representative or a Loan-Specific Controlling Class Representative (to the extent the Controlling Class Representative or such Loan-Specific Controlling Class Representative is not a Certificateholder or a Certificate Owner), a Risk Retention Consultation Party (to the extent such Risk Retention Consultation Party is not a Certificateholder or Certificate Owner) or a Serviced Companion Loan Holder or its Companion Loan Holder Representative, and that (i) for purposes of obtaining certain information and notices (including access to information and notices on the Certificate Administrator’s Website) pursuant to this Agreement, (A) (1) in the case of a Person that is not the Controlling Class Representative, a Controlling Class Certificateholder, a Loan-Specific Controlling Class Representative or any Loan-Specific Controlling Class Certificateholder, such Person is or is not a Borrower Party and such Person is or is not a Risk Retention Consultation Party or (2) in the case of the Controlling Class Representative, any Controlling Class Certificateholder, a Loan-Specific Controlling Class Representative or any Loan-Specific Controlling Class Certificateholder, such Person is or is not a Borrower Party as to any identified Excluded Controlling Class Mortgage Loan, and (B) except in the case of a Serviced Companion Loan Holder or its Companion Loan Holder Representative, such Person has received a copy of the Prospectus, which certificate shall be substantially in the form of Exhibit M-1A, Exhibit M-1B, Exhibit M-1C, Exhibit M-1D or Exhibit M-1E to this Agreement or in the form of an electronic certification contained on the Certificate Administrator’s Website, and/or (ii) for purposes of exercising Voting Rights (which does not apply to a prospective purchaser of a Certificate, a Serviced Companion Loan Holder or its Companion Loan Holder Representative), (A) (1) such Person is not a Borrower Party or (2) in the case of the Controlling Class Representative, any Controlling Class Certificateholder, a Loan-Specific Controlling Class Representative or any Loan-Specific Controlling Class Certificateholder, such Person is a Borrower Party as to any identified Excluded Controlling Class Mortgage Loan, (B) such Person is or is not the Depositor, the Master Servicer, the Special Servicer, an Excluded Mortgage Loan Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, a Mortgage Loan Seller or an Affiliate of any of the foregoing and (C) such Person has received a copy of the Prospectus, which certificate shall be substantially in the form of Exhibit M-2A or Exhibit M-2B to this Agreement or in the form of an electronic certification (which may be a click-through confirmation) contained on the Certificate Administrator’s Website or the Master Servicer’s website. The Certificate Administrator may require that Investor Certifications are resubmitted from time to time in accordance with its policies and procedures. For the avoidance of doubt if a Borrower Party is the Controlling Class Representative, a Controlling Class Certificateholder, a Loan-Specific Controlling Class Representative or a Loan-Specific Controlling Class Certificateholder, such Person (A) shall be prohibited from having access to the Excluded Information solely with respect to the related Excluded Controlling Class Mortgage Loan and (B) shall not be permitted to exercise voting or control, consultation and/or special servicer appointment rights as a member of the Controlling Class solely with respect to the related Excluded Controlling Class Mortgage Loan.

“Investor Q&A Forum”: As defined in Section 4.02(a) of this Agreement.

“Investor Registry”: As defined in Section 4.02(a) of this Agreement.

“IRS”: The Internal Revenue Service.

“JPMCB”: JPMorgan Chase Bank, National Association, a national banking association, and its successors in interest.

“JPMCB Mortgage Loan Purchase Agreement”: The mortgage loan purchase agreement, dated as of August 1, 2019, by and between JPMCB and the Depositor.

“JPMCB Mortgage Loans”: The Mortgage Loans transferred by JPMCB to the Depositor and/or the Trust pursuant to the JPMCB Mortgage Loan Purchase Agreement and this Agreement.

“JPMCC 2019-COR5 PSA”: The Pooling and Servicing Agreement, dated as of June 1, 2019, between J.P. Morgan Chase Commercial Mortgage Securities Corp., as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer and as special servicer, Wells Fargo Bank, National Association, as trustee and as certificate administrator and Pentalpha Surveillance LLC, as operating advisor and as asset representations reviewer, as the same may be amended from time to time in accordance with the terms thereof, pursuant to which the J.P. Morgan Chase Commercial Mortgage Securities Trust 2019-COR5, Commercial Mortgage Pass-Through Certificates, Series 2019-COR5, were issued.

“JPMCC 2019-ICON UES TSA”: The Trust and Servicing Agreement, dated as of May 16, 2019, between J.P. Morgan Chase Commercial Mortgage Securities Corp., as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer, CWCapital Asset Management LLC, as special servicer, Wells Fargo Bank, National Association, as trustee and as certificate administrator, as the same may be amended from time to time in accordance with the terms thereof, pursuant to which the J.P. Morgan Chase Commercial Mortgage Securities Trust 2019-ICON UES, Commercial Mortgage Pass-Through Certificates, Series 2019-ICON UES, were issued.

“JPMCC 2019-OSB TSA”: The Trust and Servicing Agreement, dated as of June 13, 2019, between J.P. Morgan Chase Commercial Mortgage Securities Corp., as depositor, KeyBank National Association, as master servicer, Situs Holdings, LLC, as special servicer, Wells Fargo Bank, National Association, as trustee and as certificate administrator and Park Bridge Lender Services LLC, as operating advisor, as the same may be amended from time to time in accordance with the terms thereof, pursuant to which the J.P. Morgan Chase Commercial

Mortgage Securities Trust 2019-OSB, Commercial Mortgage Pass-Through Certificates, Series 2019-OSB, were issued.

“KBRA”: Kroll Bond Rating Agency, Inc. or its successors in interest. If neither KBRA nor any successor remains in existence, “KBRA” shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person reasonably designated by the Depositor, notice of which designation shall be given to the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer and specific ratings of KBRA herein referenced shall be deemed to refer to the equivalent ratings (as reasonably determined by the Depositor) of the party so designated.

“Liquidation Event”: With respect to any Trust Loan (or Serviced Loan Combination), any of the following events: (i) such Trust Loan (or Serviced Loan Combination) is paid in full; (ii) a Final Recovery Determination is made with respect to such Trust Loan (or Serviced Loan Combination); (iii) such Trust Loan is repurchased or substituted for by the applicable Mortgage Loan Seller pursuant to Section 6 of the related Mortgage Loan Purchase Agreement; (iv) such Trust Loan is purchased or otherwise acquired by the Special Servicer, the Master Servicer, the Holders of the Controlling Class or a Loan-Specific Controlling Class, Holders of the Class R Certificates, the Remaining Certificateholder, the Holder(s) of all the Centre Loan-Specific Certificates or the Holder(s) of all the Woodlands Mall Loan-Specific Certificates pursuant to Section 9.01 of this Agreement; (v) such Trust Loan (or Serviced Loan Combination) is purchased by the holder of a mezzanine loan or a Subordinate Companion Loan Holder pursuant to the related intercreditor agreement, Co-Lender Agreement or similar agreement or, with respect to the Grand Canal Shoppes Mortgage Loan, by the Grand Canal Shoppes Purchase Option Holder pursuant to the Grand Canal Shoppes Reciprocal Easement Agreement; (vi) the taking of a Mortgaged Property (or portion thereof) by exercise of the power of eminent domain or condemnation; (vii) such Trust Loan (or Serviced Loan Combination or relevant portion thereof) is purchased by any Person in accordance with Section 3.17 of this Agreement; or (viii) in the case of an Outside Serviced Mortgage Loan, such Mortgage Loan is liquidated by any party pursuant to terms analogous to those set forth in the preceding clauses contained in the applicable Outside Servicing Agreement and/or the related Co-Lender Agreement. With respect to any REO Property (and the related REO Mortgage Loan or REO Companion Loan(s)), any of the following events: (i) a Final Recovery Determination is made with respect to such REO Property; (ii) such REO Property is purchased or otherwise acquired by the Master Servicer, the Special Servicer, Holders of the Controlling Class, Holders of the Class R Certificates or the Remaining Certificateholder pursuant to Section 9.01 of this Agreement; (iii) the taking of a REO Property (or portion thereof) by exercise of the power of eminent domain or condemnation; (iv) such REO Property is purchased by the holder of a mezzanine loan or a Subordinate Companion Loan Holder pursuant to the related intercreditor agreement, Co-Lender Agreement or similar agreement; or (v) such REO Property is purchased by another party in accordance with Section 3.17 of this Agreement.

“Liquidation Expenses”: All customary, reasonable and necessary costs and expenses incurred by the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee in connection with the liquidation of any Specially Serviced Loan or REO Property acquired in respect thereof or final payoff of a Corrected Loan (including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions, and conveyance taxes associated with such Mortgage Loan or Mortgaged Property).

“Liquidation Fee”: (i) With respect to each Specially Serviced Loan as to which the Special Servicer receives a full or discounted payoff (or unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) from the related Mortgagor, (ii) except as otherwise described below, with respect to any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) repurchased or substituted, or with respect to which a Loss of Value Payment is made, as contemplated by Section 2.03 of this Agreement, and (iii) with respect to any Specially Serviced Loan or any REO Property (other than an REO Property related to an Outside Serviced Mortgage Loan) as to which the Special Servicer receives Liquidation Proceeds, Insurance Proceeds or Condemnation Proceeds, an amount calculated by the application of the applicable Liquidation Fee Rate to the related payment or proceeds (exclusive of any portion of such payoff or proceeds that represents Penalty Charges); provided that the Liquidation Fee with respect to such Specially Serviced Loan or REO Property shall be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related Mortgagor with respect to the Specially Serviced Loan or REO Property as described in the definition of “Excess Modification Fees” in this Agreement, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee; provided, however, that, except as contemplated by the preceding proviso with respect to offset in connection with Excess Modification Fees and the next two (2) provisos, no Liquidation Fee will be less than $25,000 with respect to any Serviced Mortgage Loan (or related Serviced Loan Combination, if applicable); provided, further, that (a) the Liquidation Fee shall be zero with respect to any Serviced Mortgage Loan or Serviced Loan Combination or any Mortgaged Property purchased, repurchased or substituted for pursuant to clauses (iii) through (v) of the first sentence of the definition of Liquidation Event (unless with respect to (A) clause (iii), the applicable Mortgage Loan Seller does not repurchase or substitute for such Mortgage Loan until after more than 120 days following its receipt of notice or discovery of the Material Defect that gave rise to the particular repurchase or substitution obligation, and (B) clause (v), the applicable mezzanine loan holder (based on a purchase option set forth under the related intercreditor agreement) or the applicable Subordinate Companion Loan Holder (based on a purchase option set forth under the related Co-Lender Agreement) does not purchase such Serviced Mortgage Loan or Serviced Loan Combination within 90 days of the date that the first purchase option related to the subject Servicing Transfer Event first becomes exercisable under the related intercreditor agreement or the related Co-Lender Agreement, as applicable) or pursuant to clauses (ii) or (iv) of the second sentence of the definition of Liquidation Event (unless with respect to clause (iv), the applicable mezzanine loan holder (based on a purchase option set forth under the related intercreditor agreement) or the applicable Subordinate Companion Loan Holder (based on a purchase option set forth under the related Co-Lender Agreement) does not purchase such REO Property within 90 days of the date that the first purchase option related to the subject Servicing Transfer Event first becomes exercisable under the related intercreditor agreement or the related Co-Lender Agreement, as applicable), (b) the Liquidation Fee shall be zero with respect to any Serviced Mortgage Loan or Serviced Loan Combination or any Mortgaged Property with respect to which a Loss of Value Payment is made as contemplated by Section 2.03(a) of this Agreement unless the applicable Mortgage Loan Seller does not make the particular Loss of Value Payment with respect to such Mortgage Loan until after more than 120 days following its receipt of notice or discovery of the Material Defect that gave rise to the payment of the particular Loss of Value Payment, and (c) the Liquidation Fee with respect to each Serviced Mortgage Loan or REO Mortgage Loan repurchased or substituted for after more than 120 days following the Mortgage Loan Seller’s receipt of notice or discovery of a Material Defect shall be in an amount equal to the Liquidation Fee Rate of the outstanding principal balance of such Serviced Mortgage Loan or REO Mortgage Loan; provided, further that if a Serviced Mortgage Loan or Serviced Loan Combination becomes a Specially Serviced Loan only because of an event described in clause (a)(ii) of the definition of Specially Serviced Loan as a result of a payment default at maturity and the related Liquidation Proceeds or payment are received within 90 days following the related default in connection with the full and final payoff or refinancing of the related Serviced Mortgage Loan or Serviced Loan Combination, if applicable, the Special Servicer will not be entitled to collect a Liquidation Fee, but may collect and retain appropriate fees from the related Mortgagor in connection with such liquidation. For the avoidance of doubt, no Liquidation Fee is payable in connection with an optional termination of the Trust pursuant to Section 9.01.

“Liquidation Fee Rate”: A rate equal to the lesser of (a) 1.0% or (b) with respect to any Serviced Mortgage Loan (or related Serviced Loan Combination, if applicable), such lesser rate as would result in a Liquidation Fee of $1,000,000; provided, however, that except as contemplated in the definition of “Liquidation Fee”, no Liquidation Fee will be less than $25,000.

“Liquidation Proceeds”: The amount (other than Insurance Proceeds and Condemnation Proceeds) received in connection with (i) a full or discounted payoff (or unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) with respect to a Specially Serviced Loan, (ii) a Liquidation Event, (iii) the transfer of any Loss of Value Payments from the Loss of Value Reserve Fund to the Collection Account in accordance with Section 3.06(c) of this Agreement (provided that, for the purpose of determining the amount of the Liquidation Fee (if any) payable to the Special Servicer in connection with such Loss of Value Payment, the full amount of such Loss of Value Payment shall be deemed to constitute “Liquidation Proceeds” from which the Liquidation Fee (if any) is payable as of such time such Loss of Value Payment is made by the applicable Mortgage Loan Seller) or (iv) the transfer of any Threshold Event Collateral to the related Loan Combination Custodial Account pursuant to Section 3.28(e) of this Agreement.

“Loan Agreement”: With respect to any Mortgage Loan or Serviced Loan Combination, the loan agreement, if any, between the related originator(s) and the Mortgagor, pursuant to which such Mortgage Loan or Serviced Loan Combination was made.

“Loan Combination”: An aggregate debt consisting of a particular Mortgage Loan that is an asset of the Trust and one or more other mortgage loans (each of which is referred to as a “Companion Loan”), which Mortgage Loan and related Companion Loan(s) are: (i) each evidenced by one or more separate Notes; (ii) cross-defaulted with each other; and (iii) all secured by the same Mortgage(s) encumbering the same Mortgaged Property or portfolio of Mortgaged Properties. The term “Loan Combination” shall include any successor REO Mortgage Loan and the related successor REO Companion Loan(s) (or the related deemed Companion Loan(s), if applicable)). The only Loan Combinations related to the Trust as of the Closing Date are identified in the Loan Combination Table. Each of the Companion Loans identified in the Loan Combination Table are not assets of the Trust other than the Centre Trust Subordinate Companion Loan and the Woodlands Mall Trust Subordinate Companion Loan.

“Loan Combination Custodial Account”: With respect to any Serviced Loan Combination, the respective segregated account or sub-account created and maintained by the Master Servicer pursuant to Section 3.05A of this Agreement on behalf of the holders of such Serviced Loan Combination, which (subject to any changes in the identities of the Master Servicer and/or the Trustee) shall be entitled “Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, on behalf of Wilmington Trust, National Association, as Trustee, for the benefit of the registered Holders of Benchmark 2019-B12 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B12, and the related Serviced Companion Loan Holder, as their interests may appear.”

“Loan Combination Special Servicer”: Any Person responsible for performing the duties of Special Servicer hereunder with respect to a Serviced Loan Combination or any related REO Property.

“Loan Combination Table”: The table that appears under the heading “LOAN COMBINATIONS” in the Preliminary Statement.

“Loan Documents”: With respect to any Mortgage Loan, or Serviced Loan Combination, the documents executed or delivered in connection with the origination or any subsequent modification of such Mortgage Loan or Serviced Loan Combination, as applicable, or subsequently added to the related Mortgage File, and any related Co-Lender Agreement and/or intercreditor agreement.

“Loan Number”: With respect to any Mortgage Loan, the loan number by which such Mortgage Loan was identified on the books and records of the Depositor or any Sub-Servicer for the Depositor, as set forth in the Mortgage Loan Schedule.

“Loan-Specific Certificateholder”: Any Holder of a Loan-Specific Certificate.

“Loan-Specific Certificates”: The Woodlands Mall Loan-Specific Certificates and the Centre Loan-Specific Certificates.

“Loan-Specific Controlling Class”: Each of the Woodlands Mall Controlling Class and the Centre Controlling Class.

“Loan-Specific Controlling Class Certificateholder”: Each Woodlands Mall Controlling Class Certificateholder and each Centre Controlling Class Certificateholder.

“Loan-Specific Controlling Class Representative”: Each of the Woodlands Mall Controlling Class Representative and the Centre Controlling Class Representative.

“Loan-to-Value Ratio”: With respect to any Mortgage Loan or Serviced Loan Combination, as of any date of determination, the fraction, expressed as a percentage, the numerator of which is the then unpaid principal balance of such Mortgage Loan or Serviced Loan Combination, as applicable, and the denominator of which is the Appraised Value of the related Mortgaged Property as determined by an Appraisal thereof.

“Lock-Box Account”: With respect to any Mortgaged Property, if applicable, any account created pursuant to any documents relating to a Mortgage Loan or Serviced Loan Combination to receive rental or other income generated by the Mortgaged Property. Any Lock-Box Account shall be beneficially owned for federal income tax purposes by the Person who is entitled to receive the reinvestment income or gain thereon in accordance with the terms and provisions of the related Mortgage Loan or Serviced Loan Combination and Section 3.07 of this Agreement, which Person shall be taxed on all reinvestment income or gain thereon.

“Lock-Box Agreement”: With respect to any Mortgage Loan or Serviced Loan Combination, the lock-box or other similar agreement, if any, between the related originator(s) and the Mortgagor, pursuant to which the related Lock-Box Account, if any, may have been established.

“Loss of Value Payment”: As defined in Section 2.03(a) of this Agreement.

“Loss of Value Reserve Fund”: The “outside reserve fund” (within the meaning of Treasury Regulations Section 1.860G-2(h)) designated as such pursuant to Section 3.05(g) of this Agreement. The Loss of Value Reserve Fund will be part of the Trust Fund but not part of the Grantor Trust or any Trust REMIC.

“Lower-Tier Principal Balance”: The principal amount of any Lower-Tier Regular Interest outstanding as of any date of determination. As of the Closing Date, the Lower-Tier Principal Balance of each Lower-Tier Regular Interest shall equal the original Lower-Tier Principal Balance as set forth in the Preliminary Statement hereto. On each Distribution Date, the Lower-Tier Principal Balance of each Lower-Tier Regular Interest shall be permanently reduced by all distributions of principal deemed to have been made in respect of such Lower-Tier Regular Interest on such Distribution Date pursuant to Section 4.01(a)(ii) of this Agreement, and shall be further permanently reduced on such Distribution Date by all Realized Losses deemed to have been allocated thereto on such Distribution Date pursuant to Section 4.01(f) of this Agreement, such that at all times the Lower-Tier Principal Balance of a Lower-Tier Regular Interest shall equal the Certificate Balance of the Corresponding Certificates. The Lower-Tier Principal Balance of any Lower-Tier Regular Interest may be increased on a particular Distribution Date as and to the extent contemplated by Section 4.01(g) of this Agreement.

“Lower-Tier Regular Interests”: The respective classes of “regular interests”, within the meaning of Code Section 860G(a)(1), in the Lower-Tier REMIC, designated as the Class LA-1, Class LA-2, Class LA-3, Class LA-4, Class LA-5, Class LA-AB, Class LA-S, Class LB, Class LC, Class LD, Class LE, Class LF-RR, Class LG-RR, Class LJ-RR and Class LVRR Lower-Tier Regular Interests.

“Lower-Tier REMIC”: A segregated asset pool within the Trust Fund consisting of the Mortgage Loans and collections thereon (other than Excess Interest), any related REO Property (or a beneficial interest in the applicable portion of the “REO Property” under the applicable Outside Servicing Agreement related to any Outside Serviced Mortgage Loan) acquired in respect thereof and all proceeds of such REO Property allocable to the related Mortgage Loan, other property of the Trust Fund related thereto and amounts (other than Excess Interest and any interest or other income earned thereon) held in respect thereof from time to time in the Collection

Account, any Serviced Loan Combination Custodial Account, the Interest Reserve Account and the related REO Account, and amounts held from time to time in the Lower-Tier REMIC Distribution Account and the Excess Liquidation Proceeds Reserve Account, in each case excluding amounts allocable to the Companion Loans and any interest or other income earned on such amounts allocable to the Companion Loans. Any Threshold Event Collateral posted by a Serviced Subordinate Companion Loan Holder will be part of the Trust Fund but not part of the Grantor Trust or any Trust REMIC.

“Lower-Tier REMIC Distribution Account”: The account or accounts created and maintained as a separate account (or separate sub-account within the same account as another Distribution Account) or accounts by the Certificate Administrator pursuant to Section 3.05(b) of this Agreement, which (subject to any changes in the identities of the Trustee and/or the Certificate Administrator) shall be entitled “Citibank, N.A., as Certificate Administrator, on behalf of Wilmington Trust, National Association, as Trustee, for the benefit of the registered Holders of Benchmark 2019-B12 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B12, Lower-Tier REMIC Distribution Account” and which must be an Eligible Account. The Lower-Tier REMIC Distribution Account shall be an asset of the Lower-Tier REMIC.

“Lower-Tier Residual Interest”: The sole class of “residual interests”, within the meaning of Code Section 860G(a)(2), in the Lower-Tier REMIC and evidenced by the Class R Certificates.

“MAI”: Member of the Appraisal Institute.

“Major Decision”: Collectively:

(a)          any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Serviced Loans as come into and continue in default;

(b)          any modification, consent to a modification or waiver of a monetary term (other than Penalty Charges which the Master Servicer or the Special Servicer, as applicable, is permitted to waive pursuant to this Agreement) or material non-monetary term (including, without limitation, a modification with respect to the timing of payments and acceptance of discounted payoffs but excluding waiver of Penalty Charges) of a Serviced Loan or any extension of the Maturity Date or Anticipated Repayment Date, as applicable, of any Serviced Loan;

(c)          any sale of a Serviced Mortgage Loan that is a Defaulted Mortgage Loan (and any related Serviced Companion Loan) or REO Property (other than in connection with the termination of the Trust Fund) for less than the applicable Purchase Price;

(d)          any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address Hazardous Materials located at an REO Property;

(e)          any release of collateral or any acceptance of substitute or additional collateral for a Serviced Loan, or any consent to either of the foregoing, unless such action is otherwise required pursuant to the specific terms of the related Serviced Loan and there is no lender discretion;

(f)          any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Serviced Loan or, if lender consent is required, any consent to such waiver or consent to a transfer of the Mortgaged Property or interests in the Mortgagor (including any interests in any applicable mezzanine borrower) or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement;

(g)          any approval of property management company changes or franchise changes, in each case to the extent the lender is required to consent to, or approve, such changes under the related Loan Documents, provided that with respect to property management company changes (i) the Serviced Loan has an outstanding principal balance greater than $2,500,000, or (ii) the successor property manager is affiliated with the related Mortgagor;

(h)          releases of any holdback amounts, escrow accounts, reserve accounts or letters of credit held as performance or “earn-out” holdbacks, escrows or reserves, other than those required pursuant to the specific terms of the related Serviced Loan and for which there is no lender discretion;

(i)          any acceptance of an assumption agreement or any other agreement permitting transfers of interests in a Mortgagor or guarantor releasing a Mortgagor or guarantor from liability under a Serviced Loan other than pursuant to the specific terms of such Serviced Loan and for which there is no lender discretion;

(j)          any acceleration of a Serviced Loan following a default or an event of default with respect to a Serviced Loan, any initiation of judicial, bankruptcy or similar proceedings under the related Loan Documents or with respect to the related Mortgagor or Mortgaged Property;

(k)          the determination of the Special Servicer pursuant to clause (b) or clause (c) of the definition of “Specially Serviced Loan”;

(l)          any modification, waiver or amendment of an intercreditor agreement, Co-Lender Agreement or similar agreement, in each case entered into with any mezzanine lender or Companion Loan Holder or subordinate debt holder related to a Serviced Loan, or an action to enforce rights with respect thereto and in each case, in a manner that materially and adversely affects the Holders of the Control Eligible Certificates or the applicable Loan-Specific Control Eligible Certificates;

(m)          any determination of an Acceptable Insurance Default; and

(n)          to the extent not already set forth above, solely for purposes of compliance with Regulation RR and solely with respect to the Operating Advisor’s non-binding consultation rights, (i) any material modification of, or waiver with respect to, any provision of a loan agreement (including a Mortgage), (ii) foreclosure upon or comparable conversion of the ownership of a Mortgaged Property; and (iii) any acquisition of a Mortgaged Property;

(o)          any determination whether to permit any ground lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new ground lease other than pursuant to the specific terms of such Serviced Loan and for which there is no lender discretion; and

(p)          solely with respect to the Woodlands Mall Loan Combination, any consent to the incurrence of mezzanine debt pursuant to the provisions of the related loan agreement, to the extent the lender’s approval is required pursuant to the terms of such agreement.

For the avoidance of doubt, any modification, waiver, consent or amendment by the Master Servicer or the Special Servicer that is set forth above as a Major Decision will constitute a Major Decision regardless of the fact that such action is being taken in connection with a defeasance.

“Major Decision Reporting Package”: With respect to any Major Decision, (a) a written report prepared by the Special Servicer describing in reasonable detail (i) the background and circumstances requiring action of the Special Servicer, and (ii) the proposed course of action recommended, and (b) all information in the Special Servicer’s possession that is reasonably requested by the party receiving such Major Decision Reporting Package in order for such party to exercise any consultation or consent rights available to such party under this Agreement.

“Manager”: With respect to any Mortgage Loan or Serviced Loan Combination, any property manager for the related Mortgaged Properties.

“Master Servicer”: Midland Loan Services, a Division of PNC Bank, National Association, or its successor in interest, or any successor Master Servicer appointed as herein provided.

“Master Servicer Remittance Date”: With respect to any Distribution Date, the Business Day immediately preceding such Distribution Date.

“Master Servicer Servicing Personnel”: The divisions and individuals of the Master Servicer who are involved in the performance of the duties of the Master Servicer under this Agreement.

“Material Breach”: As defined in Section 2.03(a) of this Agreement.

“Material Defect”: With respect to any Trust Loan, a Material Breach or a Material Document Defect, as the case may be, with respect to such Trust Loan.

“Material Document Defect”: As defined in Section 2.03(a) of this Agreement.

“Maturity Date”: With respect to each Mortgage Loan, the maturity date as set forth on the Mortgage Loan Schedule; and with respect to each Serviced Companion Loan, the Maturity Date for the related Mortgage Loan.

“Mediation Rules”: As defined in Section 2.03(h)(i).

“Mediation Services Provider”: As defined in Section 2.03(h)(i)

“Modification Fees”: With respect to any Serviced Loan, any and all fees collected from the related Mortgagor with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of the Loan Documents (as evidenced by a signed writing) agreed to by the Master Servicer or the Special Servicer, other than (a) any Assumption Fees, Consent Fees or assumption application fees and (b) any fee in connection with a defeasance of such Serviced Loan.

“Modified Asset”: Any Serviced Loan as to which any Servicing Transfer Event has occurred and which has been modified by the Special Servicer pursuant to Section 3.24 of this Agreement in a manner that:

(a)          affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing Monthly Payments current with respect to such Serviced Loan);

(b)          except as expressly contemplated by the related Loan Documents, results in a release of the lien of the related Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount, or the delivery of substitute real property collateral with a fair market value (as is), that is not less than the fair market value (as is) of the property to be released, as determined by an appraisal delivered to the Special Servicer (at the expense of the related Mortgagor and upon which the Special Servicer may conclusively rely); or

(c)          in the reasonable, good faith judgment of the Special Servicer, otherwise materially impairs the security for such Serviced Loan or materially reduces the likelihood of timely payment of amounts due thereon.

“Monthly Payment”: With respect to any Mortgage Loan or Serviced Companion Loan, as applicable (other than any REO Mortgage Loan or REO Companion Loan), and any Due Date, the scheduled monthly payment of principal (if any) and interest at the related Mortgage Rate, which is payable by the related Mortgagor on such Due Date under the related Note or Notes, exclusive of any Balloon Payment. The Monthly Payment with respect to any Due Date for (i) an REO Mortgage Loan or REO Companion Loan or (ii) any Mortgage Loan or Serviced Companion Loan that is delinquent at its respective Maturity Date and with respect to which the Special Servicer has not entered into an extension, shall be the monthly payment that would otherwise have been payable on such Due Date had the related Note not been discharged or the related Maturity Date had not been reached, as the case may be, determined as set forth in the preceding sentence and on the assumption that all other amounts, if any, due thereunder are paid when due. The Monthly Payment for any Serviced Loan Combination is the aggregate Monthly Payment for the related Mortgage Loan and Serviced Companion Loan(s).

“Moody’s”: Moody’s Investors Service, Inc. or its successors in interest. If neither Moody’s nor any successor remains in existence, “Moody’s” shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person reasonably designated by the Depositor, notice of which designation shall be given to the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer and specific ratings of Moody’s herein referenced shall be deemed to refer to the equivalent ratings (as reasonably determined by the Depositor) of the party so designated

“Morningstar”: Morningstar Credit Ratings, LLC or its successors in interest. If neither Morningstar nor any successor remains in existence, “Morningstar” shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person reasonably designated by the Depositor, notice of which designation shall be given to the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer and specific ratings of Morningstar herein referenced shall be deemed to refer to the equivalent ratings (as reasonably determined by the Depositor) of the party so designated.

“Mortgage”: The mortgage, deed of trust or other instrument creating a first lien on or first priority ownership interest in a Mortgaged Property securing the Note(s) evidencing a Mortgage Loan or Loan Combination.

“Mortgage File”: With respect to any Mortgage Loan or the related Serviced Loan Combination, subject to Section 2.01(b), collectively the following documents:

(a)          the original executed Note for such Mortgage Loan (and, in the case of each of the Woodlands Mall Mortgage Loan and The Centre Mortgage Loan, the original executed Mortgage Note for the related Trust Subordinate Companion Loan), endorsed on its face or by allonge thereto (without recourse, representation or warranty, express or implied) to the order of “Wilmington Trust, National Association, as Trustee, on behalf of the registered Holders of Benchmark 2019-B12 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B12” or in blank, and further showing a complete, unbroken chain of endorsement from the originator (if such originator is not the applicable Mortgage Loan Seller) (or, alternatively, if the original executed Note has been lost, a lost note affidavit and indemnity with a copy of such Note), and (B) if such Mortgage Loan is part of a Serviced Loan Combination, a copy of the executed Note for each related Serviced Companion Loan held outside the Trust;

(b)          an original or copy of the Mortgage, together with originals or copies of any and all intervening assignments thereof, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office;

(c)          an original or copy of any related Assignment of Leases (if such item is a document separate from the Mortgage), together with originals or copies of any and all intervening assignments thereof, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office;

(d)          an original executed assignment, in recordable form (except for missing recording information not yet available if the instrument being assigned has not been returned from the applicable recording office), of (A) the Mortgage and (B) any related Assignment of Leases (if such item is a document separate from the Mortgage), in favor of “Wilmington Trust, National Association, as Trustee, on behalf of the registered Holders of Benchmark 2019-B12 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B12 [and the holder of the related Serviced Companion Loan, as their interests may appear]” or in blank, or a copy of such assignment if the related Mortgage Loan Seller or its designee, rather than the Trustee, is responsible for recording such assignment; provided, however, that with respect to a Servicing Shift Mortgage Loan, each such assignment shall be executed in blank until the earliest of (A) the related Servicing Shift Date, (B) such Servicing Shift Mortgage Loan becoming a Specially Serviced Mortgage Loan, and (C) 180 days after the Closing Date;

(e)          the original assignment of all unrecorded documents relating to the Mortgage Loan (or the related Serviced Loan Combination, if applicable), in favor of “Wilmington Trust, National Association, as Trustee, on behalf of the registered Holders of Benchmark 2019-B12 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B12 [and the holder of the related Serviced Companion Loan, as their interests may appear]”; provided, however, that with respect to a Servicing Shift Mortgage Loan, each such assignment shall be executed in blank until the earliest of (A) the related Servicing Shift Date, (B) such Servicing Shift Mortgage Loan becoming a Specially Serviced Mortgage Loan, and (C) 180 days after the Closing Date;

(f)          originals or copies of final written modification agreements in those instances where the terms or provisions of the Note for such Mortgage Loan (or, if applicable, any Note of a Serviced Loan Combination) or the related Mortgage have been modified, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified is a recordable document;

(g)          the original or a copy of the policy or certificate of lender’s title insurance issued in connection with such Mortgage Loan (or the related Serviced Loan Combination, if applicable) or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a “marked-up” pro forma title policy marked as binding and executed by an authorized representative of the title insurer or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title insurer) to issue such title insurance policy;

(h)          an original or copy of the related Ground Lease relating to such Mortgage Loan (or the related Serviced Loan Combination, if applicable), if any, and any ground lessor estoppel;

(i)          an original or copy of the related Loan Agreement, if any;

(j)          an original of any guaranty under such Mortgage Loan or the related Serviced Loan Combination, if any;

(k)          an original or copy of the lock box agreement or cash management agreement relating to such Mortgage Loan or the related Serviced Loan Combination, if any;

(l)          an original or copy of the environmental indemnity from the related Mortgagor, if any;

(m)          an original or copy of the related escrow agreement and the related security agreement (in each case, if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof;

(n)          an original assignment of the related security agreement (if such item is a document separate from the Mortgage and if such item is not included in the assignment described in clause (5)), in favor of “Wilmington Trust, National Association, as Trustee, on behalf of the registered Holders of Benchmark 2019-B12 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B12 [and the holder of the related Serviced Companion Loan, as their interests may appear]”; provided, however, that with respect to a Servicing Shift Mortgage Loan, each such assignment shall be executed in blank until the earliest of (A) the related Servicing Shift Date, (B) such Servicing Shift Mortgage Loan becoming a Specially Serviced Mortgage Loan, and (C) 180 days after the Closing Date;

(o)          any filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements in favor of the originator of such Mortgage Loan (or the related Serviced Loan Combination, if applicable) or in favor of any assignee prior to the Trustee, and an original UCC-3 assignment thereof, in form suitable for filing, in favor of the Trustee (or, in each case, a copy thereof, certified to be the copy of such assignment submitted or to be submitted for filing);

(p)          in the case of any Mortgage Loan or the related Serviced Loan Combination as to which there exists a related mezzanine loan, the original or a copy of the related intercreditor agreement;

(q)          an original or copy of any related environmental insurance policy;

(r)          a copy of any letter of credit relating to such Mortgage Loan or the related Serviced Loan Combination and any related assignment thereof (with the original to be delivered to the Master Servicer);

(s)          copies of any related franchise agreement, property management agreement or hotel management agreement and related comfort letters (together with (i) copies of any notices of transfer that are necessary to transfer or assign to the Trust or the Trustee the benefits of such comfort letter or (ii) if the related comfort letter contemplates that a request be made of the related franchisor to issue a replacement comfort letter for the benefit of the Trust or Trustee, a copy of the notice requesting the issuance of such replacement comfort letter (the copy of such notice shall be delivered by the related Mortgage Loan Seller to the Custodian for inclusion in the Mortgage File within the time period set forth in the penultimate paragraph of Section 2.01(b)), with the original of any replacement comfort letter to be included in the Mortgage File following receipt thereof by the Master Servicer) and/or estoppel letters relating to such Mortgage Loan or the related Serviced Loan Combination and any related assignment thereof; and

(t)          in the case of a Loan Combination, an original or a copy of the related Co-Lender Agreement;

provided that, whenever the term “Mortgage File” is used to refer to documents actually received by the Certificate Administrator or a Custodian appointed thereby, such term shall not be deemed to include such documents and instruments required to be included therein unless they are actually so received.

“Mortgage Loan”: Each of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 and from time to time held in the Trust Fund (other than the Trust Subordinate Companion Loans), the mortgage loans originally so transferred, assigned and held being identified on the Mortgage Loan Schedule as of the Cut-Off Date. Such term shall include any Specially Serviced Mortgage Loan, REO Mortgage Loan or defeased Mortgage Loan and each Outside Serviced Mortgage Loan (but not the Companion Loans). For the avoidance of doubt, no Retained Defeasance Rights and Obligations will be part of a “Mortgage Loan” or an asset of the Trust.

“Mortgage Loan Purchase Agreement”: The CREFI Mortgage Loan Purchase Agreement, the GACC Mortgage Loan Purchase Agreement or the JPMCB Mortgage Loan Purchase Agreement, as applicable.

“Mortgage Loan Schedule”: The list of Mortgage Loans included in the Trust Fund as of the Closing Date being attached hereto as Exhibit B, which list shall set forth the following information with respect to each Mortgage Loan:

(i)           the Loan Number;

(ii)          the street address (including city, state and zip code) and name of the related Mortgaged Property;

(iii)         the Cut-Off Date Balance;

(iv)         the original Mortgage Rate;

(v)          the (A) remaining term to maturity/ARD and (B) Maturity Date/ARD;

(vi)         in the case of a Balloon Loan, the remaining amortization term;

(vii)        the Servicing Fee Rate (which may be presented as consisting of the following separate components: “Master Servicing Fee Rate (%)”, “Primary Servicing Fee Rate (%)”, “Subservicing Fee Rate (%)” and “Outside Servicing Fee Rate (%)”) (separately identifying any primary servicing fee rate or subservicing fee rate included in the Servicing Fee Rate, and in the case of a Serviced Loan Combination, separately identifying the Servicing Fee Rate applicable to the related Serviced Companion Loan in such Serviced

Loan Combination, and in the case of an Outside Serviced Mortgage Loan, separately identifying the primary servicing fee rate payable to the Outside Servicer);

(viii)       the Mortgage Loan Seller(s);

(ix)          whether the Mortgage Loan is cross-collateralized and the cross-collateralized group it belongs to;

(x)           whether the Mortgage Loan is an ARD Mortgage Loan;

(xi)          the ARD Mortgage Loan final Maturity Date, if applicable;

(xii)         the Revised Rate, if applicable;

(xiii)        whether such Mortgage Loan is part of a Serviced Loan Combination, in which case the information required by clauses (iii), (iv), (v), (vi) and (vii) above shall also be set forth for the Serviced Companion Loan in the related Serviced Loan Combination; and

(xiv)       whether the related Mortgaged Property is in a flood zone and, if applicable, the flood zone code thereof.

“Mortgage Loan Seller”: Each of CREFI, GACC and JPMCB, and their respective successors in interest.

“Mortgage Loan Seller Sub-Servicer”: A Sub-Servicer required to be retained by the Master Servicer by a Mortgage Loan Seller, as listed on Exhibit S to this Agreement, or any successor thereto.

“Mortgage Pool”: All of the Mortgage Loans and any successor REO Mortgage Loans, collectively. The Mortgage Pool does not include the Companion Loans or any related REO Companion Loans.

“Mortgage Rate”: With respect to any Mortgage Loan (including an REO Mortgage Loan) or Serviced Companion Loan (including an REO Companion Loan), the per annum rate at which interest accrues (or, if and while it is an REO Mortgage Loan or REO Companion Loan, is deemed to accrue) on such Mortgage Loan or Serviced Companion Loan, as the case may be, as stated in the related Note or Co-Lender Agreement, in each case without giving effect to the Default Rate, any Excess Interest or any Revised Rate with respect to such Mortgage Loan or Serviced Companion Loan, as the case may be.

“Mortgaged Property”: The underlying property securing a Mortgage Loan and the related Companion Loan(s), including any REO Property (including with respect to an Outside Serviced Mortgage Loan), consisting of a fee simple estate, and, with respect to certain Mortgage Loans and any related Companion Loan(s), a leasehold estate, or both a leasehold estate and a fee simple estate, or a leasehold estate in a portion of the property and a fee simple estate in the remainder, in a parcel of land improved by a commercial property, together with any personal property, fixtures, leases and other property or rights pertaining thereto.

“Mortgagor”: The obligor or obligors on a Note evidencing a Trust Loan and any related Note(s) in favor of any related Companion Loan Holder(s), including, without limitation, any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under such Note evidencing a Trust Loan and any such Note(s) in favor of any related Companion Loan Holder(s).

“Mortgagor Accounts”: As defined in Section 3.07(a) of this Agreement.

“MSC 2019-H7 PSA”: The Pooling and Servicing Agreement, dated as of July 1, 2019, between Morgan Stanley Capital I Inc., as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer, LNR Partners, LLC, as special servicer, Wells Fargo Bank, National Association, as trustee and as certificate administrator and Pentalpha Surveillance LLC, as operating advisor and as asset representations reviewer, as the same may be amended from time to time in accordance with the terms thereof, pursuant to which the Morgan Stanley Capital I Trust 2019-H7, Commercial Mortgage Pass-Through Certificates, Series 2019-H7, were issued.

“NCMS 2019-10K TSA”: The Trust and Servicing Agreement, dated as of May 23, 2019, between Natixis Commercial Mortgage Securities, LLC, as depositor, KeyBank National Association, as master servicer and as special servicer and Wells Fargo Bank, National Association, as trustee and as certificate administrator, as the same may be amended from time to time in accordance with the terms thereof, pursuant to which the Natixis Commercial Mortgage Securities Trust 2019-10K, Commercial Mortgage Pass-Through Certificates, Series 2019-10K, were issued.

“Net Condemnation Proceeds”: The Condemnation Proceeds received with respect to any Mortgage Loan or Serviced Companion Loan (including an REO Mortgage Loan or REO Companion Loan) net of the amount of (i) costs and expenses incurred with respect thereto and (ii) amounts required to be applied to the restoration or repair of the related Mortgaged Property; provided that, in the case of an Outside Serviced Mortgage Loan, “Net Condemnation Proceeds” under this Agreement shall be limited to any related Condemnation Proceeds that are received by the Trust Fund in connection with such Outside Serviced Mortgage Loan, pursuant to the allocations set forth in the related Co-Lender Agreement.

“Net Insurance Proceeds”: Insurance Proceeds, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the express requirements of the Mortgage or Note or other Loan Documents included in the Mortgage File or in accordance with the Servicing Standard, or with respect to the environmental insurance policy, applied to pay any costs, expenses, penalties, fines or similar items; provided that, in the case of an Outside Serviced Mortgage Loan, “Net Insurance Proceeds” under this Agreement shall be limited to any related Insurance Proceeds that are received by the Trust Fund in connection with such Outside Serviced Mortgage Loan, pursuant to the allocations set forth in the related Co-Lender Agreement.

“Net Liquidation Proceeds”: The Liquidation Proceeds received by the Trust Fund with respect to any Mortgage Loan or Serviced Loan Combination (including an REO Mortgage

Loan or REO Companion Loan) net of the amount of Liquidation Expenses incurred with respect thereto.

“Net Mortgage Rate”: With respect to any Mortgage Loan (including any successor REO Mortgage Loan with respect thereto) or Trust Subordinate Companion Loan (including any successor REO Companion Loan with respect thereto), the per annum rate equal to the related Mortgage Rate minus the related Administrative Cost Rate.

“Net Mortgage Pass-Through Rate”: (a) With respect to any Mortgage Loan (including any successor REO Mortgage Loan with respect thereto) or Trust Subordinate Companion Loan (including any successor REO Companion Loan with respect thereto) that accrues interest on a 30/360 Basis, for any Distribution Date, the Net Mortgage Rate in effect for such Mortgage Loan or Trust Subordinate Companion Loan during the one-month accrual period applicable to the Due Date for such Mortgage Loan or Trust Subordinate Companion Loan that occurs in the same month as that Distribution Date; and (b) with respect to any Mortgage Loan (including any successor REO Mortgage Loan with respect thereto) or Trust Subordinate Companion Loan (including any successor REO Companion Loan with respect thereto) that accrues interest on an Actual/360 Basis, for any Distribution Date, the annualized rate at which interest would have to accrue in respect of such Mortgage Loan or Trust Subordinate Companion Loan on a 30/360 Basis in order to produce the aggregate amount of interest actually accrued (or, in the event of a voluntary or involuntary principal prepayment affecting same, that otherwise would have accrued) in respect of such Mortgage Loan or Trust Subordinate Companion Loan (adjusted to the related Net Mortgage Rate and, if applicable, exclusive of any Excess Interest) during the one-month accrual period applicable to the Due Date for such Mortgage Loan or Trust Subordinate Companion Loan that occurs in the same month as that Distribution Date. However, with respect to each Mortgage Loan or Trust Subordinate Companion Loan that accrues interest on an Actual/360 Basis, when determining: (i) the related Net Mortgage Pass-Through Rate for the Distribution Date in January (except during a leap year) or February of any year beginning in 2020 (in any event unless that Distribution Date is the final Distribution Date), the “aggregate amount of interest actually accrued (or, in the event of a voluntary or involuntary principal prepayment affecting same, that otherwise would have accrued)”, as referred to in clause (b) of the preceding sentence, shall be deemed to exclude related Withheld Amounts to be transferred to the Interest Reserve Account in such month; or (ii) the related Net Mortgage Pass-Through Rate for the Distribution Date in March (or in February if the final Distribution Date occurs in such particular month of February) in any year beginning in 2020, the “aggregate amount of interest actually accrued (or, in the event of a voluntary or involuntary principal prepayment affecting same, that otherwise would have accrued)”, as referred to in clause (b) of the preceding sentence, shall be deemed to include related Withheld Amounts to be deposited in the Lower-Tier REMIC Distribution Account, the Woodlands Mall REMIC Distribution Account or the Centre REMIC Distribution Account, as applicable, for distribution on such Distribution Date. In addition, the Net Mortgage Pass-Through Rate with respect to any Mortgage Loan or Trust Subordinate Companion Loan for any Distribution Date shall be determined without regard to: (i) any modification, waiver or amendment of the terms of such Mortgage Loan or Trust Subordinate Companion Loan, whether agreed to by the Master Servicer, the Special Servicer, an Outside Servicer or an Outside Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower; (ii) the occurrence and continuation of a default under such Mortgage Loan or Trust Subordinate Companion Loan; (iii) the passage of the related maturity date or, in the case of an ARD Mortgage Loan, the related Anticipated Repayment Date; and (iv) the related Mortgaged Property becoming an REO Property.

“Net Operating Income”: With respect to any Mortgaged Property, for any Mortgagor’s fiscal year end, Net Operating Income will be calculated in accordance with the standard definition of “Net Operating Income” approved from time to time endorsed and put forth by CREFC®.

“Net REO Proceeds”: With respect to each REO Property and any related REO Mortgage Loan or REO Companion Loan, REO Proceeds received by the Trust Fund with respect to such REO Property, REO Mortgage Loan or REO Companion Loan (other than the proceeds of a liquidation thereof), net of any insurance premiums, taxes, assessments, ground rents and other costs and expenses permitted to be paid therefrom pursuant to Section 3.16(b) of this Agreement; provided that, in the case of an REO Property that relates to an Outside Serviced Mortgage Loan, “Net REO Proceeds” under this Agreement shall be limited to any REO Proceeds that are received by the Trust Fund in connection with such Outside Serviced Mortgage Loan, pursuant to the allocations set forth in the related Co-Lender Agreement.

“New Lease”: Any lease of REO Property entered into on behalf of the Trust Fund, including any lease renewed or extended on behalf of the Trust Fund, if the Trust Fund has the right to renegotiate the terms of such lease.

“Non-Book Entry Certificates”: As defined in Section 5.02(c)(iii) of this Agreement.

“Nonrecoverable Advance”: Any Nonrecoverable P&I Advance or Nonrecoverable Property Advance. Workout-Delayed Reimbursement Amounts shall constitute a Nonrecoverable Advance only when the Person making such determination in accordance with the procedures specified in Section 3.20 and 4.06, the definition of Nonrecoverable P&I Advance or the definition of Nonrecoverable Property Advance, as applicable, and taking into account factors such as all other outstanding Advances, either (a) has determined that such Workout-Delayed Reimbursement Amounts, would not ultimately be recoverable from late collections or any other recovery on or in respect of the related Trust Loan or Serviced Loan Combination or REO Property, as applicable, or (b) has determined that such Workout-Delayed Reimbursement Amount, along with any other Workout-Delayed Reimbursement Amounts (that have not been reimbursed to the party that made such Advance) or unreimbursed Nonrecoverable Advances, would not be ultimately recoverable from the principal portion of future general collections on the applicable Trust Loan(s) and REO Property or Properties. For the avoidance of doubt, any non-recoverability determination with respect to a Trust Subordinate Companion Loan will be made based on the subordinate nature of such Trust Subordinate Companion Loan.

“Nonrecoverable P&I Advance”: With respect to any Mortgage Loan (or any successor REO Mortgage Loan with respect thereto) or Trust Subordinate Companion Loan (or any successor REO Companion Loan with respect thereto), any P&I Advance previously made or proposed to be made in respect of such Mortgage Loan (or any successor REO Mortgage Loan with respect thereto) or Trust Subordinate Companion Loan (or any successor REO Companion Loan with respect thereto), as applicable, or a related REO Mortgage Loan by the Master Servicer or the Trustee, which P&I Advance such party or the Special Servicer has determined pursuant to and in accordance with Section 4.06 of this Agreement, would not or will not be ultimately recoverable from late payments, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds, or any other recovery on or in respect of such Mortgage Loan (or any successor REO Mortgage Loan with respect thereto) or such Subordinate Trust Companion Loan (or any successor REO Companion Loan with respect thereto), as the case may be.

“Nonrecoverable Property Advance”: Any Property Advance (including any Emergency Advance) previously made or proposed to be made in respect of a Serviced Mortgage Loan, Serviced Loan Combination or REO Property by the Master Servicer, the Special Servicer or the Trustee, which Property Advance the advancing party (or, in the case of an Emergency Advance made by the Special Servicer pursuant to the proviso to the penultimate sentence of Section 3.20(e), the reimbursing party) or, if different, the Special Servicer has determined pursuant to and in accordance with Section 3.20 of this Agreement, would not or will not, as applicable, be ultimately recoverable from late payments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, or any other recovery on or in respect of such Serviced Mortgage Loan, Serviced Loan Combination or REO Property, as the case may be. Any Property Advance (including any Emergency Advance) that is not required to be repaid by the related Mortgagor under the terms of the related Loan Documents shall be deemed to be a Nonrecoverable Advance for purposes of the Master Servicer’s, the Special Servicer’s or the Trustee’s entitlement to reimbursement for such Advance. In the case of an Outside Serviced Mortgage Loan or any related REO Property, the term “Nonrecoverable Property Advance” shall have the meaning assigned thereto in the Outside Servicing Agreement.

“Non-Reduced Certificates”: As of any date of determination, any Class of Principal Balance Certificates then outstanding for which (a)(1) the initial Certificate Balance of such Class of Certificates minus (2) the sum (without duplication) of (x) the aggregate payments of principal (whether as principal prepayments or otherwise) previously distributed to the Holders of such Class of Certificates as of such date of determination, (y) any Appraisal Reduction Amounts allocated to such Class of Certificates as of such date of determination and (z) any applicable Realized Losses previously allocated to such Class of Certificates as of such date of determination, is equal to or greater than (b) 25% of the remainder of (i) the initial Certificate Balance of such Class of Certificates less (ii) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Holders of that Class of Certificates as of such date of determination.

“Non-Specially Serviced Loan”: A Trust Loan that is not, and is not part of, a Specially Serviced Loan.

“Non-U.S. Beneficial Ownership Certification”: As defined in Section 5.03(f) of this Agreement.

“Non-U.S. Tax Person”: A person other than a U.S. Tax Person.

“Non-Vertically Retained Percentage”: The difference between 100% and the Vertically Retained Percentage.

“Non-Vertically Retained Pooled Certificates”: All Pooled Certificates other than the Class VRR Certificates.

“Non-Vertically Retained Pooled Principal Balance Certificates”: All Pooled Principal Balance Certificates other than the Class VRR Interest.

“Non-Vertically Retained Pooled Regular Certificates”: The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class X-B, Class X-D, Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR and Class J-RR Certificates, collectively.

“Non-Vertically Retained Yield Maintenance Charge”: As defined in Section 4.01(d)(ii).

“Note” or “Mortgage Note”: With respect to any Mortgage Loan or Companion Loan as of any date of determination, the note or other evidence of indebtedness and/or agreements evidencing the indebtedness of a Mortgagor under such Mortgage Loan or Companion Loan, as the case may be, including any amendments or modifications, or any renewal or substitution notes, as of such date.

“Notice of Termination”: Any of the notices given to the Certificate Administrator by the Master Servicer, the Depositor or any Holder of a Class R Certificate pursuant to Section 9.01(c).

“Notifying Party”: As defined in Section 3.01(i).

“Notional Amount”: For any date of determination, (a) with respect to the Class X-A Certificates, the Class X-A Notional Amount, (b) with respect to the Class X-B Certificates, the Class X-B Notional Amount, and (c) with respect to the Class X-D Certificates, the Class X-D Notional Amount.

“NRSRO”: A nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act.

“NRSRO Certification”: A certification executed by an NRSRO (other than a Rating Agency) in favor of the Rule 17g-5 Information Provider substantially in the form attached as Exhibit M-5 hereto that states that such NRSRO has provided the Depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act and that such NRSRO will keep any information obtained from the Rule 17g-5 Information Provider’s Website confidential, except to the extent such information has been made available to the general public. Each NRSRO shall be deemed to recertify to the foregoing each time it accesses the Rule 17g-5 Information Provider’s Website.

“OCC”: The Office of the Comptroller of the Currency, and its successors in interest.

“Offering Circular”: The offering circular dated July 19, 2019 relating to the Private Certificates (other than the Class VRR Certificates, the Class S Certificates and the Loan-Specific Certificates).

“Officer’s Certificate”: With respect to any Person, a certificate signed by an authorized officer of such Person or, in the case of the Master Servicer or the Special Servicer, a Servicing Officer, and delivered to the Depositor, the Trustee, the Certificate Administrator, the Master Servicer or the Special Servicer, as the case may be.

“Operating Advisor”: Pentalpha Surveillance LLC, a Delaware limited liability company, or its successor in interest, or any successor Operating Advisor appointed as herein provided.

“Operating Advisor Annual Report”: As defined in Section 3.29(d)(ii) of this Agreement.

“Operating Advisor Consultation Trigger Event”: The event that occurs (i) with respect to any Serviced Loan (including the Woodlands Mall Loan Combination and The Centre Loan Combination), when the aggregate outstanding Certificate Balance of the HRR Interest (as notionally reduced by any Cumulative Appraisal Reduction Amount then allocable to the HRR Interest pursuant to Section 3.06(a) of this Agreement) is 25% or less of the initial aggregate Certificate Balance of the HRR Interest, and (ii) with respect to The Centre Loan Combination, also when the outstanding Certificate Balance of the Class TCRR Certificates (as notionally reduced by any Cumulative Appraisal Reduction Amount then allocable to the Class TCRR Certificates) is 25% or less of the initial aggregate Certificate Balance of the Class TCRR Certificates. Furthermore, with respect to Excluded Mortgage Loans, an Operating Advisor Consultation Trigger Event shall be deemed to exist.

“Operating Advisor Consulting Fee”: A fee for each Major Decision on which the Operating Advisor has consultation rights equal to $10,000 or such lesser amount as the related Mortgagor pays with respect to any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable), payable pursuant to Section 3.06(a) and Section 3.06A(a) of this Agreement; provided, that the Operating Advisor Consulting Fee shall be payable only to the extent such fee is actually received from the related Mortgagor as a separately identifiable fee; provided, further that the Operating Advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision; and provided, further that the Master Servicer or Special Servicer, as applicable, may waive or reduce the amount of any Operating Advisor Consulting Fee payable by the related Mortgagor if it determines that such full or partial waiver is in accordance with the Servicing Standard (provided that the Master Servicer or the Special Servicer, as applicable, shall consult with the Operating Advisor on a non-binding basis prior to any such waiver or reduction).

“Operating Advisor Fee”: With respect to any Mortgage Loan (or any successor REO Mortgage Loan with respect thereto) or Trust Subordinate Companion Loan (or any successor REO Companion Loan with respect thereto) and any Distribution Date, an amount accrued during the related Interest Accrual Period at the applicable Operating Advisor Fee Rate on, in the case of the initial Distribution Date, the Cut-Off Date Balance of such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, and, in the case of any subsequent Distribution Date, the Stated Principal Balance of such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, as of the close of business on the Distribution Date in the related Interest Accrual Period; provided that such amounts shall be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan or Trust Subordinate Companion Loan is computed and shall be prorated for partial periods. Such fee shall be in addition to, and not in lieu of, any other fee or other sum payable to the Operating Advisor under this Agreement. For the avoidance of doubt, the Operating Advisor Fee shall be payable from the Lower-Tier REMIC, the Woodlands Mall REMIC or the Centre REMIC, as applicable.

“Operating Advisor Fee Rate”: With respect to each Interest Accrual Period, a rate equal to (i) 0.00095% per annum with respect to each Mortgage Loan, (ii) 0.00095% per annum with respect to the Woodlands Mall Trust Subordinate Companion Loan and (iii) 0.00095% per annum with respect to The Centre Trust Subordinate Companion Loan.

“Operating Advisor Personnel”: The divisions and individuals of the Operating Advisor who are involved in the performance of the duties of the Operating Advisor under this Agreement.

“Operating Advisor Standard”: As defined in Section 3.29(b) of this Agreement.

“Operating Advisor Termination Event”: As defined in Section 7.06(a) of this Agreement.

“Opinion of Counsel”: A written opinion of counsel, who may, without limitation, be counsel for the Depositor, the Operating Advisor, the Asset Representations Reviewer, the Special Servicer or the Master Servicer, as the case may be, reasonably acceptable to the Trustee and the Certificate Administrator, except that any opinion of counsel relating to (a) qualification of a Trust REMIC or the imposition of tax under the REMIC Provisions on any income or property of any such Trust REMIC, (b) compliance with the REMIC Provisions (including application of the definition of “Independent Contractor”), (c) qualification of the Grantor Trust as a grantor trust under the Grantor Trust Provisions or (d) a resignation of the Master Servicer or Special Servicer pursuant to Section 6.04, must be an opinion of counsel who is Independent of the Depositor, the Special Servicer, the Master Servicer, the Operating Advisor and the Asset Representations Reviewer.

“Other 17g-5 Information Provider”: The applicable other “17g-5 information provider” under an Other Pooling and Servicing Agreement relating to a Serviced Companion Loan.

“Other Asset Representations Reviewer”: Any party acting as “asset representations reviewer” (within the meaning of Item 1101(m) of Regulation AB) under an Other Pooling and Servicing Agreement.

“Other Crossed Loans”: As defined in Section 2.03(a) of this Agreement.

“Other Depositor”: With respect to a Serviced Companion Loan or a Serviced Loan Combination, the “depositor” (within the meaning of Item 1101(e) of Regulation AB) of any related Other Securitization Trust.

“Other Exchange Act Reporting Party”: With respect to any Other Securitization Trust that is subject to the reporting requirements of the Exchange Act, the trustee, certificate administrator, master servicer, special servicer or depositor under the related Other Pooling and Servicing Agreement that is responsible for the preparation and/or filing of Form 8-K, Form 10-D, Form ABS-EE and Form 10-K with respect to such Other Securitization Trust, as identified in writing to the parties to this Agreement; and, with respect to any Other Securitization Trust that is not subject to the reporting requirements of the Exchange Act, the trustee, certificate administrator, master servicer, special servicer or depositor under the related Other Pooling and Servicing Agreement that is responsible for the preparation and/or dissemination of periodic distribution date statements or similar reports, as identified in writing to the parties to this Agreement.

“Other Indemnified Party”: As defined in Section 8.05(c) of this Agreement.

“Other Operating Advisor”: The applicable other “operating advisor” under an Other Pooling and Servicing Agreement relating to a Serviced Companion Loan.

“Other Operating Advisor Consultation Trigger Event”: With respect to any Regulation RR Other PSA, an “Operating Advisor Consultation Trigger Event” (or analogous concept) under such related Regulation RR Other PSA.

“Other Pooling and Servicing Agreement”: With respect to a Serviced Companion Loan or the related Serviced Loan Combination, the pooling and servicing agreement or other comparable agreement governing the creation of any related Other Securitization Trust and the issuance of securities backed by the assets of such Other Securitization Trust, but not the servicing of such Serviced Companion Loan or Serviced Loan Combination or the related Mortgage Loan.

“Other PSA Asset Review”: With respect to any Serviced Companion Loan, any review of representations and warranties with respect to such Serviced Companion Loan conducted by any related Other Asset Representations Reviewer.

“Other Securitization Trust”: Any “issuing entity” (within the meaning of Item 1101(f) of Regulation AB) that holds a Serviced Companion Loan or successor REO Companion Loan (or any portion thereof or interest therein), as identified in writing to the parties to this Agreement.

“Other Servicer”: The applicable other “master servicer” under an Other Pooling and Servicing Agreement relating to a Serviced Companion Loan.

“Other Special Servicer”: The applicable other “special servicer” under an Other Pooling and Servicing Agreement relating to a Serviced Companion Loan.

“Other Trustee”: The applicable other “trustee” or, if applicable, the other “certificate administrator” or, if applicable, the other “custodian” under an Other Pooling and Servicing Agreement relating to a Serviced Companion Loan.

“Outside Certificate Administrator”: With respect to an Outside Serviced Mortgage Loan, the certificate administrator under the applicable Outside Servicing Agreement.

“Outside Controlling Note Holder”: With respect to any Loan Combination that is, and only for so long as such Loan Combination is, a Serviced Outside Controlled Loan Combination, at any time the holder of the related controlling note (regardless of whether such note evidences a Pari Passu Companion Loan or a Subordinate Companion Loan) or such holder’s designated representative; provided that if, with respect to any Serviced Outside Controlled Loan Combination, the related controlling note is included in a securitization trust, the Outside Controlling Note Holder shall be the party designated under the pooling and servicing agreement, trust and servicing agreement or comparable agreement governing the securitization of the related controlling note as authorized to exercise the rights of the holder of the related controlling note; and provided, further, that the right of any such designated party to exercise some or all of such rights may terminate or shift to another designated party upon the occurrence of certain trigger events if and to the extent set forth in the pooling and servicing agreement, trust and servicing agreement or comparable agreement governing the securitization of the related controlling note. With respect to each Servicing Shift Loan Combination, the holder of the related controlling note (regardless of whether such note evidences a Pari Passu Companion Loan or a Subordinate Companion Loan) will (i) be an Outside Controlling Note Holder prior to the related Servicing Shift Date and (ii) cease to be an Outside Controlling Note Holder on and after the related Servicing Shift Date. With respect to each Serviced AB Loan Combination (other than the Woodlands Mall Loan Combination and The Centre Loan Combination), the holder of a related Subordinate Companion Loan will be an Outside Controlling Note Holder for so long as such Subordinate Companion Loan (or, in the case of a Serviced AB Loan Combination with multiple Subordinate Companion Loans, at least one such Subordinate Companion Loan) is not the subject of a “control appraisal period” (or analogous concept) and not held by a “borrower-related party” (or analogous concept), in any event under the related Co-Lender Agreement.

“Outside Custodian”: With respect to an Outside Serviced Mortgage Loan, the custodian under the applicable Outside Servicing Agreement.

“Outside Depositor”: With respect to an Outside Serviced Mortgage Loan, the depositor under the applicable Outside Servicing Agreement.

“Outside Operating Advisor”: With respect to an Outside Serviced Mortgage Loan, the operating advisor under the applicable Outside Servicing Agreement.

“Outside Paying Agent”: With respect to an Outside Serviced Mortgage Loan, the paying agent under the applicable Outside Servicing Agreement.

“Outside Securitization Trust”: With respect to any Outside Serviced Mortgage Loan, the “issuing entity” (within the meaning of Item 1101(f) of Regulation AB) that holds a related Outside Serviced Companion Loan (or any portion thereof or interest therein) and is created under the related Outside Servicing Agreement.

“Outside Service Providers”: With respect to any Outside Serviced Mortgage Loan, the related Outside Trustee, Outside Custodian, Outside Certificate Administrator, Outside

Paying Agent, Outside Servicer, Outside Special Servicer and any sub-servicer of any of the foregoing.

“Outside Serviced Co-Lender Agreement”: The Co-Lender Agreement for an Outside Serviced Loan Combination. With respect to each Servicing Shift Mortgage Loan and the related Servicing Shift Loan Combination, the related Co-Lender Agreement shall be an Outside Serviced Co-Lender Agreement on and after the related Servicing Shift Date.

“Outside Serviced Companion Loan”: Any Companion Loan that is part of an Outside Serviced Loan Combination. With respect to each Servicing Shift Mortgage Loan and the related Servicing Shift Loan Combination, each related Companion Loan shall be an Outside Serviced Companion Loan on and after the related Servicing Shift Date.

“Outside Serviced Loan Combination”: Any Loan Combination that is not serviced under this Agreement, but instead is being serviced pursuant to the pooling and servicing agreement, trust and servicing agreement or other comparable agreement governing the securitization of a related Companion Loan (whether by itself or with other mortgage assets), or pursuant to any successor servicing agreement contemplated by the related Co-Lender Agreement. The only Outside Serviced Loan Combinations related to the Trust as of Closing Date are the Loan Combinations as to which “Outside Serviced” is set forth in the Loan Combination Table under the column heading “Servicing Type.” Each Servicing Shift Loan Combination shall be an Outside Serviced Loan Combination on and after the related Servicing Shift Date.

“Outside Serviced Loan Combination Noteholders”: With respect to an Outside Serviced Loan Combination, the holder of the related Outside Serviced Mortgage Loan and the holder(s) of the related Outside Serviced Companion Loan(s), collectively.

“Outside Serviced Mortgage Loan”: Any Mortgage Loan that is part of an Outside Serviced Loan Combination. Each Servicing Shift Mortgage Loan shall be an Outside Serviced Mortgage Loan on and after the related Servicing Shift Date.

“Outside Servicer”: With respect to an Outside Serviced Mortgage Loan, the master servicer under the applicable Outside Servicing Agreement.

“Outside Servicing Agreement”: With respect to an Outside Serviced Mortgage Loan or the related Outside Serviced Loan Combination, the pooling and servicing agreement, trust and servicing agreement or other comparable agreement governing the creation of an Outside Securitization Trust that includes a related Outside Serviced Companion Loan, the issuance of securities backed by the assets of such Outside Securitization Trust and the servicing of such Outside Serviced Mortgage Loan, such Outside Serviced Loan Combination and the related Outside Serviced Companion Loan(s), or any successor servicing agreement with respect to such Outside Serviced Mortgage Loan, such Outside Serviced Loan Combination and the related Outside Serviced Companion Loan(s) contemplated by the related Co-Lender Agreement. The only Outside Servicing Agreements related to the Trust as of the Closing Date are identified in the Loan Combination Table under the column heading “Outside Servicing Agreement.” With respect to each Servicing Shift Mortgage Loan and the related Servicing Shift Loan Combination, on or after the related Servicing Shift Date, the related Servicing Shift Mortgage Loan Pooling and Servicing Agreement shall be an Outside Servicing Agreement.

“Outside Special Servicer”: With respect to an Outside Serviced Mortgage Loan, the special servicer under the applicable Outside Servicing Agreement.

“Outside Trustee”: With respect to an Outside Serviced Mortgage Loan, the trustee under the applicable Outside Servicing Agreement.

“Ownership Interest”: Any record or beneficial interest in a Class R Certificate.

“P&I Advance”: As to any Trust Loan (including any Outside Serviced Mortgage Loan and any REO Trust Loan), any advance made by the Master Servicer or the Trustee pursuant to Section 4.06 of this Agreement. Each reference to the payment or reimbursement of a P&I Advance shall be deemed to include, whether or not specifically referred to but without duplication, payment or reimbursement of interest thereon at the Advance Rate to but excluding the date of payment or reimbursement.

“Pari Passu Companion Loan”: A Companion Loan that, pursuant to the related Loan Documents and/or the related Co-Lender Agreement, is pari passu in right of payment to the related Split Mortgage Loan. The only Pari Passu Companion Loans related to the Trust as of the Closing Date are evidenced by the Notes identified in the Loan Combination Table under the column heading “Pari Passu Companion Loan(s),” each of which Notes evidences a separate Pari Passu Companion Loan.

“Pari Passu Indemnified Items”: As defined in Section 3.01(j)(ii) of this Agreement.

“Pari Passu Indemnified Party”: As defined in Section 3.01(j)(ii) of this Agreement.

“Pari Passu Loan Combination”: A Loan Combination that includes a Pari Passu Companion Loan. The only Pari Passu Loan Combinations related to the Trust are those with related Notes listed in the Loan Combination Table under the column heading “Pari Passu Companion Loan(s).”

“Pass-Through Rate”: Each of the Class A-1 Pass-Through Rate, the Class A-2 Pass-Through Rate, the Class A-3 Pass-Through Rate, the Class A-4 Pass-Through Rate, the Class A-5 Pass-Through Rate, the Class A-AB Pass-Through Rate, the Class X-A Pass-Through Rate, the Class X-B Pass-Through Rate, the Class A-S Pass-Through Rate, the Class B Pass-Through Rate, the Class C Pass-Through Rate, the Class D Pass-Through Rate, the Class X-D Pass-Through Rate, the Class E Pass-Through Rate, the Class F-RR Pass-Through Rate, the Class G-RR Pass-Through Rate, the Class J-RR Pass-Through Rate, the Class WM-A Pass-Through Rate, the Class WM-B Pass-Through Rate, the Class WM-C Pass-Through Rate, the Class TC-A Pass-Through Rate, the Class TC-B Pass-Through Rate, the Class TC-C Pass-Through Rate, the Class TC-D Pass-Through Rate, the Class TC-E Pass-Through Rate and the Class TCRR Pass-Through Rate. The Class S Certificates, the Class R Certificates and, other than for tax reporting purposes, the Class VRR Certificates and the Class WMRR Certificates do not have Pass-Through Rates.

“Paying Agent”: The paying agent appointed pursuant to Section 5.06 of this Agreement.

“Penalty Charges”: With respect to any Serviced Loan (or successor REO Mortgage Loan or successor REO Companion Loan), any amounts actually collected thereon from the Mortgagor that represent default charges, penalty charges, late fees and/or Default Interest (in the case of any Split Mortgage Loan or Serviced Companion Loan, to the extent allocable thereto pursuant to the related Co-Lender Agreement, and, in the case of a Serviced Companion Loan, to the extent not payable to the Serviced Companion Loan Holder, and, in the case of an Outside Serviced Mortgage Loan, any such amounts remitted by the related Outside Servicer to the Master Servicer).

“Percentage Allocation Entitlement”: (a) With respect to the VRR Interest, the Vertically Retained Percentage; and (b) with respect to the Non-Vertically Retained Pooled Certificates, the Non-Vertically Retained Percentage.

“Percentage Interest”: As to any Certificate, the percentage interest evidenced thereby in distributions required to be made with respect to the related Class. With respect to any Certificate (other than a Class S or Class R Certificate), the percentage interest is equal to the initial denomination as of the Closing Date of such Certificate divided by the initial Certificate Balance or Notional Amount, as applicable, of such Class of Certificates. With respect to any Class S or Class R Certificate, the percentage interest is set forth on the face thereof.

“Performing Party”: As defined in Section 10.12 of this Agreement.

“Performing Serviced Companion Loan”: A Serviced Companion Loan that is not, and is not part of, a Specially Serviced Loan or REO Loan.

“Performing Serviced Loan”: A Performing Serviced Mortgage Loan, a Performing Serviced Companion Loan or a Performing Serviced Loan Combination, as the context may require.

“Performing Serviced Loan Combination”: A Serviced Loan Combination that is not a Specially Serviced Loan or an REO Loan Combination.

“Performing Serviced Mortgage Loan”: A Serviced Mortgage Loan that is not, and is not part of, a Specially Serviced Loan or REO Loan.

“Permitted Investments”: Any one or more of the following obligations or securities payable on demand or having a scheduled maturity on or before the Business Day preceding the date upon which such funds are required to be drawn (provided that funds invested by the Certificate Administrator in Permitted Investments managed or advised by the Certificate Administrator may (or, as and when contemplated under Section 3.07(c), shall) mature on the Distribution Date) and a maximum maturity of 365 days, regardless of whether issued by the Depositor, the Master Servicer, the Trustee, the Certificate Administrator or any of their respective

Affiliates and having at all times the required ratings, if any, provided for in this definition, unless each Rating Agency shall have provided a Rating Agency Confirmation:

(i)           direct obligations of, or obligations fully guaranteed as to payment of principal and interest by, the U.S. Treasury; Small Business Administration-guaranteed participation certificates and guaranteed pool certificates; U.S. Department of Housing and Urban Development public housing agency bonds; Government National Mortgage Association (GNMA) guaranteed mortgage-backed securities or participation certificates; and Resolution Funding Corp. debt obligations; provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (C) such investments must not be subject to liquidation prior to their maturity;

(ii)          Federal Housing Administration debentures;

(iii)         obligations of the following United States government sponsored agencies: Federal Home Loan Mortgage Corp. (debt obligations), the Farm Credit System (consolidated system wide bonds and notes), the Federal Home Loan Banks (consolidated debt obligations), and the Federal National Mortgage Association (debt obligations); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, (C) such investments must not be subject to liquidation prior to their maturity, and (D) in each case, be rated no less than the Applicable S&P Permitted Investment Rating by S&P (or, if not rated by S&P, otherwise acceptable to S&P as confirmed by receipt of a Rating Agency Confirmation from S&P);

(iv)         federal funds, unsecured certificates of deposit, time or similar deposits, bankers’ acceptances and repurchase agreements of any bank, (A) if it has a term of thirty days or less, (1) the short-term obligations of which are rated at least “F1” by Fitch or the long-term obligations of which are rated at least “A” by Fitch and (2) the short- term obligations of which are rated at least “A-1” by S&P, (B) if it has a term of more than thirty days and not in excess of three months, (1) the short-term obligations of which are rated at least “F1+” by Fitch or the long-term obligations of which are rated at least “A” by Fitch and (2) the short-term obligations or short-term deposit accounts of which are rated “A-1+” by S&P (or “A-1” by S&P if the obligations mature within sixty (60) days), or the long-term obligations or deposit accounts of which are rated at least “AA-“ by S&P (with a short-term rating of “A-1” by S&P), (C) if it has a term of more than three months and not in excess of six months, (1) the short-term obligations of which are rated at least “F1+” by Fitch or the long-term obligations of which are rated at least “AA-“ by Fitch and (2) the short-term obligations or deposit accounts of which are rated at least “A-1+” by S&P or the long-term obligations or deposit accounts of which are rated at least “AA-“ by S&P (with a short-term rating of “A-1” by S&P) and (D) if it has a term of more than six months, (1) the short-term obligations of which are rated at least “F1+” by Fitch or the long-term obligations of which are rated at least “AA-“ by Fitch and (2) the short-term obligations or short-term deposit accounts of which are rated in the highest short-term rating category by S&P or the long-term obligations or deposit accounts of which are rated at least “AA_” by S&P (with a short-term rating of “A-1” by S&P) (or, in the case of any such Rating Agency as set forth in clauses (A) through (D) above, such lower rating as is the subject of a Rating Agency Confirmation by such Rating Agency and Morningstar); provided, however, that the investments described in this clause must (x) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (y) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (z) such investments must not be subject to liquidation prior to their maturity;

(v)          demand and time deposits in, or certificates of deposit of, or bankers’ acceptances issued by, any bank or trust company, savings and loan association or savings bank, (A) if it has a term of thirty days or less, (1) the short-term obligations of which are rated at least “F1” by Fitch or the long-term obligations of which are rated at least “A” by Fitch and (2) the short term obligations of which are rated at least “A-1” by S&P, (B) if it has a term of more than thirty days and not in excess of three months, (1) the short-term obligations of which are rated at least “F1+” by Fitch or the long-term obligations of which are rated at least “AA-“ by Fitch and (2) the short-term obligations or short-term deposit accounts of which are rated “A-1+” by S&P (or “A-1” by S&P if the obligations mature within sixty (60) days), or the long-term obligations or deposit accounts of which are rated at least “AA-“ by S&P (with a short-term rating of “A-1” by S&P), (C) if it has a term of more than three months and not in excess of six months, (1) the short-term obligations of which are rated at least “F1+” by Fitch or the long-term obligations of which are rated at least “AA-“ by Fitch and (2) the short-term obligations of which are rated in the highest short-term rating category by S&P or the long-term obligations or deposit accounts of which are rated at least “AA-“ by S&P (with a short-term rating of “A-1” by S&P) and (D) if it has a term of more than six months, (1) the short-term obligations of which are rated at least “F1+” by Fitch or the long-term obligations of which are rated at least “AA-“ by Fitch and (2) the short-term obligations or short-term deposit accounts of which are rated in the highest short-term rating category by S&P or the long-term obligations or deposit accounts of which are rated at least “AA-“ by S&P (with a short-term rating of “A-1” by S&P) (or, in the case of any such Rating Agency as set forth in clauses (A) through (D) above, such lower rating as is the subject of a Rating Agency Confirmation by such Rating Agency and Morningstar); provided, however, that the investments described in this clause must (x) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (y) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (z) such investments must not be subject to liquidation prior to their maturity;

(vi)         debt obligations, (A) if it has a term of thirty days or less, (1) the short-term obligations of which are rated at least “F1” by Fitch or the long-term obligations of which are rated at least “A” by Fitch and (2) the short term obligations of which are rated at least “A-1” by S&P, (B) if it has a term of more than thirty days and not in excess of three months, (1) the short-term obligations of which are rated at least “F1+” by Fitch or the long-term obligations of which are rated at least “AA-“ by Fitch and (2) the short term obligations of which are rated “A-1+” by S&P (or “A-1” by S&P if the obligations mature within sixty (60) days), or the long-term obligations of which are rated at least “AA-“ by S&P (with a short-term rating of “A-1” by S&P), (C) if it has a term of more than three months and not in excess of six months, (1) the short-term obligations of which are rated at least “F1+” by Fitch or the long-term obligations of which are rated at least “AA-“ by Fitch and (2) the short-term obligations of which are rated in the highest short-term rating category by S&P or the long-term obligations of which are rated at least “AA-“ by S&P (with a short-term rating of “A-1” by S&P) and (D) if it has a term of more than six months, (1) the short-term obligations of which are rated at least “F1+” by Fitch or the long-term obligations of which are rated at least “AA-“ by Fitch and (2) the short-term obligations of which are rated in the highest short-term rating category by S&P or the long-term obligations of which are rated at least “AA-“ by S&P (with a short-term rating of “A-1” by S&P) (or, in the case of any such Rating Agency as set forth in clauses (A) through (D) above, such lower rating as is the subject of a Rating Agency Confirmation by such Rating Agency and Morningstar); provided, however, that the investments described in this clause must (x) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (y) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (z) such investments must not be subject to liquidation prior to their maturity;

(vii)        commercial paper (including both non-interest bearing discount obligations and interest bearing obligations) of any corporation or other entity organized under the laws of the United States or any state thereof payable on demand or on a specified date maturing in one (1) year or less from the date of acquisition thereof, (A) if it has a term of 30 days or less, (1) the short-term obligations of which are rated at least “F1” by Fitch or the long-term obligations of which are rated at least “A” by Fitch and (2) the short-term obligations of which corporation are rated at least “A-1” by S&P, (B) if it has a term of more than 30 days and not in excess of three months, (1) the short-term debt obligations of which are rated at least “F1+” by Fitch or the long-term debt obligations of which are rated at least “AA-“ by Fitch and (2) the short-term obligations of which are rated at least “A-1+” by S&P (or “A-1” by S&P if the obligations mature within sixty (60) days), or the long-term obligations of which are rated at least “AA-“ by S&P (with a short-term rating of “A-1” by S&P), (C) if it has a term of more than three months and not in excess of six months, (1) the short-term debt obligations of which are rated at least “F1+” by Fitch or the long-term debt obligations of which are rated at least “AA-“ by Fitch and (2) the short-term obligations of which are rated at least “A-1+” by S&P (or at least “A-1” by S&P, if the long term obligations of which are rated at least “AA-“ by S&P) and (D) if it has a term of more than six months, (1) the short-term debt obligations of which are rated at least “F1+” by Fitch or the long-term debt obligations of which are rated at least “AA-“ by Fitch and (2) the short-term debt obligations of which are rated at least “A-1+” by S&P (or at least “A-1” by S&P, if the long term obligations of which are rated at least “AA-“ by S&P) (or, in the case of any such Rating Agency as set forth in clauses (A) through (D) above, such lower rating as is the subject of a Rating Agency Confirmation by such Rating Agency and Morningstar); provided, however, that the investments described in this clause must (x) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (y) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (z) such investments must not be subject to liquidation prior to their maturity;

(viii)       units of money market mutual funds, which funds are regulated investment companies and seek to maintain a constant net asset value per share, so long as such funds are rated by Fitch in its highest money market fund ratings category and are rated “AAAm” by S&P (or, if not rated by any such Rating Agency, otherwise acceptable to such Rating Agency and Morningstar, as confirmed in a Rating Agency Confirmation);

(ix)         any other demand, money market or time deposit, demand obligation or any other obligation, security or investment with respect to which Rating Agency Confirmation has been obtained from each Rating Agency; and

(x)          such other demand, money market or time deposit, demand obligation or any other obligation, security or investment that, but for the failure to satisfy one or more of the minimum rating(s) set forth in the applicable clause, would be listed in clauses (i) – (ix) above, with respect to which a Rating Agency Confirmation has been obtained from Morningstar and each Rating Agency for which the minimum ratings set forth in the applicable clause is not satisfied with respect to such demand, money market or time deposit, demand obligation or any other obligation, security or investment;

provided, however, that (A) such instrument continues to qualify as a “cash flow investment” pursuant to Code Section 860G(a)(6) earning a passive return in the nature of interest, (B) such instrument shall have an unqualified rating (i.e., one with no qualifying suffix), with the exception of ratings with regulatory indicators, such as the “(sf)” subscript, and unsolicited ratings, (C) such instrument shall have a predetermined fixed dollar of principal due at maturity that cannot vary or change, and (D) no instrument or security shall be a Permitted Investment if (i) such instrument or security evidences a right to receive only interest payments, (ii) the right to receive principal and interest payments derived from the underlying investment provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment, (iii) the rating for such instrument or security includes an “r” designation or (iv) if such instrument may be redeemed at a price below the purchase price; and provided, further, that no amount beneficially owned by a Trust REMIC (even if not yet deposited in the Trust) may be invested in investments (other than money market funds) treated as equity interests for federal income tax purposes, unless the Master Servicer receives an Opinion of Counsel, at the expense of the party directing such Permitted Investment, to the effect that such investment will not adversely affect the status of any Trust REMIC. Permitted Investments may not be purchased at a price in excess of par.

Notwithstanding the foregoing, to the extent that the Loan Documents with respect to a particular Mortgage Loan require the funds in the related Mortgagor Accounts to be invested in investments other than those itemized in clauses (i) through (ix) above, the Master Servicer shall invest the funds in such Mortgagor Accounts in accordance with the terms of the related Loan Documents.

“Permitted Special Servicer/Affiliate Fees”: Any commercially reasonable treasury management fees, banking fees, title insurance and/or other insurance commissions and fees, title agency fees, and appraisal review fees received or retained by the Special Servicer or any of its Affiliates in connection with any services performed by such party with respect to any Serviced Loan or REO Property, in each case, in accordance with Article III of this Agreement.

“Permitted Transferee”: With respect to a Class R Certificate, any Person or agent of such Person other than (a) a Disqualified Organization, (b) any other Person so designated by the Certificate Registrar who is unable to provide an Opinion of Counsel (provided at the expense of such Person or the Person requesting the transfer) to the effect that the transfer of an ownership interest in any Class R Certificate to such Person will not cause any Trust REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding, (c) a Disqualified Non-U.S. Tax Person, (d) an entity treated as a U.S. partnership if any of its partners, directly or indirectly (other than through a U.S. corporation) is (or is permitted to be under the partnership agreement) a Disqualified Non-U.S. Tax Person or (e) a U.S. Tax Person with respect to which income from a Class R Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Tax Person.

“Person”: Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Plan”: As defined in Section 5.03(n) of this Agreement.

“Plan Investor”: As defined in Section 5.03(n) of this Agreement.

“Pooled Available Funds”: With respect to any Distribution Date, an amount equal to the Non-Vertically Retained Percentage of the Aggregate Pooled Available Funds for such Distribution Date.

“Pooled Certificate”: Any Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class X-B, Class X-D, Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR, Class J-RR, Class VRR and Class S Certificate, in any event issued, authenticated and delivered hereunder.

“Pooled Certificateholder”: Any Holder of a Pooled Certificate.

“Pooled Principal Balance Certificates:” The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR, Class J-RR and Class VRR Certificates.

“Pooled Regular Certificates”: The Non-Vertically Retained Pooled Regular Certificates and the VRR Interest, collectively.

“Pooled Voting Rights”: The portion of the voting rights of all of the Pooled Certificates that is allocated to any Pooled Certificate or Class of Pooled Certificates. At all times during the term of this Agreement, the Pooled Voting Rights shall be allocated among the respective Classes of Pooled Certificateholders as follows: (a) 1% in the aggregate in the case of the respective Classes of the Interest-Only Certificates, allocated pro rata based upon their respective Notional Amounts as of the date of determination (but only for so long as the Notional Amount of at least one Class of Interest-Only Certificates is greater than zero), and (b) in the case of any Class of Pooled Principal Balance Certificates, a percentage equal to the product of 99% (or, if the Notional Amounts of all Classes of Interest-Only Certificates have been reduced to zero, 100%) and a fraction, the numerator of which is equal to the Certificate Balance of such Class of Pooled Principal Balance Certificates as of the date of determination, and the denominator of which is equal to the aggregate of the Certificate Balances of all Classes of the Pooled Principal Balance Certificates, in each case as of the date of determination (provided that, if, but only if, expressly so provided herein in any circumstance, the allocation or exercise of Pooled Voting Rights for any particular purpose shall take into account the allocation of Appraisal Reduction Amounts to notionally reduce Certificate Balances). The Pooled Voting Rights of any Class of Pooled Certificates shall be allocated among Holders of Certificates of such Class in proportion to their respective Percentage Interests. The Class S and Class R Certificates shall not be entitled to any Pooled Voting Rights.

“Preliminary Dispute Resolution Election Notice”: As defined in Section 2.03(g) of this Agreement.

“Preliminary Prospectus”: The prospectus dated July 16, 2019, relating to the Public Certificates.

“Prepayment Assumption”: The assumption that there will be zero prepayments with respect to the Trust Loans; provided, that it is assumed that any ARD Mortgage Loan is prepaid in full on its Anticipated Repayment Date.

“Prepayment Interest Excess”: With respect to any Distribution Date, for each Mortgage Loan or Serviced Loan Combination that was subject to a Principal Prepayment in full or in part during the related Collection Period, which Principal Prepayment was applied to such Mortgage Loan or Serviced Loan Combination after the related Due Date in such Collection Period, the amount of interest (net of the related Servicing Fee and any related Excess Interest and Default Interest) that accrued on the amount of such Principal Prepayment during the period commencing from such Due Date to, but not including, the date as of which such Principal Prepayment was applied to the unpaid principal balance of the Mortgage Loan or Serviced Loan Combination (or any later date through which interest accrues), to the extent collected from the related Mortgagor (without regard to any related Yield Maintenance Charge actually collected) and, in the case of an Outside Serviced Mortgage Loan, remitted to the Trust Fund.

“Prepayment Interest Shortfall”: With respect to any Distribution Date, for each Mortgage Loan or Serviced Loan Combination that was subject to a Principal Prepayment in full or in part during the related Collection Period, which Principal Prepayment was applied to such Mortgage Loan or Serviced Loan Combination (with such prepayment allocated between the related Mortgage Loan and Serviced Companion Loan in accordance with the related Co-Lender Agreement) prior to the related Due Date in such Collection Period, the amount of interest (net of the related Servicing Fee and any related Excess Interest and Default Interest) to the extent not collected from the related Mortgagor (without regard to any Yield Maintenance Charge that may be collected), that would have accrued on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to the unpaid principal balance of such Mortgage Loan or Serviced Loan Combination through the end of the one-month accrual period applicable to such Due Date, inclusive.

“Primary Collateral”: With respect to any Cross-Collateralized Mortgage Loan, any Mortgaged Property (or portion thereof) designated as directly securing such Cross-Collateralized Mortgage Loan and excluding any Mortgaged Property (or portion thereof) as to which the related lien may only be foreclosed upon by exercise of the cross-collateralization provisions of such Cross-Collateralized Mortgage Loan.

“Prime Rate”: The “Prime Rate” as published in the “Money Rates” section of The Wall Street Journal, Eastern edition (or, if such section or publication is no longer available, such other comparable publication as determined by the Certificate Administrator in its reasonable discretion) as may be in effect from time to time, or, if the “Prime Rate” no longer exists, such other comparable rate (as determined by the Certificate Administrator in its reasonable discretion) as may be in effect from time to time. The Certificate Administrator shall notify in writing the Master Servicer with regard to any determination of the Prime Rate in accordance with the parenthetical in the preceding sentence.

“Principal Balance Certificates”: The Certificates (other than the Class X, Class S and Class R Certificates), collectively.

“Principal Distribution Amount”: With respect to any Distribution Date and the Non-Vertically Retained Pooled Principal Balance Certificates, the sum of (i) the Non-Vertically Retained Percentage of the Aggregate Principal Distribution Amount for such Distribution Date and (ii) the Principal Shortfall, if any, for such Distribution Date.

“Principal Prepayment”: Any payment of principal made by a Mortgagor on a Mortgage Loan or Serviced Loan Combination which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment other than any amount paid in connection with the release of the related Mortgaged Property through defeasance.

“Principal Shortfall”: For any Distribution Date, the amount, if any, by which (i) the Principal Distribution Amount for the preceding Distribution Date exceeds (ii) the aggregate amount actually distributed with respect to principal on the Non-Vertically Retained Pooled Principal Balance Certificates on such preceding Distribution Date in respect of such Principal Distribution Amount.

“Private Certificates”: The Class X-B, Class X-D, Class D, Class E, Class F-RR, Class G-RR, Class J-RR, Class VRR, Class S, Class R, Class WM-A, Class WM-B, Class WM-C, Class WMRR, Class TC-A, Class TC-B, Class TC-C, Class TC-D, Class TC-E and Class TCRR Certificates, collectively.

“Privileged Information”: Any (i) correspondence or other communications between any Directing Holder or Consulting Party, on the one hand, and the Special Servicer, on the other hand, related to any Specially Serviced Loan or the exercise of the consent or consultation rights of such Directing Holder or Consulting Party under this Agreement or any Co-Lender Agreement, as applicable, (ii) any strategically sensitive information that the Special Servicer has reasonably determined (and has identified as privileged or confidential information) could compromise the Trust Fund’s position in any ongoing or future negotiations with the related Mortgagor or other interested party, and (iii) any information subject to attorney-client privilege (that has been identified or otherwise communicated as being subject to such privilege).

“Privileged Information Exception”: With respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, any affected Serviced Companion Loan Holder, the Trustee and the Asset Representations Reviewer, as evidenced by an Officer’s Certificate (which shall include a certification that it is based on the advice of counsel) delivered to each of the Master Servicer, the Special Servicer, the applicable Directing Holder, the applicable Consulting Parties, the Operating Advisor, the Certificate Administrator, the Trustee and the Asset Representations Reviewer) required by law, rule, regulation, order, judgment or decree to disclose such information.

“Privileged Person”: The Depositor and its designees, the Initial Purchasers, the Underwriters, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, any Excluded Mortgage Loan Special Servicer, the Trustee, the Certificate Administrator, any Additional Servicer designated by the Master Servicer or the Special Servicer, any Directing Holder, any Consulting Party, the Operating Advisor, any Affiliate of the Operating Advisor designated by the Operating Advisor, the Asset Representations Reviewer, any affiliate of the Asset Representations Reviewer designated by the Asset Representations Reviewer, any Companion Loan Holder that delivers an Investor Certification (subject to the next sentence and the proviso to this sentence), any other Person who provides the Certificate Administrator with an Investor Certification (subject to the next sentence and the proviso to this sentence), any Rating Agency, and any other NRSRO that delivers a NRSRO Certification to the Certificate Administrator; provided that in no event shall an Excluded Controlling Class Holder be entitled to Excluded Information with respect to a related Excluded Controlling Class Mortgage Loan with respect to which it is a Borrower Party (but this exclusion shall not apply to any other Mortgage Loan). In no event shall a Borrower Party (other than a Risk Retention Consultation Party if it is a Borrower Party) be considered a Privileged Person; provided that the foregoing shall not be applicable to, nor limit, an Excluded Controlling Class Holder’s right to access information with respect to any Mortgage Loan other than Excluded Information with respect to a related Excluded Controlling Class Mortgage Loan. For the avoidance of doubt, each applicable Directing Holder, Controlling Class Certificateholder, Loan-Specific Controlling Class Certificateholder and Consulting Party (other than the Operating Advisor and the Risk Retention Consultation Party ) and the Special Servicer shall only, at any given time, be considered a Privileged Person with respect to any Mortgage Loans or Serviced Loan Combinations for which it is not then a Borrower Party, and the limitations on access to information set forth in this Agreement will apply only with respect to the related Mortgage Loan for which the applicable party is a Borrower Party and only with respect to the related Excluded Information (in the case of the applicable Directing Holder, a Controlling Class Certificateholder or a Loan-Specific Controlling Class Certificateholder) or the related Excluded Special Servicer Information (in the case of the Special Servicer).

“Property Advance”: As to any Serviced Mortgage Loan, Serviced Loan Combination or REO Property (other than an REO Property related to an Outside Serviced Mortgage Loan), any advance made by the Master Servicer or the Trustee in respect of Property Protection Expenses, together with all other customary, reasonable and necessary “out-of-pocket” costs and expenses (including attorneys’ fees and fees and expenses of real estate brokers) incurred by the Master Servicer, the Special Servicer or the Trustee in connection with the servicing and administration of a Serviced Mortgage Loan or Serviced Loan Combination, if a default is imminent thereunder or a default, delinquency or other unanticipated event has occurred with respect thereto, or in connection with the administration of any REO Property (other than an REO Property related to an Outside Serviced Mortgage Loan), including, but not limited to, the cost of (a) compliance with the obligations of the Master Servicer, the Special Servicer or the Trustee, if any, set forth in Sections 2.03, 3.04 and 3.07 of this Agreement, (b) the preservation, insurance, restoration, protection and management of a related Mortgaged Property, (c) obtaining any Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds, (d) any enforcement or judicial proceedings with respect to a related Mortgaged Property, including foreclosures, (e) any Appraisal or any other appraisal or update thereof expressly permitted or required to be obtained hereunder and (f) the operation, management, maintenance and liquidation of any such REO Property; provided that, notwithstanding anything to the contrary, “Property Advances” shall not include allocable overhead of the Master Servicer, the Special Servicer or the Trustee, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses, or costs and expenses incurred by any such party in connection with its purchase of any Trust Loan or REO Property pursuant to any provision of this Agreement or an intercreditor agreement; and provided, further, that, no Property Advances shall be made with regard to a Subordinate Companion Loan held outside the Trust if the related Mortgage Loan is no longer held by the Trust. Each reference to the payment or reimbursement of a Property Advance shall be deemed to include, whether or not specifically referred to, payment or reimbursement of interest thereon at the Advance Rate from and including the date of the making of such Advance to but excluding the date of payment or reimbursement. If and when used with respect to an Outside Serviced Mortgage Loan or any related REO Property, the term “Property Advance” shall have the meaning assigned thereto or to the term “Servicing Advance” in the applicable Outside Servicing Agreement.

“Property Protection Expenses”: Any costs and expenses incurred by the Master Servicer, the Special Servicer or the Trustee pursuant to Section 3.04, 3.07, 3.10(f), 3.10(g) or 3.17(b) or indicated herein as being a cost or expense of a Trust REMIC to be advanced by the Master Servicer or the Trustee, as applicable.

“Proposed Course of Action Notice”: As defined in Section 2.03(g) of this Agreement.

“Prospectus”: The prospectus dated July 19, 2019, relating to the Public Certificates.

“PSA Party Repurchase Request”: As defined in Section 2.03 of this Agreement.

“PTCE”: Prohibited Transaction Class Exemption.

“Public Certificates”: The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class A-S, Class B and Class C Certificates.

“Public Documents”: As defined in Section 4.02(a) of this Agreement.

“Public Global Certificates”: A Global Certificate relating to a Class of Public Certificates.

“Purchase Price”: With respect to any Mortgage Loan or Trust Subordinate Companion Loan (or REO Property), a price equal to the sum of the following (without duplication): (a) the outstanding principal balance of such Mortgage Loan or Trust Subordinate Companion Loan (or the related REO Trust Loan) as of the time of purchase less any portion of any Loss of Value Payment then on deposit in the Loss of Value Reserve Fund allocable to pay principal of such Mortgage Loan or Trust Subordinate Companion Loan (or REO Property); plus (b) all accrued and unpaid interest on the principal balance of such Mortgage Loan or Trust Subordinate Companion Loan (or the related REO Trust Loan), other than Default Interest or Excess Interest, at the related Mortgage Rate in effect from time to time through the Due Date in the Collection Period of purchase; plus (c) all related unreimbursed Property Advances (including any Property Advances and Advance Interest Amounts with respect thereto that were reimbursed out of general collections on the Mortgage Loans or the related Trust Subordinate Companion Loan, as applicable) (or, in the case of an Outside Serviced Mortgage Loan, the pro rata portion of any similar amounts allocable to such Mortgage Loan and payable with respect thereto pursuant to the related Co-Lender Agreement); plus (d) all accrued and unpaid Advance Interest Amounts in respect of related Advances (or, in the case of an Outside Serviced Mortgage Loan, all such amounts with respect to P&I Advances related to such Outside Serviced Mortgage Loan and, with respect to outstanding Property Advances, the pro rata portion of any similar interest amounts payable with respect thereto pursuant to the related Co-Lender Agreement); plus (e) to the extent not otherwise covered by clause (d) above, any Special Servicing Fees and any other Additional Trust Fund Expenses outstanding or previously incurred in respect of the related Mortgage Loan or Trust Subordinate Companion Loan; plus (f) if such Mortgage Loan or Trust Subordinate Companion Loan is being repurchased or substituted for by a Mortgage Loan Seller pursuant to Section 6 of the related Mortgage Loan Purchase Agreement, all expenses incurred or to be incurred by the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee in respect of the Material Defect giving rise to the repurchase or substitution obligation (to the extent not otherwise included in the amounts described in clause (e) above); provided, however, that such expenses shall not include expenses incurred by Certificateholders or Certificate Owners in instituting an Asset Review Vote Election, in taking part in an Asset Review vote or in exercising such Certificateholder’s or Certificate Owner’s, as applicable, rights under the dispute resolution mechanics pursuant to Section 2.03(g) hereof; plus (g) to the extent not otherwise included in the amount described in clause (e) above, any Liquidation Fee if and to the extent payable in accordance with the terms and conditions of this Agreement; plus (h) solely in the case of a Mortgage Loan, any related Asset Representations Reviewer Asset Review Fee to the extent not previously paid by the related Mortgage Loan Seller.

With respect to any REO Property that relates to a Serviced Loan Combination, the Purchase Price for the Trust Fund’s interest in such REO Property shall be the amount calculated in accordance with the first sentence of this definition in respect of the related REO Trust Loan(s) and, solely for purposes of calculating fair prices under the final sentence of Section 3.17(k) of this Agreement, such amount shall be calculated as if the REO Trust Loan consisted of the REO Mortgage Loan and all the related REO Companion Loan(s), if applicable.

“Qualified Bidder”: As defined in Section 7.01(b) of this Agreement.

“Qualified Institutional Buyer”: A “qualified institutional buyer” within the meaning of Rule 144A.

“Qualified Insurer”: As used in Sections 3.08 and 5.10 of this Agreement, in the case of (i) all policies not referred to in clause (ii) below, an insurance company or security or bonding company qualified to write the related insurance policy in the relevant jurisdiction and whose claims paying ability is rated (a) at least “A” by Fitch (or, if not rated by Fitch, an equivalent rating such as that listed above by at least two NRSROs (which may include S&P, Morningstar, Moody’s and/or A.M. Best)) and (b) at least “A-“ by S&P (or, if not rated by S&P, an equivalent rating such as that listed above by at least two NRSROs (which may include Fitch, Morningstar, Moody’s and/or A.M. Best)) or (ii) in the case of the fidelity bond and the errors and omissions insurance required to be maintained pursuant to Section 3.08(c) of this Agreement, a company that shall have a claims-paying ability rated at least as follows by at least one of the following NRSROs: “A (low)” by DBRS, “A-“ by S&P, “A-“ by Fitch, “A3” by Moody’s or “A:X” by A.M. Best, or (iii) in either case, an insurance company not satisfying the ratings criteria of any Rating Agency set forth in clause (i) or (ii), as applicable, but with respect to which the Master Servicer or the Special Servicer, as applicable, has received a Rating Agency Confirmation from such Rating Agency. “Qualified Insurer” shall also mean any entity that satisfies all of the criteria, other than the ratings criteria, set forth in one of the foregoing clauses and whose obligations under the related insurance policy are guaranteed or backed by an entity that satisfies the ratings criteria set forth in such clause (construed as if such entity were an insurance company referred to therein).

“Qualified Mortgage”: A Mortgage Loan or Trust Subordinate Companion Loan that is a “qualified mortgage” within the meaning of Code Section 860G(a)(3) (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan or Trust Subordinate Companion Loan to be treated as a “qualified mortgage”, or any substantially similar successor provision).

“Qualified Substitute Mortgage Loan”: A mortgage loan that must, on the date of substitution: (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Rate not less than the Mortgage Rate of the deleted Mortgage Loan; (iii) have the same Due Date as and a grace period no longer than that of the deleted Mortgage Loan; (iv) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (v) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan;

(vi) have a then-current loan-to-value ratio equal to or less than the lesser of (a) the loan-to-value ratio of the deleted Mortgage Loan as of the Cut-Off Date and (b) 75%, in each case using the “value” for the Mortgaged Property as determined using an Appraisal; (vii) comply (except in a manner that would not be adverse to the interests of the Certificateholders) as of the date of substitution in all material respects with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (viii) have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and which will be delivered as a part of the related Servicing File; (ix) have a then-current debt service coverage ratio at least equal to the greater of (a) the debt service coverage ratio of the deleted Mortgage Loan as of the Closing Date and (b) 1.25x; (x) constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an Opinion of Counsel (provided at the applicable Mortgage Loan Seller’s expense); (xi) not have a maturity date or an amortization schedule that extends to a date that is after the date that is five years prior to the Rated Final Distribution Date for the rated Pooled Certificates; (xii) have prepayment restrictions comparable to those of the deleted Mortgage Loan; (xiii) not be substituted for a deleted Mortgage Loan unless the Trustee and the Certificate Administrator have received a prior Rating Agency Confirmation (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the applicable Mortgage Loan Seller); (xiv) have been approved, so long as a Consultation Termination Event has not occurred and is not continuing, by the Controlling Class Representative; (xv) prohibit defeasance within two years of the Closing Date; (xvi) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of a Trust REMIC or the imposition of tax on a Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of this Agreement, as determined by an Opinion of Counsel; (xvii) have an engineering report with respect to the related Mortgaged Property that will be delivered as a part of the related Servicing File; (xviii) be current in the payment of all scheduled payments of principal and interest then due; and (xix) not be an ARD Mortgage Loan unless the Mortgage Loan for which it is being substituted is an ARD Mortgage Loan. In the event that more than one mortgage loan is substituted for a deleted Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (i) above shall be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan shall individually satisfy each of the requirements specified in clauses (ii) through (xviii) above, except that the rates described in clause (ii) above and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis; provided that no individual Mortgage Rate (net of the Administrative Cost Rate) shall be lower than the highest fixed Pass-Through Rate (and not based on, or subject to a cap equal to, the WAC Rate) of any Class of Non-Vertically Retained Pooled Principal Balance Certificates having a Certificate Balance then outstanding. When a Qualified Substitute Mortgage Loan is substituted for a deleted Mortgage Loan, the applicable Mortgage Loan Seller shall certify that the replacement Mortgage Loan(s) meet(s) all of the requirements of the above definition and shall send such certification to the Certificate Administrator and the Trustee and, prior to the occurrence and continuance of a Consultation Termination Event, the Controlling Class Representative.

“Rated Final Distribution Date”: With respect to the rated Pooled Certificates, the Distribution Date occurring in August 2052; with respect to the rated Woodlands Mall Loan-Specific Certificates, the Distribution Date occurring in August 2037; and with respect to the rated Centre Loan-Specific Certificates, the Distribution Date occurring in July 2032.

“Rating Agency”: Each of S&P, Fitch and Morningstar or their successors in interest. If no such rating agency nor any successor thereof remains in existence, “Rating Agency” shall be deemed to refer to such nationally recognized statistical rating organization or other comparable Person reasonably designated by the Depositor, notice of which designation shall be given to the Trustee, the Certificate Administrator, the Special Servicer and the Master Servicer, and specific ratings of S&P, Fitch and Morningstar herein referenced shall be deemed to refer to the equivalent ratings (as reasonably determined by the Depositor) of the party so designated. References herein to the highest long-term unsecured debt rating category of S&P, Fitch and Morningstar shall mean “AAA”, and, in the case of any other rating agency, shall mean such highest rating category without regard to any plus or minus or numerical qualification.

“Rating Agency Confirmation”: With respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event so specified will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates (if then rated by the Rating Agency); provided that upon receipt of a written waiver or other acknowledgment from any applicable Rating Agency indicating its decision not to review or declining to review the matter for which the Rating Agency Confirmation is sought (such written notice, a “Rating Agency Declination”), or as otherwise provided in Section 3.30 of this Agreement, the requirement for the Rating Agency Confirmation from the applicable Rating Agency with respect to such matter shall be deemed to have been satisfied.

“Rating Agency Declination”: As defined in the definition of “Rating Agency Confirmation” in this Agreement.

“Realized Loss”: With respect to each Distribution Date:

(i)           with respect to the Non-Vertically Retained Pooled Principal Balance Certificates, the amount, if any, by which (A) the product of (1) the Non-Vertically Retained Percentage and (2) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the Master Servicer, the Special Servicer or the Trustee from general collections of principal on the Mortgage Loans for Workout Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Mortgage Loans, expected to be outstanding immediately following that Distribution Date, is less than (B) the then aggregate Certificate Balance of the Non-Vertically Retained Pooled Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date;

(ii)          with respect to the VRR Interest, the amount, if any, by which (A) the product of (1) the Vertically Retained Percentage and (2) the aggregate Stated Principal Balance (for purposes of this calculation, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the Master Servicer, the Special Servicer or the Trustee from general collections of principal on the Mortgage Loans for Workout Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable

Advances) of the Mortgage Loans, including any REO Mortgage Loans, expected to be outstanding immediately following that Distribution Date, is less than (B) the then aggregate Certificate Balance of the VRR Interest after giving effect to distributions of principal on that Distribution Date;

(iii)         with respect to the Woodlands Mall Loan-Specific Certificates, the amount, if any, by which (A) the Stated Principal Balance (for purposes of this calculation only, the Stated Principal Balance will not be reduced by the amount of principal payments received on the Woodlands Mall Trust Subordinate Companion Loan that were used to reimburse the Master Servicer, the Special Servicer or the Trustee for Workout Delayed Reimbursement Amounts with respect to the Woodlands Mall Trust Subordinate Companion Loan, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Woodlands Mall Trust Subordinate Companion Loan (including any successor REO Companion Loan with respect thereto) expected to be outstanding immediately following that Distribution Date, is less than (B) the then aggregate Certificate Balance of the Woodlands Mall Loan-Specific Certificates after giving effect to distributions of principal on that Distribution Date; and

(iv)         with respect to the Centre Loan-Specific Certificates, the amount, if any, by which (A) the Stated Principal Balance (for purposes of this calculation only, the Stated Principal Balance will not be reduced by the amount of principal payments received on The Centre Trust Subordinate Companion Loan that were used to reimburse the Master Servicer, the Special Servicer or the Trustee for Workout Delayed Reimbursement Amounts with respect to The Centre Trust Subordinate Companion Loan, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of The Centre Trust Subordinate Companion Loan (including any successor REO Companion Loan with respect thereto) expected to be outstanding immediately following that Distribution Date, is less than (B) the then aggregate Certificate Balance of the Centre Loan-Specific Certificates after giving effect to distributions of principal on that Distribution Date.

The allocation of Realized Losses may be reversed as provided in Section 4.01(g) of this Agreement.

“Record Date”: With respect to each Distribution Date and each Class of Certificates, the last Business Day of the month preceding the month in which that Distribution Date occurs.

“Registered Rating Agency”: (a) Any Rating Agency that has registered as a user of the Rule 17g-5 Information Provider’s Website; or (b) any NRSRO other than the Rating Agencies (i) that has registered as a user of the Rule 17g-5 Information Provider’s Website and (ii) with respect to which the Rule 17g-5 Information Provider has received an NRSRO Certification pursuant to Section 12.13(h) of this Agreement.

“Regular Certificates”: The Non-Vertically Retained Pooled Regular Certificates, the Loan-Specific Certificates and, to the extent it represents the Class VRR Upper-Tier Regular Interest, the VRR Interest, collectively.

“Regulation AB”: Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as such rules may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time, in each case as effective from time to time as of the compliance dates specified therein.

“Regulation RR”: The final credit risk retention rules issued by the Office of the Comptroller of the Currency (appearing at 12 C.F.R. § 43.1, et seq.), the Securities and Exchange Commission (appearing at 17 C.F.R. § 246.1, et seq.) and the Board of Governors of the Federal Reserve System (appearing at 12 C.F.R. § 244.1, et seq.), in each case as applicable to any particular matter arising hereunder, that adopted the joint final rule promulgated by the Regulatory Agencies (appearing at 79 F.R. 77601; pages 77740-77766) to implement the credit risk retention requirements of Section 15G of the Securities Exchange Act of 1934, as added by Section 941 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, as such rule may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Regulatory Agencies in the adopting release (79 FR 77601 et seq.) or by the staff of any such agency, or as may be provided by any such agency or its staff from time to time, in each case, as effective from time to time.

“Regulation RR Other PSA”: As defined in Section 3.28(e) of this Agreement.

“Regulation S”: Regulation S under the Act.

“Regulation S Global Certificates”: As defined in Section 5.02(c)(i) of this Agreement.

“Regulation S Investor”: With respect to a transferee of a Regulation S Global Certificate, a transferee that acquires such Certificate pursuant to Regulation S.

“Regulation S-K”: Regulation S-K under the Act.

“Regulatory Agencies”: The Office of the Comptroller of the Currency; the Board of Governors of the Federal Reserve System; the Federal Deposit Insurance Corporation; the Federal Housing Finance Agency; the Securities and Exchange Commission; and the Department of Housing and Urban Development.

“Relevant Distribution Date”: With respect to (a) any Significant Obligor with respect to the Trust, the Distribution Date, and (b) any Significant Obligor with respect to an Other Securitization Trust, the “Distribution Date” (or an analogous concept) under the related Other Pooling and Servicing Agreement.

“Relevant Servicing Criteria”: The Servicing Criteria applicable to a specific party, as set forth on Exhibit O to this Agreement. For clarification purposes, multiple parties can have responsibility for the same Relevant Servicing Criteria. With respect to a Servicing Function Participant engaged by the Master Servicer, the Special Servicer or the Certificate Administrator, the term “Relevant Servicing Criteria” may refer to a portion of the Relevant Servicing Criteria applicable to the Master Servicer, the Special Servicer or the Certificate Administrator.

“Remaining Certificateholder”: Any Holder (or Holders provided they act in unanimity) holding 100% of the Certificates (other than the Class S and Class R Certificates) or an assignment of the voting rights thereof; provided, however, that the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class C, Class D and Class E Certificates and the Notional Amounts of the Class X-A, Class X-B and Class X-D Certificates have been reduced to zero.

“REMIC”: A “real estate mortgage investment conduit” within the meaning of Code Section 860D.

“REMIC Provisions”: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of subchapter M of chapter 1 of the Code, and related provisions, and regulations (including any applicable proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

“Rents from Real Property”: With respect to any REO Property, gross income of the character described in Code Section 856(d), which income, subject to the terms and conditions of that Section of the Code in its present form, does not include:

(1)          except as provided in Code Section 856(d)(4) or (6), any amount received or accrued, directly or indirectly, with respect to such REO Property, if the determination of such amount depends in whole or in part on the income or profits derived by any Person from such property (unless such amount is a fixed percentage or percentages of receipts or sales and otherwise constitutes Rents from Real Property);

(2)          any amount received or accrued, directly or indirectly, from any Person if the Trust Fund owns directly or indirectly (including by attribution) a ten percent or greater interest in such Person determined in accordance with Code Sections 856(d)(2)(B) and (d)(5);

(3)          any amount received or accrued, directly or indirectly, with respect to such REO Property if any Person Directly Operates such REO Property;

(4)          any amount charged for services that are not customarily furnished in connection with the rental of property to tenants in buildings of a similar class in the same geographic market as such REO Property within the meaning of Treasury Regulations Section 1.856-4(b)(1) (whether or not such charges are separately stated); and

(5)          rent attributable to personal property unless such personal property is leased under, or in connection with, the lease of such REO Property and, for any taxable year of the Trust Fund, such rent is no greater than 15 percent of the total rent received or accrued under, or in connection with, the lease.

“REO Account”: A segregated custodial account or accounts created and maintained by (a) with respect to each of the Mortgage Loans (other than any Outside Serviced Mortgage Loan) and any Serviced Loan Combinations (other than the (i) the Woodlands Mall Loan Combination and (ii) The Centre Loan Combination), Midland Loan Services, a Division of PNC Bank, National Association, as the Special Servicer pursuant to Section 3.16 of this Agreement on behalf of the Trustee in trust for the Certificateholders and the related Serviced Companion Loan Holders, which (subject to any change in the identities of such Special Servicer and/or the Trustee) shall be entitled “Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer, on behalf of Wilmington Trust, National Association, as Trustee, for the benefit of the registered Holders of Benchmark 2019-B12 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B12 and the Companion Loan Holder, as their interests may appear--REO Account”; (b) with respect to the Woodlands Mall Loan Combination, Pacific Life Insurance Company, as the Special Servicer, pursuant to Section 3.16, which (subject to any change in the identities of such Special Servicer and/or the Trustee) shall be entitled “Pacific Life Insurance Company, as Special Servicer, on behalf of Wilmington Trust, National Association, as Trustee, for the benefit of the registered Holders of Benchmark 2019-B12 Mortgage Trust, Commercial Mortgage Pass Through Certificates, Series 2019-B12 and the Companion Loan Holder, as their interests may appear--REO Account”; and (c) with respect to The Centre Loan Combination, Trimont Real Estate Advisors, LLC, as the Special Servicer, pursuant to Section 3.16, which (subject to any change in the identities of such Special Servicer and/or the Trustee) shall be entitled “Trimont Real Estate Advisors, LLC, as Special Servicer, on behalf of Wilmington Trust, National Association, as Trustee, for the benefit of the registered Holders of Benchmark 2019-B12 Mortgage Trust, Commercial Mortgage Pass Through Certificates, Series 2019-B12 and the Companion Loan Holder, as their interests may appear REO--Account”. Any such account or accounts shall be an Eligible Account.

“REO Companion Loan”: Any Serviced Companion Loan if the related Mortgaged Property has become an REO Property.

“REO Extension”: As defined in Section 3.16(a) of this Agreement.

“REO Loan”: An REO Mortgage Loan, REO Companion Loan, REO Trust Loan or REO Loan Combination, as the context may require.

“REO Loan Combination”: Any Serviced Loan Combination as to which the related Mortgaged Property has become an REO Property.

“REO Mortgage Loan”: Any Mortgage Loan as to which the related Mortgaged Property has become an REO Property (including an REO Property consisting of the Trust’s beneficial interest in a Mortgaged Property acquired upon a foreclosure or deed-in-lieu of foreclosure of any of the Outside Serviced Mortgage Loans under the applicable Outside Servicing Agreement; for the avoidance of doubt, any such beneficial interest will not be serviced by the Special Servicer under this Agreement).

“REO Proceeds”: With respect to any REO Property (other than an REO Property related to an Outside Serviced Mortgage Loan) and the related REO Mortgage Loan and REO Companion Loan, all revenues received by the Special Servicer with respect to such REO Property,

REO Mortgage Loan or REO Companion Loan which do not constitute Liquidation Proceeds. In the case of an Outside Serviced Mortgage Loan that has become an REO Mortgage Loan and in the case of the related REO Property, “REO Proceeds” under this Agreement shall be limited to any proceeds of the type described above in this definition that are received by the Trust Fund in connection with such Outside Serviced Mortgage Loan, pursuant to the allocations set forth in the related Co-Lender Agreement.

“REO Property”: A Mortgaged Property as to which title has been acquired on behalf of the Trust Fund and any related Serviced Companion Loan Holder through foreclosure, deed-in-lieu of foreclosure or otherwise; provided that a Mortgaged Property that secures an Outside Serviced Mortgage Loan shall constitute an REO Property if and when it is acquired under the applicable Outside Servicing Agreement on behalf of the Trustee for the benefit of the Trust Fund as the holder of such Outside Serviced Mortgage Loan and of the related Companion Loan Holder(s) through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with a default or imminent default of such Outside Serviced Mortgage Loan.

“REO Trust Loan”: Any REO Mortgage Loan or any successor REO Companion Loan with respect to a Trust Subordinate Companion Loan.

“Reportable Event”: As defined in Section 10.07 of this Agreement.

“Reporting Servicer”: As defined in Section 10.09(a) of this Agreement.

“Repurchase”: As defined in Section 2.03(a) of this Agreement.

“Repurchase Communication”: For purposes of Sections 2.03(a) and 3.01(c) of this Agreement only, any communication, whether oral or written, which need not be in any specific form.

“Repurchase Request”: A Certificateholder Repurchase Request, a PSA Party Repurchase Request or any other Repurchase Communication of a request or demand for repurchase or replacement of any Trust Loan alleging a Document Defect or Breach with respect to such Trust Loan.

“Repurchase Request Rejection”: As defined in Section 2.03(a) of this Agreement.

“Repurchase Request Withdrawal”: As defined in Section 2.03(a) of this Agreement.

“Request for Release”: A request for a release signed by a Servicing Officer, substantially in the form of Exhibit C hereto.

“Requesting Certificateholder”: (i) The Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner of a Pooled Certificate that, in each case, is exercising its rights under Section 2.03(g) of this Agreement to refer a matter involving a Repurchase Request with respect to a Mortgage Loan to either mediation or arbitration; provided that a Holder of a Class VRR Certificate may not be a Requesting Certificateholder.

“Requesting Holders”: As defined in Section 3.10(a) of this Agreement.

“Requesting Party”: As defined in Section 3.30(a) of this Agreement.

“Residual Ownership Interest”: Any record or beneficial interest in the Class R Certificates.

“Resolution Failure”: As defined in Section 2.03(f) of this Agreement.

“Resolved”: With respect to a Repurchase Request, means that (i) the related Material Defect has been cured, (ii) the related Mortgage Loan or Trust Subordinate Companion Loan has been repurchased in accordance with the related Mortgage Loan Purchase Agreement, (iii) if the affected Trust Loan is a Mortgage Loan, a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related Mortgage Loan Purchase Agreement, (iv) the applicable Mortgage Loan Seller has made a Loss of Value Payment, (v) a contractually binding agreement has been entered into between the Enforcing Servicer, on behalf of the Trust, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related Mortgage Loan Purchase Agreement, or (vi) the related Mortgage Loan or Trust Subordinate Companion Loan is no longer property of the Trust as a result of a sale or other disposition in accordance with this Agreement.

“Responsible Officer”: When used with respect to (i) the Trustee, any officer of the Corporate Trust Office of the Trustee (and, in the event that the Trustee is the Certificate Registrar or the Paying Agent, of the Certificate Registrar or the Paying Agent, as applicable) assigned to the Corporate Trust Office with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and (ii) the Certificate Administrator, any officer assigned to the Corporate Trust Services group, with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other officer to whom a particular matter is referred by the Certificate Administrator because of such officer’s knowledge of and familiarity with the particular subject. When used with respect to any Certificate Registrar (other than the Trustee or the Certificate Administrator), any officer or assistant officer thereof.

“Restricted Group”: Collectively, the following persons and entities: the Trustee; the Underwriters; the Depositor; the Master Servicer; the Special Servicer; any Sub-Servicers; the Sponsors; each Mortgagor, if any, with respect to Mortgage Loans constituting more than 5% of the total unamortized principal balance of all the Mortgage Loans in the Trust Fund as of the Closing Date; and any and all Affiliates of any of the aforementioned Persons.

“Restricted Party”: As defined in the definition of “Privileged Information Exception” in this Agreement.

“Restricted Period”: As defined in Section 5.02(c)(i) of this Agreement.

“Retained Defeasance Rights and Obligations”: As defined in Section 3.09(d)(ii) of this Agreement.

“Retained Defeasance Rights and Obligations Mortgage Loan”: As defined in Section 3.09(d)(ii) of this Agreement.

“Retained Interest Safekeeping Account”: An account maintained by the Certificate Administrator, which account shall be deemed to be owned by the Holder(s) of the Risk Retention Certificates in proportion equal to their respective ownership interests in the Risk Retention Certificates.

“Retaining Party”: Each of CREFI as holder of the VRR1 Interest, DBNY as holder of the VRR2 Interest, JPMCB as holder of the VRR3 Interest, and KKR CMBS II Aggregator Type 1 L.P., a majority-owned affiliate of the Third Party Purchaser, as holder of the HRR Interest, and any successor holder of all or part of the VRR1 Interest, the VRR2 Interest, the VRR3 Interest or the HRR Interest; GACC as holder of the WMRR Interest and any successor holder of all or part of the WMRR Interest; and the Centre Retaining Third Party Purchaser as holder of the Class TCRR Certificates and any successor holder of all or part of the Class TCRR Certificates.

“Retaining Sponsor”: CREFI, acting as retaining sponsor as such term is defined under Rule 2 of Regulation RR.

“Review Materials”: As defined in Section 11.01(b)(i).

“Review Package”: A package of documents consisting of a memorandum outlining the analysis and recommendation (in accordance with the Servicing Standard) of the Master Servicer or the Special Servicer, as the case may be, with respect to the matters that are the subject thereof, and copies of all relevant documentation.

“Revised Rate”: With respect to any ARD Mortgage Loan, the increased interest rate after the Anticipated Repayment Date (in the absence of a default) for such ARD Mortgage Loan, as calculated and as set forth in the related Loan Agreement.

“Risk Retention Affiliate” or “Risk Retention Affiliated”: Means “affiliate” of or “affiliated” with, as such terms are defined in Rule 2 of Regulation RR.

“Risk Retention Certificate”: Any of the Certificates comprising the RR Interest, the WMRR Interest or the Class TCRR Certificates.

“Risk Retention Consultation Party”: Each of (i) the party selected by CREFI, (ii) the party selected by JPMCB, and (iii) the party selected by DBNY. The Certificate Administrator shall promptly provide the name and contact information for the initial Risk Retention Consultation Parties upon request of any party to this Agreement and any such requesting party may conclusively rely on the name and contact information provided by the Certificate Administrator. The other parties hereto shall be entitled to assume, without independent investigation or verification, that the identity of any Risk Retention Consultation Party has not changed until such parties receive written notice of (including the identity of and contact information for) a replacement of such Risk Retention Consultation Party from CREFI (in the case of the VRR1 Risk Retention Consultation Party), DBNY (in the case of the VRR2 Risk Retention Consultation Party) or JPMCB (in the case of the VRR3 Risk Retention Consultation Party). Notwithstanding the foregoing, no Risk Retention Consultation Party shall have any consultation rights with respect to any Excluded RRCP Mortgage Loan with respect thereto. The initial VRR1 Risk Retention Consultation Party shall be CREFI, the initial VRR2 Risk Retention Consultation Party shall be DBNY, and the initial VRR3 Risk Retention Consultation Party shall be JPMCB.

“RR Interest”: The VRR Interest and the HRR Interest, collectively.

“RR Interest Transfer Restriction Period”: With respect to: (a) the VRR Interest, the VRR Interest Transfer Restriction Period; (b) the HRR Interest, the HRR Interest Transfer Restriction Period; (c) the WMRR Interest, the WMRR Transfer Restriction Period; and (d) the Class TCRR Certificates, the TCRR Transfer Restriction Period.

“Rule 144A”: Rule 144A under the Act.

“Rule 144A Global Certificates”: As defined in Section 5.02(c)(ii) of this Agreement.

“Rule 15Ga-1”: Rule 15Ga-1 under the Exchange Act.

“Rule 15Ga-1 Notice”: As defined in Section 2.03(a) of this Agreement.

“Rule 15Ga-1 Notice Provider”: As defined in Section 2.03(a) of this Agreement.

“Rule 17g-5”: Rule 17g-5 under the Exchange Act.

“Rule 17g-5 Information Provider”: The Certificate Administrator acting in such capacity under this Agreement.

“Rule 17g-5 Information Provider’s Website”: The website established and maintained by the Rule 17g-5 Information Provider pursuant to Section 12.06 and Section 12.13 of this Agreement, initially located at https://sf.citidirect.com, under the “NRSRO” tab for the related transaction.

“S&P”: S&P Global Ratings, a Standard & Poor’s Financial Services LLC business, or its successors in interest. If neither S&P nor any successor remains in existence, “S&P” shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person reasonably designated by the Depositor, notice of which designation shall be given to the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer and specific ratings of S&P herein referenced shall be deemed to refer to the equivalent ratings (as reasonably determined by the Depositor) of the party so designated.

“Sarbanes-Oxley Act”: The Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission’s staff).

“Sarbanes-Oxley Certification”: As defined in Section 10.05(a)(iv) of this Agreement.

“Schedule AL Additional File”: With respect to each CREFC® Schedule AL File prepared by the Master Servicer pursuant to Section 4.02(b), any data file containing additional information or schedules regarding data points in such CREFC® Schedule AL File required by Items 1111(h)(4) and/or 1111(h)(5) of Regulation AB and Item 601(b)(103) of Regulation S-K.

“Scheduled Principal Distribution Amount”: With respect to each Distribution Date, an amount equal to the aggregate of the principal portions of:

(A)         all Monthly Payments (which do not include Balloon Payments) with respect to the Mortgage Loans (including any REO Mortgage Loans) due or deemed due during or, if and to the extent not previously received or advanced pursuant to Section 4.06 and distributable to Certificateholders on a preceding Distribution Date, prior to the related Collection Period, in each case to the extent either (i) paid by the Mortgagor as of the Determination Date (or, in the case of an Outside Serviced Mortgage Loan, received by the Master Servicer as of the Business Day immediately preceding the related Master Servicer Remittance Date) or (ii) advanced by the Master Servicer or the Trustee, as applicable, pursuant to Section 4.06 in respect of such Distribution Date); and

(B)          all Balloon Payments with respect to the Mortgage Loans (including any REO Mortgage Loans) to the extent received during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan, received by the Master Servicer as of the Business Day immediately preceding the related Master Servicer Remittance Date), and to the extent not included in clause (A) above for the subject Distribution Date and not previously received or advanced and distributable to Certificateholders on a preceding Distribution Date.

For purposes of clarification, the Scheduled Principal Distribution Amount from time to time shall include all late payments of principal made by the Mortgagors with respect to the Mortgage Loans, including late payments in respect of a delinquent Balloon Payment, received during the periods or by the times described above in this definition, except to the extent those late payments are otherwise applied to reimburse the Master Servicer or the Trustee, as the case may be, for prior P&I Advances, pursuant to Section 3.06(a) and Section 3.06A(a).

“Secure Data Room”: The “Diligence Files” tab on the page relating to this transaction located within the Certificate Administrator’s Website (initially “https://sf.citidirect.com”).

“Service(s)” or “Servicing”: In accordance with Regulation AB, the act of servicing, managing or administering the Mortgage Loans or any other assets of the Trust by an entity (other than the Certificate Administrator and the Trustee) that meets the definition of “servicer” set forth in Item 1101 of Regulation AB and is subject to the disclosure requirements set forth in Item 1108 of Regulation AB. For clarification purposes, any uncapitalized occurrence of this term shall have the meaning commonly understood by participants in the commercial mortgage-backed securities market.

“Serviced AB Loan Combination”: An AB Loan Combination that is serviced under this Agreement. Each of the Woodlands Mall Loan Combination, The Centre Loan

Combination and the 2 MacArthur Loan Combination is a Serviced AB Loan Combination relating to the Trust.

“Serviced Companion Loan”: A Serviced Pari Passu Companion Loan or a Serviced Subordinate Companion Loan. With respect to each Servicing Shift Mortgage Loan and the related Servicing Shift Loan Combination, each related Companion Loan will no longer be a Serviced Companion Loan on and after the related Servicing Shift Date.

“Serviced Companion Loan Holder”: A Serviced Pari Passu Companion Loan Holder or a Serviced Subordinate Companion Loan Holder, as applicable.

“Serviced Companion Loan Securities”: Any commercial mortgage-backed securities that evidence an interest in or are secured by the assets of an Other Securitization Trust, which assets include a Serviced Companion Loan (or a portion thereof or interest therein).

“Serviced Loan”: A Serviced Mortgage Loan or Serviced Companion Loan.

“Serviced Loan Combination”: A Serviced Pari Passu Loan Combination or a Serviced AB Loan Combination, as applicable. The only Serviced Loan Combinations related to the Trust as of the Closing Date are the Loan Combinations as to which “Serviced” is set forth in the Loan Combination Table under the column heading “Servicing Type,” together with any Servicing Shift Loan Combinations. A Servicing Shift Loan Combination will no longer be a Serviced Loan Combination on and after the related Servicing Shift Date.

“Serviced Loan Combination Remittance Date”: With respect to any Serviced Companion Loan: (i) the date specified as the applicable “remittance date” (or analogous concept) in the related Co-Lender Agreement; or (ii) if no such applicable “remittance date” (or analogous concept) is so specified in the related Co-Lender Agreement, then, if such Serviced Companion Loan is not included in an Other Securitization Trust, the Master Servicer Remittance Date and, if such Serviced Companion Loan is included in an Other Securitization Trust, the Business Day immediately following the “determination date” (or analogous concept) set forth in the related Other Pooling and Servicing Agreement.

“Serviced Mortgage Loan”: A Mortgage Loan that is not an Outside Serviced Mortgage Loan.

“Serviced Outside Controlled Loan Combination”: A Serviced Loan Combination with respect to which the related “controlling note” (regardless of whether such note evidences a Pari Passu Companion Loan or a Subordinate Companion Loan) is not an asset of the Trust. Each Servicing Shift Loan Combination will be a Serviced Outside Controlled Loan Combination prior to the related Servicing Shift Date. Each Servicing Shift Loan Combination will cease to be a Serviced Outside Controlled Loan Combination from and after the related Servicing Shift Date. Each Serviced AB Loan Combination (other than the Woodlands Mall Loan Combination and The Centre Loan Combination) will be a Serviced Outside Controlled Loan Combination for so long as a related Subordinate Companion Loan is evidenced by the “control note” (or analogous concept), or the holder of a related Subordinate Companion Loan is the “directing holder” (or analogous concept), under the related Co-Lender Agreement. As of the Closing Date, the 2 MacArthur Loan Combination is the only Serviced Outside Controlled Loan Combination.

“Serviced Outside Controlled Mortgage Loan”: With respect to a Serviced Outside Controlled Loan Combination, the related Serviced Mortgage Loan included in the Trust, which is evidenced by a non-controlling promissory note made by the related Mortgagor. Each Servicing Shift Mortgage Loan will be a Serviced Outside Controlled Mortgage Loan prior to the related Servicing Shift Date. Each Servicing Shift Mortgage Loan will cease to be a Serviced Outside Controlled Mortgage Loan on and after the related Servicing Shift Date. The Mortgage Loan included in a Serviced AB Loan Combination (other than the Woodlands Mall Loan Combination and The Centre Loan Combination) will be a Serviced Outside Controlled Mortgage Loan for so long as a related Subordinate Companion Loan is evidenced by the “control note” (or analogous concept), or the holder of a related Subordinate Companion Loan is the “directing holder” (or analogous concept), under the related Co-Lender Agreement. As of the Closing Date, the 2 MacArthur Mortgage Loan is the only Serviced Outside Controlled Mortgage Loan relating to the Trust.

“Serviced Pari Passu Companion Loan”: A Pari Passu Companion Loan that is part of a Serviced Pari Passu Loan Combination. With respect to each Servicing Shift Mortgage Loan and the related Servicing Shift Loan Combination, each related Pari Passu Companion Loan will cease to be a Serviced Pari Passu Companion Loan on and after the related Servicing Shift Date.

“Serviced Pari Passu Companion Loan Holder”: The holder of a Serviced Pari Passu Companion Loan.

“Serviced Pari Passu Loan Combination”: A Pari Passu Loan Combination that is a Serviced Loan Combination. Each Servicing Shift Loan Combination will cease to be a Serviced Pari Passu Loan Combination on and after the related Servicing Shift Date.

“Serviced Subordinate Companion Loan”: A Subordinate Companion Loan that is part of a Serviced AB Loan Combination. Each of the Centre Trust Subordinate Companion Loan, the Woodlands Mall Trust Subordinate Companion Loan and the 2 MacArthur Subordinate Companion Loan is a Serviced Subordinate Companion Loan.

“Serviced Subordinate Companion Loan Holder”: The holder of a Serviced Subordinate Companion Loan (other than a Trust Subordinate Companion Loan held by the Trust).

“Serviced Trust Loan”: Any Serviced Mortgage Loan or Trust Subordinate Companion Loan.

“Servicer”: As defined in Section 10.02(b) of this Agreement.

“Servicer Indemnified Party”: As defined in Section 8.05(c) of this Agreement.

“Servicer Termination Event”: As defined in Section 7.01 of this Agreement.

“Servicing Criteria”: The criteria set forth in paragraph (d) of Item 1122 of Regulation AB, as such may be amended from time to time.

“Servicing Fee”: With respect to each Mortgage Loan (including each Mortgage Loan that is a Specially Serviced Loan and each Outside Serviced Mortgage Loan), each REO

Mortgage Loan, each Serviced Companion Loan (including each Serviced Companion Loan that is a Specially Serviced Loan) and each REO Companion Loan that is included as part of a Serviced Loan Combination and for any Distribution Date, the amount accrued during the related Interest Accrual Period at the related Servicing Fee Rate on, in the case of the initial Distribution Date, the Cut-Off Date Balance and, in the case of any subsequent Distribution Date, the Stated Principal Balance of such Mortgage Loan, REO Mortgage Loan, Serviced Companion Loan or REO Companion Loan, as the case may be, as of the close of business on the Distribution Date in the related Interest Accrual Period; provided that such amounts shall be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan or Serviced Loan Combination is computed and shall be prorated for partial periods; and provided, further, that, notwithstanding Section 3.05, Section 3.06 or Section 3.12 of this Agreement, (1) the Servicing Fee shall be payable from the Lower-Tier REMIC and (2) the portion thereof payable with respect to each Outside Serviced Mortgage Loan to the applicable Outside Servicer shall be calculated and paid under the applicable Outside Servicing Agreement, shall not be payable to the Master Servicer, shall previously have been deducted by the applicable Outside Servicer prior to remittance to the Trust and shall not be withdrawn from the Collection Account.

“Servicing Fee Rate”: With respect to each Mortgage Loan (including any Outside Serviced Mortgage Loan) (or any successor REO Mortgage Loan with respect thereto), the per annum rate equal to the sum of the rates set forth under the columns labeled “Master Servicing Fee Rate (%)”, “Primary Servicing Fee Rate (%)”, “Subservicing Fee Rate (%)” and “Outside Servicing Fee Rate (%)” on the Mortgage Loan Schedule; with respect to each Pari Passu Companion Loan secured by the Mortgaged Property identified on the Mortgage Loan Schedule as Woodlands Mall (or any successor REO Companion Loan with respect thereto), 0.00125% per annum with respect to each related Companion Loan; with respect to each Companion Loan secured by the Mortgaged Property identified on the Mortgaged Loan Schedule as The Zappettini Portfolio (or any successor REO Companion Loan with respect thereto), 0.00125% per annum; with respect to each Companion Loan secured by the Mortgaged Property identified on the Mortgage Loan Schedule as CIRE Equity Retail & Industrial Portfolio (or any successor REO Companion Loan with respect thereto), 0.00895% per annum; and with respect to each Companion Loan secured by the Mortgaged Property identified on the Mortgage Loan Schedule as 2 MacArthur (or any successor REO Companion Loan with respect thereto), 0.00125% per annum; with respect to each Pari Passu Companion Loan secured by the Mortgaged Property identified on the Mortgaged Loan Schedule as The Centre (or any successor REO Companion Loan with respect thereto), 0.00125% per annum; with respect to each of the Woodlands Mall Trust Subordinate Companion Loan and The Centre Trust Subordinate Companion Loan, 0.00250% per annum.

“Servicing File”: Any documents (other than documents required to be part of the related Mortgage File but including copies of such documents required to be part of the related Mortgage File) related to the origination or the servicing of a Trust Loan that are in the possession of or under the control of the applicable Mortgage Loan Seller, including but not limited to appraisals, environmental reports, engineering reports, legal opinions, and the applicable Mortgage Loan Seller’s asset summary, delivered to the Master Servicer or the Special Servicer; provided that no information that is proprietary to the related Mortgage Loan Seller or any draft documents, privileged or other related Mortgage Loan Seller communications, credit underwriting, due diligence analyses or data, or internal worksheets, memoranda, communications or evaluations shall be required to be delivered as part of the Servicing File. Notwithstanding anything to the contrary contained herein, with respect to each Outside Serviced Mortgage Loan, the Servicing File shall consist solely of any related documents or records generated by the Master Servicer or Special Servicer hereunder or received by either of them from the applicable Outside Servicer or Outside Special Servicer.

“Servicing Function Participant”: Any Additional Servicer, Sub-Servicer, Subcontractor or any other Person, other than the Certificate Administrator, the Operating Advisor, the Master Servicer, the Special Servicer and the Trustee, that is performing activities that address the Servicing Criteria, unless such Person’s activities relate only to 5% or less of the Mortgage Loans by unpaid principal balance calculated in accordance with the provisions of Regulation AB.

“Servicing Officer”: Any officer or employee of the Master Servicer or the Special Servicer, as applicable, involved in, or responsible for, the administration and servicing of the Mortgage Loans and the Serviced Companion Loans or this Agreement and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s or employee’s knowledge of and familiarity with the particular subject, and, in the case of any certification required to be signed by a Servicing Officer, such an officer or employee whose name and specimen signature appears on a list of servicing officers furnished to the Trustee, the Operating Advisor and the Certificate Administrator by the Master Servicer or the Special Servicer, as applicable, as such list may from time to time be amended.

“Servicing Shift Date”: With respect to any Servicing Shift Loan Combination, the date on which the related Pari Passu Companion Loan evidenced by the Servicing Shift Lead Note is included in an Outside Securitization Trust, and which is also the date on which the pooling and servicing agreement or other comparable agreement governing the creation of such Outside Securitization Trust becomes the Outside Servicing Agreement for such Servicing Shift Loan Combination. For the avoidance of doubt, there is no Servicing Shift Loan Combination relating to the Trust and, therefore, all references in this Agreement to “Servicing Shift Date” shall be disregarded.

“Servicing Shift Lead Note”: With respect to any Servicing Shift Loan Combination, the related Note, the securitization of which shall cause the servicing of such Servicing Shift Loan Combination to shift to the applicable pooling and servicing agreement or other comparable agreement governing that securitization. With respect to any Servicing Shift Loan Combination, the related Servicing Shift Lead Note as of the Closing Date is identified in the footnotes to the Loan Combination Table. For the avoidance of doubt, there is no Servicing Shift Loan Combination relating to the Trust and, therefore, all references in this Agreement to “Servicing Shift Lead Note” shall be disregarded.

“Servicing Shift Loan Combination”: Any Loan Combination that is initially serviced under this Agreement provided, that upon the inclusion of a designated related Companion Loan in a future securitization, the servicing of such Loan Combination will shift to the pooling and servicing agreement or other comparable agreement governing the securitization of such related Companion Loan (whether by itself or with other mortgage assets). A Servicing Shift Loan Combination will be (i) a Serviced Loan Combination prior to the related Servicing Shift Date servicing and (ii) an Outside Serviced Loan Combination on and after the related

Servicing Shift Date. The only Servicing Shift Loan Combinations related to the Trust as of the Closing Date are the Loan Combinations as to which “Servicing Shift” is set forth in the Loan Combination Table under the column heading “Servicing Type.” For the avoidance of doubt, there is no Servicing Shift Loan Combination relating to the Trust and, therefore, all references in this Agreement to “Servicing Shift Loan Combination” shall be disregarded.

“Servicing Shift Mortgage Loan”: Any Mortgage Loan that is part of a Servicing Shift Loan Combination. For the avoidance of doubt, there is no Servicing Shift Mortgage Loan relating to the Trust and, therefore, all references in this Agreement to “Servicing Shift Mortgage Loan” shall be disregarded.

“Servicing Shift Mortgage Loan Pooling and Servicing Agreement”: With respect to a Servicing Shift Mortgage Loan or a Servicing Shift Loan Combination, on and after the related Servicing Shift Date, the related pooling and servicing agreement or other comparable agreement governing the creation of the Outside Securitization Trust that holds the related Pari Passu Companion Loan evidenced by the related Servicing Shift Lead Note.

“Servicing Standard”: With respect to the Master Servicer or the Special Servicer, to service and administer the Serviced Loans and any REO Properties that such party is obligated to service and administer hereunder, on behalf of the Trust Fund and the Trustee (as the trustee for the Certificateholders or, with respect to each Serviced Loan Combination, on behalf of the Certificateholders and the related Serviced Companion Loan Holder(s), as a collective whole as if such Certificateholders or, with respect to each Serviced Loan Combination, such Certificateholders and the related Serviced Companion Loan Holder(s), constituted a single lender (and, in the case of a Serviced AB Loan Combination, taking into account the subordinate nature of any related Subordinate Companion Loan(s))), in accordance with the terms of this Agreement and in accordance with the following: (i) the higher of the following standards of care: (A) with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable REO properties for other third-party portfolios (giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and REO properties); and (B) with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans and REO properties owned by the Master Servicer or the Special Servicer, as the case may be; and in either case, exercising reasonable business judgment and acting in accordance with applicable law, the terms of this Agreement, the respective Serviced Loans and, if applicable, the related Co-Lender Agreement; (ii) with a view to: the timely recovery of all payments of principal and interest, including Balloon Payments, under the Serviced Loans or, in the case of (1) a Specially Serviced Loan or (2) a Mortgage Loan or Serviced Loan Combination as to which the related Mortgaged Property is an REO Property, the maximization of recovery on that Mortgage Loan or Serviced Loan Combination to the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (or, if any Serviced Companion Loan is involved, with a view to the maximization of recovery on the related Serviced Loan Combination to the Certificateholders and the related Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders and Serviced Companion Loan Holder(s) constituted a single lender (and, in the case of a Serviced AB Loan Combination, taking into account the subordinate nature of any related Subordinate Companion

Loan(s)))) of principal and interest, including Balloon Payments, on a present value basis (the relevant discounting of anticipated collections that will be distributable to the Certificateholders (or, in the case of any Serviced Loan Combination, to the Certificateholders and the related Companion Loan Holder) to be performed at the Calculation Rate); and (iii) without regard to (A) any relationship, including as lender on any other debt, that the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof, may have with any of the related Mortgagors, or any Affiliate thereof, or any other party to this Agreement; (B) the ownership of any Certificate (or any Companion Loan or other indebtedness secured by the related Mortgaged Property or any security backed by a Companion Loan) by the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof; (C) the obligation of the Master Servicer to make Advances; (D) the right of the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof, to receive compensation or reimbursement of costs hereunder generally or with respect to any particular transaction; and (E) the ownership, servicing or management for others of any other mortgage loan or real property not subject to this Agreement by the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof; provided that the foregoing standards shall apply with respect to an Outside Serviced Mortgage Loan and any related REO Property only to the extent that the Master Servicer or the Special Servicer has any express duties or rights to grant consent with respect thereto pursuant to this Agreement.

“Servicing Transfer Event”: With respect to any Serviced Mortgage Loan or any Serviced Loan Combination, the occurrence of any of the events described in clauses (a) through (g) of the definition of “Specially Serviced Loan.”

“Significant Obligor”: Any “significant obligor” (within the meaning of Item 1101(k) of Regulation AB) (i) with respect to the Trust, or (ii) with respect to a Serviced Companion Loan and an Other Securitization Trust, as to which the applicable Other Depositor has notified the Master Servicer in writing is a “significant obligor” (within the meaning of Item 1101(k) of Regulation AB) as to such Other Securitization Trust. There is no Significant Obligor with respect to the Trust.

“Significant Obligor NOI Quarterly Filing Deadline”: With respect to each calendar quarter (other than the fourth calendar quarter of any calendar year) and each Significant Obligor, the date that is fifteen (15) days after the Relevant Distribution Date occurring on or immediately following the date by which the related Mortgagor is required to deliver quarterly financial statements to the lender under the related Loan Agreement in connection with such calendar quarter (which date is set forth in Section 10.11(a) for any Significant Obligor with respect to the Trust).

“Significant Obligor NOI Yearly Filing Deadline”: With respect to each calendar year and each Significant Obligor, the date that is the 90th day after the end of such calendar year.

“Similar Law”: As defined in Section 5.03(n) of this Agreement.

“Special Notice”: As defined in Section 5.07(b).

“Special Servicer”: With respect to (a) each Serviced Loan (other than the Woodlands Mall Loan Combination and The Centre Loan Combination), Midland Loan Services,

a Division of PNC Bank, National Association, a national banking association, or its successor in interest, or any successor Special Servicer appointed as provided herein, (b) the Woodlands Mall Loan Combination, Pacific Life Insurance Company, a Nebraska corporation, or its successor in interest, or any successor Special Servicer appointed as provided herein and (c) The Centre Loan Combination, Trimont Real Estate Advisors, LLC, a Georgia limited liability company, or its successor in interest, or any successor Special Servicer appointed as provided herein, which successor Special Servicer shall, in the case of each of clauses (a), (b) and (c) of this definition, with respect to any related Excluded Special Servicer Mortgage Loan, include the related Excluded Mortgage Loan Special Servicer appointed pursuant to Section 6.08(j) of this Agreement, in each case as applicable and as the context may require. All references in this Agreement to the “Special Servicer” mean, (x) with respect to each Serviced Loan or Serviced Loan Combination, the applicable Special Servicer that acts as the special servicer for such Serviced Loan or Serviced Loan Combination, as applicable and (y) only each applicable Special Servicer with respect to the representations, warranties and covenants of the Special Servicers in Section 2.08.

“Special Servicer Decision”: With respect to any Serviced Loan or Serviced Loan Combination, any of the following (to the extent it is not a Major Decision):

(a)          approving leases, lease modifications or amendments or any requests for subordination, non-disturbance and attornment agreements or other similar agreements for (i) all ground leases, including any determination whether to cure any borrower defaults relating to any ground lease, and (ii) all other leases in excess of the lesser of (y) 30,000 square feet and (z) 30% of the net rentable square footage at the related Mortgaged Property so long as it is reviewable by the lender under the related Loan Documents;

(b)          approving any waiver regarding the receipt of financial statements (other than an immaterial timing waiver including late financial statements);

(c)          approving annual budgets for the related Mortgaged Property (to the extent lender approval is required under the related Loan Documents) that provide for (i) operating expenses equal to more than 110% of the amount that was budgeted therefor in the prior year or (ii) payments to Persons or entities known by the Master Servicer to be affiliates of the related Mortgagor (excluding affiliated managers paid at fee rates agreed to at the origination of the related Mortgage Loan or Loan Combination);

(d)          approving rights of way and easements that materially affect the use or value of a Mortgaged Property or the Mortgagor’s ability to make payments with respect to the related Mortgage Loan and approving consent to subordination of the related Mortgage Loan to such rights of way and easements;

(e)          agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Loan Combination in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (i) a waiver of a Mortgage Loan event of default (but excluding non-monetary events of default other than defaults relating to transfers of interest in the related Mortgagor or the existing collateral or material modifications of the existing collateral), (ii) a modification of the type of defeasance collateral required under the related Loan Documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (iii) a modification that would permit a Principal Prepayment instead of defeasance if the related Loan Documents do not otherwise permit such Principal Prepayment;

(f)           in circumstances where no lender discretion is permitted other than confirming that the conditions in the related Loan Documents have been satisfied (including determining whether any applicable terms or tests are satisfied), approving any request to incur additional debt in accordance with the terms of the related Loan Documents;

(g)          approving any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit held as “performance-based”, “earn-out” or “holdback” escrows or reserves with respect to (i) any Mortgage Loan as to which such escrows or reserves exceeded, as at the time of origination, 10% of the original principal balance of such Mortgage Loan, regardless of whether such funding or disbursements may be characterized as routine and/or customary escrow and reserve fundings or disbursements for which the satisfaction of performance-related criteria is not required pursuant to the terms of the related Loan Documents, (ii) any Mortgage Loan as to which such escrows or reserves may not be characterized as routine and/or customary escrows, and (iii) any Specified Mortgage Loans (for the avoidance of doubt with respect to sub-clauses (i) and (ii) above, any request for the funding or disbursement of ordinary course impounds, repair and replacement reserves, lender approved budget and operating expenses, and tenant improvements pursuant to an approved lease, each in accordance with the related Loan Documents or any other funding or disbursement as mutually agreed upon by the Master Servicer and the Special Servicer, shall not constitute a Special Servicer Decision);

(h)          in circumstances where no lender discretion is required other than confirming satisfaction of the applicable terms of the related Loan Documents (including determining whether any applicable terms or tests are satisfied), approving requests for any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan; provided that, in any case, Special Servicer Decisions will not include (i) grants of easements or rights of way that do not materially affect the use or value of the Mortgaged Property or the Mortgagor’s ability to make any payments with respect to the Mortgage Loan; or (ii) the release, substitution or addition of collateral securing any Serviced Mortgage Loan or Serviced Loan Combination in connection with a defeasance of such collateral;

(i)           any modification, consent to a modification or waiver of any material term of any intercreditor or similar agreement related to a Serviced Mortgage Loan or Serviced Loan Combination, or any action to enforce rights with respect thereto, except that, if any such modification or amendment would adversely impact the Master Servicer, such modification or amendment will additionally require the consent of the Master Servicer as a condition to its effectiveness;

(j)           any proposed modification or waiver of any material provision in the related Loan Documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the related Mortgagor; and

(k)          any approval of any casualty insurance settlements or condemnation settlements, and any determination to apply casualty proceeds or condemnation awards to the reduction of the debt rather than to the restoration of the Mortgaged Property.

“Special Servicer Servicing Personnel”: The divisions and individuals of the Special Servicer who are involved in the performance of the duties of the Special Servicer under this Agreement.

“Special Servicing Compensation”: With respect to any Serviced Mortgage Loan, Serviced Loan Combination or REO Property (other than an REO Property related to an Outside Serviced Mortgage Loan), any of the Special Servicing Fee, the Workout Fee, and the Liquidation Fee which shall be due to the Special Servicer.

“Special Servicing Fee”: With respect to each Specially Serviced Loan and REO Property (other than an REO Property related to an Outside Serviced Mortgage Loan) and any Distribution Date, an amount accrued during the related Interest Accrual Period at the applicable Special Servicing Fee Rate on the Stated Principal Balance of the related Specially Serviced Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that (a) such amounts shall be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Specially Serviced Loan is computed and shall be prorated for partial periods and (b) such fee shall be payable monthly (i) in the case of a Serviced Loan Combination, from collections on such Serviced Loan Combination; and (ii) in the case of a Mortgage Loan (including a Mortgage Loan that is part of a Serviced Loan Combination, if the fee remains unpaid as described in the immediately preceding clause (i)), from general collections on all the Mortgage Loans and any REO Properties. For the avoidance of doubt, the Special Servicing Fee shall be deemed payable from the Lower-Tier REMIC, the Woodlands Mall REMIC or the Centre REMIC, as applicable.

“Special Servicing Fee Rate”: With respect to any Specially Serviced Loan (or related Serviced Loan Combination, if applicable) or REO Property (other than an REO Property related to an Outside Serviced Mortgage Loan), a rate equal to (a) 0.25% per annum or (b) if the rate in clause (a) would result in a Special Servicing Fee that would be less than $3,500 in any given month (as prorated for a partial period), then the Special Servicing Fee Rate for such month for such Specially Serviced Loan (or related Serviced Loan Combination, if applicable) or REO Property shall be such higher per annum rate as would result in a Special Servicing Fee equal to $3,500 for such month (as prorated for a partial period) with respect to such Specially Serviced Loan (or related Serviced Loan Combination, if applicable) or REO Property.

“Specially Serviced Loan”: Any Serviced Loan (including a related REO Mortgage Loan or REO Companion Loan) as to which any of the following events has occurred (taking into account any cure rights of any related Serviced Subordinate Companion Loan Holder under the related Co-Lender Agreement.):

(a)          the related Mortgagor has failed to make when due any Monthly Payment or a Balloon Payment, which failure continues unremedied (without regard to any grace period):

(i)          except in the case of a Balloon Loan delinquent in respect of its Balloon Payment, beyond 60 days after the date on which the subject payment was due, or

(ii)        solely in the case of a delinquent Balloon Payment, (A) 30 days after the date on which that Balloon Payment was due (except as described in clause B below) or (B) if (1) the related Mortgagor has delivered to the Master Servicer or the Special Servicer (each of whom shall promptly deliver a copy to the other and any applicable Directing Holder and Consulting Party), on or before the date on which that Balloon Payment was due, a refinancing commitment, letter of intent or otherwise binding application or other similar binding document for refinancing from an acceptable lender or signed purchase agreement reasonably acceptable to the Special Servicer, (2) the related Mortgagor continued to make its Monthly Payments on each Due Date, and (3) no other Servicing Transfer Event has occurred with respect to the Serviced Loan, then a Servicing Transfer Event will not occur until the earlier of (x) 120 days after the date on which the Balloon Payment was due and (y) the termination of the refinancing commitment or purchase agreement; or

(b)          there shall have occurred a default (other than as set forth in clause (a) above and other than an Acceptable Insurance Default) that (i) the Master Servicer or the Special Servicer (and, in the case of the Special Servicer, with the consent of any applicable Directing Holder) determines materially impairs the value of the related Mortgaged Property as security for the Serviced Loan or otherwise materially adversely affects the interests of Certificateholders in the Serviced Mortgage Loan (or, in the case of a Serviced Loan Combination, the interests of the Certificateholders and the related Serviced Companion Loan Holder(s) in such Serviced Loan Combination), and (ii) continues unremedied for the applicable grace period under the terms of the Serviced Loan (or, if no grace period is specified and the default is capable of being cured, for 60 days); provided, that any default requiring a Property Advance will be deemed to materially and adversely affect the interests of the Certificateholders in the subject Serviced Mortgage Loan (or, in the case of a Serviced Loan Combination, the interests of the Certificateholders and the related Serviced Companion Loan Holder(s) in such Serviced Loan Combination); or

(c)          a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in any involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered into against the related Mortgagor; or

(d)          the related Mortgagor consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment or debt, marshaling of assets and liabilities or similar proceedings of or relating to such Mortgagor or of or relating to all or substantially all of its property; or

(e)          the related Mortgagor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(f)          the Master Servicer or the Special Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property; or

(g)          the Master Servicer or the Special Servicer (and, in the case of the Special Servicer, with the consent of any applicable Directing Holder) determines that (i) a default (other than an Acceptable Insurance Default) under the Serviced Loan is reasonably foreseeable, (ii) such default would materially impair the value of the corresponding Mortgaged Property as security for the Serviced Loan or otherwise materially adversely affect the interests of Certificateholders in the Serviced Mortgage Loan (or, in the case of a Serviced Loan Combination, the interests of the Certificateholders or the related Serviced Companion Loan Holder(s) in the Serviced Loan Combination), and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Serviced Loan or, if no cure period is specified and the default is capable of being cured, for 60 days;

provided, however, that a Serviced Loan will cease to be a Specially Serviced Loan, when a Liquidation Event has occurred with respect to such Serviced Loan or any related REO Property or, so long as at such time no circumstance identified in clauses (a) through (g) above exists that would cause such Serviced Loan (or, in the case of a Serviced Loan that is part of a Serviced Loan Combination, that would cause any Mortgage Loan or Companion Loan that is part of such Serviced Loan Combination) to continue to be characterized as a Specially Serviced Loan, when:

(w)          with respect to the circumstances described in clause (a) of this definition, the related Mortgagor has made three consecutive full and timely Monthly Payments under the terms of such Serviced Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, extension, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to Section 3.24 of this Agreement);

(x)          with respect to the circumstances described in clauses (c), (d), (e) and (g) of this definition, such circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (c), (d) and (e), no later than the entry of an order or decree dismissing such proceeding;

(y)          with respect to the circumstances described in clause (b) of this definition, such default is cured as determined by the Special Servicer in its reasonable, good faith judgment; and

(z)          with respect to the circumstances described in clause (f) of this definition, such proceedings are terminated.

The Special Servicer may conclusively rely on the Master Servicer’s determination and the Master Servicer may conclusively rely on the Special Servicer’s determination as to whether a Servicing Transfer Event has occurred giving rise to a Serviced Loan’s becoming a Specially Serviced Loan. If any Serviced Mortgage Loan that is part of a Serviced Loan Combination becomes a Specially Serviced Loan, then the related Serviced Companion Loan shall also become a Specially Serviced Loan. If the Serviced Companion Loan that is included in a Serviced Loan Combination becomes a Specially Serviced Loan, then the related Serviced Mortgage Loan that is part of such Serviced Loan Combination shall also become a Specially Serviced Loan.

“Specially Serviced Mortgage Loan”: A Mortgage Loan that is, or is part of, a Specially Serviced Loan.

“Specified Mortgage Loans”: The Mortgage Loans identified on Exhibit GG to this Agreement.

“Split Mortgage Loan”: Any Mortgage Loan that is part of a Loan Combination. The only Split Mortgage Loans that are assets of the Trust as of the Closing Date are those that have the respective loan numbers (as set forth on the Mortgage Loan Schedule) listed on the Loan Combination Table under the column heading “Loan No. for related Mortgage Loan.”

“Sponsor”: Each of CREFI, GACC and JPMCB, and their respective successors in interest.

“Startup Day”: The day designated as such pursuant to Section 2.12(c) of this Agreement.

“Stated Principal Balance”: With respect to any Mortgage Loan or Trust Subordinate Companion Loan (other than an REO Trust Loan), as of any date of determination, an amount equal to (a) the Cut-Off Date Balance of such Mortgage Loan or Trust Subordinate Companion Loan (or, in the case of a Qualified Substitute Mortgage Loan, the unpaid principal balance of such Mortgage Loan (as of the date of substitution) after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received), minus (b) the sum of (i) any and all amounts (without duplication) attributable to such Mortgage Loan or Trust Subordinate Companion Loan that are part of the Scheduled Principal Distribution Amount, the Unscheduled Principal Distribution Amount, the Woodlands Mall Scheduled Principal Distribution Amount, the Woodlands Mall Unscheduled Principal Distribution Amount, the Centre Scheduled Principal Distribution Amount and/or the Centre Unscheduled Principal Distribution Amount, as applicable, for each and every Distribution Date coinciding with or preceding such date of determination and (ii) any adjustment to the principal balance of such Mortgage Loan or Trust Subordinate Companion Loan as a result of a reduction of principal by a bankruptcy court or as a result of a modification reducing the principal balance of such Mortgage Loan or Trust Subordinate Companion Loan as of the Determination Date for the most recent Distribution Date coinciding with or preceding such date of determination. The

Stated Principal Balance of a Mortgage Loan or Trust Subordinate Companion Loan with respect to which title to the related Mortgaged Property has been acquired on behalf of the Trust Fund and, if such Trust Loan is part of a Loan Combination, the related Companion Loan Holder(s), is equal to the Stated Principal Balance thereof outstanding on the date on which such title is acquired less any and all amounts attributable to the related REO Trust Loan that are part of the Unscheduled Principal Distribution Amount, Woodlands Mall Unscheduled Principal Distribution Amount or Centre Unscheduled Principal Distribution Amount, as applicable, and the principal portion of any P&I Advances with respect to such REO Trust Loan for each and every Distribution Date coinciding with or preceding such date of determination but after the date on which such title is acquired. With respect to any Serviced Companion Loan (other than the Woodlands Mall Trust Subordinate Companion Loan and The Centre Trust Subordinate Companion Loan) (including any successor REO Companion Loan with respect to such Serviced Companion Loan), as of any date of determination, the Stated Principal Balance shall equal the unpaid principal balance of such Serviced Companion Loan as of the Cut-off Date, minus (i) all amounts remitted to the related Serviced Companion Loan Holder on or prior to the most recent Distribution Date coinciding with or preceding such date of determination that are allocable to principal of such Serviced Companion Loan and (ii) any adjustment to the principal balance of such Serviced Companion Loan as a result of a reduction of principal by a bankruptcy court or as a result of a modification reducing the principal amount due on such Serviced Companion Loan as of the Determination Date for the most recent Distribution Date coinciding with or preceding such date of determination. Notwithstanding the foregoing, the Stated Principal Balance of a Mortgage Loan, Trust Subordinate Companion Loan or other Serviced Companion Loan that has been paid in full or a Specially Serviced Loan with respect to which the Special Servicer has made a Final Recovery Determination (or, in the case of an Outside Serviced Mortgage Loan, with respect to which the Outside Special Servicer has made an equivalent determination) shall be zero from and after the Distribution Date related to the Collection Period in which such payment or determination is made. The Stated Principal Balance of a Serviced Loan Combination (including an REO Loan Combination), as of any date of determination, shall equal the sum of the then Stated Principal Balances of the related Mortgage Loan (including an REO Mortgage Loan) and the related Serviced Companion Loan(s) (including any related REO Companion Loan(s)).

“Subcontractor”: Any vendor, subcontractor or other Person that is not responsible for the overall or general servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Trust Loans but performs one or more discrete functions of the Servicing Criteria with respect to Trust Loans under the direction or authority of the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, an Additional Servicer, or a Sub-Servicer.

“Subordinate Companion Loan”: A Companion Loan that, to the extent provided in the related Loan Documents and/or the related Co-Lender Agreement, is generally subordinate in right of payment to the related Split Mortgage Loan. The only Subordinate Companion Loans related to the Trust as of the Closing Date are evidenced by the Notes identified in the Loan Combination Table under the column heading “Subordinate Companion Loan(s),” each of which Notes evidences a separate Subordinate Companion Loan.

“Subordinate Companion Loan Holder”: The holder of a Subordinate Companion Loan (other than a Trust Subordinate Companion Loan).

“Subordinate YM Certificates”: As defined in Section 4.01(d) of this Agreement.

“Sub-Servicer”: Any Person that Services Trust Loans on behalf of the Master Servicer, the Special Servicer or an Additional Servicer and is responsible for the performance (whether directly or through Sub-Servicers or Subcontractors) of all or a material portion of the Servicing functions required to be performed by the Master Servicer, the Special Servicer or an Additional Servicer under this Agreement, with respect to some or all of the Trust Loans. As of the Closing Date, the Sub-Servicer(s) set forth on Exhibit S to this Agreement will be the Sub-Servicer for the related Mortgage Loan(s) set forth on Exhibit S to this Agreement.

“Sub-Servicing Agreement”: The written contract between the Master Servicer, an Additional Servicer or the Special Servicer (if it is permitted to appoint sub-servicers pursuant to Section 3.01(c) of this Agreement), as the case may be, and any Sub-Servicer relating to servicing and administration of Trust Loans as provided in Section 3.01(c) of this Agreement.

“Substitution Shortfall Amount”: With respect to a substitution pursuant to Section 2.03(a) of this Agreement, an amount equal to the excess, if any, of the Purchase Price of the Mortgage Loan being replaced calculated as of the date of substitution over the Stated Principal Balance of the related Qualified Substitute Mortgage Loan after application of all scheduled payments of principal and interest due during or prior to the month of substitution. In the event that one or more Qualified Substitute Mortgage Loans are substituted (at the same time by the same Mortgage Loan Seller) for one or more deleted Mortgage Loans, the Substitution Shortfall Amount shall be determined as provided in the preceding sentence on the basis of the aggregate Purchase Prices of the Mortgage Loan or Mortgage Loans being replaced and the aggregate Stated Principal Balances of the related Qualified Substitute Mortgage Loans.

“Successful Bidder”: As defined in Section 7.01(b) of this Agreement.

“Tax Returns”: The federal income tax return on IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each Trust REMIC under the REMIC Provisions, and the federal income tax return to be filed by the Certificate Administrator on behalf of the Grantor Trust due to its classification as a grantor trust under subpart E, part I of subchapter J of the Code, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the IRS or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

“TCRR Transfer Restriction Period”: With respect to the Class TCRR Certificates, the period from the Closing Date to the earlier of: (i) the date that is latest of (A) the date on which the aggregate unpaid principal balance of The Centre Trust Subordinate Companion Loan has been reduced to 33% of the aggregate Cut-off Date Balance of The Centre Trust Subordinate Companion Loan, (B) the date on which the aggregate outstanding Certificate Balance of the Centre Loan-Specific Certificates has been reduced to 33% of the aggregate outstanding Certificate Balance of the Centre Loan-Specific Certificates as of the Closing Date, or (C) two (2) years after the Closing Date; (ii) the date on which the Centre Trust Subordinate Companion Loan has been defeased in accordance with the TPP Risk Retention Requirements set forth in Rule 7(b)(8)(i) of Regulation RR; or (iii) the date on which Regulation RR has been officially abolished (and the securitization transaction contemplated by this Agreement is not subject to any other applicable credit risk retention requirements under the Dodd-Frank Act) or, based on a written opinion of counsel reasonably acceptable to the Depositor and the Retaining Sponsor, officially determined by the Regulatory Agencies to be no longer applicable to the securitization transaction constituted by the issuance of the Centre Loan-Specific Certificates.

“Temporary Regulation S Global Certificate”: As defined in Section 5.02(c)(i) of this Agreement.

“Terminated Party”: As defined in Section 7.01(c) of this Agreement.

“Termination Date”: The Distribution Date on which the Trust Fund is terminated pursuant to Section 9.01.

“Termination Purchase Amount”: As of any time of determination, an amount equal to the sum of (A) the aggregate Purchase Price (excluding the amount described in clause (g) of the definition of “Purchase Price”) of all the Mortgage Loans (exclusive of any successor REO Mortgage Loans with respect thereto) and Trust Subordinate Companion Loans (exclusive of any successor REO Companion Loans with respect thereto) then included in the Trust and (B) the Appraised Value of the Trust’s portion of each REO Property, if any, then included in the Trust, as determined by the Special Servicer (the relevant appraisals for purposes of this clause (B) shall be obtained by the Special Servicer and prepared by an Appraiser in accordance with MAI standards).

“Test”: As defined in Section 11.01(b)(iv).

“The Centre Co-Lender Agreement”: That certain Agreement Between Noteholders, dated as of July 29, 2019, by and between the holder of the Centre Mortgage Loan, the holder of the Centre Trust Subordinate Companion Loan and the holder of The Centre Pari Passu Companion Loans, relating to the relative rights of such holders, as the same may be further amended in accordance with the terms thereof.

“The Centre Loan Combination”: Collectively, The Centre Mortgage Loan, The Centre Trust Subordinate Companion Loan and The Centre Pari Passu Companion Loans.

“The Centre Mortgage Loan”: The Mortgage Loan evidenced by one promissory note, Note A-1, made by the related Mortgagor and secured by the Mortgage on The Centre Mortgaged Property, which is included in the Trust (identified as Loan No. 15 on the Mortgage Loan Schedule) and which is senior in right of payment to The Centre Trust Subordinate Companion Loan to the extent set forth in the related Loan Documents and as provided in The Centre Co-Lender Agreement.

“The Centre Mortgaged Property”: The underlying real property securing The Centre Loan Combination referred to in the Mortgage Loan Schedule as “The Centre,” as more fully described in the related Loan Documents.

“The Centre Pari Passu Companion Loans”: Collectively, the mortgage loans evidenced by two promissory notes, Note A-2-1 and Note A-2-2, made by the related Mortgagor and secured by the mortgage on The Centre Mortgaged Property, which is not included in the Trust and which is senior in right of payment to The Centre Trust Subordinate Companion Loan to the extent set forth in the related Loan Documents and as provided in The Centre Co-Lender Agreement.

“The Centre Trust Subordinate Companion Loan”: The Subordinate Companion Loan evidenced by one promissory, Note B-1, made by the related Mortgagor and secured by the Mortgage on The Centre Mortgaged Property, which is included in the Trust and which is subordinate in right of payment to The Centre Mortgage Loan and The Centre Pari Passu Companion Loans to the extent set forth in the related Loan Documents and as provided in The Centre Co-Lender Agreement.

“Third Party Purchaser”: Any “third-party purchaser” or “subsequent third-party purchaser” (each within the meaning of Regulation RR) that holds, or a “majority-owned affiliate” (under Regulation RR) of which holds, some or all of the HRR Interest in accordance with this Agreement and applicable laws and regulations; provided that if there are multiple such parties with respect to the HRR Interest then “Third Party Purchaser” shall mean, individually and collectively, those multiple parties. Commencing on the Closing Date, KKR Real Estate Credit Opportunity Partners II L.P. shall be the initial Third Party Purchaser.

“Third Party Reports”: With respect to any Mortgaged Property, the related Appraisal, Phase I environmental report, Phase II environmental report, seismic report or property condition report, if any.

“Threshold Event Collateral”: As defined in Section 3.28(f).

“TPP Risk Retention Requirements” means all of the requirements and obligations set forth in Rule 7 and/or Rule 12 of Regulation RR that are applicable to a third-party purchaser who purchases an eligible horizontal residual interest or to its Affiliates, as such requirements or obligations may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Regulatory Agencies in the adopting release (79 FR 77601 et seq.) or by the staff of any such agency, or as may be provided by any such agency or its staff from time to time, in each case, as effective from time to time as of the applicable date compliance is required.

“Transfer”: Any direct or indirect transfer or other form of assignment of any Ownership Interest in a Class R Certificate.

“Transferee Affidavit”: As defined in Section 5.03(p)(ii) of this Agreement.

“Transferor Letter”: As defined in Section 5.03(p)(ii) of this Agreement.

“Treasury Regulations”: Applicable final or temporary regulation of the U.S. Department of the Treasury.

“Trust”: The trust created by this Agreement.

“Trust Fund”: The corpus of the trust created hereby and to be administered hereunder, consisting of: (i) such Mortgage Loans and Trust Subordinate Companion Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans and Trust Subordinate Companion Loans due after the Cut-Off Date or, with respect to a Qualified Substitute Mortgage Loan, the Due Date in the month of substitution (exclusive of interest relating to periods prior to, but due after, the Cut-Off Date); (iii) any REO Property (but, with respect to any REO Property relating to a Loan Combination, only to the extent of the Trust’s interest in the related Loan Combination); (iv) all revenues received in respect of any REO Property (but, with respect to any REO Property relating to a Loan Combination, only to the extent of the Trust’s interest in the related Loan Combination); (v) the Master Servicer’s and the Trustee’s rights under the insurance policies with respect to the Mortgage Loans and Trust Subordinate Companion Loans required to be maintained pursuant to this Agreement and any proceeds thereof; (vi) the Trustee’s rights in any Assignments of Leases, Rents and Profits and any security agreements; (vii) the Trustee’s rights under any indemnities or guaranties given as additional security for any Mortgage Loan or Trust Subordinate Companion Loan; (viii) all of the Trustee’s and the Certificate Administrator’s rights in the Escrow Accounts and Lock-Box Accounts and all proceeds of the Mortgage Loans and Trust Subordinate Companion Loans deposited in the Collection Account, the Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account, including any reinvestment income thereon; (ix) the Trustee’s rights in any environmental indemnity agreements relating to the Mortgaged Properties; (x) the Depositor’s rights under the Mortgage Loan Purchase Agreements to the extent assigned to the Trustee pursuant to Section 2.01 of this Agreement; (xi) the Lower-Tier Regular Interests, the Woodlands Mall Regular Interests and the Centre Regular Interests; (xii) the Loss of Value Reserve Fund; and (xiii) any Threshold Event Collateral.

“Trust Loan”: Any Mortgage Loan (including any successor REO Mortgage Loan) or Trust Subordinate Companion Loan (including any successor REO Companion Loan) held in the Trust Fund.

“Trust Reimbursement Amount”: As defined in Section 3.06A(a) of this Agreement.

“Trust Reimbursement Amount No.1”: As defined in Section 3.06(a) of this Agreement.

“Trust Reimbursement Amount No.2”: As defined in Section 3.06A(a) of this Agreement.

“Trust REMIC”: Each of the Woodlands Mall REMIC, the Centre REMIC, the Lower-Tier REMIC and the Upper-Tier REMIC.

“Trust Subordinate Companion Loan”: Each of Woodlands Mall Trust Subordinate Companion Loan and The Centre Trust Subordinate Companion Loan.

“Trustee”: Wilmington Trust, National Association, a national banking association, in its capacity as trustee, or its successor in interest, or any successor trustee appointed as herein provided.

“Trustee Personnel”: The divisions and individuals of the Trustee who are involved in the performance of the duties of the Trustee under this Agreement.

“Trustee/Certificate Administrator Fee”: With respect to each Trust Loan and for any Distribution Date, an amount accrued during the related Interest Accrual Period at the Trustee/Certificate Administrator Fee Rate on, in the case of the initial Distribution Date, the Cut-Off Date Balance of such Trust Loan and, in the case of any subsequent Distribution Date, the Stated Principal Balance of such Trust Loan as of the close of business on the Distribution Date in the related Interest Accrual Period; provided that such amounts shall be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Trust Loan is computed and shall be prorated for partial periods. For the avoidance of doubt, the Trustee/Certificate Administrator Fee shall be payable from the Lower-Tier REMIC.

“Trustee/Certificate Administrator Fee Rate”: With respect to each Mortgage Loan and Trust Subordinate Companion Loan, a rate equal to 0.00580% per annum.

“Underwriter Exemption”: Collectively, (a) Prohibited Transaction Exemption 91-23, granted to a predecessor of Citigroup Global Markets Inc., (b) the prohibited transaction exemption granted to Deutsche Bank Securities Inc., Department Final Authorization Number 97-03E, and (c) the Prohibited Transaction Exemption 2002-19 granted to J.P. Morgan Securities LLC, each as most recently amended by Prohibited Transaction Exemption 2013-08 and as further amended by the Department of Labor from time to time.

“Underwriters”: Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc. and Drexel Hamilton, LLC.

“Unliquidated Advance”: Any Advance previously made by a party hereto that has been previously reimbursed, as between the Person that made the Advance hereunder, on the one hand, and the Trust Fund, on the other, as part of a Workout-Delayed Reimbursement Amount pursuant to subsections (ii) (B) and (C) of Section 3.06(a) of this Agreement but that has not been recovered from the Mortgagor or otherwise from collections on or the proceeds of the Mortgage Loan or REO Property in respect of which the Advance was made.

“Unscheduled Principal Distribution Amount”: With respect to any Distribution Date, an amount equal to the aggregate of: (a) all Principal Prepayments received on the Mortgage Loans during the related Collection Period (or, in the case of the Outside Serviced Mortgage Loans, all Principal Prepayments received during the period that renders them includable in the Aggregate Pooled Available Funds for such Distribution Date); and (b) any other collections (exclusive of payments by Mortgagors) received on the Mortgage Loans and, to the extent of the Trust’s interest therein, any REO Properties during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan or any interest in REO Property acquired with respect thereto, all such proceeds received during the period that renders them includable in the Aggregate Pooled

Available Funds for such Distribution Date), whether in the form of Liquidation Proceeds, Insurance Proceeds, Condemnation proceeds, net income, rents, and REO Proceeds or otherwise, that were identified and applied by the Master Servicer (and/or, in the case of an Outside Serviced Mortgage Loan, the related Outside Servicer) as recoveries of previously unadvanced principal of the related Mortgage Loan.

“Unsolicited Information”: As defined in Section 11.01(b)(iii).

“Upper-Tier REMIC”: A segregated asset pool within the Trust Fund consisting of the Lower-Tier Regular Interests, the Woodlands Mall Regular Interests and the Centre Regular Interests and amounts held from time to time in the Upper-Tier REMIC Distribution Account.

“Upper-Tier REMIC Distribution Account”: The trust account or accounts created and maintained as a separate trust account (or separate sub-account within the same account as another Distribution Account) or accounts by the Certificate Administrator pursuant to Section 3.05(b) of this Agreement, which (subject to any changes in the identities of the Trustee and/or the Certificate Administrator) shall be entitled “Citibank, N.A., as Certificate Administrator, on behalf of Wilmington Trust, National Association, as Trustee, for the benefit of the registered Holders of Benchmark 2019-B12 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B12, Upper-Tier REMIC Distribution Account” and which must be an Eligible Account. The Upper-Tier REMIC Distribution Account shall be an asset of the Upper-Tier REMIC.

“Upper-Tier Residual Interest”: The sole class of “residual interests”, within the meaning of Code Section 860G(a)(2), in the Upper-Tier REMIC and evidenced by the Class R Certificates.

“U.S. Tax Person”: A citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State thereof or the District of Columbia, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Tax Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence as of August 20, 1996 that have elected to be treated as U.S. Tax Persons).

“Vertical Risk Retention Allocation Percentage”: The Vertically Retained Percentage divided by the Non-Vertically Retained Percentage.

“Vertically Retained Certificates”: All of the Class VRR Certificates collectively.

“Vertically Retained Percentage”: A fraction, expressed as a percentage, the numerator of which is the initial Certificate Balance of the Class VRR Interest, and the denominator of which is the aggregate initial Certificate Balance of all Classes of Pooled Principal Balance Certificates.

“Voting Rights”: The portion of the voting rights of all of the Certificates that is allocated to any Certificate or Class of Certificates. At all times during the term of this Agreement, the Voting Rights shall be allocated among the respective Classes of Certificateholders as follows: (a) 1% in the aggregate in the case of the respective Classes of the Interest-Only Certificates, allocated pro rata based upon their respective Notional Amounts as of the date of determination (but only for so long as the Notional Amount of at least one Class of Interest-Only Certificates is greater than zero), and (b) in the case of any Class of Principal Balance Certificates, a percentage equal to the product of 99% (or, if the Notional Amounts of all Classes of Interest-Only Certificates have been reduced to zero, 100%) and a fraction, the numerator of which is equal to the Certificate Balance of such Class of Principal Balance Certificates as of the date of determination, and the denominator of which is equal to the aggregate of the Certificate Balances of all Classes of the Principal Balance Certificates, in each case as of the date of determination (provided that, if, but only if, expressly so provided herein in any circumstance, the allocation or exercise of Voting Rights for any particular purpose shall take into account the allocation of Appraisal Reduction Amounts to notionally reduce Certificate Balances). The Voting Rights of any Class of Certificates shall be allocated among Holders of Certificates of such Class in proportion to their respective Percentage Interests. The Class S and Class R Certificates shall not be entitled to any Voting Rights.

“VRR Allocation Percentage”: A percentage equal to the Vertically Retained Percentage divided by the Non-Vertically Retained Percentage.

“VRR Available Funds”: With respect to any Distribution Date, an amount equal to the Vertically Retained Percentage of the Aggregate Pooled Available Funds for such Distribution Date.

“VRR Interest”: All of the Class VRR Certificates collectively. The VRR Interest represents undivided beneficial interests in the VRR Specific Grantor Trust Assets.

“VRR Interest Distribution Amount”: With respect to the VRR Interest for any Distribution Date, an amount equal to the product of (A) the Vertical Risk Retention Allocation Percentage and (B) the aggregate amount of interest distributed to the Holders of the Non-Vertically Retained Pooled Regular Certificates pursuant to Sections 4.01(b)(i), (iv), (vii), (x), (xiii), (xvi), (xix), (xxii) and (xxv) on such Distribution Date.

“VRR Interest Transfer Restriction Period”: With respect to the VRR Interest, the period from the Closing Date to the earlier of: (i) the date that is latest of (A) the date on which the aggregate unpaid principal balance of all outstanding Mortgage Loans has been reduced to 33% of the aggregate Cut-off Date Balance of the Mortgage Loans, (B) the date on which the aggregate outstanding Certificate Balance of all Classes of Pooled Principal Balance Certificates has been reduced to 33% of the aggregate outstanding Certificate Balance of all Classes of Pooled Principal Balance Certificates as of the Closing Date, or (C) two (2) years after the Closing Date; or (ii) in the sole discretion of the Retaining Sponsor and the Depositor, the date on which the provisions of Regulation RR applicable to the Retaining Sponsor, the Retaining Parties and the securitization transaction contemplated by this Agreement are repealed in their entirety or are otherwise eliminated and the Retaining Sponsor and the Depositor have determined that such repeal or elimination renders Regulation RR in its entirety inapplicable (and that there are no other risk retention requirements under the Dodd-Frank Act that would be applicable) to the securitization transaction contemplated by this Agreement.

“VRR Principal Distribution Amount”: With respect to the VRR Interest for any Distribution Date, an amount equal to the product of (A) the Vertical Risk Retention Allocation Percentage and (B) the aggregate amount of principal distributed to the Holders of the Non-Vertically Retained Pooled Principal Balance Certificates pursuant to Sections 4.01(b)(ii), (v), (viii), (xi), (xiv), (xvii), (xx), (xxiii) and (xxvi) and the penultimate paragraph of Section 4.01(b) on such Distribution Date.

“VRR Realized Loss Interest Distribution Amount”: With respect to any Distribution Date, an amount equal to the product of (A) the Vertical Risk Retention Allocation Percentage and (B) the aggregate amount of interest on reimbursed Realized Losses distributed to the Holders of the Non-Vertically Retained Pooled Principal Balance Certificates pursuant to Sections 4.01(b)(iii), (vi), (ix), (xii), (xv), (xviii), (xxi), (xxiv) and (xxvii) on such Distribution Date.

“VRR Specific Grantor Trust Assets”: The portion of the Trust Fund consisting of (i) the Class VRR Upper-Tier Regular Interest, together with all distributions thereon and proceeds thereof, (ii) the Vertically Retained Percentage of any Excess Interest collected on the ARD Mortgage Loans, and (iii) the Vertically Retained Percentage of amounts held from time to time in the Excess Interest Distribution Account.

“VRR1 Interest”: As defined in the Preliminary Statement.

“VRR1 Risk Retention Consultation Party”: The Risk Retention Consultation Party selected by CREFI.

“VRR2 Interest”: As defined in the Preliminary Statement.

“VRR2 Risk Retention Consultation Party”: The Risk Retention Consultation Party selected by DBNY.

“VRR3 Interest”: As defined in the Preliminary Statement.

“VRR3 Risk Retention Consultation Party”: The Risk Retention Consultation Party selected by JPMCB.

“WAC Rate”: With respect to any Distribution Date, a per annum rate equal to the weighted average of the applicable Net Mortgage Pass-Through Rates of the Mortgage Loans (including the REO Mortgage Loans) for such Distribution Date, weighted on the basis of their respective Stated Principal Balances immediately prior to such Distribution Date.

“WHFIT”: A “Widely Held Fixed Investment Trust” as that term is defined in Treasury Regulations section 1.671-5(b)(22) or successor provisions.

“WHFIT Regulations”: Treasury Regulations section 1.671-5, as amended.

“WHMT”: A “Widely Held Mortgage Trust” as that term is defined in Treasury Regulations section 1.671-5(b)(23) or successor provisions.

“Withheld Amounts”: As defined in Section 3.23 of this Agreement.

“WM Non-VRR Percentage”: 95%, which is the percentage equal to 100% less the WM-VRR Percentage.

“WM Realized Loss”: With respect to each Distribution Date, the WM Non-VRR Percentage of any Realized Loss with respect to the Woodlands Mall Loan-Specific Certificates with respect to such Distribution Date.

“WMRR Allocation Percentage”: The WM-VRR Percentage divided by the WM-Non-VRR Percentage.

“WM-VRR Percentage”: 5%.

“WMRR Available Funds”: The product of the Woodlands Mall Available Funds multiplied by the WM-VRR Percentage.

“WMRR Interest”: All of the Class WMRR Certificates, collectively.

“WMRR Interest Distribution Amount”: With respect to the WMRR Interest for any Distribution Date will equal the product of (A) the WMRR Allocation Percentage and (B) the aggregate amount of interest distributed on the Woodlands Mall Non-VRR Certificates according to clauses First, Fourth, and Seventh in Section 4.01(m) of this Agreement.

“WMRR Principal Distribution Amount”: With respect to the WMRR Interest for any Distribution Date will equal the product of (a) the WMRR Allocation Percentage and (b) the aggregate amount of principal distributed on the Woodlands Mall Non-VRR Certificates according to clauses Second, Fifth and Eighth in Section 4.01(m) of this Agreement.

“WMRR Realized Loss”: With respect to the WMRR Interest and with respect to each Distribution Date, the product of (A) the WM-VRR Percentage and (B) any Realized Loss with respect to the Woodlands Mall Loan-Specific Certificates for such Distribution Date.

“WMRR Realized Loss Interest Distribution Amount”: With respect to any Distribution Date will equal the product of (A) the WMRR Allocation Percentage and (B) the aggregate amount of interest, if any, on related unreimbursed WM Realized Losses distributed to the holders of the Woodlands Mall Non-VRR Certificates according to clauses Third, Sixth, and Ninth in Section 4.01(m) of this Agreement.

“WMRR Transfer Restriction Period”: With respect to the WMRR Interest, the period from the Closing Date to the earlier of: (i) the date that is latest of (A) the date on which the aggregate unpaid principal balance of the Woodlands Mall Trust Subordinate Companion Loan has been reduced to 33% of the aggregate Cut-off Date Balance of the Woodlands Mall Trust Subordinate Companion Loan, (B) the date on which the aggregate outstanding Certificate Balance of the Woodlands Mall Loan-Specific Certificates has been reduced to 33% of the aggregate outstanding Certificate Balance of the Woodlands Mall Loan-Specific Certificates as of the Closing Date, or (C) two (2) years after the Closing Date; or (ii) the date on which Regulation RR has been officially abolished (and the securitization transaction contemplated by this Agreement is not subject to any other applicable credit risk retention requirements under the Dodd-Frank Act) or, based on a written opinion of counsel reasonably acceptable to the Depositor and the Retaining Sponsor, officially determined by the Regulatory Agencies to be no longer applicable to the securitization transaction constituted by the issuance of the Woodlands Mall Loan-Specific Certificates.

“Woodlands Mall Available Funds”: The sum of the following amounts (without duplication) (which, for the avoidance of doubt, will not include any amounts received in respect of the Mortgage Loans or The Centre Trust Subordinate Companion Loan):

(a)          the aggregate amount of all cash received on the Woodlands Mall Trust Subordinate Companion Loan and, to the extent allocable to the Woodlands Mall Trust Subordinate Companion Loan, any related REO Property that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is allocable to any Mortgage Loan or any other Companion Loan or held for the benefit of the holders of the Pooled Certificates or the holders of the Centre Loan-Specific Certificates) and/or the Woodlands Mall REMIC Distribution Account as of the close of business on the Business Day immediately preceding the Master Servicer Remittance Date, exclusive of any portion of the foregoing that represents (without duplication):

(i)          any scheduled payments of principal and/or interest, including any Balloon Payments that are accompanied by interest due through the related maturity date, paid by the related Mortgagor with respect to the Woodlands Mall Trust Subordinate Companion Loan, that are due (without regard to grace periods) on a Due Date that occurs after the related Determination Date;

(ii)         payments (scheduled or otherwise) of principal (including prepayments) and interest, Net Liquidation Proceeds, Net Insurance Proceeds and Net Condemnation Proceeds and other unscheduled recoveries allocable to the Woodlands Mall Trust Subordinate Companion Loan that were received after the related Determination Date (other than the Trust’s applicable interest in any related REO Property contemplated by clause (b) of this definition for the subject Distribution Date);

(iii)        amounts payable or reimbursable to any Person from the Collection Account pursuant to clauses (ii) through (ix), inclusive, of Section 3.06(a) of this Agreement;

(iv)       with respect to any Distribution Date occurring in January (other than during a leap year) or February of any calendar year (unless such Distribution Date is the final Distribution Date), the Withheld Amount related to the Woodlands Mall Trust Subordinate Companion Loan to the extent those funds are on deposit in the Collection Account;

(v)         Yield Maintenance Charges on the Woodlands Mall Trust Subordinate Companion Loan (which are separately distributed to holders of the related Woodlands Mall Loan-Specific Certificates);

(vi)        amounts deposited in the Collection Account or the Woodlands Mall REMIC Distribution Account in error; and/or

(vii)       late payment charges or accrued interest on the Woodlands Mall Trust Subordinate Companion Loan allocable to the default interest rate for such Trust Subordinate Companion Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the Woodlands Mall Trust Subordinate Companion Loan;

(b)           if and to the extent not already included in clause (a) of this definition for the subject Distribution Date, the aggregate amount allocable to the Woodlands Mall Trust Subordinate Companion Loan transferred from the REO Account to the Collection Account for the subject Distribution Date, to the extent that such transfer is made or such remittance is received by the close of business on the Business Day immediately preceding the related Master Servicer Remittance Date;

(c)           all Compensating Interest Payments made by the Master Servicer with respect to the Woodlands Mall Trust Subordinate Companion Loan for the subject Distribution Date and P&I Advances made by the Master Servicer or the Trustee, as applicable, with respect to the Woodlands Mall Trust Subordinate Companion Loan for the subject Distribution Date (net of the related Trustee/Certificate Administrator Fee and the Operating Advisor Fee with respect to the Woodlands Mall Trust Subordinate Companion Loan for which such Compensating Interest Payments or P&I Advances are made, to the extent not already deducted from Woodlands Mall Available Funds pursuant to clause (a)(iii) of this definition); and

(d)           with respect to any Distribution Date occurring in March (or February, if such Distribution Date is the final Distribution Date), commencing in 2020, the related Withheld Amounts related to the Woodlands Mall Trust Subordinate Companion Loan as required to be deposited in the Woodlands Mall REMIC Distribution Account.

“Woodlands Mall Borrower Party”: A Borrower Party with respect to the Woodlands Mall Mortgage Loan.

“Woodlands Mall Co-Lender Agreement”: That certain Agreement Between Noteholders, dated as of August 8, 2019, by and between the holder of the Woodlands Mall Mortgage Loan, the holder of the Woodlands Mall Trust Subordinate Companion Loan and the holders of the Woodlands Mall Pari Passu Companion Loans, relating to the relative rights of such holders, as the same may be further amended in accordance with the terms thereof.

“Woodlands Mall Control Appraisal Period”: The period that will exist with respect to the Woodlands Mall Loan Combination, if and for so long as:

1.             (1) the initial principal balance of the Woodlands Mall Trust Subordinate Companion Loan, minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the Woodlands Mall Trust Subordinate Companion Loan after the date of creation of the Woodlands Mall Trust Subordinate Companion Loan, (y) any Appraisal Reduction Amount for the Woodlands Mall Loan Combination that is allocated to the Woodlands Mall Trust Subordinate Companion Loan and (z) any losses realized with respect to the Woodlands Mall Mortgaged Property or the Woodlands Mall Loan Combination that are allocated to the Woodlands Mall Trust Subordinate Companion Loan, is less than

2.             25% of the remainder of (i) the initial principal balance of the Woodlands Mall Trust Subordinate Companion Loan less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the Woodlands Mall Trust Subordinate Companion Loan Holder on the Woodlands Mall Trust Subordinate Companion Loan, after the date of creation of such Woodlands Mall Trust Subordinate Companion Loan, provided that a Woodlands Mall Control Appraisal Period shall terminate upon the occurrence of a cure by the Woodlands Mall Trust Subordinate Companion Loan Holder pursuant to the terms of the Woodlands Mall Co-Lender Agreement and provided, further, that, if the holder of the Woodlands Mall Trust Subordinate Companion Loan would be the controlling noteholder pursuant to the terms of the Woodlands Mall Co-Lender Agreement, but any interest in the Woodlands Mall Trust Subordinate Companion Loan is held by a Woodlands Mall Borrower Party, or a Woodlands Mall Borrower Party would otherwise be entitled to exercise the rights of the Woodlands Mall Controlling Noteholder in respect of the Woodlands Mall Trust Subordinate Companion Loan, then a Woodlands Mall Control Appraisal Period shall be deemed to have occurred.

“Woodlands Mall Control Eligible Certificates”: The Class WM-A, Class WM-B and Class WM-C Certificates.

“Woodlands Mall Controlling Class”: As of any time of determination, the most subordinate Class of Woodlands Mall Control Eligible Certificates then outstanding that has a Certificate Balance, as notionally reduced by any portion of the cumulative Appraisal Reduction Amount allocable to such Class, at least equal to 25% of the initial Certificate Balance of that Class; provided, however, that if no Class of Woodlands Mall Control Eligible Certificates meets the preceding requirement, the most senior Class of the Woodlands Mall Control Eligible Certificates; provided, further, however, that if, at any time, the outstanding Certificate Balance of the Class WM-A Certificates has been reduced to zero (without regard to the allocation of any Cumulative Appraisal Reduction Amounts), then the “Woodlands Mall Controlling Class” will be the most subordinate class of Woodlands Mall Control Eligible Certificates with an outstanding Certificate Balance greater than zero (without regard to the allocation of any Cumulative Appraisal Reduction Amounts. The Woodlands Mall Controlling Class as of the Closing Date will be Class WM-C Certificates.

“Woodlands Mall Controlling Class Certificateholder”: Each Holder (or beneficial owner, if applicable) of a Certificate of the Woodlands Mall Controlling Class as determined by the Certificate Administrator from time to time.

“Woodlands Mall Controlling Class Representative”: The Woodlands Mall Controlling Class Certificateholder (or other representative) selected by at least a majority of the Woodlands Mall Controlling Class Certificateholders, by Certificate Balance, as identified by notice to the Certificate Administrator by the applicable the Woodlands Mall Controlling Class Certificateholders from time to time, with notice of such selection delivered to the Special Servicer, the Master Servicer, the Operating Advisor, the Asset Representations Reviewer and the Trustee; provided, however, that (i) absent that selection, or (ii) until a Woodlands Mall Controlling Class Representative is so selected or (iii) upon receipt of a notice from the Woodlands Mall Controlling Class Certificateholders that own Loan-Specific Certificates representing more than 50% of the Certificate Balance of the Woodlands Mall Controlling Class, that the Woodlands Mall Controlling Class Representative is no longer designated, the Woodlands Mall Controlling Class Representative will be the Woodlands Mall Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Woodlands Mall Controlling Class, as identified to the Certificate Administrator (who shall notify the Master Servicer, the Special Servicer and the Operating Advisor). If, upon the occurrence of any of the events or circumstances specified in clauses (i), (ii) or (iii) above, the Woodlands Mall Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Woodlands Mall Controlling Class has not been identified to the Certificate Administrator (and thereby the Master Servicer and the Special Servicer), then the Master Servicer and the Special Servicer will have no obligation to obtain the consent of, or consult with, any Woodlands Mall Controlling Class Representative until notified of the identity of such largest Woodlands Mall Controlling Class Certificateholder or otherwise notified of the identity of the Woodlands Mall Controlling Class Representative as provided in this Agreement. The initial Woodlands Mall Controlling Class Representative is Pacific Life Insurance Company or an Affiliate thereof. No person may exercise any of the rights and powers of the Woodlands Mall Controlling Class Representative with respect to an Excluded Mortgage Loan.

“Woodlands Mall Interest Accrual Amount”: With respect to any Distribution Date and any Class of Woodlands Mall Non-VRR Certificates, the interest for the related Interest Accrual Period accrued at the applicable Pass-Through Rate for such Class on the Certificate Balance for such Class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 Basis.

“Woodlands Mall Interest Distribution Amount”: With respect to any Distribution Date and each Class of Woodlands Mall Non-VRR Certificates, (A) the sum of (i) the Woodlands Mall Interest Accrual Amount with respect to such Class for such Distribution Date and (ii) the Woodlands Mall Interest Shortfall, if any, with respect to such Class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall with respect to the Woodlands Mall Trust Subordinate Companion Loan that is allocated to such class on such Distribution Date.

“Woodlands Mall Interest Shortfall”: With respect to any Distribution Date for any Class of Woodlands Mall Non-VRR Certificates, the sum of (a) the portion of the Woodlands Mall Interest Distribution Amount for such Class remaining unpaid as of the close of business on the preceding Distribution Date (if any), and (b) to the extent permitted by applicable law, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such Class for the subject Distribution Date.

“Woodlands Mall Loan Combination”: The Loan Combination consisting of the Woodlands Mall Mortgage Loan, the Woodlands Mall Trust Subordinate Companion Loan and the Woodlands Mall Pari Passu Companion Loans.

“Woodlands Mall Loan-Specific Certificates”: The Class WM-A, WM-B and Class WM-C Certificates and the WMRR Interest.

“Woodlands Mall Mortgage Loan”: The Mortgage Loan evidenced by three senior pari passu promissory notes designated as Note A-1-1, Note A-5 and Note A-7 made by the related Mortgagor (identified as Mortgage Loan No. 2 on the Mortgage Loan Schedule) and secured by the Mortgage on the Woodlands Mall Mortgaged Property, which is included in the Trust and which is senior in right of payment to the Woodlands Mall Trust Subordinate Companion Loan to the extent set forth in the related Loan Documents and as provided in the Woodlands Mall Co-Lender Agreement.

“Woodlands Mall Mortgaged Property”: The underlying real property securing the Woodlands Mall Loan Combination referred to in the Mortgage Loan Schedule as “Woodlands Mall,” as more fully described in the related Loan Documents.

“Woodlands Mall Non-VRR Certificates”: The Class WM-A, Class WM-B and Class WM-C Certificates.

“Woodlands Mall Pari Passu Companion Loans”: The mortgage loans evidenced by five senior pari passu promissory notes designated as Notes A-1-2, A-2, A-3, A-4 and A-6 made by the related Mortgagor and secured by the Mortgage on the Woodlands Mall Mortgaged Property, which are not included in the Trust and are senior in right of payment to the Woodlands Mall Trust Subordinate Companion Loan to the extent set forth in the related Loan Documents and as provided in the Woodlands Mall Co-Lender Agreement.

“Woodlands Mall Principal Balance”: The principal amount of any Woodlands Mall Regular Interest outstanding as of any date of determination. As of the Closing Date, the Woodlands Mall Principal Balance of each Woodlands Mall Regular Interest shall equal the original Woodlands Mall Principal Balance as set forth in the Preliminary Statement hereto. On each Distribution Date, the Woodlands Mall Principal Balance of each Woodlands Mall Regular Interest shall be permanently reduced by all distributions of principal deemed to have been made in respect of such Woodlands Mall Regular Interest on such Distribution Date pursuant to Section 4.01(a)(iii) of this Agreement, and shall be further permanently reduced on such Distribution Date by all Realized Losses deemed to have been allocated thereto on such Distribution Date pursuant to Section 4.01(f) of this Agreement, such that at all times the Woodlands Mall Principal Balance of a Woodlands Mall Regular Interest shall equal the Certificate Balance of the Corresponding Certificates. The Woodlands Mall Principal Balance of any Woodlands Mall Regular Interest may be increased on a particular Distribution Date as and to the extent contemplated by Section 4.01(g) of this Agreement.

“Woodlands Mall Principal Distribution Amount”: With respect to any Distribution Date and the Woodlands Mall Non-VRR Certificates, the sum of (a) the Woodlands

Mall Principal Shortfall for such Distribution Date and (b) the WM Non-VRR Percentage of the Aggregate Woodlands Mall Principal Distribution Amount for such Distribution Date.

“Woodlands Mall Principal Shortfall”: For any Distribution Date, the amount, if any, by which (1) the Woodlands Mall Principal Distribution Amount for the preceding Distribution Date exceeds (2) the aggregate amount actually distributed on such preceding Distribution Date to holders of the Woodlands Mall Non-VRR Certificates in respect of such Woodlands Mall Principal Distribution Amount.

“Woodlands Mall Regular Interests”: The respective classes of “regular interests”, within the meaning of Code Section 860G(a)(1), in the Woodlands Mall REMIC, designated as the Class LWM-A, Class LWM-B, Class LWM-C and Class LWMRR Woodlands Mall Regular Interests.

“Woodlands Mall REMIC”: One of four separate REMICs comprising a portion of the Trust Fund, which consists of the Woodlands Mall Trust Subordinate Companion Loan and the proceeds thereof, any allocable portion of any related REO Property with respect thereto, the related REO Account (to the extent of amounts therein allocable to the Woodlands Mall Trust Subordinate Companion Loan), the Woodlands Mall REMIC Distribution Account and the Interest Reserve Account (to the extent of amounts therein allocable to the Woodlands Mall Trust Subordinate Companion Loan).

“Woodlands Mall REMIC Distribution Account”: The account or accounts created and maintained as a separate account (or separate sub-account within the same account as another Distribution Account) or accounts by the Certificate Administrator pursuant to Section 3.05(b) of this Agreement, which (subject to any changes in the identities of the Trustee and/or the Certificate Administrator) shall be entitled “Midland Loan Services, a Division of PNC Bank, National Association, as Certificate Administrator, on behalf of Wilmington Trust, National Association, as Trustee, for the benefit of the registered Holders of Benchmark 2019-B12 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B12, Woodlands Mall REMIC Distribution Account” and which must be an Eligible Account. The Woodlands Mall REMIC Distribution Account shall be an asset of the Woodlands Mall REMIC.

“Woodlands Mall Residual Interest”: The sole class of “residual interests”, within the meaning of Code Section 860G(a)(2), in the Woodlands Mall REMIC and evidenced by the Class R Certificates.

“Woodlands Mall Retaining Sponsor”: As defined in the Preliminary Statement.

“Woodlands Mall Scheduled Principal Distribution Amount”: For each Distribution Date, the aggregate of the principal portions of (a) all Monthly Payments (which do not include Balloon Payments) with respect to the Woodlands Mall Trust Subordinate Companion Loan (including any successor REO Companion Loan with respect thereto), due or deemed due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period, in each case (i) to the extent paid by the related Mortgagor as of the related Determination Date or (ii) advanced by the Master Servicer or the Trustee, as applicable, in respect of such Distribution Date, and (b) all Balloon Payments allocable to the Woodlands Mall Trust Subordinate Companion Loan (including any successor REO Companion Loan with respect thereto) to the extent received during the related Collection Period, and to the extent not included in clause (a) above for the subject Distribution Date and not previously received or advanced and distributable to Certificateholders on a preceding Distribution Date. The Woodlands Mall Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a Mortgagor with respect to the Woodlands Mall Trust Subordinate Companion Loan, including late payments in respect of a delinquent balloon payment, received during the periods or by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the Master Servicer or the Trustee, as the case may be, for prior P&I Advances.

“Woodlands Mall Trust Subordinate Companion Loan”: The Subordinate Companion Loan evidenced by the promissory note B made by the related Mortgagor and secured by the Mortgage on the Woodlands Mall Mortgaged Property, which is included in the Trust and which is subordinate in right of payment to the Woodlands Mall Mortgage Loan and the Woodlands Mall Pari Passu Companion Loans to the extent set forth in the related Loan Documents and as provided in the Woodlands Mall Co-Lender Agreement.

“Woodlands Mall Unscheduled Principal Distribution Amount”: For each Distribution Date, the aggregate of: (a) all prepayments of principal received on the Woodlands Mall Trust Subordinate Companion Loan during the related Collection Period; and (b) any other collections (exclusive of payments by the related Mortgagor) received on the Woodlands Mall Trust Subordinate Companion Loan and, to the extent allocable to the Woodlands Mall Trust Subordinate Companion Loan, any related REO Property during the related Collection Period whether in the form of Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds, net income, rents, and profits from any related REO Property or otherwise, that were identified and applied by the Master Servicer or Special Servicer, as applicable, as recoveries of previously unadvanced principal of the Woodlands Mall Trust Subordinate Companion Loan.

“Workout-Delayed Reimbursement Amounts”: With respect to any Mortgage Loan, Trust Subordinate Companion Loan or Serviced Loan Combination, the amount of any Advance made with respect to such Mortgage Loan, Trust Subordinate Companion Loan or Serviced Loan Combination on or before the date such Mortgage Loan, Trust Subordinate Companion Loan or Serviced Loan Combination becomes (or, but for the making of three monthly payments under its modified terms, would then constitute) a Corrected Loan, together with (to the extent accrued and unpaid) interest on such Advances, to the extent that (i) such Advance is not reimbursed to the Person who made such Advance on or before the date, if any, on which such Mortgage Loan, Trust Subordinate Companion Loan or Serviced Loan Combination becomes a Corrected Loan and (ii) the amount of such Advance becomes a future obligation of the Mortgagor to pay under the terms of modified Loan Documents. That any amount constitutes all or a portion of any Workout-Delayed Reimbursement Amount shall not in any manner limit the right of any Person hereunder to determine in the future that such amount instead constitutes a Nonrecoverable Advance.

“Workout Fee”: The fee paid to the Special Servicer with respect to each Corrected Loan equal to the applicable Workout Fee Rate applied to each collection of interest (excluding Default Interest and Excess Interest) and principal (other than any amount for which a Liquidation

Fee is paid) received on such Corrected Loan for so long as it remains a Corrected Loan; provided that no Workout Fee shall be payable by the Trust with respect to such Corrected Loan if and to the extent that the Corrected Loan became a Specially Serviced Loan under clause (c) of the definition of Specially Serviced Loan (and no other clause thereof) and no mortgage loan event of default actually occurs, unless the Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) is modified by the Special Servicer in accordance with the terms hereof; provided, further, that if a Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) becomes a Specially Serviced Loan under this Agreement only because of an event described in clause (a)(ii) of the definition of Specially Serviced Loan as a result of a payment default at maturity and the related collection of interest and principal is received within 90 days following the related Maturity Date in connection with the full and final payoff or refinancing of the related Serviced Mortgage Loan (or Serviced Loan Combination, if applicable), the Special Servicer will not be entitled to collect a Workout Fee, but may collect and retain appropriate fees from the related Mortgagor in connection with such workout; provided, further, that the Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan under this Agreement shall be reduced by any Excess Modification Fees paid by or on behalf of the related Mortgagor with respect to such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) as described in the definition of Excess Modification Fees in this Agreement, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

“Workout Fee Rate”: A rate equal to the lesser of (a) 1.0% and (b) such lower rate as would result in a Workout Fee of $1,000,000 when applied to each expected payment of principal and interest (other than Default Interest and Excess Interest) on the subject Serviced Mortgage Loan (or related Serviced Loan Combination, if applicable) from the date such Mortgage Loan (or related Serviced Loan Combination, if applicable) becomes a Corrected Loan, through and including the then-related maturity date; provided that, if the rate in clause (a) above would result in a Workout Fee that would be less than $25,000 when applied to each expected payment of principal and interest (other than Default Interest and Excess Interest) on the subject Serviced Mortgage Loan (or related Serviced Loan Combination, if applicable) from the date such Serviced Mortgage Loan (or related Serviced Loan Combination, if applicable) becomes a Corrected Loan through and including the then-related maturity date, then the Workout Fee Rate shall be a rate equal to such higher rate as would result in a Workout Fee equal to $25,000 when applied to each expected payment of principal and interest (other than Default Interest and Excess Interest) on such Serviced Mortgage Loan (or related Serviced Loan Combination, if applicable) from the date such Serviced Mortgage Loan (or related Serviced Loan Combination, if applicable) becomes a Corrected Loan through and including the then-related maturity date.

“XML Format”: Extensible markup language electronic format.

“Yield Maintenance Charge”: With respect to any Mortgage Loan or Serviced Companion Loan, the yield maintenance charge or prepayment premium, if any, payable under the related Note in connection with certain prepayments.

Section 1.02 Certain Calculations. Unless otherwise specified herein, the following provisions shall apply:

(a)          All calculations of interest with respect to the Mortgage Loans and Trust Subordinate Companion Loans shall be made in accordance with the terms of the related Note and Mortgage.

(b)          For purposes of distribution of Yield Maintenance Charges to the Pooled Certificateholders pursuant to Section 4.01(d) of this Agreement on any Distribution Date, the Class of Non-Vertically Retained Pooled Principal Balance Certificates as to which the Non-Vertically Retained Percentage of any prepayment shall be deemed to be distributed shall be determined on the assumption that the portion of the Principal Distribution Amount paid to the Non-Vertically Retained Pooled Principal Balance Certificates on such Distribution Date in respect of principal shall consist first of the Non-Vertically Retained Percentage of scheduled payments included in the definition of Principal Distribution Amount and second of the Non-Vertically Retained Percentage of prepayments included in such definition.

(c)          Any Mortgage Loan or Trust Subordinate Companion Loan payment is deemed to be received by the Trust Fund on the date such payment is actually received by the Master Servicer, the Special Servicer or the Certificate Administrator; provided, however, that for purposes of calculating distributions on the Certificates, Principal Prepayments with respect to any Mortgage Loan or Trust Subordinate Companion Loan are deemed to be received on the date they are applied in accordance with Section 3.01(b) of this Agreement to reduce the outstanding principal balance of such Mortgage Loan or Trust Subordinate Companion Loan on which interest accrues.

(d)          For purposes of calculating distributions on the Certificates and, in the absence of express provisions in the related Loan Documents (and/or, with respect to each Outside Serviced Mortgage Loan, the related Outside Servicing Agreement) to the contrary, for purposes of otherwise collecting amounts due under a Mortgage Loan, all amounts collected by or on behalf of the Trust in respect of any Mortgage Loan in the form of payments from the related Mortgagor, Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds (excluding, if applicable, in the case of each Serviced Loan Combination, any amounts payable to the holder(s) of the related Companion Loan(s) pursuant to the related Co-Lender Agreement) shall be deemed to be allocated in the following order of priority:

(i)          as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan, and unpaid interest at the Advance Rate on such Advances and, if applicable, unreimbursed and unpaid expenses of the Trust;

(ii)         as a recovery of Nonrecoverable Advances with respect to the related Mortgage Loan and any interest on those Nonrecoverable Advances at the Advance Rate, to the extent previously paid or reimbursed from principal collections on the

Mortgage Pool (as described in the first proviso in the definition of “Aggregate Principal Distribution Amount”);

(iii)        to the extent not previously so allocated pursuant to clause (i) or (ii) above, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of Default Interest and Excess Interest) to the extent of the excess of (A) all unpaid interest (exclusive of Default Interest and Excess Interest) accrued on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable Mortgage Loan interest accrual period, over (B) after taking into account any allocations pursuant to clause (v) below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (A) of this clause (iii) that either (1) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have theretofore occurred under Section 4.06(a) of this Agreement in connection with the related Appraisal Reduction Amounts or (2) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

(iv)        to the extent not previously so allocated pursuant to clause (i) or (ii) above, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

(v)         as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of Default Interest and Excess Interest) to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have theretofore occurred under Section 4.06(a) of this Agreement in connection with related Appraisal Reduction Amounts, plus (B) any unpaid interest (exclusive of Default Interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent that collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause (v) on earlier dates);

(vi)        as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

(vii)       as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

(viii)      as a recovery of any Yield Maintenance Charge then due and owing under such Mortgage Loan;

(ix)        as a recovery of any late payment charges and Default Interest then due and owing under such Mortgage Loan;

(x)         as a recovery of any Assumption Fees, assumption application fees and Modification Fees then due and owing under such Mortgage Loan;

(xi)        as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal and other than, if applicable, accrued and unpaid Excess Interest (and, if both Consent Fees and Operating Advisor Consulting Fees are due and owing, first, allocated to Consent Fees and, then, allocated to Operating Advisor Consulting Fees);

(xii)       as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and

(xiii)      in the case of an ARD Mortgage Loan after the related Anticipated Repayment Date, as a recovery of any accrued but unpaid Excess Interest;

provided that, to the extent required under the REMIC Provisions, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Loan Documents) with respect to any partial release of a Mortgaged Property (including following a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Loan Combination, as applicable, exceeds 125%, or would exceed 125% following any partial release (based solely on the value of the real property and excluding personal property and going concern value, if any) must be collected and allocated to reduce the principal balance of the Mortgage Loan or the related Serviced Loan Combination in the manner permitted by the REMIC Provisions.

(e)          Collections by or on behalf of the Trust in respect of any REO Property (exclusive of amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of each Serviced Loan Combination, exclusive of any amounts payable to the holder(s) of the related Companion Loan(s) pursuant to the related Co-Lender Agreement) shall be deemed to be allocated for purposes of calculating distributions on the Certificates and (subject to any related Co-Lender Agreement and/or Outside Servicing Agreement) for purposes of otherwise collecting amounts due under the Mortgage Loan in the following order of priority:

(i)          as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related REO Mortgage Loan and interest at the Advance Rate on all Advances and, if applicable, unreimbursed and unpaid expenses of the Trust with respect to the related REO Mortgage Loan;

(ii)         as a recovery of any Nonrecoverable Advances with respect to the related REO Mortgage Loan and any interest on those Nonrecoverable Advances at the Advance Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of “Aggregate Principal Distribution Amount”);

(iii)        to the extent not previously so allocated pursuant to clause (i) or (ii) above, as a recovery of accrued and unpaid interest on the related REO Mortgage Loan (exclusive of Default Interest and Excess Interest) to the extent of the excess of (A) all unpaid interest (exclusive of Default Interest and Excess Interest) accrued on such REO Mortgage Loan at the applicable Mortgage Rate in effect from time to time through the end of the applicable Mortgage Loan interest accrual period, over (B) after taking into account any allocations pursuant to clause (v) below or clause (v) of Section 1.02(d) above on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (A) of this clause (iii) that either (1) was not advanced because of the reductions (if any) in the amount of related P&I Advances for the related REO Mortgage Loan that have theretofore occurred under Section 4.06(a) of this Agreement in connection with Appraisal Reduction Amounts or (2) accrued at the applicable Net Mortgage Rate on the portion of the Stated Principal Balance of such REO Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

(iv)        to the extent not previously so allocated pursuant to clause (i) or (ii) above, as a recovery of principal of the related REO Mortgage Loan to the extent of its entire unpaid principal balance;

(v)         as a recovery of accrued and unpaid interest on the related REO Mortgage Loan (exclusive of Default Interest and Excess Interest) to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such REO Mortgage Loan that have theretofore occurred under Section 4.06(a) of this Agreement in connection with related Appraisal Reduction Amounts, plus (B) any unpaid interest (exclusive of Default Interest and Excess Interest) that accrued at the applicable Net Mortgage Rate on the portion of the Stated Principal Balance of such REO Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent that collections have not theretofore been allocated as a recovery of such accrued and unpaid interest on earlier dates pursuant to this clause (v) or clause (v) of Section 1.02(d) above);

(vi)        as a recovery of any Yield Maintenance Charge then due and owing under the related REO Mortgage Loan;

(vii)       as a recovery of any late payment charges and Default Interest then due and owing under the related REO Mortgage Loan;

(viii)      as a recovery of any Assumption Fees, assumption application fees and Modification Fees then due and owing under the related REO Mortgage Loan;

(ix)        as a recovery of any other amounts then due and owing under the related REO Mortgage Loan other than, if applicable, accrued and unpaid Excess Interest (and, if both Consent Fees and Operating Advisor Consulting Fees are due

and owing, first, allocated to Consent Fees and, then, allocated to Operating Advisor Consulting Fees); and

(x)         in the case of an ARD Mortgage Loan after the related Anticipated Repayment Date, as a recovery of any accrued but unpaid Excess Interest.

(f)           The applications of amounts received in respect of any Mortgage Loan pursuant to paragraph (d) of this Section 1.02 shall be determined by the Master Servicer in accordance with the Servicing Standard. The applications of amounts received in respect of any Mortgage Loan or any REO Property pursuant to paragraph (e) of this Section 1.02 shall be determined by the Special Servicer (unless such Mortgage Loan is, or such REO Property relates to, an Outside Serviced Mortgage Loan, in which case such applications shall be determined by the Master Servicer) in accordance with the Servicing Standard.

(g)          All net present value calculations and determinations made hereunder with respect to the Mortgage Loans, the Serviced Companion Loans or a Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard”, and including, if and when applicable, with respect to an Outside Serviced Mortgage Loan or the related Mortgaged Property or any related REO Property) shall be made using the Calculation Rate.

(h)           For purposes of calculating Pass-Through Rates and distributions on, and allocations of applicable Realized Losses to, the Certificates, as well as for purposes of calculating the Servicing Fee, the Trustee/Certificate Administrator Fee, the Operating Advisor Fee and the Asset Representations Reviewer Ongoing Fee payable each month, each REO Property (including any REO Property with respect to an Outside Serviced Mortgage Loan held pursuant to an Outside Servicing Agreement) will be treated as if the related Mortgage Loan and any related Companion Loan(s) had remained outstanding and the related Loan Documents continued in full force and effect; and all references to “Mortgage Loan,” “Mortgage Loans” or “Mortgage Pool” (or any other capitalized terms of which such terms are a part) in this Agreement, when used in that context, will be deemed to also be references to or to also include, as the case may be, any related REO Mortgage Loan, and all references to “Companion Loan,” “Companion Loans,” “Trust Subordinate Companion Loan” or “Trust Subordinate Companion Loans” (or any other capitalized terms of which such terms are a part) in this Agreement, when used in that context, will be deemed to also be references to or to also include, as the case may be, any related REO Companion Loan. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan or Companion Loan, as applicable, including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan or Companion Loan, as applicable, including any portion of those amounts payable or reimbursable to the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator or the Trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursements to the Master Servicer or Special Servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the Master Servicer as if received on the predecessor Mortgage Loan or Companion Loan, as applicable.

Section 1.03 Certain Constructions. (a) For purposes of this Agreement, references to the most or next most subordinate Class of Non-Vertically Retained Pooled Regular Certificates outstanding at any time shall mean the most or next most subordinate Class of Non-Vertically Retained Pooled Regular Certificates then outstanding as among the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class X-B, Class X-D, Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR and Class J-RR Certificates; provided, however, that for purposes of determining the most subordinate Class of Non-Vertically Retained Pooled Regular Certificates, in the event that the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates are the only Classes of Non-Vertically Retained Pooled Principal Balance Certificates outstanding, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB and Class X-A Certificates together will be treated as the most subordinate Class of Non-Vertically Retained Pooled Regular Certificates. For purposes of this Agreement, each Class of Certificates (other than the Class S and Class R Certificates) shall be deemed to be outstanding only to the extent its respective Certificate Balance or Notional Amount has not been reduced to zero. For purposes of this Agreement, the Class R Certificates shall be deemed to be outstanding so long as the Trust REMICs have not been terminated pursuant to Section 9.01 of this Agreement.

(b)           For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(i)          the terms defined in this Agreement include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(ii)         references herein to “Articles”, “Sections”, “Subsections”, “Paragraphs” and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(iii)        a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(iv)        the words “herein”, “hereof”, “hereunder”, “hereto”, “hereby” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(v)         the terms “include” or “including” shall mean without limitation by reason of enumeration.

Article II

CONVEYANCE OF MORTGAGE LOANS AND TRUST SUBORDINATE COMPANION LOANS; ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01 Conveyance of Mortgage Loans and Trust Subordinate Companion Loans.

(a)          The Depositor, concurrently with the execution and delivery hereof, does hereby establish a trust to be designated as Benchmark 2019-B12 Mortgage Trust, appoint the Trustee to serve as trustee of such trust and assign, sell, transfer, set over and otherwise convey to the Trustee (as holder of the Lower-Tier Regular Interests, the Woodlands Mall Regular Interests and the Centre Regular Interests) in trust without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in, to and under (i) the Mortgage Loans identified on the Mortgage Loan Schedule, (ii) Sections 2, 3, 4, 5 (other than Section 5(e), 5(f), 5(g), 5(h) (insofar as it relates to the delivery of the subject certification to the Depositor) and 5(m) (insofar as the indemnity relates to the failure in clause (ii) of such section 5(m)), 6 (other than Sections 6(i), 6(j) and 6(k)) and (to the extent related to the foregoing) 7, 11, 12, 13, 14, 16, 17, 18 and 23 of each Mortgage Loan Purchase Agreement, (iii) each Co-Lender Agreement, if any, (iv) each Trust Subordinate Companion Loan and (v) all Escrow Accounts, Lock-Box Accounts and all other assets included or to be included in the Trust Fund for the benefit of the Certificateholders. Such assignment includes all interest and principal received or receivable on or with respect to the Mortgage Loans and the Trust Subordinate Companion Loans (other than payments of principal and interest and other amounts due and payable on the Mortgage Loans and the Trust Subordinate Companion Loans on or before the Cut-Off Date and excluding any Retained Defeasance Rights and Obligations with respect to the Mortgage Loans and the Trust Subordinate Companion Loans). Such assignment of any Outside Serviced Mortgage Loan is further subject to the terms and conditions of the applicable Outside Servicing Agreement and the related Co-Lender Agreement. The transfer of the Mortgage Loans, the Trust Subordinate Companion Loans and the related rights and property accomplished hereby is absolute and, notwithstanding Section 12.08 of this Agreement, is intended by the parties to constitute a sale.

(b)          In connection with the Depositor’s assignment pursuant to Section 2.01(a) of this Agreement, the Depositor shall direct each Mortgage Loan Seller (pursuant to the related Mortgage Loan Purchase Agreement) to deliver to and deposit with (or to cause to be delivered to and deposited with) the Custodian (on behalf of the Trustee), on or before the Closing Date, the Mortgage File for each Mortgage Loan and Trust Subordinate Companion Loan, with copies (other than with respect to an Outside Serviced Mortgage Loan) to be delivered, within five (5) Business Days after the Closing Date, to the Master Servicer. Notwithstanding anything to the contrary contained herein, (A) with respect to an Outside Serviced Mortgage Loan as of the Closing Date, the preceding document delivery requirements shall be deemed satisfied by the delivery by the applicable Mortgage Loan Seller to the Custodian (on behalf of the Trustee) of (i) with respect to the documents and/or instruments referred to in clause (1) of the definition of “Mortgage File”, executed originals of the related documents, and (ii) with respect to the documents and/or instruments referred to in clauses (2) through (20) of the definition of “Mortgage File”, a copy of such documents (with the actual such documents to be delivered to the applicable Outside Custodian under the applicable Outside Servicing Agreement) and (B) with respect to a Servicing Shift Mortgage Loan, the related Mortgage File delivered to and deposited with the Custodian (on behalf of the Trustee) as contemplated by the first sentence of this Section 2.01(b) shall, on or after the related Servicing Shift Date, be transferred to the Outside Custodian related to the securitization of the related Pari Passu Companion Loan evidenced by the related Servicing Shift Lead Note in accordance with the second paragraph of Section 2.01(c) and with the expectation that the assignments referred to in clauses (4), (5) and (14) of the definition of “Mortgage File” (to the extent that recordation of such item would have otherwise been required) will be recorded in the name of the trustee for that securitization. None of the Certificate Administrator, the Trustee, the Custodian, the Master Servicer or the Special Servicer shall be liable for any failure by any Mortgage Loan Seller or the Depositor to comply with the document delivery requirements of the related Mortgage Loan Purchase Agreement and this Section 2.01(b). Notwithstanding anything herein to the contrary, with respect to letters of credit (exclusive of those relating to an Outside Serviced Mortgage Loan), the applicable Mortgage Loan Seller shall deliver, on or before the Closing Date, to the Master Servicer and the Master Servicer shall hold the original (or copy, if such original has been submitted by the applicable Mortgage Loan Seller to the issuing bank to effect an assignment or amendment of such letter of credit (changing the beneficiary thereof to the Trustee (in care of the Master Servicer) for the benefit of Certificateholders and, if applicable, the related Serviced Companion Loan Holder, to the extent required in order for the Master Servicer to draw on such letter of credit on behalf of the Trustee for the benefit of Certificateholders and, if applicable, the related Serviced Companion Loan Holder in accordance with the applicable terms thereof and/or of the related Loan Documents)) and the applicable Mortgage Loan Seller shall be deemed to have satisfied any delivery requirements of the related Mortgage Loan Purchase Agreement and this Section 2.01(b) by delivering, on or before the Closing Date, with respect to any letter(s) of credit a copy thereof to the Custodian together with an Officer’s Certificate of the applicable Mortgage Loan Seller certifying that such document has been delivered to the Master Servicer or an Officer’s Certificate from the Master Servicer certifying that it holds the letter(s) of credit pursuant to this Section 2.01(b). If a letter of credit referred to in the previous sentence is not in a form that would allow the Master Servicer to draw on such letter of credit on behalf of the Trustee for the benefit of Certificateholders and, if applicable, the related Serviced Companion Loan Holder(s) in accordance with the applicable terms thereof and/or of the related Loan Documents, the applicable Mortgage Loan Seller shall deliver the appropriate assignment or amendment documents (or copies of such assignment or amendment documents if the related Mortgage Loan Seller has submitted the originals to the related issuer of such letter of credit for processing) to the Master Servicer within 90 days of the Closing Date; provided that with respect to a Servicing Shift Mortgage Loan, no such assignments shall be made until the earlier of (i) the related Servicing Shift Date, in which case such assignments shall be made in accordance with the related Servicing Shift Mortgage Loan Pooling and Servicing Agreement, and (ii) the earlier of (A) 180 days after the Closing Date and (B) such time as any such letter of credit is required to be drawn upon by the Master Servicer, in which case such assignments shall be made in favor of the Trustee for the benefit of the Certificateholders and for the benefit of the holder(s) of the related Companion Loan(s), until the occurrence of the related Servicing Shift Date. Contemporaneous with the securitization of the related Pari Passu Companion Loan evidenced by the related Servicing Shift Lead Note, any such letter of credit shall be assigned to the related Outside Servicer or related Outside Trustee, as applicable, as provided in the related Servicing Shift Mortgage Loan Pooling and Servicing Agreement. The applicable Mortgage Loan Seller shall pay any costs of assignment or amendment of such letter(s) of credit required in order for the Master Servicer to draw on such letter(s) of credit on behalf of the Trustee for the benefit of Certificateholders and, if applicable, the related Serviced Companion Loan Holder, and shall cooperate with the reasonable requests of the Master Servicer or the Special Servicer, as applicable, in connection with effectuating a draw under any such letter of credit prior to the date such letter of credit is assigned or amended in order that it may be drawn by the Master Servicer on behalf of the Trustee for the benefit of Certificateholders and, if applicable, the related Serviced Companion Loan Holder.

With respect to any Serviced Mortgage Loan secured by a Mortgaged Property that is subject to a franchise agreement with a related comfort letter in favor of the related Mortgage Loan Seller that requires notice to or request of the related franchisor to transfer or assign any such related comfort letter to the Trustee for the benefit of the Certificateholders (and, if applicable, the related Serviced Companion Loan Holder(s)) or have a new comfort letter (or any such new document or acknowledgement as may be contemplated under the existing comfort letter) issued in the name of the Trustee for the benefit of the Certificateholders (and, if applicable, the related Serviced Companion Loan Holder(s)), the related Mortgage Loan Seller or its designee shall, within 45 days of the Closing Date (or any shorter period if required by the applicable comfort letter), provide any such required notice or make any such required request to the related franchisor for the transfer or assignment of such comfort letter or issuance of a new comfort letter (or any such new document or acknowledgement as may be contemplated under the existing comfort letter), with a copy of such notice or request to the Custodian (who shall include such document in the related Mortgage File), the Special Servicer and the Master Servicer, and the Master Servicer shall use reasonable efforts in accordance with the Servicing Standard to acquire such replacement comfort letter, if necessary (or to acquire any such new document or acknowledgement as may be contemplated under the existing comfort letter), and the Master Servicer shall, as soon as reasonably practicable following receipt thereof, deliver the original of such replacement comfort letter, new document or acknowledgement, as applicable, to the Custodian for inclusion in the Mortgage File.

After the Depositor’s transfer of the Mortgage Loans and the Trust Subordinate Companion Loans to the Trustee pursuant to this Section 2.01(b), the Depositor shall not take any action inconsistent with the Trust’s ownership of the Mortgage Loans and the Trust Subordinate Companion Loans.

(c)          The Depositor hereby represents and warrants that each Mortgage Loan Seller has covenanted in the applicable Mortgage Loan Purchase Agreement that it shall record and file, or cause a third party on its behalf to record and file, at the related Mortgage Loan Seller’s expense, in the appropriate public recording office for real property records or UCC financing statements, as appropriate, each related assignment of Mortgage and assignment of Assignment of Leases referred to in clause (4) of the definition of “Mortgage File” and each related UCC-3 assignment referred to in clause (15) of the definition of “Mortgage File”, in each case in favor of the Trustee. This subsection (c) shall not apply to any Outside Serviced Mortgage Loan because the documents referred to herein have been assigned to the related Outside Trustee. Notwithstanding the foregoing, with respect to a Servicing Shift Mortgage Loan: (A) the instruments of assignment referred to in clauses (4), (5) and (14) in the definition of “Mortgage File” may be in blank and need not be recorded pursuant to this Agreement (to the extent recordation would have otherwise been required) until the earliest of (i) the related Servicing Shift Date, in which case such instruments shall be completed and, if applicable, recorded in accordance with the related Servicing Shift Mortgage Loan Pooling and Servicing Agreement, and the related Mortgage Loan Seller shall deliver or cause the delivery of photocopies of any such instruments of assignment so completed and recorded to the Custodian, (ii) such Servicing Shift Mortgage Loan becomes a Specially Serviced Mortgage Loan prior to the related Servicing Shift Date, in which case such assignments shall be completed and, if applicable, recorded in accordance with this Agreement upon such occurrence, and (iii) the expiration of 180 days following the Closing Date, in which case assignments shall be completed and, if applicable, recordations shall be effected in accordance with this Agreement upon such occurrence; and (B) on or promptly following the related Servicing Shift Date and upon the transfer of servicing of the related Servicing Shift Mortgage Loan to the related Outside Servicing Agreement in accordance with the related Co-Lender Agreement, the Custodian shall deliver the originals of all documents constituting the related Mortgage File and any other related Loan Documents (if not a part of the related Mortgage File) in its possession (other than the documents described in clause (1) of the definition of “Mortgage File”) to the related Outside Trustee or the Outside Custodian; provided that, prior to the delivery of any such original documents to the related Outside Trustee or Outside Custodian, the Custodian shall make and retain photocopies of any and all documents so delivered to the related Outside Trustee or the Outside Custodian; and provided, further, that, to the extent any instruments of assignment that are part of the Mortgage File have been recorded or filed pursuant to this Agreement prior to the related Servicing Shift Date, the Trustee shall execute and deliver assignments to the Outside Trustee.

The Depositor hereby represents and warrants that the applicable Mortgage Loan Seller has covenanted in the related Mortgage Loan Purchase Agreement as to each Mortgage Loan (exclusive of any Outside Serviced Mortgage Loan) and each Trust Subordinate Companion Loan, that if it cannot deliver or cause to be delivered the documents and/or instruments referred to in clauses (2), (3) and (6) (if recorded) and (15) of the definition of “Mortgage File” solely because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, as applicable, a copy of the original certified by the applicable Mortgage Loan Seller or the title agent to be a true and complete copy of the original thereof submitted for recording, shall be forwarded to the Custodian. Each assignment referred to in the prior paragraph that is recorded and the file copy of each UCC-3 assignment referred to in the previous paragraph shall reflect that it should be returned by the public recording or filing office to the Custodian or its agent following recording (or, alternatively, to the applicable Mortgage Loan Seller or its designee, in which case the applicable Mortgage Loan Seller shall deliver or cause the delivery of the recorded/filed original to the Custodian promptly following receipt); provided that, in those instances where the public recording office retains the original assignment of Mortgage or assignment of Assignment of Leases, the applicable Mortgage Loan Seller or its designee shall obtain and provide to the Custodian a certified copy of the recorded original. On a monthly basis, at the expense of the applicable Mortgage Loan Seller, the Custodian shall forward to the Master Servicer a copy of each of the aforementioned assignments following the Custodian’s receipt thereof.

If the Custodian has received written notice that any of the aforementioned assignments is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, then the Custodian shall direct the applicable Mortgage Loan Seller (pursuant to the Mortgage Loan Purchase Agreement) promptly to prepare or cause the preparation of a substitute therefor or cure such defect or cause such defect to be cured, as the case may be, and to record or file, or with respect to any assignments that a third party on the Mortgage Loan Seller’s behalf has agreed to record or file as described above, to deliver to such third party the substitute or corrected document.

(d)           In connection with the Depositor’s assignment pursuant to Section 2.01(a) of this Agreement, except with respect to any Outside Serviced Mortgage Loan, the Depositor shall direct the applicable Mortgage Loan Seller (pursuant to the related Mortgage Loan Purchase Agreement) to deliver to and deposit with (or cause to be delivered to and deposited with) the Master Servicer within five (5) Business Days after the Closing Date: (i) a copy of the Mortgage File; (ii) all documents and records not otherwise required to be contained in the Mortgage File that (A) relate to the origination and/or servicing and administration of the Mortgage Loans, the Trust Subordinate Companion Loans and any other related Serviced Companion Loan(s), (B) are reasonably necessary for the ongoing administration and/or servicing of the Mortgage Loans (including any asset summaries related to the Mortgage Loans that were delivered to the Rating Agencies in connection with the rating of the Certificates), the Trust Subordinate Companion Loans or any other related Serviced Companion Loans or for evidencing or enforcing any of the rights of the holder of the Mortgage Loans, the Trust Subordinate Companion Loans or any other related Serviced Companion Loans or holders of interests therein, and (C) are in possession or under control of the applicable Mortgage Loan Seller; and (iii) all unapplied Escrow Payments and reserve funds in the possession or under control of the applicable Mortgage Loan Seller that relate to such Mortgage Loans, the Trust Subordinate Companion Loans and any other related Serviced Companion Loans, together with a statement indicating which Escrow Payments and reserve funds are allocable to each Mortgage Loan, Trust Subordinate Companion Loan or any other related Serviced Companion Loan; provided that the applicable Mortgage Loan Seller shall not be required to deliver any draft documents, privileged or other related Mortgage Loan Seller communications, credit underwriting, due diligence analyses or data, or internal worksheets, memoranda, communications or evaluations. The Master Servicer shall hold all such documents, records and funds on behalf of the Trustee in trust for the benefit of the Certificateholders (and, insofar as they also relate to a Serviced Companion Loan held outside the Trust, on behalf of and for the benefit of the applicable Serviced Companion Loan Holder). Notwithstanding anything to the contrary, the foregoing provisions of this Section 2.01(d) shall not apply to the Outside Serviced Mortgage Loans. In addition, each Mortgage Loan Seller is required, pursuant to the related Mortgage Loan Purchase

Agreement, to provide to the Master Servicer the initial data with respect to its Mortgage Loans and, in the case of each of CREFI and GACC, its Trust Subordinate Companion Loan for the CREFC® Financial File and the CREFC® Loan Periodic Update File that are required to be prepared by the Master Servicer pursuant to this Agreement.

(e)           In connection with the Depositor’s assignment pursuant to subsection (a) above, the Depositor shall deliver, and hereby represents and warrants that it has delivered, to the Custodian and the Master Servicer, on or before the Closing Date, a fully executed original counterpart of each Mortgage Loan Purchase Agreement, as in full force and effect, without amendment or modification, on the Closing Date.

(f)           With respect to a Serviced Loan Combination, the Custodian shall also hold the related Mortgage File for the use and benefit of the related Serviced Companion Loan Holder(s).

(g)           The parties to this Agreement acknowledge and agree, with respect to the Outside Serviced Mortgage Loans, that the Trust assumes the obligations and rights of the holder of each Outside Serviced Mortgage Loan under the respective Co-Lender Agreement and/or Outside Servicing Agreement.

(h)           It is not intended that this Agreement create a partnership or a joint-stock association.

(i)            The parties to this Agreement acknowledge that each Mortgage Loan Purchase Agreement provides that: (1) within sixty (60) days after the Closing Date, the related Mortgage Loan Seller is required to deliver or cause to be delivered the Diligence File for each of its Mortgage Loans to the Depositor by uploading such Diligence Files to the Designated Site; and (2) promptly upon completion of such delivery of the Diligence Files (but in no event later than sixty (60) days after the Closing Date), the applicable Mortgage Loan Seller is required to provide to the Depositor (with a copy (which may be sent by email if and to the extent provided for in Section 12.04 of this Agreement) to each of the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Custodian, the Controlling Class Representative, the Asset Representations Reviewer and the Operating Advisor) an officer’s certificate signed by such Mortgage Loan Seller certifying that the electronic copies of the documents uploaded to the Designated Site constitute all documents required under the definition of “Diligence File” and such Diligence Files are organized and categorized in accordance with the electronic file structure reasonably requested by the Depositor (the “Diligence File Certification”).The Depositor shall have no responsibility for determining whether any Diligence Files delivered to it are complete and shall have no liability to the Trust or the Certificateholders for the failure of any Mortgage Loan Seller to deliver a Diligence File (or a complete Diligence File) to the Depositor.

(j)          Within one (1) Business Day after the Closing Date, the Depositor shall deliver to the Master Servicer the Initial Schedule AL File and the Initial Schedule AL Additional File in XML Format and Excel format at the following email address: NoticeAdmin@midlandls.com.

(k)           The parties to this Agreement acknowledge that each Mortgage Loan Purchase Agreement provides that, contemporaneously with the execution of such Mortgage Loan Purchase Agreement by the Depositor and the related Mortgage Loan Seller, the related Mortgage Loan Seller is required to deliver to the Special Servicer a power of attorney (substantially in the form of Exhibit G to such Mortgage Loan Purchase Agreement) that permits the Special Servicer to take such other action as is necessary to effect the delivery, assignment and/or recordation of any documents and/or instruments relating to any related Mortgage Loan or, if applicable, Trust Subordinate Companion Loan which have not been delivered, assigned or recorded at the time required for enforcement actions by the Special Servicer on behalf of the Trust Fund.

Section 2.02 Acceptance by the Trustee, the Custodian and the Certificate Administrator.

(a)           The Trustee, by its execution and delivery of this Agreement, hereby accepts receipt, directly or through the Custodian on its behalf, of (i) the Mortgage Loans, the Trust Subordinate Companion Loans and all documents delivered to it that constitute portions of the related Mortgage Files and (ii) all other assets delivered to it and included in the Trust Fund, in good faith and without notice of any adverse claim, and declares that it or the Custodian on its behalf holds and will hold such documents and any other documents subsequently received by it that constitute portions of the Mortgage Files, and that the Custodian on behalf of the Trustee holds and will hold the Mortgage Loans, the Trust Subordinate Companion Loans and such other assets, together with any other assets subsequently delivered to it that are to be included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders and, if applicable, the Serviced Companion Loan Holders pursuant to Section 2.01(f) of this Agreement. With respect to each Serviced Loan Combination, the Custodian shall also hold the portion of such Mortgage File that relates to any Serviced Companion Loan in such Loan Combination that is held outside the Trust in trust for the use and benefit of the related Serviced Companion Loan Holder. In connection with the foregoing, the Certificate Administrator, as the initial Custodian, hereby certifies to each of the other parties hereto, the applicable Mortgage Loan Seller, each Underwriter and each Initial Purchaser that, as to each Mortgage Loan and Trust Subordinate Companion Loan, (i) all documents specified in clause (1) of the definition of “Mortgage File” are in its possession, and (ii) the original Note (or, if accompanied by a lost note affidavit, the copy of such Note) received by it with respect to such Mortgage Loan or Trust Subordinate Companion Loan has been reviewed by it and (A) appears regular on its face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Mortgagor), (B) appears to have been executed (where appropriate) and (C) purports to relate to such Mortgage Loan or Trust Subordinate Companion Loan, as applicable.

(b)           On or about the 60th day following the Closing Date (and, if any exceptions are noted, again on or about the 90th day following the Closing Date and monthly thereafter until the earliest of (i) the second anniversary of the Closing Date, (ii) the day on which all exceptions have been removed and (iii) the day on which the applicable Mortgage Loan Seller has repurchased or substituted for the last affected Trust Loan), the Custodian shall review the documents delivered to it with respect to each Trust Loan, and the Custodian shall, subject to Sections 2.01(c), 2.02(c) and 2.02(d) of this Agreement and the terms of the respective Mortgage Loan Purchase Agreements, certify in writing (substantially in the form of Exhibit N to this Agreement) to each of the other parties hereto, the applicable Mortgage Loan Seller, each Underwriter and each Initial Purchaser (and upon request, in the case of a Serviced Loan Combination that is held outside the Trust, to the related Serviced Companion Loan Holder) that, as to each Mortgage Loan and Trust Subordinate Companion Loan then subject to this Agreement (except as specifically identified in any exception report annexed to such certification, which exception report shall also be available in electronic format (including Excel-compatible format) upon request): (i) all documents specified in clauses (1), (2), (3), (4) (other than with respect to an Outside Serviced Mortgage Loan), (5), (6) (provided that the Custodian has been notified of any related modification), (7), (15) and (20) (for each Mortgage Loan that is part of a Loan Combination and each Trust Subordinate Companion Loan) of the definition of “Mortgage File” are in its possession; (ii) the recordation/filing contemplated by Section 2.01(c) of this Agreement has been completed (based solely on receipt by the Custodian (whether that is the Certificate Administrator or any other Custodian appointed by it) of the particular recorded/filed documents); (iii) all documents received by the Custodian with respect to such Mortgage Loan or Trust Subordinate Companion Loan have been reviewed by the Custodian and (A) appear regular on their face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Mortgagor), (B) appear to have been executed (where appropriate) and (C) purport to relate to such Mortgage Loan or Trust Subordinate Companion Loan; and (iv) based on the examinations referred to in Section 2.02(a) of this Agreement and this Section 2.02(b) and only as to the foregoing documents (together with any Loan Agreement that has been delivered by the related Mortgage Loan Seller), the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (iv) and (v)(B) of the definition of “Mortgage Loan Schedule” accurately reflects the information set forth in the Mortgage File. With respect to the items listed in clauses (2), (3), (4) and (6) of the definition of “Mortgage File” if the original of such document is not in the Custodian’s possession because it has not been returned from the applicable recording office, then the Custodian’s certification prepared pursuant to this Section 2.02(b) should indicate the absence of such original. In addition, as it relates to the Outside Serviced Mortgage Loans, with respect to the items listed in clauses (1), (2), (3), (4), (5), (6), (7), (15) and (20) of the definition of “Mortgage File”, the Custodian’s certification prepared pursuant to this Section 2.02(b) should indicate the absence of such document: (i) in the case of the item listed in clause (1) of the definition of “Mortgage File”, unless the Custodian is in possession of the original of such document; and (ii) in the case of the items listed in clauses (2), (3), (4), (5), (6), (7), (15) and (20) of the definition of “Mortgage File”, unless the Custodian is in possession of a copy of such document. If the Custodian’s obligation to deliver the certifications contemplated in this subsection terminates because two years have elapsed since the Closing Date, the Certificate Administrator shall deliver (or cause any other Custodian appointed by it to deliver) a comparable certification to any party hereto, the Serviced Companion Loan Holder and any Underwriter and any Initial Purchaser on request.

(c)           It is acknowledged that none of the Trustee, the Master Servicer, the Special Servicer, the Certificate Administrator or the Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Trust Loans delivered to it to determine that the same are valid, legal, effective, genuine, binding, enforceable, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face. Furthermore, none of the Trustee, the Master Servicer, the Special Servicer, the Certificate Administrator or the Custodian shall have any responsibility for determining whether the text of any assignment or endorsement is in proper or recordable form, whether the requisite recording of any document is in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction.

(d)           The parties hereto hereby agree that the scope of the Custodian’s review of the Mortgage Files is limited solely to confirming that the documents specified in clauses (1), (2), (3), (4) (other than with respect to an Outside Serviced Mortgage Loan), (5), (6) (provided that the Custodian has been notified of any related modification), (7), (15) and (20) (for each Mortgage Loan that is part of a Loan Combination and each Trust Subordinate Companion Loan) of the definition of “Mortgage File” have been received, appear regular on their face and such additional information as will be necessary for delivering the certifications required by Sections 2.02(a) and 2.02(b) of this Agreement, and such review is in no way intended to, nor shall it be used to, verify the content of any collateral descriptions included in any data tapes and shall not otherwise directly or indirectly be reflected in any offering document. Any review of the Mortgage Files by the Custodian and any certification with respect thereto is not intended to, and shall not be deemed by the parties to this Agreement to, constitute “due diligence services” or a “third party due diligence report” as such terms are defined in Rule 17g-10 and 15Ga-2, respectively, under the Exchange Act. Any recipient of the Custodian’s certification or a copy thereof by its receipt thereof is deemed to agree, and each party to this Agreement hereby agrees, that it shall not share such certification with any NRSRO or any party not addressed on such certification. Notwithstanding the foregoing, nothing in this Section 2.02(d) shall relieve any party to this Agreement from its obligation to deliver information to the Rating Agencies as required under and in accordance with the terms of this Agreement.

(e)           If, after the Closing Date, the Depositor comes into possession of any documents or records that constitute part of the Mortgage File or Servicing File for any Trust Loan, the Depositor shall promptly deliver such document to the Custodian with a copy to the Master Servicer (if it constitutes part of the Servicing File).

Section 2.03 Mortgage Loan Sellers’ Repurchase, Substitution or Cures of Trust Loans for Document Defects in Mortgage Files and Breaches of Representations and Warranties.

(a)           If (i) any party hereto (other than the Asset Representations Reviewer) (A) discovers or receives notice alleging that any document constituting a part of a Mortgage File has not been properly executed, is missing, contains information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule, or does not appear to be regular on its face (each, a “Document Defect”) or (B) discovers or receives notice alleging a breach of any representation or warranty of the applicable Mortgage Loan Seller made pursuant to Section 6(c) of the related Mortgage Loan Purchase Agreement with respect to any Trust Loan (a “Breach”)

or (ii) the Special Servicer or the Depositor receives a Repurchase Request, then such Person shall give prompt written notice thereof to the applicable Mortgage Loan Seller, the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event), the other parties hereto, any related Serviced Companion Loan Holder (if applicable) and, for posting to the Rule 17g-5 Information Provider’s Website pursuant to Section 12.13 of this Agreement, the Rule 17g-5 Information Provider (to the extent notice has not previously been delivered to such Persons pursuant to this sentence). If any such Document Defect or Breach materially and adversely affects, or any such Document Defect is deemed in accordance with Section 2.03(b) of this Agreement to materially and adversely affect, the value of the related Mortgage Loan or Trust Subordinate Companion Loan, the value of the related Mortgaged Property (or any related REO Property) or the interests of the Trustee or any Certificateholder in the related Mortgage Loan or Trust Subordinate Companion Loan or the related Mortgaged Property (or any related REO Property) or causes any Mortgage Loan or Trust Subordinate Companion Loan to fail to be a Qualified Mortgage, then such Document Defect shall, subject to Section 2.03(b), constitute a “Material Document Defect” or such Breach shall constitute a “Material Breach”, as the case may be. The Enforcing Servicer shall determine, with respect to any affected Mortgage Loan (including any successor REO Mortgage Loan with respect thereto) or Trust Subordinate Companion Loan (including any successor REO Companion Loan with respect thereto), whether a Document Defect is a Material Document Defect or a Breach is a Material Breach. If such Document Defect or Breach has been determined to be a Material Defect, then the Enforcing Servicer shall give prompt written notice to the other parties hereto, the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event), and the applicable Mortgage Loan Seller (a) notifying such parties of the existence of such Material Defect and (b) demanding that the applicable Mortgage Loan Seller, not later than 90 days from the earlier of the applicable Mortgage Loan Seller’s (x) discovery of, and (y) receipt of notice of, and receipt of a demand to take action with respect to, such Material Defect (or, in the case of a Material Defect relating to a Trust Loan not being a Qualified Mortgage, not later than 90 days from any party discovering such Material Defect), cure the same in all material respects (which cure shall include payment of losses and any Additional Trust Fund Expenses associated therewith (including, if applicable, the amount of any fees of the Asset Representations Reviewer payable pursuant to the related Mortgage Loan Purchase Agreement attributable to the Asset Review of such Mortgage Loan)) or, if such Material Defect cannot be cured within such 90 day period, either (before the end of such 90-day period) (i) repurchase the affected Trust Loan or any related REO Property (or the Trust’s interest therein with respect to any Outside Serviced Mortgage Loan) at the applicable Purchase Price by wire transfer of immediately available funds to the Collection Account or (ii) solely in the case of an affected Mortgage Loan, substitute a Qualified Substitute Mortgage Loan for such affected Mortgage Loan (provided that in no event shall any such substitution occur on or after the second anniversary of the Closing Date and in no event shall any substitution be effected with respect to a Trust Subordinate Companion Loan) and pay the Master Servicer for deposit into the Collection Account, any Substitution Shortfall Amount in connection therewith, all in conformity with the applicable Mortgage Loan Purchase Agreement and this Agreement; provided, however, that CREFI may not repurchase The Centre Trust Subordinate Companion Loan without repurchasing the related Mortgage Loan (so long as there is a Material Defect with respect to each such loan) and GACC may not repurchase the Woodlands Mall Trust Subordinate Companion Loan without repurchasing the related Mortgage Loan (so long as there is a Material Defect with respect to each such loan); provided, further, that if (i) such Material Defect is capable of being cured but not within such 90 day period, (ii) such Material Defect is not related to any Mortgage Loan or Trust Subordinate Companion Loan not being a Qualified Mortgage and (iii) the applicable Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Material Defect within such 90 day period, then such Mortgage Loan Seller shall have an additional 90 days to complete such cure or, in the event of a failure to so cure, to complete such repurchase or substitution (it being understood and agreed that, in connection with such Mortgage Loan Seller’s receiving such additional 90 day period, such Mortgage Loan Seller shall deliver an Officer’s Certificate to the Trustee, the Master Servicer, the Special Servicer and the Certificate Administrator setting forth the reasons such Material Defect is not capable of being cured within the initial 90 day period and what actions such Mortgage Loan Seller is pursuing in connection with the cure thereof and stating that such Mortgage Loan Seller anticipates that such Material Defect will be cured within such additional 90 day period); and provided, further, that, if any such Material Defect is still not cured after the initial 90 day period and any such additional 90 day period solely due to the failure of such Mortgage Loan Seller to have received the recorded document, then such Mortgage Loan Seller shall be entitled to continue to defer its cure, repurchase and/or substitution obligations in respect of such Material Defect so long as such Mortgage Loan Seller certifies to the Trustee, the Master Servicer, the Special Servicer and the Certificate Administrator every 30 days thereafter that the Material Defect is still in effect solely because of its failure to have received the recorded document and that such Mortgage Loan Seller is diligently pursuing the cure of such defect (specifying the actions being taken), except that no such deferral of cure, repurchase or substitution may continue beyond the date that is 18 months following the Closing Date. If the affected Mortgage Loan or Trust Subordinate Companion Loan is to be repurchased, the Master Servicer shall designate the Collection Account as the account to which funds in the amount of the Purchase Price are to be wired. If the affected Mortgage Loan is to be substituted for, the Master Servicer shall designate the Collection Account as the account to which funds in the amount of the Substitution Shortfall Amount are to be wired. Any such repurchase or substitution of a Mortgage Loan shall be on a whole loan, servicing released basis. Monthly Payments due with respect to each Qualified Substitute Mortgage Loan (if any) after the related Due Date in the month of substitution, and Monthly Payments due with respect to each Mortgage Loan or Trust Subordinate Companion Loan being repurchased or replaced after the related Cut-Off Date and received by the Master Servicer or the Special Servicer on behalf of the Trust on or prior to the related date of repurchase or substitution, shall be part of the Trust Fund. Monthly Payments due with respect to each Qualified Substitute Mortgage Loan (if any) on or prior to the related Due Date in the month of substitution, and Monthly Payments due with respect to each Mortgage Loan or Trust Subordinate Companion Loan being repurchased or replaced and received by the Master Servicer or the Special Servicer on behalf of the Trust after the related date of repurchase or substitution, shall not be part of the Trust Fund and are to be remitted by the Master Servicer to the Mortgage Loan Seller effecting the related repurchase or substitution promptly following receipt. From and after the date of substitution, each Qualified

Substitute Mortgage Loan, if any, that has been substituted shall be deemed to constitute a “Mortgage Loan” hereunder for all purposes. No mortgage loan may be substituted for a Defective Mortgage Loan as contemplated by this Section 2.03(a) if the Mortgage Loan to be replaced was itself a Qualified Substitute Mortgage Loan that had replaced a prior Mortgage Loan, in which case, absent a cure (including by the making of a Loss of Value Payment pursuant to the following paragraph) of the relevant Material Defect, the affected Mortgage Loan will be required to be repurchased.

Notwithstanding the foregoing provisions of this Section 2.03(a), in lieu of the related Mortgage Loan Seller performing its obligations with respect to any Material Defect as set forth in the preceding paragraph, to the extent that such Mortgage Loan Seller and the Enforcing Servicer (in the case of a Mortgage Loan, subject to the consent of the Controlling Class Representative if and for so long as no Control Termination Event has occurred and is continuing and other than with respect to a Mortgage Loan as to which it is a Borrower Party and, in the case a Trust Subordinate Companion Loan, subject to the consent of the applicable Loan-Specific Controlling Class Representative if and for so long as it is the applicable Directing Holder), are able to agree upon a cash payment payable by such Mortgage Loan Seller to the Trust that would be deemed sufficient to compensate the Trust for such Material Defect (a “Loss of Value Payment”), such Mortgage Loan Seller may elect, in its sole discretion, to pay such Loss of Value Payment to the Trust, and the amount of such Loss of Value Payment shall be deposited into the Loss of Value Reserve Fund to be applied in accordance with Section 3.06(c) of this Agreement; provided that a Material Defect as a result of a Trust Loan not constituting a Qualified Mortgage may not be cured by a Loss of Value Payment. If the Enforcing Servicer is the Special Servicer, then in connection with the Special Servicer’s reaching an agreement with a Mortgage Loan Seller as to a Loss of Value Payment, the Master Servicer shall, upon the Special Servicer’s request, promptly provide the Special Servicer with a copy of the Servicing File for such Trust Loan and any other information relating to such Trust Loan and reasonably requested by the Special Servicer. Any agreement by the Special Servicer with a Mortgage Loan Seller as to any Loss of Value Payment with respect to a Specially Serviced Loan shall be subject to the consent of the Controlling Class Representative (so long as no Control Termination Event has occurred and is continuing and other than with respect to an Excluded Mortgage Loan). The Loss of Value Payment shall include the portion of any Liquidation Fees payable to the Special Servicer in respect of such Loss of Value Payment and, in the case of a Mortgage Loan, the portion of fees of the Asset Representations Reviewer attributable to any Asset Review of such Mortgage Loan. Upon its making a Loss of Value Payment, the related Mortgage Loan Seller shall be deemed to have cured the subject Material Defect in all respects. Provided that such Loss of Value Payment is made, this paragraph describes the sole remedy available to the Certificateholders or the Trust regarding any such Material Defect in respect of which such Loss of Value Payment is accepted, and the related Mortgage Loan Seller shall not be obligated to repurchase or replace the affected Mortgage Loan or Trust Subordinate Companion Loan or otherwise cure such Material Defect. This paragraph is intended to apply only to a mutual agreement or settlement between the applicable Mortgage Loan Seller and the Enforcing Servicer, provided that, prior to any such agreement or settlement, nothing in this paragraph shall preclude the Mortgage Loan Seller or the Enforcing Servicer, as applicable, from exercising any of its rights related to a Material Defect in the manner and within the time frames set forth in the related Mortgage Loan Purchase Agreement or this Section 2.03 (excluding this paragraph) (including any right to cure, repurchase or substitute for such Mortgage Loan or Trust Subordinate Companion Loan).

If (x) a Mortgage Loan is to be repurchased or replaced as described above (a “Defective Mortgage Loan”), (y) such Defective Mortgage Loan is part of a Cross-Collateralized Group and (z) the applicable Document Defect or Breach does not constitute a Material Defect as to the other Mortgage Loan(s) that are a part of such Cross-Collateralized Group (the “Other Crossed Loans”) (without regard to this paragraph), then the applicable Document Defect or Breach (as the case may be) shall be deemed to constitute a Material Defect as to each such Other Crossed Loan for purposes of the above provisions, and the related Mortgage Loan Seller shall be obligated to repurchase or replace each such Other Crossed Loan in accordance with the provisions above unless, in the case of such Breach or Document Defect, as applicable:

(A)          the related Mortgage Loan Seller (at its expense) delivers or causes to be delivered to the Trustee, the Master Servicer and the Special Servicer an Opinion of Counsel to the effect that such Mortgage Loan Seller’s repurchase or replacement of only the Mortgage Loan(s) as to which a Material Defect has actually occurred without regard to the provisions of this paragraph (the “Affected Loan(s)”) and the operation of the remaining provisions of this Section 2.03(a) (i) will not cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under subpart E, part I of subchapter J of the Code for federal income tax purposes at any time that any Certificate is outstanding and (ii) will not result in the imposition of a tax upon any Trust REMIC or the Trust Fund (including but not limited to the tax on “prohibited transactions” as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code); and

(B)          each of the following conditions would be satisfied if the related Mortgage Loan Seller were to repurchase or replace only the Affected Loans and not the Other Crossed Loans:

(1)          the debt service coverage ratio for such Other Crossed Loan(s) (excluding the Affected Loan(s)) for the four calendar quarters immediately preceding the repurchase or replacement is not less than the lesser of (A) 0.10x below the debt service coverage ratio for the Cross-Collateralized Group (including the Affected Loan(s)) set forth in Annex A to the Prospectus and (B) the debt service coverage ratio for the Cross-Collateralized Group (including the Affected Loan(s)) for the four preceding calendar quarters preceding the repurchase or replacement;

(2)          the loan-to-value ratio for the Other Crossed Loans (excluding the Affected Loan(s)) is not greater than the greatest of (A) the loan-to-value ratio, expressed as a whole number percentage (taken to one decimal place), for the Cross-Collateralized Group (including the Affected Loan(s)) set forth in Annex A to the Prospectus plus 10%, (B) the loan-to-value ratio, expressed as a whole number percentage (taken to one decimal place), for the

Cross-Collateralized Group (including the Affected Loan(s)) at the time of repurchase or replacement and (C) 75%; and

(3)          either (x) the exercise of remedies against the Primary Collateral of any Mortgage Loan in the Cross-Collateralized Group will not impair the ability to exercise remedies against the Primary Collateral of the other Mortgage Loans in the Cross-Collateralized Group or (y) the Loan Documents evidencing and securing the relevant Mortgage Loans have been modified in a manner that complies with the related Mortgage Loan Purchase Agreement and this Agreement and that removes any threat of impairment of the ability to exercise remedies against the Primary Collateral of the other Mortgage Loans in the Cross-Collateralized Group as a result of the exercise of remedies against the Primary Collateral of any Mortgage Loan in the Cross-Collateralized Group.

The determination of the Enforcing Servicer as to whether the conditions set forth above have been satisfied shall be conclusive and binding in the absence of manifest error on the Certificateholders, other parties to this Agreement and the related Mortgage Loan Seller. The Enforcing Servicer will be entitled to cause to be delivered, or direct the related Mortgage Loan Seller to cause to be delivered, to the Enforcing Servicer an Appraisal of any or all of the related Mortgaged Properties for purposes of determining whether the condition set forth in clause (B)(2) above has been satisfied, in each case at the expense of the related Mortgage Loan Seller if the scope and cost of the Appraisal is approved by the related Mortgage Loan Seller and, so long as a Consultation Termination Event has not occurred and is not continuing, by the Controlling Class Representative (such approval not to be unreasonably withheld in each case).

With respect to any Defective Mortgage Loan that forms a part of a Cross-Collateralized Group and as to which the conditions described in the second preceding paragraph are satisfied, such that the Trust Fund will continue to hold the Other Crossed Loans, the related Mortgage Loan Seller and the Trustee, as successor to the Depositor, are bound by an agreement (set forth in the related Mortgage Loan Purchase Agreement) to forbear from enforcing any remedies against the other’s Primary Collateral but each is permitted to exercise remedies against the Primary Collateral securing its respective Mortgage Loans, including with respect to the Trustee, the Primary Collateral securing the Affected Loan(s) still held by the Trust Fund. If the exercise of remedies by one such party would impair the ability of the other such party to exercise its remedies with respect to the Primary Collateral securing the Affected Loan or the Other Crossed Loans, as the case may be, held by the other such party, then both parties have agreed to forbear from exercising such remedies unless and until the Loan Documents evidencing and securing the relevant Mortgage Loans can be modified in a manner that complies with the related Mortgage Loan Purchase Agreement to remove the threat of impairment as a result of the exercise of remedies. Any reserve or other cash collateral or letters of credit securing any of the Mortgage Loans that form a Cross-Collateralized Group shall be allocated between such Mortgage Loans in accordance with the related Loan Documents, or otherwise on a pro rata basis based upon their outstanding Stated Principal Balances. All other terms of the related Mortgage Loans shall remain in full force and effect, without any modification thereof. The provisions of this paragraph shall be binding on all future holders of each Mortgage Loan that forms part of a Cross-Collateralized Group.

To the extent necessary and appropriate, the Master Servicer or Special Servicer, as applicable, shall execute (pursuant to a limited power of attorney provided by the Trustee that enables the Master Servicer or Special Servicer, as applicable, to execute) the modification of the Loan Documents that complies with the applicable Mortgage Loan Purchase Agreement to remove the threat of impairment of the ability of the Mortgage Loan Seller or the Trust Fund to exercise its remedies with respect to the Primary Collateral securing the Mortgage Loan(s) held by such party resulting from the exercise of remedies by the other such party; provided that the Trustee shall not be liable for any misuse of any such power of attorney by the Master Servicer or Special Servicer, as applicable, or any of its agents or subcontractors. The Master Servicer shall advance all costs and expenses incurred by the Trustee, the Special Servicer and the Master Servicer with respect to any Cross-Collateralized Group pursuant to this paragraph and the first, second and third preceding paragraphs, and such advances and interest thereon shall (i) constitute and be reimbursable as Property Advances and (ii) be included in the calculation of Purchase Price for the Affected Loan(s) to be repurchased or replaced. Neither the Master Servicer nor the Special Servicer shall be liable to any Certificateholder or any other party hereto if a modification of the Loan Documents described above cannot be effected for any reason beyond the control of the Master Servicer or the Special Servicer or should not be effected as determined by the Master Servicer or Special Servicer, as applicable, in accordance with the Servicing Standard.

Pursuant to each Mortgage Loan Purchase Agreement, if there is a Material Defect with respect to one or more Mortgaged Properties securing a Mortgage Loan, the related Mortgage Loan Seller shall not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property(ies) may be released pursuant to the terms of any partial release provisions in the related Loan Documents (and such Mortgaged Property(ies) is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the related Loan Documents and the related Mortgage Loan Seller provides an opinion of counsel to the effect that such release would not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the Trust and (iii) each Rating Agency has provided a Rating Agency Confirmation.

If the Master Servicer, the Special Servicer or the Depositor receives a Repurchase Communication of a withdrawal of a Repurchase Request of which notice has been previously received or given and which withdrawal is by the Person making such Repurchase Request (a “Repurchase Request Withdrawal”), such party shall give written notice of such Repurchase Request Withdrawal to the applicable Mortgage Loan Seller, the other parties hereto, the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event), any Serviced Companion Loan Holder (if applicable) and, for posting to the Rule 17g-5 Information Provider’s Website pursuant to Section 12.13 of this Agreement, the Rule 17g-5 Information Provider (to the extent notice has not previously been delivered to such Persons pursuant to this sentence). If the Master Servicer or the Special Servicer receives a Repurchase Communication that any Mortgage Loan or Trust Subordinate Companion Loan that was subject of a Repurchase Request has been repurchased or replaced (a “Repurchase”), or that such Repurchase Request has been rejected (a “Repurchase Request Rejection”), then the Master Servicer or the Special Servicer, as applicable, shall (in accordance with the following paragraph)

give written notice of such Repurchase or Repurchase Request Rejection to the other such party, the Depositor, the applicable Mortgage Loan Seller (unless it is the entity that has repurchased or replaced the subject Mortgage Loan or Trust Subordinate Companion Loan or rejected such Repurchase Request), and the Certificate Administrator (in each case unless the proposed recipient is the party that notified the Master Servicer or the Special Servicer, as applicable, thereof).

Each notice of a Repurchase Request, Repurchase Request Withdrawal, Repurchase or Repurchase Request Rejection required to be given by a party pursuant to this Section 2.03(a) (each, a “Rule 15Ga-1 Notice”) shall be given no later than ten (10) Business Days after receipt of a Repurchase Communication of such Repurchase Request, Repurchase Request Withdrawal, Repurchase or Repurchase Request Rejection, as applicable, and shall include (i) the identity of the related Mortgage Loan or Trust Subordinate Companion Loan and the Person making the Repurchase Request, (ii) the date that the Repurchase Communication regarding the Repurchase Request, Repurchase Request Withdrawal, Repurchase or Repurchase Request Rejection was received, as applicable, (iii) if known, the basis for the Repurchase Request (as asserted in the Repurchase Request) and (iv) in the case of Rule 15Ga-1 Notices provided by the Special Servicer with respect to a Repurchase Request, a statement as to whether the Special Servicer currently plans to pursue such Repurchase Request.

If the Trustee, the Master Servicer, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer or the Custodian receives a Repurchase Communication of a Repurchase Request, a Repurchase Request Withdrawal, a Repurchase or a Repurchase Request Rejection, then such party shall promptly forward such Repurchase Communication of such Repurchase Request, Repurchase Request Withdrawal, Repurchase or Repurchase Request Rejection to the Special Servicer and, prior to the occurrence and continuance of a Consultation Termination Event, the Controlling Class Representative, and include the following statement in the related correspondence: “This is a Repurchase Communication regarding [a “Repurchase Request”] [a “Repurchase Request Withdrawal”] [a “Repurchase”] [a “Repurchase Request Rejection”] under Section 2.03(a) of the Pooling and Servicing Agreement relating to the Benchmark 2019-B12 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B12, requiring action by you as the recipient of such [Repurchase Request] [Repurchase Request Withdrawal] [Repurchase] [Repurchase Request Rejection] thereunder”. Upon receipt of any Repurchase Communication of a Repurchase Request, Repurchase Request Withdrawal, Repurchase or Repurchase Request Rejection by the Special Servicer pursuant to the foregoing provisions of this paragraph, the Special Servicer shall be deemed to be the recipient of such Repurchase Communication of such Repurchase Request, Repurchase Request Withdrawal, Repurchase or Repurchase Request Rejection, and the Special Servicer shall comply with the notice procedures set forth in the preceding paragraphs of this Section 2.03(a) with respect to such Repurchase Communication of such Repurchase Request, Repurchase Request Withdrawal, Repurchase or Repurchase Request Rejection.

No Person that is required to provide a Rule 15Ga-1 Notice pursuant to this Section 2.03(a) (a “Rule 15Ga-1 Notice Provider”) shall be required to provide any information in a Rule 15Ga-1 Notice protected by the attorney-client privilege or attorney work product doctrines. Each Mortgage Loan Purchase Agreement will provide that (i) any Rule 15Ga-1 Notice provided pursuant to this Section 2.03(a) is so provided only to assist the related Mortgage Loan Seller, the Depositor and their respective Affiliates to comply with Rule 15Ga-1, Items 1104 and 1121 of

Regulation AB and any other requirement of law or regulation and (ii)(A) no action taken by, or inaction of, a Rule 15Ga-1 Notice Provider and (B) no information provided pursuant to this Section 2.03(a) by a Rule 15Ga-1 Notice Provider in a Rule 15Ga-1 Notice shall be deemed to constitute a waiver or defense to the exercise of any legal right the Rule 15Ga-1 Notice Provider may have with respect to the related Mortgage Loan Purchase Agreement, including with respect to any Repurchase Request that is the subject of a Rule 15Ga-1 Notice.

On or before the Closing Date, the Depositor shall deliver to the Master Servicer a copy of each Mortgage Loan Purchase Agreement, which the Master Servicer shall provide to each Sub-Servicer.

(b)           Subject to the applicable Mortgage Loan Seller’s right to cure as contemplated in this Section 2.03, and further subject to Section 2.01(b) and Section 2.01(c) of this Agreement, failure of such Mortgage Loan Seller to deliver the documents referred to in clauses (1), (2), (7), (8) and (18) in the definition of “Mortgage File” in accordance with this Agreement and the applicable Mortgage Loan Purchase Agreement for any Mortgage Loan or Trust Subordinate Companion Loan shall be deemed a Material Document Defect; provided, however, that no Document Defect (except a deemed Material Document Defect described above) shall be considered to be a Material Document Defect unless the document with respect to which the Document Defect exists is required in connection with an imminent enforcement of the lender’s rights or remedies under the related Mortgage Loan or Trust Subordinate Companion Loan, defending any claim asserted by any Mortgagor or third party with respect to the related Mortgage Loan or Trust Subordinate Companion Loan, establishing the validity or priority of any lien on any collateral securing the related Mortgage Loan or Trust Subordinate Companion Loan or for any immediate significant servicing obligation.

Notwithstanding any provision of this Agreement, if a Mortgage Loan or Trust Subordinate Companion Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a Mortgagor), healthcare facility, nursing home, assisted living facility, self-storage facility, theater or fitness center (operated by a Mortgagor), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan or Trust Subordinate Companion Loan shall not be a Material Defect.

(c)           In connection with any repurchase of, or substitution of a Qualified Substitute Mortgage Loan for, a Mortgage Loan or Trust Subordinate Companion Loan pursuant to this Section 2.03, the Trustee, the Certificate Administrator, the Custodian, the Master Servicer and the Special Servicer shall each tender to the applicable repurchasing entity, upon delivery to each of them of a receipt executed by the applicable repurchasing entity evidencing such repurchase or substitution, all portions of the Mortgage File and other documents (including, without limitation, the Servicing File), and all Escrow Payments and reserve funds, pertaining to such Mortgage Loan or Trust Subordinate Companion Loan possessed by it, and each document that constitutes a part of the Mortgage File shall be endorsed or assigned to the extent necessary or appropriate to the applicable Mortgage Loan Seller or its designee in the same manner, but only if the respective documents have been previously assigned or endorsed to the Trustee, and pursuant to appropriate forms of assignment, substantially similar to the manner and forms pursuant to which such documents were previously assigned to the Trustee or as otherwise reasonably requested to effect the retransfer and reconveyance of the Mortgage Loan or Trust Subordinate Companion Loan and the security thereof to the Mortgage Loan Seller or its designee; provided that such tender by the Trustee, the Certificate Administrator and/or and the Custodian shall be conditioned upon its receipt from the Master Servicer of a Request for Release and an Officer’s Certificate to the effect that the requirements for repurchase or substitution have been satisfied. The Master Servicer shall, and is hereby authorized and empowered by the Trustee to, prepare, execute and deliver in its own name, on behalf of the Certificateholders and the Trustee or any of them, the endorsements and assignments contemplated by this Section 2.03(c), and such other instruments as may be necessary or appropriate to transfer title to an REO Property (including with respect to an Outside Serviced Mortgage Loan) in connection with the repurchase of, or substitution for, an REO Trust Loan and the Trustee shall execute and deliver any powers of attorney necessary to permit the Master Servicer to do so; provided, however, that the Trustee shall not be held liable for any misuse of any such power of attorney by the Master Servicer or any of its agents or subcontractors. The parties to this Agreement acknowledge that the related Mortgage Loan Purchase Agreement provides that in the event a Qualified Substitute Mortgage Loan is substituted for a Defective Mortgage Loan by the related Mortgage Loan Seller as contemplated by this Section 2.03, the related Mortgage Loan Seller will be required to deliver to the Custodian the related Mortgage File and to the Master Servicer all Escrow Payments and reserve funds pertaining to such Qualified Substitute Mortgage Loan possessed by it and a certification to the effect that such Qualified Substitute Mortgage Loan satisfies all of the requirements of the definition of “Qualified Substitute Mortgage Loan” in this Agreement.

The parties to this Agreement acknowledge that the related Mortgage Loan Purchase Agreement provides that if any Mortgage Loan is to be repurchased or replaced as contemplated by this Section 2.03, the related Mortgage Loan Seller will be required to amend the Mortgage Loan Schedule (as such term is defined in the related Mortgage Loan Purchase Agreement) to reflect the removal of any deleted Mortgage Loan and, if applicable, the substitution of the related Qualified Substitute Mortgage Loan(s) and deliver or cause the delivery of such amended Mortgage Loan Schedule (as such term is defined in the related Mortgage Loan Purchase Agreement) to the parties to this Agreement. Upon any substitution of a Qualified Substitute Mortgage Loan for a deleted Mortgage Loan, such Qualified Substitute Mortgage Loan shall become part of the Trust Fund and be subject to the terms of this Agreement in all respects.

(d)           The related Mortgage Loan Purchase Agreement provides the sole remedies available to the Certificateholders, or the Trustee on behalf of the Certificateholders, respecting any Document Defect or Breach with respect to any Mortgage Loan or Trust Subordinate Companion Loan.

(e)           [RESERVED]

(f) (i) In the event a Certificateholder or Certificate Owner delivers a written request to a party to this Agreement that a Mortgage Loan or Trust Subordinate Companion Loan be repurchased by the applicable Mortgage Loan Seller alleging the existence of a Material Defect with respect to such Mortgage Loan or Trust Subordinate

Companion Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), such party shall promptly forward that Certificateholder Repurchase Request to the Enforcing Servicer, and the Enforcing Servicer shall promptly forward that Certificateholder Repurchase Request to the applicable Mortgage Loan Seller and each other party to this Agreement.

(ii)           In the event that any of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Operating Advisor (solely in its capacity as operating advisor) determines that a Mortgage Loan or Trust Subordinate Companion Loan should be repurchased or replaced due to a Material Defect, or has knowledge of a Material Defect with respect to a Mortgage Loan or Trust Subordinate Companion Loan, then such party shall deliver prompt written notice of such Material Defect to the Enforcing Servicer identifying the applicable Mortgage Loan or Trust Subordinate Companion Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request”). Notwithstanding anything to the contrary in the first sentence of this clause (ii) or any other provision of this Agreement, the Trustee may, but is not obligated to, make a determination that a Mortgage Loan or Trust Subordinate Companion Loan should be repurchased or replaced due to a Material Defect. The Enforcing Servicer shall promptly forward such PSA Party Repurchase Request to the applicable Mortgage Loan Seller and each other party to this Agreement. Subject to subsections (g), (h), (i), (j) and (k) of this Section 2.03, the Enforcing Servicer shall act as the Enforcing Party and enforce the rights of the Trust against the related Mortgage Loan Seller with respect to each Repurchase Request. The Enforcing Servicer shall enforce the obligations of the Mortgage Loan Sellers under the Mortgage Loan Purchase Agreements (including, without limitation, obligations resulting from a Material Defect) pursuant to the terms of this Agreement and the Mortgage Loan Purchase Agreements. Subject to the provisions of the applicable Mortgage Loan Purchase Agreement and this Agreement, such enforcement, including, without limitation, the legal prosecution of claims, if any, shall be carried out in such form, to such extent and at such time as the Enforcing Servicer would require were it, in its individual capacity, the owner of the affected Mortgage Loan or Trust Subordinate Companion Loan, and in accordance with the Servicing Standard. Any costs incurred by the Enforcing Servicer with respect to the enforcement of the obligations of a Mortgage Loan Seller under the applicable Mortgage Loan Purchase Agreement shall be deemed to be Property Advances, to the extent not recovered from the Mortgage Loan Seller or the applicable Requesting Certificateholder and/or Consultation Requesting Certificateholder.

(iii)          In the event the Repurchase Request with respect to a Mortgage Loan is not Resolved within 180 days after the Mortgage Loan Seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described in Section 2.03(g) below shall apply. Receipt of the Repurchase Request shall be deemed to occur two (2) Business Days after the Repurchase Request is sent to the related Mortgage Loan Seller in a commercially reasonable manner. The fact that a Repurchase Request has been Resolved pursuant to clause (vi) of the definition of “Resolved” shall not preclude the Enforcing Servicer from exercising any of its rights related to a Material Defect in the manner and timing otherwise set forth in this Agreement, in the related Mortgage Loan Purchase Agreement or as provided by law. The provisions of subsections (g), (h) and (i) of this Section 2.03 apply solely to Repurchase Requests with respect to a Mortgage Loan (but not with respect to a Trust Subordinate Companion Loan), and any Certificateholder or Certificate Owner rights under such subsections may only be exercised by a Certificateholder or a Certificate Owner of a Pooled Certificate.

(g) (i) After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder or by a party to this Agreement), the Enforcing Servicer shall send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the Certificate Administrator who shall make such notice available to all other Certificateholders and Certificate Owners of Pooled Certificates by posting such notice on the Certificate Administrator’s Website indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the applicable Mortgage Loan Seller with respect to the Repurchase Request, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request but a Requesting Certificateholder does not agree with the course of action selected by the Enforcing Servicer and, in the case of clause (a) or (b), a Requesting Certificateholder wishes to exercise its right to refer the matter to mediation (including non-binding arbitration) or arbitration, if any, then a Requesting Certificateholder may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days from the date the Proposed Course of Action Notice was posted on the Certificate Administrator’s Website (the 30th day following the date of posting, the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation (including non-binding arbitration) or arbitration. In addition, any Certificateholder or Certificate Owner of a Pooled Certificate may deliver, prior to the Dispute Resolution Cut-off Date, a written notice (a “Consultation Election Notice”) requesting the right to participate in any Dispute Resolution Consultation (as defined in clause (iii) below) that is conducted by the Enforcing Servicer following the Enforcing Servicer’s receipt of a Preliminary Dispute Resolution Election Notice as provided in clause (iii) below.

(ii)           If no Requesting Certificateholder delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, then no Certificateholder or Certificate Owner of a Pooled Certificate shall have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer shall be the sole party obligated and entitled to determine a course of action, including, but not limited to, enforcing the Trust’s rights against the related Mortgage Loan Seller, subject to any consent or consultation rights of the Controlling Class Representative if and for so long as it is the applicable Directing Holder or applicable Consulting Party.

(iii)          Promptly and in any event within ten (10) Business Days following receipt of a Preliminary Dispute Resolution Election Notice from a Requesting Certificateholder, the Enforcing Servicer shall consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including non-binding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request, and with any Consultation Requesting Certificateholder (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder and such Consultation Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than ten (10) Business Days following the Dispute Resolution Cut-off Date. The Enforcing Servicer shall be entitled to establish procedures the Enforcing Servicer deems to be in accordance with the Servicing Standard relating to the timing and extent of such consultations. No later than five (5) Business Days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder or a Consultation Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

(iv)          If, following the Dispute Resolution Consultation, no Requesting Certificateholder or Consultation Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then no Certificateholder or Certificate Owner of a Pooled Certificate shall have any further right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer shall be the sole party obligated and entitled to determine a course of action including, but not limited to, enforcing the Trust’s rights against the related Mortgage Loan Seller, subject to any consent or consultation rights of the applicable Directing Holder.

(v)           If a Requesting Certificateholder or Consultation Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder or Consultation Requesting Certificateholder shall become the Enforcing Party and must promptly submit the matter to mediation (including non-binding arbitration) or arbitration. If more than one Requesting Certificateholder or Consultation Requesting Certificateholder timely deliver a Final Dispute Resolution Election Notice, then such Requesting Certificateholders and/or Consultation Requesting Certificateholders shall collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders and/or Consultation Requesting Certificateholders shall be entitled to make all decisions relating to such mediation or arbitration (including whether to refer the matter to mediation (including non-binding arbitration) or arbitration). If, however, no Requesting Certificateholder or Consultation Requesting Certificateholder commences arbitration or mediation pursuant to the terms of this Agreement within thirty (30) days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of any

Requesting Certificateholder or Consultation Requesting Certificateholder to act as the Enforcing Party shall terminate and no Certificateholder or Certificate Owner of a Pooled Certificate shall have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect shall be deemed waived for all purposes under this Agreement and the related Mortgage Loan Purchase Agreement, provided, however, that such Material Defect will not be deemed waived with respect to the Enforcing Servicer to the extent there is a material change from the facts and circumstances known to it at the time when the Proposed Course of Action Notice was delivered by the Enforcing Servicer, and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer shall be the sole party obligated and entitled to determine a course of action including, but not limited to, enforcing the Trust’s rights against the related Mortgage Loan Seller.

(vi)          Notwithstanding the foregoing, the dispute resolution provisions described above under this Section 2.03(g) shall not apply, and the Enforcing Servicer shall be the sole party entitled to enforce the Trust’s rights against the related Mortgage Loan Seller, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

(vii)         In the event a Requesting Certificateholder or Consultation Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the Trust, shall remain a party to any proceedings against the related Mortgage Loan Seller as further described herein.

(viii)        For the avoidance of doubt, none of the Depositor, any Mortgage Loan Seller nor any of their respective affiliates shall be entitled to be a Requesting Certificateholder or Consultation Requesting Certificateholder.

(ix)          The Requesting Certificateholders or Consultation Requesting Certificateholders are entitled to elect either mediation or arbitration with respect to a Repurchase Request in their sole discretion; provided, however, no Requesting Certificateholder or Consultation Requesting Certificateholder shall be entitled to then utilize the alternative method in the event that the initial method is unsuccessful, and no other Certificateholder or Certificate Owner of a Pooled Certificate shall be entitled to elect either arbitration or mediation in the event a mediation or arbitration is undertaken with respect to such Repurchase Request.

(h)           If the Enforcing Party selects mediation (including non-binding arbitration), the following provisions shall apply:

(i)            The mediation shall be administered by a nationally recognized mediation organization selected by the applicable Mortgage Loan Seller within 30 days of receipt of written notice of the Enforcing Party’s selection of mediation (such provider, the “Mediation Services Provider”) in accordance with published mediation procedures (the “Mediation Rules”) promulgated by the Mediation Services Provider.

(ii)           The mediator shall be impartial, an attorney admitted to practice in the State of New York and have at least fifteen (15) years of experience in commercial litigation, and if possible, commercial real estate finance or commercial mortgage-backed securitization matters and who will be appointed from a list of neutrals maintained by the Mediation Services Provider. Upon being supplied a list of at least ten potential qualified mediators by the Mediation Services Provider each party will have the right to exercise two peremptory challenges within fourteen (14) days and to rank the remaining potential mediators in order of preference. The Mediation Services Provider shall select the mediator from the remaining attorneys on the list respecting the preference choices of the parties to the extent possible.

(iii)         Prior to accepting an appointment, the mediator must promptly disclose any circumstances likely to create a reasonable inference of bias or conflict of interest or likely to preclude completion of the hearings within the prescribed time schedule.

(iv)          The parties shall use commercially reasonable efforts to conduct an organizational conference to begin the mediation within 10 Business Days of the selection of the mediator and to conclude the mediation within 60 days thereafter.

(v)           The expenses of any mediation shall be allocated among the parties to the mediation including, if applicable, between the Enforcing Party and the Enforcing Servicer, as mutually agreed by the parties as part of the mediation (any such expenses allocated to the Enforcing Servicer shall be reimbursed as provided in clause (vi) below).

(vi)          Out-of-pocket costs and expenses of the Enforcing Servicer for mediation or arbitration, to the extent not agreed to be paid by the Enforcing Party or another party (in the case of mediation) or allocated to the Enforcing Party or another party (in the case of arbitration), shall be reimbursable as expenses of the Trust Fund payable out of the Collection Account pursuant to Section 3.06(a) of this Agreement.

(i)           If the Enforcing Party selects third-party arbitration, the following provisions will apply:

(i)            The arbitration shall be administered by a nationally recognized arbitration organization selected by the related Mortgage Loan Seller within 30 days of receipt of written notice of the Enforcing Party’s selection of third-party arbitration (such provider, the “Arbitration Services Provider”) in accordance with published arbitration procedures (the “Arbitration Rules”) promulgated by the Arbitration Services Provider.

(ii)           The arbitrator shall be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation, and if possible, commercial real estate finance or commercial mortgage-backed securitization matters and who will be appointed from a list of neutrals maintained by the Arbitration Services Provider. Upon being supplied a list of at least ten potential arbitrators by the Arbitration Services Provider each party will have the right to exercise two peremptory challenges within 14 days and to rank the remaining potential arbitrators in order of preference. The Arbitration Services Provider will select the arbitrator from the remaining attorneys on the list respecting the preference choices of the parties to the extent possible.

(iii)         Prior to accepting an appointment, the arbitrator must promptly disclose any circumstances likely to create a reasonable inference of bias or conflict of interest or likely to preclude completion of the hearings within the prescribed time schedule.

(iv)          After consulting with the parties at an organizational conference held not later than 10 Business Days after its appointment, the arbitrator shall devise procedures and deadlines for the arbitration, to the extent not already agreed to by the parties, with the goal of expediting the proceeding and completing the arbitration within 120 days. The arbitrator shall have the authority to schedule, hear, and determine any and all motions, including dispositive and discovery motions, in accordance with the Federal Rules of Civil Procedure for non-jury matters (the “Rules”) (including summary judgment and other prehearing and post hearing motions), and will do so by reasoned decision on the motion of any party to the arbitration.

(v)           Notwithstanding whatever other discovery may be available under the Rules, unless otherwise agreed by the parties, each party to the arbitration will be presumptively limited to the following discovery in the arbitration: (A) the parties shall reasonably and in good faith voluntarily produce to all other parties all documents upon which they intend to rely and all documents they reasonably and in good faith believe to be relevant to the claims or defenses asserted by any of the parties, (B) party witness depositions (excluding Rule 30b-6 witnesses), and (C) expert witness depositions, provided that the arbitrator shall have the ability to grant the parties, or either of them, additional discovery to the extent that the arbitrator determines good cause is shown that such additional discovery is reasonable and necessary.

(vi)          The arbitrator shall make its final determination no later than 30 days after the conclusion of the hearings and submission of any post-hearing submissions. The arbitrator shall resolve the dispute in accordance with the terms of the related Mortgage Loan Purchase Agreement and this Agreement, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive damages or consequential damages in any arbitration conducted by them. Interest on any monetary award shall bear interest from the date of the Final Dispute Resolution Election Notice at the Prime Rate. In its final determination, the arbitrator shall determine and award the costs of the arbitration (including the fees of the arbitrator, cost of any record or transcript of the arbitration, and administrative fees) and shall award reasonable attorneys’ fees to the parties to the arbitration as determined by the arbitrator in its reasonable discretion. The determination of the arbitrator shall be by a reasoned decision in writing and counterpart copies will be promptly delivered to the parties. The final determination of the arbitrator shall be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be enforced in any court of competent jurisdiction.

(vii)         By selecting arbitration, the Enforcing Party is waiving its right to sue in court, including the right to a trial by jury.

(viii)        No person may bring a putative or certified class action to arbitration.

(j)           The following provisions will apply to both mediation and third-party arbitration:

(i)            Any mediation or arbitration will be held in New York, New York unless another location is agreed by all parties;

(ii)           If the dispute involves a matter that cannot effectively be remedied by the payment of damages, or if there be any dispute relating to arbitration or the arbitrators that cannot be resolved promptly by the arbitrators or the Arbitration Services Provider, then any party in such instance may during the pendency of the arbitration proceedings seek temporary equitable remedies, pending the final decision of the arbitration panel, solely by application in the Southern District of New York if such court shall have subject matter jurisdiction, or if the Southern District of New York has no jurisdiction, then the Supreme Court of the State of New York for the County of New York. The arbitration proceedings shall not be stayed unless so ordered by the court.

(iii)          The details and/or existence of any Repurchase Request, any informal meetings, mediations or arbitration proceedings conducted under this Section 2.03, including all offers, promises, conduct and statements, whether oral or written, made in the course of the parties’ attempt to informally resolve any Repurchase Request, will be confidential, privileged and inadmissible for any purpose, including impeachment, in any mediation, arbitration or litigation, or other proceeding (including any proceeding under this Section 2.03). Such information will be kept strictly confidential and shall not be disclosed or shared with any third party (other than a party’s attorneys, experts, accountants and other agents and representatives, as reasonably required in connection with any resolution procedure under this Section 2.03), except as otherwise required by law, regulatory requirement or court order. If any party to a resolution procedure receives a subpoena or other request for information from a third party (other than a governmental regulatory body) for such confidential information, the recipient shall promptly notify the other party to the resolution procedure and shall provide the other party with a reasonable opportunity to object to the production of its confidential information.

(iv)          In the event a Requesting Certificateholder or Consultation Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, shall be required to contain an acknowledgment that the Trust, or the Enforcing Servicer on its behalf, shall be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding shall be determined by such Enforcing Servicer in consultation with the Controlling Class Representative (provided that no Consultation Termination Event has occurred and is continuing and an Excluded Mortgage Loan is not involved), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party shall be paid to the Trust, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, shall provide that in the event a Requesting Certificateholder or Consultation Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the Trust nor the Enforcing Servicer acting on its behalf shall be responsible for any such costs and expenses allocated to the Requesting Certificateholder or Consultation Requesting Certificateholder.

(v)           In the event a Requesting Certificateholder or Consultation Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder or Consultation Requesting Certificateholder is required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

(vi)          The Trust (or the Enforcing Servicer or a trustee, acting on its behalf), the Depositor or any Mortgage Loan Seller shall be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings shall be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such procedures; provided, however, that (1) the Certificateholders shall be permitted to communicate prior to the commencement of any such proceedings to the extent provided in Section 5.07, (2) to the extent that the Enforcing Servicer is required under Section 2.03(a) to provide any Rule 15Ga-1 Notice in connection with such Repurchase Request, the Enforcing Servicer shall be permitted to include in such Rule 15Ga-1 Notice the information required pursuant to Section 2.03(a) and

(3) the applicable Mortgage Loan Seller shall be permitted to disclose information related to the Repurchase Request to the extent necessary to comply with its obligations under Rule 15Ga-1 or Item 1104 of Regulation AB.

(vii)         For the avoidance of doubt, in no event shall the exercise of any right of a Requesting Certificateholder or Consultation Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or to participate in such mediation or arbitration affect in any manner the ability of the Special Servicer to perform its obligations with respect to a Specially Serviced Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted pay off or deed-in-lieu, or bankruptcy or other litigation) or the exercise of any rights of the Controlling Class Representative if and for so long as it is the applicable Directing Holder.

(viii)        Any out-of-pocket expenses required to be borne by or allocated to the Enforcing Servicer in a mediation or arbitration shall be reimbursable as expenses of the Trust Fund payable out of the Collection Account pursuant to Section 3.06(a) of this Agreement.

Section 2.04      Representations and Warranties of the Depositor.

(a)          The Depositor hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders and the Serviced Companion Loan Holders, and to the Master Servicer, each Special Servicer, the Operating Advisor, the Asset Representations Reviewer and the Certificate Administrator, as of the Closing Date, that:

(i)            The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified as a foreign corporation in good standing in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification (except where the failure to qualify would not have a materially adverse effect on the consummation of any transactions contemplated by this Agreement); the Depositor has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement by it, and has the power and authority to execute, deliver and perform this Agreement and all the transactions contemplated hereby, including, but not limited to, the power and authority to sell, assign and transfer the Mortgage Loans and Trust Subordinate Companion Loans in accordance with this Agreement; the Depositor has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

(ii)           Assuming the due authorization, execution and delivery of this Agreement by each other party hereto, this Agreement and all of the obligations of the Depositor hereunder are the legal, valid and binding obligations of the Depositor, enforceable against the Depositor in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and, as to any rights of indemnification hereunder, by considerations of public policy;

(iii)          Neither the execution and delivery by the Depositor of this Agreement nor the compliance by the Depositor with the provisions hereof, nor the consummation by the Depositor of the transactions contemplated by this Agreement, will (A) conflict with or result in a breach of, or constitute a default under, the organizational documents of the Depositor or, after giving effect to the consents or taking of the actions contemplated by clause (B) of this paragraph (iii), any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties, or any of the provisions of any indenture or agreement or other instrument to which the Depositor is a party or by which it is bound or result in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument or (B) require any consent of, notice to, or filing with any person, entity or governmental body, which has not been obtained or made by the Depositor, except where, in any of the instances contemplated by clause (A) above or this clause (B), the failure to do so will not have a material and adverse effect on the consummation of any transactions contemplated by this Agreement;

(iv)          There is no litigation, charge, investigation, action, suit or proceeding pending or, to the Depositor’s knowledge, threatened against the Depositor in any court or by or before any other governmental agency or instrumentality the outcome of which could be reasonably expected to materially and adversely affect the validity of the Mortgage Loans or the Trust Subordinate Companion Loans or the ability of the Depositor to carry out the transactions contemplated by this Agreement;

(v)           The Depositor is not transferring the Mortgage Loans or the Trust Subordinate Companion Loans to the Trustee with any intent to hinder, delay or defraud its present or future creditors;

(vi)          No proceedings looking toward merger, liquidation, dissolution or bankruptcy of the Depositor are pending or contemplated;

(vii)         Immediately prior to the transfer of the Mortgage Loans and the Trust Subordinate Companion Loans to the Trustee for the benefit of the Certificateholders pursuant to this Agreement, the Depositor had such right, title and interest in and to each Mortgage Loan and Trust Subordinate Companion Loan as was transferred to it by the related Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement;

(viii)       The Depositor has not transferred any of its right, title and interest in and to the Mortgage Loans and Trust Subordinate Companion Loans (as such was transferred to it by the Mortgage Loan Sellers pursuant to the Mortgage Loan Purchase Agreements) to any Person other than the Trustee; and

(ix)          The Depositor is transferring all of its right, title and interest in and to the Mortgage Loans and the Trust Subordinate Companion Loans (as such was transferred to it by the Mortgage Loan Sellers pursuant to the Mortgage Loan Purchase Agreements) to the Trustee for the benefit of the Certificateholders free and clear of any and all liens, pledges, charges, security interests and other encumbrances created by or through the Depositor.

(b)         The representations and warranties set forth in paragraph (a) above shall survive the execution and delivery of this Agreement. Upon discovery by the Depositor, the Master Servicer, the Special Servicer or a Responsible Officer of the Trustee or the Certificate Administrator (or upon written notice thereof from any Certificateholder or any Serviced Companion Loan Holder) of a breach of any of the representations and warranties set forth in this Section which materially and adversely affects the interests of any party to this Agreement, the Certificateholders or any Serviced Companion Loan Holder or the interests of the Master Servicer, the Special Servicer or the Trustee in any Trust Loan or Serviced Loan Combination, the party discovering such breach shall give prompt written notice to the other parties hereto, each Certifying Certificateholder, the Serviced Companion Loan Holders and, prior to the occurrence and continuance of a Consultation Termination Event, the Controlling Class Representative.

Section 2.05      Representations, Warranties and Covenants of the Master Servicer.

(a)          The Master Servicer hereby represents and warrants to, and covenants with, the Trustee, for its own benefit and the benefit of the Certificateholders and the Serviced Companion Loan Holders, and to and with the Depositor, each Special Servicer, the Operating Advisor, the Asset Representations Reviewer and the Certificate Administrator, as of the Closing Date, that:

(i)            The Master Servicer is a national banking association, duly organized, validly existing and in good standing under the laws of the United States of America, and the Master Servicer is in compliance with the laws of each jurisdiction in which a Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

(ii)           The execution and delivery of this Agreement by the Master Servicer, and the performance and compliance with the terms of this Agreement by the Master Servicer, do not violate the Master Servicer’s organizational documents or constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or that is applicable to it or any of its assets, in each case, which does or is likely to materially and adversely affect either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer;

(iii)          The Master Servicer has the full power and authority to enter into and consummate all transactions to be performed by it as contemplated by this

Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

(iv)         This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, receivership, insolvency, liquidation, fraudulent transfer, reorganization, moratorium and other laws affecting the enforcement of creditors’ (including bank creditors’) rights generally, (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law and (C) public policy considerations regarding the enforceability of provisions providing or purporting to provide indemnification or contribution with respect to violations of securities laws;

(v)           The Master Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement do not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Master Servicer’s good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer;

(vi)          No litigation is pending or, to the best of the Master Servicer’s knowledge, threatened against the Master Servicer that would prohibit the Master Servicer from entering into this Agreement or, in the Master Servicer’s good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer;

(vii)         Each officer or employee of the Master Servicer that has responsibilities concerning the servicing and administration of Mortgage Loans and the Serviced Companion Loans is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.08(c) of this Agreement or the Master Servicer self-insures for such errors and omissions coverage in compliance with the requirements of Section 3.08(c) of this Agreement;

(viii)       No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Master Servicer of the transactions contemplated by this Agreement, except for those consents, approvals, authorizations and orders that previously have been obtained and those filings and registrations that previously have been completed and except for consents, approvals, authorizations, orders, filings or registrations which are not required in order for the Master Servicer to enter into this Agreement but may be required (and if so required, will be obtained) in connection with the Master Servicer’s subsequent performance of this Agreement; and

(ix)          To its actual knowledge, the Master Servicer is not a Risk Retention Affiliate of the Third Party Purchaser or the Centre Retaining Third Party Purchaser.

(b)         The representations and warranties set forth in paragraph (a) above shall survive the execution and delivery of this Agreement. Upon discovery by the Depositor, the Master Servicer, the Special Servicer or a Responsible Officer of the Trustee or the Certificate Administrator (or upon written notice thereof from any Certificateholder or any Serviced Companion Loan Holder) of a breach of any of the representations and warranties set forth in this Section which materially and adversely affects the interests of any party to this Agreement, the Certificateholders or any Serviced Companion Loan Holder or the interests of the Master Servicer, the Special Servicer or the Trustee in any Trust Loan or Serviced Loan Combination, the party discovering such breach shall give prompt written notice to the other parties hereto, each Certifying Certificateholder, the Serviced Companion Loan Holders and, prior to the occurrence and continuance of a Consultation Termination Event, the Controlling Class Representative.

Section 2.06     Representations, Warranties and Covenants of the Special Servicers.

(a)          With respect to itself only, each Special Servicer hereby represents and warrants to, and covenants with, the Trustee, for its own benefit and the benefit of the Certificateholders and the Serviced Companion Loan Holders, and to and with the Depositor, the Master Servicer, the Operating Advisor, the Asset Representations Reviewer and the Certificate Administrator, as of the Closing Date, that:

(i)            The Special Servicer is (A) in the case of Midland Loan Services, a Division of PNC Bank, National Association, a national banking association, duly organized, validly existing and in good standing under the laws of the United States of America, (B) in the case of Pacific Life Insurance Company, a corporation duly organized, valid existing and in good standing under laws of Nebraska and (C) in the case of Trimont Real Estate Advisors, LLC, a limited liability company, duly organized, validly existing and in good standing under the laws of Georgia. The Special Servicer is in compliance with the laws of each jurisdiction in which a Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

(ii)           The execution and delivery of this Agreement by the Special Servicer do not, and the performance and compliance with the terms of this Agreement by the Special Servicer will not, (A) violate the Special Servicer’s organizational documents or by-laws or (B) constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or that is applicable to it or any of its assets, in each case, which does or is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer;

(iii)          The Special Servicer has the full power and authority to enter into and consummate all transactions to be performed by it as contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

(iv)          This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, receivership, insolvency, liquidation, fraudulent transfer, reorganization, moratorium and other laws affecting the enforcement of creditors’ (including bank creditors’) rights generally, (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law and (C) public policy considerations regarding the enforceability of provisions providing or purporting to provide indemnification or contribution with respect to violations of securities laws;

(v)           The Special Servicer is not in violation of, and its execution and delivery of this Agreement do not, and its performance and compliance with the terms of this Agreement will not, constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer’s good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer;

(vi)          No litigation is pending or, to the best of the Special Servicer’s knowledge, threatened against the Special Servicer that would prohibit the Special Servicer from entering into this Agreement or, in the Special Servicer’s good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer;

(vii)         Each officer or employee of the Special Servicer that has or, following a transfer of servicing responsibilities to the Special Servicer pursuant to Section 3.22of this Agreement, would have, responsibilities concerning the servicing and administration of Mortgage Loans and Serviced Companion Loans is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.08(c) of this Agreement or the Special Servicer self-insures for such errors and omissions coverage in compliance with the requirements of Section 3.08(c) of this Agreement; and

(viii)       No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Special Servicer of the transactions contemplated by this Agreement, except for those consents, approvals, authorizations and orders that previously have been obtained and those filings and registrations that previously have been completed and except for consents, approvals, authorizations, orders, filings or registrations which are not required in order for the Special Servicer to enter into this Agreement but may be required (and if so required, will be obtained) in connection with the Special Servicer’s subsequent performance of this Agreement.

(b)         The representations and warranties set forth in paragraph (a) above shall survive the execution and delivery of this Agreement. Upon discovery by the Depositor, the Master Servicer, the Special Servicer or a Responsible Officer of the Trustee or the Certificate Administrator (or upon written notice thereof from any Certificateholder or any Serviced Companion Loan Holder) of a breach of any of the representations and warranties set forth in this Section which materially and adversely affects the interests of any party to this Agreement, the Certificateholders or any Serviced Companion Loan Holder or the interests of the Master Servicer, the Special Servicer or the Trustee in any Trust Loan or Trust Subordinate Companion Loan, as applicable, the party discovering such breach shall give prompt written notice to the other parties hereto, each Certifying Certificateholder, the Serviced Companion Loan Holders and, prior to the occurrence and continuance of a Consultation Termination Event, the Controlling Class Representative.

Section 2.07      Representations and Warranties of the Trustee.

(a)          The Trustee hereby represents and warrants for the benefit of the Certificateholders, and the Serviced Companion Loan Holders, and to the Depositor, the Master Servicer, each Special Servicer, the Operating Advisor, the Asset Representations Reviewer and the Certificate Administrator, as of the Closing Date, that:

(i)            The Trustee is a national banking association, duly organized, validly existing and in good standing under the laws of the United States of America; the Trustee possesses and shall continue to possess all requisite authority, power, licenses, permits, franchise and approvals to conduct its business and to execute, deliver and comply with its obligations under this Agreement;

(ii)           The execution and delivery of this Agreement by the Trustee and its performance and compliance with the terms of this Agreement will not violate the Trustee’s articles of association or by-laws or shareholders’ resolutions or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Trustee is a party or which may be applicable to the Trustee or any of its assets;

(iii)          Except to the extent that the laws of any jurisdiction in which a part of the Trust Fund may be located require that a co-trustee or separate trustee be appointed to act with respect to such property as contemplated by Section 8.08 of this Agreement, the Trustee has the full power and authority to enter into and consummate the transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

(iv)          This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Trustee, enforceable against it in accordance with the terms of this Agreement, except as such enforcement may be limited by (A) bankruptcy, insolvency, conservatorship, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally, (B) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (C) public policy considerations regarding the enforceability of provisions providing or purporting to provide indemnification or contribution with respect to violations of securities laws;

(v)           The Trustee is not in violation of, and the execution and delivery of this Agreement by the Trustee and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order, law or regulation of any federal, state, municipal or governmental agency of or in the United States of America having jurisdiction, which violation would have consequences that would materially and adversely affect the financial condition of the Trustee or might have consequences that would materially affect the ability of the Trustee to perform its duties hereunder or thereunder;

(vi)         No consent, approval, authorization or order of, or registration of filing with, or notice to any court, governmental or regulatory agency or body, is required for the execution, delivery and performance by the Trustee of this Agreement or if required, such approval has been obtained prior to the Closing Date;

(vii)        No litigation is pending or, to the best of the Trustee’s knowledge, threatened against the Trustee which would prohibit its entering into or materially and adversely affect its ability to perform its obligations under this Agreement; and

(viii)       To its actual knowledge, the Trustee is not a Risk Retention Affiliate of the Third Party Purchaser or the Centre Third Party Purchaser.

(b)         The representations and warranties set forth in paragraph (a) above shall survive the execution and delivery of this Agreement. Upon discovery by the Depositor, the Master Servicer, the Special Servicer or a Responsible Officer of the Trustee or the Certificate Administrator (or upon written notice thereof from any Certificateholder or any Serviced Companion Loan Holder) of a breach of any of the representations and warranties set forth in this Section which materially and adversely affects the interests of any party to this Agreement, the Certificateholders or any Serviced Companion Loan Holder or the interests of the Master Servicer, the Special Servicer or the Trustee in any Trust Loan or Serviced Loan Combination, the party discovering such breach shall give prompt written notice to the other parties hereto, each Certifying Certificateholder, the Serviced Companion Loan Holders and, prior to the occurrence and continuance of a Consultation Termination Event, the Controlling Class Representative.

Section 2.08      Representations and Warranties of the Certificate Administrator.

(a)          The Certificate Administrator hereby represents and warrants to the Trustee, for its own benefit and for the benefit of the Certificateholders and the Serviced Companion Loan Holders, and to the Depositor, the Master Servicer, each Special Servicer, the Asset Representations Reviewer and the Operating Advisor, as of the Closing Date, that:

(i)            The Certificate Administrator is a national banking association, duly organized, validly existing and in good standing under the laws of the United States of America; the Certificate Administrator possesses and shall continue to possess all requisite authority, power, licenses, permits, franchise and approvals to conduct its business and to execute, deliver and comply with its obligations under this Agreement;

(ii)           The execution and delivery of this Agreement by the Certificate Administrator and its performance and compliance with the terms of this Agreement will not violate the Certificate Administrator’s articles of association or by-laws or shareholders’ resolutions or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Certificate Administrator is a party or which may be applicable to the Certificate Administrator or any of its assets;

(iii)         The Certificate Administrator has the full power and authority to enter into and consummate the transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

(iv)          This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Certificate Administrator, enforceable against it in accordance with the terms of this Agreement, except as such enforcement may be limited by (A) bankruptcy, insolvency, conservatorship, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally (B) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (C) public policy considerations regarding the enforceability of provisions providing or purporting to provide indemnification or contribution with respect to violations of securities laws;

(v)           The Certificate Administrator is not in violation of, and the execution and delivery of this Agreement by the Certificate Administrator and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order, law or regulation of any federal, state, municipal or governmental agency of or in the United States of America having jurisdiction, which violation would have consequences that would materially and adversely affect the financial condition of the Certificate

Administrator or might have consequences that would materially affect the ability of the Certificate Administrator to perform its duties hereunder or thereunder;

(vi)          No consent, approval, authorization or order of, or registration of filing with, or notice to any court, governmental or regulatory agency or body, is required for the execution, delivery and performance by the Certificate Administrator of this Agreement or if required, such approval has been obtained prior to the Closing Date;

(vii)        No litigation is pending or, to the best of the Certificate Administrator’s knowledge, threatened against the Certificate Administrator which would prohibit its entering into or materially and adversely affect its ability to perform its obligations under this Agreement; and

(viii)        To its actual knowledge, the Certificate Administrator is not a Risk Retention Affiliate of the Third Party Purchaser or the Centre Retaining Third Party Purchaser.

(b)          The representations and warranties set forth in paragraph (a) above shall survive the execution and delivery of this Agreement. Upon discovery by the Depositor, the Master Servicer, the Special Servicer or a Responsible Officer of the Trustee or the Certificate Administrator (or upon written notice thereof from any Certificateholder or any Serviced Companion Loan Holder) of a breach of any of the representations and warranties set forth in this Section which materially and adversely affects the interests of any party to this Agreement, the Certificateholders or any Serviced Companion Loan Holder or the interests of the Master Servicer, the Special Servicer or the Certificate Administrator in any Trust Loan or Serviced Loan Combination, the party discovering such breach shall give prompt written notice to the other parties hereto, each Certifying Certificateholder, the Serviced Companion Loan Holders and, prior to the occurrence and continuance of a Consultation Termination Event, the Controlling Class Representative.

Section 2.09       Representations, Warranties and Covenants of the Operating Advisor.

(a)          The Operating Advisor hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders and the Serviced Companion Loan Holders, and to the Depositor, the Master Servicer, each Special Servicer and the Certificate Administrator, as of the Closing Date, that:

(i)            The Operating Advisor is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware; and the Operating Advisor is in compliance with the laws of each jurisdiction in which a Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

(ii)           The execution and delivery of this Agreement by the Operating Advisor, and the performance and compliance with the terms of this Agreement by the Operating Advisor, do not violate the Operating Advisor’s organizational documents or constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or that is applicable to it or any of its assets, in each case, which does or is likely to materially and adversely affect the ability of the Operating Advisor to perform its obligations under this Agreement;

(iii)          The Operating Advisor has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

(iv)          This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Operating Advisor, enforceable against the Operating Advisor in accordance with the terms hereof, subject to (A) applicable bankruptcy, receivership, insolvency, liquidation, fraudulent transfer, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally, (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law, and (C) public policy considerations regarding the enforceability of provisions providing or purporting to provide indemnification or contribution with respect to violations of securities laws;

(v)           The Operating Advisor is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement do not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Operating Advisor’s good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Operating Advisor to perform its obligations under this Agreement;

(vi)          No litigation is pending or, to the best of the Operating Advisor’s knowledge, threatened against the Operating Advisor that would prohibit the Operating Advisor from entering into this Agreement or, in the Operating Advisor’s good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Operating Advisor to perform its obligations under this Agreement;

(vii)         The Operating Advisor has errors and omissions insurance coverage that is in full force and effect, which complies with the requirements of Section 3.08 hereof;

(viii)        The Operating Advisor is an Eligible Operating Advisor;

(ix)          The Operating Advisor possesses sufficient financial strength to fulfill its duties and responsibilities pursuant to this Agreement over the life of the Trust Fund; and

(x)            No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Operating Advisor of the transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has not been obtained or cannot be obtained prior to the Closing Date, and which, if not obtained would not have a materially adverse effect on the ability of the Operating Advisor to perform its obligations hereunder.

(b)          The representations and warranties set forth in paragraph (a) above shall survive the execution and delivery of this Agreement. Upon discovery by the Depositor, the Master Servicer, the Special Servicer or a Responsible Officer of the Trustee or the Certificate Administrator (or upon written notice thereof from any Certificateholder or any Serviced Companion Loan Holder) of a breach of any of the representations and warranties set forth in this Section which materially and adversely affects the interests of any party to this Agreement, the Certificateholders or any Serviced Companion Loan Holder or the interests of the Master Servicer, the Special Servicer or the Trustee in any Trust Loan or Serviced Loan Combination, the party discovering such breach shall give prompt written notice to the other parties hereto, each Certifying Certificateholder, the Serviced Companion Loan Holders and, prior to the occurrence and continuance of a Consultation Termination Event, the Controlling Class Representative.

Section 2.10       Representations, Warranties and Covenants of the Asset Representations Reviewer.

(a)          The Asset Representations Reviewer hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders and the Serviced Companion Loan Holders, and to the Depositor, the Master Servicer, each Special Servicer and the Certificate Administrator, as of the Closing Date, that:

(i)            The Asset Representations Reviewer is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware; and the Asset Representations Reviewer is in compliance with the laws of each jurisdiction in which a Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

(ii)           The execution and delivery of this Agreement by the Asset Representations Reviewer, and the performance and compliance with the terms of this Agreement by the Asset Representations Reviewer, do not violate the Asset Representations Reviewer’s organizational documents or constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or that is applicable to it or any of its assets, in each case, which does or is likely to materially and adversely affect the ability of the Asset Representations Reviewer to perform its obligations under this Agreement;

(iii)          The Asset Representations Reviewer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

(iv)          This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Asset Representations Reviewer, enforceable against the Asset Representations Reviewer in accordance with the terms hereof, subject to (A) applicable bankruptcy, receivership, insolvency, liquidation, fraudulent transfer, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally, (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law, and (C) public policy considerations regarding the enforceability of provisions providing or purporting to provide indemnification or contribution with respect to violations of securities laws;

(v)           The Asset Representations Reviewer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement do not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Asset Representations Reviewer’s good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Asset Representations Reviewer to perform its obligations under this Agreement;

(vi)          No litigation is pending or, to the best of the Asset Representations Reviewer’s knowledge, threatened against the Asset Representations Reviewer that would prohibit the Asset Representations Reviewer from entering into this Agreement or, in the Asset Representations Reviewer’s good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Asset Representations Reviewer to perform its obligations under this Agreement;

(vii)         The Asset Representations Reviewer has errors and omissions insurance coverage that is in full force and effect, which complies with the requirements of Section 3.08 hereof;

(viii)        The Asset Representations Reviewer is an Eligible Asset Representations Reviewer; and

(ix)         No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Asset Representations Reviewer of the transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has not been obtained or cannot be obtained prior to the Closing Date, and which, if not obtained would not have a materially adverse effect on the ability of the Asset Representations Reviewer to perform its obligations hereunder.

(b)          The representations and warranties set forth in paragraph (a) above shall survive the execution and delivery of this Agreement. Upon discovery by the Depositor, the Master Servicer, the Special Servicer or a Responsible Officer of the Trustee or the Certificate Administrator (or upon written notice thereof from any Certificateholder or any Serviced Companion Loan Holder) of a breach of any of the representations and warranties set forth in this Section which materially and adversely affects the interests of any party to this Agreement, the Certificateholders or any Serviced Companion Loan Holder or the interests of the Master Servicer, the Special Servicer or the Trustee in any Trust Loan or Serviced Loan Combination, the party discovering such breach shall give prompt written notice to the other parties hereto, each Certifying Certificateholder, the Serviced Companion Loan Holders and, prior to the occurrence and continuance of a Consultation Termination Event, the Controlling Class Representative.

Section 2.11       Execution and Delivery of Certificates; Issuance of Lower-Tier Regular Interests, Woodlands Mall Regular Interests and Centre Regular Interests.

The Trustee (i) acknowledges the assignment to it of the Mortgage Loans and the Trust Subordinate Companion Loans and the delivery of the related Mortgage Files to the Custodian (to the extent the documents constituting the Mortgage Files are actually delivered to the Custodian), subject to the provisions of Sections 2.01 and 2.02 of this Agreement, (ii) concurrently with such delivery described in clause (i), declares that it holds the Mortgage Loans and the Trust Subordinate Companion Loans (exclusive of Excess Interest) for the benefit of the Holders of the Class R Certificates (in respect of the Lower-Tier Residual Interest) and the holder(s) of the Lower-Tier Regular Interests, and (iii) concurrently with such delivery described in clause (i), declares that it holds the Excess Interest for the benefit of the Holders of the Excess Interest Certificates. Concurrently with such delivery described in clause (i) of the prior sentence, (i) the Lower-Tier Regular Interests, the Woodlands Mall Regular Interests, the Centre Regular Interests, the Lower-Tier Residual Interest, the Woodlands Mall Residual Interest and the Centre Residual Interest shall be issued, and the Trustee and Certificate Administrator acknowledge the issuance thereof, in exchange for the assets of the Lower-Tier REMIC, the Woodlands Mall REMIC and the Centre REMIC, as applicable, (ii) the Depositor hereby conveys all right, title and interest in and to the Lower-Tier Regular Interests, the Woodlands Mall Regular Interests and the Centre Regular Interests and other property constituting the Upper-Tier REMIC to the Trustee, receipt of which is hereby acknowledged, (iii) the Trustee acknowledges and hereby declares that it holds the same on behalf of the Holders of the Class R Certificates (in respect of the Upper-Tier Residual Interest), the Grantor Trust (in respect of the Class VRR Upper-Tier Regular Interest) and the Holders of the Non-Vertically Retained Pooled Regular Certificates, and (iv) in exchange for the conveyance described in the immediately preceding clause (ii), (A) the Class VRR Upper-Tier Regular Interest (together with the other classes of REMIC regular interests in the Upper-Tier REMIC) and the Upper-Tier Residual Interest shall be issued, and (B) the Certificate Administrator shall execute and cause to be authenticated and delivered to and upon the order of the Depositor, (1) the Non-Vertically Retained Pooled Regular Certificates, and (2) the Class R Certificates (representing the Lower-Tier Residual Interest, the Woodlands Mall Residual Interest, the Centre Residual Interest and the Upper-Tier Residual Interest), registered in the names set forth in such order and duly authenticated by the Certificate Administrator. The Depositor hereby conveys all right, title and interest in and to any VRR Specific Grantor Trust Assets, any Class S Specific Grantor Trust Assets and any other property constituting the Grantor Trust to the Trustee, receipt of which is hereby acknowledged. The Certificate Administrator shall execute and cause to be authenticated and delivered to and upon the order of the Depositor, the Grantor Trust Certificates in exchange for the conveyance pursuant to the prior sentence.

Section 2.12       Miscellaneous REMIC and Grantor Trust Provisions.

(a)           The Class LA-1, Class LA-2, Class LA-3, Class LA-4, Class LA-5, Class LA-AB, Class LA-S, Class LB, Class LC, Class LD, Class LE, Class LF-RR, Class LG-RR, Class LJ-RR and Class LVRR Lower-Tier Regular Interests are hereby designated as “regular interests” in the Lower-Tier REMIC within the meaning of Code Section 860G(a)(1), and the Lower-Tier Residual Interest (evidenced by the Class R Certificates) is hereby designated as the sole class of “residual interests” in the Lower-Tier REMIC within the meaning of Code Section 860G(a)(2). The Class LWM-A, Class LWM-B, Class LWM-C and Class LWMRR Woodlands Mall Regular Interests are hereby designated as “regular interests” in the Woodlands Mall REMIC within the meaning of Code Section 860G(a)(1), and the Woodlands Mall Residual Interest (evidenced by the Class R Certificates) is hereby designated as the sole class of “residual interests” in the Woodlands Mall REMIC within the meaning of Code Section 860G(a)(2). The Class LTC-A, Class LTC-B, Class LTC-C, Class LTC-D, Class LTC-E and Class LTCRR Centre Regular Interests are hereby designated as “regular interests” in the Centre REMIC within the meaning of Code Section 860G(a)(1), and the Centre Residual Interest (evidenced by the Class R Certificates) is hereby designated as the sole class of “residual interests” in the Centre REMIC within the meaning of Code Section 860G(a)(2).

(b)           The Non-Vertically Retained Pooled Regular Certificates, the Loan-Specific Certificates and the Class VRR Upper-Tier Regular Interest are hereby designated as “regular interests” in the Upper-Tier REMIC within the meaning of Code Section 860G(a)(1), and the Upper-Tier Residual Interest (evidenced by the Class R Certificates) is hereby designated as the sole class of “residual interests” in the Upper-Tier REMIC within the meaning of Code Section 860G(a)(2).

(c)            The Closing Date is hereby designated as the “Startup Day” of each Trust REMIC. The “latest possible maturity date” for purposes of Code Section 860G(a)(1) of (i) the Woodlands Mall Regular Interests and the Woodlands Mall Loan-Specific Certificates is the Rated Final Distribution Date for the rated Woodlands Mall Loan-Specific Certificates; (ii) the Centre Regular Interests and the Centre Loan-Specific Certificates is the Rated Final Distribution Date for the rated Centre Loan-Specific Certificates; and (iii) the Lower-Tier Regular Interests and the Pooled Regular Certificates is the Rated Final Distribution Date for the rated Pooled Certificates.

(d)           None of the Depositor, the Trustee, the Master Servicer, the Special Servicer, the Operating Advisor or the Certificate Administrator shall enter into any arrangement by which the Trust Fund will receive a fee or other compensation for services other than as specifically contemplated herein.

(e)            The Class S Certificates shall represent undivided beneficial interests in the portion of the Trust Fund consisting of the Class S Specific Grantor Trust Assets,

distributions thereon and proceeds thereof, which portion will be treated as part of a “grantor trust” within the meaning of subpart E, part I of subchapter J of the Code. The VRR Interest shall represent undivided beneficial interests in the portion of the Trust Fund consisting of the VRR Specific Grantor Trust Assets, distributions thereon and proceeds thereof, which portion will be treated as part of a “grantor trust” within the meaning of subpart E, part I of subchapter J of the Code.

Article III

ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS AND TRUST SUBORDINATE COMPANION LOANS

Section 3.01       Master Servicer to Act as Master Servicer; Administration of the Mortgage Loans and Trust Subordinate Companion Loans; Sub-Servicing Agreements; Outside Serviced Mortgage Loans.

(a)            The Master Servicer (with respect to the Performing Serviced Loans) and the Special Servicer (with respect to the Specially Serviced Loans and, to the extent provided in this Agreement, the Performing Serviced Loans), each as an independent contractor, shall service and administer the Mortgage Loans (other than the Outside Serviced Mortgage Loans, which will be serviced, together with the related Outside Serviced Companion Loans, pursuant to the applicable Outside Servicing Agreement) and the Serviced Companion Loans on behalf of the Trust Fund and the Trustee (for the benefit of the Certificateholders or, with respect to each Serviced Loan Combination, for the benefit of the Certificateholders and the related Serviced Companion Loan Holders as a collective whole as if such Certificateholders and Serviced Companion Loan Holders constituted a single lender (and, in the case of a Serviced AB Loan Combination, taking into account the subordinate nature of the related Subordinate Companion Loan(s)), subject to the terms and conditions of the related Co-Lender Agreement) in accordance with: (i) any and all applicable laws; (ii) the express terms of this Agreement, the respective Serviced Mortgage Loans or Serviced Loan Combinations and, in the case of the Serviced Loan Combinations, the related Co-Lender Agreement; and (iii) the Servicing Standard. To the extent consistent with the foregoing and subject to any express limitations set forth in this Agreement and any related Co-Lender Agreement or mezzanine loan intercreditor agreement, the Master Servicer and Special Servicer shall seek to maximize the timely and complete recovery of principal and interest on the Mortgage Loans (other than the Outside Serviced Mortgage Loans) and the Serviced Companion Loans. Subject only to the Servicing Standard, the Master Servicer and Special Servicer shall have full power and authority, acting alone or, in the case of the Master Servicer only, through Sub-Servicers (subject to paragraph (c) of this Section 3.01 and to Section 3.02 of this Agreement), to do or cause to be done any and all things in connection with such servicing and administration which it may deem consistent with the Servicing Standard and, in its judgment exercised in accordance with the Servicing Standard, in the best interests of the Certificateholders and, in the case of a Serviced Loan Combination, the related Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, in the case of a Serviced Loan Combination, the related Serviced Companion Loan Holder(s) constituted a single lender (and, in the case of a Serviced AB Loan Combination, taking into account the subordinate nature of the related Subordinate Companion Loan(s)), subject to the terms and conditions of the related Co-Lender Agreement), including, without limitation, with respect to each Mortgage Loan and Serviced Companion Loan, (A) other than with respect to the Outside Serviced Mortgage Loans, to prepare, execute and deliver, on behalf of the Certificateholders, the Serviced Companion Loan Holders and the Trustee or any of them: (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien on each Mortgaged Property and related collateral; (ii) subject to Sections 3.07, 3.09, 3.10 and 3.24 of this Agreement, any modifications, waivers, consents or amendments to or with respect to any documents contained in the related Mortgage File or defeasance of any Mortgage Loan or Serviced Companion Loan; and (iii) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loan (and any related Serviced Companion Loan) or the related Mortgaged Property; and (B) including with respect to the Outside Serviced Mortgage Loans, to direct, manage, prosecute and/or defend any action, suit or proceeding of any kind filed in the name of the Master Servicer or Special Servicer in their respective capacity on behalf of the Trustee or the Trust. Notwithstanding the foregoing, neither the Master Servicer nor the Special Servicer shall modify, amend, waive or otherwise consent to any change of the terms of any Mortgage Loan or Serviced Companion Loan except under the circumstances described in Sections 3.03, 3.07, 3.09, 3.10 and 3.24 of this Agreement. The Master Servicer and Special Servicer shall service and administer the Mortgage Loans (other than the Outside Serviced Mortgage Loans), the Serviced Companion Loans and each related REO Property in accordance with applicable law and the terms thereof and hereof and the terms of any applicable Co-Lender Agreements and intercreditor agreements and shall provide to the Mortgagors any reports required to be provided to them thereby.

Subject to Section 3.11 of this Agreement, the Trustee shall, upon the receipt of a written request of a Servicing Officer, execute and deliver (i) to the Master Servicer, any powers of attorney substantially in the form of Exhibit AA-1 to this Agreement or such other form as mutually agreed to by the Trustee and the Master Servicer, (ii) to the Special Servicer, any powers of attorney in the form of Exhibit AA-2 to this Agreement or such other form as mutually agreed to by the Trustee and the Special Servicer, and (iii) to the Master Servicer or Special Servicer, as applicable, other documents reasonably acceptable to the Trustee prepared by the Master Servicer and Special Servicer and necessary or appropriate (as certified in such written request) to enable the Master Servicer and Special Servicer to carry out their servicing and administrative duties hereunder. Notwithstanding anything contained herein to the contrary, none of the Master Servicer, the Special Servicer or any Sub-Servicer shall, without the Trustee’s written consent: (i) initiate any action, suit or proceeding solely under the Trustee’s name without indicating the Master Servicer’s or Special Servicer’s, as applicable, representative capacity, unless prohibited by any requirement of the applicable jurisdiction in which any such action, suit or proceeding is brought and if so prohibited, in the manner required by such jurisdiction (provided that the Master Servicer or the Special Servicer, as applicable, shall then provide five (5) Business Days’ written notice to the Trustee of the initiation of such action, suit or proceeding (or such shorter time period as is reasonably required in the judgment of the Master Servicer or the Special Servicer, as applicable, made in accordance with the Servicing Standard) prior to filing such action, suit or proceeding), and shall not be required to obtain the Trustee’s consent or indicate the Master Servicer’s or the Special Servicer’s, as applicable, representative capacity; or (ii) take any action with the intent to cause, and that actually causes, the Trustee to be registered to do business in any state. Each of the Master Servicer, the Special Servicer and any Sub-Servicer shall indemnify the Trustee for any and all costs, liabilities and expenses incurred by the Trustee in connection with the negligent or willful misuse of such powers of attorney by the Master Servicer or the Special Servicer or its agents or subcontractors, as applicable.

(b)           Unless otherwise provided in the related Loan Documents, the Master Servicer shall apply any partial principal prepayment received on a Serviced Loan on a date other than a Due Date, to the principal balance of such Mortgage Loan as of the Due Date immediately following the date of receipt of such partial principal prepayment. Unless otherwise provided in the related Loan Documents, the Master Servicer shall apply any amounts received on “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act, or any other securities that comply with Treasury Regulations Section 1.860G-2(a)(8)(ii) (which shall not be redeemed by the Master Servicer prior to the maturity thereof) in respect of such a Serviced Loan being defeased pursuant to its terms to the principal balance of and interest on such Serviced Loan as of the Due Date immediately following the receipt of such amounts. If with respect to any Serviced Loan the related Loan Documents permit the lender, at its option, prior to an event of default under the related Serviced Loan, to apply amounts held in any reserve account as a prepayment or to hold such amounts in a reserve account, the Master Servicer shall hold such amounts in the applicable reserve account and may not apply such amounts as a prepayment until the occurrence of an event of default under the related Serviced Loan; provided that any such amounts may be used, if permitted under the related Loan Documents, to defease the related Serviced Loan or, upon an event of default under the related Serviced Loan, to prepay the Serviced Loan.

(c)            The Master Servicer may enter into Sub-Servicing Agreements with third parties (including a party that has previously been engaged as a Subcontractor) with respect to any of its obligations hereunder, provided that (i) any such agreement shall be consistent with the provisions of this Agreement, (ii) any such agreement shall be consistent with the Servicing Standard, (iii) other than with respect to any Mortgage Loan Seller Sub-Servicer, the Depositor has consented to the related Sub-Servicer, (iv) any such agreement shall provide that, following receipt of the applicable Mortgage Loan Purchase Agreement from the Depositor, the Master Servicer shall provide a copy of the applicable Mortgage Loan Purchase Agreement to the related Sub-Servicer, and that such Sub-Servicer shall notify the Master Servicer in writing within five (5) Business Days after such Sub-Servicer discovers or receives notice alleging a Document Defect or a Breach or receives a Repurchase Communication of a Repurchase Request, a Repurchase Request Withdrawal, a Repurchase or a Repurchase Request Rejection; (v) the Master Servicer shall notify the applicable Mortgage Loan Seller of any such agreement (other than any Sub-Servicing Agreement in place on the Closing Date with a Mortgage Loan Seller Sub-Servicer); (vi) any assignment of such Sub-Servicing Agreement by the related Sub-Servicer (other than an assignment to the Master Servicer) shall be subject to the prior written consent of the Depositor (which consent shall not be unreasonably withheld, conditioned or delayed); (vii) any amendment or modification of such Sub-Servicing Agreement shall be subject to the prior written consent of the Depositor (which consent shall not be unreasonably withheld, conditioned or delayed) if the Master Servicer determines that, as a result of such amendment or modification, the Sub-Servicer would become a “servicer” within the meaning of Item 1101 of Regulation AB that (1) meets the criteria in Item 1108(a)(2)(i), (ii) or (iii) of Regulation AB or (2) meets the criteria in Item 1108(a)(2)(iii) of Regulation AB and services 20% or more of the pool assets; (viii) any such Sub-Servicing Agreement shall provide that it may be assumed by the Trustee or its designee, if the Trustee or its designee has assumed the duties of the Master Servicer, or by any successor Master Servicer without cost or obligation to the assuming party or the Trust Fund, upon the assumption by such party of the obligations of the Master Servicer pursuant to Section 7.02 hereof; (ix) any such Sub-Servicing Agreement shall provide that the Trustee (for the benefit of the Certificateholders and the related Companion Loan Holder (if applicable) and the Trust (as holder of the Lower-Tier Regular Interests, the Woodlands Mall Regular Interests and the Centre Regular Interests) shall be a third party beneficiary under such Sub-Servicing Agreement, but that (except to the extent the Trustee or its designee assumes the obligations of such party thereunder as contemplated herein) none of the Trust, the Trustee, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator, the Master Servicer or Special Servicer, as applicable, any successor master servicer or special servicer or any Certificateholder (or the related Companion Loan Holder, if applicable) shall have any duties under such Sub-Servicing Agreement or any liabilities arising therefrom; (ix) any such Sub-Servicing Agreement shall provide that the Sub-Servicer shall be in default under the related Sub-Servicing Agreement and such Sub-Servicing Agreement shall be terminated (unless such default is waived by the Depositor in writing) if the Sub-Servicer fails (A) to deliver by the due date (which may take into account any grace period permitted pursuant to this Agreement) any Exchange Act reporting items required to be delivered to the Master Servicer, the Certificate Administrator or the Depositor under Article X or under the Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the Depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in the Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required for any party to this Agreement to perform its obligations under Article X or under the Exchange Act reporting requirements of any other pooling and servicing agreement that the Depositor is a party to; (x) any such Sub-Servicing Agreement shall comply with the requirements set forth in Section 10.17 of this Agreement; (xi) no Sub-Servicer shall be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the related Loan Documents, without the consent of the Master Servicer; and (x) no Sub-Servicer retained by the Master Servicer shall be the Third Party Purchaser, the Centre Retaining Third Party Purchaser, the Operating Advisor, the Asset Representations Reviewer or any of their respective Risk Retention Affiliates. Any such Sub-Servicing Agreement may permit the Sub-Servicer to delegate its duties to agents or subcontractors so long as the related agreements or arrangements with such agents or subcontractors are consistent with the provisions of this Section 3.01(c). The Master Servicer shall be responsible for paying the servicing fees of any Sub-Servicer retained by it. The Master Servicer shall, upon request, provide a copy of each Sub-Servicing Agreement (and any assignment thereof) entered into by it to the Depositor. A Sub-Servicer may be an affiliate of the Depositor, the Master

Servicer or the Special Servicer. The Special Servicer shall not appoint sub-servicers with respect to any of its servicing obligations and duties under this Agreement.

Any Sub-Servicing Agreement, and any other transactions or services relating to the Mortgage Loans and/or Serviced Loan Combinations involving a Sub-Servicer, shall be deemed to be between the Master Servicer and such Sub-Servicer alone, and the Trustee, the Certificate Administrator, the Custodian, the Operating Advisor, the Trust Fund and the Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities (including, without limitation, any obligation to pay any termination fee to any Sub-Servicer as a result of the termination of any Sub-Servicing Agreement) with respect to the Sub-Servicer, except as set forth in Section 3.01(d) of this Agreement and no provision herein may be construed so as to require the Trust Fund to indemnify any such Sub-Servicer.

As part of its servicing activities hereunder, the Master Servicer for the benefit of the Trustee, the Certificateholders and, if applicable, the Serviced Companion Loan Holders, shall (at no expense to the Trustee, the Certificateholders, the Serviced Companion Loan Holders or the Trust) monitor the performance and enforce the obligations of each of its Sub-Servicers under the related Sub-Servicing Agreement (except that, to the extent provided in Article X hereof, the Master Servicer shall be required only to use commercially reasonable efforts to cause any Mortgage Loan Seller Sub-Servicer to comply with the requirements of Article X hereof). Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as is in accordance with the Servicing Standard and the terms of this Agreement. The Master Servicer shall have the right to remove a Sub-Servicer retained by it in accordance with the terms of the related Sub-Servicing Agreement.

(d)            If the Trustee or any successor Master Servicer assumes the obligations of the Master Servicer in accordance with Section 7.02, the Trustee or such successor, as applicable, to the extent necessary to permit the Trustee or such successor, as applicable, to carry out the provisions of Section 7.02, shall, without act or deed on the part of the Trustee or such successor, as applicable, succeed to all of the rights and obligations of the Master Servicer under any Sub-Servicing Agreement entered into by the Master Servicer pursuant to Section 3.01(c) of this Agreement. In such event, the Trustee or the successor Master Servicer, as applicable, shall be deemed to have assumed all of the Master Servicer’s interest therein (but not any liabilities or obligations in respect of acts or omissions of the Master Servicer prior to such deemed assumption) and to have replaced the Master Servicer as a party to such Sub-Servicing Agreement to the same extent as if such Sub-Servicing Agreement had been assigned to the Trustee or such successor Master Servicer, as applicable, except that the Master Servicer shall not thereby be relieved of any liability or obligations under such Sub-Servicing Agreement that accrued prior to the succession of the Trustee or the successor Master Servicer, as applicable.

In the event that the Trustee or any successor Master Servicer assumes the servicing obligations of the Master Servicer, upon request of the Trustee or such successor Master Servicer, as applicable, the Master Servicer shall at its own expense deliver or cause to be delivered to the Trustee or such successor Master Servicer, as applicable, all documents and records relating to any

Sub-Servicing Agreement and the Trust Loans then being serviced thereunder and an accounting of amounts collected and held by it, if any, and will otherwise use its reasonable efforts to effect the orderly and efficient transfer of any Sub-Servicing Agreement to the Trustee or the successor Master Servicer, as applicable.

(e)            The parties hereto acknowledge that each Serviced Loan Combination is subject to the terms and conditions of the related Co-Lender Agreement and recognize the respective rights and obligations of the Trust, as holder of the related Mortgage Loan and any related Trust Subordinate Companion Loan, and of the related Serviced Companion Loan Holder(s) under the related Co-Lender Agreement, including: (i) with respect to the allocation of collections on or in respect of such Serviced Loan Combination, and the making of remittances, to the Trust, as holder of the related Mortgage Loan and any related Trust Subordinate Companion Loan, and to the related Serviced Companion Loan Holder(s); (ii) with respect to the allocation of expenses and losses relating to such Serviced Loan Combination to the Trust, as holder of the related Mortgage Loan and any related Trust Subordinate Companion Loan, and to the related Serviced Companion Loan Holder(s); (iii) any consultation, consent and Special Servicer appointment rights of a related Serviced Companion Loan Holder or its Companion Loan Holder Representative, including those specified in this Agreement; (iv) any right of a related Companion Loan Holder to attend (in-person or telephonically) annual meetings with the Master Servicer or the Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, for the purpose of discussing servicing issues related to such Serviced Loan Combination; (v) any right of a related Companion Loan Holder to cure certain defaults under the related Serviced Loan Combination; and (vi) any right of a related Companion Loan Holder to purchase the related Split Mortgage Loan from the Trust Fund (together with any other related Serviced Pari Passu Companion Loans, if applicable). With respect to any Serviced Loan Combination, the Master Servicer (if such Serviced Loan Combination is a Performing Serviced Loan) or the Special Servicer (if such Serviced Loan Combination has become a Specially Serviced Loan or the related Mortgaged Property has been converted to an REO Property) shall prepare and provide to the related Serviced Companion Loan Holder(s) (or its Companion Loan Holder Representative), or, if applicable, the master servicer or special servicer for the related Other Securitization Trust, on its behalf, all notices, reports, statements and communications to be delivered by the holder of the related Mortgage Loan under the related Co-Lender Agreement, and shall perform all duties and obligations to be performed by a servicer and perform all servicing-related duties and obligations to be performed by the holder of the related Mortgage Loan pursuant to the related Co-Lender Agreement. Furthermore, to the extent not otherwise expressly included herein, any provisions required to be included herein pursuant to any Co-Lender Agreement for a Serviced Loan Combination are deemed incorporated herein by reference, and the parties hereto shall comply with those provisions as if set forth herein in full. In the event of any conflict between this Agreement and a Co-Lender Agreement with respect to a Serviced Pari Passu Loan Combination, the terms of such Co-Lender Agreement shall control with respect to such Serviced Pari Passu Loan Combination.

With respect to any Serviced Outside Controlled Mortgage Loan (including any Servicing Shift Mortgage Loan prior to the related Servicing Shift Date), subject to the rights of the Controlling Class Representative under this Agreement and any applicable consultation rights of the Operating Advisor (to the extent set forth in Section 3.29(f)), the Master Servicer (if such Serviced Outside Controlled Mortgage Loan is a Performing Serviced Loan and the matter does not involve a Major Decision or Special Servicer Decision) or the Special Servicer (if such Serviced Outside Controlled Mortgage Loan is a Specially Serviced Loan or if such Serviced Outside Controlled Mortgage Loan is a Performing Serviced Loan and the matter involves a Major Decision or Special Servicer Decision) shall be entitled to exercise the rights and powers granted under the related Co-Lender Agreement to the “Non-Controlling Note Holder” (as such term or any analogous term is defined in the related Co-Lender Agreement).

(f)            Notwithstanding anything to the contrary herein, (a) at no time shall the Master Servicer or the Trustee be required to make any P&I Advance on any Companion Loan other than a Trust Subordinate Companion Loan and (b) if the Mortgage Loan and any related Trust Subordinate Companion Loan (or the related REO Property) that is part of a Serviced Loan Combination is no longer part of the Trust Fund, neither the Master Servicer nor the Trustee, as the case may be, shall have any obligation to make any Property Advance on such Serviced Loan Combination. If pursuant to the foregoing sentence, the Master Servicer does not intend to make a Property Advance with respect to a Serviced Loan Combination that the Master Servicer would have made if the related Mortgage Loan or REO Property were still part of the Trust Fund, the Master Servicer shall promptly notify the holder of the related Serviced Companion Loan of its intention to no longer make such Property Advances and shall additionally promptly notify such holder of any required Property Advance it would have otherwise made upon becoming aware of the need for such Property Advance. Additionally, at the time the Mortgage Loan relating to a Serviced Loan Combination is removed from the Trust Fund, the Master Servicer shall deliver to the related Serviced Companion Loan Holder (or the master servicer of any securitization of the related Serviced Companion Loan) (i) a copy of the most recent inspection report and the inspection report for the prior calendar year, (ii) copies of all financial statements collected from the related Mortgagor for the most recent calendar year and the prior calendar year, (iii) a copy of the most recent Appraisal and any other Appraisal done in the prior year and (iv) a copy of all tax and insurance bills for the current calendar year and the prior calendar year.

(g)           Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that the Master Servicer’s and the Special Servicer’s obligations and responsibilities hereunder and the Master Servicer’s and the Special Servicer’s authority with respect to each Outside Serviced Mortgage Loan and each Outside Serviced Companion Loan related to the Outside Serviced Mortgage Loans are limited by and subject to the terms of the related Co-Lender Agreement and this Agreement and the rights of the related Outside Servicer and the related Outside Special Servicer with respect thereto under the applicable Outside Servicing Agreement. The parties further recognize the respective rights and obligations of the related Outside Trustee and/or the Outside Serviced Companion Loan Holders (or the representatives thereof) under each respective Co-Lender Agreement including with respect to the allocation of collections on or in respect of an Outside Serviced Loan Combination in accordance with the related Co-Lender Agreement. The Master Servicer shall cooperate with the Certificate Administrator, on behalf of the Trust, in connection with the enforcement of the rights by the Trustee (as holder of the

Outside Serviced Mortgage Loans) under each related Co-Lender Agreement and each applicable Outside Servicing Agreement. The Master Servicer or Special Servicer, as applicable, (under the power of attorney granted by the Trustee) shall take such actions as it shall deem reasonably necessary to facilitate the servicing of each Outside Serviced Companion Loan by the related Outside Servicer and the related Outside Special Servicer, including, but not limited to, delivering appropriate requests for release to the Custodian (if any) in order to deliver any portion of the related Mortgage Files to the related Outside Servicer or related Outside Special Servicer under the applicable Outside Servicing Agreement.

To the extent that the Trust, as holder of an Outside Serviced Mortgage Loan for the benefit of the Certificateholders, is entitled to (i) consent to or approve any modification, waiver or amendment of such Outside Serviced Mortgage Loan or (ii) exercise any consultation rights with respect to “Major Decisions” or “Material Actions” (as such term or any analogous term is defined in the applicable Outside Servicing Agreement) in connection with such Outside Serviced Mortgage Loan or any related REO Property or any consultation rights with respect to the implementation of “Asset Status Reports” (as such term or any analogous term is defined in the applicable Outside Servicing Agreement), then the following party or parties (to the extent notified by the appropriate party to the applicable Outside Servicing Agreement of any matter requiring the exercise of consent, approval or consultation rights) shall actually exercise such consent, approval or consultation rights, and the respective parties to this Agreement shall take such actions as are reasonably necessary to allow the following party or parties to exercise such consent, approval or consultation rights: (a) the Controlling Class Representative (unless a Control Termination Event exists or such Outside Serviced Mortgage Loan is an Excluded Mortgage Loan) or the Master Servicer (if a Control Termination Event exists or such Outside Serviced Mortgage Loan is an Excluded Mortgage Loan) shall exercise any such consent or approval rights, in each case in accordance with Section 3.01(i); and (b) the Controlling Class Representative (unless a Consultation Termination Event exists or such Outside Serviced Mortgage Loan is an Excluded Mortgage Loan) or the Master Servicer (if a Consultation Termination Event exists or such Outside Serviced Mortgage Loan is an Excluded Mortgage Loan) shall exercise any such consultation rights entitled to be exercised by the holder of such Outside Serviced Mortgage Loan in accordance with Section 3.01(i); provided, that after the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event, any such consultation rights shall be exercised by the Master Servicer or the Controlling Class Representative, as applicable, jointly with the Operating Advisor (but, in the case of the Operating Advisor, only with respect to matters similar to Major Decisions). The Special Servicer shall only be obligated to forward any requests received from the Outside Servicer or the Outside Special Servicer, as applicable, for such consent and/or consultation to the Master Servicer (who shall forward any such request to the Controlling Class Representative except if a Control Termination Event or Consultation Termination Event, as applicable, has occurred and is continuing or if such Outside Serviced Mortgage Loan is an Excluded Mortgage Loan and, following the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event, to the Operating Advisor), and the Special Servicer shall have no right or obligation to exercise any such consent or consultation rights.

In addition to such consent, approval or consultation rights, the Controlling Class Representative (if no Control Termination Event has occurred and is continuing and the related Outside Serviced Mortgage Loan is not an Excluded Mortgage Loan) and the Special Servicer (if a Control Termination Event has occurred and is continuing), on behalf of the Trust, as holder of each Outside Serviced Mortgage Loan for the benefit of the Certificateholders, will have the right (exercisable in its sole discretion), to the extent provided in the related Co-Lender Agreement and/or the applicable Outside Servicing Agreement, to attend (in-person or telephonically) annual meetings with the related Outside Servicer or Outside Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the related Outside Servicer or Outside Special Servicer, as applicable, for the purpose of discussing servicing issues related to such Outside Serviced Loan Combination.

None of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Custodian or the Trustee shall have any obligation or authority to supervise any Outside Servicer, any Outside Special Servicer, any Outside Trustee or any other party to the applicable Outside Servicing Agreement or to make Property Advances with respect to any of the Outside Serviced Mortgage Loans or a Companion Loan related to an Outside Serviced Mortgage Loan. The obligation of the Master Servicer and the Special Servicer to provide information to the Trustee or any other Person with respect to the Outside Serviced Mortgage Loans and any Outside Serviced Companion Loan related to an Outside Serviced Mortgage Loan is dependent on their receipt of the corresponding information from the related Outside Servicer or the related Outside Special Servicer, as applicable.

(h)           The parties hereto acknowledge that each Outside Serviced Loan Combination is subject to the terms and conditions of the respective Co-Lender Agreement and further acknowledge that, pursuant to the respective Co-Lender Agreement, (i) the related Outside Serviced Mortgage Loan and the related Outside Serviced Companion Loans are to be serviced and administered by the related Outside Servicer and Outside Special Servicer in accordance with the applicable Outside Servicing Agreement, and (ii) in the event that the applicable Outside Serviced Companion Loan is no longer part of the trust fund created by the applicable Outside Servicing Agreement and the related Outside Serviced Mortgage Loan remains an asset of the Trust Fund, then, as set forth in the related Co-Lender Agreement, the related Outside Serviced Loan Combination shall be serviced in accordance with the applicable provisions of the applicable Outside Servicing Agreement as if such agreement was still in full force and effect with respect to the related Outside Serviced Loan Combination, until such time as a new servicing agreement has been agreed to by the parties to the related Co-Lender Agreement in accordance with the provisions of such agreement and confirmation has been obtained from the Rating Agencies that such new servicing agreement would not result in a downgrade, qualification or withdrawal of the then current ratings of any Class of Certificates then outstanding and any other requirements applicable to the related Outside Serviced Mortgage Loan.

(i)            The parties hereto acknowledge that each Outside Serviced Mortgage Loan is subject to the terms and conditions of the related Co-Lender Agreement. With respect to each Outside Serviced Loan Combination, the parties hereto recognize the respective rights and obligations of the related Outside Serviced Loan Combination Noteholders under the related Co-Lender Agreement, including with respect to the allocation of collections and losses on or in respect of the related Outside Serviced Mortgage Loan and the related Outside Serviced Companion Loan(s) and the making of payments to the related

Outside Serviced Loan Combination Noteholders in accordance with the related Co-Lender Agreement and the applicable Outside Servicing Agreement. The parties hereto further acknowledge that, pursuant to the related Co-Lender Agreement, each Outside Serviced Mortgage Loan and the related Outside Serviced Companion Loan(s) are to be serviced and administered by the related Outside Servicer and Outside Special Servicer in accordance with the applicable Outside Servicing Agreement, and that payments allocated to each Outside Serviced Mortgage Loan and the related Outside Serviced Companion Loans pursuant to the applicable Outside Servicing Agreement and the related Co-Lender Agreement are to be made by related Outside Servicer. Although each Outside Serviced Mortgage Loan is not serviced and administered hereunder, the Master Servicer and the Special Servicer hereunder for each such Outside Serviced Mortgage Loan shall have certain duties as set forth herein and shall constitute the “Master Servicer” and “Special Servicer” hereunder with respect to each such Outside Serviced Mortgage Loan.

If there are at any time amounts due from the Trust, as holder of an Outside Serviced Mortgage Loan, to any party under the related Co-Lender Agreement or the applicable Outside Servicing Agreement, the Master Servicer shall pay such amounts out of the Collection Account. If a party to the applicable Outside Servicing Agreement related to an Outside Serviced Mortgage Loan requests the Master Servicer, Special Servicer, Trustee, Certificate Administrator or Custodian to consent to, or consult with respect to, a modification, waiver or amendment of, or other loan-level action related to, such Outside Serviced Mortgage Loan (except a modification, waiver or amendment of the applicable Outside Servicing Agreement or the related Co-Lender Agreement which shall not be subject to the operation of this sentence but shall instead be subject to the operation of the provisions below in this paragraph), the party hereto that receives such request shall (but in the case of the Special Servicer subject to the limitation that it shall only be required to deliver any such request to the Master Servicer) promptly deliver a copy of such request to the Controlling Class Representative (if no Control Termination Event (in the case of consent rights) or Consultation Termination Event (in the case of consultation rights) exists and such Outside Serviced Mortgage Loan is not an Excluded Mortgage Loan) or to the Master Servicer (if a Control Termination Event (in the case of consent rights) or Consultation Termination Event (in the case of consultation rights) exists or such Outside Serviced Mortgage Loan is an Excluded Mortgage Loan), as applicable, and, following the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event, to the Operating Advisor, and (a) any such consent rights shall be exercised by the Controlling Class Representative (unless a Control Termination Event exists or such Outside Serviced Mortgage Loan is an Excluded Mortgage Loan) or by the Master Servicer (if a Control Termination Event exists or such Outside Serviced Mortgage Loan is an Excluded Mortgage Loan) and (b) any such consultation rights shall be exercised by the Controlling Class Representative (unless a Consultation Termination Event exists or such Outside Serviced Mortgage Loan is an Excluded Mortgage Loan) or by the Master Servicer (if a Consultation Termination Event exists or such Outside Serviced Mortgage Loan is an Excluded Mortgage Loan); provided, that after the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event, any such consultation rights shall be exercised by the Master Servicer or the Controlling Class Representative, as applicable, jointly with the Operating Advisor (but, in the case of the Operating Advisor, only with respect to matters similar to Major Decisions); and provided, further, that, if such Outside Serviced Mortgage Loan were serviced hereunder and such action would not be permitted without Rating Agency Confirmation, then the Controlling Class Representative or the Master Servicer, as applicable, shall not exercise any such right of consent without first having obtained (or having caused the related Outside Servicer or Outside Special Servicer to obtain) or received such Rating Agency Confirmation (payable at the expense of the party making such request for consent or approval if such requesting party is a Certificateholder or a party to this Agreement, and otherwise from the Collection Account). If a Responsible Officer of the Trustee, Certificate Administrator or Custodian receives actual notice of a termination event under the applicable Outside Servicing Agreement, then the Trustee, Certificate Administrator or Custodian, as applicable, shall notify the Master Servicer (in writing), and the Master Servicer shall act in accordance with the instructions of (prior to the occurrence of a Control Termination Event) the Controlling Class Representative in accordance with the applicable Outside Servicing Agreement with respect to such termination event (provided that the Master Servicer shall only be required to comply with such instructions if such instructions are in accordance with the applicable Outside Servicing Agreement and not inconsistent with this Agreement); provided that, if such instructions are not provided within a reasonable time period (not to exceed ten (10) Business Days or such lesser response time as is afforded under the applicable Outside Servicing Agreement) or if a Control Termination Event exists or if the Master Servicer is not permitted by the applicable Outside Servicing Agreement to follow such instructions, then the Master Servicer shall take such action or inaction (to the extent permitted by the applicable Outside Servicing Agreement), as directed in writing by the Holders of the Certificates evidencing at least 25% of the aggregate of all Voting Rights (such direction to be sought and communicated to the Master Servicer by the Certificate Administrator) within a reasonable period of time that does not exceed such response time as is afforded under the applicable Outside Servicing Agreement. Subject to the foregoing, during the continuation of any termination event with respect to the related Outside Servicer or Outside Special Servicer under the applicable Outside Servicing Agreement, each of the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer shall have the right (but not the obligation) to take all actions to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Trust (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). The reasonable costs and expenses incurred by the Master Servicer, Special Servicer, the Certificate Administrator, or the Trustee in connection with such enforcement shall be paid by the Master Servicer out of the Collection Account. If the Trustee receives a request (and, if the Master Servicer, Special Servicer or the Certificate Administrator receives such request, such party shall promptly forward such request to the Trustee) from any party to the applicable Outside Servicing Agreement for consent to or approval of a modification, waiver or amendment of the applicable Outside Servicing Agreement and/or the related Co-Lender Agreement, or the adoption of any servicing agreement that is the successor to and/or in replacement of the applicable Outside Servicing Agreement in effect as of the Closing Date or a change in servicer under the applicable Outside Servicing Agreement, then the Trustee is hereby directed to, and the Trustee shall, grant such consent or approval if (a) the Trustee shall have received a prior Rating Agency Confirmation from each Rating Agency (payable at the expense of the party making such request for consent or approval to the Trustee, if a Certificateholder or a party to this Agreement, and otherwise from the Collection Account) with respect to such consent or approval, and (b) unless a Control Termination Event has occurred and is continuing or the related Outside Serviced Mortgage Loan is an Excluded Mortgage Loan, the Trustee shall have obtained the consent of the Controlling Class Representative. The Trustee, the Certificate Administrator, the Special Servicer and the Master Servicer (each, a “Notifying Party”) shall each promptly forward all material notices or other communications delivered to it in connection with the applicable Outside Servicing Agreement to each other Notifying Party (unless a Notifying Party has actual knowledge that such other Notifying Party (i) was copied on such original notice or communication or (ii) actually received such notice or communication), the Operating Advisor, the Controlling Class Representative (if a Consultation Termination Event does not exist) and the Depositor and, if such notice or communication is in the nature of a notice or communication that would be required to be delivered to the Rule 17g-5 Information Provider (for posting to the Rule 17g-5 Information Provider’s Website in accordance with Section 12.13) if the related Outside Serviced Mortgage Loan were a Mortgage Loan that is serviced and administered under this Agreement, to the Rule 17g-5 Information Provider (who shall promptly post such notice to the Rule 17g-5 Information Provider’s Website in accordance with Section 12.13); provided that, notwithstanding the foregoing, the Special Servicer shall have no obligation to forward any such notice or communication under this provision unless (A) the Special Servicer is the only addressee of such notice or communication or (B) there is no addressee on such notice or communication. Any obligation of the Master Servicer or Special Servicer, as applicable, to provide information and collections to the Trustee, the Certificate Administrator, the Controlling Class Representative and the Certificateholders with respect to any Outside Serviced Mortgage Loan shall be dependent on its receipt of the corresponding information and collections from the related Outside Servicer or the related Outside Special Servicer. Each of the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer shall reasonably cooperate with the Master Servicer, the Special Servicer, the Operating Advisor or the Controlling Class Representative, in each case as and when applicable, to facilitate the exercise by such party of any consent, approval or consultation rights set forth in this Section 3.01 with respect to an Outside Serviced Mortgage Loan; provided, however, the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer shall have no right or obligation to exercise any consent or consultation rights or obtain a Rating Agency Confirmation on behalf of the Controlling Class Representative.

(j)           With respect to each Outside Serviced Mortgage Loan, the parties to this Agreement agree as follows:

(i)            pursuant to the related Outside Servicing Agreement, the related Outside Servicer or Outside Special Servicer, as applicable, is obligated to make “Servicing Advances” or “Property Advances” and incur “Additional Trust Fund Expenses” (as each such term or any analogous term is defined in the related Outside Servicing Agreement) with respect to such Outside Serviced Mortgage Loan; the Trust shall be responsible for its pro rata share (such pro rata share and the pro rata share of the holder(s) of the related Outside Serviced Companion Loan(s) to be determined based on the respective principal balances of such Outside Serviced Mortgage Loan and the related Outside Serviced Companion Loan(s)) of any “Nonrecoverable Servicing Advance” or “Nonrecoverable Property Advances” (and advance interest thereon) and any “Additional Trust Fund Expenses” (as each such term or any analogous term is defined in the related Outside Servicing Agreement), but only to the extent that they relate to servicing and administration of such Outside Serviced Mortgage Loan, including without limitation, any unpaid “Special Servicing Fees,” “Liquidation Fees” and “Workout Fees” (as each such term or any analogous term is defined in the related Outside Servicing Agreement) relating to such Outside Serviced Mortgage Loan; and in the event that the funds received with respect to the related Outside Serviced Loan Combination are insufficient to cover “Servicing Advances,” “Property Advances” or “Additional Trust Fund Expenses” (as each such term or any analogous term is defined in the applicable Outside Servicing Agreement) relating to the servicing and administration of the related Outside Serviced Loan Combination, (i) the Master Servicer shall, promptly following notice from the related Outside Servicer, reimburse the related Outside Servicer, the related Outside Special Servicer, the related Outside Certificate Administrator or the related Outside Trustee, as applicable (such reimbursement, to the extent owed to the related Outside Special Servicer, the related Outside Certificate Administrator or the related Outside Trustee, may be paid by the Master Servicer to the related Outside Servicer, who shall pay such amounts to the related Outside Special Servicer, the related Outside Certificate Administrator or the related Outside Trustee, as applicable), out of general funds in the Collection Account for the Trust’s pro rata share (such pro rata share and the pro rata share of the holder(s) of the related Outside Serviced Companion Loan(s) to be determined based on the respective principal balances of such Outside Serviced Mortgage Loan and the related Outside Serviced Companion Loan(s)) of any such “Nonrecoverable Servicing Advance,” “Nonrecoverable Property Advances” and/or “Additional Trust Fund Expenses” (as each such term or any analogous term is defined in the applicable Outside Servicing Agreement), and (ii) if the related Outside Servicing Agreement permits the related Outside Servicer, the related Outside Special Servicer, the related Outside Certificate Administrator or the related Outside Trustee to reimburse itself from the related Outside Securitization Trust’s general account, then the parties to this Agreement hereby acknowledge and agree that the related Outside Servicer, the related Outside Special Servicer, the related Outside Certificate Administrator or the related Outside Trustee, as applicable, may do so and the Master Servicer shall be required to, promptly following notice from the related Outside Servicer, reimburse the related Outside Securitization Trust out of general funds in the Collection Account for the Trust’s pro rata share (such pro rata share and the pro rata share of the holder(s) of the related Outside Serviced Companion Loan(s) to be determined based on the respective principal balances of such Outside Serviced Mortgage Loan and the related Outside Serviced Companion Loan(s)) of any such “Nonrecoverable Servicing Advance,” “Nonrecoverable Property Advances” and/or “Additional Trust Fund Expenses” (as each such term or any analogous term is defined in the applicable Outside Servicing Agreement) relating to the servicing and administration of such Outside Serviced Loan Combination;

(ii)           With respect to each Outside Serviced Mortgage Loan, each of (i) (as and to the same extent the related Outside Securitization Trust established under the related Outside Servicing Agreement is required to indemnify each of the following parties in respect of other mortgage loans in the related Outside Securitization Trust pursuant to the terms of the related Outside Servicing Agreement) the related Outside Servicer, the related Outside Special Servicer, the related Outside Certificate Administrator, the related Outside Trustee, the related Outside Operating Advisor and the related Outside Depositor (and any director, officer, employee or agent of any of the foregoing, to the extent such parties are identified as “Indemnified Parties” in the related Outside Servicing Agreement in respect of other mortgages included in such Outside Securitization Trust) and (ii) the related Outside Securitization Trust (such parties in clause (i) and the related Outside Securitization Trust, collectively, the “Pari Passu Indemnified Parties”) shall be indemnified against any claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with the servicing and administration of such Outside Serviced Mortgage Loan and the related Mortgaged Property (or, with respect to the related Outside Operating Advisor, incurred in connection with the provision of services for such Outside Serviced Mortgage Loan) under the applicable Outside Servicing Agreement (collectively, the “Pari Passu Indemnified Items”) to the extent of the Trust’s pro rata share (such pro rata share and the pro rata share of the holder(s) of the related Outside Serviced Companion Loan(s) to be determined based on the respective principal balances of such Outside Serviced Mortgage Loan and the related Outside Serviced Companion Loan(s)) of such Pari Passu Indemnified Items, and to the extent amounts on deposit in the “Serviced Loan Combination Collection Account”, “Serviced Pari Passu Companion Loan Custodial Account”, “Whole Loan Custodial Account” or “Loan Combination Custodial Account” (as each such term or any analogous term is defined in the applicable Outside Servicing Agreement), as applicable, maintained pursuant to the related Outside Servicing Agreement that are allocated to the Outside Serviced Mortgage Loan are insufficient for reimbursement of such amounts, such Indemnified Party shall be entitled to be reimbursed by the Trust (including out of general collections in the Collection Account) for the Trust’s pro rata share of the insufficiency;

(iii)          To the extent not otherwise expressly included herein, any provisions required to be included herein pursuant to any Co-Lender Agreement for an Outside Serviced Loan Combination are deemed incorporated herein by reference, and the parties hereto shall comply with those provisions as if set forth herein in full. In the event of any inconsistency between the provisions of this Agreement and any Outside Serviced Co-Lender Agreement, such Outside Serviced Co-Lender Agreement shall prevail, provided that in no event shall the Master Servicer or the Special Servicer, as the case may be, take any action or omit to take any action in accordance with the terms of any Outside Serviced Co-Lender Agreement, that would cause the Master Servicer or the Special Servicer, as the case may be, to violate the Servicing Standard or REMIC Provisions; and

(iv)          each Outside Servicer, each Outside Special Servicer, each Outside Certificate Administrator, each Outside Trustee, each Outside Operating Advisor and each Outside Securitization Trust shall be third party beneficiaries of this Section 3.01(j).

(k)           To the extent required under any Loan Documents, the Master Servicer shall, on behalf of the related lender, maintain a Note register for the related Mortgage Loan in accordance with such Loan Documents.

(l)            In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (for the purposes of this clause (l), “Applicable Laws”), the Master Servicer may be required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Master Servicer. Accordingly, each of the parties hereto agrees to provide to the Master Servicer, upon its reasonable request, from time to time such identifying information and documentation as may be readily available to such party in order to enable the Master Servicer to comply with Applicable Laws; provided that the Master Servicer shall be responsible for all reasonable actual out-of-pocket expenses incurred by such party in connection therewith.

Section 3.02       Liability of the Master Servicer. Notwithstanding any Sub-Servicing Agreement or primary servicing agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer and any Person acting as Sub-Servicer (or its agents or subcontractors) or any reference to actions taken through any Person acting as Sub-Servicer or otherwise, the Master Servicer shall remain obligated and primarily liable to the Trustee, the Certificate Administrator, the Certificateholders and any Serviced Companion Loan Holder for the servicing and administering of the Mortgage Loans (other than the Outside Serviced Mortgage Loans) and the Serviced Companion Loan(s) in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Sub-Servicing Agreements, primary servicing agreements or arrangements or by virtue of indemnification from any Person acting as Sub-Servicer (or its agents or subcontractors) to the same extent and under the same terms and conditions as if the Master Servicer alone was servicing and administering the Mortgage Loans (other than the Outside Serviced Mortgage Loans) and the Serviced Companion Loans. The Master Servicer shall be entitled to enter into an agreement with any Sub-Servicer providing for indemnification of the Master Servicer by such Sub-Servicer, and nothing contained in this Agreement shall be deemed to limit or modify such indemnification, but no such agreement for indemnification shall be deemed to limit or modify this Agreement.

Section 3.03       Collection of Certain Mortgage Loan Payments.

(a)           The Master Servicer (with respect to Performing Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans), as applicable, shall use reasonable efforts in accordance with the Servicing Standard to collect all payments called for under the terms and provisions of the Serviced Loans it is obligated to service hereunder, and shall follow the Servicing Standard with respect to such collection procedures; provided that, with respect to any ARD Mortgage Loan, so long as the related Mortgagor is in compliance with each provision of the related Loan Documents, the Master Servicer and the Special Servicer shall not take any enforcement action with respect to the failure of the related Mortgagor to make any payment of Excess Interest, other than requests for collection, until the Maturity Date of any ARD Mortgage Loan or until the outstanding principal balance of such ARD Mortgage Loan (exclusive of any portion representing accrued Excess Interest) has been paid in full); provided, further, that, with respect to any ARD Mortgage Loan, the Master Servicer or Special Servicer, as the case may be, may take action to enforce the Trust Fund’s right to apply excess cash flow to principal in accordance with the terms of the Loan Documents. For clarification, no obligation of the Master Servicer or the Special Servicer to use reasonable efforts to collect fees from the related Mortgagor will change the obligation of the Master Servicer to pay such fees from general collections or other proceeds in accordance with Section 3.06(a) and Section 3.06A(a) of this Agreement, whether or not such Special Servicing Fees, Workout Fees or Liquidation Fees are collected from or paid by the related Mortgagor. The Master Servicer, with respect to the Performing Serviced Loans, and the Special Servicer, with respect to the Specially Serviced Loans, shall use its reasonable efforts to collect income statements, rent rolls and other reporting information from Mortgagors (as required under the related Loan Documents). Consistent with the foregoing, the Master Servicer (with respect to Performing Serviced Loans) or Special Servicer (with respect to Specially Serviced Loans), as applicable, may in its discretion waive any Penalty Charges in connection with any delinquent Monthly Payment with respect to any Mortgage Loan (other than an Outside Serviced Mortgage Loan) or Serviced Companion Loan. In addition, the Master Servicer shall be entitled to take such actions with respect to the collection of payments on the Mortgage Loans (other than the Outside Serviced Mortgage Loans) and the Serviced Companion Loan as are permitted or required under Section 3.21 of this Agreement. Furthermore, with respect to any Mortgage Loan (other than an Outside Serviced Mortgage Loan), if the related Mortgage Loan documents provide for the annual or quarterly testing of financial conditions of the related Mortgagor and/or Mortgaged Properties (e.g., debt yield tests, debt service coverage ratio tests and/or loan-to-value ratio tests) in connection with cash-management triggers or the commencement of additional required escrow payments, the Master Servicer (with respect to Performing Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans), as applicable (only to the extent the related information required for such testing is to be delivered to the Master Servicer and/or the Special Servicer, as applicable, pursuant to the related Mortgage Loan documents and is actually delivered to the Master Servicer and/or the Special Servicer, as applicable), shall use reasonable efforts to conduct such financial testing within the timeframes contemplated by such Loan Documents, if any. Furthermore, in accordance with this Section 3.03(a), with respect to any Mortgage Loan (other than an Outside Serviced Mortgage Loan), the Master Servicer (with respect to Performing Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans), as applicable, shall use reasonable efforts to collect financial statements from the related Mortgagor for the periods set forth in the related Loan Documents (e.g., and as applicable, for the entire fiscal year where annual reporting is required).

(b)            If the Master Servicer receives Excess Interest directly from the related Mortgagor or through the Special Servicer, which Excess Interest was collected during the Collection Period for any Distribution Date, or receives notice from the related Mortgagor that the Master Servicer will be receiving Excess Interest during the Collection Period for any Distribution Date, then the Master Servicer shall notify the Certificate Administrator no later than two Business Days prior to such Distribution Date by means of a clearly labeled item in the CREFC® Loan Periodic Update File. None of the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee shall be responsible for any failure of the related Mortgagor to pay any such Excess Interest. The preceding statements shall not, however, be construed to limit the provisions of Section 3.03(a) of this Agreement.

(c)           With respect to each Outside Serviced Mortgage Loan, the Certificate Administrator shall deliver to the related Outside Trustee, the related Outside Certificate Administrator, the related Outside Special Servicer, the related Outside Servicer and the related Outside Operating Advisor promptly following the Closing Date (or, in the case of each Servicing Shift Mortgage Loan, promptly upon the related Servicing Shift Date), written notice in the form of Exhibit FF-1, Exhibit FF-2, Exhibit FF-3, Exhibit FF-4, Exhibit FF-5, Exhibit FF-6, Exhibit FF-7, Exhibit FF-8, Exhibit FF-9 or Exhibit FF-10 attached hereto, as applicable, stating that, as of the Closing Date (or the related Servicing Shift Date, as applicable), the Trustee is the holder of such Outside Serviced Mortgage Loan and directing each such recipient to remit to the Master Servicer all amounts payable to, and to forward, deliver or otherwise make available, as the case may be, to the Master Servicer all reports, statements, documents, communications and other information that are to be forwarded, delivered or otherwise made available to, the holder of such Outside Serviced Mortgage Loan under the related Co-Lender Agreement and the applicable Outside Servicing Agreement (which notice shall also provide contact information for the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and each party designated to exercise the rights of the “Non-Controlling Note Holder” under the related Co-Lender Agreement), accompanied by a copy of an executed version of this Agreement, and (B) notice of any subsequent change in the identity of the Master Servicer or any party designated to exercise the rights of the “Non-Controlling Note Holder” under the related Co-Lender Agreement (together with the relevant contact information). The Master Servicer shall, within one (1) Business Day of receipt of properly identified funds, deposit into the Collection Account all amounts received with respect to each Outside Serviced Mortgage Loan, the Mortgaged Property related to each Outside Serviced Mortgage Loan or any related REO Property; provided, however, that to the extent any such amounts are received after 2:00 p.m. Eastern time on any given Business Day, the Master Servicer shall use commercially reasonable efforts to deposit such amounts into the Collection Account within one (1) Business Day of receipt of such amounts but, in any event, the Master Servicer shall deposit such amounts into the Collection Account within two (2) Business Days of receipt of such amounts.

(d)           With respect to each Outside Serviced Mortgage Loan, if the Master Servicer does not receive from the related Outside Servicer any Monthly Payment or other amounts known by the Master Servicer to be owing on such Outside Serviced Mortgage Loan in accordance with the terms of the applicable Outside Servicing Agreement and/or the related Co-Lender Agreement, then the Master Servicer shall provide notice of such failure to the related Outside Servicer and the related Outside Trustee.

Section 3.04       Collection of Taxes, Assessments and Similar Items; Escrow Accounts.

(a)           With respect to each Mortgaged Property securing a Serviced Loan, the Master Servicer shall maintain accurate records with respect to each related Mortgaged Property reflecting the status of taxes, assessments, ground rents and other similar items that are or may become a lien on the related Mortgaged Property and the status of insurance premiums payable with respect thereto. From time to time, to the extent such payments are to be made from escrowed funds, the Master Servicer shall (i) obtain all bills for the payment of such items (including renewal premiums), and (ii) effect payment of all such bills with respect to such Mortgaged Properties prior to the applicable penalty or termination date, in each case employing for such purpose Escrow Payments as allowed under the terms of the related Serviced Loan. With respect to non-escrowed payments, when the Master Servicer becomes aware in accordance with the Servicing Standard that a Mortgagor (other than with respect to the Outside Serviced Mortgage Loan) has failed to make any such payment or, with respect to escrowed loans, collections from the Mortgagor are insufficient to pay any such item before the applicable penalty or termination date, the Master Servicer shall advance the amount of any shortfall as a Property Advance unless the Master Servicer determines in accordance with the Servicing Standard that such Advance would be a Nonrecoverable Advance. Notwithstanding anything in this Agreement to the contrary, the Master Servicer may in accordance with the Servicing Standard elect (but is not required) to make (and in the case of a Specially Serviced Loan, at the direction of the Special Servicer will be required to make) a payment from amounts on deposit in the Collection Account that would otherwise be a Property Advance with respect to a Serviced Trust Loan notwithstanding that the Master Servicer or the Special Servicer has determined that such a Property Advance would, if advanced, be a Nonrecoverable Property Advance, if making the payment (x) would prevent (i) the related Mortgaged Property from being uninsured or being sold at a tax sale or (ii) any event that would cause a loss of the priority of the lien of the related Mortgage, or the loss of any security for the related Trust Loan, or (y) would remediate any adverse environmental condition or circumstance at the related Mortgaged Property, if, in each instance, the Master Servicer or the Special Servicer, as applicable, determines in accordance with the Servicing Standard that making the payment is in the best interest of the Certificateholders and any related Serviced Companion Loan Holder(s) (as a collective whole as if the Certificateholders and such Serviced Companion Loan Holder(s) constituted a single lender (and, in the case of a Serviced AB Loan Combination, taking into account the subordinate nature of the related Subordinate Companion Loan(s))). If the Special Servicer makes such a determination, it shall notify the Master Servicer and the Master Servicer shall make such payment from the Collection Account. No costs incurred by the Master Servicer in effecting the payment of taxes and assessments on the Mortgaged Properties shall, for the purpose of calculating distributions to Certificateholders, be added to the amount owing under the related Trust Loans, notwithstanding that the terms of such Trust Loans so permit.

(b)          The Master Servicer shall segregate and hold all funds collected and received pursuant to any Mortgage Loan or Serviced Loan Combination constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more segregated custodial accounts (each, an “Escrow Account”) into which all Escrow Payments shall be deposited within two (2) Business Days after receipt of properly identified funds. The Master Servicer shall also deposit into each applicable Escrow Account any amounts representing losses on Permitted Investments to the extent required by Section 3.07(b) of this Agreement and any Insurance Proceeds or Condemnation Proceeds which are required to be applied to the restoration or repair of any Mortgaged Property pursuant to the related Loan Documents. Escrow Accounts shall be Eligible Accounts (except to the extent the related Loan Documents require or permit it to be held in an account that is not an Eligible Account) in accordance with the terms of the related Loan Documents) and (subject to any changes in the identities of the Master Servicer and/or the Trustee) shall be entitled, “Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, on behalf of Wilmington Trust, National Association, as Trustee for the benefit of the registered Holders of Benchmark 2019-B12 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B12, the Serviced Companion Loan Holders, and Various Mortgagors.” Withdrawals from an Escrow Account may be made by the Master Servicer only:

(i)            to effect timely payments of items constituting Escrow Payments for the related Loan Documents and in accordance with the terms of the related Mortgage Loan or Serviced Loan Combination, as applicable;

(ii)           to transfer funds to the Collection Account and/or the applicable Loan Combination Custodial Account to reimburse the Master Servicer, the Special Servicer or the Trustee, as applicable, for any Property Advance (with interest thereon at the Advance Rate) relating to Escrow Payments, but only from amounts received with respect to the related Mortgage Loan or Serviced Loan Combination, as applicable, which represent late collections of Escrow Payments thereunder;

(iii)          for application to the restoration or repair of the related Mortgaged Property in accordance with the related Mortgage Loan or Serviced Loan Combination, as applicable, and the Servicing Standard;

(iv)          to clear and terminate such Escrow Account upon the termination of this Agreement;

(v)           to pay from time to time to the related Mortgagor (a) any interest or investment income earned on funds deposited in the Escrow Account if such income is required to be paid to the related Mortgagor under law or by the terms of the Mortgage Loan or Serviced Loan Combination, as applicable, or otherwise to the Master Servicer and (b) any other funds required to be released to the related Mortgagors pursuant to the related Loan Documents; and

(vi)          to remove any funds deposited in an Escrow Account that were not required to be deposited therein.

(c)          In the event any Loan Documents permit the lender, at the discretion of the lender, to use letters of credit and/or cash reserves to prepay the related Trust Loan prior to the Maturity Date and in the absence of an event of default or acceleration of the Trust Loan, then the Master Servicer shall hold such amounts in an Escrow Account for so long as the Loan Documents permit such discretion.

(d)          Unless required by the related Loan Documents, neither the Master Servicer nor the Special Servicer shall apply any earnout escrows or reserves established with respect to any Trust Loan as a prepayment of such Trust Loan if no event of default has occurred under such Trust Loan.

(e)          To the extent that (i) an operations and maintenance plan is required to be established and executed pursuant to the terms of a Serviced Loan, or (ii) any repairs, capital improvements, actions or remediations are required to have been taken or completed pursuant to the terms of the Serviced Loan, the Master Servicer shall determine in accordance with the Servicing Standard (which determination may be made on the basis of inquiry to the Mortgagor and this sentence shall in no event be construed to require a physical inspection other than inspections described in Section 3.18 of this Agreement; provided that all deliveries required to be made to Master Servicer under the related Loan Documents of supporting documentation have been made; then the Master Servicer shall report the then current status as a failure) whether the related Mortgagor has failed to perform such obligations under the related Mortgage Loan or Serviced Loan Combination as of the date required under the related Mortgage Loan or Serviced Loan Combination and report any such failure to the Special Servicer, the Serviced Companion Loan Holders and, prior to the occurrence and continuance of a Consultation Termination Event, the Controlling Class Representative within a reasonable time after the date as of which such actions or remediations are required to be or to have been taken or completed.

Section 3.05       Collection Account; Distribution Accounts; and Excess Liquidation Proceeds Reserve Account; and Excess Interest Distribution Account.

(a)          The Master Servicer shall establish and maintain the Collection Account in the Master Servicer’s name on behalf of the Trustee, for the benefit of the Certificateholders and the Trustee as the Holder of the Lower-Tier Regular Interests, the Woodlands Mall Regular Interests and the Centre Regular Interests. The Collection Account shall be established and maintained as an Eligible Account. Amounts attributable to the Mortgage Loans (other than the Excess Interest) will be assets of the Lower-Tier REMIC. As and when required under this Agreement, the Master Servicer shall transfer to the Collection Account any amounts to be transferred thereto from a Loan Combination Custodial Account as contemplated by Section 3.06A(a)(i) of this Agreement, and the Master Servicer shall deposit in the Collection Account any amounts required to be deposited therein pursuant to Section 3.07(b) of this Agreement in connection with net losses realized on Permitted Investments with respect to funds held in the Collection Account. In addition, the Master Servicer shall deposit or cause to be deposited in the Collection Account, within one (1) Business Day following receipt of properly identified funds, (x) all Net Liquidation Proceeds received on or with respect to a Trust Loan related to a Serviced Loan Combination in connection with any of the events described in clauses (iii) and (iv) of the definition of “Liquidation Event” in this Agreement, and (y) without duplication, the following payments and collections received or made by it on or with respect to the Mortgage Loans (other than any Mortgage Loan related to a Serviced Loan Combination):

(i)            all payments on account of principal on such Mortgage Loans, including Principal Prepayments and the principal component of Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds;

(ii)           all payments on account of interest on such Mortgage Loans (including Excess Interest);

(iii)          all Yield Maintenance Charges on such Mortgage Loans;

(iv)          all amounts with respect to any related REO Property transferred to the Collection Account, or to the Master Servicer for deposit in the Collection Account, from an REO Account pursuant to Section 3.16(b) of this Agreement;

(v)           all Net Insurance Proceeds, Net Condemnation and Net Liquidation Proceeds with respect to such Mortgage Loans;

(vi)          any amounts received from Mortgagors under such Mortgage Loans that represent (A) recoveries of Property Protection Expenses, (B) any recovery of Unliquidated Advances with respect to such Mortgage Loans, or (C) any other reimbursements in accordance with the related Loan Documents, in each case to the extent not permitted to be retained by the Master Servicer as provided herein;

(vii)         any Loss of Value Payments, as set forth in Section 3.06(c) of this Agreement; and

(viii)        any other amounts required by the provisions of this Agreement to be deposited into the Collection Account by the Master Servicer or Special Servicer, including pursuant to Section 2.03 and Section 3.03(c) of this Agreement; provided, however, that to the extent any amounts referred to in clauses (x) or (y) above of this Section 3.05(a) are received after 2:00 p.m. Eastern time on any given Business Day, the Master Servicer shall use commercially reasonable efforts to deposit such amounts into the Collection Account within one (1) Business Day of receipt thereof but, in any event, the Master Servicer shall deposit such amounts into the Collection Account within two (2) Business Days of receipt thereof.

The foregoing requirements for deposits in the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, to the extent provided herein, Ancillary Fees, Consent Fees, Assumption Fees, assumption application fees, defeasance fees, review fees and other amounts that constitute other Additional Servicing Compensation or other Additional Special Servicing Compensation need not be deposited in the Collection Account by the Master Servicer or the Special Servicer, as applicable, and, to the extent permitted by applicable law, the Master Servicer or the Special Servicer, as applicable, shall be entitled to retain any such Ancillary Fees, Consent Fees, Assumption Fees, assumption application fees, defeasance fees, review fees and/or amounts that constitute other Additional Servicing Compensation or other Additional Special Servicing Compensation received with respect to such Mortgage Loans in accordance with Section 3.12 of this Agreement; provided that if the Master Servicer or the Special Servicer, as applicable, receives any such Ancillary Fees, Consent Fees, Assumption Fees, assumption application fees, defeasance fees and/or amounts that constitute other Additional Servicing Compensation or other Additional Special Servicing Compensation in excess of the percentage of such fees to which it is entitled pursuant to Section 3.12(a) (in the case of the Master Servicer) or Section 3.12(c) (in the case of the Special Servicer), then it shall remit to the other party (i.e. the Special Servicer (if Master Servicer has received the excess percentage of such fees) or the Master Servicer (if Special Servicer has received the excess percentage of such fees), as applicable) the percentage of such fees to which such other party is entitled pursuant to Section 3.12(a) or Section 3.12(c), as applicable. To the extent that any Penalty Charges or Modification Fees received by the Master Servicer or the Special Servicer, as applicable, with respect to any Mortgage Loan constitute servicing compensation pursuant to Section 3.14(a)(iv) of this Agreement, the Master Servicer and the Special Servicer shall not deposit such fees into the Collection Account and shall instead apply such fees in accordance with Section 3.14(a)(iv) of this Agreement. In the event that the Master Servicer deposits in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding. The Master Servicer shall give written notice to the Certificate Administrator and the Special Servicer of the location and account number of the Collection Account and shall notify the Certificate Administrator and the Special Servicer in writing of any subsequent change thereof.

Upon receipt of any of the amounts described in clauses (i) through (vi) and (viii) of the last sentence of the second preceding paragraph with respect to a Mortgage Loan (other than a Mortgage Loan related to a Serviced Loan Combination), the Special Servicer shall promptly, but in no event later than one (1) Business Day after receipt of properly identified funds, remit such amounts to the Master Servicer for deposit into the Collection Account in accordance with the second preceding paragraph, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement or other appropriate reason. With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason. Any such amounts received by the Special Servicer with respect to an REO Property that relates to any Mortgage Loan (other than a Mortgage Loan related to a Serviced Loan Combination) shall initially be deposited by the Special Servicer into the related REO Account (or, at the option of the Special Servicer, remitted by the applicable property manager directly to the Master Servicer) and thereafter remitted to the Master Servicer for deposit into the Collection Account, all in accordance with Section 3.16 of this Agreement.

(b)            The Certificate Administrator shall establish and maintain the Lower-Tier REMIC Distribution Account and the Upper-Tier REMIC Distribution Account in the name of the Certificate Administrator on behalf of the Trustee, for the benefit of the Certificateholders. The Certificate Administrator shall establish and maintain the Woodlands Mall REMIC Distribution Account in the name of the Certificate Administrator on behalf of the Trustee, for the benefit of the Holders of the Woodlands Mall Loan-Specific Certificates. The Certificate Administrator shall establish and maintain the Centre REMIC Distribution Account in the name of the Certificate Administrator on behalf of the Trustee, for the benefit of the Holders of the Centre Loan-Specific Certificates. Each of the foregoing accounts shall be non-interest bearing and shall be established and maintained as Eligible Accounts or as sub-accounts of a single Eligible Account. With respect to each Distribution Date, on or before such Distribution Date, the Certificate Administrator shall be deemed to make or shall make the withdrawals from the Lower-Tier REMIC Distribution Account, the Woodlands Mall REMIC Distribution Account and the Centre REMIC Distribution Account as set forth in Section 4.01 of this Agreement, shall be deemed to make the deposits into the Lower-Tier REMIC Distribution Account, the

Upper-Tier REMIC Distribution Account, the Woodlands Mall REMIC Distribution Account and the Centre REMIC Distribution Account as set forth in Section 4.01 hereof, and shall cause the Available Funds (including P&I Advances) and Yield Maintenance Charges to be distributed in respect of the applicable Certificates, pursuant to Section 4.01 hereof on such date.

(c)            The Certificate Administrator shall establish (upon receipt of written notice that an event that generates Excess Liquidation Proceeds has occurred) and maintain the Excess Liquidation Proceeds Reserve Account in the name of the Certificate Administrator on behalf of the Trustee for the benefit of the Certificateholders. The Excess Liquidation Proceeds Reserve Account shall be non-interest bearing and shall be maintained separate and apart from trust funds for mortgage pass-through certificates of other series administered by the Certificate Administrator and other accounts of the Certificate Administrator.

Upon the disposition of any REO Property in accordance with Section 3.17 of this Agreement, the Special Servicer shall calculate the Excess Liquidation Proceeds, if any, realized in connection with such sale and remit to the Certificate Administrator such amount for deposit in the Excess Liquidation Proceeds Reserve Account. Amounts held in the Excess Liquidation Proceeds Reserve Account on each Distribution Date that exceed amounts reasonably anticipated to be required to offset possible future Realized Losses and other shortfalls in payments on the Regular Certificates, as determined by the Special Servicer, and all amounts held in the Excess Liquidation Proceeds Reserve Account on the final Distribution Date, in each case after application in accordance with the first two sentences of Section 4.01(e) of this Agreement, shall be distributed to the Holders of the Class R Certificates in respect of the Lower-Tier Residual Interest.

(d)           [RESERVED]

(e)            Prior to the Master Servicer Remittance Date immediately following the end of the first Collection Period during which Excess Interest is received on any ARD Mortgage Loan, and upon notification from the Master Servicer pursuant to Section 3.03(b) of this Agreement, the Certificate Administrator shall establish and maintain the Excess Interest Distribution Account in the name of the Certificate Administrator on behalf of the Trustee, for the benefit of the Holders of the Excess Interest Certificates. The Excess Interest Distribution Account shall be non-interest bearing and shall be established and maintained as an Eligible Account (or as a subaccount of an Eligible Account). With respect to each Distribution Date, the Master Servicer shall withdraw from the Collection Account and remit to the Certificate Administrator on the applicable Master Servicer Remittance Date for deposit in the Excess Interest Distribution Account an amount equal to the Excess Interest received during the applicable Collection Period.

The Certificate Administrator shall, on any Distribution Date, make withdrawals from the Excess Interest Distribution Account to the extent required to make the distributions of Excess Interest required by Section 4.01(k) of this Agreement.

Following the distribution of Excess Interest to the Holders of the Excess Interest Certificates on the first Distribution Date after which there are no longer any ARD Mortgage Loans outstanding, the Certificate Administrator may terminate the Excess Interest Distribution Account.

(f)            Notwithstanding anything to the contrary herein, the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Woodlands Mall REMIC Distribution Account, the Centre REMIC Distribution Account, the Excess Interest Distribution Account, the Excess Liquidation Proceeds Reserve Account and the Interest Reserve Account may all be sub-accounts of a single Eligible Account; provided that each of them shall be treated as a separate account for purposes of deposits and withdrawals under this Agreement.

(g)           If any Loss of Value Payments are received in connection with a Material Document Defect or Material Breach, as the case may be, pursuant to or as contemplated by Section 2.03(a) of this Agreement, the Special Servicer shall establish and maintain one or more accounts (collectively, the “Loss of Value Reserve Fund”) to be held on behalf of the Trustee for the benefit of the Certificateholders, for purposes of holding such Loss of Value Payments. Each account that constitutes the Loss of Value Reserve Fund shall be an Eligible Account or a sub-account of an Eligible Account. The Special Servicer shall, upon receipt, deposit in the Loss of Value Reserve Fund all Loss of Value Payments received by it. The Loss of Value Reserve Fund shall be accounted for as an outside reserve fund within the meaning of Treasury Regulations Section 1.860G-2(h) and not an asset of any Trust REMIC. Furthermore, for all federal tax purposes, the Certificate Administrator shall (i) treat amounts paid out of the Loss of Value Reserve Fund (and any income earned thereon) through the Collection Account to the Certificateholders (or, in the case of any income earned on the Loss of Value Reserve Fund and paid to the Special Servicer as additional compensation) as damages paid to and distributed by the Trust REMICs on account of a breach of a representation or warranty by the related Mortgage Loan Seller and (ii) treat any amounts paid out of the Loss of Value Reserve Fund through the Collection Account to a Mortgage Loan Seller as distributions by the Trust Fund to such Mortgage Loan Seller as beneficial owner of the Loss of Value Reserve Fund. The applicable Mortgage Loan Seller will be the beneficial owner of the related account in the Loss of Value Reserve Fund for all federal income tax purposes, and shall be taxable on all income earned thereon.

(h)           For the avoidance of doubt, the Lower-Tier REMIC Distribution Account, the Excess Liquidation Proceeds Reserve Account, and the related portion of the Interest Reserve Account (including interest, if any, earned on the investment of funds in such accounts) will be owned by the Lower-Tier REMIC, the Excess Interest Distribution Account will be owned by the Grantor Trust, the Upper-Tier REMIC Distribution Account (including interest, if any, earned on the investment of funds in such account) will be owned by the Upper-Tier REMIC, the Woodlands Mall REMIC Distribution Account and the related portion of the Interest Reserve Account (including interest, if any, earned on the investment of funds in such accounts) will be owned by the Woodlands Mall REMIC and the Centre REMIC Distribution Account and the related portion of the Interest Reserve Account (including interest, if any, earned on the investment of funds in such accounts) will be owned by the Centre REMIC, each for federal income tax purposes.

Section 3.05A Loan Combination Custodial Account.

(a)          The Master Servicer shall establish and maintain, with respect to each Serviced Loan Combination (if any), one or more separate accounts, which may be sub-accounts of a single account (with respect to each Serviced Loan Combination, the “Loan Combination Custodial Account”) in which the amounts described in clauses (i) through (viii) below shall be deposited and held in the name of the Master Servicer on behalf of the Trustee for the benefit of the Certificateholders and the related Serviced Companion Loan Holder(s), as their interests may appear; provided that a Loan Combination Custodial Account may be a sub-account of the Collection Account or another Loan Combination Custodial Account (but shall be deemed to be a separate account for purposes of applying the terms of this Agreement). Each of the Loan Combination Custodial Accounts shall be an Eligible Account or a subaccount of an Eligible Account. The Master Servicer shall deposit or cause to be deposited in each Loan Combination Custodial Account, within one Business Day following receipt of properly identified funds (or, in the case of payments by the Master Servicer, when otherwise required to be so deposited under this Agreement), the following payments and collections received or made by it on or with respect to the related Serviced Loan Combination:

(i)            all payments on account of principal on the related Serviced Loan Combination, including Principal Prepayments and the principal component of Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds;

(ii)           all payments on account of interest on the related Serviced Loan Combination;

(iii)          all Yield Maintenance Charges on the related Serviced Loan Combination;

(iv)          any amounts required to be deposited pursuant to Section 3.07(b) of this Agreement in connection with net losses realized on Permitted Investments with respect to funds held in such Loan Combination Custodial Account;

(v)           all amounts with respect to any REO Property acquired in respect of the related Serviced Loan Combination transferred to such Loan Combination Custodial Account, or the Master Servicer for deposit in such Loan Combination Custodial Account, from the related REO Account pursuant to Section 3.16(b) of this Agreement;

(vi)          all Net Condemnation Proceeds, Net Insurance Proceeds and Net Liquidation Proceeds with respect to the related Serviced Loan Combination (other than any Net Liquidation Proceeds received on or in respect of the related Trust Loan in connection with any of the events described in clauses (iii) and (iv) of the definition of “Liquidation Event” in this Agreement);

(vii)         any amounts received from the Mortgagor under the related Serviced Loan Combination that represent (A) recoveries of Property Protection Expenses, or (B) any other reimbursements in accordance with the related Loan Documents, in each case to the extent not permitted to be retained by the Master Servicer as provided herein; and

(viii)        any other amounts required by the provisions of this Agreement to be deposited into such Loan Combination Custodial Account by the Master Servicer or Special Servicer, including any recovery of any Unliquidated Advances;

provided, however, that to the extent any such amounts are received after 2:00 p.m. Eastern time on any given Business Day, the Master Servicer shall use commercially reasonable efforts to deposit such amounts into the related Loan Combination Custodial Account within one (1) Business Day of receipt thereof but, in any event, the Master Servicer shall deposit such amounts into the related Loan Combination Custodial Account within two (2) Business Days of receipt thereof.

(b)         The foregoing requirements for deposits in each Loan Combination Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, to the extent provided herein, Ancillary Fees, Consent Fees, Assumption Fees, assumption application fees, defeasance fees, review fees and other amounts that constitute other Additional Servicing Compensation or other Additional Special Servicing Compensation need not be deposited in such Loan Combination Custodial Account by the Master Servicer or the Special Servicer, as applicable, and, to the extent permitted by applicable law, the Master Servicer or the Special Servicer, as applicable, shall be entitled to retain any such Ancillary Fees, Consent Fees, Assumption Fees, assumption application fees, defeasance fees, review fees and/or other amounts that constitute other Additional Servicing Compensation or other Additional Special Servicing Compensation received with respect to the Serviced Loan Combinations in accordance with Section 3.12 of this Agreement; provided that if the Master Servicer or the Special Servicer, as applicable, receives any such Ancillary Fees, Consent Fees, Assumption Fees, assumption application fees, defeasance fees and/or amounts that constitute other Additional Servicing Compensation or other Additional Special Servicing Compensation in excess of the percentage of such fees to which it is entitled pursuant to Section 3.12(a) (in the case of the Master Servicer) or Section 3.12(c) (in the case of the Special Servicer), then it shall remit to the other party (i.e. the Special Servicer (if Master Servicer has received the excess percentage of such fees) or the Master Servicer (if Special Servicer has received the excess percentage of such fees), as applicable) the percentage of such fees to which such other party is entitled pursuant to Section 3.12(a) or Section 3.12(c), as applicable. The Master Servicer and the Special Servicer shall not deposit any Modification Fees received by the Master Servicer or the Special Servicer, as applicable, with respect to any Serviced Loan Combination into the related Loan Combination Custodial Account and shall instead apply such fees (except to the extent not permitted under the related Co-Lender Agreement) in accordance with Section 3.14 of this Agreement. In the event that the Master Servicer deposits in a Loan Combination Custodial Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Loan Combination Custodial Account, any provision herein to the contrary notwithstanding. The Master Servicer shall give written notice to the Certificate Administrator, the related Serviced Companion Loan Holders and the Special Servicer of

the location and account number of each Loan Combination Custodial Account and shall notify the Certificate Administrator, the related Serviced Companion Loan Holder and the Special Servicer in writing of any subsequent change thereof. Each Loan Combination Custodial Account shall be maintained as a segregated account (or sub-account of such segregated account), separate and apart from trust funds created for mortgage backed securities of other series and the other accounts of the Master Servicer.

(c)          Upon receipt of any of the amounts described in clauses (i) through (viii) of Section 3.05A(a) with respect to a Serviced Loan Combination, the Special Servicer shall promptly, but in no event later than one Business Day after receipt, remit such amounts to the Master Servicer for deposit into the Loan Combination Custodial Account in accordance with Section 3.05A(a), unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement or other appropriate reason. With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason. Any such amounts received by the Special Servicer with respect to an REO Property that relates to a Serviced Loan Combination shall initially be deposited by the Special Servicer into the related REO Account (or, at the option of the Special Servicer, remitted by the applicable property manager directly to the Master Servicer) and thereafter remitted to the Master Servicer for deposit into the related Loan Combination Custodial Account, all in accordance with Section 3.17 of this Agreement.

Section 3.06       Permitted Withdrawals From the Collection Account.

(a)          The Master Servicer may make withdrawals from the Collection Account only as described below (the order set forth below not constituting an order of priority for such withdrawals), subject to the application of Penalty Charges and Modification Fees in accordance with the related Co-Lender Agreement and Section 3.14 of this Agreement:

(i)            to remit on or before each Master Servicer Remittance Date to the Certificate Administrator for deposit in the Lower-Tier REMIC Distribution Account in respect of the Mortgage Loans (or the applicable Trust Subordinate Companion Loan REMIC Distribution Account in respect of a Trust Subordinate Companion Loan), the Interest Reserve Account, the Excess Interest Distribution Account and the Excess Liquidation Proceeds Reserve Account the amounts required to be deposited in such accounts pursuant to Sections 3.05(c), 3.05(e), 3.23, 4.01(a)(i) and Section 4.06(a) of this Agreement, respectively;

(ii)           to pay or reimburse the Master Servicer, the Special Servicer or the Trustee, as applicable (A) for Advances made thereby with respect to Mortgage Loans that are not part of a Serviced Loan Combination (other than Workout-Delayed Reimbursement Amounts) and any related Advance Interest Amounts (provided that the Trustee shall have priority with respect to such payment or reimbursement of any such Advances and any related Advance Interest

Amounts), the Master Servicer’s right to reimburse any such Person pursuant to this clause (ii)(A) being limited to late collections (including cure payments by related Serviced Companion Loan Holders) of the particular item which was the subject of the related Advance, Penalty Charges, Net Condemnation Proceeds, Net REO Proceeds, Net Insurance Proceeds and Net Liquidation Proceeds on or in respect of the particular Mortgage Loan or REO Property respecting which such Advance was made, if applicable (provided that (x) prior to the time any Advance is reimbursed, Advance Interest Amounts may be reimbursed solely from Penalty Charges and Modification Fees collected on the related Mortgage Loan, and (y) at the time any Advance (other than Workout Delayed Reimbursement Amounts) is reimbursed, Advance Interest Amounts on such reimbursed Advance shall be payable first from Penalty Charges and Modification Fees collected on the related Mortgage Loan, and, to the extent such Penalty Charges and Modification Fees are insufficient, then from general collections on deposit in the Collection Account), (B) for Advances made thereby with respect to Mortgage Loans or Trust Subordinate Companion Loans that are part of a Serviced Loan Combination and any related Advance Interest Amounts (provided that the Trustee shall have priority with respect to such payment or reimbursement of any such Advances and any related Advance Interest Amounts), the Master Servicer’s right to reimburse any such person pursuant to this clause (ii)(B) being limited to Net Liquidation Proceeds on or in respect of the particular Mortgage Loan, Trust Subordinate Companion Loan or REO Property respecting which such Advance was made, which Net Liquidation Proceeds were received in connection with any of the events described in clauses (iii), (iv) and (vii) of the definition of “Liquidation Event”, (C) to the extent not reimbursed pursuant to Section 3.14 of this Agreement, for Advances with respect to Mortgage Loans and any related Advance Interest Amounts (or portion thereof) that have been deemed to be Nonrecoverable Advances or are not recovered from recoveries in respect of the related Mortgage Loan, Serviced Loan Combination or REO Property after a Final Recovery Determination to the extent not recovered from the related Loan Combination Custodial Account and Advance Interest Amounts thereon, first, out of the principal portion of general collections on the Mortgage Loans and REO Properties, and second, to the extent the principal portion of general collections is insufficient and with respect to such excess only, subject to any election in its sole discretion to defer reimbursement thereof pursuant to Section 3.27 of this Agreement, out of other collections on the Mortgage Loans and REO Properties, and (D) for Workout-Delayed Reimbursement Amounts with respect to Mortgage Loans and Advance Interest Amounts thereon, first, out of the principal portion of the general collections on the Mortgage Loans and REO Properties, net of such amounts being reimbursed pursuant to clause (C) above, and second, upon a determination by the Master Servicer, the Special Servicer or the Trustee, as applicable, that a Workout-Delayed Reimbursement Amount is a Nonrecoverable Advance, in the same manner as Nonrecoverable Advances may be reimbursed (provided that with respect to each Mortgage Loan or REO Property that relates to a Serviced Loan Combination, such Workout-Delayed Reimbursement Amounts and Advance Interest Amounts thereon shall first be reimbursed pursuant to Section 3.06A(a)(ii)

of this Agreement and, if not reimbursed pursuant thereto, shall be paid from the Collection Account as provided in this clause (ii)(D));

(iii)          to pay on or before each Master Servicer Remittance Date to the Master Servicer (who shall pay the holder of the Excess Servicing Fee Rights the portion of the Servicing Fee that represents Excess Servicing Fees in accordance with Section 3.12 of this Agreement) and to the Special Servicer, as applicable, as compensation, the aggregate unpaid Servicing Fee with respect to Mortgage Loans and Trust Subordinate Companion Loans (to the extent not otherwise required to be applied against Prepayment Interest Shortfalls) in respect of the immediately preceding Interest Accrual Period, and Special Servicing Compensation (if any) in respect of the immediately preceding Interest Accrual Period or Collection Period, as applicable, to be paid, in the case of the Servicing Fee, from interest received on the related Mortgage Loan or Trust Subordinate Companion Loan, and to pay from time to time to the Master Servicer in accordance with Section 3.07(b) of this Agreement any interest or investment income earned on funds deposited in the Collection Account and, in the case of the Special Servicing Fee, from general collections; provided, however, that in the case of any Mortgage Loan or REO Mortgage Loan related to a Serviced Loan Combination or a Trust Subordinate Companion Loan or related REO Companion Loan, (A) Servicing Fees may be paid out of the Collection Account pursuant to this clause (iii) only from the interest portion of Net Liquidation Proceeds on or in respect of such Mortgage Loan, REO Mortgage Loan, Trust Subordinate Companion Loan or REO Companion Loan, as applicable, which Net Liquidation Proceeds were received in connection with any of the events described in clauses (iii), (iv) and (vii) of the definition of “Liquidation Event” and (B) Special Servicing Compensation shall first be paid out of the related Loan Combination Custodial Account pursuant to Section 3.06A(a)(iii) of this Agreement and may be paid out of the Collection Account pursuant to this clause (iii) only if and to the extent that such Special Servicing Compensation has not been paid out of the related Loan Combination Custodial Account pursuant to Section 3.06A(a)(iii) of this Agreement and, in the case of a Trust Subordinate Companion Loan or any related REO Companion Loan, only out of related Net Liquidation Proceeds received in connection with any of the events described in clauses (iii), (iv) and (vii) of the definition of “Liquidation Event”;

(iv)          in accordance with Section 2.03 of this Agreement, to reimburse itself, the Trustee or the Special Servicer, out of general collections on the Mortgage Loans and related REO Properties (including with respect to the Outside Serviced Mortgage Loans) for any unreimbursed expense reasonably incurred by such Person in respect of any Material Defect giving rise to a repurchase or substitution obligation of the applicable Mortgage Loan Seller or any other obligation of the Mortgage Loan Seller under Section 6 of the applicable Mortgage Loan Purchase Agreement, including, without limitation, any expenses arising out of the performance of its duties under Section 2.03 of this Agreement in connection with such Material Defect or out of the enforcement of the repurchase or substitution obligation or any other obligation of the applicable Mortgage Loan Seller under

Section 6 of the applicable Mortgage Loan Purchase Agreement in connection with such Material Defect, together with interest thereon at the Advance Rate from the time such expense was incurred to, but excluding, the date such expense was reimbursed, but only to the extent that such expenses are not otherwise reimbursable, each such Person’s right to reimbursement pursuant to this clause (iv) with respect to any Mortgage Loan or Trust Subordinate Companion Loan being subject to the following: (a) if the Purchase Price is paid for such Mortgage Loan or Trust Subordinate Companion Loan, then such Person’s right to reimbursement shall be limited to that portion of the Purchase Price that represents such expense in accordance with clause (f) of the definition of Purchase Price, or (b) if no Purchase Price is paid or if an amount less than the Purchase Price is paid and proceedings are instituted to enforce the related Mortgage Loan Seller’s payment or performance pursuant to the applicable Mortgage Loan Purchase Agreement or if a Loss of Value Payment is made, then such Person shall be entitled to reimbursement from the Trust following the adjudication of such proceedings in favor of such Mortgage Loan Seller, settlement of the Material Defect claim, or payment of such Loss of Value Payment, as the case may be;

(v)           to pay out of general collections on the Mortgage Loans and related REO Properties, for costs and expenses incurred by the Trust Fund with respect to the Mortgage Loans and related REO Properties pursuant to Sections 3.04 and 3.10(e) of this Agreement and to pay Liquidation Expenses out of related Liquidation Proceeds pursuant to Section 3.11 of this Agreement (provided that with respect to each Serviced Loan Combination, such expenses shall first be reimbursed pursuant to Section 3.06A(a)(iv) of this Agreement to the extent related to such Serviced Loan Combination and if not reimbursed pursuant thereto, shall be paid from the Collection Account as provided in this clause (v));

(vi)          to the extent not reimbursed or paid pursuant to any other clause of this Section 3.06, to reimburse or pay the Master Servicer, the Trustee, the Custodian, the Certificate Administrator, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, CREFC® or the Depositor, as applicable, for unpaid Additional Trust Fund Expenses (other than Advance Interest Amounts), unpaid Trustee/Certificate Administrator Fees, unpaid Servicing Fees (but only if the related Mortgage Loan has been liquidated or a Final Recovery Determination has been made with respect thereto), unpaid Special Servicing Compensation, unpaid Operating Advisor Fees, unpaid Operating Advisor Consulting Fees (but only to the extent such Operating Advisor Consulting Fee is actually received from the related Mortgagor), unpaid Asset Representations Reviewer Ongoing Fees and any unpaid Asset Representations Reviewer Asset Review Fee (to the extent such fee is payable by the Trust), unpaid CREFC® Intellectual Property Royalty License Fees and other unpaid items incurred by or owing to such Person pursuant to Section 2.03(h)(vi), Section 2.03(j)(viii), the second sentence of Section 3.07(c), Section 3.08(a), Section 3.08(b), Section 3.10, Section 3.12(c), Section 3.16(a), Section 3.29(k), Section 6.03, Section 7.04, Section 8.05(a), Section 8.05(b), Section 8.05(d), Section 11.02(a), Section 11.02(b) or Section 12.07 of this Agreement, or any other provision of this

Agreement pursuant to which such Person is entitled to reimbursement or payment from the Trust Fund, in each case only to the extent expressly reimbursable under such Section , it being acknowledged that this clause (vi) shall not be deemed to modify the substance of any such Section , including the provisions of such Section that set forth the extent to which one of the foregoing Persons is or is not entitled to payment or reimbursement (provided that with respect to each Mortgage Loan that is part of a Serviced Loan Combination and each Trust Subordinate Companion Loan, such expenses shall first be reimbursed pursuant to Section 3.06A(a)(v) of this Agreement to the extent related to such Serviced Loan Combination and, if not reimbursed pursuant thereto, shall be paid from the Collection Account as provided in this clause (vi), and provided, further, that fees and compensation to any party with respect to any Serviced Companion Loan (or a successor REO Companion Loan) shall not be payable from the Collection Account pursuant to this clause (vi)) (except in the case of a Trust Subordinate Companion Loan or successor REO Companion Loan, but only out of related Net Liquidation Proceeds received in connection with any of the events described in clause (iii), (iv) and (vii) of the definition of “Liquidation Event”);

(vii)         to transfer to the Certificate Administrator for deposit in one or more separate, non-interest bearing accounts any amount reasonably determined by the Certificate Administrator to be necessary to pay any applicable federal, state or local taxes imposed on any Trust REMIC under the circumstances and to the extent described in Section 4.05 of this Agreement;

(viii)        to make such payments and reimbursements out of Penalty Charges and Modification Fees on deposit in the Collection Account as are contemplated by Section 3.14 of this Agreement;

(ix)           to make such payments and reimbursements as contemplated by Section 3.06(c) of this Agreement out of funds transferred to the Collection Account from the Loss of Value Reserve Fund pursuant to Section 3.06(c) of the Agreement;

(x)           to withdraw any amount deposited into the Collection Account that was not required to be deposited therein; or

(xi)          to clear and terminate the Collection Account pursuant to Section 9.01 of this Agreement.

If and to the extent that the Master Servicer has reimbursed or made payment to itself or any other Person pursuant to any clause of the prior paragraph above for any cost, expense, indemnity, fee or Property Advance or Advance Interest Amount thereon with respect to a Loan Combination that represents the related Serviced Companion Loan’s allocable share of such cost, expense, indemnity, fee, or Property Advance or Advance Interest Amount thereon (taking into account the subordinate nature of any related Subordinate Companion Loan(s)), the Master Servicer (with respect to Performing Serviced Loans) and the Special Servicer (with respect to Specially Serviced Loans) shall use efforts consistent with the Servicing Standard to collect such amounts out of collections on such Serviced Companion Loan (or, if and to the extent permitted under the related Co-Lender Agreement, from the related Serviced Companion Loan Holder) and deposit all such amounts (collectively, with respect to such Serviced Companion Loan, the “Trust Reimbursement Amount No.1”) collected from or on behalf of the related Serviced Companion Loan Holder into the Collection Account.

The Master Servicer shall also be entitled to make withdrawals from time to time, from the Collection Account of amounts necessary for the payments or reimbursement of amounts required to be paid to the parties to, and/or the securitization trust created under, the applicable Outside Servicing Agreement by the holder of each Outside Serviced Mortgage Loan pursuant to each Outside Serviced Co-Lender Agreement. In the absence of manifest error, the Master Servicer may conclusively rely on the request for payments contemplated by the preceding sentence.

The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan-by-Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account pursuant to subclauses (i)-(ix) of the third preceding paragraph.

The Master Servicer shall pay to each of the Special Servicer (or to third party contractors at the direction of the Special Servicer), the Operating Advisor, the Asset Representations Reviewer, the Trustee and the Certificate Administrator, as applicable, from the applicable Collection Account, amounts permitted to be paid thereto from such account promptly upon receipt of a written statement of an officer of the Special Servicer, an officer of the Operating Advisor, an officer of the Asset Representations Reviewer or a Responsible Officer of the Trustee or the Certificate Administrator, as the case may be, describing the item and amount to which the Special Servicer (or such third party contractor), the Operating Advisor, the Asset Representations Reviewer, the Trustee or the Certificate Administrator, as the case may be, is entitled (unless such payment to the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Trustee or the Certificate Administrator, as the case may be, is clearly required pursuant to this Agreement, in which case a written statement is not required). The Master Servicer may rely conclusively on any such written statement and shall have no duty to recalculate the amounts stated therein. The parties seeking payment pursuant to this Section shall each keep and maintain a separate accounting for the purpose of justifying any request for withdrawal from each Collection Account, on a loan-by-loan basis.

With respect to each Outside Serviced Mortgage Loan, the Master Servicer shall pay to, subject to Section 3.01(j)(i) and (j)(ii), the related Outside Servicer, the related Outside Special Servicer, the related Outside Certificate Administrator or the related Outside Trustee, as applicable, from the Collection Account on the Master Servicer Remittance Date amounts permitted to be paid to the related Outside Servicer, the related Outside Special Servicer, the related Outside Certificate Administrator or the related Outside Trustee, as applicable, therefrom based upon an Officer’s Certificate received from the related Outside Servicer, the related Outside Special Servicer, the related Outside Certificate Administrator or the related Outside Trustee, as applicable, on the first Business Day following the immediately preceding Determination Date, describing the item and amount to which the related Outside Servicer, the related Outside Special Servicer, the related Outside Certificate Administrator or the related Outside Trustee, as applicable, is entitled. The Master Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein.

The Trustee, the Custodian, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, the Depositor, CREFC®, the Special Servicer and the Master Servicer shall in all cases have a right prior to the Certificateholders to any funds on deposit in the Collection Account from time to time for the reimbursement or payment of the Servicing Fees (including investment income), Trustee/Certificate Administrator Fees, Special Servicing Compensation, Advances, Advance Interest Amounts, Operating Advisor Fees, Operating Advisor Consulting Fees (but only to the extent such Operating Advisor Consulting Fees are actually received from the related Mortgagor(s)), Asset Representations Reviewer Ongoing Fee, Asset Representations Reviewer Asset Review Fee (only to the extent such fee is payable by the Trust), CREFC® Intellectual Property Royalty License Fees and (for each of such Persons other than CREFC®) their respective expenses hereunder (including without limitation Additional Trust Fund Expenses) to the extent such fees, indemnity amounts and expenses are to be reimbursed or paid from amounts on deposit in the Collection Account pursuant to this Agreement (and to have such amounts paid directly to third party contractors for any invoices submitted to the Trustee, the Master Servicer or the Special Servicer, as applicable).

(b)           The Certificate Administrator shall, upon receipt, deposit in each of the Lower-Tier REMIC Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Reserve Account any and all amounts received by the Certificate Administrator in accordance with Section 3.06(a)(i) of this Agreement and required to be deposited therein. If, as of 3:00 p.m., New York City time, on any Master Servicer Remittance Date or on such other date as any amount referred to in the preceding sentence is required to be delivered hereunder, the Master Servicer shall not have delivered to the Certificate Administrator for deposit in the Lower-Tier REMIC Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account and the Excess Liquidation Proceeds Reserve Account the amounts required to be deposited therein pursuant to the provisions of this Agreement (including, without limitation, Section 3.06(a)(i) of this Agreement), then the Certificate Administrator shall, to the extent that a Responsible Officer of the Certificate Administrator has such knowledge, provide notice of such failure to the Master Servicer by facsimile transmission sent to telecopy number 866-706-3565 (or such alternative number provided by the Master Servicer to the Certificate Administrator in writing) and by electronic mail at NoticeAdmin@midlandls.com (or such alternative electronic mail address provided by the Master Servicer to the Certificate Administrator in writing) as soon as possible, but in any event before 5:00 p.m., New York City time, on such day; provided, however, that the Master Servicer will pay the Certificate Administrator interest on such late payment at the Prime Rate until such late payment is received by the Certificate Administrator.

(c)            If any Loss of Value Payments are deposited into the Loss of Value Reserve Fund with respect to any Mortgage Loan, any Trust Subordinate Companion Loan or any related REO Property, then upon direction from the Master Servicer (provided that, with respect to clause (v) below, the Certificate Administrator shall have provided the Master Servicer and the Special Servicer with five Business Days’ prior notice of such final Distribution Date), the Special Servicer shall transfer such Loss of Value Payments (up to the remaining portion thereof) from the Loss of Value Reserve Fund to the Master Servicer for deposit into the Collection Account (or, in the case of clause (v) below, to the applicable Mortgage Loan Sellers), for the following purposes:

(i)            to reimburse the Master Servicer, the Special Servicer or the Trustee, in accordance with Section 3.06(a) of this Agreement, for any Nonrecoverable Advance made by such party with respect to such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, or any related REO Property (together with any related Advance Interest Amounts);

(ii)           (A) to pay, in accordance with Section 3.06(a) of this Agreement, or to reimburse the Trust for the prior payment of, any expense relating to such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, or any related REO Property that constitutes or, if not paid out of such Loss of Value Payments, would constitute an Additional Trust Fund Expense, and (B) to pay, in accordance with Section 3.06(a) of this Agreement, any unpaid Liquidation Fee due and owing to the Special Servicer in connection with the receipt of such Loss of Value Payments;

(iii)          to offset any portion of Realized Losses that are attributable to such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, or related REO Property (as calculated without regard to the application of such Loss of Value Payments), incurred with respect to such Mortgage Loan (or any related successor REO Mortgage Loan with respect thereto) or Trust Subordinate Companion Loan (or any related successor REO Companion Loan with respect thereto);

(iv)          following the occurrence of a Liquidation Event with respect to such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, or any related REO Property and any related transfers from the Loss of Value Reserve Fund with respect to the items contemplated by the immediately preceding clauses (i)-(iii) above as to such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, to cover the items contemplated by the immediately preceding clauses (i), (ii)(A) and (iii) in respect of the remaining Mortgage Pool; and

(v)           on the final Distribution Date after all distributions have been made as set forth in clauses (i) through (iv) above, to each Mortgage Loan Seller, its pro rata share, based on the amount that it contributed, net of any amount contributed by such Mortgage Loan Seller that was used pursuant to clauses (i)-(iii) to offset any portion of Realized Losses that are attributable to the Mortgage Loan or Trust Subordinate Companion Loan, as applicable, or any related REO Property for which the contribution was made, Additional Trust Fund Expenses or any Nonrecoverable Advances incurred with respect to the Mortgage Loan or Trust Subordinate Companion Loan, as applicable, or any related REO Property for which the contribution was made.

Any Loss of Value Payments transferred to the Collection Account pursuant to clauses (i) - (iii) of the prior paragraph shall be treated as Liquidation Proceeds received by the

Trust in respect of the related Mortgage Loan (or any successor REO Mortgage Loan with respect thereto) or Trust Subordinate Companion Loan (or any related successor REO Companion Loan with respect thereto) for which such Loss of Value Payments were received; and any Loss of Value Payments transferred to the Collection Account pursuant to clause (iv) of the prior paragraph shall be treated as Liquidation Proceeds received by the Trust in respect of the Mortgage Loan or REO Mortgage Loan for which such Loss of Value Payments are being transferred to the Collection Account to cover an item contemplated by clauses (i), (ii)(A) and (iii) of the prior paragraph.

Section 3.06A. Permitted Withdrawals From the Loan Combination Custodial Account.

(a)          The Master Servicer may make withdrawals from the Loan Combination Custodial Account for each Serviced Loan Combination only as described below (the order set forth below not constituting an order of priority for such withdrawals), subject to the application of Penalty Charges and Modification Fees in accordance with the related Co-Lender Agreement and Section 3.14 of this Agreement:

(i)            (A) after the Determination Date, and on or prior to the Business Day immediately preceding the Master Servicer Remittance Date, in each calendar month (and also on the Business Day immediately following the receipt of any funds from the REO Account for any REO Property related to such Serviced Loan Combination, if such funds are received after the Determination Date and before the Distribution Date in any calendar month and were not available for any earlier transfer to the Collection Account in such calendar month), to transfer to the Collection Account all amounts on deposit in the Loan Combination Custodial Account payable to the Trust pursuant to the related Co-Lender Agreement with respect to the related Mortgage Loan (or any successor REO Mortgage Loan), including any applicable Trust Reimbursement Amount, and (B) on or prior to the related Serviced Loan Combination Remittance Date in each calendar month (and also on the Business Day immediately following the receipt of any funds from the REO Account for any REO Property related to such Serviced Loan Combination, if such funds are received after the Determination Date and before the Distribution Date in any calendar month), to remit to the related Serviced Companion Loan Holder all amounts on deposit in the Loan Combination Custodial Account payable to such Serviced Companion Loan Holder pursuant to the related Co-Lender Agreement with respect to the related Serviced Companion Loan (or any successor REO Companion Loan), exclusive of any applicable Trust Reimbursement Amount;

(ii)           to pay or reimburse the Master Servicer, the Special Servicer or the Trustee, for Advances made thereby with respect to such Serviced Loan Combination and any related Advance Interest Amounts (provided that the Trustee shall have priority with respect to such payment or reimbursement of any such Advances and any related Advance Interest Amounts), the Master Servicer’s right to reimburse any such Person pursuant to this clause (ii) being limited to late collections (including cure payments by related Serviced Companion Loan Holders) of the particular item which was the subject of the related Advance, Penalty Charges, Net Condemnation Proceeds, Net REO Proceeds, Net Insurance

Proceeds and Net Liquidation Proceeds on or in respect of the particular Serviced Loan Combination or any related REO Property; provided, however, that if such Advance has become a Workout-Delayed Reimbursement Amount (but not a Nonrecoverable Advance), then neither such Workout-Delayed Reimbursement Amount nor any related Advance Interest Amounts shall be reimbursed or paid, as the case may be, out of payments or other collections of interest (other than Penalty Charges) or Yield Maintenance Charges on or in respect of the related Mortgage Loan (or any successor REO Mortgage Loan) or the related Serviced Companion Loan (or any successor REO Companion Loan); and provided, further, that if such Advance is a P&I Advance with respect to the related Mortgage Loan (or a successor REO Mortgage Loan) or the related Trust Subordinate Companion Loan (or a successor REO Companion Loan), then neither such Advance nor any related Advance Interest Amounts shall be reimbursed or paid, as the case may be, out of, or otherwise result in a reduction of, amounts otherwise payable to the related Serviced Companion Loan Holder(s) with respect to the related Serviced Companion Loan(s) (or any successor REO Companion Loan(s)), except that in the case of a Serviced AB Loan Combination, reimbursements or payments, as the case may be, of Advances or any related Advance Interest Amounts shall be made taking into account the subordinate nature of the related Subordinate Companion Loan(s) to the extent set forth in, and in accordance with, the related Co-Lender Agreement, and except that neither a P&I Advance on a Trust Subordinate Companion Loan (or any successor REO Companion Loan) nor any related Advance Interest Amount shall be reimbursed or paid, as the case may be, out of, or otherwise result in a reduction of, collections on or allocable to the related Mortgage Loan or a successor REO Mortgage Loan with respect thereto unless such P&I Advance and/or Advance Interest Amount constitutes a Nonrecoverable P&I Advance;

(iii)          to pay on or before each Master Servicer Remittance Date (A) to the Master Servicer (who shall pay the holder of the Excess Servicing Fee Rights the portion of the Servicing Fee that represents Excess Servicing Fees in accordance with Section 3.12 of this Agreement) as compensation, the aggregate unpaid Servicing Fee with respect to such Serviced Loan Combination (to the extent not otherwise required to be applied against Prepayment Interest Shortfalls) in respect of the immediately preceding Interest Accrual Period, to be paid from interest received on the related Mortgage Loan or Serviced Companion Loan, as applicable, and to pay from time to time to the Master Servicer in accordance with Section 3.07(b) any interest or investment income earned on funds deposited in such Loan Combination Custodial Account and (B) to the Special Servicer as compensation, any Special Servicing Compensation payable with respect to such Serviced Loan Combination; provided, however, that no Servicing Fees or Special Servicing Compensation earned with respect to the related Mortgage Loan (or a successor REO Mortgage Loan) shall be payable out of, or otherwise result in a reduction of, amounts otherwise payable to the related Serviced Companion Loan Holder with respect to the related Serviced Companion Loan (or any successor REO Companion Loan) (provided that, in the case of a Serviced AB Loan Combination, such payments shall be made taking into account the subordinate nature of the related Subordinate Companion Loan(s) to the extent set forth in, and in accordance with, the related Co-Lender Agreement), and no Servicing Fees or Special Servicing Compensation earned with respect to the related Serviced Companion Loan (or any successor REO Companion Loan) shall be payable out of, or otherwise result in a reduction of, amounts otherwise payable to the Trust with respect to the related Mortgage Loan (or a successor REO Mortgage Loan) (it being acknowledged and agreed that this proviso is in no way intended to limit the rights of the Master Servicer or Special Servicer under the related Co-Lender Agreement to seek payment of any unpaid Servicing Fees or Special Servicing Compensation, as applicable, with respect to any Serviced Companion Loan not held by the Trust from the related Serviced Companion Loan Holder);

(iv)          to pay for costs and expenses incurred by the Trust Fund solely with respect to such Serviced Loan Combination and related REO Property pursuant to Section 3.10(e) and to pay Liquidation Expenses out of Liquidation Proceeds pursuant to Section 3.11;

(v)           to the extent not reimbursed or paid pursuant to any other clause of this Section 3.06A, to reimburse or pay the Master Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, the Special Servicer or the Depositor, as applicable, for unpaid Additional Trust Fund Expenses, Servicing Fees and other unpaid items incurred by or owing to such Person pursuant to the second sentence of Section 3.07(c), Section 3.08(a), Section 3.08(b), Section 3.10, the second sentence of Section 3.12(a), the third sentence of Section 3.12(c), Section 3.16(a), Section 3.29, Section 6.03, Section 7.04, Section 8.05(a), Section 8.05(b), Section 8.05(d), Section 11.02(a), Section 11.02(b) or Section 12.07, or any other provision of this Agreement pursuant to which such Person is entitled to reimbursement or payment from the Trust Fund, in each case only to the extent expressly reimbursable under such Section and to the extent related to such Serviced Loan Combination and not related to amounts which are solely expenses of the Trust Fund (such as expenses related to administration of the Trust Fund or REMIC taxes, penalties or interest or preservation of the REMIC status of each Trust REMIC), it being acknowledged that this clause (v) shall not be deemed to modify the substance of any such Section , including the provisions of such Section that set forth the extent to which one of the foregoing Persons is or is not entitled to payment or reimbursement; provided, however, that no payment or reimbursement to the Operating Advisor, the Asset Representations Reviewer or the Certificate Administrator or payment or reimbursement of costs and expenses associated with obtaining a Rating Agency Confirmation, shall be made out of, or otherwise result in a reduction of, amounts otherwise payable to the related Serviced Companion Loan Holder with respect to the related Serviced Companion Loan (or successor REO Companion Loan) (provided that, in the case of a Serviced AB Loan Combination, such payments or reimbursements shall be made taking into account the subordinate nature of the related Subordinate Companion Loan(s) to the extent set forth in, and in accordance with, the related Co-Lender Agreement), no payment of fees or other compensation to the Operating Advisor, the Trustee or the Certificate Administrator with respect to a Trust Subordinate Companion Loan or successor REO Companion Loan shall be made out of, or otherwise result in a reduction of, collections on or otherwise allocable to the related Mortgage Loan or a successor REO Mortgage Loan with respect thereto, and no payment or reimbursement of costs and expenses associated with obtaining a Companion Loan Rating Agency Confirmation shall be made out of, or otherwise result in a reduction of, amounts otherwise payable to the Trust with respect to the related Mortgage Loan (or any successor REO Mortgage Loan) or any related Trust Subordinate Companion Loan (or any successor REO Companion Loan);

(vi)          to make such payments and reimbursements out of Penalty Charges and Modification Fees on deposit in such Loan Combination Custodial Account as are contemplated by the related Co-Lender Agreement and Section 3.14 of this Agreement;

(vii)         to withdraw any amount deposited into such Loan Combination Custodial Account that was not required to be deposited therein;

(viii)        if the related Serviced Companion Loan (or any successor REO Companion Loan with respect thereto) is part of an Other Securitization Trust, to the extent required by the related Co-Lender Agreement, to reimburse the applicable party to the related Other Pooling and Servicing Agreement for any advances of delinquent monthly debt service payments made thereby with respect to such Serviced Companion Loan (or REO Companion Loan), together with interest thereon, provided that such reimbursement, together with interest, shall be made solely out of payments and other collections on such Serviced Companion Loan (or REO Companion Loan); or

(ix)           to clear and terminate such Loan Combination Custodial Account pursuant to Section 9.01 of this Agreement.

The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan-by-Mortgage Loan and Companion Loan-by-Companion Loan basis, for the purpose of justifying any withdrawal from each Loan Combination Custodial Account pursuant to subclauses (i) - (ix) above. If and to the extent that the Master Servicer has reimbursed or made payment to itself or any other Person pursuant to any clause of the prior paragraph above for any cost, expense, indemnity, or Property Advance or Advance Interest Amount thereon with respect to a Serviced Loan Combination out of monies allocable to the related Mortgage Loan (or any successor REO Mortgage Loan) to an extent that the Trust as holder of the related Mortgage Loan has borne some or all of the related Serviced Companion Loan’s allocable share of such cost, expense, indemnity, or Property Advance or Advance Interest Amount thereon (taking into account the subordinate nature of any related Subordinate Companion Loan(s) to the extent set forth in, and in accordance with, the related Co-Lender Agreement), the Master Servicer shall use efforts consistent with the Servicing Standard to collect such amounts disproportionately borne by the Trust out of collections on such Serviced Companion Loan (or, if and to the extent permitted under the related Co-Lender Agreement, from the related Serviced Companion Loan Holder) and deposit all such amounts (collectively, with respect to such Serviced Companion Loan, the “Trust Reimbursement Amount No.2” and, together with Trust Reimbursement Amount No.1, the “Trust

Reimbursement Amount”) collected from or on behalf of the related Serviced Companion Loan Holder into the Collection Account.

The Master Servicer shall pay to each of the Special Servicer (or to third party contractors at the direction of the Special Servicer), the Operating Advisor, the Trustee, the Certificate Administrator and an advancing party under any Other Pooling and Servicing Agreement, as applicable, from the applicable Loan Combination Custodial Account, amounts permitted to be paid thereto from such account promptly upon receipt of a written statement of an officer of the Special Servicer, an officer of the Operating Advisor, a Responsible Officer of the Trustee or the Certificate Administrator or an officer of such advancing party under such Other Pooling and Servicing Agreement, as the case may be, describing the item and amount to which the Special Servicer (or such third party contractor), the Operating Advisor, the Trustee, the Certificate Administrator or such advancing party under such Other Pooling and Servicing Agreement, as the case may be, is entitled (unless such payment to the Special Servicer, the Operating Advisor, the Trustee or the Certificate Administrator, as the case may be, is clearly required pursuant to this Agreement, in which case a written statement is not required). The Master Servicer may rely conclusively on any such written statement and shall have no duty to re-calculate the amounts stated therein. The parties seeking payment pursuant to this Section shall each keep and maintain separate accounting for the purpose of justifying any request for withdrawal from each Loan Combination Custodial Account, on a loan-by-loan basis.

The Trustee, the Depositor, the Operating Advisor, the Certificate Administrator, the Special Servicer and the Master Servicer shall in all cases have a right prior to the Certificateholders to any funds on deposit in a Loan Combination Custodial Account from time to time for the reimbursement or payment of the Servicing Fees (including investment income), or Special Servicing Compensation, Advances, Advance Interest Amounts and their respective indemnity amounts or expenses hereunder to the extent such fees, indemnity amounts and expenses are to be reimbursed or paid from amounts on deposit in such Loan Combination Custodial Account pursuant to this Agreement and the related Co-Lender Agreement (and to have such amounts paid directly to third party contractors for any invoices approved by the Trustee, the Depositor, the Certificate Administrator, the Master Servicer or the Special Servicer, as applicable); provided, however, for the avoidance of doubt, neither the Trustee/Certificate Administrator Fees nor the Operating Advisor Fee shall be paid from funds on deposit in a Loan Combination Custodial Account.

After the Determination Date, and on or prior to the Business Day immediately preceding the Master Servicer Remittance Date, in each calendar month (and also on the Business Day immediately following the receipt of any funds from the REO Account for any REO Property related to the applicable Serviced Loan Combination, if such funds are received after the Determination Date and before the Distribution Date in any calendar month and were not available for any earlier transfer to the Collection Account in such calendar month), the Master Servicer shall remit for deposit in the Collection Account all amounts on deposit in a Loan Combination Custodial Account payable to the Trust pursuant to the related Co-Lender Agreement with respect to the related Mortgage Loan (or any successor REO Mortgage Loan), including any applicable Trust Reimbursement Amount; and on or prior to the related Serviced Loan Combination Remittance Date in each calendar month (and also on the Business Day immediately following the receipt of any funds from the REO Account for any REO Property related to the applicable

Serviced Loan Combination, if such funds are received after the Determination Date and before the Distribution Date in any calendar month), the Master Servicer shall remit to the related Serviced Companion Loan Holder all amounts on deposit in a Loan Combination Custodial Account payable to such Serviced Companion Loan Holder pursuant to the related Co-Lender Agreement with respect to the related Serviced Companion Loan (or any successor REO Companion Loan), exclusive of any applicable Trust Reimbursement Amount, in each case, prior to the required remittance from the Collection Account to the Certificate Administrator for deposit into the Lower-Tier REMIC Distribution Account on such Master Servicer Remittance Date.

(b)           Notwithstanding anything to the contrary contained herein, with respect to each Serviced Companion Loan, the Master Servicer shall withdraw from the related Loan Combination Custodial Account and remit to the related Serviced Companion Loan Holder, within one (1) Business Day of receipt of properly identified funds, any amounts that represent late collections or Principal Prepayments received by the Master Servicer from the related Mortgagor that are allocable to such Serviced Companion Loan or any successor REO Companion Loan with respect thereto (exclusive of any portion of such amount paid or reimbursed to any third party in accordance with the related Co-Lender Agreement) unless such amount would otherwise be included in the monthly remittance to the related Serviced Companion Loan Holder for such month pursuant to Section 3.06A(a); provided, however, that to the extent any such amounts are received after 3:00 p.m. Eastern time on any given Business Day, the Master Servicer shall use commercially reasonable efforts to remit such amounts to the related Serviced Companion Loan Holder within one (1) Business Day of receipt of properly identified funds but, in any event, the Master Servicer shall remit such amounts within two (2) Business Days of receipt of properly identified funds.

Section 3.07       Investment of Funds in the Collection Account, the REO Account, the Mortgagor Accounts, and Other Accounts.

(a)            The Master Servicer, or with respect to any REO Account and any Loss of Value Reserve Fund, the Special Servicer, may direct any depository institution maintaining the Collection Account, any Loan Combination Custodial Account, any Mortgagor Account (subject to the second succeeding sentence), any REO Account or any Loss of Value Reserve Fund (each of the Collection Account, any Loan Combination Custodial Account, any REO Account, any Loss of Value Reserve Fund and any Mortgagor Account, for purposes of this Section 3.07, an “Investment Account”), to invest the funds in such Investment Account in one or more Permitted Investments that bear interest or are sold at a discount, and that mature, unless payable on demand, no later than the Business Day preceding the date on which such funds are required to be withdrawn from such Investment Account pursuant to this Agreement. Any direction by the Master Servicer or the Special Servicer to invest funds on deposit in an Investment Account shall be in writing and shall certify that the requested investment is a Permitted Investment which matures at or prior to the time required hereby or is payable on demand. In the case of any Escrow Account or Lock-Box Account (the “Mortgagor Accounts”), the Master Servicer shall act upon the written request of the related Mortgagor or Manager to the extent the Master Servicer is required to do so under the terms of the respective Mortgage Loan (or Serviced Loan Combination) or related documents, provided that in the absence of appropriate written instructions from the related Mortgagor or Manager meeting the requirements of this Section 3.07, the Master Servicer shall have no obligation to, but will be entitled to, direct the investment of funds in such accounts in Permitted Investments. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee or a nominee of the Trustee (in each case for the benefit of the Certificateholders).The Trustee (for the benefit of the Certificateholders) shall have sole control (except with respect to investment direction, which shall be in the control of the Master Servicer (with respect to the Collection Account, any Loan Combination Custodial Account or any Mortgagor Account) or the Special Servicer (with respect to any REO Accounts and any Loss of Value Reserve Fund), as applicable, as an independent contractor to the Trust Fund) over each such investment and any certificate or other instrument evidencing any such investment shall be delivered directly to the Trustee or its nominee (which shall initially be the Master Servicer or the Special Servicer, as applicable), together with any document of transfer, if any, necessary to transfer title to such investment to the Trustee or its nominee (for the benefit of the Certificateholders). Neither the Trustee nor the Certificate Administrator shall have any responsibility or liability with respect to the investment directions of the Master Servicer or the Special Servicer, any Mortgagor or Manager or any losses resulting therefrom, whether from Permitted Investments or otherwise. The Master Servicer shall have no responsibility or liability with respect to the investment direction of the Special Servicer, any Mortgagor or Manager or any losses resulting therefrom, whether from Permitted Investments or otherwise. The Special Servicer shall have no responsibility or liability with respect to the investment direction of the Master Servicer, any Mortgagor or any property manager or any losses resulting therefrom, whether from Permitted Investments or otherwise. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Master Servicer (or the Special Servicer in the case of REO Accounts and any Loss of Value Reserve Fund), shall: (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and (y) demand payment of all amounts due thereunder promptly upon determination by the Master Servicer (or the Special Servicer in the case of REO Accounts and any Loss of Value Reserve Fund) that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the related Investment Account. Amounts on deposit in the Distribution Account, the Excess Interest Distribution Account, the Excess Liquidation Proceeds Reserve Account and the Interest Reserve Account (each, a “Certificate Administrator Account”) shall remain uninvested.

(b)            All income and gain realized from investment of funds deposited in any Investment Account shall be for the benefit of the Master Servicer, except with respect to the investment of funds deposited in (i) any Mortgagor Account to the extent required under the Mortgage Loan (or Serviced Loan Combination) or applicable law to be for the benefit of the related Mortgagor or (ii) any REO Account and any Loss of Value Reserve Fund, which shall be for the benefit of the Special Servicer, and if held in the Collection Account, a Loan Combination Custodial Account or an REO Account, shall be subject to withdrawal by the Master Servicer or the Special Servicer, as applicable, in accordance with Section 3.06, Section 3.06A or Section 3.16(b) of this Agreement, as applicable. The Master Servicer (or with respect to any REO Account and any Loss of Value Reserve Fund, the Special Servicer) shall deposit from its own funds into any applicable Investment Account, the amount of any loss incurred in respect of any such Permitted Investment immediately upon realization of such loss (except with respect to losses incurred as a result of the related Mortgagor or Manager exercising its power under the related Loan Documents to direct such investment in such Mortgagor Account); provided, however, that the Master Servicer or Special Servicer, as applicable, may reduce the amount of such payment to the extent it forgoes any investment income in such Investment Account otherwise payable to it. The Master Servicer shall also deposit from its own funds in any Mortgagor Account the amount of any loss incurred in respect of Permitted Investments, except to the extent that amounts are invested for the benefit of the Mortgagor under the terms of the Mortgage Loan (or Serviced Loan Combination) or applicable law. Notwithstanding the foregoing, neither the Master Servicer nor the Special Servicer (in their respective capacities as Master Servicer and Special Servicer, respectively) shall be required to deposit any loss on an investment of funds in an Investment Account if such loss is incurred solely as a result of the insolvency of the federal or state chartered depository institution or trust company that holds such Investment Account, so long as such depository institution or trust company is not the Person or an Affiliate of the Person maintaining such account hereunder and satisfied the qualifications set forth in the definition of Eligible Account both (1) at the time such investment was made and (2) as of the date that is 30 days prior to the insolvency.

(c)           Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may, and upon the request of Holders of Certificates representing greater than 50% of the Percentage Interests of any Class shall, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings. In the event the Trustee takes any such action, the Trust Fund shall pay or reimburse the Trustee for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee in connection therewith. In the event that the Trustee does not take any such action, the Master Servicer may, but is not obligated to, take such action at its own cost and expense.

Section 3.08       Maintenance of Insurance Policies and Errors and Omissions and Fidelity Coverage.

(a)           The Master Servicer on behalf of the Trustee, as mortgagee of record, shall use efforts consistent with the Servicing Standard to cause the related Mortgagor to maintain, to the extent required by each Mortgage Loan (other than an Outside Serviced Mortgage Loan) and each Serviced Companion Loan (except to the extent that the failure to maintain such insurance coverage is an Acceptable Insurance Default), and if the Mortgagor does not so maintain, shall itself maintain (subject to the provisions of this Agreement concerning Nonrecoverable Advances and to the extent the Trustee as mortgagee of record has an insurable interest and to the extent available at commercially reasonable rates), (i) fire and hazard insurance (and windstorm insurance, if applicable)

with extended coverage on the related Mortgaged Property in an amount which is at least equal to the lesser of (a) one hundred percent (100%) of the then “full replacement cost” of the improvements and equipment (excluding foundations, footings and excavation costs), without deduction for physical depreciation, and (b) the outstanding principal balance of the related Mortgage Loan and the related Serviced Companion Loan(s) or such greater amount as is necessary to prevent any reduction in such policy by reason of the application of co-insurance provisions and to prevent the Trustee thereunder from being deemed to be a co-insurer and provided such policy shall include a “replacement cost” rider, (ii) insurance providing coverage against 18 months (or such longer period or with such extended period endorsement as provided in the related Mortgage or other Loan Document) of rent interruptions and (iii) such other insurance as is required in the related Mortgage Loan and the related Serviced Companion Loan; provided that, if the Loan Documents with respect to any CREFI Mortgage Loan permit the related Mortgagor to maintain, with the lender’s consent, any insurance policy that (A) has coverages, deductibles and/or other related provisions other than those specified in the related Loan Documents and/or (B) is provided by an insurer that (x) is not a Qualified Insurer and (y) does not meet the credit ratings requirements set forth in the related Loan Documents (any such insurance policy, a “Non-Conforming Policy”), the Master Servicer shall not consent to such Non-Conforming Policy unless the Master Servicer has received a Rating Agency Confirmation with respect to such Non-Conforming Policy. Subject to Section 3.16 of this Agreement, the Special Servicer in accordance with the Servicing Standard and to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standard), shall cause to be maintained for each REO Property (other than an REO Property related to an Outside Serviced Mortgage Loan) no less insurance coverage than was previously required of the Mortgagor under the related Loan Documents (except to the extent that the failure to maintain such insurance coverage is an Acceptable Insurance Default); provided that to the extent the Loan Documents require the related Mortgagor to maintain insurance with an insurer rated better than as indicated in the definition of “Qualified Insurer”, the Master Servicer may, without a Rating Agency Confirmation or the approval of the Special Servicer, to the extent consistent with the Servicing Standard, permit the related Mortgagor to maintain insurance with an insurer that does not meet the requirements of the Loan Documents so long as the related Mortgagor maintains insurance with an insurer rated at least as indicated in the definition of “Qualified Insurer”. All insurance for an REO Property shall be from a Qualified Insurer, if available from a Qualified Insurer, and if not available from a Qualified Insurer, from an insurance provider that is rated the next highest available rating who is offering such insurance at commercially reasonable rates. Any amounts collected by the Master Servicer or the Special Servicer under any such policies (other than amounts required to be applied to the restoration or repair of the related Mortgaged Property or amounts to be released to the Mortgagor in accordance with the terms of the related Loan Documents) shall be deposited into the Collection Account pursuant to Section 3.05 of this Agreement or the Loan Combination Custodial Account pursuant to Section 3.05A of this Agreement, as applicable, subject to withdrawal pursuant to Section 3.05, Section 3.05A, Section 3.06 or Section 3.06A of this Agreement. Any cost incurred by the Master Servicer or the Special Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no other additional insurance other than flood insurance or earthquake insurance subject to the conditions set forth below is to be required of any Mortgagor or to be maintained by the Master Servicer other than pursuant to the terms of the related Loan Documents and pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the related Mortgaged Property (other than an REO Property and other than with respect to an Outside Serviced Mortgage Loan) is located in a federally designated special flood hazard area, the Master Servicer will use efforts consistent with the Servicing Standard to cause the related Mortgagor to maintain, to the extent required by each Serviced Loan, and if the related Mortgagor does not so maintain, shall itself obtain (subject to the provisions of this Agreement concerning Nonrecoverable Advances) and maintain flood insurance in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan and the related Serviced Companion Loan(s) and (ii) the maximum amount of such insurance required by the terms of the related Mortgage Loan or Serviced Loan Combination and as is available for the related property under the national flood insurance program (assuming that the area in which such property is located is participating in such program). If a Mortgaged Property (other than an REO Property) is related to a Serviced Loan pursuant to which earthquake insurance is required to be maintained pursuant to the terms of the Mortgage Loan or Serviced Loan Combination, the Master Servicer shall use efforts consistent with the Servicing Standard to cause the related Mortgagor to maintain, and if the related Mortgagor does not so maintain will itself obtain (subject to the provisions of this Agreement concerning Nonrecoverable Advances and for so long as such insurance continues to be available at commercially reasonable rates) and maintain earthquake insurance in respect thereof, in the amount required by the Mortgage Loan or Serviced Loan Combination or, if not specified, in-place at origination. If an REO Property (other than an REO Property related to the Outside Serviced Mortgage Loan) (i) is located in a federally designated special flood hazard area or (ii) is related to a Serviced Loan with respect to which earthquake insurance would be appropriate in accordance with the Servicing Standard and such insurance is available at commercially reasonable rates, the Special Servicer will obtain (subject to the provisions of this Agreement concerning Nonrecoverable Advances) and maintain flood insurance and/or earthquake insurance in respect thereof providing the same coverage as described in this Section 3.08(a). Out-of-pocket expenses incurred by the Master Servicer or Special Servicer in maintaining insurance policies pursuant to this Section 3.08 shall be advanced by the Master Servicer as a Property Advance and shall be reimbursable to the Master Servicer with interest at the Advance Rate. The Master Servicer (or the Special Servicer, with respect to REO Properties) agrees to prepare and present, on behalf of itself, the Trustee and the Certificateholders and the Serviced Companion Loan Holders, claims under each related insurance policy maintained by it pursuant to this Section 3.08(a) in a timely fashion in accordance with the terms of such policy and to take such reasonable steps as are necessary to receive payment or to permit recovery thereunder. All insurance policies required to be maintained by the Master Servicer or Special Servicer hereunder shall name the Trustee or the Master Servicer or the Special Servicer, on behalf of the Trustee as the mortgagee, as loss payee, and shall be issued by Qualified Insurers, if available from a Qualified Insurer, and if not available from a Qualified Insurer, from an insurance provider that is rated the next highest available rating who is offering such insurance at commercially reasonable rates. Notwithstanding the foregoing: (A) the Master Servicer shall not be required to maintain any earthquake or environmental insurance policy on any Mortgaged Property and the Special Servicer shall not be required to maintain any earthquake or environmental insurance policy on any REO Property, in each case unless such insurance is required to be maintained under the related Loan Documents and is available at commercially reasonable rates; provided, however, that neither the Master Servicer nor the Special Servicer shall have any obligation to maintain such earthquake or environmental insurance policy required under the related Loan Documents if the originator of the Serviced Mortgage Loan or Serviced Loan Combination waived compliance with such insurance requirements (and if the applicable Master Servicer does not cause the Mortgagor to maintain or does not itself maintain such earthquake or environmental insurance policy on any Mortgaged Property, the Special Servicer shall have the right, but not the duty, to obtain, at the Trust’s expense, earthquake or environmental insurance on any Mortgaged Property securing a Specially Serviced Loan or an REO Property so long as such insurance is available at commercially reasonable rates); (B) with respect to the Master Servicer’s obligation to cause the related Mortgagor to maintain such insurance, the Master Servicer shall have no obligation beyond using its efforts consistent with the Servicing Standard to cause any Mortgagor to maintain the insurance required to be maintained or that the lender is entitled to reasonably require, subject to applicable law, under the related Loan Documents; and (C) in making determinations as to the availability of insurance at commercially reasonable rates or otherwise, the Master Servicer or the Special Servicer, as applicable, shall, to the extent consistent with the Servicing Standard, be entitled to rely, at its own expense, on insurance consultants in making such determination and any such determinations by the Master Servicer or the Special Servicer, as applicable, need not be made more frequently than annually but in any event shall be made at the approximate date on which the Master Servicer or the Special Servicer, as applicable, receives notice of the renewal, replacement or cancellation of coverage.

Notwithstanding the foregoing, the Master Servicer or Special Servicer, as applicable, will not be required to maintain, and shall not cause a Mortgagor to be in default with respect to the failure of the related Mortgagor to obtain, all risk casualty insurance which does not contain any carve out for terrorist or similar acts, if, and only if, the Special Servicer has determined in accordance with the Servicing Standard that the failure to maintain such insurance is an Acceptable Insurance Default; provided that, during the period that the Special Servicer is evaluating such insurance hereunder, the Master Servicer shall not be liable for any loss related to its failure to require the Mortgagor to maintain terrorism insurance and shall not be in default of its obligations hereunder as a result of such failure. The Special Servicer shall promptly notify the Master Servicer of each determination under this paragraph.

(b)           (i) If the Master Servicer or the Special Servicer obtains and maintains a blanket insurance policy insuring against fire and hazard losses on all of the Mortgaged Properties (other than REO Properties and other than Mortgaged Properties that secure the Outside Serviced Mortgage Loans) as to which the related Mortgagor has not maintained insurance required by the related Mortgage Loan or, if applicable, related Serviced Loan Combination (other than any Mortgagor that is required under the related Loan Documents to maintain insurance with an insurer rated better than as indicated in the definition of “Qualified Insurer” that maintains insurance with an insurer rated at least as indicated in the definition of “Qualified Insurer”) or the Special Servicer obtains and maintains a blanket insurance policy insuring against fire and hazard losses on all of the REO Properties (other than an REO Property acquired in respect of an Outside Serviced Mortgage Loan), as required under this Agreement, as the case may be, then the Master Servicer or the Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its respective obligations concerning the maintenance of insurance coverage set forth in Section 3.08(a) of this Agreement. Any such blanket insurance policy shall be maintained with a Qualified Insurer. A blanket insurance policy may contain a deductible clause, in which case the Master Servicer or the Special Servicer, as applicable, shall, in the event that (i) there shall not have been maintained on the related Mortgaged Property a policy otherwise complying with the provisions of Section 3.08(a) of this Agreement, and (ii) there shall have been one or more losses which would have been covered by such a policy had it been maintained, immediately deposit into the Collection Account or, if applicable, related Loan Combination Custodial Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan or Serviced Loan Combination or, in the absence of any such deductible limitation, the deductible limitation which is consistent with the Servicing Standard. In connection with its activities as Master Servicer or the Special Servicer hereunder, as applicable, the Master Servicer and the Special Servicer, respectively, agree to prepare and present, on behalf of itself, the Trustee and Certificateholder and any related Serviced Companion Loan Holder, claims under any such blanket policy which it maintains in a timely fashion in accordance with the terms of such policy and to take such reasonable steps as are necessary to receive payment or permit recovery thereunder.

(ii)           If the Master Servicer causes any Mortgaged Property (other than any REO Property and other than any Mortgaged Property that secures an Outside Serviced Mortgage Loan) or the Special Servicer causes any REO Property (other than an REO Property acquired in respect of an Outside Serviced Mortgage Loan) to be covered by a master force placed insurance policy and such policy shall be issued by a Qualified Insurer and provide no less coverage in scope and amount for such Mortgaged Property or REO Property than the insurance required to be maintained pursuant to Section 3.08(a) of this Agreement, then the Master Servicer or Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its respective obligations to maintain insurance pursuant to Section 3.08(a) of this Agreement. Such policy may contain a deductible clause, in which case the Master Servicer or the Special Servicer, as applicable, shall, in the event that (i) there shall not have been maintained on the related Mortgaged Property or REO Property a policy otherwise complying with the provisions of Section 3.08(a), and (ii) there shall have been one or more losses which would have been covered by such a policy had it been maintained, immediately deposit into the Collection Account or, if applicable, related Loan Combination Custodial Account from its own funds the amount not otherwise payable under such policy because of such deductible to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan and/or related Serviced Companion

Loan(s) related thereto, or, in the absence of any such deductible limitation, the deductible limitation which is consistent with the Servicing Standard.

(iii)          In either case, if the Master Servicer or Special Servicer, as applicable, causes any Mortgaged Property or REO Property to be covered by such “force-placed” insurance policy, the incremental costs of such insurance applicable to such Mortgaged Property or REO Property (i.e., other than any minimum or standby premium payable for such policy whether or not any Mortgaged Property or REO Property is covered thereby) shall be paid as a Property Advance. Any legal fees or other out-of-pocket costs incurred in accordance with the Servicing Standard in connection with any claim under an insurance policy described above (whether by the Master Servicer or Special Servicer) shall be paid by, and reimbursable to, the Master Servicer as a Property Advance.

(c)          The Master Servicer and the Special Servicer shall each obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or a combination of fidelity bond and insurance coverage, in such form as is consistent with the Servicing Standard and in such amounts that are consistent with the Servicing Standard, insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers and employees of the Master Servicer or the Special Servicer, as the case may be; provided, that with respect to Trimont Real Estate Advisors, LLC, if and for so long as it is acting as the Special Servicer with respect to The Centre Loan Combination, coverage in the amount of $10,000,000 that otherwise meets the requirements described in this paragraph will be deemed acceptable. The Master Servicer and the Special Servicer each shall be deemed to have complied with this provision if one of its respective Affiliates has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as applicable. In addition, the Master Servicer and the Special Servicer shall each keep in force during the term of this Agreement a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers and employees in connection with its obligations to service the Mortgage Loans and any Serviced Companion Loans hereunder in such form as is consistent with the Servicing Standard and in such amounts as are consistent with the Servicing Standard. Notwithstanding the foregoing, so long as the long-term unsecured debt rating or deposit account rating of the Master Servicer (or its corporate parent) or the Special Servicer (or its corporate parent) is not in any event less than “A-” as rated by S&P and “A-”as rated by Fitch, the Master Servicer or the Special Servicer, as applicable, may self-insure for the fidelity bond and errors and omissions coverage otherwise required above. The Master Servicer shall cause each and every Sub-Servicer it has engaged to maintain or cause to be maintained by an agent or contractor servicing any Mortgage Loan or Serviced Loan Combination on behalf of such Sub-Servicer, a fidelity bond and an errors and omissions insurance policy which satisfy the requirements for the fidelity bond and the errors and omissions policy to be maintained by the Master Servicer to comply with the foregoing. All fidelity bonds and policies of errors and omissions insurance obtained under this Section 3.08(c) shall be issued by a Qualified Insurer.

(d)           Each of the Operating Advisor and Asset Representations Reviewer shall obtain and maintain at its own expense and keep in full force and effect throughout the term of this Agreement an “errors and omissions” insurance policy with a Qualified Insurer covering losses that may be sustained as a result of an officer’s or employee’s errors or omissions.

Section 3.09       Enforcement of Due-On-Sale and Due-On-Encumbrance Clauses; Assumption Agreements; Defeasance Provisions.

(a)            Upon receipt of any request of a waiver or consent in respect of a due-on-sale or due-on-encumbrance provision under the Loan Documents of a Serviced Loan, the Special Servicer shall promptly process and analyze such request, including the preparation of written materials in connection with such analysis, and determine in a manner consistent with the Servicing Standard whether to waive any right to accelerate payment the lender may have, or grant its consent, under the due-on-sale or due-on-encumbrance provision of such Serviced Loan. If the Master Servicer receives any such request with respect to Performing Serviced Loans, the Master Servicer shall promptly deliver a copy of such request to the Special Servicer. Notwithstanding the forgoing, with respect to any Performing Serviced Loan as to which the Master Servicer and the Specially Servicer mutually agree, the Master Servicer shall process and analyze any such request, including the preparation of written materials in connection with such analysis, in accordance with the Servicing Standard, and provide its written recommendation and analysis to the Special Servicer as to whether or not to waive any right to accelerate payment the lender may have, or grant its consent, under the due-on-sale or due-on-encumbrance provision of such Serviced Loan (with any such recommended course of action to be subject to the Special Servicer’s consent).

Both the Master Servicer and the Special Servicer (as applicable in accordance with the first paragraph of this Section 3.09(a)) each in a manner consistent with the Servicing Standard and each on behalf of the Trustee as the mortgagee of record, shall, to the extent permitted by applicable law, enforce the restrictions contained in the related Loan Documents on transfers or further encumbrances of the related Mortgaged Property and on transfers or further encumbrances of interests in the related Mortgagor, unless following receipt of a request for a waiver or consent in respect of a due-on-sale or due-on-encumbrance provision the Master Servicer (to the extent that it is processing such request pursuant to the first paragraph of this Section 3.09(a), with the written consent of the Special Servicer, which consent shall be deemed given if not denied within 15 Business Days (or, with respect to a Serviced Loan Combination, such longer period as required by the related Co-Lender Agreement, but in no event less than 5 Business Days after the time period set forth in such Co-Lender Agreement for review by any related Serviced Companion Loan Holder or its Companion Loan Holder Representative) after the Special Servicer’s receipt (unless earlier objected to) of the written recommendation and analysis of the Master Servicer for such action and any additional information reasonably available to the Master Servicer that the Special Servicer may reasonably request for the analysis of such request, which recommendation and information may be delivered in an electronic format reasonably acceptable to the Master Servicer and the Special Servicer) or the Special Servicer, as applicable, has determined, consistent with the Servicing Standard, that the waiver of such restrictions or granting of consent would be in accordance with the Servicing Standard. Promptly after the Master Servicer (with the written consent of the Special Servicer to the extent required pursuant to this Section 3.09(a)) or the Special Servicer, as applicable, has made any determination to grant a waiver in respect of a due-on-sale or due-on-encumbrance provision, the Master Servicer or the Special Servicer, as applicable, shall: (1) deliver to the Trustee, the Certificate Administrator, each other party to this Agreement and, for posting to the Rule 17g-5 Information Provider’s Website pursuant to Section 12.13 of this Agreement, the Rule 17g-5 Information Provider an Officer’s Certificate setting forth the basis for such determination; provided that, notwithstanding anything herein to the contrary, no such Officer’s Certificate shall be required to be delivered if the Master Servicer or Special Servicer, as applicable, is granting consent to an assumption pursuant to this Section 3.09(a) in accordance with the terms of the related Loan Documents and there is no material waiver of any conditions or any other provisions of the related Loan Documents with respect thereto; and (2) close the related transaction, subject to the consent of the Special Servicer obtained as described above (if the Master Servicer is processing such request), any applicable consultation rights of the Risk Retention Consultation Parties (to the extent the Risk Retention Consultation Parties have consultation rights pursuant to Section 6.09), any applicable consultation rights of the Operating Advisor (to the extent the Operating Advisor has consultation rights pursuant to Section 3.29 or Section 6.09) and the consultation and/or consent rights (if any) of the related Directing Holder or the consultation rights of any related Serviced Pari Passu Companion Loan Holder (or its Companion Loan Holder Representative) as provided in this Section 3.09(a), and as otherwise provided in the related Co-Lender Agreement and this Agreement, and subject to Sections 3.09(b), 3.21, 3.24, 3.25 and Section 3.28; provided, however, that neither the Master Servicer nor the Special Servicer shall enter into any such agreement to the extent that any terms thereof would result in (i) the imposition of a tax on a Trust REMIC under the REMIC Provisions or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under subpart E, part I of subchapter J of the Code for federal income tax purposes at any time that any Certificate is outstanding or (ii) create any lien on a Mortgaged Property that is senior to, or on parity with, the lien of the related Mortgage.

With respect to all Serviced Mortgage Loans and each Serviced Loan Combination, the Special Servicer shall, prior to consenting to a proposed action of the Master Servicer pursuant to this Section 3.09 that constitutes a Major Decision, and prior to itself taking such an action, obtain the written consent of any applicable Directing Holder, which consent shall be deemed given ten (10) Business Days after receipt (unless earlier objected to) by such related Directing Holder of the Major Decision Reporting Package for such action, which recommendation and information may be delivered in an electronic format reasonably acceptable to the related Directing Holder and the Master Servicer or the Special Servicer, as applicable.

In addition, neither the Master Servicer nor the Special Servicer may waive the rights of the lender or grant its consent under any “due-on-encumbrance” provision unless (1) the Master Servicer or the Special Servicer, as applicable (in each case, if it is the party processing the related request pursuant to this Section 3.09(a)), shall have received a prior written Rating Agency Confirmation with respect to such action, or (2) the affected Serviced Mortgage Loan (including a Serviced Mortgage Loan related to a Serviced Loan Combination) (A) represents less than 2% of the aggregate principal balance of all of the Mortgage Loans in the Trust Fund, (B) has a principal balance that is equal to or less than $35,000,000, (C) has a Loan-to-Value Ratio equal to or less than 85% (including any existing and proposed debt), (D) has a Debt Service Coverage Ratio equal to or greater than 1.20x (in each case, determined based upon the aggregate of the Stated Principal

Balance of the Serviced Mortgage Loan, any related Serviced Companion Loan (if applicable) and the principal amount of the proposed additional lien) and (E) is not one of the 10 largest Mortgage Loans (considering any Cross-Collateralized Group as a single Mortgage Loan) in the Mortgage Pool based on principal balance or (3) the affected Serviced Mortgage Loan (including a Serviced Mortgage Loan related to a Serviced Loan Combination) has a principal balance less than $10,000,000; provided that, for the avoidance of doubt, notwithstanding any provision contained in the related Loan Documents to the contrary, no Rating Agency Confirmation shall be required in connection with such waiver or grant of consent under any “due-on-encumbrance” provision if the related Serviced Mortgage Loan satisfies the conditions set forth in clause (2) or clause (3) above of this sentence.

Further, neither the Master Servicer nor the Special Servicer may waive the rights of the lender or grant its consent under any “due-on-sale” provision unless (1) the Master Servicer or the Special Servicer, as applicable (in each case, if it is the party processing the related request pursuant to this Section 3.09(a)), shall have received a prior written Rating Agency Confirmation with respect to such action, or (2) the affected Serviced Mortgage Loan (including a Serviced Mortgage Loan related to a Serviced Loan Combination) (A) represents less than 5% of the principal balance of all of the Mortgage Loans in the Trust Fund, (B) has a principal balance that is equal to or less than $35,000,000 and (C) is not one of the 10 largest Mortgage Loans (considering any Cross-Collateralized Group as a single Mortgage Loan) in the Mortgage Pool based on principal balance or (3) the affected Serviced Mortgage Loan (including a Serviced Mortgage Loan related to a Serviced Loan Combination) has a principal balance less than $10,000,000; provided that, for the avoidance of doubt, notwithstanding any provision contained in the related Loan Documents to the contrary, no Rating Agency Confirmation shall be required in connection with such waiver or grant of consent under any “due-on-sale” provision if the related Serviced Mortgage Loan satisfies the conditions set forth in clause (2) or clause (3) above of this sentence. For the purposes of this Agreement, due-on-sale provisions shall include, without limitation, sales or transfers of Mortgaged Properties, in full or in part, or the sale, transfer, pledge or hypothecation of direct or indirect interests in any Mortgagor or its owner, in each case to the extent not permitted under the related Loan Documents, and due-on-encumbrance provisions shall include, without limitation, any mezzanine/subordinate financing of any Mortgagor or any Mortgaged Property or any sale or transfer of preferred equity in any Mortgagor or its owners, in each case to the extent not permitted under the related Loan Documents.

The Master Servicer or the Special Servicer, as applicable (in each case, if it is the party processing the related request pursuant to this Section 3.09(a)), shall notify in writing the Trustee, the Certificate Administrator, the Special Servicer or the Master Servicer, as applicable, the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event), the Operating Advisor, each Risk Retention Consultation Party (other than with respect to any related Excluded RRCP Mortgage Loan), the Rule 17g-5 Information Provider (for posting to the Rule 17g-5 Information Provider’s Website pursuant to Section 12.13 of this Agreement) and, with respect to a Serviced Loan Combination, each related Serviced Companion Loan Holder, of any assumption or substitution agreement executed pursuant to this Section 3.09(a) and shall forward thereto a copy of such agreement, and shall also deliver to the Certificate Administrator (or a Custodian appointed by it) an original of the recorded agreement relating to such assumption or substitution within 15 Business Days following the execution and receipt thereof by the Master Servicer or the Special Servicer, as applicable.

In connection with any request for a Rating Agency Confirmation from a Rating Agency pursuant to this Section 3.09(a), the Master Servicer or the Special Servicer, as applicable (in each case, if it is the party processing the related request pursuant to the first paragraph of this Section 3.09(a)), shall deliver a Review Package to the Rule 17g-5 Information Provider for posting to the Rule 17g-5 Information Provider’s Website in accordance with Section 12.13 of this Agreement.

Further, subject to the terms of the related Loan Documents and applicable law, the Master Servicer or the Special Servicer, as applicable (in each case, if it is the party processing the related request pursuant to this Section 3.09(a)), shall use reasonable efforts to cause all costs in connection with any assumption or encumbrance, including any arising from seeking a Rating Agency Confirmation, to be paid by the related Mortgagor. To the extent not collected from the related Mortgagor after the use of such efforts, any rating agency charges in connection with the foregoing shall be paid by the Master Servicer as a Property Advance (or as an Additional Trust Fund Expense if such Property Advance would be a Nonrecoverable Advance).

To the extent not prohibited by the applicable Loan Documents and applicable law, the Master Servicer or Special Servicer, as applicable, may charge the related Mortgagor a fee in connection with any enforcement or waiver contemplated in this subsection (a); provided that any such fee shall be applied as if it were a Modification Fee and/or Assumption Fee, as applicable, pursuant to the terms of this Agreement.

(b)          Nothing in this Section 3.09 shall constitute a waiver of the Trustee’s right, as the mortgagee of record, to receive notice of any assumption of a Mortgage Loan, any sale or other transfer of the related Mortgaged Property or the creation of any lien or other encumbrance with respect to such Mortgaged Property.

(c)          In connection with the taking of, or the failure to take, any action pursuant to this Section 3.09, neither the Master Servicer nor the Special Servicer shall agree to modify, waive or amend, and no assumption or substitution agreement entered into pursuant to Section 3.09(a) of this Agreement shall contain any terms that are different from, any term of any Mortgage Loan or Serviced Companion Loan or the related Note, other than pursuant to Section 3.24 of this Agreement.

(d)          With respect to any Serviced Mortgage Loan or Serviced Loan Combination which permits release of Mortgaged Properties through defeasance, and to the extent consistent with the terms of the related Loan Documents:

(i)            Subject to the consent rights of the Special Servicer and the Directing Holder and the process set forth in Sections 3.24 and 6.09 with respect to Major Decisions and Special Servicer Decisions, the Master Servicer shall process all defeasances of Serviced Mortgage Loans and Serviced Loan Combinations in accordance with the terms of the related Loan Documents, and shall be entitled to any defeasance fees paid relating thereto (provided that for the avoidance of doubt, any such defeasance fee shall not include the Special Servicer’s portion of any Modification Fees or waiver fees in connection with a defeasance to which the Special Servicer is entitled under this Agreement).

(ii)           In the event such Serviced Mortgage Loan or Serviced Loan Combination requires that the Master Servicer on behalf of the Trustee purchase the required “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, or any other securities that comply with Treasury Regulations Section 1.860G-2(a)(8)(ii), the Master Servicer, an accommodation Mortgagor pursuant to clause (v) below or the Mortgagor shall, at the Mortgagor’s expense (to the extent consistent with the related Loan Documents), purchase or cause the purchase of such obligations in accordance with the terms of such Mortgage Loan or Serviced Loan Combination and deliver to the Master Servicer, in the case of the Mortgagor, or in the case of the Master Servicer, hold the same on behalf of the Trust Fund and, if applicable, the related Serviced Companion Loan Holder; provided that, subject to the related Loan Documents, the Master Servicer shall not accept the amounts paid by the related Mortgagor to effect defeasance until acceptable “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, or any other securities that comply with Treasury Regulations Section 1.860G-2(a)(8)(ii) have been identified, in each case which are acceptable as defeasance collateral under the then most recently published current guidelines of the Rating Agencies. Notwithstanding the foregoing, with respect to each of the Mortgage Loans identified on Exhibit Q to this Agreement (each, a “Retained Defeasance Rights and Obligations Mortgage Loan” and, collectively, the “Retained Defeasance Rights and Obligations Mortgage Loans”), the related Mortgage Loan Seller or originator has transferred to a third party or has retained the right to establish or designate the successor borrower and/or to purchase or cause to be purchased the related defeasance collateral (“Retained Defeasance Rights and Obligations”). In the event the Master Servicer receives notice of a defeasance request with respect to a Mortgage Loan that provides for Retained Defeasance Rights and Obligations in the related Loan Documents, the Master Servicer shall provide, within five (5) business days of receipt of such notice, written notice of such defeasance request to the related Mortgage Loan Seller (or such other party specified below) or to the related Mortgage Loan Seller’s assignee. Until such time as CREFI provides written notice to the contrary, the notice of a defeasance of a Mortgage Loan with Retained Defeasance Rights and Obligations as to which CREFI is the related Mortgage Loan Seller shall be delivered to richard.simpson@citi.com and ana.rosu@citi.com. Until such time as GACC provides written notice to the contrary, the notice of a defeasance of a Mortgage Loan with Retained Defeasance Rights and Obligations as to which GACC is the related Mortgage Loan Seller shall be delivered to German American Capital Corporation, 60 Wall Street, New York, New York 10005, Attention: Lainie Kaye, with a copy by electronic mail to lainie.kaye@db.com and to cmbs.requests@db.com.

(iii)          The Master Servicer shall require, to the extent the related Loan Documents grant the mortgagee discretion to so require, delivery of an Opinion of Counsel (which shall be an expense of the related Mortgagor to the extent consistent with the related Loan Documents) to the effect that the Trustee on behalf of the Certificateholders has a first priority security interest in the defeasance deposit and the “government securities” within the meaning of Section 2(a)(16) of the

Investment Company Act of 1940, or any other securities that comply with Treasury Regulations Section 1.860G-2(a)(8)(ii), and the assignment thereof is valid and enforceable; such opinion, together with any other certificates or documents to be required in connection with such defeasance shall be in form and substance acceptable to the Master Servicer.

(iv)          The Master Servicer shall obtain, to the extent the related Loan Documents grant the mortgagee discretion to so obtain, a certificate (which shall be an expense of the related Mortgagor to the extent consistent with the related Loan Documents) from an Independent certified public accountant certifying that the “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, or any other securities that comply with Treasury Regulations Section 1.860G-2(a)(8)(ii), comply with the requirements of the related Loan Agreement or Mortgage.

(v)           To the extent consistent with the related Loan Documents, prior to permitting release of any Mortgaged Properties through defeasance, the Master Servicer shall (at the Mortgagor’s expense) obtain a Rating Agency Confirmation; provided that the Master Servicer shall not be required to obtain such Rating Agency Confirmation from any Rating Agency to the extent that the Master Servicer has delivered a defeasance certificate to such Rating Agency substantially in the form of Exhibit DD to this Agreement for any Mortgage Loan that, at the time of such defeasance, is (x) not one of the ten largest Mortgage Loans by Stated Principal Balance, (y) a Mortgage Loan with a Stated Principal Balance equal to or less than $35,000,000 and (z) a Mortgage Loan that represents less than 5% of the Stated Principal Balance of all Mortgage Loans.

(vi)          If the Mortgage Loan or Serviced Loan Combination permits the related Mortgagor or the lender or its designee to cause an accommodation Mortgagor to assume such defeased obligations, the Master Servicer shall, or shall cause the Mortgagor to, establish at the Mortgagor’s cost and expense (and shall use efforts consistent with the Servicing Standard to cause the related Mortgagor to consent to such assumption) a special purpose bankruptcy-remote entity to assume such obligations, as to which the Trustee and the Certificate Administrator has received a Rating Agency Confirmation (if such confirmation is required pursuant to the then most recently published guidelines of the Rating Agencies).

(vii)         To the extent consistent with the related Loan Documents, the Master Servicer shall require the related Mortgagor to pay all costs and expenses incurred in connection with the defeasance of the related Mortgage Loan or Serviced Loan Combination. In the event that the Mortgagor is not required to pay any such costs and expenses under the terms of the Loan Documents, such costs and expenses shall be Additional Trust Fund Expenses.

(viii)        In no event shall the Master Servicer have liability to any party hereto or beneficiary hereof for obtaining a Rating Agency Confirmation (or conditioning approval of defeasance on the delivery of a Rating Agency Confirmation) or for imposing conditions to approval of a defeasance on the satisfaction of conditions that are consistent with the Servicing Standard but are not required under Rating Agency guidelines (provided that this shall not protect the Master Servicer from any liability that may be imposed as a result of the violation of applicable law or the Loan Documents).

(ix)          The Master Servicer may accept as defeasance collateral any “government security,” within the meaning of Treasury Regulation’s Section 1.860G-(2)(a)(8)(ii), notwithstanding any more restrictive requirements in the Loan Documents; provided, that the Master Servicer has received an Opinion of Counsel that acceptance of such defeasance collateral will not endanger the status of any Trust REMIC as a REMIC or result in the imposition of a tax upon any Trust REMIC or the Trust Fund (including but not limited to the tax on “prohibited transactions” as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code, but not including the tax on “net income from foreclosure property” as set forth in Section 860G(c) of the Code).

(e)          Notwithstanding any other provision of this Agreement, without any other approval or consent, the Master Servicer (for Performing Serviced Loans) or the Special Servicer (for Specially Serviced Loans) may grant and process a Mortgagor’s request for consent to subject the related Mortgaged Property to an immaterial easement, right of way or similar agreement for utilities, access, parking, public improvements or another purpose (and may consent to subordination of the related Serviced Loan to such easement, right of way or similar agreement); provided that in each case, the Master Servicer or Special Servicer, as applicable, shall have determined that such easement, right of way or similar agreement will not cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding. The Master Servicer or the Special Servicer may rely on an Opinion of Counsel in making any such determination.

Section 3.10       Appraisal Reductions; Calculation and Allocation of Collateral Deficiency Amounts; Realization Upon Defaulted Loans.

(a)          Promptly upon the occurrence of an Appraisal Reduction Event with respect to a Serviced Loan, the Special Servicer shall use reasonable efforts to (i) obtain an updated Appraisal of the related Mortgaged Property, the costs of which shall be advanced by, and reimbursable to, the Master Servicer as a Property Advance (or shall be an expense of the Trust Fund and paid by the Master Servicer out of the Collection Account if such Property Advance would be a Nonrecoverable Advance) or (ii) conduct an internal valuation if the related Serviced Mortgage Loan (considering any Cross-Collateralized Group as a single Mortgage Loan) or Serviced Loan Combination has an outstanding principal balance of less than $2,000,000 (provided that the Special Servicer may in its sole discretion obtain an updated Appraisal of the related Mortgaged Property as contemplated by the preceding clause (i)); provided, however, that the Special Servicer shall not be required to obtain an updated Appraisal or conduct an internal valuation of any Mortgaged Property with respect to which there exists an Appraisal which is less than nine months old unless the Special Servicer determines in accordance with the Servicing Standard that such previously obtained Appraisal is materially inaccurate. With respect to any Serviced Loan for which an Appraisal Reduction Event has occurred and still exists, the Special Servicer shall obtain annual letter updates to any updated Appraisal. Any Appraisal prepared in order to determine the Appraisal Reduction Amount with respect to a Serviced Loan Combination shall be delivered by the Special Servicer, upon request, to each related Serviced Companion Loan Holder.

As of the first Determination Date following a Serviced Trust Loan becoming an AB Modified Loan, the Special Servicer shall calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent Appraisal obtained (or, if applicable, internal valuation conducted) by the Special Servicer with respect to such Serviced Trust Loan, and all other information relevant to a Collateral Deficiency Amount determination. The Master Servicer shall provide (via electronic delivery) the Special Servicer with information in its possession that is reasonably required to calculate or recalculate any Collateral Deficiency Amount pursuant to the definition thereof using reasonable efforts to deliver such information within four (4) Business Days of the Special Servicer’s reasonable written request. Upon obtaining actual knowledge or receipt of notice by the Master Servicer that an Outside Serviced Mortgage Loan has become an AB Modified Loan, the Master Servicer shall (i) promptly request from the related Outside Servicer, Outside Special Servicer and Outside Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the Master Servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the Master Servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the Master Servicer reasonably expects to receive (and does receive within a reasonable period of time) and reasonably believes is necessary to perform such calculation, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Master Servicer from the Outside Servicer, Outside Special Servicer or Outside Trustee, as the case may be, with respect to such Outside Serviced Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. In connection with its calculation of a Collateral Deficiency Amount with respect to an Outside Serviced Mortgage Loan that has become an AB Modified Loan, the Master Servicer shall be entitled to conclusively rely on any appraisal or other information received from the related Outside Servicer, Outside Special Servicer or Outside Trustee. The Master Servicer shall notify the Special Servicer and the Certificate Administrator of any Collateral Deficiency Amount calculated by the Master Servicer with respect to an Outside Serviced Mortgage Loan that has become an AB Modified Loan. The Special Servicer and the Certificate Administrator shall be entitled to conclusively rely on any Collateral Deficiency Amounts calculated by the Master Servicer with respect to an Outside Serviced Mortgage Loan. Upon any other party to this Agreement obtaining knowledge or receipt of notice that an Outside Serviced Mortgage Loan has become an AB Modified Loan, such party shall promptly notify the Master Servicer thereof. Neither the Trustee nor the Certificate Administrator shall calculate or verify any Collateral Deficiency Amount. For the avoidance of doubt, the Master Servicer shall only calculate Collateral Deficiency Amounts with respect to Outside Serviced Mortgage Loans.

The Certificate Balance of each Class of applicable Principal Balance Certificates shall be notionally reduced (for various purposes provided in this Agreement) as of any date of determination to the extent of the Appraisal Reduction Amount(s) allocated to such Class on the preceding Distribution Date. An amount equal to the Vertically Retained Percentage of the aggregate Appraisal Reduction Amount allocated to, or in respect of, the Mortgage Loans for any Distribution Date shall be applied to notionally reduce (to not less than zero) the Certificate Balance of the VRR Interest. The Non-Vertically Retained Percentage of the aggregate Appraisal Reduction Amount allocated to, or in respect of, the Mortgage Loans for any Distribution Date shall be applied to notionally reduce the Certificate Balances of the following Classes of Certificates in the following order of priority: first, to the J-RR Certificates; second, to the Class G-RR Certificates; third, to the Class F-RR Certificates; fourth, to the Class E Certificates; fifth, to the Class D Certificates; sixth, to the Class C Certificates; seventh, to the Class B Certificates; eighth, to the Class A-S Certificates; and finally, pro rata to the (i) Class A-1 Certificates, (ii) Class A-2 Certificates, (iii) Class A-3 Certificates, (iv) Class A-4 Certificates, (v) Class A-5 Certificates and (vi) Class A-AB Certificates, based on their respective Certificate Balances (provided in each case that no Certificate Balance in respect of any such Class may be notionally reduced below zero). In addition, as of any date of determination for purposes of determining the Controlling Class or the occurrence of a Control Termination Event or an Operating Advisor Consultation Trigger Event, and after taking into account the allocations contemplated by the prior sentence, the Non-Vertically Retained Percentage of Collateral Deficiency Amounts in respect of the Mortgage Loans shall be applied to notionally reduce the Certificate Balances of each Class of the Control Eligible of Certificates in the following order of priority (in each case after taking into account any Appraisal Reduction Amounts allocated thereto): first, to the Class J-RR Certificates; second, to the Class G-RR Certificates; and third, to the Class F-RR Certificates (provided in each case that no Certificate Balance in respect of any such Class may be notionally reduced below zero). For the avoidance of doubt, for purposes of determining the Controlling Class or the occurrence of a Control Termination Event or an Operating Advisor Consultation Trigger Event, any Class of Control Eligible Certificates shall be allocated the Non-Vertically Retained Percentage of both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts, in accordance with the preceding two sentences.

The WM-Non-VRR Percentage of any Appraisal Reduction Amounts allocated to the Woodlands Mall Trust Subordinate Companion Loan shall be allocated to each Class of related Loan-Specific Certificates (other than the WMRR Interest) in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such Class is reduced to zero (i.e., first to the Class WM-C Certificates, second to the Class WM-B Certificates, last to the Class WM-A Certificates). The WM-VRR Percentage of any Appraisal Reduction Amounts allocated to the Woodlands Mall Trust Subordinate Companion Loan will be allocated to the WMRR Interest. In addition, for purposes of determining the Woodlands Mall Controlling Class, the WM-Non-VRR Percentage of any Collateral Deficiency Amounts in respect of or allocated to the Woodlands Mall Trust Subordinate Companion Loan will be allocated to each Class of Woodlands Mall Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such Class is reduced to zero (i.e., first to the Class WM-C Certificates, then to the Class WM-B Certificates, then to the Class WM-A Certificates). For the avoidance of doubt, for purposes of determining the Woodlands Mall Controlling Class, any Class of Woodlands Mall Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts, as described in this paragraph.

The Appraisal Reduction Amounts allocated to The Centre Trust Subordinate Companion Loan shall be allocated to each Class of related Loan-Specific Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first to the Class TCRR Certificates, second to the Class TC-E Certificates, third to the Class TC-D Certificates, fourth to the Class TC-C Certificates, fifth to the Class TC-B Certificates and last to the Class TC-A Certificates). In addition, for purposes of determining the Centre Controlling Class, any Collateral Deficiency Amounts in respect of or allocated to The Centre Trust Subordinate Companion Loan shall be allocated to each Class of Centre Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such Class is reduced to zero (i.e., first to the Class TCRR Certificates, then to the Class TC-E Certificates). For the avoidance of doubt, for purposes of determining the Centre Controlling Class, any Class of Centre Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts, as described in this paragraph.

With respect to any Appraisal Reduction Amount calculated for the purposes of determining the Non-Reduced Certificates or, to the extent expressly set forth herein, for the purposes of allocating and/or exercising Voting Rights or Pooled Voting Rights in connection with certain circumstances involving the termination of certain parties hereto, and with respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class, the Woodlands Mall Controlling Class or the Centre Controlling Class, or the occurrence of a Control Termination Event or an Operating Advisor Consultation Trigger Event, the appraised value of the related Mortgaged Property shall be determined on an “as-is” basis.

Each of the Master Servicer and the Special Servicer (in each case, to the extent any such amount is required to be calculated by it) shall promptly notify the other such party, the Operating Advisor and the Certificate Administrator of the determination and any redetermination of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount by providing such information in the CREFC® Appraisal Reduction Template, and the Certificate Administrator shall promptly post notice of the determination of any such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, including such CREFC® Appraisal Reduction Template, on the Certificate Administrator’s Website.

Any Appraisal Reduction Amounts with respect to each Serviced Loan Combination shall be allocated, first, to any related Serviced Subordinate Companion Loan(s) (up to the outstanding principal balance(s) thereof), and then, to the related Serviced Mortgage Loan and any related Serviced Pari Passu Companion Loan(s), on a pro rata and pari passu basis in accordance with the respective outstanding principal balances of such related Serviced Mortgage Loan and the related Serviced Pari Passu Companion Loan(s). Notwithstanding the foregoing, if so provided in the related Co-Lender Agreement, the holder of a Serviced Subordinate Companion Loan may be permitted to post cash or a letter of credit to offset all or some portion of an Appraisal Reduction Amount.

The Holders of the majority (by Certificate Balance) of an Appraised-Out Class shall have the right, at their sole expense, to require the Special Servicer to order a second Appraisal of the Mortgaged Property securing any Serviced Loan (or, in the case of a Class of Woodlands Mall Control Eligible Class or Centre Control Eligible Class that is an Appraised-Out Class, the related Serviced Loan Combination) as to which there exists an Appraisal Reduction Amount or a Collateral Deficiency Amount (such Holders, the “Requesting Holders”). The Special Servicer shall use its reasonable efforts to cause such Appraisal to be (i) delivered within 30 days from receipt of the Requesting Holders’ written request and (ii) prepared on an “as-is” basis by an Appraiser in accordance with MAI standards. Upon receipt of such second Appraisal, the Special Servicer shall determine, in accordance with the Servicing Standard, whether, based on its assessment of such second Appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, the Special Servicer shall recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such second Appraisal and receipt of information reasonably requested by the Special Servicer from the Master Servicer and reasonably required to calculate or recalculate the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable. If required by any such recalculation, the applicable Appraised-Out Class shall be reinstated as the Controlling Class or applicable Loan-Specific Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable. The Special Servicer shall promptly deliver notice to the Certificate Administrator and the Master Servicer of any such determination and recalculation, and the Certificate Administrator shall promptly post such notice to the Certificate Administrator’s Website.

Any Appraised-Out Class as to which one or more Holders are Requesting Holders challenging the Special Servicer’s Appraisal Reduction Amount or Collateral Deficiency Amount determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class or the applicable Loan-Specific Controlling Class, as applicable, until such time, if any, as such Class is reinstated as the Controlling Class or the applicable Loan-Specific Controlling Class, as applicable, and no Control Termination Event exists, in the case of the Controlling Class, or a Control Appraisal Period in respect of the related Serviced Loan Combination does not exist, in the case of a Loan-Specific Controlling Class, and the rights of the Controlling Class or the applicable Loan-Specific Controlling Class shall be exercised by the most subordinate Class of Control Eligible Certificates, Woodlands Mall Control Eligible Certificates or Centre Control Eligible Certificates, applicable, that is not an Appraised-Out Class, if any, during such period.

Appraisals that are to be obtained by the Special Servicer at the request of, Holders of an Appraised-Out Class shall be in addition to any Appraisals that the Special Servicer may otherwise be required to obtain in accordance with the Servicing Standard or this Agreement without regard to any appraisal requests made by any Holder of an Appraised-Out Class.

(b)            In connection with any foreclosure, enforcement of the Loan Documents or other acquisition, the Master Servicer in accordance with Section 3.20 of this Agreement shall pay the out-of-pocket costs and expenses in any such proceedings as a Property Advance unless the Master Servicer determines, in accordance with the Servicing Standard, that such Advance would constitute a Nonrecoverable Advance (in which case such costs shall be an expense of the Trust Fund and paid by the Master Servicer out of the Collection Account). The Master Servicer shall be entitled to reimbursement of Advances (with interest at the Advance Rate) made pursuant to the preceding sentence to the extent permitted by Section 3.06(a)(ii) of this Agreement.

Subject to Section 3.21 of this Agreement, if the Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the state where the Mortgaged Property is located, the Special Servicer shall not be required to pursue a deficiency judgment against the related Mortgagor or any other liable party if the laws of the state do not permit such a deficiency judgment after a non-judicial foreclosure or if the Special Servicer determines, in accordance with the Servicing Standard, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and such determination is evidenced by an Officer’s Certificate delivered to the Trustee, the Certificate Administrator, any applicable Directing Holder and any applicable Consulting Party.

In the event that title to any Mortgaged Property (other than any Mortgaged Property related to an Outside Serviced Mortgage Loan) is acquired in foreclosure or by deed-in-lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee, to a co-trustee or to its nominee (which shall not include the Master Servicer but may be a single member limited liability company owned by the Trust and managed by the Special Servicer) or a separate trustee or co-trustee on behalf of the Trustee as holder of the Lower-Tier Regular Interests, the Woodlands Mall Regular Interests and the Centre Regular Interests and on behalf of the holders of the Certificates and, if applicable, and the related Serviced Companion Loan Holders. Notwithstanding any such acquisition of title and cancellation of the related Serviced Mortgage Loan, the related Serviced Mortgage Loan shall (except for purposes of Section 9.01) be considered to be an REO Mortgage Loan held in the Trust Fund until such time as the related REO Property shall be sold by the Trust Fund and shall be reduced only by collections net of expenses.

(c)          Notwithstanding any provision to the contrary, the Special Servicer shall not acquire for the benefit of the Trust Fund any personal property pursuant to this Section 3.10 unless either:

(i)            such personal property is (in the good faith judgment of the Special Servicer) incident to real property (within the meaning of Code Section 856(e)(1)) so acquired by the Special Servicer for the benefit of the Trust Fund; or

(ii)           the Special Servicer shall have requested and received an Opinion of Counsel (which opinion shall be an expense of the Trust Fund) to the effect that the holding of such personal property by the Trust Fund will not cause the imposition of a tax on a Trust REMIC under the REMIC Provisions or cause any Trust REMIC to fail to qualify as a REMIC for federal income tax purposes or cause the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes at any time that any Certificate is outstanding.

(d)          Notwithstanding any provision to the contrary in this Agreement, neither the Special Servicer nor the Master Servicer shall, on behalf of the Trust Fund or, if applicable, the related Serviced Companion Loan Holder, obtain title to any direct or indirect partnership or membership interest or other equity interest in any Mortgagor pledged pursuant to any pledge agreement, unless the Master Servicer or the Special Servicer shall have requested and received an Opinion of Counsel (which opinion shall be an expense of the Trust Fund) to the effect that the holding of such partnership or membership interest or other equity interest by the Trust Fund will not cause the imposition of a tax on a Trust REMIC under the REMIC Provisions or cause any Trust REMIC to fail to qualify as a REMIC for federal income tax purposes or cause the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes at any time that any Certificate is outstanding.

(e)          Notwithstanding any provision to the contrary contained in this Agreement, the Special Servicer shall not, on behalf of the Trust Fund or, if applicable, the related Serviced Companion Loan Holders, obtain title to a Mortgaged Property as a result of foreclosure or by deed-in-lieu of foreclosure or otherwise, obtain title to any direct or indirect partnership or membership interest in any Mortgagor pledged pursuant to a pledge agreement and thereby be the beneficial owner of a Mortgaged Property, and shall not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Custodian, the Trustee, the Certificate Administrator or the Trust Fund or the Certificateholders or, if applicable, the related Serviced Companion Loan Holders, would be considered to hold title to, or be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Special Servicer has previously determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by an Independent Person who regularly conducts environmental audits, that:

(i)            such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Trust Fund and any related Serviced Companion Loan Holder (as a collective whole) to take such actions as are necessary to bring such Mortgaged Property in compliance therewith; and

(ii)           there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such Hazardous Materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Trust Fund and any related Serviced Companion Loan Holder(s) (as a collective whole as if the Trust Fund and, if applicable, any related Serviced Companion Loan Holder(s) constituted a single lender (and, in the case of a Serviced AB Loan Combination, taking into account the subordinate nature of any related Subordinate Companion Loan(s))) to take such actions with respect to the affected Mortgaged Property as could be required by such law or regulation.

In the event that the environmental assessment first obtained by the Special Servicer with respect to a Mortgaged Property indicates that such Mortgaged Property may not be in compliance with applicable environmental laws or that Hazardous Materials may be present but does not definitively establish such fact, the Special Servicer shall cause such further environmental tests to be conducted by an Independent Person who regularly conducts such tests as the Special Servicer shall deem prudent to protect the interests of Certificateholders and any related Serviced Companion Loan Holder. Any such tests shall be deemed part of the environmental assessment obtained by the Special Servicer for purposes of this Section 3.10.

In the event that the Special Servicer seeks to obtain title to a Mortgaged Property on behalf of the Trust Fund and any related Serviced Companion Loan Holder, the Special Servicer may, in its discretion, establish a single member limited liability company with the Trust Fund and any related Serviced Companion Loan Holder as the sole owner to hold title to such Mortgaged Property.

(f)             The environmental assessment contemplated by Section 3.10(e) of this Agreement shall be prepared within three months of the determination that such assessment is required by any Independent Person who regularly conducts environmental audits for purchasers of commercial property where the Mortgaged Property is located, as determined by the Special Servicer in a manner consistent with the Servicing Standard and, if applicable, any secured creditor impaired property policy issued on or prior to the Closing Date with respect to any Trust Loan (including that the environmental assessment identify any potential pollution conditions (as defined in the environmental insurance policy) with respect to the related Mortgaged Property). The Master Servicer shall advance the cost of preparation of such environmental assessments unless the Master Servicer determines, in accordance with the Servicing Standard, that such Advance would be a Nonrecoverable Advance (in which case such costs shall be an expense of the Trust Fund and paid by the Master Servicer out of the Collection Account). The Master Servicer shall be entitled to reimbursement of Advances (with interest at the Advance Rate) made pursuant to the preceding sentence in the manner set forth in Section 3.06 of this Agreement. Copies of any environmental assessment prepared pursuant to Section 3.10(e) of this Agreement shall be provided to the Holder of any Principal Balance Certificates and any related Serviced Companion Loan Holder upon written request to the Special Servicer.

(g)            If the Special Servicer determines pursuant to Section 3.10(e)(i) of this Agreement that a Mortgaged Property is not in compliance with applicable environmental laws, but that it is in the best economic interest of the Trust Fund and any related Serviced Companion Loan Holder, as a collective whole as if the Trust Fund and any related Serviced Companion Loan Holder constituted a single lender (and, in the case of a Serviced AB Loan Combination, taking into account the subordinate nature of any related Subordinate Companion Loan(s)), to take such actions as are necessary to bring such Mortgaged Property in compliance therewith, or if the Special Servicer determines pursuant to Section 3.10(e)(ii) of this Agreement that the circumstances referred to therein relating to Hazardous Materials are present, but that it is in the best economic interest of the Trust Fund and any related Serviced Companion Loan Holder, as a collective whole as if the Trust Fund and any related Serviced Companion Loan Holder constituted a single lender (and, in the case of a Serviced AB Loan Combination, taking into account the subordinate nature of any related Subordinate Companion Loan(s)), to take such action with respect to the containment, clean-up or remediation of Hazardous Materials affecting such Mortgaged Property as is required by law or regulation, then the Special Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund and any related Serviced Companion Loan Holder, as a collective whole as if the Trust Fund and any related Serviced Companion Loan Holder constituted a single lender (and, in the case of a Serviced AB Loan Combination, taking into account the subordinate nature of any related Subordinate Companion Loan(s)). The Master Servicer shall pay the cost of any such compliance, containment, clean-up or remediation from the Collection Account.

(h)           The Special Servicer shall notify the Master Servicer of any abandoned and/or foreclosed properties which require reporting to the IRS and shall provide the Master Servicer with all information regarding forgiveness of indebtedness and required to be reported with respect to any Mortgage Loan or Serviced Companion Loan which is abandoned or foreclosed and the Master Servicer shall report to the IRS and the related Mortgagor, in the manner required by applicable law, such information and the Master Servicer shall report, via IRS Form 1099C, all forgiveness of indebtedness to the extent such information has been provided to the Master Servicer by the Special Servicer. Upon request, the Master Servicer shall deliver a copy of any such report to the Trustee, the Certificate Administrator and, if affected, to any related Serviced Companion Loan Holder.

Section 3.11       Trustee, Certificate Administrator and Custodian to Cooperate; Release of Mortgage Files. Upon the payment in full of any Mortgage Loan or Serviced Loan Combination or the receipt by the Master Servicer or the Special Servicer of a notification that payment in full has been escrowed in a manner customary for such purposes, the Master Servicer or the Special Servicer shall immediately notify the Trustee, the Certificate Administrator and the Custodian and, if affected, the related Serviced Companion Loan Holder by delivery of a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.05 of this Agreement have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Mortgage File. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Trust Fund.

From time to time upon request of the Master Servicer or Special Servicer and delivery to the Certificate Administrator of a Request for Release, the Certificate Administrator (or a Custodian appointed by it) shall promptly release the Mortgage File (or any portion thereof) designated in such Request for Release to the Master Servicer or Special Servicer, as applicable. Upon return of the foregoing to the Certificate Administrator (or a Custodian appointed by it) or, in the event of a liquidation or conversion of the Mortgage Loan or Serviced Loan Combination into an REO Property, receipt by the Trustee and the Certificate Administrator of a certificate of a Servicing Officer stating that such Mortgage Loan or Serviced Loan Combination was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Collection Account have been so deposited, or that such Mortgage Loan or Serviced Loan Combination has become an REO Property, the Certificate Administrator shall deliver (or cause any Custodian appointed by it to deliver) a copy of the Request for Release to the Master Servicer or Special Servicer, as applicable.

Within three (3) Business Days, after receipt of written certification of a Servicing Officer, the Trustee shall execute and deliver to the Special Servicer any court pleadings, requests for trustee’s sale or other documents prepared by the Special Servicer, its agents or attorneys and reasonably acceptable to the Trustee, necessary to the foreclosure or trustee’s sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Loan or Serviced Loan Combination, or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Loan Documents or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required, and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage or other security agreement, except for the termination of such a lien upon completion of the foreclosure or trustee’s sale.

If from time to time, pursuant to the terms of the Co-Lender Agreement and the applicable Outside Servicing Agreement related to an Outside Serviced Mortgage Loan, and as appropriate for enforcing the terms of, or otherwise properly servicing, such Outside Serviced Mortgage Loan, the related Outside Servicer, the related Outside Special Servicer or other similar party requests delivery to it of the original Note for such Outside Serviced Mortgage Loan, then such party shall deliver a Request for Release in the form of Exhibit C attached hereto to the Certificate Administrator and the Certificate Administrator shall release (or cause any Custodian appointed by it to release) such original Note to the requesting party or its designee. In connection with the release of the original Note for an Outside Serviced Mortgage Loan in accordance with the preceding sentence, the Certificate Administrator (or a Custodian appointed by it) shall obtain such documentation as is appropriate to evidence the holding by the related Outside Servicer, the related Outside Special Servicer or such other similar party, as the case may be, of such original Note as custodian on behalf of and for the benefit of the Trustee.

Section 3.12       Servicing Fees, Trustee/Certificate Administrator Fees and Special Servicing Compensation.

(a)             As compensation for its activities hereunder, the Master Servicer shall be entitled, with respect to each Mortgage Loan (including each Mortgage Loan that is a Specially Serviced Loan and each Outside Serviced Mortgage Loan), each REO Mortgage Loan, each Serviced Companion Loan (including each Serviced Companion Loan that is a Specially Serviced Loan) and each REO Companion Loan that is included as part of a Serviced Loan Combination and each Interest Accrual Period, to the Servicing Fee, which shall be payable from amounts on deposit in the Collection Account and/or, in the case of a Serviced Loan Combination or portion thereof, the related Loan Combination Custodial Account as set forth in Section 3.06(a)(iii) and Section 3.06(a)(vii) and/or Section 3.06A of this Agreement, as applicable. In addition, the Master Servicer shall be entitled to receive, as additional servicing compensation (the following items, collectively, “Additional Servicing Compensation”), (i) 100% of any Excess Modification Fees with respect to a modification, waiver, extension or amendment of a Performing Serviced Loan consented to by the Master Servicer pursuant to Section 3.24 of this Agreement that did not require the approval of the Special Servicer, (ii) 50% of any Excess Modification Fees with respect to a modification, waiver, extension or amendment of a Performing Serviced Loan consented to by the Special Servicer pursuant to Section 3.24 of this Agreement

(whether or not the Special Servicer elects to handle any related processing), (iii) 100% of any defeasance fee received in connection with a defeasance of a Serviced Loan as contemplated under Section 3.09 of this Agreement (provided that for the avoidance of doubt, any such defeasance fee shall not include the Special Servicer’s portion of any Modification Fees or waiver fees in connection with a defeasance to which the Special Servicer is entitled under this Agreement), (iv) 100% of any Assumption Fees with respect to a Performing Serviced Loan involving a transaction described in the definition of “Assumption Fees” consented to by the Master Servicer that did not require the approval of the Special Servicer, (v) 50% of any Assumption Fees with respect to a Performing Serviced Loan involving a transaction described in the definition of “Assumption Fees” consented to by the Special Servicer (whether or not the Special Servicer elects to handle any related processing), (vi) the aggregate Prepayment Interest Excess (exclusive of any portion thereof attributable to an Outside Serviced Mortgage Loan), but only to the extent such amount is not required to be included in any Compensating Interest Payment, in each case to the extent received and not required to be deposited or retained in the Collection Account pursuant to Section 3.05 of this Agreement, (vii) 100% of Ancillary Fees (other than (A) fees for insufficient or returned checks and (B) beneficiary statement charges) actually received from Mortgagors with respect to the accounts held by the Master Servicer pursuant to this Agreement or the related Loan Documents, including the Collection Account or any related subaccount, any Escrow Account or related subaccount, any Loan Combination Custodial Account or related subaccount, any Lock-Box Account or related subaccount or any reserve account or related subaccount, (viii) 100% of assumption application fees actually received from Mortgagors on Performing Serviced Loans (if the related assumption was processed by the Master Servicer), (ix) 100% of Consent Fees with respect to a Performing Serviced Loan that did not require the approval of, or processing by, the Special Servicer, (x) 50% of any Consent Fees with respect to a Performing Serviced Loan consented to by the Special Servicer (regardless of whether the Master Servicer or the Special Servicer processes the related servicing matter), (xi) 100% of Excess Penalty Charges paid by the Mortgagors with respect to any Serviced Loan other than Excess Penalty Charges accrued during the period such Serviced Loan is a Specially Serviced Loan (provided that for the avoidance of doubt, the Master Servicer shall be entitled to any collections of Excess Penalty Charges that represent amounts accrued while the related Serviced Loan is a Performing Serviced Loan even if collected when the Serviced Loan is a Specially Serviced Loan), (xii) 100% of fees for insufficient or returned checks actually received from Mortgagors relating to the accounts held by the Master Servicer, and (xiii) 100% of beneficiary statement charges actually received from Mortgagors to the extent the related beneficiary statements were prepared by the Master Servicer; provided, however, that the Master Servicer shall not be entitled to apply or retain any amounts described in clauses (i) through (v) above as additional compensation with respect to a specific Mortgage Loan or Serviced Loan Combination, as applicable, with respect to which a default or event of default thereunder has occurred and is continuing unless and until such default or event of default has been cured (or has been waived in accordance with the terms of this Agreement) and all delinquent amounts required to have been paid by the Mortgagor, Advance Interest Amounts and Additional Trust Fund Expenses (other than Special Servicing Fees, Workout Fees and Liquidation Fees) both (x) due with respect to such Mortgage Loan or Serviced Loan Combination, as applicable, and (y) in the case of expense items, that arose within the last 12 months, have been paid. The Master Servicer shall also be entitled pursuant to, and to the extent provided for in Sections 3.06(a)(iii), Section 3.06(A) and Section 3.07(b), to withdraw from the Collection Account and the Loan Combination Custodial Accounts and to receive from any Mortgagor Accounts (to the extent not payable to the related Mortgagor under a Mortgage Loan or Serviced Loan Combination or applicable law) any interest or other income earned on deposits therein. Interest or other income earned on funds in the Collection Account, Loan Combination Custodial Account and Mortgagor Accounts (to the extent consistent with the related Loan Documents), shall be paid to the Master Servicer as additional servicing compensation and interest or other income earned on funds in any REO Account shall be payable to the Special Servicer. In addition, the Master Servicer shall be entitled to charge and retain reasonable review fees in connection with any Mortgagor request with respect to any Performing Serviced Loan that either does not relate to a Major Decision or a Special Servicer Decision or relates to a Major Decision or Special Servicer Decision that is being processed by the Master Servicer with the mutual agreement of the Special Servicer, to the extent such fees are (i) not inconsistent with the related Loan Documents, (ii) in accordance with the Servicing Standard and (iii) actually paid by or on behalf of the related Mortgagor. Notwithstanding the foregoing, the Master Servicer’s right to the additional servicing compensation described in this paragraph with respect to a Serviced Companion Loan shall be subject to the related Co-Lender Agreement.

For the avoidance of doubt, with respect to any Excess Modification Fee, Assumption Fee, Consent Fee or other fee with respect to a Performing Serviced Loan that is required to be split between the Master Servicer and the Special Servicer pursuant to the terms of this Agreement, the Master Servicer and the Special Servicer shall each have the right in its sole discretion, but not any obligation, to reduce or elect not to charge its respective percentage interest in any such fee; provided, however (x) neither the Master Servicer nor the Special Servicer shall have the right to reduce or elect not to charge the percentage interest of any fee due to the other and (y) to the extent either of the Master Servicer or the Special Servicer exercises its right to reduce or elect not to charge its respective percentage interest in any fee, the party that reduced or elected not to charge such fee shall not have any right to share in any portion of the other party’s fee. For the avoidance of doubt, if the Master Servicer decides not to charge any fee, the Special Servicer shall still be entitled to charge the portion of the related fee the Special Servicer would have been entitled to if the Master Servicer had charged a fee and the Master Servicer shall not be entitled to any of such fee charged by the Special Servicer. The foregoing provisions of this paragraph shall only apply to Performing Serviced Loans and, subject to the other terms of this Agreement, shall not prohibit any waiver or reduction by the Special Servicer of any fee payable by the Mortgagor with respect to any Specially Serviced Loan.

Midland Loan Services, a Division of PNC Bank, National Association and any successor holder of the Excess Servicing Fee Rights shall be entitled, at any time, at its own expense, to transfer, sell, pledge or otherwise assign such Excess Servicing Fee Rights in whole (but not in part), in either case, to any Qualified Institutional Buyer or Institutional Accredited Investor (other than a Plan); provided that no such transfer, sale, pledge or other assignment shall be made unless (i) that transfer, sale, pledge or other assignment is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws and is otherwise made in accordance with the Securities Act and such state securities laws, (ii) the prospective transferor shall have delivered to the Depositor a certificate substantially in the form attached as Exhibit CC-1 to this Agreement, and (iii) the prospective transferee shall have delivered to Midland Loan Services, a Division of PNC Bank, National Association and the Depositor a certificate substantially in the form attached as Exhibit CC-2 to this Agreement. None of the Depositor, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer or the Certificate Registrar is obligated to register or qualify an Excess Servicing Fee Right under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer, sale, pledge or assignment of an Excess Servicing Fee Right without registration or qualification. Midland Loan Services, a Division of PNC Bank, National Association and each holder of an Excess Servicing Fee Right desiring to effect a transfer, sale, pledge or other assignment of such Excess Servicing Fee Right shall, and Midland Loan Services, a Division of PNC Bank, National Association hereby agrees, and each such holder of an Excess Servicing Fee Right by its acceptance of such Excess Servicing Fee Right shall be deemed to have agreed, in connection with any transfer of such Excess Servicing Fee Right effected by such Person, to indemnify the Certificateholders, the Trust, the Depositor, the Underwriters, the Initial Purchasers, the Certificate Administrator, the Trustee, the Custodian, the Master Servicer, the Operating Advisor, the Asset Representations Reviewer, the Certificate Registrar and the Special Servicer against any liability that may result if such transfer is not exempt from registration and/or qualification under the Securities Act or other applicable federal and state securities laws or is not made in accordance with such federal and state laws or in accordance with the foregoing provisions of this paragraph. By its acceptance of an Excess Servicing Fee Right, the holder thereof shall be deemed to have agreed not to use or disclose any information received in connection with its acquisition and holding of such Excess Servicing Fee Right in any manner that could result in a violation of any provision of the Securities Act or other applicable securities laws or that would require registration of such Excess Servicing Fee Right or any Certificate pursuant to the Securities Act. From time to time following any transfer, sale, pledge or assignment of an Excess Servicing Fee Right, the Person then acting as the Master Servicer shall pay, out of each amount paid to such Master Servicer as Servicing Fees with respect to each related Mortgage Loan or REO Mortgage Loan, as the case may be, the related Excess Servicing Fees to the holder of such Excess Servicing Fee Right within one (1) Business Day following the payment of such Servicing Fees to the Master Servicer, in each case in accordance with payment instructions provided by such holder in writing to the Master Servicer. The holder of an Excess Servicing Fee Right shall not have any rights under this Agreement except as set forth in the preceding sentences of this paragraph. None of the Certificate Administrator, the Certificate Registrar, the Operating Advisor, the Asset Representations Reviewer, the Depositor, the Special Servicer, the Trustee or the Custodian shall have any obligation whatsoever regarding payment of the Excess Servicing Fee or the assignment or transfer of the Excess Servicing Fee Right.

Except as otherwise provided herein, the Master Servicer shall pay all expenses incurred by it in connection with its servicing activities hereunder, including all fees of any Sub-Servicers retained by it.

The Master Servicer will not be entitled to retain any portion of Excess Interest paid on any Mortgage Loan. Notwithstanding anything herein to the contrary, in the case of a Serviced Loan Combination, in no event shall Servicing Fees with respect to the related Mortgage Loan (including an REO Mortgage Loan) be payable out of payments and other collections with respect to the related Serviced Pari Passu Companion Loan(s), and in no event shall Servicing Fees with respect to the related Serviced Pari Passu Companion Loan(s) (including an REO Companion Loan) be payable out of payments and other collections with respect to the related Mortgage Loan or the Mortgage Pool. In addition, with respect to any Serviced Subordinate Companion Loan, in no event shall Servicing Fees with respect to such Serviced Subordinate Companion Loan (including an REO Companion Loan) be payable out of payments and other collections with respect to any related Serviced Pari Passu Companion Loan(s), the related Mortgage Loan or the Mortgage Pool. This paragraph is in no way intended to limit the rights, if any, of the Master Servicer under the related Co-Lender Agreement to seek payment of unpaid Servicing Fees with respect to any Serviced Companion Loan from the related Serviced Companion Loan Holder.

(b)            As compensation for its activities hereunder, on each Distribution Date the Trustee shall be entitled with respect to each Trust Loan to its portion of the Trustee/Certificate Administrator Fee, and the Certificate Administrator shall be entitled with respect to each Trust Loan to its portion of the Trustee/Certificate Administrator Fee. The Certificate Administrator shall pay the Trustee the Trustee’s portion of the Trustee/Certificate Administrator Fee. Except as otherwise provided herein, the Trustee/Certificate Administrator Fee includes all routine expenses of the Trustee, the Certificate Registrar, the Paying Agent, the Certificate Administrator and the Authenticating Agent. Each of the Trustee’s and Certificate Administrator’s rights to the Trustee/Certificate Administrator Fee may not be transferred in whole or in part except in connection with the transfer of all of the Trustee’s or Certificate Administrator’s, as applicable, responsibilities and obligations under this Agreement.

(c)            As compensation for its activities hereunder, the Special Servicer shall be entitled with respect to each Specially Serviced Loan (including each Serviced Companion Loan that is included as part of each Serviced Loan Combination) in respect of each Interest Accrual Period to the Special Servicing Fee, which shall be payable from amounts on deposit in the Collection Account and/or, in the case of a Serviced Loan Combination or portion thereof, the related Loan Combination Custodial Account as set forth in Section 3.06(a) and Section 3.06A. The Special Servicer’s rights to the Special Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer’s responsibilities and obligations under this Agreement. In addition, the Special Servicer shall be entitled to receive, as additional servicing compensation (the following items, collectively, the “Additional Special Servicing Compensation”): (i) 50% of any Excess Modification Fees with respect to a modification, waiver, extension or amendment of a Performing Serviced Loan consented to by the Special Servicer pursuant to Section 3.24 of this Agreement (whether or not the Special Servicer elects to handle any related processing); (ii) 100% of any Excess Modification Fees with respect to a modification, waiver, extension or amendment of a Specially Serviced Loan consented to by the Special Servicer pursuant to Section 3.24 of this Agreement; (iii) 100% of any Assumption Fees with respect to a Specially Serviced Loan; (iv) 50% of any Assumption Fees with respect to a Performing Serviced Loan involving a transaction described in the definition of “Assumption Fees” consented to by the Special Servicer (whether or not the Special Servicer elects to handle any related processing); (v) 100% of Ancillary Fees (other than (A) fees for insufficient or returned checks and (B) beneficiary statement charges) actually received from Mortgagors with respect to accounts held by the Special Servicer pursuant to this Agreement or the related Loan

Documents, including the Loss of Value Reserve Fund and any REO Accounts; (vi) 100% of assumption application fees actually received from Mortgagors on (A) Specially Serviced Loans and (B) Performing Serviced Loans if the related assumption was processed by the Special Servicer; (vii) 100% of Consent Fees with respect to a Specially Serviced Loan; (viii) 50% of any Consent Fees with respect to a Performing Serviced Loan consented to by the Special Servicer (regardless of whether the Master Servicer or the Special Servicer processes the related servicing matter); (ix) 100% of Excess Penalty Charges accrued with respect to any Serviced Loan during the period such Serviced Loan is a Specially Serviced Loan and actually received from the Mortgagors (provided that for the avoidance of doubt, the Special Servicer shall be entitled to any collections of Excess Penalty Charges that represent amounts accrued while the related Serviced Loan is a Specially Serviced Loan even if collected when the Serviced Loan is not a Specially Serviced Loan); (x) any interest or other income earned on deposits in the REO Accounts and any Loss of Value Reserve Fund; (xi) 100% of fees for insufficient or returned checks actually received from Mortgagors relating to the accounts held by the Special Servicer; and (xii) 100% of beneficiary statement charges actually received from Mortgagors to the extent the related beneficiary statements were prepared by the Special Servicer. In addition, the Special Servicer shall be entitled to charge and retain reasonable review fees in connection with any Mortgagor request with respect to any Specially Serviced Loan or with respect to any Performing Serviced Loan as to which the Mortgagor request relates to a Major Decision or a Special Servicer Decision that is being processed by the Special Servicer, to the extent such fees are (i) not inconsistent with the related Loan Documents, (ii) in accordance with the Servicing Standard and (iii) actually paid by or on behalf of the related Mortgagor. The Special Servicer shall not be entitled to any Special Servicing Fees with respect to the Outside Serviced Mortgage Loans. Notwithstanding the foregoing, the Special Servicer’s right to the additional servicing compensation described in this paragraph with respect to a Serviced Companion Loan shall be subject to the related Co-Lender Agreement.

For the avoidance of doubt, with respect to any Excess Modification Fee, Assumption Fee, Consent Fee or other fee with respect to a Performing Serviced Loan that is required to be split between the Master Servicer and the Special Servicer pursuant to the terms of this Agreement, the Master Servicer and the Special Servicer shall each have the right in its sole discretion, but not any obligation, to reduce or elect not to charge its respective percentage interest in any such fee; provided, however (x) neither the Master Servicer nor the Special Servicer shall have the right to reduce or elect not to charge the percentage interest of any fee due to the other and (y) to the extent either of the Master Servicer or the Special Servicer exercises its right to reduce or elect not to charge its respective percentage interest in any fee, the party that reduced or elected not to charge such fee shall not have any right to share in any portion of the other party’s fee. For the avoidance of doubt, if the Master Servicer decides not to charge any fee, the Special Servicer shall still be entitled to charge the portion of the related fee the Special Servicer would have been entitled to if the Master Servicer had charged a fee and the Master Servicer shall not be entitled to any of such fee charged by the Special Servicer. The foregoing provisions of this paragraph shall only apply to Performing Serviced Loans and, subject to the other terms of this Agreement, shall not prohibit any waiver or reduction by the Special Servicer of any fee payable by the Mortgagor with respect to any Specially Serviced Loan.

Except as otherwise provided herein, the Special Servicer shall pay all expenses incurred by it in connection with its servicing activities hereunder.

The Special Servicer shall also be entitled to additional servicing compensation in the form of a Workout Fee with respect to each Corrected Loan at the Workout Fee Rate on such Mortgage Loan or Serviced Loan Combination for so long as it remains a Corrected Loan. The Special Servicer shall not be entitled to any Workout Fee with respect to any Outside Serviced Mortgage Loan. The Workout Fee with respect to any Corrected Loan will cease to be payable if such loan again becomes a Specially Serviced Loan; provided that a new Workout Fee will become payable if and when such Specially Serviced Loan again becomes a Corrected Loan. If the Special Servicer is terminated (other than for cause) or resigns: (1) it shall retain the right to receive any and all Workout Fees payable in respect of Mortgage Loans or Serviced Loan Combinations that became Corrected Loans prior to the time of that termination or resignation, except the Workout Fees will no longer be payable if any such Mortgage Loan or Serviced Loan Combination subsequently becomes a Specially Serviced Loan; and (2) it will receive any Workout Fees payable in respect of any Mortgage Loan or Serviced Loan Combination that was, at the time of that termination or resignation, a Specially Serviced Loan for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Loan solely because the Mortgagor had not had sufficient time to make three consecutive full and timely Monthly Payments as described in clause (w) of the definition of “Specially Serviced Loan” and which thereafter becomes a Corrected Loan as a result of the Mortgagor making such three consecutive full and timely Monthly Payments as described in clause (w) of the definition of “Specially Serviced Loan”, except the Workout Fees will no longer be payable if any such Mortgage Loan or Serviced Loan Combination subsequently becomes a Specially Serviced Loan. In either case, the successor special servicer will not be entitled to any portion of such Workout Fees. The Special Servicer shall also be entitled to additional servicing compensation in the form of a Liquidation Fee (other than with respect to the Outside Serviced Mortgage Loans) payable out of the Liquidation Proceeds prior to the deposit of the Net Liquidation Proceeds in the Collection Account or the Loan Combination Custodial Account, as applicable. However, no Liquidation Fee will be payable with respect to an Outside Serviced Mortgage Loan or in connection with, or out of, Liquidation Proceeds as set forth in the final two provisos of the definition of “Liquidation Fee” herein. Notwithstanding anything herein to the contrary, the Special Servicer shall not be entitled to receive both a Liquidation Fee and a Workout Fee with respect to any specific collections or proceeds on any Mortgage Loan or Serviced Loan Combination. For purposes of the foregoing provisions of this Section 3.12(c), a termination and removal of the Special Servicer under Section 6.08 of this Agreement shall be deemed to constitute a termination without cause.

If at any time a Mortgage Loan or Serviced Loan Combination becomes a Specially Serviced Loan, the Special Servicer shall use its reasonable efforts to collect the amount of any Special Servicing Fee, Liquidation Fee and/or Workout Fee from the related Mortgagor pursuant to the related Loan Documents, including exercising all remedies available under such Loan Documents that would be in accordance with the Servicing Standard, specifically taking into account the costs or likelihood of success of any such collection efforts and the Realized Loss(es) that would be incurred by Certificateholders in connection therewith as opposed to the Realized

Loss(es) that would be incurred as a result of not collecting such amounts from the related Mortgagor.

The Special Servicer shall not be entitled to any Liquidation Fee with respect to any Outside Serviced Mortgage Loan or any Outside Serviced Companion Loan. In addition, the Special Servicer will not be entitled to retain any portion of Excess Interest paid on any Mortgage Loan.

Notwithstanding anything herein to the contrary, in the case of a Serviced Loan Combination, in no event shall Special Servicing Compensation with respect to the related Mortgage Loan (including an REO Mortgage Loan) be payable out of payments and other collections with respect to the related Serviced Pari Passu Companion Loan(s), and in no event shall Special Servicing Compensation with respect to the related Serviced Pari Passu Companion Loan(s) (including an REO Companion Loan) be payable out of payments and other collections with respect to the related Mortgage Loan or the Mortgage Pool. In addition, with respect to any Serviced Subordinate Companion Loan, unless otherwise provided in the related Co-Lender Agreement, in no event shall Special Servicing Compensation with respect to such Companion Loan (including an REO Companion Loan) be payable out of payments and other collections with respect to any related Serviced Pari Passu Companion Loan(s), the related Mortgage Loan or the Mortgage Pool. This paragraph is in no way intended to limit the rights of the Special Servicer under the related Co-Lender Agreement to seek payment of unpaid Special Servicing Compensation with respect to any Serviced Companion Loan from the related Serviced Companion Loan Holder.

(d)           The Master Servicer, Special Servicer, the Certificate Administrator and Trustee shall be entitled to reimbursement from the Trust Fund for the costs and expenses incurred by them in the performance of their duties under this Agreement which are “unanticipated expenses incurred by the REMIC” within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(iii). Such expenses shall include, by way of example and not by way of limitation, environmental assessments, Appraisals in connection with foreclosure, the fees and expenses of any administrative or judicial proceeding and expenses expressly identified as reimbursable in Section 3.06(a)(vi) of this Agreement.

(e)            No provision of this Agreement or of the Certificates shall require the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee to expend or risk their own funds or otherwise incur any financial liability in the performance of any of their duties hereunder or thereunder, or in the exercise of any of their rights or powers, if, in the good faith business judgment of the Master Servicer, Special Servicer, the Certificate Administrator or the Trustee, as the case may be, repayment of such funds would not be ultimately recoverable from late payments, Net Insurance Proceeds, Net Condemnation Proceeds, Net Liquidation Proceeds and other collections on or in respect of the Mortgage Loans or Serviced Loan Combination (to the extent recovery is permitted from a Serviced Loan Combination hereunder) or from adequate indemnity from other assets comprising the Trust Fund against such risk or liability.

If the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee receives a request or inquiry from a Mortgagor, any Certificateholder or any other Person the response to which would, in the Master Servicer’s, the Special Servicer’s or the Operating Advisor’s commercially reasonable judgment or the Certificate Administrator’s or the Trustee’s good faith business judgment require the assistance of Independent legal counsel or other consultant to the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee the cost of which would not be an expense of the Trust Fund hereunder, then the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee, as the case may be, shall not be required to take any action in response to such request or inquiry unless the Mortgagor or such Certificateholder or such other Person, as applicable, makes arrangements for the payment of the Master Servicer’s, the Special Servicer’s, the Operating Advisor’s, the Certificate Administrator’s or the Trustee’s expenses associated with such counsel (including, without limitation, posting an advance payment for such expenses) satisfactory to the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee as the case may be, in its sole discretion. Unless such arrangements have been made, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee as the case may be, shall have no liability to any Person for the failure to respond to such request or inquiry.

(f)            With respect to each Collection Period, the Special Servicer shall deliver or cause to be delivered to the Master Servicer, within two Business Days following the related Determination Date, and the Master Servicer shall deliver, to the extent it has received such information, to the Certificate Administrator, without charge and within one Business Day prior to the related Distribution Date, an electronic report that discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its Affiliates during the related Collection Period; provided, that no such report shall be due in any month during which no Disclosable Special Servicer Fees were received.

(g)           The Special Servicer and its Affiliates shall be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees or rebates) from any Person (including, without limitation, the Trust, any Mortgagor, any Manager, any guarantor or indemnitor in respect of a Serviced Mortgage Loan or Serviced Companion Loan and any purchaser of any Serviced Mortgage Loan, Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Serviced Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under this Agreement, other than as expressly provided in this Section 3.12; provided that such prohibition shall not apply to Permitted Special Servicer/Affiliate Fees or the fees received by any Person acting as an Outside Servicer or Outside Special Servicer as expressly provided for under the applicable Outside Servicing Agreement with respect to an Outside Serviced Mortgage Loan, or as master servicer or special servicer as expressly provided for under the applicable Other Pooling and Servicing Agreement governing the securitization of a Serviced Companion Loan. For the avoidance of doubt, the foregoing is not intended to act as a prohibition on the right of any entity acting in the capacities of both Master Servicer and Special Servicer from receiving or retaining any fees, compensation or other remuneration it is entitled to in its capacity as Master Servicer pursuant to this Agreement.

(h)           If a Servicing Shift Mortgage Loan becomes a Specially Serviced Mortgage Loan prior to the related Servicing Shift Date, the Special Servicer shall service and administer the related Loan Combination and any related REO Property in the same manner as any other Specially Serviced Loan or REO Property and shall be entitled to all rights and compensation earned with respect to the related Loan Combination during the period for which it acts as Special Servicer of the related Loan Combination. With respect to a Servicing Shift Mortgage Loan, prior to the related Servicing Shift Date, no other special servicer will be entitled to any such compensation or have such rights and obligations. If a Servicing Shift Mortgage Loan is still a Specially Serviced Mortgage Loan on the related Servicing Shift Date, the related Outside Special Servicer and the Special Servicer shall be entitled to compensation with respect to the related Loan Combination as if the Special Servicer were being terminated as Special Servicer and the related Outside Special Servicer were replacing it as the successor special servicer. Upon receipt of notice of its termination as Special Servicer with respect to a Servicing Shift Mortgage Loan, the Special Servicer shall reasonably cooperate with the related Outside Special Servicer in connection with the servicing transition of such Servicing Shift Mortgage Loan on and after the related Servicing Shift Date.

Section 3.13          Compensating Interest Payments. The Master Servicer shall deliver to the Certificate Administrator for deposit in the Lower-Tier REMIC Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Companion Loan) on each Master Servicer Remittance Date, without any right of reimbursement therefor, an amount, with respect to each Mortgage Loan (other than an Outside Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan, equal to the lesser of:

(i)            the aggregate of all Prepayment Interest Shortfalls incurred in connection with voluntary Principal Prepayments received in respect of the Mortgage Loans (other than the Outside Serviced Mortgage Loans), any related Serviced Pari Passu Companion Loan(s) and the Trust Subordinate Companion Loans (in each case other than a Specially Serviced Loan or a Mortgage Loan, any related Serviced Pari Passu Companion Loan or a Trust Subordinate Companion Loan on which the Special Servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date; and

(ii)           the aggregate of (A) that portion of the Master Servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan, Serviced Companion Loan and REO Loan for which such Servicing Fees are being paid in such Collection Period, calculated at a rate of 0.00125% per annum, and (B) all Prepayment Interest Excesses received by the Master Servicer during such Collection Period with respect to the Mortgage Loans (and, so long as a Loan Combination is serviced under this Agreement, any related Serviced Companion Loan) subject to prepayment and net investment earnings on such Prepayment Interest Excesses. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the Master Servicer allowing the related Mortgagor to deviate from the terms of the related Loan Documents regarding Principal Prepayments (other than (w) if the Mortgage Loan is an Outside Serviced Mortgage Loan, (x) subsequent to a default under the related Loan Documents or if the Mortgage Loan is a Specially Serviced Loan, (y) pursuant to applicable law or a court order or otherwise in such circumstances where the Master Servicer is required to accept such principal prepayment in accordance with the Servicing Standard, or (z) in connection with the payment of any Insurance Proceeds or Condemnation Proceeds) (a “Prohibited Prepayment”), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the Master Servicer shall pay, without regard to clause (ii) of the preceding paragraph, the amount of the Prepayment Interest Shortfall with respect to such Mortgage Loan otherwise described in clause (i) of the preceding paragraph in connection with such Prohibited Prepayment.

Compensating Interest Payments with respect to a Serviced Loan Combination shall be allocated: first, between the related Mortgage Loan and the related Serviced Pari Passu Companion Loan(s) in accordance with their respective principal amounts until the respective Prepayment Interest Shortfalls with respect thereto are fully covered, and the Master Servicer shall pay the portion of such Compensating Interest Payments allocable to a related Serviced Pari Passu Companion Loan to the holder thereof; and then, if applicable, to any related Trust Subordinate Companion Loan.

Section 3.14       Application of Penalty Charges and Modification Fees.

(a)          On or prior to the second Business Day before each Master Servicer Remittance Date, the Master Servicer shall apply all Penalty Charges and Modification Fees (to the extent permitted under any related Co-Lender Agreement (in the case of a Serviced Loan Combination) and not applied pursuant to Section 3.06A(a)(ii) or Section 3.06(a)(ii), as applicable, of this Agreement) received by it with respect to any Mortgage Loan or Serviced Loan Combination, including an Outside Serviced Mortgage Loan (to the extent allocable to such Outside Serviced Mortgage Loan pursuant to the related Co-Lender Agreement and remitted to the Master Servicer by the related Outside Servicer) during the related Collection Period, as follows:

(i)              first, to the extent of all Penalty Charges and Modification Fees (in such order), to pay or reimburse the Master Servicer, the Special Servicer and/or the Trustee, as applicable, for all outstanding Advances (including unreimbursed Advances that have been determined to be Nonrecoverable Advances) and the related Advance Interest Amounts and other outstanding Additional Trust Fund Expenses (exclusive of Special Servicing Fees, Workout Fees and Liquidation Fees) other than Borrower Delayed Reimbursements, in each case, with respect to such Mortgage Loan or Serviced Loan Combination;

(ii)            second, to the extent of all remaining Penalty Charges and Modification Fees (in such order), as a reimbursement to the Trust of all Advances (and related Advance Interest Amounts) with respect to such Mortgage Loan or Serviced Loan Combination previously determined to be Nonrecoverable Advances and previously reimbursed to the Master Servicer, the Special Servicer and/or the Trustee, as applicable, from amounts on deposit in the Collection Account (and such amounts will be retained or deposited in the Collection Account as recoveries of such Nonrecoverable Advances and related Advance Interest Amounts) other than Borrower Delayed Reimbursements;

(iii)          third, to the extent of all remaining Penalty Charges and Modification Fees (in such order), as a reimbursement to the Trust of all other Additional Trust Fund Expenses (exclusive of Special Servicing Fees, Workout Fees and Liquidation Fees) with respect to such Mortgage Loan or Serviced Loan Combination previously paid from the Collection Account or related Loan Combination Custodial Account (and such amounts will be retained or deposited in the Collection Account or related Loan Combination Custodial Account as recoveries of such Additional Trust Fund Expenses) other than Borrower Delayed Reimbursements; and

(iv)          fourth, to the extent of any remaining Penalty Charges and any remaining Modification Fees, to the Master Servicer or the Special Servicer, as applicable, as servicing compensation, pro rata, based on their entitlement set forth in Section 3.12 of this Agreement prior to the applications set forth in clauses (i) through (iii) above;

provided that, notwithstanding the foregoing, in the case of a Loan Combination, Penalty Charges shall be allocated for the purposes and in the order set forth in the related Co-Lender Agreement.

(b)          In connection with the operation of the provisions of this Section 3.14, not later than the 25th day of the month in which each Distribution Date occurs (beginning with the 25th day of the month following the first Collection Period in which an Additional Trust Fund Expense, Advance or Advance Interest Amount is incurred), the Master Servicer shall deliver to the Special Servicer a report in the form reasonably agreed to by both the Master Servicer and the Special Servicer setting forth information regarding (1) the amount of Penalty Charges, Modification Fees and Assumption Fees collected by the Master Servicer and the Special Servicer, as applicable, and (2) the related loan expenses and other amounts paid to the Trust from such Penalty Charges, Modification Fees and Assumption Fees, in each case for the related Collection Period or other reporting period as agreed to by the Master Servicer and the Special Servicer. The Master Servicer shall respond promptly to any inquiries of the Special Servicer with respect to the contents of any such report and shall provide any supporting information with respect thereto that is reasonably requested by the Special Servicer.

Section 3.15       Access to Certain Documentation. The Master Servicer and Special Servicer shall provide to the Trustee, the Certificate Administrator, the Controlling Class Representative (but only prior to the occurrence and continuance of any Consultation Termination Event), the Operating Advisor, the Underwriters, the Initial Purchasers, the Depositor and any Certificateholders and Serviced Companion Loan Holders that are, in the case of any Certificateholder or Serviced Companion Loan Holder, federally insured financial institutions, the Federal Reserve Board, the FDIC and the OCC and the supervisory agents and examiners of such boards and such corporations, and any other governmental or regulatory body to the jurisdiction of which any Certificateholder or Serviced Companion Loan Holder is subject, access to the documentation regarding the Trust Loans required by applicable regulations of the Federal Reserve Board, FDIC, OCC or any such governmental or regulatory body, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Master Servicer or Special Servicer (which access shall be limited, in the case of the Serviced Companion Loan Holders or any regulatory authority seeking such access in respect of the Serviced Companion Loan Holders, to records relating to the Serviced Companion Loans). Nothing in this Section 3.15 shall detract from the obligation of the Master Servicer and Special Servicer to observe any applicable law prohibiting disclosure of information with respect to the Mortgagors, and the failure of the Master Servicer and Special Servicer to provide access as provided in this Section 3.15 as a result of such obligation shall not constitute a breach of this Section 3.15.

In connection with providing or granting any information or access pursuant to the prior paragraph to a Certificateholder, a Serviced Companion Loan Holder or any regulatory authority that may exercise authority over a Certificateholder or Serviced Companion Loan Holder, the Master Servicer and the Special Servicer may each require payment from such Certificateholder or Serviced Companion Loan Holder of a sum sufficient to cover the reasonable costs and expenses of providing such information or access, including copy charges and reasonable fees for employee time and for space; provided that no charge may be made if such information or access was required to be given or made available without charge under applicable law. In connection with providing Certificateholders or beneficial owners of Certificates access to the information described in the preceding paragraph, the Master Servicer and the Special Servicer shall require (prior to affording such access) a written confirmation executed by the requesting Person substantially in such form as may be reasonably acceptable to the Master Servicer or the Special Servicer, as the case may be, generally to the effect that such Person is a Holder of Certificates or a beneficial holder of book entry Certificates and will keep such information confidential.

In addition, in connection with providing access to information pursuant to this Section 3.15, each of the Master Servicer and the Special Servicer may (i) affix a reasonable disclaimer to any information provided by it for which it is not the original source (without suggesting liability on the part of any other party hereto); (ii) affix to any information provided by it a reasonable statement regarding securities law restrictions on such information and/or condition access to information on the execution of a reasonable confidentiality agreement; (iii) withhold access to confidential information or any intellectual property; and (iv) withhold access to items of information contained in the Servicing File for any Mortgage Loan or Serviced Companion Loan if the disclosure of such items would constitute a waiver of the attorney-client privilege.

Each of the Master Servicer and the Special Servicer, as applicable, shall, without charge, make a knowledgeable Servicing Officer available via telephone to verbally answer questions from any applicable Directing Holder and Consulting Party (to the extent such Consulting Party has consultation rights pursuant to Section 6.09), on a monthly basis, during regular business hours at such time and for such duration as the Master Servicer or the Special Servicer, as applicable, on the one hand, and applicable the Directing Holder, the Operating Advisor and any Risk Retention Consultation Party (to the extent such Risk Retention Consultation Party has consultation rights pursuant to Section 6.09), as applicable, on the other hand, shall reasonably agree, regarding the performance and servicing of the applicable Serviced Trust Loans and/or related REO Properties for which the Master Servicer or the Special Servicer, as applicable, is responsible. In any event, the Directing Holder, the Operating Advisor or any Risk Retention Consultation Party, as applicable, agrees to identify for the Master Servicer and the Special Servicer in advance (but at least two (2) Business Days prior to the related monthly conference) the applicable Mortgage Loans (or Serviced Loan Combination) and/or REO Properties it intends to discuss. As a condition to such disclosure, the related Directing Holder shall execute a confidentiality agreement substantially in the form of Exhibit M-4 to this Agreement and an Investor Certification.

The Master Servicer may (but shall not be required to), in accordance with such rules and procedures as it may adopt in its sole discretion, make available through the Master Servicer’s website or otherwise, any additional information relating to the Mortgage Loans, the Serviced Companion Loans, the related Mortgaged Properties and/or the related Mortgagors that is not Privileged Information, for review by the Depositor, the Trustee, the Master Servicer, the Special Servicer and the Operating Advisor.

The Special Servicer shall deliver to the Operating Advisor such reports and other information produced or otherwise available to any Outside Controlling Note Holder, the Controlling Class Representative or Certificateholders generally, as requested by the Operating Advisor in support of the performance of the Operating Advisor’s obligations under this Agreement in electronic format.

The Operating Advisor hereby agrees that it shall use the information provided to it by the Special Servicer solely for purposes of performing its duties as Operating Advisor under this Agreement and shall not disclose such information to any other Person or entity except (i) with respect to Privileged Information, pursuant to Section 3.29(i) of this Agreement, or (ii) with respect to any information other than Privileged Information, to the extent necessary to support its conclusions in its Operating Advisor Annual Report required under Section 3.29 of this Agreement or to discharge its other duties under this Agreement.

Section 3.16       Title and Management of REO Properties.

(a)           In the event that title to any Mortgaged Property (other than a Mortgaged Property with respect to an Outside Serviced Mortgage Loan) is acquired for the benefit of the applicable Certificateholders (or, with respect to a Serviced Loan Combination, for the benefit of the applicable Certificateholders and the related Serviced Companion Loan Holder(s)) (as a collective whole as if such Certificateholders and, if applicable, such Serviced Companion Loan Holder(s) constituted a single lender) (either by the Trust Fund or by a single member limited liability company established for that purpose) in foreclosure, by deed-in-lieu of foreclosure or upon abandonment or reclamation from bankruptcy, the deed or certificate of sale shall be taken in the name of a nominee of the Trustee (which shall not include the Master Servicer), or a separate trustee or co-trustee, on behalf of the Trust Fund and any related Serviced Companion Loan Holders. The Special Servicer, on behalf of the Trust Fund, shall sell any REO Property prior to the close of the third calendar year following the year in which the Lower-Tier REMIC, the Woodlands Mall REMIC or the Centre REMIC, as applicable, acquires ownership of such

REO Property, within the meaning of Treasury Regulations Section 1.856-6(b)(1), for purposes of Code Section 860G(a)(8), unless (i) the IRS grants (or does not deny) an extension of time (an “REO Extension”) to sell such REO Property or (ii) the Special Servicer obtains an Opinion of Counsel for the Special Servicer, the Certificate Administrator and the Trustee, addressed to the Special Servicer, the Certificate Administrator and the Trustee, to the effect that the holding by the Lower-Tier REMIC, the Woodlands Mall REMIC or the Centre REMIC, as applicable, of such REO Property subsequent to the close of the third calendar year following the year in which such acquisition occurred will not result in the imposition of taxes on “prohibited transactions” (as defined in Code Section 860F) of any Trust REMIC, or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any of the Lower-Tier Regular Interests, the Woodlands Mall Regular Interests, the Centre Regular Interests or the Regular Certificates is outstanding. If the Special Servicer is granted (or is not denied) the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel contemplated by clause (ii) of the immediately preceding sentence, the Special Servicer shall sell such REO Property within such longer period as is permitted by such REO Extension or such Opinion of Counsel, as the case may be. Any expense incurred by the Special Servicer in connection with its receiving the REO Extension contemplated by clause (i) of the second preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) of the second preceding sentence shall be an expense of the Trust Fund payable out of the Collection Account pursuant to Section 3.06(a) of this Agreement. The Special Servicer, on behalf of the Trust Fund and any related Serviced Companion Loan Holder, in accordance with the Servicing Standard, shall dispose of any REO Property held by the Trust Fund (i) prior to the last day of such period (taking into account extensions) by which such REO Property is required to be disposed of pursuant to the provisions of the immediately preceding sentence in a manner provided under Section 3.17 of this Agreement and (ii) on the same terms and conditions as if it were the owner of such REO Property. The Special Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders and, if applicable, the related Serviced Companion Loan Holder, solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Code Section 860G(a)(8) or result in the receipt by the Trust Fund of any “income from non-permitted assets” within the meaning of Code Section 860F(a)(2)(B) or (i) endanger the status of any Trust REMIC as a REMIC or (ii) result in the imposition of a tax upon any Trust REMIC or the Trust Fund.

(b)            The Special Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection with any REO Property (other than an REO Property related to an Outside Serviced Mortgage Loan) as are consistent with the Servicing Standard and the terms of this Agreement, all on such terms and for such period as the Special Servicer deems to be in the best interests of Certificateholders and, if applicable, the related Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Serviced Companion Loan Holder(s) constituted a single lender (and, in the case of a Serviced AB Loan Combination, taking into account the subordinate nature of any related Subordinate Companion Loan(s))), and, in connection therewith, the Special Servicer shall only agree to the payment of management fees that are consistent with general market standards or to terms that are more favorable. Consistent with the foregoing, the Special Servicer shall cause or permit to be earned with respect to such REO Property any “net income from foreclosure property,” within the meaning of Code Section 860G(c), which is subject to tax under the REMIC Provisions only if it has determined, and has so advised the Certificate Administrator in writing, that the earning of such income on a net after-tax basis could reasonably be expected to result in a greater recovery on behalf of Certificateholders and, if applicable, the related Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Loan Holder(s), constituted a single lender (and, in the case of a Serviced AB Loan Combination, taking into account the subordinate nature of any related Subordinate Companion Loan(s))) than an alternative method of operation or rental of such REO Property that would not be subject to such a tax. The Special Servicer shall segregate and hold all revenues received by it with respect to any REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to any REO Property a segregated custodial account (each, an “REO Account”), each of which shall be an Eligible Account and (subject to any changes in the identities of the Special Servicer and/or the Trustee) shall be entitled (a) with respect to each of the Mortgage Loans (other than any Outside Serviced Mortgage Loan) and any Serviced Loan Combinations (other than the (i) the Woodlands Mall Loan Combination and (ii) The Centre Loan Combination), “Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer, on behalf of Wilmington Trust, National Association, as Trustee, for the benefit of the registered Holders of Benchmark 2019-B12 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B12, [IN THE CASE OF AN REO PROPERTY RELATED TO A SERVICED LOAN COMBINATION: and the related Serviced Companion Loan Holder(s), as their interests may appear]--REO Account”; (b) with respect to the Woodlands Mall Loan Combination, “Pacific Life Insurance Company, as Special Servicer, on behalf of Wilmington Trust, National Association, as Trustee, for the benefit of the registered Holders of Benchmark 2019-B12 Mortgage Trust, Commercial Mortgage Pass Through Certificates, Series 2019-B12, and the related Serviced Companion Loan Holders, as their interests may appear--REO Account”; and (c) with respect to The Centre Loan Combination, “Trimont Real Estate Advisors, LLC, as Special Servicer, on behalf of Wilmington Trust, National Association, as Trustee, for the benefit of the registered Holders of Benchmark 2019-B12 Mortgage Trust, Commercial Mortgage Pass Through Certificates, Series 2019-B12, and the related Serviced Companion Loan Holders, as their interests may appear--REO Account”. The Special Servicer shall be entitled to withdraw for its account any interest or investment income earned on funds deposited in an REO Account to the extent provided in Section 3.07(b) of this Agreement. The Special Servicer shall deposit or cause to be deposited in the REO Account, within two (2) Business Days after receipt of properly identified funds, all revenues and proceeds received by it with respect to any REO Property, and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such REO Property and for other Property Protection Expenses with respect to such REO Property, including:

(i)            all insurance premiums due and payable in respect of any REO Property;

(ii)           all real estate taxes and assessments in respect of any REO Property that may result in the imposition of a lien thereon;

(iii)          all costs and expenses reasonable and necessary to protect, maintain, manage, operate, repair and restore any REO Property including, if applicable, the payments of any ground rents in respect of such REO Property; and

(iv)          any taxes imposed on any Trust REMIC in respect of net income from foreclosure property in accordance with Section 4.05 of this Agreement.

To the extent that such REO Proceeds are insufficient for the purposes set forth in clauses (i) through (iv) above and the Special Servicer has provided written notice of such shortfall to the Master Servicer at least five (5) Business Days (or, in an emergency situation or on an urgent basis, two (2) Business Days, provided that the written notice sets forth the nature of the emergency or the basis of the urgency) prior to the date that such amounts are due, the Master Servicer shall advance the amount of such shortfall unless the Master Servicer determines, in accordance with the Servicing Standard, that such Advance would be a Nonrecoverable Advance (in which case such costs shall be an expense of the Trust Fund and paid by the Master Servicer out of the Collection Account). If the Master Servicer does not make any such Advance in violation of the immediately preceding sentence, the Trustee shall make such Advance unless the Trustee determines that such Advance would be a Nonrecoverable Advance. The Trustee shall be entitled to rely, conclusively, on any determination by the Master Servicer that an Advance, if made, would be a Nonrecoverable Advance. The Trustee, in determining whether or not a proposed Advance would be a Nonrecoverable Advance, shall use its good faith business judgment. The Master Servicer or the Trustee, as applicable, shall be entitled to reimbursement of such Advances (with interest at the Advance Rate) made pursuant to the preceding sentence, to the extent set forth in Section 3.06 and/or, if applicable, Section 3.06A of this Agreement. The Special Servicer shall withdraw from each REO Account and remit to the Master Servicer for deposit into the Collection Account, or, for a Serviced Loan Combination, the related Loan Combination Custodial Account, on a monthly basis prior to the related Master Servicer Remittance Date (but not earlier than two (2) Business Days after such amounts are received and properly identified) the Net REO Proceeds, Net Liquidation Proceeds, Net Condemnation Proceeds and Net Insurance Proceeds received or collected from each REO Property during the related Collection Period, except that in determining the amount of any such Net REO Proceeds, the Special Servicer may retain in each REO Account reasonable reserves for repairs, replacements and necessary capital improvements and other related expenses. Notwithstanding the foregoing, the Special Servicer shall not:

(i)            permit the Trust Fund to enter into, renew or extend any New Lease, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

(ii)           permit any amount to be received or accrued under any New Lease, other than amounts that will constitute Rents from Real Property;

(iii)          authorize or permit any construction on any REO Property, other than the repair or maintenance thereof or the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the related Mortgage Loan or Serviced Loan Combination became imminent, all within the meaning of Code Section 856(e)(4)(B); or

(iv)          Directly Operate or allow any Person to Directly Operate any REO Property on any date more than 90 days after its date of acquisition by the Trust Fund, unless such Person is an Independent Contractor;

unless, in any such case, the Special Servicer has requested and received an Opinion of Counsel addressed to the Special Servicer, any related Serviced Companion Loan Holder, the Certificate Administrator and the Trustee (which opinion shall be an expense of the Trust Fund and, if any related Serviced Companion Loan is part of a REMIC, the related Serviced Companion Loan Holder) to the effect that such action will not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Code Section 860G(a)(8) (determined without regard to the exception applicable for purposes of Code Section 860D(a)) at any time that it is held by the Trust Fund, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel.

The Special Servicer shall be required to contract with an Independent Contractor, the fees and expenses of which shall be an expense of the Trust Fund and payable out of REO Proceeds, for the operation and management of any REO Property, within 90 days of the Trust Fund’s acquisition thereof (unless the Special Servicer shall have provided the Trustee and the Certificate Administrator with an Opinion of Counsel that the operation and management of any REO Property other than through an Independent Contractor shall not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Code Section 860G(a)(8)) (which opinion shall be an expense of the Trust Fund), provided that:

(i)            the terms and conditions of any such contract shall be reasonable and customary for the area and type of property and shall not be inconsistent herewith;

(ii)           any such contract shall require, or shall be administered to require, that the Independent Contractor pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed above, and remit all related revenues (net of such costs and expenses) to the Special Servicer as soon as practicable, but in no event later than thirty days following the receipt thereof by such Independent Contractor;

(iii)          none of the provisions of this Section 3.16(b) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations to the Trust Fund or the Trustee on behalf of the Certificateholders and, if applicable, any related Serviced Companion Loan Holder with respect to the operation and management of any such REO Property; and

(iv)          the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification.

(c)            When and as necessary, the Special Servicer shall send to the Trustee and the Certificate Administrator and the related Serviced Companion Loan Holder (or the master servicer or special servicer for the related Other Securitization Trust on its behalf) a statement prepared by the Special Servicer setting forth the amount of net income or net loss, as determined for federal income tax purposes, resulting from the operation and management of a trade or business on, the furnishing or rendering of a non-customary service to the tenants of, or the receipt of any other amount not constituting Rents from Real Property in respect of, any REO Property in accordance with Section 3.16(a) and Section 3.16(b) of this Agreement.

(d)           Notwithstanding anything to the contrary, this Section 3.16 shall not apply to any REO Property related to an Outside Serviced Mortgage Loan.

Section 3.17       Sale of Defaulted Loans and REO Properties; Sale of Outside Serviced Mortgage Loans.

(a)           The parties hereto may sell or purchase, or permit the sale or purchase of, a Mortgage Loan (excluding an Outside Serviced Mortgage Loan) only (i) on the terms and subject to the conditions set forth in this Section 3.17, (ii) as otherwise expressly provided in or contemplated by Sections 2.03 and 9.01 of this Agreement, or (iii) (A) in the case of a Mortgage Loan related to a Serviced Loan Combination in accordance with and subject to the provisions of the related Co-Lender Agreement and Section 3.28 of this Agreement and (B) in the case of a Mortgage Loan with a related mezzanine loan or subordinate mortgage loan, in accordance with and subject to the provisions of the related intercreditor agreement.

(b)           Promptly upon a Serviced Loan becoming a Defaulted Loan and if the Special Servicer determines in accordance with the Servicing Standard that it would be in the best interests of the applicable Certificateholders and, in the case of a Serviced Loan Combination, any related Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, in the case of a Serviced Loan Combination, any related Serviced Companion Loan Holder(s), constituted a single lender) to attempt to sell such Defaulted Loan, the Special Servicer shall use reasonable efforts to solicit offers for such Defaulted Loan on behalf of the Certificateholders and, if applicable, any related Serviced Companion Loan Holder in such manner as will be reasonably likely to realize a fair price. Subject to the other subsections of this Section 3.17, the Special Servicer shall accept the first (and, if multiple offers are contemporaneously received, the highest) cash offer received from any Person that constitutes a fair price for such Defaulted Loan. The Special Servicer shall notify the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event), any related Outside Controlling Note Holder, each Risk Retention Consultation Party (other than with respect to any related Excluded RRCP Mortgage Loan) and the Operating Advisor of any offers received regarding the sale of any Defaulted Loan. Any Serviced Companion Loan that is part of a Defaulted Serviced Loan Combination is to be sold together with the related Mortgage Loan, subject to this Section 3.17 and any additional requirements set forth in the related Co-Lender Agreement.

(c)            The Special Servicer shall give the Trustee, the Certificate Administrator, the Master Servicer, any related Serviced Companion Loan Holder (in the case of a Serviced Loan Combination), each Risk Retention Consultation Party (other than with respect to any related Excluded RRCP Mortgage Loan), and any applicable Directing Holder and Consulting Party not less than five (5) Business Days’ prior written notice of its intention to sell any Defaulted Loan. No Interested Person shall be obligated to submit an offer to purchase any Defaulted Loan, and notwithstanding anything to the contrary contained herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may offer to purchase, or purchase any Defaulted Loan pursuant hereto.

(d)           Whether any cash offer constitutes a fair price for any Defaulted Loan for purposes of Section 3.17(b) of this Agreement shall be determined by the Special Servicer, if the offeror is a Person other than an Interested Person, and by the Trustee, if the offeror is an Interested Person (provided that the Trustee may not be an offeror); provided, however, that no offer from an Interested Person shall constitute a fair price unless (i) it is the highest offer received and (ii) at least two other offers are received from independent third parties; and provided, further, notwithstanding the immediately preceding proviso, the Purchase Price for any Defaulted Loan (and any equivalent amount for any related Serviced Companion Loan) shall be deemed a fair price in all cases, including with respect to any offer from an Interested Person. In all cases under this Agreement (except to the extent the Trustee is not required to determine whether any cash offer constitutes a fair price for any Defaulted Loan pursuant to the immediately preceding sentence), in determining whether any offer received from an Interested Person represents a fair price for any Defaulted Loan, the Trustee shall (at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least five (5) years’ experience in valuing or investing in mortgage loans similar to such Defaulted Loan or the related Defaulted Loan Combination, as applicable, that has been selected with reasonable care by the Trustee to determine if such cash offer constitutes a fair price for such Defaulted Loan; provided that the Trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the Trustee. The reasonable costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this Section 3.17(d) will be covered by, and will be reimbursable by the Interested Person. The Trustee will be entitled to rely conclusively upon such third party’s determination. In determining whether any such offer from a Person other than an Interested Person constitutes a fair price for any such Defaulted Loan, the Special Servicer shall take into account (in addition to the results of any Appraisal, updated Appraisal or narrative Appraisal that it may have obtained pursuant to this Agreement within the prior 9 months), among other factors, the period and amount of any delinquency on such Defaulted Loan, the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy. The appraiser conducting any new Appraisal for determining whether any offer from a Person other than an Interested Person represents a fair price for any Defaulted Loan shall be an Appraiser selected by the Special Servicer. The cost of any such Appraisal shall be covered by, and shall be reimbursable to, the Master Servicer as a Property Advance if no Interested Person is offering to purchase such Defaulted Loan.

(e)            Subject to Section 3.17(a) through Section 3.17(d), Section 3.17(f), Section 3.17(g) and Section 3.17(m), the Special Servicer shall act on behalf of the Trust Fund and any affected Serviced Companion Loan Holder in negotiating and taking any other action necessary or appropriate in connection with the sale of any Defaulted Loan, and the collection of all amounts payable in connection therewith. In connection therewith, the Special Servicer may charge prospective offerors, and may retain, fees that approximate the Special Servicer’s actual costs in the preparation and delivery of information pertaining to such sales or exchanging offers without obligation to deposit such amounts into the Collection Account or, if applicable, the Loan Combination Custodial Account. Any sale of any Defaulted Loan shall be final and without recourse to the Trustee, the Certificate Administrator or the Trust Fund (except such recourse to the Trust Fund imposed by those representations and warranties typically given in such transactions, any appropriations applied thereto and any customary closing matters), and if such sale is consummated in accordance with the terms of this Agreement, none of the Special Servicer, the Master Servicer, the Depositor, the Certificate Administrator, the Operating Advisor or the Trustee shall have any liability to any Certificateholder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

(f)            Subject to (x) the rights of a holder of a mezzanine loan, under the respective intercreditor agreement, and (y) the rights of a Subordinate Companion Loan Holder, under the respective Co-Lender Agreement, to purchase a Mortgage Loan or Serviced Loan Combination (or senior portion thereof), unless and until a Defaulted Loan is sold pursuant to this Section , the Special Servicer shall continue to service and administer such Defaulted Loan in accordance with the Servicing Standard and this Agreement and shall pursue such other resolutions or recovery strategies including workout, foreclosure or sale of such Defaulted Loan, as is consistent with this Agreement and the Servicing Standard.

(g)           Any sale of a Defaulted Loan pursuant to this Section 3.17 shall be for cash only. The purchase price for any Defaulted Loan purchased under this Section 3.17 or any Outside Serviced Mortgage Loan sold in accordance with the related Co-Lender Agreement or Outside Servicing Agreement, shall be deposited into the Collection Account or the related Loan Combination Custodial Account, as applicable, and the Certificate Administrator (or a Custodian appointed by it), upon receipt of (i) an Officer’s Certificate from the Master Servicer to the effect that such deposit has been made and (ii) a Request for Release, shall release or cause to be released to the purchaser of the Defaulted Loan the related Mortgage File, and the Trustee, the Master Servicer or the Special Servicer, as applicable, shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in such purchaser ownership of such Defaulted Loan. In connection with any such purchase, the Special Servicer and the Master Servicer shall deliver the related Servicing File (to the extent either has possession of such file) to such purchaser.

(h)       The parties hereto may sell or purchase, or permit the sale or purchase of, an REO Property (other than an REO Property related to an Outside Serviced Mortgage Loan) only on the terms and subject to the conditions set forth in this Section 3.17.

(i)       The Special Servicer shall use reasonable efforts to solicit offers for each REO Property (other than an REO Property related to an Outside Serviced Mortgage Loan) on behalf of the Certificateholders and the related Serviced Companion Loan Holder in such manner as will be reasonably likely to realize a fair price within the time period specified by Section 3.16 of this Agreement. Subject to Section 3.17(m) of this Agreement, the Special Servicer shall accept the first (and, if multiple offers are contemporaneously received, highest) cash offer received from any Person that constitutes a fair price for such REO Property. If the Special Servicer determines, in its good faith and reasonable judgment, that it will be unable to realize a fair price for any REO Property (other than an REO Property related to an Outside Serviced Mortgage Loan) within the time constraints imposed by Section 3.16 of this Agreement, then the Special Servicer shall dispose of such REO Property upon such terms and conditions as the Special Servicer shall deem necessary and desirable to maximize the recovery thereon under the circumstances and, in connection therewith, shall accept the highest outstanding cash offer, regardless from whom received. The Liquidation Proceeds (net of related Liquidation Expenses) for any REO Property sold hereunder shall be deposited in the Collection Account or, if applicable, the related Loan Combination Custodial Account.

(j)       The Special Servicer shall give the Trustee, the Certificate Administrator, the Master Servicer, any related Serviced Companion Loan Holder and, to the extent requested by such party, any applicable Directing Holder and Consulting Party of any written offers (excluding, for the sake of clarity, any unsuccessful bids received during an auction, whether live or on-line, that were lower than the accepted offer), not less than three (3) Business Days’ prior written notice of its intention to sell any REO Property (other than an REO Property related to an Outside Serviced Mortgage Loan) hereunder. No Interested Person shall be obligated to submit an offer to purchase any REO Property, and notwithstanding anything to the contrary contained herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may offer to purchase, or purchase, any REO Property pursuant hereto.

(k)       Whether any cash offer constitutes a fair price for any REO Property (other than an REO Property related to an Outside Serviced Mortgage Loan) for purposes of Section 3.17(i) of this Agreement shall be determined by the Special Servicer, if the offeror is a Person other than an Interested Person, and by the Trustee, if the offeror is an Interested Person (provided that the Trustee may not be an offeror); provided, however, that no offer from an Interested Person shall constitute a fair price unless (i) it is the highest offer received and (ii) at least two other offers are received from independent third parties; and provided, further, notwithstanding the immediately preceding proviso, the Purchase Price for any such REO Property shall be deemed a fair price in all cases, including with respect to any offer from an Interested Person. In determining whether any offer received from an Interested Person represents a fair price for any such REO Property, the Trustee shall (at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least five (5) years’ experience in valuing or investing in properties similar to such REO Property that has been selected with reasonable care by the Trustee to determine if such cash offer constitutes a fair price for such REO Property; provided that the Trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the Trustee. The reasonable costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this Section 3.17(k) will be covered by, and will be reimbursable by the Interested Person. The Trustee will be entitled to rely conclusively upon such third party’s determination. In determining whether any such offer from a Person other than an Interested Person constitutes a fair price for any such REO Property, the Special Servicer shall take into account (in addition to the results of any Appraisal, updated Appraisal or narrative Appraisal that it may have obtained pursuant to this Agreement within the prior 9 months), among other factors, the period and amount of any delinquency on the related Mortgage Loan or Serviced Loan Combination, the occupancy level and physical condition of such REO Property, the state of the local economy and the obligation to dispose of such REO Property within the time period specified in Section 3.16 of this Agreement. The appraiser conducting any new Appraisal for determining whether any offer from a Person other than an Interested Person represents a fair price for any REO Property shall be an Appraiser selected by the Special Servicer. The cost of any such Appraisal shall be covered by, and shall be reimbursable to, the Master Servicer as a Property Advance if no Interested Person is offering to purchase such REO Property.

(l)       Subject to Section 3.17(a) through Section 3.17(k) and Section 3.17(m) of this Agreement, the Special Servicer shall act on behalf of the Trust Fund and any affected Serviced Companion Loan Holder in negotiating and taking any other action necessary or appropriate in connection with the sale of any Defaulted Loan or REO Property (other than an REO Property related to an Outside Serviced Mortgage Loan), and the collection of all amounts payable in connection therewith. In connection therewith, the Special Servicer may charge prospective offerors, and may retain, fees that approximate the Special Servicer’s actual costs in the preparation and delivery of information pertaining to such sales or exchanging offers without obligation to deposit such amounts into the Collection Account or, if applicable, the related Loan Combination Custodial Account. Any sale of any Defaulted Loan or REO Property (other than an REO Property related to an Outside Serviced Mortgage Loan) shall be final and without recourse to the Trustee, the Certificate Administrator or the Trust Fund or any related Serviced Companion Loan Holder (except such recourse to the Trust Fund and the related Serviced Companion Loan Holder imposed by those representations and warranties typically given in such transactions, any appropriations applied thereto and any customary closing matters), and if such sale is consummated in accordance with the terms of this Agreement, none of the Special Servicer, the Master Servicer, the Depositor, the Certificate Administrator, the Operating Advisor or the Trustee shall have any liability to any Certificateholder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

(m)       Notwithstanding any of the foregoing paragraphs of this Section 3.17, the Special Servicer shall not be obligated to accept the highest cash offer for a Defaulted Loan if the Special Servicer determines (in consultation with any applicable Directing Holder and Consulting Parties), in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the applicable Certificateholders and, in the case of a Serviced Loan Combination (or applicable portion thereof), the related affected Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, any such related Serviced Companion Loan Holder(s) constituted a single lender), and the Special Servicer may accept a lower cash offer (from any Person other than itself or an Affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the applicable Certificateholders and, in the case of a Serviced Loan Combination, any related affected Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, such related Serviced Companion Loan Holder(s) constituted a single lender) (for example, if the prospective buyer making the lower offer is more likely to perform its obligations or the terms offered by the prospective buyer making the lower offer are more favorable).

Notwithstanding any of the foregoing paragraphs of this Section 3.17, the Special Servicer shall not be obligated to accept the highest cash offer for an REO Property (other than an REO Property related to an Outside Serviced Mortgage Loan) if the Special Servicer determines (in consultation with any applicable Directing Holder and Consulting Parties, in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the applicable Certificateholders and, in the case of an REO Property that corresponds to a Serviced Loan Combination, the related Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, any Serviced Companion Loan Holder(s) constituted a single lender (and, in the case of a Serviced AB Loan Combination, taking into account the subordinate nature of the related Subordinate Companion Loan(s))), and the Special Servicer may accept a lower cash offer (from any Person other than itself or an Affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the applicable Certificateholders and, in the case of an REO Property that corresponds to a Serviced Loan Combination, any related Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, any related Serviced Companion Loan Holder(s) constituted a single lender (and, in the case of a Serviced AB Loan Combination, taking into account the subordinate nature of the related Serviced Subordinate Companion Loan(s))) (for example, if the prospective buyer making the lower offer is more likely to perform its obligations or the terms offered by the prospective buyer making the lower offer are more favorable).

(n)       In no event shall the Trust Fund or the Trustee, the Certificate Administrator, the Master Servicer or the Special Servicer on the Trust’s behalf purchase, or pay or advance costs to purchase, any Outside Serviced Mortgage Loan, or any Companion Loan or any Mortgage Loan.

(o)       Notwithstanding anything herein to the contrary, any party identified in the related Co-Lender Agreement or Outside Servicing Agreement (which, if the identified party is the holder of an Outside Serviced Mortgage Loan, shall mean the Controlling Class Representative for so long as no Control Termination Event has occurred and is continuing), in its individual capacity and not on behalf of the Trust, shall be entitled to purchase an Outside Serviced Mortgage Loan in accordance with the terms and conditions set forth in the related Co-Lender Agreement and Outside Servicing Agreement. In no event shall the Trust Fund or the Trustee, the Master Servicer or the Special Servicer on its behalf purchase, or pay or advance costs to purchase, any Outside Serviced Mortgage Loan or the related Companion Loan(s) or any other Mortgage Loan.

(p)       Notwithstanding anything to the contrary herein, any purchase or sale of a Specially Serviced Loan pursuant to this Section 3.17 will remain subject to the cure, purchase and other rights of, in each case if applicable, any related Subordinate Companion Loan Holder as set forth in the related Co-Lender Agreement and any holder of a related mezzanine loan as set forth in the related intercreditor agreement. The Special Servicer shall determine the price to be paid in accordance with the terms of the related Co-Lender Agreement or the related mezzanine loan intercreditor agreement in connection with any such purchase rights in favor of any related Subordinate Companion Loan Holder or mezzanine loan holder and shall provide such notices to the related Subordinate Companion Loan Holder or the holder of a related mezzanine loan as are required by the related Co-Lender Agreement or the related mezzanine loan intercreditor agreement in connection with each such holders’ purchase rights.

(q)       With respect to any Serviced Loan Combination (other than any such Loan Combination that is a Serviced Outside Controlled Loan Combination), the parties hereto acknowledge that the related Co-Lender Agreement provides that if such Serviced Loan Combination becomes a Defaulted Serviced Loan Combination, and if the Special Servicer determines to sell the related Serviced Mortgage Loan in accordance with this Section 3.17, then the Special Servicer will be required to sell each related Serviced Pari Passu Companion Loan and any related Trust Subordinate Companion Loan together with such Serviced Mortgage Loan as a single whole loan in accordance with this Agreement and subject to any rights of the related Directing Holder and/or the holder of any related Serviced Pari Passu Companion Loan hereunder or under the related Co-Lender Agreement. Notwithstanding anything to the contrary herein, the Special Servicer shall not sell any such Serviced Loan Combination if it becomes a Defaulted Serviced Loan Combination without the written consent of each related Serviced Pari Passu Companion Loan Holder (provided that such consent is not required if the consenting party is the related Mortgagor or an Affiliate of the related Mortgagor) unless the Special Servicer has delivered (which delivery may be by electronic mail to the extent it would not be prohibited under the terms of the related Co-Lender Agreement) to such related Serviced Pari Passu Companion Loan Holder (at the expense of such Serviced Pari Passu Companion Loan Holder to the extent permitted under the terms of the related Co-Lender Agreement; provided, that to the extent an Other Securitization Trust is the related Serviced Pari Passu Companion Loan Holder, no such expense shall be payable out of such Other Securitization Trust or by the parties to the related Other Pooling and Servicing Agreement): (a) at least 15 Business Days’ prior written notice of any decision to attempt to sell such Defaulted Serviced Loan Combination; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the subject Serviced Loan Combination, and any documents in the Servicing File reasonably requested by such related Serviced Pari Passu Companion Loan Holder that are material to the price of the subject Serviced Loan Combination; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Master Servicer or the Special Servicer in connection with the proposed sale; provided, that a related Serviced Pari Passu Companion

Loan Holder may waive as to itself any of the delivery or timing requirements set forth in this sentence. The applicable Directing Holder and each related Serviced Pari Passu Companion Loan Holder may submit an offer to purchase, and any such party is permitted to be the purchaser at any sale of, the subject Defaulted Serviced Loan Combination unless such Person is the related Mortgagor or an agent or Affiliate of the related Mortgagor.

(r)       With respect to any Serviced Loan Combination that is a Serviced Outside Controlled Loan Combination, the parties hereto acknowledge that the related Co-Lender Agreement provides that if such Serviced Loan Combination becomes a Defaulted Serviced Loan Combination, and if the Special Servicer determines to sell the related Serviced Mortgage Loan in accordance with this Section 3.17, then the Special Servicer will be required to sell each related Serviced Pari Passu Companion Loan together with such Serviced Mortgage Loan as a single whole loan in accordance with this Agreement and subject to any rights of any related Outside Controlling Note Holder, the Controlling Class Representative and/or the holder of any related non-controlling Serviced Pari Passu Companion Loan hereunder or under the related Co-Lender Agreement. Notwithstanding anything to the contrary herein, the Special Servicer shall not sell any such Serviced Loan Combination if it becomes a Defaulted Serviced Loan Combination without the written consent of the Controlling Class Representative (unless a Consultation Termination Event exists), the related Outside Controlling Note Holder and the holder of each related non-controlling Serviced Pari Passu Companion Loan (provided that such consent is not required if the consenting party is the related Mortgagor or an Affiliate of the related Mortgagor) unless the Special Servicer has delivered (which delivery may be by electronic mail to the extent it would not be prohibited under the terms of the related Co-Lender Agreement) to the Controlling Class Representative, the related Outside Controlling Note Holder and the holder of each related non-controlling Serviced Pari Passu Companion Loan (at the expense of such Outside Controlling Note Holder and the holder of each related non-controlling Serviced Pari Passu Companion Loan, to the extent permitted under the terms of the related Co-Lender Agreement): (a) at least 15 Business Days’ prior written notice of any decision to attempt to sell such Serviced Loan Combination; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the subject Serviced Loan Combination, and any documents in the Servicing File reasonably requested by the Controlling Class Representative, the related Outside Controlling Note Holder and the holder of each related non-controlling Serviced Pari Passu Companion Loan that are material to the price of the subject Serviced Loan Combination; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Controlling Class Representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Master Servicer or the Special Servicer in connection with the proposed sale; provided, that the Controlling Class Representative, the related Outside Controlling Note Holder and the holder of each related non-controlling Serviced Pari Passu Companion Loan may each waive as to itself any of the delivery or timing requirements set forth in this sentence. The Controlling Class Representative, the related Outside Controlling Note Holder and the holder of each related non-controlling Serviced Pari Passu Companion Loan shall be permitted to submit an offer to purchase, and any such party is permitted to be the purchaser at any sale of, the subject Serviced Loan Combination unless such Person is the related Mortgagor or an agent or Affiliate of the related Mortgagor.

Notwithstanding the prior paragraph, with respect to each Serviced AB Loan Combination (other than the Woodlands Mall Loan Combination and the Centre Loan Combination), if such Serviced AB Loan Combination becomes a Defaulted Serviced Loan Combination, and if the Special Servicer determines to sell the related Serviced Mortgage Loan in accordance with this Section 3.17, then the Special Servicer shall not be permitted or required to sell the related Serviced Subordinate Companion Loan(s) together with such Serviced Mortgage Loan and any related Serviced Pari Passu Companion Loan(s) as a single whole loan except as required by the related Co-Lender Agreement.

With respect to the Woodlands Mall Loan Combination and the Centre Loan Combination, if either such Serviced AB Loan Combination becomes a Defaulted Serviced Loan Combination, and if the Special Servicer determines to sell the related Serviced Mortgage Loan in accordance with this Section 3.17, then the Special Servicer shall sell the related Trust Subordinate Companion Loan together with such Serviced Mortgage Loan and any related Serviced Pari Passu Companion Loan(s) as one whole loan in accordance with this Agreement and the related Co-Lender Agreement.

(s)       With respect to any Outside Serviced Mortgage Loan upon becoming a “Defaulted Mortgage Loan” (as such term or any analogous term is defined pursuant to the terms of the applicable Outside Servicing Agreement), and with respect to any REO Property related to an Outside Serviced Mortgage Loan, the liquidation of such Outside Serviced Mortgage Loan or such REO Property shall be administered by the related Outside Special Servicer in accordance with the applicable Outside Servicing Agreement and the related Co-Lender Agreement. Any such sale of an Outside Serviced Mortgage Loan or any related REO Property pursuant to the applicable Outside Servicing Agreement and/or the related Co-Lender Agreement shall be final and without recourse to the Trustee or the Trust, and none of the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee shall have any liability to any Certificateholder with respect to the purchase price for such Outside Serviced Mortgage Loan or such REO Property accepted on behalf of the Trust. Any proceeds of such a sale received by the Trust Fund shall be promptly deposited in the Collection Account.

Section 3.18     Additional Obligations of the Master Servicer; Inspections; Obligation to Notify Ground Lessors; Delivery of Certain Reports to the Serviced Companion Loan Holder.

(a)       The Master Servicer (or, with respect to Specially Serviced Loans and REO Properties, the Special Servicer) shall inspect or cause to be inspected each Mortgaged Property that secures a Serviced Loan at such times and in such manner as are consistent with the Servicing Standard, but in any event at least once every calendar year with respect to such Mortgaged Property relating to Serviced Mortgage Loans with an outstanding principal balance of $2,000,000 or more and at least once every other calendar year with respect to such Mortgaged Property relating to Serviced Mortgage Loans with an outstanding principal balance of less than $2,000,000, in each case commencing in 2020; provided that the Master Servicer is not required to inspect any Mortgaged Property that has been inspected by the Special Servicer during the preceding 12 months. If any Serviced Mortgage Loan or Serviced Loan Combination becomes a Specially Serviced Loan, the related Mortgaged Property shall be inspected by the Special Servicer as soon as practicable and thereafter at least every calendar year for so long as such condition exists. The cost of any annual inspection, or bi-annual inspection, as the case may be, shall be borne by the Master Servicer unless the related Serviced Mortgage Loan or Serviced Loan Combination is a Specially Serviced Loan. The Master Servicer shall reimburse the Special Servicer for the cost of any inspection of a Specially Serviced Loan as a Property Advance (or as an expense of the Trust Fund and paid by the Master Servicer out of the Collection Account if such Property Advance would be a Nonrecoverable Advance) and any out-of-pocket costs incurred with respect to such inspection shall be borne by the Trust Fund. The Special Servicer or the Master Servicer, as applicable, shall prepare or cause to be prepared a written report of each such inspection performed by it pursuant to this Section 3.18(a), and shall, within five (5) Business Days following completion, deliver or make available a copy (in electronic format) of each such report to (i) in the case of any such report prepared by the Special Servicer, the Master Servicer (who shall deliver or make available such report to the Certificate Administrator) or (ii) in the case of any such report prepared by the Master Servicer or received by the Master Servicer pursuant to clause (i) of this sentence, the Certificate Administrator (who shall post such report to the Certificate Administrator’s Website for review by Privileged Persons in accordance with Section 4.02(a)).

(b)       The Master Servicer shall, as to each Mortgage Loan (excluding an Outside Serviced Mortgage Loan) which is secured by the interest of the related Mortgagor under a Ground Lease, even if the corresponding fee interest is encumbered, promptly (and in any event within 60 days following the later of the Closing Date or its receipt of a copy of the Ground Lease) notify the related ground lessor of the transfer of such Mortgage Loan to the Trust Fund pursuant to this Agreement and inform such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to the Master Servicer. The Master Servicer shall forward to the Special Servicer any written notice of default under a ground lease.

(c)       The Master Servicer and the Special Servicer shall each promptly prepare or cause to be prepared and deliver to each Serviced Companion Loan Holder a written report, prepared in the manner set forth in Section 4.02, of each inspection performed by it with respect to the related Mortgaged Property and Serviced Companion Loan related thereto.

(d)       The Master Servicer is hereby authorized to exercise any rights granted under the applicable Outside Servicing Agreement in favor of the Trust (or a party on its behalf) as the holder of each Outside Serviced Mortgage Loan to obtain information from the related Outside Servicer (or other similar parties with an obligation to make advances) in connection with making nonrecoverability determinations. The Master Servicer shall promptly deliver to any related Outside Servicer, upon request, such information in the Master Servicer’s possession as the related Outside Servicer reasonably requests in order to determine whether an advance similar to a P&I Advance would be “nonrecoverable.”

(e)       If required under the related Co-Lender Agreement, the Master Servicer shall promptly deliver to each Serviced Companion Loan Holder or provide electronically: (i) copies of operating statements and rent rolls; (ii) annual CREFC® NOI Adjustment Worksheets (with annual operating statements as exhibits); and (iii) annual CREFC® Operating Statement Analysis Reports, in each case prepared, received or obtained by it pursuant to this Agreement with respect to the Mortgaged Properties securing the related Serviced Companion Loan.

Section 3.19     Lock-Box Accounts, Escrow Accounts.

Except with respect to the Outside Serviced Mortgage Loans, the Master Servicer shall administer each Lock-Box Account and Escrow Account in accordance with the related Mortgage or Loan Agreement or Lock-Box Agreement, if any, and administer any letters of credit pursuant to the related letter of credit agreement and the Loan Documents.

Notwithstanding the foregoing, to the extent that any cash amounts are held in an Escrow Account or other cash collateral account and the mortgagee under the related Loan Documents is permitted, but not required, to apply such amounts to prepay the related Mortgage Loan (or Serviced Loan Combination), neither the Master Servicer nor the Special Servicer shall apply such amounts to prepay the Mortgage Loan (or Serviced Loan Combination) until after the occurrence of an event of default under the Mortgage Loan (or Serviced Loan Combination) that may result in the Mortgage Loan (or Serviced Loan Combination) being accelerated or becoming a Specially Serviced Loan.

Section 3.20     Property Advances.

(a)       Except with respect to an Outside Serviced Mortgage Loan, the Master Servicer (or, to the extent provided in Section 3.20(b) of this Agreement, the Trustee) shall make any Property Advances as and to the extent incidental to the performance of its duties under this Agreement or otherwise required pursuant to the terms hereof; provided that no Property Advances shall be made with regard to a Subordinate Companion Loan held outside the Trust if the related Mortgage Loan is no longer held by the Trust. The Special Servicer shall give the Master Servicer, the Trustee and any affected Serviced Companion Loan Holder not less than five (or, in the case of Emergency Advances pursuant to Section 3.20(e) of this Agreement, two) Business Days’ written notice before the date on which the Master Servicer is requested to make any Property Advance with respect to a given Specially Serviced Loan or REO Property (other than an REO Property related to an Outside Serviced Mortgage Loan). In addition, the Special Servicer shall provide the Master Servicer, the Trustee and any affected Serviced Companion Loan Holder with such information in its possession as the Master Servicer, the Trustee or such Serviced Companion Loan Holder, as applicable, may reasonably request to enable the Master Servicer or the Trustee, as applicable, to determine whether a requested Property Advance would constitute a Nonrecoverable Advance. Any such notice by the Special Servicer to the Master Servicer of a required Property Advance shall be deemed to be a determination by the Special Servicer that such requested Property Advance is not a Nonrecoverable Advance, and the Master Servicer shall be entitled to conclusively rely on such determination. In the absence of a determination by the Special Servicer that a Property Advance is a Nonrecoverable Advance, all determinations of recoverability with respect to Property Advances to be made (or contemplated to be made) by the Master Servicer or the Trustee will remain with the Master Servicer or the Trustee, as applicable. On the fourth Business Day before each Distribution Date, the Special Servicer shall report to the Master Servicer the Special Servicer’s determination as to whether any Property Advance previously made with respect to a Specially Serviced Loan is a Nonrecoverable Advance promptly after making such determination. The Master Servicer and the Trustee shall be entitled to conclusively rely on and shall be bound by such a determination and shall be bound by a determination by the Special Servicer that a Property Advance previously made or contemplated to be made with respect to a Specially Serviced Loan is or would be a Nonrecoverable Advance. Although the Special Servicer may determine whether a Property Advance is a Nonrecoverable Advance, the Special Servicer will have no right to (i) make an affirmative determination that any Property Advance previously made or to be made (or contemplated to be made) by the Master Servicer or the Trustee is, or would be, recoverable or (ii) reverse any determination that may have been made by the Master Servicer or the Trustee or to prohibit the Master Servicer or the Trustee from making a determination that any Property Advance constitutes or would constitute a Nonrecoverable Advance; provided that this sentence will not be construed to limit the Special Servicer’s right to make a determination that a Property Advance to be made (or contemplated to be made) would be, or a previously made Advance is, a Nonrecoverable Advance, as described in this Section 3.20. The Master Servicer and the Special Servicer shall consider Unliquidated Advances in respect of prior Property Advances for the purposes of non-recoverability determinations as if such amounts were unreimbursed Property Advances.

For purposes of distributions to Certificateholders and Serviced Companion Loan Holders and compensation to the Master Servicer or the Trustee, Property Advances shall not be considered to increase the principal balance of any Mortgage Loan or Serviced Loan Combination, notwithstanding that the terms of such Mortgage Loan or Serviced Loan Combination so provide.

(b)       The Master Servicer shall notify the Trustee, the Special Servicer and any related Serviced Companion Loan Holder in writing promptly upon, and in any event within one (1) Business Day after, becoming aware that it will be unable to make any Property Advance required to be made pursuant to the terms hereof, and in connection therewith, shall set forth in such notice the amount of such Property Advance, the Person to whom it will be paid, and the circumstances and purpose of such Property Advance, and shall set forth therein information and instructions for the payment of such Property Advance, and, on the date specified in such notice for the payment of such Property Advance, or, if the date for payment has passed or if no such date is specified, then within five (5) Business Days following such notice, the Trustee, subject to the provisions of Section 3.20(c) of this Agreement, shall pay the amount of such Property Advance in accordance with such information and instructions. Any notice to the Trustee pursuant to this Section shall be deemed to be given to a Responsible Officer of the Trustee if made in accordance with Section 12.04 of this Agreement.

(c)       None of the Master Servicer, the Special Servicer or the Trustee shall be obligated to make a Property Advance as to any Mortgage Loan or Serviced Loan Combination or REO Property if the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such Advance will be a Nonrecoverable Advance. The determination by any Person with an obligation hereunder to make Property Advances that it has made a Nonrecoverable Advance or that any proposed Property Advance, if made, would constitute a Nonrecoverable Advance or a determination by the Special Servicer that a Property Advance previously made or proposed to be made is or would, if made, constitute a Nonrecoverable Advance, shall be made by such Person (i) in the case of the Master Servicer or the Special Servicer, in accordance with the Servicing Standard and (ii) in the case of the Trustee, in accordance with its good faith business judgment and shall be evidenced by an Officer’s Certificate delivered on or prior to the next Master Servicer Remittance Date to (1) the affected Serviced Companion Loan Holders or their Companion Loan Holder representatives (and the related master servicer and special servicer under any related Other Pooling and Servicing Agreement, if applicable), in the case of any Serviced Loan Combination, (2) the Trustee (unless it is the Person making the determination), (3) the Controlling Class Representative (prior to the occurrence and continuance of a Control Termination Event), (4) in the case of a Property Advance with respect to any Serviced Outside Controlled Loan Combination, the related Outside Controlling Note Holder, (5) the Master Servicer (unless it is the Person making the determination), (6) the Special Servicer (unless it is the Person making the determination), and (7) the Depositor (if the Trustee is making the determination), setting forth the basis for such determination, together with any other information that supports such determination together with a copy of any Appraisal of the related Mortgaged Property or REO Property, as the case may be (which Appraisal shall be an expense of the Trust Fund, shall take into account any material change in circumstances of which such Person is aware or such Person has received new information, either of which has a material effect on the value and shall have been conducted in accordance with the standards of the Appraisal Institute within the twelve months preceding such determination of nonrecoverability), and further accompanied by related Mortgagor operating statements and financial statements, budgets and rent rolls of the related Mortgaged Property (to the extent available and/or in such Person’s possession) and any engineers’ reports, environmental surveys or similar reports that such Person may have obtained and that support such determination. In connection with a determination by the Special Servicer, the Master Servicer or the Trustee as to whether a Property Advance previously made or to be made constitutes or would constitute a Nonrecoverable Advance:

(A)       any such Person will be entitled to consider (among other things) the obligations of the Mortgagor under the terms of the related Mortgage Loan or Serviced Loan Combination as it may have been modified, to consider (among other things) the related Mortgaged Properties in their “as is” or then current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, to estimate and consider (among other things) future expenses and to estimate and consider (among other things) the timing of recoveries;

(B)       any such Person may update or change its recoverability determinations at any time (but not reverse any other Person’s determination that an Advance is a Nonrecoverable Advance) and may obtain at the expense of the Trust Fund any analysis, Appraisals or market value estimates or other information as reasonably may be required for such purposes;

(C)       the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard that any proposed Property Advance, if made, would be a Nonrecoverable Advance or that any outstanding Property Advance is a Nonrecoverable Advance and may deliver to the Master Servicer, the Trustee, any applicable Directing Holder and the Controlling Class Representative if it is an applicable Consulting Party and, in the case of a Property Advance with respect to a Serviced Outside Controlled Loan Combination, the related Outside Controlling Note Holder notice of such determination, which determination shall be conclusive and binding on the Master Servicer and the Trustee (but this statement shall not be construed to entitle the Special Servicer to reverse any other authorized Person’s determination, or to prohibit any such other authorized Person from making a determination, that a Property Advance constitutes or would constitute a Nonrecoverable Advance);

(D)       the Trustee shall be entitled to rely, conclusively, on any determination by the Master Servicer or Special Servicer that a Property Advance is or, if made, would be a Nonrecoverable Advance, and the Master Servicer shall be entitled to rely, conclusively, on any determination by the Special Servicer that a Property Advance is or, if made, would be a Nonrecoverable Advance;

(E)       any non-recoverability determination by the Master Servicer or the Special Servicer pursuant to this Section 3.20 with respect to the non-recoverability of Property Advances shall be conclusive and binding on the Master Servicer (in the case of such a determination by the Special Servicer) and the Trustee; and

(F)       notwithstanding the foregoing, the Trustee may conclusively rely upon any determination by the Master Servicer or the Special Servicer that any Property Advance would be recoverable (unless a non-recoverability determination has been made by the other servicer in accordance with clause (E) above which is binding on the Trustee), and the Master Servicer may conclusively rely upon any determination by the Special Servicer that any Property Advance would be recoverable.

(d)          The Master Servicer, the Special Servicer and/or the Trustee, as applicable, shall be entitled to the reimbursement of Property Advances made by any of them to the extent permitted pursuant to Section 3.06(a)(ii) or Section 3.06A(a)(ii) of this Agreement, together with any related Advance Interest Amount in respect of such Property Advances, and the Master Servicer and the Special Servicer, as applicable, hereby covenant and agree to use efforts consistent with the Servicing Standard to obtain the reimbursement of such Property Advances from the related Mortgagors to the extent permitted by applicable law and the related Loan Documents.

(e)       Notwithstanding anything to the contrary contained in this Agreement, if a Property Advance is required to be made under this Agreement with respect to any Specially Serviced Loan or REO Property (other than an REO Property related to an Outside Serviced Mortgage Loan), the Special Servicer shall request that the Master Servicer make such Property Advance, such request to be made, in writing, at least five (5) Business Days (or, in the case of an Emergency Advance, two (2) Business Days, provided that the written request sets forth the nature of the emergency or the basis of the urgency) in advance of the date on which such Property Advance is required to be made hereunder and to be accompanied by such information and documentation regarding the subject Property Advance as the Master Servicer may reasonably request, subject to the Master Servicer’s right to determine that such Property Advance does not constitute or would not constitute a Nonrecoverable Advance. The Master Servicer shall have the obligation to make any such Property Advance that it is so requested by the Special Servicer to make, within five (5) Business Days (or, in the case of an Emergency Advance, two (2) Business Days) of the Master Servicer’s receipt of such request. The Special Servicer shall have no obligation to make any Property Advance; provided that the Special Servicer may in its sole discretion elect to make an Emergency Advance, and the Master Servicer shall reimburse the Special Servicer for such Property Advance (with interest thereon), provided that such Advance is not determined by the Master Servicer, in accordance with the Servicing Standard, to be nonrecoverable. The Master Servicer shall be entitled to reimbursement for any Advance made by it at the direction of the Special Servicer, together with interest thereon at the same time, in the same manner and to the same extent as the Master Servicer is entitled with respect to any other Advances made thereby.

(f)       Within five (5) Business Days of making an Emergency Advance pursuant to the proviso to the penultimate sentence of Section 3.20(e), the Special Servicer shall deliver to the Master Servicer a request for reimbursement for such Emergency Advance, along with all information and documentation regarding the subject Emergency Advance as the Master Servicer may reasonably request, and the Master Servicer shall be obligated, out of such Master Servicer’s own funds, to reimburse the Special Servicer for any such unreimbursed Emergency Advances (other than any Emergency Advance determined by the Master Servicer, in accordance with Section 3.20(c) of this Agreement, to be a Nonrecoverable Property Advance) made by the Special Servicer pursuant to the proviso to the penultimate sentence of Section 3.20(e), together with interest thereon at the Advance Rate from the date made to, but not including, the date of reimbursement. Such reimbursement and any accompanying payment of interest shall be made within five (5) Business Days of the written request therefor pursuant to the preceding sentence by wire transfer of immediately available funds to an account designated in writing by the Special Servicer. Upon the Master Servicer’s reimbursement to the Special Servicer of any Emergency Advance and payment to the Special Servicer of interest thereon, all in accordance with this Section 3.20(f), the Master Servicer shall for all purposes of this

Agreement be deemed to have made such Emergency Advance at the same time as the Special Servicer actually made such Emergency Advance, and accordingly, the Master Servicer shall be entitled to be reimbursed for such Emergency Advance, together with interest thereon at the Advance Rate, at the same time, in the same manner and to the same extent as the Master Servicer would otherwise have been entitled if it had actually made such Emergency Advance at the time the Special Servicer did. Notwithstanding the foregoing provisions of this Section 3.20(f), the Master Servicer shall not be required to reimburse the Special Servicer for any Emergency Advance if the Master Servicer determines in accordance with Section 3.20(c) of this Agreement that such Emergency Advance, although not characterized by the Special Servicer as a Nonrecoverable Property Advance, is in fact a Nonrecoverable Property Advance. The Master Servicer shall notify the Special Servicer in writing of such determination and, if applicable, such Nonrecoverable Property Advance shall be reimbursed to the Special Servicer pursuant to Section 3.06(a) of this Agreement.

Section 3.21     Appointment of Special Servicer; Asset Status Reports.

(a)       Midland Loan Services, a Division of PNC Bank, National Association is hereby appointed as the initial Special Servicer to specially service each of the Mortgage Loans and each Serviced Loan Combination (other than the Woodlands Mall Loan Combination, The Centre Loan Combination and the Outside Serviced Mortgage Loans). Pacific Life Insurance Company is hereby appointed as the initial Special Servicer to specially service the Woodlands Mall Mortgage Loan. Trimont Real Estate Advisors, LLC is hereby appointed as the initial Special Servicer to specially service the Centre Mortgage Loan.

(b)       The Special Servicer, at the earlier of (x) within 60 days after a Servicing Transfer Event occurs and (y) prior to taking action with respect to any Major Decision (or making a determination not to take action with respect to a Major Decision) with respect to a Specially Serviced Loan, shall prepare a report (the “Asset Status Report”) for the related Mortgage Loan or Serviced Loan Combination. Each Asset Status Report shall be delivered in electronic format to the Operating Advisor (subject to Section 3.21(e) of this Agreement), any applicable Directing Holder, and any applicable Consulting Parties and, for posting to the Rule 17g-5 Information Provider’s Website pursuant to Section 12.13 of this Agreement, the Rule 17g-5 Information Provider; provided, however, the Special Servicer shall not be required to deliver an Asset Status Report to the related Directing Holder if they are the same entity. The Special Servicer shall notify the Operating Advisor of whether any Asset Status Report delivered to the Operating Advisor is a Final Asset Status Report, which notification may be satisfied by (i) delivery of an Asset Status Report that is either signed by the Directing Holder or that otherwise includes an indication that such Asset Status Report is deemed approved due to the passage of any required consent or consultation time period or (ii) such other method as reasonably agreed to by the Operating Advisor and the Special Servicer. The Special Servicer shall deliver a summary of each Final Asset Status Report to the Certificate Administrator. Such Asset Status Report shall be consistent with the Servicing Standard and set forth the following information to the extent reasonably determinable:

(i)          summary of the status of the related Mortgage Loan or Serviced Loan Combination and any negotiations with the Mortgagors;

(ii)          if a Servicing Transfer Event has occurred and is continuing:

(A)       a discussion of the legal and environmental considerations reasonably known at such time to the Special Servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies as aforesaid and to the enforcement of any related guaranties or other collateral for the Mortgage Loan or Serviced Loan Combination and whether outside legal counsel has been retained;

(B)       the most current rent roll and income or operating statement available for the related Mortgaged Properties;

(C)       the Special Servicer’s recommendations on how the related Mortgage Loan might be returned to performing status or otherwise realized upon;

(D)       a copy of the last obtained Appraisal of the Mortgaged Property;

(E)       the status of any foreclosure actions or other proceedings undertaken with respect thereto, any proposed workouts with respect thereto and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Loan Combination;

(F)       a description of any amendment, modification or waiver of a material term of any ground lease; and

(G)       if the Special Servicer elects to proceed with a non-judicial foreclosure, then a statement as to (i) whether there was a violation of a non-recourse carve-out under the related Mortgage Loan or Serviced Loan Combination and (ii) any determination not to pursue a deficiency judgment against the related Mortgagor or guarantor;

(iii)        a description of any such proposed or taken actions;

(iv)        the alternative courses of action that were or are being considered by the Special Servicer in connection with the proposed or taken actions;

(v)         the decision that the Special Servicer made, or intends or proposes to make, including a narrative analysis setting forth the Special Servicer’s rationale for its proposed decision, including its rejection of the alternatives;

(vi)        an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the Special Servicer made such determination and (y) the net present value calculation (including the applicable Calculation Rate used) and all related assumptions; and

(vii)       such other information as the Special Servicer deems relevant in light of the proposed or taken action and the Servicing Standard.

If any applicable Directing Holder does not disapprove an Asset Status Report in writing within 10 Business Days of receiving such Asset Status Report, then such Directing Holder shall be deemed to have approved such Asset Status Report and the Special Servicer shall implement the recommended action as outlined in such Asset Status Report; provided, however, that the Special Servicer may not take any action that is contrary to applicable law, the Servicing Standard or the terms of the applicable Loan Documents. If the applicable Directing Holder disapproves such Asset Status Report within 10 Business Days of receipt and the Special Servicer has not made the affirmative determination contemplated below, the Special Servicer shall revise such Asset Status Report and deliver to the Operating Advisor (subject to Section 3.21(e) of this Agreement), any applicable Directing Holder, any applicable Consulting Party and, for posting to the Rule 17g-5 Information Provider’s Website pursuant to Section 12.13 of this Agreement, the Rule 17g-5 Information Provider a new Asset Status Report as soon as practicable, but in no event later than 30 days after such disapproval. The Special Servicer shall revise such Asset Status Report as described above until the related Directing Holder (but, if the Controlling Class Representative is the related Directing Holder, only if a Control Termination Event does not exist and only if an Excluded Mortgage Loan is not involved) shall fail to disapprove such revised Asset Status Report in writing within 10 Business Days of receiving such revised Asset Status Report or until the Special Servicer makes a determination, consistent with the Servicing Standard, that such objection is not in the best interests of all the Certificateholders and, if applicable, the related Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders, and/or Serviced Companion Loan Holder(s), if applicable, constitute a single lender (and, in the case of a Serviced AB Loan Combination, taking into account the subordinate nature of the related Subordinate Companion Loan(s))). The Special Servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement such report, provided such report shall have been prepared, reviewed and not rejected pursuant to the terms of this Section 3.21(b). If the related Directing Holder does not approve an Asset Status Report within 60 Business Days from the first submission thereof, the Special Servicer shall take such action as directed by the related Directing Holder, provided such action does not violate the Servicing Standard (or, if such action would violate the Servicing Standard, the Special Servicer shall take such action as was reflected in the most recent Asset Status Report prepared by the Special Servicer with respect to the subject Serviced Loan that is consistent with the Servicing Standard). Notwithstanding the foregoing, if the Special Servicer determines that emergency action is necessary to protect the related Mortgaged Property or the interests of the Certificateholders and any related Serviced Companion Loan Holder(s), or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the Special Servicer may take actions with respect to the related Mortgaged Property before the expiration of a 10 Business Day period if the Special Servicer reasonably determines in accordance with the Servicing Standard that failure to take such actions before the expiration of a 10 Business Day period would materially and adversely affect the interest of the Certificateholders and any related Serviced Companion Loan Holder(s) (if applicable) and the Special Servicer has made a reasonable effort to contact the related Directing

Holder (during the period that such Directing Holder has approval rights); provided that the foregoing shall not relieve the Special Servicer of its duties to comply with the Servicing Standard. If the Special Servicer acts or intends to act in accordance with either of the prior two sentences, then the Special Servicer shall act in accordance with the most recent Asset Status Report provided by the Special Servicer with respect to the subject Serviced Loan that is consistent with the Servicing Standard and such Asset Status Report shall be deemed a Final Asset Status Report. To the extent that the Special Servicer received notice of an Excluded Controlling Class Mortgage Loan (in the form of Exhibit M-1C or M-1F), any Asset Status Report or Excluded Information delivered with respect to an Excluded Controlling Class Mortgage Loan shall be labeled by the Special Servicer with “Excluded Information” followed by the loan number and loan name.

After the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event, the Special Servicer shall consult on a non-binding basis with the Operating Advisor in connection with each Asset Status Report prior to finalizing and executing such Asset Status Report and the Operating Advisor shall propose, by written notice, alternative courses of action within 10 Business Days of receipt of each Asset Status Report to the extent the Operating Advisor determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that were previously included in the Control Eligible Classes), as a collective whole as if such Certificateholders constituted a single lender. In addition, , with respect to a Serviced Loan Combination, at all times if and to the extent so provided in the related Co-Lender Agreement, any related Serviced Pari Passu Companion Loan Holder (or its Companion Loan Holder Representative) shall be entitled to consult on a non-binding basis with the Special Servicer and propose alternative courses of action in respect of any Asset Status Report within 10 Business Days of receiving such Asset Status Report; provided that, in the case of a Serviced Outside Controlled Loan Combination, a related Serviced Pari Passu Companion Loan Holder (or its Companion Loan Holder Representative) may be the related Outside Controlling Note Holder. Furthermore, the Special Servicer shall also consult on a non-binding basis with any other applicable Consulting Parties in connection with each related Asset Status Report prior to finalizing and executing such Asset Status Report and each such other Consulting Party shall be permitted to propose alternative courses of action within 10 Business Days of receipt of each Asset Status Report (other than any Asset Status Report with respect to an Excluded Mortgage Loan). The Special Servicer shall consider any such proposals from each applicable Consulting Party and determine whether any changes to its proposed Asset Status Report should be made, such determination being made in accordance with the Servicing Standard and the other terms of this Agreement, but the Special Servicer will be under no obligation to revise such Asset Status Report based on the input or comments of any applicable Consulting Party. In the event that any applicable Consulting Party does not propose alternative courses of action within 10 Business Days after receipt of such Asset Status Report, the Special Servicer shall (subject to the approval rights of any applicable Directing Holder) implement the Asset Status Report as proposed by the Special Servicer.

(c)       Subject to Section 3.21(b) of this Agreement, during the continuance of a Servicing Transfer Event, the Special Servicer shall have the authority to meet with the related Mortgagors and take any actions consistent with the Servicing Standard and the most recent Asset Status Report for the related Mortgage Loan.

(d)       Upon request of any Certificateholder (or any Certificate Owner, if applicable, which shall have provided the Certificate Administrator with an Investor Certification), the Certificate Administrator shall mail, without charge, to the address specified in such request a copy of the summary of the Final Asset Status Report for each Specially Serviced Loan; provided that an Excluded Controlling Class Holder shall not be provided with any Final Asset Status Report (or copy thereof) or the summary of any Final Asset Status Report (or copy thereof) with respect to any Excluded Controlling Class Mortgage Loan with respect to which such Excluded Controlling Class Holder is a Borrower Party.

(e)       Prior to the occurrence and continuance of an Operating Advisor Consultation Trigger Event, the Special Servicer shall deliver to the Operating Advisor only each related Final Asset Status Report.

(f)       With respect to any Asset Status Report provided to the Operating Advisor pursuant to this Section 3.21, the Special Servicer shall make available to the Operating Advisor one or more Servicing Officers with relevant knowledge regarding the applicable Trust Loan and such Asset Status Report in order to address reasonable questions that the Operating Advisor may have relating to, among other things, such Asset Status Report and potential conflicts of interest with respect to such Asset Status Report.

(g)       Notwithstanding the foregoing, the Special Servicer shall not follow any advice, direction or consultation provided by the Operating Advisor, any Serviced Companion Loan Holder, any Companion Loan Holder Representative or the related Directing Holder that would require or cause the Special Servicer to violate any applicable law, be inconsistent with the Servicing Standard, require or cause the Special Servicer to violate provisions of this Agreement or the REMIC Provisions, require or cause the Special Servicer to violate the terms of any Mortgage Loan or Serviced Loan Combination, any related Loan Documents, any related Co-Lender Agreement or any intercreditor agreement, expose any Certificateholder, the Trust Fund, any Mortgage Loan Seller (other than with respect to enforcing the rights and remedies against such Mortgage Loan Seller pursuant to this Agreement or the related Mortgage Loan Purchase Agreement with respect to any Material Defect) or any party to this Agreement or their respective Affiliates, officers, directors, employees or agents to any claim, suit or liability, cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes, result in the imposition of a “prohibited transaction” or “prohibited contribution” tax under the REMIC Provisions, materially expand the scope of any Special Servicer’s responsibilities under this Agreement or any Co-Lender Agreement, or cause the Special Servicer to act, or fail to act, in a manner that in the reasonable judgment of the Special Servicer is not in the best interests of the Certificateholders and/or the Serviced Companion Loan Holders. In addition, the Special Servicer is under no obligation to act upon any recommendation of the Operating Advisor.

(h)       In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (for the purposes of this clause (l), “Applicable Laws”), the Special Servicer may be required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Special Servicer. Accordingly, each of the parties hereto agrees to provide to the Special Servicer, upon its reasonable request, from time to time such identifying information and documentation as may be readily available to such party in order to enable the Special Servicer to comply with Applicable Laws; provided that the Special Servicer shall be responsible for all reasonable actual out-of-pocket expenses incurred by such party in connection therewith.

Section 3.22     Transfer of Servicing Between Master Servicer and Special Servicer; Record Keeping.

(a)       Upon determining that any Serviced Loan has become a Specially Serviced Loan, the Master Servicer shall promptly give written notice thereof to the Special Servicer, any related Serviced Companion Loan Holder (in the case of a Serviced Loan Combination), the Operating Advisor, the Certificate Administrator, the Trustee, the related Directing Holder (prior to the occurrence and continuance of a Consultation Termination Event with respect to the related Mortgage Loan) and, for posting to the Rule 17g-5 Information Provider’s Website pursuant to Section 12.13 of this Agreement, the Rule 17g-5 Information Provider and shall promptly deliver a copy of the Servicing File to the Special Servicer and concurrently provide a copy of such Servicing File to the Operating Advisor and shall use its reasonable efforts to provide the Special Servicer with all information, documents (but excluding the original documents constituting the Mortgage File, but including copies thereof) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such Serviced Loan and reasonably requested by the Special Servicer to enable it to assume its duties hereunder with respect thereto without acting through a Sub-Servicer. The Master Servicer shall use its reasonable efforts to comply with the preceding sentence within five (5) Business Days of the date such Serviced Loan became a Specially Serviced Loan and in any event shall continue to act as Master Servicer and administrator of such Serviced Loan until the Special Servicer has commenced the servicing of such Serviced Loan, which shall occur upon the receipt by the Special Servicer of the Servicing File. With respect to each such Serviced Loan that becomes a Specially Serviced Loan, the Master Servicer shall instruct the related Mortgagor to continue to remit all payments in respect of such Serviced Loan to the Master Servicer. The Master Servicer shall forward any notices it would otherwise send to the Mortgagor of such a Specially Serviced Loan to the Special Servicer who shall send such notice to the related Mortgagor.

Upon determining that a Specially Serviced Loan has become a Corrected Loan, the Special Servicer shall promptly give written notice thereof to the Master Servicer, the Trustee, the Operating Advisor, the Certificate Administrator, any related Serviced Companion Loan Holder, the related Directing Holder (prior to the occurrence and continuance of a Consultation Termination Event with respect to the related Mortgage Loan) and, for posting to the Rule 17g-5 Information Provider’s Website pursuant to Section 12.13 of this Agreement, the Rule 17g-5 Information Provider and, upon giving such notice and the return of the Servicing File to the Master Servicer, such Serviced Loan shall cease to be a Specially Serviced Loan in accordance with the first proviso of the definition of Specially Serviced Loans, the Special Servicer’s obligation to service such Serviced Loan shall terminate and the obligations of the Master Servicer to service and administer such Serviced Loan as a Serviced Loan that is not a Specially Serviced Loan shall resume. In addition, if the related Mortgagor has been instructed, pursuant to the preceding paragraph, to make payments to the Special Servicer, upon such determination, the Special Servicer shall instruct the related Mortgagor to remit all payments in respect of such Specially Serviced Loan directly to the Master Servicer.

(b)       In servicing any Specially Serviced Loan, the Special Servicer shall provide to the Custodian originals of documents included within the definition of “Mortgage File” for inclusion in the related Mortgage File (to the extent such documents are in the possession of the Special Servicer) and copies of any additional related Serviced Loan information, including correspondence with the related Mortgagor, and the Special Servicer shall promptly provide copies of all of the foregoing to the Master Servicer as well as copies of any analysis or internal review prepared by or for the benefit of the Special Servicer.

(c)       Notwithstanding the provisions of subsections (a) and (b) of this Section 3.22, the Master Servicer shall maintain ongoing payment records with respect to each of the Specially Serviced Loans and, upon request, shall provide the Special Servicer and the Operating Advisor with any information reasonably required by the Special Servicer or the Operating Advisor to perform its duties under this Agreement to the extent such information is within the Master Servicer’s possession. Upon request, the Special Servicer shall provide the Master Servicer and the Operating Advisor with any information reasonably required by the Master Servicer or the Operating Advisor to perform its duties under this Agreement to the extent such information is within the Special Servicer’s possession.

Section 3.23 Interest Reserve Account. The Certificate Administrator shall establish and maintain the Interest Reserve Account in the Certificate Administrator’s name, on behalf of the Trustee, for the benefit of the Certificateholders. The Interest Reserve Account shall be established and maintained as a non-interest bearing Eligible Account. On each Master Servicer Remittance Date occurring in January (except during a leap year) or February (commencing in 2020) (unless, in either such case, the related Distribution Date is the final Distribution Date), the Master Servicer shall remit to the Certificate Administrator for deposit into the Interest Reserve Account, in respect of all the Trust Loans that accrue interest on the basis of a 360-day year and the actual number of days in the related month, an amount equal to one day’s interest at the related Net Mortgage Rate on the Stated Principal Balance of each such Trust Loan as of the close of business on the Distribution Date in the month preceding the month in which such Master Servicer Remittance Date occurs, to the extent a Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On or prior to the Master Servicer Remittance Date in March (or February if the final Distribution Date occurs in such month) of each calendar year (commencing in 2020), the Certificate Administrator shall transfer (1) to the Lower-Tier REMIC Distribution Account the aggregate of all Withheld Amounts with respect to the Mortgage Loans on deposit in the Interest Reserve Account, (2) to the Woodlands Mall REMIC Distribution Account the aggregate of all Withheld Amounts with respect to the Woodlands Mall Trust Subordinate Companion Loan on deposit in the Interest Reserve Account and (3) to the Centre REMIC Distribution Account the

aggregate of all Withheld Amounts with respect to The Centre Trust Subordinate Companion Loan on deposit in the Interest Reserve Account.

Section 3.24     Modifications, Waivers, Amendments and Other Actions.

(a)       (i) With respect to any Performing Serviced Loan, the Master Servicer (if the related modification, waiver or amendment (A) does not constitute a Special Servicer Decision or Major Decision or (B) constitutes a Special Servicer Decision or Major Decision and the Master Servicer is processing such modification, waiver or amendment subject to the consent of the Special Servicer as provided in the immediately succeeding paragraph), or (ii) with respect to any Specially Serviced Loan or (if the related modification, waiver or amendment constitutes a Special Servicer Decision or Major Decision unless the Master Servicer is processing such modification, waiver or amendment as provided in the immediately succeeding paragraph) any Performing Serviced Loan, the Special Servicer, in each case subject to any applicable consultation rights of the Operating Advisor (to the extent the Operating Advisor has consultation rights pursuant to Section 3.29, Section 6.09 or this Section 3.24), any applicable consent and/or consultation rights of any applicable Directing Holder with respect to Major Decisions, any applicable consultation rights of any applicable Consulting Parties (to the extent such parties have consultation rights pursuant to Section 6.09) and, to the extent required in accordance with the related Co-Lender Agreement, any applicable consultation rights of any related Serviced Companion Loan Holder (or its Companion Loan Holder Representative), may modify, waive or amend any term of any Serviced Loan if such modification, waiver or amendment (A) is consistent with the Servicing Standard and (B) would not constitute a “significant modification” of such Serviced Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise (1) cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under subpart E, part I of subchapter J of the Code for federal income tax purposes or (2) result in the imposition of a tax upon any Trust REMIC or the Trust Fund (including but not limited to the tax on “prohibited transactions” as defined in Code Section 860F(a)(2) and the tax on contributions to a REMIC set forth in Code Section 860G(d), but not including the tax on “net income from foreclosure property” under Code Section 860G(c)). The Master Servicer and the Special Servicer may rely on an Opinion of Counsel with respect to the determination described in clause (B) of the immediately preceding sentence.

In addition, with respect to Performing Serviced Loans, to the extent any modification, waiver, amendment or other action constitutes (i) a Major Decision or (ii) a Special Servicer Decision, the Master Servicer (if (x) the Master Servicer and the Special Servicer have mutually agreed that the Master Servicer shall process such modification, waiver or amendment or (y) such modification, waiver, amendment or other action constitutes a Special Servicer Decision described in clause (b), clause (c) or subclause (i) or (ii) of clause (e) of the definition of “Special Servicer Decision”) shall obtain the consent of the Special Servicer, and, in each case, to the extent any modification, waiver, amendment or other action constitutes a Major Decision, the Special Servicer shall obtain the consent of any applicable Directing Holder in accordance with Section 6.09(a) of this Agreement and shall consult with any applicable Consulting Party to the extent required pursuant to Section 6.09 of this Agreement. With respect to any modification, waiver, amendment, consent or other action that constitutes a Major Decision with regard to any

Serviced Loan, the Special Servicer shall also obtain the consent any applicable Directing Holder in accordance with Section 6.09(a) of this Agreement and shall consult with any applicable Consulting Parties (to the extent required pursuant to Section 6.09) and the Operating Advisor (to the extent required pursuant to Section 3.29, Section 6.09 or this Section 3.24).

No modification, waiver or amendment of any Co-Lender Agreement related to a Serviced Loan, or any action to enforce rights with respect thereto, in each case, in a manner that materially and adversely affects the rights, duties and obligations of the Special Servicer or the Master Servicer, as applicable, shall be permitted without the prior written consent of the Special Servicer or the Master Servicer, as applicable.

The Special Servicer shall process any modification, waiver, amendment or other action that constitutes a Major Decision or Special Servicer Decision with respect to: (a) any Specially Serviced Loan; and (b) any Performing Serviced Loan unless the Special Servicer and the Master Servicer have mutually agreed that the Master Servicer shall process such Major Decision or Special Servicer Decision with respect to such Performing Serviced Loan (provided that, the Master Servicer shall, without the need for any such mutual agreement, process any Special Servicer Decision described in clause (b), clause (c) or subclause (i) or (ii) of clause (e) of the definition of “Special Servicer Decision”) subject, in each case, to the consent of the Special Servicer as set forth below.

With respect to Performing Serviced Loans, the Master Servicer, prior to taking (or making a determination not to take) any action with respect to any modification, waiver, amendment, consent or other action that constitutes a Major Decision or a Special Servicer Decision, shall refer the request to the Special Servicer, and the Special Servicer shall process the request directly or, if mutually agreed to by the Special Servicer and the Master Servicer, the Master Servicer shall process such request (provided that, the Master Servicer shall, without the need for any such mutual agreement, process any Special Servicer Decision described in clause (b), clause (c) or subclause (i) or (ii) of clause (e) of the definition of “Special Servicer Decision” with respect to any Performing Serviced Loan) subject to the consent of the Special Servicer as set forth below.

When the Special Servicer’s consent is required with respect to any modification, waiver, amendment, consent or other action that is a Major Decision or a Special Servicer Decision with respect to a Performing Serviced Loan (i.e., when (x) the Master Servicer and Special Servicer have mutually agreed that the Master Servicer shall process such modification, waiver or amendment with respect to a Performing Serviced Loan or (y) the Master Servicer is processing any Special Servicer Decision described in clause (b), clause (c) or subclause (i) or (ii) of clause (e) of the definition of “Special Servicer Decision” with respect to any Performing Serviced Loan, in each case, as set forth in the preceding paragraphs), the Master Servicer shall, in a manner consistent with the Servicing Standard, provide the Special Servicer with written notice of any request for such modification, waiver, amendment, consent or other action, accompanied by the Master Servicer’s written recommendation and analysis and any and all information in the Master Servicer’s possession or reasonably available to it that the Special Servicer or, with respect to a Major Decision, the related Directing Holder may reasonably request in order to withhold or grant its consent, and in all cases the Special Servicer shall be entitled (subject to, with respect to Major Decision, in each case if applicable, the consultation rights of the Operating Advisor (to the extent required pursuant to Section 3.29, Section 6.09 or this Section 3.24), the consent and/or consultation rights of the related Directing Holder (to the extent required pursuant to Section 6.09 or this Section 3.24), the consultation rights of the Risk Retention Consultation Parties (to the extent required pursuant to Section 6.09) and/or the consultation rights of any related Serviced Companion Loan Holder or its Companion Loan Holder Representative) to approve or disapprove such modification, waiver, amendment, consent or other action. The Special Servicer shall have 15 Business Days (or, with respect to a Serviced Loan Combination, such longer period as required by the related Co-Lender Agreement, but in no event less than 5 Business Days after the time period set forth in such Co-Lender Agreement for review by any related Serviced Companion Loan Holder or its Companion Loan Holder Representative) (or 60 days with respect to an Acceptable Insurance Default), from the date that the Special Servicer receives the Master Servicer’s written analysis and recommendation and any supporting information it requested from the Master Servicer, to analyze and approve such modification, waiver, amendment, consent or other action and, prior to the end of such 15 Business Day period or such longer period if required by the applicable Co-Lender Agreement or 60-day period (with respect to an Acceptable Insurance Default), as applicable, the Special Servicer shall notify the related Outside Controlling Note Holder (if a Serviced Outside Controlled Loan Combination is involved) or the Controlling Class Representative (if any other Serviced Loan(s) (exclusive of any Excluded Mortgage Loan(s)) are involved and a Control Termination Event does not exist), as applicable, of such request for approval of each such modification, waiver, amendment, consent or other action that constitutes a Major Decision and provide its written analysis and recommendation (or, in the case of any action that constitutes a Major Decision, the Major Decision Reporting Package) with respect thereto. Following such notice, the related Outside Controlling Note Holder (if a Serviced Outside Controlled Loan Combination is involved) or the Controlling Class Representative (if any other Serviced Loan(s) (exclusive of any Excluded Mortgage Loan(s)) are involved and a Control Termination Event does not exist), as applicable, shall have 10 Business Days (or, in the case of a determination of an Acceptable Insurance Default, 20 days) from the date it receives from the Special Servicer the recommendation and analysis of the Master Servicer or the Special Servicer (or, in the case of any action that constitutes a Major Decision, the related Major Decision Reporting Package), as applicable, and any other information it may reasonably request (or, with respect to a Serviced Loan Combination, such longer time period as may be provided in the related Co-Lender Agreement) to approve any recommendation of the Special Servicer or the Master Servicer relating to any such request for approval of modification, waiver, amendment, consent or other action that constitutes a Major Decision. In any such event, if the related Directing Holder does not respond to a request for approval by 5:00 p.m. on the 10th Business Day (or, with respect to a Serviced Loan Combination, such longer time period as may be provided in the related Co-Lender Agreement) or 20th day, as applicable, after receipt of the applicable recommendation and analysis (or, in the case of any action that constitutes a Major Decision, the related Major Decision Reporting Package) and other requested information as set forth in the preceding sentence, the Special Servicer or the Master Servicer, as applicable, may deem its recommendation approved by the related Directing Holder, and if the Special Servicer does not respond to a request for approval within the required 15 Business Days (or, with respect to a Serviced Loan Combination, such longer period as required by the related Co-Lender Agreement, but in no event less than 5 Business Days after the time period set forth in such Co-Lender Agreement for review by any related Serviced Companion Loan Holder or its Companion Loan Holder Representative)

or 60 days (with respect to an Acceptable Insurance Default), as applicable, the Master Servicer may deem its recommendation approved by the Special Servicer.

With respect to any Performing Serviced Loan, the Master Servicer, without the consent or consultation of the Special Servicer, the Operating Advisor and/or the Directing Holder, shall process and determine whether to consent to or approve any request by the related Mortgagor with respect to any action that is not (1) a Major Decision, (2) a Special Servicer Decision or (3) an action with respect to which the Special Servicer’s consent is required pursuant to Section 3.09 of this Agreement.

(b)       All modifications, waivers or amendments of any Serviced Loan shall be in writing and shall be effected in a manner consistent with the Servicing Standard. The Master Servicer or the Special Servicer, as applicable (in each case, if it is the party processing the related modification, waiver or amendment pursuant to Section 3.24(a)), shall notify in writing the other such party, the Trustee, the Certificate Administrator, the Depositor, any applicable Directing Holder, any applicable Consulting Parties and, for posting to the Rule 17g-5 Information Provider’s Website pursuant to Section 12.13 of this Agreement, the Rule 17g-5 Information Provider, in writing, of any modification, waiver or amendment of any term of any Serviced Loan and the date thereof, and shall deliver a copy to the Trustee, any related Serviced Companion Loan Holder (which, in the case of a Serviced Companion Loan that has been included in an Other Securitization Trust, shall be deemed to be the related master servicer under the related Other Pooling and Servicing Agreement, unless the notifying party has received written notice otherwise) and any applicable Directing Holder and Consulting Parties and an original to the Certificate Administrator (or any Custodian appointed by it) of the recorded agreement relating to such modification, waiver or amendment within 15 Business Days following the execution and recordation thereof. For the avoidance of doubt, the requirement with respect to the delivery of assumption or substitution agreements shall be governed by Section 3.09.

(c)       Subject to Section 3.30 of this Agreement, any modification of any Loan Documents that requires obtaining a Rating Agency Confirmation pursuant to such Loan Documents, or any modification that would eliminate, modify or alter the requirement of obtaining a Rating Agency Confirmation in such Loan Documents, shall not be made without obtaining a Rating Agency Confirmation. The Rating Agency Confirmation shall be obtained at the related Mortgagor’s expense in accordance with the related Loan Agreement or, if not so provided in such Loan Agreement or if such Mortgagor does not pay, at the expense of the Trust Fund.

(d)       Promptly after any Mortgage Loan, Trust Subordinate Companion Loan or Serviced Loan Combination becomes a Specially Serviced Loan, the Special Servicer shall request from the Certificate Administrator the name of the current Controlling Class Representative (or, in the case of each of the Woodlands Mall Loan Combination and The Centre Loan Combination, so long as no Control Appraisal Period exists with respect to such Loan Combination, the current Loan-Specific Controlling Class Representative, as applicable) and, if applicable, shall request from the Master Servicer the name of the current related Serviced Companion Loan Holder. Upon receipt of the name of any such current Controlling Class Representative (or, if applicable, such current Loan-

Specific Controlling Class Representative) from the Certificate Administrator, the Special Servicer shall notify such Controlling Class Representative (or, if applicable, such current Loan-Specific Controlling Class Representative) that such Trust Loan became a Specially Serviced Loan. Upon receipt of the name of any such current related Serviced Companion Loan Holder, if any, from the Master Servicer, the Special Servicer shall notify the related Serviced Companion Loan Holder that the related Serviced Loan Combination became a Specially Serviced Loan. The Certificate Administrator shall be responsible for providing the name of the current Controlling Class Representative or a current Loan-Specific Controlling Class Representative only to the extent the Controlling Class Representative or such Loan-Specific Controlling Class Representative, as applicable, has identified itself as such to the Certificate Administrator; provided that (i) if the Controlling Class Representative is determined pursuant to the proviso in the definition of “Controlling Class Representative”, then (A) the Certificate Administrator shall determine which Class is the Controlling Class and (B) the Special Servicer shall request from the Certificate Administrator, and the Certificate Administrator shall request from the Depository at the expense of the Trust, the list of Beneficial Holders of the Controlling Class, and the Certificate Administrator shall provide such list to the Special Servicer and the Master Servicer at the expense of the Trust Fund; (ii) if the Woodlands Mall Controlling Class Representative is determined pursuant to the proviso in the definition of “Woodlands Mall Controlling Class Representative”, then (A) the Certificate Administrator shall determine which Class is the Woodlands Mall Controlling Class and (B) the Special Servicer shall request from the Certificate Administrator, and the Certificate Administrator shall request from the Depository at the expense of the Trust, the list of Beneficial Holders of the Woodlands Mall Controlling Class, and the Certificate Administrator shall provide such list to the Special Servicer and the Master Servicer at the expense of the Trust Fund; and (iii) if the Centre Controlling Class Representative is determined pursuant to the proviso in the definition of “Centre Controlling Class Representative”, then (A) the Certificate Administrator shall determine which Class is the Centre Controlling Class and (B) the Special Servicer shall request from the Certificate Administrator, and the Certificate Administrator shall request from the Depository at the expense of the Trust, the list of Beneficial Holders of the Centre Controlling Class, and the Certificate Administrator shall provide such list to the Special Servicer and the Master Servicer at the expense of the Trust Fund.

(e)       [RESERVED]

(f)       The Special Servicer or Master Servicer may, as a condition to granting any request by a Mortgagor for consent to a modification, extension, waiver or indulgence or any other matter or thing, the granting of which is within its discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan or Serviced Loan Combination and, further, pursuant to the terms of this Agreement and applicable law, require that such Mortgagor pay to it a reasonable or customary fee for the additional services performed in connection with such request and any related costs and expenses incurred by it; provided that the charging of such fee would not be a “significant modification” of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b).

(g)          Notwithstanding anything set forth in this Agreement, in no event shall the Special Servicer be permitted to:

(i)       extend the Maturity Date of a Serviced Loan (other than a Trust Subordinate Companion Loan) beyond a date that is 5 years prior to the Rated Final Distribution Date of the rated Pooled Certificates, or extend the maturity date of a Trust Subordinate Companion Loan beyond a date that is 7 years prior to the applicable Rated Final Distribution Date of the rated related Loan-Specific Certificates; or

(ii)       if the Serviced Loan is secured by a ground lease, extend the Maturity Date of such Serviced Loan beyond a date which is 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, 10 years prior to the end of the current term of such ground lease, plus any options to extend exercisable unilaterally by the related Mortgagor.

(h)          In connection with (i) the release of a Mortgaged Property or any portion of a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Loan Documents require the Master Servicer or the Special Servicer, as applicable, to calculate (or require the Mortgagor to provide such calculation to the Master Servicer or the Special Servicer, as applicable) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Serviced Trust Loan, then, unless then permitted by the REMIC Provisions, such calculation shall exclude the value of personal property and going concern value, if any. In connection with approving any such release or taking, the Master Servicer or Special Servicer, as applicable, shall calculate the loan-to-value ratio in a manner consistent with the prior sentence, and if such calculation is greater than 125%, the Master Servicer or Special Servicer, as applicable, will require a payment of principal in an amount equal to or greater than a “qualified amount” as determined under Revenue Procedure 2010-30 or successor provisions unless the related Mortgagor provides an Opinion of Counsel that if such amount is not paid the related Trust Loan will not fail to be a Qualified Mortgage.

(i)          If and to the extent that the Trust, as holder of an Outside Serviced Mortgage Loan, is entitled to exercise any consent and/or consultation rights with respect to modifications, waivers and amendments or certain other major decisions under the applicable Outside Servicing Agreement, (a) any such consent rights shall be exercised by the Controlling Class Representative (unless a Control Termination Event exists or such Outside Serviced Mortgage Loan is an Excluded Mortgage Loan) or by the Master Servicer (if a Control Termination Event exists or such Outside Serviced Mortgage Loan is an Excluded Mortgage Loan), in each case in accordance with Section 3.01(i), and (b) any such consultation rights shall be exercised by the Controlling Class Representative (unless a Consultation Termination Event exists or such Outside Serviced Mortgage Loan is an Excluded Mortgage Loan) or by the Master Servicer (if a Consultation Termination Event exists or such Outside Serviced Mortgage Loan is an Excluded Mortgage Loan), in each case in accordance with Section 3.01(i); provided that, after the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event, any such consultation rights shall be exercised by the Master Servicer or the Controlling Class Representative, as applicable, jointly with the Operating Advisor (but, in the case of the Operating Advisor, only with respect to matters similar to Major Decisions). The Special Servicer shall only be obligated to forward any requests received from the related Outside Servicer or the related Outside Special Servicer, as applicable, for such consent and/or consultation to the Master Servicer (who shall forward any such request to the Controlling Class Representative except if a Control Termination Event or Consultation Termination Event, as applicable, has occurred and is continuing or if such Outside Serviced Mortgage Loan is an Excluded Mortgage Loan and, following the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event, to the Operating Advisor), and the Special Servicer shall have no right or obligation to exercise any such consent or consultation rights.

Section 3.25     Additional Obligations With Respect to Certain Mortgage Loans.

(a)       With respect to each Mortgage Loan (other than an Outside Serviced Mortgage Loan) with a Stated Principal Balance in excess of $35,000,000, in connection with any replacement of the Manager for the related Mortgaged Property, the Master Servicer or Special Servicer, as applicable, to the extent permitted by the related Loan Documents, shall require a Rating Agency Confirmation and shall condition its consent to such replacement on the Mortgagor paying for such Rating Agency Confirmation.

(b)       With respect to any Mortgage Loan (other than an Outside Serviced Mortgage Loan), if any mezzanine loan is directly or indirectly secured by any equity interest of the related Mortgagor, the Master Servicer (if (i) the related Mortgage Loan is a Performing Serviced Loan and (ii) the performance of the particular obligation would not constitute a Special Servicer Decision or a Major Decision) or the Special Servicer (if (i) the related Mortgage Loan is a Specially Serviced Loan or (ii) the performance of the particular obligation would constitute a Special Servicer Decision or a Major Decision) shall perform the obligations of the Trust, as holder of the related Mortgage Loan, or its servicer or agent under the related mezzanine loan intercreditor agreement.

Section 3.26       Certain Matters Relating to the Outside Serviced Mortgage Loans.

(a)       With respect to each Outside Serviced Mortgage Loan, in the event that any of the related Outside Trustee, the related Outside Servicer or the related Outside Special Servicer shall be replaced in accordance with the terms of the applicable Outside Servicing Agreement, the Master Servicer and the Special Servicer shall acknowledge its successor as the successor to the related Outside Trustee, the related Outside Servicer or the related Outside Special Servicer, as the case may be, in each case with reasonable promptness following request therefor by a party to the applicable Outside Servicing Agreement. In addition to the foregoing, with respect to each Servicing Shift Loan Combination, after the related Servicing Shift Date the related Mortgage Loan shall be an Outside Serviced Mortgage Loan, and the rights, duties and obligations of the Trust and the parties to this Agreement shall be as set forth herein with respect to Outside Serviced Mortgage Loans.

(b)       With respect to each Servicing Shift Loan Combination, prior to the related Servicing Shift Date, the Custodian shall hold the Mortgage File with respect to such Servicing Shift Loan Combination. Following the related Servicing Shift Date and upon the transfer of servicing of the related Servicing Shift Mortgage Loan to the related Outside Servicing Agreement in accordance with the related Co-Lender Agreement, (i) the Certificate Administrator shall transfer (or cause any Custodian appointed by it to transfer) the Mortgage File (other than the Note(s) evidencing the related Servicing Shift Mortgage Loan and corresponding allonges, the originals of which shall be retained by the Custodian) for such Servicing Shift Loan Combination to the related Outside Trustee (provided that the Custodian shall retain a photocopy of the Mortgage File) in accordance with the provisions and conditions set forth in clause (B) of the second paragraph of Section 2.01(c) and (ii) the Master Servicer shall, upon written request, if the Master Servicer is not the related Outside Servicer, transfer the Servicing File, any original letter of credit and any escrows or reserve funds held for such Servicing Shift Loan Combination to the related Outside Servicer.

Section 3.27     Additional Matters Regarding Advance Reimbursement.

(a)       Upon the determination that a previously made Advance (other than a P&I Advance on a Trust Subordinate Companion Loan) is a Nonrecoverable Advance, to the extent that the reimbursement thereof would exceed the full amount of the principal portion of general collections on the Mortgage Loans deposited in the Collection Account, the Master Servicer, the Special Servicer or the Trustee, at its own option and in its sole discretion, as applicable, instead of obtaining reimbursement for the remaining amount of such Nonrecoverable Advance pursuant to Section 3.06(a)(ii)(B) of this Agreement immediately, may elect to defer reimbursement for some or all such portion of the Nonrecoverable Advance during the one-month Collection Period ending on the then-current Determination Date, for successive one-month periods for a total not to exceed 12 months; provided that any deferral in excess of 6 months shall be subject to the consent of the applicable Directing Holder (or, in the case of a Property Advance with respect to a Serviced Outside Controlled Loan Combination, the related Outside Controlling Note Holder); and provided further that, if it is a Consulting Party, the Controlling Class Representative must be consulted with. If the Master Servicer, the Special Servicer or the Trustee makes such an election in its sole discretion to defer reimbursement with respect to all or a portion of a Nonrecoverable Advance (together with interest thereon), then such Nonrecoverable Advance (together with interest thereon) or portion thereof shall continue to be fully reimbursable in the subsequent Collection Period (subject, again, to the same sole discretion option to defer; it is acknowledged that, in such a subsequent period, such Nonrecoverable Advance shall again be reimbursable pursuant to Section 3.06(a)(ii)(B) of this Agreement). In connection with a potential election by the Master Servicer, the Special Servicer or the Trustee to defer reimbursement of a particular Nonrecoverable Advance or portion thereof during the one-month Collection Period ending on the related Determination Date for any Distribution Date, the Master Servicer, the Special Servicer or the Trustee shall further be authorized to wait for principal collections to be received before making its determination of whether to defer reimbursement of a particular Nonrecoverable Advance or portion thereof) until the end of such Collection Period; provided, however, if, at any time the Master Servicer, the Special

Servicer or the Trustee, as applicable, determines that the reimbursement of a Nonrecoverable Advance during any Collection Period will exceed the full amount of the principal portion of general collections deposited in the Collection Account for the related Distribution Date, then the Master Servicer, the Special Servicer or the Trustee, as applicable, shall, through a posting to the Rule 17g-5 Information Provider’s Website pursuant to Section 12.13 of this Agreement, give the Rating Agencies at least 15 days’ notice prior to any reimbursement to it of Nonrecoverable Advances from amounts in the Collection Account allocable to interest on the Mortgage Loans unless (1) the Master Servicer, the Special Servicer or the Trustee, as applicable, determines in its sole discretion that waiting 15 days after such a notice could jeopardize the Master Servicer’s, the Special Servicer’s or the Trustee’s, as applicable, ability to recover such Nonrecoverable Advances, (2) changed circumstances or new or different information becomes known to the Master Servicer, the Special Servicer or the Trustee, as applicable, that could affect or cause a determination of whether any Advance is a Nonrecoverable Advance, whether to defer reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) the Master Servicer or the Special Servicer, as applicable, has not timely received from the Trustee information requested by the Master Servicer or the Special Servicer, as applicable, to consider in determining whether to defer reimbursement of a Nonrecoverable Advance; provided that, if clause (1), (2) or (3) apply, the Master Servicer, the Special Servicer or the Trustee, as applicable, shall, through a posting to the Rule 17g-5 Information Provider’s Website pursuant to Section 12.13 of this Agreement, give Rating Agencies notice of an anticipated reimbursement to it of Nonrecoverable Advances from amounts in the Collection Account allocable to interest on the Mortgage Loans as soon as reasonably practicable in such circumstances. Subject to Section 12.13 of this Agreement, the Master Servicer, the Special Servicer or the Trustee, as applicable, shall have no liability for any loss, liability or expense resulting from any notice provided to Rating Agencies contemplated by the immediately preceding sentence. Any election by the Master Servicer, the Special Servicer or the Trustee to defer reimbursing itself for any Nonrecoverable Advance (together with interest thereon) or portion thereof with respect to any Collection Period shall not be construed to impose on the other such parties any obligation to make such an election (or any entitlement in favor of any Certificateholder or any other Person to such an election) with respect to any subsequent Collection Period or to constitute a waiver or limitation on the right of the Master Servicer, the Special Servicer or the Trustee to otherwise be reimbursed for such Nonrecoverable Advance immediately (together with interest thereon). Any such election by the Master Servicer, the Special Servicer or the Trustee shall not be construed to impose any duty on any other such party to make such an election (or any entitlement in favor of any Certificateholder or any other Person to such an election). Any such election by any such party to defer reimbursing itself or obtaining reimbursement for any Nonrecoverable Advance or portion thereof with respect to any one or more Collection Periods shall not limit the accrual of interest on such Nonrecoverable Advance for the period prior to the actual reimbursement of such Nonrecoverable Advance. None of the Master Servicer, the Special Servicer, the Trustee or the other parties to this Agreement will have any liability to one another or to any of the Certificateholders for any such election that such party makes to defer or not to defer reimbursing itself as contemplated by this paragraph or for any losses, damages or other adverse economic or other effects that may arise from such an election nor will such election constitute a violation of the Servicing Standard or any duty under this Agreement. The Master Servicer’s, the Special Servicer’s or the Trustee’s, as applicable, election, if any, to defer reimbursement of such Nonrecoverable Advances as set forth above is an accommodation to the Certificateholders and shall not be construed as an obligation on the part of the Master Servicer, the Special Servicer or the Trustee, as applicable, or a right of the Certificateholders. Nothing herein shall give the Master Servicer, the Special Servicer or the Trustee the right to defer reimbursement of a Nonrecoverable Advance if there are principal collections then available in the Collection Account pursuant to Section 3.06 of this Agreement or to defer reimbursement of a Nonrecoverable Advance for an aggregate period exceeding 12 months.

(b)       If the Master Servicer is required to make a Property Advance, but does not do so within 15 days after the Property Advance is required to be made, then the Trustee will be required: (i) if a Responsible Officer of the Trustee has actual knowledge of the failure, to give the Master Servicer notice of its failure; and (ii) if the failure continues for three more Business Days, to make the Advance unless the Trustee determines such advance to be a Nonrecoverable Advance.

Section 3.28     Serviced Companion Loan Intercreditor Matters.

(a)       If, pursuant to Section 2.03, Section 3.17 or Section 9.01 of this Agreement, any Mortgage Loan that relates to a Serviced Loan Combination is purchased from, repurchased from or substituted out of, the Trust Fund, the subsequent holder thereof shall be bound by the terms of the related Co-Lender Agreement and shall assume the rights and obligations of the holder of the Note that represents the related Mortgage Loan under such Co-Lender Agreement. Subject to the provisions of the related Co-Lender Agreement regarding servicing and custodial responsibilities: (i) all portions of the related Mortgage File and (to the extent provided under the related Mortgage Loan Purchase Agreement) other documents pertaining to such Mortgage Loan shall be endorsed or assigned to the extent necessary or appropriate to the purchaser of such Mortgage Loan in its capacity as the holder of the Note that represents the related Mortgage Loan (as a result of such purchase, repurchase or substitution) and (except for the actual Note) on behalf of the holder of the Note(s) that represents the Serviced Companion Loan(s); (ii) thereafter, such Mortgage File shall be held by the holder of the Note that represents the related Mortgage Loan or a custodian appointed thereby for the benefit thereof, on behalf of itself and the holder of the related Serviced Companion Loan(s) as their interests appear under the related Co-Lender Agreement; and (iii) if the related Servicing File is not already in the possession of such party, it shall be delivered to the master servicer or special servicer, as the case may be, under any separate servicing agreement for the Serviced Loan Combinations.

(b)       With respect to each Serviced Companion Loan held outside the Trust, notwithstanding any rights the Operating Advisor, a Risk Retention Consultation Party or the Controlling Class Representative hereunder may have to consult with respect to any action or other matter with respect to the servicing of such Serviced Companion Loan, to the extent the related Co-Lender Agreement provides that such right is exercisable by the related Serviced Companion Loan Holder or its Companion Loan Holder Representative or is exercisable in conjunction with any related Serviced Companion Loan Holder, then

(i) neither the Operating Advisor nor the Controlling Class Representative shall be permitted to exercise such right or (ii) to the extent provided in the related Co-Lender Agreement, the Operating Advisor or the Controlling Class Representative, as applicable, shall be required to exercise such right in conjunction with any related Serviced Companion Loan Holder or its Companion Loan Holder Representative, as applicable. Additionally, notwithstanding anything in this Agreement to the contrary, the Master Servicer or Special Servicer, as applicable, shall consult with, seek the approval of, or obtain the consent of the holder of any Serviced Companion Loan or its Companion Loan Holder Representative with respect to any matters with respect to the servicing of such Serviced Companion Loan to the extent required under related Co-Lender Agreement and shall not take such actions requiring consent of or consultation with the Serviced Companion Loan Holder or its Companion Loan Holder Representative without such consent or consultation. In addition, notwithstanding anything to the contrary, the Master Servicer or Special Servicer, as applicable, shall deliver reports and notices to the Serviced Companion Loan Holder or its Companion Loan Holder Representative (or the master servicer or special servicer for the related Other Securitization Trust on behalf of the Serviced Companion Loan Holder) as required under the Co-Lender Agreement.

(c)          With respect to each Serviced Loan Combination, the Master Servicer shall prepare, or cause to be prepared, on an ongoing basis a statement setting forth, to the extent applicable to such Serviced Loan Combination:

(i)        (A) the amount of the distribution from the related Loan Combination Custodial Account allocable to principal and (B) separately identifying the amount of scheduled principal payments, balloon payments, principal prepayments made at the option of the Mortgagor or other principal prepayments (specifying the reason therefor), net liquidation proceeds and foreclosure proceeds included therein and information on distributions made with respect to the related Serviced Loan Combination;

(ii)       the amount of the distribution from the related Loan Combination Custodial Account allocable to interest and the amount of Default Interest allocable to the related Serviced Loan Combination;

(iii)       the amount of the distribution to the related Serviced Companion Loan Holder, separately identifying the non-default interest, principal and other amounts included therein, and if the distribution to a Serviced Companion Loan Holder is less than the full amount that would be distributable to such Serviced Companion Loan Holder if there were sufficient amounts available therefor, the amount of the shortfall and the allocation thereof between interest and principal and the amount of the shortfall, if any, under the related Serviced Loan Combination;

(iv)       the principal balance of each of the related Serviced Loan Combination and related Serviced Companion Loan after giving effect to the distribution of principal on the most recent Distribution Date; and

(v)       the amount of the servicing fees paid to the Master Servicer and the Special Servicer with respect to the most recent Distribution Date, showing separately the Servicing Fee, the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

Not later than each Distribution Date, the Master Servicer shall make the foregoing statement available to the Serviced Companion Loan Holder (or the master servicer or special servicer for the related Other Securitization Trust on its behalf) by electronic means (which may include posting such information pursuant to the applicable CREFC® reports on the Master Servicer’s website) and by such other means of delivery as required under the related Co-Lender Agreement.

(d)          If any Serviced Companion Loan becomes the subject of an Other PSA Asset Review pursuant to the related Other Pooling and Servicing Agreement, the Master Servicer, the Special Servicer, the Trustee and the Certificate Administrator shall reasonably cooperate (and the Certificate Administrator shall cause any Custodian appointed by it to reasonably cooperate) with the related Other Asset Representations Reviewer in connection with such Other PSA Asset Review by providing the related Other Asset Representations Reviewer with any documents reasonably requested by the related Other Asset Representations Reviewer, but only to the extent that (i) the Other Asset Representations Reviewer has not been able to obtain such documents from the related Mortgage Loan Seller and (ii) such documents are in the possession of the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or any Custodian appointed by the Certificate Administrator, as the case may be. For the avoidance of doubt, none of the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Custodian shall have other obligations with respect to any such Other PSA Asset Review nor shall any such party be bound by the results of any such asset review.

(e)          With respect to any Other Pooling and Servicing Agreement that satisfies Regulation RR in whole or in part through the purchase by a third party purchaser of an eligible horizontal residual interest pursuant to Rule 7 of Regulation RR (a “Regulation RR Other PSA”), at any time that the Special Servicer has received written notice of such Regulation RR Other PSA and that an Other Operating Advisor Consultation Trigger Event has occurred under such Regulation RR Other PSA because such eligible horizontal residual interest has been reduced as set forth under Rule 7(b)(6)(iv) of Regulation RR, the Special Servicer shall consult with the related Other Operating Advisor under such Other Pooling and Servicing Agreement with respect to any decisions that are Major Decisions with respect to the related Serviced Companion Loan. Such consultation shall be on a non-binding basis and shall be performed in accordance with the same process for consultations between the Special Servicer and Operating Advisor with respect to Major Decisions under this Agreement.

(f)          With respect to each Serviced AB Loan Combination with respect to which the holder of any related Serviced Subordinate Companion Loan is entitled under the related Co-Lender Agreement to avoid its applicable “control appraisal period” (or analogous concept) by posting cash or letter of credit as collateral (a “Threshold Event Collateral”), the Special Servicer shall administer any such Threshold Event Collateral in accordance with the terms of the related Co-Lender Agreement. Any Threshold Event Collateral posted by a Serviced Subordinate Companion Loan Holder shall be held in an outside reserve fund which shall not be an asset of any Trust REMIC, and the party that posted such Threshold Event Collateral shall be the owner of such outside reserve fund, all within the meaning of Treasury Regulations Section 1.860G-2(h). Upon a Final Recovery Determination with respect to any such Serviced AB Loan Combination, the Special Servicer shall transfer any related Threshold Event Collateral held in the form of cash (or, if the related Threshold Event Collateral is a letter of credit, the proceeds of such Threshold Event Collateral) to the related Loan Combination Custodial Account, which such transferred amount shall be treated as Liquidation Proceeds and applied in accordance with the terms of the related Co-Lender Agreement and Section 3.06A of this Agreement.

Section 3.29     Appointment and Duties of the Operating Advisor.

(a)       Pentalpha Surveillance LLC is hereby appointed to serve as the initial Operating Advisor. The Operating Advisor shall at all times be an Eligible Operating Advisor. The Operating Advisor shall at all times act in accordance with the Operating Advisor Standard in fulfilling its responsibilities and obligations under this Agreement.

(b)       The Operating Advisor, as an independent contractor, shall review the Special Servicer’s actions and decisions in respect of Specially Serviced Loans (which review shall be performed in accordance with Section 3.09, Section 3.21, Section 3.24, Section 3.29 and Section 6.09, as applicable) and, solely in connection with Major Decisions as to which the Operating Advisor has consultation rights following the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event, Performing Serviced Loans (in light of the Servicing Standard and the requirements of this Agreement), consult with the Special Servicer regarding the Major Decisions and Asset Status Reports as contemplated by Section 3.29(f) and perform each other obligation of the Operating Advisor as set forth in this Agreement, in each such case solely on behalf of the Trust Fund and in the best interest of, and for the benefit of, the Certificateholders (as a collective whole), and not any particular Class of Certificateholders, as determined by the Operating Advisor in the exercise of its good faith and reasonable judgment, but without regard to any conflict of interest arising from any relationship that the Operating Advisor or any of its Affiliates may have with any of the Mortgagors, any Sponsor, any Mortgage Loan Seller, the Depositor, the Master Servicer, the Special Servicer, the Asset Representations Reviewer, the Directing Holder, any Risk Retention Consultation Party or any of their respective Affiliates (the “Operating Advisor Standard”). The Operating Advisor shall act solely as a contracting party to the extent set forth in this Agreement and shall not owe any fiduciary duty to any party to this Agreement or any other Person in connection with this Agreement. The Operating Advisor’s duties shall be limited to its specific obligations under this Agreement, and the Operating Advisor shall have no duty or liability to any particular Class of Certificates or any Certificateholder. The Operating Advisor is not a servicer or a sub-servicer and will not be charged with changing the outcome on any particular Specially Serviced Loan or with respect to any Major Decision on which it consults for a Performing Serviced Loan. By its acceptance of a Certificate, each Certificateholder acknowledges and agrees that there could be multiple strategies to resolve any Specially Serviced Loan and a variety of actions or decisions made with respect to any Major Decision and that the goal of the Operating Advisor’s participation is to provide additional input relating to the Special Servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute. The Operating Advisor shall not owe any fiduciary duty to the Master Servicer, the Special Servicer or any other Person in connection with this Agreement.

(c)       The Operating Advisor shall promptly review (i) all information available to Privileged Persons on the Certificate Administrator’s Website with respect to the Special Servicer, assets on the CREFC® Servicer Watch List, Specially Serviced Loans and, if an Operating Advisor Consultation Trigger Event exists, Major Decisions on Performing Serviced Loans, (ii) each Final Asset Status Report delivered by the Special Servicer to the Operating Advisor, (iii) if an Operating Advisor Consultation Trigger Event exists, each other Asset Status Report delivered by the Special Servicer to the Operating Advisor, (iv) each Major Decision Reporting Package delivered by the Special Servicer to the Operating Advisor pursuant to Section 6.09(a) (A) in connection with the Operating Advisor’s consultation rights with respect to the subject Major Decision regarding each Serviced Loan if an Operating Advisor Consultation Trigger Event exists, and (B) with respect to the subject Major Decision regarding each Specially Serviced Loan when an Operating Advisor Consultation Trigger Event does not exist, after the Special Servicer receives the Directing Holder’s approval or deemed approval of such Major Decision Reporting Package, and (v) if specifically required to be delivered to the Operating Advisor under this Agreement, such other reports, documents, certificates and other information prepared by the Special Servicer and received by the Operating Advisor, as relate to the actions and decisions of the Special Servicer in respect of Specially Serviced Loans and, solely in connection with Major Decisions as to which the Operating Advisor has consultation rights, Performing Serviced Loans. To the extent not otherwise deliverable by the Special Servicer to the Operating Advisor hereunder or available to the Operating Advisor on the Certificate Administrator’s Website, the Special Servicer shall: (i) concurrently deliver to the Operating Advisor any and all reports provided by the Special Servicer to any of the other parties to this Agreement or to any Certificateholder or Certificate Owner, in each case, to the extent that such reports relate to any Specially Serviced Loan or any Major Decision with respect to which the Operating Advisor has consultation rights pursuant to Section 3.29(f) of this Agreement (provided, that, for so long as an Operating Advisor Consultation Trigger Event does not exist, such reports shall exclude any Major Decision Reporting Package that does not relate to a Specially Serviced Loan and any Asset Status Report that is not a Final Asset Status Report); and (ii) grant the Operating Advisor adequate and timely access to information and reports prepared by or otherwise in the possession of the Special Servicer necessary for the Operating Advisor to fulfill its duties under this Agreement.

(d)       (i) The Operating Advisor shall review the Special Servicer’s actions and decisions in light of the Servicing Standard and the requirements of this Agreement, with respect to the applicable Specially Serviced Loan(s) and, solely in connection with Major Decisions as to which the Operating Advisor has consultation rights pursuant to Section 3.29(f) of this Agreement, the applicable Performing Serviced Loans.

(ii)       Based on the Operating Advisor’s review of the following information (to the extent delivered to the Operating Advisor or made available to the Operating Advisor on the Certificate Administrator’s Website): any annual compliance statement and any assessment of compliance delivered to the Operating Advisor pursuant to Section 10.08 and Section 10.09 of this Agreement, as applicable; any attestation report delivered to the Operating Advisor pursuant to Section 10.10 of this Agreement; any Major Decision Reporting Package; any Final Asset Status Report and, during the continuance of an Operating Advisor Consultation Trigger Event, any other Asset Status Report; any other reports made available to Privileged Persons on the Certificate Administrator’s Website during the prior calendar year that the Operating Advisor is required to review pursuant to Section 3.29(c); and any other information (other than any communications between the related Directing Holder, any Risk Retention Consultation Party or any Serviced Companion Loan Holder (or its Companion Loan Holder Representative), as applicable, and the Special Servicer that would be Privileged Information) prepared by the Special Servicer and delivered to the Operating Advisor under this Agreement, the Operating Advisor shall (if, during the prior calendar year, (i) any Mortgage Loan was a Specially Serviced Mortgage Loan or (ii) there existed an Operating Advisor Consultation Trigger Event), and may (if, with respect to the prior calendar year, the Operating Advisor deems it appropriate in its sole discretion exercised in good faith), prepare and deliver to the Depositor, the Rule 17g-5 Information Provider (who shall promptly post such Operating Advisor Annual Report on the Rule 17g-5 Information Provider’s Website), the Trustee and the Certificate Administrator (who shall promptly post such Operating Advisor Annual Report on the Certificate Administrator’s Website), within 120 days of the end of the prior calendar year an annual report (the “Operating Advisor Annual Report”). The Operating Advisor Annual Report shall be substantially in the form of Exhibit R of this Agreement (which form may be modified or altered as to either its organization or content by the Operating Advisor, subject to compliance of such form with the terms and provisions of this Agreement; provided, that in no event shall the information or any other content included in the Operating Advisor Annual Report contravene any provision of this Agreement). The Operating Advisor Annual Report shall set forth the Operating Advisor’s assessment of the Special Servicer’s performance of its duties under this Agreement during the prior calendar year. Subject to the restrictions in this Agreement, including, without limitation, Section 3.29(b) of this Agreement, each such Operating Advisor Annual Report shall (A) state whether the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer is performing its duties in compliance with (1) the Servicing Standard and (2) the Special Servicer’s obligations under this Agreement, and (B) identify any material deviations with respect to such matters from (i) the Servicing Standard or (ii) the Special Servicer’s obligations under this Agreement, and (C) comply with all of the confidentiality requirements applicable to the Operating Advisor with respect to Privileged Information provided for in this Agreement (subject to any permitted exceptions set forth in this Agreement), and (D) comply with the requirements with respect to reports of the operating advisor set forth under Rule 7(b) of Regulation RR. In the event a lack of access to Privileged Information limits the Operating Advisor from performing its duties under this Agreement, the Operating Advisor shall not be subject to any liability arising from its lack of access to Privileged Information. Such Operating Advisor Annual Report shall be delivered to the Trustee, the Certificate Administrator, the Rule 17g-5 Information Provider and the Depositor, and the Certificate Administrator and the Rule 17g-5 Information Provider shall promptly, upon receipt, post such Operating Advisor Annual Report on the Certificate Administrator’s Website and the Rule 17g-5 Information Provider’s Website, respectively; provided, however, that the Operating Advisor shall deliver to the Special Servicer, the applicable Directing Holder and the Controlling Class Representative (at any time that it is an applicable Directing Holder or Consulting Party), any annual report produced by the Operating Advisor at least ten (10) calendar days prior to its delivery to the Depositor, the Trustee and the Certificate Administrator. The Operating Advisor may, but shall not be obligated to, revise the Operating Advisor Annual Report based on any comments received from the Special Servicer or the Controlling Class Representative. In the event the Special Servicer is replaced during the prior calendar year, the Operating Advisor shall only be required to prepare an Operating Advisor Annual Report relating to each entity that was acting as Special Servicer as of December 31 of the prior calendar year and is continuing in such capacity through the date of such Operating Advisor Annual Report. In preparing an Operating Advisor Annual Report, the Operator Advisor is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the Special Servicers’ obligations under this Agreement that the Operating Advisor determines, in accordance the Operating Advisor Standard, to be immaterial. In connection with the Operating Advisor Annual Report and the reviews provided for in Sections 3.29(b) and 3.29(d)(i), the Operating Advisor shall perform its review on the basis of the Special Servicer’s performance of its duties with respect to Specially Serviced Loans and, after the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event, with respect to Major Decisions on Performing Serviced Loans, as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the Operating Advisor of any annual compliance statement, any assessment of compliance and any attestation report delivered to the Operating Advisor pursuant to Section 10.08, Section 10.09 and Section 10.10 of this Agreement, as applicable, or made available to the Operating Advisor on the Certificate Administrator’s Website, any Asset Status Report, any Major Decision Reporting Package and other information (other than any communications between the related Directing Holder, any Risk Retention Consultation Party or any Serviced Companion Loan Holder (or its Companion Loan Holder Representative), as applicable, and the Special Servicer that would be Privileged Information) that the Operating Advisor is required to review on the Certificate Administrator’s Website or that is prepared by the Special Servicer and delivered or made available to the Operating Advisor pursuant to this Agreement.

(e)       After the calculation but prior to the utilization by the Special Servicer of any of the calculations with respect to an applicable Specially Serviced Loan related to (i) Appraisal Reduction Amounts, (ii) Collateral Deficiency Amounts or (iii) net present value used in the Special Servicer’s determination of the course of action to be taken in connection with the workout or liquidation of such Specially Serviced Loan, the Special Servicer shall forward such calculations, together with any supporting material or additional information necessary in support thereof (including such additional information reasonably requested by the Operating Advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information), to the Operating Advisor promptly, but in any event no later than two (2) Business Days after preparing such calculations, and the Operating Advisor shall promptly, but no later than three (3) Business Days after receipt of such calculations and any supporting or additional materials, recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with any such calculation.

In connection with this Section 3.29, in the event the Operating Advisor does not agree with the mathematical calculations or the application of the non-discretionary portions of the applicable formulas required to be utilized for such calculation, the Operating Advisor and the Special Servicer shall consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the applicable formulas in arriving at those mathematical calculations or any disagreement within five (5) Business Days of delivery of such calculations to the Operating Advisor. In the event the Operating Advisor and Special Servicer are not able to resolve such inaccuracies or disagreement prior to the end of such five (5) Business Day period, the Operating Advisor shall promptly notify the Certificate Administrator of such disagreement and the Certificate Administrator shall determine which calculation is to apply. In making such determination, the Certificate Administrator may hire an independent third-party to assist with any such calculation at the expense of the Trust Fund.

(f)       After the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event, the Operating Advisor shall consult (on a non-binding basis) with the Special Servicer in connection with (i) any Major Decision with respect to a Serviced Loan in accordance with Section 3.24, Section 6.09 and this Section 3.29 and (ii) each Asset Status Report in accordance with Section 3.21, and, in each case, the Special Servicer shall consider any alternative courses of action and any other feedback provided by the Operating Advisor.

(g)       Subject to the requirements of confidentiality imposed on the Operating Advisor herein (including without limitation in respect of Privileged Information), the Operating Advisor shall respond to Inquiries relating to the Operating Advisor Annual Reports or actions by the Master Servicer or the Special Servicer as to which the Operating Advisor has consultation rights, whether or not referenced in any Operating Advisor Annual Report and made by Privileged Persons from time to time in accordance with the terms of Section 4.02(a) of this Agreement.

(h)       Subject to the Privileged Information Exception, the Operating Advisor will be obligated to keep confidential any Privileged Information received from the Special Servicer, the related Directing Holder, any Risk Retention Consultation Party or any related Serviced Companion Loan Holder (or its Companion Loan Holder Representative) in

connection with the exercise of the rights of the related Directing Holder, such Risk Retention Consultation Party or such related Serviced Companion Loan Holder under this Agreement (including, without limitation, in connection with the review and/or approval of any Asset Status Report), subject to any law, rule, regulation, order, judgment or decree requiring the disclosure of such Privileged Information.

(i)       The Operating Advisor shall keep all Privileged Information confidential and shall not disclose such Privileged Information to any Person (including Certificateholders other than the Controlling Class Representative or a Loan-Specific Controlling Class Representative), other than (1) to the extent expressly required by this Agreement, to the other parties to this Agreement with a notice indicating that such information is Privileged Information, (2) pursuant to a Privileged Information Exception or (3) when necessary to support, and directly related to, specific findings or conclusions (i) in the Operating Advisor Annual Report or (ii) in connection with a recommendation by the Operating Advisor for the replacement of the Special Servicer. Notwithstanding the foregoing, the Operating Advisor, solely to the extent required in connection with its duties under this Agreement, will be permitted to share Privileged Information with its Affiliates and any subcontractors of the Operating Advisor provided such Affiliates and subcontractors of the Operating Advisor agree in writing prior to their receipt of such Privileged Information to be bound by the same confidentiality provisions applicable to the Operating Advisor described in this Agreement and a copy of such agreement is provided to the parties hereto. Each party to this Agreement that receives Privileged Information from the Operating Advisor with a notice stating that such information is Privileged Information shall not disclose such Privileged Information to any Person without the prior written consent of the Special Servicer and, as applicable, any related Outside Controlling Note Holder (if a Serviced Outside Controlled Loan Combination is involved), the Risk Retention Consultation Parties and/or, unless a Consultation Termination Event has occurred and is continuing, the Controlling Class Representative other than pursuant to a Privileged Information Exception.

(j)       On each Master Servicer Remittance Date, the Operating Advisor shall be paid the applicable Operating Advisor Fee accrued on the Mortgage Loans from amounts on deposit in the Collection Account, pursuant to Section 3.06 of this Agreement, and the applicable Operating Advisor Fee accrued on a Mortgage Loan that is part of a Loan Combination or a Trust Subordinate Companion Loan from collections on such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, on deposit in the related Loan Combination Custodial Account, pursuant to Section 3.06(A) of this Agreement. In addition, the Operating Advisor Consulting Fee shall be payable to the Operating Advisor (but only to the extent such fee is actually received from the related Mortgagor as a separately identifiable fee) with respect to each Major Decision for which the Operating Advisor has consultation rights. Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee shall be payable from funds on deposit in the Collection Account as provided in Section 3.06 of this Agreement, but with respect to the Operating Advisor Consulting Fee only to the extent such Operating Advisor Consulting Fee is actually received from the related Mortgagor. If the Operating Advisor has consultation rights with respect to a Major Decision under this Agreement, the Master Servicer or the Special Servicer, as applicable, shall use commercially reasonable efforts consistent with the

Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related Mortgagor in connection with such Major Decision, but only to the extent not prohibited by the related Loan Documents, and shall deposit any Operating Advisor Consulting Fee so collected from the related Mortgagor into the Collection Account. The Master Servicer or Special Servicer, as applicable, may waive or reduce the amount of any Operating Advisor Consulting Fee payable by the related Mortgagor if it determines that such full or partial waiver is in accordance with the Servicing Standard, but in no event shall the Master Servicer or the Special Servicer take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection; provided that the Master Servicer or the Special Servicer, as applicable, shall consult (on a non-binding basis) with the Operating Advisor prior to any such waiver or reduction.

(k)       In no event shall the Operating Advisor have the power to compel any transaction party to take or refrain from taking any action.

Section 3.30     Rating Agency Confirmation.

(a)       Notwithstanding the terms of any related Loan Documents or other provisions of this Agreement, if any action under any Loan Documents or this Agreement requires Rating Agency Confirmation as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain such Rating Agency Confirmation from each Rating Agency has made a request to any Rating Agency for such Rating Agency Confirmation and if, within 10 Business Days of the Rating Agency Confirmation request being posted to the Rule 17g-5 Information Provider’s Website, any Rating Agency has not granted such request, rejected such request or provided a Rating Agency Declination, then (i) such Requesting Party shall promptly request the related Rating Agency Confirmation again, and (ii) if there is no response to such second Rating Agency Confirmation request from the applicable Rating Agency within five (5) Business Days of such second request, whether in the form of granting or rejecting such Rating Agency Confirmation request or providing a Rating Agency Declination, then: (x) with respect to any condition in any Loan Document or related intercreditor agreement or Co-Lender Agreement requiring a Rating Agency Confirmation or any other matter under this Agreement relating to the servicing of the Serviced Mortgage Loans and the Trust Subordinate Companion Loans (other than as set forth in clause (y) or (z) below), the Requesting Party (or, if the Requesting Party is the related Mortgagor, then the Master Servicer (with respect to Performing Serviced Loans if the subject action is not a Major Decision or a Special Servicer Decision or the Master Servicer is processing a Major Decision or a Special Servicer Decision) or the Special Servicer (with respect to Specially Serviced Loans and REO Properties and with respect to Performing Serviced Loans if the subject action is a Major Decision or a Special Servicer Decision processed by the Special Servicer), as applicable) shall determine (with the consent of the applicable Directing Holder (but only in the case of actions that would otherwise be Major Decisions), which consent shall be pursued by the Special Servicer and deemed given if such Directing Holder does not respond within seven (7) Business Days of receipt of a request from the Special Servicer to consent to the Requesting Party’s determination), in accordance with its duties under this Agreement and in accordance with the Servicing Standard, except as provided in Section 3.30(b), whether or not such action would be in accordance with the Servicing Standard, and if the Requesting Party (or, if the Requesting Party is the related Mortgagor, then the Master Servicer or the Special Servicer, as applicable) makes such determination, then the requirement to obtain a Rating Agency Confirmation shall not apply; (y) with respect to a replacement of the Master Servicer or the Special Servicer, such condition shall be considered satisfied if: (1) the applicable replacement master servicer or special servicer, as applicable, is on S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or U.S. Commercial Mortgage Special Servicer, as applicable, if S&P is the non-responding Rating Agency; (2) the applicable replacement master servicer has a master servicer rating of at least “CMS3” from Fitch or the applicable replacement special servicer has a special servicer rating of at least “CSS3” from Fitch, if Fitch is the non-responding Rating Agency; (3) the applicable replacement master servicer or special servicer has a ranking by Morningstar equal to or higher than “MOR CS3” as a master servicer or a special servicer or the applicable replacement master servicer or special servicer is acting as master servicer or special servicer, as applicable, in a commercial mortgage loan securitization that was rated by an NRSRO within the twelve (12) month period prior to the date of determination and Morningstar has not qualified, downgraded or withdrawn the then-current rating or ratings of one or more classes of such commercial mortgage-backed certificates citing servicing concerns with the replacement master servicer or special servicer, as applicable, as the sole or material factor in such rating action, if Morningstar is the non-responding Rating Agency; and (z) with respect to a replacement or successor of the Operating Advisor, such condition shall be deemed to be waived with respect to any non-responding Rating Agency so long as such Rating Agency has not cited concerns regarding the replacement operating advisor as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other CMBS transaction with respect to which the replacement operating advisor acts as trust advisor or operating advisor prior to the time of determination.

Any Rating Agency Confirmation request made by the Master Servicer, Special Servicer, Certificate Administrator, Operating Advisor or Trustee, as applicable, pursuant to this Agreement, shall be made in writing, which writing shall contain a cover page indicating the nature of the Rating Agency Confirmation request, and shall contain all back-up material reasonably necessary for the Rating Agency to process such request, subject to Section 12.13. Such written Rating Agency Confirmation request shall be provided in electronic format in accordance with Section 12.13(b) and the Master Servicer, Special Servicer, Certificate Administrator, Operating Advisor or Trustee, as applicable, shall be required to send the Rating Agency Confirmation request to the Rating Agencies in accordance with Section 12.13(b).

Promptly following the Requesting Party’s (or, if the Requesting Party is the related Mortgagor, then the Master Servicer’s or the Special Servicer’s, as applicable) determination to take any action discussed in this Section 3.30(a) without receiving any required Rating Agency Confirmation, such Requesting Party (or the Master Servicer or the Special Servicer, as applicable) shall provide electronic written notice in accordance with Section 12.13(b) of the action taken for the particular item at such time and the Master Servicer, Special Servicer, Certificate Administrator or Trustee, as applicable, shall be required to send the Rating Agency Confirmation request to the Rating Agencies in accordance with Section 12.13(b).

(b)       For the purposes of clause (ii) of Section 3.30(a), and notwithstanding anything to the contrary in Section 3.30(a), with respect to the provisions of any Loan Document relating to defeasance (including without limitation the type of collateral acceptable for use as defeasance collateral), release or substitution of any collateral, any applicable Rating Agency Confirmation requirement in the Loan Documents shall not apply, even without the determination pursuant to Section 3.30(a)(ii)(x) by the Requesting Party (or, if the Requesting Party is the related Mortgagor, by the Master Servicer (with respect to Performing Serviced Loans if the subject action is not a Major Decision or a Special Servicer Decision or the Master Servicer is processing a Major Decision or a Special Servicer Decision) or the Special Servicer (with respect to Specially Serviced Loans and REO Properties and with respect to Performing Serviced Loans if the subject action is a Major Decision or a Special Servicer Decision processed by the Special Servicer), as applicable); provided, that the Master Servicer (with respect to Performing Serviced Loans if the subject action is not a Major Decision or a Special Servicer Decision or the Master Servicer is processing a Major Decision or a Special Servicer Decision) or the Special Servicer (with respect to Specially Serviced Loans and REO Properties and with respect to Performing Serviced Loans if the subject action is a Major Decision or a Special Servicer Decision processed by the Special Servicer), as applicable, shall in any event review the other conditions required under the related Loan Documents with respect to such defeasance, release or substitution and confirm to its satisfaction in accordance with the Servicing Standard that such conditions (other than the requirement for a Rating Agency Confirmation) have been satisfied.

(c)       For all other matters or actions (i) not specifically discussed in clause (ii) (x), (ii) (y) or (ii) (z) of Section 3.30(a) above and (ii) that are not the subject of a Rating Agency Declination, the proposed action shall not be permitted to proceed unless the applicable Requesting Party shall deliver Rating Agency Confirmation from each Rating Agency.

(d)       With respect to any Serviced Companion Loan as to which there exists Serviced Companion Loan Securities, if any action relating to the servicing and administration of any or all of the related Serviced Loans or any related REO Property (including, but not limited to, the replacement of the Master Servicer, the Special Servicer or a sub-servicer) (the “Relevant Action”) requires delivery of a Rating Agency Confirmation as a condition precedent to such action pursuant to this Agreement, then, except as set forth below in this paragraph, such action will also require delivery of a Companion Loan Rating Agency Confirmation as a condition precedent to such action from each Companion Loan Rating Agency. Each Companion Loan Rating Agency Confirmation shall be sought by the Master Servicer or Special Servicer, as applicable, depending on whichever such party is seeking the corresponding Rating Agency Confirmation(s) in connection with the Relevant Action. The requirement to obtain a Companion Loan Rating Agency Confirmation with respect to any Serviced Companion Loan Securities will be subject to, will be permitted to be waived by the Master Servicer and the Special Servicer on, and will be deemed satisfied or not to apply on, the same terms and conditions applicable to obtaining Rating Agency Confirmations, as set forth in this Agreement; provided, that the Master Servicer or Special Servicer, as applicable, depending on which is seeking the subject Companion Loan Rating Agency Confirmation, shall forward to one or more of its counterparts (i.e., the master servicer or special servicer, as applicable), the Rule 17g-5 Information Provider’s counterpart for the related Other Securitization Trust, or such other party or parties (as are agreed to by the Master Servicer or the Special Servicer, as applicable, and the applicable parties for the related Other Securitization Trust), at the expense of the related Other Securitization Trust to the extent not borne by the related Mortgagor, and in such format as the sender and recipient may reasonably agree, (i) the request for such Companion Loan Rating Agency Confirmation at least two (2) Business Days before it is sent to the applicable Companion Loan Rating Agency, (ii) all materials forwarded to the Rule 17g-5 Information Provider under this Agreement in connection with seeking the Rating Agency Confirmation(s) for the applicable Relevant Action at approximately the same time that such materials are forwarded to the Rule 17g-5 Information Provider, and (iii) any other materials that the applicable Companion Loan Rating Agency may reasonably request in connection with such Companion Loan Rating Agency Confirmation promptly following such request.

(e)       Each of the Master Servicer and the Certificate Administrator shall, promptly following receipt of written request from the Special Servicer, provide to the Special Servicer the contact information for the master servicer, the special servicer, the trustee, the certificate administrator and the Rule 17g-5 Information Provider’s counterpart for an Other Securitization Trust, in each case to the extent known to it.

Section 3.31     General Acknowledgement Regarding Companion Loan Holders. Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that: (i) each Companion Loan Holder may have special relationships and interests that conflict with those of Holders of one or more Classes of Certificates; (ii) each Companion Loan Holder may act solely in its own interests; (iii) no Companion Loan Holder has any duty to the Holders of any Class of Certificates; and (iv) no Companion Loan Holder shall have any liability whatsoever for having so acted in its own interests, and no Certificateholder may take any action whatsoever against any Companion Loan Holder or any director, officer, employee, agent or principal thereof for such Companion Loan Holder’s having so acted in its own interests.

Section 3.32     Delivery of Excluded Information to the Certificate Administrator. Any Excluded Information that the Master Servicer, the Special Servicer or the Operating Advisor identifies and delivers to the Certificate Administrator for posting to the Certificate Administrator’s Website shall be delivered to the Certificate Administrator via e-mail (or such other electronic means as is mutually acceptable to the parties) in one or more separate files labeled “Excluded Information” followed by the applicable loan name and loan file to loandata@citi.com. For the avoidance of doubt, any information that is not appropriately labeled and delivered in accordance with this Section 3.32 shall not be separately posted as Excluded Information on the Certificate Administrator’s Website, and any information appropriately labeled and delivered to the Certificate Administrator pursuant to this Section 3.32 shall be posted on the Certificate Administrator’s Website under the “Excluded Information” section, as provided under Section 4.02 (unless a loan-by-loan segregation is later performed by the Certificate Administrator in which case any information appropriately labeled and delivered to the Certificate Administrator pursuant to this Section 3.32 shall be posted on the Certificate Administrator’s Website in such a manner that an Excluded Controlling Class Holder will only be prohibited from accessing Excluded Information with respect to those Excluded Controlling Class Mortgage Loan(s) for which such Excluded Controlling Class Holder is a Borrower Party; provided that the foregoing shall not be construed as an affirmative obligation for the Certificate Administrator to perform such segregation). When so posted, the Excluded Controlling Class Holders shall be prohibited from accessing Excluded Information with respect to any Excluded Controlling Class Mortgage Loans on the Certificate Administrator’s Website. None of the Master Servicer, the Special Servicer or the Operating Advisor shall have any obligations to separately label and deliver any Excluded Information in accordance with this Section 3.32 until such party has received written notice with respect to the related Excluded Controlling Class Mortgage Loan in the form of Exhibit M-1C to this Agreement. Nothing set forth in this Agreement shall prohibit the Controlling Class Representative or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Mortgage Loan with respect to which the Controlling Class Representative or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available on the Certificate Administrator’s Website, such Controlling Class Representative or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Mortgage Loan shall be entitled to obtain (upon reasonable request) such information in accordance with Section 4.02(e) of this Agreement.

Section 3.33     [RESERVED].

Section 3.34     Resignation Upon Prohibited Risk Retention Affiliation.

Under Regulation RR, any Third Party Purchaser or Centre Third Party Purchaser is prohibited from being Risk Retention Affiliated with, among other persons, the Master Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer. As long as the prohibition referred to in the preceding sentence exists, upon the occurrence of (i) a Servicing Officer of the Master Servicer or a Responsible Officer of the Certificate Administrator or the Trustee, as applicable, obtaining actual knowledge that the Master Servicer, the Certificate Administrator or the Trustee, as applicable, is or has become Risk Retention Affiliated with or a Risk Retention Affiliate of the Third Party Purchaser or the Centre Third Party Purchaser (in such case, an “Impermissible TPP Affiliate”), (ii) the Master Servicer, Certificate Administrator or the Trustee receiving written notice by any other party to this Agreement, the Third Party Purchaser or the Centre Third Party Purchaser, as applicable, any Sponsor or any Underwriter or Initial Purchaser that the Master Servicer, Certificate Administrator or the Trustee, as applicable, is or has become an Impermissible TPP Affiliate, or (iii) the Operating Advisor or the Asset Representations Reviewer obtaining actual knowledge that it is or has become an Affiliate (including a Risk Retention Affiliate) of the Third Party Purchaser, the Centre Third Party Purchaser, any Sponsor or any other party to this Agreement (other than the Operating Advisor and Asset Representations Reviewer) (together with an Impermissible TPP Affiliate, an “Impermissible Risk Retention Affiliate”), then, in each case, such Impermissible Risk Retention Affiliate shall promptly notify the Sponsors and the other parties to this Agreement and resign in accordance with Section 6.04, Section 8.07 or Section 11.03, as applicable. The resigning Impermissible Risk Retention Affiliate shall bear all reasonable out-of-pocket costs and expenses of each other party to this Agreement, the Trust and each Rating Agency in connection with such resignation as and to the extent required under this Agreement, provided however, if the affiliation causing an Impermissible Risk Retention Affiliate is the result of the Third Party Purchaser or Centre Third Party Purchaser acquiring an interest in such Impermissible Risk

Retention Affiliate or an affiliate of such Impermissible Risk Retention Affiliate, then such costs and expenses shall be an expense of the Trust.

Article IV

DISTRIBUTIONS TO CERTIFICATEHOLDERS

Section 4.01     Distributions.

(a)           (i) On each Master Servicer Remittance Date, the Master Servicer shall make the remittances and deposits specified in the first paragraph of Section 4.06(a) of this Agreement. On or prior to the Master Servicer Remittance Date in March (or February if the final Distribution Date occurs in such month) of each calendar year (commencing in 2020), pursuant to Section 3.23, the Certificate Administrator shall withdraw from the Interest Reserve Account the aggregate of all Withheld Amounts on deposit therein and shall deposit any such amounts in the Lower-Tier REMIC Distribution Account (to the extent such Withheld Amounts relate to the Mortgage Loans), the Woodlands Mall REMIC Distribution Account (to the extent such Withheld Amounts relate to the Woodlands Mall Trust Subordinate Companion Loan) and the Centre REMIC Distribution Account (to the extent such Withheld Amounts relate to The Centre Trust Subordinate Companion Loan), as applicable. On each Master Servicer Remittance Date, the Certificate Administrator shall withdraw from the Excess Liquidation Proceeds Reserve Account and deposit in the Lower-Tier REMIC Distribution Account any Excess Liquidation Proceeds required to be so transferred pursuant to Section 4.01(e) of this Agreement. On each Distribution Date, the amounts that have been transferred to the Lower-Tier REMIC Distribution Account from the Collection Account or as P&I Advances or Compensating Interest Payments or as otherwise contemplated by the preceding sentences of this Section 4.01(a) shall be deemed distributed on the Lower-Tier Regular Interests to the Upper-Tier REMIC, in accordance with Section 4.01(a)(ii) and the last paragraph of Section 4.01(d). On each Distribution Date, the amounts that have been transferred to the Woodlands Mall REMIC Distribution Account from the Collection Account or as P&I Advances or Compensating Interest Payments or as otherwise contemplated by the preceding sentences of this Section 4.01(a) shall be deemed distributed on the Woodlands Mall Regular Interests to the Upper-Tier REMIC, in accordance with Section 4.01(a)(iii) and the last paragraph of Section 4.01(d). On each Distribution Date, the amounts that have been transferred to the Centre REMIC Distribution Account from the Collection Account or as P&I Advances or Compensating Interest Payments or as otherwise contemplated by the preceding sentences of this Section 4.01(a) shall be deemed distributed on the Centre Regular Interests to the Upper-Tier REMIC, in accordance with Section 4.01(a)(iv) and the last paragraph of Section 4.01(d). Thereafter, such amounts shall be considered to be held in the Upper-Tier REMIC Distribution Account until distributed to the Certificateholders.

(ii)       All distributions made in respect of interest on any Class of Non-Vertically Retained Pooled Principal Balance Certificates or in respect of interest of the Class VRR Upper Tier Regular Interest on each Distribution Date pursuant to Section 4.01(b), Section 4.01(c) or Section 9.01 shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC as interest in respect of its Corresponding Lower-Tier Regular Interest set forth in the Preliminary Statement hereto. All distributions made in respect of interest on any Class of the Class X Certificates on each Distribution Date pursuant to Section 4.01(b) or Section 9.01, and allocable to any particular Component of such Class of Certificates in accordance with the last paragraph of Section 4.01(b), shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC as interest in respect of such Component’s Corresponding Lower-Tier Regular Interest. All distributions made in respect of principal of any Class of Non-Vertically Retained Pooled Principal Balance Certificates or in respect of principal of the Class VRR Upper-Tier Regular Interest on each Distribution Date pursuant to Section 4.01(b), Section 4.01(c) or Section 9.01 shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of principal of its Corresponding Lower-Tier Regular Interest set forth in the Preliminary Statement hereto. All reimbursements (with interest) of applicable Realized Losses made in respect of any Class of Non-Vertically Retained Pooled Principal Balance Certificates or in respect of the Class VRR Upper-Tier Regular Interest on each Distribution Date pursuant to Section 4.01(b), Section 4.01(c) or Section 9.01 shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC as reimbursements (with interest) of applicable Realized Losses, in respect of its Corresponding Lower-Tier Regular Interest.

(iii)       All distributions made in respect of interest on any Class of Woodlands Mall Loan-Specific Certificates on each Distribution Date pursuant to Section 4.01(m) or Section 9.01 shall be deemed to have first been distributed from the Woodlands Mall REMIC to the Upper-Tier REMIC as interest in respect of its Corresponding Woodlands Mall Regular Interest set forth in the Preliminary Statement hereto. All distributions made in respect of principal of any Class of Woodlands Mall Loan-Specific Certificates on each Distribution Date pursuant to Section 4.01(m) or Section 9.01 shall be deemed to have first been distributed from the Woodlands Mall REMIC to the Upper-Tier REMIC in respect of principal of its Corresponding Woodlands Mall Regular Interest set forth in the Preliminary Statement hereto. All reimbursements (with interest, if applicable) of applicable Realized Losses made in respect of any Class of Woodlands Mall Loan-Specific Certificates on each Distribution Date pursuant to Section 4.01(m) or Section 9.01 shall be deemed to have first been distributed from the Woodlands Mall REMIC to the Upper-Tier REMIC as reimbursements (with interest, if applicable) of applicable Realized Losses in respect of its Corresponding Woodlands Mall Regular Interest.

(iv)       All distributions made in respect of interest on any Class of Centre Loan-Specific Certificates on each Distribution Date pursuant to Section 4.01(o) or Section 9.01 shall be deemed to have first been distributed from the Centre REMIC to the Upper-Tier REMIC as interest in respect of its Corresponding Centre Regular Interest set forth in the Preliminary Statement hereto. All distributions made in respect of principal of any Class of Centre Loan-Specific Certificates on each Distribution Date pursuant to Section 4.01(o) or Section 9.01 shall be deemed to have first been distributed from the Centre REMIC to the Upper-Tier REMIC in respect of principal of its Corresponding Centre Regular Interest set forth in the Preliminary Statement hereto. All reimbursements (with interest, if applicable) of applicable Realized Losses made in respect of any Class of Centre Loan-Specific Certificates on each Distribution Date pursuant to Section 4.01(o) or Section 9.01 shall be deemed to have first been distributed from the Centre REMIC to the Upper-Tier REMIC as reimbursements (with interest, if applicable) of applicable Realized Losses in respect of its Corresponding Centre Regular Interest.

(v)         On each Distribution Date, Holders of the Class R Certificates shall receive distributions of any amounts remaining in the Lower-Tier REMIC Distribution Account in respect of the Lower-Tier Residual Interest after all payments have been made to the Certificate Administrator as the holder of the Lower-Tier Regular Interests in accordance with Section 4.01(a)(ii) and the last paragraph of Section 4.01(d). On each Distribution Date, Holders of the Class R Certificates shall receive distributions of any amounts remaining in the Woodlands Mall REMIC Distribution Account in respect of the Woodlands Mall Residual Interest after all payments have been made to the Certificate Administrator as the holder of the Woodlands Mall Regular Interests in accordance with Section 4.01(a)(iii) and the last paragraph of Section 4.01(d). On each Distribution Date, Holders of the Class R Certificates shall receive distributions of any amounts remaining in the Centre REMIC Distribution Account in respect of the Centre Residual Interest after all payments have been made to the Certificate Administrator as the holder of the Centre Regular Interests in accordance with Section 4.01(a)(iv) and the last paragraph of Section 4.01(d).

(b)           On each Distribution Date, the Certificate Administrator shall withdraw from the Upper-Tier REMIC Distribution Account the amounts on deposit in the Upper-Tier REMIC Distribution Account in respect of interest, principal and reimbursement of applicable Realized Losses, to the extent of Pooled Available Funds on deposit therein, and distribute such amounts to the Holders of each Class of Non-Vertically Retained Pooled Regular Certificates and to the Holders of the Class R Certificates in the amounts and in the order of priority set forth below:

(i)           First, to the respective Holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class X-B and Class X-D Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts of those Classes;

(ii)         Second, to the respective Holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates in reduction of the respective Certificate Balances thereof in the following priority (subject to the penultimate paragraph of this Section 4.01(b)):

(A)       to the Holders of the Class A-AB Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, until the related Certificate

Balance is reduced to the Class A-AB Scheduled Principal Balance with respect to such Distribution Date;

(B)       to the Holders of the Class A-1 Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to subclause (A) above, until the related Certificate Balance is reduced to zero;

(C)       to the Holders of the Class A-2 Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to subclauses (A) and (B) above, until the related Certificate Balance is reduced to zero;

(D)       to the Holders of the Class A-3 Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to subclauses (A) through (C) above, until the related Certificate Balance is reduced to zero;

(E)       to the Holders of the Class A-4 Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to subclauses (A) through (D) above, until the related Certificate Balance is reduced to zero;

(F)       to the Holders of the Class A-5 Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to subclauses (A) through (E) above, until the related Certificate Balance is reduced to zero;

(G)       to the Holders of the Class A-AB Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to subclauses (A) through (F) above, until the related Certificate Balance is reduced to zero;

(iii)         Third, to the respective Holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates, up to an amount equal to, and pro rata based upon, the aggregate unreimbursed Realized Losses previously allocated to each such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

(iv)        Fourth, to the Holders of the Class A-S Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

(v)           Fifth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates have been reduced to zero, to the Holders of the Class A-S Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

(vi)          Sixth, to the Holders of the Class A-S Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

(vii)         Seventh, to the Holders of the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

(viii)        Eighth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB and Class A-S Certificates have been reduced to zero, to the Holders of the Class B Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

(ix)           Ninth, to the Holders of the Class B Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

(x)            Tenth, to the Holders of the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

(xi)          Eleventh, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S and Class B Certificates have been reduced to zero, to the Holders of the Class C Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

(xii)         Twelfth, to the Holders of the Class C Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

(xiii)         Thirteenth, to the Holders of the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

(xiv)        Fourteenth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5. Class A-AB, Class A-S, Class B and Class C Certificates have been reduced to zero, to the Holders of the Class D Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

(xv)         Fifteenth, to the Holders of the Class D Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

(xvi)        Sixteenth, to the Holders of the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

(xvii)       Seventeenth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5. Class A-AB, Class A-S, Class B, Class C and Class D Certificates have been reduced to zero, to the Holders of the Class E Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

(xviii)       Eighteenth, to the Holders of the Class E Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

(xix)         Nineteenth, to the Holders of the Class F-RR Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

(xx)          Twentieth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5. Class A-AB, Class A-S, Class B, Class C, Class D and Class E Certificates have been reduced to zero, to the Holders of the Class F-RR Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

(xxi)         Twenty-First, to the Holders of the Class F-RR Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such

Class compounded monthly from the date each related Realized Loss was allocated to such Class;

(xxii)        Twenty-Second, to the Holders of the Class G-RR Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

(xxiii)       Twenty-Third, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5. Class A-AB, Class A-S, Class B, Class C, Class D, Class E and Class F-RR Certificates have been reduced to zero, to the Holders of the Class G-RR Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

(xxiv)       Twenty-Fourth, to the Holders of the Class G-RR Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

(xxv)        Twenty-Fifth, to the Holders of the Class J-RR Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

(xxvi)       Twenty-Sixth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5. Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F-RR and Class G-RR Certificates have been reduced to zero, to the Holders of the Class J-RR Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

(xxvii)      Twenty-Seventh, to the Holders of the Class J-RR Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class; and

(xxviii)     Last, to the Holders of the Class R Certificates in respect of the Upper-Tier Residual Interest, in the amount of any remaining portion of the Pooled Available Funds for such Distribution Date on deposit in the Upper-Tier REMIC Distribution Account.

Notwithstanding the foregoing, on each Distribution Date occurring on and after the Cross-Over Date, in place of the allocation of principal payments described in clause (ii) above, remaining Pooled Available Funds at such level shall be distributed up to an amount equal to the

Principal Distribution Amount for such Distribution Date to the respective Holders of Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB Certificates, pro rata, based on their respective Certificate Balances, in reduction of their respective Certificate Balances (and the schedule for the Class A-AB principal distributions shall be disregarded). Any remaining Pooled Available Funds will then be allocated as provided in clauses (iii) through (xxviii) above.

All distributions of interest made in respect of a Class of the Class X Certificates on any Distribution Date pursuant to this Section 4.01(b), shall be deemed to have been made: (x) if there is only one Component of such Class, in respect of such Component; and (y) if there are multiple Components of such Class, in respect of all such Components, pro rata in accordance with the respective amounts of interest that would be payable on such Components on such Distribution Date based on one-twelfth of the Class X Strip Rate of each such Component multiplied by its respective Component Notional Amount, reduced by its share of any Excess Prepayment Interest Shortfall with respect to the Mortgage Pool for such Distribution Date, together with any amounts thereof remaining unpaid from previous Distribution Dates.

(c)          On each Distribution Date, the Certificate Administrator shall withdraw from the Upper-Tier REMIC Distribution Account the amounts on deposit therein, to the extent of the VRR Available Funds for such Distribution Date, and shall distribute such amounts to the Holders of the Class VRR Certificates and the Class R Certificates in accordance with the following paragraph. In connection therewith, for federal income tax purposes, the amounts distributed with respect to the Class VRR Certificates on any Distribution Date in accordance with the following paragraph shall be deemed to have first been transferred to the Grantor Trust in respect of the Class VRR Upper-Tier Regular Interest for the following purposes and in the following order of priority:

(i)            First, to make distributions of interest on the Class VRR Upper-Tier Regular Interest, up to an amount equal to the VRR Interest Distribution Amount for such Distribution Date;

(ii)           Second, to make distributions in reduction of the Certificate Balance of the Class VRR Upper-Tier Regular Interest, up to an amount equal to the VRR Principal Distribution Amount for such Distribution Date, until the outstanding Certificate Balance of the Class VRR Upper-Tier Regular Interest has been reduced to zero; and

(iii)          Third, to reimburse (with interest) prior write-offs of the Certificate Balance of the Class VRR Upper-Tier Regular Interest, up to an amount equal to the unreimbursed Realized Losses previously allocated to the Class VRR Upper-Tier Regular Interest, plus interest in an amount equal to the VRR Realized Loss Interest Distribution Amount for such Distribution Date.

On each Distribution Date, the Certificate Administrator shall apply the VRR Available Funds for such Distribution Date to make distributions to the Holders of the VRR Interest for the following purposes and in the following order of priority:

(i)            First, distributions of interest on the VRR Interest, up to an amount equal to the VRR Interest Distribution Amount for such Distribution Date;

(ii)           Second, distributions in reduction of the Certificate Balance of the VRR Interest, up to an amount equal to the VRR Principal Distribution Amount for such Distribution Date, until the outstanding Certificate Balance of the VRR Interest has been reduced to zero; and

(iii)          Third, reimbursements (with interest) of prior write-offs of the Certificate Balance of the VRR Interest, up to an amount equal to the unreimbursed Realized Losses previously allocated to the VRR Interest, plus interest in an amount equal to the VRR Realized Loss Interest Distribution Amount for such Distribution Date; provided that, with respect to any Distribution Date, to the extent that the VRR Available Funds for such Distribution Date exceeds the distributions to the Holders of the VRR Interest on such Distribution Date pursuant to the immediately preceding clauses (i) through (iii), the Certificate Administrator shall distribute such excess to the Holders of the Class R Certificates in respect of the Upper-Tier Residual Interest.

(d)          On each Distribution Date, until the Notional Amounts of the Class X-A, Class X-B and Class X-D Certificates and the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class C, Class D and Class E Certificates have been reduced to zero, amounts on deposit in the Upper-Tier REMIC Distribution Account that represent the Non-Vertically Retained Percentage of each Yield Maintenance Charge (such portion of any Yield Maintenance Charge, a “Non-Vertically Retained Yield Maintenance Charge”) collected on the Mortgage Loans during the related Collection Period (or, in the case of any Outside Serviced Mortgage Loan(s), that accompanied a Principal Prepayment included in the Aggregate Pooled Available Funds for such Distribution Date) shall be distributed by the Certificate Administrator to the Holders of the respective Classes of Non-Vertically Retained Pooled Regular Certificates (excluding the Class F-RR, Class G-RR and Class J-RR Certificates) as follows: (A) first such Non-Vertically Retained Yield Maintenance Charge shall be allocated between (i) the group (the “YM Group A”) of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A and Class A-S Certificates, (ii) the group (the “YM Group BC”) of the Class X-B, Class B and Class C Certificates and (iii) the group (the “YM Group DE” and, collectively with the YM Group A and the YM Group BC, the “YM Groups”) of the Class X-D, Class D and Class E Certificates, pro rata based on the aggregate amount of principal distributed with respect to the Class or Classes of Non-Vertically Retained Pooled Principal Balance Certificates in each YM Group on such Distribution Date, and (B) then, the portion of such Non-Vertically Retained Yield Maintenance Charge allocated to each YM Group shall be further allocated as among the Classes of Non-Vertically Retained Pooled Regular Certificates in such YM Group, in the following manner: (1) each Class of Non-Vertically Retained Pooled Principal Balance Certificates in such YM Group shall entitle the applicable Certificateholders to receive on the applicable Distribution Date that portion of such Non-Vertically Retained Yield Maintenance Charge equal to the product of (x) a fraction, the numerator of which is the amount distributed as principal to such Class of

Non-Vertically Retained Pooled Principal Balance Certificates on such Distribution Date, and the denominator of which is the total amount of principal distributed to all of the Non-Vertically Retained Pooled Principal Balance Certificates in such YM Group on such Distribution Date, (y) the Base Interest Fraction for the related Principal Prepayment and such Class of Non-Vertically Retained Pooled Principal Balance Certificates and (z) the portion of such Non-Vertically Retained Yield Maintenance Charge allocated to such YM Group; and (2) the portion of such Non-Vertically Retained Yield Maintenance Charge allocated to such YM Group on any Distribution Date and remaining after such distributions with respect to the Non-Vertically Retained Pooled Principal Balance Certificates contemplated by the preceding clause (1) shall be distributed to the Class of Class X Certificates in such YM Group. If there is more than one Class of Non-Vertically Retained Pooled Principal Balance Certificates in any YM Group entitled to distributions of principal on any particular Distribution Date on which Non-Vertically Retained Yield Maintenance Charges collected on the Mortgage Loans are distributable to such Classes, then the aggregate portion of such Non-Vertically Retained Yield Maintenance Charges allocated to such YM Group shall be allocated among all such Classes of Non-Vertically Retained Pooled Principal Balance Certificates up to, and on a pro rata basis in accordance with, their respective entitlements in those Non-Vertically Retained Yield Maintenance Charges in accordance with the preceding sentence.

Notwithstanding the foregoing provisions of this Section 4.01(d), on each Distribution Date after the Class X-A Notional Amount, the Class X-B Notional Amount and the Class X-D Notional Amount and the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class C, Class D and Class E Certificates have been reduced to zero, all amounts on deposit in the Upper-Tier REMIC Distribution Account that represent Non-Vertically Retained Yield Maintenance Charges collected on the Mortgage Loans during the related Collection Period (or, in the case of any Outside Serviced Mortgage Loan(s), that accompanied a Principal Prepayment included in the Aggregate Pooled Available Funds for such Distribution Date) shall be distributed by the Certificate Administrator to the Holders of the Class F-RR, Class G-RR and Class J-RR Certificates (collectively, the “Subordinate YM Certificates”) as follows: each such Class of Subordinate YM Certificates shall entitle the applicable Certificateholders to receive on the applicable Distribution Date that portion of such Non-Vertically Retained Yield Maintenance Charge equal to the product of (x) a fraction, the numerator of which is the amount distributed as principal to such Class of Subordinate YM Certificates on such Distribution Date, and the denominator of which is the total amount of principal distributed to all of the Subordinate YM Certificates on such Distribution Date, and (y) the total amount of Non-Vertically Retained Yield Maintenance Charges to be distributed on such Distribution Date. If there is more than one Class of Subordinate YM Certificates entitled to distributions of principal on any particular Distribution Date on which the Non-Vertically Retained Yield Maintenance Charges are distributable to such Classes, then the aggregate amount of such Non-Vertically Retained Yield Maintenance Charges shall be allocated among all such Classes of Subordinate YM Certificates up to, and on a pro rata basis in accordance with, their respective entitlements in those Non-Vertically Retained Yield Maintenance Charges in accordance with the preceding sentence of this paragraph.

On each Distribution Date, amounts on deposit in the Upper-Tier REMIC Distribution Account that represent the Vertically Retained Percentage of each Yield Maintenance

Charge collected on the Mortgage Loans during the related Collection Period (or, in the case of any Outside Serviced Mortgage Loan(s), that accompanied a Principal Prepayment included in the Aggregate Pooled Available Funds for such Distribution Date) shall be distributed by the Certificate Administrator to the Holders of the VRR Interest.

On any Distribution Date, any Yield Maintenance Charges collected in respect of the Woodlands Mall Trust Subordinate Companion Loan during the related Collection Period will be required to be distributed by the Certificate Administrator to the Holders of the Woodlands Mall Loan-Specific Certificates in the following manner: (a) to the Holders of each Class of the Woodlands Mall Non-VRR Certificates, on a pro rata and pari passu basis, in an amount equal to the product of (i) a fraction, the numerator of which is the amount of principal distributed to such Class of Woodlands Mall Non-VRR Certificates on such Distribution Date and the denominator of which is the total amount of principal distributed to the Holders of all the Woodlands Mall Non-VRR Certificates on such Distribution Date; and (ii) the WM Non-VRR Percentage of such Yield Maintenance Charge; and (b) to the Holders of the WMRR Interest, the WM-VRR Percentage of such Yield Maintenance Charges.

On any Distribution Date, any Yield Maintenance Charges collected in respect of The Centre Trust Subordinate Companion Loan during the related Collection Period will be required to be distributed by the Certificate Administrator to the Holders of the Centre Loan-Specific Certificates in the following manner: to the Holders of each Class of the Centre Loan-Specific Certificates, on a pro rata and pari passu basis, in an amount equal to the product of (x) a fraction, the numerator of which is the amount of principal distributed to such Class of the Centre Loan-Specific Certificates on such Distribution Date and the denominator of which is the total amount of principal distributed to the Holders of all the Centre Loan-Specific Certificates on such Distribution Date; and (y) the amount of such Yield Maintenance Charge.

Any portion of a Yield Maintenance Charge that is distributed to Holders of the Non-Vertically Retained Pooled Regular Certificates on any Distribution Date shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of the Lower-Tier Regular Interests (exclusive of the Class LVRR Lower-Tier Regular Interest) then receiving a principal distribution, pro rata, based on the respective amounts of those principal distributions. Any portion of a Yield Maintenance Charge that is distributed to the Holders of the VRR Interest on any Distribution Date shall be deemed to have first been distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of the Class LVRR Lower-Tier Regular Interest and then from the Upper-Tier REMIC to the Grantor Trust in respect of the Class VRR Upper-Tier Regular Interest. Any portion of a Yield Maintenance Charge that is distributed to Holders of any Class of Woodlands Mall Loan-Specific Certificates on any Distribution Date shall be deemed to have first been distributed from the Woodlands Mall REMIC to the Upper-Tier REMIC in respect of its Corresponding Woodlands Mall Regular Interest set forth in the Preliminary Statement hereto. Any portion of a Yield Maintenance Charge that is distributed to Holders of any Class of Centre Loan-Specific Certificates on any Distribution Date shall be deemed to have first been distributed from the Centre REMIC to the Upper-Tier REMIC in respect of its Corresponding Centre Regular Interest set forth in the Preliminary Statement hereto.

(e)       On each Master Servicer Remittance Date, the Certificate Administrator shall determine if the Pooled Available Funds for such Distribution Date (determined without regard to the inclusion of any Excess Liquidation Proceeds therein) would be sufficient to pay all interest and principal due and owing to, and to reimburse (with interest thereon) all previously allocated Realized Losses reimbursable to, the Holders of the Non-Vertically Retained Pooled Regular Certificates on such Distribution Date pursuant to Section 4.01(b). If the Certificate Administrator determines that such Pooled Available Funds (as so determined) would not be sufficient to make such payments and reimbursements, then the Certificate Administrator shall withdraw from the Excess Liquidation Proceeds Reserve Account and deposit in the Lower-Tier REMIC Distribution Account on the applicable Master Servicer Remittance Date an amount (to be included in the Aggregate Pooled Available Funds for the related Distribution Date for allocation between the Vertically Retained Certificates and the Non-Vertically Retained Pooled Regular Certificates) equal to the lesser of (i) all amounts then on deposit in the Excess Liquidation Proceeds Reserve Account and (ii) the sum of (A) the amount of the applicable insufficiency in such Pooled Available Funds and (B) the VRR Allocation Percentage of the amount described in the immediately preceding sub-clause (A). The Certificate Administrator may also withdraw funds from the Excess Liquidation Proceeds Reserve Account in order to make distributions to the Holders of the Class R Certificates in accordance with the last sentence of Section 3.05(c) of this Agreement.

(f)       The Certificate Balance of each Class of Non-Vertically Retained Pooled Principal Balance Certificates shall be reduced without distribution on any Distribution Date, as a write-off, to the extent of any applicable Realized Loss allocated to such Class of Certificates, on such Distribution Date. On each Distribution Date, any Realized Loss with respect to the Non-Vertically Retained Pooled Principal Balance Certificates for such Distribution Date shall be allocated to the following Classes of Non-Vertically Retained Pooled Principal Balance Certificates in the following order, until the Certificate Balance of each such Class of Certificates is reduced to zero: first, to the Class J-RR Certificates; second, to the Class G-RR Certificates; third, to the Class F-RR Certificates; fourth, to the Class E Certificates; fifth, to the Class D Certificates; sixth, to the Class C Certificates; seventh, to the Class B Certificates; eighth, to the Class A-S Certificates; and, finally, pro rata to the (i) Class A-1 Certificates, (ii) Class A-2 Certificates, (iii) Class A-3 Certificates, (iv) Class A-4 Certificates, (iv) Class A-5 Certificates and (vi) Class A-AB Certificates based on their respective Certificate Balances.

On each Distribution Date, any Realized Loss with respect to the VRR Interest for such Distribution Date shall be allocated to the Class VRR Upper-Tier Regular Interest; and, in connection therewith, the Certificate Balance of the Class VRR Upper-Tier Regular Interest will be reduced without distribution, as a write-off, to the extent of such Realized Loss. If any Realized Loss with respect to VRR Interest is so allocated to the Class VRR Upper-Tier Regular Interest on any Distribution Date, then such Realized Loss shall, in turn, be allocated to the VRR Interest in reduction of the Certificate Balance thereof until the Certificate Balance thereof is reduced to zero.

On each Distribution Date, following the deemed distributions of principal or in reimbursement (with interest) of previously allocated applicable Realized Losses deemed made in respect of the Lower-Tier Regular Interests pursuant to Section 4.01(a)(ii), the Lower-Tier Principal Balance of each Lower-Tier Regular Interest (after taking account of such deemed distributions) shall be deemed reduced as a result of applicable Realized Losses, to equal the

Certificate Balance of its Corresponding Certificates (or, in the case of the Class LVRR Lower-Tier Regular Interest, the Certificate Balance of the Class VRR Upper-Tier Regular Interest) that will be outstanding immediately following such Distribution Date.

The Notional Amount of the Class X-A Certificates and the Component Notional Amounts of the Class X-A Components will be reduced to reflect reductions of the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB and Class A-S Certificates and of the Lower-Tier Principal Balances of the Class LA-1, Class LA-2, Class LA-3, Class LA-4, Class LA-5, Class LA-AB and Class LA-S Lower-Tier Regular Interests, in any event resulting from allocations of Realized Losses. The Notional Amount of the Class X-B Certificates and the Component Notional Amounts of the Class X-B Components will be reduced to reflect reductions of the Certificate Balances of the Class B and Class C Certificates and of the Lower-Tier Principal Balances of the Class LB and Class LC Lower-Tier Regular Interests, in any event resulting from allocations of Realized Losses. The Notional Amount of the Class X-D Certificates and the Component Notional Amounts of the Class X-D Components will be reduced to reflect reductions of the Certificate Balances of the Class D and Class E Certificates and of the Lower-Tier Principal Balances of the Class LD and Class LE Lower-Tier Regular Interests, in any event resulting from allocations of Realized Losses.

The Certificate Balance of each Class of Woodlands Mall Non-VRR Certificates shall be reduced without distribution on any Distribution Date, as a write off, to the extent of any applicable WM Non-VRR Realized Loss allocated to such Class of Certificates, on such Distribution Date. On each Distribution Date, any Non-VRR Realized Loss with respect to the Woodlands Mall Non-VRR Certificates for such Distribution Date shall be allocated to the following Classes of Woodlands Mall Non-VRR Certificates in the following order, until the Certificate Balance of each such Class of Certificates is reduced to zero: first, to the Class WM-C Certificates; second, to the Class WM-B Certificates; and third, to the Class WM-A Certificates.

On each Distribution Date, any WMRR Realized Loss with respect to the WMRR Interest for such Distribution Date shall be allocated to the WMRR Interest; and, in connection therewith, the Certificate Balance of the WMRR Interest shall be reduced without distribution, as a write off, to the extent of such WMRR Realized Loss.

On each Distribution Date, following the deemed distributions of principal or in reimbursement (with interest) of previously allocated applicable Realized Losses deemed made in respect of the Woodlands Mall Regular Interests pursuant to Section 4.01(a)(iii), the Woodlands Mall Principal Balance of each Woodlands Mall Regular Interest (after taking account of such deemed distributions) shall be deemed reduced as a result of applicable Realized Losses allocated to its Corresponding Certificates, to equal the Certificate Balance of its Corresponding Certificates that will be outstanding immediately following such Distribution Date.

The Certificate Balance of each Class of Centre Loan-Specific Certificates shall be reduced without distribution on any Distribution Date, as a write off, to the extent of any applicable Realized Loss allocated to such Class of Certificates, on such Distribution Date. On each Distribution Date, any Realized Loss with respect to the Centre Loan-Specific Certificates for such Distribution Date shall be allocated to the following Classes of Centre Loan-Specific Certificates in the following order, until the Certificate Balance of each such Class of Certificates is reduced to zero: first, to the Class TCRR Certificates; second, to the Class TC-E Certificates; third, to the Class TC-D Certificates; fourth, to the Class TC-C Certificates; fifth, to the Class TC-B Certificates; and sixth, to the Class TC-A Certificates.

On each Distribution Date, following the deemed distributions of principal or in reimbursement (with interest) of previously allocated applicable Realized Losses deemed made in respect of the Centre Regular Interests pursuant to Section 4.01(a)(iv), the Centre Principal Balance of each Centre Regular Interest (after taking account of such deemed distributions) shall be deemed reduced as a result of applicable Realized Losses allocated to its Corresponding Certificates, to equal the Certificate Balance of its Corresponding Certificates that will be outstanding immediately following such Distribution Date.

(g)       Distributions in reimbursement of Realized Losses previously allocated to the respective Classes of the Pooled Principal Balance Certificates and deemed distributions in reimbursement of Pooled Realized Losses previously allocated to the Class VRR Upper-Tier Regular Interest shall be made in the amounts and manner specified in Section 4.01(b) or Section 4.01(c), as applicable. If and to the extent that any Nonrecoverable Advances (plus interest thereon) that were reimbursed from principal collections on the Mortgage Loans (including REO Mortgage Loans) and previously resulted in a reduction of the Aggregate Principal Distribution Amount are subsequently recovered on the related Mortgage Loan or REO Property, then (on the Distribution Date related to the Collection Period during which the recovery occurred): (i) the Non-Vertically Retained Percentage of the amount of such recovery will be added to the Certificate Balance(s) of the Class or Classes of Non-Vertically Retained Pooled Principal Balance Certificates that previously were allocated Realized Losses, in the same sequential order as distributions pursuant to Section 4.01(b) of this Agreement, in each case up to the lesser of (A) the unallocated portion of the Non-Vertically Retained Percentage of the amount of such recovery and (B) the amount of the unreimbursed Realized Losses previously allocated to the subject Class of Non-Vertically Retained Pooled Principal Balance Certificates, and the Interest Shortfall with respect to each affected Class of Non-Vertically Retained Pooled Regular Certificates for the next Distribution Date will be increased by the aggregate amount of interest that would have accrued through the then current Distribution Date if the restored write-down for such reimbursed Class of Non-Vertically Retained Pooled Principal Balance Certificates had never been written down; and (ii) the Vertically Retained Percentage of the amount of such recovery will be added to the Certificate Balance of the Class VRR Upper-Tier Regular Interest (and, accordingly, the VRR Interest) up to the lesser of (A) the Vertically Retained Percentage of the amount of such recovery and (B) the amount of the unreimbursed Realized Losses previously allocated to the Class VRR Upper-Tier Regular Interest (and, accordingly, the VRR Interest), and the interest payable on the Class VRR Upper-Tier Regular Interest (and, accordingly, the VRR Interest) will be deemed increased by the VRR Allocation Percentage of any contemporaneous increases in interest payable on the Non-Vertically Retained Pooled Regular Certificates pursuant to clause (i) of this sentence. To the extent that the Certificate Balance of, and/or any interest payable on, any Class of Pooled Regular Certificates or any Component thereof or the Class VRR Upper-Tier Regular Interest is so increased or deemed increased, an identical increase shall be deemed made to the

Lower-Tier Principal Balance of, and any interest payable on, the Corresponding Lower-Tier Regular Interest. If the Certificate Balance of the Class VRR Upper-Tier Regular Interest is increased as contemplated above in this paragraph, then the Certificate Balance of the VRR Interest shall be increased by such increase in the Certificate Balance of the Class VRR Upper-Tier Regular Interest. If the Certificate Balance of any Class of Pooled Principal Balance Certificates or the Class VRR Upper-Tier Regular Interest (or the Lower-Tier Principal Balance of any Lower-Tier Regular Interest) is so increased, the amount of unreimbursed applicable Realized Losses in respect of such Class of Pooled Principal Balance Certificates or the Class VRR Upper-Tier Regular Interest (or such Lower-Tier Regular Interest), as the case may be, shall be decreased by such amount, and any interest accrued on the amount of such unreimbursed applicable Realized Losses so decreased shall be deemed not to exist.

Distributions in reimbursement of WM Non-VRR Realized Losses previously allocated to the respective Classes of the Woodlands Mall Non-VRR Certificates and distributions in reimbursement of WMRR Realized Losses previously allocated to the WMRR Interest shall be made in the amounts and manner specified in Section 4.01(m) or Section 4.01(n), as applicable. If and to the extent that any Nonrecoverable Advances (plus interest thereon) that were reimbursed from principal collections on the Woodlands Mall Trust Subordinate Companion Loan and previously resulted in a reduction of the Woodlands Mall Principal Distribution Amount are subsequently recovered on the Woodlands Mall Trust Subordinate Companion Loan or related REO Property, then (on the Distribution Date related to the Collection Period during which the recovery occurred): (i) the Non Vertically Retained Percentage of the amount of such recovery will be added to the Certificate Balance(s) of the Class or Classes of Woodlands Mall Non-VRR Certificates that previously were allocated WM-Non-VRR Realized Losses, in the same sequential order as distributions pursuant to Section 4.01(m) of this Agreement, in each case up to the lesser of (A) the unallocated portion of the WM Non-VRR Percentage of the amount of such recovery and (B) the amount of the unreimbursed WM Non-VRR Realized Losses previously allocated to the subject Class of Woodlands Mall Non-VRR Certificates, and the Woodlands Mall Interest Shortfall with respect to each affected Class of Woodlands Mall Non-VRR Certificates for the next Distribution Date shall be increased by the aggregate amount of interest that would have accrued through the then current Distribution Date if the restored write down for such reimbursed Class of Woodlands Mall Non-VRR Certificates had never been written down; and (ii) the WM-VRR Percentage of the amount of such recovery will be added to the Certificate Balance of the Class WMRR Upper Tier Regular Interest (and, accordingly, the WMRR Interest) up to the lesser of (A) the WM-VRR Percentage of the amount of such recovery and (B) the amount of the unreimbursed WMRR Realized Losses previously allocated to the WMRR Interest and the interest payable on the WMRR Interest will be deemed increased by the WMRR Allocation Percentage of any contemporaneous increases in interest payable on the Woodlands Mall Non-VRR Certificates pursuant to clause (i) of this sentence. To the extent that the Certificate Balance of, and/or any interest payable on, any Class of Woodlands Mall Non-VRR Certificates or the WMRR Interest is so increased or deemed increased, an identical increase shall be deemed made to the Woodlands Mall Principal Balance of, and any interest payable on, the Corresponding Woodlands Mall Regular Interest. If the Certificate Balance of any Class of Woodlands Mall Non-VRR Certificates or the WMRR Interest (or the Woodlands Mall Principal Balance of any Woodlands Mall Regular Interest) is so increased, the amount of unreimbursed applicable Realized Losses in respect of such Class of Woodlands Mall Non-VRR Certificates or the WMRR Interest (or such Woodlands Mall

Regular Interest), as the case may be, shall be decreased by such amount, and any interest accrued on the amount of such unreimbursed applicable Realized Losses so decreased shall be deemed not to exist.

Distributions in reimbursement of Realized Losses previously allocated to the respective Classes of the Centre Loan-Specific Certificates shall be made in the amounts and manner specified in Section 4.01(o). If and to the extent that any Nonrecoverable Advances (plus interest on such Nonrecoverable Advances) that were reimbursed from principal collections on The Centre Trust Subordinate Companion Loan (including any successor REO Companion Loan with respect thereto) and previously resulted in a reduction of the Centre Principal Distribution Amount are subsequently recovered on The Centre Trust Subordinate Companion Loan or related REO Property, then (on the Distribution Date related to the Collection Period during which the recovery occurred): (i) the amount of such recovery shall be added to the Certificate Balance(s) of the Class or Classes of Centre Loan-Specific Certificates that previously were allocated applicable Realized Losses, in the same sequential order as distributions pursuant to Section 4.01(o) of this Agreement, in each case up to the lesser of (A) the unallocated portion of the amount of such recovery and (B) the amount of the unreimbursed applicable Realized Losses previously allocated to the subject Class of Centre Loan-Specific Certificates, and (ii) the Centre Interest Shortfall with respect to each affected Class of Centre Loan-Specific Certificates for the next Distribution Date shall be increased by the amount of interest that would have accrued through the then current Distribution Date if the restored write down for the reimbursed Class of Centre Loan-Specific Certificates had never been written down. To the extent that the Certificate Balance of, and/or any interest payable on, any Class of Centre Regular Certificates or any Component thereof is so increased or deemed increased, an identical increase shall be deemed made to the Centre Principal Balance of, and any interest payable on, the Corresponding Centre Regular Interest. If the Certificate Balance of any Class of Centre Loan-Specific Certificates (or the Centre Principal Balance of any Centre Regular Interest) is increased as contemplated above in this paragraph, then the amount of unreimbursed applicable Realized Losses in respect of such Class of Centre Loan-Specific Certificates (or such Centre Regular Interest) shall be decreased by such amount, and any interest accrued on the amount of such unreimbursed applicable Realized Losses so decreased shall be deemed not to exist.

(h)       All amounts distributable, or reductions allocable on account of Realized Losses, to a Class of Certificates pursuant to this Section 4.01 on each Distribution Date shall be allocated pro rata among the outstanding Certificates in each such Class based on their respective Percentage Interests. Such distributions shall be made by the Certificate Administrator on each Distribution Date other than the Termination Date to each Certificateholder of record at the close of business on the related Record Date by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities to accept such funds, if such Certificateholder has provided the Certificate Administrator with written wiring instructions no less than five (5) Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentation and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in a notice to Certificateholders of the pendency of the final distribution. The Certificate Administrator shall be responsible for making all distributions on the Certificates contemplated hereunder.

(i)            Except as otherwise provided in Section 9.01 with respect to an Anticipated Termination Date, the Certificate Administrator shall, no later than the fifteenth day of the month preceding the month in which the final distribution with respect to any Class of Certificates is expected to be made (or, if the Certificate Administrator has not received notice of such Anticipated Termination Date by such time, promptly following the Certificate Administrator’s receipt of such notice), mail to each Holder of such Class of Certificates, on such date a notice to the effect that:

(i)       the Certificate Administrator reasonably expects based upon information previously provided to it that the final distribution with respect to such Class of Certificates will be made on such Distribution Date, but only upon presentation and surrender of such Certificates at the office of the Certificate Administrator therein specified, and

(ii)       if such final distribution is made on such Distribution Date, no interest shall accrue on such Class of Certificates, or on the Corresponding Lower-Tier Regular Interest, Corresponding Woodlands Mall Regular Interest or Corresponding Centre Regular Interest, as applicable, from and after such Distribution Date; provided, however, that the Class R Certificates shall remain outstanding until there is no other Class of Certificates outstanding.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust for the benefit of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(i) shall not have been surrendered for cancellation within six (6) months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. Subject to applicable state law with respect to escheatment of funds, if within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Certificate Administrator all amounts distributable to the Holders thereof, and the Certificate Administrator shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Certificate Administrator hereunder and the transfer of such amounts to a successor Certificate Administrator and (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held in trust hereunder or by the Certificate Administrator as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(i). Any funds not distributed on such

Distribution Date shall be set aside and held uninvested in trust for the benefit of Certificateholders not presenting and surrendering their Certificates in the aforesaid manner.

(j)       The Non-Vertically Retained Percentage of the Excess Prepayment Interest Shortfall, if any, with respect to the Mortgage Pool for each Distribution Date will be allocated among the various Classes of Non-Vertically Retained Pooled Regular Certificates, pro rata, based upon the respective Interest Accrual Amounts with respect to such Classes of Non-Vertically Retained Pooled Regular Certificates for such Distribution Date, and the Vertically Retained Percentage of the Excess Prepayment Interest Shortfall, if any, for each Distribution Date will be deemed allocated to the Class VRR Upper-Tier Regular Interest (and, accordingly, the VRR Interest). The portion of any Excess Prepayment Interest Shortfall for any Distribution Date so allocable to a Class of Class X Certificates shall, in turn, be allocated among the various Components of such Class of Class X Certificates, pro rata, based upon the respective amounts of Accrued Component Interest with respect to such Components for such Distribution Date. The portion of any Excess Prepayment Interest Shortfall for any Distribution Date so allocated to any Class of Non-Vertically Retained Pooled Principal Balance Certificates, the Class VRR Upper-Tier Regular Interest or any Component of a Class of Class X Certificates shall be deemed to have first been allocated to the Corresponding Lower-Tier Regular Interest for such Class of Non-Vertically Retained Pooled Principal Balance Certificates, the Class VRR Upper-Tier Regular Interest or such Component, as applicable.

The WM Non-VRR Percentage of the Excess Prepayment Interest Shortfall, if any, with respect to the Woodlands Mall Trust Subordinate Companion Loan for each Distribution Date will be allocated among the various Classes of Woodlands Mall Non-VRR Certificates, pro rata, based upon the respective Woodlands Mall Interest Accrual Amounts with respect to such Classes of Woodlands Mall Non-VRR Certificates for such Distribution Date, and the WM VRR Percentage of any such Excess Prepayment Interest Shortfall, if any, for each Distribution Date shall be deemed allocated to the WMRR Interest. The portion of any Excess Prepayment Interest Shortfall with respect to the Woodlands Mall Trust Subordinate Companion Loan for any Distribution Date so allocated to any Class of Woodlands Mall Non-VRR Certificates or the WMRR Interest shall be deemed to have first been allocated to the Corresponding Woodlands Mall Regular Interest for such Class of Woodlands Mall Non-VRR Certificates or the WMRR Interest, as applicable.

The Excess Prepayment Interest Shortfall, if any, with respect to The Centre Trust Subordinate Companion Loan for each Distribution Date will be allocated among the various Classes of Centre Loan-Specific Certificates, pro rata, based upon the respective Centre Interest Accrual Amounts with respect to such Classes of Centre Loan-Specific Certificates for such Distribution Date. The portion of any Excess Prepayment Interest Shortfall with respect to The Centre Trust Subordinate Companion Loan for any Distribution Date so allocated to any Class of Centre Loan-Specific Certificates shall be deemed to have first been allocated to the Corresponding Centre Regular Interest for such Class of Centre Loan-Specific Certificates.

(k)       On each Distribution Date, the Certificate Administrator shall withdraw from the Excess Interest Distribution Account any amounts on deposit therein that represent Excess Interest received during the related Collection Period (or, in the case of an ARD Mortgage Loan that is an Outside Serviced Mortgage Loan, received as of the close of business on the Business Day immediately preceding the related Master Servicer Remittance Date and not previously distributed) with respect to the ARD Mortgage Loans and shall distribute such Excess Interest: (i) to the Holders of the Class S Certificates in an amount equal to the Non-Vertically Retained Percentage of such Excess Interest; and (ii) to the Holders of the VRR Interest in an amount equal to the Vertically Retained Percentage of such Excess Interest.

(l)           The various amounts distributable on any Class of Certificates on any Distribution Date pursuant to multiple subsections of, or multiple clauses of any subsection of, this Section 4.01 shall be so distributed in a single, aggregate distribution to the Holders of such Class of Certificates on such Distribution Date.

(m)         On each Distribution Date, the Certificate Administrator will apply amounts on deposit in the Upper-Tier REMIC Distribution Account equal to the product of (i) the Woodlands Mall Available Funds and (ii) the WM-Non-VRR Percentage, in the following order of priority:

(i)            First, to the Holders of the Class WM-A Certificates, in respect of interest, up to an amount equal to the Woodlands Mall Interest Distribution Amount for such Class;

(ii)           Second, to the Holders of the Class WM-A Certificates, in reduction of the Certificate Balance thereof, in an amount up to the Woodlands Mall Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class WM-A Certificates has been reduced to zero;

(iii)          Third, to the Holders of the WM-A Certificates, up to an amount equal to the aggregate of unreimbursed WM Realized Losses previously allocated to such Class;

(iv)          Fourth, to the Holders of the Class WM-B Certificates, in respect of interest, up to an amount equal to the Woodlands Mall Interest Distribution Amount of such Class;

(v)           Fifth, to the Holders of the Class WM-B Certificates, in reduction of the Certificate Balance thereof, in an amount up to the Woodlands Mall Principal Distribution Amount for such Distribution Date less amounts of such Woodlands Mall Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

(vi)          Sixth, to the Holders of the Class WM-B Certificates, up to an amount equal to the aggregate of unreimbursed WM Realized Losses previously allocated to such Class;

(vii)         Seventh, to the Holders of the Class WM-C Certificates, in respect of interest, up to an amount equal to the Woodlands Mall Interest Distribution Amount of such Class;

(viii)        Eighth, to the Holders of the Class WM-C Certificates, in reduction of the Certificate Balance thereof, in an amount up to the Woodlands Mall Principal Distribution Amount for such Distribution Date less amounts of such Woodlands Mall Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

(ix)          Ninth, to the Holders of the Class WM-C Certificates, up to an amount equal to the aggregate of unreimbursed WM Realized Losses previously allocated to such Class; and

(x)           Tenth, to the Holders of the Class R Certificates in respect of the Upper-Tier Residual Interest, in the amount of any remaining portion of the Woodlands Mall Available Funds for such Distribution Date on deposit in the Upper-Tier REMIC Distribution Account.

(n)          On each Distribution Date, for so long as the Certificate Balance of the WMRR Interest has not been reduced to zero, the Certificate Administrator shall apply amounts on deposit in the Upper-Tier REMIC Distribution Account for distribution to the WMRR Interest, to the extent of the WMRR Available Funds, in the following order of priority:

(i)            First, to the WMRR Interest, in respect of interest, up to an amount equal to the WMRR Interest Distribution Amount for such Distribution Date;

(ii)           Second, to the WMRR Interest, in reduction of the Certificate Balance thereof, up to an amount equal to the WMRR Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the WMRR Interest has been reduced to zero; and

(iii)          Third, to reimburse (with interest) prior write-offs of the Certificate Balance of the WMRR Interest, up to an amount equal to the unreimbursed Applied WMRR Realized Loss Amounts previously allocated to the WMRR Interest, plus interest in an amount equal to the WMRR Realized Loss Interest Distribution Amount for such Distribution Date;

provided, however, that to the extent any WMRR Available Funds remain in the Distribution Account after applying amounts as set forth in clauses First through Third above, any such amounts shall be disbursed to the Class R Certificates in compliance with the Code and applicable REMIC Regulations.

(o)          On each Distribution Date, the Certificate Administrator will apply amounts on deposit in the Upper-Tier REMIC Distribution Account, to the extent of the Centre Available Funds, in the following order of priority:

(i)            First, to the Holders of the Class TC-A Certificates, in respect of interest, up to an amount equal to the Centre Interest Distribution Amount for such Class;

(ii)           Second, to the Holders of the Class TC-A Certificates, in reduction of the Certificate Balance thereof, in an amount up to the Centre Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class TC-A Certificates has been reduced to zero;

(iii)          Third, to the Holders of the TC-A Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class;

(iv)          Fourth, to the Holders of the Class TC-B Certificates, in respect of interest, up to an amount equal to the Centre Interest Distribution Amount for such Class;

(v)           Fifth, to the Holders of the Class TC-B Certificates, in reduction of the Certificate Balance thereof, in an amount up to the Centre Principal Distribution Amount for such Distribution Date less amounts of such Centre Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

(vi)          Sixth, to the Holders of the Class TC-B Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class;

(vii)         Seventh, to the Holders of the Class TC-C Certificates, in respect of interest, up to an amount equal to the Centre Interest Distribution Amount for such Class;

(viii)        Eighth, to the Holders of the Class TC-C Certificates, in reduction of the Certificate Balance thereof, in an amount up to the Centre Principal Distribution Amount for such Distribution Date less amounts of such Centre Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

(ix)           Ninth, to the Holders of the Class TC-C Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class;

(x)            Tenth, to the Holders of the Class TC-D Certificates, in respect of interest, up to an amount equal to the Centre Interest Distribution Amount for such Class;

(xi)           Eleventh, to the Holders of the Class TC-D Certificates, in reduction of the Certificate Balance thereof, in an amount up to the Centre Principal Distribution Amount less amounts of such Centre Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

(xii)          Twelfth, to the Holders of the Class TC-D Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class;

(xiii)         Thirteenth, to the Holders of the Class TC-E Certificates, in respect of interest, up to an amount equal to the Centre Interest Distribution Amount for such Class;

(xiv)         Fourteenth, to the Holders of the Class TC-E Certificates, in reduction of the Certificate Balance thereof, in an amount up to the Centre Principal Distribution Amount less amounts of such Centre Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

(xv)          Fifteenth, to the Holders of the Class TC-E Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class;

(xvi)         Sixteenth, to the Holders of the Class TCRR Certificates, in respect of interest, up to an amount equal to the Centre Interest Distribution Amount for such Class;

(xvii)        Seventeenth, to the Holders of the Class TCRR Certificates, in reduction of the Certificate Balance thereof, in an amount up to the Centre Principal Distribution Amount less amounts of such Centre Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

(xviii)       Eighteenth, to the Holders of the Class TCRR Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class; and

(xix)        Nineteenth, to the Holders of the Class R Certificates in respect of the Upper-Tier Residual Interest, in the amount of any remaining portion of the Centre Available Funds for such Distribution Date on deposit in the Upper-Tier REMIC Distribution Account.

Section 4.02      Statements to Certificateholders; Certain Reports by the Master Servicer and the Special Servicer.

(a)       Based on loan-level information received from the Master Servicer and any other applicable Persons, on each Distribution Date, the Certificate Administrator shall provide or make available a report, including reports in substantially the form attached hereto as Exhibit D (the “Distribution Date Statement”), setting forth, among other things, the following information:

(A)       the amount of distributions, if any, made on such Distribution Date to the holders of each Class of Principal Balance Certificates and applied to reduce the respective Certificate Balance thereof;

(B)       the amount of distributions, if any, made on such Distribution Date to the Holders of each Class of Certificates allocable to (A) an Interest Distribution Amount (or, if applicable, the VRR Interest Distribution Amount), (B) Yield Maintenance Charges and (C) Excess Interest;

(C)       the amount of any distributions made on such Distribution Date to the Holders of the Class R Certificates;

(D)       the aggregate amount of outstanding P&I Advances with respect to each Mortgage Loan as of the related Determination Date, and the total outstanding other or miscellaneous advances (excluding P&I Advances and tax and insurance advances) with respect to each Mortgage Loan as of the related Determination Date;

(E)       the aggregate amount of Servicing Fees retained by or paid to the Master Servicer and Special Servicing Compensation retained by or paid to the Special Servicer in respect of the related Due Period, Collection Period or Interest Accrual Period, as applicable;

(F)       the aggregate Stated Principal Balance of the Mortgage Loans immediately before and after such Distribution Date and the percentage of the Cut-Off Date Balance of the Mortgage Loans which remains outstanding immediately after such Distribution Date;

(G)       the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the outstanding Mortgage Loans, at the close of business on the related Determination Date;

(H)       as of the Determination Date, the number and aggregate unpaid principal balance of Mortgage Loans (A) delinquent one month, (B) delinquent two months, (C) delinquent three months, (D) delinquent four months or more, (E) that are Specially Serviced Loans but are not delinquent or (F) as to which foreclosure proceedings have been commenced;

(I)       the aggregate Stated Principal Balance of Mortgage Loans as to which the related Mortgagor is subject or is expected to be subject to a bankruptcy proceeding;

(J)       with respect to any Mortgage Loan as to which the related Mortgaged Property became an REO Property (including with respect to the Outside Serviced Mortgage Loans) during the related Collection Period, the Stated Principal Balance and unpaid principal balance of such Mortgage

Loan as of the date such Mortgaged Property became an REO Property and the most recently determined Appraised Value and date upon which the Appraisal was performed;

(K)       as to any Mortgage Loan repurchased, substituted for or otherwise liquidated or disposed of during the related Collection Period, the Loan Number thereof and the amount of any Liquidation Proceeds and/or other amounts, if any, received thereon during the related Collection Period and the portion thereof included in the Aggregate Pooled Available Funds for such Distribution Date;

(L)       with respect to any REO Property (including with respect to the Outside Serviced Mortgage Loans) included in the Trust Fund as of the close of business on the last day of the related Collection Period, the Loan Number of the related Mortgage Loan, the book value of such REO Property and the amount of any income collected with respect to such REO Property (net of related expenses) and other amounts, if any, received on such REO Property during the related Collection Period and the portion thereof included in the Aggregate Pooled Available Funds for such Distribution Date and the most recently determined Appraised Value and date upon which the Appraisal was performed;

(M)       with respect to any REO Property (including with respect to the Outside Serviced Mortgage Loans) sold or otherwise disposed of during the related Collection Period, the Loan Number of the related Mortgage Loan, and the amount of Liquidation Proceeds and other amounts, if any, received in respect of such REO Property during the related Collection Period, the portion thereof included in the Aggregate Pooled Available Funds for such Distribution Date and the balance of the Excess Liquidation Proceeds Reserve Account for such Distribution Date;

(N)       the Interest Distribution Amount in respect of each Class of Non-Vertically Retained Pooled Regular Certificates for such Distribution Date, and the VRR Interest Distribution Amount for such Distribution Date;

(O)       any unpaid Interest Distribution Amount in respect of each Class of Non-Vertically Retained Pooled Regular Certificates after giving effect to the distributions made on such Distribution Date;

(P)       the Pass-Through Rate for each Class of Non-Vertically Retained Pooled Regular Certificates for such Distribution Date;

(Q)       the original Certificate Balance or Notional Amount as of the Closing Date and the Certificate Balance or Notional Amount, as the case may be, of each Class of Non-Vertically Retained Pooled Regular Certificates and the VRR Interest immediately before and immediately after such Distribution Date, separately identifying any reduction in the

Certificate Balance or Notional Amount, as the case may be, of each such Class of Certificates due to Realized Losses;

(R)       the Certificate Factor for each Class of Principal Balance Certificates and Class X Certificates immediately following such Distribution Date;

(S)       the Principal Distribution Amount and Aggregate Principal Distribution Amount for such Distribution Date;

(T)       the aggregate amount of Principal Prepayments made during the related Collection Period, and the aggregate amount of any Prepayment Interest Excesses received and Prepayment Interest Shortfalls incurred in connection therewith;

(U)       the aggregate amount of losses on Mortgage Loans and Additional Trust Fund Expenses, if any, incurred with respect to the Trust Fund during the related Collection Period, and any Realized Loss for such Distribution Date;

(V)       any Appraisal Reduction Amounts and any Collateral Deficiency Amount on a loan-by-loan basis, and the total Appraisal Reduction Amounts, Collateral Deficiency Amounts and Cumulative Appraisal Reduction Amount as of the related Determination Date;

(W)       identification of any material modification, extension or waiver of a Mortgage Loan;

(X)       identification of any material breach of the representations and warranties given with respect to a Mortgage Loan by the applicable Mortgage Loan Seller;

(Y)       the identity of the Operating Advisor;

(Z)       the amount of the Operating Advisor Fee, the Trustee/Certificate Administrator Fee and the CREFC® Intellectual Property Royalty License Fee paid with respect to such Distribution Date;

(AA)   an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its Affiliates during the related Collection Period;

(BB)    the identity of the Controlling Class;

(CC)    the identity of the Controlling Class Representative;

(DD)    such additional information as contemplated by Exhibit D to this Agreement; and

(EE)     the information required by Rule 15Ga-1(a), as promulgated under the Exchange Act, concerning all assets of the Trust Fund that were subject of a demand to repurchase or replace for breach of the representations and warranties in any of the Mortgage Loan Purchase Agreements.

In the case of information furnished pursuant to subclauses (A), (B), (C) and (Q) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per single Certificate of a specified minimum denomination. The form of any Distribution Date Statement may change over time.

On each Distribution Date, the Certificate Administrator shall make available via the Certificate Administrator’s Website to each Holder of a Class R Certificate a copy of the reports made available to the other Certificateholders on such Distribution Date and a statement setting forth the amounts, if any, actually distributed with respect to the Class R Certificates in respect of the related Trust REMIC on such Distribution Date. Such obligation of the Certificate Administrator shall be deemed to have been satisfied to the extent that it provided substantially comparable information pursuant to any requirements of the Code as from time to time in force. Subject to any potential liability for willful misconduct, bad faith or negligence under Sections 6.01, 6.03, 8.01 or 8.05, applicable, none of the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator shall be responsible for the accuracy or completeness of any information supplied to it by or on behalf of a Mortgagor (or a third party on its behalf), any Mortgage Loan Seller (including the information in the Prospectus), another party to this Agreement or a party to an Outside Servicing Agreement that is included in any reports, statements, materials or information prepared or provided by it.

The Certificate Administrator shall make available each month via the Certificate Administrator’s Website, to any Privileged Person (or, in the case of item (vii) below, solely to Certificateholders and Certificate Owners, and provided that the Prospectus, Distribution Date Statements, this Agreement, the Mortgage Loan Purchase Agreements and the Commission EDGAR filings referred to below (collectively, the “Public Documents”) will be available to the general public, and provided further that any Privileged Person that is a Borrower Party shall only be entitled to access the Public Documents, except as otherwise provided herein with respect to the Special Servicer, any Controlling Class Certificateholder and the Controlling Class Representative), the following items:

(i)          the following “deal documents”:

(A)       the Prospectus;

(B)       this Agreement, each Sub-Servicing Agreement delivered to the Certificate Administrator since the Closing Date (if any), the Mortgage Loan Purchase Agreements and any amendments and exhibits hereto or thereto; and

(C)       CREFC® Loan Setup File delivered to the Certificate Administrator by the Master Servicer;

(ii)          the following “Commission EDGAR filings”:

(A)       any reports on Forms 10-D, 10-K, 8-K and ABS-EE that have been filed by the Certificate Administrator with respect to the Trust through the EDGAR system;

(iii)         the following documents, which shall initially be made available under a tab or heading designated “periodic reports”:

(A)       the Distribution Date Statements;

(B)       the supplemental reports and the CREFC® data files identified as such in the definition of “CREFC® Investor Reporting Package (IRP)” (other than the CREFC® Loan Setup File), to the extent the Certificate Administrator has received such report or file; and

(C)       all Operating Advisor Annual Reports;

(iv)        the following documents, which shall be made available under a tab or heading designated “additional documents”:

(A)       the summary of any Final Asset Status Report delivered to the Certificate Administrator in electronic format pursuant to Section 3.21 of this Agreement;

(B)       any inspection reports prepared by or on behalf of the Master Servicer or the Special Servicer, as applicable, and delivered to the Certificate Administrator pursuant to Section 3.18 of this Agreement;

(C)       any other Third Party Reports (or updates thereto) delivered to the Certificate Administrator in electronic format; and

(D)       any notice of the determination of an Appraisal Reduction Amount or Collateral Deficiency Amount with respect to any Mortgage Loan, including the related CREFC® Appraisal Reduction Template;

(v)          the following documents, which shall be made available under a tab or heading designated “special notices”:

(A)       notice of any release based on an environmental release under this Agreement;

(B)       notice of any waiver, modification or amendment of any term of any Mortgage Loan;

(C)       notice of final payment on the Certificates;

(D)       all notices of the occurrence of any Servicer Termination Events received by the Certificate Administrator or any notice to Certificateholders of the termination of the Master Servicer or the Special Servicer;

(E)       notice of termination or resignation of the Master Servicer or the Special Servicer;

(F)       notice of resignation of the Trustee or the Certificate Administrator, and notice of the acceptance of appointment by the successor Trustee or the successor Certificate Administrator, as applicable;

(G)       any notice of any request by requisite percentage of Certificateholders for a vote to terminate the Special Servicer pursuant to Section 6.08(a) of this Agreement, the Operating Advisor pursuant to Section 7.06(b) of this Agreement or the Asset Representations Reviewer pursuant to Section 11.05(b) of this Agreement;

(H)       any notice to Certificateholders of the Operating Advisor’s recommendation to replace the Special Servicer and the related report prepared by the Operating Advisor in connection with such recommendation;

(I)        notice of resignation or termination of the Operating Advisor or the Asset Representations Reviewer and notice of the acceptance of appointment by the successor Operating Advisor or the successor Asset Representations Reviewer, as applicable;

(J)        notice of the Certificate Administrator’s determination that an Asset Review Trigger has occurred and a copy of any Final Asset Review Report received by the Certificate Administrator;

(K)       any notice of the termination of a sub-servicer with respect to Mortgage Loans representing 10% or more of the aggregate principal balance of all the Mortgage Loans;

(L)       any and all officer’s certificates and other evidence delivered to or by the Certificate Administrator to support its or the Master Servicer’s, the Special Servicer’s, or the Trustee’s as the case may be, determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

(M)      notice of the termination of the Trust;

(N)       any notice that a Control Termination Event, a Woodlands Mall Control Appraisal Period or a Centre Control Appraisal Period has occurred or is terminated or that a Consultation Termination Event or an Operating Advisor Consultation Trigger Event has occurred;

(O)       any notice of the occurrence of an Operating Advisor Termination Event;

(P)       any notice of the occurrence of an Asset Representations Reviewer Termination Event;

(Q)       any assessments of compliance delivered to the Certificate Administrator;

(R)       any attestation reports delivered to the Certificate Administrator;

(S)       any “special notices” required by a Certificateholder to be posted on the Certificate Administrator’s Website pursuant to Section 5.07; and

(T)       any Proposed Course of Action Notice;

(vi)         the Investor Q&A Forum;

(vii)        solely to Certificateholders and Certificate Owners that are Privileged Persons, the Investor Registry; and

(viii)       the “Risk Retention” tab (which shall include, without limitation, any notice from the Depositor or the Retaining Sponsor regarding non-compliance by the Third Party Purchaser, DBNY, JPMCB or the Centre Retaining Third Party Purchaser with, or any other matter related to, Regulation RR);

provided that, with respect to a Control Termination Event or a Consultation Termination Event deemed to exist due solely to the existence of an Excluded Mortgage Loan, the Certificate Administrator will only be required to make available such notice of the occurrence and continuance of a Control Termination Event or the notice of the occurrence and continuance of a Consultation Termination Event to the extent the Certificate Administrator has been notified of such Excluded Mortgage Loan.

Notwithstanding the foregoing, all Excluded Information shall be made available under one separate tab or heading designated “Excluded Information” on the Certificate Administrator’s Website (and not any of the headings described in items (i) through (viii) above) and made available to Privileged Persons other than any Excluded Controlling Class Holder (unless a loan-by-loan segregation is later performed by the Certificate Administrator in which case such access shall only be prohibited with respect to the related Excluded Controlling Class Mortgage Loan(s)). Notwithstanding the foregoing, nothing set forth in this Agreement shall prohibit the Controlling Class Representative or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Mortgage Loan with respect to which the Controlling Class Representative or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available to such Controlling Class Representative or Controlling Class Certificateholder via the Certificate Administrator’s Website, such Controlling Class Representative or Controlling

Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Mortgage Loan shall be entitled to obtain (upon reasonable request) such information in accordance with Section 4.02(e) of this Agreement.

Notwithstanding any of the foregoing to the contrary, if the Special Servicer acquires knowledge that it is a Borrower Party with respect to any Mortgage Loan or Serviced Loan Combination, the Special Servicer shall nevertheless have access to the Certificate Administrator’s Website; provided, that the Special Servicer (i) shall not, directly or indirectly provide any information related to any Excluded Special Servicer Mortgage Loan (which shall include, without limitation, any Excluded Information related to such Excluded Special Servicer Mortgage Loan) to (A) any related Borrower Party, (B) any employees or personnel of the Special Servicer or any of its Affiliates involved in the management of any investment in any related Borrower Party or the related Mortgaged Property or (C) to the extent known to the Special Servicer, any non-Affiliate that holds a direct or indirect ownership interest in any related Borrower Party or the related Mortgaged Property, and (ii) shall maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with the obligations described in clause (i) above. Notwithstanding any provision to the contrary herein, the Certificate Administrator shall not have any obligation to restrict access by the Special Servicer or any Excluded Mortgage Loan Special Servicer to any information on the Certificate Administrator’s Website related to any Excluded Special Servicer Mortgage Loan.

Any Person that is a Borrower Party shall be entitled to access (a) the Public Documents, and (b) in the case of the Controlling Class Representative or a Controlling Class Certificateholder, if any such Person is an Excluded Controlling Class Holder, upon delivery to the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee in physical form of an Investor Certification substantially in the form of Exhibit M-1C and a notice in the form of Exhibit M-1F hereto certifying to the effect that it is an Excluded Controlling Class Holder and upon delivery to the Certificate Administrator in physical form of an investor certification substantially in the form of Exhibit M-1G, which shall include each of the CitiDirect Login User ID associated with such Excluded Controlling Class Holder, all information (other than Excluded Information related to the Excluded Controlling Class Mortgage Loan(s) (unless a loan-by-loan segregation is later performed by the Certificate Administrator in which case such access shall only be prohibited with respect to the Excluded Controlling Class Mortgage Loan(s) for which such Person is a Borrower Party)) available on the Certificate Administrator’s Website.

In the case of the Controlling Class Representative or Controlling Class Certificateholder that is not an Excluded Controlling Class Holder, upon delivery of an investor certification substantially in the form of Exhibit M-1B hereto certifying to the effect that it is not an Excluded Controlling Class Holder, such Controlling Class Representative or a Controlling Class Certificateholder shall be entitled to access all information on the Certificate Administrator’s Website. The Master Servicer, Special Servicer, Operating Advisor, Certificate Administrator and Trustee may each rely on (i) an Investor Certification in the form of Exhibit M-1B hereto from the Controlling Class Representative or a Controlling Class Certificateholder to the effect that such Person is not an Excluded Controlling Class Holder with respect to any Excluded Controlling Class Mortgage Loan or (ii) an Investor Certification in the form of Exhibit M-1C hereto from the Controlling Class Representative or a Controlling

Class Certificateholder to the effect that such Person is an Excluded Controlling Class Holder with respect to one or more Excluded Controlling Class Mortgage Loan(s). In the event the Controlling Class Representative or a Controlling Class Certificateholder, as the case may be, becomes an Excluded Controlling Class Holder, such party shall promptly notify each of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee in writing substantially in the form of Exhibit M-1F to the effect that such party is an Excluded Controlling Class Holder with respect to the Excluded Controlling Class Mortgage Loan(s) listed in such notice and shall also provide the Certificate Administrator a notice substantially in the form of Exhibit M-1G listing the CitiDirect Login User ID associated with such Excluded Controlling Class Holder and directing the Certificate Administrator to restrict such Excluded Controlling Class Holder’s access to the Certificate Administrator’s Website as and to the extent provided in this Agreement. Upon confirmation from the Certificate Administrator that such access has been restricted, such Excluded Controlling Class Holder shall submit a new investor certification substantially in the form of Exhibit M-1C (which certification shall include, among other things, an acknowledgement and agreement by such Excluded Controlling Class Holder that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information with respect to any Excluded Controlling Class Mortgage Loans for which it is a Borrower Party) to access the information on the Certificate Administrator’s Website, except that such Excluded Controlling Class Holder shall not be entitled to access any Excluded Information related to any Excluded Controlling Class Mortgage Loan(s) (unless a loan-by-loan segregation is later performed by the Certificate Administrator in which case such access shall only be prohibited with respect to the Excluded Controlling Class Mortgage Loan(s) for which such Person is a Borrower Party) made available on the Certificate Administrator’s Website. Any Excluded Information relating to an Excluded Controlling Class Mortgage Loan that the Master Servicer, the Special Servicer or the Operating Advisor identifies and delivers to the Certificate Administrator for posting to the Certificate Administrator’s Website shall be delivered to the Certificate Administrator via email to loandata@citi.com in one or more separate files labeled “Excluded Information” followed by the applicable loan name and loan number, and the Certificate Administrator shall segregate on the Certificate Administrator’s Website such Excluded Information on a separate excluded loan tab on the Certificate Administrator’s Website (and, if possible at a later time, on a loan-by-loan basis). Notwithstanding anything herein to the contrary, each of the Master Servicer, the Special Servicer, the Operating Advisor and the Certificate Administrator shall be entitled to conclusively assume that the Controlling Class Representative and all Controlling Class Certificateholders are not Excluded Controlling Class Holders except to the extent that the Master Servicer, the Special Servicer, the Operating Advisor or the Certificate Administrator, as applicable, has received notice from the Controlling Class Representative or a Controlling Class Certificateholder that it has become an Excluded Controlling Class Holder. None of the Master Servicer, the Special Servicer, the Operating Advisor or the Certificate Administrator shall be liable for any communication to the Controlling Class Representative or Controlling Class Certificateholder or disclosure of Excluded Information if the Master Servicer, the Special Servicer, the Operating Advisor or the Certificate Administrator, as applicable, did not receive prior written notice that the related Mortgage Loan is an Excluded Controlling Class Mortgage Loan (including, in the case of the summary of any Asset Status Report or the summary of any Final Asset Status Report delivered to the Certificate Administrator for posting to the Certificate Administrator’s Website and/or any failure to label any such information provided to the Certificate Administrator).

Each of the Master Servicer, the Special Servicer, the Operating Advisor and the Certificate Administrator shall be entitled to conclusively rely on any certification delivered by the Controlling Class Representative or a Controlling Class Certificateholder, as applicable, substantially in the form of Exhibit M-1B to the effect that such Person is no longer an Excluded Controlling Class Holder. To the extent the Controlling Class Representative or a Controlling Class Certificateholder receives access pursuant to this Agreement to any Excluded Information with respect to a related Excluded Controlling Class Mortgage Loan on the Certificate Administrator’s Website or otherwise receives access to such Excluded Information, such Controlling Class Representative or Controlling Class Certificateholder shall be deemed to have agreed that it (i) will not directly or indirectly provide any information related to the Excluded Controlling Class Mortgage Loan to (A) any related Borrower Party, (B) any Excluded Controlling Class Holder, (C) any employees or personnel of such Controlling Class Representative or Controlling Class Certificateholder, (D) any Affiliate involved in the management of any investment in any related Borrower Party or the related Mortgaged Property or (E) to its actual knowledge, any non-Affiliate that holds a direct or indirect ownership interest in any related Borrower Party, and (ii) will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with the obligations described in clause (i) above.

To the extent a Risk Retention Consultation Party or a Holder of any Class VRR Certificate receives access pursuant to this Agreement to any information relating to an Excluded RRCP Mortgage Loan (or a Mortgage Loan with respect to which such Holder is a Borrower Party) and/or the related Mortgaged Property (which shall include any Major Decision Reporting Package, Asset Status Reports, Final Asset Status Reports (or summaries thereof), inspection reports related to Specially Serviced Loans conducted by the Special Servicer or any Excluded Mortgage Loan Special Servicer and which may include any Operating Advisor reports delivered to the Certificate Administrator regarding the Special Servicer’s net present value determination, Collateral Deficiency Amount determination or any Appraisal Reduction Amount calculations, and any Officer’s Certificates delivered by the Trustee, the Master Servicer or the Special Servicer, supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance, but in each case other than information with respect to such Mortgage Loan that is aggregated with information of other Mortgage Loans at a pool level), whether on the Certificate Administrator’s Website or otherwise, such Risk Retention Consultation Party or such Holder of a Class VRR Certificate, as applicable, shall be deemed to have agreed that it (i) will not provide any such information to (A) the related Borrower Party, (B) any employees or personnel of such Risk Retention Consultation Party or such Holder of a Class VRR Certificate or any of its Affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or (C) to its actual knowledge, any non-Affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and (ii) will maintain sufficient internal controls and appropriate policies and procedures in order to comply with the limitations described in clause (i) above. For the avoidance of doubt, any file or report contained in the CREFC® Investor Reporting Package (CREFC® IRP) (other than the CREFC® Special Servicer Loan File relating to any such Excluded Mortgage Loan) shall be considered information that is aggregated with information of other Mortgage Loans at a pool level. Notwithstanding anything to the contrary in this Agreement, a Risk Retention Consultation Party will be permitted to share with any Holder of a Class VRR Certificate any Major Decision Reporting Package that such Risk Retention Consultation Party has received in connection with the exercise of its consultation rights pursuant to Section 6.09(a).

The Certificate Administrator makes no representations or warranties as to the accuracy or completeness of information provided pursuant to this Section and assumes no responsibility therefor. In addition, the Certificate Administrator disclaims responsibility for any information distributed by the Certificate Administrator for which it is not the original source. In connection with providing access to the Certificate Administrator’s Website, the Certificate Administrator may require registration and acceptance of a disclaimer and may require a recipient of any of the information set forth above (other than the Public Documents) to execute a confidentiality agreement (which may be in the form of a web page “click-through”). The Certificate Administrator shall not be liable for the dissemination of information in accordance with this Agreement. Notwithstanding anything herein to the contrary, the Certificate Administrator shall not be liable for any disclosure of Excluded Information relating to an Excluded Controlling Class Mortgage Loan to the extent such information was included in the summary of any Asset Status Report or the summary of any Final Asset Status Report delivered to the Certificate Administrator for posting to the Certificate Administrator’s Website and not properly identified as relating to an Excluded Controlling Class Mortgage Loan.

The Certificate Administrator shall have no liability for access by an Excluded Controlling Class Holder to the Certificate Administrator’s Website of any information with respect to which such Excluded Controlling Class Holder is prohibited from accessing pursuant to this Agreement if such Excluded Controlling Class Holder provided an Investor Certification but did not indicate it was a Borrower Party.

The Certificate Administrator shall provide assistance in using the Certificate Administrator’s Website through the Certificate Administrator’s customer service desk at telephone number 1-888-855-9695.

The Certificate Administrator may provide such information through means other than (and in lieu of) the Certificate Administrator’s Website; provided that (i) the Depositor shall have consented to such alternative means and (ii) Certificateholders and each of the Serviced Companion Loan Holders shall have received notice of such alternative means (which notice may be given via the Certificate Administrator’s Website).

The Master Servicer and the Certificate Administrator shall prepare a separate set of reports, in the same manner and containing substantially similar types of information as described in this Section 4.02, for the Holders of the Woodlands Mall Loan-Specific Certificates and the Holders of the Centre Loan-Specific Certificates, in each case with respect to the related Trust Subordinate Companion Loan and such Loan-Specific Certificates. The Holders of the Loan-Specific Certificates shall be entitled to obtain access to reports and other information in a manner substantially similar to the procedures described in this Agreement.

Any Person that is a Mortgagor, a Manager of a Mortgaged Property, an Affiliate of the foregoing, or an agent of any Mortgagor shall be entitled to access only the Prospectus, Distribution Date Statements, this Agreement, the Mortgage Loan Purchase Agreements and the Commission EDGAR filings on the Certificate Administrator’s Website which are being made available to the general public. The provisions in this Section shall not limit the Master Servicer’s ability to make accessible certain information regarding the Trust Loans at a website maintained by the Master Servicer.

Within a reasonable period of time after the end of each calendar year, the Certificate Administrator shall furnish to each Person who at any time during the calendar year was a Holder of a Certificate and requests in writing, a statement containing the information as to the applicable Class set forth in clauses (A), (B) and (C) of the description of Distribution Date Statements above, aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder, together with such other information as the Certificate Administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for such calendar year. Such obligation of the Certificate Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Certificate Administrator pursuant to any requirements of the Code as from time to time are in force.

The Certificate Administrator shall make available, only to Privileged Persons, the Investor Q&A Forum. The “Investor Q&A Forum” shall be a service available on the Certificate Administrator’s Website, where Certificateholders and Certificate Owners that are Privileged Persons may submit questions to (a) the Certificate Administrator relating to the Distribution Date Statements, (b) the Master Servicer or the Special Servicer, as applicable, relating to the servicing reports prepared by that party and being made available pursuant to this Section 4.02(a), the Mortgage Loans (excluding the Outside Serviced Mortgage Loans), the Trust Subordinate Companion Loans or the related Mortgaged Properties or (c) the Operating Advisor relating to the Operating Advisor Annual Reports or other reports prepared by the Operating Advisor or actions by the Special Servicer referenced in such reports (collectively, “Inquiries”), and (ii) Privileged Persons may view Inquiries that have been previously submitted and answered, together with the answers thereto. Upon receipt of an Inquiry for the Operating Advisor, the Master Servicer or the Special Servicer, as applicable, the Certificate Administrator shall forward the Inquiry to the appropriate Person and, in the case of an inquiry relating to an Outside Serviced Mortgage Loan, to the applicable party under the related Outside Servicing Agreement, in each case within a commercially reasonable period following receipt thereof.

Within a commercially reasonable time following receipt of an Inquiry, the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer, as applicable, unless it determines not to answer such Inquiry as provided below, shall reply to the Inquiry, which reply of the Operating Advisor, the Master Servicer or Special Servicer shall be by e-mail to the Certificate Administrator. In the case of an Inquiry relating to an Outside Serviced Mortgage Loan, the Certificate Administrator shall make reasonable efforts to obtain an answer from the related Outside Servicer or the related Outside Special Servicer, as applicable; provided that the Certificate Administrator shall not be responsible for the content of such answer or any delay or failure to obtain such answer. The Certificate Administrator shall post (within a commercially reasonable period following preparation or receipt of such answer, as the case may be) such Inquiry and the related answer to the Certificate Administrator’s Website. If the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer determines, in its respective sole discretion, that (i) any Inquiry is beyond the scope of the topics described above, (ii) answering any Inquiry would not be in the best interests of the Trust and/or the Certificateholders, (iii) answering any Inquiry would be in violation of applicable law, this Agreement (including requirements in respect of non-disclosure of Privileged Information) or the applicable Loan Documents, (iv) answering any Inquiry would materially increase the duties of, or result in significant additional cost or expense to, the Certificate Administrator, the Operating

Advisor, the Master Servicer or the Special Servicer, as applicable, (v) answering any Inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception) or (vi) answering any Inquiry is otherwise, for any reason, not advisable, then it shall not be required to answer such Inquiry and, in the case of the Operating Advisor, the Master Servicer or the Special Servicer, shall promptly notify the Certificate Administrator of such determination. In addition, no party shall post or otherwise disclose any direct communications with any Directing Holder or Consulting Party as part of its response to any Inquiries. The Certificate Administrator shall notify the Person who submitted such Inquiry in the event that the Inquiry will not be answered. The Certificate Administrator shall not be required to post to the Certificate Administrator’s Website any Inquiry or answer thereto that the Certificate Administrator determines, in its sole discretion, is administrative or ministerial in nature. The Investor Q&A Forum will not reflect questions, answers and other communications which are not submitted via the Certificate Administrator’s Website. Answers posted on the Investor Q&A Forum shall be attributable only to the respondent, and shall not be deemed to be answers from any of the Depositor, the Underwriters, the Initial Purchasers or any of their respective Affiliates. None of the Underwriters, Initial Purchasers, Depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information. No party to this Agreement shall disclose Privileged Information in the Investor Q&A Forum.

The Certificate Administrator shall make available to any Certificateholder and any Certificate Owner that is a Privileged Person, the Investor Registry. The “Investor Registry” shall be a voluntary service available on the Certificate Administrator’s Website, where Certificateholders and Certificate Owners can register and thereafter obtain information with respect to any other Certificateholder or Certificate Owner that has so registered. Any person registering to use the Investor Registry will be required to certify that (a) it is a Certificateholder or a Certificate Owner and (b) it grants authorization to the Certificate Administrator to make its name and contact information available on the Investor Registry for at least 45 days from the date of such certification to other registered Certificateholders and registered Certificate Owners. Such Person shall then be asked to enter certain mandatory fields such as the individual’s name, the company name and e-mail address, as well as certain optional fields such as address, phone, and Class(es) of Certificates owned. If any Certificateholder or Certificate Owner notifies the Certificate Administrator that it wishes to be removed from the Investor Registry (which notice may not be within 45 days of its registration), the Certificate Administrator shall promptly remove it from the Investor Registry. The Certificate Administrator will not be responsible for verifying or validating any information submitted on the Investor Registry, or for monitoring or otherwise maintaining the accuracy of any information thereon. The Certificate Administrator may require acceptance of a waiver and disclaimer for access to the Investor Registry.

Notwithstanding the foregoing, in no event shall any provision of this Agreement be construed to require the Master Servicer, the Special Servicer or the Certificate Administrator to produce any ad hoc or non-standard written reports (in addition to the CREFC® reports, inspection reports, reports required under each Co-Lender Agreement and other specific periodic reports otherwise required). If the Master Servicer, the Special Servicer or the Certificate Administrator elects to provide any ad hoc or non-standard reports, it may require the Person requesting such report to pay a reasonable fee to cover the costs of the preparation thereof.

Upon filing with the IRS, the Certificate Administrator shall furnish to the Holders of the Class R Certificates the IRS Form 1066 for each Trust REMIC and shall furnish their respective Schedules Q thereto at the times required by the Code or the IRS, and shall provide from time to time such information and computations with respect to the entries on such forms as any Holder of the Class R Certificates may reasonably request.

The specification of information to be furnished by the Certificate Administrator in this Section 4.02 (and any other terms of this Agreement requiring or calling for delivery or reporting of information by the Certificate Administrator to Certificateholders and Certificate Owners) shall not limit the Certificate Administrator in furnishing, and the Certificate Administrator is hereby authorized to furnish, to any Privileged Person any other information (such other information, collectively, “Additional Information”) with respect to the Mortgage Loans or Serviced Loan Combinations, the Mortgaged Properties or the Trust Fund as may be provided to it by the Depositor, the Master Servicer or the Special Servicer or gathered by it in any investigation or other manner from time to time, provided that (A) while there exists any Servicer Termination Event, any such Additional Information shall only be furnished with the consent or at the request of the Depositor (except pursuant to clause (E) below or to the extent such information is requested by a Certifying Certificateholder), (B) the Certificate Administrator shall be entitled to indicate the source of all information furnished by it, and the Certificate Administrator may affix thereto any disclaimer it deems appropriate in its sole discretion (together with any warnings as to the confidential nature and/or the uses of such information as it may, in its sole discretion, determine appropriate), (C) the Certificate Administrator may notify any Privileged Person of the availability of any such information in any manner as it, in its sole discretion, may determine, (D) the Certificate Administrator shall be entitled (but not obligated) to require payment from each recipient of a reasonable fee for, and its out-of-pocket expenses incurred in connection with, the collection, assembly, reproduction or delivery of any such Additional Information, and (E) the Certificate Administrator shall be entitled to distribute or make available such Additional Information in accordance with such reasonable rules and procedures as it may deem necessary or appropriate (which may include the requirement that an agreement that provides such information shall be used solely for purposes of evaluating the investment characteristics or valuation of the Certificates be executed by the recipient, if and to the extent the Certificate Administrator deems the same to be necessary or appropriate). Nothing herein shall be construed to impose upon the Certificate Administrator any obligation or duty to furnish or distribute any Additional Information to any Person in any instance, and the Certificate Administrator shall neither have any liability for furnishing nor for refraining from furnishing Additional Information in any instance. The Certificate Administrator shall be entitled (but not required) to request and receive direction from the Depositor as to the manner of delivery of any such Additional Information, if and to the extent the Certificate Administrator deems necessary or advisable, and to require that any consent, direction or request given to it pursuant to this Section be made in writing.

The Depositor hereby authorizes the Certificate Administrator to, and the Certificate Administrator shall, make available to Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, Markit Group Limited, RealINSIGHT or such other vendor chosen by the Depositor that submits to the Certificate Administrator a certification in the form of Exhibit M-3 to this Agreement, all the

Distribution Date Statements, CREFC® reports and supplemental notices delivered or made available pursuant to this Section 4.02(a) to Privileged Persons.

(b)       No later than the Business Day prior to each Distribution Date, subject to the third from last paragraph of this subsection (b), the Master Servicer shall deliver or cause to be delivered to the Certificate Administrator, the Operating Advisor and the Special Servicer in electronic form mutually acceptable to the Certificate Administrator, the Operating Advisor, the Special Servicer and the Master Servicer the following reports or information (and any other files as may be, or have been, adopted and promulgated by CREFC® as part of the CREFC® Investor Reporting Package (IRP) from time to time): (1) a CREFC® REO Status Report, (2) a CREFC® Historical Loan Modification/Forbearance and Corrected Mortgage Loan Report, (3) CREFC® Total Loan Report, (4) the CREFC® Servicer Watch List/Portfolio Review Guidelines, (5) the CREFC® Financial File, (6) the CREFC® Property File, (7) except for the first two Distribution Dates, the CREFC® Comparative Financial Status Report, (8) the CREFC® Loan Level Reserve/LOC Report, (9) the CREFC® Advance Recovery Report and (10) the CREFC® Delinquent Loan Status Report.

With respect to each Serviced Companion Loan that is held by an Other Securitization Trust, the Master Servicer shall deliver or cause to be delivered to the related Other Servicer all reports required to be delivered by the Master Servicer to the Certificate Administrator pursuant to this Section 4.02(b) (which shall include all loan-level reports constituting the CREFC® Investor Reporting Package (IRP)), to the extent related to such Serviced Companion Loan, the related Mortgaged Property or the related Mortgage Note, no later than the earlier of (x) the Master Servicer Remittance Date and (y) the Business Day immediately following the “determination date” (or analogous concept) set forth in the related Other Pooling and Servicing Agreement.

No later than the Business Day prior to each Distribution Date except for the first two Distribution Dates, the Master Servicer shall deliver to the Certificate Administrator and the Operating Advisor (by electronic means) the CREFC® Comparative Financial Status Report for each Trust Loan or related Mortgaged Property as of the Determination Date immediately preceding the preparation of such report for each of the following three periods (but only to the extent the related Mortgagor is required by the Mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, such information): (a) the most current available year-to-date; (b) each of the previous two full fiscal years stated separately (to the extent such information is in the Master Servicer’s possession); and (c) the “base year” (representing the original analysis of information used as of the Cut-Off Date).

The Master Servicer shall provide to the Certificate Administrator the CREFC® Loan Setup File no later than 4:00 p.m. on the third Business Day before the first Distribution Date to the extent it has received from the Mortgage Loan Sellers one or more spreadsheets (with the data fields filled) containing the data necessary for the completion of the aggregate pool-wide CREFC® Loan Setup File.

No later than 2:00 p.m., New York City time, on the second Business Day prior to each Distribution Date, the Master Servicer shall deliver to the Certificate Administrator (i) a

CREFC® Loan Periodic Update File setting forth certain information with respect to the Trust Loans and Mortgaged Properties and (ii) the CREFC® Appraisal Reduction Template, to the extent received, or prepared pursuant to Section 3.10(a) of this Agreement, by the Master Servicer.

The Master Servicer shall prepare the initial CREFC® Financial File and the initial CREFC® Loan Periodic Update File based on the initial data with respect to each Mortgage Loan provided by the Mortgage Loan Sellers pursuant to the respective Mortgage Loan Purchase Agreements.

Not later than 5:00 p.m. (New York City time) on each Distribution Date beginning September 2019, the Master Servicer shall deliver to the Certificate Administrator and the Depositor (in the case of the Depositor, to the Depositor’s email addresses set forth in Section 12.04 together with the name, phone number and email address of the servicing officer of the Master Servicer to contact with any questions related to the CREFC® Schedule AL File and the Schedule AL Additional File) a single CREFC® Schedule AL File (with respect to each Mortgage Loan that was part of the Mortgage Pool during any portion of the related reporting period covered by the Form 10-D required to be filed with respect to the subject Distribution Date pursuant to Section 10.04) and the related Schedule AL Additional File, in each case, in EDGAR-Compatible Format and Excel format; provided, however, that the Master Servicer shall have no obligation to prepare or deliver the CREFC® Schedule AL File or the Schedule AL Additional File unless and until the Master Servicer receives the Initial Schedule AL File and the Initial Schedule AL Additional File from the Depositor in EDGAR-Compatible Format and Excel format; and provided, further, that, if the Master Servicer has not received the Initial Schedule AL File and the Initial Schedule AL Additional File from the Depositor prior to the time it would need the Initial Schedule AL File and the Initial Schedule AL Additional File in order for the Master Servicer to prepare the CREFC® Schedule AL File with respect to the first Distribution Date, the Master Servicer shall request the Initial Schedule AL File and the Initial Schedule AL Additional File from the Depositor, including by email to the email addresses for the Depositor set forth in Section 12.04. If the CREFC® Schedule AL File is not provided by the Master Servicer to the Certificate Administrator by 5:00 p.m. (New York City time) on any Distribution Date, the Certificate Administrator shall notify the Depositor in writing and also request such CREFC® Schedule AL File from the Master Servicer via email to NoticeAdmin@midlandls.com. The Master Servicer shall be entitled to conclusively rely, absent manifest error, without any due diligence, investigation or verification, on the content, completeness and accuracy of the Initial Schedule AL File and the Initial Schedule AL Additional File, in each case, as of the Closing Date. Any Schedule AL Additional File that the Master Servicer determines, in accordance with the Servicing Standard, to deliver in connection with any CREFC® Schedule AL File prepared by the Master Servicer pursuant to this paragraph shall be delivered in EDGAR-Compatible Format and in Excel format to the Certificate Administrator concurrently with the delivery of the related CREFC® Schedule AL File. With respect to each Outside Serviced Mortgage Loan, the Master Servicer shall include the analogous CREFC® Schedule AL File and/or Schedule AL Additional File, as applicable, information that it receives from the related Outside Servicer under the applicable Outside Servicing Agreement in the single CREFC® Schedule AL File and/or Schedule AL Additional File, as applicable, that it delivers to the Certificate Administrator for the subject Distribution Date.

In addition, the Master Servicer (with respect to Performing Serviced Loans) or Special Servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, shall prepare the following with respect to each Mortgaged Property and REO Property, in each case other than with respect to any Outside Serviced Mortgage Loan:

(i)       Within 30 days after receipt of a quarterly operating statement, if any, for each calendar quarter, commencing with respect to the calendar quarter ending December 31, 2019, a CREFC® Operating Statement Analysis Report (but only to the extent the related Mortgagor is required by the related Loan Documents to deliver and does deliver, or otherwise agrees to provide and does provide, such information) for such Mortgaged Property or REO Property as of the end of such calendar quarter; provided, however, that any analysis or report with respect to the first calendar quarter of each year shall not be required to the extent provided in the then current applicable CREFC® guidelines (it being understood that as of the Closing Date, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property unless such Mortgaged Property is analyzed on a trailing 12-month basis, or if the related Serviced Trust Loan is on the CREFC® Servicer Watch List). The Master Servicer (with respect to Performing Serviced Loans) or Special Servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, shall deliver to the Certificate Administrator, the Operating Advisor and each related Serviced Companion Loan Holder (or the master servicer or special servicer for the related Other Securitization Trust on its behalf) by electronic means the CREFC® Operating Statement Analysis Report upon request; and

(ii)       Within 30 days after receipt by the Special Servicer (with respect to Specially Serviced Loans and REO Properties) or the Master Servicer (with respect to Performing Serviced Loans) of any annual operating statement or rent rolls, commencing with respect to the calendar year ending December 31, 2019, a CREFC® NOI Adjustment Worksheet (but only to the extent the related Mortgagor is required by the related Loan Documents to deliver and does deliver, or otherwise agrees to provide and does provide, such information), presenting the computation to “normalize” the full year net operating income and debt service coverage numbers used by the Master Servicer in preparing the CREFC® Comparative Financial Status Report above. The Special Servicer or the Master Servicer shall deliver to the Certificate Administrator, the Operating Advisor and each related Serviced Companion Loan Holder (or the master servicer or special servicer for the related Other Securitization Trust on its behalf) by electronic means the CREFC® NOI Adjustment Worksheet upon request.

Notwithstanding anything to the contrary contained herein, with respect to any Serviced Loan related to any Significant Obligor, (a) the Master Servicer (with respect to Performing Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans and REO Properties) shall be required to complete (and, in the case of the Special Servicer, to deliver to the Master Servicer) any CREFC files, reports and/or templates necessary in order to comply with (or, in the case of the Special Servicer, to facilitate compliance with) the Master Servicer’s obligations under

Section 10.11 of this Agreement and the Exchange Act filing obligations of the Depositor and/or any Other Depositor, as applicable, with respect to such Significant Obligor.

The Certificate Administrator shall deliver or shall cause to be delivered, upon request, to the Rule 17g-5 Information Provider (for posting to the Rule 17g-5 Information Provider’s Website pursuant to Section 12.13 of this Agreement), to each Certificateholder, to each party hereto, to any Underwriter and/or to any Initial Purchaser and to each Person that provides the Certificate Administrator with an Investor Certification a copy of the CREFC® Operating Statement Analysis Report and CREFC® NOI Adjustment Worksheet most recently performed by the Master Servicer with respect to any Mortgage Loan or Serviced Loan Combination and delivered to the Certificate Administrator.

Upon request (and in any event, not more frequently than once per month), the Master Servicer shall forward to the Certificate Administrator (as to the Collection Account), the Operating Advisor, any related Serviced Companion Loan Holder or the master servicer or special servicer for the related Other Securitization Trust on its behalf (as to the related Loan Combination Custodial Account) and, for posting to the Rule 17g-5 Information Provider’s Website pursuant to Section 12.13 of this Agreement, the Rule 17g-5 Information Provider a statement, setting forth the status of the Collection Account and each Loan Combination Custodial Account as of the close of business on such Master Servicer Remittance Date, stating that all remittances to the Certificate Administrator required by this Agreement to be made by the Master Servicer have been made (or, in the case of any such required remittance that has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period from the preceding Master Servicer Remittance Date (or, in the case of the first Master Servicer Remittance Date, from the Cut-Off Date) to such Master Servicer Remittance Date, the aggregate of deposits into and withdrawals from the Collection Account and each Loan Combination Custodial Account for each category of deposit specified in Section 3.05(a) of this Agreement and each category of withdrawal specified in Section 3.06 of this Agreement. The Master Servicer shall also deliver to the Certificate Administrator and (solely as to a Serviced Loan Combination) the related Serviced Companion Loan Holder, upon reasonable request of the Certificate Administrator or any Serviced Companion Loan Holder, any and all additional information relating to the Mortgage Loans or Serviced Loan Combinations in the possession of the Master Servicer (which information shall be based upon reports delivered to the Master Servicer by the Special Servicer with respect to Specially Serviced Loans and REO Properties).

Further, the Master Servicer shall cooperate with the Special Servicer and provide the Special Servicer with the information in the possession of the Master Servicer reasonably requested by the Special Servicer, in writing, to the extent required to allow the Special Servicer to perform its obligations under this Agreement with respect to those Trust Loans serviced by the Master Servicer.

The obligation of the Master Servicer to deliver the reports required to be delivered by it pursuant to this subsection is subject to the Master Servicer having received from the Special Servicer in a timely manner the related reports and information in the possession of the Special Servicer necessary or required to enable the Master Servicer to prepare and deliver such reports. The Master Servicer shall not be responsible for the accuracy or content of any report, document or information furnished by the Special Servicer to the Master Servicer pursuant to this Agreement and accepted by the Master Servicer in good faith pursuant to this Agreement.

The obligation of the Special Servicer to deliver the reports required to be delivered by it pursuant to this subsection is subject to the Special Servicer having received from the Master Servicer in a timely manner the related reports and information in the possession of the Master Servicer necessary or required to enable the Special Servicer to prepare and deliver such reports. The Special Servicer shall not be responsible for the accuracy or content of any report, document or information furnished by the Master Servicer to the Special Servicer pursuant to this Agreement and accepted by the Special Servicer in good faith pursuant to this Agreement.

With respect to an Outside Serviced Mortgage Loan, the Master Servicer shall deliver information comparable to the above-described information to the same Persons as described above in this Section 4.02(b) and according to the same time frames as described above in this Section 4.02(b), with reasonable promptness following such Master Servicer’s receipt of such information from the related Outside Servicer under the applicable Outside Servicing Agreement.

(c)       Not later than 5:00 p.m. New York time on each Determination Date, the Special Servicer shall forward to the Master Servicer, for each Specially Serviced Loan and REO Property (other than an REO Property related to an Outside Serviced Mortgage Loan), a CREFC® Special Servicer Loan File and CREFC® Special Servicer Property File. The Special Servicer shall also deliver to the Certificate Administrator, upon the reasonable written request of the Certificate Administrator, any and all additional information in the possession of the Special Servicer relating to the Specially Serviced Loans and the REO Properties (other than an REO Property related to an Outside Serviced Mortgage Loan).

The Special Servicer shall cooperate with the Master Servicer and provide the Master Servicer with the information in the possession of the Special Servicer reasonably requested by the Master Servicer, in writing, to the extent required to allow the Master Servicer to perform its obligations under this Agreement with respect to the Specially Serviced Loans and REO Properties (other than an REO Property related to an Outside Serviced Mortgage Loan).

The Master Servicer may make available to Privileged Persons copies of any reports or files prepared by the Master Servicer pursuant to this Agreement. The Master Servicer may make information concerning the Mortgage Loans or Serviced Loan Combinations available on any website that it has established.

With respect to an Outside Serviced Mortgage Loan, the Master Servicer shall deliver information comparable to the above-described information to the extent received from the related Outside Servicer or the related Outside Special Servicer, as applicable, to the same Persons as described above in this Section 4.02(c) and according to the same time frames as described above in this Section 4.02(c), with reasonable promptness following such Master Servicer’s receipt of such information from the related Outside Servicer under the related Outside Servicing Agreement.

Upon the reasonable request of (i) any Certificateholder or Certificate Owner that has delivered an appropriate Investor Certification or (ii) any other Privileged Person so identified by a Certificate Owner or an Underwriter, the Master Servicer shall provide (or forward electronically) at the expense of such Privileged Person, Certificateholder or Certificate Owner, as applicable, copies of any appraisals, operating statements, rent rolls and financial statements obtained by the Master Servicer; provided that in no event shall an Excluded Controlling Class Holder be entitled to Excluded Information with respect to an Excluded Controlling Class Mortgage Loan with respect to which it is a Borrower Party; and provided, further, that no Certificateholders or Certificate Owners shall be given access to or be provided copies of, any Mortgage Files or Diligence Files except, solely with respect to Mortgage Files, as otherwise provided in Section 8.11(b) of this Agreement. In connection with such request, the Master Servicer may require (1) a written confirmation executed by the requesting Person substantially in such form as may be reasonably acceptable to the Master Servicer, generally to the effect that (a) such Person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder or Certificate Owner may have under this Agreement and (b) if the requesting party is neither a Certificateholder nor a Certificate Owner, such Person is Privileged Person, and (2) payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of such reports or information (which amounts in any event are not reimbursable as Additional Trust Fund Expenses), except that, other than for extraordinary or duplicate requests, any applicable Directing Holder or Consulting Party (other than the holder of a Serviced Companion Loan held outside the Trust or its representative) will be entitled to reports and information free of charge. For the avoidance of doubt, the Master Servicer shall not make any Asset Status Reports or Final Asset Status Reports available to any Certificateholders or Certificate Owners on its website. None of the parties to this Agreement shall provide any Asset Status Report or any Final Asset Status Report to the Certificate Administrator (provided that the Special Servicer shall provide a summary of each Final Asset Status Report to the Certificate Administrator pursuant to Section 3.21(b)). If the Certificate Administrator receives any Asset Status Report or any Final Asset Status Report, the Certificate Administrator shall not provide any such Asset Status Report or any Final Asset Status Report to any Certificateholder or Certificate Owners and shall not post any such Asset Status Report or any Final Asset Status Report to the Certificate Administrator’s Website.

(d)       The Master Servicer shall withdraw from the Collection Account and pay the CREFC® Intellectual Property Royalty License Fee to CREFC® in accordance with Section 3.06(a)(vi) on a monthly basis, from funds on deposit in the Collection Account. Any payments of the CREFC® Intellectual Property Royalty License Fee shall be made to “CRE Finance Council” and delivered by wire transfer pursuant to the following instructions (or such other instructions as may hereafter be furnished by CREFC® to the Master Servicer in writing at least two Business Days prior to the Master Servicer Remittance Date):

Account Name: Commercial Real Estate Finance Council (CREFC®)

Bank Name: JPMorgan Chase Bank, National Association

Bank Address: 80 Broadway, New York, NY 10005

Routing Number: 021000021

Account Number: 213597397

(e)       Upon the reasonable request of the Controlling Class Representative or any Controlling Class Certificateholder that, in either case, is an Excluded Controlling Class Holder with respect to any Excluded Controlling Class Mortgage Loan identified to the Master Servicer’s (in the case of a Performing Serviced Loan) or the Special Servicer’s (in the case of a Specially Serviced Loan) reasonable satisfaction (at the expense of the Controlling Class Representative or such Controlling Class Certificateholder) and if such information is in the Master Servicer’s or Special Servicer’s possession, as applicable, the Master Servicer or Special Servicer, shall provide or make available (or forward electronically) to the Controlling Class Representative or such Controlling Class Certificateholder, as applicable, (at the expense of the Controlling Class Representative or such Controlling Class Certificateholder, as applicable) any Excluded Information (available to Privileged Persons through the Certificate Administrator’s Website but not accessible to the Controlling Class Representative or such Controlling Class Certificateholder, as applicable, through the Certificate Administrator’s Website because the Controlling Class Representative or such Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder with respect to another Excluded Controlling Class Mortgage Loan) relating to any Excluded Controlling Class Mortgage Loan with respect to which the Controlling Class Representative or such Controlling Class Certificateholder, as applicable, is not a Borrower Party; provided that, in connection therewith, the Master Servicer or Special Servicer may require a written confirmation executed by the requesting Person substantially in such form as may be reasonably acceptable to the Master Servicer or Special Servicer, generally to the effect that such Person is the Controlling Class Representative or a Controlling Class Certificateholder, will keep such Excluded Information confidential and is not a Borrower Party, upon which the Master Servicer or Special Servicer may conclusively rely. In addition, the Master Servicer and the Special Servicer shall be entitled to conclusively rely on delivery from the Controlling Class Representative or a Controlling Class Certificateholder, as applicable, of an Investor Certification substantially in the form of Exhibit M-1C that such Controlling Class Representative or Controlling Class Certificateholder is not an Excluded Controlling Class Holder with respect to a particular Mortgage Loan. For the avoidance of doubt, the Special Servicer referenced in this Section 4.02(e) shall include any applicable Excluded Mortgage Loan Special Servicer with respect to the related Excluded Special Servicer Mortgage Loan(s).

Section 4.03     Compliance With Withholding Requirements.

(a)       Notwithstanding any other provision of this Agreement, the Paying Agent shall comply with all federal withholding requirements with respect to payments to Certificateholders of interest or original issue discount that the Paying Agent reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for any such withholding. In the event the Paying Agent or its agent withholds any amount from interest or original issue discount payments or advances thereof to any

Certificateholder pursuant to federal withholding requirements, the Paying Agent shall indicate the amount withheld to such Certificateholder. Any amount so withheld shall be treated as having been distributed to such Certificateholder for all purposes of this Agreement.

(b)       Each Certificate Owner and Certificateholder, by the purchase of a Certificate or its acceptance of a beneficial interest therein, acknowledges that interest on the Certificates will be treated as United States source interest, and, as such, United States withholding tax may apply. Each such Certificate Owner and Certificateholder further agrees, upon request, to provide any certifications that may be required under applicable law, regulations or procedures to evidence its status for United States withholding tax purposes and understands that if it ceases to satisfy the foregoing requirements or provide requested documentation, payments to it under the Certificates may be subject to United States withholding tax (without any corresponding gross-up). Without limiting the foregoing, if a payment made under this Agreement would be subject to United States federal withholding tax imposed by FATCA if the recipient of such payment were to fail to comply with FATCA (including the requirements of Code Sections 1471(b) or 1472(b), as applicable), such recipient shall deliver to the Paying Agent, with a copy to each of the Trustee and the Certificate Administrator, at the time or times prescribed by the Code and at such time or times reasonably requested by the Paying Agent or the Trustee, such documentation prescribed by the Code (including as prescribed by Code Section 1471(b)(3)(C)(i)) and such additional documentation reasonably requested by the Paying Agent, the Trustee or the Certificate Administrator to comply with their respective obligations under FATCA, to determine that such recipient has complied with such recipient’s obligations under FATCA, or to determine the amount to deduct and withhold from such payment. For these purposes, “FATCA” means Section 1471 through 1474 of the Code and any regulations or official interpretations thereof (including any revenue ruling, revenue procedure, notice or similar guidance issued by the U.S. Internal Revenue Service thereunder as a precondition to relief or exemption from taxes under such Sections, regulations and interpretations), any agreements entered into pursuant to Code Section 1471(b)(1), and including any amendments made to FATCA after the date of this Agreement.

Section 4.04     REMIC Compliance.

(a)       The parties intend that each Trust REMIC shall constitute, and that the affairs of each Trust REMIC shall be conducted so as to qualify it as, a “real estate mortgage investment conduit” as defined in, and in accordance with, the REMIC Provisions, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Certificate Administrator shall, to the extent permitted by applicable law, act as agent, and is hereby appointed to act as agent, of each Trust REMIC and shall on behalf of each Trust REMIC: (i) prepare, timely deliver to the Trustee for execution (and the Trustee shall timely execute) and file, or cause to be prepared and filed, all required Tax Returns for each Trust REMIC, using a calendar year as the taxable year for each Trust REMIC when and as required by the REMIC Provisions and other applicable federal, state or local income tax laws; (ii) make an election, on behalf of each Trust REMIC, to be treated as a REMIC on IRS Form 1066 for its first taxable year ending

December 31, 2019, in accordance with the REMIC Provisions; (iii) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders (other than the Holders of the Class S Certificates) and the IRS and applicable state and local tax authorities all information reports as and when required to be provided to them in accordance with the REMIC Provisions of the Code; (iv) if the filing or distribution of any documents of an administrative nature not addressed in clauses (i) through (iii) of this Section 4.04(a) is then required by the REMIC Provisions in order to maintain the status of each Trust REMIC as a REMIC or is otherwise required by the Code, prepare, sign and file or distribute, or cause to be prepared and signed and filed or distributed, such documents with or to such Persons when and as required by the REMIC Provisions or the Code or comparable provisions of state and local law; (v) obtain a taxpayer identification number for the Upper-Tier REMIC, the Woodlands Mall REMIC, the Centre REMIC and the Lower-Tier REMIC on IRS Form SS-4, and, within thirty days of the Closing Date, furnish or cause to be furnished to the IRS, on IRS Form 8811 or as otherwise may be required by the Code, the name, title and address of the Person that the holders of the Certificates may contact for tax information relating thereto (and the Certificate Administrator shall act as the representative of each Trust REMIC for this purpose), together with such additional information as may be required by such IRS Form, and shall update such information at the time or times and in the manner required by the Code (and the Depositor agrees within 10 Business Days of the Closing Date to provide any information reasonably requested by the Master Servicer or the Certificate Administrator and necessary to make such filing); and (vi) maintain such records relating to each Trust REMIC as may be necessary to prepare the foregoing returns, schedules, statements or information, such records, for federal income tax purposes, to be maintained on a calendar year and on an accrual basis.

The Certificate Administrator shall be the “partnership representative” of each Trust REMIC (within the meaning of Code Section 6223, to the extent such provision is applicable to the Trust REMICs). The Certificate Administrator shall make any elections allowed under the Code (i) to avoid the application of Section 6221 of the Code (or successor provision) to any Trust REMIC and (ii) to avoid payment by any Trust REMIC under Section 6225 of the Code of any tax, penalty, interest or other amount imposed under the Code that would otherwise be imposed on any holder of any residual interest of any Trust REMIC, past or present. Each Holder of a Percentage Interest in the Class R Certificates, by acceptance thereof, is deemed to agree to any such elections and to the Certificate Administrator’s acting as “partnership representative” of each Trust REMIC that can be designated under the Code.

The Certificate Administrator shall not intentionally take any action or intentionally omit to take any action within its control and the scope of its duties if, in taking or omitting to take such action, the Certificate Administrator knows that such action or omission (as the case may be) would cause the termination of the REMIC status of a Trust REMIC or the imposition of tax on a Trust REMIC (other than a tax on income expressly permitted or contemplated to be received by the terms of this Agreement).

Notwithstanding any provision of this paragraph or the three preceding paragraphs to the contrary, the Certificate Administrator shall not be required to take any action that the Certificate Administrator in good faith believes to be inconsistent with any other provision of this Agreement, nor shall the Certificate Administrator be deemed in violation of this paragraph if it takes any action expressly required or authorized by any other provision of this Agreement, and the Certificate Administrator shall have no responsibility or liability with respect to any act or omission of the Depositor or the Master Servicer which does not enable the Certificate Administrator to comply with any of clauses (i) through (vi) of the third preceding paragraph or which results in any action contemplated by clauses (i) through (iii) of the next succeeding sentence. In this regard the Certificate Administrator shall (i) not allow the occurrence of any “prohibited transactions” within the meaning of Code Section 860F(a), unless the party seeking such action shall have delivered to the Certificate Administrator an Opinion of Counsel (at such party’s expense) that such occurrence would not (a) result in a taxable gain, (b) otherwise subject a Trust REMIC to tax (other than a tax at the corporate tax rate on net income from foreclosure property), or (c) cause any Trust REMIC to fail to qualify as a REMIC for federal income tax purposes; (ii) not allow a Trust REMIC to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by such Trust REMIC (provided, however, that the receipt of any income expressly permitted or contemplated by the terms of this Agreement shall not be deemed to violate this clause); and (iii) not permit the creation of any “interests,” within the meaning of the REMIC Provisions, (A) in the Upper-Tier REMIC other than the Non-Vertically Retained Pooled Regular Certificates, the Class VRR Upper-Tier Regular Interest, the Loan-Specific Certificates and the Upper-Tier Residual Interest, (B) in the Lower-Tier REMIC other than the Lower-Tier Regular Interests and the Lower-Tier Residual Interest, (C) in the Woodlands Mall REMIC other than the Woodlands Mall Regular Interests and the Woodlands Mall Residual Interest or (D) in the Centre REMIC other than the Centre Regular Interests and the Centre Residual Interest. None of the Trustee, the Master Servicer, the Special Servicer or the Depositor shall be responsible or liable for any failure by the Certificate Administrator to comply with the provisions of this Section 4.04. The Depositor, the Master Servicer and the Special Servicer shall cooperate in a timely manner with the Certificate Administrator in supplying any information within the Depositor’s, the Master Servicer’s or the Special Servicer’s control (other than any confidential information) that is reasonably necessary to enable the Certificate Administrator to perform its duties under this Section 4.04.

(b)       The following assumptions are to be used for purposes of determining the anticipated payments of principal and interest for calculating the original yield to maturity and original issue discount with respect to the Non-Vertically Retained Pooled Regular Certificates and the Class VRR Upper-Tier Regular Interest: (i) each Mortgage Loan will pay principal and interest in accordance with its terms and scheduled payments will be timely received on their Due Dates, provided that the Mortgage Loans in the aggregate will prepay in accordance with the Prepayment Assumption; (ii) none of the Master Servicer, the Special Servicer, the Depositor and the Class R Certificateholder will exercise the right described in Section 9.01 of this Agreement to cause early termination of the Trust Fund; and (iii) no Mortgage Loan is repurchased or substituted for by the applicable Mortgage Loan Seller pursuant to Article II of this Agreement.

Section 4.05     Imposition of Tax on the Trust REMICs. In the event that any tax, including interest, penalties or assessments, additional amounts or additions to tax, is imposed on a Trust REMIC, such tax shall be charged against amounts otherwise distributable with respect to the Non-Vertically Retained Pooled Regular Certificates, the Class VRR Upper-Tier Regular Interest, the Woodlands Mall Loan-Specific Certificates, the Centre Loan-Specific Certificates and the Class R Certificates, as applicable; provided that any taxes imposed on any net income from foreclosure property pursuant to Code Section 860G(d) or any similar tax imposed by a state or local jurisdiction shall instead be treated as an expense of the related REO Property in determining Net REO Proceeds with respect to the REO Property (and until such taxes are paid, the Special Servicer from time to time shall withdraw from the REO Account and transfer to the Certificate Administrator for deposit into the Distribution Accounts, as applicable, amounts reasonably determined by the Certificate Administrator to be necessary to pay such taxes, and the Certificate Administrator shall return to the Special Servicer the excess determined by the Certificate Administrator from time to time of the amount in excess of the amount necessary to pay such taxes); provided that any such tax imposed on net income from foreclosure property that exceeds the amount in any such reserve shall be retained from Aggregate Pooled Available Funds, Woodlands Mall Available Funds or Centre Available Funds, as applicable, as provided in Section 3.06(a)(vii) of this Agreement and the next sentence. Except as provided in the preceding sentence, the Certificate Administrator is hereby authorized to and shall retain or cause to be retained from the Distribution Account in determining the amount of Aggregate Pooled Available Funds, Woodlands Mall Available Funds and Centre Available Funds, as applicable, sufficient funds to pay or provide for the payment of, and to actually pay, such tax as is legally owed by the applicable Trust REMIC (but such authorization shall not prevent the Certificate Administrator from contesting, at the expense of the Trust Fund, any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The Certificate Administrator is hereby authorized to and shall segregate or cause to be segregated, into a separate non-interest bearing account, (i) the net income from any “prohibited transaction” under Code Section 860F(a) or (ii) the amount of any contribution to a Trust REMIC after the Startup Day that is subject to tax under Code Section 860G(d) and use such income or amount, to the extent necessary, to pay such tax (and return the balance thereof, if any, to the related Distribution Account). To the extent that any such tax is paid to the IRS, the Certificate Administrator shall retain an equal amount from future amounts otherwise distributable to the Holders of the Class R Certificates in respect of the related residual interest and shall distribute such retained amounts to the Holders of Non-Vertically Retained Pooled Regular Certificates, to the Holders of the Class VRR Certificates in respect of the Class VRR Upper-Tier Regular Interest, to the Holders of the Woodlands Mall Loan-Specific Certificates, to the Holders of the Centre Loan-Specific Certificates or to the Certificate Administrator in respect of the Lower-Tier Regular Interests, the Woodlands Mall Regular Interests or Centre Regular Interests, as applicable, until they are fully reimbursed and then to the Holders of the Class R Certificates in respect of the related residual interest. None of the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee shall be responsible for any taxes imposed on a Trust REMIC except to the extent such tax is attributable to a breach of a representation or warranty of the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee or an act or omission of the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee in contravention of this Agreement in both cases, provided, further, that such breach, act or omission could result in liability under Section 6.03, in the case of the Master Servicer or the Special Servicer, as applicable, or Section 4.04 or Section 8.01, in the case of the Certificate Administrator or the Trustee. Notwithstanding anything in this Agreement to the contrary, in each such case, the Master Servicer or the Special Servicer shall not be responsible for the Certificate Administrator’s, the Authenticating Agent’s, the Certificate Registrar’s, the Paying Agent’s or the Trustee’s breaches, acts or omissions, and the Trustee shall not be responsible for the breaches, acts or omissions of the Certificate Administrator, the Master Servicer, the Special Servicer, the

Authenticating Agent, the Certificate Registrar or the Paying Agent, and the Certificate Administrator shall not be responsible for the breaches, acts or omissions of the Trustee, the Master Servicer, the Special Servicer and, in each case if a different entity than the Certificate Administrator, the Authenticating Agent, the Certificate Registrar or the Paying Agent.

Section 4.06     Remittances; P&I Advances.

(a)           On the Master Servicer Remittance Date immediately preceding each Distribution Date, the Master Servicer shall:

(i)       remit to the Certificate Administrator (A) for deposit in the Lower-Tier REMIC Distribution Account an amount equal to the Yield Maintenance Charges applicable to the Mortgage Loans (but not a Companion Loan) received by the Master Servicer during the Collection Period relating to such Distribution Date (or, in the case of an Outside Serviced Mortgage Loan, received by the Master Servicer as of the close of business on the Business Day immediately preceding the applicable Master Servicer Remittance Date and not previously so remitted to the Certificate Administrator), (B) for deposit in the Woodlands Mall REMIC Distribution Account an amount equal to the Yield Maintenance Charges applicable to the Woodlands Mall Trust Subordinate Companion Loan received by the Master Servicer during the Collection period relating to such Distribution Date and (C) for deposit in the Centre REMIC Distribution Account an amount equal to the Yield Maintenance Charges applicable to The Centre Trust Subordinate Companion Loan received by the Master Servicer during the Collection period relating to such Distribution Date;

(ii)       remit to the Certificate Administrator (A) for deposit in the Lower-Tier REMIC Distribution Account an amount equal to the Aggregate Pooled Available Funds applicable to the Mortgage Loans (other than the amounts referred to in clause (iv) below and clause (e) of the definition of “Aggregate Pooled Available Funds”); (B) for deposit in the Woodlands Mall REMIC Distribution Account an amount equal to the Woodlands Mall Available Funds applicable to the Woodlands Mall Trust Subordinate Companion Loan (other than the amounts referred to in clause (iv) below and clause (d) of the definition of “Woodlands Mall Available Funds”); and (C) for deposit in the Centre REMIC Distribution Account an amount equal to the Centre Available Funds applicable to the Centre Trust Subordinate Companion Loan (other than the amounts referred to in clause (iv) below and clause (d) of the definition of “Centre Available Funds”);

(iii)       remit to CREFC® the CREFC® Intellectual Property Royalty License Fee;

(iv)       make a P&I Advance (A) with respect to the Pooled Certificates by remittance to the Certificate Administrator for deposit into the Lower-Tier REMIC Distribution Account, in an amount equal to the sum of the Applicable Monthly Payments for each Mortgage Loan (including any REO Mortgage Loan and any Mortgage Loan related to a Loan Combination, but not a Companion Loan) to the

extent such amounts were not received by the Master Servicer on such Mortgage Loan as of the close of business on the Determination Date (without regard to any grace period) in the same month as (or, in the case of an Outside Serviced Mortgage Loan, was not received by the Master Servicer on such Mortgage Loan as of the close of business on the Business Day immediately preceding) such Master Servicer Remittance Date), (B) with respect to the Woodlands Mall Loan-Specific Certificates by remittance to the Certificate Administrator for deposit into the Woodlands Mall REMIC Distribution Account, in an amount equal to the Applicable Monthly Payment for the Woodlands Mall Trust Subordinate Companion Loan to the extent such amount was not received by the Master Servicer on the Woodlands Mall Trust Subordinate Companion Loan as of the close of business on the Determination Date (without regard to any grace period) in the same month as such Master Servicer Remittance Date and (C) with respect to the Centre Loan-Specific Certificates by remittance to the Certificate Administrator for deposit into the Centre REMIC Distribution Account, in an amount equal to the Applicable Monthly Payment for The Centre Trust Subordinate Companion Loan to the extent such amount was not received by the Master Servicer on The Centre Trust Subordinate Companion Loan as of the close of business on the Determination Date (without regard to any grace period) in the same month as such Master Servicer Remittance Date, except that, in each case, the portion of any such P&I Advance equal to the CREFC® Intellectual Property Royalty License Fee for each such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, shall not be remitted to the Certificate Administrator but shall instead be remitted to CREFC® and the portion of such P&I Advance equal to the Asset Representations Reviewer Ongoing Fee (other than with respect to any Trust Subordinate Companion Loan), the Operating Advisor Fee or the Trustee/Certificate Administrator Fee, to the extent the subject fee remains unpaid to the applicable party hereunder, shall be deposited in the Collection Account or the applicable Loan Combination Custodial Account, as applicable, for payment to such party;

(v)       remit to the Certificate Administrator, as compensation for it and the Trustee, the Trustee/Certificate Administrator Fee for the related Distribution Date out of the amounts from which it is payable;

(vi)       remit to the Certificate Administrator for deposit in the Excess Liquidation Proceeds Reserve Account an amount equal to the Excess Liquidation Proceeds received during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan, received by the Master Servicer as of the close of business on the Business Day immediately preceding the applicable Master Servicer Remittance Date and not previously so remitted to the Certificate Administrator), if any; and

(vii)       remit to the Certificate Administrator for deposit in the Excess Interest Distribution Account all Excess Interest for the related Distribution Date then on deposit in the Collection Account after giving effect to withdrawals of funds pursuant to Section 3.06(a)(ii) through Section 3.06(a)(ix) of this Agreement.

Neither the Master Servicer nor the Trustee shall be required or permitted to make an advance for Balloon Payments, Default Interest, Excess Interest or Yield Maintenance Charges, or delinquent Monthly Payments on the Companion Loans (other than the Trust Subordinate Companion Loans). The amount required to be advanced in respect of delinquent payments of interest on any Mortgage Loan or Trust Subordinate Companion Loan as to which an Appraisal Reduction Amount exists will equal the product of (i) the amount otherwise required to be advanced by the Master Servicer with respect to delinquent payments of interest without giving effect to such Appraisal Reduction Amounts, and (ii) a fraction, the numerator of which is the Stated Principal Balance of such Mortgage Loan or Trust Subordinate Companion Loan as of the last day of the related Collection Period, reduced by such Appraisal Reduction Amount, and the denominator of which is the Stated Principal Balance of such Mortgage Loan or Trust Subordinate Companion Loan as of the last day of the related Collection Period. Appraisal Reduction Amounts shall not affect the principal portion of any P&I Advances.

Any amount advanced by the Master Servicer pursuant to Section 4.06(a)(iv) of this Agreement shall constitute a P&I Advance for all purposes of this Agreement and the Master Servicer shall be entitled to reimbursement (with interest at the Advance Rate). The Special Servicer shall have no obligation to make any P&I Advance.

The Certificate Administrator shall notify the Master Servicer and the Trustee by telephone if as of 3:00 p.m., New York City time, on the Master Servicer Remittance Date, the Certificate Administrator has not received the amount of a required P&I Advance hereunder. If as of 11:00 a.m., New York City time, on any Distribution Date the Master Servicer shall not have made the P&I Advance required to have been made on the related Master Servicer Remittance Date pursuant to Section 4.06(a)(iv) of this Agreement, the Certificate Administrator shall notify the Trustee and the Trustee shall no later than 1:00 p.m., New York City time, on such Business Day deposit into the Lower-Tier REMIC Distribution Account, the Woodlands Mall REMIC Distribution Account or the Centre REMIC Distribution Account, as applicable, in immediately available funds an amount equal to the P&I Advances otherwise required to have been made by the Master Servicer.

Neither the Master Servicer nor the Trustee shall be obligated to make a P&I Advance as to any Monthly Payment on any date on which a P&I Advance is otherwise required to be made by this Section 4.06 if the Master Servicer or the Trustee, as applicable, or the Special Servicer determines that such Advance will be a Nonrecoverable Advance. The determination by any Person with an obligation hereunder to make P&I Advances that it has made (or in the case of a determination by the Special Servicer, that the Master Servicer or the Trustee has made) a Nonrecoverable Advance or the determination by the Special Servicer, the Master Servicer or the Trustee that any proposed P&I Advance, if made, would constitute a Nonrecoverable Advance, shall be made by such Person (i) in the case of the Master Servicer or the Special Servicer, in accordance with the Servicing Standard or (ii) in the case of the Trustee, in its good faith business judgment, and shall be evidenced by an Officer’s Certificate as set forth in Section 4.06(b). In connection with a determination by the Special Servicer, the Master Servicer or the Trustee as to whether a P&I Advance previously made or to be made constitutes or would constitute a Nonrecoverable Advance:

(A)       any such Person will be entitled to consider (among other things) the obligations of the Mortgagor under the terms of the related Mortgage Loan or Serviced Loan Combination as it may have been modified, to consider (among other things) the related Mortgaged Properties in their “as is” or then current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, to estimate and consider (among other things) future expenses and to estimate and consider (among other things) the timing of recoveries;

(B)       any such Person may update or change its recoverability determinations at any time (but not reverse any other Person’s determination that an Advance is a Nonrecoverable Advance) and may obtain at the expense of the Trust Fund any analysis, Appraisals or market value estimates or other information for such purposes;

(C)       the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard that any proposed P&I Advance, if made, would be a Nonrecoverable Advance or that any outstanding P&I Advance is a Nonrecoverable Advance and may deliver to the Master Servicer, the Trustee, any applicable Directing Holder and the Controlling Class Representative if it is an applicable Consulting Party, notice of such determination, which determination shall be conclusive and binding on the Master Servicer and the Trustee;

(D)       although the Special Servicer may determine whether a P&I Advance is a Nonrecoverable Advance, the Special Servicer will have no right to (i) make an affirmative determination that any P&I Advance previously made or to be made (or contemplated to be made) by the Master Servicer or the Trustee is, or would be, recoverable or (ii) reverse any determination that may have been made by the Master Servicer or the Trustee or to prohibit the Master Servicer or the Trustee from making a determination that a P&I Advance constitutes or would constitute a Nonrecoverable Advance; provided that this sentence will not be construed to limit the Special Servicer’s right to make a determination that a P&I Advance to be made (or contemplated to be made) would be, or a previously made Advance is, a Nonrecoverable Advance, as described in this Section 4.06;

(E)       any non-recoverability determination by the Master Servicer or the Special Servicer pursuant to this Section 4.06 with respect to the recoverability of P&I Advances shall be conclusive and binding on the Master Servicer (in the case of such a determination by the Special Servicer) and the Trustee;

(F)       the Master Servicer shall provide notice to the Trustee on or prior to the Master Servicer Remittance Date of any such non-recoverability determination made by the Master Servicer on or prior to such date;

(G)       the Trustee shall be entitled to rely, conclusively, on any determination by the Master Servicer or Special Servicer that a P&I Advance, if made, would be a Nonrecoverable Advance; provided, however, that if the Master Servicer has failed to make a P&I Advance for reasons other than a determination by the Master Servicer or Special Servicer that such Advance would be a Nonrecoverable Advance, the Trustee shall make such advance within the time periods required by this Section 4.06 unless the Trustee, in its good faith business judgment, or the Special Servicer, in accordance with the Servicing Standard, makes a determination prior to the times specified in this Section 4.06 that such advance would be a Nonrecoverable Advance;

(H)       the Special Servicer shall report, promptly upon making a determination contemplated in this paragraph, to the Master Servicer the Special Servicer’s determination as to whether any P&I Advance made with respect to any previous Distribution Date or required to be made with respect to a future Distribution Date with respect to any Specially Serviced Loan is a Nonrecoverable P&I Advance, and the Master Servicer and the Trustee shall be entitled to conclusively rely on such determination; and

(I)       notwithstanding the foregoing, the Trustee may conclusively rely upon any determination by the Master Servicer or the Special Servicer that any P&I Advance would be recoverable (unless a non-recoverability determination has been made by the other servicer in accordance with clause (E) above which is binding on the Trustee), and the Master Servicer may conclusively rely upon any determination by the Special Servicer that any P&I Advance would be recoverable.

The Master Servicer or the Trustee, as applicable, shall be entitled to the reimbursement of P&I Advances it makes (together with interest thereon) to the extent permitted pursuant to Section 3.06(a)(ii) of this Agreement and each of the Master Servicer and Special Servicer hereby covenants and agrees to promptly seek and effect the reimbursement of such Advances from the related Mortgagors to the extent permitted by applicable law and the related Trust Loan.

Within 2 Business Days of making a P&I Advance on any Mortgage Loan that is part of a Loan Combination, the Master Servicer or the Trustee, as applicable, shall provide written notice of the amount of such P&I Advance to (i) if such Mortgage Loan is part of a Serviced Loan Combination, the related Other Servicer, Other Special Servicer and Other Trustee of each Other Securitization Trust that holds a related Serviced Companion Loan, if any, or (ii) if such Mortgage Loan is part of an Outside Serviced Loan Combination, the related Outside Servicer, Outside Special Servicer and Outside Trustee of the related Outside Securitization Trust.

With respect to P&I Advances and each Outside Serviced Mortgage Loan, the Master Servicer and the Trustee shall be entitled to rely on the “appraisal reduction amount” calculated by the related Outside Special Servicer or the related Outside Servicer in accordance with the terms of the applicable Outside Servicing Agreement.

(b)       The determination by the Master Servicer, the Trustee or the Special Servicer that a P&I Advance has become a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made pursuant to this Section 4.06 with respect to any Mortgage Loan (or with respect to any successor REO Mortgage Loan with respect to any of the foregoing), would constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officer’s Certificate delivered on or prior to the next Master Servicer Remittance Date to the Trustee (unless it is the Person making the determination), any applicable Directing Holder and Consulting Party, the holder of any related Pari Passu Companion Loan or its Companion Loan Holder Representative (in the case of a Pari Passu Loan Combination), the Master Servicer (unless it is the Person making the determination), the Special Servicer (unless it is the Person making the determination) and, if the Trustee is making the determination, the Depositor, setting forth the basis for such determination, together with any other information that supports such determination together with a copy of any Appraisal of the related Mortgaged Property or REO Property, as the case may be (which Appraisal shall be an expense of the Trust, shall take into account any material change in circumstances of which such Person is aware or such Person has received new information, either of which has a material effect on the value and shall have been conducted in accordance with the standards of the Appraisal Institute within the twelve months preceding such determination of nonrecoverability), and further accompanied by related Mortgagor operating statements and financial statements, budgets and rent rolls of the related Mortgaged Property (to the extent available and/or in such Person’s possession) and any engineers’ reports, environmental surveys or similar reports that such Person may have obtained and that support such determination. The Master Servicer and the Special Servicer shall consider Unliquidated Advances with respect to prior P&I Advances for the purpose of nonrecoverability determinations as if such amounts were unreimbursed P&I Advances.

(c)       With respect to each Outside Serviced Mortgage Loan, the Master Servicer, the Special Servicer or the Trustee shall make its determination (based on information provided by the applicable Outside Servicer and Outside Special Servicer) that a P&I Advance that has been made on such Outside Serviced Mortgage Loan (or any successor REO Mortgage Loan with respect thereto) is a Nonrecoverable Advance or that any proposed P&I Advance would, if made, constitute a Nonrecoverable Advance with respect to such Outside Serviced Mortgage Loan independently of any determination made by the applicable Outside Servicer, the applicable Outside Special Servicer or the Outside Trustee, as the case may be, under the applicable Outside Servicing Agreement in respect of the related Outside Serviced Companion Loan. If the Master Servicer, the Special Servicer or the Trustee determines that a proposed P&I Advance with respect to an Outside Serviced Mortgage Loan, if made, or any outstanding P&I Advance with respect to an Outside Serviced Mortgage Loan previously made, would be, or is, as applicable, a Nonrecoverable Advance, the Master Servicer, the Special Servicer or the Trustee, as applicable, shall provide the applicable Outside Servicer and Outside Special Servicer written notice of such determination within two (2) Business Days of the date of such determination. If the Master Servicer receives written notice from the related Outside Servicer or the related Outside Special Servicer, as the case may be, that either has determined, or the Outside Trustee has determined, in accordance with the applicable Outside Servicing Agreement with respect to an Outside Serviced Companion Loan, that any proposed advance under the applicable Outside Servicing Agreement that is similar to a P&I Advance would be, or any outstanding advance under such Outside Servicing Agreement that is similar to a P&I Advance is, a nonrecoverable advance, then the Master Servicer, the Special Servicer or the Trustee may, based upon such determination, determine that any P&I Advance previously made or proposed to be made with respect to the related Outside Serviced Mortgage Loan will be a Nonrecoverable P&I Advance. Thereafter, in either case, the Master Servicer and the Trustee shall not be required to make any additional P&I Advances with respect to the related Outside Serviced Mortgage Loan unless and until the Master Servicer or the Trustee, as the case may be, determines that any such additional P&I Advances with respect to the related Outside Serviced Mortgage Loan would not be a Nonrecoverable P&I Advance, which determination may be as a result of consultation with the related Outside Servicer or the related Outside Special Servicer, as the case may be, or otherwise. For the avoidance of doubt, the Master Servicer, the Special Servicer or the Trustee, as the case may be, shall have the sole discretion provided in this Agreement to determine that any future P&I Advance or outstanding P&I Advance would be, or is, as applicable, a Nonrecoverable Advance.

(d)       If the Trustee, the Master Servicer or the Special Servicer has received written notice from S&P, Fitch or Morningstar to the effect that continuation of the Master Servicer or the Special Servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by S&P, Fitch or Morningstar, as applicable, to any Class of Certificates and citing servicing concerns with such Master Servicer or Special Servicer, as applicable, as the sole or material factor in such rating action, and such notice is not rescinded within 60 days, then the Trustee, the Master Servicer or the Special Servicer, as applicable, shall promptly notify the other such parties and the Certificate Administrator, and the Certificate Administrator shall promptly notify the Serviced Companion Loan Holder and the applicable master servicer of any Serviced Companion Loan.

(e)       Notwithstanding any other terms of this Agreement, none of the Master Servicer, the Special Servicer nor the Trustee shall be entitled to recover: (1) from any collections on a Trust Subordinate Companion Loan, any Nonrecoverable Advance made, or interest on any Nonrecoverable Advance made, in respect of a Mortgage Loan (other than the Mortgage Loan related to such Trust Subordinate Companion Loan); or (2) any Nonrecoverable Advance that is a P&I Advance made in respect of a Trust Subordinate Companion Loan or any interest due on such Advance from any collections or amounts allocable to the Mortgage Loans (other than the Mortgage Loan related to such Trust Subordinate Companion Loan). With respect to each Trust Subordinate Companion Loan, the Master Servicer, the Special Servicer or the Trustee shall only be entitled to reimbursement for a P&I Advance from the amounts that would have been allocable to such Trust Subordinate Companion Loan or, if such P&I Advance is a Nonrecoverable

Advance, allocable to the related Mortgage Loan and any related Pari Passu Companion Loan.

(f)       Notwithstanding any other terms of this Agreement, none of the Master Servicer, the Special Servicer nor the Trustee shall be entitled to recover: (1) from collections on a Trust Subordinate Companion Loan any Workout-Delayed Reimbursement Amounts in respect of a Mortgage Loan (other than the Mortgage Loan related to such Trust Subordinate Companion Loan); or (2) any Workout-Delayed Reimbursement Amounts in respect of a Trust Subordinate Companion Loan from any collections on or allocable to the Mortgage Loans (other than the Mortgage Loan related to such Trust Subordinate Companion Loan). However, if the Workout-Delayed Reimbursement Amount relates to a Property Advance for the Woodlands Mall Loan Combination or The Centre Loan Combination, the Master Servicer shall be entitled to recover such Workout-Delayed Reimbursement Amount from general collections on deposit in the Collection Account for the Mortgage Pool and the applicable Trust Subordinate Companion Loan.

Section 4.07     Grantor Trust Reporting.

(a)       The Certificate Administrator shall maintain adequate books and records to account for the separate entitlements of the Grantor Trust.

(b)       The parties intend that the Grantor Trust shall be treated as a “grantor trust” under the Code, and the provisions thereof shall be interpreted consistently with this intention. In furtherance of such intention, none of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator shall vary the assets of the Grantor Trust so as to take advantage of market fluctuations or so as to improve the rate of return of the Grantor Trust Certificates, and shall otherwise comply with Treasury Regulations Section 301.7701-4(c). The Certificate Administrator shall timely file or cause to be timely filed with the IRS Form 1041, Form 1099 or such other form as may be applicable and shall furnish or cause to be furnished to the Holders of the respective Classes of the Grantor Trust Certificates, their allocable share of income and expense with respect to the VRR Specific Grantor Trust Assets, the Class S Specific Grantor Trust Assets and proceeds thereof as such amounts are received or accrue, as applicable.

(c)       The Grantor Trust is a WHFIT that is a WHMT. The Certificate Administrator shall report as required under the WHFIT Regulations to the extent such information as is reasonably necessary to enable the Certificate Administrator to do so is provided to the Certificate Administrator on a timely basis. The Certificate Administrator will not be liable for any tax reporting penalties that may arise under the WHFIT Regulations in the event that the IRS makes a determination that is contrary to the first sentence of this paragraph.

(i)       The Certificate Administrator, in its discretion, shall report required WHFIT information using either the cash or accrual method, except to the extent the WHFIT Regulations specifically require a different method. The Certificate Administrator shall be under no obligation to determine whether any

Certificateholder uses the cash or accrual method. The Certificate Administrator shall make available (via the Certificate Administrator’s Website) WHFIT information to Certificateholders annually. In addition, the Certificate Administrator shall not be responsible or liable for providing subsequently amended, revised or updated information to any Certificateholder, unless requested by the Certificateholder.

(ii)       The Certificate Administrator shall not be liable for failure to meet the reporting requirements of the WHFIT Regulations nor for any penalties thereunder if such failure is due to: (i) the lack of reasonably necessary information that is not in its possession being provided to the Certificate Administrator or (ii) incomplete, inaccurate or untimely information being provided to the Certificate Administrator. Each owner of a class of securities representing, in whole or in part, beneficial ownership of an interest in a WHFIT, by acceptance of its interest in such class of securities, will be deemed to have agreed to provide the Certificate Administrator with information regarding any sale of such securities, including the price, amount of proceeds and date of sale. Absent receipt of information regarding any sale of Certificates, including the price, amount of proceeds and date of sale from the beneficial owner thereof or the Depositor, the Certificate Administrator shall assume there is no secondary market trading of WHFIT interests.

(d)       To the extent required by the WHFIT Regulations, the Certificate Administrator shall use reasonable efforts to publish on the Certificate Administrator’s Website the CUSIP Numbers for the Certificates that represent ownership of a WHFIT. The CUSIP Number so published will represent the Rule 144A CUSIP Numbers. The Certificate Administrator shall make reasonable good faith efforts to keep the website accurate and updated to the extent CUSIP Numbers have been received. Absent the receipt of a CUSIP Number, the Certificate Administrator will use a reasonable identifier number in lieu of a CUSIP Number. The Certificate Administrator shall not be liable for investor reporting delays that result from the receipt of inaccurate or untimely CUSIP Number information.

Section 4.08     Calculations.

Provided that the Certificate Administrator receives the necessary loan-level information from the Master Servicer and/or the Special Servicer, the Certificate Administrator shall be responsible for performing all calculations necessary in connection with the actual and deemed distributions to be made pursuant to Section 4.01, the preparation of the Distribution Date Statements pursuant to Section 4.02(a) and the actual and deemed allocations of Realized Losses to be made pursuant to Section 4.01. The Certificate Administrator shall calculate the Principal Distribution Amount, the VRR Principal Distribution Amount, the Aggregate Principal Distribution Amount, the Woodlands Mall Principal Distribution Amount, the WMRR Principal Distribution Amount, the Aggregate Woodlands Mall Principal Distribution Amount, the Centre Principal Distribution Amount, the Interest Distribution Amounts, the VRR Interest Distribution Amount, the Woodlands Mall Interest Distribution Amounts, the WMRR Interest Distribution Amount, the Centre Interest Distribution Amount, the WMRR Realized Loss Interest Distribution

Amount and the VRR Realized Loss Interest Distribution Amount for each Distribution Date and shall allocate such amounts among Certificateholders in accordance with this Agreement. Absent actual knowledge of an error therein, the Certificate Administrator shall have no obligation to recompute, recalculate or otherwise verify any loan-level information provided to it by the Master Servicer. The calculations by the Certificate Administrator contemplated by this Section 4.08 shall, in the absence of manifest error, be deemed to be correct for all purposes hereunder.

Section 4.09 Secure Data Room. (a) Within 60 days of the Closing Date, the Certificate Administrator shall create a Secure Data Room, and the Depositor shall, upon the earlier of (i) receipt of all the Mortgage Loan Sellers’ Diligence File Certifications and (ii) the 120th day following the Closing Date (but, in any event, no earlier than the date on which the Depositor has received a written notice from the Certificate Administrator that the Secure Data Room has been created), deliver to the Certificate Administrator (but solely with respect to any Diligence File(s) received by the Depositor as to which it has received the related Mortgage Loan Seller’s Diligence File Certification) an electronic copy of the Diligence Files for the Mortgage Loans that have been uploaded by the Mortgage Loan Sellers to the Designated Site. After the 120th day following the Closing Date, the Depositor may deliver any Mortgage Loan Seller’s Diligence Files to the Certificate Administrator if it has not previously delivered such Mortgage Loan Seller’s Diligence Files to the Certificate Administrator. Upon receipt thereof, the Certificate Administrator shall promptly upload the contents of each Diligence File to the Secure Data Room. Access to the Secure Data Room shall be granted by the Certificate Administrator to (i) the Asset Representations Reviewer and (ii) any other Person at the direction of the Depositor, in each case, upon the occurrence of an Affirmative Asset Review Vote and receipt by the Certificate Administrator of a certification substantially in the form of Exhibit KK hereto. In no case whatsoever shall Certificateholders be permitted to access the Secure Data Room. For the avoidance of doubt, the Certificate Administrator shall be under no obligation to post any documents to the Secure Data Room other than the contents of the Diligence Files initially delivered to it by the Depositor with respect to each Mortgage Loan Seller.

(b)       The Certificate Administrator shall not have any obligation or duty to verify, review, confirm or otherwise determine whether the type, number or contents of any Diligence File delivered to the Certificate Administrator is accurate, complete, or relates to the transaction or confirm that all documents and information constituting any Diligence File have actually been delivered to the Certificate Administrator. In no case shall the Certificate Administrator be deemed to have obtained actual or constructive knowledge of the contents of, or information contained in, any Diligence File by virtue of posting such Diligence File to the Secure Data Room. In the event that any document is posted in error, the Certificate Administrator may remove such document from the Secure Data Room. The Certificate Administrator shall not have any obligation to produce physical or electronic copies of any document provided to it for posting to the Secure Data Room. The Certificate Administrator shall not be responsible or held liable for any other Person’s use or dissemination of the documents contained on the Secure Data Room; provided that such event or occurrence is not also a result of its own negligence, bad faith or willful misconduct. The Certificate Administrator shall not be required to restrict access to the Secure Data Room on a loan-by-loan basis and any Person with access to the Secure Data Room shall covenant to access only the documents necessary to perform its duties and responsibilities under this Agreement.

(c)         Upon the resignation or removal of the Certificate Administrator pursuant to Section 8.07, the Certificate Administrator shall transfer electronic copies of the Diligence Files to a successor certificate administrator designated in writing by the Depositor or the Master Servicer, and all costs and expenses associated with the transfer of the Diligence Files shall be payable as part of the costs and expenses associated with the transfer of its responsibilities upon the resignation or removal of the Certificate Administrator pursuant to Section 8.07. Following the date on which any Mortgage Loan is paid in full, liquidated, repurchased or otherwise removed from the Trust, the Special Servicer may (but shall not be obligated to) direct the Certificate Administrator in writing to delete the Diligence File related to such Mortgage Loan from the Secure Data Room; provided that absent such direction, the Certificate Administrator shall not be obligated to delete any Diligence File from the Secure Data Room. Following the termination of the Trust pursuant to Section 9.01, the Certificate Administrator shall be permitted to delete all files from the Secure Data Room. Upon deletion, in no event shall the Certificate Administrator be obligated to reproduce or retrieve such deleted files.

Article V

THE CERTIFICATES

Section 5.01       The Certificates. (a) The Pooled Certificates consist of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-AB Certificates, the Class X-A Certificates, the Class A-S Certificates, the Class B Certificates, the Class C Certificates, the Class X-B Certificates, the Class X-D Certificates, the Class D Certificates, the Class E Certificates, the Class F-RR Certificates, the Class G-RR Certificates, the Class J-RR Certificates, the Class VRR Certificates, the Class R Certificates and the Class S Certificates. The Woodlands Mall Loan-Specific Certificates consist of the Class WM-A, WM-B, Class WM-C and Class WMRR Certificates. The Centre Loan-Specific Certificates consist of the Class TC-A, Class TC-B, Class TC-C, Class TC-D, Class TC-E and Class TCRR Certificates.

Each Class of Certificates will be substantially in the forms annexed hereto as Exhibits A-1 through A-30, respectively, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement or as may, in the reasonable judgment of the Certificate Registrar, be necessary, appropriate or convenient to comply, or facilitate compliance, with applicable laws, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required by law, or as may, consistently herewith, be determined by the officers executing such Certificates, as evidenced by their execution thereof. The Public Certificates (other than the Class X-A Certificates) shall be issued in minimum denominations of $10,000 and integral multiples of $1 in excess thereof. The Private Certificates (other than the Class X-B, Class X-D, Class S and Class R Certificates and the VRR Interest) shall be issued in minimum denominations of $100,000 and integral multiples of $1 in excess thereof. The Class VRR Certificates shall be issued in minimum denominations of $100,000 and integral multiples of $0.01 in excess thereof. The Class X-A, Class X-B and Class X-D Certificates shall be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess thereof. If the initial Certificate Balance or initial Notional Amount, as applicable, of any Class of Certificates (exclusive of the Class S and Class R Certificates) does not equal an integral multiple of $1, then a single Certificate of such Class may be issued in a minimum denomination of authorized initial principal balance or initial notional amount, as applicable, that includes the excess of (i) the initial Certificate Balance or initial Notional Amount, as applicable, of such Class over (ii) the largest integral multiple of $1 that does not exceed such amount. The Class R Certificates shall be issued, maintained and transferred in minimum percentage interests of 10% of such Class R Certificates and in integral multiples of 1% in excess thereof. The Class S Certificates shall be issued, maintained and transferred in minimum percentage interests of 10% of such Class S Certificates and in integral multiples of 1% in excess thereof.

(b)         One authorized signatory shall sign the Certificates for the Certificate Administrator by manual or facsimile signature. If an authorized signatory whose signature is on a Certificate no longer holds that office at the time the Certificate Administrator countersigns the Certificate, the Certificate shall be valid nevertheless. A Certificate shall not be valid until an authorized signatory of the Certificate Administrator (who may be the same officer who executed the Certificate) manually countersigns the Certificate. The signature shall be conclusive evidence that the Certificate has been executed and countersigned under this Agreement.

Section 5.02      Form and Registration.

(a)         Each Class of Public Certificates shall be represented by a single, global certificate in definitive, fully registered form without interest coupons, substantially in the applicable form set forth as an exhibit hereto, which shall be deposited with the Certificate Registrar or an agent of the Certificate Registrar, as custodian for the Depository, and registered in the name of the Depository or a nominee of the Depository. The aggregate Certificate Balance of a Global Certificate may from time to time be increased or decreased by adjustments made on the records of the Certificate Registrar, as custodian for the Depository, as hereinafter provided.

(b)         Unless and until Definitive Certificates are issued in respect of a Class of Global Certificates, beneficial ownership interests in such Certificates will be maintained and transferred on the book-entry records of the Depository and Depository Participants, and all references to actions by Holders of such Class of Certificates will refer to action taken by the Depository upon instructions received from the related registered Holders of Certificates through the Depository Participants in accordance with the Depository’s procedures and, except as otherwise set forth herein, all references herein to payments, notices, reports and statements to Holders of such Class of Certificates will refer to payments, notices, reports and statements to the Depository or its nominee as the registered Holder thereof, for distribution to the related registered Holders of Certificates through the Depository Participants in accordance with the Depository’s procedures.

(c)         No transfer of any Private Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If a transfer is to be made in reliance upon an exemption from the Securities Act, and under the applicable state securities laws, then:

(i)       The Certificates of each Class of the Private Certificates (other than the Risk Retention Certificates, the Class S Certificates and the Class R Certificates) sold in offshore transactions in reliance on Regulation S under the Act shall initially be represented by a temporary global certificate in definitive, fully registered form without interest coupons, substantially in the applicable form set forth as an exhibit hereto (each a “Temporary Regulation S Global Certificate”), which shall be deposited on the Closing Date on behalf of the purchasers of the Private Certificates represented thereby with the Certificate Registrar, at its principal trust office, as custodian, for the Depository, and registered in the name of the Depository or the nominee of the Depository for the account of designated agents holding on behalf of Euroclear and/or Clearstream. Prior to the expiration of the 40-day period commencing on the later of the commencement of the offering and the Closing Date (the “Restricted Period”), beneficial interests in each Temporary Regulation S Global Certificate may be held only through Euroclear or Clearstream. After the expiration of the Restricted Period, a beneficial interest in a Temporary Regulation S Global Certificate may be exchanged for an interest in the related permanent global certificate of the same Class of Private Certificates (a “Regulation S Global Certificate”) in the applicable form set forth as an exhibit hereto in accordance with the procedures set forth in Section 5.03(f) of this Agreement. During the Restricted Period, distributions due in respect of a beneficial interest in a Temporary Regulation S Global Certificate shall only be made upon delivery to the Certificate Registrar by Euroclear or Clearstream, as applicable, of a Non-U.S. Beneficial Ownership Certification. After the expiration of the Restricted Period, distributions due in respect of any beneficial interests in a Temporary Regulation S Global Certificate shall not be made to the holders of such beneficial interests unless exchange for a beneficial interest in the Regulation S Global Certificate of the same Class is improperly withheld or refused. The aggregate Certificate Balance of a Temporary Regulation S Global Certificate or a Regulation S Global Certificate may from time to time be increased or decreased by adjustments made on the records of the Certificate Registrar, as custodian for the Depository, as hereinafter provided.

On the Closing Date, the Certificate Administrator shall execute, the Authenticating Agent shall authenticate, and the Certificate Administrator shall deliver to the Certificate Registrar the Regulation S Global Certificates, which shall be held by the Certificate Registrar for purposes of effecting the exchanges contemplated by the preceding paragraph. Citibank, N.A. is hereby initially appointed the Authenticating Agent with the power to act, on the Trustee’s behalf, in the authentication and delivery of the Certificates in connection with transfers and exchanges as herein provided. If Citibank, N.A. is removed as Certificate Administrator, then Citibank, N.A. shall be terminated as Authenticating Agent. If the Authenticating Agent is terminated, the Certificate Administrator (or, if the same entity is acting as both the Authenticating Agent and the Certificate Administrator and such entity is being removed from both capacities, a successor Certificate Administrator) shall appoint a successor authenticating agent, which may be the Certificate Administrator or an Affiliate thereof, in accordance with Section 5.09 of this Agreement.

(ii)       The Certificates of each Class of Private Certificates (other than the Risk Retention Certificates, the Class S Certificates and the Class R Certificates) offered and sold to Qualified Institutional Buyers in reliance on Rule 144A shall be represented by a single, global certificate in definitive, fully registered form without interest coupons, substantially in the applicable form set forth as an exhibit hereto (each, a “Rule 144A Global Certificate”), which shall be deposited with the Certificate Registrar or an agent of the Certificate Registrar, as custodian for the Depository, and registered in the name of the Depository or a nominee of the Depository. The aggregate Certificate Balance of a Rule 144A Global Certificate may from time to time be increased or decreased by adjustments made on the records of the Certificate Registrar, as custodian for the Depository, as hereinafter provided.

(iii)       The Certificates of each Class of Private Certificates offered and sold in the United States to investors that are Institutional Accredited Investors that are not Qualified Institutional Buyers, the Risk Retention Certificates (during the RR Interest Transfer Restriction Period), the Class S Certificates and the Class R Certificates (collectively, the “Non-Book Entry Certificates”) shall be in the form of Definitive Certificates, in each case substantially in the applicable form set forth as an exhibit hereto, and shall be registered in the name of such investors or their nominees by the Certificate Registrar who shall deliver the certificates for such Non-Book Entry Certificates to the respective beneficial owners or owners.

(d)         Owners of beneficial interests in Global Certificates of any Class shall not be entitled to receive physical delivery of certificated Certificates unless: (i) the Depository advises the Certificate Registrar in writing that the Depository is no longer willing or able to discharge properly its responsibilities as depository with respect to the Global Certificates of such Class or ceases to be a Clearing Agency, and the Certificate Administrator and the Depositor are unable to locate a qualified successor within 90 days of such notice; (ii) the Trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Holders of such Class and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Trustee to obtain possession of the Certificates of such Class; or (iii) in the case of a Private Certificate, all of the applicable requirements of Section 5.03 of this Agreement are satisfied; provided, however, that under no circumstances will certificated Private Certificates be issued to beneficial owners of a Temporary Regulation S Global Certificate. Upon notice of the occurrence of any of the events described in clause (i) or (ii) above with respect to any Certificates of a Class that are in the form of Global Certificates and upon surrender by the Depository of any Global Certificate of such Class and receipt from the Depository of instructions for reregistration, the Certificate Registrar shall issue Certificates of such Class in the form of Definitive Certificates (bearing, in the case of a Definitive Certificate issued for a Rule 144A Global Certificate, the same legends regarding transfer restrictions borne by such Global Certificate), and thereafter the Certificate Registrar shall recognize the holders of such Definitive Certificates as Certificateholders under this Agreement.

(e)         If any Certificate Owner wishes to transfer its interest in a Rule 144A Global Certificate to an Institutional Accredited Investor that is not a Qualified Institutional Buyer, or wishes to transfer its interest in a Regulation S Global Certificate to a “U.S. person” (as that term is defined in Rule 902(k) under the Securities Act) that is an Institutional Accredited Investor but not a Qualified Institutional Buyer, then the transferee shall take delivery in the form of a Non-Book Entry Certificate, subject to the restrictions on the transfer of such Non-Book Entry Certificate in Section 5.03(h) of this Agreement. No such transfer shall be made and the Certificate Registrar shall not register any such transfer unless such transfer complies with the provisions of Section 5.03(h) of this Agreement applicable to transfers of Non-Book Entry Certificates. Upon acceptance for exchange or transfer of a beneficial interest in a Global Certificate for a Non-Book Entry Certificate, as provided herein, the Certificate Registrar shall endorse on the schedule affixed to the related Global Certificate (or on a continuation of such schedule affixed to such Global Certificate and made a part thereof) an appropriate notation evidencing the date of such exchange or transfer and a decrease in the denomination of such Global Certificate equal to the denomination of such Non-Book Entry Certificate issued in exchange therefor or upon transfer thereof.

(f)          During the RR Interest Transfer Restriction Period, any Risk Retention Certificate shall only be held as a Definitive Certificate in the Retained Interest Safekeeping Account by the Certificate Administrator (and each Retaining Party’s respective interest shall be tracked in the form of an entry in the Certificate Administrator’s trust accounting system under the Retained Interest Safekeeping Account), for the benefit of the Holder of the related Certificate. The Certificate Administrator shall hold each Risk Retention Certificate in safekeeping and shall release the same only upon receipt of a written direction signed by each of the Depositor (except in the case of the HRR Interest), the Retaining Sponsor and the Holder of such Certificate, and in accordance with any authentication procedures as may be utilized by the Certificate Administrator and in accordance with this Agreement. There shall be, and hereby is, established by the Certificate Administrator an account which will be designated the “Retained Interest Safekeeping Account” and into which each Risk Retention Certificate shall be held and which shall be governed by and subject to this Agreement. In addition, on and after the date hereof, the Certificate Administrator may establish any number of subaccounts to the Retained Interest Safekeeping Account for each Retaining Party. Each Risk Retention Certificate to be delivered in physical form to the Certificate Administrator shall be delivered as set forth herein. Upon receipt by the Certificate Administrator of any Risk Retention Certificate in connection with the initial issuance thereof and, for so long as the Risk Retention Certificates are held in the Retained Interest Safekeeping Account by the Certificate Administrator pursuant to this Agreement, upon any transfer or exchange pursuant to this Article V of any Risk Retention Certificate, the Certificate Administrator shall deliver to the related Retaining Party a receipt in the form set forth in Exhibit MM. No amounts distributable with respect to any Risk Retention Certificate shall be remitted to the Retained Interest Safekeeping Account, but instead shall be remitted directly to the applicable Retaining Party in accordance with written instructions provided separately on the Closing Date (and any updates to such written instructions provided from time to time) by such Retaining Party to the Certificate Administrator. Under no circumstances by virtue of safekeeping any Risk Retention Certificate shall the Certificate Administrator be obligated to bring legal action or institute proceedings against any Person on behalf of any Retaining Party. During the RR Interest Transfer Restriction Period and for such longer time as the related Retaining Party may request, the Certificate Administrator shall hold each individual Risk Retention Certificate at the below location, or any other location; provided the Certificate Administrator has given notice to the Depositor, the Retaining Sponsor and each Retaining Party of such new location:

Citibank, N.A.
Vault Operations Level B
399 Park Avenue
New York, New York 10022

The Certificate Administrator shall make available to each Retaining Party its account information as mutually agreed upon by the Certificate Administrator and each respective Retaining Party, and in accordance with the Certificate Administrator’s policies and procedures. Any transfer of a Risk Retention Certificate shall be subject to this Article V. During the RR Interest Transfer Restriction Period, unless the Retaining Sponsor and the Depositor otherwise consent in writing, the Certificate Administrator shall not permit any Person to copy (other than for internal purposes), and shall not itself provide to any Person copies of, the executed Risk Retention Certificates held by it in the Retained Interest Safekeeping Account.

(g)         To the extent that the aggregate value and/or Certificate Balance of the RR Interest is in excess of the amount or percentage of risk retention required pursuant to Regulation RR, such excess portion of the RR Interest shall nevertheless be deemed to be subject to the requirements of Regulation RR and any Risk Retention Certificate evidencing such excess portion of the RR Interest shall be subject to all of the provisions in this Agreement applicable to the RR Interest including, without limitation, the provisions of this Article V.

Section 5.03      Registration of Transfer and Exchange of Certificates.

(a)         The Certificate Administrator shall keep or cause to be kept at its principal offices books (the “Certificate Register”) in which, subject to such reasonable regulations as it may prescribe, the Certificate Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided (the Certificate Administrator, in such capacity, being the “Certificate Registrar”). In such capacities, the Certificate Administrator shall be responsible for, among other things, (i) maintaining the Certificate Register and a record of the aggregate holdings of Certificates of each Class of Private Certificates represented by a Temporary Regulation S Global Certificate, a Regulation S Global Certificate and a Rule 144A Global Certificate and accepting Certificates for exchange and registration of transfer and (ii) transmitting to the Depositor, the Master Servicer and the Special Servicer any notices from the Certificateholders. In its capacity as Certificate Registrar, the Certificate Administrator shall be responsible for, among other things, holding the Risk Retention Certificates as Definitive Certificates on behalf of each Holder of such Certificates in accordance with Section 5.02(f).

(b)         Subject to the restrictions on transfer set forth in this Article V, upon surrender for registration of transfer of any Certificate, the Certificate Administrator shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

(c)         Rule 144A Global Certificate to Temporary Regulation S Global Certificate. If a holder of a beneficial interest in the Rule 144A Global Certificate deposited with the Certificate Registrar as custodian for the Depository wishes at any time during the Restricted Period to exchange its interest in such Rule 144A Global Certificate for an interest in the Temporary Regulation S Global Certificate of the same Class, or to transfer its interest in such Rule 144A Global Certificate to an institution that is required to take delivery thereof in the form of an interest in the Temporary Regulation S Global Certificate of the same Class, such holder may, subject to the rules and procedures of the Depository, exchange or cause the exchange of such interest for an equivalent beneficial interest in such Temporary Regulation S Global Certificate. Upon receipt by the Certificate Registrar, as registrar, at its office designated in Section 5.11 of this Agreement, of (1) instructions given in accordance with the Depository’s procedures from a Depository Participant directing the Certificate Registrar to credit, or cause to be credited, a beneficial interest in the Temporary Regulation S Global Certificate in an amount equal to the beneficial interest in the Rule 144A Global Certificate to be exchanged, (2) a written order given in accordance with the Depository’s procedures containing information regarding the Euroclear or Clearstream account to be credited with such increase and the name of such account and (3) a certificate in the form of Exhibit E to this Agreement given by the holder of such beneficial interest stating that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Certificates and pursuant to and in accordance with Regulation S, then the Certificate Registrar shall instruct the Depository to reduce, or cause to be reduced, the Certificate Balance of the Rule 144A Global Certificate and to increase, or cause to be increased, the Certificate Balance of the Temporary Regulation S Global Certificate by the aggregate Certificate Balance of the beneficial interest in the Rule 144A Global Certificate to be exchanged, to credit or cause to be credited to the account of the Person specified in such instructions (who shall be the agent member of Euroclear or Clearstream, or both) a beneficial interest in the Temporary Regulation S Global Certificate equal to the reduction in the Certificate Balance of the Rule 144A Global Certificate, and to debit, or cause to be debited, from the account of the Person making such exchange or transfer the beneficial interest in the Rule 144A Global Certificate that is being exchanged or transferred.

(d)         Rule 144A Global Certificate to Regulation S Global Certificate. If a holder of a beneficial interest in the Rule 144A Global Certificate deposited with the Certificate Registrar as custodian for the Depository wishes at any time following the Restricted Period to exchange its interest in such Rule 144A Global Certificate for an interest in the Regulation S Global Certificate of the same Class, or to transfer its interest in such Rule 144A Global Certificate to an institution that is required to take delivery thereof in the form of an interest in a Regulation S Global Certificate, such holder may, subject to the rules and procedures of the Depository, exchange, or cause the exchange of, such interest for an equivalent beneficial interest in such Regulation S Global Certificate. Upon receipt by the Certificate Registrar, as registrar, at its office designated in Section 5.11 of this Agreement, of (1) instructions given in accordance with the Depository’s procedures from a Depository Participant directing the Certificate Registrar to credit or cause to be credited a beneficial interest in the Regulation S Global Certificate in an amount equal to the beneficial interest in the Rule 144A Global Certificate to be exchanged, (2) a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with such increase and (3) a certificate in the form of Exhibit F to this Agreement given by the holder of such beneficial interest, then the Certificate Registrar shall instruct the Depository to reduce, or cause to be reduced, the Certificate Balance of the Rule 144A Global Certificate and to increase, or cause to be increased, the Certificate Balance of the Regulation S Global Certificate by the aggregate Certificate Balance of the beneficial interest in the Rule 144A Global Certificate to be exchanged, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Regulation S Global Certificate equal to the reduction in the Certificate Balance of the Rule 144A Global Certificate, and to debit, or cause to be debited, from the account of the Person making such exchange or transfer the beneficial interest in the Rule 144A Global Certificate that is being exchanged or transferred.

(e)         Temporary Regulation S Global Certificate or Regulation S Global Certificate to Rule 144A Global Certificate. If a holder of a beneficial interest in a Temporary Regulation S Global Certificate or Regulation S Global Certificate deposited with the Certificate Registrar as custodian for the Depository wishes at any time to exchange its interest in such Temporary Regulation S Global Certificate or Regulation S Global Certificate for an interest in the Rule 144A Global Certificate of the same Class, or to transfer its interest in such Temporary Regulation S Global Certificate or Regulation S Global Certificate to a Person who is required to take delivery thereof in the form of an interest in the Rule 144A Global Certificate, such holder may, subject to the rules and procedures of Euroclear or Clearstream, as the case may be, and the Depository, exchange or cause the exchange of such interest for an equivalent beneficial interest in the Rule 144A Global Certificate of the same Class. Upon receipt by the Certificate Registrar, as registrar, at its office designated in Section 5.11 of this Agreement, of (1) instructions from Euroclear or Clearstream, if applicable, and the Depository, directing the Certificate Registrar, as registrar, to credit or cause to be credited a beneficial interest in the Rule 144A Global Certificate equal to the beneficial interest in the Temporary Regulation S Global Certificate or Regulation S Global Certificate to be exchanged, such instructions to contain information regarding the participant account with the Depository to be credited with such increase, (2) with respect to a transfer of an interest in the Regulation S Global Certificate, information regarding the participant account of the Depository to be debited with such decrease and (3) with respect to a transfer of an interest in the Temporary Regulation S Global Certificate (but not the Regulation S Global Certificate) for an interest in the Rule 144A Global Certificate at any time during the Restricted Period, a certificate in the form of Exhibit G to this Agreement given by the holder of such beneficial interest and stating that the Person transferring such interest in the Temporary Regulation S Global Certificate reasonably believes that the Person acquiring such interest in the Rule 144A Global Certificate is a Qualified Institutional Buyer and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A, then the Certificate Registrar shall instruct the Depository to reduce, or cause to be reduced, the Certificate Balance of the Temporary Regulation S Global Certificate or Regulation S Global Certificate and to increase, or cause to be increased, the Certificate Balance of the Rule 144A Global Certificate by the aggregate Certificate Balance of the beneficial interest in the Temporary Regulation S Global Certificate or Regulation S Global Certificate to be exchanged, and the Certificate Registrar shall instruct the Depository, concurrently with such reduction, to credit, or cause to be credited, to the account of the Person specified in such instructions, a beneficial interest in the Rule 144A Global Certificate equal to the reduction in the Certificate Balance of the Temporary Regulation S Global Certificate or Regulation S Global Certificate and to debit, or cause to be debited, from the account of the Person making such transfer the beneficial interest in the Temporary Regulation S Global Certificate or Regulation S Global Certificate that is being transferred.

(f)          Temporary Regulation S Global Certificate to Regulation S Global Certificate. Interests in a Temporary Regulation S Global Certificate as to which the Certificate Registrar has received from Euroclear or Clearstream, as the case may be, a certificate (a “Non-U.S. Beneficial Ownership Certification”) to the effect that Euroclear or Clearstream, as applicable, has received a certificate substantially in the form of Exhibit H to this Agreement from the holder of a beneficial interest in such Temporary Regulation S Global Certificate, shall be exchanged after the Restricted Period, for interests in the Regulation S Global Certificate of the same Class of Private Certificates. The Certificate Registrar shall effect such exchange by delivering to the Depository for credit to the respective accounts of such holders, a duly executed and authenticated Regulation S Global Certificate, representing the aggregate Certificate Balance of interests in the Temporary Regulation S Global Certificate initially exchanged for interests in the Regulation S Global Certificate. The delivery to the Certificate Registrar by Euroclear or Clearstream of the certificate or certificates referred to above may be relied upon by the Depositor and the Certificate Registrar as conclusive evidence that the certificate or certificates referred to therein has or have been delivered to Euroclear or Clearstream pursuant to the terms of this Agreement and the Temporary Regulation S Global Certificate. Upon any exchange of interests in the Temporary Regulation S Global Certificate for interests in the Regulation S Global Certificate, the Certificate Registrar shall endorse the Temporary Regulation S Global Certificate to reflect the reduction in the Certificate Balance represented thereby by the amount so exchanged and shall endorse the Regulation S Global Certificate to reflect the corresponding increase in the amount represented thereby. Until so exchanged in full and except as provided therein, the Temporary Regulation S Global Certificate, and the Certificates evidenced thereby, shall in all respects be entitled to the same benefits under this Agreement as the Regulation S Global Certificate and Rule 144A Global Certificate authenticated and delivered hereunder.

(g)         Non-Book Entry Certificate to Global Certificate. If a holder of a Non-Book Entry Certificate that is a Private Certificate (other than any Risk Retention Certificate during the RR Interest Transfer Restriction Period, a Class S Certificate or a Class R Certificate) wishes at any time to exchange its interest in such Non-Book Entry Certificate for an interest in a Global Certificate of the same Class, or to transfer all or part of such Non-Book Entry Certificate to an institution that is entitled to take delivery thereof in the form of an interest in a Global Certificate, such holder may, subject to the rules and procedures of Euroclear or Clearstream, if applicable, and the Depository, cause the exchange of all or part of such Non-Book Entry Certificate for an equivalent beneficial interest in the appropriate Global Certificate of the same Class. Upon receipt by the Certificate Registrar, as registrar, at its office designated in Section 5.11 of this Agreement, of (1) such Non-Book Entry Certificate, duly endorsed as provided herein, (2) instructions from such holder directing the Certificate Registrar, as registrar, to credit, or cause to be credited, a beneficial interest in the applicable Global Certificate equal to the portion of the Certificate Balance of the Non-Book Entry Certificate to be exchanged, such instructions to contain information regarding the participant account with the Depository to be credited with such increase and (3) a certificate in the form of Exhibit I to this Agreement (in the event that the applicable Global Certificate is the Temporary Regulation S Global Certificate), in the form of Exhibit J to this Agreement (in the event that the applicable Global Certificate is the Regulation S Global Certificate) or in the form of Exhibit K to this Agreement (in the event that the applicable Global Certificate is the Rule 144A Global Certificate), then the Certificate Registrar, as registrar, shall cancel, or cause to be canceled, all or part of such Non-Book Entry Certificate, and shall, if applicable, direct the Certificate Administrator to execute, authenticate and deliver to the transferor a new Non-Book Entry Certificate equal to the aggregate Certificate Balance of the portion retained by such transferor and shall instruct the Depository to increase, or cause to be increased, such Global Certificate by the aggregate Certificate Balance of the portion of the Non-Book Entry Certificate to be exchanged and to credit, or cause to be credited, to the account of the institution specified in such instructions a beneficial interest in the applicable Global Certificate equal to the Certificate Balance of the portion of the Non-Book Entry Certificate so canceled.

(h)         Exchanges of Non-Book Entry Certificates. If a holder of a Rule 144A Global Certificate, Regulation S Global Certificate or Non-Book Entry Certificate (other than a Public Certificate) wishes at any time to transfer its interest in such Rule 144A Global Certificate, Regulation S Global Certificate or Non-Book Entry Certificate to a Person who is required to take delivery thereof in the form of a Non-Book Entry Certificate, then (except in connection with the transfer or deemed transfer thereof by the Depositor, an Initial Purchaser or, if occurring on the Closing Date, the Retaining Sponsor) the Certificate Registrar shall refuse to register such transfer unless it receives (and upon receipt, may conclusively rely upon): (i) a certificate from the proposed transferor substantially in the form attached as Exhibit L-2B to this Agreement, (ii) an investment representation letter from the proposed transferee substantially in the form attached as Exhibit L-4 to this Agreement; and (iii) if required by the Certificate Registrar, an opinion of counsel satisfactory to the Certificate Registrar to the effect that such transfer shall be made without registration under the Securities Act, together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or the proposed transferee on which such opinion of counsel is based (such opinion of counsel shall not be an expense of the Trust or of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee or the Certificate Registrar in their respective capacities as such).

(i)          Transfers of Risk Retention Certificates. At all times during the applicable RR Interest Transfer Restriction Period, if a transfer of any Risk Retention Certificate is to be made (other than in connection with (1) the transfer to CREFI on the Closing Date, pursuant to the CREFI Mortgage Loan Purchase Agreement, of the Certificates constituting the VRR1 Interest, (2) the transfer to DBNY on the Closing Date, pursuant to the GACC Mortgage Loan Purchase Agreement, of the Certificates constituting the VRR2 Interest, (3) the transfer to JPMCB on the Closing Date, pursuant to the JPMCB Mortgage Loan Purchase Agreement, of the Certificates constituting the VRR3 Interest, (4) the transfer to a majority-owned affiliate of the Third Party Purchaser on the Closing Date of the HRR Interest, (5) the transfer to GACC on the Closing Date of the WMRR Interest and (6) the transfer to the Centre Retaining Third Party Purchaser on the Closing Date of the Class TCRR Certificates), then the Certificate Registrar shall refuse to register such transfer unless it receives (and, upon receipt, the Certificate Registrar may conclusively rely upon) (i) a certification from such Certificateholder’s prospective Transferee substantially in the form attached hereto as Exhibit L-5A (in the case of a transfer of Class VRR Certificates), Exhibit L-5B (in the case of a transfer of Certificates constituting the HRR Interest), Exhibit L-5C (in the case of a transfer of Class WMRR Certificates) or Exhibit L-5D (in the case of a transfer of Class TCRR Certificates), which such certification must be countersigned by the applicable Retaining Party, the Retaining Sponsor (if different than the Retaining Party) and, except in the case of Certificates constituting the HRR Interest, the Depositor with a medallion stamp guarantee of such Retaining Party, and (ii) a certification from the Certificateholder desiring to effect such transfer substantially in the form attached hereto as Exhibit L-6A (in the case of a transfer of Class VRR Certificates), Exhibit L-6B (in the case of a transfer of Certificates constituting the HRR Interest), Exhibit L-6C (in the case of a transfer of Class WMRR Certificates) or Exhibit L-6D (in the case of a transfer of the Class TCRR Certificates) which such certification must be countersigned by the applicable Retaining Party (if different than the transferor), the Retaining Sponsor (if different than the Retaining Party) and, except in the case of Certificates constituting the HRR Interest, the Depositor with a medallion stamp guarantee of the such Retaining Party. Upon receipt of the foregoing certifications, the Certificate Registrar shall, subject to Section 5.02(f), Section 5.03(a), Section 5.03(h), the following provisions of this Section 5.03(i), and Section 5.03(n), reflect such Risk Retention Certificate in the name of the prospective Transferee. In no event shall a Risk Retention Certificate be held as a Global Certificate during the RR Interest Transfer Restriction Period. In connection with each transfer of a Risk Retention Certificate after the Closing Date, the transferor of such Certificate shall pay to the Certificate Administrator a transfer fee of $5,000 (together with any other expenses related to such transfer (including fees charged by the Depository, if applicable)) and such fee and expenses must be received by the Certificate Administrator prior to the transfer date or the Certificate Administrator shall not be required to complete the requested transfer.

(j)          Other Exchanges. In the event that a Global Certificate is exchanged for a Definitive Certificate (other than as otherwise set forth in Section 5.02(d) of this Agreement), such Certificates may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of clauses (c) through (f), (h) and (i) above (including the certification requirements intended to ensure that such transfers comply with Rule 144A or Regulation S under the Act, at the case may be) and such other procedures as may from time to time be adopted by the Certificate Registrar.

(k)         Restricted Period. Prior to the termination of the Restricted Period with respect to the issuance of the Certificates, transfers of interests in the Temporary Regulation S Global Certificate to U.S. persons (as defined in Regulation S) shall be limited to transfers made pursuant to the provisions of clause (e) above.

(l)          If Private Certificates are issued upon the transfer, exchange or replacement of Certificates bearing a restrictive legend relating to compliance with the Act, or if a request is made to remove such legend on Certificates, the Private Certificates so issued shall bear the restrictive legend, or such legend shall not be removed, as the case may be, unless there is delivered to the Certificate Registrar such satisfactory evidence, which may include an Opinion of Counsel that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Rule 144 or Regulation S under the Act, Regulation RR or, with respect to Non-Book Entry Certificates, that such Certificates are not “restricted” within the meaning of Rule 144 under the Act. Upon provision of such satisfactory evidence, the Certificate Registrar shall authenticate and deliver Certificates that do not bear such legend.

(m)        All Certificates surrendered for registration of transfer and exchange shall be canceled and subsequently destroyed by the Certificate Registrar in accordance with the Certificate Registrar’s customary procedures.

(n)         No Class VRR Certificate (if it is not an ERISA Restricted Certificate covered by the next sentence), Class WMRR Certificate (if it is not an ERISA Restricted Certificate covered by the next sentence), Class S Certificate or Class R Certificate may be purchased by or transferred to any prospective purchaser or transferee that is or will be (i) an employee benefit plan or other plan subject to the fiduciary responsibility or prohibited transaction provisions of ERISA or Code Section 4975 (each, a “Plan”), or (ii) any entity or collective investment fund the assets of which are considered Plan assets under U.S. Department of Labor Reg. Section 2510.3-101, as modified by Section 3(42) of ERISA, or Similar Law (as defined below), an insurance company that is using the assets of separate accounts or general accounts which include Plan assets (or which are deemed to include assets of Plans) or other Person acting on behalf of any such Plan or using the assets of a Plan (each, a “Plan Investor”) to purchase such Certificate. In addition, no ERISA Restricted Certificate or interest therein may be purchased by or transferred to any prospective purchaser or transferee that is or will be a Plan or Plan Investor, unless (i) such purchaser or transferee is an insurance company, (ii) the source of funds used to acquire or hold such ERISA Restricted Certificate or interest therein is an “insurance company general account,” as such term is defined in PTCE 95-60, and (iii) the conditions in Sections I and III of PTCE 95-60 have been satisfied. Furthermore, no ERISA Restricted Certificate, Class VRR Certificate (regardless of whether it is an ERISA Restricted Certificate), Class WMRR Certificate (regardless of whether it is an ERISA Restricted Certificate), Class S Certificate or Class R Certificate or interest therein may be purchased by or transferred to any prospective purchaser or transferee that is or will be a governmental plan (as defined in Section 3(32) of ERISA) or other plan that is subject to any federal, state or local law that is, to a material extent, similar to the fiduciary responsibility or prohibited transaction provisions of ERISA or Code Section 4975 (“Similar Law”), or to any Person acting on behalf of any such plan or using the assets of such plan to acquire such Certificate or interest therein unless, in the case of an ERISA Restricted Certificate, its acquisition, holding and disposition of such Certificate or an interest therein would not constitute or otherwise result in a non-exempt violation of Similar Law. Except in connection with the transfer or deemed transfer thereof by the Depositor, an Initial Purchaser or, if occurring on the Closing Date, the Retaining Sponsor, each prospective transferee of an ERISA Restricted Certificate, a Class VRR Certificate (regardless of whether it is an ERISA Restricted Certificate), a Class WMRR Certificate (regardless of whether it is an ERISA Restricted Certificate), a Class S Certificate or a Class R Certificate in the form of a Non-Book Entry Certificate shall deliver to the transferor, the Depositor, the Certificate Registrar, the Certificate Administrator and the Trustee representation letters, substantially in the form of Exhibit L-3 and Exhibit L-4 to this Agreement. Each beneficial owner of a Certificate (other than a Class S or Class R Certificate) or any interest therein will be deemed to have represented, by virtue of its acquisition or holding of such Certificate or interest therein, that either (i) it is not a Plan or Plan Investor, (ii) except in the case of an ERISA Restricted Certificate, a Class VRR Certificate (regardless of whether it is an ERISA Restricted Certificate) or a Class WMRR Certificate (regardless of whether it is an ERISA Restricted Certificate), it has acquired and is holding the Certificates in reliance on the Underwriter Exemption, and that it understands that there are certain conditions to the availability of the Underwriter Exemption, including that the Certificates must be rated, at the time of purchase, not lower than “BBB-“ (or its equivalent) by a rating agency that meets the requirements of the Underwriter Exemption and that such Certificate is so rated and that it is an Institutional Accredited Investor or (iii) except in the case of a Class VRR Certificate or Class WMRR Certificate (in each case unless it is being sold or transferred through Citigroup Global Markets Inc., Deutsche Bank Securities Inc. or J.P. Morgan Securities LLC), (1) it is an insurance company, (2) the source of funds used to acquire or hold the Certificate or interest therein is an “insurance company general account,” as such term is defined in PTCE 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied. Each beneficial owner of a Certificate or an interest therein which is a governmental plan or other plan subject to Similar Law shall be deemed to have represented, by virtue of its acquisition or holding of such Certificate or interest therein that the acquisition, holding and disposition of such Certificate or an interest therein by the purchaser will not constitute or otherwise result in a non-exempt violation of Similar Law. Any attempted or purported transfer in violation of these transfer restrictions shall be null and void ab initio and shall vest no rights in any purported transferee and shall not relieve the transferor of any obligations with respect to the applicable Certificates.

(o)         [RESERVED]

(p)         Each Person who has or acquires any Residual Ownership Interest shall be deemed by the acceptance or acquisition of such Residual Ownership Interest to have agreed to be bound by the following provisions and the rights of each Person acquiring any Residual Ownership Interest are expressly subject to the following provisions:

(i)          Each Person acquiring or holding any Residual Ownership Interest shall be a Permitted Transferee and shall not acquire or hold such Residual Ownership Interest as agent (including a broker, nominee or other middleman) on behalf of any Person that is not a Permitted Transferee. Any such Person shall promptly notify the Certificate Registrar of any change or impending change in its status (or the status of the beneficial owner of such Residual Ownership Interest) as a Permitted Transferee. Any acquisition described in the first sentence of this Section 5.03(p) by a Person who is not a Permitted Transferee or by a Person who is acting as an agent of a Person who is not a Permitted Transferee shall be void ab initio and of no effect, and the immediately preceding owner who was a Permitted Transferee shall be restored to registered and beneficial ownership of the Residual Ownership Interest as soon and as fully as possible.

(ii)         No Residual Ownership Interest may be Transferred, and no such Transfer shall be registered in the Certificate Register, without the express written consent of the Certificate Registrar, and the Certificate Registrar shall not recognize the Transfer, and such proposed Transfer shall not be effective, without such consent with respect thereto. In connection with any proposed Transfer of any Residual Ownership Interest, other than in connection with the initial Transfer thereof to the Initial Purchasers, the Certificate Registrar shall, as a condition to such consent, (x) require the proposed transferee to deliver, and the proposed transferee shall deliver to the Certificate Registrar and to the proposed transferor, an affidavit in substantially the form attached as Exhibit L-1 to this Agreement (a “Transferee Affidavit”) of the proposed transferee (A) that such proposed transferee is a Permitted Transferee and (B) stating that (1) the proposed transferee historically has paid its debts as they have come due and intends to do so in the future, (2) the proposed transferee understands that, as the holder of a Residual Ownership Interest, it may incur tax liabilities in excess of cash flows generated by the residual interest, (3) the proposed transferee intends to pay taxes associated with holding the Residual Ownership Interest as they become due, (4) the proposed transferee will not cause income with respect to the Residual Ownership Interest to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such proposed transferee or any other U.S. Tax Person, (5) the proposed transferee will not transfer the Residual Ownership Interest to any Person that does not provide a Transferee Affidavit or as to which the proposed transferee has actual knowledge that such Person is not a Permitted Transferee or is acting as an agent (including a broker, nominee or other middleman) for a Person that is not a Permitted Transferee, and (6) the proposed transferee expressly agrees to be bound by and to comply with the provisions of this Section 5.03(p) and (y) other than in connection with the initial issuance of a Class R Certificate or the Transfer of any Class R Certificate by any Initial Purchaser in connection with the initial offering of the Certificates, require a statement from the proposed transferor substantially in the form attached as Exhibit L-2A to this Agreement (the “Transferor Letter”), that the proposed transferor has no actual knowledge that the proposed transferee is not a Permitted Transferee and has no actual knowledge or reason to know that the proposed transferee’s statements in the preceding clauses (x)(B)(1) or (3) are false.

(iii)        Notwithstanding the delivery of a Transferee Affidavit by a proposed transferee under clause (p)(ii) above, if a Responsible Officer of the Certificate Registrar has actual knowledge that the proposed transferee is not a Permitted Transferee, no Transfer to such proposed transferee shall be effected and such proposed Transfer shall not be registered on the Certificate Register; provided, however, the Certificate Registrar shall not be required to conduct any independent investigation to determine whether a proposed transferee is a Permitted Transferee. Upon notice to the Certificate Registrar that there has occurred a Transfer to any Person that is a Disqualified Organization or an agent thereof (including a broker, nominee or middleman) in contravention of the foregoing restrictions, and in any event not later than 60 days after a request for information from the transferor of such Residual Ownership Interest or such agent, the Certificate Registrar and the Certificate Administrator agree to furnish to the IRS and the transferor of such Residual Ownership Interest or such agent such information necessary to the application of Code Section 860E(e) as may be required by the Code, including, but not limited to, the present value of the total anticipated excess inclusions with respect to such Class R Certificate (or portion thereof) for periods after such Transfer. At the election of the Certificate Registrar, the Certificate Registrar may charge a reasonable fee for computing and furnishing such information to the transferor or to such agent referred to above; provided, however, such Persons shall in no event be excused from furnishing such information.

(iv)        The Class R Certificates may only be represented by Definitive Certificates and may only be transferred to and owned by Qualified Institutional Buyers.

(v)         The Class S Certificates may only be represented by Definitive Certificates and may only be transferred to and owned by Qualified Institutional Buyers or Institutional Accredited Investors.

(q)       Any attempted or purported transfer in violation of the transfer restrictions set forth in this Article V shall be null and void ab initio and shall vest no rights in any purported transferee and shall not relieve the transferor of any obligations with respect to the applicable Certificates.

Section 5.04       Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Certificate Registrar, the Trustee and the Certificate Administrator such security or indemnity as may be required by it to save it harmless, then, in the absence of actual notice that such Certificate has been acquired by a bona fide purchaser, the Certificate Registrar shall direct the Certificate Administrator to execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and interest in the Trust Fund. In connection with the issuance of any new Certificate under this Section 5.04, the Certificate Registrar and the Certificate Administrator may require the payment of a sum sufficient to cover any expenses (including the fees and expenses of the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section 5.04 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 5.05       Persons Deemed Owners. The Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator and the Certificate Registrar, and any agent of any of them, may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Certificate Registrar, nor any agent of any of them shall be affected by any notice to the contrary; provided, however, that to the extent that a party to this Agreement responsible for distributing any report, statement or other information required to be distributed to Certificateholders has been provided an Investor Certification, such party to this Agreement shall distribute such report, statement or other information to such Certificate Owner (or prospective transferee) under the same circumstances, and subject to the same conditions, as such report, statement or other information would be provided to a Certificateholder.

Section 5.06      Appointment of Paying Agent. The Certificate Administrator may appoint (and, if it does not so appoint, shall act as) a paying agent for the purpose of making distributions to Certificateholders pursuant to Section 4.01 of this Agreement. The Certificate Administrator shall cause such Paying Agent, if other than the Certificate Administrator or the Master Servicer, to execute and deliver to the Master Servicer and the Certificate Administrator an instrument that is consistent in all material respects with this Agreement and in which such Paying Agent shall agree with the Master Servicer and the Certificate Administrator that such Paying Agent will hold all sums held by it for the payment to Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums have been paid to the Certificateholders or disposed of as otherwise provided herein. The initial Paying Agent shall be the Certificate Administrator. The Paying Agent shall at all times be an entity having a long-term unsecured debt rating of at least “BBB+” from each of S&P and Fitch, or shall be otherwise acceptable to each Rating Agency.

Section 5.07      Access to Certificateholders’ Names and Addresses; Special Notices.

(a)         The Certificate Registrar shall maintain in as current form as is reasonably practicable the most recent list available to it of the names and addresses of the Certificateholders. If any Certificateholder or Certificate Owner (a “Certifying Certificateholder”) that has delivered an executed certification as contemplated by Section 5.07(c) reflecting the appropriate information to the Certificate Administrator at 388 Greenwich Street, New York, New York 10013, Attention: Global Transaction Services – Benchmark 2019-B12 (i) requests in writing from the Certificate Registrar a list of the names and addresses of Certificateholders, (ii) states that such Certifying Certificateholder desires to communicate with other Certificateholders and Certificate Owners with respect to its rights under this Agreement or under the Certificates and (iii) provides a copy of the communication which Certifying Certificateholder proposes to transmit, then the Certificate Registrar shall, within ten (10) Business Days after the receipt of such request (a “Communication Request”), furnish such Certifying Certificateholder

(at such Certifying Certificateholder’s sole cost and expense) a list of the names and addresses of the Certificateholders as of the most recent Record Date as they appear in the Certificate Register. Every Certificateholder, by receiving and holding a Certificate, agrees that the Certificate Registrar shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which information was derived. The Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor and the Depositor shall be entitled to a list of the names and addresses of Certificateholders from time to time upon request therefor.

(b)         The Certificate Administrator shall include in any Form 10-D any written request received in accordance with Section 5.07(a) prior to the Distribution Date to which the Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of this Agreement. Any Form 10-D containing such disclosure (a “Special Notice”) regarding the request to communicate shall include the following and no more than the following (a) the name of the Certificateholder or Certificate Owner making the request, (b) the date the request was received, (c) a statement to the effect that the Certificate Administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under this Agreement, and (d) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

(c)         In verifying the identity of any Certificateholder or Certificate Owner in connection with any request to communicate, (i) if the Certificateholder or Certificate Owner is the holder of record with respect to any Certificate, the Certificate Administrator shall not require any further verification or (ii) if the Certificateholder or Certificate Owner is not the holder of record with respect to any Certificate, the Certificate Administrator shall require no more than (x) a written certification from such Certificateholder or Certificate Owner that it is the beneficial owner of a Certificate and (y) one of the following documents confirming ownership of such Certificate: a trade confirmation, an account statement, a letter from a broker-dealer or another document acceptable to the Certificate Administrator that is similar to any of the foregoing documents. The Certificate Administrator shall not have any obligation to verify the information provided by any Certificateholder or Certificate Owner in any request to communicate and may rely on such information conclusively. Any Certificateholder or Certificate Owner will be responsible for its own expenses in making any Communication Request, but will not be required to bear any expenses of the Certificate Administrator. Any expenses the Certificate Administrator incurs in connection with any request to communicate will be paid by the Trust.

Section 5.08      Actions of Certificateholders.

(a)         Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Certificate Administrator and, when required, to the Depositor, the Master Servicer or the Special Servicer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, the Certificate Administrator, the Depositor, the Special Servicer and the Master Servicer, if made in the manner provided in this Section.

(b)         The fact and date of the execution by any Certificateholder of any such instrument or writing may be proved in any reasonable manner which the Certificate Administrator deems sufficient.

(c)         Any request, demand, authorization, direction, notice, consent, waiver or other act by a Certificateholder shall bind every Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, or omitted to be done, by the Trustee, the Certificate Administrator, the Depositor, the Special Servicer or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

(d)         The Certificate Administrator or Certificate Registrar may require such additional proof of any matter referred to in this Section 5.08 as it shall deem necessary.

Section 5.09      Authenticating Agent. The Certificate Administrator may appoint an Authenticating Agent to execute and to authenticate Certificates. The Authenticating Agent must be acceptable to the Depositor and must be an entity organized and doing business under the laws of the United States of America or any state, having a principal office and place of business in a state and city acceptable to the Depositor, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities. The Certificate Administrator shall serve as the initial Authenticating Agent and the Certificate Administrator hereby accepts such appointment.

Any entity into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be party, or any entity succeeding to the corporate agency business of the Authenticating Agent, shall be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Certificate Administrator or the Authenticating Agent.

The Authenticating Agent may at any time resign by giving at least 30 days’ advance written notice of resignation to the Certificate Administrator and the Depositor. The Certificate Administrator may at any time terminate the agency of the Authenticating Agent by giving written notice of termination to the Authenticating Agent and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 5.09, the Certificate Administrator promptly shall appoint a successor Authenticating

Agent, which shall be acceptable to the Depositor, and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 5.09.

The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Certificate Administrator. Any compensation paid to the Authenticating Agent shall be an unreimbursable expense of the Certificate Administrator. The appointment of an Authenticating Agent shall not relieve the Certificate Administrator from any of its obligations hereunder, and the Certificate Administrator shall remain responsible for all acts and omissions of the Authenticating Agent.

Section 5.10      Appointment of Custodian. The Certificate Administrator shall be, and shall perform all the duties of, the Custodian hereunder or may appoint one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Certificate Administrator, by entering into a Custodial Agreement (in the event the Certificate Administrator is not the Custodian) that is consistent in all material respects with this Agreement. The Certificate Administrator shall give prompt written notice to the Depositor of any appointment of a Custodian. The Certificate Administrator agrees to comply with the terms of each Custodial Agreement, to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders and Serviced Companion Loan Holders and to cause any Custodian appointed by the Certificate Administrator to comply with any provision of this Agreement that purports to require such Custodian to act or refrain from acting. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $15,000,000, shall have a long-term debt rating of at least “BBB” from each of S&P and Fitch, and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File. Each Custodial Agreement may be amended only as provided in Section 12.07 of this Agreement. Any compensation paid to the Custodian shall be an unreimbursable expense of the Certificate Administrator. The Certificate Administrator shall serve as the initial Custodian and shall be deemed appointed as Custodian at all times that no other party is so appointed in accordance with this Section 5.10. The Custodian, if the Custodian is not the Certificate Administrator, shall maintain a fidelity bond in the form and amount that are customary for securitizations similar to the securitization evidenced by this Agreement, with the Certificate Administrator named as loss payee. The Custodian shall be deemed to have complied with this provision if one of its respective Affiliates has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Custodian. In addition, the Custodian shall keep in force during the term of this Agreement a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers and employees in connection with its obligations hereunder in the form and amount that are customary for securitizations similar to the securitization evidenced by this Agreement, with the Certificate Administrator named as loss payee. All fidelity bonds and policies of errors and omissions insurance obtained under this Section 5.10 shall be issued by a Qualified Insurer, or by any other insurer with respect to which the Rating Agencies have provided to the Trustee a Rating Agency Confirmation. The Custodian shall be subject to the same obligations and standard of care as would be imposed on the Certificate Administrator hereunder in connection with the retention of Mortgage Files directly by the Certificate Administrator. Upon termination or resignation of any Custodian appointed by it, the Certificate Administrator may appoint another Custodian meeting the foregoing requirements. The appointment of a Custodian shall not relieve the Certificate Administrator from any of its obligations hereunder, and the Certificate Administrator shall remain responsible for all acts and omissions of the Custodian. In the event the Certificate Administrator is the Custodian, the Custodian may self-insure.

Section 5.11     Maintenance of Office or Agency. The Certificate Registrar shall maintain or cause to be maintained an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Certificate Registrar in respect of the Certificates and this Agreement may be served. The Certificate Registrar initially designates its office at 480 Washington Boulevard, 30th Floor, Jersey City, New Jersey 07310, Attention - Securities Window, as its office for such purposes. The Certificate Registrar shall give prompt written notice to the Certificateholders of any change in the location of the Certificate Register or any such office or agency.

Section 5.12      Voting Procedures. With respect to any matters submitted to Certificateholders for a vote, the Certificate Administrator shall administer such vote through the Depository with respect to Global Certificates and directly with registered Holders by mail with respect to Definitive Certificates. In each case, such vote shall be administered in accordance with the following procedures, unless different procedures are otherwise described herein with respect to a specific vote:

(a)         Any matter submitted to Certificateholders for a vote shall be announced in a notice prepared by the Certificate Administrator. Such notice shall include the record date determined by the Certificate Administrator for purposes of the vote and a voting deadline which, unless otherwise specifically contemplated herein for any particular matter, shall be no less than thirty (30) days and no later than sixty (60) days after the date such notice is distributed. The notice and related ballot shall be sent to Holders of Global Certificates through the Depository and by mail to the registered Holders of Definitive Certificates. In addition, the notice and related ballot shall be posted to the Certificate Administrator’s Website. Notices delivered in this manner shall be considered delivered to all Holders regardless of whether any Holder actually receives the notice and ballot.

(b)         In connection with any vote administered pursuant to this Agreement, voting Holders shall be required to certify their holdings in the manner set forth on the ballot, unless a specific manner is otherwise provided herein. Holders may only vote in accordance with their Voting Rights. Voting Rights with respect to any outstanding Class of Certificates shall be calculated by the Certificate Administrator in accordance with the definition of Voting Rights as of the record date for the vote. Only Classes with an outstanding Certificate Balance or Notional Amount, as applicable, greater than zero as of the record date of the vote shall be permitted to vote. Once a Holder has cast its vote, the vote may be changed or retracted on or before the vote deadline. Any changes or retractions shall be communicated by the Certificateholder to the Certificate Administrator in writing on a ballot. After the vote deadline has passed, votes may not be changed or retracted by any Holder unless the Holder wishing to change or retract its vote holds a sufficient portion of the Voting Rights such that the Holder, by its vote alone, could approve or deny the proposition subject to a vote without taking into consideration the votes cast by any other Holder. Transferees or purchasers of any Class of Certificates are subject to and shall be bound by all votes of Holders initiated or conducted prior to its acquisition of such Certificate.

(c)        The Certificate Administrator may take up to fifteen (15) Business Days to tabulate the results of any vote. The Certificate Administrator shall use its reasonable efforts to resolve any illegible or incomplete ballots received prior to the voting deadline. Illegible or incomplete ballots that are received on the voting deadline or that cannot be resolved by the voting deadline shall not be counted. Promptly after the votes are tabulated, the Certificate Administrator shall prepare a notice announcing the results of the vote. Such notice shall include the percentage of Voting Rights in favor of the proposition, the percentage against the proposition and the percentage abstaining. In addition, the notice will announce whether the proposition has been adopted by Certificateholders. The notice shall be distributed in accordance with the methods described in Section 5.12(a) above. The Certificate Administrator shall also include such notice on the Form 10-D prepared in connection with the distribution period that corresponds with the date such notice is distributed. All vote tabulations shall be final and the Certificate Administrator shall not, absent manifest error, re-tabulate the votes or conduct a new vote for the same proposition.

(d)         Unless otherwise specifically provided herein, any and all reasonable expenses incurred by the Certificate Administrator in connection with administering any vote shall be borne by the Trust. The Certificate Administrator is under no obligation to advise Holders about the matter being voted on or answer questions other than process-related questions regarding the administration of the vote.

(e)         If any party to this Agreement believes a vote of Certificateholders is needed for some matter related to the administration of the Trust that is not specifically contemplated herein, such party may request the Certificate Administrator to conduct a vote and the Certificate Administrator will conduct the requested vote in accordance with these procedures. Unless specifically provided herein, all such votes require a majority of Certificateholders to carry a proposition.

Article VI

THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER, the Operating Advisor, THE Asset Representations Reviewer and the Controlling Class Representative

Section 6.01      Liability of the Depositor, the Master Servicer, the Special Servicer, the Asset Representations Reviewer and the Operating Advisor. The Depositor, the Master Servicer, the Special Servicer, the Operating Advisor and the Asset Representations Reviewer each shall be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement. Each of the Master Servicer, the Special Servicer, the Operating Advisor and the Asset Representations Reviewer shall indemnify the Depositor (and any employee, director or officer of the Depositor), the Trust Fund and the Serviced Companion Loan Holders and hold the Depositor (and any employee, director or officer of the Depositor), the Trust Fund and the Serviced Companion Loan Holders harmless against any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses, which for the avoidance of doubt include reasonable attorneys’ fees and expenses related to the enforcement of this indemnity) incurred by such parties (i) as a result of any willful misconduct, bad faith, fraud or negligence in the performance of duties of the Master Servicer, the Special Servicer, the Operating Advisor or the Asset Representations Reviewer, as the case may be, or by reason of negligent disregard of such Person’s obligations or duties hereunder, or (ii) as a result of the breach by the Master Servicer, the Special Servicer, the Operating Advisor or the Asset Representations Reviewer, as the case may be, of any of its representations or warranties contained herein. The Depositor shall indemnify the Trust Fund and the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor and the Asset Representations Reviewer, and any member, manager, employee, director or officer of the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer and hold the Trust Fund and the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor and the Asset Representations Reviewer and any member, manager, employee, director or officer of either the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor or the Asset Representations Reviewer harmless against any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by such parties (i) in connection with any willful misconduct, bad faith, fraud and/or negligence in the performance of duties of the Depositor or by reason of negligent disregard of the Depositor obligations or duties hereunder, or (ii) as a result of the breach by the Depositor of any of its representations or warranties contained herein.

Section 6.02      Merger or Consolidation of the Master Servicer, the Special Servicer, the Operating Advisor and the Asset Representations Reviewer. Subject to the following paragraph, each of the Master Servicer, the Special Servicer, the Operating Advisor and the Asset Representations Reviewer shall keep in full effect its existence, rights and good standing as a national banking association, a corporation or a limited liability company, as applicable, under the laws of the state of its organization and shall not jeopardize its ability to do business in each jurisdiction in which the Mortgaged Properties are located, to the extent necessary to perform its obligations under this Agreement, or to protect the validity and enforceability of this Agreement, the Certificates or any of the Trust Loans and to perform its respective duties under this Agreement.

Each of the Master Servicer, the Special Servicer, the Operating Advisor and the Asset Representations Reviewer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets (which may be limited to all or substantially all of its assets related to commercial mortgage loan servicing or, in the case of the Operating Advisor, may be limited to all or substantially all of its assets related to acting as a trust advisor or operating advisor for commercial mortgage securitizations) to any Person, in which case any Person resulting from any merger or consolidation to which it shall be a party, or any Person succeeding to its business, shall be the successor of the Master Servicer, the Special Servicer, the Operating Advisor or the Asset Representations Reviewer, as applicable, hereunder, and shall be deemed to have assumed all of the liabilities of the Master Servicer, the Special Servicer, the Operating Advisor or the Asset Representations Reviewer, as applicable, hereunder, if each of the Rating Agencies has provided a Rating Agency Confirmation; provided that if the Master Servicer, the Special Servicer, the Operating Advisor or the Asset Representations Reviewer enters into a merger and the Master Servicer, the Special Servicer, the Operating Advisor or the Asset Representations Reviewer, as applicable, is the surviving entity under applicable law, then the Master Servicer, the

Special Servicer, the Operating Advisor or the Asset Representations Reviewer, as applicable, shall not, as a result of the merger, be required to provide a Rating Agency Confirmation.

Section 6.03       Limitation on Liability of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer and Others. None of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer or any of the directors, members, managers, officers, employees or agents of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor or the Asset Representations Reviewer shall be under any liability to the Trust Fund, the Certificateholders, the Companion Loan Holders or any other Person for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment. However, none of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer or any such Person shall be protected against any liability which would otherwise be imposed by reason of (i) any breach of warranty or representation by such respective party in this Agreement or (ii) any willful misconduct, bad faith, fraud or negligence on the part of such respective party in the performance of its obligations and duties hereunder or by reason of negligent disregard on the part of such respective party of its obligations or duties hereunder. The Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer and any director, member, manager, officer, employee or agent of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor or the Asset Representations Reviewer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any appropriate Person respecting any matters arising hereunder. The Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer and any director, member, manager, officer, employee or agent of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor or the Asset Representations Reviewer shall be indemnified and held harmless by the Trust Fund (which indemnification amounts shall be payable out of the Collection Account or the applicable Loan Combination Custodial Account if and to the extent with respect to a Serviced Loan Combination and then out of the Collection Account, provided that, to the extent that the amount relates to a Serviced Loan Combination, is required under the related Co-Lender Agreement to be borne by the holder of a related Serviced Companion Loan and is paid from the Collection Account because funds on deposit in the applicable Loan Combination Custodial Account are insufficient to pay such indemnification, then the Master Servicer shall from time to time thereafter use amounts otherwise payable to the holder of such Serviced Companion Loan to deposit into the Collection Account the amount so paid from the Collection Account) against any loss, liability, penalty, fine, forfeiture, claim, judgment or expense (including reasonable legal fees and expenses, which for the avoidance of doubt include reasonable legal fees and expenses related to the enforcement of this indemnity) incurred in connection with, or relating to, this Agreement or the Certificates, other than any such loss, liability, penalty, fine, forfeiture, claim, judgment or expense (including any such legal fees and expenses) (i) incurred by reason of willful misconduct, bad faith, fraud or negligence in the performance of its obligations or duties hereunder or by reason of negligent disregard of its obligations or duties hereunder, in each case by the Person being indemnified, (ii) with respect to any such party, resulting from the breach by such party of any of its representations or warranties contained herein, (iii) specifically required to be borne by the party seeking indemnification without right of reimbursement pursuant to the terms hereof or (iv) which constitutes an Advance that is otherwise reimbursable hereunder. None of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor or the Asset

Representations Reviewer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and in its opinion does not expose it to any expense or liability for which reimbursement is not reasonably assured, and neither the Operating Advisor nor the Asset Representations Reviewer may prosecute on behalf of the Trust or in the interests of the Certificateholders any legal action related to its duties under this Agreement under any circumstances; provided, however, that each of the Depositor, the Master Servicer and the Special Servicer may in its discretion undertake any such action related to its obligations hereunder which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund (payable out of the Collection Account or the applicable Loan Combination Custodial Account if and to the extent with respect to a Serviced Loan Combination and then out of the Collection Account, provided that to the extent that the amount relates to a Serviced Loan Combination, is required under the related Co-Lender Agreement to be borne by the holder of a related Serviced Companion Loan and is paid from the Collection Account because funds on deposit in the applicable Loan Combination Custodial Account are insufficient to pay such indemnification, then the Master Servicer shall from time to time thereafter use amounts otherwise payable to the holder of such Serviced Companion Loan to deposit into the Collection Account the amount so paid from the Collection Account), and the Depositor, the Master Servicer and the Special Servicer shall be entitled to be reimbursed therefor from the Collection Account or the applicable Loan Combination Custodial Account, as applicable, as provided in Section 3.06 and Section 3.06A of this Agreement.

Each of the related Outside Servicer, the related Outside Special Servicer or the related Outside Trustee, as applicable, shall be entitled to reimbursement out of general collections in the Collection Account for the Trust’s pro rata share of any fees, costs or expenses incurred in connection with the servicing and administration of an Outside Serviced Loan Combination as to which the securitization trust created under the applicable Outside Servicing Agreement or any of the parties thereto are entitled to be reimbursed pursuant to the terms of the applicable Outside Servicing Agreement and the related Co-Lender Agreement (to the extent amounts on deposit in the related “Serviced Whole Loan Custodial Account” or “Loan Combination Custodial Account” (as each such term or any analogous term is defined in the applicable Outside Servicing Agreement) are insufficient for reimbursement of such amounts).

Section 6.04       Limitation on Resignation of the Master Servicer, the Special Servicer or the Operating Advisor.

(a)         Each of the Master Servicer and the Special Servicer may resign, assign its respective rights and delegate its respective duties and obligations under this Agreement by giving written notice thereof to the other such party, the Trustee, the Certificate Administrator (who shall post such notice to the Certificate Administrator’s Website for review by Privileged Persons in accordance with Section 4.02(a)), the Depositor, the Operating Advisor, the Asset Representations Reviewer, the Serviced Companion Loan Holders and, for posting to the Rule 17g-5 Information Provider’s Website pursuant to Section 12.13 of this Agreement, the Rule 17g-5 Information Provider; provided, however, that the Special Servicer may not delegate any of its servicing obligations and duties to any Sub-Servicer; and provided, further, that, with respect to any of the Master Servicer or the

Special Servicer: (i) the successor accepting such assignment and delegation (A) shall be an established mortgage finance entity, bank or other entity regularly engaged in the servicing of commercial mortgage loans, organized and doing business under the laws of any state of the United States, the District of Columbia or the United States, authorized under such laws to perform the duties of a servicer of mortgage loans or a Person resulting from a merger, consolidation or succession that is permitted under Section 6.02 of this Agreement and, in the case of a Serviced Loan Combination, under the related Co-Lender Agreement and (B) shall execute and deliver to the Trustee and the Certificate Administrator an agreement which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer or the Special Servicer, as the case may be, under this Agreement from and after the date of such agreement; (ii) each Rating Agency has delivered to the Trustee a Rating Agency Confirmation; (iii) the Master Servicer or the Special Servicer shall not be released from its obligations under this Agreement that arose prior to the effective date of such assignment and delegation under this Section 6.04; (iv) the rate at which the Servicing Fee or Special Servicing Compensation, as applicable (or any component thereof) is calculated shall not exceed the rate then in effect; (v) for so long as no Control Termination Event has occurred and is continuing, the successor Special Servicer is acceptable to the Controlling Class Representative (and, if a Serviced Outside Controlled Loan Combination is affected, the successor Special Servicer is acceptable to the related Outside Controlling Note Holder); (vi) the resigning Master Servicer or Special Servicer, as applicable, shall be responsible for the reasonable costs and expenses of each other party hereto, the Trust and the Rating Agencies in connection with such transfer; (vii) none of the Operating Advisor, the Asset Representations Reviewer nor any of their Affiliates shall in any event be appointed as successor Master Servicer or Special Servicer; and (viii) none of the Third Party Purchaser, the Centre Retaining Third Party Purchaser or any of their respective Risk Retention Affiliates shall in any event be appointed as successor Master Servicer. Upon acceptance of such assignment and delegation, the purchaser or transferee shall be the successor Master Servicer or Special Servicer, as applicable, hereunder.

(b)         Except as otherwise provided in Section 3.34, this Section 6.04 and Section 6.08(j), the Master Servicer and the Special Servicer shall not resign from their respective obligations and duties hereby imposed on them except upon determination that such duties hereunder are no longer permissible under applicable law; provided that, on and after the time the Trustee receives notice of resignation by the Master Servicer or the Special Servicer upon determination that such duties hereunder are no longer permissible under applicable law, the Trustee (solely with respect to the Master Servicer or the Special Servicer) shall, subject to the terms and provisions of Section 7.02 of this Agreement as if the resigning party was a Terminated Party, be its successor in all respects in its capacity as Master Servicer or Special Servicer, as applicable, as though the Master Servicer or the Special Servicer, as the case may be, had received a notice of termination. Any such determination permitting the resignation of the Master Servicer or the Special Servicer, as applicable, shall be evidenced by an Opinion of Counsel (obtained at the resigning Master Servicer’s or Special Servicer’s expense) to such effect delivered to the Trustee and the Certificate Administrator.

Except as provided in the immediately preceding paragraph, no resignation or removal of the Master Servicer, the Special Servicer as contemplated herein shall become effective until the Trustee (solely with respect to the Master Servicer or the Special Servicer) or a successor Master Servicer, Special Servicer shall have assumed the Master Servicer’s or the Special Servicer’s, as applicable, responsibilities, duties, liabilities and obligations hereunder. Notwithstanding anything to the contrary herein, none of the Operating Advisor, the Asset Representations Reviewer nor any of their Affiliates may be appointed as successor Master Servicer or Special Servicer. If no successor Master Servicer or Special Servicer can be obtained to perform such obligations for the same compensation to which the terminated Master Servicer or Special Servicer would have been entitled, additional amounts payable to such successor Master Servicer or Special Servicer shall be payable out of the Trust; provided that, for so long as no Consultation Termination Event has occurred and is continuing, the Trustee shall consult with the Controlling Class Representative prior to the appointment of a successor Master Servicer, Special Servicer or Operating Advisor at a servicing or operating advisor compensation in excess of that permitted to the terminated Master Servicer, Special Servicer or Operating Advisor, as applicable.

If the Trustee or an Affiliate acts pursuant to this Section 6.04 as successor to the resigning Master Servicer, it may reduce the Excess Servicing Fee Rate to the extent that the Trustee’s or such Affiliate’s compensation as successor Master Servicer would otherwise be below the market rate servicing compensation. If the Trustee elects to appoint a successor to the resigning Master Servicer other than itself or an Affiliate pursuant to this Section 6.04, it may reduce the Excess Servicing Fee Rate to the extent reasonably necessary (in the sole discretion of the Trustee) for the Trustee to appoint a qualified successor Master Servicer that meets the requirements of this Section 6.04.

(c)         The Operating Advisor may resign from its obligations and duties under this Agreement (a) upon thirty (30) days’ prior written notice to the parties to this Agreement, any applicable Directing Holder and any applicable Consulting Parties and (b) upon the appointment of, and the acceptance of such appointment by, a successor operating advisor that is an Eligible Operating Advisor and receipt by the Trustee of Rating Agency Confirmation from each Rating Agency. Except as provided in Section 6.04(d), no such resignation by the Operating Advisor shall become effective until a replacement Operating Advisor shall have assumed the resigning Operating Advisor’s responsibilities and obligations under this Agreement. The successor entity assuming the obligations of the Operating Advisor under this Agreement shall be entitled to the compensation to which the Operating Advisor would have been entitled hereunder after the date of assumption of such obligations. If no successor Operating Advisor can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Operating Advisor shall be payable out of the Trust; provided that, for so long as no Consultation Termination Event has occurred and is continuing, the Trustee shall consult with the Controlling Class Representative prior to the appointment of a successor Operating Advisor at an operating advisor compensation in excess of that permitted to the terminated Operating Advisor. If no successor Operating Advisor has been appointed and accepted such appointment within 60 days after the resigning Operating Advisor’s giving of notice of resignation, the resigning Operating Advisor may petition any court of competent jurisdiction for appointment of a successor. The resigning Operating Advisor shall pay all costs and expenses associated with its resignation and the transfer of its duties (including costs and expenses incurred by each other party hereto, the Trust and the Rating Agencies) pursuant to this Section 6.04.

(d)         In addition, in the event that, at any time following the end of the RR Interest Transfer Restriction Period for each of the HRR Interest, the VRR Interest, the WMRR Interest and the Class TCRR Certificates, there are no Classes of Certificates outstanding other than the Control Eligible Certificates, the Woodlands Mall Loan-Specific Certificates, the Centre Control Eligible Certificates, the Class S Certificates, the VRR Interest and the Class R Certificates, then all of the rights and obligations of the Operating Advisor under this Agreement shall terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including the right to receive all amounts accrued and owing to it under this Agreement) and other than indemnification rights arising out of events occurring prior to such termination). If the Operating Advisor is terminated pursuant to the foregoing sentence, then no replacement Operating Advisor shall be appointed.

Section 6.05 Rights of the Depositor, the Trustee and the Certificate Administrator in Respect of the Master Servicer and Special Servicer. The Master Servicer and the Special Servicer shall afford the Depositor, the Trustee, the Certificate Administrator and, subject to Section 12.13 of this Agreement, each Rating Agency, upon reasonable notice, during normal business hours access to all records maintained by it in respect of its rights and obligations hereunder and access to its officers responsible for such obligations, if reasonably related to the performance of the obligations of such Person under this Agreement. Upon request, if reasonably related to the performance of the obligations of such Person under this Agreement, the Master Servicer and the Special Servicer shall furnish to the Depositor, each of the Underwriters, the Initial Purchasers, the Master Servicer, the Special Servicer, the Trustee and the Certificate Administrator its most recent publicly available annual financial statements or those of its public parent. The Depositor is not obligated to monitor or supervise the performance of the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator or the Trustee under this Agreement. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer or the Special Servicer hereunder which are in default and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of such Person hereunder or exercise its rights hereunder, provided that the Master Servicer and the Special Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. In the event the Depositor or its designee undertakes any such action it will be reimbursed by the Trust Fund from the Collection Account as provided in Section 3.06 and Section 6.03 of this Agreement to the extent not recoverable from the Master Servicer or the Special Servicer, as applicable. None of the Depositor, the Trustee, the Certificate Administrator, the Master Servicer (with respect to the Special Servicer) or the Special Servicer (with respect to the Master Servicer) shall have any responsibility or liability for any action or failure to act by the Master Servicer or the Special Servicer, and no such Person is obligated to monitor or supervise the performance of the Master Servicer or the Special Servicer under this Agreement or otherwise. Neither the Master Servicer nor the Special Servicer shall have any responsibility or liability for any action or failure to act by the Depositor, the Trustee or the Certificate Administrator and neither such Person is obligated to monitor or supervise the performance of the Depositor, the Trustee or the Certificate Administrator under this Agreement or otherwise.

Each of the Trustee, the Certificate Administrator, the Depositor, the Master Servicer, and the Special Servicer shall furnish such reports, certifications and information as are reasonably requested by the Trustee, the Certificate Administrator, the Depositor, the Master Servicer or the Special Servicer, as applicable, in order to enable such requesting party to perform its duties hereunder, provided that for the avoidance of doubt, this shall not require any Person to prepare any reports, Certificates and information not required to be prepared hereunder.

Neither the Master Servicer nor the Special Servicer shall be under any obligation to disclose confidential or proprietary information pursuant to this Section.

Section 6.06 Master Servicer, Special Servicer as Owner of a Certificate. The Master Servicer or an Affiliate of the Master Servicer or the Special Servicer or an Affiliate of the Special Servicer may become the Holder (or with respect to a Global Certificate, Certificate Owner) of any Certificate with the same rights it would have if it were not the Master Servicer or the Special Servicer or an Affiliate thereof, except as otherwise expressly provided herein. If, at any time during which the Master Servicer or the Special Servicer or an Affiliate of the Master Servicer or the Special Servicer is the Holder or Certificate Owner of any Certificate, the Master Servicer or the Special Servicer proposes to take action (including for this purpose, omitting to take action) that (i) is not expressly prohibited by the terms hereof and would not, in the Master Servicer’s or the Special Servicer’s good faith judgment, violate the Servicing Standard, and (ii) if taken, might nonetheless, in the Master Servicer’s or the Special Servicer’s good faith judgment, be considered by other Persons to violate the Servicing Standard, the Master Servicer or the Special Servicer may seek the approval of the Certificateholders and any affected Serviced Companion Loan Holder to such action by delivering to the Trustee and the Certificate Administrator a written notice that (i) states that it is delivered pursuant to this Section 6.06, (ii) identifies the Percentage Interest in each Class of Certificates beneficially owned by the Master Servicer or the Special Servicer or an Affiliate of the Master Servicer or the Special Servicer, and (iii) describes in reasonable detail the action that the Master Servicer or the Special Servicer proposes to take. The Certificate Administrator, upon receipt of such notice, shall forward it to the Certificateholders (other than the Master Servicer and its Affiliates or the Special Servicer and its Affiliates, as appropriate) together with such instructions for response as the Certificate Administrator shall reasonably determine. If at any time Certificateholders holding greater than 50% of the Voting Rights of all Certificateholders (calculated without regard to the Certificates beneficially owned by the Master Servicer or its Affiliates or the Special Servicer or its Affiliates) and any affected Serviced Companion Loan Holder shall have consented in writing to the proposal described in the written notice, and if the Master Servicer or the Special Servicer shall act as proposed in the written notice, such action shall be deemed to comply with the Servicing Standard. The Certificate Administrator shall be entitled to reimbursement from the Master Servicer or the Special Servicer, as applicable, of the reasonable expenses of the Certificate Administrator incurred pursuant to this paragraph. It is not the intent of the foregoing provision that the Master Servicer or the Special

Servicer be permitted to invoke the procedure set forth herein with respect to routine servicing matters arising hereunder, except in the case of unusual circumstances.

Section 6.07      Rating Agency Fees. The Depositor shall pay (or cause to be paid) the annual fees of each Rating Agency including, but not limited to, surveillance fees.

Section 6.08      Termination of the Special Servicer.

(a)         (i)         The applicable Directing Holder shall be entitled to terminate the rights (subject to Section 3.12, Section 6.03, Section 6.08(b) and Section 6.08(g) of this Agreement) and obligations of the Special Servicer under this Agreement with respect to the applicable Serviced Loans or Serviced Loan Combination, with or without cause, upon ten (10) Business Days’ notice to the applicable Special Servicer, the Master Servicer, the Certificate Administrator and the Trustee and, in the case of a termination of the Special Servicer with respect to a Serviced Loan Combination, the related Companion Loan Holder(s).

Upon a termination (pursuant to the first paragraph of this Section 6.08(a)) or a resignation (pursuant to Section 6.04(b) of this Agreement) of the Special Servicer with respect to the applicable Serviced Loans or Serviced Loan Combination, the applicable Directing Holder shall appoint a successor Special Servicer with respect to the applicable Serviced Loans or the related Serviced Loan Combination, as the case may be; provided, however, that (A) such successor shall meet the requirements set forth in Section 7.02 of this Agreement, (B) the applicable Directing Holder shall (at no expense to the Trust) obtain and deliver to the Certificate Administrator and the Trustee a Rating Agency Confirmation from each Rating Agency with respect to such proposed successor acting as a Special Servicer and (C) in the case of the appointment of a successor Special Servicer with respect to a Serviced Loan Combination, the applicable Directing Holder shall (at no expense to the Trust or any related Other Securitization Trust) obtain and deliver to the certificate administrator (if any) and the trustee for each related Other Securitization Trust (with a copy to the Certificate Administrator and the Trustee) a Companion Loan Rating Agency Confirmation with respect to such proposed successor acting as a Special Servicer for each related Serviced Companion Loan.

(ii)         The procedures for removing the Special Servicer (other than with respect to any Serviced Outside Controlled Loan Combination, the Woodlands Mall Loan Combination and The Centre Loan Combination) if a Control Termination Event has occurred and is continuing shall be as follows: Upon (A) the written direction of Holders of Pooled Certificates evidencing not less than 25% of the Pooled Voting Rights of the Pooled Certificates (other than the Class S Certificates) requesting a vote to terminate and replace the Special Servicer (with respect to all of the Serviced Loans other than any Serviced Outside Controlled Loan Combination, the Woodlands Mall Loan Combination and The Centre Loan Combination) with a proposed successor Special Servicer, (B) payment by such Holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (C) delivery by such Holders to the Certificate Administrator and the Trustee of a Rating Agency Confirmation from each Rating Agency with respect to the termination of the existing Special Servicer and the replacement thereof with the proposed successor (with the reasonable fees and out-of-pocket costs and expenses associated with obtaining such Rating Agency Confirmation to be an expense of such Holders), the Certificate Administrator shall promptly provide written notice of the requested vote to all Pooled Certificateholders by posting such notice on its internet website and by mailing at their addresses appearing in the Certificate Register. Upon the affirmative vote of (a) the Holders of Pooled Certificates (other than the Class S Certificates) evidencing at least 66 2/3% of the Pooled Voting Rights allocable to the Pooled Certificates of those Holders that voted on such matter (provided that Holders representing the applicable Certificateholder Quorum vote on the matter) or (b) the Holders of Pooled Certificates that are Non-Reduced Certificates evidencing more than 50% of the Voting Rights allocable to each such Class of Non-Reduced Certificates, the Trustee shall terminate all of the rights (subject to Section 3.12, Section 6.03 and Section 6.08(g) of this Agreement) and obligations of the Special Servicer under this Agreement with respect to the Serviced Loans (other than any Serviced Outside Controlled Loan Combination, the Woodlands Mall Loan Combination and The Centre Loan Combination), and the proposed successor Special Servicer shall succeed to the duties of the Special Servicer with respect to the Serviced Loans (other than any Serviced Outside Controlled Loan Combination, the Woodlands Mall Loan Combination and The Centre Loan Combination) all as if a removal and replacement were occurring pursuant to Section 7.01 and Section 7.02 of this Agreement; provided that if such affirmative vote is not achieved within 180 days of the initial request for a vote to terminate and replace the Special Servicer, then such vote shall have no force and effect. The provisions set forth in the foregoing sentences of this paragraph shall be binding upon and inure to the benefit of solely the Pooled Certificateholders and the Trustee as between each other. The Special Servicer shall not have any cause of action based upon or arising from any breach or alleged breach of such provisions. As between the Special Servicer, on the one hand, and the Pooled Certificateholders, on the other, the Pooled Certificateholders shall be entitled in their sole discretion to vote for the termination or not vote for the termination of the Special Servicer. The Certificate Administrator will include on each Distribution Date Statement a statement that each Pooled Certificateholder and beneficial owner of Pooled Certificates may access such notices on the Certificate Administrator’s Website and each Certificateholder and beneficial owner of Pooled Certificates may register to receive email notifications when such notices are posted on the website. Any such appointment of a successor Special Servicer with respect to the Serviced Loans (other than any Serviced Outside Controlled Loan Combination, the Woodlands Mall Loan Combination and The Centre Loan Combination) based on a Pooled Certificateholder vote will be subject to the receipt of a Rating Agency Confirmation. The Certificate Administrator will be entitled to reimbursement from the requesting Pooled Certificateholders for the reasonable expenses of posting notices of such requests.

(iii)        The procedures for removing a Special Servicer to each of (A) the Woodlands Mall Loan Combination if both a Woodlands Mall Control Appraisal Period and an applicable Control Termination Event have occurred and are continuing and (B) The Centre Loan Combination if both a Centre Control Appraisal Period and an applicable Control Termination Event have occurred and are continuing, shall be as follows (with references to “Applicable Certificates” in this paragraph meaning, collectively, in the aggregate, (1) the Pooled Certificates (other than the Class S Certificates) and (2) either the Woodlands Loan-Specific Certificates (in the case of the removal of a Special Servicer with respect to the Woodlands Mall Loan Combination) or The Centre Loan-Specific Certificates (in the case of the removal of a Special Servicer with respect to The Centre Loan Combination)): Upon (I) the written direction of Holders of Applicable Certificates evidencing 25% of the Voting Rights of all of the Applicable Certificates requesting a vote to terminate and replace the Special Servicer (with respect to the related Loan Combination) with a proposed successor Special Servicer, (II) payment by such Holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (III) delivery by such Holders to the Certificate Administrator and the Trustee of a Rating Agency Confirmation from each Rating Agency addressing the removal and replacement of the Special Servicer (which confirmations shall be obtained at the expense of such Holders), the Certificate Administrator shall promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website and by mailing at their addresses appearing in the Certificate Register. Upon the affirmative vote of (a) the Holders of Applicable Certificates evidencing at least 66-2/3% of the Voting Rights allocable to the Applicable Certificates of those Holders that voted on such matter (provided that Holders representing the applicable Certificateholder Quorum vote on the matter) or (b) the Holders of Applicable Certificates that are Non-Reduced Certificates evidencing more than 50% of the Voting Rights allocable to each Class of Applicable Certificates that are Non-Reduced Certificates, the Trustee shall terminate all of the rights and obligations of the Special Servicer under this Agreement with respect to the related Loan Combination and appoint the proposed successor Special Servicer; provided that if that affirmative vote is not achieved within 180 days of the initial request for a vote to so terminate and replace the Special Servicer, then that vote will have no force and effect. The Certificate Administrator will include on each Distribution Date Statement a statement that each Certificateholder and beneficial owner of Certificates may access such notices on the Certificate Administrator’s Website and each Certificateholder and beneficial owner of Certificates may register to receive email notifications when such notices are posted on the website. Any such appointment of a successor Special Servicer with respect to the related Loan Combination based on a Certificateholder vote will be subject to the receipt of a Rating Agency Confirmation.

(b)         (i)          With respect to the Woodlands Mall Loan Combination, The Centre Loan Combination or the group of the remaining Serviced Loans, if the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer has failed to comply with the Servicing Standard and (2) a replacement of the Special Servicer would be in the best interest of the Pooled Certificateholders (as a collective whole), the Operating Advisor shall deliver to the Trustee and the Certificate Administrator, with a copy to the Special Servicer, a written recommendation in the form of Exhibit T attached hereto (which form may be modified or supplemented from time to time to cure any ambiguity or error or to incorporate any additional information, subject to compliance of such form with the terms and provisions of this Agreement, provided that in no event shall the information or any other content included in such written recommendation contravene any provision of this Agreement) detailing the reasons supporting its position (along with relevant information justifying its recommendation), recommending a replacement special servicer with respect to the applicable Serviced Loans or Serviced Loan Combination, meeting the applicable requirements of this Agreement, which recommended special servicer has agreed to succeed the then-current applicable Special Servicer if appointed in accordance herewith, and requesting a vote on whether the existing Special Servicer should be replaced with respect to the applicable Serviced Loans or Serviced Loan Combination. In any such event, the Certificate Administrator shall promptly post a copy of such recommendation on the Certificate Administrator’s Website and by mail send notice of such recommendation to all Pooled Certificateholders, asking them to vote whether they wish to remove the Special Servicer with respect to the applicable Serviced Loans or Serviced Loan Combination. Upon (A) the affirmative vote of the Holders of Pooled Certificates evidencing at least a majority of the aggregate outstanding principal balance of the Pooled Certificates of those Holders that voted on the matter (provided that Holders representing the applicable Certificateholder Quorum vote on the matter within 180 days of the initial request for a vote (which, for the avoidance of doubt, is the date on the which the aforementioned notice was mailed to the Pooled Certificateholders)) and (B) receipt of Rating Agency Confirmation from each Rating Agency by the Certificate Administrator following satisfaction of the foregoing clause (A), the Trustee shall (x) terminate all of the rights (subject to Section 3.12, Section 6.03 and Section 6.08(g) of this Agreement) and obligations of the Special Servicer under this Agreement with respect to the applicable Serviced Loans or Serviced Loan Combination, (y) appoint the recommended successor Special Servicer with respect to the applicable Serviced Loans or Serviced Loan Combination and (z) promptly notify such outgoing Special Servicer of the effective date of such termination. The reasonable fees and out-of-pocket costs and expenses associated with obtaining such Rating Agency Confirmation and administering such vote shall be an Additional Trust Fund Expense payable out of collections on the Mortgage Loans. If such affirmative vote of the Holders of the required Pooled Certificates contemplated by clause (A) of the second preceding sentence is not achieved within 180 days of the initial request for such vote (which, for the avoidance of doubt, is the date on the which the aforementioned notice was mailed to the Pooled Certificateholders), then the Trustee shall have no obligation to remove the applicable Special Servicer and such recommendation shall lapse and have no force or effect. Prior to the appointment of any replacement special servicer, such replacement special servicer shall have agreed to succeed to the obligations of the Special Servicer under this Agreement with respect to the applicable Serviced Loans or Serviced Loan Combination, as applicable, and to act as the applicable Special Servicer’s successor hereunder.

(ii)         In addition, with respect to the Woodlands Mall Loan Combination or The Centre Loan Combination, if the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer has failed to comply with the Servicing Standard and (2) a replacement of the Special Servicer would be in the best interest of the related Loan-Specific Certificateholders (as a collective whole), the Operating Advisor shall deliver to the Trustee and the Certificate Administrator, with a copy to the Special Servicer, a written recommendation in the form of Exhibit T attached hereto (which form may be modified or supplemented from time to time to cure any ambiguity or error or to incorporate any additional information, subject to compliance of such form with the terms and provisions of this Agreement, provided that in no event shall the information or any other content included in such written recommendation contravene any provision of this Agreement) detailing the reasons supporting its position (along with relevant information justifying its recommendation), recommending a replacement special servicer with respect to the applicable Serviced Loan Combination, meeting the applicable requirements of this Agreement, which recommended special servicer has agreed to succeed the then-current applicable Special Servicer if appointed in accordance herewith, and requesting a vote on whether the existing Special Servicer should be replaced with respect to the applicable Serviced Loan Combination. In any such event, the Certificate Administrator shall promptly post a copy of such recommendation on the Certificate Administrator’s Website and by mail send notice of such recommendation to all of the related Loan-Specific Certificateholders, asking them to vote whether they wish to remove the Special Servicer with respect to the applicable Serviced Loan Combination. Upon (A) the affirmative vote of the Holders of the related Loan-Specific Certificates evidencing at least a majority of the aggregate outstanding principal balance of the Loan-Specific Certificates of those Holders that voted on the matter (provided that Holders representing the applicable Certificateholder Quorum vote on the matter within 180 days of the initial request for a vote (which, for the avoidance of doubt, is the date on the which the aforementioned notice was mailed to the related Loan-Specific Certificateholders)) and (B) receipt of Rating Agency Confirmation from each Rating Agency by the Certificate Administrator following satisfaction of the foregoing clause (A), the Trustee shall (x) terminate all of the rights (subject to Section 3.12, Section 6.03 and Section 6.08(g) of this Agreement) and obligations of the Special Servicer under this Agreement with respect to the applicable Serviced Loan Combination, (y) appoint the recommended successor Special Servicer with respect to the applicable Serviced Loan Combination and (z) promptly notify such outgoing Special Servicer of the effective date of such termination. The reasonable fees and out of pocket costs and expenses associated with obtaining such Rating Agency Confirmation and administering such vote shall be an Additional Trust Fund Expense payable out of collections on the related Trust Subordinate Companion Loan. If such affirmative vote of the Holders of the required related Loan-Specific Certificates contemplated by clause (A) of the second preceding sentence is not achieved within 180 days of the initial request for such vote (which, for the avoidance of doubt, is the date on the which the aforementioned notice was mailed to the related Loan-Specific Certificateholders), then the Trustee shall have no obligation to remove the applicable Special Servicer and such recommendation shall lapse and have no force or effect. Prior to the appointment of any replacement special servicer, such replacement special servicer shall have agreed to succeed to the obligations of the applicable Special Servicer under this Agreement with respect to the applicable Serviced Loan Combination, and to act as the applicable Special Servicer’s successor hereunder.

(iii)        No penalty or fee shall be payable to the terminated Special Servicer with respect to any termination pursuant to this Section 6.08(b). If any Special Servicer is terminated pursuant to this Section 6.08(b), then (notwithstanding anything herein to the contrary) the terminated party may not subsequently be re-appointed as the Special Servicer hereunder with respect to the Serviced Loans as to which it was terminated pursuant to any other subsection of this Section 6.08, any other section of this Agreement or any Co-Lender Agreement.

(c)         In no event may a successor Special Servicer be a current or former Operating Advisor or Asset Representations Reviewer or any Affiliate (including any Risk Retention Affiliate) of such current or former Operating Advisor or Asset Representations Reviewer. Further, such successor must be a Person that (i) satisfies all of the eligibility requirements applicable to special servicers contained in this Agreement and, in the case of a Serviced Loan Combination, in the related Co-Lender Agreement, (ii) is not obligated or allowed to pay the Operating Advisor (x) any fees or otherwise compensate the Operating Advisor in respect of its obligations under this Agreement or (y) for the appointment of the successor Special Servicer or the recommendation by the Operating Advisor for the replacement Special Servicer to become the Special Servicer, (iii) is not entitled to waive any compensation from the Operating Advisor and (iv) is not entitled to receive any fee from the Operating Advisor for its appointment as successor Special Servicer, in each case, unless expressly approved by 100% of the Certificateholders.

(d)         The appointment of any such successor Special Servicer shall not relieve the Master Servicer or the Trustee of their respective obligations to make Advances as set forth herein; provided, however, the initial Special Servicer specified in Section 3.21(a) of this Agreement shall not be liable for any actions or any inaction of such successor Special Servicer. Any termination fee payable to the terminated Special Servicer and any costs incurred by the Trust or the terminated Special Servicer in connection with the replacement of a Special Servicer shall be paid by the Controlling Class Representative, the Certificateholders or the Serviced Companion Loan Holder so terminating the Special Servicer and shall not in any event be an expense of the Trust Fund.

(e)         No termination of the Special Servicer and appointment of a successor Special Servicer shall be effective until (i) the successor Special Servicer shall have executed and delivered to the Trustee and the Certificate Administrator an agreement which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Special Servicer under this Agreement from and after the date of such agreement, (ii) the Depositor and, if applicable, each related Other Depositor shall have received the written notice and information with respect to the successor Special Servicer as set forth in Section 10.02(a) and (iii) subject to Section 12.13 of this Agreement, each Rating Agency has delivered to the Trustee and the Certificate Administrator a Rating Agency Confirmation and, if required pursuant to Section 6.08(a), each Companion Loan Rating Agency has delivered to the Trustee and the Certificate Administrator and their respective counterparts with respect to the Other Securitization Trust a Companion Loan Rating Agency Confirmation, in each case with respect to such termination and appointment of a successor.

(f)          Any successor Special Servicer shall be deemed to make the representations and warranties provided for in Section 2.06(a) of this Agreement mutatis mutandis as of the date of its succession.

(g)         In the event that the Special Servicer is terminated pursuant to this Section 6.08, the Trustee shall, by notice in writing to the Special Servicer, terminate all of its rights and obligations under this Agreement and in and to the applicable Mortgage Loan(s) and/or Serviced Loan Combinations and the proceeds thereof, other than any rights the Special Servicer may have hereunder as a Certificateholder and any rights or obligations that accrued prior to the date of such termination (including, without limitation, the right to receive all amounts accrued or owing to it under this Agreement, plus interest at the Advance Rate on such amounts until received to the extent such amounts bear interest as provided in this Agreement, with respect to periods prior to the date of such termination and the right to the benefits of Section 6.03 of this Agreement and the right to receive ongoing Workout Fees in accordance with the terms hereof).

(h)         As of the Closing Date, there are separate Special Servicers for the Woodlands Mall Loan Combination, the Centre Loan Combination and the remaining Serviced Loans, respectively. In addition, if (1) a replacement special servicer is appointed with respect to any other Serviced Loan Combination or any related REO Property in accordance with Article VII or this Section 6.08 or (2) an Excluded Mortgage Loan Special Servicer is appointed with respect to an Excluded Special Servicer Mortgage Loan, there may be additional parties acting as Special Servicer hereunder. Accordingly, unless the context clearly requires otherwise: (i) when used in the context of imposing duties and obligations on the Special Servicer hereunder or the performance of such duties and obligations, the term “Special Servicer” shall mean (A) the applicable Loan Combination Special Servicer, insofar as such duties and obligations relate to the subject Serviced Loan Combination or any related REO Property, (B) the applicable Excluded Mortgage Loan Special Servicer, insofar as such duties and obligations relate to the subject Excluded Special Servicer Mortgage Loan or any related REO Property and (C) the General Special Servicer, in all other cases (provided, that in Section 3.15 and Article VII of this Agreement, the term “Special Servicer” shall mean each of the Loan Combination Special Servicers, the Excluded Mortgage Loan Special Servicers (if any) and the General Special Servicer); (ii) when used in the context of identifying the recipient of any information, funds, documents, instruments and/or other items, the term “Special Servicer” shall mean (A) the applicable Loan Combination Special Servicer, insofar as such information, funds, documents, instruments and/or other items relate to the subject Serviced Loan Combination or any related REO Property, (B) the applicable Excluded Mortgage Loan Special Servicer, insofar as such information, funds, documents, instruments and/or other items relate to the subject Excluded Special Servicer Mortgage Loan or any related REO Property and (C) the General Special Servicer, in all other cases; (iii) when used in the context of granting the Special Servicer the right to purchase all of the Trust Loans and all other property held by the Trust Fund pursuant to Section 9.01 of this Agreement, the term “Special Servicer” shall mean the General Special Servicer only; (iv) when used in the context of granting the

Special Servicer the right to purchase the Woodlands Mall Trust Subordinate Companion Loan and related property held by the Trust Fund pursuant to Section 9.01 of this Agreement, the term “Special Servicer” shall mean the Special Servicer of the Woodlands Mall Loan Combination only; (v) when used in the context of granting the Special Servicer the right to purchase The Centre Trust Subordinate Companion Loan and related property held by the Trust Fund pursuant to Section 9.01 of this Agreement, the term “Special Servicer” shall mean the Special Servicer of The Centre Loan Combination; (vi) when used in the context of the Special Servicer being replaced pursuant to this Section 6.08 by the applicable Directing Holder or the applicable Certificateholders, the term “Special Servicer” shall mean the General Special Servicer, the applicable Loan Combination Special Servicer or the applicable Excluded Mortgage Loan Special Servicer, as applicable; (vii) when used in the context of granting the Special Servicer any protections, limitations on liability, immunities and/or indemnities hereunder, the term “Special Servicer” shall mean each of the Loan Combination Special Servicers, the Excluded Mortgage Loan Special Servicers (if any) and the General Special Servicer; and (viii) when used in the context of requiring indemnification from, imposing liability on, or exercising any remedies against, the Special Servicer for any breach of a representation, warranty or covenant hereunder or for any negligence, bad faith or willful misconduct in the performance of duties and obligations hereunder or any negligent disregard of such duties and obligations or otherwise holding the Special Servicer responsible for any of the foregoing, the term “Special Servicer” shall mean the applicable Loan Combination Special Servicer, the applicable Excluded Mortgage Loan Special Servicer or the General Special Servicer, as applicable.

(i)          References in this Agreement to “General Special Servicer” mean the Person performing the duties and obligations of special servicer with respect to the Mortgage Pool (exclusive of (A) any Serviced Loan Combination or related REO Property as to which a different Loan Combination Special Servicer has been appointed with respect thereto and (B) any Excluded Special Servicer Mortgage Loan or any related REO Property as to which an Excluded Mortgage Loan Special Servicer has been appointed with respect thereto).

(j)          Notwithstanding anything to the contrary contained in this Section 6.08, if the Special Servicer obtains knowledge that it is, or has become, a Borrower Party with respect to any Mortgage Loan or Loan Combination, then the Special Servicer shall resign in such capacity with respect to such Excluded Special Servicer Mortgage Loan. The applicable Directing Holder shall appoint (and replace with or without cause) the Excluded Mortgage Loan Special Servicer, as successor to the resigning Special Servicer, for the related Excluded Special Servicer Mortgage Loan in accordance with this Agreement.

If there is no applicable Directing Holder entitled to appoint an Excluded Mortgage Loan Special Servicer for an Excluded Special Servicer Mortgage Loan (or if there is an applicable Directing Holder so entitled but it has not appointed a replacement special servicer for the related Excluded Special Servicer Mortgage within 30 days), then the Certificate Administrator shall provide written notice to the resigning Special Servicer that such Excluded Mortgage Loan Special Servicer has not been appointed and such resigning Special Servicer shall use reasonable efforts to appoint such Excluded Mortgage Loan Special Servicer. In the event that the resigning Special

Servicer is required to appoint an Excluded Mortgage Loan Special Servicer, the resigning Special Servicer shall not have any liability for the actions or inactions of the newly appointed Excluded Mortgage Loan Special Servicer or with respect to the identity of the applicable Excluded Mortgage Loan Special Servicer (so long as, on the date of appointment, the appointment of such Excluded Special Servicer meets the criteria set forth in this Agreement).It shall be a condition to the appointment of any such Excluded Special Servicer that (i) such Excluded Special Servicer has delivered a Rating Agency Confirmation with respect such appointment to the Certificate Administrator and the Trustee and, if the related Excluded Special Servicer Mortgage Loan is part of a Serviced Loan Combination, a Companion Loan Rating Agency Confirmation with respect to such appointment to the certificate administrator (if any) and the trustee for each related Other Securitization Trust (with a copy to the Certificate Administrator and the Trustee), (ii) such Excluded Special Servicer satisfies all of the eligibility requirements applicable to the Special Servicer set forth in this Agreement and (iii) such Excluded Special Servicer delivers to the Depositor (and the Certificate Administrator) and any applicable Other Depositor (and any applicable Other Exchange Act Reporting Party), the information, if any, required under Item 6.02 of Form 8-K pursuant to the Exchange Act regarding itself in its role as Excluded Special Servicer.

If at any time the Person that had acted as the Special Servicer for any Mortgage Loan or Loan Combination prior to such Mortgage Loan or Loan Combination, as the case may be, becoming an Excluded Special Servicer Mortgage Loan is no longer a Borrower Party (including, without limitation, as a result of the related Mortgaged Property becoming REO Property or an assumption of the Excluded Special Servicer Mortgage Loan) with respect to such Mortgage Loan or Loan Combination, as the case may be, (1) the related Excluded Mortgage Loan Special Servicer shall resign, (2) such Mortgage Loan or Loan Combination, as the case may be, shall no longer be an Excluded Special Servicer Mortgage Loan, (3) such original Special Servicer shall become the Special Servicer again for such Mortgage Loan or Loan Combination, as the case may be, and (4) such original Special Servicer shall be entitled to all Special Servicing Compensation and Additional Special Servicing Compensation with respect to such Mortgage Loan or Loan Combination, as the case may be, earned during such time on and after such Mortgage Loan or Loan Combination, as the case may be, is no longer an Excluded Special Servicer Mortgage Loan.

The Excluded Mortgage Loan Special Servicer shall perform all of the obligations of the Special Servicer for the related Excluded Special Servicer Mortgage Loan and will be entitled to all Special Servicing Compensation and Additional Special Servicing Compensation with respect to such Excluded Special Servicer Mortgage Loan earned after its appointment as the Excluded Mortgage Loan Special Servicer and during such time as the related Mortgage Loan or Loan Combination is an Excluded Special Servicer Mortgage Loan (provided that the Special Servicer shall remain entitled to all Special Servicing Compensation and Additional Special Servicing Compensation with respect to the Mortgage Loans and Serviced Loan Combinations that are not Excluded Special Servicer Mortgage Loans during such time).

Notwithstanding anything to the contrary in this Section 6.08(j), in the case of any Serviced Outside Controlled Loan Combination, the related Outside Controlling Note Holder will have the right to appoint an Excluded Mortgage Loan Special Servicer.

(k)       If a Servicing Officer of the Master Servicer, a related Excluded Mortgage Loan Special Servicer, or the Special Servicer, as applicable, has actual knowledge that a Mortgage Loan is no longer an Excluded Mortgage Loan, an Excluded Controlling Class Mortgage Loan or an Excluded Special Servicer Mortgage Loan, as applicable, the Master Servicer, the related Excluded Mortgage Loan Special Servicer or Special Servicer, as applicable, shall provide prompt written notice thereof to each of the other parties to this Agreement.

Section 6.09 The Directing Holder, the Controlling Class Representative and the Risk Retention Consultation Parties.

(a)         The related Directing Holder (but in the case of an Outside Controlling Note Holder, only to the extent provided in the related Co-Lender Agreement) shall be entitled: (1) with respect to the applicable Serviced Loan(s) that are Specially Serviced Loan(s), to advise the Special Servicer as to all Major Decisions; (2) with respect to the applicable Serviced Loan(s) that are Performing Serviced Loan(s), to advise the Special Servicer as to all Major Decisions; and (3) in the case of the Controlling Class Representative, with respect to any Outside Serviced Mortgage Loan, to exercise consultation and, to the extent provided in Section 3.01(i), consent rights (if any) and attend annual meetings with the related Outside Servicer and the related Outside Special Servicer, in each case, to the extent the holder of such Outside Serviced Mortgage Loan is entitled to such rights pursuant to the related Co-Lender Agreement.

In addition, except as set forth in, and in any event subject to, Section 6.09(b) and the subsequent paragraphs of this Section 6.09(a), (1) the Master Servicer shall not be permitted to take any of the actions constituting a Major Decision unless the Master Servicer and the Special Servicer mutually agree that the Master Servicer shall take such action, subject to the consent of the Special Servicer, who shall have 15 Business Days (or 60 days with respect to the determination of an Acceptable Insurance Default) (from the date that the Special Servicer receives the information from the Master Servicer) to analyze and make a recommendation regarding such Major Decision (provided that if the Special Servicer does not consent, or notify the Master Servicer that it will not consent, to such Major Decision within the required 15 Business Days or 60 days, as applicable, the Special Servicer shall be deemed to have consented to such Major Decision), and (2) the Special Servicer shall not be permitted to take, or to consent to the Master Servicer’s taking, any of the actions constituting a Major Decision as to which the related Directing Holder has objected in writing within ten (10) Business Days (or in the case of a determination of an Acceptable Insurance Default, twenty (20) days (or, in the case of a Serviced Outside Controlled Loan Combination, such other period contemplated by the related Co-Lender Agreement)) after receipt of the related Major Decision Reporting Package from the Special Servicer (provided that if such written objection has not been received by the Special Servicer within such ten (10) Business Day period or twenty (20) day period (or, in the case of a Serviced Outside Controlled Loan Combination, such other period contemplated by the related Co-Lender Agreement), as applicable, then the related Directing Holder will be deemed to have approved such action and).

Furthermore, any applicable Directing Holder (but in the case of an Outside Controlling Note Holder, only to the extent provided in the related Co-Lender Agreement) may direct the Special Servicer to take, or to refrain from taking, such other actions with respect to any

Serviced Loan as such party may reasonably deem advisable or as to which provision is otherwise made herein.

The Special Servicer shall consult (on a non-binding basis) with any applicable Consulting Parties in connection with any Major Decision with respect to a Serviced Mortgage Loan or Serviced Loan Combination and consider alternative actions recommended by each such Consulting Party, but, in the case of the Controlling Class Representative, only to the extent such consultation with, or consent of, the Controlling Class Representative would have been required prior to the occurrence and continuance of such Control Termination Event and, in the case of a Risk Retention Consultation Party, only under the circumstances contemplated in the third following paragraph. The Special Servicer shall provide all information reasonably requested by any applicable Consulting Party and in the Special Servicer’s possession that is necessary in order for such Consulting Party to exercise its respective consultation rights set forth in the first sentence of this paragraph.

Each Consulting Party shall have consultation rights with respect to such Trust Loans and/or Serviced Loan Combinations and at such times and/or under such circumstances as contemplated by the definition of “Consulting Party.”

With respect to each Major Decision regarding a Serviced Loan as to which a Directing Holder has consent rights (or the Controlling Class Representative as a Consulting Party has consultation rights) pursuant to this Section 6.09, the Special Servicer shall provide the related Major Decision Reporting Package to such Directing Holder (or the Controlling Class Representative as a Consulting Party), simultaneously with the Special Servicer’s request for such party’s consent or input regarding the related Major Decision. The Special Servicer shall provide each Major Decision Reporting Package to the Operating Advisor: (i) as to Specially Serviced Loans, prior to the occurrence and continuance of a Control Termination Event and an Operating Advisor Consultation Trigger Event, promptly after the Special Servicer receives the Directing Holder’s approval or deemed approval of such Major Decision Reporting Package; and (ii) as to all Serviced Loans, following the occurrence and continuance of an Operating Advisor Consultation Trigger Event (whether or not a Control Termination Event is continuing), simultaneously with the Special Servicer’s written request for the Operating Advisor’s input regarding the related Major Decision. With respect to any particular Major Decision and related Major Decision Reporting Package provided to the Operating Advisor pursuant to this Section 6.09(a), the Special Servicer shall make available to the Operating Advisor one or more Servicing Officers with relevant knowledge regarding the applicable Mortgage Loan and such Major Decision in order to address reasonable questions that the Operating Advisor may have relating to, among other things, such Major Decision and potential conflicts of interest with respect to such Major Decision.

In addition, (i) for so long as no Consultation Termination Event is continuing, with respect to any Specially Serviced Loan (other than any Outside Serviced Mortgage Loan or any Excluded RRCP Mortgage Loan with respect to the applicable Risk Retention Consultation Party), and (ii) during the continuance of a Consultation Termination Event, with respect to any Mortgage Loan (other than any Outside Serviced Mortgage Loan or any Excluded RRCP Mortgage Loan with respect to the applicable Risk Retention Consultation Party), in each case upon request of a Risk Retention Consultation Party, the Special Servicer shall consult with such Risk Retention

Consultation Party on a non-binding basis in connection with any Major Decision that it is processing (and such other matters that are subject to the non-binding consultation rights of such Risk Retention Consultation Party pursuant to this Agreement) and to consider alternative actions recommended by such Risk Retention Consultation Party in respect of such Major Decision (or any other matter requiring consultation with such Risk Retention Consultation Party); provided that in the event the Special Servicer receives no response from a Risk Retention Consultation Party within 10 days following the Special Servicer’s delivery of the related Major Decision Reporting Package, the Special Servicer shall not be obligated to consult with such Risk Retention Consultation Party on the specific matter (provided, however, that the failure of such Risk Retention Consultation Party to respond will not relieve the Special Servicer from using reasonable efforts to consult with such Risk Retention Consultation Party on any future matters with respect to the applicable Serviced Mortgage Loan or Serviced Loan Combination or any other Serviced Mortgage Loan). For the avoidance of doubt, (x) no Risk Retention Consulting Party shall have any consultation rights with respect to any related Excluded RRCP Mortgage Loan and (y) any consultation with any Risk Retention Consultation Party under this Agreement shall occur only upon request of such Risk Retention Consultation Party, and any such consultation shall be on a strictly non-binding basis and shall be subject to all limitations with respect to the procedures and timing for such consultation set forth in this Section 6.09.

Notwithstanding anything in this Agreement to the contrary, in the event that the Special Servicer or Master Servicer (in the event the Master Servicer is otherwise authorized by this Agreement to take such action), as applicable, determines that immediate action, with respect to a Major Decision, or any other matter requiring consent of, or consultation with, any applicable Directing Holder or Consulting Party is necessary to protect the interests of the applicable Certificateholders and, with respect to any Serviced Loan Combination, the related Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, with respect to any Serviced Loan Combination, the related Serviced Companion Loan Holder(s) constituted a single lender (and, with respect to a Serviced AB Loan Combination, taking into account the subordinate nature of the related Subordinate Companion Loan(s))), the Special Servicer or Master Servicer, as applicable, may take any such action without waiting for the response of any such Directing Holder (or, if applicable, the Special Servicer) or Consulting Party, as applicable.

Also notwithstanding anything in this Agreement to the contrary, no direction, objection, advice or consultation on the part of a Directing Holder, and no advice or consultation from any Consulting Party contemplated by this Agreement, may require or cause the Master Servicer or the Special Servicer to violate the terms of any Trust Loan or Serviced Loan Combination, any provision of any related Loan Documents, any related Co-Lender Agreement, any intercreditor agreement, applicable law, this Agreement or the REMIC Provisions, including without limitation each of the Master Servicer’s and the Special Servicer’s obligation to act in accordance with the Servicing Standard, or expose any Certificateholder, the Trust Fund, any Mortgage Loan Seller (other than with respect to enforcing the rights and remedies against such Mortgage Loan Seller pursuant to this Agreement or the related Mortgage Loan Purchase Agreement with respect to any Material Defect) or any party to this Agreement or their respective Affiliates, officers, directors, employees or agents to any claim, suit or liability, or cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes, or result in the imposition of a “prohibited transaction” or “prohibited contribution” tax under the REMIC Provisions, or materially expand the scope of the Master

Servicer’s or the Special Servicer’s responsibilities under this Agreement or any Co-Lender Agreement or cause the Master Servicer or the Special Servicer to act, or fail to act, in a manner that is not in the best interests of the Certificateholders and/or the Serviced Companion Loan Holders.

In the event the Special Servicer or Master Servicer, as applicable, determines that a refusal to consent by a Directing Holder or any advice from a Directing Holder or Consulting Party would otherwise cause the Special Servicer or Master Servicer, as applicable, to violate the terms of any Loan Documents, any related Co-Lender Agreement or mezzanine intercreditor agreement, applicable law, the REMIC Provisions or this Agreement, including without limitation, the Servicing Standard, the Special Servicer or Master Servicer, as applicable, shall disregard such refusal to consent or advice and notify in writing such Directing Holder or Consulting Party, as applicable, the Trustee and, for posting to the Rule 17g-5 Information Provider’s Website pursuant to Section 12.13 of this Agreement, the Rule 17g-5 Information Provider of its determination, including a reasonably detailed explanation of the basis therefor. The taking of, or refraining from taking, any action by the Master Servicer or Special Servicer in accordance with the direction of or approval of a Directing Holder or the recommendation of the Operating Advisor or any Risk Retention Consultation Party that does not violate any law or the Servicing Standard or any other provisions of this Agreement, will not result in any liability on the part of the Master Servicer or the Special Servicer.

For so long as no Control Termination Event has occurred and is continuing, the Controlling Class Representative shall be entitled, with respect to each Outside Serviced Mortgage Loan other than any Excluded Mortgage Loan, to exercise the consent or approval rights set forth in Section 3.01(i) of this Agreement; and for so long as no Consultation Termination Event has occurred and is continuing, the Controlling Class Representative shall be entitled, with respect to each Outside Serviced Mortgage Loan other than any Excluded Mortgage Loan, to exercise any consultation rights permitted under the related Co-Lender Agreement in respect of “Major Decisions” (or any analogous concept) and the implementation of “Asset Status Reports” (or any analogous concept) under, and within the meaning of, the applicable Outside Servicing Agreement and attend an annual meeting with the related Outside Servicer and the related Outside Special Servicer, in each case, to the extent the holder of such Outside Serviced Mortgage Loan is entitled to such rights pursuant to the related Co-Lender Agreement; provided that, after the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event, any such consultation rights permitted under the related Co-Lender Agreement in respect of “Major Decisions” (or any analogous concept) shall be exercised by the Controlling Class Representative jointly with the Operating Advisor.

The Directing Holder will have no liability to the Trust Fund or Certificateholders for any action taken, or for refraining from the taking of any action, pursuant to this Agreement, or for error in judgment; provided, however, that the Controlling Class Representative will not be protected against any liability to any Controlling Class Certificateholder that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations or duties.

The Risk Retention Consultation Parties shall have no liability to the Trust Fund, any party to this Agreement or any Certificateholders for any action taken, or for refraining from the taking of any action, pursuant to this Agreement, or for errors in judgment.

By its acceptance of a Certificate, each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that: (i) a Directing Holder may have special relationships and interests that conflict with those of Holders of one or more Classes of Certificates; (ii) a Directing Holder may act solely in its own interests (or, in the case of the Controlling Class Representative, in the interests of the Holders of the Controlling Class or, in the case of a Loan-Specific Controlling Class Representative, the interests of the Holders of the related Loan-Specific Controlling Class); (iii) a Directing Holder does not have any liability or duties to the Holders of any Class of Certificates (other than, in the case of the Controlling Class Representative, the Controlling Class or, in the case of a Loan-Specific Controlling Class Representative, the related Loan-Specific Controlling Class); (iv) a Directing Holder may take actions that favor its own interests (or in the case of the Controlling Class Representative, the interests of the Holders of the Controlling Class or, in the case of a Loan-Specific Controlling Class Representative, the interests of the Holders of the related Loan-Specific Controlling Class) over the interests of the Holders of one or more other Classes of Certificates; and (v) a Directing Holder shall have no liability whatsoever (other than, in the case of the Controlling Class Representative, to a Controlling Class Certificateholder and, in the case of a Loan-Specific Controlling Class Representative, to a related Loan-Specific Controlling Class Certificateholder) for having so acted as set forth in clauses (i)-(iv) of this paragraph, and that no Certificateholder may take any action whatsoever against any Directing Holder or any affiliate, director, officer, employee, shareholder, member, partner, agent or principal thereof for having so acted; provided, however, that the rights of a Directing Holder are subject to any related mezzanine intercreditor agreement.

(b)         Notwithstanding anything to the contrary contained herein:

(i)          after the occurrence and during the continuance of a Control Termination Event, the Controlling Class Representative shall have no right to consent to any action taken or not taken by any party to this Agreement;

(ii)         after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event, the Controlling Class Representative shall remain entitled to receive any notices, reports or information to which it is entitled pursuant to this Agreement with respect to the applicable Serviced Loan(s) (other than any Excluded Mortgage Loan), and the Master Servicer, Special Servicer and any other applicable party shall consult with the Controlling Class Representative in connection with any action to be taken or refrained from taking with respect to the applicable Serviced Loan(s) (other than any Excluded Mortgage Loan), but only to the extent consultation with, or consent of, the Controlling Class Representative would have been required under such circumstances prior to the occurrence and continuance of such Control Termination Event; provided, however, that the Controlling Class Representative shall not be permitted to consult with respect to any Serviced AB Loan Combination while any related Subordinate Companion Loan Holder is the related Outside Controlling Note Holder;

(iii)        after the occurrence and during the continuance of a Consultation Termination Event, the Controlling Class Representative shall have no consultation or consent rights hereunder and no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as a Directing Holder; provided that each Controlling Class Certificateholder shall maintain the right to exercise Voting Rights for the same purposes as any other Certificateholder under this Agreement (other than with respect to Excluded Controlling Class Mortgage Loans); and

(iv)        no Person may exercise any of the rights and powers of the Controlling Class Representative with respect to an Excluded Mortgage Loan with respect to the Controlling Class Representative.

(c)         Notwithstanding anything to the contrary herein, neither the Master Servicer nor the Special Servicer shall take or refrain from taking any action pursuant to instructions, directions, objections, advice or consultation from a Directing Holder, any Risk Retention Consultation Party, the Operating Advisor or a Serviced Companion Loan Holder (or its Companion Loan Holder Representative) that would cause any one of them to violate applicable law, the terms of any Mortgage Loan or Serviced Loan Combination, the related Loan Documents, this Agreement, including the Servicing Standard, the related Co-Lender Agreement, any related intercreditor agreement, or the REMIC Provisions or that would (i) expose any Certificateholder, the Trust Fund, any Mortgage Loan Seller (other than with respect to enforcing the rights and remedies against such Mortgage Loan Seller pursuant to this Agreement or the related Mortgage Loan Purchase Agreement with respect to any Material Defect) or any party to this Agreement or their respective Affiliates, officers, directors, employees or agents to any claim, suit or liability, (ii) materially expand the scope of the Master Servicer’s or the Special Servicer’s responsibilities under this Agreement or any Co-Lender Agreement, (iii) cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes, or result in the imposition of a “prohibited transaction” or “prohibited contribution” tax under the REMIC Provisions, or (iv) cause the Master Servicer or the Special Servicer to act, or fail to act, in a manner that in the reasonable judgment of the Master Servicer or the Special Servicer, as the case may be, is not in the best interests of the Certificateholders and/or the Serviced Companion Loan Holders.

(d)         Each Certificateholder and Certificate Owner of a Control Eligible Certificate, a Woodlands Mall Control Eligible Certificate or a Centre Control Eligible Certificate is hereby deemed to have agreed by virtue of its purchase of such Certificate (or beneficial ownership interest in such Certificate) to provide its name and address to the Certificate Administrator and to notify the Certificate Administrator, in writing, of the transfer of any applicable Control Eligible Certificate (or the beneficial ownership of any Control Eligible Certificate), Woodlands Mall Control Eligible Certificate (or any beneficial ownership of any Woodlands Mall Control Eligible Certificate), Centre Control Eligible Certificate (or any beneficial ownership of any Centre Control Eligible

Certificate), the selection of a Controlling Class Representative or any Loan-Specific Controlling Class Representative or the resignation or removal of the Controlling Class Representative or any Loan-Specific Controlling Class Representative. Any such Certificateholder (or Certificate Owner) or its designee at any time appointed Controlling Class Representative, Woodlands Mall Controlling Class Representative or Centre Controlling Class Representative, as applicable, is hereby deemed to have agreed by virtue of its purchase of a Control Eligible Certificate (or the beneficial ownership interest in a Control Eligible Certificate), a Woodlands Mall Control Eligible Certificate (or the beneficial ownership interest in a Woodlands Mall Control Eligible Certificate) or a Centre Control Eligible Certificate (or the beneficial ownership of a Centre Control Eligible Certificate), as applicable, to notify the Certificate Administrator in writing when such Certificateholder (or Certificate Owner) or designee is appointed Controlling Class Representative, Woodlands Mall Controlling Class Representative or Centre Controlling Class Representative, and when it is removed or resigns. Upon receipt of any of the notices referred to in the preceding two sentences of this Section 6.09(d), the Certificate Administrator shall promptly notify, in writing, the Special Servicer, the Master Servicer, the Operating Advisor, the Asset Representations Reviewer and the Trustee of the identity of the Controlling Class Representative, the Woodlands Mall Controlling Class Representative, the Centre Controlling Class Representative, any resignation or removal of the Controlling Class Representative, the Woodlands Mall Controlling Class Representative or the Centre Controlling Class Representative and/or any new Holder or Certificate Owner of a Control Eligible Certificate, Woodlands Mall Control Eligible Certificate or Centre Control Eligible Certificate. In addition, upon the request of the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer or the Trustee, as applicable, the Certificate Administrator shall provide (on a reasonably prompt basis) the identity of the then-current Controlling Class, Woodlands Mall Controlling Class or Centre Controlling Class and a list of the related Certificateholders (or Certificate Owners, if applicable, at the expense of the Trust if such expense arises in connection with an event as to which the Controlling Class Representative, the Woodlands Mall Controlling Class Representative or the Centre Controlling Class Representative or the Controlling Class, the Woodlands Mall Controlling Class or the Centre Controlling Class has consent or consultation rights pursuant to this Agreement or in connection with a request made by the Operating Advisor in connection with its obligation under Section 3.29(c)(ii) of this Agreement to deliver a copy of the Operating Advisor Annual Report to the Controlling Class Representative, the Woodlands Mall Controlling Class Representative and the Centre Controlling Class Representative and otherwise at the expense of the requesting party) of the Controlling Class, the Woodlands Mall Controlling Class or the Centre Controlling Class to such requesting party, and each of the Master Servicer, Special Servicer, Operating Advisor, the Asset Representations Reviewer and the Trustee shall be entitled to rely on the information so provided by the Certificate Administrator.

In the event of a change in the Controlling Class, the Woodlands Mall Controlling Class or the Centre Controlling Class, the Certificate Administrator shall promptly contact the current Holder(s) (or, in the case of book-entry Certificates, Certificate Owners) of the Controlling Class, the Woodlands Mall Controlling Class or the Centre Controlling Class, as applicable (or in each case any designee(s) thereof), or, if known to the Certificate Administrator, one of its affiliates or, if applicable, any successor Controlling Class Representative, Woodlands Mall Controlling Class Representative, Centre Controlling Class Representative, Controlling Class Certificateholder(s), Woodlands Mall Controlling Class Certificateholder(s) or Centre Controlling Class Certificateholder(s), and determine whether any such entity is the Holder (or Certificate Owner) of at least a majority of the Controlling Class, Woodlands Mall Controlling Class or Centre Controlling Class, as applicable, (in each case, in effect after such change in Controlling Class, Woodlands Mall Controlling Class or Centre Controlling Class) by Certificate Balance. If at any time the current Holder of the Controlling Class (or its designee), the Woodlands Mall Controlling Class (or its designee) or the Centre Controlling Class (or its designee) or, if known to the Certificate Administrator, one of its respective Affiliates, or any successor Controlling Class Representative, Woodlands Mall Controlling Class Representative or Centre Controlling Class Representative or Controlling Class Certificateholder(s), Woodlands Mall Controlling Class Certificateholder(s) or Centre Controlling Class Certificateholder(s) is no longer the Holder (or Certificate Owner) of at least a majority of the applicable Controlling Class, Woodlands Mall Controlling Class or Centre Controlling Class, in each case by Certificate Balance, and the Certificate Administrator has neither (i) received notice of the then-current Controlling Class Certificateholders, Woodlands Mall Controlling Class Certificateholders or Centre Controlling Class Certificateholders, as applicable, of at least a majority of the Controlling Class, the Woodlands Mall Controlling Class or the Centre Controlling Class, in each case by Certificate Balance nor (ii) received notice of a replacement Controlling Class Representative, Woodlands Mall Controlling Class Representative or Centre Controlling Class Representative pursuant to this Agreement, then a Control Termination Event and a Consultation Termination Event shall be deemed to have occurred with respect to the related Serviced Loans or Serviced Loan Combination and shall be deemed to continue until such time as the Certificate Administrator receives any such notice in clauses (i) or (ii).

Upon receipt of notice of a change in Controlling Class Representative, Woodlands Mall Controlling Class Representative, Centre Controlling Class Representative or any Risk Retention Consultation Party, the Certificate Administrator shall promptly forward notice thereof to each other party to this Agreement.

On the Closing Date, each of the initial Controlling Class Representative, Woodlands Mall Controlling Class Representative and Centre Controlling Class Representative shall deliver (which delivery may be by electronic mail) a certification substantially in the form of Exhibit M-1H to this Agreement to the Certificate Administrator (who shall promptly forward such certification to the Master Servicer, the Special Servicer, the Trustee and the Operating Advisor). Upon the resignation or removal of the existing Controlling Class Representative, Woodlands Mall Controlling Class Representative or Centre Controlling Class Representative, any successor Controlling Class Representative, Woodlands Mall Controlling Class Representative or Centre Controlling Class Representative shall also deliver a certification substantially in the form of Exhibit M-1H to this Agreement to the Certificate Administrator (who shall promptly forward such certification to the Master Servicer, the Special Servicer, the Trustee and the Operating Advisor) prior to being recognized as the new Controlling Class Representative, Woodlands Mall Controlling Class Representative or Centre Controlling Class Representative, as applicable.

(e)         Once a Controlling Class Representative, Woodlands Mall Controlling Class Representative or Centre Controlling Class Representative has been selected, each of the Master Servicer, the Special Servicer, the Operating Advisor, the Depositor, the Certificate Administrator, the Asset Representations Reviewer, the Trustee and each other Certificateholder (or Certificate Owner, if applicable) shall be entitled to rely on such selection unless a majority of the Certificateholders of the Controlling Class, the Woodlands Mall Controlling Class or the Centre Controlling Class, as applicable, in each case by Certificate Balance, or such Controlling Class Representative, Woodlands Mall Controlling Class Representative or Centre Controlling Class Representative shall have notified the Certificate Administrator, the Master Servicer and each other Certificateholder of the Controlling Class, the Woodlands Mall Controlling Class or the Centre Controlling Class, as applicable, in writing, of the resignation of such Controlling Class Representative, Woodlands Mall Controlling Class Representative or Centre Controlling Class Representative or the selection of a new Controlling Class Representative, Woodlands Mall Controlling Class Representative or Centre Controlling Class Representative. Upon receipt of written notice of, or other knowledge of, the resignation of a Controlling Class Representative, Woodlands Mall Controlling Class Representative or Centre Controlling Class Representative, the Certificate Administrator shall request the Certificateholders of the Controlling Class, the Woodlands Mall Controlling Class or the Centre Controlling Class, as applicable, to select a new Controlling Class Representative, Woodlands Mall Controlling Class Representative or Centre Controlling Class Representative, as applicable.

(f)          If at any time a book-entry certificate belongs to the Controlling Class, the Woodlands Mall Controlling Class or the Centre Controlling Class, the Certificate Administrator shall notify the related Certificate Owner or Certificate Owners (through the Depository, unless the Certificate Administrator shall have been previously provided with the name and address of such Certificate Owner or Certificate Owners) of such event and shall request that it be informed of any change in the identity of the related Certificate Owner from time to time.

(g)         Until it receives notice to the contrary, each of the Master Servicer, the Special Servicer, the Operating Advisor, the Depositor and the Trustee and the Certificate Administrator shall be entitled to rely on the most recent notification with respect to the identity of (i) the Certificateholders of the Controlling Class and the Controlling Class Representative, (ii) the Certificateholders of the Woodlands Mall Controlling Class and the Woodlands Mall Controlling Class Representative and (iii) the Certificateholders of the Centre Controlling Class and the Centre Controlling Class Representative.

(h)         Notwithstanding anything to the contrary contained herein, at any time when the Class F-RR Certificates are the Controlling Class, the Holder of more than 50% of the Controlling Class (by Certificate Balance) may waive its right to act as or appoint a Controlling Class Representative and to exercise any of the rights of the Controlling Class Representative or cause the exercise of any of the rights of the Controlling Class Representative set forth in this Agreement, by irrevocable written notice delivered to the Depositor, Certificate Administrator, Trustee, Master Servicer, Special Servicer and Operating Advisor (any such Holder or group of affiliated Holders that makes such an election, the “Opting-Out Party”). Whenever such waiver by an Opting-Out Party is in effect, (1) a Control Termination Event and a Consultation Termination Event shall be deemed to have occurred and be continuing; and (2) the rights of the holder of more than 50% of the Class F-RR Certificates (by Certificate Balance), if the Class F-RR Certificates are the Controlling Class, to act as or appoint a Controlling Class Representative and the rights of a Controlling Class Representative will not be operative (notwithstanding whether a Control Termination Event or a Consultation Termination Event is or would otherwise then be in effect). Any such waiver shall remain effective with respect to such Holder and such Class until such time as either (x) the Class F-RR Certificates are no longer the Controlling Class or (y) the Opting-Out Party has (i) sold a majority of the Class F-RR Certificates (by Certificate Balance) to an unaffiliated third party and (ii) certified to the Depositor, Certificate Administrator, Trustee, Master Servicer, Special Servicer and Operating Advisor that (a) the Opting-Out Party retains no direct or indirect Voting Rights with respect to the Class F-RR Certificates that it transferred, (b) there is no voting agreement between the Opting-Out Party and the transferee and (c) the Opting-Out Party retains no direct or indirect economic interest in the Class F-RR Certificates that it transferred (such sale and certification, a “Class F-RR Transfer”). Following any such Class E Transfer, and if the Class F-RR Certificates are still the Controlling Class, the successor holder of more than 50% of the Controlling Class (by Certificate Balance) shall again have the right to act as or appoint a Controlling Class Representative as set forth herein without regard to any prior waiver by the predecessor Certificateholder. Such successor Certificateholder shall also have the right as provided in this Section 6.09(h) to irrevocably waive its right to act as or appoint a Controlling Class Representative or, subject to any such limitations set forth in this Agreement (including by reason of a Control Termination Event or a Consultation Termination Event otherwise existing), to exercise any of the rights of the Controlling Class Representative or to cause the exercise of any of the rights of the Controlling Class Representative as set forth in this Agreement. No successor Certificateholder described above in this paragraph shall have any consent rights with respect to any Serviced Mortgage Loan that became a Specially Serviced Loan prior to the Class F-RR Transfer and had not also become a Corrected Loan prior to such Class F-RR Transfer until such Serviced Mortgage Loan becomes a Corrected Loan.

(i)          CREFI, DBNY and JPMCB shall be the initial Risk Retention Consultation Parties and shall, in each case, remain so until a successor is appointed pursuant to the terms of this Agreement. Upon the resignation or removal of any existing Risk Retention Consultation Party, any successor Risk Retention Consultation Party shall deliver to the parties to this Agreement a certification substantially in the form of Exhibit M-1I to this Agreement prior to being recognized as a new Risk Retention Consultation Party. The parties hereto shall be entitled to assume that a Risk Retention Consultation Party has not changed absent such notice.

(j)          Once a Risk Retention Consultation Party has been selected, each of the Master Servicer, the Special Servicer, the Depositor, the Trustee, the Certificate Administrator, the Operating Advisor and each other Certificateholder (or Certificate Owner, if applicable) shall be entitled to rely on such selection unless CREFI (in the case of the VRR1 Risk Retention Consultation Party) or DBNY (in the case of the VRR2 Risk Retention Consultation Party) or JPMCB (in the case of the VRR3 Risk Retention Consultation Party), as applicable, or such Risk Retention Consultation Party itself shall have notified the Master Servicer, the Special Servicer, the Trustee, the Certificate

Administrator, the Operating Advisor and each other Holder of Class VRR Certificates, in writing, of the selection of a new Risk Retention Consultation Party (along with contact information for such new Risk Retention Consultation Party).

(k)         In the event that no VRR1 Risk Retention Consultation Party, VRR2 Risk Retention Consultation Party or VRR3 Risk Retention Consultation Party, as applicable, has been appointed or identified to the Master Servicer or the Special Servicer, as applicable, and the Master Servicer or the Special Servicer, as applicable, has attempted to obtain such information from the Certificate Administrator and no such entity has been identified (along with contact information) to the Master Servicer or the Special Servicer, as applicable, then until such time as the related new Risk Retention Consultation Party is identified, the Master Servicer or the Special Servicer, as applicable, shall have no duty to consult with, provide notice to, or seek the approval or consent of any such Risk Retention Consultation Party as the case may be.

(l)          Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that: (i) each Risk Retention Consultation Party may have special relationships and interests that conflict with those of Holders of one or more Classes of Certificates; (ii) each Risk Retention Consultation Party may act solely in the interests of the Holders of the Class VRR Certificates; (iii) each Risk Retention Consultation Party does not have any liability or duties to the Holders of any other Class of Certificates; (iv) each Risk Retention Consultation Party may take actions that favor interests of the Holders of one or more Classes, including the Class VRR Certificates, over the interests of the Holders of one or more other Classes of Certificates; and (v) each Risk Retention Consultation Party shall have no liability whatsoever for having so acted as set forth in clauses (i) through (iv) above, and no Certificateholder may take any action whatsoever against any Risk Retention Consultation Party or any director, officer, employee, agent or principal of such Risk Retention Consultation Party for having so acted.

Article VII

DEFAULT

Section 7.01 Servicer Termination Events.

(a)         “Servicer Termination Event,” wherever used herein, means any one of the following events:

(i)          (A) any failure by the Master Servicer to make any deposit or payment required to be made by the Master Servicer to the Collection Account or Loan Combination Custodial Account or to any Serviced Companion Loan Holder on the day and by the time such deposit or remittance is required to be made under the terms of this Agreement, which failure is not remedied within one (1) Business Day or (B) any failure by the Master Servicer to deposit into, or remit to the Certificate Administrator for deposit into, the Distribution Account or the Excess Interest Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. (New York City time) on the relevant Distribution Date; or

(ii)         any failure by the Special Servicer to deposit into any REO Account, within two (2) Business Days after such deposit is required to be made or to remit to the Master Servicer for deposit into the Collection Account or the Loan Combination Custodial Account, as applicable, any amount required to be so deposited or remitted by the Special Servicer pursuant to, and within one (1) Business Day after the time specified by, the terms of this Agreement; or

(iii)        any failure on the part of the Master Servicer or the Special Servicer, as applicable, duly to observe or perform in any material respect any of its other covenants or obligations contained in this Agreement which continues unremedied for a period of 30 days (10 days in the case of the Master Servicer’s failure to make a Property Advance or 20 days in the case of a failure to pay the premium for any insurance policy required to be maintained under this Agreement or such shorter period (not less than two (2) Business Days) as may be required to avoid the commencement of foreclosure proceedings for unpaid real estate taxes or the lapse of insurance, as applicable) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to this Agreement, by the Holders of Certificates of any Class evidencing, as to such Class, not less than 25% of the Voting Rights allocable thereto, or, if affected thereby, by a Serviced Companion Loan Holder; provided, however, if any such failure with a 30-day cure period is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing such cure, such 30-day period will be extended an additional 60 days (provided that the Master Servicer, or Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure); or

(iv)        any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty contained in this Agreement, which materially and adversely affects the interests of any Class of Certificateholders or any Serviced Companion Loan Holder and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, has been given to the Master Servicer or the Special Servicer, as the case may be, by the Depositor, the Certificate Administrator or the Trustee, or to the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee by the Holders of Certificates entitled to not less than 25% of the Voting Rights or, if affected thereby, by a Serviced Companion Loan Holder; provided, however, if such breach is capable of being cured and the Master Servicer or the Special Servicer, as applicable, is diligently pursuing such cure, such 30-day period will be extended an additional 60 days (provided that the Master Servicer, or Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure); or

(v)         a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer or the Special Servicer, as applicable, and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days; or

(vi)        the Master Servicer or the Special Servicer, as applicable, shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or the Special Servicer or of or relating to all or substantially all of its property; or

(vii)       the Master Servicer or the Special Servicer, as applicable, shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or take any corporate action in furtherance of the foregoing; or

(viii)      the Master Servicer or the Special Servicer, as applicable, is removed from S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or a U.S. Commercial Mortgage Special Servicer, as applicable, and is not restored to such status on such list within 60 days;

(ix)        (A) the Master Servicer or the Special Servicer, as applicable, has failed to maintain a ranking by Morningstar equal to or higher than “MOR CS3” as a master servicer or a special servicer, as applicable, and such ranking is not reinstated within 60 days of such event (if the Master Servicer or the Special Servicer, as applicable, has or had a Morningstar ranking on or after the Closing Date) or (B) if the Master Servicer or the Special Servicer, as applicable, has not been ranked by Morningstar on or after the Closing Date, and Morningstar has qualified, downgraded or withdrawn the then current rating or ratings of one or more classes of certificates in this or another CMBS transaction or placed one or more classes of certificates in this or another CMBS transaction on “watch status” in contemplation of a rating downgrade or withdrawal publicly citing servicing concerns with the Master Servicer or the Special Servicer, as applicable, as the sole or material factor in such rating action (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by Morningstar within 60 days of such event); or

(x)         with respect to the Master Servicer, the Master Servicer ceases to have a commercial master servicer rating of at least “CMS3” from Fitch and that rating is not reinstated within 60 days or, with respect to the Special Servicer, the Special Servicer ceases to have a commercial special servicer rating of at least “CSS3” from Fitch and that rating is not reinstated within 60 days, as the case may be;

(xi)         the Master Servicer or the Special Servicer, as applicable, or any primary servicer or Sub-Servicer appointed by the Master Servicer or the Special Servicer, as applicable, after the Closing Date (but excluding any Sub-Servicer set forth on Exhibit S), shall (A) for so long as the Trust is subject to the reporting requirements of Regulation AB or the Exchange Act, fail to deliver the items required to be delivered by this Agreement after any applicable notice and cure period to enable the Certificate Administrator or Depositor to comply with the reporting obligations of the Trust under the Exchange Act or (B) for so long as any Other Securitization Trust is subject to the reporting requirements of Regulation AB or the Exchange Act, fail to deliver any Exchange Act reporting items required to be delivered by such servicer to the related Other Depositor or related Other Exchange Act Reporting Party pursuant to Article X of this Agreement, in the case of each of clauses (A) and (B), within (a) with respect to the delivery of any item relating to a Reportable Event, two (2) Business Days of such failure to comply with Article X or (b) with respect to the delivery of any other item, five (5) Business Days of such failure to comply with 0 (any primary servicer or Sub-Servicer that defaults in accordance with this Section 7.01(a)(xi) shall be terminated at the direction of the Depositor).

If a Servicer Termination Event with respect to the Master Servicer or the Special Servicer shall occur and be continuing, then, and in each and every such case, so long as such Servicer Termination Event shall not have been remedied, either (i) the Trustee may or (ii) upon the written direction to the Trustee from (x) the Holders of at least 25% of the Voting Rights of all Certificates (or, if the Servicer Termination Event is with respect to the Special Servicer and relates to specific Mortgage Loans and/or Trust Subordinate Companion Loans, of all Certificates evidencing interests in such affected Mortgage Loans and/or Trust Subordinate Companion Loans) or (y) an affected Serviced Companion Loan Holder (but, subject to the next sentence, solely in the case of the related Serviced Loan Combination and a Servicer Termination Event with respect to the Special Servicer), then the Trustee shall, terminate the Master Servicer or the Special Servicer, as applicable. Notwithstanding anything to the contrary, it shall not be a Servicer Termination Event with respect to the pool of Trust Loans under clauses (i), (ii), (iii), (iv), (viii), (ix) or (x) above if the failure, default or event only has an adverse effect on a Serviced Companion Loan, a Serviced Companion Loan Holder or a rating on any Serviced Companion Loan Securities, but shall be a Servicer Termination Event with respect to the related Serviced Companion Loan and any related Serviced Companion Loan Holder shall: (i) in the case of any such failure, default or event on the part of the Master Servicer, have the remedies set forth in Section 7.01(d) with respect to the Servicer Termination Event with respect to the related Serviced Companion Loan; and (ii) with respect to any such failure, default or event on the part of the Special Servicer, be able to require termination of the Special Servicer with respect to, but only with respect to, the related Serviced Loan Combination.

In the event that the Master Servicer is also the Special Servicer and the Master Servicer is terminated as provided in this Section 7.01, the Master Servicer shall also be terminated as Special Servicer.

(b)         If the Master Servicer receives notice of termination under Section 7.01(c) solely due to a Servicer Termination Event under Section 7.01(a)(viii), Section 7.01(a)(ix) or Section 7.01(a)(x) and if the Master Servicer to be terminated pursuant to Section 7.01(c) provides the Trustee with the appropriate “request for proposal” materials within five (5) Business Days following such termination notice, then the Master Servicer shall continue to service as Master Servicer hereunder until a successor Master Servicer is selected in accordance with this Section 7.01(b). Upon receipt of the “request for proposal” materials, Trustee shall promptly thereafter (using such “request for proposal” materials provided by the Master Servicer pursuant to Section 7.01(c)) solicit good faith bids for the rights to service the Mortgage Loans and the Serviced Loan Combinations under this Agreement from at least three (3) Persons qualified to act as a successor Master Servicer hereunder in accordance with Section 6.04 (any such Person so qualified, a “Qualified Bidder”) or, if three (3) Qualified Bidders cannot be located, then from as many persons as the Trustee can determine are Qualified Bidders; provided that, the Master Servicer shall supply the Trustee with the names of Persons from whom to solicit such bids; and provided, further, that the Trustee shall not be responsible if less than three (3) or no Qualified Bidders submit bids for the right to service the Mortgage Loans and Serviced Loan Combinations under this Agreement. The bid proposal shall require any Successful Bidder (as defined below), as a condition of such bid, to enter into this Agreement as successor Master Servicer, and to agree to be bound by the terms hereof, within 45 days after the notice of termination of the Master Servicer. The Trustee shall select the Qualified Bidder with the highest cash bid (the “Successful Bidder”) to act as successor Master Servicer hereunder; provided, however, that if the Trustee does not receive a Rating Agency Confirmation from each Rating Agency within 10 days after the selection of such Successful Bidder, then the Trustee shall repeat the bid process described above (but subject to the above-described 45-day time period) until such confirmation is obtained. The Trustee shall request the Successful Bidder to enter into this Agreement as successor Master Servicer pursuant to the terms hereof no later than 45 days after notice of the termination of the Master Servicer.

Upon the assignment and acceptance of master servicing rights hereunder (subject to the terms of Section 3.12 of this Agreement) to and by the Successful Bidder, the Trustee shall remit or cause to be remitted to the Master Servicer to be terminated pursuant to Section 7.01(c) of this Agreement, the amount of such cash bid received from the Successful Bidder (net of “out-of-pocket” expenses incurred in connection with obtaining such bid and transferring servicing).

The Master Servicer to be terminated pursuant to Section 7.01(c) of this Agreement shall be responsible for all out-of-pocket expenses incurred in connection with the attempt to sell its rights to service the Mortgage Loans and the Serviced Loan Combinations, which expenses are not reimbursed to the party that incurred such expenses pursuant to the preceding paragraph.

If the Successful Bidder has not entered into this Agreement as successor Master Servicer within the above-described time period or no Successful Bidder was identified within the above-described time period, the Master Servicer to be terminated pursuant to Section 7.01(c) shall reimburse the Trustee for all reasonable “out-of-pocket” expenses incurred by the Trustee in connection with such bid process and the Trustee shall have no further obligations under this Section 7.01(b). The Trustee thereafter may act or may select a successor to act as Master Servicer hereunder in accordance with Section 7.02.

(c)         In the event that the Master Servicer or the Special Servicer is terminated pursuant to this Section 7.01, the Trustee shall, by notice in writing to the Master Servicer or the Special Servicer, as the case may be (the “Terminated Party”), terminate all of its rights and obligations under this Agreement and in and to the Mortgage Loans and Serviced Loan Combinations and the proceeds thereof, other than any rights the Master Servicer or Special Servicer may have hereunder as a Certificateholder and any rights or obligations that accrued prior to the date of such termination (including the right to receive all amounts accrued or owing to it under this Agreement, plus interest at the Advance Rate on such amounts until received to the extent such amounts bear interest as provided in this Agreement, with respect to periods prior to the date of such termination and the right to the benefits of Section 6.03 and subsection (b) above notwithstanding any such termination). On or after the receipt by the Terminated Party of such written notice, all of its authority and power under this Agreement, whether with respect to the Certificates (except that the Terminated Party shall retain its rights as a Certificateholder in the event and to the extent that it is a Certificateholder) or the Mortgage Loans and Serviced Loan Combinations or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Terminated Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and Serviced Loan Combinations and related documents, or otherwise. The Master Servicer and the Special Servicer each agrees that, in the event it is terminated pursuant to this Section 7.01, to promptly (and in any event no later than ten Business Days subsequent to such notice) provide, at its own expense, the Trustee (or the successor Master Servicer selected by the Trustee pursuant to Section 7.01(b) of this Agreement or the successor Master Servicer or Special Servicer, as applicable, otherwise appointed pursuant to Section 7.02 of this Agreement) with all documents and records requested by the Trustee (or the successor Master Servicer selected by the Trustee pursuant to Section 7.01(b) of this Agreement or the successor Master Servicer or Special Servicer, as applicable, otherwise appointed pursuant to Section 7.02 of this Agreement) to enable the Trustee or other successor to its responsibilities hereunder to assume its functions hereunder, and to cooperate with the Trustee and the successor to its responsibilities hereunder in effecting the termination and transfer of its responsibilities and rights hereunder, including, without limitation, the transfer to the successor Master Servicer or successor Special Servicer or the Trustee, as applicable, for administration by it of all cash amounts which shall at the time be or should have been credited by the Master Servicer or the Special Servicer to the Collection Account, any Loan Combination Custodial Account, any REO Account or Lock-Box Account shall thereafter be received with respect to the Mortgage Loans and

Serviced Loan Combinations, and shall promptly provide the Trustee or such successor Master Servicer or Special Servicer (which may include the Trustee), as applicable, all documents and records reasonably requested by it, such documents and records to be provided in such form as the Trustee or such successor Master Servicer or Special Servicer shall reasonably request (including electromagnetic form), to enable it to assume the Master Servicer’s or Special Servicer’s function hereunder. All reasonable costs and expenses actually incurred by the Trustee, the Certificate Administrator or the successor Master Servicer or successor Special Servicer in connection with transferring Mortgage Files, Servicing Files and related information, records and reports to the successor Master Servicer or Special Servicer and amending this Agreement to reflect (as well as providing appropriate notices to Mortgagors, ground lessors, insurers and other applicable third parties regarding) such succession as successor Master Servicer or successor Special Servicer pursuant to this Section 7.01 shall be paid by the predecessor Master Servicer or the Special Servicer, as applicable, upon presentation of reasonable documentation of such costs and expenses. If the predecessor Master Servicer or Special Servicer (as the case may be) has not reimbursed the Trustee, the Certificate Administrator or the successor Master Servicer or Special Servicer for such expenses within 90 days after the presentation of reasonable documentation, such expense shall be reimbursed by the Trust Fund; provided that the Terminated Party shall not thereby be relieved of its liability for such expenses.

(d)         Notwithstanding Section 7.01(a) and Section 7.01(c), if (1) any Servicer Termination Event on the part of the Master Servicer affects a Serviced Companion Loan held outside the Trust, the related Serviced Companion Loan Holder or the rating on a class of the related Serviced Companion Loan Securities and the Master Servicer is not otherwise terminated in accordance with Section 7.01(c), or (2) a Servicer Termination Event on the part of the Master Servicer occurs that affects only a Serviced Companion Loan held outside the Trust, the related Serviced Companion Loan Holder or the rating on a class of the related Serviced Companion Loan Securities, the Master Servicer may not be terminated in accordance with Section 7.01(c), but, at the written direction of the related Serviced Companion Loan Holder, the Master Servicer shall appoint, within 30 days of such direction, a sub-servicer (or, if the related Serviced Loan Combination is currently being sub-serviced, to replace, within 30 days of such direction, the then current sub-servicer with a new sub-servicer). In connection with the Master Servicer’s appointment of any sub-servicer at the direction of a Serviced Companion Loan Holder in accordance with this Section 7.01(d), the Master Servicer shall obtain a Rating Agency Confirmation from each Rating Agency. The related sub-servicing agreement shall provide that any sub-servicer appointed by the Master Servicer at the direction of a Serviced Companion Loan Holder in accordance with this Section 7.01(d) shall be responsible for all duties, and shall be entitled to all compensation, of the Master Servicer under this Agreement with respect to the related Serviced Loan Combination, except that the Master Servicer shall be entitled to retain a portion of the Servicing Fee for the Mortgage Loan and any Trust Subordinate Companion Loan that is part of the related Serviced Loan Combination equal to any related Excess Servicing Fee with respect to such Trust Loan(s) (and any related REO Trust Loan(s)). Such sub-servicing agreement (a) may be terminated without cause and without payment of any fee and (b) shall also provide that such sub-servicer shall agree to become the master servicer under a separate servicing agreement for the applicable Serviced Loan Combination in the event that such Serviced Loan Combination is no longer to be serviced and administered hereunder, which separate servicing agreement shall contain servicing and administration, limitation of liability, indemnification and servicing compensation provisions substantially similar to the corresponding provisions of this Agreement, except for the fact that the applicable Serviced Loan Combination and the related Mortgaged Properties shall be the sole assets serviced and administered thereunder and the sole source of funds thereunder. If any sub-servicer appointed by the Master Servicer at the direction of a Serviced Companion Loan Holder in accordance with this Section 7.01(d) shall at any time resign or be terminated, the Master Servicer shall be required to promptly appoint a substitute sub-servicer and obtain a Rating Agency Confirmation. In the event a successor Master Servicer is acting hereunder and that successor Master Servicer desires to terminate the sub-servicer appointed under this Section 7.01(d), the terminated Master Servicer that was responsible for the Servicer Termination Event that led to the appointment of such sub-servicer shall be responsible for all costs incurred in connection with such termination, including the payment of any termination fee.

(e)         If the Trustee, the Certificate Administrator, the Master Servicer or the Special Servicer has received written notice (which, for the purposes of this clause (e), shall include any publications by S&P, Fitch or Morningstar of which the Trustee, the Certificate Administrator or any Servicing Officer of the Master Servicer, as the case may be, has actual knowledge) from S&P, Fitch or Morningstar that the Master Servicer or the Special Servicer no longer is an approved master servicer or approved special servicer, as applicable, then such party shall promptly notify the others, and the Certificate Administrator shall notify the related Serviced Companion Loan Holder, to the extent known to the Certificate Administrator, of the same.

Section 7.02     Trustee to Act; Appointment of Successor. On and after the time the Master Servicer or the Special Servicer receives a notice of termination pursuant to Section 7.01, the Trustee shall, subject to the following provisions of this Section 7.02, be its successor in all respects in its capacity as Master Servicer or Special Servicer under this Agreement and the transactions set forth or provided for herein and, except as provided herein, shall be subject to all the responsibilities, duties, limitations on liability and liabilities relating thereto and arising thereafter placed on the Master Servicer or Special Servicer by the terms and provisions hereof; provided, however, that (i) the Trustee shall have no responsibilities, duties, liabilities or obligations with respect to any act or omission of the Master Servicer or Special Servicer and (ii) any failure to perform, or delay in performing, such duties or responsibilities caused by the Terminated Party’s failure to provide, or delay in providing, records, tapes, disks, information or moneys shall not be considered a default by such successor hereunder. The Trustee, as successor Master Servicer or successor Special Servicer, shall be indemnified to the full extent provided the Master Servicer or Special Servicer, as applicable, under this Agreement prior to the Master Servicer’s or the Special Servicer’s termination. The appointment of a successor Master Servicer or successor Special Servicer shall not affect any liability of the predecessor Master Servicer or Special Servicer which may have arisen prior to its termination as Master Servicer or Special Servicer. The Trustee shall not be liable for any of the representations, liabilities or warranties of the Master Servicer or Special Servicer herein or in any related document or agreement, for any acts or omissions of the predecessor Master Servicer or predecessor Special Servicer or for any losses incurred in respect of any Permitted Investment by the Master Servicer pursuant to Section 3.07 of this Agreement nor shall the Trustee be required to purchase any Mortgage Loan or Serviced Loan Combination hereunder. As compensation therefor, the Trustee as successor Master Servicer or successor Special Servicer shall be entitled to the Servicing Fee or Special Servicing Compensation, as applicable, and all funds relating to the Mortgage Loans and Serviced Companion Loans that accrue after the date of the Trustee’s succession to which the Master Servicer or Special Servicer would have been entitled if the Master Servicer or Special Servicer, as applicable, had continued to act hereunder. In the event any Advances made by the Master Servicer and the Trustee shall at any time be outstanding, or any amounts of interest thereon shall be accrued and unpaid, all amounts available to repay Advances and interest hereunder shall be applied entirely to the Advances made by the Trustee (and the accrued and unpaid interest thereon), until such Advances and interest shall have been repaid in full. Notwithstanding the above and subject to Section 6.08, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act, or if the Holders of Certificates entitled to at least 25% of the Voting Rights so request in writing to the Trustee, or if the Rating Agencies do not provide Rating Agency Confirmations with respect to the Trustee so acting, promptly appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution for which a Rating Agency Confirmation from each Rating Agency has been obtained (at the expense of the terminated Master Servicer or Special Servicer, as applicable, or, if the expense is not so recovered, at the expense of the Trust Fund), as the successor to the Master Servicer or the Special Servicer, as applicable, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer or Special Servicer hereunder; provided that, the applicable Directing Holder shall have the right to approve any successor Special Servicer with respect to any Serviced Loan or Serviced Loan Combination. No appointment of a successor to the Master Servicer or Special Servicer hereunder shall be effective until (i) the assumption by such successor of all the Master Servicer’s or Special Servicer’s responsibilities, duties and liabilities hereunder and (ii) in the case of the appointment of a successor Special Servicer, the Depositor and, if applicable, each related Other Depositor shall have received the written notice and information with respect to such successor Special Servicer as set forth in Section 10.02(a). Pending appointment of a successor to the Master Servicer (or the Special Servicer if the Special Servicer is also the Master Servicer) hereunder, unless the Trustee shall be prohibited by law from so acting, the Trustee shall act in such capacity as herein above provided. Pending the appointment of a successor to the Special Servicer, unless the Master Servicer is also the Special Servicer, the Master Servicer shall act in such capacity. In connection with such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans and Serviced Companion Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Terminated Party hereunder; provided, further, that if no successor to the Terminated Party can be obtained to perform the obligations of such Terminated Party hereunder, additional amounts shall be paid to such successor and such amounts in excess of that permitted the Terminated Party shall be treated as Realized Losses; and provided, further that, the Trustee shall consult with any applicable Directing Holder and Consulting Party prior to the appointment of a successor to the Terminated Party at a servicing compensation in excess of that permitted the Terminated Party. The Depositor, the Trustee, the Master Servicer or Special Servicer and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

If the Trustee or an Affiliate acts pursuant to this Section 7.02 as successor to the terminated Master Servicer, it may reduce the Excess Servicing Fee Rate to the extent that the Trustee’s or such Affiliate’s compensation as successor Master Servicer would otherwise be below the market rate servicing compensation. If the Trustee elects to appoint a successor to the terminated Master Servicer other than itself or an Affiliate pursuant to this Section 7.02, it may reduce the Excess Servicing Fee Rate to the extent reasonably necessary (in the sole discretion of the Trustee) for the Trustee to appoint a qualified successor Master Servicer that meets the requirements of this Section 7.02.

Section 7.03      Notification to Certificateholders.

(a)         Upon any termination pursuant to Section 7.01 above or appointment of a successor to the Master Servicer or the Special Servicer, the Certificate Administrator shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register, to the Serviced Companion Loan Holders, and electronically, for posting to the Rule 17g-5 Information Provider’s Website pursuant to Section 12.13 of this Agreement, to the Rule 17g-5 Information Provider.

(b)         Within 30 days after the occurrence of any Servicer Termination Event or Operating Advisor Termination Event of which a Responsible Officer of the Certificate Administrator has actual knowledge, the Certificate Administrator shall transmit by mail to all Holders of Certificates and any affected Serviced Companion Loan Holder (to the extent the Certificate Administrator has received the notice information for such Serviced Companion Loan Holder after a request therefor) and electronically, for posting to the Rule 17g-5 Information Provider’s Website pursuant to Section 12.13 of this Agreement, to the Rule 17g-5 Information Provider notice of such Servicer Termination Event or Operating Advisor Termination Event, unless such Servicer Termination Event or Operating Advisor Termination Event shall have been cured or waived.

Section 7.04      Other Remedies of Trustee. During the continuance of any Servicer Termination Event, so long as such Servicer Termination Event shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders and the Serviced Companion Loan Holders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). In such event, the legal fees, expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the defaulting Master Servicer or Special Servicer, as applicable. If the Master Servicer or Special Servicer, as applicable, fails to remedy, after the presentation of reasonable documentation, the Trustee shall be entitled to be reimbursed for such expenses, costs and liability from the Collection Account or the Loan Combination Custodial Account, as applicable, as provided in Section 3.06 and Section 3.06A of this Agreement; provided that the Master Servicer or the Special Servicer, as applicable, shall not be relieved of such liability for such expenses, costs and liabilities. Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Servicer Termination Event of the Master Servicer or the Special Servicer.

Section 7.05      Waiver of Past Servicer Termination Events and Operating Advisor Termination Events; Termination. The Holders of Certificates evidencing not less than 66-2/3% of the Voting Rights of all the Certificates (or, if the Servicer Termination Event is with respect to the Special Servicer and relates to specific Mortgage Loans and/or Trust Subordinate Companion Loans, of all Certificates evidencing interests in such affected Mortgage Loans and/or Trust Subordinate Companion Loans) (and, if such Servicer Termination Event is on the part of a Special Servicer, with respect to the related Serviced Loan Combination only, by each affected Serviced Companion Loan Holder) may, on behalf of all Holders of Certificates, waive any Servicer Termination Event on the part of the Master Servicer, Special Servicer or any Operating Advisor Termination Event on the part of the Operating Advisor in the performance of its obligations hereunder and its consequences, except a Servicer Termination Event in connection with making any required deposits (including, with respect to the Master Servicer, P&I Advances) to or payments from the Collection Account, a Loan Combination Custodial Account or the Lower-Tier REMIC Distribution Account or in remitting payments as received, in each case in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Termination Event or Operating Advisor Termination Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon. Any costs and expenses incurred by the Certificate Administrator in connection with such default and prior to such waiver shall be reimbursed by the Master Servicer, the Special Servicer or the Operating Advisor, as applicable, promptly upon demand therefor and if not reimbursed to the Certificate Administrator within 90 days of such demand, from the Trust Fund; provided that the Trust Fund shall be reimbursed by the Master Servicer, the Special Servicer or the Operating Advisor, as applicable, to the extent such amounts are reimbursed to the Certificate Administrator from the Trust Fund. Notwithstanding the foregoing, (a) a Servicer Termination Event under any of Section 7.01(a)(i) and Section 7.01(a)(ii) of this Agreement may be waived only by all of the Certificateholders of the affected Classes, and (b) a Servicer Termination Event under Section 7.01(a)(xi) of this Agreement may be waived only with the consent of the Depositor, together with (in the case of each of clauses (a) and (b) of this sentence) the consent of each Serviced Companion Loan Holder, if any, that is affected by such Servicer Termination Event.

The foregoing paragraph notwithstanding, if the Holders representing at least the requisite percentage of the Voting Rights allocated to each affected Class of Certificates desire to waive a Servicer Termination Event by the Master Servicer, but a Serviced Companion Loan Holder related to a Serviced Loan Combination (if adversely affected thereby) does not wish to waive that Servicer Termination Event, then those Certificateholders may still waive that Servicer Termination Event, and the applicable Serviced Companion Loan Holder will be entitled to require that the Master Servicer appoint, within 60 days of the applicable Serviced Companion Loan Holder’s request, a sub-servicer (or, if the applicable Serviced Loan Combination is currently being subserviced, to replace, within 60 days of the applicable Serviced Companion Loan Holder’s request, the then current sub-servicer with a new sub-servicer) with respect to the applicable

Serviced Loan Combination. In connection with the Master Servicer’s appointment of a sub-servicer at the request of a Serviced Companion Loan Holder in accordance with this Section 7.05, the Master Servicer shall obtain a Rating Agency Confirmation from each Rating Agency at the expense of the Serviced Companion Loan Holder. The related sub-servicing agreement shall provide that any sub-servicer appointed by the Master Servicer at the request of a Serviced Companion Loan Holder in accordance with this Section 7.05 shall be responsible for all duties, and shall be entitled to all compensation, of the Master Servicer under this Agreement with respect to the applicable Serviced Loan Combination, except that the Master Servicer shall be entitled to retain a portion of the Servicing Fee for the related Trust Loan(s) equal to any related Excess Servicing Fee. Such Sub-Servicing Agreement (a) may be terminated without cause and without the payment of any fee and (b) shall also provide that such sub-servicer shall become the master servicer under a separate servicing agreement for the applicable Serviced Loan Combination in the event that the Serviced Loan Combination is no longer to be serviced and administered hereunder, which separate servicing agreement shall contain servicing and administration, limitation of liability, indemnification and servicing compensation provisions substantially similar to the corresponding provisions of this Agreement, except for the fact that the applicable Serviced Loan Combination and the related Mortgaged Properties shall be the sole assets serviced and administered thereunder and the sole source of funds thereunder. Such sub-servicer (a) may be terminated without cause and without the payment of any fee and (b) shall meet the requirements of Section 3.01 of this Agreement. If any sub-servicer appointed by the Master Servicer at the request of a Serviced Companion Loan Holder in accordance with this Section 7.05 shall at any time resign or be terminated, the Master Servicer shall be required to promptly appoint a substitute sub-servicer with respect to which a Rating Agency Confirmation has been obtained at the expense of the applicable resigning or terminated sub-servicer (and any applicable Sub-Servicing Agreement shall so provide), and if the resigning or terminated sub-servicer fails to cover such expense, the Master Servicer shall do so. In the event a successor Master Servicer is acting hereunder and that successor Master Servicer desires to terminate the sub-servicer appointed under this Section 7.05, the terminated Master Servicer that was responsible for the Servicer Termination Event that led to the appointment of such sub-servicer shall be responsible for all costs incurred in connection with such termination, including the payment of any termination fee.

Section 7.06      Termination of the Operating Advisor.

(a)         An “Operating Advisor Termination Event” means any one of the following events whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)          any failure by the Operating Advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of its representations or warranties under this Agreement, which failure shall continue unremedied for a period of 30 days after the date on which written notice of such failure shall have been given to the Operating Advisor by the Trustee or to the Operating Advisor and the Trustee by the Holders of Certificates having greater than 25% of the Voting Rights of all then outstanding Certificates; provided, however, that with respect to any such failure which is not curable within such

30-day period, the Operating Advisor shall have an additional cure period of thirty (30) days to effect such cure so long as it has commenced to cure such failure with the initial 30-day period and has provided the Trustee and the Certificate Administrator with an Officer’s Certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(ii)         any failure by the Operating Advisor to perform its obligations set forth in this Agreement in accordance with the Operating Advisor Standard which failure shall continue unremedied for a period of 30 days after the date on which written notice of such failure is given to the Operating Advisor by any party to this Agreement;

(iii)        any failure by the Operating Advisor to be an Eligible Operating Advisor, which failure shall continue unremedied for a period of 30 days;

(iv)        a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Operating Advisor, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

(v)         the Operating Advisor shall consent to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the Operating Advisor or of or relating to all or substantially all of its property; or

(vi)        the Operating Advisor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

Upon receipt by the Certificate Administrator of notice of the occurrence of any Operating Advisor Termination Event, the Certificate Administrator shall promptly provide written notice to all Certificateholders by posting such notice on its internet website, unless the Certificate Administrator has received notice that it has been remedied. If an Operating Advisor Termination Event shall occur then, and in each and every such case, so long as such Operating Advisor Termination Event shall not have been remedied, then either (i) the Trustee may or (ii) upon the written direction of holders of Certificates evidencing not less than 25% of the Voting Rights of each Class of Non-Reduced Certificates, the Trustee shall, terminate all of the rights and obligations of the Operating Advisor under this Agreement, other than rights and obligations accrued prior to such termination (including the right to receive all amounts accrued and owing to it under this Agreement) and other than indemnification rights (arising out of events occurring prior to such termination), by notice in writing to the Operating Advisor. Notwithstanding anything herein to the contrary, the Depositor shall have the right, but not the obligation, to notify the Certificate Administrator and the Trustee of any Operating Advisor Termination Event of which the Depositor becomes aware.

(b)         Upon (i) the written direction of Holders of Certificates evidencing not less than 15% of the Voting Rights of the Non-Reduced Certificates requesting a vote to terminate and replace the Operating Advisor with a proposed successor Operating Advisor that is an Eligible Operating Advisor and (ii) payment by such Holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator shall promptly provide written notice of the requested vote to the Operating Advisor and to all Certificateholders by (i) posting such notice on its internet website, and (ii) mailing such notice to all Certificateholders at their addresses appearing in the Certificate Register and to the Operating Advisor. Upon the affirmative vote of the Holders of Certificates evidencing more than 50% of the Voting Rights allocable to the Non-Reduced Certificates of those Holders that exercise their right to vote (provided that Holders entitled to exercise at least 50% of the Voting Rights allocable to the Non-Reduced Certificates exercise their right to vote within 180 days of the initial request for a vote (which, for the avoidance of doubt, is the date on which the aforementioned notice was mailed to the Certificateholders)), the Trustee shall terminate all of the rights and obligations of the Operating Advisor under this Agreement by notice in writing to the Operating Advisor. The provisions set forth in the foregoing sentences of this Section 7.06(b) shall be binding upon and inure to the benefit of solely the Certificateholders and the Trustee as between each other. The Operating Advisor shall not have any cause of action based upon or arising from any breach or alleged breach of such provisions. As between the Operating Advisor, on the one hand, and the Certificateholders, on the other, the Certificateholders shall be entitled in their sole discretion to vote for the termination or not vote for the termination of the Operating Advisor. The Certificate Administrator shall include on each Distribution Date Statement a statement that each Certificateholder and Certificate Owner may access notices on the Certificate Administrator’s Website and each Certificateholder and Certificate Owner may register to receive e-mail notifications when such notices are posted on the Certificate Administrator’s Website; provided that the Certificate Administrator shall be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting such notices.

(c)         On or after the receipt by the Operating Advisor of such written notice of termination, subject to the foregoing, all of its authority and power under this Agreement shall be terminated and, without limitation, the terminated Operating Advisor shall execute any and all documents and other instruments, and do or accomplish all other acts or things reasonably necessary or appropriate to effect the purposes of such notice of termination. As soon as practicable, but in no event later than 15 Business Days after (1) the Operating Advisor resigns pursuant to Section 6.04 of this Agreement (excluding resignation under the circumstances contemplated in Section 6.04(d) where no successor Operating Advisor is required to be appointed) or (2) the Trustee delivers such written notice of termination to the Operating Advisor, the Trustee shall appoint a successor Operating Advisor that is an Eligible Operating Advisor. The Trustee shall provide written notice of the appointment of a successor Operating Advisor to the Master Servicer, the Special Servicer, the

Operating Advisor, the Certificate Administrator, the Depositor, the Risk Retention Consultation Parties, any related Outside Controlling Note Holder and, if a Consultation Termination Event does not exist, the Controlling Class Representative within one Business Day of such appointment, and the Certificate Administrator shall provide written notice of such appointment to each Certificateholder within one Business Day of the receipt of such notice of appointment from the Trustee. Except as contemplated by Section 7.06(b) of this Agreement, the appointment of a successor Operating Advisor shall not be subject to the vote, consent or approval of the holder of any Class of Certificates.

The Operating Advisor shall not at any time be the Depositor, the Master Servicer, the Special Servicer, a Sponsor or an Affiliate of any of them. If any of such entities becomes the Operating Advisor, including by means of an Affiliation arising after the date hereof, the Operating Advisor shall immediately resign or cause an assignment under Section 6.04 of this Agreement and the Trustee shall appoint a successor Operating Advisor subject to and in accordance with this Section 7.06(c), which successor Operating Advisor may be an Affiliate of the Trustee. Notwithstanding the foregoing, if the Trustee is unable to find a successor Operating Advisor within 30 days of the termination of the Operating Advisor, the Depositor shall be permitted to find a replacement. Unless and until a replacement Operating Advisor is appointed, no party shall act as the Operating Advisor and the provisions in this Agreement relating to consultation with respect to the Operating Advisor shall not be applicable until a replacement Operating Advisor is appointed hereunder.

(d)         Upon any resignation or termination of the Operating Advisor and, if applicable, appointment of a successor to the Operating Advisor, the Trustee shall, as soon as possible, give written notice thereof to the Special Servicer, the Master Servicer, the Certificate Administrator (who shall, as soon as possible, give written notice thereof to the Certificateholders), the Depositor, any related Outside Controlling Note Holder, the Controlling Class Representative (if a Consultation Termination Event does not exist) and, for posting to the Rule 17g-5 Information Provider’s Website pursuant to Section 12.13 of this Agreement, the Rule 17g-5 Information Provider. In the event that the Operating Advisor resigns or is terminated, all of its rights and obligations under this Agreement shall terminate, other than any rights or obligations that accrued prior to the date of such resignation or termination (including the right to receive all amounts accrued and owing to it under this Agreement) and other than any rights to indemnification arising out of events occurring prior to such resignation or termination.

Article VIII

CONCERNING THE TRUSTEE and The Certificate Administrator

Section 8.01 Duties of the Trustee and the Certificate Administrator.

(a)         The Trustee, prior to the occurrence of a Servicer Termination Event of which a Responsible Officer of the Trustee has actual knowledge and after the curing or waiver of all Servicer Termination Events which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and no permissive right of the Trustee shall be construed as a duty. During the continuance of a

Servicer Termination Event of which a Responsible Officer of the Trustee has actual knowledge, the Trustee, subject to the provisions of Section 7.02 and Section 7.04 of this Agreement, shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. The Certificate Administrator undertakes to perform at all times such duties and only such duties as are specifically set forth in this Agreement and no permissive right of the Certificate Administrator shall be construed as a duty.

(b)         Each of the Trustee and the Certificate Administrator, upon receipt of any resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee or the Certificate Administrator, as applicable, which are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II, the Diligence Files, any CREFC® reports and any information delivered for posting to the Certificate Administrator’s Website or the Rule 17g-5 Information Provider’s Website), shall examine them to determine whether they conform on their face to the requirements of this Agreement to the extent specifically set forth herein; provided, however, that neither the Trustee nor the Certificate Administrator shall be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument provided to it hereunder if accepted in good faith. If any such instrument is found not to conform on its face to the requirements of this Agreement in a material manner, the Trustee or the Certificate Administrator, as applicable, shall request a corrected instrument, and if the instrument is not corrected to the Trustee’s or the Certificate Administrator’s, as applicable, reasonable satisfaction, the Certificate Administrator (if the Certificate Administrator requested the corrected instrument or upon direction from the Trustee if the Trustee requested the corrected instrument) will provide notice thereof to the Certificateholders.

(c)         Neither the Trustee, the Certificate Administrator nor any of their respective officers, directors, employees, agents or “control” persons within the meaning of the Act shall have any liability arising out of or in connection with this Agreement, provided that, subject to Section 8.02 of this Agreement, no provision of this Agreement shall be construed to relieve the Trustee or the Certificate Administrator, as applicable, or any such person, from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or its own bad faith; and provided, further, that:

(i)          Prior to the occurrence of a Servicer Termination Event or Operating Advisor Termination Event of which a Responsible Officer of the Trustee has actual knowledge, and after the curing or waiver of all such Servicer Termination Events which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, neither the Trustee nor the Certificate Administrator shall be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee or the Certificate Administrator and, in the absence of bad faith on the part of the Trustee or the Certificate Administrator, the Trustee or the Certificate

Administrator, as applicable, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any resolutions, certificates, statements, reports, opinions, documents, orders or other instruments furnished to the Trustee or the Certificate Administrator, as applicable, that conform on their face to the requirements of this Agreement without responsibility for investigating the contents thereof;

(ii)         Neither the Trustee nor the Certificate Administrator shall be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers, unless it shall be proved that the Trustee or the Certificate Administrator, as applicable, was negligent in ascertaining the pertinent facts;

(iii)        Neither the Trustee nor the Certificate Administrator shall be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to greater than 50% of the Percentage Interests (or such other percentage as is specified herein for such action) of each affected Class, or of the Voting Rights of the Certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Certificate Administrator, as applicable, or exercising any trust or power conferred upon the Trustee or the Certificate Administrator, as applicable, under this Agreement;

(iv)        Neither the Trustee, the Certificate Administrator nor any of their respective directors, officers, employees, agents or control persons shall be responsible for any act or omission of any Custodian, Paying Agent or Certificate Registrar that is not the same Person as, or an Affiliate of, the Trustee or the Certificate Administrator, as applicable, and that is selected other than by the Trustee or the Certificate Administrator, as applicable, performed or omitted in compliance with any custodial or other agreement, or any act or omission of the Master Servicer, Special Servicer, the Depositor, the Operating Advisor, any Serviced Companion Loan Holder, the Directing Holder or the Controlling Class Representative or any other third Person, including, without limitation, in connection with actions taken pursuant to this Agreement;

(v)         Neither the Trustee nor the Certificate Administrator shall be under any obligation to appear in, prosecute or defend any legal action unless such action is incidental to its respective duties as Trustee or Certificate Administrator, as applicable, in accordance with this Agreement (and, if it does, all reasonable legal expenses and costs of such action shall be expenses and costs of the Trust Fund) and in its opinion does not expose it to any expense or liability for which reimbursement is not reasonably assured, and the Trustee or the Certificate Administrator, as applicable, shall be entitled to be reimbursed therefor from the Collection Account, unless such legal action arises (i) as a result of any willful misconduct, bad faith, fraud or negligence in the performance of duties of the Trustee or the Certificate Administrator, as the case may be, or by reason of negligent disregard of the Trustee’s or the Certificate Administrator’s, as the case may be, obligations or duties hereunder, or (ii) as a result of the breach by the Trustee or the Certificate Administrator, as the case may be, of any of its representations or warranties contained herein; provided, however, that the Trustee or the Certificate Administrator may in its discretion undertake any such action related to its obligations hereunder which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder;

(vi)        Neither the Trustee nor the Certificate Administrator shall be charged with knowledge of any act, failure to act or breach of any Person unless a Responsible Officer of the Trustee or the Certificate Administrator, as applicable, obtains actual knowledge of such act, failure to act or breach or receives written notice of such act, failure to act or breach from any other party to this Agreement, any Certificateholder or Certificate Owner, a Serviced Companion Loan Holder, the Directing Holder or the Controlling Class Representative; and

(vii)       Except in the event of the Trustee’s or Certificate Administrator’s, as applicable, willful misconduct, bad faith or fraud, in no event shall the Trustee or the Certificate Administrator, as applicable, be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee or the Certificate Administrator, as applicable, has been advised of the likelihood of such loss or damage and regardless of the form of action.

None of the provisions contained in this Agreement shall require the Trustee or the Certificate Administrator, in its capacity as Trustee or the Certificate Administrator, as applicable, to expend or risk its own funds, or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if in the opinion of the Trustee or the Certificate Administrator, as applicable, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. None of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer (other than the obligations to make Advances under Sections 3.20 and 4.06 of this Agreement), the Special Servicer, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer or the Special Servicer in accordance with the terms of this Agreement. None of the provisions contained in this Agreement shall in any event require the Certificate Administrator to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor or the Asset Representations Reviewer under this Agreement. Neither the Trustee nor the Certificate Administrator shall be required to post any surety or bond of any kind in connection with its performance of its obligations under this Agreement and neither the Trustee nor the Certificate Administrator shall be liable for any loss on any investment of funds pursuant to this Agreement (other than any funds invested with it in its commercial capacity or at its discretion).

(d)         The Operating Advisor, the Master Servicer, the Special Servicer or the Trustee may at any time request from the Certificate Administrator written confirmation of whether any Control Termination Event, Consultation Termination Event or Operating Advisor Consultation Trigger Event occurred during the previous calendar year and the Certificate Administrator shall deliver such confirmation, based on information in its possession, to the requesting party within ten (10) Business Days of such request. Further, the Certificate Administrator shall post a “special notice” on the Certificate Administrator’s Website within ten (10) days of its determination (or its receipt of notice) of the commencement or cessation of any Control Termination Event, Consultation Termination Event or Operating Advisor Consultation Trigger Event.

Section 8.02      Certain Matters Affecting the Trustee and the Certificate Administrator.

(a)         Except as otherwise provided in Section 8.01 of this Agreement:

(i)          Each of the Trustee and the Certificate Administrator may request and/or rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties and neither the Trustee nor the Certificate Administrator shall have any responsibility to ascertain or confirm the genuineness of any such party or parties;

(ii)         Each of the Trustee and the Certificate Administrator may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such written advice of such counsel or Opinion of Counsel;

(iii)       (A)           Neither the Trustee nor the Certificate Administrator shall be under any obligation to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee or the Certificate Administrator, as applicable, security or indemnity reasonably satisfactory to the Trustee or the Certificate Administrator, as applicable, against the costs, expenses and liabilities which may be incurred therein or thereby; and

(B)       the right of the Trustee or the Certificate Administrator, as applicable, to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and neither the Trustee nor the Certificate Administrator shall be answerable for other than its negligence or willful misconduct in the performance of any such act;

provided that subject to the foregoing clause (A), nothing contained herein shall relieve the Trustee of the obligations, upon the occurrence of a Servicer Termination Event (which has not been cured or waived) of which a Responsible Officer of the Trustee has actual knowledge, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs;

(iv)        Neither the Trustee, the Certificate Administrator nor any of their respective directors, officers, employees, Affiliates, agents or “control” persons within the meaning of the Act shall be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by the Trustee or the Certificate Administrator, as applicable, to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v)         Neither the Trustee nor the Certificate Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 25% (or such other percentage as is specified herein) of the Percentage Interests of any affected Class; provided, however, that if the payment within a reasonable time to the Trustee or the Certificate Administrator, as applicable, of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Certificate Administrator, as applicable, not reasonably assured to the Trustee or the Certificate Administrator, as applicable, by the security afforded to it by the terms of this Agreement, the Trustee or the Certificate Administrator, as applicable, may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such investigation shall be paid by the Master Servicer, the Special Servicer or the Operating Advisor, as applicable, if a Servicer Termination Event or Operating Advisor Termination Event shall have occurred and be continuing relating to the Master Servicer, the Special Servicer or the Operating Advisor, respectively and if such investigation results from such Servicer Termination Event or Operating Advisor Termination Event, and otherwise by the Certificateholders requesting the investigation;

(vi)        Each of the Trustee and the Certificate Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys but shall not be relieved of its obligations hereunder; and

(vii)       For purposes of this Agreement, the Trustee or the Certificate Administrator, as applicable, shall have notice of an event only when a Responsible Officer of the Trustee or the Certificate Administrator, as applicable, has received written notice or obtains actual knowledge of such event.

(b)         Following the Startup Day, neither the Trustee nor the Certificate Administrator shall, except as expressly required by any provision of this Agreement, accept any contribution of assets to the Trust Fund unless the Trustee or the Certificate Administrator, as applicable, shall have received an Opinion of Counsel (the costs of obtaining such opinion to be borne by the Person requesting such contribution) to the effect that the inclusion of such assets in the Trust Fund will not cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust, at any time that any Certificates are outstanding or subject a Trust REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

(c)         All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee or the Certificate Administrator, as applicable, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

Neither the Trustee nor the Certificate Administrator shall have any duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Mortgage Loan by the Depositor pursuant to this Agreement or the eligibility of any Mortgage Loan for purposes of this Agreement.

(d)         Neither the Trustee nor the Certificate Administrator shall be responsible for delays or failures in performance resulting from acts beyond its control (such acts to include but are not limited to acts of God, strikes, lockouts, riots and acts of war).

(e)         Each of the Custodian, the Rule 17g-5 Information Provider, Authenticating Agent, Paying Agent and Certificate Registrar shall be entitled to the same rights, indemnities, immunities, benefits (other than compensation), privileges and protections afforded to the Certificate Administrator hereunder in the same manner as if such party were the named Certificate Administrator herein mutatis mutandis.

(f)          Notwithstanding anything to the contrary herein, any and all e-mail communications (both text and attachments) by or from the Trustee or the Certificate Administrator that the Trustee or the Certificate Administrator, as applicable, deems to contain confidential, proprietary, and/or sensitive information may be encrypted. The recipient (the “E-mail Recipient”) of the encrypted e-mail communication will be required to complete a registration process. Instructions on how to register and/or retrieve an encrypted message will be included in the first secure e-mail sent by the Trustee or the Certificate Administrator, as applicable, to the E-mail Recipient.

(g)         No provision of this Agreement or any Loan Document shall be deemed to impose any duty or obligation on the Trustee or the Certificate Administrator to take or omit to take any action, or suffer any action to be taken or omitted, in the performance of its duties or obligations under the Loan Documents, or to exercise any right or power thereunder, to the extent that taking or omitting to take such action or suffering such action to be taken or omitted would violate applicable law binding upon it (which determination may be based on Opinion of Counsel).

(h)         In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering including Section 326 of the USA PATRIOT Act (for purposes of this clause (h), “Applicable Law”), each of the Trustee and the Certificate Administrator is required to obtain, verify, record and update certain information relating to individuals and entities that maintain a business relationship with the Trustee or the Certificate Administrator, as applicable. Accordingly, each of the parties hereto agrees to provide to the Trustee or the Certificate Administrator, as applicable, upon its request from time to time, such identifying information and documentation as may be available for such party in order to enable the Trustee or the Certificate Administrator, as applicable, to comply with Applicable Law.

Section 8.03      Neither the Trustee nor the Certificate Administrator Is Liable for Certificates or Trust Loans. The recitals contained herein and in the Certificates (other than the signature and authentication of the Certificate Administrator on the Certificates) shall not be taken as the statements of the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer or the Operating Advisor, and the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor assume no responsibility for their correctness. The Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor make no representations or warranties as to the validity or sufficiency of this Agreement, of the Certificates or any prospectus used to offer the Certificates for sale or the validity, enforceability or sufficiency of any Trust Loan or related document. Neither the Trustee nor the Certificate Administrator shall at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage, any Trust Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Fund or its ability to generate the payments to be distributed to Certificateholders under this Agreement. Without limiting the foregoing, neither the Trustee nor the Certificate Administrator shall be liable or responsible for: the existence, condition and ownership of any Mortgaged Property; the existence of any hazard or other insurance thereon (other than if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to Section 7.02 of this Agreement, in the Trustee’s capacity as Master Servicer or Special Servicer) or the enforceability thereof; the existence of any Trust Loan or the contents of the related Mortgage File on any computer or other record thereof (other than if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to Section 7.02 of this Agreement, in the Trustee’s capacity as Master Servicer or Special Servicer); the validity of the assignment of any Trust Loan to the Trust Fund or of any intervening assignment; the completeness of any Mortgage File (except for its review thereof pursuant to Section 2.02); the performance or enforcement of any Trust Loan (other than if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to Section 7.02 of this Agreement, in the Trustee’s capacity as Master Servicer or Special Servicer); the compliance by the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation prior to the Trustee’s receipt of notice or other discovery of any non-compliance therewith or any breach thereof; any investment of moneys by or at the direction of the Master

Servicer or any loss resulting therefrom (other than if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to Section 7.02 of this Agreement, in the Trustee’s capacity as Master Servicer or Special Servicer), it being understood that the Trustee shall remain responsible for any Trust Fund property that it may hold in its individual capacity; the acts or omissions of any of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor (other than if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to Section 7.02 of this Agreement, in the Trustee’s capacity as Master Servicer or Special Servicer) or any Sub-Servicer or any Mortgagor; any action of the Master Servicer, the Special Servicer or the Operating Advisor (other than if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to Section 7.02 of this Agreement, in the Trustee’s capacity as Master Servicer or Special Servicer) or any Sub-Servicer taken in the name of the Trustee except to the extent such action is taken at the express written direction of the Trustee; the failure of the Master Servicer or the Special Servicer or any Sub-Servicer to act or perform any duties required of it on behalf of the Trust Fund or the Trustee as applicable hereunder; or any action by or omission of the Trustee taken at the instruction of the Master Servicer or the Special Servicer (other than if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to Section 7.02 of this Agreement, in the Trustee’s capacity as Master Servicer or Special Servicer) unless the taking of such action is not permitted by the express terms of this Agreement; provided, however, that the foregoing shall not relieve the Trustee or the Certificate Administrator, as applicable, of its obligation to perform its duties as specifically set forth in this Agreement. Neither the Trustee nor the Certificate Administrator shall be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of the sale of such Certificates, or for the use or application of any funds paid to the Depositor, the Master Servicer or the Special Servicer in respect of the Trust Loans or deposited in or withdrawn from the Collection Account, the Distribution Account, the Lock Box Account, the Escrow Accounts, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account or any other account maintained by or on behalf of the Master Servicer or the Special Servicer, other than any funds held by the Trustee or the Certificate Administrator, as applicable. Neither the Trustee nor the Certificate Administrator shall have responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless in the case of the Trustee, the Trustee shall have become the successor Master Servicer) or to record this Agreement. In making any calculation hereunder which includes as a component thereof the payment or distribution of interest for a stated period at a stated rate “to the extent permitted by applicable law,” the Trustee or the Certificate Administrator, as applicable, shall assume that such payment is so permitted unless a Responsible Officer of the Trustee or the Certificate Administrator, as applicable, has actual knowledge, or receives an Opinion of Counsel (at the expense of the Person asserting the impermissibility) to the effect that such payment is not permitted by applicable law.

Section 8.04      Trustee and Certificate Administrator May Own Certificates. The Trustee, the Certificate Administrator and any agent of the Trustee or the Certificate Administrator, each, in its individual capacity or any other capacity, may become the owner or pledgee of Certificates, and may deal with the Depositor and the Master Servicer in banking transactions, with the same rights it would have if it were not Trustee, the Certificate Administrator or such agent, as the case may be.

Section 8.05      Payment of Trustee/Certificate Administrator Fees and Expenses; Indemnification.

(a)         As compensation for the performance of its duties hereunder, the Trustee shall be paid its portion of the Trustee/Certificate Administrator Fee, which shall cover recurring and otherwise reasonably anticipated expenses of the Trustee. As compensation for the performance of its duties hereunder, the Certificate Administrator shall be paid its portion of the Trustee/Certificate Administrator Fee, which shall cover recurring and otherwise reasonably anticipated expenses of the Certificate Administrator. The Certificate Administrator shall pay the Trustee the Trustee’s portion of the Trustee/Certificate Administrator Fee. The Trustee/Certificate Administrator Fee shall be paid monthly on a Trust Loan-by-Trust Loan basis. The Trustee/Certificate Administrator Fee (which in each case shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) shall constitute the Trustee’s and the Certificate Administrator’s sole form of compensation for all services rendered by each of them in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the Trustee or the Certificate Administrator, as applicable, hereunder. No Trustee/Certificate Administrator Fee shall be payable with respect to any Companion Loan (other than a Trust Subordinate Companion Loan). Any Trustee/Certificate Administrator Fee payable with respect to the Mortgage Loans shall be payable solely from collections with respect to the Mortgage Loans, and any Trustee/Certificate Administrator Fee with respect to a Trust Subordinate Companion Loan shall be payable solely from collections with respect to the applicable Trust Subordinate Companion Loan. In the event that the Trustee assumes the servicing responsibilities of the Master Servicer or the Special Servicer hereunder pursuant to or otherwise arising from the resignation or removal of the Master Servicer or the Special Servicer, the Trustee shall be entitled to the compensation to which the Master Servicer or the Special Servicer, as the case may be, would have been entitled.

(b)         Each of the Trustee and the Certificate Administrator shall be paid or reimbursed by the Trust Fund upon its request for all reasonable expenses, disbursements and, except for Advances otherwise reimbursable hereunder, advances incurred or made by the Trustee or the Certificate Administrator, as applicable, pursuant to and in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) to the extent such payments are “unanticipated expenses” as described in clause (d) below, except any such expense, disbursement or advance as may arise from its negligence, bad faith or willful misconduct; provided, however, that, subject to Section 8.01 and Section 8.02 of this Agreement, neither the Trustee nor the Certificate Administrator shall refuse to perform any of its duties hereunder solely as a result of the failure to be paid the Trustee/Certificate Administrator Fee or the Trustee’s expenses or the Certificate Administrator’s expenses, as applicable.

The Master Servicer and the Special Servicer covenant and agree to pay or reimburse the Trustee for the reasonable out-of-pocket expenses incurred or made by the Trustee in connection with any transfer of the servicing responsibilities of the Master Servicer or the Special Servicer, respectively, hereunder, pursuant to or otherwise arising from the resignation or removal of the Master Servicer or the Special Servicer, in accordance with any of the provisions of this Agreement (and including the reasonable fees and expenses and disbursements of its counsel and all other persons not regularly in its employ), except any such expenses as may arise from the negligence or bad faith of the Trustee.

(c)         Each of the Paying Agent, the Authenticating Agent, the Certificate Administrator, the Certificate Registrar, the Custodian, the Trustee, the Depositor, the Master Servicer and the Special Servicer (each, an “Indemnifying Party”) shall indemnify the Trustee, the Paying Agent, the Authenticating Agent, the Certificate Administrator, the Certificate Registrar, the Custodian and their respective Affiliates and each of the directors, officers, employees and agents of the Paying Agent, the Authenticating Agent, the Trustee, the Certificate Administrator, the Certificate Registrar, the Custodian and their respective Affiliates (each, an “Indemnified Party”) for, and hold each of them harmless against, any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Indemnified Party may sustain in connection with this Agreement (including, without limitation, reasonable fees and disbursements of counsel incurred by the Indemnified Party in any action or proceeding between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party or otherwise) resulting from each such Indemnifying Party’s respective willful misconduct, bad faith, fraud and/or negligence in the performance of each of its respective obligations or duties hereunder or by reason of negligent disregard of its respective obligations and duties hereunder. Each of the Paying Agent, the Authenticating Agent, the Trustee, the Certificate Registrar, the Custodian and the Certificate Administrator shall indemnify each of the Master Servicer and the Special Servicer and its Affiliates and each of the directors, officers, employees and agents of each of the Master Servicer and the Special Servicer and its Affiliates (each, a “Servicer Indemnified Party”) for, and hold each of them harmless against, any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Servicer Indemnified Party may sustain in connection with this Agreement (including, without limitation, reasonable fees and disbursements of counsel incurred by the Servicer Indemnified Party in any action or proceeding between the Trustee, the Paying Agent, the Authenticating Agent, the Certificate Registrar, the Custodian or the Certificate Administrator, as applicable, and the Servicer Indemnified Party or between the Servicer Indemnified Party and any third party or otherwise) related to the Trustee’s, the Authenticating Agent’s, the Paying Agent’s, the Certificate Registrar’s, the Custodian’s or the Certificate Administrator’s respective willful misconduct, bad faith, fraud and/or negligence in the performance of each of its respective duties hereunder or by reason of negligent disregard of its respective obligations and duties hereunder. Each of the Authenticating Agent, the Paying Agent, the Certificate Registrar, the Custodian, the Certificate Administrator and the Trustee shall indemnify the Depositor, each Sponsor, any employee, director or officer of the Depositor or any Sponsor, and the Trust Fund (each an “Other Indemnified Party”) for, and hold each of them harmless against, any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses incurred by the Other Indemnified Party in any action or proceeding between the Authenticating Agent, the Paying Agent, the Certificate Registrar, the Custodian, the Certificate Administrator or the Trustee, as applicable, and the Other Indemnified Party or between the Other Indemnified Party and any third party or otherwise) incurred by such parties (i) as a result of any willful misconduct, bad faith, fraud or negligence in the performance of the obligations or duties of the Authenticating Agent, the Paying Agent, the Certificate Registrar, the Custodian, the Certificate Administrator or the Trustee, as the case may be, or by reason of negligent disregard of the Authenticating Agent, the Paying Agent’s, the Certificate Registrar’s, the Custodian’s, the Certificate Administrator’s or the Trustee’s, as the case may be, obligations or duties hereunder, or (ii) as a result of the breach by the Authenticating Agent, the Paying Agent, the Certificate Registrar, the Custodian, the Certificate Administrator or the Trustee, as the case may be, of any of its representations or warranties contained herein, or (iii) as a result of or relating to a violation of the Exchange Act or Regulation RR if such violation, in whole or in part, results from or arises out of a breach by the Authenticating Agent, the Paying Agent, the Certificate Registrar or the Certificate Administrator, as the case may be, of any of its obligations under Section 5.02(f) and Section 5.03(i) of this Agreement.

(d)         The Trust Fund shall indemnify each Indemnified Party from, and hold it harmless against, any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Indemnified Party may sustain in connection with this Agreement (including, without limitation, reasonable fees and disbursements of counsel and of all persons not regularly in its employ incurred by the Indemnified Party in any action or proceeding between the Trust Fund and the Indemnified Party or between the Indemnified Party and any third party or otherwise) arising in respect of this Agreement or the Certificates, in each case to the extent and only to the extent, such payments are expressly reimbursable under this Agreement, or are unanticipated expenses (as defined below), other than (i) those resulting from the negligence, fraud, bad faith or willful misconduct, or negligent disregard of obligations and duties hereunder, of the Indemnified Party and (ii) except to the extent such amounts are not paid pursuant to this Section 8.05, those as to which such Indemnified Party is entitled to indemnification pursuant to Section 8.05(c). The term “unanticipated expenses” shall include any fees, expenses and disbursements of the Trustee or the Certificate Administrator or any separate trustee or co-trustee or certificate administrator appointed hereunder, only to the extent such fees, expenses and disbursements were not reasonably anticipated as of the Closing Date, and the losses, liabilities, damages, claims or incremental expenses (including reasonable attorneys’ fees) incurred or, except in the case of an Advance otherwise reimbursable hereunder, advanced by an Indemnified Party in connection with (i) a default under any Trust Loan and (ii) any litigation arising out of this Agreement, including, without limitation, under Section 2.03, Section 3.10, the third paragraph of Section 3.11, Section 4.05 and Section 7.01 of this Agreement. The right of reimbursement of the Indemnified Parties under this Section 8.05(d) shall be senior to the rights of all Certificateholders.

(e)         Notwithstanding anything herein to the contrary, this Section 8.05 shall survive the termination or maturity of this Agreement or the resignation or removal of the Trustee or the Certificate Administrator, as applicable, as regards rights accrued prior to such resignation or removal and (with respect to any acts or omissions during their respective tenures) the resignation, removal or termination of the Master Servicer, the Special Servicer, the Paying Agent, the Authenticating Agent, the Certificate Registrar or the Custodian.

(f)          This Section 8.05 shall be expressly construed to include, but not be limited to, such indemnities, compensation, expenses, disbursements, advances, losses, liabilities, damages and the like, as may pertain or relate to any environmental law or environmental matter.

Section 8.06      Eligibility Requirements for the Trustee and the Certificate Administrator. Each of the Trustee and the Certificate Administrator hereunder shall at all times be a corporation or association organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under this Agreement, having a combined capital and surplus of at least $100,000,000, and subject to supervision or examination by federal or state authority, and the Trustee shall not be an Affiliate of any other member of the Restricted Group (other than an Underwriter and, during any period when the Trustee has assumed the duties of the Master Servicer pursuant to Section 7.02, the Master Servicer). Neither the Trustee nor the Certificate Administrator shall be the Third Party Purchaser or the Centre Retaining Third Party Purchaser, or a Risk Retention Affiliate of either such entity. The Trustee is required to maintain (A) a rating on its unsecured long term-debt of at least “BBB+” by S&P and (B) a rating on its unsecured long term-debt of at least “A-“ by Fitch or a rating on its short-term debt of at least “F1” by Fitch; provided, however, that Wilmington Trust, National Association, as the initial trustee will be deemed to have met the eligibility requirements in (A) and (B) above for so long as (a) it has a rating on its unsecured long-term debt of at least “BBB” from S&P and a short term debt rating of at least “A-2” from S&P, (b) it has a rating on its unsecured long-term debt of at least “BBB” by Fitch or a rating on its short-term debt of at least “F2” by Fitch and (c) the Master Servicer has (i) a rating on its unsecured long-term debt of at least “A” by S&P and a rating on its short-term debt of at least “A-1” from S&P and (ii) a rating on its unsecured long-term debt of a least “A” by Fitch or a rating on its short-term debt of at least “F1” by Fitch (or, in the case of any Rating Agency’s rating requirement set forth above in this sentence, such other rating with respect to which the applicable Rating Agency has provided a Rating Agency Confirmation). In addition, the Trustee shall satisfy the requirements for a trustee contemplated by clause (a)(4)(i) of Rule 3a-7 under the Investment Company Act. The Certificate Administrator is required to maintain a rating on its unsecured long term debt of at least (A) “BBB+” by S&P (or “BBB” by S&P if the Certificate Administrator’s unsecured short term debt is rated at least “A-2” by S&P) and (B) “BBB+” by Fitch (or, in the case of any Rating Agency’s rating requirement set forth above in this sentence, such other rating with respect to which the applicable Rating Agency has provided a Rating Agency Confirmation). If a corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In the event that the place of business from which the Trustee or the Certificate Administrator, as applicable, administers the Trust Fund is a state or local jurisdiction that imposes a tax on the Trust Fund or the net income of a Trust REMIC (other than a tax corresponding to a tax imposed under the REMIC Provisions) the Trustee or the Certificate

Administrator, as applicable, shall elect either to (i) resign immediately in the manner and with the effect specified in Section 8.07, (ii) pay such tax from its own funds and continue as Trustee or Certificate Administrator, as applicable, or (iii) administer the Trust Fund from a state and local jurisdiction that does not impose such a tax. In case at any time the Trustee or the Certificate Administrator shall cease to be eligible in accordance with the provisions of this Section, the Trustee or the Certificate Administrator, as applicable, shall resign immediately in the manner and with the effect specified in Section 8.07.

Section 8.07      Resignation and Removal of the Trustee or the Certificate Administrator. Each of the Trustee and the Certificate Administrator may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the other such party, the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Certificateholders, the Serviced Companion Loan Holders and, for posting to the Rule 17g-5 Information Provider’s Website pursuant to Section 12.13 of this Agreement, the Rule 17g-5 Information Provider. Upon such notice of resignation, the Master Servicer shall promptly appoint a successor Trustee or the Certificate Administrator, as applicable, with respect to which the Rating Agencies have provided a Rating Agency Confirmation to the resigning Trustee or Certificate Administrator, as applicable, and the successor Trustee or Certificate Administrator, as applicable. If no successor Trustee or Certificate Administrator, as applicable, shall have been so appointed and have accepted appointment within 90 days after the giving of such notice of resignation, the resigning Trustee or Certificate Administrator, as applicable, may petition any court of competent jurisdiction for the appointment of a successor Trustee or Certificate Administrator, as applicable, and such petition will be an expense of the Trust Fund. Except as set forth in the immediately preceding sentence, the Trustee or the Certificate Administrator, as applicable, shall bear all reasonable out-of-pocket costs and expenses of each other party hereto and each Rating Agency in connection with its resignation (including, but not limited to, the costs of assigning Trust Loans by reason of change in Trustee).

If at any time either the Trustee or the Certificate Administrator is required to resign in accordance with the provisions of Section 3.34 and shall fail to resign after written request therefor by the Depositor or Master Servicer, or shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or Master Servicer, or if at any time either the Trustee or the Certificate Administrator shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or the Certificate Administrator, as applicable, or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Certificate Administrator, as applicable, or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee or the Certificate Administrator, as applicable, and promptly appoint a successor Trustee or the Certificate Administrator, as applicable, by written instrument, which shall be delivered to the Trustee or the Certificate Administrator, as applicable, so removed and to the successor Trustee or Certificate Administrator, as applicable. The Holders of Certificates entitled to more than 50% of the Voting Rights of all of the Certificates may at any time, with prior written notice, remove the Trustee or the Certificate Administrator and appoint a successor Trustee or the Certificate Administrator, as applicable, by written instrument or instruments, in five originals, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Master Servicer, one complete set to the Trustee (in connection with the removal of the Certificate Administrator), one complete set to the Certificate Administrator (in connection with the removal of the Trustee), one complete set to the Trustee or Certificate Administrator, as applicable, so removed and one complete set to the successor Trustee or Certificate Administrator, as applicable, so appointed, and a copy thereof shall be delivered to the Serviced Companion Loan Holders.

In the event that the Trustee or the Certificate Administrator is terminated or removed pursuant to this Section 8.07, all of its rights and obligations under this Agreement and in and to the Mortgage Loans or Serviced Loan Combinations shall be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal (including the right to receive all fees, expenses and other amounts (including Advances and any accrued interest thereon) accrued or owing to it under this Agreement, with respect to periods prior to the date of such termination or removal, and no termination without cause shall be effective until the payment of such amounts to the Trustee or the Certificate Administrator, as applicable). The Trustee or the Certificate Administrator, as applicable, will bear all reasonable out-of-pocket costs and expenses of each other party hereto and each Rating Agency in connection with its termination or removal; provided that if the Trustee or the Certificate Administrator, as applicable, is terminated without cause by the Holders of Certificates evidencing more than 50% of the Voting Rights of all Certificates as provided in the immediately preceding paragraph, then such Holders will be required to pay all the reasonable costs and expenses of the Trustee or the Certificate Administrator, as applicable, necessary to effect the transfer of the rights and obligations (including, if applicable, custody of any Mortgage Files in its possession) of the Trustee or Certificate Administrator, as applicable, to a successor trustee or certificate administrator.

Any resignation or removal of the Trustee or the Certificate Administrator and appointment of a successor Trustee or Certificate Administrator, as applicable, pursuant to any of the provisions of this Section 8.07 shall not become effective until (i) acceptance of appointment by the successor Trustee or successor Certificate Administrator, as applicable, as provided in Section 8.08 and (ii) the filing by or on behalf of the Trust of a Form 8-K with respect to such resignation, removal and/or appointment as contemplated by the fifth paragraph of Section 10.07.

Upon the resignation or upon the termination of the Trustee, the outgoing Trustee shall (subject to the terms of the third paragraph of this Section 8.07), at its own expense, ensure that prior to its transfer of duties to any successor (to the extent such Loan Document was assigned or endorsed to the Trustee), (A) the original executed Note for each Trust Loan, is endorsed (without recourse, representation or warranty, express or implied) to the order of the successor, as trustee for the registered holders of Benchmark 2019-B12 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B12” or in blank, and (B) in the case of the other Loan Documents, are assigned (and, other than in connection with the removal of the Trustee without cause, recorded as appropriate) to such successor, and such successor shall review the documents delivered to it or the Custodian with respect to each Trust Loan, and certify in writing that, as to each Trust Loan then subject to this Agreement, such endorsement and assignment has been made. The outgoing Trustee shall provide copies of the documentation provided for in items (A) and (B) above to the Master Servicer, in each case to the extent such copies are not already in the Master Servicer’s possession. If the Trustee is removed without cause, the Loan Documents identified in clause (B) of the preceding sentence shall, if appropriate, be recorded by the successor trustee if so required by the Master Servicer or the Special Servicer and at the expense of the Trust (for so long as no Control Termination Event is continuing, with the consent of the Controlling

Class Representative, and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, after consultation with the Controlling Class Representative).

Section 8.08      Successor Trustee or Successor Certificate Administrator.

(a)         Any successor Trustee or Certificate Administrator appointed as provided in Section 8.07 of this Agreement shall execute, acknowledge and deliver to the Depositor, the Master Servicer, the Special Servicer and to the predecessor Trustee or Certificate Administrator, as applicable, as the case may be, instruments accepting their appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee or Certificate Administrator, as applicable, shall become effective and such successor Trustee or Certificate Administrator, as applicable, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee or Certificate Administrator, as applicable, herein, provided that a Rating Agency Confirmation shall be obtained from each Rating Agency with respect to the appointment of such successor Trustee or Certificate Administrator. In connection with the appointment of a successor Certificate Administrator, the predecessor Certificate Administrator (or a Custodian appointed by it) shall deliver to the successor Certificate Administrator all Mortgage Files and related documents and statements held by it hereunder. The Depositor, the Master Servicer, the Special Servicer, the Operating Advisor and the predecessor Trustee or Certificate Administrator, as applicable, shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Trustee or Certificate Administrator, as applicable, all such rights, powers, duties and obligations. No successor Trustee or Certificate Administrator shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor Trustee or Certificate Administrator, as applicable, shall be eligible under the provisions of Section 8.06. In no event may the Operating Advisor, the Asset Representations Reviewer or any of their Affiliates be appointed as successor Trustee or successor Certificate Administrator.

Upon acceptance of appointment by a successor Trustee or Certificate Administrator, as applicable, as provided in this Section 8.08, the Depositor shall mail notice of the succession of such Trustee or Certificate Administrator, as applicable, hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to the Companion Loan Holders. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor Trustee or Certificate Administrator, the successor Trustee or Certificate Administrator, as applicable, shall cause such notice to be mailed at the expense of the Depositor.

(b)         Any successor Trustee or Certificate Administrator appointed pursuant to this Agreement shall satisfy the eligibility requirements set forth in Section 8.06 hereof.

Section 8.09       Merger or Consolidation of the Trustee or the Certificate Administrator. Any entity into which the Trustee or the Certificate Administrator may be merged or converted, or with which the Trustee or the Certificate Administrator, as applicable, may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the

Trustee or the Certificate Administrator, as applicable, shall be a party, or any entity succeeding to the corporate trust business of the Trustee or the Certificate Administrator, as applicable, shall be the successor of the Trustee or the Certificate Administrator, as applicable, hereunder, provided such entity shall be eligible under the provisions of Section 8.06 without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 8.10      Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund, the assets thereof or any property securing the same may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons to act (at the expense of (i) the Trustee, if the need to appoint such co-trustee(s) arises from any change in or matter relating to the identity, organization, status, power, conflicts, internal policy or other development or matter with respect to the Trustee, and/or (ii) the Trust Fund, if the need to appoint such co-trustee(s) arises from a change in applicable law or the identity, status or power of the Trust Fund; provided, however, that in the event the need to appoint such co-trustee(s) arises from a combination of the events described in clause (i) and clause (ii), the expense shall be split evenly between the Trustee and the Trust Fund; and provided, further, that in the event the need to appoint such co-trustee(s) arises from none of the events described in clause (i) and clause (ii), such appointment shall be at the expense of the Trust Fund) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. If the Depositor shall not be in existence or shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case a Servicer Termination Event shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. Except as required by applicable law, the appointment of a co-trustee or separate trustee shall not relieve the Trustee of its responsibilities, obligations and liabilities hereunder. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee solely at the direction of the Trustee.

The Depositor and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee, or if the separate trustee or co-trustee is an employee of the Trustee, the Trustee acting alone may accept the resignation of or remove any separate trustee or co-trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Every such instrument shall be filed with the Trustee. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. In no event shall any such separate trustee or co-trustee be entitled to any provision relating to the conduct of, affecting the liability of, or affording protection to, such separate trustee or co-trustee that imposes a standard of conduct less stringent than that imposed on the Trustee hereunder, affording greater protection than that afforded to the Trustee hereunder or providing a greater limit on liability than that provided to the Trustee hereunder.

Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 8.11 Access to Certain Information.

(a)         The Trustee, the Certificate Administrator and the Custodian shall afford to any Privileged Person (including the Operating Advisor and the related Directing Holder) access to any documentation (other than any Privileged Information) regarding the Trust Loans or the other assets of the Trust Fund that are in its possession or within its control. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Trustee, the Certificate Administrator or the Custodian, as applicable.

(b)         The Certificate Administrator shall maintain at its offices (or, in the case of the Mortgage Files, the Certificate Administrator shall maintain or cause to be maintained at its offices or the offices of a Custodian appointed by it) (and, upon reasonable prior written request and during normal business hours, shall make available or cause to be made available) for review by any Privileged Person originals and/or copies of the following items (to the extent such items were prepared by or delivered to the Certificate Administrator (or a Custodian appointed by it)):

(i)          the Prospectus;

(ii)         this Agreement, each Sub-Servicing Agreement delivered to the Certificate Administrator since the Closing Date (if any), the Mortgage Loan Purchase Agreements and any amendments and exhibits hereto or thereto;

(iii)        all Certificate Administrator reports made available to holders of each relevant Class of Certificates since the Closing Date;

(iv)        all Distribution Date Statements and all CREFC® reports actually delivered or otherwise made available to Certificateholders pursuant to Section 4.02 of this Agreement since the Closing Date;

(v)         the annual assessments as to compliance (in the case of the Master Servicer and the Special Servicer) and the Officer’s Certificates delivered by the Master Servicer and the Special Servicer to the Certificate Administrator since the Closing Date pursuant to Section 10.10 of this Agreement;

(vi)        the annual independent public accountants’ servicing report caused to be delivered by the Master Servicer and the Special Servicer to the Certificate Administrator since the Closing Date pursuant to Section 10.10 of this Agreement;

(vii)       the most recent inspection report prepared by or on behalf of the Master Servicer or the Special Servicer, as applicable, and delivered to the Certificate Administrator in respect of each Mortgaged Property pursuant to Section 3.18 of this Agreement;

(viii)     any and all notices and reports delivered to the Certificate Administrator with respect to any Mortgaged Property as to which the environmental testing contemplated by Section 3.10(e) of this Agreement revealed that neither of the conditions set forth in clauses (i) and (ii) thereof was satisfied;

(ix)        the Mortgage Files, including any and all modifications, waivers and amendments of the terms of the Mortgage Loans (or the Serviced Loan Combinations) entered into or consented to by the Master Servicer, the Special Servicer, any Outside Servicer or any Outside Special Servicer and delivered to the Certificate Administrator (or a Custodian appointed by it) pursuant to Section 3.24 of this Agreement;

(x)          the summary of each Final Asset Status Report delivered to the Certificate Administrator pursuant to Section 3.21(b) of this Agreement and the annual, quarterly and monthly operating statements, if any, collected by or on behalf of the Master Servicer or the Special Servicer, as applicable, and delivered to the Certificate Administrator for each Mortgaged Property, together with the other information specified in Section 4.02(b) of this Agreement;

(xi)        any and all Officer’s Certificates and other evidence delivered to or by the Certificate Administrator to support its or the Master Servicer’s, as the case may be, determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

(xii)       notice of termination or resignation of the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator, the Trustee, any Outside Servicer, any Outside Special Servicer or any Outside Trustee (and appointments of successors thereto);

(xiii)      all Special Notices;

(xiv)      any Third Party Reports (or updates of Third Party Reports) delivered to the Certificate Administrator in electronic format; and

(xv)       any other information that may be necessary to satisfy the requirements of subsection (d)(4)(i) of Rule 144A;

provided that any such Privileged Person that is a Certificateholder or Certificate Owner shall have delivered to the Certificate Administrator an appropriate Investor Certification; and provided, further, that in no event shall an Excluded Controlling Class Holder be entitled to Excluded Information with respect to an Excluded Controlling Class Mortgage Loan with respect to which it is a Borrower Party.

Subject to the two (2) provisos to the previous sentence, the Certificate Administrator shall provide, or cause to be provided, copies of any and all of the foregoing items upon reasonable written request of any of the parties set forth in the previous sentence.

The Certificate Administrator shall not be liable for providing or disseminating information in accordance with the terms of this Agreement.

Article IX

TERMINATION; OPTIONAL MORTGAGE LOAN PURCHASE

Section 9.01 Termination; Optional Trust Loan Purchase.

(a)         The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator and the Trustee created hereby with respect to the Certificates, the Mortgage Loans and the Serviced Companion Loans (other than the obligation to make certain payments and to send certain notices to Certificateholders as hereinafter set forth and to make any required remittances to the Serviced Companion Loan Holders in the month in which the final Distribution Date occurs and certain tax-related obligations) shall terminate immediately following the earlier to occur of (i) the purchase by Holders of the Controlling Class, the Special Servicer, the Master Servicer or Holders of the Class R Certificates of all the Trust Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to subsection (c), (ii) the exchange by the Remaining Certificateholder of its Certificates for all the Trust Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to subsection (h) and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Trust Loan or REO Property (or interest therein) contained in the Trust Fund; provided, however, that in no event shall the trust created hereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof. All such payments as contemplated by the preceding paragraph shall be deposited into the Collection Account by the Master Servicer or Special Servicer, as applicable, promptly following receipt thereof.

(b)         In connection with a termination contemplated by Section 9.01(a) of this Agreement, the Trust REMICs outstanding shall be terminated and the assets of the Lower-Tier REMIC, the Woodlands Mall REMIC and the Centre REMIC shall be sold or otherwise disposed of in connection therewith, pursuant to a “plan of complete liquidation” within the meaning of Code Section 860F(a)(4)(A) providing for the actions contemplated by the provisions hereof pursuant to which the applicable Notice of Termination is given and requiring that the assets of the Lower-Tier REMIC, the Woodlands Mall REMIC and the Centre REMIC shall be sold for cash and that each such Trust REMIC shall terminate on a Distribution Date occurring not more than 90 days following the date of adoption of the plan of complete liquidation. For purposes of this Section 9.01(b), the Notice of Termination given pursuant to Section 9.01(c) shall constitute the adoption of the plan of complete liquidation as of the date such notice is given, which date shall be specified by the Certificate Administrator in the final federal income tax returns of each Trust REMIC. Notwithstanding the termination of the Trust REMICs, or the Trust Fund, the Certificate Administrator shall be responsible for filing the final Tax Returns for the Trust REMICs and for the Grantor Trust for the period ending with such termination, and shall maintain books and records with respect to the Trust REMICs and the Grantor Trust for the period for which it maintains its own tax returns or other reasonable period.

(c)         The Holders of the Controlling Class representing greater than 50% of the Certificate Balance of the Controlling Class may (or, if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if none of such Holders, the Special Servicer or the Master Servicer does, any Holders of Class R Certificates representing greater than a 50% Percentage Interest in such Class, may also) effect an early termination of the Trust Fund, upon not less than 30 days’ prior notice given to the parties (or, if applicable, the other parties) to this Agreement (whereupon the Master Servicer shall notify the Serviced Companion Loan Holders) any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Trust Loans (and in the case of any such Trust Loan that is part of a Serviced Loan Combination, subject to certain rights of the related Serviced Companion Loan Holder(s) provided for in the related Co-Lender Agreement) then remaining in the Trust Fund, and all property acquired by or on behalf of the Trust Fund (including the Trust Fund’s interest in any REO Property acquired with respect to any Outside Serviced Mortgage Loan) in respect of any Trust Loan then included in the Trust Fund, at a purchase price, payable in cash, equal to (i) the sum of (A) the Termination Purchase Amount and (B) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Trust Loans), the Special Servicer (unless the Special Servicer is the purchaser of such Trust Loans), the Trustee and the Certificate Administrator, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, if any, made by the

Master Servicer or Special Servicer, as applicable, together with any interest accrued and payable to the Master Servicer or the Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the Master Servicer or the Special Servicer, as applicable, in connection with such purchase).

Any Person(s) effecting an early termination of the Trust Fund as provided in the prior paragraph shall first notify the Controlling Class Representative and each Certifying Certificateholder, or, in the case of a termination by the Holder of a Class R Certificate, notify the Certificate Administrator (who shall notify the Controlling Class Representative and each Certifying Certificateholder) of its intention to do so in writing at least 30 days prior to the Anticipated Termination Date. All costs and expenses incurred by any and all parties to this Agreement or by the Trust Fund in connection with the purchase of the Trust Loans and other assets of the Trust Fund pursuant to this Section 9.01(c) shall be borne by the party exercising its purchase rights hereunder. The Certificate Administrator shall be entitled to rely conclusively on any determination made by an Appraiser pursuant to this subsection (c).

(d)         If the Trust Fund has not been previously terminated pursuant to subsection (c) or subsection (h) of this Section 9.01, the Certificate Administrator shall determine as soon as practicable the Distribution Date on which the Certificate Administrator reasonably anticipates, based on information with respect to the Mortgage Loans previously provided to it, that the final distribution will be made (i) to the Holders of outstanding Regular Certificates (exclusive of the Class VRR Certificates), to the Holders of outstanding Class VRR Certificates in respect of the Class VRR Upper-Tier Regular Interest and to the Certificate Administrator in respect of the Lower-Tier Regular Interests, the Woodlands Mall Regular Interests and the Centre Regular Interests, notwithstanding that such distribution may be insufficient to distribute in full an amount equal to the remaining Certificate Balance, Lower-Tier Principal Balance, Woodlands Mall Principal Balance or Centre Principal Balance, as applicable, of each such Class of Certificates, Lower-Tier Regular Interests, Woodlands Mall Regular Interests and Centre Regular Interests, together with amounts required to be distributed on such Distribution Date pursuant to Section 4.01 of this Agreement (or, if the Regular Certificates are no longer outstanding, to the Holders of the Class R Certificates) and (ii) to the Holders of the Grantor Trust Certificates, of any amount remaining in the Collection Account, the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Excess Interest Distribution Account and/or the Excess Liquidation Proceeds Reserve Account, as applicable, in any case, following the later to occur of (a) the receipt or collection of the last payment due on any Trust Loan included in the Trust Fund or (b) the liquidation or disposition pursuant to Section 3.17 of this Agreement of the last asset held by the Trust Fund.

(e)         Notice of any termination of the Trust Fund pursuant to this Section 9.01 shall be mailed by the Certificate Administrator to affected Certificateholders at their addresses shown in the Certificate Register (with a copy to the Master Servicer, the Special Servicer and, for posting to the Rule 17g-5 Information Provider’s Website pursuant to Section 12.13 of this Agreement, the Rule 17g-5 Information Provider) as soon as practicable after the Certificate Administrator shall have received, given or been deemed to have received a Notice of Termination but in any event not more than thirty days, and not less than ten days, prior to the Anticipated Termination Date. The notice mailed by the Certificate Administrator to affected Certificateholders shall:

(i)          specify the Anticipated Termination Date on which the final distribution is anticipated to be made to Holders of Certificates of the Classes specified therein;

(ii)         specify the amount of any such final distribution, if known; and

(iii)        state that the final distribution to Certificateholders will be made only upon presentation and surrender of Certificates at the office of the Paying Agent therein specified.

If the Trust Fund is not terminated on any Anticipated Termination Date for any reason, the Certificate Administrator shall promptly mail notice thereof to each affected Certificateholder.

(f)          Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. Subject to applicable state law with respect to escheatment of funds, if within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 9.01.

(g)         For purposes of this Section 9.01, the Remaining Certificateholder shall have the first option to terminate the Trust Fund pursuant to subsection (h), and then the Holders of the Controlling Class representing more than 50% of the Certificate Balance of the Controlling Class, and then the Special Servicer, and then the Master Servicer, and then the Holders of Class R Certificates representing more than 50% of the Percentage Interests in such Class, in each of the last four cases, pursuant to subsection (c).

(h)         (i)          Following the date on which the Class X-A Notional Amount, the Class X-B Notional Amount, the Class X-D Notional Amount and the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class C, Class D and Class E Certificates are reduced to zero, the Remaining Certificateholder shall have the right to exchange all of its Certificates (but excluding the Class S and Class R Certificates) for all of the Trust Loans and each REO Property (and including the Trust Fund’s interest in any REO Property acquired with respect to the Outside Serviced Mortgage Loans) remaining in the Trust Fund as contemplated by clause (ii) of Section 9.01(a) by giving written notice to all the parties hereto no later than 60 days prior to the anticipated date of exchange; provided that such Remaining Certificateholder shall pay the Master Servicer an amount equal to (i) the product of (A) the Prime Rate, (B) the aggregate Certificate Balance of the then-outstanding Principal Balance Certificates as of the day of the exchange and (C) three, divided by (ii) 360. In the event that the Remaining Certificateholder elects to exchange all of the Certificates (other than the Class S and Class R Certificates) for all of the Trust Loans and each REO Property (and including the Trust Fund’s interest in any REO Property acquired with respect to the Outside Serviced Mortgage Loans) remaining in the Trust Fund in accordance with the preceding sentence, such Remaining Certificateholder, not later than the Termination Date, shall deposit in the Collection Account an amount in immediately available funds equal to all amounts due and owing to the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee hereunder through the date of the liquidation of the Trust Fund that may be withdrawn from the Collection Account or a Distribution Account, but only to the extent that such amounts are not already on deposit in the Collection Account. Upon confirmation that such final deposits have been made and following the surrender of all remaining Certificates (other than the Class S and Class R Certificates) by the Remaining Certificateholder on the Termination Date, the Custodian shall, upon receipt of a Request for Release from the Master Servicer, release or cause to be released to the Remaining Certificateholder or any designee thereof, the Mortgage Files for the remaining Trust Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Remaining Certificateholder as shall be necessary to effectuate transfer of the Trust Loans and REO Properties (and including the Trust Fund’s interest in any REO Property acquired with respect to the Outside Serviced Mortgage Loans) remaining in the Trust Fund, and the Trust Fund shall be liquidated in accordance with this Section 9.01. Thereafter, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee (other than the making of certain payments to Certificateholders and Serviced Companion Loan Holders, sending of certain notices, the maintenance of books and records and the preparation and filing of final tax returns), shall terminate. Such transfers shall be subject to any rights of any Sub-Servicers to service (or to perform select servicing functions with respect to) the Trust Loans. For federal income tax purposes, the Remaining Certificateholder shall be deemed to have purchased the assets of the Lower-Tier REMIC, the Woodlands Mall REMIC and the Centre REMIC for an amount equal to the remaining Certificate Balance of its remaining Certificates (other than the Class S and Class R Certificates), plus accrued and unpaid interest with respect thereto, and the Certificate Administrator shall credit such amounts against amounts distributed in respect of the Lower-Tier Regular Interests, the Woodlands Mall Regular Interests, the Centre Regular Interests and such Certificates. The remaining Trust Loans and REO Properties (or the Trust’s interests therein) are deemed distributed to the Remaining Certificateholder in liquidation of the Trust Fund pursuant to this Section 9.01.

(ii)         Following the date on which (A) the aggregate of the Certificate Balances of the Class TC-A, Class TC-B, Class TC-C and Class TC-D Certificates has been reduced to zero and (B) there is only one Holder (or multiple Holders acting unanimously) of the Centre Loan-Specific Certificates (the “Centre Remaining Certificateholder”), the Centre Remaining Certificateholder shall have the right to exchange all of its Centre Loan-Specific Certificates for The Centre Trust Subordinate Companion Loan by giving written notice to all the parties hereto no later than 60 days prior to the anticipated date of exchange; provided that such Centre Remaining Certificateholder shall pay the Master Servicer an amount equal to (i) the product of (A) the Prime Rate, (B) the aggregate Certificate Balance of the then outstanding Centre Loan-Specific Certificates with a principal balance as of the day of the exchange and (C) three, divided by (ii) 360. In the event that the Centre Remaining Certificateholder elects to exchange all of the Centre Loan-Specific Certificates for The Centre Trust Subordinate Companion Loan remaining in the Trust Fund in accordance with the preceding sentence, such Centre Remaining Certificateholder, not later than the Termination Date, shall deposit in the Collection Account an amount in immediately available funds equal to all amounts allocable to The Centre Trust Subordinate Companion Loan or the Centre Loan-Specific Certificates due and owing to the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee hereunder through the date of the liquidation of the Centre REMIC that may be withdrawn from the Collection Account, but only to the extent that such amounts are not already on deposit in the Collection Account. Upon confirmation that such final deposits have been made and following the surrender of all remaining Centre Loan-Specific Certificates by the Centre Remaining Certificateholder on the designated date for the exchange, the Custodian shall, upon receipt of a Request for Release from the Master Servicer, release or cause to be released to the Centre Remaining Certificateholder or any designee thereof, the Mortgage Note (and, if the rest of The Centre Loan Combination has been paid off, the entire related Mortgage File) for The Centre Trust Subordinate Companion Loan and shall execute all assignments, endorsements and other instruments furnished to it by the Centre Remaining Certificateholder as shall be necessary to effectuate transfer of The Centre Trust Subordinate Companion Loan, and the Centre REMIC shall be liquidated in accordance with this Section 9.01. Thereafter, the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee (other than the making of certain payments to Centre Loan-Specific Certificateholders, sending of certain notices, the maintenance of books and records and the preparation and filing of final tax returns) with respect to the Centre Loan-Specific Certificates, shall terminate. For federal income tax purposes, the Centre Remaining Certificateholder shall be deemed to have purchased the assets of the Centre REMIC for an amount equal to the remaining Certificate Balance of its remaining Centre Loan-Specific Certificates, plus accrued and unpaid interest with respect thereto, and the Certificate Administrator shall credit such amounts against amounts distributed in respect of the Centre Regular Interests and such Centre Loan-Specific Certificates. The Centre Trust Subordinate Companion Loan and any other assets of the Centre REMIC are deemed distributed to the Centre Remaining Certificateholder in liquidation of the Centre REMIC pursuant to this Section 9.01.

(iii)        (A) A Holder of the Woodlands Mall Loan-Specific Certificates owning a majority of the Percentage Interest of the outstanding Woodlands Mall Controlling Class may (or, if such Holder does not, the Special Servicer, or if neither such Holder nor the Special Servicer do, the Master Servicer, may also) effect an early termination of the Woodlands Mall REMIC, upon not less than 30 days’ prior notice given to the parties (or, if applicable, the other parties) to this Agreement any time on or after any Distribution Date on which the aggregate Stated Principal Balance of the Woodlands Mall Trust Subordinate Companion Loan is less than 1% of the Stated Principal Balance of the Woodlands Mall Trust Subordinate Companion Loan as of the Cut-off Date, by purchasing on the designated date the Woodlands Mall Trust Subordinate Companion Loan and the other assets of the Woodlands Mall REMIC at a purchase price, payable in cash, equal to (i) the sum of (1) the applicable Purchase Price and (2) the reasonable out of pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of the Woodlands Mall Trust Subordinate Companion Loan), the Special Servicer (unless the Special Servicer is the purchaser of the Woodlands Mall Trust Subordinate Companion Loan), the Trustee and the Certificate Administrator, as applicable, with respect to such purchase, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed related Advances, if any, made by the Master Servicer or Special Servicer, as applicable, together with any interest accrued and payable to the Master Servicer or the Special Servicer, as applicable, in respect of such Advances and any unpaid related Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding with respect to the Woodlands Mall Trust Subordinate Companion Loan (which items will be deemed to have been paid or reimbursed to the Master Servicer or the Special Servicer, as applicable, in connection with such purchase).

(B)       A Holder of Centre Loan-Specific Certificates owning a majority of the Percentage Interest of the outstanding Centre Controlling Class may (or, if such Holder does not, the Special Servicer, or if neither such Holder nor the Special Servicer do, the Master Servicer, may also) effect an early termination of the Centre REMIC, upon not less than 30 days’ prior notice given to the parties (or, if applicable, the other parties) to this Agreement any time on or after any Distribution Date on which the aggregate Stated Principal Balance of The Centre Trust Subordinate Companion Loan is less than 1% of the Stated Principal Balance of The Centre Trust Subordinate Companion Loan as of the Cut-off Date, by

purchasing on the designated date The Centre Trust Subordinate Companion Loan and the other assets of the Centre REMIC at a purchase price, payable in cash, equal to (i) the sum of (1) the applicable Purchase Price and (2) the reasonable out of pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of The Centre Trust Subordinate Companion Loan), the Special Servicer (unless the Special Servicer is the purchaser of The Centre Trust Subordinate Companion Loan), the Trustee and the Certificate Administrator, as applicable, with respect to such purchase, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed related Advances, if any, made by the Master Servicer or Special Servicer, as applicable, together with any interest accrued and payable to the Master Servicer or the Special Servicer, as applicable, in respect of such Advances and any unpaid related Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding with respect to The Centre Trust Subordinate Companion Loan (which items will be deemed to have been paid or reimbursed to the Master Servicer or the Special Servicer, as applicable, in connection with such purchase).

(C)       In connection with a termination contemplated by Section 9.01(h)(iii)(A) of this Agreement, the Woodlands Mall REMIC shall be terminated and the assets of the Woodlands Mall REMIC shall be sold or otherwise disposed of in connection therewith pursuant to a “plan of complete liquidation” within the meaning of Code Section 860F(a)(4)(A) providing for the actions contemplated by the provisions hereof pursuant to which the applicable notice of termination is given and requiring that the assets of the Woodlands Mall REMIC shall be sold for cash and that the Woodlands Mall REMIC shall terminate on a Distribution Date occurring not more than 90 days following the date of adoption of the plan of complete liquidation. For purposes of this Section 9.01(h)(iii)(C), the notice given pursuant to Section 9.01(h)(iii)(A) shall constitute the adoption of the plan of complete liquidation as of the date such notice is given, which date shall be specified by the Certificate Administrator in the final federal income tax return of the Woodlands Mall REMIC. Notwithstanding the termination of the Woodlands Mall REMIC, the Certificate Administrator shall be responsible for filing the final Tax Returns for the Woodlands Mall REMIC for the period ending with such termination, and shall maintain books and records with respect to the Woodlands Mall REMIC for the period for which it maintains its own tax returns or other reasonable period.

(D)       In connection with a termination contemplated by Section 9.01(h)(iii)(B) of this Agreement, the Centre REMIC shall be terminated and the assets of the Centre REMIC shall be sold or otherwise disposed of in connection therewith pursuant to a “plan of complete liquidation” within the meaning of Code Section 860F(a)(4)(A) providing for the actions contemplated by the provisions hereof pursuant to which the applicable notice of termination is given and requiring that the assets of the

Centre REMIC shall be sold for cash and that the Centre REMIC shall terminate on a Distribution Date occurring not more than 90 days following the date of adoption of the plan of complete liquidation. For purposes of this Section 9.01(h)(iii)(D), the notice given pursuant to Section 9.01(h)(iii)(B) shall constitute the adoption of the plan of complete liquidation as of the date such notice is given, which date shall be specified by the Certificate Administrator in the final federal income tax return of the Centre REMIC. Notwithstanding the termination of the Centre REMIC, the Certificate Administrator shall be responsible for filing the final Tax Returns for the Centre REMIC for the period ending with such termination, and shall maintain books and records with respect to the Centre REMIC for the period for which it maintains its own tax returns or other reasonable period.

(iv)       Any Person(s) effecting an early termination of the Trust Fund, the Woodlands Mall REMIC or the Centre REMIC as provided in the prior paragraphs shall first notify the Controlling Class Representative, the Woodlands Mall Controlling Class Representative, the Centre Controlling Class Representative and each Certifying Certificateholder, or, in the case of a termination by the Holder of a Class R Certificate, notify the Certificate Administrator (who shall notify the Controlling Class Representative, the Woodlands Mall Controlling Class Representative, the Centre Controlling Class Representative and each Certifying Certificateholder) of its intention to do so in writing at least 30 days prior to the Anticipated Termination Date. All costs and expenses incurred by any and all parties to this Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans, any Trust Subordinate Companion Loan(s) and/or other assets of the Trust Fund pursuant to this Section 9.01(c) shall be borne by the party exercising its purchase rights hereunder. The Certificate Administrator shall be entitled to rely conclusively on any determination made by an Appraiser pursuant to this subsection(c).

Article X

EXCHANGE ACT REPORTING AND REGULATION AB COMPLIANCE

Section 10.01 Intent of the Parties; Reasonableness. The parties hereto acknowledge and agree that the purpose of Article X of this Agreement is to facilitate compliance by the Depositor and any Other Depositor with the provisions of Regulation AB and the related rules and regulations of the Commission. The Depositor shall not, and no Other Depositor may, exercise its rights to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Act, the Exchange Act and the Sarbanes-Oxley Act. The parties hereto acknowledge that interpretations of the requirements of Regulation AB may change over time due to interpretive guidance provided by the Commission or its staff, and agree to comply with reasonable requests made by the Depositor, or any Other Depositor, in good faith for delivery of information under these provisions on the basis of such evolving interpretations of Regulation AB. In connection with the Benchmark 2019-B12 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B12, and any

Serviced Companion Loan Securities, each of the parties to this Agreement shall cooperate fully with the Depositor, the Certificate Administrator, any Other Depositor and any Other Exchange Act Reporting Party, as applicable, to deliver to the Depositor or Other Depositor, as applicable (including any of its assignees or designees), any and all statements, reports, certifications, records and any other information in its possession or reasonably available to it and necessary in the reasonable good faith determination of the Depositor, the Certificate Administrator, any Other Depositor or any Other Exchange Act Reporting Party, as applicable, to permit the Depositor or any Other Depositor, as applicable, to comply with the provisions of Regulation AB, together with such disclosures relating to the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian, the Certificate Administrator and the Trustee, as applicable, and any Sub-Servicer, or the servicing of the Mortgage Loans and Serviced Loan Combinations, reasonably believed by the Depositor or any Other Depositor, as applicable, to be necessary in order to effect such compliance.

Section 10.02    Succession; Sub-Servicers; Subcontractors.

(a)         For so long as the Trust or any Other Securitization Trust is subject to the reporting requirements of the Exchange Act (in addition to any requirements contained in Section 10.07 of this Agreement), in connection with the succession to the Master Servicer, the Special Servicer or any Sub-Servicer as servicer or sub-servicer (to the extent such Sub-Servicer is a “servicer” as contemplated by Item 1108(a)(2) of Regulation AB) or succession to the Certificate Administrator under this Agreement by any Person (i) into which the Master Servicer, the Special Servicer, such Sub-Servicer or Certificate Administrator may be merged or consolidated, or (ii) which may be appointed as a successor to the Master Servicer, the Special Servicer, any such Sub-Servicer or Certificate Administrator, the Certificate Administrator (or, in the case of a successor to the Certificate Administrator, the Trustee) shall provide to the Depositor, as well as any Other Depositor as to which the applicable Companion Loan is affected, at least five (5) Business Days prior to the effective date of such succession or appointment as long as such disclosure prior to such effective date would not be violative of any applicable law or confidentiality agreement, otherwise no later than one (1) Business Day after such effective date, (x) written notice to the Depositor and each such Other Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Depositor and each such Other Depositor, all information relating to such successor (which such successor Master Servicer, Special Servicer, Sub-Servicer or Certificate Administrator shall be required to provide) reasonably requested by the Depositor or any such Other Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are required to be filed under the Exchange Act). The Certificate Administrator (or the Trustee, if applicable) shall provide similar notice to the Depositor and each such Other Depositor in connection with any resignation or termination of the Master Servicer, the Special Servicer, any Sub-Servicer or the Certificate Administrator. In addition, with respect to each Serviced Companion Loan, the Certificate Administrator shall comply with the Trust’s obligations under each Co-Lender Agreement (including with respect to the provision of any required notices) in connection with any resignation, termination, replacement or appointment of the Master Servicer, the Special Servicer, any Sub-Servicer or the Certificate Administrator or any successor thereto.

(b)         For so long as the Trust or any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, if the Master Servicer, the Special Servicer, any Sub-Servicer, the Custodian, the Trustee and the Certificate Administrator (each of the Master Servicer, the Special Servicer, the Custodian, the Trustee and the Certificate Administrator and each Sub-Servicer, for purposes of this Section 10.02(b), Section 10.02(c), Section 10.02(d) and Section 10.17, a “Servicer”) utilizes one or more Subcontractors to perform certain of its obligations hereunder, such Servicer shall promptly upon request provide to the Depositor, as well as any Other Depositor as to which the applicable Serviced Companion Loan is affected, a written description (in form and substance satisfactory to the Depositor and each such Other Depositor) of the role and function of each Subcontractor that is a Servicing Function Participant utilized by such Servicer during the preceding calendar year, specifying (i) the identity of such Subcontractor, and (ii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each such Subcontractor. Each Servicer shall cause any Subcontractor determined to be a Servicing Function Participant used by such Servicer for the benefit of the Depositor to comply with the provisions of Section 10.09 and Section 10.10 of this Agreement to the same extent as if such Subcontractor were such Servicer. Such Servicer shall obtain from each such Subcontractor (or, in the case of each Sub-Servicer set forth on Exhibit S, shall use commercially reasonable efforts to cause such Sub-Servicer) and deliver to the applicable Persons any assessment of compliance report and related accountant’s attestation required to be delivered by such Subcontractor under Section 10.09 and Section 10.10 of this Agreement, in each case, as and when required to be delivered.

(c)         For so long as the Trust or any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, notwithstanding the foregoing, if a Servicer engages a Subcontractor in connection with the performance of any of its duties under this Agreement, such Servicer shall be responsible for determining whether such Subcontractor is a “servicer” within the meaning of Item 1101 of Regulation AB and whether such Subcontractor meets the criteria in Item 1108(a)(2)(i), (ii) or (iii) of Regulation AB. If a Servicer determines, pursuant to the preceding sentence, that such Subcontractor is a “servicer” within the meaning of Item 1101 of Regulation AB and meets the criteria in Item 1108(a)(2)(i), (ii) or (iii) of Regulation AB, then the engagement of such Subcontractor shall not be effective unless and until notice is given to the Depositor and the Certificate Administrator, as well as any Other Depositor as to which the applicable Companion Loan is affected, of any such Subcontractor and sub-servicing agreement and, if such Subcontractor is engaged by the Master Servicer or the Special Servicer, such Subcontractor shall be deemed to be a Sub-Servicer for purposes of this Agreement. Written notice of the engagement of such Subcontractor and the related Sub-Servicing Agreement (other than such agreements set forth on Exhibit S hereto) (with respect to the Master Servicer or the Special Servicer) or sub-servicing agreement (with respect to any other Servicer) shall be delivered to the Depositor, the Certificate Administrator and each such Other Depositor at least five (5) Business Days prior to the effective date of such engagement. Such notice shall contain all information reasonably necessary, and in such form as may be necessary, to enable the Certificate Administrator, as well as any Other Exchange Act Reporting Party as to which the applicable Serviced Companion Loan is affected, to accurately and timely report the event under Item 6.02 of Form 8-K pursuant to Section 10.07 of this Agreement (if such reports under the Exchange Act are required to be filed under the Exchange Act).

(d)         For so long as the Trust or any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, notwithstanding the foregoing and subject to Section 3.01(c) of this Agreement, if the Master Servicer or the Special Servicer engages a Sub-Servicer or if any other Servicer engages a sub-servicer, in each case, in connection with the performance of any of the duties of the Master Servicer, the Special Servicer or such other Servicer, as applicable, under this Agreement and the related Sub-Servicing Agreement (with respect to the Master Servicer or the Special Servicer) or sub-servicing agreement (with respect to any other Servicer) is either (i) assigned (other than, in the case of a Sub-Servicer engaged by the Master Servicer, an assignment to the Master Servicer) or (ii) amended or modified and the Master Servicer, the Special Servicer or such other Servicer, as applicable, determines that, as a result of such amendment or modification, the Sub-Servicer or sub-servicer, as applicable, would become a “servicer” within the meaning of Item 1101 of Regulation AB that (1) meets the criteria in Item 1108(a)(2)(i), (ii) or (iii) of Regulation AB or (2) meets the criteria in Item 1108(a)(2)(iii) of Regulation AB and services 20% or more of the pool assets, then the Master Servicer, the Special Servicer or such other Servicer, as applicable, shall provide written notice of such amendment, modification or assignment to the Depositor and the Certificate Administrator, as well as any Other Depositor as to which the applicable Companion Loan is affected at least five (5) Business Days prior to the effective date of such amendment, modification or assignment (or if such prior notice would be violative of applicable law or any applicable confidentiality agreement, no later than the time required under Section 10.07 of this Agreement). Such notice shall contain all information reasonably necessary, and in such form as may be necessary, to enable the Certificate Administrator, as well as any Other Exchange Act Reporting Party as to which the applicable Serviced Companion Loan is affected, to accurately and timely report the event under Item 6.02 of Form 8-K pursuant to Section 10.07 of this Agreement (if such reports under the Exchange Act are required to be filed under the Exchange Act).

(e)         For so long as the Trust or any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, in connection with the succession to the Trustee or Certificate Administrator under this Agreement by any Person (i) into which the Trustee or Certificate Administrator may be merged or consolidated, or (ii) which may be appointed as a successor to the Trustee or Certificate Administrator, the Trustee or Certificate Administrator, as applicable, shall notify the Depositor and each Other Depositor, at least ten (10) Business Days prior to the effective date of such succession or appointment (or if such prior notice would be violative of applicable law or any applicable confidentiality agreement, no later than the time required under Section 10.07 of this Agreement) and shall furnish pursuant to Section 10.07 of this Agreement to the Depositor and each Other Depositor in writing and in form and substance reasonably satisfactory to the Depositor and each Other Depositor, all information reasonably necessary for the Certificate Administrator, the Trustee and each Other Exchange Act Reporting Party to accurately and timely report the event under Item 6.02 of Form 8-K pursuant to Section 10.07 of this Agreement or otherwise (if such reports under the Exchange Act are required to be filed under the Exchange Act).

Section 10.03 Filing Obligations.

(a)         The Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian, the Certificate Administrator and the Trustee shall (and shall cause (or, in the case of a Mortgage Loan Seller Sub-Servicer, shall use commercially reasonable efforts to cause) each Additional Servicer and Servicing Function Participant utilized thereby to) reasonably cooperate with the Depositor and each Other Depositor in connection with the satisfaction of the Trust’s and each Other Securitization Trust’s reporting requirements under the Exchange Act. Pursuant to Section 10.04, Section 10.05 and Section 10.07, the Certificate Administrator shall prepare for execution by the Depositor any Forms 10-D, ABS-EE, 10-K and 8-K required by the Exchange Act with respect to the Trust, in order to permit the timely filing thereof, and the Certificate Administrator shall file (via the Commission’s Electronic Data Gathering and Retrieval System) such Forms executed by the Depositor.

(b)         In the event that the Certificate Administrator is unable to timely file with the Commission or deliver to any Other Depositor or Other Exchange Act Reporting Party as to which the applicable Companion Loan is affected, all or any required portion of any Form 8-K, 10-D, ABS-EE or 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement, the Certificate Administrator shall promptly as soon as practicable, but in no event later than twenty-four (24) hours after determination (but if the next calendar day is not a Business Day, then in no event later than 10:00 a.m., New York time, on the next Business Day), notify the Depositor, such Other Depositor or Other Exchange Act Reporting Party thereof. In the case of Forms 10-D, ABS-EE and 10-K, the Depositor and the Certificate Administrator will thereupon cooperate to prepare and file a Form 12b-25 and a Form 10-D/A, Form ABS-EE/A or Form 10-K/A, as applicable, pursuant to Rule 12b-25 of the Exchange Act. In the case of Form 8-K, the Certificate Administrator will, upon receipt of all required Form 8-K Disclosure Information, include such disclosure information on the next succeeding Form 10-D to be filed for the Trust. In the event that any previously filed Form 8-K or Form 10-K needs to be amended, the Certificate Administrator will notify the Depositor thereof, and such other parties as needed and the parties hereto will cooperate with the Certificate Administrator to prepare any necessary Form 8-K/A or Form 10-K/A. In the event that any previously filed Form 10-D or Form ABS-EE needs to be amended, the Certificate Administrator shall notify the Depositor thereof, and such other parties as needed, and the parties hereto shall cooperate to prepare any necessary Form 10-D/A or Form ABS-EE/A. Any Form 12b-25 or any amendment to Form 8-K, Form 10-D, Form ABS-EE/A or Form 10-K shall be signed by an officer of the Depositor. The parties to this Agreement acknowledge that the performance by the Certificate Administrator of its duties under this Section 10.03 related to the timely preparation and filing of Form 12b-25 or any amendment to Form 8-K, Form 10-D, Form ABS-EE or Form 10-K is contingent upon such parties observing all applicable deadlines in the performance of their duties under this Article X. The Certificate Administrator shall have no liability for any loss, expense, damage, or claim arising out of or with respect to any failure to properly prepare, arrange for execution and/or timely file any such Form 12b-25 or any amendments to Form 8-K, Form 10-D, Form ABS-EE or Form 10-K, where such failure results from the Certificate Administrator’s inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 12b-25 or any amendments to Forms 8-K, Form 10-D, Form ABS-EE or Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

Section 10.04   Form 10-D and Form ABS-EE Filings.

(a)         Within 15 calendar days after each Distribution Date (subject to permitted extensions under the Exchange Act), the Certificate Administrator shall prepare and file on behalf of the Trust any Form 10-D and Form ABS-EE then required by the Exchange Act, in form and substance as then required by the Exchange Act; provided that, in connection with the filing of the Prospectus and the Preliminary Prospectus with respect to the Public Certificates, the Depositor shall file any related Form ABS-EE required to be filed with the Commission and incorporated by reference into each such document. The Certificate Administrator shall file each Form 10-D with a copy of the related Distribution Date Statement attached thereto; provided that the Certificate Administrator shall redact from such Distribution Date Statement any information relating to the ratings of the Certificates and the identity of the Rating Agencies. Any disclosure in addition to the Distribution Date Statement that is required to be included on Form 10-D and/or Form ABS-EE (“Additional Form 10-D Disclosure”) shall, pursuant to the following paragraph, be (i) reported by the parties set forth on Exhibit U to this Agreement to the Depositor, the Certificate Administrator and each Other Depositor and Other Exchange Act Reporting Party to which such Additional Form 10-D Disclosure is relevant for Exchange Act reporting purposes and (ii) approved by the Depositor and each such Other Depositor, and the Certificate Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure absent such reporting, direction and approval.

For so long as the Trust or any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, within one (1) Business Day after the related Distribution Date (using commercially reasonable efforts), but in no event later than noon (New York City time) on the third Business Day after the related Distribution Date, (i) certain parties to this Agreement, as set forth on Exhibit U to this Agreement, shall be required to provide to the Certificate Administrator, the Depositor, and each Other Exchange Act Reporting Party and Other Depositor to which the particular Additional Form 10-D Disclosure is relevant for Exchange Act reporting purposes, to the extent a Servicing Officer or Responsible Officer thereof has knowledge thereof (other than information required by Item 1117 of Regulation AB as to such party which shall be reported if actually known by any Servicing Officer or Responsible Officer, as the case may be, or any lawyer in the in-house legal department of such party) in EDGAR-Compatible Format (to the extent available to such party in such format) or (in the case of asset-level information required by Item 1A on Form 10-D) XML Format or in such other format as otherwise agreed upon by the Certificate Administrator, the Depositor and each such Other Exchange Act Reporting Party, each such Other Depositor and such parties, the form and substance of the Additional Form 10-D Disclosure, if applicable, (ii) the parties listed on Exhibit U to this Agreement shall include with such Additional Form 10-D Disclosure applicable to such party and shall cause each Sub-Servicer (or, in the case of each Sub-Servicer set forth on Exhibit S, shall use commercially reasonable efforts to cause such Sub-Servicer) and Subcontractor of such party to the extent required under

Regulation AB to provide, and if received, include, an Additional Disclosure Notification in the form attached as Exhibit W-1 to this Agreement (except with respect to the reporting of balances of the Collection Account, each Loan Combination Custodial Account and each REO Account which shall be delivered in the form of Exhibit W-2 hereto, and the Special Servicer shall provide in the form of Exhibit W-2 any information relating to any REO Account to be reported under “Item 9: Other Information” on Exhibit U to the Master Servicer within four (4) calendar days after the related Distribution Date) and (iii) the Depositor shall approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D or (in the case of asset-level information required by Item 1A on Form 10-D) Form ABS-EE with respect to the Trust; provided that any Depositor’s approval pursuant to this clause (iii) shall not relieve any parties listed on Exhibit U of its obligations to provide Additional Form 10-D Disclosure that is true and accurate in all material respects and in compliance with all applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations promulgated thereunder. The Certificate Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit U to this Agreement of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-D Disclosure information. The Depositor will be responsible for any reasonable fees assessed or expenses incurred by the Certificate Administrator in connection with including any Additional Form 10-D Disclosure on Form 10-D or (in the case of asset-level information required by Item 1A on Form 10-D) Form ABS-EE with respect to the Trust pursuant to this paragraph.

(b)         Any Form 10-D filed by the Certificate Administrator with respect to the Trust shall (i) include the information required by Rule 15Ga-1(a) of the Exchange Act concerning all assets of the Trust that were subject of a demand for the repurchase of, or the substitution of a Qualified Substitute Mortgage Loan for, a Mortgage Loan contemplated by Section 2.03(a) of this Agreement, (ii) include a reference to the most recent Form ABS-15G filed by the Depositor and the Commission’s assigned “Central Index Key” for the Depositor, which information the Depositor shall deliver to the Certificate Administrator, (iii) include a reference to the most recent Form ABS-15G filed by each Mortgage Loan Seller and the Commission’s assigned “Central Index Key” for each such filer, which information each Mortgage Loan Seller is required to deliver to the Certificate Administrator pursuant to Section 6(i) of the applicable Mortgage Loan Purchase Agreement, (iv) incorporate by reference the Form ABS-EE filing for the related reporting period (which Form ABS-EE disclosures shall be filed at the time of each filing of the applicable report on Form 10-D with respect to each Mortgage Loan that was part of the Mortgage Pool during any portion of the related reporting period), (v) to the extent such information is provided to the Certificate Administrator by the Master Servicer in the form of Exhibit W-2 hereto for inclusion therein within the time period described in this Section 10.04, the balances of the Collection Account, each Loan Combination Custodial Account and each REO Account (to the extent the related information has been received from the Special Servicer within the time period specified in this Section 10.04), in each case as of the related Distribution Date and as of the immediately preceding Distribution Date and (vi) the balance of the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the Excess Liquidation Proceeds Reserve Account, in each case as of the related Distribution Date and as of the immediately preceding Distribution Date.

(c)         With respect to any Mortgage Loan that permits Additional Debt or mezzanine debt in the future, the Certificate Administrator shall include as part of any applicable Form 10-D filed by it (to the extent it receives such information from the Master Servicer (with respect to Non-Specially Serviced Loans as to which the Master Servicer has knowledge or notice of any applicable Additional Debt or mezzanine debt) or the Special Servicer (with respect to Specially Serviced Mortgage Loans as to which the Special Servicer has knowledge or notice of any applicable Additional Debt or mezzanine debt)) the identity of such Mortgage Loan and, to the extent such information is received by the Certificate Administrator from the Master Servicer (with respect to Non-Specially Serviced Loans as to which the Master Servicer has knowledge or notice of any applicable Additional Debt or mezzanine debt) or the Special Servicer (with respect to Specially Serviced Mortgage Loans as to which the Special Servicer has knowledge or notice of any applicable Additional Debt or mezzanine debt), substantially in the form of Exhibit W-3 (A) the amount of any such Additional Debt or mezzanine debt, as applicable, that is incurred during the related Collection Period, (B) the total debt service coverage ratio calculated on the basis of such Mortgage Loan and such Additional Debt or mezzanine debt, as applicable, and (C) the aggregate LTV Ratio calculated on the basis of such Mortgage Loan and such Additional Debt or mezzanine debt, as applicable.

(d)         The Depositor hereby directs the Certificate Administrator to include the following individual’s name and phone number on the cover of Forms 10-D and ABS-EE for each reporting period: Name: Richard Simpson, Telephone: (212) 816-5343. The Certificate Administrator may rely without further investigation that this information remains correct unless and until the Depositor provides the Certificate Administrator with a new individual’s name and phone number in writing.

(e)         Upon receipt of the Asset Review Report Summary from the Asset Representations Reviewer required to be delivered pursuant to Section 11.01(b), the Certificate Administrator shall (i) include such Asset Review Report Summary in Item 1B on the Form 10-D relating to the Collection Period in which such Asset Review Report Summary was delivered, and (ii) post such Asset Review Report Summary to the Certificate Administrator’s Website not later than two (2) Business Days after receipt of such Asset Review Report Summary from the Asset Representations Reviewer.

(f)          To the extent the Certificate Administrator receives a request from any Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners pursuant to Section 5.07, the Certificate Administrator shall include on the Form 10-D relating to the reporting period in which such request was received disclosure regarding the request to communicate, and such disclosure is required to include the following and no more than the following: (a) the name of the Certificateholder or Certificate Owner making the request, (b) the date the request was received, (c) a statement to the effect that the Certificate Administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under this Agreement, and (d) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

(g)       At the time required under Section 10.04(a), the Certificate Administrator shall file each Form ABS-EE with a copy of the related CREFC® Schedule AL File received by the Certificate Administrator pursuant to Section 4.02(b) as Exhibit 102 thereto. To the extent the Certificate Administrator receives any Schedule AL Additional File with respect to such Form ABS-EE pursuant to Section 4.02(b), the Certificate Administrator shall file such Schedule AL Additional File as Exhibit 103 to such Form ABS-EE. The Certificate Administrator shall not be required to combine multiple CREFC® Schedule AL Files or Schedule AL Additional Files. The Certificate Administrator shall not be required to review, redact, reconcile, edit or verify the content, completeness or accuracy of the information contained in any CREFC® Schedule AL File or Schedule AL Additional File. The Certificate Administrator shall not be deemed to have actual knowledge of the contents of any CREFC® Schedule AL File or Schedule AL Additional File solely by its receipt thereof.

(h)       After preparing the Forms 10-D and ABS-EE with respect to the Trust, the Certificate Administrator shall forward electronically copies of such Forms 10-D and ABS-EE (together with the related CREFC® Schedule AL File and any Schedule AL Additional File received by the Certificate Administrator) to the Depositor for review no later than seven (7) calendar days after the related Distribution Date or, if the 7th calendar day after the related Distribution Date is not a Business Day, the immediately preceding Business Day. The Master Servicer shall reasonably cooperate with the Depositor to answer any questions that the Depositor may pose to the Master Servicer regarding the data or information contained in, or omitted from, any CREFC® Schedule AL File or Schedule AL Additional File (other than questions regarding (1) the accuracy as of the Closing Date of data that had been included in the Initial Schedule AL File or the Initial Schedule AL Additional File or (2) changes made to such CREFC® Schedule AL File or Schedule AL Additional File by the Certificate Administrator following receipt from the Master Servicer). The Certificate Administrator, the Master Servicer and the Depositor shall each, to the extent related to such party’s obligations hereunder, reasonably cooperate to remedy any filing errors regarding any CREFC® Schedule AL File or any Schedule AL Additional File as soon as possible. Within four (4) Business Days after receipt of copies of such Forms 10-D and ABS-EE from the Certificate Administrator, but no later than two (2) Business Days prior to the 15th calendar day after the related Distribution Date, the Depositor shall notify the Certificate Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 10-D and Form ABS-EE, respectively, and an officer of the Depositor shall sign the Form 10-D and Form ABS-EE with respect to the Trust and return an electronic or fax copy of each of the signed Form 10-D and Form ABS-EE (with an original executed hard copy to follow by overnight mail) to the Certificate Administrator. Upon receipt of such signed Form 10-D and Form ABS-EE (in electronic form or by fax copy), the Certificate Administrator shall deem such reports to be approved by the Depositor and shall proceed with filing such reports with the Commission. If a Form 10-D or Form ABS-EE with respect to the Trust cannot be filed on time or if a previously filed Form 10-D or Form ABS-EE with respect to the Trust needs to be amended, the Certificate Administrator will follow the procedures set forth in Section 10.03(b) of this Agreement. Promptly after filing with the Commission, the Certificate Administrator will make available on its internet website a final executed copy of each Form 10-D and Form ABS-EE with respect to the Trust prepared and filed by the

Certificate Administrator. The signing party at the Depositor can be contacted at Citigroup Commercial Mortgage Securities Inc., 388 Greenwich Street, 6th Floor, New York, New York 10013, Attention: Richard Simpson, telecopy number: (646) 328-2943, e-mail: richard.simpson@citi.com, with a copy to Citigroup Commercial Mortgage Securities Inc., 390 Greenwich Street, 5th Floor, New York, New York 10013, Attention: Raul Orozco, telecopy number: (347) 394-0898, e-mail: raul.d.orozco@citi.com, and with a copy to Citigroup Commercial Mortgage Securities Inc., 388 Greenwich Street, 17th Floor, New York, New York 10013, Attention: Ryan M. O’Connor, telecopy number: (646) 862-8988, e-mail: ryan.m.oconnor@citi.com, or such other address as the Depositor may direct. The parties to this Agreement acknowledge that the performance by the Certificate Administrator of its duties under this Section 10.04 related to the timely preparation and filing of Form 10-D and Form ASB-EE with respect to the Trust is contingent upon such parties observing all applicable deadlines in the performance of their duties under this Section 10.04. The Certificate Administrator shall have no liability for any loss, expense, damage, or claim arising out of or with respect to any failure to properly prepare, arrange for execution and/or timely file any Form 10-D or Form ABS-EE with respect to the Trust, where such failure results because required disclosure information was either not delivered to the Certificate Administrator or delivered to the Certificate Administrator after the delivery deadlines set forth in this Agreement, not resulting from its own negligence, bad faith or willful misconduct.

(i)       Form 10-D requires the registrant to indicate (by checking “yes” or “no”) that it “(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.” The Depositor hereby instructs the Certificate Administrator, with respect to each Form 10-D with respect to the Trust, to check “yes” for each item unless the Certificate Administrator has received prior written notice (which may be furnished electronically) from the Depositor that the answer should be “no” for an item which notice shall be delivered to the Certificate Administrator no later than the day on which the Depositor provided its signature for such filing pursuant to Section 10.04(h) of this Agreement.

Section 10.05 Form 10-K Filings.

(a)       Within 90 days after the end of each fiscal year of the Trust (it being understood that the fiscal year of the Trust ends on December 31 of each year) or such earlier date as may be required by the Exchange Act (the “10-K Filing Deadline”), commencing within 90 days after December 31, 2019, the Certificate Administrator shall prepare and file on behalf of the Trust any Form 10-K then required by the Exchange Act, in form and substance as then required by the Exchange Act. Each such Form 10-K with respect to the Trust shall include the following items, in each case to the extent they have been delivered to the Certificate Administrator (in the form required by this Agreement) within the applicable time frames set forth in this Agreement:

(i)         an annual compliance statement for each Certifying Servicer and each Additional Servicer engaged by each Certifying Servicer, as described under

Section 10.08; provided that the related signature pages may be delivered separately from such compliance statement;

(ii)           (A)       the annual reports on assessment of compliance with Servicing Criteria for each Reporting Servicer, as described under Section 10.09; and

(B)       if any such report on assessment of compliance with Servicing Criteria described under Section 10.09 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance (including whether such instance of noncompliance involved the servicing of the assets backing the Certificates issued pursuant to this Agreement and any steps taken to remedy such instance of noncompliance), or if such report on assessment of compliance with Servicing Criteria described under Section 10.09 is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included;

(iii)          (A)      the registered public accounting firm attestation report for each Reporting Servicer, as described under Section 10.10; and

(B)       if any registered public accounting firm attestation report described under Section 10.10 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included; and

(iv)       a certification in the form attached to this Agreement as Exhibit X, with such changes as may be necessary or appropriate as a result of changes promulgated by the Commission (the “Sarbanes-Oxley Certification”), which shall, except as described below, be signed by the senior officer of the Depositor in charge of securitization; provided that the related signature pages may be delivered separately.

Any disclosure or information in addition to (i) through (iv) above that is required to be included on Form 10-K (“Additional Form 10-K Disclosure”) shall, pursuant to the second following paragraph, be (i) reported by the parties set forth on Exhibit V to this Agreement to the Depositor, the Certificate Administrator and any Other Depositor and Other Exchange Act Reporting Party to which such Additional Form 10-K Disclosure is relevant for Exchange Act reporting purposes and (ii) approved by the Depositor and such Other Depositor, and the Certificate Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure, absent such reporting, direction and approval.

Not later than the end of each fiscal year for which the Trust is required to file a Form 10-K, the Master Servicer, the Special Servicer, the Certificate Administrator, the Custodian, the Operating Advisor and the Trustee shall provide the other parties to this Agreement and the

Mortgage Loan Sellers with written notice of the name and address of each Servicing Function Participant retained by such party, if any, during such fiscal year. Not later than the end of each fiscal year for which the Trust is required to file a Form 10-K, the Certificate Administrator shall, upon request (which can be in the form of electronic mail and which may be continually effective), provide to each Mortgage Loan Seller written notice of any change in the identity of any party to this Agreement, including the name and address of any new party to this Agreement.

For so long as the Trust or any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, no later than March 1, commencing in March 2020, (i) the parties listed on Exhibit V to this Agreement shall be required to provide (and (i) with respect to any Servicing Function Participant of such party that is a Mortgage Loan Seller Sub-Servicer, shall use commercially reasonable efforts to cause such Servicing Function Participant to provide, and (ii) with respect to any other Servicing Function Participant of such party (other than any party to this Agreement), shall cause such Servicing Function Participant to provide) to the Certificate Administrator, the Depositor and each Other Exchange Act Reporting Party and Other Depositor to which the particular Additional Form 10-K Disclosure is relevant for Exchange Act reporting purposes, to the extent a Servicing Officer or a Responsible Officer, as the case may be, thereof has actual knowledge (other than information required by Item 1117 of Regulation AB as to such party which shall be reported if actually known by any Servicing Officer or Responsible Officer, as the case may be or any lawyer in the in-house legal department of such party), in EDGAR-Compatible Format (to the extent available to such party in such format) or in such other format as otherwise agreed upon by the Certificate Administrator, the Depositor, each such Other Exchange Act Reporting Party, each such Other Depositor and such providing parties, the form and substance of any Additional Form 10-K Disclosure described on Exhibit V to this Agreement applicable to such party, (ii) the parties listed on Exhibit V to this Agreement shall include with such Additional Form 10-K Disclosure applicable to such party and shall cause each Sub-Servicer (or, in the case of each Sub-Servicer set forth on Exhibit S, shall use commercially reasonable efforts to cause such Sub-Servicer) and Subcontractor of such party to the extent required under Regulation AB to provide, and if received, include, an Additional Disclosure Notification in the form attached as Exhibit W to this Agreement, and (iii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K with respect to the Trust; provided that any Depositor’s approval pursuant to this clause (iii) shall not relieve any parties listed on Exhibit V of its obligations to provide Additional Form 10- K Disclosure that is true and accurate in all material respects and in compliance with all applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations promulgated thereunder. The Certificate Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit V to this Agreement of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-K Disclosure information. The Depositor will be responsible for any reasonable fees assessed and expenses incurred by the Certificate Administrator in connection with including any Additional Form 10-K Disclosure on Form 10-K with respect to the Trust pursuant to this paragraph.

After preparing a Form 10-K with respect to the Trust, the Certificate Administrator shall forward electronically a preliminary copy of such Form 10-K to the Depositor for review no later than March 15 in the year immediately following the year as to which such Form 10-K relates, or, if March 15 is not a Business Day, on the immediately following Business Day. Within three

(3) Business Days after receipt of such copy, the Depositor shall notify the Certificate Administrator in writing (which may be furnished electronically) of any changes or approval to such preliminary Form 10-K. The Certificate Administrator shall provide a complete Form 10-K with respect to the Trust to the Depositor for review no later than March 21 in the year immediately following the year as to which such Form 10-K relates, or if March 21 is not a Business Day, on the immediately following Business Day. Within three (3) Business Days after receipt of such complete Form 10-K, the Depositor shall notify the Certificate Administrator in writing (which may be furnished electronically) of any changes or approval to such complete Form 10-K. No later than 5:00 p.m. (New York City time) on the third Business Day prior to the 10-K Filing Deadline, a senior officer of the Depositor shall sign the Form 10-K with respect to the Trust and return an electronic or fax copy of such signed Form 10-K (with an original executed hard copy to follow by overnight mail) to the Certificate Administrator. Upon receipt of such signed Form 10-K (in electronic form or by fax copy), the Certificate Administrator shall deem such report to be approved by the Depositor and shall proceed with filing such report with the Commission. If a Form 10-K with respect to the Trust cannot be filed on time or if a previously filed Form 10-K with respect to the Trust needs to be amended, the Certificate Administrator will follow the procedures set forth in Section 10.03(b). Promptly after filing with the Commission, the Certificate Administrator will make available on the Certificate Administrator’s Website a final executed copy of each Form 10-K prepared and filed by the Certificate Administrator. The signing party at the Depositor can be contacted at Citigroup Commercial Mortgage Securities Inc., 388 Greenwich Street, 6th Floor, New York, New York 10013, Attention: Richard Simpson, telecopy number: (646) 328-2943, e-mail: richard.simpson@citi.com, with a copy to Citigroup Commercial Mortgage Securities Inc., 390 Greenwich Street, 5th Floor, New York, New York 10013, Attention: Raul Orozco, telecopy number: (347) 394-0898, e-mail: raul.d.orozco@citi.com, and with a copy to Citigroup Commercial Mortgage Securities Inc., 388 Greenwich Street, 17th Floor, New York, New York 10013, Attention: Ryan M. O’Connor, telecopy number: (646) 862-8988, e-mail: ryan.m.oconnor@citi.com, or such other address as the Depositor may direct. The parties to this Agreement acknowledge that the performance by the Certificate Administrator of its duties under this Section 10.05 related to the timely preparation and filing of Form 10-K with respect to the Trust is contingent upon the parties to this Agreement (and any Additional Servicer or Servicing Function Participant engaged or utilized, as applicable, by any such parties) observing all applicable deadlines in the performance of their duties under this Section 10.05. The Certificate Administrator shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, arrange for execution and/or timely file any Form 10-K with respect to the Trust, where such failure results because required disclosure information was either not delivered to the Certificate Administrator or delivered to the Certificate Administrator after the delivery deadlines set forth in this Agreement, not resulting from its own negligence, bad faith or willful misconduct.

(b)       Form 10-K requires the registrant to indicate (by checking “yes” or “no”) that it “(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.” The Depositor hereby instructs the Certificate Administrator, with respect to each Form 10-K with respect to the Trust, to check “yes” for each item unless the Certificate Administrator has received prior written notice (which may be furnished electronically) from the Depositor that the answer should be “no” for an item which notice shall be delivered to the Certificate Administrator no later than the day on which the Depositor provided its signature for such filing pursuant to Section 10.05(a) of this Agreement.

Section 10.06 Sarbanes-Oxley Certification. Each Form 10-K with respect to the Trust shall include a Sarbanes-Oxley Certification in the form attached to this Agreement as Exhibit X required to be included therewith pursuant to the Sarbanes-Oxley Act. The Certificate Administrator, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer (in the case of the Asset Representations Reviewer, solely with respect to reporting periods in which the Asset Representations Reviewer is required to deliver an Asset Review Report Summary), the Custodian and the Trustee shall provide (and (i) with respect to any Servicing Function Participant of such party that is a Mortgage Loan Seller Sub-Servicer, shall use commercially reasonable efforts to cause such Servicing Function Participant to provide, and (ii) with respect to any other Servicing Function Participant of such party (other than any party to this Agreement), shall cause such Servicing Function Participant to provide) to the Person who signs the Sarbanes-Oxley Certification for the Trust or any Other Securitization Trust (the “Certifying Person”) no later than March 1 in the year immediately following the year as to which such Form 10-K relates or, if March 1 is not a Business Day, on the immediately following Business Day, a certification in the form attached to this Agreement as Exhibit Y-1, Exhibit Y-2, Exhibit Y-3, Exhibit Y-4, Exhibit Y-5, Exhibit Y-6, Exhibit Y-7 and Exhibit Y-8, as applicable, on which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity’s officers, directors and Affiliates (collectively with the Certifying Person, “Certification Parties”) can reasonably rely. With respect to each Outside Serviced Mortgage Loan serviced under an Outside Servicing Agreement, the Certificate Administrator shall use commercially reasonable efforts to procure, and upon receipt deliver to the Certifying Person, a Sarbanes-Oxley back-up certification similar in form and substance to the certifications referenced in the preceding sentence, from the related Outside Servicer, the related Outside Special Servicer, the related Outside Paying Agent and the related Outside Trustee. In the event any Reporting Servicer is terminated or resigns pursuant to the terms of this Agreement, or any applicable Sub-Servicing Agreement or primary servicing agreement, as the case may be, such Reporting Servicer shall provide a certification to the Certifying Person pursuant to this Section 10.06 with respect to the period of time it was subject to this Agreement or the applicable sub-servicing or primary servicing agreement, as the case may be.

Section 10.07 Form 8-K Filings. Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a “Reportable Event”), or if requested by the Depositor, the Certificate Administrator shall prepare and file on behalf of the Trust any Form 8-K, as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-K with respect to the Trust in connection with the issuance of the Certificates. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K (“Form 8-K Disclosure Information”) that is approved by the Depositor shall, pursuant to the following paragraph, be reported by the applicable parties set forth on Exhibit Z to this Agreement to the Depositor, the Certificate Administrator and each Other Depositor and Other Exchange Act Reporting Party to which such Form 8-K Disclosure Information is relevant for Exchange Act reporting purposes, and the Certificate Administrator will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K

Disclosure Information or any Form 8-K with respect to the Trust, absent such reporting, direction and approval.

For so long as the Trust or any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, to the extent a Servicing Officer or Responsible Officer thereof has actual knowledge of such event (other than Item 1117 of Regulation AB as to such party which shall be reported if actually known by any Servicing Officer or Responsible Officer, as the case may be or any lawyer in the in-house legal department of such party), within one (1) Business Day after the occurrence of a Reportable Event (using commercially reasonable efforts), but in no event later than 1:00 p.m. (New York City time) on the second Business Day after the occurrence of a Reportable Event, (i) the parties set forth on Exhibit Z to this Agreement shall be required to provide (and (i) with respect to any Servicing Function Participant of such party that is a Mortgage Loan Seller Sub-Servicer, shall use commercially reasonable efforts to cause such Servicing Function Participant to provide, and (ii) with respect to any other Servicing Function Participant of such party (other than any party to this Agreement), shall cause such Servicing Function Participant to provide) to the Depositor, the Certificate Administrator and each Other Depositor and Other Exchange Act Reporting Party to which the particular Form 8-K Disclosure Information is relevant for Exchange Act reporting purposes, in EDGAR-Compatible Format (to the extent available to such party in such format) or in such other format as otherwise agreed upon by the Depositor, the Certificate Administrator, each such Other Depositor, each such Other Exchange Act Reporting Party and such providing parties any Form 8-K Disclosure Information described on Exhibit Z to this Agreement as applicable to such party, if applicable (ii) the parties listed on Exhibit Z to this Agreement shall include with such Form 8-K Disclosure Information applicable to such party and shall cause each Sub-Servicer (or, in the case of each Sub-Servicer set forth on Exhibit S, shall use commercially reasonable efforts to cause such Sub-Servicer) and Subcontractor of such party to the extent required under Regulation AB to provide, and if received, include, an Additional Disclosure Notification in the form attached hereto as Exhibit W-1, and (iii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information on Form 8-K with respect to the Trust; provided that any Depositor’s approval pursuant to this clause (iii) shall not relieve any parties listed on Exhibit Z of its obligations to provide Form 8 K Disclosure Information that is true and accurate in all material respects and in compliance with all applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder. The Certificate Administrator has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit Z of their duties under this paragraph or proactively solicit or procure from such parties any Form 8-K Disclosure Information. The Depositor will be responsible for any reasonable fees assessed or expenses incurred by the Certificate Administrator in connection with including any Form 8-K Disclosure Information on Form 8-K with respect to the Trust pursuant to this paragraph.

With respect to any Loan Combination, (i) upon receipt of any notice of execution or amendment of an Outside Servicing Agreement or an Outside Serviced Co-Lender Agreement with respect to an Outside Serviced Mortgage Loan or notice of any Reportable Event with respect to any Outside Service Provider of an Outside Serviced Mortgage Loan, the Trustee or the Certificate Administrator, as the case may be, shall promptly notify the Depositor of such notice and cooperate with the Depositor to prepare and file on behalf of the Trust any Form 8-K, as required by the Exchange Act and (ii) upon the execution of any amendment to a related Co-Lender

Agreement, the Master Servicer, the Special Servicer or the Trustee, as the case may be, executing such amendment on behalf of the Trust shall promptly notify the Depositor and the Certificate Administrator of such execution and cooperate with the Depositor and the Certificate Administrator to prepare and file on behalf of the Trust any Form 8-K, as required by the Exchange Act.

After preparing any Form 8-K with respect to the Trust, the Certificate Administrator shall forward electronically a copy of the Form 8-K to the Depositor for review no later than 1:00 p.m. (New York City time) on the third Business Day after the related Reportable Event (but in no event earlier than 24 hours after having received approved Form 8-K Disclosure Information pursuant to the immediately preceding paragraph). Promptly, but no later than the close of business on the third Business Day after the related Reportable Event, the Depositor shall notify the Certificate Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 8-K. No later than noon on the fourth Business Day after the related Reportable Event, a duly authorized representative of the Depositor shall sign the Form 8-K with respect to the Trust and return an electronic or fax copy of such signed Form 8-K (with an original executed hard copy to follow by overnight mail) to the Certificate Administrator. If a Form 8-K with respect to the Trust cannot be filed on time or if a previously filed Form 8-K with respect to the Trust needs to be amended, the Certificate Administrator will follow the procedures set forth in Section 10.03(b) of this Agreement. Promptly after filing with the Commission, the Certificate Administrator will, make available on its internet website a final executed copy of each Form 8-K with respect to the Trust, to the extent such Form 8-K has been prepared and filed by the Certificate Administrator. The signing party at the Depositor can be contacted at Citigroup Commercial Mortgage Securities Inc., 388 Greenwich Street, 6th Floor, New York, New York 10013, Attention: Richard Simpson, telecopy number: (646) 328-2943, e-mail: richard.simpson@citi.com, with a copy to Citigroup Commercial Mortgage Securities Inc., 390 Greenwich Street, 5th Floor, New York, New York 10013, Attention: Raul Orozco, telecopy number: (347) 394-0898, e-mail: raul.d.orozco@citi.com, and with a copy to Citigroup Commercial Mortgage Securities Inc., 388 Greenwich Street, 17th Floor, New York, New York 10013, Attention: Ryan M. O’Connor, telecopy number: (646) 862-8988, e-mail: ryan.m.oconnor@citi.com, or such other address as the Depositor may direct. The parties to this Agreement acknowledge that the performance by the Certificate Administrator of its duties under this Section 10.07 related to the timely preparation and filing of Form 8-K with respect to the Trust is contingent upon such parties observing all applicable deadlines in the performance of their duties under this Section 10.07. The Certificate Administrator shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file any Form 8-K with respect to the Trust, where such failure results from the Certificate Administrator’s inability or failure to receive, on a timely basis, any information from the parties to this Agreement needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

In the case of a Form 8-K that is filed by or on behalf of the Trust or any Other Securitization Trust as a result of the termination, removal, resignation or any other replacement of the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or any Sub-Servicer or Subcontractor of any of the foregoing parties (to the extent such Sub-Servicer or Subcontractor is a “servicer” as contemplated by Item 1108(a)(2) of Regulation AB) under this Agreement, the proposed successor Master Servicer, Special Servicer, Trustee, Certificate

Administrator, Sub-Servicer or Subcontractor, as applicable, shall, as a condition to such succession and at the reasonable expense of the same party or parties required to pay the costs and expenses relating to such termination, removal, resignation or other replacement pursuant to this Agreement, provide to the Certificate Administrator and the Depositor on or before the date of such proposed succession the following: (i) any information (including, but not limited to, disclosure information) required for the Trust to comply in a timely manner with applicable filing requirements under Items 1.01 and 6.02 of Form 8-K and (ii) such opinion(s) of counsel, certifications and/or indemnification agreement(s) with respect to such information that are substantially similar to those delivered by the initial Master Servicer, the initial Special Servicer, the initial Trustee, the initial Certificate Administrator or the initial Sub-Servicer, as the case may be, or their respective counsel, in connection with the information concerning such party in the Prospectus and/or any other disclosure materials relating to this Trust.

Section 10.08 Annual Compliance Statements. The Master Servicer, the Special Servicer, the Certificate Administrator, the Custodian and, if it has made an Advance during the applicable calendar year, the Trustee shall furnish (and each of the Master Servicer, the Special Servicer, the Custodian and the Certificate Administrator (i) with respect to any Additional Servicer of such party that is a Mortgage Loan Seller Sub-Servicer, shall use commercially reasonable efforts to cause such Additional Servicer to furnish, and (ii) with respect to any other Additional Servicer of such party (other than any party to this Agreement), shall cause such Additional Servicer to furnish) (each such Additional Servicer and each of the Master Servicer, the Special Servicer, the Custodian, the Certificate Administrator and the Trustee (if applicable), a “Certifying Servicer”) to the Certificate Administrator, the Serviced Companion Loan Holders (or, in the case of a Serviced Companion Loan that is part of an Other Securitization Trust, the applicable Other Depositor and Other Exchange Act Reporting Party), the Operating Advisor (only in the case of an Officer’s Certificate furnished by the Special Servicer and the Depositor on or before March 1 of each year, commencing in March 2020, an Officer’s Certificate (together with a copy thereof in EDGAR-Compatible Format, or in such other format as otherwise agreed upon by the Depositor, the Certificate Administrator, the applicable Other Depositor, the applicable Other Exchange Act Reporting Party and the applicable Certifying Servicer) stating, as to the signer thereof, that (A) a review of such Certifying Servicer’s activities during the preceding calendar year or portion thereof and of such Certifying Servicer’s performance under this Agreement, or the applicable Sub-Servicing Agreement or primary servicing agreement in the case of an Additional Servicer, has been made under such officer’s supervision and (B) to the best of such officer’s knowledge, based on such review, such Certifying Servicer has fulfilled all its obligations under this Agreement, or the applicable Sub-Servicing Agreement or primary servicing agreement in the case of an Additional Servicer, in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof. The Master Servicer and the Special Servicer shall, and the Master Servicer and the Special Servicer shall cause (or, in the case of an Additional Servicer that is a Mortgage Loan Seller Sub-Servicer, shall use its commercially reasonable efforts to cause) each Additional Servicer hired by it to, forward a copy of each such statement to, prior to the occurrence and continuance of a Consultation Termination Event, the Controlling Class Representative and, for posting to the Rule 17g-5 Information Provider’s Website pursuant to Section 12.13, the Rule 17g-5 Information Provider. Promptly after receipt of each such Officer’s Certificate, the Depositor (and, in the case of a Serviced Companion Loan that is part of an Other Securitization Trust, the applicable Other

Depositor and Other Exchange Act Reporting Party) may review each such Officer’s Certificate and, if applicable, consult with the Certifying Servicer, as applicable, as to the nature of any failures by such Certifying Servicer, respectively, or any related Additional Servicer with which the Master Servicer or the Special Servicer, as applicable, has entered into a servicing relationship with respect to the Mortgage Loans or the Companion Loans in the fulfillment of any Certifying Servicer’s obligations hereunder or under the applicable sub-servicing or primary servicing agreement. The obligations of each Certifying Servicer under this Section apply to each Certifying Servicer that serviced a Mortgage Loan or Companion Loan during the applicable period, whether or not the Certifying Servicer is acting in such capacity at the time such Officer’s Certificate is required to be delivered.

With respect to each Outside Serviced Mortgage Loan serviced under the applicable Outside Servicing Agreement, the Certificate Administrator shall request, and upon receipt deliver to the Depositor, from a “Servicing Officer” or “Responsible Officer” (as such terms are defined in the applicable Outside Servicing Agreement), as applicable, of the related Outside Servicer, Outside Special Servicer, Outside Custodian, Outside Trustee and Outside Paying Agent or Outside Certificate Administrator an Officer’s Certificate in form and substance similar to the Officer’s Certificate described in this Section or such other form as is set forth in the Outside Servicing Agreement.

Section 10.09 Annual Reports on Assessment of Compliance With Servicing Criteria.

(a)       On or before March 1 of each year commencing in March 2020, the Master Servicer, the Special Servicer, the Certificate Administrator, the Custodian, the Operating Advisor and, if it has made (or is required to make) an Advance during the applicable calendar year, the Trustee, each at its own expense, shall furnish (and each of the preceding parties, as applicable, (i) with respect to any Servicing Function Participant of such party that is a Mortgage Loan Seller Sub-Servicer, shall use commercially reasonable efforts to cause such Servicing Function Participant to furnish, and (ii) with respect to any other Servicing Function Participant of such party (other than any party to this Agreement), shall cause such Servicing Function Participant to furnish) (each Master Servicer, the Special Servicer, the Certificate Administrator, the Custodian, the Operating Advisor, any Servicing Function Participant and, if it has made (or is required to make) an Advance during the applicable calendar year, the Trustee, as the case may be, a “Reporting Servicer”) to the Certificate Administrator, the Trustee, the Serviced Companion Loan Holders (or, in the case of a Serviced Companion Loan that is part of an Other Securitization Trust, the applicable Other Depositor and Other Exchange Act Reporting Party), the Operating Advisor (only in the case of a report furnished by the Special Servicer) and the Depositor, a report on an assessment of compliance with the Relevant Servicing Criteria (together with a copy thereof in EDGAR-Compatible Format, or in such other format as otherwise agreed upon by the Depositor, the Certificate Administrator, the applicable Other Depositor, the applicable Other Exchange Act Reporting Party and the applicable Certifying Servicer) that complies in all material respects with the requirements of Item 1122 of Regulation AB and contains (A) a statement by such Reporting Servicer of its responsibility for assessing compliance with the Relevant Servicing Criteria, (B) a statement that such Reporting Servicer used the Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (C) such Reporting Servicer’s assessment of compliance with the Relevant Servicing Criteria as of the end of and for the preceding calendar year, including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof and (D) a statement that a registered public accounting firm has issued an attestation report on such Reporting Servicer’s assessment of compliance with the Relevant Servicing Criteria as of and for such period. Copies of all compliance reports delivered pursuant to this Section 10.09 shall be provided to any Certificateholder, upon the written request thereof, by the Certificate Administrator.

Each such report shall be addressed to the Depositor and each Other Depositor (if addressed) and signed by an authorized officer of the applicable company, and shall address each of the Relevant Servicing Criteria specified on a certification substantially in the form of Exhibit O to this Agreement delivered to the Depositor on the Closing Date. Promptly after receipt of each such report, (i) the Depositor and each Other Depositor may review each such report and, if applicable, consult with the each Reporting Servicer as to the nature of any material instance of noncompliance with the Relevant Servicing Criteria, and (ii) the Certificate Administrator shall confirm that the assessments, taken individually address the Relevant Servicing Criteria for each party as set forth on Exhibit O to this Agreement and notify the Depositor of any exceptions. For the avoidance of doubt, the Trustee shall have no obligation or duty to determine whether any such report (other than any such report furnished by the Trustee or any Servicing Function Participant of the Trustee) is in form and substance in compliance with the requirements of Regulation AB.

(b)      On the Closing Date, the Master Servicer, the Special Servicer, the Certificate Administrator, the Custodian, the Trustee and the Operating Advisor each acknowledge and agree that Exhibit O to this Agreement sets forth the Relevant Servicing Criteria for such party.

(c)      No later than the end of each fiscal year for the Trust, the Master Servicer, the Special Servicer, the Certificate Administrator, the Custodian, the Operating Advisor and, if it has made (or is required to make) an Advance during such fiscal year, the Trustee shall notify the Certificate Administrator, the Depositor, each Other Exchange Act Reporting Party and each Other Depositor as to the name of each Servicing Function Participant utilized by it, and the Certificate Administrator shall notify the Depositor and each Other Depositor as to the name of each Servicing Function Participant utilized by it, during such fiscal year, and each such notice will specify what specific Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function Participant. When the Master Servicer, the Special Servicer, the Certificate Administrator, the Custodian, the Trustee (if applicable), the Operating Advisor and any Servicing Function Participant submit their assessments pursuant to Section 10.09(a) of this Agreement, such parties will also at such time include the assessment (and related attestation pursuant to Section 10.10 of this Agreement) of each Servicing Function Participant engaged by it. The fiscal year for the Trust shall be January 1 through and including December 31 of each calendar year.

(d)      In the event the Master Servicer, the Special Servicer, the Certificate Administrator, the Custodian, the Trustee (if it has made, or is required to make, an

Advance during the applicable period) or the Operating Advisor is terminated or resigns pursuant to the terms of this Agreement, such party shall provide, and each such party shall cause (or, if the Servicing Function Participant is a Mortgage Loan Seller Sub-Servicer, shall use commercially reasonable efforts to cause) any Servicing Function Participant of such party to provide (and the Master Servicer, the Special Servicer and the Certificate Administrator shall, with respect to any Servicing Function Participant that resigns or is terminated under any applicable servicing agreement, cause such Servicing Function Participant (or, in the case of each Servicing Function Participant that is a Mortgage Loan Seller Sub-Servicer, shall use commercially reasonable efforts to cause such Servicing Function Participant) to provide) an annual assessment of compliance pursuant to this Section 10.09, coupled with an attestation as required in Section 10.10 of this Agreement with respect to the period of time that the Master Servicer, the Special Servicer, the Certificate Administrator, the Custodian, the Trustee (if it has made, or is required to make, an Advance during such period of time) or the Operating Advisor was subject to this Agreement or the period of time that the applicable Servicing Function Participant was subject to such other servicing agreement.

With respect to each Outside Serviced Mortgage Loan serviced under the applicable Outside Servicing Agreement, the Certificate Administrator shall use commercially reasonable efforts to obtain, and upon receipt deliver to the Depositor, an annual report on assessment of compliance as described in this Section and an attestation as described in Section 10.10 from the related Outside Servicer, Outside Special Servicer, Outside Custodian, Outside Trustee and Outside Paying Agent or Outside Certificate Administrator and in form and substance similar to the annual report on assessment of compliance described in this Section 10.09 and the attestation described in Section 10.10.

Section 10.10 Annual Independent Public Accountants’ Servicing Report. On or before March 1 of each year, commencing in March 2020, the Master Servicer, the Special Servicer, the Certificate Administrator, the Custodian, the Operating Advisor and, if it has made (or is required to make) an Advance during the applicable calendar year, the Trustee, each at its own expense, shall cause (and each of the preceding parties, as applicable, (i) with respect to any Servicing Function Participant of such party that is a Mortgage Loan Seller Sub-Servicer, shall use commercially reasonable efforts to cause such Servicing Function Participant to cause, and (ii) with respect to any other Servicing Function Participant of such party (other than any party to this Agreement), shall cause such Servicing Function Participant to cause) a registered public accounting firm (which may also render other services to the Master Servicer, the Special Servicer, the Certificate Administrator, the Custodian, the Trustee, the Operating Advisor or the applicable Servicing Function Participant, as the case may be) and that is a member of the American Institute of Certified Public Accountants to furnish a report (together with a copy thereof in EDGAR-Compatible Format, or in such other format as otherwise agreed upon by the Depositor, the Certificate Administrator, the applicable Other Depositor, the applicable Other Exchange Act Reporting Party and the applicable party required to furnish, or cause to be furnished, such report under this Section 10.10) to the Certificate Administrator, the Serviced Companion Loan Holders (or, in the case of a Serviced Companion Loan that is part of an Other Securitization Trust, the applicable Other Depositor and Other Exchange Act Reporting Party), the Operating Advisor (only in the case of a report furnished on behalf of the Special Servicer) and the Depositor, and, prior to the occurrence and continuance of a Consultation Termination Event, the Controlling

Class Representative and, for posting to the Rule 17g-5 Information Provider’s Website pursuant to Section 12.13 of this Agreement, the Rule 17g-5 Information Provider, to the effect that (i) it has obtained a representation regarding certain matters from the management of such Reporting Servicer, which includes an assertion that such Reporting Servicer has complied with the Relevant Servicing Criteria and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, it is expressing an opinion as to whether such Reporting Servicer’s compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it is not expressing an overall opinion regarding such Reporting Servicer’s assessment of compliance with the Relevant Servicing Criteria. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Each such related accountant’s attestation report shall be made in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Act and the Exchange Act. Such report must be available for general use and not contain restricted use language. Copies of such statement will be provided to any Certificateholder, upon the written request thereof, by the Certificate Administrator.

Promptly after receipt of such report from the Master Servicer, the Special Servicer, the Certificate Administrator, the Custodian, the Trustee (if applicable), the Operating Advisor or any Servicing Function Participant, (i) the Depositor and each Other Depositor may review the report and, if applicable, consult with the Master Servicer, the Special Servicer, the Certificate Administrator, the Custodian, the Trustee (if applicable) or the Operating Advisor as to the nature of any defaults by the Master Servicer, the Special Servicer, the Certificate Administrator, the Custodian, the Trustee (if applicable), the Operating Advisor or any Servicing Function Participant with which it has entered into a servicing relationship with respect to the Mortgage Loans or the Companion Loans, as the case may be, in the fulfillment of any of the Master Servicer’s, the Special Servicer’s, the Certificate Administrator’s, the Custodian’s, the Trustee’s (if applicable), the Operating Advisor’s or the applicable Servicing Function Participants’ obligations hereunder or under the applicable sub servicing or primary servicing agreement, and (ii) the Certificate Administrator shall confirm that each accountants’ attestation report submitted pursuant to this Section relates to an assessment of compliance meeting the requirements of Section 10.09 of this Agreement and notify the Depositor of any exceptions.

Section 10.11 Significant Obligors.

(a)       [Reserved]

(b)       With respect to any Significant Obligor with respect to an Other Securitization Trust as to which the applicable Other Depositor has notified the Master Servicer that such Significant Obligor with respect to such Other Securitization Trust exists, to the extent that the Master Servicer is in receipt of the updated financial statements of such Significant Obligor for any calendar quarter (other than the fourth calendar quarter of any calendar year), beginning with the first calendar quarter following receipt of notice from the Other Depositor that such Significant Obligor with respect to such Other Securitization Trust exists, or the updated financial statements of such Significant Obligor for any calendar year, beginning for the calendar year following such notice from the Other Depositor, as applicable, the Master Servicer shall deliver to the Other Depositor and the

Other Exchange Act Reporting Party of such Other Securitization Trust, on or prior to the day that occurs two (2) Business Days prior to the related Significant Obligor NOI Quarterly Filing Deadline or four (4) Business Days prior to the related Significant Obligor NOI Yearly Filing Deadline, as applicable, (A) if such financial statement receipt occurs twelve (12) or more Business Days prior to the related Significant Obligor NOI Quarterly Filing Deadline or fourteen (14) or more Business Days prior to the related Significant Obligor NOI Yearly Filing Deadline, as applicable, such financial statements of such Significant Obligor, together with the net operating income of such Significant Obligor for the applicable period as calculated by the Master Servicer in accordance with CREFC® guidelines and (B) if such financial statement receipt occurs less than twelve (12) Business Days prior to the related Significant Obligor NOI Quarterly Filing Deadline or less than fourteen (14) Business Days prior to the related Significant Obligor NOI Yearly Filing Deadline, as applicable, such financial statements of such Significant Obligor, together with the net operating income of such Significant Obligor for the applicable period as reported by the related Mortgagor in such financial statements.

If the Master Servicer does not receive financial information satisfactory to comply with Item 6 of Form 10-D or Item 1112(b)(1) of Form 10-K, as the case may be, of any Significant Obligor with respect to an Other Securitization Trust by the date on which such financial information is required to be delivered under the related Loan Documents, the Master Servicer (i) shall use efforts consistent with the Servicing Standard (taking into account, in addition, the ongoing reporting obligations of the related Other Depositor under the Exchange Act) to obtain the periodic financial statements of the related Mortgagor under the related Loan Documents, (ii) shall (and shall cause each applicable Sub-Servicing Agreement to require any related Sub-Servicer to) retain written evidence of each instance in which it (or a Sub-Servicer) attempts to contact the related Mortgagor to obtain the required financial information, and (iii) if unsuccessful, shall, no later than five (5) Business Days prior to the related Significant Obligor NOI Quarterly Filing Deadline or the related Significant Obligor NOI Yearly Filing Deadline, as applicable, forward an Officer’s Certificate evidencing its attempts to obtain this information to the Other Exchange Act Reporting Party and Other Depositor related to such Other Securitization Trust.

For the avoidance of doubt, the Special Servicer shall be responsible for collecting the financial statements and calculating net operating income with respect to Specially Serviced Mortgage Loans and REO Properties as provided in Section 3.03(a) and Section 4.02(b).

Section 10.12 Indemnification. Each of the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator, the Custodian and the Trustee (each an “Indemnifying Party”) shall indemnify and hold harmless each Certification Party, the Depositor, each Other Depositor, any employee, director or officer of the Depositor or any Other Depositor, and each other person, if any, who controls the Depositor or any Other Depositor within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and other costs and expenses (including without limitation reasonable attorney’s fees and expenses related to the enforcement of this indemnity and the costs of investigation, legal defense and any amounts paid in settlement of any claim or litigation) incurred by such indemnified party arising out of: (i) the failure of any Indemnifying

Party to perform its obligations under this Article X; (ii) the failure of any Servicing Function Participant or Additional Servicer retained by it (other than a Mortgage Loan Seller Sub-Servicer) to perform its obligations under this Article X; (iii) any untrue statement of a material fact contained in any information (x) regarding the Indemnifying Party or any Servicing Function Participant, Additional Servicer or Subcontractor engaged by it (other than any Mortgage Loan Seller Sub-Servicer), (y) prepared by any such party described in clause (x) or any registered public accounting firm, attorney or other agent retained by such party to prepare such information and (z) delivered by or on behalf of such Indemnifying Party in connection with the performance of such Indemnifying Party’s obligations described in this Article X, or the omission to state in any such information a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that such Indemnifying Party shall be entitled to participate at its own expense in any action arising out of the foregoing and the Depositor shall consult with such Indemnifying Party with respect to any litigation or audit strategy, as applicable, in connection with the foregoing and any potential settlement terms related thereto (provided that any such consultation shall be non-binding); (iv) negligence, bad faith or willful misconduct on the part of the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator, the Custodian or the Trustee, as applicable, in the performance of such obligations; or (v) any Deficient Exchange Act Deliverable with respect to such Indemnifying Party.

In addition, each of the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator, the Custodian and the Trustee shall cooperate (and (i) with respect to each Servicing Function Participant and Additional Servicer of such party that is a Mortgage Loan Seller Sub-Servicer, shall use commercially reasonable efforts to cause such Servicing Function Participant or Additional Servicer to cooperate, and (ii) with respect to any other Servicing Function Participant or Additional Servicer of such party, shall cause such Servicing Function Participant or Additional Servicer to cooperate) with the Depositor or any Other Depositor, as applicable, as necessary for the Depositor or any Other Depositor, as applicable, to conduct any reasonable due diligence necessary to evaluate and assess any material instances of non-compliance disclosed in any of the deliverables required by the applicable reporting requirements under the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder (“Reporting Requirements”).

In connection with comments provided to the Depositor or any Other Depositor from the Commission regarding (x) information delivered by the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator, the Custodian, the Trustee, a Servicing Function Participant or an Additional Servicer, as applicable (“Affected Reporting Party”), (y) information regarding such Affected Reporting Party, and/or (z) information prepared by such Affected Reporting Party or any registered public accounting firm, attorney or other agent retained by such party to prepare such information, which information is contained in a report filed by the Depositor or any Other Depositor under the Reporting Requirements and which comments are received subsequent to the Depositor’s or any Other Depositor’s filing of such report, the Depositor or any Other Depositor shall promptly provide to such Affected Reporting Party any such comments which relate to such Affected Reporting Party. Such Affected Reporting Party shall be responsible for timely preparing a written response to the Commission for inclusion in the Depositor’s or any Other Depositor’s response to the Commission, unless such Affected Reporting Party elects, with the consent of the Depositor or any Other Depositor, as applicable (which consent shall not be unreasonably denied, withheld or delayed), to directly communicate with the Commission and negotiate a response and/or resolution with the Commission; provided, if an Affected Reporting Party is a Servicing Function Participant or Additional Servicer retained by the Master Servicer, the Master Servicer shall receive copies of all material communications pursuant to this paragraph. If such election is made, the applicable Affected Reporting Party shall be responsible for directly negotiating such response and/or resolution with the Commission in a timely manner; provided, that (i) such Affected Reporting Party shall use reasonable efforts to keep the Depositor or any Other Depositor informed of its progress with the Commission and copy the Depositor or any Other Depositor on all correspondence with the Commission and provide the Depositor or any Other Depositor with the opportunity to participate (at the Depositor’s or Other Depositor’s expense) in any telephone conferences and meetings with the Commission and (ii) the Depositor or any Other Depositor shall cooperate with such Affected Reporting Party in order to authorize such Affected Reporting Party and its representatives to respond to and negotiate directly with the Commission with respect to any comments from the Commission relating to such Affected Reporting Party and to notify the Commission of such authorization. The Depositor (or any Other Depositor) and the applicable Affected Reporting Party shall cooperate and coordinate with one another with respect to any requests made to the Commission for extension of time for submitting a response or compliance. All respective reasonable out-of-pocket costs and expenses incurred by the Depositor or any Other Depositor (including reasonable legal fees and expenses of outside counsel to the Depositor or any Other Depositor, as the case may be) in connection with the foregoing (other than those costs and expenses required to be at the Depositor’s or any Other Depositor’s expense as set forth above) and any amendments to any reports filed with the Commission related to the foregoing shall be promptly paid by the applicable Affected Reporting Party upon receipt of an itemized invoice from the Depositor or any Other Depositor, as the case may be. Each of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Custodian and the Trustee shall use commercially reasonable efforts to cause any Servicing Function Participant or Additional Servicer retained by it to comply with the foregoing by inclusion of similar provisions (or by inclusion of a reference to, and an obligation to comply with, this paragraph) in the related sub-servicing or similar agreement.

The Master Servicer, the Special Servicer, the Operating Advisor, the Custodian, the Trustee and the Certificate Administrator shall cause each Servicing Function Participant of such party that is not a Mortgage Loan Seller Sub-Servicer (and with respect to any Servicing Function Participant of such party that is a Mortgage Loan Seller Sub-Servicer, shall use commercially reasonable efforts to cause such Servicing Function Participant) to indemnify and hold harmless each Certification Party, the Depositor, each Other Depositor, any employee, director or officer of the Depositor or any Other Depositor, and each other person, if any, who controls the Depositor or any Other Depositor within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and any other costs, fees and expenses (including without limitation reasonable attorneys’ fees and expenses related to the enforcement of such indemnity and the costs of investigation, legal defense and any amounts paid in settlement of any claim or litigation) incurred by such indemnified party arising out of (i) a breach of its obligations to provide any of the annual compliance statements or annual servicing criteria compliance reports or attestation reports pursuant to the applicable sub-servicing or primary servicing agreement, (ii) negligence, bad faith or willful misconduct on its part in the performance of such obligations, (iii) other than in the case of the Operating Advisor, any failure by such Servicer (as defined in Section 10.02(b)) to identify a Servicing Function Participant pursuant to Section 10.02(c), or (iv) any Deficient Exchange Act Deliverable with respect to such Servicing Function Participant.

If the indemnification provided for in, or contemplated by, any of the preceding paragraphs of this Section 10.12 is unavailable or insufficient to hold harmless any Certification Party, the Depositor, any Other Depositor, any employee, director or officer of the Depositor or any Other Depositor, or any other person who controls the Depositor or any Other Depositor within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, then the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator, the Trustee, the Additional Servicer or other Servicing Function Participant (the “Performing Party”) shall contribute to the amount paid or payable to the indemnified party as a result of the losses, claims, damages or liabilities of the indemnified party in such proportion as is appropriate to reflect the relative fault of the indemnified party on the one hand and the Performing Party on the other in connection with a breach of the Performing Party’s obligations pursuant to this Article X (or breach of its obligations under the applicable sub-servicing or primary servicing agreement to provide any of the annual compliance statements or annual servicing criteria compliance reports or attestation reports) or the Performing Party’s negligence, bad faith or willful misconduct in connection therewith. The Master Servicer, the Special Servicer, the Operating Advisor, the Trustee and the Certificate Administrator shall cause each Servicing Function Participant of such party that is not a Mortgage Loan Seller Sub-Servicer (and with respect to any Servicing Function Participant of such party that is a Mortgage Loan Seller Sub-Servicer, shall use commercially reasonable efforts to cause such Servicing Function Participant) to agree to the foregoing indemnification and contribution obligations. This Section 10.12 shall survive the termination of this Agreement or the earlier resignation or removal of the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Trustee or the Certificate Administrator.

Section 10.13 Amendments. This Article X may be amended by the parties hereto pursuant to Section 12.07 of this Agreement for purposes of complying with Regulation AB, the Act or the Exchange Act and/or to conform to standards developed within the commercial mortgage-backed securities market and the Sarbanes-Oxley Act or for purposes of designating the Certifying Person without any Opinions of Counsel, Officer’s Certificates, Rating Agency Confirmations or the consent of any Certificateholder, notwithstanding anything to the contrary contained in this Agreement.

Section 10.14 Regulation AB Notices. With respect to any notice required to be delivered by the Certificate Administrator to the Depositor pursuant to this Article X, the Certificate Administrator may deliver such notice, notwithstanding any contrary provision in this Agreement, via facsimile and electronic mail to Citigroup Commercial Mortgage Securities Inc., 388 Greenwich Street, 6th Floor, New York, New York 10013, Attention: Richard Simpson, telecopy number: (646) 328-2943, e-mail: richard.simpson@citi.com, with a copy to Citigroup Commercial Mortgage Securities Inc., 390 Greenwich Street, 5th Floor, New York, New York 10013, Attention: Raul Orozco, telecopy number: (347) 394-0898, e-mail: raul.d.orozco@citi.com, and with a copy to Citigroup Commercial Mortgage Securities Inc.,

388 Greenwich Street, 17th Floor, New York, New York 10013, Attention: Ryan M. O’Connor, telecopy number: (646) 862-8988, e-mail: ryan.m.oconnor@citi.com, or to such other address(es), facsimile numbers and/or electronic mail addresses as may be designated by the Depositor.

Section 10.15 Termination of the Certificate Administrator. Notwithstanding anything to the contrary contained in this Agreement, the Depositor may terminate the Certificate Administrator upon five (5) Business Days’ notice if the Certificate Administrator fails to comply with any of its obligations under this Article X; provided that (a) such termination shall not be effective until a successor Certificate Administrator shall have accepted the appointment, (b) the Certificate Administrator may not be terminated if (i) it cannot perform its obligations due to its failure to properly prepare or file on a timely basis, on behalf of the Trust, any Form 8-K, Form 10-K, Form 10-D or Form ABS-EE or any amendments to such forms or any Form 12b-25 where such failure results from the Certificate Administrator’s inability or failure to receive, within the exact time frames set forth in this Agreement any information, approval, direction or signature from any other party hereto needed to prepare, arrange for execution or file any such Form 8-K, Form 10-K, Form 10-D or Form ABS-EE or any amendments to such forms or any Form 12b-25 not resulting from its own negligence, bad faith or willful misconduct, or (ii) following the Certificate Administrator’s failure to comply with any of such obligations under this Article X on or prior to the dates by which such obligations are to be performed pursuant to, and as set forth in, such Sections, the Certificate Administrator subsequently complies with such obligations before the Depositor gives written notice to it that it is terminated in accordance with this Section 10.15, and (c) if the Certificate Administrator’s failure to comply does not cause it to fail in its obligations to timely file, on behalf of the Trust, the related Form 8-K, Form 10-D, Form ABS-EE or Form 10-K, as the case may be, by the related deadline for filing such Form 8-K, Form 10-D, Form ABS-EE or Form 10-K, then the Depositor shall cease to have the right to terminate the Certificate Administrator under this Section 10.15 on the date on which such Form 8-K, Form 10-D, Form ABS-EE or Form 10-K is so filed.

Section 10.16 Termination of the Master Servicer or the Special Servicer. Notwithstanding anything to the contrary contained in this Agreement, the Depositor may terminate the Master Servicer or the Special Servicer upon five (5) Business Days’ notice if the Master Servicer or the Special Servicer, as applicable, fails to comply with any of its respective obligations under this Article X; provided that such termination shall not be effective until a successor master servicer or special servicer, as applicable, shall have accepted the appointment.

Section 10.17 Termination of Sub-Servicing Agreements. For so long as the Trust or any Other Securitization Trust is subject to the reporting requirements of the Exchange Act, each of the Master Servicer, the Special Servicer, the Custodian, the Certificate Administrator and the Trustee, as applicable, shall (i) cause each Sub-Servicing Agreement (with respect to the Master Servicer or the Special Servicer) or sub-servicing agreement (with respect to any other Servicer) to which it is a party to entitle the Depositor to terminate such agreement (without compensation, termination fee or the consent of any other Person) at any time following any failure of the applicable Sub-Servicer or sub-servicer, as applicable, to deliver any Exchange Act reporting items that such Sub-Servicer or sub-servicer, as applicable, is required to deliver under Regulation AB or as otherwise contemplated by this Article X and (ii) promptly notify the Depositor following any failure of the applicable Sub-Servicer or sub-servicer, as applicable, to deliver any Exchange Act reporting items that such Sub-Servicer or sub-servicer, as applicable, is required to deliver under Regulation AB or as otherwise contemplated by this Article X. The Depositor is hereby authorized to exercise the rights described in clause (i) of the preceding sentence in its sole discretion. The rights of the Depositor to terminate a Sub-Servicing Agreement (with respect to the Master Servicer or the Special Servicer) or sub-servicing agreement (with respect to any other Servicer) as aforesaid shall not limit any right Master Servicer, the Special Servicer, the Custodian, the Certificate Administrator or the Trustee, as applicable, may have to terminate such Sub-Servicing Agreement or sub-servicing agreement, as applicable.

Section 10.18 Notification Requirements and Deliveries in Connection With Securitization of a Serviced Companion Loan.

(a)       Any other provision of this Article X to the contrary notwithstanding, including, without limitation, any deadlines for delivery set forth in this Article X, in connection with the requirements contained in this Article X that provide for the delivery of information and other items to, and the cooperation with, the Other Depositor and Other Exchange Act Reporting Party of any Other Securitization Trust that includes a Serviced Companion Loan, no party hereunder shall be obligated to provide any such items to or cooperate with such Other Depositor or Other Exchange Act Reporting Party until the Other Depositor or Other Exchange Act Reporting Party of such Other Securitization Trust has provided each party hereto with not less than 30 days written notice (or, in each case, such shorter period as required for such Other Depositor or Other Exchange Act Reporting Party to comply with related filing obligations, provided that (i) such Other Depositor or Other Exchange Act Reporting Party, as applicable, has provided written notice as soon as reasonably practicable and, concurrently with such written notice, obtained verbal confirmation of receipt of such written notice, in each case, in accordance with Section 12.04 of this Agreement and (ii) such period shall not be less than 3 Business Days) (which shall only be required to be delivered once), (i) setting forth the contact information for such Person(s) and, except as regards the deliveries and cooperation contemplated by Section 10.08, Section 10.09 and Section 10.10 of this Agreement, stating that such Other Securitization Trust is subject to the reporting requirements of the Exchange Act, and (ii) specifying in reasonable detail the information and other items not otherwise specified in this Agreement that are requested to be delivered; provided that if Exchange Act reporting is being requested, such Other Depositor or Other Exchange Act Reporting Party is only required to provide a single written notice to such effect; provided further, that this notice requirement does not apply to any Serviced Companion Loan that is included in any Other Securitization as of the Closing Date. Any reasonable cost and expense of the Master Servicer, Special Servicer, Operating Advisor, the Asset Representations Reviewer, Custodian, Trustee and Certificate Administrator in cooperating with such Other Depositor or Other Exchange Act Reporting Party of such Other Securitization Trust (above and beyond their expressed duties hereunder) shall be the responsibility of such Other Depositor or Other Securitization Trust. The parties hereto shall have the right to confirm in good faith with the Other Depositor of such Other Securitization Trust as to whether applicable law requires the delivery of the items identified in this Article X to such Other Depositor and Other Exchange Act Reporting Party of such Other Securitization Trust prior to providing any of the reports or other information required to be delivered under this Article X in connection therewith and (i) upon such confirmation, the parties shall comply with the deadlines for delivery set forth in this Article X with respect to such Other Securitization Trust or (ii) in the absence of such confirmation, the parties shall not be required to deliver such items; provided that no such confirmation will be required in connection with any delivery of the items contemplated by Section 10.08, Section 10.09 and Section 10.10 of this Agreement. Such confirmation shall be deemed given if the Other Depositor or Other Exchange Act Reporting Party for the Other Securitization Trust provides a written statement to the effect that the Other Securitization Trust is subject to the reporting requirements of the Exchange Act and the appropriate party hereto receives such written statement. The parties hereunder shall also have the right to require that such Other Depositor provide them with the contact details of such Other Depositor, Other Exchange Act Reporting Party and any other parties to the Other Pooling and Servicing Agreement relating to such Other Securitization Trust.

(b)       Each of the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee shall, upon reasonable prior written request given in accordance with the terms of Section 10.18(a) above, and subject to a right of the Master Servicer, Special Servicer, the Certificate Administrator or Trustee, as the case may be, to review and approve such disclosure materials, permit a holder of a related Serviced Companion Loan to use such party’s description contained in the Prospectus (updated as appropriate by the Master Servicer, the Special Servicer, Certificate Administrator or Trustee, as applicable, at the reasonable cost of the holder of such Serviced Companion Loan) for inclusion in the disclosure materials relating to any securitization of a Serviced Companion Loan.

(c)       The Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee, upon reasonable prior written request given in accordance with the terms of Section 10.18(a) above, shall each timely provide (to the extent the reasonable cost thereof is paid or caused to be paid by the holder of the related Serviced Companion Loan) to the Other Depositor and any underwriters with respect to any securitization transaction that includes a Serviced Companion Loan such opinion(s) of counsel, certifications and/or indemnification agreement(s) with respect to the updated description referred to in Section 10.18(b) with respect to such party, substantially identical to those, if any, delivered by the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator, as the case may be, or their respective counsel, in connection with the information concerning such party in the Prospectus and/or any other disclosure materials relating to this Trust (updated as deemed appropriate by the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator, or their respective legal counsel, as the case may be). None of the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator shall be obligated to deliver any such item with respect to the securitization of a Serviced Companion Loan if it did not deliver a corresponding item with respect to this Trust.

(d)       Each of the Master Servicer, the Special Servicer, the Trustee and the Certificate Administrator, upon reasonable prior written request given in accordance with the terms of Section 10.18(a) above, shall provide (to the extent the reasonable cost thereof is paid or caused to be paid by the applicable party set forth below in this Section 10.18(d)) to the Other Depositor and the trustee under the Other Pooling and Servicing Agreement related to any Other Securitization Trust the following: (i) any information (including, but not limited to, disclosure information) required for such Other Securitization Trust to comply in a timely manner with applicable filing requirements under Items 1.01 and 6.02 of Form 8-K and (ii) such opinion(s) of counsel, certifications and/or indemnification agreement(s) with respect to such information that are substantially similar to those delivered by the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator, as the case may be, or their respective counsel, in connection with the information concerning such party in the Prospectus and/or any other disclosure materials relating to this Trust.

In the case of a Form 8-K that is filed by or on behalf of an Other Securitization Trust in connection with the closing of this Series 2019-B12 securitization transaction, the reasonable cost of the information, opinion(s) of counsel, certifications and indemnification agreement(s) provided by or on behalf of the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as the case may be, pursuant to this Section 10.18(d) shall be paid or caused to be paid by the applicable Serviced Companion Loan Holder that transferred the related Serviced Companion Loan to the related Other Depositor for inclusion in such Other Securitization Trust.

In the case of a Form 8-K that is filed by or on behalf of an Other Securitization Trust as a result of the termination, removal, resignation or any other replacement of the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator under this Agreement, the reasonable cost of the information, opinion(s) of counsel, certifications and indemnification agreement(s) provided by or on behalf of the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as the case may be, pursuant to this Section 10.18(d) shall be paid or caused to be paid by the same party or parties required to pay the costs and expenses relating to such termination, removal, resignation or other replacement pursuant to this Agreement.

Section 10.19 Termination of Exchange Act Filings With Respect to the Trust. On or prior to January 30th of the first year in which the Depositor shall provide notice to the Certificate Administrator of its ability under applicable law, to suspend its Exchange Act filings with respect to the Trust, the Certificate Administrator shall prepare and file a Form 15 Suspension Notification relating to the suspension of reporting in respect of the Trust under the Exchange Act or any other form necessary to be filed with the Commission to suspend such reporting obligations. With respect to any reporting period occurring after the filing of such form, the obligations of the parties to this Agreement under Section 10.04, Section 10.05, Section 10.06 and Section 10.07, solely insofar as they relate to the Trust, shall be suspended. The Certificate Administrator shall provide prompt notice to the Mortgage Loan Sellers and all other parties hereto that such form has been filed. If, after the filing of a Form 15 Suspension Notification or other applicable form, the Depositor shall provide notice to the Certificate Administrator that it is required to resume its Exchange Act filings with respect to the Trust, the Certificate Administrator shall recommence preparing and filing reports on Forms 10-K, 10-D, ABS-EE and 8-K with respect to the Trust as required pursuant to Section 10.04, Section 10.05, Section 10.06 and Section 10.07, and all parties’ obligations under this Article X shall recommence.

Article XI

ASSET REVIEW PROVISIONS

Section 11.01 Asset Review.

(a)       On or prior to each Distribution Date, based on the CREFC® Delinquent Loan Status Report and/or the CREFC® Loan Periodic Update File delivered by the Master Servicer for such Distribution Date, the Certificate Administrator shall determine if an Asset Review Trigger has occurred during the related Collection Period. If an Asset Review Trigger is determined to have occurred, the Certificate Administrator shall promptly provide notice to the Asset Representations Reviewer, the Master Servicer, the Special Servicer and all Pooled Certificateholders. Any notice required to be delivered to the Pooled Certificateholders pursuant to this Article XI shall be delivered by the Certificate Administrator (i) by posting such notice on the Certificate Administrator’s Website and (ii) by mailing such notice to the Pooled Certificateholders’ addresses appearing in the Certificate Register in the case of Definitive Certificates and by delivering such notice via the Depository in the case of Book-Entry Certificates. The Certificate Administrator shall include in the Form 10-D relating to the Collection Period in which the Asset Review Trigger occurred, notice of its determination together with the following statement describing the events that caused the Asset Review Trigger to occur: “As of the [Date of Distribution], the following Mortgage Loans identified below are 60 or more days delinquent and an Asset Review Trigger as defined in the Pooling and Servicing Agreement has occurred.” On each Distribution Date occurring after providing such notice to Pooled Certificateholders, the Certificate Administrator, based on information provided to it by the Master Servicer and/or the Special Servicer, as applicable, shall determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) whether an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver such information in a written notice (which may be via email) in the form of Exhibit LL within two (2) Business Days of such determination to the Master Servicer, the Special Servicer, the Operating Advisor and the Asset Representations Reviewer.

If Pooled Certificateholders evidencing not less than 5% of the Pooled Voting Rights of the Certificates deliver to the Certificate Administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), then the Certificate Administrator shall promptly provide written notice thereof to the Asset Representations Reviewer and to all Pooled Certificateholders and conduct a solicitation of votes in accordance with Section 5.12 regarding whether to authorize an Asset Review. In the event there is an affirmative vote to authorize an Asset Review by Holders of Pooled Certificates evidencing at least a majority of an Asset Review Quorum within 150 days of receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the Certificate Administrator shall promptly provide written notice thereof (the “Asset Review Notice”) to all parties to this Agreement, the Underwriters, the Mortgage Loan Sellers, the Directing Holder, the Risk Retention Consultation Parties and the Pooled Certificateholders (such notice to Pooled Certificateholders to be effected by posting such notice on the Certificate Administrator’s Website and by mailing such notice to the Certificateholders’ addresses appearing in the Certificate Register in the case of Definitive Certificates and by delivering such notice via the Depository in the case of Book-Entry Certificates). Upon receipt of an Asset Review Notice, the Asset Representations Reviewer shall request access to the Secure Data Room by providing the Certificate Administrator with a certification substantially in the form attached hereto as Exhibit KK. Upon receipt of such certification, the Certificate Administrator shall grant the Asset Representations Reviewer access to the Secure Data Room. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the Asset Representations Reviewer will not be required to review any Delinquent Loan unless and until (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the Certificate Administrator has received an Asset Review Vote Election within 90 days after the filing of a Form 10-D reporting the occurrence of the events described in clauses (A) and (B) in this sentence and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) in this sentence. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the Certificate Administrator in connection with administering such vote will be paid as an expense of the Trust from the Collection Account. The Certificate Administrator shall be entitled to administer any vote in connection with the foregoing through an agent. For the avoidance of doubt, the Asset Representations Reviewer shall not perform any Asset Review with respect to either Trust Subordinate Companion Loan at any time.

(b)       (i)           Upon receipt from the Certificate Administrator of an Asset Review Notice with respect to a Delinquent Mortgage Loan, the Custodian (with respect to clauses (1) – (5) below for all of the Mortgage Loans), the Master Servicer (with respect to clause (6) below for Non-Specially Serviced Loans) and the Special Servicer (with respect to clause (6) below for Specially Serviced Loans) shall promptly (but (except with respect to clause (6)) in no event later than ten (10) Business Days after receipt of such notice from the Certificate Administrator) provide, in electronic format, the following materials for such Delinquent Loan, in each case to the extent in such party’s possession, to the Asset Representations Reviewer (collectively, with the Diligence Files posted on the Secure Data Room by the Certificate Administrator pursuant to Section 4.09, a copy of the Prospectus, a copy of each related Mortgage Loan Purchase Agreement and a copy of this Agreement, the “Review Materials”):

(A)       a copy of an assignment of the Mortgage in favor of the Trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(B)       a copy of an assignment of any related Assignment of Leases (if such item is a document separate from the Mortgage) in favor of the Trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(C)       a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (1) or (2) above;

(D)       a copy of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(E)       a copy of an assignment in favor of the Trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review; and

(F)       any other related documents that are required to be part of the Review Materials and requested to be delivered by the Master Servicer (with respect to Non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans) to the Asset Representations Reviewer pursuant to clause (vii) below of this Section 11.01(b).

(ii)        Notwithstanding the foregoing, the Mortgage Loan Seller will not be required to deliver any information that is proprietary to the Mortgage Loan Seller or any draft documents, privileged or internal communications, credit underwriting or due diligence analysis.

(iii)       The Asset Representations Reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a Person that is not a party to this Agreement or the applicable Mortgage Loan Seller, and shall do so only if such information can be independently verified (without unreasonable effort or expense to the Asset Representations Reviewer) and is determined by the Asset Representations Reviewer in its good faith and sole discretion to be relevant to the Asset Review conducted pursuant to this Section 11.01 (any such information, “Unsolicited Information”).

(iv)       Upon receipt by the Asset Representations Reviewer of the Asset Review Notice and access to the Diligence Files posted to the Secure Data Room with respect to a Delinquent Loan, the Asset Representations Reviewer, as an independent contractor, shall commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). The Asset Representations Reviewer shall perform an Asset Review with respect to each representation and warranty made by the related Mortgage Loan Seller with respect to such Delinquent Loan in accordance with the Asset Review Standard and the procedures set forth on Exhibit JJ (each such procedure, a “Test”). Once an Asset Review of a Mortgage

Loan is completed, no further Asset Review shall be required in respect of, or performed on, such Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or again become a Delinquent Loan at a time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such new Asset Review Trigger.

(v)        No Certificateholder shall have the right to change the scope of the Asset Review, and the Asset Representations Reviewer shall not be required to review any information other than (1) the Review Materials and (2) if applicable, Unsolicited Information.

(vi)       The Asset Representations Reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

(vii)       In connection with an Asset Review, the Asset Representations Reviewer shall comply with the following procedures with respect to each Delinquent Loan:

(A)       Within 10 Business Days after the date on which the Review Materials identified in clauses (i) through (v) of the definition of “Review Materials” have been received by the Asset Representations Reviewer with respect to such Delinquent Loan or in any event within 15 days after the date on which access to the Secure Data Room is provided to the Asset Representations Reviewer by the Certificate Administrator, in the event that the Asset Representations Reviewer reasonably determines that any Review Materials made available or delivered to the Asset Representations Reviewer are missing any documents required to complete any Test for such Delinquent Loan, the Asset Representations Reviewer shall promptly notify the Master Servicer (with respect to Non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans), as applicable, of such missing documents, and request that the Master Servicer or the Special Servicer, as applicable, promptly (but in no event later than 10 Business Days after receipt of notification from the Asset Representations Reviewer) deliver to the Asset Representations Reviewer such missing documents in its possession; provided that any such notification and/or request shall be in writing, specifically identifying the documents being requested and sent to the notice address for the related party set forth in Section 12.04 of this Agreement. In the event any missing documents are not provided by the Master Servicer or the Special Servicer, as applicable, within such 10-Business Day period, the Asset Representations Reviewer shall request such documents from the related Mortgage Loan Seller; provided that the Mortgage Loan Seller will be required under the related Mortgage Loan Purchase Agreement to deliver any such missing documents only to the extent such documents are in the possession of the Mortgage Loan Seller; and provided, further, that the Mortgage Loan Seller will not be required to provide any documents that are proprietary to the related originator or the Mortgage Loan Seller or any draft documents, privileged or internal communications, credit underwriting or due diligence analysis.

(B)       Following the events in clause (A) above, and within 45 days after the date on which access to the Secure Data Room is provided to the Asset Representations Reviewer by the Certificate Administrator, the Asset Representations Reviewer shall prepare a preliminary report with respect to such Delinquent Loan setting forth (i) the preliminary results of the application of the Tests, (ii) if applicable, whether the Review Materials for such Delinquent Loan are insufficient to complete any Test, (iii) a list of any applicable missing documents together with the reasons why such missing documents are necessary to complete any Test, and (iv) (if the Asset Representations Reviewer has so concluded) whether the absence of such documents will be deemed to be a failure of such Test (collectively, the “Preliminary Asset Review Report”). The Asset Representations Reviewer shall provide each Preliminary Asset Review Report to the Master Servicer (with respect to Non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans), who shall promptly, but in no event later than 10 Business Days of receipt thereof, provide the Preliminary Asset Review Report to the applicable Mortgage Loan Seller. The Asset Representations Reviewer shall include the following statement in the related correspondence when providing each Preliminary Asset Review Report to the Master Servicer (with respect to Non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans): “This is a Preliminary Asset Review Report regarding an Asset Review under Section 11.01 of the Pooling and Servicing Agreement relating to the Benchmark 2019-B12 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B12, requiring action by you as the recipient of such Preliminary Asset Review Report. You are required to deliver the Preliminary Asset Review Report to the applicable Mortgage Loan Seller no later than 10 Business Days after receipt of the Preliminary Asset Review Report.” If the Preliminary Asset Review Report indicates that any of the representations and warranties fails or is deemed to fail any Test, the applicable Mortgage Loan Seller shall have 90 days from its receipt of the Preliminary Asset Review Report (the “Cure/Contest Period”) to remedy or otherwise refute the failure. The applicable Mortgage Loan Seller will be required under the related Mortgage Loan Purchase Agreement to provide any documents or any explanations to support (i) a conclusion that a subject representation and warranty has not failed a Test or (ii) a claim that any missing documents in the Review Materials are not required to complete a Test, in any such case to the Master Servicer (with respect to Non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans), and the Master Servicer or the Special Servicer, as applicable, shall promptly, but in no event later than ten (10) Business Days after receipt from the applicable Mortgage Loan Seller, deliver to the Asset Representations Reviewer any such documents or explanations received from the applicable Mortgage Loan Seller given to support a claim that the representation and warranty has not failed a Test or a claim that any missing documents in the Review Materials are not required to complete a Test.

(C)       Within the later of (x) 60 days after the date on which access to the Secure Data Room is provided to the Asset Representations Reviewer by the Certificate Administrator, and (y) 10 Business Days after the expiration of the Cure/Contest Period, the Asset Representations Reviewer shall complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report, substantially in the form attached hereto as Exhibit HH, setting forth the Asset Representations Reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review, together with a statement that the Asset Representations Reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”), to each party to this Agreement, the related Mortgage Loan Seller and the Controlling Class Representative (if such Delinquent Loan is not an Excluded Mortgage Loan), and (ii) a summary of the Asset Representations Reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) , substantially in the form attached hereto as Exhibit II, to the Trustee and Certificate Administrator (who shall include such Asset Review Report Summary in the Form 10-D relating to the Collection Period in which such Asset Review Report Summary is received and post such Asset Review Report Summary on the Certificate Administrator’s Website in accordance with Section 10.04(e)). The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to this Agreement and the applicable Mortgage Loan Seller(s), if the Asset Representations Reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Delinquent Loan(s) and/or the Mortgaged Property or Mortgaged Properties. In addition, in the event that the Asset Representations Reviewer does not receive any documentation that it requested from the Master Servicer (with respect to Performing Serviced Loans), the Special Servicer (with respect to Specially Serviced Loans) or the applicable Mortgage Loan Seller in sufficient time to allow the Asset Representations Reviewer to complete its Asset Review and deliver an Asset Review Report, the Asset Representations Reviewer shall prepare the Asset Review Report solely based on the documents received by the Asset Representations Reviewer with respect to the related Delinquent Loan, and the Asset Representations Reviewer shall have no responsibility to independently obtain any such documents from any party to this or otherwise.

(viii)     Within thirty (30) days after receipt of an Asset Review Report with respect to any Mortgage Loan, the Enforcing Servicer shall determine, based on the Servicing Standard, whether there exists a Material Defect with respect to such

Mortgage Loan. If the Enforcing Servicer determines that a Material Defect exists, the Enforcing Servicer shall enforce the obligations of the related Mortgage Loan Seller with respect to such Material Defect in accordance with Section 2.03(a).

(ix)       In no event may the Asset Representations Reviewer determine whether any Test failure constitutes a Material Defect, or whether the Trust should enforce any rights it may have against the applicable Mortgage Loan Seller, which, in each case, shall be the responsibility of the Enforcing Servicer pursuant to Section 2.03(a) or Section 11.01(b)(viii) of this Agreement.

(c)       The Asset Representations Reviewer and its Affiliates shall keep confidential any Privileged Information received from any party to this Agreement or any Sponsor (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any Person (including Certificateholders), other than (1) to the extent expressly required by this Agreement in an Asset Review Report or otherwise, to the other parties to this Agreement with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to this Agreement that receives Privileged Information from the Asset Representations Reviewer with a notice stating that such information is Privileged Information shall not disclose such Privileged Information to any Person without the prior written consent of the Special Servicer other than pursuant to a Privileged Information Exception. In addition, the Asset Representations Reviewer shall keep all documents and information received by the Asset Representations Reviewer in connection with an Asset Review that are provided by the applicable Mortgage Loan Seller, the Master Servicer and the Special Servicer confidential and shall not disclose such documents except for purposes of complying with its duties and obligations hereunder.

(d)       The Asset Representations Reviewer may delegate its duties to agents or subcontractors so long as the related agreements or arrangements with such agents or subcontractors are consistent with the provisions of this Section 11.01; provided that no agent or subcontractor may (i) be affiliated with any Mortgage Loan Seller, Master Servicer, Special Servicer, the Depositor, the Certificate Administrator, the Trustee, the Controlling Class Representative or any of their respective Affiliates or (ii) have been paid any fees, compensation or other remuneration by an Underwriter, Master Servicer, Special Servicer, the Depositor, the Certificate Administrator, the Trustee, the Controlling Class Representative or any of their respective Affiliates in connection with due diligence or other services with respect to any Mortgage Loan prior to the Closing Date. Notwithstanding the foregoing sentence, the Asset Representations Reviewer shall remain obligated and primarily liable for any Asset Review required hereunder in accordance with the provisions of this Agreement without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any Person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the Asset Representations Reviewer alone were performing its obligations under this Agreement. The Asset Representations Reviewer shall be entitled to enter into an agreement with any agent or subcontractor providing for indemnification of the Asset Representations Reviewer by such agent or subcontractor, and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

(e)       With respect to any Delinquent Loan that is an Outside Serviced Mortgage Loan, to the extent any documents required by the Asset Representations Reviewer to complete a Test are missing or have not been received from the related Mortgage Loan Seller, the Asset Representations Reviewer shall request such document(s) from the related Outside Servicer (if such Outside Serviced Mortgage Loan is being serviced by an Outside Servicer) or the related Outside Special Servicer (if such Outside Serviced Mortgage Loan is being serviced by an Outside Special Servicer), the related Outside Trustee and the related Outside Certificate Administrator (and, in each case, such other party as contemplated under the related Outside Servicing Agreement or related Co-Lender Agreement).

Section 11.02 Payment of Asset Representations Asset Review Fee and Expenses; Limitation of Liability.

(a)       As compensation for the performance of its routine duties, the Asset Representations Reviewer shall be paid as an ongoing fee (the “Asset Representations Reviewer Ongoing Fee”), payable monthly from amounts received in respect of each Mortgage Loan (including any Outside Serviced Mortgage Loan), and for any Distribution Date an amount accrued during the related Interest Accrual Period at 0.00026% per annum (the “Asset Representations Reviewer Ongoing Fee Rate”) on, in the case of the initial Distribution Date, the Cut-Off Date Balance of such Mortgage Loan and, in the case of any subsequent Distribution Date, the Stated Principal Balance of such Mortgage Loan as of the close of business on the Distribution Date in such Interest Accrual Period, and shall be calculated on the same interest accrual basis as such Mortgage Loan and prorated for any partial periods. The Asset Representations Reviewer Ongoing Fee shall be payable from amounts on deposit in the Collection Account as set forth in Section 3.06(a). For the avoidance of doubt, no Asset Representations Reviewer Ongoing Fee is payable with respect to either Trust Subordinate Companion Loan.

(b)       Upon the completion of an Asset Review with respect to each Delinquent Loan and receipt by the related Mortgage Loan Seller of a written invoice from the Asset Representations Reviewer, the related Mortgage Loan Seller is required under the related Mortgage Loan Purchase Agreement to pay to the Asset Representations Reviewer within forty-five (45) days after such written invoice a fee (the “Asset Representations Reviewer Asset Review Fee”) that is equal to: (i) $15,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance less than $20,000,000, (ii) $20,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance equal to or greater than $20,000,000 but less than $40,000,000 or (iii) $25,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance equal to or greater than $40,000,000. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan shall be paid by the related Mortgage Loan Seller; provided, however, that if (1) the related Mortgage Loan Seller is insolvent or (2) at any time after the outstanding Certificate Balances of the Control Eligible Certificates have been reduced to zero as a result of the allocation of Realized Losses to such Certificates, the related Mortgage Loan Seller fails to pay such amount within 90 days following receipt of the Asset Representations Reviewer’s invoice, then such fee shall be paid by the Trust Fund following delivery by the Asset Representations Reviewer of evidence reasonably satisfactory to the Special Servicer of such insolvency or failure to pay such amount; and provided, further, that notwithstanding any payment of such fee by the Trust to the Asset Representations Reviewer, such fee will remain an obligation of the related Mortgage Loan Seller, and the Special Servicer shall determine whether to pursue (and, if it determines to do so, shall pursue) remedies against such Mortgage Loan Seller or its insolvency estate to recover any such amounts to the extent paid by the Trust. If paid by the Trust Fund as described in the immediately preceding sentence, the Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan shall be payable from funds on deposit in the Collection Account as set forth in Section 3.06(a).

(c)        Notwithstanding the foregoing, the Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan shall be included in the Purchase Price for any such Delinquent Loan that was the subject of a completed Asset Review that is repurchased by a Mortgage Loan Seller, and such portion of the Purchase Price received shall be used to reimburse the Asset Representations Reviewer or the Trust, as the case may be, for such fees pursuant to Section 11.02(b).

(d)       The Asset Representations Reviewer shall be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement.

Section 11.03 Resignation of the Asset Representations Reviewer. The Asset Representations Reviewer may resign and be discharged from its obligations hereunder by giving written notice thereof to the other parties to this Agreement and each Rating Agency. In addition, the Asset Representations Reviewer shall at all times be an Eligible Asset Representations Reviewer, and shall resign if it fails to be an Eligible Asset Representations Reviewer (and such failure results in an Asset Representations Reviewer Termination Event) by giving written notice to the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor, the Certificate Administrator and the applicable Directing Holder. Upon such notice of resignation, the Depositor shall promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the Asset Representations Reviewer will be effective until a successor Asset Representations Reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor Asset Representations Reviewer shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Asset Representations Reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The Asset Representations Reviewer shall bear all costs and expenses of each party hereto and each Rating Agency in connection with its resignation and the transfer of its duties.

Section 11.04 Restrictions of the Asset Representations Reviewer. Neither the Asset Representations Reviewer nor any of its Affiliates shall make any investment in any Class of Certificates; provided, however, that such prohibition shall not apply to (i) riskless principal transactions effected by a broker dealer Affiliate of the Asset Representations Reviewer or

(ii) investments by an Affiliate of the Asset Representations Reviewer if the Asset Representations Reviewer and such Affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the Asset Representations Reviewer under this Agreement from personnel involved in such Affiliate’s investment activities and (B) prevent such Affiliate and its personnel from gaining access to information regarding the Trust and the Asset Representations Reviewer and its personnel from gaining access to such Affiliate’s information regarding its investment activities.

Section 11.05 Termination of the Asset Representations Reviewer.

(a)       An “Asset Representations Reviewer Termination Event” means any one of the following events whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)         any failure by the Asset Representations Reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under this Agreement, which failure shall continue unremedied for a period of thirty (30) days after the date on which written notice of such failure is given to the Asset Representations Reviewer by the Trustee or to the Asset Representations Reviewer and the Trustee by the Holders of Pooled Certificates having greater than 25% of the Pooled Voting Rights; provided, however, that with respect to any such failure which is not curable within such 30-day period, the Asset Representations Reviewer will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the Trustee and the Certificate Administrator with an Officer’s Certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(ii)        any failure by the Asset Representations Reviewer to perform its obligations hereunder in accordance with the Asset Review Standard in any material respect, which failure shall continue unremedied for a period of thirty (30) days after the date written notice of such failure is given to the Asset Representations Reviewer by any party to this Agreement;

(iii)       any failure by the Asset Representations Reviewer to be an Eligible Asset Representations Reviewer, which failure shall continue unremedied for a period of thirty (30) days;

(iv)       a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Asset Representations Reviewer, and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days;

(v)        the Asset Representations Reviewer shall consent to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the Asset Representations Reviewer or of or relating to all or substantially all of its property; or

(vi)       the Asset Representations Reviewer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

Upon receipt by the Certificate Administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the Certificate Administrator shall promptly provide written notice to all Certificateholders (and simultaneously deliver such written notice to the Asset Representations Reviewer) in accordance with the notice distribution procedures described in Section 11.01(a), unless the Certificate Administrator has received written notice that such Asset Representations Reviewer Termination Event has been remedied. If an Asset Representations Reviewer Termination Event shall occur then, and in each and every such case, so long as such Asset Representations Reviewer Termination Event shall not have been remedied, either the Trustee (i) may or (ii) upon the written direction of Holders of Pooled Certificates evidencing not less than 25% of the Pooled Voting Rights (without regard to the application of any Appraisal Reduction Amounts), shall, terminate all of the rights and obligations of the Asset Representations Reviewer under this Agreement, other than rights and obligations accrued prior to such termination (including the right to receive all amounts accrued and owing to it under this Agreement) and other than indemnification rights (arising out of events occurring prior to such termination), by notice in writing to the Asset Representations Reviewer. The Asset Representations Reviewer is required to bear all reasonable costs and expenses of itself and of each other party to this Agreement in connection with its termination due to an Asset Representations Reviewer Termination Event. Notwithstanding anything herein to the contrary, the Depositor and each Mortgage Loan Seller shall have the right, but not the obligation, to notify the Certificate Administrator and the Trustee of any Asset Representations Reviewer Termination Event of which it becomes aware.

(b)       Upon (i) the written direction of Holders of Pooled Certificates evidencing not less than 25% of the Pooled Voting Rights (without regard to the application of any Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer and (ii) payment by such Holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator shall promptly provide written notice of such requested vote to the Asset Representations Reviewer and to all Pooled Certificateholders by (i) posting such notice on the Certificate Administrator’s Website, and (ii) mailing such notice to all Pooled Certificateholders at their addresses appearing in the Certificate Register and to the Asset Representations Reviewer. Upon the affirmative vote of the Holders of Pooled Certificates evidencing at least 75% of the Pooled Voting Rights allocable to the Pooled Certificates of those Holders that exercise their right to vote (provided that Holders representing the applicable Certificateholder Quorum exercise their right to vote within 180 days of the initial request for a vote (which, for the avoidance of doubt, is the date on which the aforementioned notice was mailed to the Certificateholders)), the Trustee shall terminate all of the rights and obligations of the Asset Representations Reviewer under this Agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights arising out of events occurring prior to such termination) by notice in writing to the Asset Representations Reviewer and appoint the proposed successor. As between the Asset Representations Reviewer, on the one hand, and the Pooled Certificateholders, on the other, the Pooled Certificateholders shall be entitled in their sole discretion to vote for the termination or not vote for the termination of the Asset Representations Reviewer. In the event that Holders of the required Pooled Certificates elect to remove the Asset Representations Reviewer without cause and appoint a successor, the successor asset representations reviewer shall be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

(c)       On or after the receipt by the Asset Representations Reviewer of written notice of termination, subject to this Section 11.05, all of its authority and power under this Agreement shall be terminated and, without limitation, the terminated Asset Representations Reviewer shall execute any and all documents and other instruments, and do or accomplish all other acts or things reasonably necessary or appropriate to effect the purposes of such notice of termination. As soon as practicable, but in no event later than 30 days after (1) the Asset Representations Reviewer resigns pursuant to Section 11.03 of this Agreement or (2) the Trustee delivers such written notice of termination to the Asset Representations Reviewer, the Depositor (in the case of a resignation of the Asset Representations Reviewer pursuant to Section 11.03) or the Trustee (in the case of a termination of the Asset Representations Reviewer pursuant to Section 11.05(b)), as applicable, shall appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The Trustee shall provide written notice of the appointment of an Asset Representations Reviewer to the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Directing Holder and each Pooled Certificateholder within one Business Day of such appointment. Notwithstanding the foregoing, if the Trustee is unable to find a successor asset representations reviewer within thirty (30) days of the termination of the Asset Representations Reviewer, the Depositor shall be permitted, but not obligated, to find a replacement. The Trustee shall not be liable for any failure to identify and appoint a successor asset representations reviewer so long as the Trustee uses commercially reasonable efforts to conduct a search for a successor asset representations reviewer and such failure is not a result of the Trustee’s negligence, bad faith or willful misconduct in the performance of its obligations hereunder.

The Asset Representations Reviewer shall at all times be an Eligible Asset Representations Reviewer. If the Asset Representations Reviewer ceases to be an Eligible Asset Representations Reviewer, the Asset Representations Reviewer shall immediately notify the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor, the Certificate Administrator and the Directing Holder of such disqualification and, if an Asset Representations Reviewer Termination Event occurs as a result, immediately resign under

Section 11.03 of this Agreement, and a successor asset representations reviewer shall be appointed in accordance with Section 11.03.

(d)       Upon any termination of the Asset Representations Reviewer and appointment of a successor to the Asset Representations Reviewer, the Trustee shall, as soon as possible, give written notice thereof to the Special Servicer, the Master Servicer, the Certificate Administrator (who shall, as soon as possible, give written notice thereof to the Pooled Certificateholders), the Operating Advisor, the Mortgage Loan Sellers, the Depositor, each Rating Agency and, prior to the occurrence and continuance of a Consultation Termination Event, the Controlling Class Representative. In the event that the Asset Representations Reviewer is terminated, all of its rights and obligations under this Agreement shall terminate, other than any rights or obligations that accrued prior to the date of such termination (including the right to receive all amounts accrued and owing to it under this Agreement) and other than indemnification rights (arising out of events occurring prior to such termination).

Article XII

MISCELLANEOUS PROVISIONS

Section 12.01 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart of this Agreement.

Section 12.02 Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder shall have any right to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, any Mortgage Loan or Serviced Loan Combination, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of at least 25% of the Voting Rights of any Class of Certificates affected thereby shall have made written request upon the Trustee (with a copy to the Certificate Administrator) to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates of any Class shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Certificates of such Class. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 12.03 Governing Law. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

Section 12.04 Notices. Unless otherwise specifically provided in this Agreement, any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given if (a) personally delivered, (b) mailed by registered mail, postage prepaid (except for notices to the Trustee or the Certificate Administrator which shall be deemed to have been duly given only when received), (c) sent by nationally recognized express courier delivery service and received by the addressee, (d) transmitted by facsimile transmission (or any other type of electronic transmission agreed upon by the parties) and received by the addressee or (e) only with respect to any addressee of any party for which an electronic mail address is set forth below, sent by electronic mail (provided, however, any notice provided by electronic mail shall not be considered delivered until receipt of such electronic mail is confirmed by the addressee), to the applicable party at the following address(es), or as to each such Person such other address or e-mail address as may hereafter be furnished by such Person to the parties hereto in writing:

(i)         in the case of the Depositor:

Citigroup Commercial Mortgage Securities Inc.
388 Greenwich Street, 6th Floor
New York, New York 10013
Attention: Richard Simpson
Fax number: (646) 328-2943

with a copy to:

Citigroup Commercial Mortgage Securities Inc.
390 Greenwich Street, 5th Floor
New York, New York 10013
Attention: Raul Orozco
Fax number: (347) 394-0898

with a copy to:

Citigroup Commercial Mortgage Securities Inc.
388 Greenwich Street, 17th Floor
New York, New York 10013
Attention: Ryan M. O’Connor
Fax number: (646) 862-8988

with electronic copies e-mailed to:

Richard Simpson at richard.simpson@citi.com and
Ryan M. O’Connor at ryan.m.oconnor@citi.com

(ii)       in the case of the Master Servicer:

Midland Loan Services, a Division of PNC Bank, National Association,
10851 Mastin Street, Suite 700
Overland Park, Kansas 66210
Attention: Executive Vice President – Division Head
Fax number: 1-888-706-3565

with a copy to:

Stinson LLP
1201 Walnut Street, Suite 2900
Kansas City, Missouri 64106-2150
Attention: Kenda K. Tomes
Fax number: (816) 412-9338

and with respect to e-mail pursuant to this Agreement, at NoticeAdmin@midlandls.com (with a copy to AskMidland@midlandls.com, solely with respect to notices under Section 12.06 and Section 12.13 of this Agreement)

(iii)       in the case of the Special Servicer with respect to Mortgage Loans other than the Woodlands Mall Loan Combination and The Centre Loan Combination:

Midland Loan Services, a Division of PNC Bank, National Association,
10851 Mastin Street, Suite 700
Overland Park, Kansas 66210

Attention: Executive Vice President – Division Head
Fax number: 1-888-706-3565

with a copy to:

Stinson LLP
1201 Walnut Street, Suite 2900
Kansas City, Missouri 64106-2150
Attention: Kenda K. Tomes
Fax number: (816) 412-9338

and with respect to e-mail pursuant to this Agreement, at NoticeAdmin@midlandls.com (with a copy to AskMidland@midlandls.com, solely with respect to notices under Section 12.06 and Section 12.13)

(iv)       in the case of the Special Servicer with respect to the Woodlands Mall Loan Combination:

Pacific Life Insurance Company
700 Newport Center Drive
Newport Beach, CA 92660-6397
Attention: Chris Dallas, Vice President, Investment Counsel
Email: chris.dallas@pacificlife.com

(v)       in the case of the Special Servicer with respect to The Centre Loan Combination:

Trimont Real Estate Advisors, LLC
One Alliance Center
3500 Lenox Road NE, Suite G1
Atlanta, Georgia 30326
Attention: CMBS Special Servicing
With a copy to:
CMBSServicing@trimontrea.com and legaldepartment@trimontrea.com

(vi)       in the case of the Certificate Administrator:

Citibank, N.A.
388 Greenwich Street
New York, New York 10013
Attention: Citibank Agency & Trust - Benchmark 2019-B12
Fax number: (212) 816-5527

and with respect to e-mail pursuant to this Agreement, at ratingagencynotice@citi.com

(vii)      in the case of the Trustee:

Wilmington Trust, National Association
1100 North Market Street
Wilmington, Delaware 19890
Fax number: (302) 636-4140
Email: cmbstrustee@wilmingtontrust.com

(viii)     in the case of each of the Asset Representations Reviewer and the Operating Advisor:

Pentalpha Surveillance LLC
375 N. French Road, Suite 100
Amherst, New York 14228
Attention: Benchmark 2019-B12—Transaction Manager
With a copy sent via email to: notices@pentalphasurveillance.com
(with Benchmark 2019-B12 in the subject line)

with a copy to:

Bass, Berry & Sims PLC
150 Third Avenue South
Suite 2800
Nashville, Tennessee 37201
Email: jknight@bassberry.com

(ix)       in the case of the Rating Agencies:

S&P Global Ratings
55 Water Street, 41st Floor
New York, New York 10041
Attention: Commercial Mortgage Surveillance Manager
Email: cmbs_info_17g5@standardandpoors.com

Fitch Ratings, Inc.
33 Whitehall Street
New York, New York 10004
Attention: Commercial Mortgage Surveillance Group
Fax number: (212) 635-0295
E-mail: Info.cmbs@fitchratings.com

Morningstar Credit Ratings, LLC
4 World Trade Center, 48th Floor
150 Greenwich Street
New York, New York 10007
Attention: CMBS Surveillance – Group Head
E-mail: cmbsratings@morningstar.com

(x)       in the case of the Mortgage Loan Sellers:

Citi Real Estate Funding Inc.
388 Greenwich Street, 6th Floor
New York, New York 10013
Attention: Richard Simpson
Fax number: (646) 328-2943

with a copy to:

Citi Real Estate Funding Inc.
390 Greenwich Street, 5th Floor
New York, New York 10013
Attention: Raul Orozco
Fax number: (347) 394-0898

with a copy to:

Citi Real Estate Funding Inc.
388 Greenwich Street, 17th Floor
New York, New York 10013
Attention: Ryan M. O’Connor
Fax number: (646) 862-8988

with copies by electronic mail to:

Richard Simpson at richard.simpson@citi.com
Ryan M. O’Connor at ryan.m.oconnor@citi.com
and, in the case of each Rule 15Ga 1 Notice, cmbs.notice@citi.com

JPMorgan Chase Bank, National Association
383 Madison Avenue, 31st Floor
New York, New York 10179
Attention: Kunal K. Singh Email: US_CMBS_Notice@jpmorgan.com

German American Capital Corporation
60 Wall Street
New York, New York 10005
Attention: Lainie Kaye

with a copy by electronic mail to lainie.kaye@db.com and to cmbs.requests@db.com

(xi)       in the case of the Underwriters:

Citigroup Global Markets Inc.
388 Greenwich Street, 6th Floor
New York, New York 10013

Attention: Richard Simpson
Fax number: (646) 328-2943

with a copy to:

Citigroup Global Markets Inc.
390 Greenwich Street, 5th Floor
New York, New York 10013
Attention: Raul Orozco
Fax number: (347) 394-0898

with a copy to:

Citigroup Global Markets Inc.
388 Greenwich Street, 17th Floor
New York, New York 10013
Attention: Ryan M. O’Connor
Fax number: (646) 862-8988

with copies by electronic mail to:

Richard Simpson at richard.simpson@citi.com and
Ryan M. O’Connor at ryan.m.oconnor@citi.com

J.P. Morgan Securities LLC
383 Madison Avenue, 8th Floor
New York, New York 10179
Fax number: (212) 834-6754
Email: ABS_Synd@jpmorgan.com

with a copy to:

383 Madison Avenue, 32nd Floor
New York, New York 10179
Attention: Bianca A. Russo
Email: US_CMBS_Notice@jpmorgan.com

Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005
Attention: Lainie Kaye

with a copy by electronic mail to cmbs.requests@db.com

Academy Securities, Inc.
140 East 45th Street, 5th Floor
New York, New York 10004
Attention: Michael Boyd

with a copy by electronic mail to cmbs@academysecurities.inc

Drexel Hamilton, LLC
77 Water Street

New York, New York 10005

Attention: Alex Kim

(xii)       in the case of the Initial Purchasers:

Citigroup Global Markets Inc.
388 Greenwich Street, 6th Floor
New York, New York 10013
Attention: Richard Simpson
Fax number: (646) 328-2943

with a copy to:

Citigroup Global Markets Inc.
390 Greenwich Street, 5th Floor
New York, New York 10013
Attention: Raul Orozco
Fax number: (347) 394-0898

with a copy to:

Citigroup Global Markets Inc.
388 Greenwich Street, 17th Floor
New York, New York 10013
Attention: Ryan M. O’Connor
Fax number: (646) 862-8988

with copies by electronic mail to:

Richard Simpson at richard.simpson@citi.com and
Ryan M. O’Connor at ryan.m.oconnor@citi.com

J.P. Morgan Securities LLC
383 Madison Avenue, 8th Floor
New York, New York 10179
Fax number: (212) 834-6754
Email: ABS_Synd@jpmorgan.com

with a copy to:

383 Madison Avenue, 32nd Floor
New York, New York 10179

Attention: Bianca A. Russo
Email: US_CMBS_Notice@jpmorgan.com

Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005
Attention: Lainie Kaye

with a copy by electronic mail to cmbs.requests@db.com

Academy Securities, Inc.
140 East 45th Street, 5th Floor
New York, New York 10004
Attention: Michael Boyd

with a copy by electronic mail to cmbs@academysecurities.inc

(xiii)      in the case of the initial Controlling Class Representative:

KKR Real Estate Credit Opportunity Partners II L.P.
9 West 57th Street, Suite 4200
New York, New York 10019
Attention: Matt Salem
Facsimile number: (212) 750-0003
Email: Matt.Salem@kkr.com

(xiv)     in the case of the initial VRR1 Risk Retention Consultation Party:

Citi Real Estate Funding Inc.
388 Greenwich Street, 6th Floor
New York, New York 10013
Attention: Richard Simpson
Fax number: (646) 328-2943

with a copy to:

Citi Real Estate Funding Inc.
390 Greenwich Street, 5th Floor
New York, New York 10013
Attention: Raul Orozco
Fax number: (347) 394-0898

with a copy to:

Citi Real Estate Funding Inc.
388 Greenwich Street, 17th Floor
New York, New York 10013

Attention: Ryan M. O’Connor
Fax number: (646) 862-8988

with electronic copies e-mailed to:

Richard Simpson at richard.simpson@citi.com and
Ryan M. O’Connor at ryan.m.oconnor@citi.com.

(xv)      in the case of the initial VRR2 Risk Retention Consultation Party:

German American Capital Corporation
60 Wall Street New York, New York 10005
Attention: Lainie Kaye

with a copy by electronic mail to lainie.kaye@db.com and to cmbs.requests@db.com

(xvi)     in the case of the initial VRR3 Risk Retention Consultation Party:

JPMorgan Chase Bank, National Association
383 Madison Avenue, 31st Floor
New York, New York 10179
Attention: Kunal K. Singh
Email: US_CMBS_Notice@jpmorgan.com

Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register. Any communication required or permitted to be delivered to a Certificate Owner shall be deemed to have been duly given to the extent delivered through the Depository. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice. Notwithstanding anything contained in this Section 12.04 to the contrary, nothing in this Section 12.04 shall constitute consent by any party hereto to service of process upon such party by facsimile transmission, electronic mail or any other type of electronic transmission.

The obligation of any party to this Agreement to deliver any notices, reports or other information to any Other Depositor, Other Servicer, Other Special Servicer, Other Trustee or Other 17g-5 Information Provider shall be effective in each case only to the extent such party to this Agreement has received notice of the identity and contact information of such Other Depositor, Other Servicer, Other Special Servicer, Other Trustee or Other 17g-5 Information Provider, as applicable. Any such party may conclusively rely on the name and contact information provided by the related Other Depositor, Other Servicer, Other Special Servicer, Other Trustee or Other 17g-5 Information Provider, as applicable, and shall be entitled to assume that the identity and contact information for such Other Depositor, Other Servicer, Other Special Servicer, Other Trustee or Other 17g-5 Information Provider, as applicable, has not changed, absent receipt of written notice from such Other Depositor, Other Servicer, Other Special Servicer, Other Trustee or Other 17g-5 Information Provider, or a replacement thereof under the applicable Other Pooling and Servicing Agreement, of a change with respect to the identity and contact information for such Other Depositor, Other Servicer, Other Special Servicer, Other Trustee or Other 17g-5 Information Provider, or a replacement thereof under the applicable Other Pooling and Servicing Agreement, as applicable.

Section 12.05 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then, to the extent permitted by applicable law, such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 12.06 Notice to the Rule 17g-5 Information Provider, Depositor and Each Rating Agency.

(a)       The Certificate Administrator shall use its best efforts to promptly prepare a written notice, and provide such notice by e-mail to the Rule 17g-5 Information Provider (if the Certificate Administrator is for any reason not the Rule 17g-5 Information Provider) and the Depositor, with respect to each of the following items of which a Responsible Officer of the Certificate Administrator has actual knowledge, and the Rule 17g-5 Information Provider shall upload such notice to the Rule 17g-5 Information Provider’s Website on the same Business Day of receipt if received by 2:00 p.m. or, if received after 2:00 p.m., on the next Business Day by 12:00 p.m. and shall, promptly following the posting of such notice to the Rule 17g-5 Information Provider’s Website, notify, or cause the notification of, each Registered Rating Agency (other than any Registered Rating Agency that has indicated to the Rule 17g-5 Information Provider of its election to not receive such notification) by electronic mail of the posting of such notice, which electronic mail may be automatically generated by the Rule 17g-5 Information Provider’s Website:

(i)         any material change or amendment to this Agreement;

(ii)        the occurrence of any Servicer Termination Event that has not been cured;

(iii)       the merger, consolidation, resignation or termination of the Master Servicer, Special Servicer, the Trustee or the Certificate Administrator or any Outside Servicer, Outside Special Servicer or Outside Trustee;

(iv)       the repurchase of, or substitution of, Trust Loans pursuant to Section 2.03;

(v)        the final payment to any Class of Certificateholders;

(vi)       any change in the location of the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account or any Distribution Account;

(vii)      any event that would result in the voluntary or involuntary termination of any insurance of the accounts of the Master Servicer; and

(viii)     any change in the lien priority of a Trust Loan.

(b)       The Master Servicer or the Special Servicer shall promptly furnish by e-mail (or any other form of electronic delivery reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, and the Rule 17g-5 Information Provider) to the Rule 17g-5 Information Provider and the Depositor copies of the following (to the extent not already delivered or made available pursuant to the terms of this Agreement), and the Rule 17g-5 Information Provider shall upload such documents to the Rule 17g-5 Information Provider’s Website on the same Business Day of receipt if received by 2:00 p.m. or, if received after 2:00 p.m., on the next Business Day by 12:00 p.m., and the Rule 17g-5 Information Provider shall, promptly following the posting of such documents to the Rule 17g-5 Information Provider’s Website, notify, or cause the notification of, each Registered Rating Agency (other than any Registered Rating Agency that has indicated to the Rule 17g-5 Information Provider of its election to not receive such notification) by electronic mail of the posting of such documents, which electronic mail may be automatically generated by the Rule 17g-5 Information Provider’s Website:

(i)         each of its annual statements as to compliance described in Section 10.08 of this Agreement;

(ii)        each of its annual reports on assessment of compliance with servicing criteria described in Section 10.09 of this Agreement;

(iii)       each of its annual independent public accountants’ servicing reports described in Section 10.10 of this Agreement;

(iv)       upon request, a copy of each operating and other financial statements, rent rolls, occupancy reports, and sales reports to the extent such information is required to be delivered under a Trust Loan, in each case to the extent collected pursuant to Section 3.03(a) or Section 4.02(b); and

(v)        upon request, each inspection report prepared in connection with any inspection conducted pursuant to Section 3.18 of this Agreement.

(c)       The Certificate Administrator shall promptly furnish by e-mail (or any other form of electronic delivery reasonably acceptable to the Certificate Administrator and the Rule 17g-5 Information Provider) to the Rule 17g-5 Information Provider (if the Certificate Administrator is for any reason not the Rule 17g-5 Information Provider) and the Depositor copies of the items set forth in Section 8.11(b) of this Agreement (to the extent not already delivered or made available pursuant to the terms of this Agreement and to the extent such items were prepared by or delivered to the Certificate Administrator in electronic format), and the Rule 17g-5 Information Provider shall upload such documents to the Rule 17g-5 Information Provider’s Website on the same Business Day of receipt if received by 2:00 p.m. or, if received after 2:00 p.m., on the next Business Day by 12:00 p.m..

(d)       After any notice, document or item has been posted by the Rule 17g-5 Information Provider to the Rule 17g-5 Information Provider’s Website pursuant to

Sections 12.06(a), 12.06(b) or 12.06(c), the Rule 17g-5 Information Provider may send such posted notice, document or item to a Registered Rating Agency.

Section 12.07 Amendment. This Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian (if the Certificate Administrator is then acting as Custodian), the Certificate Administrator and the Trustee, without the consent of any of the Certificateholders or, as applicable, any Companion Loan Holder:

(a)       to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates;

(b)       to correct or supplement any of its provisions which may be inconsistent with any other provisions of this Agreement or with the description thereof in the Prospectus or to correct any error;

(c)        to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account, the Distribution Account or any REO Account, provided that (A) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment);

(d)       to modify, eliminate or add to any of its provisions (A) to the extent necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee and the Certificate Administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates, (B) to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-Permitted Transferee, (C) to the extent necessary to comply with the Investment Company Act, as amended, the Exchange Act, Regulation AB, Regulation RR and/or any related regulatory actions and/or interpretations or (D) in the event that Regulation RR (or any portion thereof) or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate any risk retention requirements no longer applicable to this securitization transaction in light of such repeal;

(e)       to make any other provisions with respect to matters or questions arising under this Agreement or any other change, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel;

(f)        to modify the procedures herein relating to Rule 17g-5; provided that such modification does not increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer or the Special Servicer without such party’s consent (which consent may not be withheld unless such modification would materially adversely affect such party or materially increase such party’s obligations under this Agreement); provided, further that notice of such modification is provided to all parties to this Agreement; and

(g)       to amend or supplement any provision of this Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by any of the Rating Agencies, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder;

provided, further that no amendment pursuant to any of clauses (a)-(g) above may be made that would: (A) reduce the consent or consultation rights or the right to receive information under this Agreement of the Controlling Class Representative without the consent of the Controlling Class Representative; (B) reduce the consultation rights or the right to receive information under this Agreement of the Operating Advisor without the consent of the Operating Advisor; (C) change in any manner the obligations or rights of any Mortgage Loan Seller under this Agreement or the applicable Mortgage Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller; (D) change in any manner the obligations or rights of any Underwriter or Initial Purchaser, without the consent of the affected Underwriter or Initial Purchaser; or (E) adversely affect any Serviced Companion Loan Holder in its capacity as such without its consent. Expenses incurred with respect to any amendment shall be borne by the party requesting such amendment, unless the Master Servicer, the Special Servicer or the Trustee is requesting an amendment for the benefit of the Certificateholders, then in which case such expense will be borne by the Trust.

This Agreement or any Custodial Agreement may also be amended from time to time by a writing signed by each of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian (if the Certificate Administrator is then acting as Custodian), the Certificate Administrator and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

(i)       reduce in any manner the amount of, or delay the timing of, payments received on the Serviced Loans which are required to be distributed on a Certificate of any Class or to any Serviced Companion Loan Holder, as applicable, without the consent of the Holder of that Certificate or that Serviced Companion Loan Holder, as applicable;

(ii)      reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to the amendment without the consent of the Holders of all Certificates of that Class then outstanding;

(iii)     change in any manner the obligations or rights of any Mortgage Loan Seller under this Agreement or the related Mortgage Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller;

(iv)     change the definition of “Servicing Standard” without either (A) consent of 100% of the holders of the Certificates or (B) Rating Agency Confirmation;

(v)      without the consent of 100% of the Certificateholders of the Class or Classes of Certificates adversely affected thereby, change (A) the percentages of Voting Rights of Certificateholders or Pooled Voting Rights of Pooled Certificateholders, as applicable, that are required to consent to any action or inaction under this Agreement, (B) the right of the Certificateholders to remove the Special Servicer pursuant to this Agreement or (C) the right of the Certificateholders to terminate the Operating Advisor pursuant to this Agreement;

(vi)     adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders;

(vii)    adversely affect a Serviced Companion Loan Holder in its capacity as such without its consent; or

(viii)   change in any manner the obligations or rights of any Underwriter or Initial Purchaser without the consent of the affected Underwriter or Initial Purchaser.

In the event that neither the Depositor nor any successor thereto, if any, is in existence, any amendment under this Section 12.07 shall be effective with the consent of the Trustee, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator, the Custodian (if the Certificate Administrator is then acting as Custodian), the Special Servicer, the Master Servicer, in writing, and to the extent required by this Section , the Certificateholders, the Serviced Companion Loan Holders, the Mortgage Loan Sellers, the Underwriters and/or the Initial Purchasers, as applicable. Promptly after the execution of any amendment, (A) the Master Servicer shall forward a copy thereof to the Trustee, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator, the Custodian (if the Certificate Administrator is then acting as Custodian), the Special Servicer, each Serviced Companion Loan Holder, each Mortgage Loan Seller, each Underwriter, each Initial Purchaser and (B) the Certificate Administrator shall furnish written notification of the substance of such amendment to each Certificateholder and to the Rule 17g-5 Information Provider who shall post a copy of such notification to the Rule 17g-5 Information Provider’s Website pursuant to Section 12.13 of this Agreement. It shall not be necessary for the consent of Certificateholders or the Serviced Companion Loan Holders, the Mortgage Loan Sellers, Underwriters or the Initial Purchasers, as applicable, under this Section 12.07 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The method of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders or the Serviced Companion Loan Holders, the Mortgage Loan Sellers, Underwriters or the Initial Purchasers, as applicable, shall be subject to such reasonable regulations as the Trustee may prescribe; provided, however, that such method shall always be by affirmation and in writing.

Notwithstanding any contrary provision of this Agreement, no amendment shall be made to this Agreement or any Custodial Agreement unless, if requested by the Master Servicer, the Special Servicer, the Trustee and/or the Certificate Administrator, such party shall have received an Opinion of Counsel, at the expense of the party requesting such amendment (or, if such amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee or the Certificate Administrator for any purpose described in clause (i) or (ii) of the first sentence of this Section , then at the expense of the Trust Fund), to the effect that such amendment will not cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes at any time that any Certificates are outstanding, and will not cause a tax to be imposed on the Trust Fund (other than a tax at the corporate tax rate on net income from foreclosure property pursuant to Code Section 860G(c)). Prior to the execution of any amendment to this Agreement or any Custodial Agreement, the Trustee, the Certificate Administrator, the Special Servicer and the Master Servicer may request and shall be entitled to rely conclusively upon an Opinion of Counsel, at the expense of the party requesting such amendment (or, if such amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee or the Certificate Administrator for any purpose described in clause (a), (b), (c) or (e) (which does not modify or otherwise relate solely to the obligations, duties or rights of the Trustee or the Certificate Administrator, as applicable) of the first sentence of this Section 12.07, then at the expense of the Trust Fund) stating that the execution of such amendment is authorized or permitted by this Agreement, and that all conditions precedent to such amendment are satisfied. Each of the Trustee, the Custodian (if the Certificate Administrator is then acting as Custodian) and the Certificate Administrator may, but shall not be obligated to, enter into any such amendment which affects the Trustee’s, the Custodian’s (if the Certificate Administrator is then acting as Custodian) or the Certificate Administrator’s, as applicable, own rights, duties or immunities under this Agreement. Any party hereto requesting an amendment to this Agreement shall provide (x) notice of such amendment no later than 3 Business Days prior to the anticipated date of execution, and (y) a copy of the executed amendment no later than the date of execution, to each Other Depositor (and counsel thereto) and Other Exchange Act Reporting Party under each Other Pooling and Servicing Agreement (which may be by email) in order for each Companion Loan Holder to timely comply with its obligations under the Exchange Act. The party requesting an amendment to this Agreement shall provide to the Rule 17g-5 Information Provider, for posting on the Rule 17g-5 Information Provider’s Website pursuant to Section 12.13 of this Agreement, prior written notice of such proposed amendment.

Section 12.08 Confirmation of Intent. The Depositor intends that the conveyance of the Depositor’s right, title and interest in and to the Trust Loans pursuant to this Agreement shall constitute a sale and not a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor intends that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor also intends and agrees that, in such event, (i) the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in the Depositor’s entire right, title and interest in and to the assets comprising the Trust Fund, including without limitation, the Trust Loans, all principal and interest received or receivable with respect to the Trust Loans (other than principal and interest payments due and payable prior to the Cut-Off Date and Principal Prepayments received prior to the Cut-Off Date), all amounts held from time to time in the Collection Account, the Distribution Account, the Excess Interest Distribution Account, the

Interest Reserve Account and, if established, the Excess Liquidation Proceeds Reserve Account and the REO Account, and all reinvestment earnings on such amounts, and all of the Depositor’s right, title and interest in and to any Insurance Proceeds related to such Trust Loans and (ii) this Agreement shall constitute a security agreement under applicable law. This Section 12.08 shall constitute notice to the Trustee pursuant to any of the requirements of the applicable UCC.

Section 12.09 Third-Party Beneficiaries. Except as provided in (i) Section 3.01(j)(iv) of this Agreement and (ii) the next sentence, no Persons other than a party to this Agreement, any Companion Loan Holder (unless it is the Mortgagor under the applicable Companion Loan or an Affiliate thereof) and any Certificateholder, shall have any rights with respect to the enforcement of any of the rights or obligations hereunder. Any Underwriter or Initial Purchaser (with respect to its rights to receive any documents, certifications, information and/or indemnification hereunder and its rights under Section 2.02, Section 5.03 and Section 12.07 of this Agreement), any Companion Loan Holder (in respect of the rights afforded it under this Agreement, any related Other Servicer shall be entitled to enforce the rights of such Companion Loan Holder under this Agreement and the related Co-Lender Agreement), any Mortgage Loan Seller (with respect to its rights under Article II, Section 3.09(d)(i), Section 12.07 and Section 12.16 of this Agreement and its rights as a Privileged Person), the Retaining Sponsor (with respect to its rights under Section 5.02(f) and Section 5.03(i)), any Other Depositor and Other Exchange Act Reporting Party (with respect to its rights under Article X of this Agreement), any Other Servicer and Other Special Servicer (with respect to all provisions herein expressly relating to compensation, reimbursement or indemnification of such Other Servicer or Other Special Servicer, as the case may be, and the provisions herein regarding coordination of Advances) and, subject to Section 12.02 of this Agreement, any Certificateholder (which are intended third-party beneficiaries of this Agreement) shall have the right to enforce their respective rights and obligations hereunder (in the case of any Serviced Companion Loan Holder, to the extent they affect the related Serviced Companion Loan and provided that such Serviced Companion Loan Holder is not the Mortgagor under the related Companion Loan or an Affiliate thereof) as if each such Person was a party hereto.

Without limiting the foregoing, the parties to this Agreement specifically state that no Mortgagor, property manager or other party to a Mortgage Loan is an intended third-party beneficiary of this Agreement.

Section 12.10 Request by Certificateholders or the Serviced Companion Loan Holder. Where information or reports are required to be delivered to a Certificateholder or a Serviced Companion Loan Holder, as applicable, upon request pursuant to the terms of this Agreement, such request can be in the form of a single blanket request by a Certificateholder or a Serviced Companion Loan Holder, as applicable, to the Certificate Administrator, the Master Servicer or the Special Servicer, as applicable, and, with respect to such Certificateholder or a Serviced Companion Loan Holder, as applicable, such request shall be deemed to relate to each date such report or information may be requested. The notice shall set forth the applicable Sections where such reports and information are requested.

Section 12.11 Waiver of Jury Trial. THE PARTIES HERETO HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT

OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 12.12 Submission to Jurisdiction. EACH OF THE PARTIES HERETO IRREVOCABLY (I) SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH ACTION OR PROCEEDING RELATING TO THIS AGREEMENT; (II) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT; (III) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (IV) CONSENTS TO SERVICE OF PROCESS UPON IT BY MAILING A COPY THEREOF BY CERTIFIED MAIL ADDRESSED TO IT AS PROVIDED FOR NOTICES HEREUNDER AND AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY MANNER PERMITTED BY LAW.

Section 12.13 Exchange Act Rule 17g-5 Procedures.

(a)        Except as otherwise provided in Section 12.06 of this Agreement or this Section 12.13 or otherwise in this Agreement or as required by law, none of the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor or the Custodian shall provide any information directly to, or communicate with, either orally or in writing, any Rating Agency regarding the Certificates or the Trust Loans relevant to the Rating Agencies’ surveillance of the Certificates or the Trust Loans, including, but not limited to, providing responses to inquiries from a Rating Agency regarding the Certificates or the Trust Loans relevant to such Rating Agency’s surveillance of the Certificates. To the extent that a Rating Agency makes an inquiry or initiates communications with the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor or the Custodian regarding the Certificates or the Trust Loans relevant to such Rating Agency’s surveillance of the Certificates, all responses to such inquiries or communications from such Rating Agency shall be made in writing by the responding party and shall be provided to the Rule 17g-5 Information Provider as provided in Section 12.13(h), whereupon the Rule 17g-5 Information Provider shall post such written response to the Rule 17g-5 Information Provider’s Website on the same Business Day of receipt of such response if received by 2:00 p.m. or, if received after 2:00 p.m., on the next Business Day by 12:00 p.m. (or, if the responding party is the Rule 17g-5 Information Provider, on the same Business Day of preparation of such response if prepared by 2:00 p.m. or, if prepared after 2:00 p.m., on the next Business Day by 12:00 p.m.), and the Rule 17g-5 Information Provider shall, promptly after such response has been posted to the Rule 17g-5 Information Provider’s Website, notify, or cause the notification of, each Registered Rating Agency by electronic mail of the posting of such response.

(b)       To the extent that any of the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor or the Custodian is required to provide any information to, or communicate with, any Rating Agency in accordance with its obligations under this Agreement, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor or the Custodian, as applicable, shall do so in writing and shall provide such written information or communication to the Rule 17g-5 Information Provider electronically as provided in Section 12.13(h), whereupon the Rule 17g-5 Information Provider shall upload such information or communication to the Rule 17g-5 Information Provider’s Website on the same Business Day of receipt of such response if received by 2:00 p.m. or, if received after 2:00 p.m., on the next Business Day by 12:00 p.m. (or, if the applicable party is the Rule 17g-5 Information Provider, on the same Business Day of preparation of such response if prepared by 2:00 p.m. or, if prepared after 2 p.m., on the next Business Day by 12:00 p.m.), and the Rule 17g-5 Information Provider shall, promptly after such written information or communication has been uploaded to the Rule 17g-5 Information Provider’s Website, notify, or cause the notification of, each Registered Rating Agency by electronic mail of the posting of such written information or communication. The foregoing shall include any Rating Agency Confirmation request made pursuant to this Agreement, which shall be in writing, with a cover letter indicating the nature of the request and shall include all information the requesting party believes is reasonably necessary for the applicable Rating Agency to make its decision.

(c)       Notwithstanding the provisions of Section 12.13(a) or Section 12.13(b) of this Agreement, any of the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor or the Custodian shall be permitted (but are not required) to orally communicate with the Rating Agencies in accordance with their respective obligations under this Agreement, under the following circumstances: (i) such party provides a written summary of the information provided to the Rating Agencies during such communication to the 17g-5 Information Provider electronically as provided in Section 12.13(h) on the same day such oral communication takes place (provided that the summary of such oral communications shall not be attributed to the Rating Agency the communication was with); or (ii) the Depositor, in its sole discretion, provides a written authorization (which may be by electronic email) from the Depositor to the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor or the Custodian, as applicable, to orally communicate with such Rating Agency (including, but not limited to, providing responses to inquiries from such Rating Agency); provided, that any such authorization shall set forth the procedures that such party shall follow if it elects (in its sole discretion) to orally communicate with the applicable Rating Agency, which procedures shall be reasonable and customary as is necessary to allow compliance with Rule 17g-5. The 17g-5 Information Provider shall post any summary, communication or other information provided to it in accordance with this paragraph on the 17g-5 Information Provider’s Website in accordance with the procedures set forth in Section 12.13(h).

(d)       Each of the Rule 17g-5 Information Provider, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor and the Custodian (each, an “Indemnifying Party”) hereby expressly agrees to indemnify and hold harmless the Depositor and its respective officers, directors, shareholders, members, managers, employees, agents, Affiliates and controlling persons, and the Trust Fund (each, an “Indemnified Party”), from and against any and all losses, liabilities, damages, claims, judgments, costs, fees, penalties, fines, forfeitures or other expenses (including reasonable legal fees and expenses, which for the avoidance of doubt include reasonable attorneys’ fees and expenses related to the enforcement of this indemnity), joint or several, to which any such Indemnified Party may become subject, under the Act, the Exchange Act or otherwise, pursuant to a third-party claim, insofar as such losses, liabilities, damages, claims, judgments, costs, fees, penalties, fines, forfeitures or other expenses (including such reasonable legal fees and expenses) arise out of or are based upon (i) such Indemnifying Party’s breach of Section 12.06, Section 12.13(a), Section 12.13(b), Section 12.13(c), Section 12.13(g) or Section 12.13(h) of this Agreement or (ii) a determination by any Rating Agency that it cannot reasonably rely on representations made by the Depositor or any Affiliate thereof pursuant to Exchange Act Rule 17g-5(a)(3), to the extent caused by any such breach referred to in clause (i) above by the applicable Indemnifying Party, and will reimburse such Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim, as such expenses are incurred. The Depositor shall notify each of the Master Servicer and the Special Servicer in writing of any change in the identity or contact information of the Rule 17g-5 Information Provider (if it is not also the Certificate Administrator).

(e)       None of the Master Servicer, the Special Servicer, the Certificate Administrator (unless the Certificate Administrator is acting in the capacity of the Rule 17g-5 Information Provider), the Trustee, the Operating Advisor or the Custodian shall have any liability for (i) the Rule 17g-5 Information Provider’s failure to post information provided by the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor or the Custodian in accordance with the terms of this Agreement, (ii) any malfunction or disabling of the Rule 17g-5 Information Provider’s Website or (iii) such party’s failure to perform any of its obligations under this Agreement regarding providing information or communication to the Rating Agencies that are required to be performed after the Rule 17g-5 Information Provider posts the related information or communication if the Rule 17g-5 Information Provider fails to notify such party that it has posted such information or communication on the Rule 17g-5 Information Provider’s Website.

(f)       None of the foregoing restrictions in this Section 12.13 prohibit or restrict oral or written communications, or providing information, between the Master Servicer or the Special Servicer, on the one hand, and any Rating Agency, on the other hand, with regard to (i) such Rating Agency’s review of the ratings it assigns to the Master Servicer or the Special Servicer, as applicable, (ii) such Rating Agency’s approval of the Master Servicer or the Special Servicer, as applicable, as a commercial mortgage master, special or primary servicer or (iii) such Rating Agency’s evaluation of the Master Servicer’s or the Special Servicer’s, as applicable, servicing operations in general; provided, however, that the Master Servicer or the Special Servicer, as applicable, shall not provide any information relating to the Certificates or the Trust Loans to such Rating Agency in connection with such review and evaluation by such Rating Agency unless: (x) borrower, property or deal specific identifiers are redacted; (y) the Master Servicer or the Special Servicer, as applicable, has in fact previously provided such information to the Rule 17g-5 Information

Provider and does not provide such information to such Rating Agency until the earlier of (i) receipt of notification from the Rule 17g-5 Information Provider that such information has been posted to the Rule 17g-5 Information Provider’s Website and (ii) after 12:00 p.m. on the first Business Day following the date it has provided such information to the Rule 17g-5 Information Provider; or (z) such Rating Agency has confirmed in writing to the Master Servicer or the Special Servicer, as applicable, that it does not intend to use such information in undertaking credit rating surveillance for any Class of Certificates (and the party providing such information to a Rating Agency shall, upon written request, certify to the Depositor that it received the confirmation described in this clause (z)).

(g)       The Rule 17g-5 Information Provider shall establish and maintain the Rule 17g-5 Information Provider’s Website in the form of a password-protected Internet Website in accordance with this Section 12.13 and Section 12.06 of this Agreement.

(h)       The Rule 17g-5 Information Provider shall post on the Rule 17g-5 Information Provider’s Website and make available solely to the Rating Agencies and other NRSROs, the following items, to the extent such items are delivered to it in an electronic document format suitable for website posting (and the parties required to deliver the following information to the Rule 17g-5 Information Provider agree to do so in such format) via electronic mail at ratingagencynotice@citi.com, specifically with a subject reference of “Benchmark 2019-B12” and an identification of the type of information being provided in the body of such electronic mail (or via any alternative electronic mail address following notice to the parties hereto or any other delivery method established or approved by the Rule 17g-5 Information Provider if or as may be necessary or beneficial):

(i)         all items delivered to the Rule 17g-5 Information Provider pursuant to Section 12.06;

(ii)        all information and communications delivered to the Rule 17g-5 Information Provider pursuant to Sections 12.13(a), 12.13(b) and 12.13(c);

(iii)       any Form ABS Due Diligence-15E delivered to the Rule 17g-5 Information Provider pursuant to Section 12.13(l) or by the Depositor;

(iv)       any transaction documents, closing documents and opinions relating to this transaction delivered to the Rule 17g-5 Information Provider by the Depositor; and

(v)        any other information delivered to the Rule 17g-5 Information Provider pursuant to this Agreement.

The 17g-5 Information Provider shall post the foregoing items on the 17g-5 Information Provider’s Website on the same Business Day of receipt if received by 2:00 p.m. or, if received after 2:00 p.m., on the next Business Day by 12:00 p.m., and shall, promptly following the posting of such item to the 17g-5 Information Provider’s Website, notify, or cause the notification of, (A) each Registered Rating Agency and (B) the party that delivered such item to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s Website, in each case by electronic mail, of the posting of such item on the 17g-5 Information Provider’s Website.

The Rule 17g-5 Information Provider shall have no obligation or duty to verify, confirm or otherwise determine whether the information being delivered is accurate, complete, conforms to the transaction, or otherwise is or is not anything other than what it purports to be. If any information is delivered or posted in error, the Rule 17g-5 Information Provider may remove it from the Rue 17g-5 Information Provider’s Website. The Certificate Administrator and the Rule 17g-5 Information Provider have not obtained and shall not be deemed to have obtained actual knowledge of any information only by receipt and posting to Certificate Administrator’s Website or the Rule 17g-5 Information Provider’s Website, as applicable. Access will be provided by the Rule 17g-5 Information Provider to (i) the Rating Agencies upon registration at the Rule 17g-5 Information Provider’s Website as a user thereof and (ii) other NRSROs upon registration at the Rule 17g-5 Information Provider’s Website as a user thereof and receipt by the Rule 17g-5 Information Provider of an NRSRO Certification (which certification may be submitted via e-mail to the Rule 17g-5 Information Provider). If a NRSRO (including any Rating Agency) requests access to the 17g-5 Information Provider’s Website, access will be granted by the 17g-5 Information Provider on the same Business Day provided such request is made (and, in the case of a NRSRO that is not a Rating Agency, a NRSRO Certification is submitted to the Rule 17g-5 Information Provider) prior to 2:00 p.m., New York time on such Business Day, or if received after 2:00 p.m., New York City time, on the following Business Day. The 17g-5 Information Provider shall permit each Rating Agency to submit multiple email addresses for receipt of notices, including a general email address; provided, that each email address so provided shall be associated with a registered user of the Rule 17g-5 Information Provider’s Website. Questions regarding delivery of information to the Rule 17g-5 Information Provider may be directed to 1-888-855-9695 and ratingagencynotice@citi.com (specifically referencing “Benchmark 2019-B12” in the subject line) (or to such other telephone number or e-mail address as the Rule 17g-5 Information Provider may designate).

The 17g-5 Information Provider shall provide a mechanism to promptly notify each Person that has signed up for access to the 17g-5 Information Provider’s Website in respect of the transaction governed by this Agreement each time an additional document is posted thereto. In connection with providing access to the Rule 17g-5 Information Provider’s Website, the Rule 17g-5 Information Provider may require registration and the acceptance of a disclaimer. The Rule 17g-5 Information Provider shall not be liable for the dissemination of information in accordance with the terms of this Agreement, makes no representations or warranties as to the accuracy or completeness of such information being made available, and assumes no responsibility for such information. The Rule 17g-5 Information Provider shall not be liable for its failure to make any information available to the Rating Agencies or other NRSROs unless such information was delivered to the Rule 17g-5 Information Provider at the e-mail address set forth herein (or by any other form of electronic delivery reasonably acceptable to Rule 17g-5 Information Provider pursuant to the terms of this Agreement), with a subject heading of “Benchmark 2019-B12” and sufficient detail to indicate that such information is required to be posted on the Rule 17g-5 Information Provider’s Website. In connection with notifying a Registered Rating Agency of any information posted to the Rule 17g-5 Information Provider’s Website, the Rule 17g-5 Information Provider shall only be responsible for sending such notices to the electronic mail address(es) of such Registered Rating Agency as provided by such Registered Rating Agency upon its registration as user of the Rule 17g-5 Information Provider’s Website or upon any subsequent update of such electronic mail address(es) made by such Registered Rating Agency through the Rule 17g-5 Information Provider’s Website, and the Rule 17g-5 Information Provider shall not be responsible for sending any notices to any electronic mail address(es) of any Registered Rating Agency that is not provided to the Rule 17g-5 Information in the manner described in this sentence.

(i)         In connection with the delivery by the Master Servicer, Special Servicer, Certificate Administrator, Operating Advisor or Trustee, as applicable, to the Rule 17g-5 Information Provider of any information, report, notice or document for posting to the Rule 17g-5 Information Provider’s Website, the Rule 17g-5 Information Provider shall notify the Master Servicer, Special Servicer, Certificate Administrator, Operating Advisor or Trustee, as applicable, of when such information, report, notice or other document has been posted to the Rule 17g-5 Information Provider’s Website, and the Master Servicer, Special Servicer, Certificate Administrator, Operating Advisor or Trustee, as applicable, may (but is not obligated to) send such information, report, notice or other document to the applicable Rating Agency promptly following the earlier of (a) receipt of notification from the Rule 17g-5 Information Provider that such information, report, notice or other document has been posted to the Rule 17g-5 Information Provider’s Website and (b) after 12:00 p.m. on the first Business Day following the date it has provided such information, report, notice or other document to the Rule 17g-5 Information Provider.

(j)         With respect to each Outside Serviced Mortgage Loan, each of the Master Servicer, the Certificate Administrator and the Trustee shall provide to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s Website, promptly upon receipt from an Outside Service Provider, all reports, statements, documents, notices and other information it receives in respect of such Outside Serviced Mortgage Loan that would otherwise have been required to be submitted to the 17g-5 Information Provider under this Agreement for posting had such Outside Serviced Mortgage Loan been a Serviced Mortgage Loan. The 17g-5 Information Provider shall post on the 17g-5 Information Provider’s Website all such information it receives in accordance with this Agreement.

(k)        The Master Servicer or the Special Servicer may, but shall not be obligated to, provide information to the 17g-5 Information Provider that is neither specifically required hereunder nor requested by any Rating Agency. Any such information shall be posted by the 17g-5 Information Provider in accordance with the timeframe provided in Section 12.13(b).

(l)         If any of the parties to this Agreement receives a Form ABS Due Diligence-15E from any Person in connection with any third-party “due diligence services” (as defined in Rule 17g-10 under the Exchange Act) provided by such Person with respect to the Trust Loans (“Due Diligence Service Provider”), such receiving party shall promptly forward such Form ABS Due Diligence-15E to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s Website in accordance with Section 12.13(h). The 17g-5 Information Provider shall post on the 17g-5 Information Provider’s Website any Form ABS Due Diligence-15E it receives directly from a Due Diligence Service Provider or from another party to this Agreement, in accordance with the timeframe provided in Section 12.13(h).

(m)       Neither the Master Servicer nor the Special Servicer shall be required to make any determination as to whether any service provided by a third party requires obtaining a Form ABS Due Diligence-15E.

Section 12.14 Cooperation With the Mortgage Loan Sellers With Respect to Rights Under the Loan Agreements. It is expressly agreed and understood that, notwithstanding the assignment of the Loan Documents, it is expressly intended that the Mortgage Loan Sellers are entitled to the benefit of any securitization indemnification provisions that specifically run to the benefit of the lenders in the Loan Documents. Therefore, the Depositor, Master Servicer, Special Servicer and Trustee hereby agree to reasonably cooperate with any Mortgage Loan Seller, at the sole expense of such Mortgage Loan Seller, with respect to obtaining the benefits of the provisions of any section of a Loan Agreement or securitization cooperation agreement providing for indemnification of the lender and/or its loan seller affiliates with respect to the current securitization of the related Trust Loan, including, without limitation, executing any documents as are reasonably necessary to permit the related Mortgage Loan Seller to enforce such provisions for its benefit; provided, that none of the Depositor, Master Servicer, Special Servicer or Trustee shall be required to take any action that is inconsistent with the Servicing Standard, would violate applicable law, the terms and provisions of this Agreement or the Loan Documents, would adversely affect any Certificateholder, would cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes, or would result in the imposition of a “prohibited transaction” or “prohibited contribution” tax under the REMIC Provisions. To the extent that the Trustee is required to execute any document facilitating the above rights of a Mortgage Loan Seller under this Section 12.14, such document shall be in form and substance reasonably acceptable to the Trustee.

Section 12.15 PNC Bank, National Association. PNC Bank, National Association, by execution hereof by its division, Midland Loan Services, a Division of PNC Bank, National Association, acknowledges and agrees that this Agreement is binding upon and enforceable against PNC Bank, National Association to the full extent of the obligations set forth herein with respect to Midland Loan Services, a Division of PNC Bank, National Association.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized all as of the day and year first above written.

CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC., as Depositor

By:	/s/ Richard W. Simpson
Name: Richard W. Simpson
Title: President

Benchmark 2019-B12 – Pooling and Servicing Agreement

MIDLAND LOAN SERVICES,
A DIVISION OF PNC BANK, NATIONAL ASSOCIATION, as Master Servicer

By:	/s/ David A. Eckels
Name: David A. Eckels
Title: Senior Vice President

Benchmark 2019-B12 – Pooling and Servicing Agreement

MIDLAND LOAN SERVICES,
A DIVISION OF PNC BANK, NATIONAL ASSOCIATION, as a Special Servicer

By:	/s/ David A. Eckels
Name: David A. Eckels
Title: Senior Vice President

Benchmark 2019-B12 – Pooling and Servicing Agreement

PACIFIC LIFE INSURANCE COMPANY, as a Special Servicer

By:	/s/ L. Lisa Fields
Name: L. Lisa Fields
Title: Assistant Vice President

By:	/s/ DeAnne A. Reed
Name: DeAnne A. Reed
Title: Assistant Secretary

Benchmark 2019-B12 – Pooling and Servicing Agreement

TRIMONT REAL ESTATE ADVISORS, LLC, as a Special Servicer

By:	/s/ Brian P. Ward
Name: Brian P. Ward
Title: Authorized Signatory

Benchmark 2019-B12 – Pooling and Servicing Agreement

PENTALPHA SURVEILLANCE LLC,
as Operating Advisor and as Asset Representations Reviewer

By:	/s/ James Callahan
Name: James Callahan
Title: Executive Director and Solely as an Authorized Signatory for Pentalpha Surveillance LLC

Benchmark 2019-B12 – Pooling and Servicing Agreement

CITIBANK, N.A., as Certificate Administrator

By:	/s/ Louis Piscitelli
Name: Louis Piscitelli
Title: Senior Trust Officer

Benchmark 2019-B12 – Pooling and Servicing Agreement

WILMINGTON TRUST NATIONAL ASSOCIATION, as Trustee

By:	/s/ Beverly D. Capers
Name: Beverly D. Capers
Title: Assistant Vice President

Benchmark 2019-B12 – Pooling and Servicing Agreement

STATE OF New York	)
) ss:
COUNTY OF New York	)

On this 7 day of August 2019, before me, the undersigned, a Notary Public in and for the State of New York, duly commissioned and sworn, personally appeared Richard W. Simpson, to me known who, by me duly sworn, did depose and acknowledge before me and say that s/he is the President of Citigroup Commercial Mortgage Securities Inc., one of the entities described in and that executed the foregoing instrument; and that he signed his name thereto under authority of said entity and on behalf of such entity.

WITNESS my hand and seal hereto affixed the day and year first above written.

/s/ Nannette L. Edwards
Notary Public in and for the
State of New York

My Commission expires: [NOTARIAL SEAL]	Nannette L. Edwards Notary Public, State of New York No. 01ED6158862 Qualified in Queens County Commission Expires Jan. 08, 2023

STATE OF KANSAS	)
) ss:
COUNTY OF JOHNSON	)

On this 30th day of July 2019, before me, the undersigned, a Notary Public in and for the State of Kansas, duly commissioned and sworn, personally appeared David A. Eckels, to me known who, by me duly sworn, did depose and acknowledge before me and say that he is the Senior Vice President of Midland Loan Services, a PNC Real Estate Business, one of the entities described in and that executed the foregoing instrument; and that he signed his name thereto under authority of said entity and on behalf of such entity.

WITNESS my hand and seal hereto affixed the day and year first above written.

/s/ Laura Escalante
Notary Public

NOTARY PUBLIC – State of Kansas Laura Escalante My Appt. Expires 08/14/2021

Benchmark 2019-B12 – Pooling and Servicing Agreement

STATE OF KANSAS	)
) ss:
COUNTY OF JOHNSON	)

On this 30th day of July 2019, before me, the undersigned, a Notary Public in and for the State of Kansas, duly commissioned and sworn, personally appeared David A. Eckels, to me known who, by me duly sworn, did depose and acknowledge before me and say that he is the Senior Vice President of Midland Loan Services, a PNC Real Estate Business, one of the entities described in and that executed the foregoing instrument; and that he signed his name thereto under authority of said entity and on behalf of such entity.

WITNESS my hand and seal hereto affixed the day and year first above written.

/s/ Laura Escalante
Notary Public

NOTARY PUBLIC – State of Kansas Laura Escalante My Appt. Expires 08/14/2021

Benchmark 2019-B12 – Pooling and Servicing Agreement

acknowledgment

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF CALIFORNIA

COUNTY OF Orange	)

On July 29, 2019, before me, Michael C. Nickerson, Notary Public, personally appeared L. Lisa Fields and DeAnne A. Reed, who proved to me on the basis of satisfactory evidence to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacities, and that by their signatures on the instrument the persons, or the entity upon behalf of which the persons acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature	/s/ Michael C. Nickerson

Michael C. Nickerson
Notary Public – California
Orange County
Commission # 2210862
My Comm. Expires Sep 17, 2021

Benchmark 2019-B12 – Pooling and Servicing Agreement

STATE OF GEORGIA	)
) ss:
COUNTY OF FULTON	)

On this 29th day of July 2019, before me, the undersigned, a Notary Public in and for the State of Georgia, duly commissioned and sworn, personally appeared Brian P. Ward, to me known who, by me duly sworn, did depose and acknowledge before me and say that he is an Authorized Signatory of Trimont Real Estate Advisors, LLC, a Georgia limited liability company, one of the entities described in and that executed the foregoing instrument; and that he signed his name thereto under authority of said entity and on behalf of such entity.

WITNESS my hand and seal hereto affixed the day and year first above written.

/s/ Linda L. Keller
Notary Public in and for the
State of Georgia

My Commission expires: June 20, 2022 [NOTARIAL SEAL]	Linda L. Keller NOTARY PUBLIC Georgia EXPIRES June 20, 2022 Dekalb County

STATE OF CONNECTICUT	)
) ss:
COUNTY OF FAIRFIELD	)

On this 8th day of August 2019, before me, the undersigned, a Notary Public in and for the State of Connecticut, duly commissioned and sworn, personally appeared James Callahan, to me known who, by me duly sworn, did depose and acknowledge before me and say that he is the Executive Director of Pentalpha Surveillance LLC, a Delaware limited liability company, one of the entities described in and that executed the foregoing instrument; and that he signed his name thereto under authority of said entity and on behalf of such entity.

WITNESS my hand and seal hereto affixed the day and year first above written.

/s/ Melonie S. William
Notary Public in and for the
State of Connecticut

My Commission expires: 7/31/2024	Melonie S. William Notary Public Connecticut My Commission Expires July 31, 2024
[NOTARIAL SEAL]

Benchmark 2019-B12 – Pooling and Servicing Agreement

STATE OF NEW YORK	)
) ss:
COUNTY OF NEW YORK	)

On this 31st day of July 2019, before me, the undersigned, a Notary Public in and for the State of New York, duly commissioned and sworn, personally appeared Louis Piscitelli, to me known who, by me duly sworn, did depose and acknowledge before me and say that s/he is the Senior Trust Officer of Citibank, N.A., a National Banking Association, one of the entities described in and that executed the foregoing instrument; and that s/he signed her/his name thereto under authority of said entity and on behalf of such entity.

WITNESS my hand and seal hereto affixed the day and year first above written.

/s/ Kate Molina
Notary Public in and for the
State of New York

My Commission expires:	Kate Molina Notary Public – State of New York NO. 01M06387127 Qualified in Richmond County My Commission Expires Feb 4, 2023
[NOTARIAL SEAL]

Benchmark 2019-B12 – Pooling and Servicing Agreement

STATE OF DELAWARE	)
) ss:
COUNTY OF NEW CASTLE	)

On this 29th day of July 2019, before me, the undersigned, a Notary Public in and for the State of Delaware, duly commissioned and sworn, personally appeared Beverly D. Capers, to me known who, by me duly sworn, did depose and acknowledge before me and say that s/he is the Assistant Vice President of Wilmington Trust, a National Banking Association, one of the entities described in and that executed the foregoing instrument; and that s/he signed her/his name thereto under authority of said entity and on behalf of such entity.

WITNESS my hand and seal hereto affixed the day and year first above written.

/s/ Patrick A. Kanar
Notary Public in and for the
State of Delaware

My Commission expires: [NOTARIAL SEAL]	Patrick A. Kanar NOTARY PUBLIC State of Delaware MY COMMISSION EXPIRES 12-20- 2019

Benchmark 2019-B12 – Pooling and Servicing Agreement

EXHIBIT A-1

BENCHMARK 2019-B12 MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2019-B12, CLASS A-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1

[TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]2

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SPONSORS, THE ORIGINATORS, THE DEPOSITOR OR ANY OTHER PARTY TO THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW, ANY DIRECTING HOLDER, ANY CONSULTING PARTY, ANY COMPANION LOAN HOLDER (OR ITS REPRESENTATIVE), THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

1        Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

2        Global Certificate legend.

A-1-1

BENCHMARK 2019-B12 MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2019-B12, CLASS A-1

Pass-Through Rate: 2.2557% per annum

First Distribution Date: September 17, 2019	Cut-Off Date: With respect to each Mortgage Loan and Serviced Companion Loan, the Due Date in August 2019 for that Mortgage Loan or Serviced Companion Loan, as applicable (or, in the case of any Mortgage Loan or Serviced Companion Loan that has its first Due Date subsequent to August 2019, the date that would have been its Due Date in August 2019 under the terms of that Mortgage Loan or Serviced Companion Loan, as applicable, if a Monthly Payment were scheduled to be due in that month).

Aggregate Initial Certificate Balance of the Class A-1 Certificates: $16,310,000	Scheduled Final Distribution Date: the Distribution Date in April 2024

CUSIP: 08162F AA1	Initial Certificate Balance of this Certificate: $[_____]
ISIN: US08162FAA12 Common Code: 204106592

No.: [1]

This certifies that [           ] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class A-1 Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community properties and the Trust Subordinate Companion Loans held in trust by the Trustee and, other than in the case of the Outside Serviced Mortgage Loans, serviced by the Master Servicer and the Special Servicer. The Trust Fund was created, and the Mortgage Loans (other than the Outside Serviced Mortgage Loans) and the Trust Subordinate Companion Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency. Also issued under the Pooling and Servicing Agreement are the Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class A-S, Class B, Class C, Class X-B, Class X-D, Class D, Class E, Class F-RR, Class G-RR, Class J-RR, Class R, Class S, Class VRR, Class WM-A, Class WM-B, Class WM-C, Class WMRR, Class TC-A, Class TC-B, Class TC-C, Class TC-D, Class TC-E and Class TCRR Certificates (together with the Class A-1 Certificates, the “Certificates”; the Holders of Certificates are collectively referred to herein as “Certificateholders”).

This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of August 1, 2019 (the “Pooling and Servicing Agreement”), between Citigroup Commercial Mortgage Securities Inc., as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer and a Special Servicer, Pacific Life Insurance Company, solely with respect to the Woodlands Mall Loan Combination, as a Special Servicer, Trimont Real Estate Advisors, LLC, solely with respect to The Centre Loan

A-1-2

Combination, as a Special Servicer, Pentalpha Surveillance LLC, as Operating Advisor and Asset Representations Reviewer, Citibank, N.A., as Certificate Administrator, and Wilmington Trust, National Association, as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates, the Mortgage Loans or the Trust Subordinate Companion Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator will distribute (other than the final distribution on any Certificate), on the 4th Business Day following the Determination Date in each month, commencing in September 2019 (each such date, a “Distribution Date”), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, with respect to the Class A-1 Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to a share of Yield Maintenance Charges, as provided in the Pooling and Servicing Agreement.

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The “Interest Accrual Period” with respect to any Distribution Date and with respect to the Class A-1 Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

All distributions (other than the final distribution on any Certificate) will be made by the Certificate Administrator to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the last Business Day of the month preceding the month in which such Distribution Date occurs. Distributions are required to be made by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities to accept such funds, if such Certificateholder has provided the Certificate Administrator with written wiring instructions no less than five (5) Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentation and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in a notice to Certificateholders of the pendency of the final distribution.

Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. Subject to applicable state law with respect to escheatment of funds, if within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement.

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This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes: (i) such Mortgage Loans and Trust Subordinate Companion Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans and the Trust Subordinate Companion Loans due after the Cut-Off Date or, with respect to a Qualified Substitute Mortgage Loan, the Due Date in the month of substitution (exclusive of interest relating to periods prior to, but due after, the Cut-Off Date); (iii) any REO Property (but, with respect to any REO Property relating to a Loan Combination, only to the extent of the Trust’s interest in the related Loan Combination); (iv) all revenues received in respect of any REO Property (but, with respect to any REO Property relating to a Loan Combination, only to the extent of the Trust’s interest in the related Loan Combination); (v) the Master Servicer’s and the Trustee’s rights under the insurance policies with respect to the Mortgage Loans and the Trust Subordinate Companion Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) the Trustee’s rights in any Assignments of Leases, Rents and Profits and any security agreements; (vii) the Trustee’s rights under any indemnities or guaranties given as additional security for any Mortgage Loan or Trust Subordinate Companion Loan; (viii) all of the Trustee’s and the Certificate Administrator’s rights in the Escrow Accounts and Lock-Box Accounts and all proceeds of the Mortgage Loans and Trust Subordinate Companion Loans deposited in the Collection Account, the Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account, including any reinvestment income thereon; (ix) the Trustee’s rights in any environmental indemnity agreements relating to the Mortgaged Properties; (x) the Depositor’s rights under the Mortgage Loan Purchase Agreements to the extent assigned to the Trustee pursuant to Section 2.01 of the Pooling and Servicing Agreement; (xi) the Lower-Tier Regular Interests; (xii) the Woodlands Mall Regular Interests; (xiii) the Centre Regular Interests; (xiv) the Loss of Value Reserve Fund; and (xv) any Threshold Event Collateral.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator and Trustee.

As provided in the Pooling and Servicing Agreement, subject to certain restrictions on transfer set forth therein, upon surrender for registration of transfer of any Certificate, the Certificate Administrator shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

Prior to due presentation of this Certificate for registration of transfer, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Certificate Registrar, and any agent of any of them, may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and neither the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Certificate Registrar, nor any agent of any of them shall be affected by any notice to the contrary.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian (if the Certificate Administrator is then acting as Custodian), the Certificate Administrator and the Trustee, without the consent of any of the Certificateholders or, as applicable, any Companion Loan Holder:

(i)	to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates;

(ii)	to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or with the description thereof in the Prospectus or to correct any error;

(iii)	to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account, the Distribution Account or any REO Account, provided that (A) the Master Servicer

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Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment);

(iv)	to modify, eliminate or add to any of its provisions (A) to the extent necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee and the Certificate Administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates, (B) to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-Permitted Transferee, (C) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, Regulation RR and/or any related regulatory actions and/or interpretations or (D) in the event that Regulation RR (or any portion thereof) or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate any risk retention requirements no longer applicable to this securitization transaction in light of such repeal;

(v)	to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel;

(vi)	to modify the procedures in the Pooling and Servicing Agreement relating to Rule 17g-5; provided that such modification does not increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer or the Special Servicer without such party’s consent (which consent may not be withheld unless such modification would materially adversely affect such party or materially increase such party’s obligations under the Pooling and Servicing Agreement); provided, further that notice of such modification is provided to all parties to the Pooling and Servicing Agreement; and

(vii)	to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by any of the Rating Agencies, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder;

provided, further that no amendment pursuant to any of clauses (i)-(vii) above may be made that would: (A) reduce the consent or consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Controlling Class Representative without the consent of the Controlling Class Representative; (B) reduce the consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Operating Advisor without the consent of the Operating Advisor; (C) change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the applicable Mortgage Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller; (D) change in any manner the obligations or rights of any Underwriter or Initial Purchaser, without the consent of the affected Underwriter or Initial Purchaser; or (E) adversely affect any Serviced Companion Loan Holder in its capacity as such without its consent. Expenses incurred with respect to any amendment shall be borne by the party requesting such amendment, unless the Master Servicer, the Special Servicer or the Trustee is requesting an amendment for the benefit of the Certificateholders, then in which case such expense will be borne by the Trust.

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The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by a writing signed by each of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian (if the Certificate Administrator is then acting as Custodian), the Certificate Administrator and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

(i)	reduce in any manner the amount of, or delay the timing of, payments received on the Serviced Loans which are required to be distributed on a Certificate of any Class or to any Serviced Companion Loan Holder, as applicable, without the consent of the Holder of that Certificate or that Serviced Companion Loan Holder, as applicable,

(ii)	reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to the amendment without the consent of the Holders of all Certificates of that Class then outstanding,

(iii)	change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the related Mortgage Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller,

(iv)	change the definition of “Servicing Standard” without either (A) consent of 100% of the holders of the Certificates or (B) Rating Agency Confirmation,

(v)	without the consent of 100% of the Certificateholders of the Class or Classes of Certificates adversely affected thereby, change (A) the percentages of Voting Rights of Certificateholders or Pooled Voting Rights of Pooled Certificateholders, as applicable, that are required to consent to any action or inaction under the Pooling and Servicing Agreement, (B) the right of the Certificateholders to remove the Special Servicer pursuant to the Pooling and Servicing Agreement or (C) the right of the Certificateholders to terminate the Operating Advisor pursuant to the Pooling and Servicing Agreement,

(vi)	adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders,

(vii)	adversely affect a Serviced Companion Loan Holder in its capacity as such without its consent, or

(viii)	change in any manner the obligations or rights of any Underwriter or Initial Purchaser without the consent of the affected Underwriter or Initial Purchaser.

The Holders of the Controlling Class representing greater than 50% of the Certificate Balance of the Controlling Class may (or, if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if none of such Holders, the Special Servicer or the Master Servicer does, any Holders of Class R Certificates representing greater than a 50% Percentage Interest in such Class, may also) effect an early termination of the Trust Fund, upon not less than 30 days’ prior notice given to the parties (or, if applicable, the other parties) to the Pooling and Servicing Agreement (whereupon the Master Servicer shall notify the Serviced Companion Loan Holders) any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Trust Loans (and in the case of any Trust Loan that is part of a Serviced Loan Combination, subject to certain rights of the related Serviced Companion Loan Holder(s) provided for in the related Co-Lender Agreement) then remaining in the Trust Fund, and all property acquired by or on behalf of the Trust Fund (including the Trust Fund’s interest in any REO Property acquired with respect to any Outside Serviced Mortgage Loan) in respect of any Trust Loan then included in the Trust Fund, at a purchase price, payable in cash, equal to (i) the sum of (A) the Termination Purchase Amount and (B) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Trust Loans), the

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Special Servicer (unless the Special Servicer is the purchaser of such Trust Loans), the Trustee and the Certificate Administrator, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, if any, made by the Master Servicer or Special Servicer, as applicable, together with any interest accrued and payable to the Master Servicer or the Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the Master Servicer or the Special Servicer, as applicable, in connection with such purchase).

Any Person(s) effecting an early termination of the Trust Fund as provided in the prior paragraph shall first notify the Controlling Class Representative and each Certifying Certificateholder, or, in the case of a termination by the Holder of a Class R Certificate, notify the Certificate Administrator (who shall notify the Controlling Class Representative and each Certifying Certificateholder) of its intention to do so in writing at least 30 days prior to the Anticipated Termination Date. All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Trust Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Certificate Administrator shall be entitled to rely conclusively on any determination made by an Appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates, the Mortgage Loans and the Serviced Companion Loans (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement and to make any required remittances to the Serviced Companion Loan Holders in the month in which the final Distribution Date occurs and certain tax-related obligations) shall terminate immediately following the earlier to occur of (i) the purchase by Holders of the Controlling Class, the Special Servicer, the Master Servicer or Holders of the Class R Certificates of all the Trust Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement, (ii) the exchange by the Remaining Certificateholder of its Certificates for all the Trust Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(h) of the Pooling and Servicing Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Trust Loan or REO Property (or interest therein) contained in the Trust Fund; provided, however, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling and Servicing Agreement. All such payments as contemplated by the preceding paragraph shall be deposited into the Collection Account by the Master Servicer or Special Servicer, as applicable, promptly following receipt thereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Certificate Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class A-1 Certificate to be duly executed.

CITIBANK, N.A., not in its individual capacity but solely as Certificate Administrator

By:
Authorized Signatory

Dated: August 8, 2019

CERTIFICATE OF AUTHENTICATION

This is one of the Class A-1 Certificates referred to in the Pooling and Servicing Agreement.

Dated: August 8, 2019

CITIBANK, N.A., not in its individual capacity but solely as Authenticating Agent

By:
Authorized Signatory

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (“Assignor(s)”) hereby sell(s), assign(s) and transfer(s) unto ____________________________________ ______________________________(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) (“Assignee(s)”) the entire Percentage Interest represented by the within Class A-1 Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Class A-1 Certificate of the entire Percentage Interest represented by the within Class A-1 Certificates to the above-named Assignee(s) and to deliver such Class A-1 Certificate to the following address:

Date: _________________

Signature by or on behalf of Assignor(s)

Taxpayer Identification Number

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DISTRIBUTION INSTRUCTIONS

The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions: _______________________________________________________ _____________________________________ Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of _________________________________________ account number ____________________________. This information is provided by ______________________________, the Assignee(s) named above or ____________________________________ as its (their) agent.

By:
[Please print or type name(s)]

Title

Taxpayer Identification Number

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EXHIBIT A-2

BENCHMARK 2019-B12 MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2019-B12, CLASS A-2

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]3

[TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]4

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SPONSORS, THE ORIGINATORS, THE DEPOSITOR OR ANY OTHER PARTY TO THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW, ANY DIRECTING HOLDER, ANY CONSULTING PARTY, ANY COMPANION LOAN HOLDER (OR ITS REPRESENTATIVE), THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

3        Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

4        Global Certificate legend.

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BENCHMARK 2019-B12 MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2019-B12, CLASS A-2

Pass-Through Rate: 3.0008% per annum

First Distribution Date: September 17, 2019	Cut-Off Date: With respect to each Mortgage Loan and Serviced Companion Loan, the Due Date in August 2019 for that Mortgage Loan or Serviced Companion Loan, as applicable (or, in the case of any Mortgage Loan or Serviced Companion Loan that has its first Due Date subsequent to August 2019, the date that would have been its Due Date in August 2019 under the terms of that Mortgage Loan or Serviced Companion Loan, as applicable, if a Monthly Payment were scheduled to be due in that month).

Aggregate Initial Certificate Balance of the Class A-2 Certificates: $221,930,000	Scheduled Final Distribution Date: the Distribution Date in November 2024

CUSIP: 08162F AB9	Initial Certificate Balance of this Certificate: $[_____]

ISIN: US08162FAB94 Common Code: 204106614

No.: [1]

This certifies that [           ] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class A-2 Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community properties and the Trust Subordinate Companion Loans held in trust by the Trustee and, other than in the case of the Outside Serviced Mortgage Loans, serviced by the Master Servicer and the Special Servicer. The Trust Fund was created, and the Mortgage Loans (other than the Outside Serviced Mortgage Loans) and the Trust Subordinate Companion Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class A-S, Class B, Class C, Class X-B, Class X-D, Class D, Class E, Class F-RR, Class G-RR, Class J-RR, Class R, Class S, Class VRR, Class WM-A, Class WM-B, Class WM-C, Class WMRR, Class TC-A, Class TC-B, Class TC-C, Class TC-D, Class TC-E and Class TCRR Certificates (together with the Class A-2 Certificates, the “Certificates”; the Holders of Certificates are collectively referred to herein as “Certificateholders”).

This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of August 1, 2019 (the “Pooling and Servicing Agreement”), between Citigroup Commercial Mortgage Securities Inc., as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer and a Special Servicer, Pacific Life Insurance Company, solely with respect to the Woodlands Mall Loan Combination, as a Special Servicer, Trimont Real Estate Advisors, LLC, solely with respect to The Centre Loan

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Combination, as a Special Servicer, Pentalpha Surveillance LLC, as Operating Advisor and Asset Representations Reviewer, Citibank, N.A., as Certificate Administrator, and Wilmington Trust, National Association, as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates, the Mortgage Loans or the Trust Subordinate Companion Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator will distribute (other than the final distribution on any Certificate), on the 4th Business Day following the Determination Date in each month, commencing in September 2019 (each such date, a “Distribution Date”), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, with respect to the Class A-2 Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to a share of Yield Maintenance Charges, as provided in the Pooling and Servicing Agreement.

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The “Interest Accrual Period” with respect to any Distribution Date and with respect to the Class A-2 Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

All distributions (other than the final distribution on any Certificate) will be made by the Certificate Administrator to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the last Business Day of the month preceding the month in which such Distribution Date occurs. Distributions are required to be made by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities to accept such funds, if such Certificateholder has provided the Certificate Administrator with written wiring instructions no less than five (5) Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentation and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in a notice to Certificateholders of the pendency of the final distribution.

Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. Subject to applicable state law with respect to escheatment of funds, if within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement.

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This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes: (i) such Mortgage Loans and Trust Subordinate Companion Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans and the Trust Subordinate Companion Loans due after the Cut-Off Date or, with respect to a Qualified Substitute Mortgage Loan, the Due Date in the month of substitution (exclusive of interest relating to periods prior to, but due after, the Cut-Off Date); (iii) any REO Property (but, with respect to any REO Property relating to a Loan Combination, only to the extent of the Trust’s interest in the related Loan Combination); (iv) all revenues received in respect of any REO Property (but, with respect to any REO Property relating to a Loan Combination, only to the extent of the Trust’s interest in the related Loan Combination); (v) the Master Servicer’s and the Trustee’s rights under the insurance policies with respect to the Mortgage Loans and the Trust Subordinate Companion Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) the Trustee’s rights in any Assignments of Leases, Rents and Profits and any security agreements; (vii) the Trustee’s rights under any indemnities or guaranties given as additional security for any Mortgage Loan or Trust Subordinate Companion Loan; (viii) all of the Trustee’s and the Certificate Administrator’s rights in the Escrow Accounts and Lock-Box Accounts and all proceeds of the Mortgage Loans and Trust Subordinate Companion Loans deposited in the Collection Account, the Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account, including any reinvestment income thereon; (ix) the Trustee’s rights in any environmental indemnity agreements relating to the Mortgaged Properties; (x) the Depositor’s rights under the Mortgage Loan Purchase Agreements to the extent assigned to the Trustee pursuant to Section 2.01 of the Pooling and Servicing Agreement; (xi) the Lower-Tier Regular Interests; (xii) the Woodlands Mall Regular Interests; (xiii) the Centre Regular Interests; (xiv) the Loss of Value Reserve Fund; and (xv) any Threshold Event Collateral.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator and Trustee.

As provided in the Pooling and Servicing Agreement, subject to certain restrictions on transfer set forth therein, upon surrender for registration of transfer of any Certificate, the Certificate Administrator shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

Prior to due presentation of this Certificate for registration of transfer, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Certificate Registrar, and any agent of any of them, may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and neither the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Certificate Registrar, nor any agent of any of them shall be affected by any notice to the contrary.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian (if the Certificate Administrator is then acting as Custodian), the Certificate Administrator and the Trustee, without the consent of any of the Certificateholders or, as applicable, any Companion Loan Holder:

(i)	to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates;

(ii)	to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or with the description thereof in the Prospectus or to correct any error;

(iii)	to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account, the Distribution Account or any REO Account, provided that (A) the Master Servicer

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Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment);

(iv)	to modify, eliminate or add to any of its provisions (A) to the extent necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee and the Certificate Administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates, (B) to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-Permitted Transferee, (C) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, Regulation RR and/or any related regulatory actions and/or interpretations or (D) in the event that Regulation RR (or any portion thereof) or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate any risk retention requirements no longer applicable to this securitization transaction in light of such repeal;

(v)	to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel;

(vi)	to modify the procedures in the Pooling and Servicing Agreement relating to Rule 17g-5; provided that such modification does not increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer or the Special Servicer without such party’s consent (which consent may not be withheld unless such modification would materially adversely affect such party or materially increase such party’s obligations under the Pooling and Servicing Agreement); provided, further that notice of such modification is provided to all parties to the Pooling and Servicing Agreement; and

(vii)	to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by any of the Rating Agencies, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder;

provided, further that no amendment pursuant to any of clauses (i)-(vii) above may be made that would: (A) reduce the consent or consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Controlling Class Representative without the consent of the Controlling Class Representative; (B) reduce the consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Operating Advisor without the consent of the Operating Advisor; (C) change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the applicable Mortgage Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller; (D) change in any manner the obligations or rights of any Underwriter or Initial Purchaser, without the consent of the affected Underwriter or Initial Purchaser; or (E) adversely affect any Serviced Companion Loan Holder in its capacity as such without its consent. Expenses incurred with respect to any amendment shall be borne by the party requesting such amendment, unless the Master Servicer, the Special Servicer or the Trustee is requesting an amendment for the benefit of the Certificateholders, then in which case such expense will be borne by the Trust.

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The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by a writing signed by each of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian (if the Certificate Administrator is then acting as Custodian), the Certificate Administrator and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

(i)	reduce in any manner the amount of, or delay the timing of, payments received on the Serviced Loans which are required to be distributed on a Certificate of any Class or to any Serviced Companion Loan Holder, as applicable, without the consent of the Holder of that Certificate or that Serviced Companion Loan Holder, as applicable,

(ii)	reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to the amendment without the consent of the Holders of all Certificates of that Class then outstanding,

(iii)	change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the related Mortgage Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller,

(iv)	change the definition of “Servicing Standard” without either (A) consent of 100% of the holders of the Certificates or (B) Rating Agency Confirmation,

(v)	without the consent of 100% of the Certificateholders of the Class or Classes of Certificates adversely affected thereby, change (A) the percentages of Voting Rights of Certificateholders or Pooled Voting Rights of Pooled Certificateholders, as applicable, that are required to consent to any action or inaction under the Pooling and Servicing Agreement, (B) the right of the Certificateholders to remove the Special Servicer pursuant to the Pooling and Servicing Agreement or (C) the right of the Certificateholders to terminate the Operating Advisor pursuant to the Pooling and Servicing Agreement,

(vi)	adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders,

(vii)	adversely affect a Serviced Companion Loan Holder in its capacity as such without its consent, or

(viii)	change in any manner the obligations or rights of any Underwriter or Initial Purchaser without the consent of the affected Underwriter or Initial Purchaser.

The Holders of the Controlling Class representing greater than 50% of the Certificate Balance of the Controlling Class may (or, if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if none of such Holders, the Special Servicer or the Master Servicer does, any Holders of Class R Certificates representing greater than a 50% Percentage Interest in such Class, may also) effect an early termination of the Trust Fund, upon not less than 30 days’ prior notice given to the parties (or, if applicable, the other parties) to the Pooling and Servicing Agreement (whereupon the Master Servicer shall notify the Serviced Companion Loan Holders) any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Trust Loans (and in the case of any Trust Loan that is part of a Serviced Loan Combination, subject to certain rights of the related Serviced Companion Loan Holder(s) provided for in the related Co-Lender Agreement) then remaining in the Trust Fund, and all property acquired by or on behalf of the Trust Fund (including the Trust Fund’s interest in any REO Property acquired with respect to any Outside Serviced Mortgage Loan) in respect of any Trust Loan then included in the Trust Fund, at a purchase price, payable in cash, equal to (i) the sum of (A) the Termination Purchase Amount and (B) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Trust Loans), the

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Special Servicer (unless the Special Servicer is the purchaser of such Trust Loans), the Trustee and the Certificate Administrator, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, if any, made by the Master Servicer or Special Servicer, as applicable, together with any interest accrued and payable to the Master Servicer or the Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the Master Servicer or the Special Servicer, as applicable, in connection with such purchase).

Any Person(s) effecting an early termination of the Trust Fund as provided in the prior paragraph shall first notify the Controlling Class Representative and each Certifying Certificateholder, or, in the case of a termination by the Holder of a Class R Certificate, notify the Certificate Administrator (who shall notify the Controlling Class Representative and each Certifying Certificateholder) of its intention to do so in writing at least 30 days prior to the Anticipated Termination Date. All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Trust Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Certificate Administrator shall be entitled to rely conclusively on any determination made by an Appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates, the Mortgage Loans and the Serviced Companion Loans (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement and to make any required remittances to the Serviced Companion Loan Holders in the month in which the final Distribution Date occurs and certain tax-related obligations) shall terminate immediately following the earlier to occur of (i) the purchase by Holders of the Controlling Class, the Special Servicer, the Master Servicer or Holders of the Class R Certificates of all the Trust Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement, (ii) the exchange by the Remaining Certificateholder of its Certificates for all the Trust Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(h) of the Pooling and Servicing Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Trust Loan or REO Property (or interest therein) contained in the Trust Fund; provided, however, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling and Servicing Agreement. All such payments as contemplated by the preceding paragraph shall be deposited into the Collection Account by the Master Servicer or Special Servicer, as applicable, promptly following receipt thereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Certificate Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class A-2 Certificate to be duly executed.

CITIBANK, N.A., not in its individual capacity but solely as Certificate Administrator

By:
Authorized Signatory

Dated: August 8, 2019

CERTIFICATE OF AUTHENTICATION

This is one of the Class A-2 Certificates referred to in the Pooling and Servicing Agreement.

Dated: August 8, 2019

CITIBANK, N.A., not in its individual capacity but solely as Authenticating Agent

By:
Authorized Signatory

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (“Assignor(s)”) hereby sell(s), assign(s) and transfer(s) unto ____________________________________ ______________________________(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) (“Assignee(s)”) the entire Percentage Interest represented by the within Class A-2 Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Class A-2 Certificate of the entire Percentage Interest represented by the within Class A-2 Certificates to the above-named Assignee(s) and to deliver such Class A-2 Certificate to the following address:

Date: _________________

Signature by or on behalf of Assignor(s)

Taxpayer Identification Number

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DISTRIBUTION INSTRUCTIONS

The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions: _______________________________________________________ _____________________________________ Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of _________________________________________ account number ____________________________. This information is provided by ______________________________, the Assignee(s) named above or ____________________________________ as its (their) agent.

By:
[Please print or type name(s)]

Title

Taxpayer Identification Number

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EXHIBIT A-3

BENCHMARK 2019-B12 MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2019-B12, CLASS A-3

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]5

[TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]6

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SPONSORS, THE ORIGINATORS, THE DEPOSITOR OR ANY OTHER PARTY TO THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW, ANY DIRECTING HOLDER, ANY CONSULTING PARTY, ANY COMPANION LOAN HOLDER (OR ITS REPRESENTATIVE), THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

5        Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

6        Global Certificate legend.

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BENCHMARK 2019-B12 MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2019-B12, CLASS A-3

Pass-Through Rate: 2.8130% per annum

First Distribution Date: September 17, 2019	Cut-Off Date: With respect to each Mortgage Loan and Serviced Companion Loan, the Due Date in August 2019 for that Mortgage Loan or Serviced Companion Loan, as applicable (or, in the case of any Mortgage Loan or Serviced Companion Loan that has its first Due Date subsequent to August 2019, the date that would have been its Due Date in August 2019 under the terms of that Mortgage Loan or Serviced Companion Loan, as applicable, if a Monthly Payment were scheduled to be due in that month).

Aggregate Initial Certificate Balance of the Class A-3 Certificates: $5,920,000	Scheduled Final Distribution Date: the Distribution Date in June 2026

CUSIP: 08162F AC7	Initial Certificate Balance of this Certificate: $[_____]

ISIN: US08162FAC77 Common Code: 204106606

No.: [1]

This certifies that [            ] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class A-3 Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community properties and the Trust Subordinate Companion Loans held in trust by the Trustee and, other than in the case of the Outside Serviced Mortgage Loans, serviced by the Master Servicer and the Special Servicer. The Trust Fund was created, and the Mortgage Loans (other than the Outside Serviced Mortgage Loans) and the Trust Subordinate Companion Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class A-4, Class A-5, Class A-AB, Class X-A, Class A-S, Class B, Class C, Class X-B, Class X-D, Class D, Class E, Class F-RR, Class G-RR, Class J-RR, Class R, Class S, Class VRR, Class WM-A, Class WM-B, Class WM-C, Class WMRR, Class TC-A, Class TC-B, Class TC-C, Class TC-D, Class TC-E and Class TCRR Certificates (together with the Class A-3 Certificates, the “Certificates”; the Holders of Certificates are collectively referred to herein as “Certificateholders”).

This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of August 1, 2019 (the “Pooling and Servicing Agreement”), between Citigroup Commercial Mortgage Securities Inc., as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer and a Special Servicer, Pacific Life Insurance Company, solely with respect to the Woodlands Mall Loan Combination, as a Special Servicer, Trimont Real Estate Advisors, LLC, solely with respect to The Centre Loan

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Combination, as a Special Servicer, Pentalpha Surveillance LLC, as Operating Advisor and Asset Representations Reviewer, Citibank, N.A., as Certificate Administrator, and Wilmington Trust, National Association, as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates, the Mortgage Loans or the Trust Subordinate Companion Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator will distribute (other than the final distribution on any Certificate), on the 4th Business Day following the Determination Date in each month, commencing in September 2019 (each such date, a “Distribution Date”), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, with respect to the Class A-3 Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to a share of Yield Maintenance Charges, as provided in the Pooling and Servicing Agreement.

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The “Interest Accrual Period” with respect to any Distribution Date and with respect to the Class A-3 Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

All distributions (other than the final distribution on any Certificate) will be made by the Certificate Administrator to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the last Business Day of the month preceding the month in which such Distribution Date occurs. Distributions are required to be made by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities to accept such funds, if such Certificateholder has provided the Certificate Administrator with written wiring instructions no less than five (5) Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentation and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in a notice to Certificateholders of the pendency of the final distribution.

Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. Subject to applicable state law with respect to escheatment of funds, if within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement.

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This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes: (i) such Mortgage Loans and Trust Subordinate Companion Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans and the Trust Subordinate Companion Loans due after the Cut-Off Date or, with respect to a Qualified Substitute Mortgage Loan, the Due Date in the month of substitution (exclusive of interest relating to periods prior to, but due after, the Cut-Off Date); (iii) any REO Property (but, with respect to any REO Property relating to a Loan Combination, only to the extent of the Trust’s interest in the related Loan Combination); (iv) all revenues received in respect of any REO Property (but, with respect to any REO Property relating to a Loan Combination, only to the extent of the Trust’s interest in the related Loan Combination); (v) the Master Servicer’s and the Trustee’s rights under the insurance policies with respect to the Mortgage Loans and the Trust Subordinate Companion Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) the Trustee’s rights in any Assignments of Leases, Rents and Profits and any security agreements; (vii) the Trustee’s rights under any indemnities or guaranties given as additional security for any Mortgage Loan or Trust Subordinate Companion Loan; (viii) all of the Trustee’s and the Certificate Administrator’s rights in the Escrow Accounts and Lock-Box Accounts and all proceeds of the Mortgage Loans and Trust Subordinate Companion Loans deposited in the Collection Account, the Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account, including any reinvestment income thereon; (ix) the Trustee’s rights in any environmental indemnity agreements relating to the Mortgaged Properties; (x) the Depositor’s rights under the Mortgage Loan Purchase Agreements to the extent assigned to the Trustee pursuant to Section 2.01 of the Pooling and Servicing Agreement; (xi) the Lower-Tier Regular Interests; (xii) the Woodlands Mall Regular Interests; (xiii) the Centre Regular Interests; (xiv) the Loss of Value Reserve Fund; and (xv) any Threshold Event Collateral.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator and Trustee.

As provided in the Pooling and Servicing Agreement, subject to certain restrictions on transfer set forth therein, upon surrender for registration of transfer of any Certificate, the Certificate Administrator shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

Prior to due presentation of this Certificate for registration of transfer, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Certificate Registrar, and any agent of any of them, may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and neither the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Certificate Registrar, nor any agent of any of them shall be affected by any notice to the contrary.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian (if the Certificate Administrator is then acting as Custodian), the Certificate Administrator and the Trustee, without the consent of any of the Certificateholders or, as applicable, any Companion Loan Holder:

(i)	to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates;

(ii)	to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or with the description thereof in the Prospectus or to correct any error;

(iii)	to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account, the Distribution Account or any REO Account, provided that (A) the Master Servicer

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Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment);

(iv)	to modify, eliminate or add to any of its provisions (A) to the extent necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee and the Certificate Administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates, (B) to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-Permitted Transferee, (C) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, Regulation RR and/or any related regulatory actions and/or interpretations or (D) in the event that Regulation RR (or any portion thereof) or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate any risk retention requirements no longer applicable to this securitization transaction in light of such repeal;

(v)	to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel;

(vi)	to modify the procedures in the Pooling and Servicing Agreement relating to Rule 17g-5; provided that such modification does not increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer or the Special Servicer without such party’s consent (which consent may not be withheld unless such modification would materially adversely affect such party or materially increase such party’s obligations under the Pooling and Servicing Agreement); provided, further that notice of such modification is provided to all parties to the Pooling and Servicing Agreement; and

(vii)	to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by any of the Rating Agencies, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder;

provided, further that no amendment pursuant to any of clauses (i)-(vii) above may be made that would: (A) reduce the consent or consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Controlling Class Representative without the consent of the Controlling Class Representative; (B) reduce the consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Operating Advisor without the consent of the Operating Advisor; (C) change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the applicable Mortgage Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller; (D) change in any manner the obligations or rights of any Underwriter or Initial Purchaser, without the consent of the affected Underwriter or Initial Purchaser; or (E) adversely affect any Serviced Companion Loan Holder in its capacity as such without its consent. Expenses incurred with respect to any amendment shall be borne by the party requesting such amendment, unless the Master Servicer, the Special Servicer or the Trustee is requesting an amendment for the benefit of the Certificateholders, then in which case such expense will be borne by the Trust.

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The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by a writing signed by each of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian (if the Certificate Administrator is then acting as Custodian), the Certificate Administrator and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

(i)	reduce in any manner the amount of, or delay the timing of, payments received on the Serviced Loans which are required to be distributed on a Certificate of any Class or to any Serviced Companion Loan Holder, as applicable, without the consent of the Holder of that Certificate or that Serviced Companion Loan Holder, as applicable,

(ii)	reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to the amendment without the consent of the Holders of all Certificates of that Class then outstanding,

(iii)	change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the related Mortgage Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller,

(iv)	change the definition of “Servicing Standard” without either (A) consent of 100% of the holders of the Certificates or (B) Rating Agency Confirmation,

(v)	without the consent of 100% of the Certificateholders of the Class or Classes of Certificates adversely affected thereby, change (A) the percentages of Voting Rights of Certificateholders or Pooled Voting Rights of Pooled Certificateholders, as applicable, that are required to consent to any action or inaction under the Pooling and Servicing Agreement, (B) the right of the Certificateholders to remove the Special Servicer pursuant to the Pooling and Servicing Agreement or (C) the right of the Certificateholders to terminate the Operating Advisor pursuant to the Pooling and Servicing Agreement,

(vi)	adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders,

(vii)	adversely affect a Serviced Companion Loan Holder in its capacity as such without its consent, or

(viii)	change in any manner the obligations or rights of any Underwriter or Initial Purchaser without the consent of the affected Underwriter or Initial Purchaser.

The Holders of the Controlling Class representing greater than 50% of the Certificate Balance of the Controlling Class may (or, if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if none of such Holders, the Special Servicer or the Master Servicer does, any Holders of Class R Certificates representing greater than a 50% Percentage Interest in such Class, may also) effect an early termination of the Trust Fund, upon not less than 30 days’ prior notice given to the parties (or, if applicable, the other parties) to the Pooling and Servicing Agreement (whereupon the Master Servicer shall notify the Serviced Companion Loan Holders) any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Trust Loans (and in the case of any Trust Loan that is part of a Serviced Loan Combination, subject to certain rights of the related Serviced Companion Loan Holder(s) provided for in the related Co-Lender Agreement) then remaining in the Trust Fund, and all property acquired by or on behalf of the Trust Fund (including the Trust Fund’s interest in any REO Property acquired with respect to any Outside Serviced Mortgage Loan in respect of any Mortgage Loan or Trust Subordinate Companion Loan then included in the Trust Fund, at a purchase price, payable in cash, equal to (i) the sum of (A) the Termination Purchase Amount and (B) the reasonable out-of-pocket expenses of the Master Servicer (unless the

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Master Servicer is the purchaser of such Trust Loans), the Special Servicer (unless the Special Servicer is the purchaser of such Trust Loans), the Trustee and the Certificate Administrator, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, if any, made by the Master Servicer or Special Servicer, as applicable, together with any interest accrued and payable to the Master Servicer or the Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the Master Servicer or the Special Servicer, as applicable, in connection with such purchase).

Any Person(s) effecting an early termination of the Trust Fund as provided in the prior paragraph shall first notify the Controlling Class Representative and each Certifying Certificateholder, or, in the case of a termination by the Holder of a Class R Certificate, notify the Certificate Administrator (who shall notify the Controlling Class Representative and each Certifying Certificateholder) of its intention to do so in writing at least 30 days prior to the Anticipated Termination Date. All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Trust Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Certificate Administrator shall be entitled to rely conclusively on any determination made by an Appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates, the Mortgage Loans and the Serviced Companion Loans (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement and to make any required remittances to the Serviced Companion Loan Holders in the month in which the final Distribution Date occurs and certain tax-related obligations) shall terminate immediately following the earlier to occur of (i) the purchase by Holders of the Controlling Class, the Special Servicer, the Master Servicer or Holders of the Class R Certificates of all the Trust Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement, (ii) the exchange by the Remaining Certificateholder of its Certificates for all the Trust Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(h) of the Pooling and Servicing Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Trust Loan or REO Property (or interest therein) contained in the Trust Fund; provided, however, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling and Servicing Agreement. All such payments as contemplated by the preceding paragraph shall be deposited into the Collection Account by the Master Servicer or Special Servicer, as applicable, promptly following receipt thereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Certificate Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class A-3 Certificate to be duly executed.

CITIBANK, N.A., not in its individual capacity but solely as Certificate Administrator

By:
Authorized Signatory

Dated: August 8, 2019

CERTIFICATE OF AUTHENTICATION

This is one of the Class A-3 Certificates referred to in the Pooling and Servicing Agreement.

Dated: August 8, 2019

CITIBANK, N.A., not in its individual capacity but solely as Authenticating Agent

By:
Authorized Signatory

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (“Assignor(s)”) hereby sell(s), assign(s) and transfer(s) unto ____________________________________ ______________________________(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) (“Assignee(s)”) the entire Percentage Interest represented by the within Class A-3 Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Class A-3 Certificate of the entire Percentage Interest represented by the within Class A-3 Certificates to the above-named Assignee(s) and to deliver such Class A-3 Certificate to the following address:

Date: _________________

Signature by or on behalf of Assignor(s)

Taxpayer Identification Number

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DISTRIBUTION INSTRUCTIONS

The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions: _______________________________________________________ _____________________________________ Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of _________________________________________ account number ____________________________. This information is provided by ______________________________, the Assignee(s) named above or ____________________________________ as its (their) agent.

By:
[Please print or type name(s)]

Title

Taxpayer Identification Number

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EXHIBIT A-4

BENCHMARK 2019-B12 MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2019-B12, CLASS A-4

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]7

[TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]8

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SPONSORS, THE ORIGINATORS, THE DEPOSITOR OR ANY OTHER PARTY TO THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW, ANY DIRECTING HOLDER, ANY CONSULTING PARTY, ANY COMPANION LOAN HOLDER (OR ITS REPRESENTATIVE), THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

7        Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

8        Global Certificate legend.

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BENCHMARK 2019-B12 MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2019-B12, CLASS A-4

Pass-Through Rate: 2.8589% per annum

First Distribution Date: September 17, 2019	Cut-Off Date: With respect to each Mortgage Loan and Serviced Companion Loan, the Due Date in August 2019 for that Mortgage Loan or Serviced Companion Loan, as applicable (or, in the case of any Mortgage Loan or Serviced Companion Loan that has its first Due Date subsequent to August 2019, the date that would have been its Due Date in August 2019 under the terms of that Mortgage Loan or Serviced Companion Loan, as applicable, if a Monthly Payment were scheduled to be due in that month).

Aggregate Initial Certificate Balance of the Class A-4 Certificates: $215,000,000	Scheduled Final Distribution Date: the Distribution Date in June 2029

CUSIP: 08162F AD5	Initial Certificate Balance of this Certificate: $[_____]
ISIN: US08162FAD50 Common Code: 204106622

No.: [1]

This certifies that [          ] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class A-4 Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community properties and the Trust Subordinate Companion Loans held in trust by the Trustee and, other than in the case of the Outside Serviced Mortgage Loans, serviced by the Master Servicer and the Special Servicer. The Trust Fund was created, and the Mortgage Loans (other than the Outside Serviced Mortgage Loans) and the Trust Subordinate Companion Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class A-3, Class A-5, Class A-AB, Class X-A, Class A-S, Class B, Class C, Class X-B, Class X-D, Class D, Class E, Class F-RR, Class G-RR, Class J-RR, Class R, Class S, Class VRR, Class WM-A, Class WM-B, Class WM-C, Class WMRR, Class TC-A, Class TC-B, Class TC-C, Class TC-D, Class TC-E and Class TCRR Certificates (together with the Class A-4 Certificates, the “Certificates”; the Holders of Certificates are collectively referred to herein as “Certificateholders”).

This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of August 1, 2019 (the “Pooling and Servicing Agreement”), between Citigroup Commercial Mortgage Securities Inc., as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer and a Special Servicer, Pacific Life Insurance Company, solely with respect to the Woodlands Mall Loan Combination, as a Special Servicer, Trimont Real Estate Advisors, LLC, solely with respect to The Centre Loan

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Combination, as a Special Servicer, Pentalpha Surveillance LLC, as Operating Advisor and Asset Representations Reviewer, Citibank, N.A., as Certificate Administrator, and Wilmington Trust, National Association, as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates, the Mortgage Loans or the Trust Subordinate Companion Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator will distribute (other than the final distribution on any Certificate), on the 4th Business Day following the Determination Date in each month, commencing in September 2019 (each such date, a “Distribution Date”), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, with respect to the Class A-4 Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to a share of Yield Maintenance Charges, as provided in the Pooling and Servicing Agreement.

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The “Interest Accrual Period” with respect to any Distribution Date and with respect to the Class A-4 Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

All distributions (other than the final distribution on any Certificate) will be made by the Certificate Administrator to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the last Business Day of the month preceding the month in which such Distribution Date occurs. Distributions are required to be made by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities to accept such funds, if such Certificateholder has provided the Certificate Administrator with written wiring instructions no less than five (5) Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentation and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in a notice to Certificateholders of the pendency of the final distribution.

Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. Subject to applicable state law with respect to escheatment of funds, if within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement.

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This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes: (i) such Mortgage Loans and Trust Subordinate Companion Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans and the Trust Subordinate Companion Loans due after the Cut-Off Date or, with respect to a Qualified Substitute Mortgage Loan, the Due Date in the month of substitution (exclusive of interest relating to periods prior to, but due after, the Cut-Off Date); (iii) any REO Property (but, with respect to any REO Property relating to a Loan Combination, only to the extent of the Trust’s interest in the related Loan Combination); (iv) all revenues received in respect of any REO Property (but, with respect to any REO Property relating to a Loan Combination, only to the extent of the Trust’s interest in the related Loan Combination); (v) the Master Servicer’s and the Trustee’s rights under the insurance policies with respect to the Mortgage Loans and the Trust Subordinate Companion Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) the Trustee’s rights in any Assignments of Leases, Rents and Profits and any security agreements; (vii) the Trustee’s rights under any indemnities or guaranties given as additional security for any Mortgage Loan or Trust Subordinate Companion Loan; (viii) all of the Trustee’s and the Certificate Administrator’s rights in the Escrow Accounts and Lock-Box Accounts and all proceeds of the Mortgage Loans and Trust Subordinate Companion Loans deposited in the Collection Account, the Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account, including any reinvestment income thereon; (ix) the Trustee’s rights in any environmental indemnity agreements relating to the Mortgaged Properties; (x) the Depositor’s rights under the Mortgage Loan Purchase Agreements to the extent assigned to the Trustee pursuant to Section 2.01 of the Pooling and Servicing Agreement; (xi) the Lower-Tier Regular Interests; (xii) the Woodlands Mall Regular Interests; (xiii) the Centre Regular Interests; (xiv) the Loss of Value Reserve Fund; and (xv) any Threshold Event Collateral.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator and Trustee.

As provided in the Pooling and Servicing Agreement, subject to certain restrictions on transfer set forth therein, upon surrender for registration of transfer of any Certificate, the Certificate Administrator shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

Prior to due presentation of this Certificate for registration of transfer, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Certificate Registrar, and any agent of any of them, may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and neither the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Certificate Registrar, nor any agent of any of them shall be affected by any notice to the contrary.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian (if the Certificate Administrator is then acting as Custodian), the Certificate Administrator and the Trustee, without the consent of any of the Certificateholders or, as applicable, any Companion Loan Holder:

(i)	to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates;

(ii)	to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or with the description thereof in the Prospectus or to correct any error;

(iii)	to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account, the Distribution Account or any REO Account, provided that (A) the Master Servicer

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Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment);

(iv)	to modify, eliminate or add to any of its provisions (A) to the extent necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee and the Certificate Administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates, (B) to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-Permitted Transferee, (C) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, Regulation RR and/or any related regulatory actions and/or interpretations or (D) in the event that Regulation RR (or any portion thereof) or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate any risk retention requirements no longer applicable to this securitization transaction in light of such repeal;

(v)	to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel;

(vi)	to modify the procedures in the Pooling and Servicing Agreement relating to Rule 17g-5; provided that such modification does not increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer or the Special Servicer without such party’s consent (which consent may not be withheld unless such modification would materially adversely affect such party or materially increase such party’s obligations under the Pooling and Servicing Agreement); provided, further that notice of such modification is provided to all parties to the Pooling and Servicing Agreement; and

(vii)	to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by any of the Rating Agencies, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder;

provided, further that no amendment pursuant to any of clauses (i)-(vii) above may be made that would: (A) reduce the consent or consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Controlling Class Representative without the consent of the Controlling Class Representative; (B) reduce the consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Operating Advisor without the consent of the Operating Advisor; (C) change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the applicable Mortgage Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller; (D) change in any manner the obligations or rights of any Underwriter or Initial Purchaser, without the consent of the affected Underwriter or Initial Purchaser; or (E) adversely affect any Serviced Companion Loan Holder in its capacity as such without its consent. Expenses incurred with respect to any amendment shall be borne by the party requesting such amendment, unless the Master Servicer, the Special Servicer or the Trustee is requesting an amendment for the benefit of the Certificateholders, then in which case such expense will be borne by the Trust.

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The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by a writing signed by each of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian (if the Certificate Administrator is then acting as Custodian), the Certificate Administrator and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

(i)	reduce in any manner the amount of, or delay the timing of, payments received on the Serviced Loans which are required to be distributed on a Certificate of any Class or to any Serviced Companion Loan Holder, as applicable, without the consent of the Holder of that Certificate or that Serviced Companion Loan Holder, as applicable,

(ii)	reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to the amendment without the consent of the Holders of all Certificates of that Class then outstanding,

(iii)	change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the related Mortgage Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller,

(iv)	change the definition of “Servicing Standard” without either (A) consent of 100% of the holders of the Certificates or (B) Rating Agency Confirmation,

(v)	without the consent of 100% of the Certificateholders of the Class or Classes of Certificates adversely affected thereby, change (A) the percentages of Voting Rights of Certificateholders or Pooled Voting Rights of Pooled Certificateholders, as applicable, that are required to consent to any action or inaction under the Pooling and Servicing Agreement, (B) the right of the Certificateholders to remove the Special Servicer pursuant to the Pooling and Servicing Agreement or (C) the right of the Certificateholders to terminate the Operating Advisor pursuant to the Pooling and Servicing Agreement,

(vi)	adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders,

(vii)	adversely affect a Serviced Companion Loan Holder in its capacity as such without its consent, or

(viii)	change in any manner the obligations or rights of any Underwriter or Initial Purchaser without the consent of the affected Underwriter or Initial Purchaser.

The Holders of the Controlling Class representing greater than 50% of the Certificate Balance of the Controlling Class may (or, if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if none of such Holders, the Special Servicer or the Master Servicer does, any Holders of Class R Certificates representing greater than a 50% Percentage Interest in such Class, may also) effect an early termination of the Trust Fund, upon not less than 30 days’ prior notice given to the parties (or, if applicable, the other parties) to the Pooling and Servicing Agreement (whereupon the Master Servicer shall notify the Serviced Companion Loan Holders) any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Trust Loans (and in the case of any Trust Loan that is part of a Serviced Loan Combination, subject to certain rights of the related Serviced Companion Loan Holder(s) provided for in the related Co-Lender Agreement) then remaining in the Trust Fund, and all property acquired by or on behalf of the Trust Fund (including the Trust Fund’s interest in any REO Property acquired with respect to any Outside Serviced Mortgage Loan) in respect of any Trust Loan then included in the Trust Fund, at a purchase price, payable in cash, equal to (i) the sum of (A) the Termination Purchase Amount and (B) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Trust Loans), the

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Special Servicer (unless the Special Servicer is the purchaser of such Trust Loans), the Trustee and the Certificate Administrator, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, if any, made by the Master Servicer or Special Servicer, as applicable, together with any interest accrued and payable to the Master Servicer or the Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the Master Servicer or the Special Servicer, as applicable, in connection with such purchase).

Any Person(s) effecting an early termination of the Trust Fund as provided in the prior paragraph shall first notify the Controlling Class Representative and each Certifying Certificateholder, or, in the case of a termination by the Holder of a Class R Certificate, notify the Certificate Administrator (who shall notify the Controlling Class Representative and each Certifying Certificateholder) of its intention to do so in writing at least 30 days prior to the Anticipated Termination Date. All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Trust Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Certificate Administrator shall be entitled to rely conclusively on any determination made by an Appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates, the Mortgage Loans and the Serviced Companion Loans (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement and to make any required remittances to the Serviced Companion Loan Holders in the month in which the final Distribution Date occurs and certain tax-related obligations) shall terminate immediately following the earlier to occur of (i) the purchase by Holders of the Controlling Class, the Special Servicer, the Master Servicer or Holders of the Class R Certificates of all the Trust Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement, (ii) the exchange by the Remaining Certificateholder of its Certificates for all the Trust Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(h) of the Pooling and Servicing Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Trust Loan or REO Property (or interest therein) contained in the Trust Fund; provided, however, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling and Servicing Agreement. All such payments as contemplated by the preceding paragraph shall be deposited into the Collection Account by the Master Servicer or Special Servicer, as applicable, promptly following receipt thereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Certificate Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class A-4 Certificate to be duly executed.

CITIBANK, N.A., not in its individual capacity but solely as Certificate Administrator

By:
Authorized Signatory

Dated: August 8, 2019

CERTIFICATE OF AUTHENTICATION

This is one of the Class A-4 Certificates referred to in the Pooling and Servicing Agreement.

Dated: August 8, 2019

CITIBANK, N.A., not in its individual capacity but solely as Authenticating Agent

By:
Authorized Signatory

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (“Assignor(s)”) hereby sell(s), assign(s) and transfer(s) unto ____________________________________ ______________________________(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) (“Assignee(s)”) the entire Percentage Interest represented by the within Class A-4 Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Class A-4 Certificate of the entire Percentage Interest represented by the within Class A-4 Certificates to the above-named Assignee(s) and to deliver such Class A-4 Certificate to the following address:

Date: _________________

Signature by or on behalf of Assignor(s)

Taxpayer Identification Number

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DISTRIBUTION INSTRUCTIONS

The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions: _______________________________________________________ _____________________________________ Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of _________________________________________ account number ____________________________. This information is provided by ______________________________, the Assignee(s) named above or ____________________________________ as its (their) agent.

By:
[Please print or type name(s)]

Title

Taxpayer Identification Number

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EXHIBIT A-5

BENCHMARK 2019-B12 MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2019-B12, CLASS A-5

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]9

[TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]10

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SPONSORS, THE ORIGINATORS, THE DEPOSITOR OR ANY OTHER PARTY TO THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW, ANY DIRECTING HOLDER, ANY CONSULTING PARTY, ANY COMPANION LOAN HOLDER (OR ITS REPRESENTATIVE), THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

[9]	Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

[10]	Global Certificate legend.

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BENCHMARK 2019-B12 MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2019-B12, CLASS A-5

Pass-Through Rate: 3.1156% per annum

First Distribution Date: September 17, 2019	Cut-Off Date: With respect to each Mortgage Loan and Serviced Companion Loan, the Due Date in August 2019 for that Mortgage Loan or Serviced Companion Loan, as applicable (or, in the case of any Mortgage Loan or Serviced Companion Loan that has its first Due Date subsequent to August 2019, the date that would have been its Due Date in August 2019 under the terms of that Mortgage Loan or Serviced Companion Loan, as applicable, if a Monthly Payment were scheduled to be due in that month).

Aggregate Initial Certificate Balance of the Class A-5 Certificates: $321,699,000	Scheduled Final Distribution Date: the Distribution Date in July 2029

CUSIP: 08162F AE3	Initial Certificate Balance of this Certificate: $[_____]

ISIN: US08162FAE34 Common Code: 204057427

No.: [1]

This certifies that [          ] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class A-5 Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community properties and the Trust Subordinate Companion Loans held in trust by the Trustee and, other than in the case of the Outside Serviced Mortgage Loans, serviced by the Master Servicer and the Special Servicer. The Trust Fund was created, and the Mortgage Loans (other than the Outside Serviced Mortgage Loans) and the Trust Subordinate Companion Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class A-S, Class B, Class C, Class X-B, Class X-D, Class D, Class E, Class F-RR, Class G-RR, Class J-RR, Class R, Class S, Class VRR, Class WM-A, Class WM-B, Class WM-C, Class WMRR, Class TC-A, Class TC-B, Class TC-C, Class TC-D, Class TC-E and Class TCRR Certificates (together with the Class A-5 Certificates, the “Certificates”; the Holders of Certificates are collectively referred to herein as “Certificateholders”).

This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of August 1, 2019 (the “Pooling and Servicing Agreement”), between Citigroup Commercial Mortgage Securities Inc., as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer and a Special Servicer, Pacific Life Insurance Company, solely with respect to the Woodlands Mall Loan Combination, as a Special Servicer, Trimont Real Estate Advisors, LLC, solely with respect to The Centre Loan

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Combination, as a Special Servicer, Pentalpha Surveillance LLC, as Operating Advisor and Asset Representations Reviewer, Citibank, N.A., as Certificate Administrator, and Wilmington Trust, National Association, as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates, the Mortgage Loans or the Trust Subordinate Companion Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator will distribute (other than the final distribution on any Certificate), on the 4th Business Day following the Determination Date in each month, commencing in September 2019 (each such date, a “Distribution Date”), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, with respect to the Class A-5 Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to a share of Yield Maintenance Charges, as provided in the Pooling and Servicing Agreement.

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The “Interest Accrual Period” with respect to any Distribution Date and with respect to the Class A-5 Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

All distributions (other than the final distribution on any Certificate) will be made by the Certificate Administrator to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the last Business Day of the month preceding the month in which such Distribution Date occurs. Distributions are required to be made by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities to accept such funds, if such Certificateholder has provided the Certificate Administrator with written wiring instructions no less than five (5) Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentation and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in a notice to Certificateholders of the pendency of the final distribution.

Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. Subject to applicable state law with respect to escheatment of funds, if within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement.

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This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes: (i) such Mortgage Loans and Trust Subordinate Companion Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans and the Trust Subordinate Companion Loans due after the Cut-Off Date or, with respect to a Qualified Substitute Mortgage Loan, the Due Date in the month of substitution (exclusive of interest relating to periods prior to, but due after, the Cut-Off Date); (iii) any REO Property (but, with respect to any REO Property relating to a Loan Combination, only to the extent of the Trust’s interest in the related Loan Combination); (iv) all revenues received in respect of any REO Property (but, with respect to any REO Property relating to a Loan Combination, only to the extent of the Trust’s interest in the related Loan Combination); (v) the Master Servicer’s and the Trustee’s rights under the insurance policies with respect to the Mortgage Loans and the Trust Subordinate Companion Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) the Trustee’s rights in any Assignments of Leases, Rents and Profits and any security agreements; (vii) the Trustee’s rights under any indemnities or guaranties given as additional security for any Mortgage Loan or Trust Subordinate Companion Loan; (viii) all of the Trustee’s and the Certificate Administrator’s rights in the Escrow Accounts and Lock-Box Accounts and all proceeds of the Mortgage Loans and Trust Subordinate Companion Loans deposited in the Collection Account, the Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account, including any reinvestment income thereon; (ix) the Trustee’s rights in any environmental indemnity agreements relating to the Mortgaged Properties; (x) the Depositor’s rights under the Mortgage Loan Purchase Agreements to the extent assigned to the Trustee pursuant to Section 2.01 of the Pooling and Servicing Agreement; (xi) the Lower-Tier Regular Interests; (xii) the Woodlands Mall Regular Interests; (xiii) the Centre Regular Interests; (xiv) the Loss of Value Reserve Fund; and (xv) any Threshold Event Collateral.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator and Trustee.

As provided in the Pooling and Servicing Agreement, subject to certain restrictions on transfer set forth therein, upon surrender for registration of transfer of any Certificate, the Certificate Administrator shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

Prior to due presentation of this Certificate for registration of transfer, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Certificate Registrar, and any agent of any of them, may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and neither the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Certificate Registrar, nor any agent of any of them shall be affected by any notice to the contrary.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian (if the Certificate Administrator is then acting as Custodian), the Certificate Administrator and the Trustee, without the consent of any of the Certificateholders or, as applicable, any Companion Loan Holder:

(i)	to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates;

(ii)	to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or with the description thereof in the Prospectus or to correct any error;

(iii)	to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account, the Distribution Account or any REO Account, provided that (A) the Master Servicer

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Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment);

(iv)	to modify, eliminate or add to any of its provisions (A) to the extent necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee and the Certificate Administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates, (B) to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-Permitted Transferee, (C) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, Regulation RR and/or any related regulatory actions and/or interpretations or (D) in the event that Regulation RR (or any portion thereof) or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate any risk retention requirements no longer applicable to this securitization transaction in light of such repeal;

(v)	to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel;

(vi)	to modify the procedures in the Pooling and Servicing Agreement relating to Rule 17g-5; provided that such modification does not increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer or the Special Servicer without such party’s consent (which consent may not be withheld unless such modification would materially adversely affect such party or materially increase such party’s obligations under the Pooling and Servicing Agreement); provided, further that notice of such modification is provided to all parties to the Pooling and Servicing Agreement; and

(vii)	to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by any of the Rating Agencies, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder;

provided, further that no amendment pursuant to any of clauses (i)-(vii) above may be made that would: (A) reduce the consent or consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Controlling Class Representative without the consent of the Controlling Class Representative; (B) reduce the consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Operating Advisor without the consent of the Operating Advisor; (C) change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the applicable Mortgage Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller; (D) change in any manner the obligations or rights of any Underwriter or Initial Purchaser, without the consent of the affected Underwriter or Initial Purchaser; or (E) adversely affect any Serviced Companion Loan Holder in its capacity as such without its consent. Expenses incurred with respect to any amendment shall be borne by the party requesting such amendment, unless the Master Servicer, the Special Servicer or the Trustee is requesting an amendment for the benefit of the Certificateholders, then in which case such expense will be borne by the Trust.

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The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by a writing signed by each of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian (if the Certificate Administrator is then acting as Custodian), the Certificate Administrator and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

(i)	reduce in any manner the amount of, or delay the timing of, payments received on the Serviced Loans which are required to be distributed on a Certificate of any Class or to any Serviced Companion Loan Holder, as applicable, without the consent of the Holder of that Certificate or that Serviced Companion Loan Holder, as applicable,

(ii)	reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to the amendment without the consent of the Holders of all Certificates of that Class then outstanding,

(iii)	change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the related Mortgage Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller,

(iv)	change the definition of “Servicing Standard” without either (A) consent of 100% of the holders of the Certificates or (B) Rating Agency Confirmation,

(v)	without the consent of 100% of the Certificateholders of the Class or Classes of Certificates adversely affected thereby, change (A) the percentages of Voting Rights of Certificateholders or Pooled Voting Rights of Pooled Certificateholders, as applicable, that are required to consent to any action or inaction under the Pooling and Servicing Agreement, (B) the right of the Certificateholders to remove the Special Servicer pursuant to the Pooling and Servicing Agreement or (C) the right of the Certificateholders to terminate the Operating Advisor pursuant to the Pooling and Servicing Agreement,

(vi)	adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders,

(vii)	adversely affect a Serviced Companion Loan Holder in its capacity as such without its consent, or

(viii)	change in any manner the obligations or rights of any Underwriter or Initial Purchaser without the consent of the affected Underwriter or Initial Purchaser.

The Holders of the Controlling Class representing greater than 50% of the Certificate Balance of the Controlling Class may (or, if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if none of such Holders, the Special Servicer or the Master Servicer does, any Holders of Class R Certificates representing greater than a 50% Percentage Interest in such Class, may also) effect an early termination of the Trust Fund, upon not less than 30 days’ prior notice given to the parties (or, if applicable, the other parties) to the Pooling and Servicing Agreement (whereupon the Master Servicer shall notify the Serviced Companion Loan Holders) any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Trust Loans (and in the case of any Trust Loan that is part of a Serviced Loan Combination, subject to certain rights of the related Serviced Companion Loan Holder(s) provided for in the related Co-Lender Agreement) then remaining in the Trust Fund, and all property acquired by or on behalf of the Trust Fund (including the Trust Fund’s interest in any REO Property acquired with respect to any Outside Serviced Mortgage Loan) in respect of any Trust Loan then included in the Trust Fund, at a purchase price, payable in cash, equal to (i) the sum of (A) the Termination Purchase Amount and (B) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Trust Loans), the

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Special Servicer (unless the Special Servicer is the purchaser of such Trust Loans), the Trustee and the Certificate Administrator, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, if any, made by the Master Servicer or Special Servicer, as applicable, together with any interest accrued and payable to the Master Servicer or the Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the Master Servicer or the Special Servicer, as applicable, in connection with such purchase).

Any Person(s) effecting an early termination of the Trust Fund as provided in the prior paragraph shall first notify the Controlling Class Representative and each Certifying Certificateholder, or, in the case of a termination by the Holder of a Class R Certificate, notify the Certificate Administrator (who shall notify the Controlling Class Representative and each Certifying Certificateholder) of its intention to do so in writing at least 30 days prior to the Anticipated Termination Date. All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Trust Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Certificate Administrator shall be entitled to rely conclusively on any determination made by an Appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates, the Mortgage Loans and the Serviced Companion Loans (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement and to make any required remittances to the Serviced Companion Loan Holders in the month in which the final Distribution Date occurs and certain tax-related obligations) shall terminate immediately following the earlier to occur of (i) the purchase by Holders of the Controlling Class, the Special Servicer, the Master Servicer or Holders of the Class R Certificates of all the Trust Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement, (ii) the exchange by the Remaining Certificateholder of its Certificates for all the Trust Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(h) of the Pooling and Servicing Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Trust Loan or REO Property (or interest therein) contained in the Trust Fund; provided, however, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling and Servicing Agreement. All such payments as contemplated by the preceding paragraph shall be deposited into the Collection Account by the Master Servicer or Special Servicer, as applicable, promptly following receipt thereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Certificate Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class A-5 Certificate to be duly executed.

CITIBANK, N.A., not in its individual capacity but solely as Certificate Administrator

By:
Authorized Signatory

Dated: August 8, 2019

CERTIFICATE OF AUTHENTICATION

This is one of the Class A-5 Certificates referred to in the Pooling and Servicing Agreement.

Dated: August 8, 2019

CITIBANK, N.A., not in its individual capacity but solely as Authenticating Agent

By:
Authorized Signatory

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (“Assignor(s)”) hereby sell(s), assign(s) and transfer(s) unto ____________________________________ ______________________________(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) (“Assignee(s)”) the entire Percentage Interest represented by the within Class A-5 Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Class A-5 Certificate of the entire Percentage Interest represented by the within Class A-5 Certificates to the above-named Assignee(s) and to deliver such Class A-5 Certificate to the following address:

Date: _________________

Signature by or on behalf of Assignor(s)

Taxpayer Identification Number

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DISTRIBUTION INSTRUCTIONS

The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions: _______________________________________________________ _____________________________________ Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of _________________________________________ account number ____________________________. This information is provided by ______________________________, the Assignee(s) named above or ____________________________________ as its (their) agent.

By:
[Please print or type name(s)]

Title

Taxpayer Identification Number

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EXHIBIT A-6

BENCHMARK 2019-B12 MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2019-B12, CLASS A-AB

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]11

[TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]12

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SPONSORS, THE ORIGINATORS, THE DEPOSITOR OR ANY OTHER PARTY TO THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW, ANY DIRECTING HOLDER, ANY CONSULTING PARTY, ANY COMPANION LOAN HOLDER (OR ITS REPRESENTATIVE), THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

11        Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

12        Global Certificate legend.

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BENCHMARK 2019-B12 MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2019-B12, CLASS A-AB

Pass-Through Rate: 3.0416% per annum

First Distribution Date: September 17, 2019	Cut-Off Date: With respect to each Mortgage Loan and Serviced Companion Loan, the Due Date in August 2019 for that Mortgage Loan or Serviced Companion Loan, as applicable (or, in the case of any Mortgage Loan or Serviced Companion Loan that has its first Due Date subsequent to August 2019, the date that would have been its Due Date in August 2019 under the terms of that Mortgage Loan or Serviced Companion Loan, as applicable, if a Monthly Payment were scheduled to be due in that month).

Aggregate Initial Certificate Balance of the Class A-AB Certificates: $22,612,000	Scheduled Final Distribution Date: the Distribution Date in January 2029

CUSIP: 08162F AF0	Initial Certificate Balance of this Certificate: $[_____]
ISIN: US08162FAF09 Common Code: 204106649
No.: [1]

This certifies that [        ] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class A-AB Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community properties and the Trust Subordinate Companion Loans held in trust by the Trustee and, other than in the case of the Outside Serviced Mortgage Loans, serviced by the Master Servicer and the Special Servicer. The Trust Fund was created, and the Mortgage Loans (other than the Outside Serviced Mortgage Loans) and the Trust Subordinate Companion Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class X-A, Class A-S, Class B, Class C, Class X-B, Class X-D, Class D, Class E, Class F-RR, Class G-RR, Class J-RR, Class R, Class S, Class VRR, Class WM-A, Class WM-B, Class WM-C, Class WMRR, Class TC-A, Class TC-B, Class TC-C, Class TC-D, Class TC-E and Class TCRR Certificates (together with the Class A-AB Certificates, the “Certificates”; the Holders of Certificates are collectively referred to herein as “Certificateholders”).

This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of August 1, 2019 (the “Pooling and Servicing Agreement”), between Citigroup Commercial Mortgage Securities Inc., as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer and a Special Servicer, Pacific Life Insurance Company, solely with respect to the Woodlands Mall Loan Combination, as a Special Servicer, Trimont Real Estate Advisors, LLC, solely with respect to The Centre Loan Combination, as a Special Servicer, Pentalpha Surveillance LLC, as Operating Advisor and Asset Representations Reviewer, Citibank, N.A., as Certificate Administrator, and Wilmington Trust, National Association, as Trustee. To

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the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates, the Mortgage Loans or the Trust Subordinate Companion Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator will distribute (other than the final distribution on any Certificate), on the 4th Business Day following the Determination Date in each month, commencing in September 2019 (each such date, a “Distribution Date”), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, with respect to the Class A-AB Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to a share of Yield Maintenance Charges, as provided in the Pooling and Servicing Agreement.

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The “Interest Accrual Period” with respect to any Distribution Date and with respect to the Class A-AB Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

All distributions (other than the final distribution on any Certificate) will be made by the Certificate Administrator to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the last Business Day of the month preceding the month in which such Distribution Date occurs. Distributions are required to be made by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities to accept such funds, if such Certificateholder has provided the Certificate Administrator with written wiring instructions no less than five (5) Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentation and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in a notice to Certificateholders of the pendency of the final distribution.

Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. Subject to applicable state law with respect to escheatment of funds, if within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement.

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This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes: (i) such Mortgage Loans and Trust Subordinate Companion Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans and the Trust Subordinate Companion Loans due after the Cut-Off Date or, with respect to a Qualified Substitute Mortgage Loan, the Due Date in the month of substitution (exclusive of interest relating to periods prior to, but due after, the Cut-Off Date); (iii) any REO Property (but, with respect to any REO Property relating to a Loan Combination, only to the extent of the Trust’s interest in the related Loan Combination); (iv) all revenues received in respect of any REO Property (but, with respect to any REO Property relating to a Loan Combination, only to the extent of the Trust’s interest in the related Loan Combination); (v) the Master Servicer’s and the Trustee’s rights under the insurance policies with respect to the Mortgage Loans and the Trust Subordinate Companion Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) the Trustee’s rights in any Assignments of Leases, Rents and Profits and any security agreements; (vii) the Trustee’s rights under any indemnities or guaranties given as additional security for any Mortgage Loan or Trust Subordinate Companion Loan; (viii) all of the Trustee’s and the Certificate Administrator’s rights in the Escrow Accounts and Lock-Box Accounts and all proceeds of the Mortgage Loans and Trust Subordinate Companion Loans deposited in the Collection Account, the Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account, including any reinvestment income thereon; (ix) the Trustee’s rights in any environmental indemnity agreements relating to the Mortgaged Properties; (x) the Depositor’s rights under the Mortgage Loan Purchase Agreements to the extent assigned to the Trustee pursuant to Section 2.01 of the Pooling and Servicing Agreement; (xi) the Lower-Tier Regular Interests; (xii) the Woodlands Mall Regular Interests; (xiii) the Centre Regular Interests; (xiv) the Loss of Value Reserve Fund; and (xv) any Threshold Event Collateral.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator and Trustee.

As provided in the Pooling and Servicing Agreement, subject to certain restrictions on transfer set forth therein, upon surrender for registration of transfer of any Certificate, the Certificate Administrator shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

Prior to due presentation of this Certificate for registration of transfer, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Certificate Registrar, and any agent of any of them, may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and neither the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Certificate Registrar, nor any agent of any of them shall be affected by any notice to the contrary.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian (if the Certificate Administrator is then acting as Custodian), the Certificate Administrator and the Trustee, without the consent of any of the Certificateholders or, as applicable, any Companion Loan Holder:

(i)	to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates;

(ii)	to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or with the description thereof in the Prospectus or to correct any error;

(iii)	to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account, the Distribution Account or any REO Account, provided that (A) the Master Servicer

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Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment);

(iv)	to modify, eliminate or add to any of its provisions (A) to the extent necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee and the Certificate Administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates, (B) to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-Permitted Transferee, (C) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, Regulation RR and/or any related regulatory actions and/or interpretations or (D) in the event that Regulation RR (or any portion thereof) or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate any risk retention requirements no longer applicable to this securitization transaction in light of such repeal;

(v)	to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel;

(vi)	to modify the procedures in the Pooling and Servicing Agreement relating to Rule 17g-5; provided that such modification does not increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer or the Special Servicer without such party’s consent (which consent may not be withheld unless such modification would materially adversely affect such party or materially increase such party’s obligations under the Pooling and Servicing Agreement); provided, further that notice of such modification is provided to all parties to the Pooling and Servicing Agreement; and

(vii)	to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by any of the Rating Agencies, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder;

provided, further that no amendment pursuant to any of clauses (i)-(vii) above may be made that would: (A) reduce the consent or consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Controlling Class Representative without the consent of the Controlling Class Representative; (B) reduce the consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Operating Advisor without the consent of the Operating Advisor; (C) change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the applicable Mortgage Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller; (D) change in any manner the obligations or rights of any Underwriter or Initial Purchaser, without the consent of the affected Underwriter or Initial Purchaser; or (E) adversely affect any Serviced Companion Loan Holder in its capacity as such without its consent. Expenses incurred with respect to any amendment shall be borne by the party requesting such amendment, unless the Master Servicer, the Special Servicer or the Trustee is requesting an amendment for the benefit of the Certificateholders, then in which case such expense will be borne by the Trust.

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The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by a writing signed by each of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian (if the Certificate Administrator is then acting as Custodian), the Certificate Administrator and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

(i)	reduce in any manner the amount of, or delay the timing of, payments received on the Serviced Loans which are required to be distributed on a Certificate of any Class or to any Serviced Companion Loan Holder, as applicable, without the consent of the Holder of that Certificate or that Serviced Companion Loan Holder, as applicable,

(ii)	reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to the amendment without the consent of the Holders of all Certificates of that Class then outstanding,

(iii)	change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the related Mortgage Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller,

(iv)	change the definition of “Servicing Standard” without either (A) consent of 100% of the holders of the Certificates or (B) Rating Agency Confirmation,

(v)	without the consent of 100% of the Certificateholders of the Class or Classes of Certificates adversely affected thereby, change (A) the percentages of Voting Rights of Certificateholders or Pooled Voting Rights of Pooled Certificateholders, as applicable, that are required to consent to any action or inaction under the Pooling and Servicing Agreement, (B) the right of the Certificateholders to remove the Special Servicer pursuant to the Pooling and Servicing Agreement or (C) the right of the Certificateholders to terminate the Operating Advisor pursuant to the Pooling and Servicing Agreement,

(vi)	adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders,

(vii)	adversely affect a Serviced Companion Loan Holder in its capacity as such without its consent, or

(viii)	change in any manner the obligations or rights of any Underwriter or Initial Purchaser without the consent of the affected Underwriter or Initial Purchaser.

The Holders of the Controlling Class representing greater than 50% of the Certificate Balance of the Controlling Class may (or, if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if none of such Holders, the Special Servicer or the Master Servicer does, any Holders of Class R Certificates representing greater than a 50% Percentage Interest in such Class, may also) effect an early termination of the Trust Fund, upon not less than 30 days’ prior notice given to the parties (or, if applicable, the other parties) to the Pooling and Servicing Agreement (whereupon the Master Servicer shall notify the Serviced Companion Loan Holders) any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Trust Loans (and in the case of any Trust Loan that is part of a Serviced Loan Combination, subject to certain rights of the related Serviced Companion Loan Holder(s) provided for in the related Co-Lender Agreement) then remaining in the Trust Fund, and all property acquired by or on behalf of the Trust Fund (including the Trust Fund’s interest in any REO Property acquired with respect to any Outside Serviced Mortgage Loan) in respect of any Trust Loan then included in the Trust Fund, at a purchase price, payable in cash, equal to (i) the sum of (A) the Termination Purchase Amount and (B) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Trust Loans), the

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Special Servicer (unless the Special Servicer is the purchaser of such Trust Loans), the Trustee and the Certificate Administrator, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, if any, made by the Master Servicer or Special Servicer, as applicable, together with any interest accrued and payable to the Master Servicer or the Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the Master Servicer or the Special Servicer, as applicable, in connection with such purchase).

Any Person(s) effecting an early termination of the Trust Fund as provided in the prior paragraph shall first notify the Controlling Class Representative and each Certifying Certificateholder, or, in the case of a termination by the Holder of a Class R Certificate, notify the Certificate Administrator (who shall notify the Controlling Class Representative and each Certifying Certificateholder) of its intention to do so in writing at least 30 days prior to the Anticipated Termination Date. All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Trust Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Certificate Administrator shall be entitled to rely conclusively on any determination made by an Appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates, the Mortgage Loans and the Serviced Companion Loans (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement and to make any required remittances to the Serviced Companion Loan Holders in the month in which the final Distribution Date occurs and certain tax-related obligations) shall terminate immediately following the earlier to occur of (i) the purchase by Holders of the Controlling Class, the Special Servicer, the Master Servicer or Holders of the Class R Certificates of all the Trust Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement, (ii) the exchange by the Remaining Certificateholder of its Certificates for all the Trust Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(h) of the Pooling and Servicing Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Trust Loan or REO Property (or interest therein) contained in the Trust Fund; provided, however, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling and Servicing Agreement. All such payments as contemplated by the preceding paragraph shall be deposited into the Collection Account by the Master Servicer or Special Servicer, as applicable, promptly following receipt thereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Certificate Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class A-AB Certificate to be duly executed.

CITIBANK, N.A., not in its individual capacity but solely as Certificate Administrator

By:
Authorized Signatory

Dated: August 8, 2019

CERTIFICATE OF AUTHENTICATION

This is one of the Class A-AB Certificates referred to in the Pooling and Servicing Agreement.

Dated: August 8, 2019

CITIBANK, N.A., not in its individual capacity but solely as Authenticating Agent

By:
Authorized Signatory

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (“Assignor(s)”) hereby sell(s), assign(s) and transfer(s) unto ____________________________________ ______________________________(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) (“Assignee(s)”) the entire Percentage Interest represented by the within Class A-AB Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Class A-AB Certificate of the entire Percentage Interest represented by the within Class A-AB Certificates to the above-named Assignee(s) and to deliver such Class A-AB Certificate to the following address:

Date: _________________

Signature by or on behalf of Assignor(s)

Taxpayer Identification Number

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DISTRIBUTION INSTRUCTIONS

The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions: _______________________________________________________ _____________________________________ Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of _________________________________________ account number ____________________________. This information is provided by ______________________________, the Assignee(s) named above or ____________________________________ as its (their) agent.

By:
[Please print or type name(s)]

Title

Taxpayer Identification Number

A-6-10

EXHIBIT A-7

BENCHMARK 2019-B12 MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2019-B12, CLASS X-A

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1

[TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]2

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SPONSORS, THE ORIGINATORS, THE DEPOSITOR OR ANY OTHER PARTY TO THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW, ANY DIRECTING HOLDER, ANY CONSULTING PARTY, ANY COMPANION LOAN HOLDER (OR ITS REPRESENTATIVE), THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THE NOTIONAL AMOUNT OF THIS CERTIFICATE WILL BE REDUCED IN CONNECTION WITH THE REDUCTION OF THE CERTIFICATE BALANCES OF THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4, CLASS A-5, CLASS A-AB AND CLASS A-S certificates. ACCORDINGLY, THE NOTIONAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL AMOUNT SET FORTH BELOW.

THIS CLASS X-A CERTIFICATE WILL NOT BE ENTITLED TO RECEIVE DISTRIBUTIONS OF PRINCIPAL.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

1        Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

2        Global Certificate legend.

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BENCHMARK 2019-B12 MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2019-B12, CLASS X-A

Pass-Through Rate: Variable IO3

First Distribution Date: September 17, 2019	Cut-Off Date: With respect to each Mortgage Loan and Serviced Companion Loan, the Due Date in August 2019 for that Mortgage Loan or Serviced Companion Loan, as applicable (or, in the case of any Mortgage Loan or Serviced Companion Loan that has its first Due Date subsequent to August 2019, the date that would have been its Due Date in August 2019 under the terms of that Mortgage Loan or Serviced Companion Loan, as applicable, if a Monthly Payment were scheduled to be due in that month).

Aggregate Initial Notional Amount of the Class X-A Certificates: $946,949,000	Scheduled Final Distribution Date: the Distribution Date in July 2029

CUSIP: 08162F AK9	Initial Notional Amount of this Certificate: $[_____]
ISIN: US08162FAK93 Common Code: 204106681

No.: [1]

This certifies that [                  ] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class X-A Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community properties and the Trust Subordinate Companion Loans held in trust by the Trustee and, other than in the case of the Outside Serviced Mortgage Loans, serviced by the Master Servicer and the Special Servicer. The Trust Fund was created, and the Mortgage Loans (other than the Outside Serviced Mortgage Loans) and the Trust Subordinate Companion Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class C, Class X-B, Class X-D, Class D, Class E, Class F-RR, Class G-RR, Class J-RR, Class R, Class S, Class VRR, Class WM-A, Class WM-B, Class WM-C, Class WMRR, Class TC-A, Class TC-B, Class TC-C, Class TC-D, Class TC-E and Class TCRR Certificates (together with the Class X-A Certificates, the “Certificates”; the Holders of Certificates are collectively referred to herein as “Certificateholders”).

This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of August 1, 2019 (the “Pooling and Servicing Agreement”), between Citigroup Commercial Mortgage Securities Inc., as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master

3 The initial approximate Pass-Through Rate as of the Closing Date is 1.2070% per annum.

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Servicer and a Special Servicer, Pacific Life Insurance Company, solely with respect to the Woodlands Mall Loan Combination, as a Special Servicer, Trimont Real Estate Advisors, LLC, solely with respect to The Centre Loan Combination, as a Special Servicer, Pentalpha Surveillance LLC, as Operating Advisor and Asset Representations Reviewer, Citibank, N.A., as Certificate Administrator, and Wilmington Trust, National Association, as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates, the Mortgage Loans or the Trust Subordinate Companion Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator will distribute (other than the final distribution on any Certificate), on the 4th Business Day following the Determination Date in each month, commencing in September 2019 (each such date, a “Distribution Date”), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of interest then distributable, if any, with respect to the Class X-A Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to a share of Yield Maintenance Charges, as provided in the Pooling and Servicing Agreement.

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The “Interest Accrual Period” with respect to any Distribution Date and with respect to the Class X-A Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

All distributions (other than the final distribution on any Certificate) will be made by the Certificate Administrator to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the last Business Day of the month preceding the month in which such Distribution Date occurs. Distributions are required to be made by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities to accept such funds, if such Certificateholder has provided the Certificate Administrator with written wiring instructions no less than five (5) Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentation and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in a notice to Certificateholders of the pendency of the final distribution.

Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. Subject to applicable state law with respect to escheatment of funds, if within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any

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Certificateholder on any amount held as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes: (i) such Mortgage Loans and Trust Subordinate Companion Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans and the Trust Subordinate Companion Loans due after the Cut-Off Date or, with respect to a Qualified Substitute Mortgage Loan, the Due Date in the month of substitution (exclusive of interest relating to periods prior to, but due after, the Cut-Off Date); (iii) any REO Property (but, with respect to any REO Property relating to a Loan Combination, only to the extent of the Trust’s interest in the related Loan Combination); (iv) all revenues received in respect of any REO Property (but, with respect to any REO Property relating to a Loan Combination, only to the extent of the Trust’s interest in the related Loan Combination); (v) the Master Servicer’s and the Trustee’s rights under the insurance policies with respect to the Mortgage Loans and the Trust Subordinate Companion Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) the Trustee’s rights in any Assignments of Leases, Rents and Profits and any security agreements; (vii) the Trustee’s rights under any indemnities or guaranties given as additional security for any Mortgage Loan or Trust Subordinate Companion Loan; (viii) all of the Trustee’s and the Certificate Administrator’s rights in the Escrow Accounts and Lock-Box Accounts and all proceeds of the Mortgage Loans and Trust Subordinate Companion Loans deposited in the Collection Account, the Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account, including any reinvestment income thereon; (ix) the Trustee’s rights in any environmental indemnity agreements relating to the Mortgaged Properties; (x) the Depositor’s rights under the Mortgage Loan Purchase Agreements to the extent assigned to the Trustee pursuant to Section 2.01 of the Pooling and Servicing Agreement; (xi) the Lower-Tier Regular Interests; (xii) the Woodlands Mall Regular Interests; (xiii) the Centre Regular Interests; (xiv) the Loss of Value Reserve Fund; and (xv) any Threshold Event Collateral.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator and Trustee.

As provided in the Pooling and Servicing Agreement, subject to certain restrictions on transfer set forth therein, upon surrender for registration of transfer of any Certificate, the Certificate Administrator shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

Prior to due presentation of this Certificate for registration of transfer, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Certificate Registrar, and any agent of any of them, may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and neither the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Certificate Registrar, nor any agent of any of them shall be affected by any notice to the contrary.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian (if the Certificate Administrator is then acting as Custodian), the Certificate Administrator and the Trustee, without the consent of any of the Certificateholders or, as applicable, any Companion Loan Holder:

(i)	to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates;

(ii)	to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or with the description thereof in the Prospectus or to correct any error;

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(iii)	to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account, the Distribution Account or any REO Account, provided that (A) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment);

(iv)	to modify, eliminate or add to any of its provisions (A) to the extent necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee and the Certificate Administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates, (B) to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-Permitted Transferee, (C) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, Regulation RR and/or any related regulatory actions and/or interpretations or (D) in the event that Regulation RR (or any portion thereof) or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate any risk retention requirements no longer applicable to this securitization transaction in light of such repeal;

(v)	to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel;

(vi)	to modify the procedures in the Pooling and Servicing Agreement relating to Rule 17g-5; provided that such modification does not increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer or the Special Servicer without such party’s consent (which consent may not be withheld unless such modification would materially adversely affect such party or materially increase such party’s obligations under the Pooling and Servicing Agreement); provided, further that notice of such modification is provided to all parties to the Pooling and Servicing Agreement; and

(vii)	to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by any of the Rating Agencies, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder;

provided, further that no amendment pursuant to any of clauses (i)-(vii) above may be made that would: (A) reduce the consent or consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Controlling Class Representative without the consent of the Controlling Class Representative; (B) reduce the consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Operating Advisor without the consent of the Operating Advisor; (C) change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the applicable Mortgage Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller; (D) change in any manner the obligations or rights of any Underwriter or Initial Purchaser, without the consent of the affected Underwriter or Initial Purchaser; or (E) adversely affect any Serviced Companion Loan Holder in its capacity as such without its consent. Expenses incurred with respect to any amendment shall be borne by the party requesting such amendment, unless the Master

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Servicer, the Special Servicer or the Trustee is requesting an amendment for the benefit of the Certificateholders, then in which case such expense will be borne by the Trust.

The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by a writing signed by each of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian (if the Certificate Administrator is then acting as Custodian), the Certificate Administrator and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

(i)	reduce in any manner the amount of, or delay the timing of, payments received on the Serviced Loans which are required to be distributed on a Certificate of any Class or to any Serviced Companion Loan Holder, as applicable, without the consent of the Holder of that Certificate or that Serviced Companion Loan Holder, as applicable,

(ii)	reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to the amendment without the consent of the Holders of all Certificates of that Class then outstanding,

(iii)	change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the related Mortgage Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller,

(iv)	change the definition of “Servicing Standard” without either (A) consent of 100% of the holders of the Certificates or (B) Rating Agency Confirmation,

(v)	without the consent of 100% of the Certificateholders of the Class or Classes of Certificates adversely affected thereby, change (A) the percentages of Voting Rights of Certificateholders or Pooled Voting Rights of Pooled Certificateholders, as applicable, that are required to consent to any action or inaction under the Pooling and Servicing Agreement, (B) the right of the Certificateholders to remove the Special Servicer pursuant to the Pooling and Servicing Agreement or (C) the right of the Certificateholders to terminate the Operating Advisor pursuant to the Pooling and Servicing Agreement,

(vi)	adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders,

(vii)	adversely affect a Serviced Companion Loan Holder in its capacity as such without its consent, or

(viii)	change in any manner the obligations or rights of any Underwriter or Initial Purchaser without the consent of the affected Underwriter or Initial Purchaser.

The Holders of the Controlling Class representing greater than 50% of the Certificate Balance of the Controlling Class may (or, if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if none of such Holders, the Special Servicer or the Master Servicer does, any Holders of Class R Certificates representing greater than a 50% Percentage Interest in such Class, may also) effect an early termination of the Trust Fund, upon not less than 30 days’ prior notice given to the parties (or, if applicable, the other parties) to the Pooling and Servicing Agreement (whereupon the Master Servicer shall notify the Serviced Companion Loan Holders) any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Trust Loans (and in the case of any Trust Loan that is part of a Serviced Loan Combination, subject to certain rights of the related Serviced Companion Loan Holder(s) provided for in the related Co-Lender Agreement) then remaining in the Trust Fund, and all property acquired by or on behalf of the Trust Fund (including the Trust Fund’s interest in any REO Property acquired with

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respect to any Outside Serviced Mortgage Loan) in respect of any Trust Loan then included in the Trust Fund, at a purchase price, payable in cash, equal to (i) the sum of (A) the Termination Purchase Amount and (B) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Trust Loans), the Special Servicer (unless the Special Servicer is the purchaser of such Trust Loans), the Trustee and the Certificate Administrator, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, if any, made by the Master Servicer or Special Servicer, as applicable, together with any interest accrued and payable to the Master Servicer or the Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the Master Servicer or the Special Servicer, as applicable, in connection with such purchase).

Any Person(s) effecting an early termination of the Trust Fund as provided in the prior paragraph shall first notify the Controlling Class Representative and each Certifying Certificateholder, or, in the case of a termination by the Holder of a Class R Certificate, notify the Certificate Administrator (who shall notify the Controlling Class Representative and each Certifying Certificateholder) of its intention to do so in writing at least 30 days prior to the Anticipated Termination Date. All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Trust Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Certificate Administrator shall be entitled to rely conclusively on any determination made by an Appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates, the Mortgage Loans and the Serviced Companion Loans (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement and to make any required remittances to the Serviced Companion Loan Holders in the month in which the final Distribution Date occurs and certain tax-related obligations) shall terminate immediately following the earlier to occur of (i) the purchase by Holders of the Controlling Class, the Special Servicer, the Master Servicer or Holders of the Class R Certificates of all the Trust Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement, (ii) the exchange by the Remaining Certificateholder of its Certificates for all the Trust Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(h) of the Pooling and Servicing Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Trust Loan or REO Property (or interest therein) contained in the Trust Fund; provided, however, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling and Servicing Agreement. All such payments as contemplated by the preceding paragraph shall be deposited into the Collection Account by the Master Servicer or Special Servicer, as applicable, promptly following receipt thereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Certificate Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class X-A Certificate to be duly executed.

CITIBANK, N.A., not in its individual capacity but solely as Certificate Administrator

By:
Authorized Signatory

Dated: August 8, 2019

CERTIFICATE OF AUTHENTICATION

This is one of the Class X-A Certificates referred to in the Pooling and Servicing Agreement.

Dated: August 8, 2019

CITIBANK, N.A., not in its individual capacity but solely as Authenticating Agent

By:
Authorized Signatory

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (“Assignor(s)”) hereby sell(s), assign(s) and transfer(s) unto ____________________________________ ______________________________(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) (“Assignee(s)”) the entire Percentage Interest represented by the within Class X-A Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Class X-A Certificate of the entire Percentage Interest represented by the within Class X-A Certificates to the above-named Assignee(s) and to deliver such Class X-A Certificate to the following address:

Date: _________________

Signature by or on behalf of Assignor(s)

Taxpayer Identification Number

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DISTRIBUTION INSTRUCTIONS

The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions: _______________________________________________________ _____________________________________ Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of _________________________________________ account number ____________________________. This information is provided by ______________________________, the Assignee(s) named above or ____________________________________ as its (their) agent.

By:
[Please print or type name(s)]

Title

Taxpayer Identification Number

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EXHIBIT A-8

BENCHMARK 2019-B12 MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2019-B12, CLASS A-S

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1

[TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]2

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SPONSORS, THE ORIGINATORS, THE DEPOSITOR OR ANY OTHER PARTY TO THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW, ANY DIRECTING HOLDER, ANY CONSULTING PARTY, ANY COMPANION LOAN HOLDER (OR ITS REPRESENTATIVE), THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

DISTRIBUTIONS OF PRINCIPAL AND INTEREST ON THIS CERTIFICATE ARE SUBORDINATED TO DISTRIBUTIONS OF PRINCIPAL AND INTEREST ON OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

1        Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

2        Global Certificate legend.

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BENCHMARK 2019-B12 MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2019-B12, CLASS A-S

Pass-Through Rate: The lesser of 3.4188% per annum and the WAC Rate

First Distribution Date: September 17, 2019	Cut-Off Date: With respect to each Mortgage Loan and Serviced Companion Loan, the Due Date in August 2019 for that Mortgage Loan or Serviced Companion Loan, as applicable (or, in the case of any Mortgage Loan or Serviced Companion Loan that has its first Due Date subsequent to August 2019, the date that would have been its Due Date in August 2019 under the terms of that Mortgage Loan or Serviced Companion Loan, as applicable, if a Monthly Payment were scheduled to be due in that month).

Aggregate Initial Certificate Balance of the Class A-S Certificates: $143,478,000	Scheduled Final Distribution Date: the Distribution Date in July 2029

CUSIP: 08162F AG8	Initial Certificate Balance of this Certificate: $[_____]
ISIN: US08162FAG81 Common Code: 204106665
No.: [1]

This certifies that [              ] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class A-S Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community properties and the Trust Subordinate Companion Loans held in trust by the Trustee and, other than in the case of the Outside Serviced Mortgage Loans, serviced by the Master Servicer and the Special Servicer. The Trust Fund was created, and the Mortgage Loans (other than the Outside Serviced Mortgage Loans) and the Trust Subordinate Companion Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class B, Class C, Class X-B, Class X-D, Class D, Class E, Class F-RR, Class G-RR, Class J-RR, Class R, Class S, Class VRR, Class WM-A, Class WM-B, Class WM-C, Class WMRR, Class TC-A, Class TC-B, Class TC-C, Class TC-D, Class TC-E and Class TCRR Certificates (together with the Class A-S Certificates, the “Certificates”; the Holders of Certificates are collectively referred to herein as “Certificateholders”).

This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of August 1, 2019 (the “Pooling and Servicing Agreement”), between Citigroup Commercial Mortgage Securities Inc., as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer and a Special Servicer, Pacific Life Insurance Company, solely with respect to the Woodlands Mall Loan

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Combination, as a Special Servicer, Trimont Real Estate Advisors, LLC, solely with respect to The Centre Loan Combination, as a Special Servicer, Pentalpha Surveillance LLC, as Operating Advisor and Asset Representations Reviewer, Citibank, N.A., as Certificate Administrator, and Wilmington Trust, National Association, as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates, the Mortgage Loans or the Trust Subordinate Companion Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator will distribute (other than the final distribution on any Certificate), on the 4th Business Day following the Determination Date in each month, commencing in September 2019 (each such date, a “Distribution Date”), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, with respect to the Class A-S Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to a share of Yield Maintenance Charges, as provided in the Pooling and Servicing Agreement.

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The “Interest Accrual Period” with respect to any Distribution Date and with respect to the Class A-S Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

All distributions (other than the final distribution on any Certificate) will be made by the Certificate Administrator to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the last Business Day of the month preceding the month in which such Distribution Date occurs. Distributions are required to be made by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities to accept such funds, if such Certificateholder has provided the Certificate Administrator with written wiring instructions no less than five (5) Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentation and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in a notice to Certificateholders of the pendency of the final distribution.

Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. Subject to applicable state law with respect to escheatment of funds, if within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any

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Certificateholder on any amount held as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes: (i) such Mortgage Loans and Trust Subordinate Companion Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans and the Trust Subordinate Companion Loans due after the Cut-Off Date or, with respect to a Qualified Substitute Mortgage Loan, the Due Date in the month of substitution (exclusive of interest relating to periods prior to, but due after, the Cut-Off Date); (iii) any REO Property (but, with respect to any REO Property relating to a Loan Combination, only to the extent of the Trust’s interest in the related Loan Combination); (iv) all revenues received in respect of any REO Property (but, with respect to any REO Property relating to a Loan Combination, only to the extent of the Trust’s interest in the related Loan Combination); (v) the Master Servicer’s and the Trustee’s rights under the insurance policies with respect to the Mortgage Loans and the Trust Subordinate Companion Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) the Trustee’s rights in any Assignments of Leases, Rents and Profits and any security agreements; (vii) the Trustee’s rights under any indemnities or guaranties given as additional security for any Mortgage Loan or Trust Subordinate Companion Loan; (viii) all of the Trustee’s and the Certificate Administrator’s rights in the Escrow Accounts and Lock-Box Accounts and all proceeds of the Mortgage Loans and Trust Subordinate Companion Loans deposited in the Collection Account, the Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account, including any reinvestment income thereon; (ix) the Trustee’s rights in any environmental indemnity agreements relating to the Mortgaged Properties; (x) the Depositor’s rights under the Mortgage Loan Purchase Agreements to the extent assigned to the Trustee pursuant to Section 2.01 of the Pooling and Servicing Agreement; (xi) the Lower-Tier Regular Interests; (xii) the Woodlands Mall Regular Interests; (xiii) the Centre Regular Interests; (xiv) the Loss of Value Reserve Fund; and (xv) any Threshold Event Collateral.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator and Trustee.

As provided in the Pooling and Servicing Agreement, subject to certain restrictions on transfer set forth therein, upon surrender for registration of transfer of any Certificate, the Certificate Administrator shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

Prior to due presentation of this Certificate for registration of transfer, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Certificate Registrar, and any agent of any of them, may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and neither the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Certificate Registrar, nor any agent of any of them shall be affected by any notice to the contrary.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian (if the Certificate Administrator is then acting as Custodian), the Certificate Administrator and the Trustee, without the consent of any of the Certificateholders or, as applicable, any Companion Loan Holder:

(i)	to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates;

(ii)	to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or with the description thereof in the Prospectus or to correct any error;

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(iii)	to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account, the Distribution Account or any REO Account, provided that (A) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment);

(iv)	to modify, eliminate or add to any of its provisions (A) to the extent necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee and the Certificate Administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates, (B) to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-Permitted Transferee, (C) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, Regulation RR and/or any related regulatory actions and/or interpretations or (D) in the event that Regulation RR (or any portion thereof) or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate any risk retention requirements no longer applicable to this securitization transaction in light of such repeal;

(v)	to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel;

(vi)	to modify the procedures in the Pooling and Servicing Agreement relating to Rule 17g-5; provided that such modification does not increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer or the Special Servicer without such party’s consent (which consent may not be withheld unless such modification would materially adversely affect such party or materially increase such party’s obligations under the Pooling and Servicing Agreement); provided, further that notice of such modification is provided to all parties to the Pooling and Servicing Agreement; and

(vii)	to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by any of the Rating Agencies, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder;

provided, further that no amendment pursuant to any of clauses (i)-(vii) above may be made that would: (A) reduce the consent or consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Controlling Class Representative without the consent of the Controlling Class Representative; (B) reduce the consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Operating Advisor without the consent of the Operating Advisor; (C) change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the applicable Mortgage Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller; (D) change in any manner the obligations or rights of any Underwriter or Initial Purchaser, without the consent of the affected Underwriter or Initial Purchaser; or (E) adversely affect any Serviced Companion Loan Holder in its capacity as such without its consent. Expenses incurred with respect to any amendment shall be borne by the party requesting such amendment, unless the Master

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Servicer, the Special Servicer or the Trustee is requesting an amendment for the benefit of the Certificateholders, then in which case such expense will be borne by the Trust.

The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by a writing signed by each of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian (if the Certificate Administrator is then acting as Custodian), the Certificate Administrator and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

(i)	reduce in any manner the amount of, or delay the timing of, payments received on the Serviced Loans which are required to be distributed on a Certificate of any Class or to any Serviced Companion Loan Holder, as applicable, without the consent of the Holder of that Certificate or that Serviced Companion Loan Holder, as applicable,

(ii)	reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to the amendment without the consent of the Holders of all Certificates of that Class then outstanding,

(iii)	change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the related Mortgage Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller,

(iv)	change the definition of “Servicing Standard” without either (A) consent of 100% of the holders of the Certificates or (B) Rating Agency Confirmation,

(v)	without the consent of 100% of the Certificateholders of the Class or Classes of Certificates adversely affected thereby, change (A) the percentages of Voting Rights of Certificateholders or Pooled Voting Rights of Pooled Certificateholders, as applicable, that are required to consent to any action or inaction under the Pooling and Servicing Agreement, (B) the right of the Certificateholders to remove the Special Servicer pursuant to the Pooling and Servicing Agreement or (C) the right of the Certificateholders to terminate the Operating Advisor pursuant to the Pooling and Servicing Agreement,

(vi)	adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders,

(vii)	adversely affect a Serviced Companion Loan Holder in its capacity as such without its consent, or

(viii)	change in any manner the obligations or rights of any Underwriter or Initial Purchaser without the consent of the affected Underwriter or Initial Purchaser.

The Holders of the Controlling Class representing greater than 50% of the Certificate Balance of the Controlling Class may (or, if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if none of such Holders, the Special Servicer or the Master Servicer does, any Holders of Class R Certificates representing greater than a 50% Percentage Interest in such Class, may also) effect an early termination of the Trust Fund, upon not less than 30 days’ prior notice given to the parties (or, if applicable, the other parties) to the Pooling and Servicing Agreement (whereupon the Master Servicer shall notify the Serviced Companion Loan Holders) any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Trust Loans (and in the case of any Trust Loan that is part of a Serviced Loan Combination, subject to certain rights of the related Serviced Companion Loan Holder(s) provided for in the related Co-Lender Agreement) then remaining in the Trust Fund, and all property acquired by or on behalf of the Trust Fund (including the Trust Fund’s interest in any REO Property acquired with

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respect to any Outside Serviced Mortgage Loan) in respect of any Trust Loan then included in the Trust Fund, at a purchase price, payable in cash, equal to (i) the sum of (A) the Termination Purchase Amount and (B) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Trust Loans), the Special Servicer (unless the Special Servicer is the purchaser of such Trust Loans), the Trustee and the Certificate Administrator, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, if any, made by the Master Servicer or Special Servicer, as applicable, together with any interest accrued and payable to the Master Servicer or the Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the Master Servicer or the Special Servicer, as applicable, in connection with such purchase).

Any Person(s) effecting an early termination of the Trust Fund as provided in the prior paragraph shall first notify the Controlling Class Representative and each Certifying Certificateholder, or, in the case of a termination by the Holder of a Class R Certificate, notify the Certificate Administrator (who shall notify the Controlling Class Representative and each Certifying Certificateholder) of its intention to do so in writing at least 30 days prior to the Anticipated Termination Date. All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Trust Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Certificate Administrator shall be entitled to rely conclusively on any determination made by an Appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates, the Mortgage Loans and the Serviced Companion Loans (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement and to make any required remittances to the Serviced Companion Loan Holders in the month in which the final Distribution Date occurs and certain tax-related obligations) shall terminate immediately following the earlier to occur of (i) the purchase by Holders of the Controlling Class, the Special Servicer, the Master Servicer or Holders of the Class R Certificates of all the Trust Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement, (ii) the exchange by the Remaining Certificateholder of its Certificates for all the Trust Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(h) of the Pooling and Servicing Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Trust Loan or REO Property (or interest therein) contained in the Trust Fund; provided, however, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling and Servicing Agreement. All such payments as contemplated by the preceding paragraph shall be deposited into the Collection Account by the Master Servicer or Special Servicer, as applicable, promptly following receipt thereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Certificate Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class A-S Certificate to be duly executed.

CITIBANK, N.A., not in its individual capacity but solely as Certificate Administrator

By:
Authorized Signatory

Dated: August 8, 2019

CERTIFICATE OF AUTHENTICATION

This is one of the Class A-S Certificates referred to in the Pooling and Servicing Agreement.

Dated: August 8, 2019

CITIBANK, N.A., not in its individual capacity but solely as Authenticating Agent

By:
Authorized Signatory

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (“Assignor(s)”) hereby sell(s), assign(s) and transfer(s) unto ____________________________________ ______________________________(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) (“Assignee(s)”) the entire Percentage Interest represented by the within Class A-S Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Class A-S Certificate of the entire Percentage Interest represented by the within Class A-S Certificates to the above-named Assignee(s) and to deliver such Class A-S Certificate to the following address:

Date: _________________

Signature by or on behalf of Assignor(s)

Taxpayer Identification Number

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DISTRIBUTION INSTRUCTIONS

The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions: _______________________________________________________ _____________________________________ Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of _________________________________________ account number ____________________________. This information is provided by ______________________________, the Assignee(s) named above or ____________________________________ as its (their) agent.

By:
[Please print or type name(s)]

Title

Taxpayer Identification Number

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EXHIBIT A-9

BENCHMARK 2019-B12 MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2019-B12, CLASS B

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1

[TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]2

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SPONSORS, THE ORIGINATORS, THE DEPOSITOR OR ANY OTHER PARTY TO THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW, ANY DIRECTING HOLDER, ANY CONSULTING PARTY, ANY COMPANION LOAN HOLDER (OR ITS REPRESENTATIVE), THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

DISTRIBUTIONS OF PRINCIPAL AND INTEREST ON THIS CERTIFICATE ARE SUBORDINATED TO DISTRIBUTIONS OF PRINCIPAL AND INTEREST ON OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

1        Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

2        Global Certificate legend.

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BENCHMARK 2019-B12 MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2019-B12, CLASS B

Pass-Through Rate: The lesser of 3.5702% per annum and the WAC Rate

First Distribution Date: September 17, 2019	Cut-Off Date: With respect to each Mortgage Loan and Serviced Companion Loan, the Due Date in August 2019 for that Mortgage Loan or Serviced Companion Loan, as applicable (or, in the case of any Mortgage Loan or Serviced Companion Loan that has its first Due Date subsequent to August 2019, the date that would have been its Due Date in August 2019 under the terms of that Mortgage Loan or Serviced Companion Loan, as applicable, if a Monthly Payment were scheduled to be due in that month).

Aggregate Initial Certificate Balance of the Class B Certificates: $50,217,000	Scheduled Final Distribution Date: the Distribution Date in July 2029

CUSIP: 08162F AH6	Initial Certificate Balance of this Certificate: $[_____]

ISIN: US08162FAH64 Common Code: 204106657

No.: [1]

This certifies that [          ] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class B Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community properties and the Trust Subordinate Companion Loans held in trust by the Trustee and, other than in the case of the Outside Serviced Mortgage Loans, serviced by the Master Servicer and the Special Servicer. The Trust Fund was created, and the Mortgage Loans (other than the Outside Serviced Mortgage Loans) and the Trust Subordinate Companion Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class A-S, Class C, Class X-B, Class X-D, Class D, Class E, Class F-RR, Class G-RR, Class J-RR, Class R, Class S, Class VRR, Class WM-A, Class WM-B, Class WM-C, Class WMRR, Class TC-A, Class TC-B, Class TC-C, Class TC-D, Class TC-E and Class TCRR Certificates (together with the Class B Certificates, the “Certificates”; the Holders of Certificates are collectively referred to herein as “Certificateholders”).

This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of August 1, 2019 (the “Pooling and Servicing Agreement”), between Citigroup Commercial Mortgage Securities Inc., as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer and a Special Servicer, Pacific Life Insurance Company, solely with respect to the Woodlands Mall Loan Combination, as a Special Servicer, Trimont Real Estate Advisors, LLC, solely with respect to The Centre Loan

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Combination, as a Special Servicer, Pentalpha Surveillance LLC, as Operating Advisor and Asset Representations Reviewer, Citibank, N.A., as Certificate Administrator, and Wilmington Trust, National Association, as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates, the Mortgage Loans or the Trust Subordinate Companion Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator will distribute (other than the final distribution on any Certificate), on the 4th Business Day following the Determination Date in each month, commencing in September 2019 (each such date, a “Distribution Date”), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, with respect to the Class B Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to a share of Yield Maintenance Charges, as provided in the Pooling and Servicing Agreement.

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The “Interest Accrual Period” with respect to any Distribution Date and with respect to the Class B Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

All distributions (other than the final distribution on any Certificate) will be made by the Certificate Administrator to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the last Business Day of the month preceding the month in which such Distribution Date occurs. Distributions are required to be made by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities to accept such funds, if such Certificateholder has provided the Certificate Administrator with written wiring instructions no less than five (5) Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentation and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in a notice to Certificateholders of the pendency of the final distribution.

Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. Subject to applicable state law with respect to escheatment of funds, if within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement.

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This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes: (i) such Mortgage Loans and Trust Subordinate Companion Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans and the Trust Subordinate Companion Loans due after the Cut-Off Date or, with respect to a Qualified Substitute Mortgage Loan, the Due Date in the month of substitution (exclusive of interest relating to periods prior to, but due after, the Cut-Off Date); (iii) any REO Property (but, with respect to any REO Property relating to a Loan Combination, only to the extent of the Trust’s interest in the related Loan Combination); (iv) all revenues received in respect of any REO Property (but, with respect to any REO Property relating to a Loan Combination, only to the extent of the Trust’s interest in the related Loan Combination); (v) the Master Servicer’s and the Trustee’s rights under the insurance policies with respect to the Mortgage Loans and the Trust Subordinate Companion Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) the Trustee’s rights in any Assignments of Leases, Rents and Profits and any security agreements; (vii) the Trustee’s rights under any indemnities or guaranties given as additional security for any Mortgage Loan or Trust Subordinate Companion Loan; (viii) all of the Trustee’s and the Certificate Administrator’s rights in the Escrow Accounts and Lock-Box Accounts and all proceeds of the Mortgage Loans and Trust Subordinate Companion Loans deposited in the Collection Account, the Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account, including any reinvestment income thereon; (ix) the Trustee’s rights in any environmental indemnity agreements relating to the Mortgaged Properties; (x) the Depositor’s rights under the Mortgage Loan Purchase Agreements to the extent assigned to the Trustee pursuant to Section 2.01 of the Pooling and Servicing Agreement; (xi) the Lower-Tier Regular Interests; (xii) the Woodlands Mall Regular Interests; (xiii) the Centre Regular Interests; (xiv) the Loss of Value Reserve Fund; and (xv) any Threshold Event Collateral.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator and Trustee.

As provided in the Pooling and Servicing Agreement, subject to certain restrictions on transfer set forth therein, upon surrender for registration of transfer of any Certificate, the Certificate Administrator shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

Prior to due presentation of this Certificate for registration of transfer, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Certificate Registrar, and any agent of any of them, may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and neither the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Certificate Registrar, nor any agent of any of them shall be affected by any notice to the contrary.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian (if the Certificate Administrator is then acting as Custodian), the Certificate Administrator and the Trustee, without the consent of any of the Certificateholders or, as applicable, any Companion Loan Holder:

(i)	to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates;

(ii)	to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or with the description thereof in the Prospectus or to correct any error;

(iii)	to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account, the Distribution Account or any REO Account, provided that (A) the Master Servicer

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Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment);

(iv)	to modify, eliminate or add to any of its provisions (A) to the extent necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee and the Certificate Administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates, (B) to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-Permitted Transferee, (C) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, Regulation RR and/or any related regulatory actions and/or interpretations or (D) in the event that Regulation RR (or any portion thereof) or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate any risk retention requirements no longer applicable to this securitization transaction in light of such repeal;

(v)	to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel;

(vi)	to modify the procedures in the Pooling and Servicing Agreement relating to Rule 17g-5; provided that such modification does not increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer or the Special Servicer without such party’s consent (which consent may not be withheld unless such modification would materially adversely affect such party or materially increase such party’s obligations under the Pooling and Servicing Agreement); provided, further that notice of such modification is provided to all parties to the Pooling and Servicing Agreement; and

(vii)	to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by any of the Rating Agencies, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder;

provided, further that no amendment pursuant to any of clauses (i)-(vii) above may be made that would: (A) reduce the consent or consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Controlling Class Representative without the consent of the Controlling Class Representative; (B) reduce the consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Operating Advisor without the consent of the Operating Advisor; (C) change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the applicable Mortgage Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller; (D) change in any manner the obligations or rights of any Underwriter or Initial Purchaser, without the consent of the affected Underwriter or Initial Purchaser; or (E) adversely affect any Serviced Companion Loan Holder in its capacity as such without its consent. Expenses incurred with respect to any amendment shall be borne by the party requesting such amendment, unless the Master Servicer, the Special Servicer or the Trustee is requesting an amendment for the benefit of the Certificateholders, then in which case such expense will be borne by the Trust.

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The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by a writing signed by each of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian (if the Certificate Administrator is then acting as Custodian), the Certificate Administrator and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

(i)	reduce in any manner the amount of, or delay the timing of, payments received on the Serviced Loans which are required to be distributed on a Certificate of any Class or to any Serviced Companion Loan Holder, as applicable, without the consent of the Holder of that Certificate or that Serviced Companion Loan Holder, as applicable,

(ii)	reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to the amendment without the consent of the Holders of all Certificates of that Class then outstanding,

(iii)	change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the related Mortgage Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller,

(iv)	change the definition of “Servicing Standard” without either (A) consent of 100% of the holders of the Certificates or (B) Rating Agency Confirmation,

(v)	without the consent of 100% of the Certificateholders of the Class or Classes of Certificates adversely affected thereby, change (A) the percentages of Voting Rights of Certificateholders or Pooled Voting Rights of Pooled Certificateholders, as applicable, that are required to consent to any action or inaction under the Pooling and Servicing Agreement, (B) the right of the Certificateholders to remove the Special Servicer pursuant to the Pooling and Servicing Agreement or (C) the right of the Certificateholders to terminate the Operating Advisor pursuant to the Pooling and Servicing Agreement,

(vi)	adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders,

(vii)	adversely affect a Serviced Companion Loan Holder in its capacity as such without its consent, or

(viii)	change in any manner the obligations or rights of any Underwriter or Initial Purchaser without the consent of the affected Underwriter or Initial Purchaser.

The Holders of the Controlling Class representing greater than 50% of the Certificate Balance of the Controlling Class may (or, if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if none of such Holders, the Special Servicer or the Master Servicer does, any Holders of Class R Certificates representing greater than a 50% Percentage Interest in such Class, may also) effect an early termination of the Trust Fund, upon not less than 30 days’ prior notice given to the parties (or, if applicable, the other parties) to the Pooling and Servicing Agreement (whereupon the Master Servicer shall notify the Serviced Companion Loan Holders) any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Trust Loans (and in the case of any Trust Loan that is part of a Serviced Loan Combination, subject to certain rights of the related Serviced Companion Loan Holder(s) provided for in the related Co-Lender Agreement) then remaining in the Trust Fund, and all property acquired by or on behalf of the Trust Fund (including the Trust Fund’s interest in any REO Property acquired with respect to any Outside Serviced Mortgage Loan) in respect of any Trust Loan then included in the Trust Fund, at a purchase price, payable in cash, equal to (i) the sum of (A) the Termination Purchase Amount and (B) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Trust Loans), the

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Special Servicer (unless the Special Servicer is the purchaser of such Trust Loans), the Trustee and the Certificate Administrator, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, if any, made by the Master Servicer or Special Servicer, as applicable, together with any interest accrued and payable to the Master Servicer or the Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the Master Servicer or the Special Servicer, as applicable, in connection with such purchase).

Any Person(s) effecting an early termination of the Trust Fund as provided in the prior paragraph shall first notify the Controlling Class Representative and each Certifying Certificateholder, or, in the case of a termination by the Holder of a Class R Certificate, notify the Certificate Administrator (who shall notify the Controlling Class Representative and each Certifying Certificateholder) of its intention to do so in writing at least 30 days prior to the Anticipated Termination Date. All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Trust Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Certificate Administrator shall be entitled to rely conclusively on any determination made by an Appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates, the Mortgage Loans and the Serviced Companion Loans (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement and to make any required remittances to the Serviced Companion Loan Holders in the month in which the final Distribution Date occurs and certain tax-related obligations) shall terminate immediately following the earlier to occur of (i) the purchase by Holders of the Controlling Class, the Special Servicer, the Master Servicer or Holders of the Class R Certificates of all the Trust Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement, (ii) the exchange by the Remaining Certificateholder of its Certificates for all the Trust Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(h) of the Pooling and Servicing Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Trust Loan or REO Property (or interest therein) contained in the Trust Fund; provided, however, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling and Servicing Agreement. All such payments as contemplated by the preceding paragraph shall be deposited into the Collection Account by the Master Servicer or Special Servicer, as applicable, promptly following receipt thereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Certificate Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class B Certificate to be duly executed.

CITIBANK, N.A., not in its individual capacity but solely as Certificate Administrator

By:
Authorized Signatory

Dated: August 8, 2019

CERTIFICATE OF AUTHENTICATION

This is one of the Class B Certificates referred to in the Pooling and Servicing Agreement.

Dated: August 8, 2019

CITIBANK, N.A., not in its individual capacity but solely as Authenticating Agent

By:
Authorized Signatory

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (“Assignor(s)”) hereby sell(s), assign(s) and transfer(s) unto ____________________________________ ______________________________(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) (“Assignee(s)”) the entire Percentage Interest represented by the within Class B Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Class B Certificate of the entire Percentage Interest represented by the within Class B Certificates to the above-named Assignee(s) and to deliver such Class B Certificate to the following address:

Date: _________________

Signature by or on behalf of Assignor(s)

Taxpayer Identification Number

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DISTRIBUTION INSTRUCTIONS

The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions: _______________________________________________________ _____________________________________ Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of _________________________________________ account number ____________________________. This information is provided by ______________________________, the Assignee(s) named above or ____________________________________ as its (their) agent.

By:
[Please print or type name(s)]

Title

Taxpayer Identification Number

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EXHIBIT A-10

BENCHMARK 2019-B12 MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2019-B12, CLASS C

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1

[TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]2

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SPONSORS, THE ORIGINATORS, THE DEPOSITOR OR ANY OTHER PARTY TO THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW, ANY DIRECTING HOLDER, ANY CONSULTING PARTY, ANY COMPANION LOAN HOLDER (OR ITS REPRESENTATIVE), THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

DISTRIBUTIONS OF PRINCIPAL AND INTEREST ON THIS CERTIFICATE ARE SUBORDINATED TO DISTRIBUTIONS OF PRINCIPAL AND INTEREST ON OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

1        Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

2        Global Certificate legend.

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BENCHMARK 2019-B12 MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2019-B12, CLASS C

Pass-Through Rate: The lesser of 3.8726% per annum and the WAC Rate

First Distribution Date: September 17, 2019	Cut-Off Date: With respect to each Mortgage Loan and Serviced Companion Loan, the Due Date in August 2019 for that Mortgage Loan or Serviced Companion Loan, as applicable (or, in the case of any Mortgage Loan or Serviced Companion Loan that has its first Due Date subsequent to August 2019, the date that would have been its Due Date in August 2019 under the terms of that Mortgage Loan or Serviced Companion Loan, as applicable, if a Monthly Payment were scheduled to be due in that month).

Aggregate Initial Certificate Balance of the Class C Certificates: $43,043,000	Scheduled Final Distribution Date: the Distribution Date in July 2029

CUSIP: 08162F AJ2	Initial Certificate Balance of this Certificate: $[_____]
ISIN: US08162FAJ21 Common Code: 204106673

No.: [1]

This certifies that [       ] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class C Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community properties and the Trust Subordinate Companion Loans held in trust by the Trustee and, other than in the case of the Outside Serviced Mortgage Loans, serviced by the Master Servicer and the Special Servicer. The Trust Fund was created, and the Mortgage Loans (other than the Outside Serviced Mortgage Loans) and the Trust Subordinate Companion Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class A-S, Class B, Class X-B, Class X-D, Class D, Class E, Class F-RR, Class G-RR, Class J-RR, Class R, Class S, Class VRR, Class WM-A, Class WM-B, Class WM-C, Class WMRR, Class TC-A, Class TC-B, Class TC-C, Class TC-D, Class TC-E and Class TCRR Certificates (together with the Class C Certificates, the “Certificates”; the Holders of Certificates are collectively referred to herein as “Certificateholders”).

This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of August 1, 2019 (the “Pooling and Servicing Agreement”), between Citigroup Commercial Mortgage Securities Inc., as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer and a Special Servicer, Pacific Life Insurance Company, solely with respect to the Woodlands Mall Loan Combination, as a Special Servicer, Trimont Real Estate Advisors, LLC, solely with respect to The Centre Loan

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Combination, as a Special Servicer, Pentalpha Surveillance LLC, as Operating Advisor and Asset Representations Reviewer, Citibank, N.A., as Certificate Administrator, and Wilmington Trust, National Association, as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates, the Mortgage Loans or the Trust Subordinate Companion Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator will distribute (other than the final distribution on any Certificate), on the 4th Business Day following the Determination Date in each month, commencing in September 2019 (each such date, a “Distribution Date”), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, with respect to the Class C Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to a share of Yield Maintenance Charges, as provided in the Pooling and Servicing Agreement.

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The “Interest Accrual Period” with respect to any Distribution Date and with respect to the Class C Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

All distributions (other than the final distribution on any Certificate) will be made by the Certificate Administrator to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the last Business Day of the month preceding the month in which such Distribution Date occurs. Distributions are required to be made by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities to accept such funds, if such Certificateholder has provided the Certificate Administrator with written wiring instructions no less than five (5) Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentation and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in a notice to Certificateholders of the pendency of the final distribution.

Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. Subject to applicable state law with respect to escheatment of funds, if within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement.

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This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes: (i) such Mortgage Loans and Trust Subordinate Companion Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans and the Trust Subordinate Companion Loans due after the Cut-Off Date or, with respect to a Qualified Substitute Mortgage Loan, the Due Date in the month of substitution (exclusive of interest relating to periods prior to, but due after, the Cut-Off Date); (iii) any REO Property (but, with respect to any REO Property relating to a Loan Combination, only to the extent of the Trust’s interest in the related Loan Combination); (iv) all revenues received in respect of any REO Property (but, with respect to any REO Property relating to a Loan Combination, only to the extent of the Trust’s interest in the related Loan Combination); (v) the Master Servicer’s and the Trustee’s rights under the insurance policies with respect to the Mortgage Loans and the Trust Subordinate Companion Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) the Trustee’s rights in any Assignments of Leases, Rents and Profits and any security agreements; (vii) the Trustee’s rights under any indemnities or guaranties given as additional security for any Mortgage Loan or Trust Subordinate Companion Loan; (viii) all of the Trustee’s and the Certificate Administrator’s rights in the Escrow Accounts and Lock-Box Accounts and all proceeds of the Mortgage Loans and Trust Subordinate Companion Loans deposited in the Collection Account, the Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account, including any reinvestment income thereon; (ix) the Trustee’s rights in any environmental indemnity agreements relating to the Mortgaged Properties; (x) the Depositor’s rights under the Mortgage Loan Purchase Agreements to the extent assigned to the Trustee pursuant to Section 2.01 of the Pooling and Servicing Agreement; (xi) the Lower-Tier Regular Interests; (xii) the Woodlands Mall Regular Interests; (xiii) the Centre Regular Interests; (xiv) the Loss of Value Reserve Fund; and (xv) any Threshold Event Collateral.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator and Trustee.

As provided in the Pooling and Servicing Agreement, subject to certain restrictions on transfer set forth therein, upon surrender for registration of transfer of any Certificate, the Certificate Administrator shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

Prior to due presentation of this Certificate for registration of transfer, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Certificate Registrar, and any agent of any of them, may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and neither the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Certificate Registrar, nor any agent of any of them shall be affected by any notice to the contrary.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian (if the Certificate Administrator is then acting as Custodian), the Certificate Administrator and the Trustee, without the consent of any of the Certificateholders or, as applicable, any Companion Loan Holder:

(i)	to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates;

(ii)	to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or with the description thereof in the Prospectus or to correct any error;

(iii)	to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account, the Distribution Account or any REO Account, provided that (A) the Master Servicer

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Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment);

(iv)	to modify, eliminate or add to any of its provisions (A) to the extent necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee and the Certificate Administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates, (B) to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-Permitted Transferee, (C) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, Regulation RR and/or any related regulatory actions and/or interpretations or (D) in the event that Regulation RR (or any portion thereof) or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate any risk retention requirements no longer applicable to this securitization transaction in light of such repeal;

(v)	to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel;

(vi)	to modify the procedures in the Pooling and Servicing Agreement relating to Rule 17g-5; provided that such modification does not increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer or the Special Servicer without such party’s consent (which consent may not be withheld unless such modification would materially adversely affect such party or materially increase such party’s obligations under the Pooling and Servicing Agreement); provided, further that notice of such modification is provided to all parties to the Pooling and Servicing Agreement; and

(vii)	to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by any of the Rating Agencies, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder;

provided, further that no amendment pursuant to any of clauses (i)-(vii) above may be made that would: (A) reduce the consent or consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Controlling Class Representative without the consent of the Controlling Class Representative; (B) reduce the consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Operating Advisor without the consent of the Operating Advisor; (C) change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the applicable Mortgage Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller; (D) change in any manner the obligations or rights of any Underwriter or Initial Purchaser, without the consent of the affected Underwriter or Initial Purchaser; or (E) adversely affect any Serviced Companion Loan Holder in its capacity as such without its consent. Expenses incurred with respect to any amendment shall be borne by the party requesting such amendment, unless the Master Servicer, the Special Servicer or the Trustee is requesting an amendment for the benefit of the Certificateholders, then in which case such expense will be borne by the Trust.

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The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by a writing signed by each of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian (if the Certificate Administrator is then acting as Custodian), the Certificate Administrator and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

(i)	reduce in any manner the amount of, or delay the timing of, payments received on the Serviced Loans which are required to be distributed on a Certificate of any Class or to any Serviced Companion Loan Holder, as applicable, without the consent of the Holder of that Certificate or that Serviced Companion Loan Holder, as applicable,

(ii)	reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to the amendment without the consent of the Holders of all Certificates of that Class then outstanding,

(iii)	change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the related Mortgage Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller,

(iv)	change the definition of “Servicing Standard” without either (A) consent of 100% of the holders of the Certificates or (B) Rating Agency Confirmation,

(v)	without the consent of 100% of the Certificateholders of the Class or Classes of Certificates adversely affected thereby, change (A) the percentages of Voting Rights of Certificateholders or Pooled Voting Rights of Pooled Certificateholders, as applicable, that are required to consent to any action or inaction under the Pooling and Servicing Agreement, (B) the right of the Certificateholders to remove the Special Servicer pursuant to the Pooling and Servicing Agreement or (C) the right of the Certificateholders to terminate the Operating Advisor pursuant to the Pooling and Servicing Agreement,

(vi)	adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders,

(vii)	adversely affect a Serviced Companion Loan Holder in its capacity as such without its consent, or

(viii)	change in any manner the obligations or rights of any Underwriter or Initial Purchaser without the consent of the affected Underwriter or Initial Purchaser.

The Holders of the Controlling Class representing greater than 50% of the Certificate Balance of the Controlling Class may (or, if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if none of such Holders, the Special Servicer or the Master Servicer does, any Holders of Class R Certificates representing greater than a 50% Percentage Interest in such Class, may also) effect an early termination of the Trust Fund, upon not less than 30 days’ prior notice given to the parties (or, if applicable, the other parties) to the Pooling and Servicing Agreement (whereupon the Master Servicer shall notify the Serviced Companion Loan Holders) any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Trust Loans (and in the case of any Trust Loan that is part of a Serviced Loan Combination, subject to certain rights of the related Serviced Companion Loan Holder(s) provided for in the related Co-Lender Agreement) then remaining in the Trust Fund, and all property acquired by or on behalf of the Trust Fund (including the Trust Fund’s interest in any REO Property acquired with respect to any Outside Serviced Mortgage Loan) in respect of any Trust Loan then included in the Trust Fund, at a purchase price, payable in cash, equal to (i) the sum of (A) the Termination Purchase Amount and (B) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Trust Loans), the

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Special Servicer (unless the Special Servicer is the purchaser of such Trust Loans), the Trustee and the Certificate Administrator, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, if any, made by the Master Servicer or Special Servicer, as applicable, together with any interest accrued and payable to the Master Servicer or the Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the Master Servicer or the Special Servicer, as applicable, in connection with such purchase).

Any Person(s) effecting an early termination of the Trust Fund as provided in the prior paragraph shall first notify the Controlling Class Representative and each Certifying Certificateholder, or, in the case of a termination by the Holder of a Class R Certificate, notify the Certificate Administrator (who shall notify the Controlling Class Representative and each Certifying Certificateholder) of its intention to do so in writing at least 30 days prior to the Anticipated Termination Date. All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Trust Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Certificate Administrator shall be entitled to rely conclusively on any determination made by an Appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates, the Mortgage Loans and the Serviced Companion Loans (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement and to make any required remittances to the Serviced Companion Loan Holders in the month in which the final Distribution Date occurs and certain tax-related obligations) shall terminate immediately following the earlier to occur of (i) the purchase by Holders of the Controlling Class, the Special Servicer, the Master Servicer or Holders of the Class R Certificates of all the Trust Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement, (ii) the exchange by the Remaining Certificateholder of its Certificates for all the Trust Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(h) of the Pooling and Servicing Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Trust Loan or REO Property (or interest therein) contained in the Trust Fund; provided, however, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling and Servicing Agreement. All such payments as contemplated by the preceding paragraph shall be deposited into the Collection Account by the Master Servicer or Special Servicer, as applicable, promptly following receipt thereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Certificate Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class C Certificate to be duly executed.

CITIBANK, N.A., not in its individual capacity but solely as Certificate Administrator

By:
Authorized Signatory

Dated: August 8, 2019

CERTIFICATE OF AUTHENTICATION

This is one of the Class C Certificates referred to in the Pooling and Servicing Agreement.

Dated: August 8, 2019

CITIBANK, N.A., not in its individual capacity but solely as Authenticating Agent

By:
Authorized Signatory

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (“Assignor(s)”) hereby sell(s), assign(s) and transfer(s) unto ____________________________________ ______________________________(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) (“Assignee(s)”) the entire Percentage Interest represented by the within Class C Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Class C Certificate of the entire Percentage Interest represented by the within Class C Certificates to the above-named Assignee(s) and to deliver such Class C Certificate to the following address:

Date: _________________

Signature by or on behalf of Assignor(s)

Taxpayer Identification Number

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DISTRIBUTION INSTRUCTIONS

The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions: _______________________________________________________ _____________________________________ Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of _________________________________________ account number ____________________________. This information is provided by ______________________________, the Assignee(s) named above or ____________________________________ as its (their) agent.

By:
[Please print or type name(s)]

Title

Taxpayer Identification Number

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EXHIBIT A-11

BENCHMARK 2019-B12 MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2019-B12, CLASS X-b

[THIS CERTIFICATE IS A TEMPORARY REGULATION S GLOBAL CERTIFICATE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

NO BENEFICIAL OWNERS OF THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT.]1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]2

[TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]3

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SPONSORS, THE ORIGINATORS, THE DEPOSITOR OR ANY OTHER PARTY TO THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW, ANY DIRECTING HOLDER, ANY CONSULTING PARTY, ANY COMPANION LOAN HOLDER (OR ITS REPRESENTATIVE), THE INITIAL PURCHASERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THE NOTIONAL AMOUNT OF THIS CERTIFICATE WILL BE REDUCED IN CONNECTION WITH THE REDUCTION OF THE CERTIFICATE BALANCES OF THE CLASS B AND CLASS C CERTIFICATES. ACCORDINGLY, THE NOTIONAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL AMOUNT SET FORTH BELOW.

THIS CLASS X-B CERTIFICATE WILL NOT BE ENTITLED TO RECEIVE DISTRIBUTIONS OF PRINCIPAL.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN

[1]	Temporary Regulation S Global Certificate legend.

[2]	Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

[3]	Global Certificate legend.

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SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A (A “QIB”), OR IS PURCHASING FOR THE ACCOUNT OF A QIB, AND WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) IN AN “OFFSHORE TRANSACTION” TO AN INSTITUTION THAT IS NOT A “U.S. PERSON”, AS SUCH TERMS ARE DEFINED IN, AND IN ACCORDANCE WITH RULE 903 OR RULE 904 OF, REGULATION S UNDER THE SECURITIES ACT, OR (3) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF, OR IN WHICH ALL THE EQUITY OWNERS COME WITHIN THE MEANING OF, RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT THAT IS NOT A QIB, AND (B) IN EACH CASE IN ACCORDANCE WITH FEDERAL SECURITIES LAWS AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

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BENCHMARK 2019-B12 MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2019-B12, CLASS X-B

Pass-Through Rate: Variable IO4

First Distribution Date: September 17, 2019	Cut-Off Date: With respect to each Mortgage Loan and Serviced Companion Loan, the Due Date in August 2019 for that Mortgage Loan or Serviced Companion Loan, as applicable (or, in the case of any Mortgage Loan or Serviced Companion Loan that has its first Due Date subsequent to August 2019, the date that would have been its Due Date in August 2019 under the terms of that Mortgage Loan or Serviced Companion Loan, as applicable, if a Monthly Payment were scheduled to be due in that month).

Aggregate Initial Notional Amount of the Class X-B Certificates: $93,260,000	Scheduled Final Distribution Date: the Distribution Date in July 2029

CUSIP:	08162F AL7[5] U0739T AA9[6] 08162F BE2[7]	Initial Notional Amount of this Certificate: $[_____]

ISIN:	US08162FAL76[8] USU0739TAA98[9] US08162FBE25[10]

Common Code: 204107556

No.: [1]

This certifies that [          ] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class X-B Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community properties and the Trust Subordinate Companion Loans held in trust by the Trustee and, other than in the case of the Outside Serviced Mortgage Loans, serviced by the Master Servicer and the Special Servicer. The Trust Fund was created, and the Mortgage Loans (other than the Outside Serviced Mortgage Loans) and the Trust Subordinate Companion Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. In the event that there is any conflict

4 The initial approximate Pass-Through Rate as of the Closing Date is 0.5552% per annum.

5 For Rule 144A Certificates

6 For Regulation S Certificates

7 For IAI Certificates

8 For Rule 144A Certificates

9 For Regulation S Certificates

10 For IAI Certificates

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between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class A-S, Class B, Class C, Class X-D, Class D, Class E, Class F-RR, Class G-RR, Class J-RR, Class R, Class S, Class VRR, Class WM-A, Class WM-B, Class WM-C, Class WMRR, Class TC-A, Class TC-B, Class TC-C, Class TC-D, Class TC-E and Class TCRR Certificates (together with the Class X-B Certificates, the “Certificates”; the Holders of Certificates are collectively referred to herein as “Certificateholders”).

This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of August 1, 2019 (the “Pooling and Servicing Agreement”), between Citigroup Commercial Mortgage Securities Inc., as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer and a Special Servicer, Pacific Life Insurance Company, solely with respect to the Woodlands Mall Loan Combination, as a Special Servicer, Trimont Real Estate Advisors, LLC, solely with respect to The Centre Loan Combination, as a Special Servicer, Pentalpha Surveillance LLC, as Operating Advisor and Asset Representations Reviewer, Citibank, N.A., as Certificate Administrator, and Wilmington Trust, National Association, as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates, the Mortgage Loans or the Trust Subordinate Companion Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator will distribute (other than the final distribution on any Certificate), on the 4th Business Day following the Determination Date in each month, commencing in September 2019 (each such date, a “Distribution Date”), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of interest then distributable, if any, with respect to the Class X-B Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to a share of Yield Maintenance Charges, as provided in the Pooling and Servicing Agreement.

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The “Interest Accrual Period” with respect to any Distribution Date and with respect to the Class X-B Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

All distributions (other than the final distribution on any Certificate) will be made by the Certificate Administrator to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the last Business Day of the month preceding the month in which such Distribution Date occurs. Distributions are required to be made by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities to accept such funds, if such Certificateholder has provided the Certificate Administrator with written wiring instructions no less than five (5) Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentation and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in a notice to Certificateholders of the pendency of the final distribution.

Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the

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Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. Subject to applicable state law with respect to escheatment of funds, if within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes: (i) such Mortgage Loans and Trust Subordinate Companion Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans and the Trust Subordinate Companion Loans due after the Cut-Off Date or, with respect to a Qualified Substitute Mortgage Loan, the Due Date in the month of substitution (exclusive of interest relating to periods prior to, but due after, the Cut-Off Date); (iii) any REO Property (but, with respect to any REO Property relating to a Loan Combination, only to the extent of the Trust’s interest in the related Loan Combination); (iv) all revenues received in respect of any REO Property (but, with respect to any REO Property relating to a Loan Combination, only to the extent of the Trust’s interest in the related Loan Combination); (v) the Master Servicer’s and the Trustee’s rights under the insurance policies with respect to the Mortgage Loans and the Trust Subordinate Companion Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) the Trustee’s rights in any Assignments of Leases, Rents and Profits and any security agreements; (vii) the Trustee’s rights under any indemnities or guaranties given as additional security for any Mortgage Loan or Trust Subordinate Companion Loan; (viii) all of the Trustee’s and the Certificate Administrator’s rights in the Escrow Accounts and Lock-Box Accounts and all proceeds of the Mortgage Loans and Trust Subordinate Companion Loans deposited in the Collection Account, the Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account, including any reinvestment income thereon; (ix) the Trustee’s rights in any environmental indemnity agreements relating to the Mortgaged Properties; (x) the Depositor’s rights under the Mortgage Loan Purchase Agreements to the extent assigned to the Trustee pursuant to Section 2.01 of the Pooling and Servicing Agreement; (xi) the Lower-Tier Regular Interests; (xii) the Woodlands Mall Regular Interests; (xiii) the Centre Regular Interests; (xiv) the Loss of Value Reserve Fund; and (xv) any Threshold Event Collateral.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator and Trustee.

As provided in the Pooling and Servicing Agreement, subject to certain restrictions on transfer set forth therein, upon surrender for registration of transfer of any Certificate, the Certificate Administrator shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

Prior to due presentation of this Certificate for registration of transfer, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Certificate Registrar, and any agent of any of them, may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and neither the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Certificate Registrar, nor any agent of any of them shall be affected by any notice to the contrary.

A-11-5

The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian (if the Certificate Administrator is then acting as Custodian), the Certificate Administrator and the Trustee, without the consent of any of the Certificateholders or, as applicable, any Companion Loan Holder:

(i)	to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates;

(ii)	to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or with the description thereof in the Prospectus or to correct any error;

(iii)	to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account, the Distribution Account or any REO Account, provided that (A) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment);

(iv)	to modify, eliminate or add to any of its provisions (A) to the extent necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee and the Certificate Administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates, (B) to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-Permitted Transferee, (C) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, Regulation RR and/or any related regulatory actions and/or interpretations or (D) in the event that Regulation RR (or any portion thereof) or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate any risk retention requirements no longer applicable to this securitization transaction in light of such repeal;

(v)	to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel;

(vi)	to modify the procedures in the Pooling and Servicing Agreement relating to Rule 17g-5; provided that such modification does not increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer or the Special Servicer without such party’s consent (which consent may not be withheld unless such modification would materially adversely affect such party or materially increase such party’s obligations under the Pooling and Servicing Agreement); provided, further that notice of such modification is provided to all parties to the Pooling and Servicing Agreement; and

(vii)	to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by any of the Rating Agencies, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder;

A-11-6

provided, further that no amendment pursuant to any of clauses (i)-(vii) above may be made that would: (A) reduce the consent or consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Controlling Class Representative without the consent of the Controlling Class Representative; (B) reduce the consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Operating Advisor without the consent of the Operating Advisor; (C) change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the applicable Mortgage Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller; (D) change in any manner the obligations or rights of any Underwriter or Initial Purchaser, without the consent of the affected Underwriter or Initial Purchaser; or (E) adversely affect any Serviced Companion Loan Holder in its capacity as such without its consent. Expenses incurred with respect to any amendment shall be borne by the party requesting such amendment, unless the Master Servicer, the Special Servicer or the Trustee is requesting an amendment for the benefit of the Certificateholders, then in which case such expense will be borne by the Trust.

The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by a writing signed by each of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian (if the Certificate Administrator is then acting as Custodian), the Certificate Administrator and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

(i)	reduce in any manner the amount of, or delay the timing of, payments received on the Serviced Loans which are required to be distributed on a Certificate of any Class or to any Serviced Companion Loan Holder, as applicable, without the consent of the Holder of that Certificate or that Serviced Companion Loan Holder, as applicable,

(ii)	reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to the amendment without the consent of the Holders of all Certificates of that Class then outstanding,

(iii)	change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the related Mortgage Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller,

(iv)	change the definition of “Servicing Standard” without either (A) consent of 100% of the holders of the Certificates or (B) Rating Agency Confirmation,

(v)	without the consent of 100% of the Certificateholders of the Class or Classes of Certificates adversely affected thereby, change (A) the percentages of Voting Rights of Certificateholders or Pooled Voting Rights of Pooled Certificateholders, as applicable, that are required to consent to any action or inaction under the Pooling and Servicing Agreement, (B) the right of the Certificateholders to remove the Special Servicer pursuant to the Pooling and Servicing Agreement or (C) the right of the Certificateholders to terminate the Operating Advisor pursuant to the Pooling and Servicing Agreement,

(vi)	adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders,

(vii)	adversely affect a Serviced Companion Loan Holder in its capacity as such without its consent, or

(viii)	change in any manner the obligations or rights of any Underwriter or Initial Purchaser without the consent of the affected Underwriter or Initial Purchaser.

A-11-7

The Holders of the Controlling Class representing greater than 50% of the Certificate Balance of the Controlling Class may (or, if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if none of such Holders, the Special Servicer or the Master Servicer does, any Holders of Class R Certificates representing greater than a 50% Percentage Interest in such Class, may also) effect an early termination of the Trust Fund, upon not less than 30 days’ prior notice given to the parties (or, if applicable, the other parties) to the Pooling and Servicing Agreement (whereupon the Master Servicer shall notify the Serviced Companion Loan Holders) any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Trust Loans (and in the case of any Trust Loan that is part of a Serviced Loan Combination, subject to certain rights of the related Serviced Companion Loan Holder(s) provided for in the related Co-Lender Agreement) then remaining in the Trust Fund, and all property acquired by or on behalf of the Trust Fund (including the Trust Fund’s interest in any REO Property acquired with respect to any Outside Serviced Mortgage Loan) in respect of any Trust Loan then included in the Trust Fund, at a purchase price, payable in cash, equal to (i) the sum of (A) the Termination Purchase Amount and (B) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Trust Loans), the Special Servicer (unless the Special Servicer is the purchaser of such Trust Loans), the Trustee and the Certificate Administrator, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, if any, made by the Master Servicer or Special Servicer, as applicable, together with any interest accrued and payable to the Master Servicer or the Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the Master Servicer or the Special Servicer, as applicable, in connection with such purchase).

Any Person(s) effecting an early termination of the Trust Fund as provided in the prior paragraph shall first notify the Controlling Class Representative and each Certifying Certificateholder, or, in the case of a termination by the Holder of a Class R Certificate, notify the Certificate Administrator (who shall notify the Controlling Class Representative and each Certifying Certificateholder) of its intention to do so in writing at least 30 days prior to the Anticipated Termination Date. All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Trust Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Certificate Administrator shall be entitled to rely conclusively on any determination made by an Appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates, the Mortgage Loans and the Serviced Companion Loans (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement and to make any required remittances to the Serviced Companion Loan Holders in the month in which the final Distribution Date occurs and certain tax-related obligations) shall terminate immediately following the earlier to occur of (i) the purchase by Holders of the Controlling Class, the Special Servicer, the Master Servicer or Holders of the Class R Certificates of all the Trust Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement, (ii) the exchange by the Remaining Certificateholder of its Certificates for all the Trust Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(h) of the Pooling and Servicing Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Trust Loan or REO Property (or interest therein) contained in the Trust Fund; provided, however, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling and Servicing Agreement. All such payments as contemplated by the preceding paragraph shall be deposited into the Collection Account by the Master Servicer or Special Servicer, as applicable, promptly following receipt thereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Certificate Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

A-11-8

IN WITNESS WHEREOF, the Certificate Administrator has caused this Class X-B Certificate to be duly executed.

CITIBANK, N.A., not in its individual capacity but solely as Certificate Administrator

By:
Authorized Signatory

Dated: August 8, 2019

CERTIFICATE OF AUTHENTICATION

This is one of the Class X-B Certificates referred to in the Pooling and Servicing Agreement.

Dated: August 8, 2019

CITIBANK, N.A., not in its individual capacity but solely as Authenticating Agent

By:
Authorized Signatory

A-11-9

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (“Assignor(s)”) hereby sell(s), assign(s) and transfer(s) unto ____________________________________ ______________________________(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) (“Assignee(s)”) the entire Percentage Interest represented by the within Class X-B Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Class X-B Certificate of the entire Percentage Interest represented by the within Class X-B Certificates to the above-named Assignee(s) and to deliver such Class X-B Certificate to the following address:

Date: _________________

Signature by or on behalf of Assignor(s)

Taxpayer Identification Number

A-11-10

DISTRIBUTION INSTRUCTIONS

The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions: _______________________________________________________ _____________________________________ Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of _________________________________________ account number ____________________________. This information is provided by ______________________________, the Assignee(s) named above or ____________________________________ as its (their) agent.

By:
[Please print or type name(s)]

Title

Taxpayer Identification Number

A-11-11

EXHIBIT A-12

BENCHMARK 2019-B12 MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2019-B12, CLASS X-D

[THIS CERTIFICATE IS A TEMPORARY REGULATION S GLOBAL CERTIFICATE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

NO BENEFICIAL OWNERS OF THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT.]1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]2

[TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]3

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SPONSORS, THE ORIGINATORS, THE DEPOSITOR OR ANY OTHER PARTY TO THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW, ANY DIRECTING HOLDER, ANY CONSULTING PARTY, ANY COMPANION LOAN HOLDER (OR ITS REPRESENTATIVE), THE INITIAL PURCHASERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THE NOTIONAL AMOUNT OF THIS CERTIFICATE WILL BE REDUCED IN CONNECTION WITH THE REDUCTION OF THE CERTIFICATE BALANCES OF THE CLASS D AND CLASS E CERTIFICATES. ACCORDINGLY, THE NOTIONAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL AMOUNT SET FORTH BELOW.

THIS CLASS X-D CERTIFICATE WILL NOT BE ENTITLED TO RECEIVE DISTRIBUTIONS OF PRINCIPAL.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN

[1]	Temporary Regulation S Global Certificate legend.

[2]	Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

[3]	Global Certificate legend.

A-12-1

SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A (A “QIB”), OR IS PURCHASING FOR THE ACCOUNT OF A QIB, AND WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) IN AN “OFFSHORE TRANSACTION” TO AN INSTITUTION THAT IS NOT A “U.S. PERSON”, AS SUCH TERMS ARE DEFINED IN, AND IN ACCORDANCE WITH RULE 903 OR RULE 904 OF, REGULATION S UNDER THE SECURITIES ACT, OR (3) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF, OR IN WHICH ALL THE EQUITY OWNERS COME WITHIN THE MEANING OF, RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT THAT IS NOT A QIB, AND (B) IN EACH CASE IN ACCORDANCE WITH FEDERAL SECURITIES LAWS AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

A-12-2

BENCHMARK 2019-B12 MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2019-B12, CLASS X-D

Pass-Through Rate: Variable IO4

First Distribution Date: September 17, 2019	Cut-Off Date: With respect to each Mortgage Loan and Serviced Companion Loan, the Due Date in August 2019 for that Mortgage Loan or Serviced Companion Loan, as applicable (or, in the case of any Mortgage Loan or Serviced Companion Loan that has its first Due Date subsequent to August 2019, the date that would have been its Due Date in August 2019 under the terms of that Mortgage Loan or Serviced Companion Loan, as applicable, if a Monthly Payment were scheduled to be due in that month).

Aggregate Initial Notional Amount of the Class X-D Certificates: $41,608,000	Scheduled Final Distribution Date: the Distribution Date in August 2029

CUSIP:	08162F AM5[5] U0739T AB7[6] 08162F BF9[7]	Initial Notional Amount of this Certificate: $[_____]

ISIN:	US08162FAM59[8] USU0739TAB71[9] US08162FBF99[10]

Common Code: 204107564

No.: [1]

This certifies that [          ] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class X-D Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community properties and the Trust Subordinate Companion Loans held in trust by the Trustee and, other than in the case of the Outside Serviced Mortgage Loans, serviced by the Master Servicer and the Special Servicer. The Trust Fund was created, and the Mortgage Loans (other than the Outside Serviced Mortgage Loans) and the Trust Subordinate Companion Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. In the event that there is any conflict

4 The initial approximate Pass-Through Rate as of the Closing Date is 1.2649% per annum.

5 For Rule 144A Certificates

6 For Regulation S Certificates

7 For IAI Certificates

8 For Rule 144A Certificates

9 For Regulation S Certificates

10 For IAI Certificates

A-12-3

between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class A-S, Class B, Class C, Class X-B, Class D, Class E, Class F-RR, Class G-RR, Class J-RR, Class R, Class S, Class VRR, Class WM-A, Class WM-B, Class WM-C, Class WMRR, Class TC-A, Class TC-B, Class TC-C, Class TC-D, Class TC-E and Class TCRR Certificates (together with the Class X-D Certificates, the “Certificates”; the Holders of Certificates are collectively referred to herein as “Certificateholders”).

This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of August 1, 2019 (the “Pooling and Servicing Agreement”), between Citigroup Commercial Mortgage Securities Inc., as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer and a Special Servicer, Pacific Life Insurance Company, solely with respect to the Woodlands Mall Loan Combination, as a Special Servicer, Trimont Real Estate Advisors, LLC, solely with respect to The Centre Loan Combination, as a Special Servicer, Pentalpha Surveillance LLC, as Operating Advisor and Asset Representations Reviewer, Citibank, N.A., as Certificate Administrator, and Wilmington Trust, National Association, as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates, the Mortgage Loans or the Trust Subordinate Companion Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator will distribute (other than the final distribution on any Certificate), on the 4th Business Day following the Determination Date in each month, commencing in September 2019 (each such date, a “Distribution Date”), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of interest then distributable, if any, with respect to the Class X-D Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to a share of Yield Maintenance Charges, as provided in the Pooling and Servicing Agreement.

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The “Interest Accrual Period” with respect to any Distribution Date and with respect to the Class X-D Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

All distributions (other than the final distribution on any Certificate) will be made by the Certificate Administrator to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the last Business Day of the month preceding the month in which such Distribution Date occurs. Distributions are required to be made by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities to accept such funds, if such Certificateholder has provided the Certificate Administrator with written wiring instructions no less than five (5) Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentation and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in a notice to Certificateholders of the pendency of the final distribution.

Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the

A-12-4

Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. Subject to applicable state law with respect to escheatment of funds, if within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes: (i) such Mortgage Loans and Trust Subordinate Companion Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans and the Trust Subordinate Companion Loans due after the Cut-Off Date or, with respect to a Qualified Substitute Mortgage Loan, the Due Date in the month of substitution (exclusive of interest relating to periods prior to, but due after, the Cut-Off Date); (iii) any REO Property (but, with respect to any REO Property relating to a Loan Combination, only to the extent of the Trust’s interest in the related Loan Combination); (iv) all revenues received in respect of any REO Property (but, with respect to any REO Property relating to a Loan Combination, only to the extent of the Trust’s interest in the related Loan Combination); (v) the Master Servicer’s and the Trustee’s rights under the insurance policies with respect to the Mortgage Loans and the Trust Subordinate Companion Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) the Trustee’s rights in any Assignments of Leases, Rents and Profits and any security agreements; (vii) the Trustee’s rights under any indemnities or guaranties given as additional security for any Mortgage Loan or Trust Subordinate Companion Loan; (viii) all of the Trustee’s and the Certificate Administrator’s rights in the Escrow Accounts and Lock-Box Accounts and all proceeds of the Mortgage Loans and Trust Subordinate Companion Loans deposited in the Collection Account, the Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account, including any reinvestment income thereon; (ix) the Trustee’s rights in any environmental indemnity agreements relating to the Mortgaged Properties; (x) the Depositor’s rights under the Mortgage Loan Purchase Agreements to the extent assigned to the Trustee pursuant to Section 2.01 of the Pooling and Servicing Agreement; (xi) the Lower-Tier Regular Interests; (xii) the Woodlands Mall Regular Interests; (xiii) the Centre Regular Interests; (xiv) the Loss of Value Reserve Fund; and (xv) any Threshold Event Collateral.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator and Trustee.

As provided in the Pooling and Servicing Agreement, subject to certain restrictions on transfer set forth therein, upon surrender for registration of transfer of any Certificate, the Certificate Administrator shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

Prior to due presentation of this Certificate for registration of transfer, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Certificate Registrar, and any agent of any of them, may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and neither the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Certificate Registrar, nor any agent of any of them shall be affected by any notice to the contrary.

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The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian (if the Certificate Administrator is then acting as Custodian), the Certificate Administrator and the Trustee, without the consent of any of the Certificateholders or, as applicable, any Companion Loan Holder:

(i)	to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates;

(ii)	to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or with the description thereof in the Prospectus or to correct any error;

(iii)	to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account, the Distribution Account or any REO Account, provided that (A) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment);

(iv)	to modify, eliminate or add to any of its provisions (A) to the extent necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee and the Certificate Administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates, (B) to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-Permitted Transferee, (C) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, Regulation RR and/or any related regulatory actions and/or interpretations or (D) in the event that Regulation RR (or any portion thereof) or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate any risk retention requirements no longer applicable to this securitization transaction in light of such repeal;

(v)	to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel;

(vi)	to modify the procedures in the Pooling and Servicing Agreement relating to Rule 17g-5; provided that such modification does not increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer or the Special Servicer without such party’s consent (which consent may not be withheld unless such modification would materially adversely affect such party or materially increase such party’s obligations under the Pooling and Servicing Agreement); provided, further that notice of such modification is provided to all parties to the Pooling and Servicing Agreement; and

(vii)	to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by any of the Rating Agencies, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder;

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provided, further that no amendment pursuant to any of clauses (i)-(vii) above may be made that would: (A) reduce the consent or consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Controlling Class Representative without the consent of the Controlling Class Representative; (B) reduce the consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Operating Advisor without the consent of the Operating Advisor; (C) change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the applicable Mortgage Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller; (D) change in any manner the obligations or rights of any Underwriter or Initial Purchaser, without the consent of the affected Underwriter or Initial Purchaser; or (E) adversely affect any Serviced Companion Loan Holder in its capacity as such without its consent. Expenses incurred with respect to any amendment shall be borne by the party requesting such amendment, unless the Master Servicer, the Special Servicer or the Trustee is requesting an amendment for the benefit of the Certificateholders, then in which case such expense will be borne by the Trust.

The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by a writing signed by each of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian (if the Certificate Administrator is then acting as Custodian), the Certificate Administrator and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

(i)	reduce in any manner the amount of, or delay the timing of, payments received on the Serviced Loans which are required to be distributed on a Certificate of any Class or to any Serviced Companion Loan Holder, as applicable, without the consent of the Holder of that Certificate or that Serviced Companion Loan Holder, as applicable,

(ii)	reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to the amendment without the consent of the Holders of all Certificates of that Class then outstanding,

(iii)	change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the related Mortgage Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller,

(iv)	change the definition of “Servicing Standard” without either (A) consent of 100% of the holders of the Certificates or (B) Rating Agency Confirmation,

(v)	without the consent of 100% of the Certificateholders of the Class or Classes of Certificates adversely affected thereby, change (A) the percentages of Voting Rights of Certificateholders or Pooled Voting Rights of Pooled Certificateholders, as applicable, that are required to consent to any action or inaction under the Pooling and Servicing Agreement, (B) the right of the Certificateholders to remove the Special Servicer pursuant to the Pooling and Servicing Agreement or (C) the right of the Certificateholders to terminate the Operating Advisor pursuant to the Pooling and Servicing Agreement,

(vi)	adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders,

(vii)	adversely affect a Serviced Companion Loan Holder in its capacity as such without its consent, or

(viii)	change in any manner the obligations or rights of any Underwriter or Initial Purchaser without the consent of the affected Underwriter or Initial Purchaser.

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The Holders of the Controlling Class representing greater than 50% of the Certificate Balance of the Controlling Class may (or, if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if none of such Holders, the Special Servicer or the Master Servicer does, any Holders of Class R Certificates representing greater than a 50% Percentage Interest in such Class, may also) effect an early termination of the Trust Fund, upon not less than 30 days’ prior notice given to the parties (or, if applicable, the other parties) to the Pooling and Servicing Agreement (whereupon the Master Servicer shall notify the Serviced Companion Loan Holders) any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Trust Loans (and in the case of any Trust Loan that is part of a Serviced Loan Combination, subject to certain rights of the related Serviced Companion Loan Holder(s) provided for in the related Co-Lender Agreement) then remaining in the Trust Fund, and all property acquired by or on behalf of the Trust Fund (including the Trust Fund’s interest in any REO Property acquired with respect to any Outside Serviced Mortgage Loan) in respect of any Trust Loan then included in the Trust Fund, at a purchase price, payable in cash, equal to (i) the sum of (A) the Termination Purchase Amount and (B) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Trust Loans), the Special Servicer (unless the Special Servicer is the purchaser of such Trust Loans), the Trustee and the Certificate Administrator, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, if any, made by the Master Servicer or Special Servicer, as applicable, together with any interest accrued and payable to the Master Servicer or the Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the Master Servicer or the Special Servicer, as applicable, in connection with such purchase).

Any Person(s) effecting an early termination of the Trust Fund as provided in the prior paragraph shall first notify the Controlling Class Representative and each Certifying Certificateholder, or, in the case of a termination by the Holder of a Class R Certificate, notify the Certificate Administrator (who shall notify the Controlling Class Representative and each Certifying Certificateholder) of its intention to do so in writing at least 30 days prior to the Anticipated Termination Date. All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Trust Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Certificate Administrator shall be entitled to rely conclusively on any determination made by an Appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates, the Mortgage Loans and the Serviced Companion Loans (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement and to make any required remittances to the Serviced Companion Loan Holders in the month in which the final Distribution Date occurs and certain tax-related obligations) shall terminate immediately following the earlier to occur of (i) the purchase by Holders of the Controlling Class, the Special Servicer, the Master Servicer or Holders of the Class R Certificates of all the Trust Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement, (ii) the exchange by the Remaining Certificateholder of its Certificates for all the Trust Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(h) of the Pooling and Servicing Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Trust Loan or REO Property (or interest therein) contained in the Trust Fund; provided, however, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling and Servicing Agreement. All such payments as contemplated by the preceding paragraph shall be deposited into the Collection Account by the Master Servicer or Special Servicer, as applicable, promptly following receipt thereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Certificate Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class X-D Certificate to be duly executed.

CITIBANK, N.A., not in its individual capacity but solely as Certificate Administrator

By:
Authorized Signatory

Dated: August 8, 2019

CERTIFICATE OF AUTHENTICATION

This is one of the Class X-D Certificates referred to in the Pooling and Servicing Agreement.

Dated: August 8, 2019

CITIBANK, N.A., not in its individual capacity but solely as Authenticating Agent

By:
Authorized Signatory

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (“Assignor(s)”) hereby sell(s), assign(s) and transfer(s) unto ____________________________________ ______________________________(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) (“Assignee(s)”) the entire Percentage Interest represented by the within Class X-D Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Class X-D Certificate of the entire Percentage Interest represented by the within Class X-D Certificates to the above-named Assignee(s) and to deliver such Class X-D Certificate to the following address:

Date: _________________

Signature by or on behalf of Assignor(s)

Taxpayer Identification Number

A-12-10

DISTRIBUTION INSTRUCTIONS

The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions: _______________________________________________________ _____________________________________ Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of _________________________________________ account number ____________________________. This information is provided by ______________________________, the Assignee(s) named above or ____________________________________ as its (their) agent.

By:
[Please print or type name(s)]

Title

Taxpayer Identification Number

A-12-11

EXHIBIT A-13

BENCHMARK 2019-B12 MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2019-B12, CLASS D

[THIS CERTIFICATE IS A TEMPORARY REGULATION S GLOBAL CERTIFICATE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

NO BENEFICIAL OWNERS OF THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT.]1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]2

[TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]3

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SPONSORS, THE ORIGINATORS, THE DEPOSITOR OR ANY OTHER PARTY TO THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW, ANY DIRECTING HOLDER, ANY CONSULTING PARTY, ANY COMPANION LOAN HOLDER (OR ITS REPRESENTATIVE), THE INITIAL PURCHASERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

DISTRIBUTIONS OF PRINCIPAL AND INTEREST ON THIS CERTIFICATE ARE SUBORDINATED TO DISTRIBUTIONS OF PRINCIPAL AND INTEREST ON OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES.

[1]	Temporary Regulation S Global Certificate legend.

[2]	Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

[3]	Global Certificate legend.

A-13-1

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A (A “QIB”), OR IS PURCHASING FOR THE ACCOUNT OF A QIB, AND WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) IN AN “OFFSHORE TRANSACTION” TO AN INSTITUTION THAT IS NOT A “U.S. PERSON”, AS SUCH TERMS ARE DEFINED IN, AND IN ACCORDANCE WITH RULE 903 OR RULE 904 OF, REGULATION S UNDER THE SECURITIES ACT, OR (3) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF, OR IN WHICH ALL THE EQUITY OWNERS COME WITHIN THE MEANING OF, RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT THAT IS NOT A QIB, AND (B) IN EACH CASE IN ACCORDANCE WITH FEDERAL SECURITIES LAWS AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

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BENCHMARK 2019-B12 MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2019-B12, CLASS D

Pass-Through Rate: The lesser of 3.0000% per annum and the WAC Rate

First Distribution Date: September 17, 2019	Cut-Off Date: With respect to each Mortgage Loan and Serviced Companion Loan, the Due Date in August 2019 for that Mortgage Loan or Serviced Companion Loan, as applicable (or, in the case of any Mortgage Loan or Serviced Companion Loan that has its first Due Date subsequent to August 2019, the date that would have been its Due Date in August 2019 under the terms of that Mortgage Loan or Serviced Companion Loan, as applicable, if a Monthly Payment were scheduled to be due in that month).

Aggregate Initial Certificate Balance of the Class D Certificates: $24,391,000	Scheduled Final Distribution Date: the Distribution Date in August 2029

CUSIP:	08162F AN3[4] U0739T AC5[5] 08162F BG7[6]	Initial Certificate Balance of this Certificate: $[_____]

ISIN:	US08162FAN33[7] USU0739TAC54[8] US08162FBG72[9]

Common Code: 204107572

No.: [1]

This certifies that [             ] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class D Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community properties and the Trust Subordinate Companion Loans held in trust by the Trustee and, other than in the case of the Outside Serviced Mortgage Loans, serviced by the Master Servicer and the Special Servicer. The Trust Fund was created, and the Mortgage Loans (other than the Outside Serviced Mortgage Loans) and the Trust Subordinate Companion Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as

4 For Rule 144A Certificates

5 For Regulation S Certificates

6 For IAI Certificates

7 For Rule 144A Certificates

8 For Regulation S Certificates

9 For IAI Certificates

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defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class A-S, Class B, Class C, Class X-B, Class X-D, Class E, Class F-RR, Class G-RR, Class J-RR, Class R, Class S, Class VRR, Class WM-A, Class WM-B, Class WM-C, Class WMRR, Class TC-A, Class TC-B, Class TC-C, Class TC-D, Class TC-E and Class TCRR Certificates (together with the Class D Certificates, the “Certificates”; the Holders of Certificates are collectively referred to herein as “Certificateholders”).

This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of August 1, 2019 (the “Pooling and Servicing Agreement”), between Citigroup Commercial Mortgage Securities Inc., as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer and a Special Servicer, Pacific Life Insurance Company, solely with respect to the Woodlands Mall Loan Combination, as a Special Servicer, Trimont Real Estate Advisors, LLC, solely with respect to The Centre Loan Combination, as a Special Servicer, Pentalpha Surveillance LLC, as Operating Advisor and Asset Representations Reviewer, Citibank, N.A., as Certificate Administrator, and Wilmington Trust, National Association, as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates, the Mortgage Loans or the Trust Subordinate Companion Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator will distribute (other than the final distribution on any Certificate), on the 4th Business Day following the Determination Date in each month, commencing in September 2019 (each such date, a “Distribution Date”), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, with respect to the Class D Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to a share of Yield Maintenance Charges, as provided in the Pooling and Servicing Agreement.

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The “Interest Accrual Period” with respect to any Distribution Date and with respect to the Class D Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

All distributions (other than the final distribution on any Certificate) will be made by the Certificate Administrator to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the last Business Day of the month preceding the month in which such Distribution Date occurs. Distributions are required to be made by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities to accept such funds, if such Certificateholder has provided the Certificate Administrator with written wiring instructions no less than five (5) Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentation and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in a notice to Certificateholders of the pendency of the final distribution.

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Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. Subject to applicable state law with respect to escheatment of funds, if within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes: (i) such Mortgage Loans and Trust Subordinate Companion Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans and the Trust Subordinate Companion Loans due after the Cut-Off Date or, with respect to a Qualified Substitute Mortgage Loan, the Due Date in the month of substitution (exclusive of interest relating to periods prior to, but due after, the Cut-Off Date); (iii) any REO Property (but, with respect to any REO Property relating to a Loan Combination, only to the extent of the Trust’s interest in the related Loan Combination); (iv) all revenues received in respect of any REO Property (but, with respect to any REO Property relating to a Loan Combination, only to the extent of the Trust’s interest in the related Loan Combination); (v) the Master Servicer’s and the Trustee’s rights under the insurance policies with respect to the Mortgage Loans and the Trust Subordinate Companion Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) the Trustee’s rights in any Assignments of Leases, Rents and Profits and any security agreements; (vii) the Trustee’s rights under any indemnities or guaranties given as additional security for any Mortgage Loan or Trust Subordinate Companion Loan; (viii) all of the Trustee’s and the Certificate Administrator’s rights in the Escrow Accounts and Lock-Box Accounts and all proceeds of the Mortgage Loans and Trust Subordinate Companion Loans deposited in the Collection Account, the Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account, including any reinvestment income thereon; (ix) the Trustee’s rights in any environmental indemnity agreements relating to the Mortgaged Properties; (x) the Depositor’s rights under the Mortgage Loan Purchase Agreements to the extent assigned to the Trustee pursuant to Section 2.01 of the Pooling and Servicing Agreement; (xi) the Lower-Tier Regular Interests; (xii) the Woodlands Mall Regular Interests; (xiii) the Centre Regular Interests; (xiv) the Loss of Value Reserve Fund; and (xv) any Threshold Event Collateral.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator and Trustee.

As provided in the Pooling and Servicing Agreement, subject to certain restrictions on transfer set forth therein, upon surrender for registration of transfer of any Certificate, the Certificate Administrator shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

Prior to due presentation of this Certificate for registration of transfer, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Certificate Registrar, and any agent of any of them, may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes

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whatsoever, and neither the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Certificate Registrar, nor any agent of any of them shall be affected by any notice to the contrary.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian (if the Certificate Administrator is then acting as Custodian), the Certificate Administrator and the Trustee, without the consent of any of the Certificateholders or, as applicable, any Companion Loan Holder:

(i)	to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates;

(ii)	to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or with the description thereof in the Prospectus or to correct any error;

(iii)	to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account, the Distribution Account or any REO Account, provided that (A) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment);

(iv)	to modify, eliminate or add to any of its provisions (A) to the extent necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee and the Certificate Administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates, (B) to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-Permitted Transferee, (C) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, Regulation RR and/or any related regulatory actions and/or interpretations or (D) in the event that Regulation RR (or any portion thereof) or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate any risk retention requirements no longer applicable to this securitization transaction in light of such repeal;

(v)	to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel;

(vi)	to modify the procedures in the Pooling and Servicing Agreement relating to Rule 17g-5; provided that such modification does not increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer or the Special Servicer without such party’s consent (which consent may not be withheld unless such modification would materially adversely affect such party or materially increase such party’s obligations under the Pooling and Servicing Agreement); provided, further that notice of such modification is provided to all parties to the Pooling and Servicing Agreement; and

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(vii)	to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by any of the Rating Agencies, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder;

provided, further that no amendment pursuant to any of clauses (i)-(vii) above may be made that would: (A) reduce the consent or consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Controlling Class Representative without the consent of the Controlling Class Representative; (B) reduce the consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Operating Advisor without the consent of the Operating Advisor; (C) change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the applicable Mortgage Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller; (D) change in any manner the obligations or rights of any Underwriter or Initial Purchaser, without the consent of the affected Underwriter or Initial Purchaser; or (E) adversely affect any Serviced Companion Loan Holder in its capacity as such without its consent. Expenses incurred with respect to any amendment shall be borne by the party requesting such amendment, unless the Master Servicer, the Special Servicer or the Trustee is requesting an amendment for the benefit of the Certificateholders, then in which case such expense will be borne by the Trust.

The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by a writing signed by each of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian (if the Certificate Administrator is then acting as Custodian), the Certificate Administrator and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

(i)	reduce in any manner the amount of, or delay the timing of, payments received on the Serviced Loans which are required to be distributed on a Certificate of any Class or to any Serviced Companion Loan Holder, as applicable, without the consent of the Holder of that Certificate or that Serviced Companion Loan Holder, as applicable,

(ii)	reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to the amendment without the consent of the Holders of all Certificates of that Class then outstanding,

(iii)	change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the related Mortgage Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller,

(iv)	change the definition of “Servicing Standard” without either (A) consent of 100% of the holders of the Certificates or (B) Rating Agency Confirmation,

(v)	without the consent of 100% of the Certificateholders of the Class or Classes of Certificates adversely affected thereby, change (A) the percentages of Voting Rights of Certificateholders or Pooled Voting Rights of Pooled Certificateholders, as applicable, that are required to consent to any action or inaction under the Pooling and Servicing Agreement, (B) the right of the Certificateholders to remove the Special Servicer pursuant to the Pooling and Servicing Agreement or (C) the right of the Certificateholders to terminate the Operating Advisor pursuant to the Pooling and Servicing Agreement,

(vi)	adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders,

(vii)	adversely affect a Serviced Companion Loan Holder in its capacity as such without its consent, or

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(viii)	change in any manner the obligations or rights of any Underwriter or Initial Purchaser without the consent of the affected Underwriter or Initial Purchaser.

The Holders of the Controlling Class representing greater than 50% of the Certificate Balance of the Controlling Class may (or, if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if none of such Holders, the Special Servicer or the Master Servicer does, any Holders of Class R Certificates representing greater than a 50% Percentage Interest in such Class, may also) effect an early termination of the Trust Fund, upon not less than 30 days’ prior notice given to the parties (or, if applicable, the other parties) to the Pooling and Servicing Agreement (whereupon the Master Servicer shall notify the Serviced Companion Loan Holders) any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Trust Loans (and in the case of any Trust Loan that is part of a Serviced Loan Combination, subject to certain rights of the related Serviced Companion Loan Holder(s) provided for in the related Co-Lender Agreement) then remaining in the Trust Fund, and all property acquired by or on behalf of the Trust Fund (including the Trust Fund’s interest in any REO Property acquired with respect to any Outside Serviced Mortgage Loan) in respect of any Trust Loan then included in the Trust Fund, at a purchase price, payable in cash, equal to (i) the sum of (A) the Termination Purchase Amount and (B) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Trust Loans), the Special Servicer (unless the Special Servicer is the purchaser of such Trust Loans), the Trustee and the Certificate Administrator, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, if any, made by the Master Servicer or Special Servicer, as applicable, together with any interest accrued and payable to the Master Servicer or the Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the Master Servicer or the Special Servicer, as applicable, in connection with such purchase).

Any Person(s) effecting an early termination of the Trust Fund as provided in the prior paragraph shall first notify the Controlling Class Representative and each Certifying Certificateholder, or, in the case of a termination by the Holder of a Class R Certificate, notify the Certificate Administrator (who shall notify the Controlling Class Representative and each Certifying Certificateholder) of its intention to do so in writing at least 30 days prior to the Anticipated Termination Date. All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Trust Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Certificate Administrator shall be entitled to rely conclusively on any determination made by an Appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates, the Mortgage Loans and the Serviced Companion Loans (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement and to make any required remittances to the Serviced Companion Loan Holders in the month in which the final Distribution Date occurs and certain tax-related obligations) shall terminate immediately following the earlier to occur of (i) the purchase by Holders of the Controlling Class, the Special Servicer, the Master Servicer or Holders of the Class R Certificates of all the Trust Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement, (ii) the exchange by the Remaining Certificateholder of its Certificates for all the Trust Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(h) of the Pooling and Servicing Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Trust Loan or REO Property (or interest therein) contained in the Trust Fund; provided, however, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling and Servicing Agreement. All such payments as contemplated by the preceding paragraph shall be deposited into the Collection Account by the Master Servicer or Special Servicer, as applicable, promptly following receipt thereof.

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Unless the Certificate of Authentication on this Certificate has been executed by the Certificate Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class D Certificate to be duly executed.

CITIBANK, N.A., not in its individual capacity but solely as Certificate Administrator

By:
Authorized Signatory

Dated: August 8, 2019

CERTIFICATE OF AUTHENTICATION

This is one of the Class D Certificates referred to in the Pooling and Servicing Agreement.

Dated: August 8, 2019

CITIBANK, N.A., not in its individual capacity but solely as Authenticating Agent

By:
Authorized Signatory

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (“Assignor(s)”) hereby sell(s), assign(s) and transfer(s) unto ____________________________________ ______________________________(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) (“Assignee(s)”) the entire Percentage Interest represented by the within Class D Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Class D Certificate of the entire Percentage Interest represented by the within Class D Certificates to the above-named Assignee(s) and to deliver such Class D Certificate to the following address:

Date: _________________

Signature by or on behalf of Assignor(s)

Taxpayer Identification Number

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DISTRIBUTION INSTRUCTIONS

The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions: _______________________________________________________ _____________________________________ Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of _________________________________________ account number ____________________________. This information is provided by ______________________________, the Assignee(s) named above or ____________________________________ as its (their) agent.

By:
[Please print or type name(s)]

Title

Taxpayer Identification Number

A-13-12

EXHIBIT A-14

BENCHMARK 2019-B12 MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2019-B12, CLASS E

[THIS CERTIFICATE IS A TEMPORARY REGULATION S GLOBAL CERTIFICATE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

NO BENEFICIAL OWNERS OF THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT.]1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]2

[TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]3

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SPONSORS, THE ORIGINATORS, THE DEPOSITOR OR ANY OTHER PARTY TO THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW, ANY DIRECTING HOLDER, ANY CONSULTING PARTY, ANY COMPANION LOAN HOLDER (OR ITS REPRESENTATIVE), THE initial purchasers OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

DISTRIBUTIONS OF PRINCIPAL AND INTEREST ON THIS CERTIFICATE ARE SUBORDINATED TO DISTRIBUTIONS OF PRINCIPAL AND INTEREST ON OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES.

[1]	Temporary Regulation S Global Certificate legend.

[2]	Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

[3]	Global Certificate legend.

A-14-1

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A (A “QIB”), OR IS PURCHASING FOR THE ACCOUNT OF A QIB, AND WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) IN AN “OFFSHORE TRANSACTION” TO AN INSTITUTION THAT IS NOT A “U.S. PERSON”, AS SUCH TERMS ARE DEFINED IN, AND IN ACCORDANCE WITH RULE 903 OR RULE 904 OF, REGULATION S UNDER THE SECURITIES ACT, OR (3) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF, OR IN WHICH ALL THE EQUITY OWNERS COME WITHIN THE MEANING OF, RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT THAT IS NOT A QIB, AND (B) IN EACH CASE IN ACCORDANCE WITH FEDERAL SECURITIES LAWS AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

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BENCHMARK 2019-B12 MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2019-B12, CLASS E

Pass-Through Rate: The lesser of 3.0000% per annum and the WAC Rate

First Distribution Date: September 17, 2019	Cut-Off Date: With respect to each Mortgage Loan and Serviced Companion Loan, the Due Date in August 2019 for that Mortgage Loan or Serviced Companion Loan, as applicable (or, in the case of any Mortgage Loan or Serviced Companion Loan that has its first Due Date subsequent to August 2019, the date that would have been its Due Date in August 2019 under the terms of that Mortgage Loan or Serviced Companion Loan, as applicable, if a Monthly Payment were scheduled to be due in that month).

Aggregate Initial Certificate Balance of the Class E Certificates: $17,217,000	Scheduled Final Distribution Date: the Distribution Date in August 2029

CUSIP:	08162F AP8[4] U0739T AD3[5] 08162F BH5[6]	Initial Certificate Balance of this Certificate: $[_____]

ISIN:	US08162FAP80[7] USU0739TAD38[8] US08162FBH55[9]

Common Code: 204107602

No.: [1]

This certifies that [          ] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class E Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community properties and the Trust Subordinate Companion Loans held in trust by the Trustee and, other than in the case of the Outside Serviced Mortgage Loans, serviced by the Master Servicer and the Special Servicer. The Trust Fund was created, and the Mortgage Loans (other than the Outside Serviced Mortgage Loans) and the Trust Subordinate Companion Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as

4 For Rule 144A Certificates

5 For Regulation S Certificates

6 For IAI Certificates

7 For Rule 144A Certificates

8 For Regulation S Certificates

9 For IAI Certificates

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defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class A-S, Class B, Class C, Class X-B, Class X-D, Class D, Class F-RR, Class G-RR, Class J-RR, Class R, Class S, Class VRR, Class WM-A, Class WM-B, Class WM-C, Class WMRR, Class TC-A, Class TC-B, Class TC-C, Class TC-D, Class TC-E and Class TCRR Certificates (together with the Class E Certificates, the “Certificates”; the Holders of Certificates are collectively referred to herein as “Certificateholders”).

This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of August 1, 2019 (the “Pooling and Servicing Agreement”), between Citigroup Commercial Mortgage Securities Inc., as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer and a Special Servicer, Pacific Life Insurance Company, solely with respect to the Woodlands Mall Loan Combination, as a Special Servicer, Trimont Real Estate Advisors, LLC, solely with respect to The Centre Loan Combination, as a Special Servicer, Pentalpha Surveillance LLC, as Operating Advisor and Asset Representations Reviewer, Citibank, N.A., as Certificate Administrator, and Wilmington Trust, National Association, as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates, the Mortgage Loans or the Trust Subordinate Companion Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator will distribute (other than the final distribution on any Certificate), on the 4th Business Day following the Determination Date in each month, commencing in September 2019 (each such date, a “Distribution Date”), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, with respect to the Class E Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to a share of Yield Maintenance Charges, as provided in the Pooling and Servicing Agreement.

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The “Interest Accrual Period” with respect to any Distribution Date and with respect to the Class E Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

All distributions (other than the final distribution on any Certificate) will be made by the Certificate Administrator to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the last Business Day of the month preceding the month in which such Distribution Date occurs. Distributions are required to be made by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities to accept such funds, if such Certificateholder has provided the Certificate Administrator with written wiring instructions no less than five (5) Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentation and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in a notice to Certificateholders of the pendency of the final distribution.

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Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. Subject to applicable state law with respect to escheatment of funds, if within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes: (i) such Mortgage Loans and Trust Subordinate Companion Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans and the Trust Subordinate Companion Loans due after the Cut-Off Date or, with respect to a Qualified Substitute Mortgage Loan, the Due Date in the month of substitution (exclusive of interest relating to periods prior to, but due after, the Cut-Off Date); (iii) any REO Property (but, with respect to any REO Property relating to a Loan Combination, only to the extent of the Trust’s interest in the related Loan Combination); (iv) all revenues received in respect of any REO Property (but, with respect to any REO Property relating to a Loan Combination, only to the extent of the Trust’s interest in the related Loan Combination); (v) the Master Servicer’s and the Trustee’s rights under the insurance policies with respect to the Mortgage Loans and the Trust Subordinate Companion Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) the Trustee’s rights in any Assignments of Leases, Rents and Profits and any security agreements; (vii) the Trustee’s rights under any indemnities or guaranties given as additional security for any Mortgage Loan or Trust Subordinate Companion Loan; (viii) all of the Trustee’s and the Certificate Administrator’s rights in the Escrow Accounts and Lock-Box Accounts and all proceeds of the Mortgage Loans and Trust Subordinate Companion Loans deposited in the Collection Account, the Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account, including any reinvestment income thereon; (ix) the Trustee’s rights in any environmental indemnity agreements relating to the Mortgaged Properties; (x) the Depositor’s rights under the Mortgage Loan Purchase Agreements to the extent assigned to the Trustee pursuant to Section 2.01 of the Pooling and Servicing Agreement; (xi) the Lower-Tier Regular Interests; (xii) the Woodlands Mall Regular Interests; (xiii) the Centre Regular Interests; (xiv) the Loss of Value Reserve Fund; and (xv) any Threshold Event Collateral.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator and Trustee.

As provided in the Pooling and Servicing Agreement, subject to certain restrictions on transfer set forth therein, upon surrender for registration of transfer of any Certificate, the Certificate Administrator shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

Prior to due presentation of this Certificate for registration of transfer, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Certificate Registrar, and any agent of any of them, may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes

A-14-5

whatsoever, and neither the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Certificate Registrar, nor any agent of any of them shall be affected by any notice to the contrary.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian (if the Certificate Administrator is then acting as Custodian), the Certificate Administrator and the Trustee, without the consent of any of the Certificateholders or, as applicable, any Companion Loan Holder:

(i)	to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates;

(ii)	to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or with the description thereof in the Prospectus or to correct any error;

(iii)	to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account, the Distribution Account or any REO Account, provided that (A) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment);

(iv)	to modify, eliminate or add to any of its provisions (A) to the extent necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee and the Certificate Administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates, (B) to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-Permitted Transferee, (C) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, Regulation RR and/or any related regulatory actions and/or interpretations or (D) in the event that Regulation RR (or any portion thereof) or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate any risk retention requirements no longer applicable to this securitization transaction in light of such repeal;

(v)	to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel;

(vi)	to modify the procedures in the Pooling and Servicing Agreement relating to Rule 17g-5; provided that such modification does not increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer or the Special Servicer without such party’s consent (which consent may not be withheld unless such modification would materially adversely affect such party or materially increase such party’s obligations under the Pooling and Servicing Agreement); provided, further that notice of such modification is provided to all parties to the Pooling and Servicing Agreement; and

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(vii)	to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by any of the Rating Agencies, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder;

provided, further that no amendment pursuant to any of clauses (i)-(vii) above may be made that would: (A) reduce the consent or consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Controlling Class Representative without the consent of the Controlling Class Representative; (B) reduce the consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Operating Advisor without the consent of the Operating Advisor; (C) change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the applicable Mortgage Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller; (D) change in any manner the obligations or rights of any Underwriter or Initial Purchaser, without the consent of the affected Underwriter or Initial Purchaser; or (E) adversely affect any Serviced Companion Loan Holder in its capacity as such without its consent. Expenses incurred with respect to any amendment shall be borne by the party requesting such amendment, unless the Master Servicer, the Special Servicer or the Trustee is requesting an amendment for the benefit of the Certificateholders, then in which case such expense will be borne by the Trust.

The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by a writing signed by each of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian (if the Certificate Administrator is then acting as Custodian), the Certificate Administrator and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

(i)	reduce in any manner the amount of, or delay the timing of, payments received on the Serviced Loans which are required to be distributed on a Certificate of any Class or to any Serviced Companion Loan Holder, as applicable, without the consent of the Holder of that Certificate or that Serviced Companion Loan Holder, as applicable,

(ii)	reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to the amendment without the consent of the Holders of all Certificates of that Class then outstanding,

(iii)	change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the related Mortgage Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller,

(iv)	change the definition of “Servicing Standard” without either (A) consent of 100% of the holders of the Certificates or (B) Rating Agency Confirmation,

(v)	without the consent of 100% of the Certificateholders of the Class or Classes of Certificates adversely affected thereby, change (A) the percentages of Voting Rights of Certificateholders or Pooled Voting Rights of Pooled Certificateholders, as applicable, that are required to consent to any action or inaction under the Pooling and Servicing Agreement, (B) the right of the Certificateholders to remove the Special Servicer pursuant to the Pooling and Servicing Agreement or (C) the right of the Certificateholders to terminate the Operating Advisor pursuant to the Pooling and Servicing Agreement,

(vi)	adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders,

(vii)	adversely affect a Serviced Companion Loan Holder in its capacity as such without its consent, or

A-14-7

(viii)	change in any manner the obligations or rights of any Underwriter or Initial Purchaser without the consent of the affected Underwriter or Initial Purchaser.

The Holders of the Controlling Class representing greater than 50% of the Certificate Balance of the Controlling Class may (or, if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if none of such Holders, the Special Servicer or the Master Servicer does, any Holders of Class R Certificates representing greater than a 50% Percentage Interest in such Class, may also) effect an early termination of the Trust Fund, upon not less than 30 days’ prior notice given to the parties (or, if applicable, the other parties) to the Pooling and Servicing Agreement (whereupon the Master Servicer shall notify the Serviced Companion Loan Holders) any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Trust Loans (and in the case of any Trust Loan that is part of a Serviced Loan Combination, subject to certain rights of the related Serviced Companion Loan Holder(s) provided for in the related Co-Lender Agreement) then remaining in the Trust Fund, and all property acquired by or on behalf of the Trust Fund (including the Trust Fund’s interest in any REO Property acquired with respect to any Outside Serviced Mortgage Loan) in respect of any Trust Loan then included in the Trust Fund, at a purchase price, payable in cash, equal to (i) the sum of (A) the Termination Purchase Amount and (B) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Trust Loans), the Special Servicer (unless the Special Servicer is the purchaser of such Trust Loans), the Trustee and the Certificate Administrator, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, if any, made by the Master Servicer or Special Servicer, as applicable, together with any interest accrued and payable to the Master Servicer or the Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the Master Servicer or the Special Servicer, as applicable, in connection with such purchase).

Any Person(s) effecting an early termination of the Trust Fund as provided in the prior paragraph shall first notify the Controlling Class Representative and each Certifying Certificateholder, or, in the case of a termination by the Holder of a Class R Certificate, notify the Certificate Administrator (who shall notify the Controlling Class Representative and each Certifying Certificateholder) of its intention to do so in writing at least 30 days prior to the Anticipated Termination Date. All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Trust Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Certificate Administrator shall be entitled to rely conclusively on any determination made by an Appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates, the Mortgage Loans and the Serviced Companion Loans (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement and to make any required remittances to the Serviced Companion Loan Holders in the month in which the final Distribution Date occurs and certain tax-related obligations) shall terminate immediately following the earlier to occur of (i) the purchase by Holders of the Controlling Class, the Special Servicer, the Master Servicer or Holders of the Class R Certificates of all the Trust Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement, (ii) the exchange by the Remaining Certificateholder of its Certificates for all the Trust Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(h) of the Pooling and Servicing Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Trust Loan or REO Property (or interest therein) contained in the Trust Fund; provided, however, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling and Servicing Agreement. All such payments as contemplated by the preceding paragraph shall be deposited into the Collection Account by the Master Servicer or Special Servicer, as applicable, promptly following receipt thereof.

A-14-8

Unless the Certificate of Authentication on this Certificate has been executed by the Certificate Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class E Certificate to be duly executed.

CITIBANK, N.A., not in its individual capacity but solely as Certificate Administrator

By:
Authorized Signatory

Dated: August 8, 2019

CERTIFICATE OF AUTHENTICATION

This is one of the Class E Certificates referred to in the Pooling and Servicing Agreement.

Dated: August 8, 2019

CITIBANK, N.A., not in its individual capacity but solely as Authenticating Agent

By:
Authorized Signatory

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (“Assignor(s)”) hereby sell(s), assign(s) and transfer(s) unto ____________________________________ ______________________________(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) (“Assignee(s)”) the entire Percentage Interest represented by the within Class E Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Class E Certificate of the entire Percentage Interest represented by the within Class E Certificates to the above-named Assignee(s) and to deliver such Class E Certificate to the following address:

Date: _________________

Signature by or on behalf of Assignor(s)

Taxpayer Identification Number

A-14-11

DISTRIBUTION INSTRUCTIONS

The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions: _______________________________________________________ _____________________________________ Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of _________________________________________ account number ____________________________. This information is provided by ______________________________, the Assignee(s) named above or ____________________________________ as its (their) agent.

By:
[Please print or type name(s)]

Title

Taxpayer Identification Number

A-14-12

EXHIBIT A-15

BENCHMARK 2019-B12 MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2019-B12, CLASS F-RR

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1

[TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]2

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SPONSORS, THE ORIGINATORS, THE DEPOSITOR OR ANY OTHER PARTY TO THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW, ANY DIRECTING HOLDER, ANY CONSULTING PARTY, ANY COMPANION LOAN HOLDER (OR ITS REPRESENTATIVE), THE initial purchasers OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

DISTRIBUTIONS OF PRINCIPAL AND INTEREST ON THIS CERTIFICATE ARE SUBORDINATED TO DISTRIBUTIONS OF PRINCIPAL AND INTEREST ON OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A (A “QIB”), OR IS PURCHASING FOR THE ACCOUNT OF A QIB, AND WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) IN AN “OFFSHORE TRANSACTION” TO AN INSTITUTION THAT IS NOT A “U.S. PERSON”, AS SUCH TERMS ARE DEFINED IN, AND IN ACCORDANCE WITH RULE 903 OR RULE 904 OF, REGULATION S UNDER THE SECURITIES ACT, OR (3) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF, OR IN WHICH ALL

[1]	Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

[2]	Global Certificate legend.

A-15-1

THE EQUITY OWNERS COME WITHIN THE MEANING OF, RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT THAT IS NOT A QIB, AND (B) IN EACH CASE IN ACCORDANCE WITH FEDERAL SECURITIES LAWS AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR PLEDGED, SOLD OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS OR BECOMES (I) AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY OR PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR OTHER PLAN THAT IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW (“SIMILAR LAW”) THAT IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A “PLAN”), OR (II) AN ENTITY OR COLLECTIVE INVESTMENT FUND THE ASSETS OF WHICH ARE CONSIDERED PLAN ASSETS UNDER U.S. DEPARTMENT OF LABOR REG. SECTION 2510.3-101, AS MODIFIED BY SECTION 3(42) OF ERISA, OR SIMILAR LAW OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE, UNLESS (A)(I) SUCH PERSON IS AN “INSURANCE COMPANY GENERAL ACCOUNT” WITHIN THE MEANING OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60, AND (II) ALL CONDITIONS OF SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 WILL BE MET WITH RESPECT TO SUCH INSURANCE COMPANY GENERAL ACCOUNT’S ACQUISITION, HOLDING AND DISPOSITION OF THIS CERTIFICATE, OR (B) WITH RESPECT TO THE ACQUISITION, HOLDING OR DISPOSITION OF THIS CERTIFICATE BY ANY GOVERNMENTAL PLAN OR OTHER PLAN SUBJECT TO SIMILAR LAW, SUCH ACQUISITION, HOLDING AND DISPOSITION BY SUCH GOVERNMENTAL PLAN WILL NOT CONSTITUTE OR OTHERWISE RESULT IN A NON-EXEMPT VIOLATION OF SIMILAR LAW.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS CERTIFICATE IS INTENDED TO CONSTITUTE PART OF AN “ELIGIBLE HORIZONTAL RESIDUAL INTEREST” (AS DEFINED IN REGULATION RR PROMULGATED UNDER SECTION 15G OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED), AND AS SUCH IS SUBJECT TO VARIOUS PROHIBITIONS ON HEDGING, TRANSFER AND FINANCING SET FORTH IN REGULATION RR. THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT.

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BENCHMARK 2019-B12 MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2019-B12, CLASS F-RR

Pass-Through Rate: The WAC Rate[3]

First Distribution Date: September 17, 2019	Cut-Off Date: With respect to each Mortgage Loan and Serviced Companion Loan, the Due Date in August 2019 for that Mortgage Loan or Serviced Companion Loan, as applicable (or, in the case of any Mortgage Loan or Serviced Companion Loan that has its first Due Date subsequent to August 2019, the date that would have been its Due Date in August 2019 under the terms of that Mortgage Loan or Serviced Companion Loan, as applicable, if a Monthly Payment were scheduled to be due in that month).

Aggregate Initial Certificate Balance of the Class F-RR Certificates: $20,087,000	Scheduled Final Distribution Date: the Distribution Date in August 2029

CUSIP:	08162F AQ6[4] U0739T AE1[5] 08162F BJ1[6]	Initial Certificate Balance of this Certificate: $[_____]

ISIN:	US08162FAQ63[7] USU0739TAE11[8] US08162FBJ12[9]

Common Code: 204107637

No.: [1]

This certifies that [          ] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class F-RR Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community properties and the Trust Subordinate Companion Loans held in trust by the Trustee and, other than in the case of the Outside Serviced Mortgage Loans, serviced by the Master Servicer and the Special Servicer. The Trust Fund was created, and the Mortgage Loans (other than the Outside Serviced Mortgage Loans) and the Trust Subordinate Companion Loans are to be serviced, pursuant to the Pooling and Servicing

3 The initial approximate Pass-Through Rate as of the Closing Date is 4.2649% per annum.

4 For Rule 144A Certificates

5 For Regulation S Certificates

6 For IAI Certificates

7 For Rule 144A Certificates

8 For Regulation S Certificates

9 For IAI Certificates

A-15-3

Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class A-S, Class B, Class C, Class X-B, Class X-D, Class D, Class E, Class G-RR, Class J-RR, Class R, Class S, Class VRR, Class WM-A, Class WM-B, Class WM-C, Class WMRR, Class TC-A, Class TC-B, Class TC-C, Class TC-D, Class TC-E and Class TCRR Certificates (together with the Class F-RR Certificates, the “Certificates”; the Holders of Certificates are collectively referred to herein as “Certificateholders”).

This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of August 1, 2019 (the “Pooling and Servicing Agreement”), between Citigroup Commercial Mortgage Securities Inc., as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer and a Special Servicer, Pacific Life Insurance Company, solely with respect to the Woodlands Mall Loan Combination, as a Special Servicer, Trimont Real Estate Advisors, LLC, solely with respect to The Centre Loan Combination, as a Special Servicer, Pentalpha Surveillance LLC, as Operating Advisor and Asset Representations Reviewer, Citibank, N.A., as Certificate Administrator, and Wilmington Trust, National Association, as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates, the Mortgage Loans or the Trust Subordinate Companion Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator will distribute (other than the final distribution on any Certificate), on the 4th Business Day following the Determination Date in each month, commencing in September 2019 (each such date, a “Distribution Date”), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, with respect to the Class F-RR Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to a share of Yield Maintenance Charges, as provided in the Pooling and Servicing Agreement.

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The “Interest Accrual Period” with respect to any Distribution Date and with respect to the Class F-RR Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

All distributions (other than the final distribution on any Certificate) will be made by the Certificate Administrator to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the last Business Day of the month preceding the month in which such Distribution Date occurs. Distributions are required to be made by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities to accept such funds, if such Certificateholder has provided the Certificate Administrator with written wiring instructions no less than five (5) Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentation and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in a notice to Certificateholders of the pendency of the final distribution.

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Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. Subject to applicable state law with respect to escheatment of funds, if within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes: (i) such Mortgage Loans and Trust Subordinate Companion Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans and the Trust Subordinate Companion Loans due after the Cut-Off Date or, with respect to a Qualified Substitute Mortgage Loan, the Due Date in the month of substitution (exclusive of interest relating to periods prior to, but due after, the Cut-Off Date); (iii) any REO Property (but, with respect to any REO Property relating to a Loan Combination, only to the extent of the Trust’s interest in the related Loan Combination); (iv) all revenues received in respect of any REO Property (but, with respect to any REO Property relating to a Loan Combination, only to the extent of the Trust’s interest in the related Loan Combination); (v) the Master Servicer’s and the Trustee’s rights under the insurance policies with respect to the Mortgage Loans and the Trust Subordinate Companion Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) the Trustee’s rights in any Assignments of Leases, Rents and Profits and any security agreements; (vii) the Trustee’s rights under any indemnities or guaranties given as additional security for any Mortgage Loan or Trust Subordinate Companion Loan; (viii) all of the Trustee’s and the Certificate Administrator’s rights in the Escrow Accounts and Lock-Box Accounts and all proceeds of the Mortgage Loans and Trust Subordinate Companion Loans deposited in the Collection Account, the Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account, including any reinvestment income thereon; (ix) the Trustee’s rights in any environmental indemnity agreements relating to the Mortgaged Properties; (x) the Depositor’s rights under the Mortgage Loan Purchase Agreements to the extent assigned to the Trustee pursuant to Section 2.01 of the Pooling and Servicing Agreement; (xi) the Lower-Tier Regular Interests; (xii) the Woodlands Mall Regular Interests; (xiii) the Centre Regular Interests; (xiv) the Loss of Value Reserve Fund; and (xv) any Threshold Event Collateral.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator and Trustee.

As provided in the Pooling and Servicing Agreement, subject to certain restrictions on transfer set forth therein, upon surrender for registration of transfer of any Certificate, the Certificate Administrator shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

Prior to due presentation of this Certificate for registration of transfer, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Certificate Registrar, and any agent of any of them, may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes

A-15-5

whatsoever, and neither the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Certificate Registrar, nor any agent of any of them shall be affected by any notice to the contrary.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian (if the Certificate Administrator is then acting as Custodian), the Certificate Administrator and the Trustee, without the consent of any of the Certificateholders or, as applicable, any Companion Loan Holder:

(i)	to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates;

(ii)	to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or with the description thereof in the Prospectus or to correct any error;

(iii)	to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account, the Distribution Account or any REO Account, provided that (A) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment);

(iv)	to modify, eliminate or add to any of its provisions (A) to the extent necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee and the Certificate Administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates, (B) to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-Permitted Transferee, (C) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, Regulation RR and/or any related regulatory actions and/or interpretations or (D) in the event that Regulation RR (or any portion thereof) or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate any risk retention requirements no longer applicable to this securitization transaction in light of such repeal;

(v)	to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel;

(vi)	to modify the procedures in the Pooling and Servicing Agreement relating to Rule 17g-5; provided that such modification does not increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer or the Special Servicer without such party’s consent (which consent may not be withheld unless such modification would materially adversely affect such party or materially increase such party’s obligations under the Pooling and Servicing Agreement); provided, further that notice of such modification is provided to all parties to the Pooling and Servicing Agreement; and

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(vii)	to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by any of the Rating Agencies, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder;

provided, further that no amendment pursuant to any of clauses (i)-(vii) above may be made that would: (A) reduce the consent or consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Controlling Class Representative without the consent of the Controlling Class Representative; (B) reduce the consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Operating Advisor without the consent of the Operating Advisor; (C) change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the applicable Mortgage Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller; (D) change in any manner the obligations or rights of any Underwriter or Initial Purchaser, without the consent of the affected Underwriter or Initial Purchaser; or (E) adversely affect any Serviced Companion Loan Holder in its capacity as such without its consent. Expenses incurred with respect to any amendment shall be borne by the party requesting such amendment, unless the Master Servicer, the Special Servicer or the Trustee is requesting an amendment for the benefit of the Certificateholders, then in which case such expense will be borne by the Trust.

The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by a writing signed by each of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian (if the Certificate Administrator is then acting as Custodian), the Certificate Administrator and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

(i)	reduce in any manner the amount of, or delay the timing of, payments received on the Serviced Loans which are required to be distributed on a Certificate of any Class or to any Serviced Companion Loan Holder, as applicable, without the consent of the Holder of that Certificate or that Serviced Companion Loan Holder, as applicable,

(ii)	reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to the amendment without the consent of the Holders of all Certificates of that Class then outstanding,

(iii)	change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the related Mortgage Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller,

(iv)	change the definition of “Servicing Standard” without either (A) consent of 100% of the holders of the Certificates or (B) Rating Agency Confirmation,

(v)	without the consent of 100% of the Certificateholders of the Class or Classes of Certificates adversely affected thereby, change (A) the percentages of Voting Rights of Certificateholders or Pooled Voting Rights of Pooled Certificateholders, as applicable, that are required to consent to any action or inaction under the Pooling and Servicing Agreement, (B) the right of the Certificateholders to remove the Special Servicer pursuant to the Pooling and Servicing Agreement or (C) the right of the Certificateholders to terminate the Operating Advisor pursuant to the Pooling and Servicing Agreement,

(vi)	adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders,

(vii)	adversely affect a Serviced Companion Loan Holder in its capacity as such without its consent, or

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(viii)	change in any manner the obligations or rights of any Underwriter or Initial Purchaser without the consent of the affected Underwriter or Initial Purchaser.

The Holders of the Controlling Class representing greater than 50% of the Certificate Balance of the Controlling Class may (or, if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if none of such Holders, the Special Servicer or the Master Servicer does, any Holders of Class R Certificates representing greater than a 50% Percentage Interest in such Class, may also) effect an early termination of the Trust Fund, upon not less than 30 days’ prior notice given to the parties (or, if applicable, the other parties) to the Pooling and Servicing Agreement (whereupon the Master Servicer shall notify the Serviced Companion Loan Holders) any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Trust Loans (and in the case of any Trust Loan that is part of a Serviced Loan Combination, subject to certain rights of the related Serviced Companion Loan Holder(s) provided for in the related Co-Lender Agreement) then remaining in the Trust Fund, and all property acquired by or on behalf of the Trust Fund (including the Trust Fund’s interest in any REO Property acquired with respect to any Outside Serviced Mortgage Loan) in respect of any Trust Loan then included in the Trust Fund, at a purchase price, payable in cash, equal to (i) the sum of (A) the Termination Purchase Amount and (B) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Trust Loans), the Special Servicer (unless the Special Servicer is the purchaser of such Trust Loans), the Trustee and the Certificate Administrator, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, if any, made by the Master Servicer or Special Servicer, as applicable, together with any interest accrued and payable to the Master Servicer or the Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the Master Servicer or the Special Servicer, as applicable, in connection with such purchase).

Any Person(s) effecting an early termination of the Trust Fund as provided in the prior paragraph shall first notify the Controlling Class Representative and each Certifying Certificateholder, or, in the case of a termination by the Holder of a Class R Certificate, notify the Certificate Administrator (who shall notify the Controlling Class Representative and each Certifying Certificateholder) of its intention to do so in writing at least 30 days prior to the Anticipated Termination Date. All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Trust Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Certificate Administrator shall be entitled to rely conclusively on any determination made by an Appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates, the Mortgage Loans and the Serviced Companion Loans (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement and to make any required remittances to the Serviced Companion Loan Holders in the month in which the final Distribution Date occurs and certain tax-related obligations) shall terminate immediately following the earlier to occur of (i) the purchase by Holders of the Controlling Class, the Special Servicer, the Master Servicer or Holders of the Class R Certificates of all the Trust Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement, (ii) the exchange by the Remaining Certificateholder of its Certificates for all the Trust Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(h) of the Pooling and Servicing Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Trust Loan or REO Property (or interest therein) contained in the Trust Fund; provided, however, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling and Servicing Agreement. All such payments as contemplated by the preceding paragraph shall be deposited into the Collection Account by the Master Servicer or Special Servicer, as applicable, promptly following receipt thereof.

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Unless the Certificate of Authentication on this Certificate has been executed by the Certificate Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

A-15-9

IN WITNESS WHEREOF, the Certificate Administrator has caused this Class F-RR Certificate to be duly executed.

CITIBANK, N.A., not in its individual capacity but solely as Certificate Administrator

By:
Authorized Signatory

Dated: August 8, 2019

CERTIFICATE OF AUTHENTICATION

This is one of the Class F-RR Certificates referred to in the Pooling and Servicing Agreement.

Dated: August 8, 2019

CITIBANK, N.A., not in its individual capacity but solely as Authenticating Agent

By:
Authorized Signatory

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (“Assignor(s)”) hereby sell(s), assign(s) and transfer(s) unto ____________________________________ ______________________________(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) (“Assignee(s)”) the entire Percentage Interest represented by the within Class F-RR Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Class F-RR Certificate of the entire Percentage Interest represented by the within Class F-RR Certificates to the above-named Assignee(s) and to deliver such Class F-RR Certificate to the following address:

Date: _________________

Signature by or on behalf of Assignor(s)

Taxpayer Identification Number

A-15-11

DISTRIBUTION INSTRUCTIONS

The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions: _______________________________________________________ _____________________________________ Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of _________________________________________ account number ____________________________. This information is provided by ______________________________, the Assignee(s) named above or ____________________________________ as its (their) agent.

By:
[Please print or type name(s)]

Title

Taxpayer Identification Number

A-15-12

EXHIBIT A-16

BENCHMARK 2019-B12 MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2019-B12, CLASS G-RR

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1

[TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]2

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SPONSORS, THE ORIGINATORS, THE DEPOSITOR OR ANY OTHER PARTY TO THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW, ANY DIRECTING HOLDER, ANY CONSULTING PARTY, ANY COMPANION LOAN HOLDER (OR ITS REPRESENTATIVE), THE initial purchasers OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

DISTRIBUTIONS OF PRINCIPAL AND INTEREST ON THIS CERTIFICATE ARE SUBORDINATED TO DISTRIBUTIONS OF PRINCIPAL AND INTEREST ON OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A (A “QIB”), OR IS PURCHASING FOR THE ACCOUNT OF A QIB, AND WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) IN AN “OFFSHORE TRANSACTION” TO AN INSTITUTION THAT IS NOT A “U.S. PERSON”, AS SUCH TERMS ARE DEFINED IN, AND IN ACCORDANCE WITH RULE 903 OR RULE 904 OF, REGULATION S UNDER THE SECURITIES ACT, OR (3) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF, OR IN WHICH ALL THE EQUITY OWNERS COME WITHIN THE MEANING OF, RULE 501(a)(1), (2), (3) OR (7) OF

[1]	Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

[2]	Global Certificate legend.

A-16-1

REGULATION D UNDER THE SECURITIES ACT THAT IS NOT A QIB, AND (B) IN EACH CASE IN ACCORDANCE WITH FEDERAL SECURITIES LAWS AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR PLEDGED, SOLD OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS OR BECOMES (I) AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY OR PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR OTHER PLAN THAT IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW (“SIMILAR LAW”) THAT IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A “PLAN”), OR (II) AN ENTITY OR COLLECTIVE INVESTMENT FUND THE ASSETS OF WHICH ARE CONSIDERED PLAN ASSETS UNDER U.S. DEPARTMENT OF LABOR REG. SECTION 2510.3-101, AS MODIFIED BY SECTION 3(42) OF ERISA, OR SIMILAR LAW OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE, UNLESS (A)(I) SUCH PERSON IS AN “INSURANCE COMPANY GENERAL ACCOUNT” WITHIN THE MEANING OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60, AND (II) ALL CONDITIONS OF SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 WILL BE MET WITH RESPECT TO SUCH INSURANCE COMPANY GENERAL ACCOUNT’S ACQUISITION, HOLDING AND DISPOSITION OF THIS CERTIFICATE, OR (B) WITH RESPECT TO THE ACQUISITION, HOLDING OR DISPOSITION OF THIS CERTIFICATE BY ANY GOVERNMENTAL PLAN OR OTHER PLAN SUBJECT TO SIMILAR LAW, SUCH ACQUISITION, HOLDING AND DISPOSITION BY SUCH GOVERNMENTAL PLAN WILL NOT CONSTITUTE OR OTHERWISE RESULT IN A NON-EXEMPT VIOLATION OF SIMILAR LAW.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS CERTIFICATE IS INTENDED TO CONSTITUTE PART OF AN “ELIGIBLE HORIZONTAL RESIDUAL INTEREST” (AS DEFINED IN REGULATION RR PROMULGATED UNDER SECTION 15G OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED), AND AS SUCH IS SUBJECT TO VARIOUS PROHIBITIONS ON HEDGING, TRANSFER AND FINANCING SET FORTH IN REGULATION RR. THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT.

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BENCHMARK 2019-B12 MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2019-B12, CLASS G-RR

Pass-Through Rate: The WAC Rate[3]

First Distribution Date: September 17, 2019	Cut-Off Date: With respect to each Mortgage Loan and Serviced Companion Loan, the Due Date in August 2019 for that Mortgage Loan or Serviced Companion Loan, as applicable (or, in the case of any Mortgage Loan or Serviced Companion Loan that has its first Due Date subsequent to August 2019, the date that would have been its Due Date in August 2019 under the terms of that Mortgage Loan or Serviced Companion Loan, as applicable, if a Monthly Payment were scheduled to be due in that month).

Aggregate Initial Certificate Balance of the Class G-RR Certificates: $11,478,000	Scheduled Final Distribution Date: the Distribution Date in August 2029

CUSIP: 08162F AR4[4] U0739T AF8[5] 08162F BK8[6]	Initial Certificate Balance of this Certificate: $[_____]
ISIN: US08162FAR47[7] USU0739TAF85[8] US08162FBK84[9]
Common Code: 204107645

No.: [1]

This certifies that [           ] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class G-RR Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community properties and the Trust Subordinate Companion Loans held in trust by the Trustee and, other than in the case of the Outside Serviced Mortgage Loans, serviced by the Master Servicer and the Special Servicer. The Trust Fund was created, and the Mortgage Loans (other than the Outside Serviced Mortgage Loans) and the Trust Subordinate Companion Loans are to be serviced, pursuant to the Pooling and Servicing

3 The initial approximate Pass-Through Rate as of the Closing Date is 4.2649% per annum.

4 For Rule 144A Certificates

5 For Regulation S Certificates

6 For IAI Certificates

7 For Rule 144A Certificates

8 For Regulation S Certificates

9 For IAI Certificates

A-16-3

Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class A-S, Class B, Class C, Class X-B, Class X-D, Class D, Class E, Class F-RR, Class J-RR, Class R, Class S, Class VRR, Class WM-A, Class WM-B, Class WM-C, Class WMRR, Class TC-A, Class TC-B, Class TC-C, Class TC-D, Class TC-E and Class TCRR Certificates (together with the Class G-RR Certificates, the “Certificates”; the Holders of Certificates are collectively referred to herein as “Certificateholders”).

This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of August 1, 2019 (the “Pooling and Servicing Agreement”), between Citigroup Commercial Mortgage Securities Inc., as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer and a Special Servicer, Pacific Life Insurance Company, solely with respect to the Woodlands Mall Loan Combination, as a Special Servicer, Trimont Real Estate Advisors, LLC, solely with respect to The Centre Loan Combination, as a Special Servicer, Pentalpha Surveillance LLC, as Operating Advisor and Asset Representations Reviewer, Citibank, N.A., as Certificate Administrator, and Wilmington Trust, National Association, as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates, the Mortgage Loans or the Trust Subordinate Companion Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator will distribute (other than the final distribution on any Certificate), on the 4th Business Day following the Determination Date in each month, commencing in September 2019 (each such date, a “Distribution Date”), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, with respect to the Class G-RR Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to a share of Yield Maintenance Charges, as provided in the Pooling and Servicing Agreement.

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The “Interest Accrual Period” with respect to any Distribution Date and with respect to the Class G-RR Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

All distributions (other than the final distribution on any Certificate) will be made by the Certificate Administrator to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the last Business Day of the month preceding the month in which such Distribution Date occurs. Distributions are required to be made by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities to accept such funds, if such Certificateholder has provided the Certificate Administrator with written wiring instructions no less than five (5) Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentation and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in a notice to Certificateholders of the pendency of the final distribution.

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Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. Subject to applicable state law with respect to escheatment of funds, if within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes: (i) such Mortgage Loans and Trust Subordinate Companion Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans and the Trust Subordinate Companion Loans due after the Cut-Off Date or, with respect to a Qualified Substitute Mortgage Loan, the Due Date in the month of substitution (exclusive of interest relating to periods prior to, but due after, the Cut-Off Date); (iii) any REO Property (but, with respect to any REO Property relating to a Loan Combination, only to the extent of the Trust’s interest in the related Loan Combination); (iv) all revenues received in respect of any REO Property (but, with respect to any REO Property relating to a Loan Combination, only to the extent of the Trust’s interest in the related Loan Combination); (v) the Master Servicer’s and the Trustee’s rights under the insurance policies with respect to the Mortgage Loans and the Trust Subordinate Companion Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) the Trustee’s rights in any Assignments of Leases, Rents and Profits and any security agreements; (vii) the Trustee’s rights under any indemnities or guaranties given as additional security for any Mortgage Loan or Trust Subordinate Companion Loan; (viii) all of the Trustee’s and the Certificate Administrator’s rights in the Escrow Accounts and Lock-Box Accounts and all proceeds of the Mortgage Loans and Trust Subordinate Companion Loans deposited in the Collection Account, the Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account, including any reinvestment income thereon; (ix) the Trustee’s rights in any environmental indemnity agreements relating to the Mortgaged Properties; (x) the Depositor’s rights under the Mortgage Loan Purchase Agreements to the extent assigned to the Trustee pursuant to Section 2.01 of the Pooling and Servicing Agreement; (xi) the Lower-Tier Regular Interests; (xii) the Woodlands Mall Regular Interests; (xiii) the Centre Regular Interests; (xiv) the Loss of Value Reserve Fund; and (xv) any Threshold Event Collateral.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator and Trustee.

As provided in the Pooling and Servicing Agreement, subject to certain restrictions on transfer set forth therein, upon surrender for registration of transfer of any Certificate, the Certificate Administrator shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

Prior to due presentation of this Certificate for registration of transfer, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Certificate Registrar, and any agent of any of them, may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes

A-16-5

whatsoever, and neither the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Certificate Registrar, nor any agent of any of them shall be affected by any notice to the contrary.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian (if the Certificate Administrator is then acting as Custodian), the Certificate Administrator and the Trustee, without the consent of any of the Certificateholders or, as applicable, any Companion Loan Holder:

(i)	to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates;

(ii)	to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or with the description thereof in the Prospectus or to correct any error;

(iii)	to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account, the Distribution Account or any REO Account, provided that (A) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment);

(iv)	to modify, eliminate or add to any of its provisions (A) to the extent necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee and the Certificate Administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates, (B) to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-Permitted Transferee, (C) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, Regulation RR and/or any related regulatory actions and/or interpretations or (D) in the event that Regulation RR (or any portion thereof) or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate any risk retention requirements no longer applicable to this securitization transaction in light of such repeal;

(v)	to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel;

(vi)	to modify the procedures in the Pooling and Servicing Agreement relating to Rule 17g-5; provided that such modification does not increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer or the Special Servicer without such party’s consent (which consent may not be withheld unless such modification would materially adversely affect such party or materially increase such party’s obligations under the Pooling and Servicing Agreement); provided, further that notice of such modification is provided to all parties to the Pooling and Servicing Agreement; and

A-16-6

(vii)	to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by any of the Rating Agencies, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder;

provided, further that no amendment pursuant to any of clauses (i)-(vii) above may be made that would: (A) reduce the consent or consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Controlling Class Representative without the consent of the Controlling Class Representative; (B) reduce the consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Operating Advisor without the consent of the Operating Advisor; (C) change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the applicable Mortgage Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller; (D) change in any manner the obligations or rights of any Underwriter or Initial Purchaser, without the consent of the affected Underwriter or Initial Purchaser; or (E) adversely affect any Serviced Companion Loan Holder in its capacity as such without its consent. Expenses incurred with respect to any amendment shall be borne by the party requesting such amendment, unless the Master Servicer, the Special Servicer or the Trustee is requesting an amendment for the benefit of the Certificateholders, then in which case such expense will be borne by the Trust.

The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by a writing signed by each of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian (if the Certificate Administrator is then acting as Custodian), the Certificate Administrator and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

(i)	reduce in any manner the amount of, or delay the timing of, payments received on the Serviced Loans which are required to be distributed on a Certificate of any Class or to any Serviced Companion Loan Holder, as applicable, without the consent of the Holder of that Certificate or that Serviced Companion Loan Holder, as applicable,

(ii)	reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to the amendment without the consent of the Holders of all Certificates of that Class then outstanding,

(iii)	change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the related Mortgage Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller,

(iv)	change the definition of “Servicing Standard” without either (A) consent of 100% of the holders of the Certificates or (B) Rating Agency Confirmation,

(v)	without the consent of 100% of the Certificateholders of the Class or Classes of Certificates adversely affected thereby, change (A) the percentages of Voting Rights of Certificateholders or Pooled Voting Rights of Pooled Certificateholders, as applicable, that are required to consent to any action or inaction under the Pooling and Servicing Agreement, (B) the right of the Certificateholders to remove the Special Servicer pursuant to the Pooling and Servicing Agreement or (C) the right of the Certificateholders to terminate the Operating Advisor pursuant to the Pooling and Servicing Agreement,

(vi)	adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders,

(vii)	adversely affect a Serviced Companion Loan Holder in its capacity as such without its consent, or

A-16-7

(viii)	change in any manner the obligations or rights of any Underwriter or Initial Purchaser without the consent of the affected Underwriter or Initial Purchaser.

The Holders of the Controlling Class representing greater than 50% of the Certificate Balance of the Controlling Class may (or, if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if none of such Holders, the Special Servicer or the Master Servicer does, any Holders of Class R Certificates representing greater than a 50% Percentage Interest in such Class, may also) effect an early termination of the Trust Fund, upon not less than 30 days’ prior notice given to the parties (or, if applicable, the other parties) to the Pooling and Servicing Agreement (whereupon the Master Servicer shall notify the Serviced Companion Loan Holders) any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Trust Loans (and in the case of any Trust Loan that is part of a Serviced Loan Combination, subject to certain rights of the related Serviced Companion Loan Holder(s) provided for in the related Co-Lender Agreement) then remaining in the Trust Fund, and all property acquired by or on behalf of the Trust Fund (including the Trust Fund’s interest in any REO Property acquired with respect to any Outside Serviced Mortgage Loan) in respect of any Trust Loan then included in the Trust Fund, at a purchase price, payable in cash, equal to (i) the sum of (A) the Termination Purchase Amount and (B) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Trust Loans), the Special Servicer (unless the Special Servicer is the purchaser of such Trust Loans), the Trustee and the Certificate Administrator, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, if any, made by the Master Servicer or Special Servicer, as applicable, together with any interest accrued and payable to the Master Servicer or the Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the Master Servicer or the Special Servicer, as applicable, in connection with such purchase).

Any Person(s) effecting an early termination of the Trust Fund as provided in the prior paragraph shall first notify the Controlling Class Representative and each Certifying Certificateholder, or, in the case of a termination by the Holder of a Class R Certificate, notify the Certificate Administrator (who shall notify the Controlling Class Representative and each Certifying Certificateholder) of its intention to do so in writing at least 30 days prior to the Anticipated Termination Date. All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Trust Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Certificate Administrator shall be entitled to rely conclusively on any determination made by an Appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates, the Mortgage Loans and the Serviced Companion Loans (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement and to make any required remittances to the Serviced Companion Loan Holders in the month in which the final Distribution Date occurs and certain tax-related obligations) shall terminate immediately following the earlier to occur of (i) the purchase by Holders of the Controlling Class, the Special Servicer, the Master Servicer or Holders of the Class R Certificates of all the Trust Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement, (ii) the exchange by the Remaining Certificateholder of its Certificates for all the Trust Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(h) of the Pooling and Servicing Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Trust Loan or REO Property (or interest therein) contained in the Trust Fund; provided, however, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling and Servicing Agreement. All such payments as contemplated by the preceding paragraph shall be deposited into the Collection Account by the Master Servicer or Special Servicer, as applicable, promptly following receipt thereof.

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Unless the Certificate of Authentication on this Certificate has been executed by the Certificate Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

A-16-9

IN WITNESS WHEREOF, the Certificate Administrator has caused this Class G-RR Certificate to be duly executed.

CITIBANK, N.A., not in its individual capacity but solely as Certificate Administrator

By:
Authorized Signatory

Dated: August 8, 2019

CERTIFICATE OF AUTHENTICATION

This is one of the Class G-RR Certificates referred to in the Pooling and Servicing Agreement.

Dated: August 8, 2019

CITIBANK, N.A., not in its individual capacity but solely as Authenticating Agent

By:
Authorized Signatory

A-16-10

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (“Assignor(s)”) hereby sell(s), assign(s) and transfer(s) unto ____________________________________ ______________________________(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) (“Assignee(s)”) the entire Percentage Interest represented by the within Class G-RR Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Class G-RR Certificate of the entire Percentage Interest represented by the within Class G-RR Certificates to the above-named Assignee(s) and to deliver such Class G-RR Certificate to the following address:

Date: _________________

Signature by or on behalf of Assignor(s)

Taxpayer Identification Number

A-16-11

DISTRIBUTION INSTRUCTIONS

The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions: _______________________________________________________ _____________________________________ Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of _________________________________________ account number ____________________________. This information is provided by ______________________________, the Assignee(s) named above or ____________________________________ as its (their) agent.

By:
[Please print or type name(s)]

Title

Taxpayer Identification Number

A-16-12

EXHIBIT A-17

BENCHMARK 2019-B12 MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2019-B12, CLASS J-RR

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1

[TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]2

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SPONSORS, THE ORIGINATORS, THE DEPOSITOR OR ANY OTHER PARTY TO THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW, ANY DIRECTING HOLDER, ANY CONSULTING PARTY, ANY COMPANION LOAN HOLDER (OR ITS REPRESENTATIVE), THE initial purchasers OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

DISTRIBUTIONS OF PRINCIPAL AND INTEREST ON THIS CERTIFICATE ARE SUBORDINATED TO DISTRIBUTIONS OF PRINCIPAL AND INTEREST ON OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A (A “QIB”), OR IS PURCHASING FOR THE ACCOUNT OF A QIB, AND WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) IN AN “OFFSHORE TRANSACTION” TO AN INSTITUTION THAT IS NOT A “U.S. PERSON”, AS SUCH TERMS ARE DEFINED IN, AND IN ACCORDANCE WITH RULE 903 OR RULE 904 OF, REGULATION S UNDER THE SECURITIES ACT, OR (3) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF, OR IN WHICH ALL THE EQUITY OWNERS COME WITHIN THE MEANING OF, RULE 501(a)(1), (2), (3) OR (7) OF

[1]	Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

[2]	Global Certificate legend.

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REGULATION D UNDER THE SECURITIES ACT THAT IS NOT A QIB, AND (B) IN EACH CASE IN ACCORDANCE WITH FEDERAL SECURITIES LAWS AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR PLEDGED, SOLD OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS OR BECOMES (I) AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY OR PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR OTHER PLAN THAT IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW (“SIMILAR LAW”) THAT IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A “PLAN”), OR (II) AN ENTITY OR COLLECTIVE INVESTMENT FUND THE ASSETS OF WHICH ARE CONSIDERED PLAN ASSETS UNDER U.S. DEPARTMENT OF LABOR REG. SECTION 2510.3-101, AS MODIFIED BY SECTION 3(42) OF ERISA, OR SIMILAR LAW OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE, UNLESS (A)(I) SUCH PERSON IS AN “INSURANCE COMPANY GENERAL ACCOUNT” WITHIN THE MEANING OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60, AND (II) ALL CONDITIONS OF SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 WILL BE MET WITH RESPECT TO SUCH INSURANCE COMPANY GENERAL ACCOUNT’S ACQUISITION, HOLDING AND DISPOSITION OF THIS CERTIFICATE, OR (B) WITH RESPECT TO THE ACQUISITION, HOLDING OR DISPOSITION OF THIS CERTIFICATE BY ANY GOVERNMENTAL PLAN OR OTHER PLAN SUBJECT TO SIMILAR LAW, SUCH ACQUISITION, HOLDING AND DISPOSITION BY SUCH GOVERNMENTAL PLAN WILL NOT CONSTITUTE OR OTHERWISE RESULT IN A NON-EXEMPT VIOLATION OF SIMILAR LAW.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS CERTIFICATE IS INTENDED TO CONSTITUTE PART OF AN “ELIGIBLE HORIZONTAL RESIDUAL INTEREST” (AS DEFINED IN REGULATION RR PROMULGATED UNDER SECTION 15G OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED), AND AS SUCH IS SUBJECT TO VARIOUS PROHIBITIONS ON HEDGING, TRANSFER AND FINANCING SET FORTH IN REGULATION RR. THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT.

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BENCHMARK 2019-B12 MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2019-B12, CLASS J-RR

Pass-Through Rate: The WAC Rate[3]

First Distribution Date: September 17, 2019	Cut-Off Date: With respect to each Mortgage Loan and Serviced Companion Loan, the Due Date in August 2019 for that Mortgage Loan or Serviced Companion Loan, as applicable (or, in the case of any Mortgage Loan or Serviced Companion Loan that has its first Due Date subsequent to August 2019, the date that would have been its Due Date in August 2019 under the terms of that Mortgage Loan or Serviced Companion Loan, as applicable, if a Monthly Payment were scheduled to be due in that month).

Aggregate Initial Certificate Balance of the Class J-RR Certificates: $34,435,107	Scheduled Final Distribution Date: the Distribution Date in August 2029

CUSIP: 08162F AS2[4] U0739T AG6[5] 08162F BL6[6]	Initial Certificate Balance of this Certificate: $[_____]

ISIN: US08162FAS20[7] USU0739TAG68[8] US08162FBL67[9]

Common Code: 204107653

No.: [1]

This certifies that [            ] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class J-RR Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community properties and the Trust Subordinate Companion Loans held in trust by the Trustee and, other than in the case of the Outside Serviced Mortgage Loans, serviced by the Master Servicer and the Special Servicer. The Trust Fund was created, and the Mortgage Loans (other than the Outside Serviced Mortgage Loans) and the Trust Subordinate Companion Loans are to be serviced, pursuant to the Pooling and Servicing

3 The initial approximate Pass-Through Rate as of the Closing Date is 4.2649% per annum.

4 For Rule 144A Certificates

5 For Regulation S Certificates

6 For IAI Certificates

7 For Rule 144A Certificates

8 For Regulation S Certificates

9 For IAI Certificates

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Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class A-S, Class B, Class C, Class X-B, Class X-D, Class D, Class E, Class F-RR, Class G-RR, Class R, Class S, Class VRR, Class WM-A, Class WM-B, Class WM-C, Class WMRR, Class TC-A, Class TC-B, Class TC-C, Class TC-D, Class TC-E and Class TCRR Certificates (together with the Class J-RR Certificates, the “Certificates”; the Holders of Certificates are collectively referred to herein as “Certificateholders”).

This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of August 1, 2019 (the “Pooling and Servicing Agreement”), between Citigroup Commercial Mortgage Securities Inc., as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer and a Special Servicer, Pacific Life Insurance Company, solely with respect to the Woodlands Mall Loan Combination, as a Special Servicer, Trimont Real Estate Advisors, LLC, solely with respect to The Centre Loan Combination, as a Special Servicer, Pentalpha Surveillance LLC, as Operating Advisor and Asset Representations Reviewer, Citibank, N.A., as Certificate Administrator, and Wilmington Trust, National Association, as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates, the Mortgage Loans or the Trust Subordinate Companion Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator will distribute (other than the final distribution on any Certificate), on the 4th Business Day following the Determination Date in each month, commencing in September 2019 (each such date, a “Distribution Date”), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, with respect to the Class J-RR Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to a share of Yield Maintenance Charges, as provided in the Pooling and Servicing Agreement.

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The “Interest Accrual Period” with respect to any Distribution Date and with respect to the Class J-RR Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

All distributions (other than the final distribution on any Certificate) will be made by the Certificate Administrator to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the last Business Day of the month preceding the month in which such Distribution Date occurs. Distributions are required to be made by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities to accept such funds, if such Certificateholder has provided the Certificate Administrator with written wiring instructions no less than five (5) Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentation and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in a notice to Certificateholders of the pendency of the final distribution.

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Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. Subject to applicable state law with respect to escheatment of funds, if within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes: (i) such Mortgage Loans and Trust Subordinate Companion Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans and the Trust Subordinate Companion Loans due after the Cut-Off Date or, with respect to a Qualified Substitute Mortgage Loan, the Due Date in the month of substitution (exclusive of interest relating to periods prior to, but due after, the Cut-Off Date); (iii) any REO Property (but, with respect to any REO Property relating to a Loan Combination, only to the extent of the Trust’s interest in the related Loan Combination); (iv) all revenues received in respect of any REO Property (but, with respect to any REO Property relating to a Loan Combination, only to the extent of the Trust’s interest in the related Loan Combination); (v) the Master Servicer’s and the Trustee’s rights under the insurance policies with respect to the Mortgage Loans and the Trust Subordinate Companion Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) the Trustee’s rights in any Assignments of Leases, Rents and Profits and any security agreements; (vii) the Trustee’s rights under any indemnities or guaranties given as additional security for any Mortgage Loan or Trust Subordinate Companion Loan; (viii) all of the Trustee’s and the Certificate Administrator’s rights in the Escrow Accounts and Lock-Box Accounts and all proceeds of the Mortgage Loans and Trust Subordinate Companion Loans deposited in the Collection Account, the Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account, including any reinvestment income thereon; (ix) the Trustee’s rights in any environmental indemnity agreements relating to the Mortgaged Properties; (x) the Depositor’s rights under the Mortgage Loan Purchase Agreements to the extent assigned to the Trustee pursuant to Section 2.01 of the Pooling and Servicing Agreement; (xi) the Lower-Tier Regular Interests; (xii) the Woodlands Mall Regular Interests; (xiii) the Centre Regular Interests; (xiv) the Loss of Value Reserve Fund; and (xv) any Threshold Event Collateral.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator and Trustee.

As provided in the Pooling and Servicing Agreement, subject to certain restrictions on transfer set forth therein, upon surrender for registration of transfer of any Certificate, the Certificate Administrator shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

Prior to due presentation of this Certificate for registration of transfer, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Certificate Registrar, and any agent of any of them, may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes

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whatsoever, and neither the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Certificate Registrar, nor any agent of any of them shall be affected by any notice to the contrary.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian (if the Certificate Administrator is then acting as Custodian), the Certificate Administrator and the Trustee, without the consent of any of the Certificateholders or, as applicable, any Companion Loan Holder:

(i)	to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates;

(ii)	to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or with the description thereof in the Prospectus or to correct any error;

(iii)	to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account, the Distribution Account or any REO Account, provided that (A) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment);

(iv)	to modify, eliminate or add to any of its provisions (A) to the extent necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee and the Certificate Administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates, (B) to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-Permitted Transferee, (C) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, Regulation RR and/or any related regulatory actions and/or interpretations or (D) in the event that Regulation RR (or any portion thereof) or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate any risk retention requirements no longer applicable to this securitization transaction in light of such repeal;

(v)	to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel;

(vi)	to modify the procedures in the Pooling and Servicing Agreement relating to Rule 17g-5; provided that such modification does not increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer or the Special Servicer without such party’s consent (which consent may not be withheld unless such modification would materially adversely affect such party or materially increase such party’s obligations under the Pooling and Servicing Agreement); provided, further that notice of such modification is provided to all parties to the Pooling and Servicing Agreement; and

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(vii)	to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by any of the Rating Agencies, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder;

provided, further that no amendment pursuant to any of clauses (i)-(vii) above may be made that would: (A) reduce the consent or consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Controlling Class Representative without the consent of the Controlling Class Representative; (B) reduce the consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Operating Advisor without the consent of the Operating Advisor; (C) change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the applicable Mortgage Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller; (D) change in any manner the obligations or rights of any Underwriter or Initial Purchaser, without the consent of the affected Underwriter or Initial Purchaser; or (E) adversely affect any Serviced Companion Loan Holder in its capacity as such without its consent. Expenses incurred with respect to any amendment shall be borne by the party requesting such amendment, unless the Master Servicer, the Special Servicer or the Trustee is requesting an amendment for the benefit of the Certificateholders, then in which case such expense will be borne by the Trust.

The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by a writing signed by each of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian (if the Certificate Administrator is then acting as Custodian), the Certificate Administrator and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

(i)	reduce in any manner the amount of, or delay the timing of, payments received on the Serviced Loans which are required to be distributed on a Certificate of any Class or to any Serviced Companion Loan Holder, as applicable, without the consent of the Holder of that Certificate or that Serviced Companion Loan Holder, as applicable,

(ii)	reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to the amendment without the consent of the Holders of all Certificates of that Class then outstanding,

(iii)	change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the related Mortgage Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller,

(iv)	change the definition of “Servicing Standard” without either (A) consent of 100% of the holders of the Certificates or (B) Rating Agency Confirmation,

(v)	without the consent of 100% of the Certificateholders of the Class or Classes of Certificates adversely affected thereby, change (A) the percentages of Voting Rights of Certificateholders or Pooled Voting Rights of Pooled Certificateholders, as applicable, that are required to consent to any action or inaction under the Pooling and Servicing Agreement, (B) the right of the Certificateholders to remove the Special Servicer pursuant to the Pooling and Servicing Agreement or (C) the right of the Certificateholders to terminate the Operating Advisor pursuant to the Pooling and Servicing Agreement,

(vi)	adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders,

(vii)	adversely affect a Serviced Companion Loan Holder in its capacity as such without its consent, or

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(viii)	change in any manner the obligations or rights of any Underwriter or Initial Purchaser without the consent of the affected Underwriter or Initial Purchaser.

The Holders of the Controlling Class representing greater than 50% of the Certificate Balance of the Controlling Class may (or, if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if none of such Holders, the Special Servicer or the Master Servicer does, any Holders of Class R Certificates representing greater than a 50% Percentage Interest in such Class, may also) effect an early termination of the Trust Fund, upon not less than 30 days’ prior notice given to the parties (or, if applicable, the other parties) to the Pooling and Servicing Agreement (whereupon the Master Servicer shall notify the Serviced Companion Loan Holders) any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Trust Loans (and in the case of any Trust Loan that is part of a Serviced Loan Combination, subject to certain rights of the related Serviced Companion Loan Holder(s) provided for in the related Co-Lender Agreement) then remaining in the Trust Fund, and all property acquired by or on behalf of the Trust Fund (including the Trust Fund’s interest in any REO Property acquired with respect to any Outside Serviced Mortgage Loan) in respect of any Trust Loan then included in the Trust Fund, at a purchase price, payable in cash, equal to (i) the sum of (A) the Termination Purchase Amount and (B) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Trust Loans), the Special Servicer (unless the Special Servicer is the purchaser of such Trust Loans), the Trustee and the Certificate Administrator, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, if any, made by the Master Servicer or Special Servicer, as applicable, together with any interest accrued and payable to the Master Servicer or the Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the Master Servicer or the Special Servicer, as applicable, in connection with such purchase).

Any Person(s) effecting an early termination of the Trust Fund as provided in the prior paragraph shall first notify the Controlling Class Representative and each Certifying Certificateholder, or, in the case of a termination by the Holder of a Class R Certificate, notify the Certificate Administrator (who shall notify the Controlling Class Representative and each Certifying Certificateholder) of its intention to do so in writing at least 30 days prior to the Anticipated Termination Date. All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Trust Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Certificate Administrator shall be entitled to rely conclusively on any determination made by an Appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates, the Mortgage Loans and the Serviced Companion Loans (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement and to make any required remittances to the Serviced Companion Loan Holders in the month in which the final Distribution Date occurs and certain tax-related obligations) shall terminate immediately following the earlier to occur of (i) the purchase by Holders of the Controlling Class, the Special Servicer, the Master Servicer or Holders of the Class R Certificates of all the Trust Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement, (ii) the exchange by the Remaining Certificateholder of its Certificates for all the Trust Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(h) of the Pooling and Servicing Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Trust Loan or REO Property (or interest therein) contained in the Trust Fund; provided, however, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling and Servicing Agreement. All such payments as contemplated by the preceding paragraph shall be deposited into the Collection Account by the Master Servicer or Special Servicer, as applicable, promptly following receipt thereof.

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Unless the Certificate of Authentication on this Certificate has been executed by the Certificate Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class J-RR Certificate to be duly executed.

CITIBANK, N.A., not in its individual capacity but solely as Certificate Administrator

By:
Authorized Signatory

Dated: August 8, 2019

CERTIFICATE OF AUTHENTICATION

This is one of the Class J-RR Certificates referred to in the Pooling and Servicing Agreement.

Dated: August 8, 2019

CITIBANK, N.A., not in its individual capacity but solely as Authenticating Agent

By:
Authorized Signatory

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (“Assignor(s)”) hereby sell(s), assign(s) and transfer(s) unto ____________________________________ ______________________________(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) (“Assignee(s)”) the entire Percentage Interest represented by the within Class J-RR Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Class J-RR Certificate of the entire Percentage Interest represented by the within Class J-RR Certificates to the above-named Assignee(s) and to deliver such Class J-RR Certificate to the following address:

Date: _________________

Signature by or on behalf of Assignor(s)

Taxpayer Identification Number

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DISTRIBUTION INSTRUCTIONS

The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions: _______________________________________________________ _____________________________________ Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of _________________________________________ account number ____________________________. This information is provided by ______________________________, the Assignee(s) named above or ____________________________________ as its (their) agent.

By:
[Please print or type name(s)]

Title

Taxpayer Identification Number

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EXHIBIT A-18

BENCHMARK 2019-B12 MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2019-B12, CLASS R

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SPONSORS, THE ORIGINATORS, THE DEPOSITOR OR ANY OTHER PARTY TO THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW, ANY DIRECTING HOLDER, ANY CONSULTING PARTY, ANY COMPANION LOAN HOLDER (OR ITS REPRESENTATIVE), THE INITIAL PURCHASERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A (A “QIB”), OR IS PURCHASING FOR THE ACCOUNT OF A QIB, AND WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, AND (B) IN EACH CASE IN ACCORDANCE WITH FEDERAL SECURITIES LAWS AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THIS CERTIFICATE MAY ONLY BE TRANSFERRED TO AND OWNED BY A QIB.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR PLEDGED, SOLD OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS OR BECOMES (I) AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY OR PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR OTHER PLAN THAT IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW (“SIMILAR LAW”) THAT IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A “PLAN”), OR (II) AN ENTITY OR COLLECTIVE INVESTMENT FUND THE ASSETS OF WHICH ARE CONSIDERED PLAN ASSETS UNDER U.S. DEPARTMENT OF LABOR REG. SECTION 2510.3-101, AS MODIFIED BY SECTION 3(42) OF ERISA (INCLUDING AN INSURANCE COMPANY THAT IS USING THE ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR SIMILAR LAW TO INCLUDE ASSETS OF PLANS)), OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE.

THIS CERTIFICATE REPRESENTS A “RESIDUAL INTEREST” IN EACH OF FOUR “REAL ESTATE MORTGAGE INVESTMENT CONDUITS” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN CODE SECTIONS 860G(a)(2) AND 860D. EACH TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY TO DISQUALIFIED ORGANIZATIONS, DISQUALIFIED NON-U.S. TAX PERSONS OR AGENTS OF EITHER, AS SET FORTH IN SECTION 5.03 OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE CERTIFICATE ADMINISTRATOR TO THE EFFECT THAT, AMONG OTHER THINGS, (A) IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), OR AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR SUCH DISQUALIFIED ORGANIZATION AND IS OTHERWISE A PERMITTED TRANSFEREE, (B) IT HAS HISTORICALLY PAID ITS DEBTS AS THEY HAVE COME DUE AND INTENDS TO PAY ITS DEBTS

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AS THEY COME DUE IN THE FUTURE, (C) IT UNDERSTANDS THAT IT MAY INCUR TAX LIABILITIES WITH RESPECT TO THIS CERTIFICATE IN EXCESS OF CASH FLOWS GENERATED HEREBY, (D) IT INTENDS TO PAY ANY TAXES ASSOCIATED WITH HOLDING THIS CERTIFICATE AS THEY BECOME DUE, (E) IT WILL NOT CAUSE INCOME WITH RESPECT TO THIS CERTIFICATE TO BE ATTRIBUTABLE TO A FOREIGN PERMANENT ESTABLISHMENT OR FIXED BASE, WITHIN THE MEANING OF AN APPLICABLE INCOME TAX TREATY, OF SUCH PERSON OR ANY OTHER U.S. PERSON AND (F) IT WILL NOT TRANSFER THIS CERTIFICATE TO ANY PERSON OR ENTITY THAT DOES NOT PROVIDE A SIMILAR AFFIDAVIT. ANY PURPORTED TRANSFER TO A DISQUALIFIED ORGANIZATION OR OTHER PERSON THAT IS NOT A PERMITTED TRANSFEREE OR OTHERWISE IN VIOLATION OF THESE RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE. THIS CERTIFICATE REPRESENTS MULTIPLE “NONECONOMIC RESIDUAL INTERESTS”, AS DEFINED IN TREASURY REGULATIONS SECTION 1.860E-1(c), AND THEREFORE, TRANSFERS OF THIS CERTIFICATE MAY BE DISREGARDED FOR FEDERAL INCOME TAX PURPOSES. IN ORDER TO SATISFY A REGULATORY SAFE HARBOR UNDER WHICH SUCH TRANSFERS WILL NOT BE DISREGARDED, THE TRANSFEROR MAY BE REQUIRED, AMONG OTHER THINGS, TO SATISFY ITSELF AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE AND EITHER TO TRANSFER AT A MINIMUM PRICE OR TO AN ELIGIBLE TRANSFEREE AS SPECIFIED IN TREASURY REGULATIONS.

TRANSFERS OF THIS CERTIFICATE AND/OR INTERESTS HEREIN ARE SUBJECT TO THE DELIVERY OF SUCH CERTIFICATIONS, OPINIONS, AND OTHER EVIDENCE OF COMPLIANCE WITH APPLICABLE TRANSFER RESTRICTIONS, AND ARE FURTHER SUBJECT TO SUCH DEEMED REPRESENTATIONS AND WARRANTIES ON THE PART OF THE TRANSFEROR AND/OR TRANSFEREE, AS ARE SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

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BENCHMARK 2019-B12 MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2019-B12, CLASS R

Percentage Interest: [ ]%

Cut-Off Date: With respect to each Mortgage Loan and Serviced Companion Loan, the Due Date in August 2019 for that Mortgage Loan or Serviced Companion Loan, as applicable (or, in the case of any Mortgage Loan or Serviced Companion Loan that has its first Due Date subsequent to August 2019, the date that would have been its Due Date in August 2019 under the terms of that Mortgage Loan or Serviced Companion Loan, as applicable, if a Monthly Payment were scheduled to be due in that month).

CUSIP: 08162F BX0
ISIN: US08162FBX06

No.: [1]

This certifies that [          ] is the registered owner of an interest in a Trust Fund, including the distributions to be made with respect to the Class R Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community properties and the Trust Subordinate Companion Loans held in trust by the Trustee and, other than in the case of the Outside Serviced Mortgage Loans, serviced by the Master Servicer and the Special Servicer. The Trust Fund was created, and the Mortgage Loans (other than the Outside Serviced Mortgage Loans) and the Trust Subordinate Companion Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class A-S, Class B, Class C, Class X-B, Class X-D, Class D, Class E, Class F-RR, Class G-RR, Class J-RR, Class S, Class VRR, Class WM-A, Class WM-B, Class WM-C, Class WMRR, Class TC-A, Class TC-B, Class TC-C, Class TC-D, Class TC-E and Class TCRR Certificates (together with the Class R Certificates, the “Certificates”; the Holders of Certificates are collectively referred to herein as “Certificateholders”).

This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of August 1, 2019 (the “Pooling and Servicing Agreement”), between Citigroup Commercial Mortgage Securities Inc., as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer and a Special Servicer, Pacific Life Insurance Company, solely with respect to the Woodlands Mall Loan Combination, as a Special Servicer, Trimont Real Estate Advisors, LLC, solely with respect to The Centre Loan Combination, as a Special Servicer, Pentalpha Surveillance LLC, as Operating Advisor and Asset Representations Reviewer, Citibank, N.A., as Certificate Administrator, and Wilmington Trust, National Association, as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

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This Certificate represents the “residual interest” in each of two “real estate mortgage investment conduits,” as those terms are defined, respectively, in Sections 860G(a)(2) and 860D of the Internal Revenue Code of 1986, as amended.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates, the Mortgage Loans or the Trust Subordinate Companion Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator will distribute (other than the final distribution on any Certificate), on the 4th Business Day following the Determination Date in each month, commencing in September 2019 (each such date, a “Distribution Date”), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of the aggregate amount, if any, with respect to the Class R Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement.

All distributions (other than the final distribution on any Certificate) will be made by the Certificate Administrator to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the last Business Day of the month preceding the month in which such Distribution Date occurs. Distributions are required to be made by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities to accept such funds, if such Certificateholder has provided the Certificate Administrator with written wiring instructions no less than five (5) Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentation and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in a notice to Certificateholders of the pendency of the final distribution.

Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. Subject to applicable state law with respect to escheatment of funds, if within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes: (i) such Mortgage Loans and Trust Subordinate Companion Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans and the Trust Subordinate Companion Loans due after the Cut-Off Date or, with respect to a Qualified Substitute Mortgage Loan, the Due Date in the month of substitution (exclusive of interest relating to periods prior to, but due after, the Cut-Off Date); (iii) any REO Property (but, with respect to any REO Property relating to a Loan Combination, only to the extent of the Trust’s interest in the related Loan Combination); (iv) all revenues received in respect of any REO Property (but, with respect to any REO Property relating to a Loan

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Combination, only to the extent of the Trust’s interest in the related Loan Combination); (v) the Master Servicer’s and the Trustee’s rights under the insurance policies with respect to the Mortgage Loans and the Trust Subordinate Companion Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) the Trustee’s rights in any Assignments of Leases, Rents and Profits and any security agreements; (vii) the Trustee’s rights under any indemnities or guaranties given as additional security for any Mortgage Loan or Trust Subordinate Companion Loan; (viii) all of the Trustee’s and the Certificate Administrator’s rights in the Escrow Accounts and Lock-Box Accounts and all proceeds of the Mortgage Loans and Trust Subordinate Companion Loans deposited in the Collection Account, the Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account, including any reinvestment income thereon; (ix) the Trustee’s rights in any environmental indemnity agreements relating to the Mortgaged Properties; (x) the Depositor’s rights under the Mortgage Loan Purchase Agreements to the extent assigned to the Trustee pursuant to Section 2.01 of the Pooling and Servicing Agreement; (xi) the Lower-Tier Regular Interests; (xii) the Woodlands Mall Regular Interests; (xiii) the Centre Regular Interests; (xiv) the Loss of Value Reserve Fund; and (xv) any Threshold Event Collateral.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator and Trustee.

As provided in the Pooling and Servicing Agreement, subject to certain restrictions on transfer set forth therein, upon surrender for registration of transfer of any Certificate, the Certificate Administrator shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

Prior to due presentation of this Certificate for registration of transfer, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Certificate Registrar, and any agent of any of them, may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and neither the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Certificate Registrar, nor any agent of any of them shall be affected by any notice to the contrary.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian (if the Certificate Administrator is then acting as Custodian), the Certificate Administrator and the Trustee, without the consent of any of the Certificateholders or, as applicable, any Companion Loan Holder:

(i)	to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates;

(ii)	to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or with the description thereof in the Prospectus or to correct any error;

(iii)	to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account, the Distribution Account or any REO Account, provided that (A) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment);

(iv)	to modify, eliminate or add to any of its provisions (A) to the extent necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee and the Certificate Administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize

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such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates, (B) to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-Permitted Transferee, (C) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, Regulation RR and/or any related regulatory actions and/or interpretations or (D) in the event that Regulation RR (or any portion thereof) or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate any risk retention requirements no longer applicable to this securitization transaction in light of such repeal;

(v)	to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel;

(vi)	to modify the procedures in the Pooling and Servicing Agreement relating to Rule 17g-5; provided that such modification does not increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer or the Special Servicer without such party’s consent (which consent may not be withheld unless such modification would materially adversely affect such party or materially increase such party’s obligations under the Pooling and Servicing Agreement); provided, further that notice of such modification is provided to all parties to the Pooling and Servicing Agreement; and

(vii)	to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by any of the Rating Agencies, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder;

provided, further that no amendment pursuant to any of clauses (i)-(vii) above may be made that would: (A) reduce the consent or consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Controlling Class Representative without the consent of the Controlling Class Representative; (B) reduce the consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Operating Advisor without the consent of the Operating Advisor; (C) change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the applicable Mortgage Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller; (D) change in any manner the obligations or rights of any Underwriter or Initial Purchaser, without the consent of the affected Underwriter or Initial Purchaser; or (E) adversely affect any Serviced Companion Loan Holder in its capacity as such without its consent. Expenses incurred with respect to any amendment shall be borne by the party requesting such amendment, unless the Master Servicer, the Special Servicer or the Trustee is requesting an amendment for the benefit of the Certificateholders, then in which case such expense will be borne by the Trust.

The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by a writing signed by each of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian (if the Certificate Administrator is then acting as Custodian), the Certificate Administrator and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

(i)	reduce in any manner the amount of, or delay the timing of, payments received on the Serviced Loans which are required to be distributed on a Certificate of any Class or to

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any Serviced Companion Loan Holder, as applicable, without the consent of the Holder of that Certificate or that Serviced Companion Loan Holder, as applicable,

(ii)	reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to the amendment without the consent of the Holders of all Certificates of that Class then outstanding,

(iii)	change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the related Mortgage Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller,

(iv)	change the definition of “Servicing Standard” without either (A) consent of 100% of the holders of the Certificates or (B) Rating Agency Confirmation,

(v)	without the consent of 100% of the Certificateholders of the Class or Classes of Certificates adversely affected thereby, change (A) the percentages of Voting Rights of Certificateholders or Pooled Voting Rights of Pooled Certificateholders, as applicable, that are required to consent to any action or inaction under the Pooling and Servicing Agreement, (B) the right of the Certificateholders to remove the Special Servicer pursuant to the Pooling and Servicing Agreement or (C) the right of the Certificateholders to terminate the Operating Advisor pursuant to the Pooling and Servicing Agreement,

(vi)	adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders,

(vii)	adversely affect a Serviced Companion Loan Holder in its capacity as such without its consent, or

(viii)	change in any manner the obligations or rights of any Underwriter or Initial Purchaser without the consent of the affected Underwriter or Initial Purchaser.

The Holders of the Controlling Class representing greater than 50% of the Certificate Balance of the Controlling Class may (or, if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if none of such Holders, the Special Servicer or the Master Servicer does, any Holders of Class R Certificates representing greater than a 50% Percentage Interest in such Class, may also) effect an early termination of the Trust Fund, upon not less than 30 days’ prior notice given to the parties (or, if applicable, the other parties) to the Pooling and Servicing Agreement (whereupon the Master Servicer shall notify the Serviced Companion Loan Holders) any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Trust Loans (and in the case of any Trust Loan that is part of a Serviced Loan Combination, subject to certain rights of the related Serviced Companion Loan Holder(s) provided for in the related Co-Lender Agreement) then remaining in the Trust Fund, and all property acquired by or on behalf of the Trust Fund (including the Trust Fund’s interest in any REO Property acquired with respect to any Outside Serviced Mortgage Loan) in respect of any Trust Loan then included in the Trust Fund, at a purchase price, payable in cash, equal to (i) the sum of (A) the Termination Purchase Amount and (B) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Trust Loans), the Special Servicer (unless the Special Servicer is the purchaser of such Trust Loans), the Trustee and the Certificate Administrator, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, if any, made by the Master Servicer or Special Servicer, as applicable, together with any interest accrued and payable to the Master Servicer or the Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the Master Servicer or the Special Servicer, as applicable, in connection with such purchase).

Any Person(s) effecting an early termination of the Trust Fund as provided in the prior paragraph shall first notify the Controlling Class Representative and each Certifying Certificateholder, or, in the case of a termination by the Holder of a Class R Certificate, notify the Certificate Administrator (who shall notify the Controlling Class

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Representative and each Certifying Certificateholder) of its intention to do so in writing at least 30 days prior to the Anticipated Termination Date. All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Trust Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Certificate Administrator shall be entitled to rely conclusively on any determination made by an Appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates, the Mortgage Loans and the Serviced Companion Loans (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement and to make any required remittances to the Serviced Companion Loan Holders in the month in which the final Distribution Date occurs and certain tax-related obligations) shall terminate immediately following the earlier to occur of (i) the purchase by Holders of the Controlling Class, the Special Servicer, the Master Servicer or Holders of the Class R Certificates of all the Trust Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement, (ii) the exchange by the Remaining Certificateholder of its Certificates for all the Trust Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(h) of the Pooling and Servicing Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Trust Loan or REO Property (or interest therein) contained in the Trust Fund; provided, however, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling and Servicing Agreement. All such payments as contemplated by the preceding paragraph shall be deposited into the Collection Account by the Master Servicer or Special Servicer, as applicable, promptly following receipt thereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Certificate Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class R Certificate to be duly executed.

CITIBANK, N.A., not in its individual capacity but solely as Certificate Administrator

By:
Authorized Signatory

Dated: August 8, 2019

CERTIFICATE OF AUTHENTICATION

This is one of the Class R Certificates referred to in the Pooling and Servicing Agreement.

Dated: August 8, 2019

CITIBANK, N.A., not in its individual capacity but solely as Authenticating Agent

By:
Authorized Signatory

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (“Assignor(s)”) hereby sell(s), assign(s) and transfer(s) unto ____________________________________ ______________________________(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) (“Assignee(s)”) the entire Percentage Interest represented by the within Class R Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Class R Certificate of the entire Percentage Interest represented by the within Class R Certificates to the above-named Assignee(s) and to deliver such Class R Certificate to the following address:

Date: _________________

Signature by or on behalf of Assignor(s)

Taxpayer Identification Number

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DISTRIBUTION INSTRUCTIONS

The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions: _______________________________________________________ _____________________________________ Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of _________________________________________ account number ____________________________. This information is provided by ______________________________, the Assignee(s) named above or ____________________________________ as its (their) agent.

By:
[Please print or type name(s)]

Title

Taxpayer Identification Number

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EXHIBIT A-19

BENCHMARK 2019-B12 MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2019-B12, CLASS S

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SPONSORS, THE ORIGINATORS, THE DEPOSITOR OR ANY OTHER PARTY TO THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW, ANY DIRECTING HOLDER, ANY CONSULTING PARTY, ANY COMPANION LOAN HOLDER (OR ITS REPRESENTATIVE), THE INITIAL PURCHASERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A (A “QIB”), OR IS PURCHASING FOR THE ACCOUNT OF A QIB, AND WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (2) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF, OR IN WHICH ALL THE EQUITY OWNERS COME WITHIN THE MEANING OF, RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT THAT IS NOT A QIB, AND (B) IN EACH CASE IN ACCORDANCE WITH FEDERAL SECURITIES LAWS AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THIS CERTIFICATE MAY ONLY BE TRANSFERRED TO AND OWNED BY A PERSON THAT IS EITHER (A) A QIB OR (B) OTHER INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF, OR IN WHICH ALL THE EQUITY OWNERS COME WITHIN THE MEANING OF, RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR PLEDGED, SOLD OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS OR BECOMES (I) AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY OR PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR OTHER PLAN THAT IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW (“SIMILAR LAW”) THAT IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A “PLAN”), OR (II) AN ENTITY OR COLLECTIVE INVESTMENT FUND THE ASSETS OF WHICH ARE CONSIDERED PLAN ASSETS UNDER U.S. DEPARTMENT OF LABOR REG. SECTION 2510.3-101, AS MODIFIED BY SECTION 3(42) OF ERISA (INCLUDING AN INSURANCE COMPANY THAT IS USING THE ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR SIMILAR LAW TO INCLUDE ASSETS OF PLANS)), OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE.

THIS CERTIFICATE REPRESENTS AN UNDIVIDED BENEFICIAL INTEREST IN CERTAIN ASSETS OF A GRANTOR TRUST CONSISTING PRIMARILY OF ANY EXCESS INTEREST COLLECTED ON THE ARD MORTGAGE LOANS AND AMOUNTS HELD FROM TIME TO TIME IN THE EXCESS INTEREST DISTRIBUTION ACCOUNT.

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TRANSFERS OF THIS CERTIFICATE AND/OR INTERESTS HEREIN ARE SUBJECT TO THE DELIVERY OF SUCH CERTIFICATIONS, OPINIONS, AND OTHER EVIDENCE OF COMPLIANCE WITH APPLICABLE TRANSFER RESTRICTIONS, AND ARE FURTHER SUBJECT TO SUCH DEEMED REPRESENTATIONS AND WARRANTIES ON THE PART OF THE TRANSFEROR AND/OR TRANSFEREE, AS ARE SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

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BENCHMARK 2019-B12 MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2019-B12, CLASS S

Percentage Interest: [ ]%

Cut-Off Date: With respect to each Mortgage Loan and Serviced Companion Loan, the Due Date in August 2019 for that Mortgage Loan or Serviced Companion Loan, as applicable (or, in the case of any Mortgage Loan or Serviced Companion Loan that has its first Due Date subsequent to August 2019, the date that would have been its Due Date in August 2019 under the terms of that Mortgage Loan or Serviced Companion Loan, as applicable, if a Monthly Payment were scheduled to be due in that month).

CUSIP: 08162F BZ5[1] 08162F CA9[2]

ISIN: US08162FBZ53[3] US08162FCA93[4]

No.: [1]

This certifies that [          ] [as nominee] is the registered owner of an interest in a Trust Fund, including the distributions to be made with respect to the Class S Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community properties and the Trust Subordinate Companion Loans held in trust by the Trustee and, other than in the case of the Outside Serviced Mortgage Loans, serviced by the Master Servicer and the Special Servicer. The Trust Fund was created, and the Mortgage Loans (other than the Outside Serviced Mortgage Loans) and the Trust Subordinate Companion Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class A-S, Class B, Class C, Class X-B, Class X-D, Class D, Class E, Class F-RR, Class G-RR, Class J-RR, Class R, Class VRR, Class WM-A, Class WM-B, Class WM-C, Class WMRR, Class TC-A, Class TC-B, Class TC-C, Class TC-D, Class TC-E and Class TCRR Certificates (together with the Class S Certificates, the “Certificates”; the Holders of Certificates are collectively referred to herein as “Certificateholders”).

This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of August 1, 2019 (the “Pooling and Servicing Agreement”), between Citigroup Commercial Mortgage Securities Inc., as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master

1 For Rule 144A Certificates

2 For IAI Certificates

3 For Rule 144A Certificates

4 For IAI Certificates

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Servicer and a Special Servicer, Pacific Life Insurance Company, solely with respect to the Woodlands Mall Loan Combination, as a Special Servicer, Trimont Real Estate Advisors, LLC, solely with respect to The Centre Loan Combination, as a Special Servicer, Pentalpha Surveillance LLC, as Operating Advisor and Asset Representations Reviewer, Citibank, N.A., as Certificate Administrator, and Wilmington Trust, National Association, as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate represents a beneficial ownership interest in certain assets of a grantor trust consisting primarily of any Excess Interest collected on the ARD Mortgage Loans and amounts held from time to time in the Excess Interest Distribution Account. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates, the Mortgage Loans or the Trust Subordinate Companion Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator will distribute (other than the final distribution on any Certificate), on the 4th Business Day following the Determination Date in each month, commencing in September 2019 (each such date, a “Distribution Date”), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of the aggregate amount then distributable, if any, with respect to the Class S Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement.

All distributions (other than the final distribution on any Certificate) will be made by the Certificate Administrator to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the last Business Day of the month preceding the month in which such Distribution Date occurs. Distributions are required to be made by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities to accept such funds, if such Certificateholder has provided the Certificate Administrator with written wiring instructions no less than five (5) Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentation and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in a notice to Certificateholders of the pendency of the final distribution.

Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. Subject to applicable state law with respect to escheatment of funds, if within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement.

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This Certificate is limited in right of payment to, among other things, Excess Interest actually collected in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes: (i) such Mortgage Loans and Trust Subordinate Companion Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans and the Trust Subordinate Companion Loans due after the Cut-Off Date or, with respect to a Qualified Substitute Mortgage Loan, the Due Date in the month of substitution (exclusive of interest relating to periods prior to, but due after, the Cut-Off Date); (iii) any REO Property (but, with respect to any REO Property relating to a Loan Combination, only to the extent of the Trust’s interest in the related Loan Combination); (iv) all revenues received in respect of any REO Property (but, with respect to any REO Property relating to a Loan Combination, only to the extent of the Trust’s interest in the related Loan Combination); (v) the Master Servicer’s and the Trustee’s rights under the insurance policies with respect to the Mortgage Loans and the Trust Subordinate Companion Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) the Trustee’s rights in any Assignments of Leases, Rents and Profits and any security agreements; (vii) the Trustee’s rights under any indemnities or guaranties given as additional security for any Mortgage Loan or Trust Subordinate Companion Loan; (viii) all of the Trustee’s and the Certificate Administrator’s rights in the Escrow Accounts and Lock-Box Accounts and all proceeds of the Mortgage Loans and Trust Subordinate Companion Loans deposited in the Collection Account, the Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account, including any reinvestment income thereon; (ix) the Trustee’s rights in any environmental indemnity agreements relating to the Mortgaged Properties; (x) the Depositor’s rights under the Mortgage Loan Purchase Agreements to the extent assigned to the Trustee pursuant to Section 2.01 of the Pooling and Servicing Agreement; (xi) the Lower-Tier Regular Interests; (xii) the Woodlands Mall Regular Interests; (xiii) the Centre Regular Interests; (xiv) the Loss of Value Reserve Fund; and (xv) any Threshold Event Collateral.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator and Trustee.

As provided in the Pooling and Servicing Agreement, subject to certain restrictions on transfer set forth therein, upon surrender for registration of transfer of any Certificate, the Certificate Administrator shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

Prior to due presentation of this Certificate for registration of transfer, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Certificate Registrar, and any agent of any of them, may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and neither the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Certificate Registrar, nor any agent of any of them shall be affected by any notice to the contrary.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian (if the Certificate Administrator is then acting as Custodian), the Certificate Administrator and the Trustee, without the consent of any of the Certificateholders or, as applicable, any Companion Loan Holder:

(i)	to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates;

(ii)	to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or with the description thereof in the Prospectus or to correct any error;

(iii)	to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account, the

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Distribution Account or any REO Account, provided that (A) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment);

(iv)	to modify, eliminate or add to any of its provisions (A) to the extent necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee and the Certificate Administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates, (B) to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-Permitted Transferee, (C) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, Regulation RR and/or any related regulatory actions and/or interpretations or (D) in the event that Regulation RR (or any portion thereof) or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate any risk retention requirements no longer applicable to this securitization transaction in light of such repeal;

(v)	to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel;

(vi)	to modify the procedures in the Pooling and Servicing Agreement relating to Rule 17g-5; provided that such modification does not increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer or the Special Servicer without such party’s consent (which consent may not be withheld unless such modification would materially adversely affect such party or materially increase such party’s obligations under the Pooling and Servicing Agreement); provided, further that notice of such modification is provided to all parties to the Pooling and Servicing Agreement; and

(vii)	to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by any of the Rating Agencies, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder;

provided, further that no amendment pursuant to any of clauses (i)-(vii) above may be made that would: (A) reduce the consent or consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Controlling Class Representative without the consent of the Controlling Class Representative; (B) reduce the consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Operating Advisor without the consent of the Operating Advisor; (C) change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the applicable Mortgage Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller; (D) change in any manner the obligations or rights of any Underwriter or Initial Purchaser, without the consent of the affected Underwriter or Initial Purchaser; or (E) adversely affect any Serviced Companion Loan Holder in its capacity as such without its consent. Expenses incurred with respect to any amendment shall be borne by the party requesting such amendment, unless the Master Servicer, the Special Servicer or the Trustee is requesting an amendment for the benefit of the Certificateholders, then in which case such expense will be borne by the Trust.

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The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by a writing signed by each of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian (if the Certificate Administrator is then acting as Custodian), the Certificate Administrator and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

(i)	reduce in any manner the amount of, or delay the timing of, payments received on the Serviced Loans which are required to be distributed on a Certificate of any Class or to any Serviced Companion Loan Holder, as applicable, without the consent of the Holder of that Certificate or that Serviced Companion Loan Holder, as applicable,

(ii)	reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to the amendment without the consent of the Holders of all Certificates of that Class then outstanding,

(iii)	change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the related Mortgage Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller,

(iv)	change the definition of “Servicing Standard” without either (A) consent of 100% of the holders of the Certificates or (B) Rating Agency Confirmation,

(v)	without the consent of 100% of the Certificateholders of the Class or Classes of Certificates adversely affected thereby, change (A) the percentages of Voting Rights of Certificateholders or Pooled Voting Rights of Pooled Certificateholders, as applicable, that are required to consent to any action or inaction under the Pooling and Servicing Agreement, (B) the right of the Certificateholders to remove the Special Servicer pursuant to the Pooling and Servicing Agreement or (C) the right of the Certificateholders to terminate the Operating Advisor pursuant to the Pooling and Servicing Agreement,

(vi)	adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders,

(vii)	adversely affect a Serviced Companion Loan Holder in its capacity as such without its consent, or

(viii)	change in any manner the obligations or rights of any Underwriter or Initial Purchaser without the consent of the affected Underwriter or Initial Purchaser.

The Holders of the Controlling Class representing greater than 50% of the Certificate Balance of the Controlling Class may (or, if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if none of such Holders, the Special Servicer or the Master Servicer does, any Holders of Class R Certificates representing greater than a 50% Percentage Interest in such Class, may also) effect an early termination of the Trust Fund, upon not less than 30 days’ prior notice given to the parties (or, if applicable, the other parties) to the Pooling and Servicing Agreement (whereupon the Master Servicer shall notify the Serviced Companion Loan Holders) any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Trust Loans (and in the case of any Trust Loan that is part of a Serviced Loan Combination, subject to certain rights of the related Serviced Companion Loan Holder(s) provided for in the related Co-Lender Agreement) then remaining in the Trust Fund, and all property acquired by or on behalf of the Trust Fund (including the Trust Fund’s interest in any REO Property acquired with respect to any Outside Serviced Mortgage Loan) in respect of any Trust Loan then included in the Trust Fund, at a

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purchase price, payable in cash, equal to (i) the sum of (A) the Termination Purchase Amount and (B) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Trust Loans), the Special Servicer (unless the Special Servicer is the purchaser of such Trust Loans), the Trustee and the Certificate Administrator, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, if any, made by the Master Servicer or Special Servicer, as applicable, together with any interest accrued and payable to the Master Servicer or the Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the Master Servicer or the Special Servicer, as applicable, in connection with such purchase).

Any Person(s) effecting an early termination of the Trust Fund as provided in the prior paragraph shall first notify the Controlling Class Representative and each Certifying Certificateholder, or, in the case of a termination by the Holder of a Class R Certificate, notify the Certificate Administrator (who shall notify the Controlling Class Representative and each Certifying Certificateholder) of its intention to do so in writing at least 30 days prior to the Anticipated Termination Date. All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Trust Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Certificate Administrator shall be entitled to rely conclusively on any determination made by an Appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates, the Mortgage Loans and the Serviced Companion Loans (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement and to make any required remittances to the Serviced Companion Loan Holders in the month in which the final Distribution Date occurs and certain tax-related obligations) shall terminate immediately following the earlier to occur of (i) the purchase by Holders of the Controlling Class, the Special Servicer, the Master Servicer or Holders of the Class R Certificates of all the Trust Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement, (ii) the exchange by the Remaining Certificateholder of its Certificates for all the Trust Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(h) of the Pooling and Servicing Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Trust Loan or REO Property (or interest therein) contained in the Trust Fund; provided, however, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling and Servicing Agreement. All such payments as contemplated by the preceding paragraph shall be deposited into the Collection Account by the Master Servicer or Special Servicer, as applicable, promptly following receipt thereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Certificate Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class S Certificate to be duly executed.

CITIBANK, N.A., not in its individual capacity but solely as Certificate Administrator

By:
Authorized Signatory

Dated: August 8, 2019

CERTIFICATE OF AUTHENTICATION

This is one of the Class S Certificates referred to in the Pooling and Servicing Agreement.

Dated: August 8, 2019

CITIBANK, N.A., not in its individual capacity but solely as Authenticating Agent

By:
Authorized Signatory

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (“Assignor(s)”) hereby sell(s), assign(s) and transfer(s) unto ____________________________________ ______________________________(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) (“Assignee(s)”) the entire Percentage Interest represented by the within Class S Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Class S Certificate of the entire Percentage Interest represented by the within Class S Certificates to the above-named Assignee(s) and to deliver such Class S Certificate to the following address:

Date: _________________

Signature by or on behalf of Assignor(s)

Taxpayer Identification Number

A-19-10

DISTRIBUTION INSTRUCTIONS

The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions: _______________________________________________________ _____________________________________ Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of _________________________________________ account number ____________________________. This information is provided by ______________________________, the Assignee(s) named above or ____________________________________ as its (their) agent.

By:
[Please print or type name(s)]

Title

Taxpayer Identification Number

A-19-11

EXHIBIT A-20

BENCHMARK 2019-B12 MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2019-B12, CLASS VRR

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1

[TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]2

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SPONSORS, THE ORIGINATORS, THE DEPOSITOR OR ANY OTHER PARTY TO THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW, ANY DIRECTING HOLDER, ANY CONSULTING PARTY, ANY COMPANION LOAN HOLDER (OR ITS REPRESENTATIVE), THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A (A “QIB”), OR IS PURCHASING FOR THE ACCOUNT OF A QIB, AND WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) IN AN “OFFSHORE TRANSACTION” TO AN INSTITUTION THAT IS NOT A “U.S. PERSON”, AS SUCH TERMS ARE DEFINED IN, AND IN ACCORDANCE WITH RULE 903 OR RULE 904 OF, REGULATION S UNDER THE SECURITIES ACT, OR (3) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF, OR IN WHICH ALL THE EQUITY OWNERS COME WITHIN THE MEANING OF, RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT THAT IS NOT A QIB, AND (B) IN EACH CASE IN ACCORDANCE WITH FEDERAL SECURITIES LAWS AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

[1]	Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

[2]	Global Certificate legend.

A-20-1

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR PLEDGED, SOLD OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS OR BECOMES (I) AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY OR PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR OTHER PLAN THAT IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW (“SIMILAR LAW”) THAT IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A “PLAN”), OR (II) AN ENTITY OR COLLECTIVE INVESTMENT FUND THE ASSETS OF WHICH ARE CONSIDERED PLAN ASSETS UNDER U.S. DEPARTMENT OF LABOR REG. SECTION 2510.3-101, AS MODIFIED BY SECTION 3(42) OF ERISA, OR SIMILAR LAW OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE, UNLESS (A)(I) THIS CERTIFICATE IS ACQUIRED BY SUCH PERSON THROUGH CITIGROUP GLOBAL MARKETS INC., DEUTSCHE BANK SECURITIES INC. OR J.P. MORGAN SECURITIES LLC, (II) SUCH PERSON IS AN “INSURANCE COMPANY GENERAL ACCOUNT” WITHIN THE MEANING OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60, AND (III) ALL CONDITIONS OF SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 WILL BE MET WITH RESPECT TO SUCH INSURANCE COMPANY GENERAL ACCOUNT’S ACQUISITION, HOLDING AND DISPOSITION OF THIS CERTIFICATE, OR (B) WITH RESPECT TO THE ACQUISITION, HOLDING OR DISPOSITION OF THIS CERTIFICATE BY ANY GOVERNMENTAL PLAN OR OTHER PLAN SUBJECT TO SIMILAR LAW, SUCH ACQUISITION, HOLDING AND DISPOSITION BY SUCH GOVERNMENTAL PLAN WILL NOT CONSTITUTE OR OTHERWISE RESULT IN A NON-EXEMPT VIOLATION OF SIMILAR LAW.

THIS CERTIFICATE REPRESENTS AN UNDIVIDED BENEFICIAL INTEREST IN CERTAIN ASSETS OF A GRANTOR TRUST CONSISTING PRIMARILY OF (I) A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND DISTRIBUTIONS THEREON, AND (II) ANY EXCESS INTEREST COLLECTED ON THE ARD MORTGAGE LOANS AND AMOUNTS HELD FROM TIME TO TIME IN THE EXCESS INTEREST DISTRIBUTION ACCOUNT.

THIS CERTIFICATE IS INTENDED TO CONSTITUTE PART OF AN “ELIGIBLE VERTICAL INTEREST” (AS DEFINED IN REGULATION RR PROMULGATED UNDER SECTION 15G OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED), AND AS SUCH IS SUBJECT TO VARIOUS PROHIBITIONS ON HEDGING, TRANSFER AND FINANCING SET FORTH IN REGULATION RR. THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT.

A-20-2

BENCHMARK 2019-B12 MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2019-B12, CLASS VRR

Pass-Through Rate: N/A. The Class VRR Certificates will not have a Pass-Through Rate, but will entitle Holders to interest on any Distribution Date equal to the VRR Interest Distribution Amount for such Distribution Date.

First Distribution Date: September 17, 2019	Cut-Off Date: With respect to each Mortgage Loan and Serviced Companion Loan, the Due Date in August 2019 for that Mortgage Loan or Serviced Companion Loan, as applicable (or, in the case of any Mortgage Loan or Serviced Companion Loan that has its first Due Date subsequent to August 2019, the date that would have been its Due Date in August 2019 under the terms of that Mortgage Loan or Serviced Companion Loan, as applicable, if a Monthly Payment were scheduled to be due in that month).

Aggregate Initial Certificate Balance of the Class VRR Certificates: $34,054,400	Scheduled Final Distribution Date: the Distribution Date in August 2029

CUSIP: 08162F AT0[3] U0739T AH4[4] 08162F BM4[5]	Initial Certificate Balance of this Certificate: $[_____]
ISIN: US08162FAT03[6] USU0739TAH42[7] US08162FBM41[8]

No.: [1]

This certifies that [           ] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class VRR Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community properties and the Trust Subordinate Companion Loans held in trust by the Trustee and, other than in the case of the Outside Serviced Mortgage Loans, serviced by the Master Servicer and the Special Servicer. The Trust Fund was created, and the Mortgage Loans (other than the Outside Serviced Mortgage

3 For Rule 144A Certificates

4 For Regulation S Certificates

5 For IAI Certificates

6 For Rule 144A Certificates

7 For Regulation S Certificates

8 For IAI Certificates

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Loans) and the Trust Subordinate Companion Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class A-S, Class B, Class C, Class X-B, Class X-D, Class D, Class E, Class F-RR, Class G-RR, Class J-RR, Class R, Class S, Class WM-A, Class WM-B, Class WM-C, Class WMRR, Class TC-A, Class TC-B, Class TC-C, Class TC-D, Class TC-E and Class TCRR Certificates (together with the Class VRR Certificates, the “Certificates”; the Holders of Certificates are collectively referred to herein as “Certificateholders”).

This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of August 1, 2019 (the “Pooling and Servicing Agreement”), between Citigroup Commercial Mortgage Securities Inc., as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer and a Special Servicer, Pacific Life Insurance Company, solely with respect to the Woodlands Mall Loan Combination, as a Special Servicer, Trimont Real Estate Advisors, LLC, solely with respect to The Centre Loan Combination, as a Special Servicer, Pentalpha Surveillance LLC, as Operating Advisor and Asset Representations Reviewer, Citibank, N.A., as Certificate Administrator, and Wilmington Trust, National Association, as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate represents an undivided beneficial interest in certain assets of a grantor trust consisting primarily of (i) a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended, and distributions thereon, and (ii) any Excess Interest collected on the ARD Mortgage Loans and amounts held from time to time in the Excess Interest Distribution Account.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates, the Mortgage Loans or the Trust Subordinate Companion Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator will distribute (other than the final distribution on any Certificate), on the 4th Business Day following the Determination Date in each month, commencing in September 2019 (each such date, a “Distribution Date”), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, with respect to the Class VRR Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to a share of Yield Maintenance Charges, as provided in the Pooling and Servicing Agreement.

All distributions (other than the final distribution on any Certificate) will be made by the Certificate Administrator to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the last Business Day of the month preceding the month in which such Distribution Date occurs. Distributions are required to be made by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities to accept such funds, if such Certificateholder has provided the Certificate Administrator with written wiring instructions no less than five (5) Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentation and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in a notice to Certificateholders of the pendency of the final distribution.

Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the

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Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. Subject to applicable state law with respect to escheatment of funds, if within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes: (i) such Mortgage Loans and Trust Subordinate Companion Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans and the Trust Subordinate Companion Loans due after the Cut-Off Date or, with respect to a Qualified Substitute Mortgage Loan, the Due Date in the month of substitution (exclusive of interest relating to periods prior to, but due after, the Cut-Off Date); (iii) any REO Property (but, with respect to any REO Property relating to a Loan Combination, only to the extent of the Trust’s interest in the related Loan Combination); (iv) all revenues received in respect of any REO Property (but, with respect to any REO Property relating to a Loan Combination, only to the extent of the Trust’s interest in the related Loan Combination); (v) the Master Servicer’s and the Trustee’s rights under the insurance policies with respect to the Mortgage Loans and the Trust Subordinate Companion Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) the Trustee’s rights in any Assignments of Leases, Rents and Profits and any security agreements; (vii) the Trustee’s rights under any indemnities or guaranties given as additional security for any Mortgage Loan or Trust Subordinate Companion Loan; (viii) all of the Trustee’s and the Certificate Administrator’s rights in the Escrow Accounts and Lock-Box Accounts and all proceeds of the Mortgage Loans and Trust Subordinate Companion Loans deposited in the Collection Account, the Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account, including any reinvestment income thereon; (ix) the Trustee’s rights in any environmental indemnity agreements relating to the Mortgaged Properties; (x) the Depositor’s rights under the Mortgage Loan Purchase Agreements to the extent assigned to the Trustee pursuant to Section 2.01 of the Pooling and Servicing Agreement; (xi) the Lower-Tier Regular Interests; (xii) the Woodlands Mall Regular Interests; (xiii) the Centre Regular Interests; (xiv) the Loss of Value Reserve Fund; and (xv) any Threshold Event Collateral.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator and Trustee.

As provided in the Pooling and Servicing Agreement, subject to certain restrictions on transfer set forth therein, upon surrender for registration of transfer of any Certificate, the Certificate Administrator shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

Prior to due presentation of this Certificate for registration of transfer, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Certificate Registrar, and any agent of any of them, may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and neither the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Certificate Registrar, nor any agent of any of them shall be affected by any notice to the contrary.

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The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian (if the Certificate Administrator is then acting as Custodian), the Certificate Administrator and the Trustee, without the consent of any of the Certificateholders or, as applicable, any Companion Loan Holder:

(i)	to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates;

(ii)	to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or with the description thereof in the Prospectus or to correct any error;

(iii)	to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account, the Distribution Account or any REO Account, provided that (A) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment);

(iv)	to modify, eliminate or add to any of its provisions (A) to the extent necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee and the Certificate Administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates, (B) to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-Permitted Transferee, (C) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, Regulation RR and/or any related regulatory actions and/or interpretations or (D) in the event that Regulation RR (or any portion thereof) or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate any risk retention requirements no longer applicable to this securitization transaction in light of such repeal;

(v)	to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel;

(vi)	to modify the procedures in the Pooling and Servicing Agreement relating to Rule 17g-5; provided that such modification does not increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer or the Special Servicer without such party’s consent (which consent may not be withheld unless such modification would materially adversely affect such party or materially increase such party’s obligations under the Pooling and Servicing Agreement); provided, further that notice of such modification is provided to all parties to the Pooling and Servicing Agreement; and

(vii)	to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by any of the Rating Agencies, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder;

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provided, further that no amendment pursuant to any of clauses (i)-(vii) above may be made that would: (A) reduce the consent or consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Controlling Class Representative without the consent of the Controlling Class Representative; (B) reduce the consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Operating Advisor without the consent of the Operating Advisor; (C) change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the applicable Mortgage Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller; (D) change in any manner the obligations or rights of any Underwriter or Initial Purchaser, without the consent of the affected Underwriter or Initial Purchaser; or (E) adversely affect any Serviced Companion Loan Holder in its capacity as such without its consent. Expenses incurred with respect to any amendment shall be borne by the party requesting such amendment, unless the Master Servicer, the Special Servicer or the Trustee is requesting an amendment for the benefit of the Certificateholders, then in which case such expense will be borne by the Trust.

The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by a writing signed by each of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian (if the Certificate Administrator is then acting as Custodian), the Certificate Administrator and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

(i)	reduce in any manner the amount of, or delay the timing of, payments received on the Serviced Loans which are required to be distributed on a Certificate of any Class or to any Serviced Companion Loan Holder, as applicable, without the consent of the Holder of that Certificate or that Serviced Companion Loan Holder, as applicable,

(ii)	reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to the amendment without the consent of the Holders of all Certificates of that Class then outstanding,

(iii)	change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the related Mortgage Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller,

(iv)	change the definition of “Servicing Standard” without either (A) consent of 100% of the holders of the Certificates or (B) Rating Agency Confirmation,

(v)	without the consent of 100% of the Certificateholders of the Class or Classes of Certificates adversely affected thereby, change (A) the percentages of Voting Rights of Certificateholders or Pooled Voting Rights of Pooled Certificateholders, as applicable, that are required to consent to any action or inaction under the Pooling and Servicing Agreement, (B) the right of the Certificateholders to remove the Special Servicer pursuant to the Pooling and Servicing Agreement or (C) the right of the Certificateholders to terminate the Operating Advisor pursuant to the Pooling and Servicing Agreement,

(vi)	adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders,

(vii)	adversely affect a Serviced Companion Loan Holder in its capacity as such without its consent, or

(viii)	change in any manner the obligations or rights of any Underwriter or Initial Purchaser without the consent of the affected Underwriter or Initial Purchaser.

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The Holders of the Controlling Class representing greater than 50% of the Certificate Balance of the Controlling Class may (or, if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if none of such Holders, the Special Servicer or the Master Servicer does, any Holders of Class R Certificates representing greater than a 50% Percentage Interest in such Class, may also) effect an early termination of the Trust Fund, upon not less than 30 days’ prior notice given to the parties (or, if applicable, the other parties) to the Pooling and Servicing Agreement (whereupon the Master Servicer shall notify the Serviced Companion Loan Holders) any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Trust Loans (and in the case of any Trust Loan that is part of a Serviced Loan Combination, subject to certain rights of the related Serviced Companion Loan Holder(s) provided for in the related Co-Lender Agreement) then remaining in the Trust Fund, and all property acquired by or on behalf of the Trust Fund (including the Trust Fund’s interest in any REO Property acquired with respect to any Outside Serviced Mortgage Loan) in respect of any Trust Loan then included in the Trust Fund, at a purchase price, payable in cash, equal to (i) the sum of (A) the Termination Purchase Amount and (B) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Trust Loans), the Special Servicer (unless the Special Servicer is the purchaser of such Trust Loans), the Trustee and the Certificate Administrator, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, if any, made by the Master Servicer or Special Servicer, as applicable, together with any interest accrued and payable to the Master Servicer or the Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the Master Servicer or the Special Servicer, as applicable, in connection with such purchase).

Any Person(s) effecting an early termination of the Trust Fund as provided in the prior paragraph shall first notify the Controlling Class Representative and each Certifying Certificateholder, or, in the case of a termination by the Holder of a Class R Certificate, notify the Certificate Administrator (who shall notify the Controlling Class Representative and each Certifying Certificateholder) of its intention to do so in writing at least 30 days prior to the Anticipated Termination Date. All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Trust Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Certificate Administrator shall be entitled to rely conclusively on any determination made by an Appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates, the Mortgage Loans and the Serviced Companion Loans (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement and to make any required remittances to the Serviced Companion Loan Holders in the month in which the final Distribution Date occurs and certain tax-related obligations) shall terminate immediately following the earlier to occur of (i) the purchase by Holders of the Controlling Class, the Special Servicer, the Master Servicer or Holders of the Class R Certificates of all the Trust Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement, (ii) the exchange by the Remaining Certificateholder of its Certificates for all the Trust Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(h) of the Pooling and Servicing Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Trust Loan or REO Property (or interest therein) contained in the Trust Fund; provided, however, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling and Servicing Agreement. All such payments as contemplated by the preceding paragraph shall be deposited into the Collection Account by the Master Servicer or Special Servicer, as applicable, promptly following receipt thereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Certificate Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class VRR Certificate to be duly executed.

CITIBANK, N.A., not in its individual capacity but solely as Certificate Administrator

By:
Authorized Signatory

Dated: August 8, 2019

CERTIFICATE OF AUTHENTICATION

This is one of the Class VRR Certificates referred to in the Pooling and Servicing Agreement.

Dated: August 8, 2019

CITIBANK, N.A., not in its individual capacity but solely as Authenticating Agent

By:
Authorized Signatory

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (“Assignor(s)”) hereby sell(s), assign(s) and transfer(s) unto ____________________________________ ______________________________(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) (“Assignee(s)”) the entire Percentage Interest represented by the within Class VRR Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Class VRR Certificate of the entire Percentage Interest represented by the within Class VRR Certificates to the above-named Assignee(s) and to deliver such Class VRR Certificate to the following address:

Date: _________________

Signature by or on behalf of Assignor(s)

Taxpayer Identification Number

A-20-10

DISTRIBUTION INSTRUCTIONS

The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions: _______________________________________________________ _____________________________________ Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of _________________________________________ account number ____________________________. This information is provided by ______________________________, the Assignee(s) named above or ____________________________________ as its (their) agent.

By:
[Please print or type name(s)]

Title

Taxpayer Identification Number

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EXHIBIT A-21

BENCHMARK 2019-B12 MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2019-B12, CLASS WM-A

[THIS CERTIFICATE IS A TEMPORARY REGULATION S GLOBAL CERTIFICATE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

NO BENEFICIAL OWNERS OF THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT.]1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]2

[TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]3

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, ANY MORTGAGE LOAN SELLER, THE INITIAL PURCHASERS, ANY MORTGAGOR, ANY SPONSOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE RISK RETENTION CONSULTATION PARTIES OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE WOODLANDS MALL LOAN-SPECIFIC CERTIFICATES NOR WOODLANDS MALL TRUST SUBORDINATE COMPANION LOAN ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR ANY OTHER PERSON OR ENTITY.

PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(1)

[1]	Temporary Regulation S Global Certificate legend.

[2]	Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

[3]	Global Certificate legend.

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PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A (A “QIB”), OR IS PURCHASING FOR THE ACCOUNT OF A QIB, AND WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (2) IN AN “OFFSHORE TRANSACTION” TO AN INSTITUTION THAT IS NOT A “U.S. PERSON”, AS SUCH TERMS ARE DEFINED IN, AND IN ACCORDANCE WITH RULE 903 OR RULE 904 OF, REGULATION S UNDER THE SECURITIES ACT, AND (B) IN EACH CASE IN ACCORDANCE WITH FEDERAL SECURITIES LAWS AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

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BENCHMARK 2019-B12 MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2019-B12, CLASS WM-A

Pass-Through Rate: The Net Mortgage Rate on the Woodlands Mall Trust Subordinate Companion Loan[4].

First Distribution Date: September 17, 2019	Cut-Off Date: With respect to each Mortgage Loan and Serviced Companion Loan, the Due Date in August 2019 for that Mortgage Loan or Serviced Companion Loan, as applicable (or, in the case of any Mortgage Loan or Serviced Companion Loan that has its first Due Date subsequent to August 2019, the date that would have been its Due Date in August 2019 under the terms of that Mortgage Loan or Serviced Companion Loan, as applicable, if a Monthly Payment were scheduled to be due in that month).

Aggregate Initial Certificate Balance of the Class WM-A Certificates: $78,436,000	Scheduled Final Distribution Date: the Distribution Date in August 2029

CUSIP: 08162F AU7[5] U0739T AJ0[6] 08162F BN2[7]	Initial Certificate Balance of this Certificate: $[_____]
ISIN: US08162FAU75[8] USU0739TAJ08[9] US08162FBN24[10]
Common Code: 204107661

No.: [1]

This certifies that [          ] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class WM-A Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community properties and the Trust Subordinate Companion Loans held in trust by the Trustee and, other than in the case of the Outside Serviced Mortgage Loans, serviced by the Master Servicer and the

4 The initial approximate Pass-Through Rate as of the Closing Date is 4.3877% per annum.

5 For Rule 144A Certificates

6 For Regulation S Certificates

7 For IAI Certificates

8 For Rule 144A Certificates

9 For Regulation S Certificates

10 For IAI Certificates

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Special Servicer. The Trust Fund was created, and the Mortgage Loans (other than the Outside Serviced Mortgage Loans) and the Trust Subordinate Companion Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class A-S, Class B, Class C, Class X-B, Class X-D, Class D, Class E, Class F-RR, Class G-RR, Class J-RR, Class R, Class S, Class VRR, Class WM-B, Class WM-C, Class WMRR, Class TC-A, Class TC-B, Class TC-C, Class TC-D, Class TC-E and Class TCRR Certificates(together with the Class WM-A Certificates, the “Certificates”; the Holders of Certificates are collectively referred to herein as “Certificateholders”).

This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of August 1, 2019 (the “Pooling and Servicing Agreement”), between Citigroup Commercial Mortgage Securities Inc., as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer and a Special Servicer, Pacific Life Insurance Company, solely with respect to the Woodlands Mall Loan Combination, as a Special Servicer, Trimont Real Estate Advisors, LLC, solely with respect to The Centre Loan Combination, as a Special Servicer, Pentalpha Surveillance LLC, as Operating Advisor and Asset Representations Reviewer, Citibank, N.A., as Certificate Administrator, and Wilmington Trust, National Association, as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates, the Mortgage Loans or the Trust Subordinate Companion Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator will distribute (other than the final distribution on any Certificate), on the 4th Business Day following the Determination Date in each month, commencing in September 2019 (each such date, a “Distribution Date”), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, with respect to the Class WM-A Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to a share of Yield Maintenance Charges collected in respect of the Woodlands Mall Trust Subordinate Companion Loan, as provided in the Pooling and Servicing Agreement.

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The “Interest Accrual Period” with respect to any Distribution Date and with respect to the Class WM-A Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

All distributions (other than the final distribution on any Certificate) will be made by the Certificate Administrator to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the last Business Day of the month preceding the month in which such Distribution Date occurs. Distributions are required to be made by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities to accept such funds, if such Certificateholder has provided the Certificate Administrator with written wiring instructions no less than five (5) Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentation and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the

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Certificate Registrar acting as such agent) that is specified in a notice to Certificateholders of the pendency of the final distribution.

Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. Subject to applicable state law with respect to escheatment of funds, if within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Woodlands Mall Trust Subordinate Companion Loan, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes: (i) such Mortgage Loans and Trust Subordinate Companion Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans and the Trust Subordinate Companion Loans due after the Cut-Off Date or, with respect to a Qualified Substitute Mortgage Loan, the Due Date in the month of substitution (exclusive of interest relating to periods prior to, but due after, the Cut-Off Date); (iii) any REO Property (but, with respect to any REO Property relating to a Loan Combination, only to the extent of the Trust’s interest in the related Loan Combination); (iv) all revenues received in respect of any REO Property (but, with respect to any REO Property relating to a Loan Combination, only to the extent of the Trust’s interest in the related Loan Combination); (v) the Master Servicer’s and the Trustee’s rights under the insurance policies with respect to the Mortgage Loans and the Trust Subordinate Companion Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) the Trustee’s rights in any Assignments of Leases, Rents and Profits and any security agreements; (vii) the Trustee’s rights under any indemnities or guaranties given as additional security for any Mortgage Loan or Trust Subordinate Companion Loan; (viii) all of the Trustee’s and the Certificate Administrator’s rights in the Escrow Accounts and Lock-Box Accounts and all proceeds of the Mortgage Loans and Trust Subordinate Companion Loans deposited in the Collection Account, the Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account, including any reinvestment income thereon; (ix) the Trustee’s rights in any environmental indemnity agreements relating to the Mortgaged Properties; (x) the Depositor’s rights under the Mortgage Loan Purchase Agreements to the extent assigned to the Trustee pursuant to Section 2.01 of the Pooling and Servicing Agreement; (xi) the Lower-Tier Regular Interests; (xii) the Woodlands Mall Regular Interests; (xiii) the Centre Regular Interests; (xiv) the Loss of Value Reserve Fund; and (xv) any Threshold Event Collateral.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator and Trustee.

As provided in the Pooling and Servicing Agreement, subject to certain restrictions on transfer set forth therein, upon surrender for registration of transfer of any Certificate, the Certificate Administrator shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

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Prior to due presentation of this Certificate for registration of transfer, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Certificate Registrar, and any agent of any of them, may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and neither the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Certificate Registrar, nor any agent of any of them shall be affected by any notice to the contrary.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian (if the Certificate Administrator is then acting as Custodian), the Certificate Administrator and the Trustee, without the consent of any of the Certificateholders or, as applicable, any Companion Loan Holder:

(i)	to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates;

(ii)	to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or with the description thereof in the Prospectus or to correct any error;

(iii)	to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account, the Distribution Account or any REO Account, provided that (A) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment);

(iv)	to modify, eliminate or add to any of its provisions (A) to the extent necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee and the Certificate Administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates, (B) to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-Permitted Transferee, (C) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, Regulation RR and/or any related regulatory actions and/or interpretations or (D) in the event that Regulation RR (or any portion thereof) or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate any risk retention requirements no longer applicable to this securitization transaction in light of such repeal;

(v)	to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel;

(vi)	to modify the procedures in the Pooling and Servicing Agreement relating to Rule 17g-5; provided that such modification does not increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer or the Special Servicer without such party’s consent (which consent may not be withheld unless such modification would materially adversely affect such party or materially increase such party’s obligations under the Pooling and Servicing

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Agreement); provided, further that notice of such modification is provided to all parties to the Pooling and Servicing Agreement; and

(vii)	to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by any of the Rating Agencies, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder;

provided, further that no amendment pursuant to any of clauses (i)-(vii) above may be made that would: (A) reduce the consent or consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Controlling Class Representative without the consent of the Controlling Class Representative; (B) reduce the consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Operating Advisor without the consent of the Operating Advisor; (C) change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the applicable Mortgage Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller; (D) change in any manner the obligations or rights of any Underwriter or Initial Purchaser, without the consent of the affected Underwriter or Initial Purchaser; or (E) adversely affect any Serviced Companion Loan Holder in its capacity as such without its consent. Expenses incurred with respect to any amendment shall be borne by the party requesting such amendment, unless the Master Servicer, the Special Servicer or the Trustee is requesting an amendment for the benefit of the Certificateholders, then in which case such expense will be borne by the Trust.

The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by a writing signed by each of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian (if the Certificate Administrator is then acting as Custodian), the Certificate Administrator and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

(i)	reduce in any manner the amount of, or delay the timing of, payments received on the Serviced Loans which are required to be distributed on a Certificate of any Class or to any Serviced Companion Loan Holder, as applicable, without the consent of the Holder of that Certificate or that Serviced Companion Loan Holder, as applicable,

(ii)	reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to the amendment without the consent of the Holders of all Certificates of that Class then outstanding,

(iii)	change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the related Mortgage Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller,

(iv)	change the definition of “Servicing Standard” without either (A) consent of 100% of the holders of the Certificates or (B) Rating Agency Confirmation,

(v)	without the consent of 100% of the Certificateholders of the Class or Classes of Certificates adversely affected thereby, change (A) the percentages of Voting Rights of Certificateholders or Pooled Voting Rights of Pooled Certificateholders, as applicable, that are required to consent to any action or inaction under the Pooling and Servicing Agreement, (B) the right of the Certificateholders to remove the Special Servicer pursuant to the Pooling and Servicing Agreement or (C) the right of the Certificateholders to terminate the Operating Advisor pursuant to the Pooling and Servicing Agreement,

(vi)	adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders,

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(vii)	adversely affect a Serviced Companion Loan Holder in its capacity as such without its consent, or

(viii)	change in any manner the obligations or rights of any Underwriter or Initial Purchaser without the consent of the affected Underwriter or Initial Purchaser.

The Holders of the Controlling Class representing greater than 50% of the Certificate Balance of the Controlling Class may (or, if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if none of such Holders, the Special Servicer or the Master Servicer does, any Holders of Class R Certificates representing greater than a 50% Percentage Interest in such Class, may also) effect an early termination of the Trust Fund, upon not less than 30 days’ prior notice given to the parties (or, if applicable, the other parties) to the Pooling and Servicing Agreement (whereupon the Master Servicer shall notify the Serviced Companion Loan Holders) any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Trust Loans (and in the case of any Trust Loan that is part of a Serviced Loan Combination, subject to certain rights of the related Serviced Companion Loan Holder(s) provided for in the related Co-Lender Agreement) then remaining in the Trust Fund, and all property acquired by or on behalf of the Trust Fund (including the Trust Fund’s interest in any REO Property acquired with respect to any Outside Serviced Mortgage Loan) in respect of any Trust Loan then included in the Trust Fund, at a purchase price, payable in cash, equal to (i) the sum of (A) the Termination Purchase Amount and (B) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Trust Loans), the Special Servicer (unless the Special Servicer is the purchaser of such Trust Loans), the Trustee and the Certificate Administrator, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, if any, made by the Master Servicer or Special Servicer, as applicable, together with any interest accrued and payable to the Master Servicer or the Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the Master Servicer or the Special Servicer, as applicable, in connection with such purchase).

Any Person(s) effecting an early termination of the Trust Fund as provided in the prior paragraph shall first notify the Controlling Class Representative and each Certifying Certificateholder, or, in the case of a termination by the Holder of a Class R Certificate, notify the Certificate Administrator (who shall notify the Controlling Class Representative and each Certifying Certificateholder) of its intention to do so in writing at least 30 days prior to the Anticipated Termination Date. All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Trust Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Certificate Administrator shall be entitled to rely conclusively on any determination made by an Appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates, the Mortgage Loans and the Serviced Companion Loans (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement and to make any required remittances to the Serviced Companion Loan Holders in the month in which the final Distribution Date occurs and certain tax-related obligations) shall terminate immediately following the earlier to occur of (i) the purchase by Holders of the Controlling Class, the Special Servicer, the Master Servicer or Holders of the Class R Certificates of all the Trust Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement, (ii) the exchange by the Remaining Certificateholder of its Certificates for all the Trust Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(h) of the Pooling and Servicing Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Trust Loan or REO Property (or interest therein) contained in the Trust Fund; provided, however, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling and Servicing Agreement. All such payments as contemplated by the preceding paragraph shall be deposited into the Collection Account by the Master Servicer or Special Servicer, as applicable, promptly following receipt thereof.

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Unless the Certificate of Authentication on this Certificate has been executed by the Certificate Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class WM-A Certificate to be duly executed.

CITIBANK, N.A., not in its individual capacity but solely as Certificate Administrator

By:
Authorized Signatory

Dated: August 8, 2019

CERTIFICATE OF AUTHENTICATION

This is one of the Class WM-A Certificates referred to in the Pooling and Servicing Agreement.

Dated: August 8, 2019

CITIBANK, N.A., not in its individual capacity but solely as Authenticating Agent

By:
Authorized Signatory

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (“Assignor(s)”) hereby sell(s), assign(s) and transfer(s) unto ____________________________________ ______________________________(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) (“Assignee(s)”) the entire Percentage Interest represented by the within Class WM-A Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Class WM-A Certificate of the entire Percentage Interest represented by the within Class WM-A Certificates to the above-named Assignee(s) and to deliver such Class WM-A Certificate to the following address:

Date: _________________

Signature by or on behalf of Assignor(s)

Taxpayer Identification Number

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DISTRIBUTION INSTRUCTIONS

The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions: _______________________________________________________ _____________________________________ Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of _________________________________________ account number ____________________________. This information is provided by ______________________________, the Assignee(s) named above or ____________________________________ as its (their) agent.

By:
[Please print or type name(s)]

Title

Taxpayer Identification Number

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EXHIBIT A-22

BENCHMARK 2019-B12 MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2019-B12, CLASS WM-B

[THIS CERTIFICATE IS A TEMPORARY REGULATION S GLOBAL CERTIFICATE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

NO BENEFICIAL OWNERS OF THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT.]1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]2

[TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]3

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, ANY MORTGAGE LOAN SELLER, THE INITIAL PURCHASERS, ANY MORTGAGOR, ANY SPONSOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE RISK RETENTION CONSULTATION PARTIES OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE WOODLANDS MALL LOAN-SPECIFIC CERTIFICATES NOR WOODLANDS MALL TRUST SUBORDINATE COMPANION LOAN ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR ANY OTHER PERSON OR ENTITY.

PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

DISTRIBUTIONS OF PRINCIPAL AND INTEREST ON THIS CERTIFICATE ARE SUBORDINATED TO DISTRIBUTIONS OF PRINCIPAL AND INTEREST ON OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES.

[1]	Temporary Regulation S Global Certificate legend.

[2]	Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

[3]	Global Certificate legend.

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THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A (A “QIB”), OR IS PURCHASING FOR THE ACCOUNT OF A QIB, AND WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (2) IN AN “OFFSHORE TRANSACTION” TO AN INSTITUTION THAT IS NOT A “U.S. PERSON”, AS SUCH TERMS ARE DEFINED IN, AND IN ACCORDANCE WITH RULE 903 OR RULE 904 OF, REGULATION S UNDER THE SECURITIES ACT, AND (B) IN EACH CASE IN ACCORDANCE WITH FEDERAL SECURITIES LAWS AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

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BENCHMARK 2019-B12 MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2019-B12, CLASS WM-B

Pass-Through Rate: The Net Mortgage Rate on the Woodlands Mall Trust Subordinate Companion Loan[4].

First Distribution Date: September 17, 2019	Cut-Off Date: With respect to each Mortgage Loan and Serviced Companion Loan, the Due Date in August 2019 for that Mortgage Loan or Serviced Companion Loan, as applicable (or, in the case of any Mortgage Loan or Serviced Companion Loan that has its first Due Date subsequent to August 2019, the date that would have been its Due Date in August 2019 under the terms of that Mortgage Loan or Serviced Companion Loan, as applicable, if a Monthly Payment were scheduled to be due in that month).

Aggregate Initial Certificate Balance of the Class WM-B Certificates: $48,094,000	Scheduled Final Distribution Date: the Distribution Date in August 2029

CUSIP:	08162F AV5[5] U0739T AK7[6] 08162F BP7[7]	Initial Certificate Balance of this Certificate: $[_____]
ISIN:	US08162FAV58[8] USU0739TAK70[9] US08162FBP71[10]
Common Code: 204108013

No.: [1]

This certifies that [           ] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class WM-B Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community properties and the Trust Subordinate Companion Loans held in trust by the Trustee and, other than in the case of the Outside Serviced Mortgage Loans, serviced by the Master Servicer and the

4 The initial approximate Pass-Through Rate as of the Closing Date is 4.3877% per annum.

5 For Rule 144A Certificates

6 For Regulation S Certificates

7 For IAI Certificates

8 For Rule 144A Certificates

9 For Regulation S Certificates

10 For IAI Certificates

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Special Servicer. The Trust Fund was created, and the Mortgage Loans (other than the Outside Serviced Mortgage Loans) and the Trust Subordinate Companion Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class A-S, Class B, Class C, Class X-B, Class X-D, Class D, Class E, Class F-RR, Class G-RR, Class J-RR, Class R, Class S, Class VRR, Class WM-A, Class WM-C, Class WMRR, Class TC-A, Class TC-B, Class TC-C, Class TC-D, Class TC-E and Class TCRR Certificates (together with the Class WM-B Certificates, the “Certificates”; the Holders of Certificates are collectively referred to herein as “Certificateholders”).

This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of August 1, 2019 (the “Pooling and Servicing Agreement”), between Citigroup Commercial Mortgage Securities Inc., as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer and a Special Servicer, Pacific Life Insurance Company, solely with respect to the Woodlands Mall Loan Combination, as a Special Servicer, Trimont Real Estate Advisors, LLC, solely with respect to The Centre Loan Combination, as a Special Servicer, Pentalpha Surveillance LLC, as Operating Advisor and Asset Representations Reviewer, Citibank, N.A., as Certificate Administrator, and Wilmington Trust, National Association, as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates, the Mortgage Loans or the Trust Subordinate Companion Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator will distribute (other than the final distribution on any Certificate), on the 4th Business Day following the Determination Date in each month, commencing in September 2019 (each such date, a “Distribution Date”), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, with respect to the Class WM-B Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to a share of Yield Maintenance Charges collected in respect of the Woodlands Mall Trust Subordinate Companion Loan, as provided in the Pooling and Servicing Agreement.

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The “Interest Accrual Period” with respect to any Distribution Date and with respect to the Class WM-B Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

All distributions (other than the final distribution on any Certificate) will be made by the Certificate Administrator to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the last Business Day of the month preceding the month in which such Distribution Date occurs. Distributions are required to be made by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities to accept such funds, if such Certificateholder has provided the Certificate Administrator with written wiring instructions no less than five (5) Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentation and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the

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Certificate Registrar acting as such agent) that is specified in a notice to Certificateholders of the pendency of the final distribution.

Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. Subject to applicable state law with respect to escheatment of funds, if within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Woodlands Mall Trust Subordinate Companion Loan, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes: (i) such Mortgage Loans and Trust Subordinate Companion Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans and the Trust Subordinate Companion Loans due after the Cut-Off Date or, with respect to a Qualified Substitute Mortgage Loan, the Due Date in the month of substitution (exclusive of interest relating to periods prior to, but due after, the Cut-Off Date); (iii) any REO Property (but, with respect to any REO Property relating to a Loan Combination, only to the extent of the Trust’s interest in the related Loan Combination); (iv) all revenues received in respect of any REO Property (but, with respect to any REO Property relating to a Loan Combination, only to the extent of the Trust’s interest in the related Loan Combination); (v) the Master Servicer’s and the Trustee’s rights under the insurance policies with respect to the Mortgage Loans and the Trust Subordinate Companion Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) the Trustee’s rights in any Assignments of Leases, Rents and Profits and any security agreements; (vii) the Trustee’s rights under any indemnities or guaranties given as additional security for any Mortgage Loan or Trust Subordinate Companion Loan; (viii) all of the Trustee’s and the Certificate Administrator’s rights in the Escrow Accounts and Lock-Box Accounts and all proceeds of the Mortgage Loans and Trust Subordinate Companion Loans deposited in the Collection Account, the Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account, including any reinvestment income thereon; (ix) the Trustee’s rights in any environmental indemnity agreements relating to the Mortgaged Properties; (x) the Depositor’s rights under the Mortgage Loan Purchase Agreements to the extent assigned to the Trustee pursuant to Section 2.01 of the Pooling and Servicing Agreement; (xi) the Lower-Tier Regular Interests; (xii) the Woodlands Mall Regular Interests; (xiii) the Centre Regular Interests; (xiv) the Loss of Value Reserve Fund; and (xv) any Threshold Event Collateral.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator and Trustee.

As provided in the Pooling and Servicing Agreement, subject to certain restrictions on transfer set forth therein, upon surrender for registration of transfer of any Certificate, the Certificate Administrator shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

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Prior to due presentation of this Certificate for registration of transfer, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Certificate Registrar, and any agent of any of them, may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and neither the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Certificate Registrar, nor any agent of any of them shall be affected by any notice to the contrary.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian (if the Certificate Administrator is then acting as Custodian), the Certificate Administrator and the Trustee, without the consent of any of the Certificateholders or, as applicable, any Companion Loan Holder:

(i)	to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates;

(ii)	to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or with the description thereof in the Prospectus or to correct any error;

(iii)	to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account, the Distribution Account or any REO Account, provided that (A) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment);

(iv)	to modify, eliminate or add to any of its provisions (A) to the extent necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee and the Certificate Administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates, (B) to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-Permitted Transferee, (C) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, Regulation RR and/or any related regulatory actions and/or interpretations or (D) in the event that Regulation RR (or any portion thereof) or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate any risk retention requirements no longer applicable to this securitization transaction in light of such repeal;

(v)	to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel;

(vi)

to modify the procedures in the Pooling and Servicing Agreement relating to Rule 17g-5; provided that such modification does not increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer or the Special Servicer without such party’s consent (which consent may not be withheld unless such modification would materially adversely affect such party or materially increase such party’s obligations under the Pooling and Servicing

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Agreement); provided, further that notice of such modification is provided to all parties to the Pooling and Servicing Agreement; and

(vii)	to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by any of the Rating Agencies, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder;

provided, further that no amendment pursuant to any of clauses (i)-(vii) above may be made that would: (A) reduce the consent or consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Controlling Class Representative without the consent of the Controlling Class Representative; (B) reduce the consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Operating Advisor without the consent of the Operating Advisor; (C) change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the applicable Mortgage Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller; (D) change in any manner the obligations or rights of any Underwriter or Initial Purchaser, without the consent of the affected Underwriter or Initial Purchaser; or (E) adversely affect any Serviced Companion Loan Holder in its capacity as such without its consent. Expenses incurred with respect to any amendment shall be borne by the party requesting such amendment, unless the Master Servicer, the Special Servicer or the Trustee is requesting an amendment for the benefit of the Certificateholders, then in which case such expense will be borne by the Trust.

The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by a writing signed by each of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian (if the Certificate Administrator is then acting as Custodian), the Certificate Administrator and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

(i)	reduce in any manner the amount of, or delay the timing of, payments received on the Serviced Loans which are required to be distributed on a Certificate of any Class or to any Serviced Companion Loan Holder, as applicable, without the consent of the Holder of that Certificate or that Serviced Companion Loan Holder, as applicable,

(ii)	reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to the amendment without the consent of the Holders of all Certificates of that Class then outstanding,

(iii)	change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the related Mortgage Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller,

(iv)	change the definition of “Servicing Standard” without either (A) consent of 100% of the holders of the Certificates or (B) Rating Agency Confirmation,

(v)	without the consent of 100% of the Certificateholders of the Class or Classes of Certificates adversely affected thereby, change (A) the percentages of Voting Rights of Certificateholders or Pooled Voting Rights of Pooled Certificateholders, as applicable, that are required to consent to any action or inaction under the Pooling and Servicing Agreement, (B) the right of the Certificateholders to remove the Special Servicer pursuant to the Pooling and Servicing Agreement or (C) the right of the Certificateholders to terminate the Operating Advisor pursuant to the Pooling and Servicing Agreement,

(vi)	adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders,

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(vii)	adversely affect a Serviced Companion Loan Holder in its capacity as such without its consent, or

(viii)	change in any manner the obligations or rights of any Underwriter or Initial Purchaser without the consent of the affected Underwriter or Initial Purchaser.

The Holders of the Controlling Class representing greater than 50% of the Certificate Balance of the Controlling Class may (or, if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if none of such Holders, the Special Servicer or the Master Servicer does, any Holders of Class R Certificates representing greater than a 50% Percentage Interest in such Class, may also) effect an early termination of the Trust Fund, upon not less than 30 days’ prior notice given to the parties (or, if applicable, the other parties) to the Pooling and Servicing Agreement (whereupon the Master Servicer shall notify the Serviced Companion Loan Holders) any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Trust Loans (and in the case of any Trust Loan that is part of a Serviced Loan Combination, subject to certain rights of the related Serviced Companion Loan Holder(s) provided for in the related Co-Lender Agreement) then remaining in the Trust Fund, and all property acquired by or on behalf of the Trust Fund (including the Trust Fund’s interest in any REO Property acquired with respect to any Outside Serviced Mortgage Loan) in respect of any Trust Loan then included in the Trust Fund, at a purchase price, payable in cash, equal to (i) the sum of (A) the Termination Purchase Amount and (B) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Trust Loans), the Special Servicer (unless the Special Servicer is the purchaser of such Trust Loans), the Trustee and the Certificate Administrator, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, if any, made by the Master Servicer or Special Servicer, as applicable, together with any interest accrued and payable to the Master Servicer or the Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the Master Servicer or the Special Servicer, as applicable, in connection with such purchase).

Any Person(s) effecting an early termination of the Trust Fund as provided in the prior paragraph shall first notify the Controlling Class Representative and each Certifying Certificateholder, or, in the case of a termination by the Holder of a Class R Certificate, notify the Certificate Administrator (who shall notify the Controlling Class Representative and each Certifying Certificateholder) of its intention to do so in writing at least 30 days prior to the Anticipated Termination Date. All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Trust Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Certificate Administrator shall be entitled to rely conclusively on any determination made by an Appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates, the Mortgage Loans and the Serviced Companion Loans (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement and to make any required remittances to the Serviced Companion Loan Holders in the month in which the final Distribution Date occurs and certain tax-related obligations) shall terminate immediately following the earlier to occur of (i) the purchase by Holders of the Controlling Class, the Special Servicer, the Master Servicer or Holders of the Class R Certificates of all the Trust Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement, (ii) the exchange by the Remaining Certificateholder of its Certificates for all the Trust Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(h) of the Pooling and Servicing Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Trust Loan or REO Property (or interest therein) contained in the Trust Fund; provided, however, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling and Servicing Agreement. All such payments as contemplated by the preceding paragraph shall be deposited into the Collection Account by the Master Servicer or Special Servicer, as applicable, promptly following receipt thereof.

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Unless the Certificate of Authentication on this Certificate has been executed by the Certificate Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class WM-B Certificate to be duly executed.

CITIBANK, N.A., not in its individual capacity but solely as Certificate Administrator

By:
Authorized Signatory

Dated: August 8, 2019

CERTIFICATE OF AUTHENTICATION

This is one of the Class WM-B Certificates referred to in the Pooling and Servicing Agreement.

Dated: August 8, 2019

CITIBANK, N.A., not in its individual capacity but solely as Authenticating Agent

By:
Authorized Signatory

A-22-10

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (“Assignor(s)”) hereby sell(s), assign(s) and transfer(s) unto ____________________________________ ______________________________(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) (“Assignee(s)”) the entire Percentage Interest represented by the within Class WM-B Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Class WM-B Certificate of the entire Percentage Interest represented by the within Class WM-B Certificates to the above-named Assignee(s) and to deliver such Class WM-B Certificate to the following address:

Date: _________________

Signature by or on behalf of Assignor(s)

Taxpayer Identification Number

A-22-11

DISTRIBUTION INSTRUCTIONS

The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions: _______________________________________________________ _____________________________________ Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of _________________________________________ account number ____________________________. This information is provided by ______________________________, the Assignee(s) named above or ____________________________________ as its (their) agent.

By:
[Please print or type name(s)]

Title

Taxpayer Identification Number

A-22-12

EXHIBIT A-23

BENCHMARK 2019-B12 MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2019-B12, CLASS WM-C

[THIS CERTIFICATE IS A TEMPORARY REGULATION S GLOBAL CERTIFICATE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

NO BENEFICIAL OWNERS OF THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT.]1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]2

[TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]3

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, ANY MORTGAGE LOAN SELLER, THE INITIAL PURCHASERS, ANY MORTGAGOR, ANY SPONSOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE RISK RETENTION CONSULTATION PARTIES OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE WOODLANDS MALL LOAN-SPECIFIC CERTIFICATES NOR WOODLANDS MALL TRUST SUBORDINATE COMPANION LOAN ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR ANY OTHER PERSON OR ENTITY.

PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

DISTRIBUTIONS OF PRINCIPAL AND INTEREST ON THIS CERTIFICATE ARE SUBORDINATED TO DISTRIBUTIONS OF PRINCIPAL AND INTEREST ON OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES.

[1]	Temporary Regulation S Global Certificate legend.

[2]	Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

[3]	Global Certificate legend.

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THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A (A “QIB”), OR IS PURCHASING FOR THE ACCOUNT OF A QIB, AND WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (2) IN AN “OFFSHORE TRANSACTION” TO AN INSTITUTION THAT IS NOT A “U.S. PERSON”, AS SUCH TERMS ARE DEFINED IN, AND IN ACCORDANCE WITH RULE 903 OR RULE 904 OF, REGULATION S UNDER THE SECURITIES ACT, AND (B) IN EACH CASE IN ACCORDANCE WITH FEDERAL SECURITIES LAWS AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR PLEDGED, SOLD OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS OR BECOMES (I) AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY OR PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR OTHER PLAN THAT IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW (“SIMILAR LAW”) THAT IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A “PLAN”), OR (II) AN ENTITY OR COLLECTIVE INVESTMENT FUND THE ASSETS OF WHICH ARE CONSIDERED PLAN ASSETS UNDER U.S. DEPARTMENT OF LABOR REG. SECTION 2510.3-101, AS MODIFIED BY SECTION 3(42) OF ERISA, OR SIMILAR LAW OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE, UNLESS (A)(I) SUCH PERSON IS AN “INSURANCE COMPANY GENERAL ACCOUNT” WITHIN THE MEANING OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60, AND (II) ALL CONDITIONS OF SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 WILL BE MET WITH RESPECT TO SUCH INSURANCE COMPANY GENERAL ACCOUNT’S ACQUISITION, HOLDING AND DISPOSITION OF THIS CERTIFICATE, OR (B) WITH RESPECT TO THE ACQUISITION, HOLDING OR DISPOSITION OF THIS CERTIFICATE BY ANY GOVERNMENTAL PLAN OR OTHER PLAN SUBJECT TO SIMILAR LAW, SUCH ACQUISITION, HOLDING AND DISPOSITION BY SUCH GOVERNMENTAL PLAN WILL NOT CONSTITUTE OR OTHERWISE RESULT IN A NON-EXEMPT VIOLATION OF SIMILAR LAW.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

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BENCHMARK 2019-B12 MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2019-B12, CLASS WM-C

Pass-Through Rate: The Net Mortgage Rate on the Woodlands Mall Trust Subordinate Companion Loan[4].

First Distribution Date: September 17, 2019	Cut-Off Date: With respect to each Mortgage Loan and Serviced Companion Loan, the Due Date in August 2019 for that Mortgage Loan or Serviced Companion Loan, as applicable (or, in the case of any Mortgage Loan or Serviced Companion Loan that has its first Due Date subsequent to August 2019, the date that would have been its Due Date in August 2019 under the terms of that Mortgage Loan or Serviced Companion Loan, as applicable, if a Monthly Payment were scheduled to be due in that month).

Aggregate Initial Certificate Balance of the Class WM-C Certificates: $42,000,000	Scheduled Final Distribution Date: the Distribution Date in August 2029

CUSIP:	08162F AW3[5] U0739T AL5[6] 08162F BQ5[7]	Initial Certificate Balance of this Certificate: $[_____]
ISIN:	US08162FAW32[8] USU0739TAL53[9] US08162FBQ54[10]
Common Code: 204108021

No.: [1]

This certifies that [            ] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class WM-C Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community properties and the Trust Subordinate Companion Loans held in trust by the Trustee and, other than in the case of the Outside Serviced Mortgage Loans, serviced by the Master Servicer and the

4 The initial approximate Pass-Through Rate as of the Closing Date is 4.3877% per annum.

5 For Rule 144A Certificates

6 For Regulation S Certificates

7 For IAI Certificates

8 For Rule 144A Certificates

9 For Regulation S Certificates

10 For IAI Certificates

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Special Servicer. The Trust Fund was created, and the Mortgage Loans (other than the Outside Serviced Mortgage Loans) and the Trust Subordinate Companion Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class A-S, Class B, Class C, Class X-B, Class X-D, Class D, Class E, Class F-RR, Class G-RR, Class J-RR, Class R, Class S, Class VRR, Class WM-A, Class WM-B, Class WMRR, Class TC-A, Class TC-B, Class TC-C, Class TC-D, Class TC-E and Class TCRR Certificates (together with the Class WM-C Certificates, the “Certificates”; the Holders of Certificates are collectively referred to herein as “Certificateholders”).

This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of August 1, 2019 (the “Pooling and Servicing Agreement”), between Citigroup Commercial Mortgage Securities Inc., as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer and a Special Servicer, Pacific Life Insurance Company, solely with respect to the Woodlands Mall Loan Combination, as a Special Servicer, Trimont Real Estate Advisors, LLC, solely with respect to The Centre Loan Combination, as a Special Servicer, Pentalpha Surveillance LLC, as Operating Advisor and Asset Representations Reviewer, Citibank, N.A., as Certificate Administrator, and Wilmington Trust, National Association, as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates, the Mortgage Loans or the Trust Subordinate Companion Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator will distribute (other than the final distribution on any Certificate), on the 4th Business Day following the Determination Date in each month, commencing in September 2019 (each such date, a “Distribution Date”), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, with respect to the Class WM-C Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to a share of Yield Maintenance Charges collected in respect of the Woodlands Mall Trust Subordinate Companion Loan, as provided in the Pooling and Servicing Agreement.

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The “Interest Accrual Period” with respect to any Distribution Date and with respect to the Class WM-C Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

All distributions (other than the final distribution on any Certificate) will be made by the Certificate Administrator to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the last Business Day of the month preceding the month in which such Distribution Date occurs. Distributions are required to be made by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities to accept such funds, if such Certificateholder has provided the Certificate Administrator with written wiring instructions no less than five (5) Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentation and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the

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Certificate Registrar acting as such agent) that is specified in a notice to Certificateholders of the pendency of the final distribution.

Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. Subject to applicable state law with respect to escheatment of funds, if within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Woodlands Mall Trust Subordinate Companion Loan, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes: (i) such Mortgage Loans and Trust Subordinate Companion Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans and the Trust Subordinate Companion Loans due after the Cut-Off Date or, with respect to a Qualified Substitute Mortgage Loan, the Due Date in the month of substitution (exclusive of interest relating to periods prior to, but due after, the Cut-Off Date); (iii) any REO Property (but, with respect to any REO Property relating to a Loan Combination, only to the extent of the Trust’s interest in the related Loan Combination); (iv) all revenues received in respect of any REO Property (but, with respect to any REO Property relating to a Loan Combination, only to the extent of the Trust’s interest in the related Loan Combination); (v) the Master Servicer’s and the Trustee’s rights under the insurance policies with respect to the Mortgage Loans and the Trust Subordinate Companion Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) the Trustee’s rights in any Assignments of Leases, Rents and Profits and any security agreements; (vii) the Trustee’s rights under any indemnities or guaranties given as additional security for any Mortgage Loan or Trust Subordinate Companion Loan; (viii) all of the Trustee’s and the Certificate Administrator’s rights in the Escrow Accounts and Lock-Box Accounts and all proceeds of the Mortgage Loans and Trust Subordinate Companion Loans deposited in the Collection Account, the Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account, including any reinvestment income thereon; (ix) the Trustee’s rights in any environmental indemnity agreements relating to the Mortgaged Properties; (x) the Depositor’s rights under the Mortgage Loan Purchase Agreements to the extent assigned to the Trustee pursuant to Section 2.01 of the Pooling and Servicing Agreement; (xi) the Lower-Tier Regular Interests; (xii) the Woodlands Mall Regular Interests; (xiii) the Centre Regular Interests; (xiv) the Loss of Value Reserve Fund; and (xv) any Threshold Event Collateral.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator and Trustee.

As provided in the Pooling and Servicing Agreement, subject to certain restrictions on transfer set forth therein, upon surrender for registration of transfer of any Certificate, the Certificate Administrator shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

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Prior to due presentation of this Certificate for registration of transfer, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Certificate Registrar, and any agent of any of them, may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and neither the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Certificate Registrar, nor any agent of any of them shall be affected by any notice to the contrary.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian (if the Certificate Administrator is then acting as Custodian), the Certificate Administrator and the Trustee, without the consent of any of the Certificateholders or, as applicable, any Companion Loan Holder:

(i)	to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates;

(ii)	to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or with the description thereof in the Prospectus or to correct any error;

(iii)	to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account, the Distribution Account or any REO Account, provided that (A) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment);

(iv)	to modify, eliminate or add to any of its provisions (A) to the extent necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee and the Certificate Administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates, (B) to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-Permitted Transferee, (C) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, Regulation RR and/or any related regulatory actions and/or interpretations or (D) in the event that Regulation RR (or any portion thereof) or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate any risk retention requirements no longer applicable to this securitization transaction in light of such repeal;

(v)	to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel;

(vi)

to modify the procedures in the Pooling and Servicing Agreement relating to Rule 17g-5; provided that such modification does not increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer or the Special Servicer without such party’s consent (which consent may not be withheld unless such modification would materially adversely affect such party or materially increase such party’s obligations under the Pooling and Servicing

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Agreement); provided, further that notice of such modification is provided to all parties to the Pooling and Servicing Agreement; and

(vii)	to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by any of the Rating Agencies, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder;

provided, further that no amendment pursuant to any of clauses (i)-(vii) above may be made that would: (A) reduce the consent or consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Controlling Class Representative without the consent of the Controlling Class Representative; (B) reduce the consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Operating Advisor without the consent of the Operating Advisor; (C) change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the applicable Mortgage Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller; (D) change in any manner the obligations or rights of any Underwriter or Initial Purchaser, without the consent of the affected Underwriter or Initial Purchaser; or (E) adversely affect any Serviced Companion Loan Holder in its capacity as such without its consent. Expenses incurred with respect to any amendment shall be borne by the party requesting such amendment, unless the Master Servicer, the Special Servicer or the Trustee is requesting an amendment for the benefit of the Certificateholders, then in which case such expense will be borne by the Trust.

The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by a writing signed by each of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian (if the Certificate Administrator is then acting as Custodian), the Certificate Administrator and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

(i)	reduce in any manner the amount of, or delay the timing of, payments received on the Serviced Loans which are required to be distributed on a Certificate of any Class or to any Serviced Companion Loan Holder, as applicable, without the consent of the Holder of that Certificate or that Serviced Companion Loan Holder, as applicable,

(ii)	reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to the amendment without the consent of the Holders of all Certificates of that Class then outstanding,

(iii)	change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the related Mortgage Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller,

(iv)	change the definition of “Servicing Standard” without either (A) consent of 100% of the holders of the Certificates or (B) Rating Agency Confirmation,

(v)	without the consent of 100% of the Certificateholders of the Class or Classes of Certificates adversely affected thereby, change (A) the percentages of Voting Rights of Certificateholders or Pooled Voting Rights of Pooled Certificateholders, as applicable, that are required to consent to any action or inaction under the Pooling and Servicing Agreement, (B) the right of the Certificateholders to remove the Special Servicer pursuant to the Pooling and Servicing Agreement or (C) the right of the Certificateholders to terminate the Operating Advisor pursuant to the Pooling and Servicing Agreement,

(vi)	adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders,

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(vii)	adversely affect a Serviced Companion Loan Holder in its capacity as such without its consent, or

(viii)	change in any manner the obligations or rights of any Underwriter or Initial Purchaser without the consent of the affected Underwriter or Initial Purchaser.

The Holders of the Controlling Class representing greater than 50% of the Certificate Balance of the Controlling Class may (or, if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if none of such Holders, the Special Servicer or the Master Servicer does, any Holders of Class R Certificates representing greater than a 50% Percentage Interest in such Class, may also) effect an early termination of the Trust Fund, upon not less than 30 days’ prior notice given to the parties (or, if applicable, the other parties) to the Pooling and Servicing Agreement (whereupon the Master Servicer shall notify the Serviced Companion Loan Holders) any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Trust Loans (and in the case of any Trust Loan that is part of a Serviced Loan Combination, subject to certain rights of the related Serviced Companion Loan Holder(s) provided for in the related Co-Lender Agreement) then remaining in the Trust Fund, and all property acquired by or on behalf of the Trust Fund (including the Trust Fund’s interest in any REO Property acquired with respect to any Outside Serviced Mortgage Loan) in respect of any Trust Loan then included in the Trust Fund, at a purchase price, payable in cash, equal to (i) the sum of (A) the Termination Purchase Amount and (B) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Trust Loans), the Special Servicer (unless the Special Servicer is the purchaser of such Trust Loans), the Trustee and the Certificate Administrator, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, if any, made by the Master Servicer or Special Servicer, as applicable, together with any interest accrued and payable to the Master Servicer or the Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the Master Servicer or the Special Servicer, as applicable, in connection with such purchase).

Any Person(s) effecting an early termination of the Trust Fund as provided in the prior paragraph shall first notify the Controlling Class Representative and each Certifying Certificateholder, or, in the case of a termination by the Holder of a Class R Certificate, notify the Certificate Administrator (who shall notify the Controlling Class Representative and each Certifying Certificateholder) of its intention to do so in writing at least 30 days prior to the Anticipated Termination Date. All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Trust Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Certificate Administrator shall be entitled to rely conclusively on any determination made by an Appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates, the Mortgage Loans and the Serviced Companion Loans (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement and to make any required remittances to the Serviced Companion Loan Holders in the month in which the final Distribution Date occurs and certain tax-related obligations) shall terminate immediately following the earlier to occur of (i) the purchase by Holders of the Controlling Class, the Special Servicer, the Master Servicer or Holders of the Class R Certificates of all the Trust Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement, (ii) the exchange by the Remaining Certificateholder of its Certificates for all the Trust Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(h) of the Pooling and Servicing Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Trust Loan or REO Property (or interest therein) contained in the Trust Fund; provided, however, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling and Servicing Agreement. All such payments as contemplated by the preceding paragraph shall be deposited into the Collection Account by the Master Servicer or Special Servicer, as applicable, promptly following receipt thereof.

A-23-8

Unless the Certificate of Authentication on this Certificate has been executed by the Certificate Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

A-23-9

IN WITNESS WHEREOF, the Certificate Administrator has caused this Class WM-C Certificate to be duly executed.

CITIBANK, N.A., not in its individual capacity but solely as Certificate Administrator

By:
Authorized Signatory

Dated: August 8, 2019

CERTIFICATE OF AUTHENTICATION

This is one of the Class WM-C Certificates referred to in the Pooling and Servicing Agreement.

Dated: August 8, 2019

CITIBANK, N.A., not in its individual capacity but solely as Authenticating Agent

By:
Authorized Signatory

A-23-10

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (“Assignor(s)”) hereby sell(s), assign(s) and transfer(s) unto ____________________________________ ______________________________(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) (“Assignee(s)”) the entire Percentage Interest represented by the within Class WM-C Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Class WM-C Certificate of the entire Percentage Interest represented by the within Class WM-C Certificates to the above-named Assignee(s) and to deliver such Class WM-C Certificate to the following address:

Date: _________________

Signature by or on behalf of Assignor(s)

Taxpayer Identification Number

A-23-11

DISTRIBUTION INSTRUCTIONS

The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions: _______________________________________________________ _____________________________________ Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of _________________________________________ account number ____________________________. This information is provided by ______________________________, the Assignee(s) named above or ____________________________________ as its (their) agent.

By:
[Please print or type name(s)]

Title

Taxpayer Identification Number

A-23-12

EXHIBIT A-24

BENCHMARK 2019-B12 MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2019-B12, CLASS WMRR

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1

[TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]2

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, ANY MORTGAGE LOAN SELLER, THE INITIAL PURCHASERS, ANY MORTGAGOR, ANY SPONSOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE RISK RETENTION CONSULTATION PARTIES OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE WOODLANDS MALL LOAN-SPECIFIC CERTIFICATES NOR WOODLANDS MALL TRUST SUBORDINATE COMPANION LOAN ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR ANY OTHER PERSON OR ENTITY.

PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A (A “QIB”), OR IS PURCHASING FOR THE ACCOUNT OF A QIB, AND WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) IN AN “OFFSHORE TRANSACTION” TO AN INSTITUTION THAT IS NOT A “U.S. PERSON”, AS SUCH TERMS ARE DEFINED IN, AND IN ACCORDANCE WITH RULE 903 OR RULE 904 OF, REGULATION S UNDER THE SECURITIES ACT, OR (3) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF, OR IN WHICH ALL THE EQUITY OWNERS COME WITHIN THE MEANING OF, RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT THAT IS NOT A QIB, AND (B) IN EACH CASE IN ACCORDANCE WITH FEDERAL SECURITIES LAWS AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

[1]	Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

[2]	Global Certificate legend.

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THIS CERTIFICATE MAY NOT BE PURCHASED BY OR PLEDGED, SOLD OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS OR BECOMES (I) AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY OR PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR OTHER PLAN THAT IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW (“SIMILAR LAW”) THAT IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A “PLAN”), OR (II) AN ENTITY OR COLLECTIVE INVESTMENT FUND THE ASSETS OF WHICH ARE CONSIDERED PLAN ASSETS UNDER U.S. DEPARTMENT OF LABOR REG. SECTION 2510.3-101, AS MODIFIED BY SECTION 3(42) OF ERISA, OR SIMILAR LAW OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE, UNLESS (A)(I) THIS CERTIFICATE IS ACQUIRED BY SUCH PERSON THROUGH CITIGROUP GLOBAL MARKETS INC. OR DEUTSCHE BANK SECURITIES INC., (II) SUCH PERSON IS AN “INSURANCE COMPANY GENERAL ACCOUNT” WITHIN THE MEANING OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60, AND (III) ALL CONDITIONS OF SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 WILL BE MET WITH RESPECT TO SUCH INSURANCE COMPANY GENERAL ACCOUNT’S ACQUISITION, HOLDING AND DISPOSITION OF THIS CERTIFICATE, OR (B) WITH RESPECT TO THE ACQUISITION, HOLDING OR DISPOSITION OF THIS CERTIFICATE BY ANY GOVERNMENTAL PLAN OR OTHER PLAN SUBJECT TO SIMILAR LAW, SUCH ACQUISITION, HOLDING AND DISPOSITION BY SUCH GOVERNMENTAL PLAN WILL NOT CONSTITUTE OR OTHERWISE RESULT IN A NON-EXEMPT VIOLATION OF SIMILAR LAW.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS CERTIFICATE IS INTENDED TO CONSTITUTE PART OF AN “ELIGIBLE VERTICAL INTEREST” (AS DEFINED IN REGULATION RR PROMULGATED UNDER SECTION 15G OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED), AND AS SUCH IS SUBJECT TO VARIOUS PROHIBITIONS ON HEDGING, TRANSFER AND FINANCING SET FORTH IN REGULATION RR. THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT.

A-24-2

BENCHMARK 2019-B12 MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2019-B12, CLASS WMRR

Pass-Through Rate: N/A. The Class WMRR Certificates will not have a Pass-Through Rate, but will entitle Holders to interest on any Distribution Date equal to the WMRR Interest Distribution Amount for such Distribution Date.

First Distribution Date: September 17, 2019	Cut-Off Date: With respect to each Mortgage Loan and Serviced Companion Loan, the Due Date in August 2019 for that Mortgage Loan or Serviced Companion Loan, as applicable (or, in the case of any Mortgage Loan or Serviced Companion Loan that has its first Due Date subsequent to August 2019, the date that would have been its Due Date in August 2019 under the terms of that Mortgage Loan or Serviced Companion Loan, as applicable, if a Monthly Payment were scheduled to be due in that month).

Aggregate Initial Certificate Balance of the Class WMRR Certificates: $8,870,000	Scheduled Final Distribution Date: the Distribution Date in August 2029

CUSIP:	08162F AX1[3] U0739T AM3[4] 08162F BR3[5]	Initial Certificate Balance of this Certificate: $[_____]
ISIN:	US08162FAX15[6] USU0739TAM37[7] US08162FBR38[8]

No.: [1]

This certifies that [            ] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class WMRR Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community properties and the Trust Subordinate Companion Loans held in trust by the Trustee and, other than in the case of the Outside Serviced Mortgage Loans, serviced by the Master Servicer and the Special Servicer. The Trust Fund was created, and the Mortgage Loans (other than the Outside Serviced Mortgage

3 For Rule 144A Certificates

4 For Regulation S Certificates

5 For IAI Certificates

6 For Rule 144A Certificates

7 For Regulation S Certificates

8 For IAI Certificates

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Loans) and the Trust Subordinate Companion Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class A-S, Class B, Class C, Class X-B, Class X-D, Class D, Class E, Class F-RR, Class G-RR, Class J-RR, Class R, Class S, Class VRR, Class WM-A, Class WM-B, Class WM-C, Class TC-A, Class TC-B, Class TC-C, Class TC-D, Class TC-E and Class TCRR Certificates (together with the Class WMRR Certificates, the “Certificates”; the Holders of Certificates are collectively referred to herein as “Certificateholders”).

This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of August 1, 2019 (the “Pooling and Servicing Agreement”), between Citigroup Commercial Mortgage Securities Inc., as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer and a Special Servicer, Pacific Life Insurance Company, solely with respect to the Woodlands Mall Loan Combination, as a Special Servicer, Trimont Real Estate Advisors, LLC, solely with respect to The Centre Loan Combination, as a Special Servicer, Pentalpha Surveillance LLC, as Operating Advisor and Asset Representations Reviewer, Citibank, N.A., as Certificate Administrator, and Wilmington Trust, National Association, as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate represents an undivided beneficial interest in certain assets of a grantor trust consisting primarily of (i) a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended, and distributions thereon, and (ii) any Excess Interest collected on the ARD Mortgage Loans and amounts held from time to time in the Excess Interest Distribution Account.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates, the Mortgage Loans or the Trust Subordinate Companion Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator will distribute (other than the final distribution on any Certificate), on the 4th Business Day following the Determination Date in each month, commencing in September 2019 (each such date, a “Distribution Date”), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, with respect to the Class WMRR Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to a share of Yield Maintenance Charges collected in respect of the Woodlands Mall Trust Subordinate Companion Loan, as provided in the Pooling and Servicing Agreement.

All distributions (other than the final distribution on any Certificate) will be made by the Certificate Administrator to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the last Business Day of the month preceding the month in which such Distribution Date occurs. Distributions are required to be made by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities to accept such funds, if such Certificateholder has provided the Certificate Administrator with written wiring instructions no less than five (5) Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentation and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in a notice to Certificateholders of the pendency of the final distribution.

Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering

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Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. Subject to applicable state law with respect to escheatment of funds, if within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Woodlands Mall Trust Subordinate Companion Loan, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes: (i) such Mortgage Loans and Trust Subordinate Companion Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans and the Trust Subordinate Companion Loans due after the Cut-Off Date or, with respect to a Qualified Substitute Mortgage Loan, the Due Date in the month of substitution (exclusive of interest relating to periods prior to, but due after, the Cut-Off Date); (iii) any REO Property (but, with respect to any REO Property relating to a Loan Combination, only to the extent of the Trust’s interest in the related Loan Combination); (iv) all revenues received in respect of any REO Property (but, with respect to any REO Property relating to a Loan Combination, only to the extent of the Trust’s interest in the related Loan Combination); (v) the Master Servicer’s and the Trustee’s rights under the insurance policies with respect to the Mortgage Loans and the Trust Subordinate Companion Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) the Trustee’s rights in any Assignments of Leases, Rents and Profits and any security agreements; (vii) the Trustee’s rights under any indemnities or guaranties given as additional security for any Mortgage Loan or Trust Subordinate Companion Loan; (viii) all of the Trustee’s and the Certificate Administrator’s rights in the Escrow Accounts and Lock-Box Accounts and all proceeds of the Mortgage Loans and Trust Subordinate Companion Loans deposited in the Collection Account, the Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account, including any reinvestment income thereon; (ix) the Trustee’s rights in any environmental indemnity agreements relating to the Mortgaged Properties; (x) the Depositor’s rights under the Mortgage Loan Purchase Agreements to the extent assigned to the Trustee pursuant to Section 2.01 of the Pooling and Servicing Agreement; (xi) the Lower-Tier Regular Interests; (xii) the Woodlands Mall Regular Interests; (xiii) the Centre Regular Interests; (xiv) the Loss of Value Reserve Fund; and (xv) any Threshold Event Collateral.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator and Trustee.

As provided in the Pooling and Servicing Agreement, subject to certain restrictions on transfer set forth therein, upon surrender for registration of transfer of any Certificate, the Certificate Administrator shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

Prior to due presentation of this Certificate for registration of transfer, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Certificate Registrar, and any agent of any of them, may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes whatsoever, and neither the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Certificate Registrar, nor any agent of any of them shall be affected by any notice to the contrary.

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The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian (if the Certificate Administrator is then acting as Custodian), the Certificate Administrator and the Trustee, without the consent of any of the Certificateholders or, as applicable, any Companion Loan Holder:

(i)	to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates;

(ii)	to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or with the description thereof in the Prospectus or to correct any error;

(iii)	to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account, the Distribution Account or any REO Account, provided that (A) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment);

(iv)	to modify, eliminate or add to any of its provisions (A) to the extent necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee and the Certificate Administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates, (B) to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-Permitted Transferee, (C) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, Regulation RR and/or any related regulatory actions and/or interpretations or (D) in the event that Regulation RR (or any portion thereof) or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate any risk retention requirements no longer applicable to this securitization transaction in light of such repeal;

(v)	to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel;

(vi)	to modify the procedures in the Pooling and Servicing Agreement relating to Rule 17g-5; provided that such modification does not increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer or the Special Servicer without such party’s consent (which consent may not be withheld unless such modification would materially adversely affect such party or materially increase such party’s obligations under the Pooling and Servicing Agreement); provided, further that notice of such modification is provided to all parties to the Pooling and Servicing Agreement; and

(vii)	to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by any of the Rating Agencies, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder;

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provided, further that no amendment pursuant to any of clauses (i)-(vii) above may be made that would: (A) reduce the consent or consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Controlling Class Representative without the consent of the Controlling Class Representative; (B) reduce the consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Operating Advisor without the consent of the Operating Advisor; (C) change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the applicable Mortgage Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller; (D) change in any manner the obligations or rights of any Underwriter or Initial Purchaser, without the consent of the affected Underwriter or Initial Purchaser; or (E) adversely affect any Serviced Companion Loan Holder in its capacity as such without its consent. Expenses incurred with respect to any amendment shall be borne by the party requesting such amendment, unless the Master Servicer, the Special Servicer or the Trustee is requesting an amendment for the benefit of the Certificateholders, then in which case such expense will be borne by the Trust.

The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by a writing signed by each of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian (if the Certificate Administrator is then acting as Custodian), the Certificate Administrator and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

(i)	reduce in any manner the amount of, or delay the timing of, payments received on the Serviced Loans which are required to be distributed on a Certificate of any Class or to any Serviced Companion Loan Holder, as applicable, without the consent of the Holder of that Certificate or that Serviced Companion Loan Holder, as applicable,

(ii)	reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to the amendment without the consent of the Holders of all Certificates of that Class then outstanding,

(iii)	change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the related Mortgage Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller,

(iv)	change the definition of “Servicing Standard” without either (A) consent of 100% of the holders of the Certificates or (B) Rating Agency Confirmation,

(v)	without the consent of 100% of the Certificateholders of the Class or Classes of Certificates adversely affected thereby, change (A) the percentages of Voting Rights of Certificateholders or Pooled Voting Rights of Pooled Certificateholders, as applicable, that are required to consent to any action or inaction under the Pooling and Servicing Agreement, (B) the right of the Certificateholders to remove the Special Servicer pursuant to the Pooling and Servicing Agreement or (C) the right of the Certificateholders to terminate the Operating Advisor pursuant to the Pooling and Servicing Agreement,

(vi)	adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders,

(vii)	adversely affect a Serviced Companion Loan Holder in its capacity as such without its consent, or

(viii)	change in any manner the obligations or rights of any Underwriter or Initial Purchaser without the consent of the affected Underwriter or Initial Purchaser.

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The Holders of the Controlling Class representing greater than 50% of the Certificate Balance of the Controlling Class may (or, if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if none of such Holders, the Special Servicer or the Master Servicer does, any Holders of Class R Certificates representing greater than a 50% Percentage Interest in such Class, may also) effect an early termination of the Trust Fund, upon not less than 30 days’ prior notice given to the parties (or, if applicable, the other parties) to the Pooling and Servicing Agreement (whereupon the Master Servicer shall notify the Serviced Companion Loan Holders) any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Trust Loans (and in the case of any Trust Loan that is part of a Serviced Loan Combination, subject to certain rights of the related Serviced Companion Loan Holder(s) provided for in the related Co-Lender Agreement) then remaining in the Trust Fund, and all property acquired by or on behalf of the Trust Fund (including the Trust Fund’s interest in any REO Property acquired with respect to any Outside Serviced Mortgage Loan) in respect of any Trust Loan then included in the Trust Fund, at a purchase price, payable in cash, equal to (i) the sum of (A) the Termination Purchase Amount and (B) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Trust Loans), the Special Servicer (unless the Special Servicer is the purchaser of such Trust Loans), the Trustee and the Certificate Administrator, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, if any, made by the Master Servicer or Special Servicer, as applicable, together with any interest accrued and payable to the Master Servicer or the Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the Master Servicer or the Special Servicer, as applicable, in connection with such purchase).

Any Person(s) effecting an early termination of the Trust Fund as provided in the prior paragraph shall first notify the Controlling Class Representative and each Certifying Certificateholder, or, in the case of a termination by the Holder of a Class R Certificate, notify the Certificate Administrator (who shall notify the Controlling Class Representative and each Certifying Certificateholder) of its intention to do so in writing at least 30 days prior to the Anticipated Termination Date. All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Trust Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Certificate Administrator shall be entitled to rely conclusively on any determination made by an Appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates, the Mortgage Loans and the Serviced Companion Loans (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement and to make any required remittances to the Serviced Companion Loan Holders in the month in which the final Distribution Date occurs and certain tax-related obligations) shall terminate immediately following the earlier to occur of (i) the purchase by Holders of the Controlling Class, the Special Servicer, the Master Servicer or Holders of the Class R Certificates of all the Trust Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement, (ii) the exchange by the Remaining Certificateholder of its Certificates for all the Trust Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(h) of the Pooling and Servicing Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Trust Loan or REO Property (or interest therein) contained in the Trust Fund; provided, however, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling and Servicing Agreement. All such payments as contemplated by the preceding paragraph shall be deposited into the Collection Account by the Master Servicer or Special Servicer, as applicable, promptly following receipt thereof.

Unless the Certificate of Authentication on this Certificate has been executed by the Certificate Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

A-24-8

IN WITNESS WHEREOF, the Certificate Administrator has caused this Class WMRR Certificate to be duly executed.

CITIBANK, N.A., not in its individual capacity but solely as Certificate Administrator

By:
Authorized Signatory

Dated: August 8, 2019

CERTIFICATE OF AUTHENTICATION

This is one of the Class WMRR Certificates referred to in the Pooling and Servicing Agreement.

Dated: August 8, 2019

CITIBANK, N.A., not in its individual capacity but solely as Authenticating Agent

By:
Authorized Signatory

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (“Assignor(s)”) hereby sell(s), assign(s) and transfer(s) unto ____________________________________ ______________________________(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) (“Assignee(s)”) the entire Percentage Interest represented by the within Class WMRR Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Class WMRR Certificate of the entire Percentage Interest represented by the within Class WMRR Certificates to the above-named Assignee(s) and to deliver such Class WMRR Certificate to the following address:

Date: _________________

Signature by or on behalf of Assignor(s)

Taxpayer Identification Number

A-24-10

DISTRIBUTION INSTRUCTIONS

The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions: _______________________________________________________ _____________________________________ Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of _________________________________________ account number ____________________________. This information is provided by ______________________________, the Assignee(s) named above or ____________________________________ as its (their) agent.

By:
[Please print or type name(s)]

Title

Taxpayer Identification Number

A-24-11

EXHIBIT A-25

BENCHMARK 2019-B12 MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2019-B12, CLASS TC-A

[THIS CERTIFICATE IS A TEMPORARY REGULATION S GLOBAL CERTIFICATE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

NO BENEFICIAL OWNERS OF THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT.]1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]2

[TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]3

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, ANY MORTGAGE LOAN SELLER, THE INITIAL PURCHASERS, ANY MORTGAGOR, ANY SPONSOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE RISK RETENTION CONSULTATION PARTIES OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CENTRE LOAN-SPECIFIC CERTIFICATES NOR THE CENTRE TRUST SUBORDINATE COMPANION LOAN ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR ANY OTHER PERSON OR ENTITY.

PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(1)

[1]	Temporary Regulation S Global Certificate legend.

[2]	Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

[3]	Global Certificate legend.

A-25-1

PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A (A “QIB”), OR IS PURCHASING FOR THE ACCOUNT OF A QIB, AND WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) IN AN “OFFSHORE TRANSACTION” TO AN INSTITUTION THAT IS NOT A “U.S. PERSON”, AS SUCH TERMS ARE DEFINED IN, AND IN ACCORDANCE WITH RULE 903 OR RULE 904 OF, REGULATION S UNDER THE SECURITIES ACT, OR (3) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF, OR IN WHICH ALL THE EQUITY OWNERS COME WITHIN THE MEANING OF, RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT THAT IS NOT A QIB, AND (B) IN EACH CASE IN ACCORDANCE WITH FEDERAL SECURITIES LAWS AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

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BENCHMARK 2019-B12 MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2019-B12, CLASS TC-A

Pass-Through Rate: The Net Mortgage Rate on The Centre Trust Subordinate Companion Loan[4].

First Distribution Date: September 17, 2019	Cut-Off Date: With respect to each Mortgage Loan and Serviced Companion Loan, the Due Date in August 2019 for that Mortgage Loan or Serviced Companion Loan, as applicable (or, in the case of any Mortgage Loan or Serviced Companion Loan that has its first Due Date subsequent to August 2019, the date that would have been its Due Date in August 2019 under the terms of that Mortgage Loan or Serviced Companion Loan, as applicable, if a Monthly Payment were scheduled to be due in that month).

Aggregate Initial Certificate Balance of the Class TC-A Certificates: $9,600,000	Scheduled Final Distribution Date: the Distribution Date in July 2024

CUSIP: 08162F AY9[5] U0739T AN1[6] 08162F BS1[7]	Initial Certificate Balance of this Certificate: $[_____]
ISIN: US08162FAY97[8] USU0739TAN10[9] US08162FBS11[10]
Common Code: 204108030

No.: [1]

This certifies that [            ] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class TC-A Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community properties and the Trust Subordinate Companion Loans held in trust by the Trustee and, other than in the case of the Outside Serviced Mortgage Loans, serviced by the Master Servicer and the Special Servicer. The Trust Fund was created, and the Mortgage Loans (other than the Outside Serviced Mortgage

4 The initial approximate Pass-Through Rate as of the Closing Date is 3.5549% per annum.

5 For Rule 144A Certificates

6 For Regulation S Certificates

7 For IAI Certificates

8 For Rule 144A Certificates

9 For Regulation S Certificates

10 For IAI Certificates

A-25-3

Loans) and the Trust Subordinate Companion Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class A-S, Class B, Class C, Class X-B, Class X-D, Class D, Class E, Class F-RR, Class G-RR, Class J-RR, Class R, Class S, Class VRR, Class WM-A, Class WM-B, Class WM-C, Class WMRR, Class TC-B, Class TC-C, Class TC-D, Class TC-E and Class TCRR Certificates (together with the Class TC-A Certificates, the “Certificates”; the Holders of Certificates are collectively referred to herein as “Certificateholders”).

This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of August 1, 2019 (the “Pooling and Servicing Agreement”), between Citigroup Commercial Mortgage Securities Inc., as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer and a Special Servicer, Pacific Life Insurance Company, solely with respect to the Woodlands Mall Loan Combination, as a Special Servicer, Trimont Real Estate Advisors, LLC, solely with respect to The Centre Loan Combination, as a Special Servicer, Pentalpha Surveillance LLC, as Operating Advisor and Asset Representations Reviewer, Citibank, N.A., as Certificate Administrator, and Wilmington Trust, National Association, as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates, the Mortgage Loans or the Trust Subordinate Companion Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator will distribute (other than the final distribution on any Certificate), on the 4th Business Day following the Determination Date in each month, commencing in September 2019 (each such date, a “Distribution Date”), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, with respect to the Class TC-A Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to a share of Yield Maintenance Charges collected in respect of The Centre Trust Subordinate Companion Loan, as provided in the Pooling and Servicing Agreement.

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The “Interest Accrual Period” with respect to any Distribution Date and with respect to the Class TC-A Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

All distributions (other than the final distribution on any Certificate) will be made by the Certificate Administrator to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the last Business Day of the month preceding the month in which such Distribution Date occurs. Distributions are required to be made by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities to accept such funds, if such Certificateholder has provided the Certificate Administrator with written wiring instructions no less than five (5) Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentation and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in a notice to Certificateholders of the pendency of the final distribution.

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Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. Subject to applicable state law with respect to escheatment of funds, if within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of The Centre Trust Subordinate Companion Loan, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes: (i) such Mortgage Loans and Trust Subordinate Companion Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans and the Trust Subordinate Companion Loans due after the Cut-Off Date or, with respect to a Qualified Substitute Mortgage Loan, the Due Date in the month of substitution (exclusive of interest relating to periods prior to, but due after, the Cut-Off Date); (iii) any REO Property (but, with respect to any REO Property relating to a Loan Combination, only to the extent of the Trust’s interest in the related Loan Combination); (iv) all revenues received in respect of any REO Property (but, with respect to any REO Property relating to a Loan Combination, only to the extent of the Trust’s interest in the related Loan Combination); (v) the Master Servicer’s and the Trustee’s rights under the insurance policies with respect to the Mortgage Loans and the Trust Subordinate Companion Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) the Trustee’s rights in any Assignments of Leases, Rents and Profits and any security agreements; (vii) the Trustee’s rights under any indemnities or guaranties given as additional security for any Mortgage Loan or Trust Subordinate Companion Loan; (viii) all of the Trustee’s and the Certificate Administrator’s rights in the Escrow Accounts and Lock-Box Accounts and all proceeds of the Mortgage Loans and Trust Subordinate Companion Loans deposited in the Collection Account, the Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account, including any reinvestment income thereon; (ix) the Trustee’s rights in any environmental indemnity agreements relating to the Mortgaged Properties; (x) the Depositor’s rights under the Mortgage Loan Purchase Agreements to the extent assigned to the Trustee pursuant to Section 2.01 of the Pooling and Servicing Agreement; (xi) the Lower-Tier Regular Interests; (xii) the Woodlands Mall Regular Interests; (xiii) the Centre Regular Interests; (xiv) the Loss of Value Reserve Fund; and (xv) any Threshold Event Collateral.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator and Trustee.

As provided in the Pooling and Servicing Agreement, subject to certain restrictions on transfer set forth therein, upon surrender for registration of transfer of any Certificate, the Certificate Administrator shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

Prior to due presentation of this Certificate for registration of transfer, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Certificate Registrar, and any agent of any of them, may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes

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whatsoever, and neither the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Certificate Registrar, nor any agent of any of them shall be affected by any notice to the contrary.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian (if the Certificate Administrator is then acting as Custodian), the Certificate Administrator and the Trustee, without the consent of any of the Certificateholders or, as applicable, any Companion Loan Holder:

(i)	to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates;

(ii)	to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or with the description thereof in the Prospectus or to correct any error;

(iii)	to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account, the Distribution Account or any REO Account, provided that (A) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment);

(iv)	to modify, eliminate or add to any of its provisions (A) to the extent necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee and the Certificate Administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates, (B) to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-Permitted Transferee, (C) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, Regulation RR and/or any related regulatory actions and/or interpretations or (D) in the event that Regulation RR (or any portion thereof) or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate any risk retention requirements no longer applicable to this securitization transaction in light of such repeal;

(v)	to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel;

(vi)	to modify the procedures in the Pooling and Servicing Agreement relating to Rule 17g-5; provided that such modification does not increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer or the Special Servicer without such party’s consent (which consent may not be withheld unless such modification would materially adversely affect such party or materially increase such party’s obligations under the Pooling and Servicing Agreement); provided, further that notice of such modification is provided to all parties to the Pooling and Servicing Agreement; and

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(vii)	to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by any of the Rating Agencies, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder;

provided, further that no amendment pursuant to any of clauses (i)-(vii) above may be made that would: (A) reduce the consent or consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Controlling Class Representative without the consent of the Controlling Class Representative; (B) reduce the consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Operating Advisor without the consent of the Operating Advisor; (C) change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the applicable Mortgage Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller; (D) change in any manner the obligations or rights of any Underwriter or Initial Purchaser, without the consent of the affected Underwriter or Initial Purchaser; or (E) adversely affect any Serviced Companion Loan Holder in its capacity as such without its consent. Expenses incurred with respect to any amendment shall be borne by the party requesting such amendment, unless the Master Servicer, the Special Servicer or the Trustee is requesting an amendment for the benefit of the Certificateholders, then in which case such expense will be borne by the Trust.

The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by a writing signed by each of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian (if the Certificate Administrator is then acting as Custodian), the Certificate Administrator and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

(i)	reduce in any manner the amount of, or delay the timing of, payments received on the Serviced Loans which are required to be distributed on a Certificate of any Class or to any Serviced Companion Loan Holder, as applicable, without the consent of the Holder of that Certificate or that Serviced Companion Loan Holder, as applicable,

(ii)	reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to the amendment without the consent of the Holders of all Certificates of that Class then outstanding,

(iii)	change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the related Mortgage Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller,

(iv)	change the definition of “Servicing Standard” without either (A) consent of 100% of the holders of the Certificates or (B) Rating Agency Confirmation,

(v)	without the consent of 100% of the Certificateholders of the Class or Classes of Certificates adversely affected thereby, change (A) the percentages of Voting Rights of Certificateholders or Pooled Voting Rights of Pooled Certificateholders, as applicable, that are required to consent to any action or inaction under the Pooling and Servicing Agreement, (B) the right of the Certificateholders to remove the Special Servicer pursuant to the Pooling and Servicing Agreement or (C) the right of the Certificateholders to terminate the Operating Advisor pursuant to the Pooling and Servicing Agreement,

(vi)	adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders,

(vii)	adversely affect a Serviced Companion Loan Holder in its capacity as such without its consent, or

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(viii)	change in any manner the obligations or rights of any Underwriter or Initial Purchaser without the consent of the affected Underwriter or Initial Purchaser.

The Holders of the Controlling Class representing greater than 50% of the Certificate Balance of the Controlling Class may (or, if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if none of such Holders, the Special Servicer or the Master Servicer does, any Holders of Class R Certificates representing greater than a 50% Percentage Interest in such Class, may also) effect an early termination of the Trust Fund, upon not less than 30 days’ prior notice given to the parties (or, if applicable, the other parties) to the Pooling and Servicing Agreement (whereupon the Master Servicer shall notify the Serviced Companion Loan Holders) any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Trust Loans (and in the case of any Trust Loan that is part of a Serviced Loan Combination, subject to certain rights of the related Serviced Companion Loan Holder(s) provided for in the related Co-Lender Agreement) then remaining in the Trust Fund, and all property acquired by or on behalf of the Trust Fund (including the Trust Fund’s interest in any REO Property acquired with respect to any Outside Serviced Mortgage Loan) in respect of any Trust Loan then included in the Trust Fund, at a purchase price, payable in cash, equal to (i) the sum of (A) the Termination Purchase Amount and (B) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Trust Loans), the Special Servicer (unless the Special Servicer is the purchaser of such Trust Loans), the Trustee and the Certificate Administrator, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, if any, made by the Master Servicer or Special Servicer, as applicable, together with any interest accrued and payable to the Master Servicer or the Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the Master Servicer or the Special Servicer, as applicable, in connection with such purchase).

Any Person(s) effecting an early termination of the Trust Fund as provided in the prior paragraph shall first notify the Controlling Class Representative and each Certifying Certificateholder, or, in the case of a termination by the Holder of a Class R Certificate, notify the Certificate Administrator (who shall notify the Controlling Class Representative and each Certifying Certificateholder) of its intention to do so in writing at least 30 days prior to the Anticipated Termination Date. All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Trust Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Certificate Administrator shall be entitled to rely conclusively on any determination made by an Appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates, the Mortgage Loans and the Serviced Companion Loans (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement and to make any required remittances to the Serviced Companion Loan Holders in the month in which the final Distribution Date occurs and certain tax-related obligations) shall terminate immediately following the earlier to occur of (i) the purchase by Holders of the Controlling Class, the Special Servicer, the Master Servicer or Holders of the Class R Certificates of all the Trust Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement, (ii) the exchange by the Remaining Certificateholder of its Certificates for all the Trust Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(h) of the Pooling and Servicing Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Trust Loan or REO Property (or interest therein) contained in the Trust Fund; provided, however, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling and Servicing Agreement. All such payments as contemplated by the preceding paragraph shall be deposited into the Collection Account by the Master Servicer or Special Servicer, as applicable, promptly following receipt thereof.

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Unless the Certificate of Authentication on this Certificate has been executed by the Certificate Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class TC-A Certificate to be duly executed.

CITIBANK, N.A., not in its individual capacity but solely as Certificate Administrator

By:
Authorized Signatory

Dated: August 8, 2019

CERTIFICATE OF AUTHENTICATION

This is one of the Class TC-A Certificates referred to in the Pooling and Servicing Agreement.

Dated: August 8, 2019

CITIBANK, N.A., not in its individual capacity but solely as Authenticating Agent

By:
Authorized Signatory

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (“Assignor(s)”) hereby sell(s), assign(s) and transfer(s) unto ____________________________________ ______________________________(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) (“Assignee(s)”) the entire Percentage Interest represented by the within Class TC-A Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Class TC-A Certificate of the entire Percentage Interest represented by the within Class TC-A Certificates to the above-named Assignee(s) and to deliver such Class TC-A Certificate to the following address:

Date: _________________

Signature by or on behalf of Assignor(s)

Taxpayer Identification Number

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DISTRIBUTION INSTRUCTIONS

The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions: _______________________________________________________ _____________________________________ Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of _________________________________________ account number ____________________________. This information is provided by ______________________________, the Assignee(s) named above or ____________________________________ as its (their) agent.

By:
[Please print or type name(s)]

Title

Taxpayer Identification Number

A-25-12

EXHIBIT A-26

BENCHMARK 2019-B12 MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2019-B12, CLASS TC-B

[THIS CERTIFICATE IS A TEMPORARY REGULATION S GLOBAL CERTIFICATE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

NO BENEFICIAL OWNERS OF THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT.]1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]2

[TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]3

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, ANY MORTGAGE LOAN SELLER, THE INITIAL PURCHASERS, ANY MORTGAGOR, ANY SPONSOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE RISK RETENTION CONSULTATION PARTIES OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CENTRE LOAN-SPECIFIC CERTIFICATES NOR THE CENTRE TRUST SUBORDINATE COMPANION LOAN ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR ANY OTHER PERSON OR ENTITY.

PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

DISTRIBUTIONS OF PRINCIPAL AND INTEREST ON THIS CERTIFICATE ARE SUBORDINATED TO DISTRIBUTIONS OF PRINCIPAL AND INTEREST ON OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES.

[1]	Temporary Regulation S Global Certificate legend.

[2]	Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

[3]	Global Certificate legend.

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THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A (A “QIB”), OR IS PURCHASING FOR THE ACCOUNT OF A QIB, AND WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) IN AN “OFFSHORE TRANSACTION” TO AN INSTITUTION THAT IS NOT A “U.S. PERSON”, AS SUCH TERMS ARE DEFINED IN, AND IN ACCORDANCE WITH RULE 903 OR RULE 904 OF, REGULATION S UNDER THE SECURITIES ACT, OR (3) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF, OR IN WHICH ALL THE EQUITY OWNERS COME WITHIN THE MEANING OF, RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT THAT IS NOT A QIB, AND (B) IN EACH CASE IN ACCORDANCE WITH FEDERAL SECURITIES LAWS AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

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BENCHMARK 2019-B12 MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2019-B12, CLASS TC-B

Pass-Through Rate: The Net Mortgage Rate on The Centre Trust Subordinate Companion Loan[4].

First Distribution Date: September 17, 2019	Cut-Off Date: With respect to each Mortgage Loan and Serviced Companion Loan, the Due Date in August 2019 for that Mortgage Loan or Serviced Companion Loan, as applicable (or, in the case of any Mortgage Loan or Serviced Companion Loan that has its first Due Date subsequent to August 2019, the date that would have been its Due Date in August 2019 under the terms of that Mortgage Loan or Serviced Companion Loan, as applicable, if a Monthly Payment were scheduled to be due in that month).

Aggregate Initial Certificate Balance of the Class TC-B Certificates: $8,900,000	Scheduled Final Distribution Date: the Distribution Date in July 2024

CUSIP: 08162F AZ6[5] U0739T AP6[6] 08162F BT9[7]	Initial Certificate Balance of this Certificate: $[_____]
ISIN: US08162FAZ62[8] USU0739TAP67[9] US08162FBT93[10]
Common Code: 204108048

No.: [1]

This certifies that [              ] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class TC-B Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community properties and the Trust Subordinate Companion Loans held in trust by the Trustee and, other than in the case of the Outside Serviced Mortgage Loans, serviced by the Master Servicer and the Special Servicer. The Trust Fund was created, and the Mortgage Loans (other than the Outside Serviced Mortgage

4 The initial approximate Pass-Through Rate as of the Closing Date is 3.5549% per annum.

5 For Rule 144A Certificates

6 For Regulation S Certificates

7 For IAI Certificates

8 For Rule 144A Certificates

9 For Regulation S Certificates

10 For IAI Certificates

A-26-3

Loans) and the Trust Subordinate Companion Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class A-S, Class B, Class C, Class X-B, Class X-D, Class D, Class E, Class F-RR, Class G-RR, Class J-RR, Class R, Class S, Class VRR, Class WM-A, Class WM-B, Class WM-C, Class WMRR, Class TC-A, Class TC-C, Class TC-D, Class TC-E and Class TCRR Certificates (together with the Class TC-B Certificates, the “Certificates”; the Holders of Certificates are collectively referred to herein as “Certificateholders”).

This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of August 1, 2019 (the “Pooling and Servicing Agreement”), between Citigroup Commercial Mortgage Securities Inc., as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer and a Special Servicer, Pacific Life Insurance Company, solely with respect to the Woodlands Mall Loan Combination, as a Special Servicer, Trimont Real Estate Advisors, LLC, solely with respect to The Centre Loan Combination, as a Special Servicer, Pentalpha Surveillance LLC, as Operating Advisor and Asset Representations Reviewer, Citibank, N.A., as Certificate Administrator, and Wilmington Trust, National Association, as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates, the Mortgage Loans or the Trust Subordinate Companion Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator will distribute (other than the final distribution on any Certificate), on the 4th Business Day following the Determination Date in each month, commencing in September 2019 (each such date, a “Distribution Date”), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, with respect to the Class TC-B Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to a share of Yield Maintenance Charges collected in respect of The Centre Trust Subordinate Companion Loan, as provided in the Pooling and Servicing Agreement.

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The “Interest Accrual Period” with respect to any Distribution Date and with respect to the Class TC-B Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

All distributions (other than the final distribution on any Certificate) will be made by the Certificate Administrator to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the last Business Day of the month preceding the month in which such Distribution Date occurs. Distributions are required to be made by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities to accept such funds, if such Certificateholder has provided the Certificate Administrator with written wiring instructions no less than five (5) Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentation and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in a notice to Certificateholders of the pendency of the final distribution.

A-26-4

Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. Subject to applicable state law with respect to escheatment of funds, if within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of The Centre Trust Subordinate Companion Loan, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes: (i) such Mortgage Loans and Trust Subordinate Companion Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans and the Trust Subordinate Companion Loans due after the Cut-Off Date or, with respect to a Qualified Substitute Mortgage Loan, the Due Date in the month of substitution (exclusive of interest relating to periods prior to, but due after, the Cut-Off Date); (iii) any REO Property (but, with respect to any REO Property relating to a Loan Combination, only to the extent of the Trust’s interest in the related Loan Combination); (iv) all revenues received in respect of any REO Property (but, with respect to any REO Property relating to a Loan Combination, only to the extent of the Trust’s interest in the related Loan Combination); (v) the Master Servicer’s and the Trustee’s rights under the insurance policies with respect to the Mortgage Loans and the Trust Subordinate Companion Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) the Trustee’s rights in any Assignments of Leases, Rents and Profits and any security agreements; (vii) the Trustee’s rights under any indemnities or guaranties given as additional security for any Mortgage Loan or Trust Subordinate Companion Loan; (viii) all of the Trustee’s and the Certificate Administrator’s rights in the Escrow Accounts and Lock-Box Accounts and all proceeds of the Mortgage Loans and Trust Subordinate Companion Loans deposited in the Collection Account, the Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account, including any reinvestment income thereon; (ix) the Trustee’s rights in any environmental indemnity agreements relating to the Mortgaged Properties; (x) the Depositor’s rights under the Mortgage Loan Purchase Agreements to the extent assigned to the Trustee pursuant to Section 2.01 of the Pooling and Servicing Agreement; (xi) the Lower-Tier Regular Interests; (xii) the Woodlands Mall Regular Interests; (xiii) the Centre Regular Interests; (xiv) the Loss of Value Reserve Fund; and (xv) any Threshold Event Collateral.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator and Trustee.

As provided in the Pooling and Servicing Agreement, subject to certain restrictions on transfer set forth therein, upon surrender for registration of transfer of any Certificate, the Certificate Administrator shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

Prior to due presentation of this Certificate for registration of transfer, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Certificate Registrar, and any agent of any of them, may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes

A-26-5

whatsoever, and neither the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Certificate Registrar, nor any agent of any of them shall be affected by any notice to the contrary.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian (if the Certificate Administrator is then acting as Custodian), the Certificate Administrator and the Trustee, without the consent of any of the Certificateholders or, as applicable, any Companion Loan Holder:

(i)	to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates;

(ii)	to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or with the description thereof in the Prospectus or to correct any error;

(iii)	to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account, the Distribution Account or any REO Account, provided that (A) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment);

(iv)	to modify, eliminate or add to any of its provisions (A) to the extent necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee and the Certificate Administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates, (B) to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-Permitted Transferee, (C) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, Regulation RR and/or any related regulatory actions and/or interpretations or (D) in the event that Regulation RR (or any portion thereof) or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate any risk retention requirements no longer applicable to this securitization transaction in light of such repeal;

(v)	to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel;

(vi)	to modify the procedures in the Pooling and Servicing Agreement relating to Rule 17g-5; provided that such modification does not increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer or the Special Servicer without such party’s consent (which consent may not be withheld unless such modification would materially adversely affect such party or materially increase such party’s obligations under the Pooling and Servicing Agreement); provided, further that notice of such modification is provided to all parties to the Pooling and Servicing Agreement; and

A-26-6

(vii)	to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by any of the Rating Agencies, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder;

provided, further that no amendment pursuant to any of clauses (i)-(vii) above may be made that would: (A) reduce the consent or consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Controlling Class Representative without the consent of the Controlling Class Representative; (B) reduce the consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Operating Advisor without the consent of the Operating Advisor; (C) change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the applicable Mortgage Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller; (D) change in any manner the obligations or rights of any Underwriter or Initial Purchaser, without the consent of the affected Underwriter or Initial Purchaser; or (E) adversely affect any Serviced Companion Loan Holder in its capacity as such without its consent. Expenses incurred with respect to any amendment shall be borne by the party requesting such amendment, unless the Master Servicer, the Special Servicer or the Trustee is requesting an amendment for the benefit of the Certificateholders, then in which case such expense will be borne by the Trust.

The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by a writing signed by each of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian (if the Certificate Administrator is then acting as Custodian), the Certificate Administrator and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

(i)	reduce in any manner the amount of, or delay the timing of, payments received on the Serviced Loans which are required to be distributed on a Certificate of any Class or to any Serviced Companion Loan Holder, as applicable, without the consent of the Holder of that Certificate or that Serviced Companion Loan Holder, as applicable,

(ii)	reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to the amendment without the consent of the Holders of all Certificates of that Class then outstanding,

(iii)	change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the related Mortgage Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller,

(iv)	change the definition of “Servicing Standard” without either (A) consent of 100% of the holders of the Certificates or (B) Rating Agency Confirmation,

(v)	without the consent of 100% of the Certificateholders of the Class or Classes of Certificates adversely affected thereby, change (A) the percentages of Voting Rights of Certificateholders or Pooled Voting Rights of Pooled Certificateholders, as applicable, that are required to consent to any action or inaction under the Pooling and Servicing Agreement, (B) the right of the Certificateholders to remove the Special Servicer pursuant to the Pooling and Servicing Agreement or (C) the right of the Certificateholders to terminate the Operating Advisor pursuant to the Pooling and Servicing Agreement,

(vi)	adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders,

(vii)	adversely affect a Serviced Companion Loan Holder in its capacity as such without its consent, or

A-26-7

(viii)	change in any manner the obligations or rights of any Underwriter or Initial Purchaser without the consent of the affected Underwriter or Initial Purchaser.

The Holders of the Controlling Class representing greater than 50% of the Certificate Balance of the Controlling Class may (or, if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if none of such Holders, the Special Servicer or the Master Servicer does, any Holders of Class R Certificates representing greater than a 50% Percentage Interest in such Class, may also) effect an early termination of the Trust Fund, upon not less than 30 days’ prior notice given to the parties (or, if applicable, the other parties) to the Pooling and Servicing Agreement (whereupon the Master Servicer shall notify the Serviced Companion Loan Holders) any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Trust Loans (and in the case of any Trust Loan that is part of a Serviced Loan Combination, subject to certain rights of the related Serviced Companion Loan Holder(s) provided for in the related Co-Lender Agreement) then remaining in the Trust Fund, and all property acquired by or on behalf of the Trust Fund (including the Trust Fund’s interest in any REO Property acquired with respect to any Outside Serviced Mortgage Loan) in respect of any Trust Loan then included in the Trust Fund, at a purchase price, payable in cash, equal to (i) the sum of (A) the Termination Purchase Amount and (B) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Trust Loans), the Special Servicer (unless the Special Servicer is the purchaser of such Trust Loans), the Trustee and the Certificate Administrator, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, if any, made by the Master Servicer or Special Servicer, as applicable, together with any interest accrued and payable to the Master Servicer or the Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the Master Servicer or the Special Servicer, as applicable, in connection with such purchase).

Any Person(s) effecting an early termination of the Trust Fund as provided in the prior paragraph shall first notify the Controlling Class Representative and each Certifying Certificateholder, or, in the case of a termination by the Holder of a Class R Certificate, notify the Certificate Administrator (who shall notify the Controlling Class Representative and each Certifying Certificateholder) of its intention to do so in writing at least 30 days prior to the Anticipated Termination Date. All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Trust Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Certificate Administrator shall be entitled to rely conclusively on any determination made by an Appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates, the Mortgage Loans and the Serviced Companion Loans (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement and to make any required remittances to the Serviced Companion Loan Holders in the month in which the final Distribution Date occurs and certain tax-related obligations) shall terminate immediately following the earlier to occur of (i) the purchase by Holders of the Controlling Class, the Special Servicer, the Master Servicer or Holders of the Class R Certificates of all the Trust Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement, (ii) the exchange by the Remaining Certificateholder of its Certificates for all the Trust Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(h) of the Pooling and Servicing Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Trust Loan or REO Property (or interest therein) contained in the Trust Fund; provided, however, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling and Servicing Agreement. All such payments as contemplated by the preceding paragraph shall be deposited into the Collection Account by the Master Servicer or Special Servicer, as applicable, promptly following receipt thereof.

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Unless the Certificate of Authentication on this Certificate has been executed by the Certificate Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

A-26-9

IN WITNESS WHEREOF, the Certificate Administrator has caused this Class TC-B Certificate to be duly executed.

CITIBANK, N.A., not in its individual capacity but solely as Certificate Administrator

By:
Authorized Signatory

Dated: August 8, 2019

CERTIFICATE OF AUTHENTICATION

This is one of the Class TC-B Certificates referred to in the Pooling and Servicing Agreement.

Dated: August 8, 2019

CITIBANK, N.A., not in its individual capacity but solely as Authenticating Agent

By:
Authorized Signatory

A-26-10

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (“Assignor(s)”) hereby sell(s), assign(s) and transfer(s) unto ____________________________________ ______________________________(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) (“Assignee(s)”) the entire Percentage Interest represented by the within Class TC-B Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Class TC-B Certificate of the entire Percentage Interest represented by the within Class TC-B Certificates to the above-named Assignee(s) and to deliver such Class TC-B Certificate to the following address:

Date: _________________

Signature by or on behalf of Assignor(s)

Taxpayer Identification Number

A-26-11

DISTRIBUTION INSTRUCTIONS

The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions: _______________________________________________________ _____________________________________ Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of _________________________________________ account number ____________________________. This information is provided by ______________________________, the Assignee(s) named above or ____________________________________ as its (their) agent.

By:
[Please print or type name(s)]

Title

Taxpayer Identification Number

A-26-12

EXHIBIT A-27

BENCHMARK 2019-B12 MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2019-B12, CLASS TC-C

[THIS CERTIFICATE IS A TEMPORARY REGULATION S GLOBAL CERTIFICATE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

NO BENEFICIAL OWNERS OF THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT.]1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]2

[TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]3

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, ANY MORTGAGE LOAN SELLER, THE INITIAL PURCHASERS, ANY MORTGAGOR, ANY SPONSOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE RISK RETENTION CONSULTATION PARTIES OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CENTRE LOAN-SPECIFIC CERTIFICATES NOR THE CENTRE TRUST SUBORDINATE COMPANION LOAN ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR ANY OTHER PERSON OR ENTITY.

PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

DISTRIBUTIONS OF PRINCIPAL AND INTEREST ON THIS CERTIFICATE ARE SUBORDINATED TO DISTRIBUTIONS OF PRINCIPAL AND INTEREST ON OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES.

[1]	Temporary Regulation S Global Certificate legend.

[2]	Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

[3]	Global Certificate legend.

A-27-1

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A (A “QIB”), OR IS PURCHASING FOR THE ACCOUNT OF A QIB, AND WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) IN AN “OFFSHORE TRANSACTION” TO AN INSTITUTION THAT IS NOT A “U.S. PERSON”, AS SUCH TERMS ARE DEFINED IN, AND IN ACCORDANCE WITH RULE 903 OR RULE 904 OF, REGULATION S UNDER THE SECURITIES ACT, OR (3) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF, OR IN WHICH ALL THE EQUITY OWNERS COME WITHIN THE MEANING OF, RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT THAT IS NOT A QIB, AND (B) IN EACH CASE IN ACCORDANCE WITH FEDERAL SECURITIES LAWS AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR PLEDGED, SOLD OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS OR BECOMES (I) AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY OR PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR OTHER PLAN THAT IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW (“SIMILAR LAW”) THAT IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A “PLAN”), OR (II) AN ENTITY OR COLLECTIVE INVESTMENT FUND THE ASSETS OF WHICH ARE CONSIDERED PLAN ASSETS UNDER U.S. DEPARTMENT OF LABOR REG. SECTION 2510.3-101, AS MODIFIED BY SECTION 3(42) OF ERISA, OR SIMILAR LAW OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE, UNLESS (A)(I) SUCH PERSON IS AN “INSURANCE COMPANY GENERAL ACCOUNT” WITHIN THE MEANING OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60, AND (II) ALL CONDITIONS OF SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 WILL BE MET WITH RESPECT TO SUCH INSURANCE COMPANY GENERAL ACCOUNT’S ACQUISITION, HOLDING AND DISPOSITION OF THIS CERTIFICATE, OR (B) WITH RESPECT TO THE ACQUISITION, HOLDING OR DISPOSITION OF THIS CERTIFICATE BY ANY GOVERNMENTAL PLAN OR OTHER PLAN SUBJECT TO SIMILAR LAW, SUCH ACQUISITION, HOLDING AND DISPOSITION BY SUCH GOVERNMENTAL PLAN WILL NOT CONSTITUTE OR OTHERWISE RESULT IN A NON-EXEMPT VIOLATION OF SIMILAR LAW.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

A-27-2

BENCHMARK 2019-B12 MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2019-B12, CLASS TC-C

Pass-Through Rate: The Net Mortgage Rate on The Centre Trust Subordinate Companion Loan[4].

First Distribution Date: September 17, 2019	Cut-Off Date: With respect to each Mortgage Loan and Serviced Companion Loan, the Due Date in August 2019 for that Mortgage Loan or Serviced Companion Loan, as applicable (or, in the case of any Mortgage Loan or Serviced Companion Loan that has its first Due Date subsequent to August 2019, the date that would have been its Due Date in August 2019 under the terms of that Mortgage Loan or Serviced Companion Loan, as applicable, if a Monthly Payment were scheduled to be due in that month).

Aggregate Initial Certificate Balance of the Class TC-C Certificates: $10,400,000	Scheduled Final Distribution Date: the Distribution Date in July 2024

CUSIP: 08162F BA0[5] U0739T AQ4[6] 08162F BU6[7]	Initial Certificate Balance of this Certificate: $[_____]
ISIN: US08162FBA03[8] USU0739TAQ41[9] US08162FBU66[10]
Common Code: 204108056

No.: [1]

This certifies that [               ] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class TC-C Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community properties and the Trust Subordinate Companion Loans held in trust by the Trustee and, other than in the case of the Outside Serviced Mortgage Loans, serviced by the Master Servicer and the Special Servicer. The Trust Fund was created, and the Mortgage Loans (other than the Outside Serviced Mortgage

4 The initial approximate Pass-Through Rate as of the Closing Date is 3.5549% per annum.

5 For Rule 144A Certificates

6 For Regulation S Certificates

7 For IAI Certificates

8 For Rule 144A Certificates

9 For Regulation S Certificates

10 For IAI Certificates

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Loans) and the Trust Subordinate Companion Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class A-S, Class B, Class C, Class X-B, Class X-D, Class D, Class E, Class F-RR, Class G-RR, Class J-RR, Class R, Class S, Class VRR, Class WM-A, Class WM-B, Class WM-C, Class WMRR, Class TC-A, Class TC-B, Class TC-D, Class TC-E and Class TCRR Certificates (together with the Class TC-C Certificates, the “Certificates”; the Holders of Certificates are collectively referred to herein as “Certificateholders”).

This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of August 1, 2019 (the “Pooling and Servicing Agreement”), between Citigroup Commercial Mortgage Securities Inc., as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer and a Special Servicer, Pacific Life Insurance Company, solely with respect to the Woodlands Mall Loan Combination, as a Special Servicer, Trimont Real Estate Advisors, LLC, solely with respect to The Centre Loan Combination, as a Special Servicer, Pentalpha Surveillance LLC, as Operating Advisor and Asset Representations Reviewer, Citibank, N.A., as Certificate Administrator, and Wilmington Trust, National Association, as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates, the Mortgage Loans or the Trust Subordinate Companion Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator will distribute (other than the final distribution on any Certificate), on the 4th Business Day following the Determination Date in each month, commencing in September 2019 (each such date, a “Distribution Date”), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, with respect to the Class TC-C Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to a share of Yield Maintenance Charges collected in respect of The Centre Trust Subordinate Companion Loan, as provided in the Pooling and Servicing Agreement.

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The “Interest Accrual Period” with respect to any Distribution Date and with respect to the Class TC-C Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

All distributions (other than the final distribution on any Certificate) will be made by the Certificate Administrator to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the last Business Day of the month preceding the month in which such Distribution Date occurs. Distributions are required to be made by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities to accept such funds, if such Certificateholder has provided the Certificate Administrator with written wiring instructions no less than five (5) Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentation and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in a notice to Certificateholders of the pendency of the final distribution.

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Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. Subject to applicable state law with respect to escheatment of funds, if within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of The Centre Trust Subordinate Companion Loan, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes: (i) such Mortgage Loans and Trust Subordinate Companion Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans and the Trust Subordinate Companion Loans due after the Cut-Off Date or, with respect to a Qualified Substitute Mortgage Loan, the Due Date in the month of substitution (exclusive of interest relating to periods prior to, but due after, the Cut-Off Date); (iii) any REO Property (but, with respect to any REO Property relating to a Loan Combination, only to the extent of the Trust’s interest in the related Loan Combination); (iv) all revenues received in respect of any REO Property (but, with respect to any REO Property relating to a Loan Combination, only to the extent of the Trust’s interest in the related Loan Combination); (v) the Master Servicer’s and the Trustee’s rights under the insurance policies with respect to the Mortgage Loans and the Trust Subordinate Companion Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) the Trustee’s rights in any Assignments of Leases, Rents and Profits and any security agreements; (vii) the Trustee’s rights under any indemnities or guaranties given as additional security for any Mortgage Loan or Trust Subordinate Companion Loan; (viii) all of the Trustee’s and the Certificate Administrator’s rights in the Escrow Accounts and Lock-Box Accounts and all proceeds of the Mortgage Loans and Trust Subordinate Companion Loans deposited in the Collection Account, the Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account, including any reinvestment income thereon; (ix) the Trustee’s rights in any environmental indemnity agreements relating to the Mortgaged Properties; (x) the Depositor’s rights under the Mortgage Loan Purchase Agreements to the extent assigned to the Trustee pursuant to Section 2.01 of the Pooling and Servicing Agreement; (xi) the Lower-Tier Regular Interests; (xii) the Woodlands Mall Regular Interests; (xiii) the Centre Regular Interests; (xiv) the Loss of Value Reserve Fund; and (xv) any Threshold Event Collateral.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator and Trustee.

As provided in the Pooling and Servicing Agreement, subject to certain restrictions on transfer set forth therein, upon surrender for registration of transfer of any Certificate, the Certificate Administrator shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

Prior to due presentation of this Certificate for registration of transfer, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Certificate Registrar, and any agent of any of them, may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes

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whatsoever, and neither the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Certificate Registrar, nor any agent of any of them shall be affected by any notice to the contrary.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian (if the Certificate Administrator is then acting as Custodian), the Certificate Administrator and the Trustee, without the consent of any of the Certificateholders or, as applicable, any Companion Loan Holder:

(i)	to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates;

(ii)	to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or with the description thereof in the Prospectus or to correct any error;

(iii)	to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account, the Distribution Account or any REO Account, provided that (A) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment);

(iv)	to modify, eliminate or add to any of its provisions (A) to the extent necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee and the Certificate Administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates, (B) to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-Permitted Transferee, (C) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, Regulation RR and/or any related regulatory actions and/or interpretations or (D) in the event that Regulation RR (or any portion thereof) or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate any risk retention requirements no longer applicable to this securitization transaction in light of such repeal;

(v)	to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel;

(vi)	to modify the procedures in the Pooling and Servicing Agreement relating to Rule 17g-5; provided that such modification does not increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer or the Special Servicer without such party’s consent (which consent may not be withheld unless such modification would materially adversely affect such party or materially increase such party’s obligations under the Pooling and Servicing Agreement); provided, further that notice of such modification is provided to all parties to the Pooling and Servicing Agreement; and

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(vii)	to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by any of the Rating Agencies, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder;

provided, further that no amendment pursuant to any of clauses (i)-(vii) above may be made that would: (A) reduce the consent or consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Controlling Class Representative without the consent of the Controlling Class Representative; (B) reduce the consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Operating Advisor without the consent of the Operating Advisor; (C) change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the applicable Mortgage Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller; (D) change in any manner the obligations or rights of any Underwriter or Initial Purchaser, without the consent of the affected Underwriter or Initial Purchaser; or (E) adversely affect any Serviced Companion Loan Holder in its capacity as such without its consent. Expenses incurred with respect to any amendment shall be borne by the party requesting such amendment, unless the Master Servicer, the Special Servicer or the Trustee is requesting an amendment for the benefit of the Certificateholders, then in which case such expense will be borne by the Trust.

The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by a writing signed by each of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian (if the Certificate Administrator is then acting as Custodian), the Certificate Administrator and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

(i)	reduce in any manner the amount of, or delay the timing of, payments received on the Serviced Loans which are required to be distributed on a Certificate of any Class or to any Serviced Companion Loan Holder, as applicable, without the consent of the Holder of that Certificate or that Serviced Companion Loan Holder, as applicable,

(ii)	reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to the amendment without the consent of the Holders of all Certificates of that Class then outstanding,

(iii)	change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the related Mortgage Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller,

(iv)	change the definition of “Servicing Standard” without either (A) consent of 100% of the holders of the Certificates or (B) Rating Agency Confirmation,

(v)	without the consent of 100% of the Certificateholders of the Class or Classes of Certificates adversely affected thereby, change (A) the percentages of Voting Rights of Certificateholders or Pooled Voting Rights of Pooled Certificateholders, as applicable, that are required to consent to any action or inaction under the Pooling and Servicing Agreement, (B) the right of the Certificateholders to remove the Special Servicer pursuant to the Pooling and Servicing Agreement or (C) the right of the Certificateholders to terminate the Operating Advisor pursuant to the Pooling and Servicing Agreement,

(vi)	adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders,

(vii)	adversely affect a Serviced Companion Loan Holder in its capacity as such without its consent, or

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(viii)	change in any manner the obligations or rights of any Underwriter or Initial Purchaser without the consent of the affected Underwriter or Initial Purchaser.

The Holders of the Controlling Class representing greater than 50% of the Certificate Balance of the Controlling Class may (or, if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if none of such Holders, the Special Servicer or the Master Servicer does, any Holders of Class R Certificates representing greater than a 50% Percentage Interest in such Class, may also) effect an early termination of the Trust Fund, upon not less than 30 days’ prior notice given to the parties (or, if applicable, the other parties) to the Pooling and Servicing Agreement (whereupon the Master Servicer shall notify the Serviced Companion Loan Holders) any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Trust Loans (and in the case of any Trust Loan that is part of a Serviced Loan Combination, subject to certain rights of the related Serviced Companion Loan Holder(s) provided for in the related Co-Lender Agreement) then remaining in the Trust Fund, and all property acquired by or on behalf of the Trust Fund (including the Trust Fund’s interest in any REO Property acquired with respect to any Outside Serviced Mortgage Loan) in respect of any Trust Loan then included in the Trust Fund, at a purchase price, payable in cash, equal to (i) the sum of (A) the Termination Purchase Amount and (B) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Trust Loans), the Special Servicer (unless the Special Servicer is the purchaser of such Trust Loans), the Trustee and the Certificate Administrator, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, if any, made by the Master Servicer or Special Servicer, as applicable, together with any interest accrued and payable to the Master Servicer or the Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the Master Servicer or the Special Servicer, as applicable, in connection with such purchase).

Any Person(s) effecting an early termination of the Trust Fund as provided in the prior paragraph shall first notify the Controlling Class Representative and each Certifying Certificateholder, or, in the case of a termination by the Holder of a Class R Certificate, notify the Certificate Administrator (who shall notify the Controlling Class Representative and each Certifying Certificateholder) of its intention to do so in writing at least 30 days prior to the Anticipated Termination Date. All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Trust Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Certificate Administrator shall be entitled to rely conclusively on any determination made by an Appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates, the Mortgage Loans and the Serviced Companion Loans (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement and to make any required remittances to the Serviced Companion Loan Holders in the month in which the final Distribution Date occurs and certain tax-related obligations) shall terminate immediately following the earlier to occur of (i) the purchase by Holders of the Controlling Class, the Special Servicer, the Master Servicer or Holders of the Class R Certificates of all the Trust Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement, (ii) the exchange by the Remaining Certificateholder of its Certificates for all the Trust Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(h) of the Pooling and Servicing Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Trust Loan or REO Property (or interest therein) contained in the Trust Fund; provided, however, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling and Servicing Agreement. All such payments as contemplated by the preceding paragraph shall be deposited into the Collection Account by the Master Servicer or Special Servicer, as applicable, promptly following receipt thereof.

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Unless the Certificate of Authentication on this Certificate has been executed by the Certificate Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class TC-C Certificate to be duly executed.

CITIBANK, N.A., not in its individual capacity but solely as Certificate Administrator

By:
Authorized Signatory

Dated: August 8, 2019

CERTIFICATE OF AUTHENTICATION

This is one of the Class TC-C Certificates referred to in the Pooling and Servicing Agreement.

Dated: August 8, 2019

CITIBANK, N.A., not in its individual capacity but solely as Authenticating Agent

By:
Authorized Signatory

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (“Assignor(s)”) hereby sell(s), assign(s) and transfer(s) unto ____________________________________ ______________________________(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) (“Assignee(s)”) the entire Percentage Interest represented by the within Class TC-C Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Class TC-C Certificate of the entire Percentage Interest represented by the within Class TC-C Certificates to the above-named Assignee(s) and to deliver such Class TC-C Certificate to the following address:

Date: _________________

Signature by or on behalf of Assignor(s)

Taxpayer Identification Number

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DISTRIBUTION INSTRUCTIONS

The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions: _______________________________________________________ _____________________________________ Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of _________________________________________ account number ____________________________. This information is provided by ______________________________, the Assignee(s) named above or ____________________________________ as its (their) agent.

By:
[Please print or type name(s)]

Title

Taxpayer Identification Number

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EXHIBIT A-28

BENCHMARK 2019-B12 MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2019-B12, CLASS TC-D

[THIS CERTIFICATE IS A TEMPORARY REGULATION S GLOBAL CERTIFICATE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

NO BENEFICIAL OWNERS OF THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT.]1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]2

[TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]3

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, ANY MORTGAGE LOAN SELLER, THE INITIAL PURCHASERS, ANY MORTGAGOR, ANY SPONSOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE RISK RETENTION CONSULTATION PARTIES OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CENTRE LOAN-SPECIFIC CERTIFICATES NOR THE CENTRE TRUST SUBORDINATE COMPANION LOAN ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR ANY OTHER PERSON OR ENTITY.

PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

DISTRIBUTIONS OF PRINCIPAL AND INTEREST ON THIS CERTIFICATE ARE SUBORDINATED TO DISTRIBUTIONS OF PRINCIPAL AND INTEREST ON OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES.

[1]	Temporary Regulation S Global Certificate legend.

[2]	Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

[3]	Global Certificate legend.

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THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A (A “QIB”), OR IS PURCHASING FOR THE ACCOUNT OF A QIB, AND WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) IN AN “OFFSHORE TRANSACTION” TO AN INSTITUTION THAT IS NOT A “U.S. PERSON”, AS SUCH TERMS ARE DEFINED IN, AND IN ACCORDANCE WITH RULE 903 OR RULE 904 OF, REGULATION S UNDER THE SECURITIES ACT, OR (3) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF, OR IN WHICH ALL THE EQUITY OWNERS COME WITHIN THE MEANING OF, RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT THAT IS NOT A QIB, AND (B) IN EACH CASE IN ACCORDANCE WITH FEDERAL SECURITIES LAWS AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR PLEDGED, SOLD OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS OR BECOMES (I) AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY OR PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR OTHER PLAN THAT IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW (“SIMILAR LAW”) THAT IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A “PLAN”), OR (II) AN ENTITY OR COLLECTIVE INVESTMENT FUND THE ASSETS OF WHICH ARE CONSIDERED PLAN ASSETS UNDER U.S. DEPARTMENT OF LABOR REG. SECTION 2510.3-101, AS MODIFIED BY SECTION 3(42) OF ERISA, OR SIMILAR LAW OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE, UNLESS (A)(I) SUCH PERSON IS AN “INSURANCE COMPANY GENERAL ACCOUNT” WITHIN THE MEANING OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60, AND (II) ALL CONDITIONS OF SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 WILL BE MET WITH RESPECT TO SUCH INSURANCE COMPANY GENERAL ACCOUNT’S ACQUISITION, HOLDING AND DISPOSITION OF THIS CERTIFICATE, OR (B) WITH RESPECT TO THE ACQUISITION, HOLDING OR DISPOSITION OF THIS CERTIFICATE BY ANY GOVERNMENTAL PLAN OR OTHER PLAN SUBJECT TO SIMILAR LAW, SUCH ACQUISITION, HOLDING AND DISPOSITION BY SUCH GOVERNMENTAL PLAN WILL NOT CONSTITUTE OR OTHERWISE RESULT IN A NON-EXEMPT VIOLATION OF SIMILAR LAW.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

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BENCHMARK 2019-B12 MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2019-B12, CLASS TC-D

Pass-Through Rate: The Net Mortgage Rate on The Centre Trust Subordinate Companion Loan[4].

First Distribution Date: September 17, 2019	Cut-Off Date: With respect to each Mortgage Loan and Serviced Companion Loan, the Due Date in August 2019 for that Mortgage Loan or Serviced Companion Loan, as applicable (or, in the case of any Mortgage Loan or Serviced Companion Loan that has its first Due Date subsequent to August 2019, the date that would have been its Due Date in August 2019 under the terms of that Mortgage Loan or Serviced Companion Loan, as applicable, if a Monthly Payment were scheduled to be due in that month).

Aggregate Initial Certificate Balance of the Class TC-D Certificates: $10,300,000	Scheduled Final Distribution Date: the Distribution Date in July 2024

CUSIP: 08162F BB8[5] U0739T AR2[6] 08162F CB7[7]	Initial Certificate Balance of this Certificate: $[_____]
ISIN: US08162FBB85[8] USU0739TAR24[9] US08162FCB76[10]
Common Code: 204108064

No.: [1]

This certifies that [           ] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class TC-D Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community properties and the Trust Subordinate Companion Loans held in trust by the Trustee and, other than in the case of the Outside Serviced Mortgage Loans, serviced by the Master Servicer and the Special Servicer. The Trust Fund was created, and the Mortgage Loans (other than the Outside Serviced Mortgage

4 The initial approximate Pass-Through Rate as of the Closing Date is 3.5549% per annum.

5 For Rule 144A Certificates

6 For Regulation S Certificates

7 For IAI Certificates

8 For Rule 144A Certificates

9 For Regulation S Certificates

10 For IAI Certificates

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Loans) and the Trust Subordinate Companion Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class A-S, Class B, Class C, Class X-B, Class X-D, Class D, Class E, Class F-RR, Class G-RR, Class J-RR, Class R, Class S, Class VRR, Class WM-A, Class WM-B, Class WM-C, Class WMRR, Class TC-A, Class TC-B, Class TC-C, Class TC-E and Class TCRR Certificates (together with the Class TC-D Certificates, the “Certificates”; the Holders of Certificates are collectively referred to herein as “Certificateholders”).

This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of August 1, 2019 (the “Pooling and Servicing Agreement”), between Citigroup Commercial Mortgage Securities Inc., as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer and a Special Servicer, Pacific Life Insurance Company, solely with respect to the Woodlands Mall Loan Combination, as a Special Servicer, Trimont Real Estate Advisors, LLC, solely with respect to The Centre Loan Combination, as a Special Servicer, Pentalpha Surveillance LLC, as Operating Advisor and Asset Representations Reviewer, Citibank, N.A., as Certificate Administrator, and Wilmington Trust, National Association, as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates, the Mortgage Loans or the Trust Subordinate Companion Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator will distribute (other than the final distribution on any Certificate), on the 4th Business Day following the Determination Date in each month, commencing in September 2019 (each such date, a “Distribution Date”), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, with respect to the Class TC-D Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to a share of Yield Maintenance Charges collected in respect of The Centre Trust Subordinate Companion Loan, as provided in the Pooling and Servicing Agreement.

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The “Interest Accrual Period” with respect to any Distribution Date and with respect to the Class TC-D Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

All distributions (other than the final distribution on any Certificate) will be made by the Certificate Administrator to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the last Business Day of the month preceding the month in which such Distribution Date occurs. Distributions are required to be made by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities to accept such funds, if such Certificateholder has provided the Certificate Administrator with written wiring instructions no less than five (5) Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentation and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in a notice to Certificateholders of the pendency of the final distribution.

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Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. Subject to applicable state law with respect to escheatment of funds, if within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of The Centre Trust Subordinate Companion Loan, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes: (i) such Mortgage Loans and Trust Subordinate Companion Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans and the Trust Subordinate Companion Loans due after the Cut-Off Date or, with respect to a Qualified Substitute Mortgage Loan, the Due Date in the month of substitution (exclusive of interest relating to periods prior to, but due after, the Cut-Off Date); (iii) any REO Property (but, with respect to any REO Property relating to a Loan Combination, only to the extent of the Trust’s interest in the related Loan Combination); (iv) all revenues received in respect of any REO Property (but, with respect to any REO Property relating to a Loan Combination, only to the extent of the Trust’s interest in the related Loan Combination); (v) the Master Servicer’s and the Trustee’s rights under the insurance policies with respect to the Mortgage Loans and the Trust Subordinate Companion Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) the Trustee’s rights in any Assignments of Leases, Rents and Profits and any security agreements; (vii) the Trustee’s rights under any indemnities or guaranties given as additional security for any Mortgage Loan or Trust Subordinate Companion Loan; (viii) all of the Trustee’s and the Certificate Administrator’s rights in the Escrow Accounts and Lock-Box Accounts and all proceeds of the Mortgage Loans and Trust Subordinate Companion Loans deposited in the Collection Account, the Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account, including any reinvestment income thereon; (ix) the Trustee’s rights in any environmental indemnity agreements relating to the Mortgaged Properties; (x) the Depositor’s rights under the Mortgage Loan Purchase Agreements to the extent assigned to the Trustee pursuant to Section 2.01 of the Pooling and Servicing Agreement; (xi) the Lower-Tier Regular Interests; (xii) the Woodlands Mall Regular Interests; (xiii) the Centre Regular Interests; (xiv) the Loss of Value Reserve Fund; and (xv) any Threshold Event Collateral.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator and Trustee.

As provided in the Pooling and Servicing Agreement, subject to certain restrictions on transfer set forth therein, upon surrender for registration of transfer of any Certificate, the Certificate Administrator shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

Prior to due presentation of this Certificate for registration of transfer, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Certificate Registrar, and any agent of any of them, may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes

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whatsoever, and neither the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Certificate Registrar, nor any agent of any of them shall be affected by any notice to the contrary.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian (if the Certificate Administrator is then acting as Custodian), the Certificate Administrator and the Trustee, without the consent of any of the Certificateholders or, as applicable, any Companion Loan Holder:

(i)	to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates;

(ii)	to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or with the description thereof in the Prospectus or to correct any error;

(iii)	to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account, the Distribution Account or any REO Account, provided that (A) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment);

(iv)	to modify, eliminate or add to any of its provisions (A) to the extent necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee and the Certificate Administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates, (B) to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-Permitted Transferee, (C) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, Regulation RR and/or any related regulatory actions and/or interpretations or (D) in the event that Regulation RR (or any portion thereof) or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate any risk retention requirements no longer applicable to this securitization transaction in light of such repeal;

(v)	to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel;

(vi)	to modify the procedures in the Pooling and Servicing Agreement relating to Rule 17g-5; provided that such modification does not increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer or the Special Servicer without such party’s consent (which consent may not be withheld unless such modification would materially adversely affect such party or materially increase such party’s obligations under the Pooling and Servicing Agreement); provided, further that notice of such modification is provided to all parties to the Pooling and Servicing Agreement; and

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(vii)	to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by any of the Rating Agencies, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder;

provided, further that no amendment pursuant to any of clauses (i)-(vii) above may be made that would: (A) reduce the consent or consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Controlling Class Representative without the consent of the Controlling Class Representative; (B) reduce the consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Operating Advisor without the consent of the Operating Advisor; (C) change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the applicable Mortgage Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller; (D) change in any manner the obligations or rights of any Underwriter or Initial Purchaser, without the consent of the affected Underwriter or Initial Purchaser; or (E) adversely affect any Serviced Companion Loan Holder in its capacity as such without its consent. Expenses incurred with respect to any amendment shall be borne by the party requesting such amendment, unless the Master Servicer, the Special Servicer or the Trustee is requesting an amendment for the benefit of the Certificateholders, then in which case such expense will be borne by the Trust.

The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by a writing signed by each of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian (if the Certificate Administrator is then acting as Custodian), the Certificate Administrator and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

(i)	reduce in any manner the amount of, or delay the timing of, payments received on the Serviced Loans which are required to be distributed on a Certificate of any Class or to any Serviced Companion Loan Holder, as applicable, without the consent of the Holder of that Certificate or that Serviced Companion Loan Holder, as applicable,

(ii)	reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to the amendment without the consent of the Holders of all Certificates of that Class then outstanding,

(iii)	change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the related Mortgage Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller,

(iv)	change the definition of “Servicing Standard” without either (A) consent of 100% of the holders of the Certificates or (B) Rating Agency Confirmation,

(v)	without the consent of 100% of the Certificateholders of the Class or Classes of Certificates adversely affected thereby, change (A) the percentages of Voting Rights of Certificateholders or Pooled Voting Rights of Pooled Certificateholders, as applicable, that are required to consent to any action or inaction under the Pooling and Servicing Agreement, (B) the right of the Certificateholders to remove the Special Servicer pursuant to the Pooling and Servicing Agreement or (C) the right of the Certificateholders to terminate the Operating Advisor pursuant to the Pooling and Servicing Agreement,

(vi)	adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders,

(vii)	adversely affect a Serviced Companion Loan Holder in its capacity as such without its consent, or

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(viii)	change in any manner the obligations or rights of any Underwriter or Initial Purchaser without the consent of the affected Underwriter or Initial Purchaser.

The Holders of the Controlling Class representing greater than 50% of the Certificate Balance of the Controlling Class may (or, if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if none of such Holders, the Special Servicer or the Master Servicer does, any Holders of Class R Certificates representing greater than a 50% Percentage Interest in such Class, may also) effect an early termination of the Trust Fund, upon not less than 30 days’ prior notice given to the parties (or, if applicable, the other parties) to the Pooling and Servicing Agreement (whereupon the Master Servicer shall notify the Serviced Companion Loan Holders) any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Trust Loans (and in the case of any Trust Loan that is part of a Serviced Loan Combination, subject to certain rights of the related Serviced Companion Loan Holder(s) provided for in the related Co-Lender Agreement) then remaining in the Trust Fund, and all property acquired by or on behalf of the Trust Fund (including the Trust Fund’s interest in any REO Property acquired with respect to any Outside Serviced Mortgage Loan) in respect of any Trust Loan then included in the Trust Fund, at a purchase price, payable in cash, equal to (i) the sum of (A) the Termination Purchase Amount and (B) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Trust Loans), the Special Servicer (unless the Special Servicer is the purchaser of such Trust Loans), the Trustee and the Certificate Administrator, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, if any, made by the Master Servicer or Special Servicer, as applicable, together with any interest accrued and payable to the Master Servicer or the Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the Master Servicer or the Special Servicer, as applicable, in connection with such purchase).

Any Person(s) effecting an early termination of the Trust Fund as provided in the prior paragraph shall first notify the Controlling Class Representative and each Certifying Certificateholder, or, in the case of a termination by the Holder of a Class R Certificate, notify the Certificate Administrator (who shall notify the Controlling Class Representative and each Certifying Certificateholder) of its intention to do so in writing at least 30 days prior to the Anticipated Termination Date. All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Trust Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Certificate Administrator shall be entitled to rely conclusively on any determination made by an Appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates, the Mortgage Loans and the Serviced Companion Loans (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement and to make any required remittances to the Serviced Companion Loan Holders in the month in which the final Distribution Date occurs and certain tax-related obligations) shall terminate immediately following the earlier to occur of (i) the purchase by Holders of the Controlling Class, the Special Servicer, the Master Servicer or Holders of the Class R Certificates of all the Trust Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement, (ii) the exchange by the Remaining Certificateholder of its Certificates for all the Trust Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(h) of the Pooling and Servicing Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Trust Loan or REO Property (or interest therein) contained in the Trust Fund; provided, however, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling and Servicing Agreement. All such payments as contemplated by the preceding paragraph shall be deposited into the Collection Account by the Master Servicer or Special Servicer, as applicable, promptly following receipt thereof.

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Unless the Certificate of Authentication on this Certificate has been executed by the Certificate Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class TC-D Certificate to be duly executed.

CITIBANK, N.A., not in its individual capacity but solely as Certificate Administrator

By:
Authorized Signatory

Dated: August 8, 2019

CERTIFICATE OF AUTHENTICATION

This is one of the Class TC-D Certificates referred to in the Pooling and Servicing Agreement.

Dated: August 8, 2019

CITIBANK, N.A., not in its individual capacity but solely as Authenticating Agent

By:
Authorized Signatory

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (“Assignor(s)”) hereby sell(s), assign(s) and transfer(s) unto ____________________________________ ______________________________(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) (“Assignee(s)”) the entire Percentage Interest represented by the within Class TC-D Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Class TC-D Certificate of the entire Percentage Interest represented by the within Class TC-D Certificates to the above-named Assignee(s) and to deliver such Class TC-D Certificate to the following address:

Date: _________________

Signature by or on behalf of Assignor(s)

Taxpayer Identification Number

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DISTRIBUTION INSTRUCTIONS

The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions: _______________________________________________________ _____________________________________ Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of _________________________________________ account number ____________________________. This information is provided by ______________________________, the Assignee(s) named above or ____________________________________ as its (their) agent.

By:
[Please print or type name(s)]

Title

Taxpayer Identification Number

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EXHIBIT A-29

BENCHMARK 2019-B12 MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2019-B12, CLASS TC-E

[THIS CERTIFICATE IS A TEMPORARY REGULATION S GLOBAL CERTIFICATE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

NO BENEFICIAL OWNERS OF THIS TEMPORARY REGULATION S GLOBAL CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT.]1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]2

[TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]3

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, ANY MORTGAGE LOAN SELLER, THE INITIAL PURCHASERS, ANY MORTGAGOR, ANY SPONSOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE RISK RETENTION CONSULTATION PARTIES OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CENTRE LOAN-SPECIFIC CERTIFICATES NOR THE CENTRE TRUST SUBORDINATE COMPANION LOAN ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR ANY OTHER PERSON OR ENTITY.

PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

DISTRIBUTIONS OF PRINCIPAL AND INTEREST ON THIS CERTIFICATE ARE SUBORDINATED TO DISTRIBUTIONS OF PRINCIPAL AND INTEREST ON OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES.

[1]	Temporary Regulation S Global Certificate legend.

[2]	Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

[3]	Global Certificate legend.

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THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A (A “QIB”), OR IS PURCHASING FOR THE ACCOUNT OF A QIB, AND WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) IN AN “OFFSHORE TRANSACTION” TO AN INSTITUTION THAT IS NOT A “U.S. PERSON”, AS SUCH TERMS ARE DEFINED IN, AND IN ACCORDANCE WITH RULE 903 OR RULE 904 OF, REGULATION S UNDER THE SECURITIES ACT, OR (3) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF, OR IN WHICH ALL THE EQUITY OWNERS COME WITHIN THE MEANING OF, RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT THAT IS NOT A QIB, AND (B) IN EACH CASE IN ACCORDANCE WITH FEDERAL SECURITIES LAWS AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR PLEDGED, SOLD OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS OR BECOMES (I) AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY OR PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR OTHER PLAN THAT IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW (“SIMILAR LAW”) THAT IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A “PLAN”), OR (II) AN ENTITY OR COLLECTIVE INVESTMENT FUND THE ASSETS OF WHICH ARE CONSIDERED PLAN ASSETS UNDER U.S. DEPARTMENT OF LABOR REG. SECTION 2510.3-101, AS MODIFIED BY SECTION 3(42) OF ERISA, OR SIMILAR LAW OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE, UNLESS (A)(I) SUCH PERSON IS AN “INSURANCE COMPANY GENERAL ACCOUNT” WITHIN THE MEANING OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60, AND (II) ALL CONDITIONS OF SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 WILL BE MET WITH RESPECT TO SUCH INSURANCE COMPANY GENERAL ACCOUNT’S ACQUISITION, HOLDING AND DISPOSITION OF THIS CERTIFICATE, OR (B) WITH RESPECT TO THE ACQUISITION, HOLDING OR DISPOSITION OF THIS CERTIFICATE BY ANY GOVERNMENTAL PLAN OR OTHER PLAN SUBJECT TO SIMILAR LAW, SUCH ACQUISITION, HOLDING AND DISPOSITION BY SUCH GOVERNMENTAL PLAN WILL NOT CONSTITUTE OR OTHERWISE RESULT IN A NON-EXEMPT VIOLATION OF SIMILAR LAW.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

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BENCHMARK 2019-B12 MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2019-B12, CLASS TC-E

Pass-Through Rate: The Net Mortgage Rate on The Centre Trust Subordinate Companion Loan[4].

First Distribution Date: September 17, 2019	Cut-Off Date: With respect to each Mortgage Loan and Serviced Companion Loan, the Due Date in August 2019 for that Mortgage Loan or Serviced Companion Loan, as applicable (or, in the case of any Mortgage Loan or Serviced Companion Loan that has its first Due Date subsequent to August 2019, the date that would have been its Due Date in August 2019 under the terms of that Mortgage Loan or Serviced Companion Loan, as applicable, if a Monthly Payment were scheduled to be due in that month).

Aggregate Initial Certificate Balance of the Class TC-E Certificates: $25,800,000	Scheduled Final Distribution Date: the Distribution Date in July 2024

CUSIP: 08162F BC6[5] U0739T AS0[6] 08162F BV4[7]	Initial Certificate Balance of this Certificate: $[_____]
ISIN: US08162FBC68[8] USU0739TAS07[9] US08162FBV40[10]
Common Code: 204108072

No.: [1]

This certifies that [           ] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class TC-E Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community properties and the Trust Subordinate Companion Loans held in trust by the Trustee and, other than in the case of the Outside Serviced Mortgage Loans, serviced by the Master Servicer and the Special Servicer. The Trust Fund was created, and the Mortgage Loans (other than the Outside Serviced Mortgage

4 The initial approximate Pass-Through Rate as of the Closing Date is 3.5549% per annum.

5 For Rule 144A Certificates

6 For Regulation S Certificates

7 For IAI Certificates

8 For Rule 144A Certificates

9 For Regulation S Certificates

10 For IAI Certificates

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Loans) and the Trust Subordinate Companion Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class A-S, Class B, Class C, Class X-B, Class X-D, Class D, Class E, Class F-RR, Class G-RR, Class J-RR, Class R, Class S, Class VRR, Class WM-A, Class WM-B, Class WM-C, Class WMRR, Class TC-A, Class TC-B, Class TC-C, Class TC-D and Class TCRR Certificates (together with the Class TC-E Certificates, the “Certificates”; the Holders of Certificates are collectively referred to herein as “Certificateholders”).

This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of August 1, 2019 (the “Pooling and Servicing Agreement”), between Citigroup Commercial Mortgage Securities Inc., as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer and a Special Servicer, Pacific Life Insurance Company, solely with respect to the Woodlands Mall Loan Combination, as a Special Servicer, Trimont Real Estate Advisors, LLC, solely with respect to The Centre Loan Combination, as a Special Servicer, Pentalpha Surveillance LLC, as Operating Advisor and Asset Representations Reviewer, Citibank, N.A., as Certificate Administrator, and Wilmington Trust, National Association, as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates, the Mortgage Loans or the Trust Subordinate Companion Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator will distribute (other than the final distribution on any Certificate), on the 4th Business Day following the Determination Date in each month, commencing in September 2019 (each such date, a “Distribution Date”), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, with respect to the Class TC-E Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to a share of Yield Maintenance Charges collected in respect of The Centre Trust Subordinate Companion Loan, as provided in the Pooling and Servicing Agreement.

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The “Interest Accrual Period” with respect to any Distribution Date and with respect to the Class TC-E Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

All distributions (other than the final distribution on any Certificate) will be made by the Certificate Administrator to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the last Business Day of the month preceding the month in which such Distribution Date occurs. Distributions are required to be made by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities to accept such funds, if such Certificateholder has provided the Certificate Administrator with written wiring instructions no less than five (5) Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentation and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in a notice to Certificateholders of the pendency of the final distribution.

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Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. Subject to applicable state law with respect to escheatment of funds, if within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of The Centre Trust Subordinate Companion Loan, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes: (i) such Mortgage Loans and Trust Subordinate Companion Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans and the Trust Subordinate Companion Loans due after the Cut-Off Date or, with respect to a Qualified Substitute Mortgage Loan, the Due Date in the month of substitution (exclusive of interest relating to periods prior to, but due after, the Cut-Off Date); (iii) any REO Property (but, with respect to any REO Property relating to a Loan Combination, only to the extent of the Trust’s interest in the related Loan Combination); (iv) all revenues received in respect of any REO Property (but, with respect to any REO Property relating to a Loan Combination, only to the extent of the Trust’s interest in the related Loan Combination); (v) the Master Servicer’s and the Trustee’s rights under the insurance policies with respect to the Mortgage Loans and the Trust Subordinate Companion Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) the Trustee’s rights in any Assignments of Leases, Rents and Profits and any security agreements; (vii) the Trustee’s rights under any indemnities or guaranties given as additional security for any Mortgage Loan or Trust Subordinate Companion Loan; (viii) all of the Trustee’s and the Certificate Administrator’s rights in the Escrow Accounts and Lock-Box Accounts and all proceeds of the Mortgage Loans and Trust Subordinate Companion Loans deposited in the Collection Account, the Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account, including any reinvestment income thereon; (ix) the Trustee’s rights in any environmental indemnity agreements relating to the Mortgaged Properties; (x) the Depositor’s rights under the Mortgage Loan Purchase Agreements to the extent assigned to the Trustee pursuant to Section 2.01 of the Pooling and Servicing Agreement; (xi) the Lower-Tier Regular Interests; (xii) the Woodlands Mall Regular Interests; (xiii) the Centre Regular Interests; (xiv) the Loss of Value Reserve Fund; and (xv) any Threshold Event Collateral.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator and Trustee.

As provided in the Pooling and Servicing Agreement, subject to certain restrictions on transfer set forth therein, upon surrender for registration of transfer of any Certificate, the Certificate Administrator shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

Prior to due presentation of this Certificate for registration of transfer, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Certificate Registrar, and any agent of any of them, may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes

A-29-5

whatsoever, and neither the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Certificate Registrar, nor any agent of any of them shall be affected by any notice to the contrary.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian (if the Certificate Administrator is then acting as Custodian), the Certificate Administrator and the Trustee, without the consent of any of the Certificateholders or, as applicable, any Companion Loan Holder:

(i)	to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates;

(ii)	to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or with the description thereof in the Prospectus or to correct any error;

(iii)	to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account, the Distribution Account or any REO Account, provided that (A) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment);

(iv)	to modify, eliminate or add to any of its provisions (A) to the extent necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee and the Certificate Administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates, (B) to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-Permitted Transferee, (C) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, Regulation RR and/or any related regulatory actions and/or interpretations or (D) in the event that Regulation RR (or any portion thereof) or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate any risk retention requirements no longer applicable to this securitization transaction in light of such repeal;

(v)	to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel;

(vi)	to modify the procedures in the Pooling and Servicing Agreement relating to Rule 17g-5; provided that such modification does not increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer or the Special Servicer without such party’s consent (which consent may not be withheld unless such modification would materially adversely affect such party or materially increase such party’s obligations under the Pooling and Servicing Agreement); provided, further that notice of such modification is provided to all parties to the Pooling and Servicing Agreement; and

A-29-6

(vii)	to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by any of the Rating Agencies, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder;

provided, further that no amendment pursuant to any of clauses (i)-(vii) above may be made that would: (A) reduce the consent or consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Controlling Class Representative without the consent of the Controlling Class Representative; (B) reduce the consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Operating Advisor without the consent of the Operating Advisor; (C) change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the applicable Mortgage Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller; (D) change in any manner the obligations or rights of any Underwriter or Initial Purchaser, without the consent of the affected Underwriter or Initial Purchaser; or (E) adversely affect any Serviced Companion Loan Holder in its capacity as such without its consent. Expenses incurred with respect to any amendment shall be borne by the party requesting such amendment, unless the Master Servicer, the Special Servicer or the Trustee is requesting an amendment for the benefit of the Certificateholders, then in which case such expense will be borne by the Trust.

The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by a writing signed by each of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian (if the Certificate Administrator is then acting as Custodian), the Certificate Administrator and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

(i)	reduce in any manner the amount of, or delay the timing of, payments received on the Serviced Loans which are required to be distributed on a Certificate of any Class or to any Serviced Companion Loan Holder, as applicable, without the consent of the Holder of that Certificate or that Serviced Companion Loan Holder, as applicable,

(ii)	reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to the amendment without the consent of the Holders of all Certificates of that Class then outstanding,

(iii)	change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the related Mortgage Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller,

(iv)	change the definition of “Servicing Standard” without either (A) consent of 100% of the holders of the Certificates or (B) Rating Agency Confirmation,

(v)	without the consent of 100% of the Certificateholders of the Class or Classes of Certificates adversely affected thereby, change (A) the percentages of Voting Rights of Certificateholders or Pooled Voting Rights of Pooled Certificateholders, as applicable, that are required to consent to any action or inaction under the Pooling and Servicing Agreement, (B) the right of the Certificateholders to remove the Special Servicer pursuant to the Pooling and Servicing Agreement or (C) the right of the Certificateholders to terminate the Operating Advisor pursuant to the Pooling and Servicing Agreement,

(vi)	adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders,

(vii)	adversely affect a Serviced Companion Loan Holder in its capacity as such without its consent, or

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(viii)	change in any manner the obligations or rights of any Underwriter or Initial Purchaser without the consent of the affected Underwriter or Initial Purchaser.

The Holders of the Controlling Class representing greater than 50% of the Certificate Balance of the Controlling Class may (or, if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if none of such Holders, the Special Servicer or the Master Servicer does, any Holders of Class R Certificates representing greater than a 50% Percentage Interest in such Class, may also) effect an early termination of the Trust Fund, upon not less than 30 days’ prior notice given to the parties (or, if applicable, the other parties) to the Pooling and Servicing Agreement (whereupon the Master Servicer shall notify the Serviced Companion Loan Holders) any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Trust Loans (and in the case of any Trust Loan that is part of a Serviced Loan Combination, subject to certain rights of the related Serviced Companion Loan Holder(s) provided for in the related Co-Lender Agreement) then remaining in the Trust Fund, and all property acquired by or on behalf of the Trust Fund (including the Trust Fund’s interest in any REO Property acquired with respect to any Outside Serviced Mortgage Loan) in respect of any Trust Loan then included in the Trust Fund, at a purchase price, payable in cash, equal to (i) the sum of (A) the Termination Purchase Amount and (B) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Trust Loans), the Special Servicer (unless the Special Servicer is the purchaser of such Trust Loans), the Trustee and the Certificate Administrator, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, if any, made by the Master Servicer or Special Servicer, as applicable, together with any interest accrued and payable to the Master Servicer or the Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the Master Servicer or the Special Servicer, as applicable, in connection with such purchase).

Any Person(s) effecting an early termination of the Trust Fund as provided in the prior paragraph shall first notify the Controlling Class Representative and each Certifying Certificateholder, or, in the case of a termination by the Holder of a Class R Certificate, notify the Certificate Administrator (who shall notify the Controlling Class Representative and each Certifying Certificateholder) of its intention to do so in writing at least 30 days prior to the Anticipated Termination Date. All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Trust Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Certificate Administrator shall be entitled to rely conclusively on any determination made by an Appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates, the Mortgage Loans and the Serviced Companion Loans (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement and to make any required remittances to the Serviced Companion Loan Holders in the month in which the final Distribution Date occurs and certain tax-related obligations) shall terminate immediately following the earlier to occur of (i) the purchase by Holders of the Controlling Class, the Special Servicer, the Master Servicer or Holders of the Class R Certificates of all the Trust Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement, (ii) the exchange by the Remaining Certificateholder of its Certificates for all the Trust Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(h) of the Pooling and Servicing Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Trust Loan or REO Property (or interest therein) contained in the Trust Fund; provided, however, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling and Servicing Agreement. All such payments as contemplated by the preceding paragraph shall be deposited into the Collection Account by the Master Servicer or Special Servicer, as applicable, promptly following receipt thereof.

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Unless the Certificate of Authentication on this Certificate has been executed by the Certificate Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class TC-E Certificate to be duly executed.

CITIBANK, N.A., not in its individual capacity but solely as Certificate Administrator

By:
Authorized Signatory

Dated: August 8, 2019

CERTIFICATE OF AUTHENTICATION

This is one of the Class TC-E Certificates referred to in the Pooling and Servicing Agreement.

Dated: August 8, 2019

CITIBANK, N.A., not in its individual capacity but solely as Authenticating Agent

By:
Authorized Signatory

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (“Assignor(s)”) hereby sell(s), assign(s) and transfer(s) unto ____________________________________ ______________________________(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) (“Assignee(s)”) the entire Percentage Interest represented by the within Class TC-E Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Class TC-E Certificate of the entire Percentage Interest represented by the within Class TC-E Certificates to the above-named Assignee(s) and to deliver such Class TC-E Certificate to the following address:

Date: _________________

Signature by or on behalf of Assignor(s)

Taxpayer Identification Number

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DISTRIBUTION INSTRUCTIONS

The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions: _______________________________________________________ _____________________________________ Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of _________________________________________ account number ____________________________. This information is provided by ______________________________, the Assignee(s) named above or ____________________________________ as its (their) agent.

By:
[Please print or type name(s)]

Title

Taxpayer Identification Number

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EXHIBIT A-30

BENCHMARK 2019-B12 MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2019-B12, CLASS TCRR

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1

[TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]2

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, ANY MORTGAGE LOAN SELLER, THE INITIAL PURCHASERS, ANY MORTGAGOR, ANY SPONSOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE RISK RETENTION CONSULTATION PARTIES OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CENTRE LOAN-SPECIFIC CERTIFICATES NOR THE CENTRE TRUST SUBORDINATE COMPANION LOAN ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR ANY OTHER PERSON OR ENTITY.

PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

DISTRIBUTIONS OF PRINCIPAL AND INTEREST ON THIS CERTIFICATE ARE SUBORDINATED TO DISTRIBUTIONS OF PRINCIPAL AND INTEREST ON OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A (A “QIB”), OR IS PURCHASING FOR THE ACCOUNT OF A QIB, AND WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) IN AN “OFFSHORE TRANSACTION” TO AN INSTITUTION THAT IS NOT A “U.S. PERSON”, AS SUCH TERMS ARE DEFINED IN, AND IN ACCORDANCE WITH RULE 903 OR RULE 904 OF, REGULATION S UNDER THE SECURITIES ACT, OR (3) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF, OR IN WHICH ALL

[1]	Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.

[2]	Global Certificate legend.

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THE EQUITY OWNERS COME WITHIN THE MEANING OF, RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT THAT IS NOT A QIB, AND (B) IN EACH CASE IN ACCORDANCE WITH FEDERAL SECURITIES LAWS AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR PLEDGED, SOLD OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS OR BECOMES (I) AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY OR PROHIBITED TRANSACTION PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) OR OTHER PLAN THAT IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW (“SIMILAR LAW”) THAT IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A “PLAN”), OR (II) AN ENTITY OR COLLECTIVE INVESTMENT FUND THE ASSETS OF WHICH ARE CONSIDERED PLAN ASSETS UNDER U.S. DEPARTMENT OF LABOR REG. SECTION 2510.3-101, AS MODIFIED BY SECTION 3(42) OF ERISA, OR SIMILAR LAW OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE, UNLESS (A)(I) SUCH PERSON IS AN “INSURANCE COMPANY GENERAL ACCOUNT” WITHIN THE MEANING OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60, AND (II) ALL CONDITIONS OF SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 WILL BE MET WITH RESPECT TO SUCH INSURANCE COMPANY GENERAL ACCOUNT’S ACQUISITION, HOLDING AND DISPOSITION OF THIS CERTIFICATE, OR (B) WITH RESPECT TO THE ACQUISITION, HOLDING OR DISPOSITION OF THIS CERTIFICATE BY ANY GOVERNMENTAL PLAN OR OTHER PLAN SUBJECT TO SIMILAR LAW, SUCH ACQUISITION, HOLDING AND DISPOSITION BY SUCH GOVERNMENTAL PLAN WILL NOT CONSTITUTE OR OTHERWISE RESULT IN A NON-EXEMPT VIOLATION OF SIMILAR LAW.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS CERTIFICATE IS INTENDED TO CONSTITUTE PART OF AN “ELIGIBLE HORIZONTAL RESIDUAL INTEREST” (AS DEFINED IN REGULATION RR PROMULGATED UNDER SECTION 15G OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED), AND AS SUCH IS SUBJECT TO VARIOUS PROHIBITIONS ON HEDGING, TRANSFER AND FINANCING SET FORTH IN REGULATION RR. THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT.

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BENCHMARK 2019-B12 MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2019-B12, CLASS TCRR

Pass-Through Rate: The Net Mortgage Rate on The Centre Trust Subordinate Companion Loan[3].

First Distribution Date: September 17, 2019	Cut-Off Date: With respect to each Mortgage Loan and Serviced Companion Loan, the Due Date in August 2019 for that Mortgage Loan or Serviced Companion Loan, as applicable (or, in the case of any Mortgage Loan or Serviced Companion Loan that has its first Due Date subsequent to August 2019, the date that would have been its Due Date in August 2019 under the terms of that Mortgage Loan or Serviced Companion Loan, as applicable, if a Monthly Payment were scheduled to be due in that month).

Aggregate Initial Certificate Balance of the Class TCRR Certificates: $5,000,000	Scheduled Final Distribution Date: the Distribution Date in July 2024

CUSIP: 08162F BD4[4] U0739T AT8[5] 08162F BW2[6]	Initial Certificate Balance of this Certificate: $[_____]
ISIN: US08162FBD42[7] USU0739TAT89[8] US08162FBW23[9]
Common Code: 204108099

No.: [1]

This certifies that [           ] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class TCRR Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial, multifamily and manufactured housing community properties and the Trust Subordinate Companion Loans held in trust by the Trustee and, other than in the case of the Outside Serviced Mortgage Loans, serviced by the Master Servicer and the Special Servicer. The Trust Fund was created, and the Mortgage Loans (other than the Outside Serviced Mortgage

3 The initial approximate Pass-Through Rate as of the Closing Date is 3.5549% per annum.

4 For Rule 144A Certificates

5 For Regulation S Certificates

6 For IAI Certificates

7 For Rule 144A Certificates

8 For Regulation S Certificates

9 For IAI Certificates

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Loans) and the Trust Subordinate Companion Loans are to be serviced, pursuant to the Pooling and Servicing Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling and Servicing Agreement and is bound thereby. In the event that there is any conflict between any provision of this Certificate and any provision of the Pooling and Servicing Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency. Also issued under the Pooling and Servicing Agreement are the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class A-S, Class B, Class C, Class X-B, Class X-D, Class D, Class E, Class F-RR, Class G-RR, Class J-RR, Class R, Class S, Class VRR, Class WM-A, Class WM-B, Class WM-C, Class WMRR, Class TC-A, Class TC-B, Class TC-C, Class TC-D and Class TC-E Certificates (together with the Class TCRR Certificates, the “Certificates”; the Holders of Certificates are collectively referred to herein as “Certificateholders”).

This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of August 1, 2019 (the “Pooling and Servicing Agreement”), between Citigroup Commercial Mortgage Securities Inc., as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer and a Special Servicer, Pacific Life Insurance Company, solely with respect to the Woodlands Mall Loan Combination, as a Special Servicer, Trimont Real Estate Advisors, LLC, solely with respect to The Centre Loan Combination, as a Special Servicer, Pentalpha Surveillance LLC, as Operating Advisor and Asset Representations Reviewer, Citibank, N.A., as Certificate Administrator, and Wilmington Trust, National Association, as Trustee. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate represents a “regular interest” in a “real estate mortgage investment conduit,” as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

The Certificate Administrator makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates, the Mortgage Loans or the Trust Subordinate Companion Loans and has executed this Certificate in its limited capacity as Certificate Administrator under the Pooling and Servicing Agreement.

Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Administrator will distribute (other than the final distribution on any Certificate), on the 4th Business Day following the Determination Date in each month, commencing in September 2019 (each such date, a “Distribution Date”), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, with respect to the Class TCRR Certificates for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to a share of Yield Maintenance Charges collected in respect of The Centre Trust Subordinate Companion Loan, as provided in the Pooling and Servicing Agreement.

Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling and Servicing Agreement. The “Interest Accrual Period” with respect to any Distribution Date and with respect to the Class TCRR Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

All distributions (other than the final distribution on any Certificate) will be made by the Certificate Administrator to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the last Business Day of the month preceding the month in which such Distribution Date occurs. Distributions are required to be made by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities to accept such funds, if such Certificateholder has provided the Certificate Administrator with written wiring instructions no less than five (5) Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentation and surrender of such Certificate at the office of the Certificate Administrator or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in a notice to Certificateholders of the pendency of the final distribution.

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Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Certificate Administrator shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Certificate Administrator may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. Subject to applicable state law with respect to escheatment of funds, if within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling and Servicing Agreement.

This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of The Centre Trust Subordinate Companion Loan, as more specifically set forth herein and in the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement, the Trust Fund includes: (i) such Mortgage Loans and Trust Subordinate Companion Loans as from time to time are subject to the Pooling and Servicing Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans and the Trust Subordinate Companion Loans due after the Cut-Off Date or, with respect to a Qualified Substitute Mortgage Loan, the Due Date in the month of substitution (exclusive of interest relating to periods prior to, but due after, the Cut-Off Date); (iii) any REO Property (but, with respect to any REO Property relating to a Loan Combination, only to the extent of the Trust’s interest in the related Loan Combination); (iv) all revenues received in respect of any REO Property (but, with respect to any REO Property relating to a Loan Combination, only to the extent of the Trust’s interest in the related Loan Combination); (v) the Master Servicer’s and the Trustee’s rights under the insurance policies with respect to the Mortgage Loans and the Trust Subordinate Companion Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (vi) the Trustee’s rights in any Assignments of Leases, Rents and Profits and any security agreements; (vii) the Trustee’s rights under any indemnities or guaranties given as additional security for any Mortgage Loan or Trust Subordinate Companion Loan; (viii) all of the Trustee’s and the Certificate Administrator’s rights in the Escrow Accounts and Lock-Box Accounts and all proceeds of the Mortgage Loans and Trust Subordinate Companion Loans deposited in the Collection Account, the Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and any REO Account, including any reinvestment income thereon; (ix) the Trustee’s rights in any environmental indemnity agreements relating to the Mortgaged Properties; (x) the Depositor’s rights under the Mortgage Loan Purchase Agreements to the extent assigned to the Trustee pursuant to Section 2.01 of the Pooling and Servicing Agreement; (xi) the Lower-Tier Regular Interests; (xii) the Woodlands Mall Regular Interests; (xiii) the Centre Regular Interests; (xiv) the Loss of Value Reserve Fund; and (xv) any Threshold Event Collateral.

This Certificate does not purport to summarize the Pooling and Servicing Agreement, and reference is made to the Pooling and Servicing Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Certificate Administrator and Trustee.

As provided in the Pooling and Servicing Agreement, subject to certain restrictions on transfer set forth therein, upon surrender for registration of transfer of any Certificate, the Certificate Administrator shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

Prior to due presentation of this Certificate for registration of transfer, the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Certificate Registrar, and any agent of any of them, may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in the Pooling and Servicing Agreement and for all other purposes

A-30-5

whatsoever, and neither the Master Servicer, the Special Servicer, the Operating Advisor, the Trustee, the Certificate Administrator, the Certificate Registrar, nor any agent of any of them shall be affected by any notice to the contrary.

The Pooling and Servicing Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian (if the Certificate Administrator is then acting as Custodian), the Certificate Administrator and the Trustee, without the consent of any of the Certificateholders or, as applicable, any Companion Loan Holder:

(i)	to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates;

(ii)	to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or with the description thereof in the Prospectus or to correct any error;

(iii)	to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account, the Distribution Account or any REO Account, provided that (A) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment);

(iv)	to modify, eliminate or add to any of its provisions (A) to the extent necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust or to avoid or minimize the risk of imposition of any tax on the Trust Fund, provided that the Trustee and the Certificate Administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates, (B) to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-Permitted Transferee, (C) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, Regulation RR and/or any related regulatory actions and/or interpretations or (D) in the event that Regulation RR (or any portion thereof) or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate any risk retention requirements no longer applicable to this securitization transaction in light of such repeal;

(v)	to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel;

(vi)	to modify the procedures in the Pooling and Servicing Agreement relating to Rule 17g-5; provided that such modification does not increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer or the Special Servicer without such party’s consent (which consent may not be withheld unless such modification would materially adversely affect such party or materially increase such party’s obligations under the Pooling and Servicing Agreement); provided, further that notice of such modification is provided to all parties to the Pooling and Servicing Agreement; and

A-30-6

(vii)	to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by any of the Rating Agencies, provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder;

provided, further that no amendment pursuant to any of clauses (i)-(vii) above may be made that would: (A) reduce the consent or consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Controlling Class Representative without the consent of the Controlling Class Representative; (B) reduce the consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Operating Advisor without the consent of the Operating Advisor; (C) change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the applicable Mortgage Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller; (D) change in any manner the obligations or rights of any Underwriter or Initial Purchaser, without the consent of the affected Underwriter or Initial Purchaser; or (E) adversely affect any Serviced Companion Loan Holder in its capacity as such without its consent. Expenses incurred with respect to any amendment shall be borne by the party requesting such amendment, unless the Master Servicer, the Special Servicer or the Trustee is requesting an amendment for the benefit of the Certificateholders, then in which case such expense will be borne by the Trust.

The Pooling and Servicing Agreement or any Custodial Agreement may also be amended from time to time by a writing signed by each of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Custodian (if the Certificate Administrator is then acting as Custodian), the Certificate Administrator and the Trustee with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

(i)	reduce in any manner the amount of, or delay the timing of, payments received on the Serviced Loans which are required to be distributed on a Certificate of any Class or to any Serviced Companion Loan Holder, as applicable, without the consent of the Holder of that Certificate or that Serviced Companion Loan Holder, as applicable,

(ii)	reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to the amendment without the consent of the Holders of all Certificates of that Class then outstanding,

(iii)	change in any manner the obligations or rights of any Mortgage Loan Seller under the Pooling and Servicing Agreement or the related Mortgage Loan Purchase Agreement without the consent of the affected Mortgage Loan Seller,

(iv)	change the definition of “Servicing Standard” without either (A) consent of 100% of the holders of the Certificates or (B) Rating Agency Confirmation,

(v)	without the consent of 100% of the Certificateholders of the Class or Classes of Certificates adversely affected thereby, change (A) the percentages of Voting Rights of Certificateholders or Pooled Voting Rights of Pooled Certificateholders, as applicable, that are required to consent to any action or inaction under the Pooling and Servicing Agreement, (B) the right of the Certificateholders to remove the Special Servicer pursuant to the Pooling and Servicing Agreement or (C) the right of the Certificateholders to terminate the Operating Advisor pursuant to the Pooling and Servicing Agreement,

(vi)	adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders,

(vii)	adversely affect a Serviced Companion Loan Holder in its capacity as such without its consent, or

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(viii)	change in any manner the obligations or rights of any Underwriter or Initial Purchaser without the consent of the affected Underwriter or Initial Purchaser.

The Holders of the Controlling Class representing greater than 50% of the Certificate Balance of the Controlling Class may (or, if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do, the Master Servicer or, if none of such Holders, the Special Servicer or the Master Servicer does, any Holders of Class R Certificates representing greater than a 50% Percentage Interest in such Class, may also) effect an early termination of the Trust Fund, upon not less than 30 days’ prior notice given to the parties (or, if applicable, the other parties) to the Pooling and Servicing Agreement (whereupon the Master Servicer shall notify the Serviced Companion Loan Holders) any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Trust Loans (and in the case of any Trust Loan that is part of a Serviced Loan Combination, subject to certain rights of the related Serviced Companion Loan Holder(s) provided for in the related Co-Lender Agreement) then remaining in the Trust Fund, and all property acquired by or on behalf of the Trust Fund (including the Trust Fund’s interest in any REO Property acquired with respect to any Outside Serviced Mortgage Loan) in respect of any Trust Loan then included in the Trust Fund, at a purchase price, payable in cash, equal to (i) the sum of (A) the Termination Purchase Amount and (B) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Trust Loans), the Special Servicer (unless the Special Servicer is the purchaser of such Trust Loans), the Trustee and the Certificate Administrator, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, if any, made by the Master Servicer or Special Servicer, as applicable, together with any interest accrued and payable to the Master Servicer or the Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the Master Servicer or the Special Servicer, as applicable, in connection with such purchase).

Any Person(s) effecting an early termination of the Trust Fund as provided in the prior paragraph shall first notify the Controlling Class Representative and each Certifying Certificateholder, or, in the case of a termination by the Holder of a Class R Certificate, notify the Certificate Administrator (who shall notify the Controlling Class Representative and each Certifying Certificateholder) of its intention to do so in writing at least 30 days prior to the Anticipated Termination Date. All costs and expenses incurred by any and all parties to the Pooling and Servicing Agreement or by the Trust Fund in connection with the purchase of the Trust Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement shall be borne by the party exercising its purchase rights thereunder. The Certificate Administrator shall be entitled to rely conclusively on any determination made by an Appraiser pursuant to Section 9.01(c) of the Pooling and Servicing Agreement.

The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Depositor, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator and the Trustee created by the Pooling and Servicing Agreement with respect to the Certificates, the Mortgage Loans and the Serviced Companion Loans (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling and Servicing Agreement and to make any required remittances to the Serviced Companion Loan Holders in the month in which the final Distribution Date occurs and certain tax-related obligations) shall terminate immediately following the earlier to occur of (i) the purchase by Holders of the Controlling Class, the Special Servicer, the Master Servicer or Holders of the Class R Certificates of all the Trust Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(c) of the Pooling and Servicing Agreement, (ii) the exchange by the Remaining Certificateholder of its Certificates for all the Trust Loans and REO Properties (or interests therein) then included in the Trust Fund pursuant to Section 9.01(h) of the Pooling and Servicing Agreement and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Trust Loan or REO Property (or interest therein) contained in the Trust Fund; provided, however, that in no event shall the trust created by the Pooling and Servicing Agreement continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling and Servicing Agreement. All such payments as contemplated by the preceding paragraph shall be deposited into the Collection Account by the Master Servicer or Special Servicer, as applicable, promptly following receipt thereof.

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Unless the Certificate of Authentication on this Certificate has been executed by the Certificate Administrator or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

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IN WITNESS WHEREOF, the Certificate Administrator has caused this Class TCRR Certificate to be duly executed.

CITIBANK, N.A., not in its individual capacity but solely as Certificate Administrator

By:
Authorized Signatory

Dated: August 8, 2019

CERTIFICATE OF AUTHENTICATION

This is one of the Class TCRR Certificates referred to in the Pooling and Servicing Agreement.

Dated: August 8, 2019

CITIBANK, N.A., not in its individual capacity but solely as Authenticating Agent

By:
Authorized Signatory

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned (“Assignor(s)”) hereby sell(s), assign(s) and transfer(s) unto ____________________________________ ______________________________(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) (“Assignee(s)”) the entire Percentage Interest represented by the within Class TCRR Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

I (we) further direct the Certificate Registrar to issue a new Class TCRR Certificate of the entire Percentage Interest represented by the within Class TCRR Certificates to the above-named Assignee(s) and to deliver such Class TCRR Certificate to the following address:

Date: _________________

Signature by or on behalf of Assignor(s)

Taxpayer Identification Number

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DISTRIBUTION INSTRUCTIONS

The Assignee(s) should include the following for purposes of distribution:

Address of the Assignee(s) for the purpose of receiving notices and distributions: _______________________________________________________ _____________________________________ Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of _________________________________________ account number ____________________________. This information is provided by ______________________________, the Assignee(s) named above or ____________________________________ as its (their) agent.

By:
[Please print or type name(s)]

Title

Taxpayer Identification Number

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EXHIBIT B

MORTGAGE LOAN SCHEDULE

B-1

BMARK 2019-B12 Mortgage Loan Schedule

Loan							Cut-Off Date		Mortgage	Remaining Term To		Remaining Amortization
Number	Footnotes	Property Name	Address	City	State	Zip Code	Balance ($)	Flood Zone	Rate	Maturity / ARD (Mos.)	Maturity Date / ARD	Term (Mos.)
1		30 Hudson Yards	530 West 33rd Street	New York	New York	10001	93,200,000.00	Yes - AE	3.11000%	119	7/6/2029	0
2	(1)	Woodlands Mall	1201 Lake Woodlands Drive	The Woodlands	Texas	77380	76,200,000.00	No	4.25600%	120	8/1/2029	0
3		The Zappettini Portfolio					65,000,000	No	4.30000%	58	6/6/2024	0
3.01		1350 West Middlefield	1350 West Middlefield Road	Mountain View	California	94043		No
3.02		1212 Terra Bella	1212 Terra Bella Avenue	Mountain View	California	94043		No
3.03		850 - 900 North Shoreline	850-900 North Shoreline Boulevard	Mountain View	California	94043		No
3.04		1277 Terra Bella	1277 Terra Bella Avenue	Mountain View	California	94043		No
3.05		1215 Terra Bella	1215 Terra Bella Avenue	Mountain View	California	94043		No
3.06		1340 West Middlefield	1340 West Middlefield Road	Mountain View	California	94043		No
3.07		1255 Terra Bella	1255 Terra Bella Avenue	Mountain View	California	94043		No
3.08		1305 Terra Bella	1305 Terra Bella Avenue	Mountain View	California	94043		No
3.09		1330 West Middlefield	1330 West Middlefield Road	Mountain View	California	94043		No
3.10		1245 Terra Bella	1245 Terra Bella Avenue	Mountain View	California	94043		No
4		Montalvo Square	1746 South Victoria Avenue	Ventura	California	93003	55,000,000.00	No	3.87000%	119	7/6/2029	0
5		Chemours HQ	1007 North Market Street	Wilmington	Delaware	19801	50,400,000.00	No	3.96000%	63	11/1/2024	0
6		Osborn Triangle					50,000,000	No	3.79700%	118	6/1/2029	0
6.01		610 Main Street North	610 Main Street	Cambridge	Massachusetts	02139		No
6.02		1 Portland Street	1 Portland Street	Cambridge	Massachusetts	02139		No
6.03		700 Main Street	700 Main Street	Cambridge	Massachusetts	02139		No
7		10000 Santa Monica Boulevard	10000 Santa Monica Boulevard	Los Angeles	California	90067	50,000,000.00	No	4.15000%	117	5/6/2029	0
8		3 Columbus Circle	3 Columbus Circle	New York	New York	10019	50,000,000.00	No	3.91400%	115	3/11/2029	0
9		250 Livingston	250 Livingston Street	Brooklyn	New York	11201	50,000,000.00	No	3.63000%	118	6/6/2029	0
10		Grand Canal Shoppes	3377 Las Vegas Boulevard South	Las Vegas	Nevada	89109	50,000,000.00	No	3.74080%	119	7/1/2029	0
11		CIRE Equity Retail & Industrial Portfolio					50,000,000	Various	4.13900%	118	6/6/2029	0
11.01		Wood Village Town Center	22557 Northeast Park Lane	Wood Village	Oregon	97060		No
11.02		Pecan Promenade	2735-2755 South 99th Avenue & 9820-9870 West Lower Buckeye Road	Tolleson	Arizona	85353		No
11.03		Valley Plaza	3115 South McClintock Drive	Tempe	Arizona	85282		No
11.04		Pear Tree	504 East Perkins Street	Ukiah	California	95482		No
11.05		Glendale Market Square	5840, 5870, 5880, 5890 West Bell Road & 17045 North 59th Avenue	Glendale	Arizona	85308		No
11.06		Central Park Shopping Center	7425-7719 East Iliff Avenue; 2150 South Quebec Street	Denver	Colorado	80231		No
11.07		Val Vista Towne Center	1395-1505 East Warner Road	Gilbert	Arizona	85296		No
11.08		2641 Hall Ave - Riverside, CA	2641 Hall Avenue	Riverside	California	92509		No
11.09		606 W Troy - Indianapolis, IN	606 West Troy Avenue	Indianapolis	Indiana	46225		Yes - AE
11.10		Homeland - Bartow, FL	5700 US Highway 17 South	Bartow	Florida	33830		No
11.11		2621 Hall Ave - Riverside, CA	2621 Hall Avenue	Riverside	California	92509		No
12		Waterfront Plaza	500 Ala Moana Boulevard	Honolulu	Hawaii	96813	49,822,681.67	No	4.41500%	118	6/6/2029	298
13		Compass Self Storage Florida Portfolio					39,750,000	Various	4.40000%	118	6/6/2029	0
13.01		University Parkway Sarasota Self Storage	8424 Florida Street	Sarasota	Florida	34243		Yes - A
13.02		Meadow Woods Orlando Self Storage	800 Greenway Professional Court	Orlando	Florida	32824		No
13.03		Cortez Bradenton Self Storage	8915 Cortez Road	Bradenton	Florida	34210		Yes - AE
13.04		Cheval Lutz Self Storage	19020 North Dale Mabry Highway	Lutz	Florida	33548		No
13.05		Waterford Lakes Orlando Self Storage	14120 East Colonial Drive	Orlando	Florida	32826		No
13.06		Lockwood Sarasota Self Storage	7750 Lockwood Ridge Road	Sarasota	Florida	34243		No
14		2 MacArthur	2 MacArthur Place	Santa Ana	California	92707	34,000,000.00	No	2.46412%	59	7/6/2024	0
15	(2)	The Centre	695 Anderson Avenue	Cliffside Park	New Jersey	07010	30,000,000.00	No	5.68167%	59	7/6/2024	0
16		Vie Portfolio					28,885,000	Various	5.15000%	114	2/1/2029	0
16.01		University Downs	120 15th Street	Tuscaloosa	Alabama	35401		Yes - AE
16.02		Ella Lofts	817 Chestnut Street	San Marcos	Texas	78666		No
16.03		University View	2190 Northwest 4th Court	Boca Raton	Florida	33431		No
16.04		Colonie	7 Bristol Court	Amherst	New York	14228		No
16.05		Hillcrest Oakwood	1101 Fuller Avenue & 19700 14 Mile Road	Big Rapids	Michigan	49307		No
16.06		Southgate	801 A Southgate Drive	State College	Pennsylvania	16801		No
17		ICON Upper East Side Portfolio					25,000,000	No	4.50000%	57	5/1/2024	0
17.01		244 East 78th Street	244 East 78th Street	New York	New York	10075		No
17.02		332 East 71st Street	332 East 71st Street	New York	New York	10021		No
17.03		323 East 78th Street	323 East 78th Street	New York	New York	10075		No
17.04		513 East 82nd Street	513 East 82nd Street	New York	New York	10028		No
17.05		502 East 73rd Street	502 East 73rd Street	New York	New York	10021		No
17.06		1556 Second Avenue	1556 Second Avenue	New York	New York	10028		No
17.07		344 East 55th Street	344 East 55th Street	New York	New York	10022		No
17.08		228 East 84th Street	228 East 84th Street	New York	New York	10028		No
17.09		419 East 82nd Street	419 East 82nd Street	New York	New York	10028		No
17.10		340 East 81st Street	340 East 81st Street	New York	New York	10028		No
17.11		338 East 55th Street	338 East 55th Street	New York	New York	10022		No
17.12		409 East 81st Street	409 East 81st Street	New York	New York	10028		No
17.13		322 East 74th Street	322 East 74th Street	New York	New York	10021		No
17.14		443 East 78th Street	443 East 78th Street	New York	New York	10075		No
17.15		340 East 55th Street	340 East 55th Street	New York	New York	10022		No
17.16		407 East 81st Street	407 East 81st Street	New York	New York	10028		No
17.17		340 East 61st Street	340 East 61st Street	New York	New York	10065		No
17.18		242 East 75th Street	242 East 75th Street	New York	New York	10021		No
17.19		342 East 76th Street	342 East 76th Street	New York	New York	10021		No
18		Marriott Morgantown Waterfront	2 Waterfront Place	Morgantown	West Virginia	26501	23,000,000.00	No	4.40000%	119	7/6/2029	0
19		Crystal Falls	3441 Lakeline Boulevard	Leander	Texas	78641	21,190,000.00	No	4.15000%	119	7/1/2029	0
20		Oakbrook Terrace	1815 South Meyers Road	Villa Park	Illinois	60181	19,225,644.95	No	4.23000%	119	7/6/2029	359
21		Winsor Ranch Shopping Center	6801-6823 North 35th Avenue	Phoenix	Arizona	85041	16,650,000.00	No	4.60000%	117	5/6/2029	360
22		Village of Martinsville	240 Commonwealth Boulevard	Martinsville	Virginia	24112	16,471,147.49	No	4.28000%	119	7/6/2029	299
23		SWVP Portfolio					15,000,000	No	4.95800%	117	5/1/2029	0
23.01		InterContinental	444 Saint Charles Avenue	New Orleans	Louisiana	70130		No
23.02		DoubleTree Sunrise	13400 West Sunrise Boulevard	Sunrise	Florida	33323		No
23.03		DoubleTree Charlotte	6300 Morrison Boulevard	Charlotte	North Carolina	28211		No
23.04		DoubleTree RTP	4810 Page Creek Lane	Durham	North Carolina	27703		No
24		Mercy Medical Office Building	1195 Boyson Road	Hiawatha	Iowa	52233	15,000,000.00	No	4.58000%	117	5/1/2029	360
25		Dollar General Portfolio II					14,950,000	Various	4.52000%	118	6/6/2029	360
25.01		Iron Mountain	1000 North Stephenson Avenue	Iron Mountain	Michigan	49801		No
25.02		Deerwood	23726 Serpent Road	Deerwood	Minnesota	56444		No
25.03		Rose City	2740 South M-33	Rose City	Michigan	48654		No
25.04		Roscommon	5925 North Markey Road	Roscommon	Michigan	48653		No
25.05		Bigfork	103 State Highway 38 South	Bigfork	Minnesota	56628		No
25.06		Brimfield	17511 West Route 150	Brimfield	Illinois	61517		No
25.07		Whittemore	418 North Bullock Street	Whittemore	Michigan	48770		No
25.08		Frederic	6088 North Old 27	Frederic Township	Michigan	49733		No
25.09		Lenox	316 South Brooks Street	Lenox	Iowa	50851		No
25.10		Paullina	5629 460th Street	Paullina	Iowa	51046		No
25.11		Adair	103 South 5th Street	Adair	Iowa	50002		No
25.12		Akron	301 Highway 12 North	Akron	Iowa	51001		Yes - AE
25.13		New Harmony	1119 East Church Street	New Harmony	Indiana	47631		No
25.14		Table Grove	1461 East U.S. 136 Highway	Table Grove	Illinois	61482		No
25.15		Griswold	55298 Tucson Road	Griswold	Iowa	51535		No
25.16		Neosho	12023 Highway K	Neosho	Missouri	64850		No
25.17		Sidney	1400 Northridge Road	Sidney	Iowa	51652		No
26		Michigan Self Storage Portfolio					14,700,000	No	4.43000%	119	7/6/2029	360
26.01		Compass Self Storage Jackson	4885 West Michigan Avenue	Jackson	Michigan	49201		No
26.02		Compass Self Storage Flat Rock	14551 Telegraph Road	Flat Rock	Michigan	48134		No
26.03		Storage Pros Lansing	4724 South Creyts Road	Lansing	Michigan	48917		No
27		Calexico Industrial	315 & 325 Weakley Street and 2365 Portico Boulevard	Calexico	California	92231	13,838,117.72	No	4.22000%	118	6/6/2029	358
28		Shoppes at Cresthaven	2601-2675 South Military Trail	West Palm Beach	Florida	33415	13,800,000.00	No	4.50000%	120	8/1/2029	360
29		Hampton Inn Denver Airport	6290 Tower Road	Denver	Colorado	80249	13,600,000.00	No	4.58000%	120	8/1/2029	360
30		Lakeside Plaza	6301 Northwest 5th Way	Fort Lauderdale	Florida	33309	13,250,000.00	Yes - AH	4.17000%	119	7/1/2029	360
31		Pegasus Landing	733 Pegasus Street	Brunswick	Maine	04011	12,422,905.00	No	5.20000%	58	6/1/2024	358
32		Springhill Suites Chesapeake	1446 Crossways Boulevard	Chesapeake	Virginia	23320	11,972,196.94	No	4.90000%	118	6/6/2029	358
33		Jurupa Royale Apartments	4747 Jurupa Avenue	Riverside	California	92506	10,700,000.00	No	4.94000%	119	7/6/2029	0
34		Greenleaf at Howell	5313 Route 9 North	Howell	New Jersey	07731	10,000,000.00	No	5.10000%	117	5/1/2029	360
35		Corporate Ridge I	18103 West 106th Street	Olathe	Kansas	66061	9,300,000.00	No	4.32000%	118	6/6/2029	360
36		Franklin Plaza	111 Franklin Road Southeast	Roanoke	Virginia	24011	8,250,000.00	Yes - AO	3.68000%	119	7/6/2029	0
37		New York Life Building	4435 Waterfront Drive	Glen Allen	Virginia	23060	7,920,000.00	No	4.53000%	118	6/6/2029	360
38		Hampton Inn Terre Haute	3325 U.S. 41 South	Terre Haute	Indiana	47802	7,857,313.82	No	5.05000%	58	6/6/2024	358
39		Causeway Center	2609 Causeway Center Drive	Tampa	Florida	33619	7,000,000.00	No	4.46000%	118	6/6/2029	360
40		Targhee Place	1180 US Highway 26	Alpine	Wyoming	83128	6,624,000.00	No	4.86000%	82	6/6/2026	360
41		Houston Building	9015 Mountain Ridge Drive	Austin	Texas	78759	5,882,500.00	No	4.43000%	118	6/6/2029	0
42		Irvington Plaza	1758-1864 East Irvington Road	Tucson	Arizona	85714	5,735,000.00	No	4.35000%	118	6/6/2029	0
43		Oak Tree Place	6111 Oak Tree Boulevard	Independence	Ohio	44131	5,450,000.00	No	4.18000%	118	6/6/2029	0
44		CVS Plymouth, MN	17435 County Road 6	Plymouth	Minnesota	55447	5,400,000.00	No	4.25000%	119	7/6/2029	0
45		Creekside Terrace	5606-5612 Bardstown Road	Louisville	Kentucky	40291	3,650,000.00	No	4.35000%	120	8/6/2029	360
46		Walgreens Stockton	7850 West Lane	Stockton	California	95210	3,325,000.00	No	4.50000%	118	6/1/2029	0
47		359 South La Brea	359 South La Brea Avenue	Los Angeles	California	90036	2,450,000.00	No	5.25000%	59	7/1/2024	0

BMARK 2019-B12 Mortgage Loan Schedule

Loan			Master Servicing	Primary Servicing	Subservicing	Outside Servicing	Mortgage	Crossed With Other Loans	ARD	ARD Mortgage Loan Final	ARD
Number	Footnotes	Property Name	Fee Rate (%)	Fee Rate (%)	Fee Rate (%)	Fee Rate (%)	Loan Seller	(Crossed Group)	(Yes/No)	Maturity Date	Revised Rate
1		30 Hudson Yards	0.00125%	0.00000%	NAP	0.00125%	GACC	No	No
2	(1)	Woodlands Mall	0.00125%	0.00125%	NAP	NAP	GACC	No	No
3		The Zappettini Portfolio	0.00125%	0.00125%	NAP	NAP	CREFI	No	No
3.01		1350 West Middlefield					CREFI
3.02		1212 Terra Bella					CREFI
3.03		850 - 900 North Shoreline					CREFI
3.04		1277 Terra Bella					CREFI
3.05		1215 Terra Bella					CREFI
3.06		1340 West Middlefield					CREFI
3.07		1255 Terra Bella					CREFI
3.08		1305 Terra Bella					CREFI
3.09		1330 West Middlefield					CREFI
3.10		1245 Terra Bella					CREFI
4		Montalvo Square	0.00125%	0.00125%	NAP	NAP	GACC	No	No
5		Chemours HQ	0.00125%	0.00125%	0.01000%	NAP	JPMCB	No	No
6		Osborn Triangle	0.00125%	0.00000%	NAP	0.00125%	JPMCB	No	No
6.01		610 Main Street North					JPMCB
6.02		1 Portland Street					JPMCB
6.03		700 Main Street					JPMCB
7		10000 Santa Monica Boulevard	0.00125%	0.00000%	NAP	0.00125%	JPMCB	No	No
8		3 Columbus Circle	0.00125%	0.00000%	NAP	0.00250%	JPMCB	No	No
9		250 Livingston	0.00125%	0.00000%	NAP	0.00250%	CREFI	No	No
10		Grand Canal Shoppes	0.00125%	0.00000%	NAP	0.00125%	JPMCB	No	No
11		CIRE Equity Retail & Industrial Portfolio	0.00125%	0.00125%	0.00770%	NAP	GACC	No	No
11.01		Wood Village Town Center					GACC
11.02		Pecan Promenade					GACC
11.03		Valley Plaza					GACC
11.04		Pear Tree					GACC
11.05		Glendale Market Square					GACC
11.06		Central Park Shopping Center					GACC
11.07		Val Vista Towne Center					GACC
11.08		2641 Hall Ave - Riverside, CA					GACC
11.09		606 W Troy - Indianapolis, IN					GACC
11.10		Homeland - Bartow, FL					GACC
11.11		2621 Hall Ave - Riverside, CA					GACC
12		Waterfront Plaza	0.00125%	0.00000%	NAP	0.00250%	GACC	No	No
13		Compass Self Storage Florida Portfolio	0.00125%	0.00000%	0.03000%	NAP	CREFI	No	No
13.01		University Parkway Sarasota Self Storage					CREFI
13.02		Meadow Woods Orlando Self Storage					CREFI
13.03		Cortez Bradenton Self Storage					CREFI
13.04		Cheval Lutz Self Storage					CREFI
13.05		Waterford Lakes Orlando Self Storage					CREFI
13.06		Lockwood Sarasota Self Storage					CREFI
14		2 MacArthur	0.00125%	0.00125%	NAP	NAP	GACC	No	No
15	(2)	The Centre	0.00125%	0.00125%	NAP	NAP	CREFI	No	No
16		Vie Portfolio	0.00125%	0.00000%	NAP	0.00125%	JPMCB	No	No
16.01		University Downs					JPMCB
16.02		Ella Lofts					JPMCB
16.03		University View					JPMCB
16.04		Colonie					JPMCB
16.05		Hillcrest Oakwood					JPMCB
16.06		Southgate					JPMCB
17		ICON Upper East Side Portfolio	0.00125%	0.00000%	NAP	0.00125%	JPMCB	No	No
17.01		244 East 78th Street					JPMCB
17.02		332 East 71st Street					JPMCB
17.03		323 East 78th Street					JPMCB
17.04		513 East 82nd Street					JPMCB
17.05		502 East 73rd Street					JPMCB
17.06		1556 Second Avenue					JPMCB
17.07		344 East 55th Street					JPMCB
17.08		228 East 84th Street					JPMCB
17.09		419 East 82nd Street					JPMCB
17.10		340 East 81st Street					JPMCB
17.11		338 East 55th Street					JPMCB
17.12		409 East 81st Street					JPMCB
17.13		322 East 74th Street					JPMCB
17.14		443 East 78th Street					JPMCB
17.15		340 East 55th Street					JPMCB
17.16		407 East 81st Street					JPMCB
17.17		340 East 61st Street					JPMCB
17.18		242 East 75th Street					JPMCB
17.19		342 East 76th Street					JPMCB
18		Marriott Morgantown Waterfront	0.00125%	0.00000%	0.03000%	NAP	CREFI	No	No
19		Crystal Falls	0.00125%	0.00125%	NAP	NAP	JPMCB	No	No
20		Oakbrook Terrace	0.00125%	0.00125%	NAP	NAP	CREFI	No	No
21		Winsor Ranch Shopping Center	0.00125%	0.00000%	0.04000%	NAP	GACC	No	No
22		Village of Martinsville	0.00125%	0.00125%	NAP	NAP	CREFI	No	No
23		SWVP Portfolio	0.00125%	0.00000%	NAP	0.00125%	JPMCB	No	No
23.01		InterContinental					JPMCB
23.02		DoubleTree Sunrise					JPMCB
23.03		DoubleTree Charlotte					JPMCB
23.04		DoubleTree RTP					JPMCB
24		Mercy Medical Office Building	0.00125%	0.00125%	NAP	NAP	JPMCB	No	No
25		Dollar General Portfolio II	0.00125%	0.00125%	NAP	NAP	GACC	No	Yes	6/6/2033
25.01		Iron Mountain					GACC
25.02		Deerwood					GACC
25.03		Rose City					GACC
25.04		Roscommon					GACC
25.05		Bigfork					GACC
25.06		Brimfield					GACC
25.07		Whittemore					GACC
25.08		Frederic					GACC
25.09		Lenox					GACC
25.10		Paullina					GACC
25.11		Adair					GACC
25.12		Akron					GACC
25.13		New Harmony					GACC
25.14		Table Grove					GACC
25.15		Griswold					GACC
25.16		Neosho					GACC
25.17		Sidney					GACC
26		Michigan Self Storage Portfolio	0.00125%	0.00125%	NAP	NAP	CREFI	No	No
26.01		Compass Self Storage Jackson					CREFI
26.02		Compass Self Storage Flat Rock					CREFI
26.03		Storage Pros Lansing					CREFI
27		Calexico Industrial	0.00125%	0.00125%	NAP	NAP	GACC	No	No
28		Shoppes at Cresthaven	0.00125%	0.00125%	NAP	NAP	JPMCB	No	No
29		Hampton Inn Denver Airport	0.00125%	0.00125%	NAP	NAP	JPMCB	No	No
30		Lakeside Plaza	0.00125%	0.00125%	NAP	NAP	JPMCB	No	No
31		Pegasus Landing	0.00125%	0.00125%	NAP	NAP	JPMCB	No	No
32		Springhill Suites Chesapeake	0.00125%	0.00125%	NAP	NAP	GACC	No	No
33		Jurupa Royale Apartments	0.00125%	0.00125%	NAP	NAP	GACC	No	No
34		Greenleaf at Howell	0.00125%	0.00000%	NAP	0.00125%	JPMCB	No	No
35		Corporate Ridge I	0.00125%	0.00125%	NAP	NAP	GACC	No	No
36		Franklin Plaza	0.00125%	0.00125%	NAP	NAP	CREFI	No	No
37		New York Life Building	0.00125%	0.00125%	NAP	NAP	GACC	No	No
38		Hampton Inn Terre Haute	0.00125%	0.00125%	NAP	NAP	GACC	No	No
39		Causeway Center	0.00125%	0.00125%	NAP	NAP	CREFI	No	No
40		Targhee Place	0.00125%	0.00125%	NAP	NAP	GACC	No	No
41		Houston Building	0.00125%	0.00125%	NAP	NAP	GACC	No	No
42		Irvington Plaza	0.00125%	0.00125%	NAP	NAP	CREFI	No	No
43		Oak Tree Place	0.00125%	0.00125%	NAP	NAP	GACC	No	No
44		CVS Plymouth, MN	0.00125%	0.00125%	NAP	NAP	CREFI	No	No
45		Creekside Terrace	0.00125%	0.00125%	NAP	NAP	CREFI	No	No
46		Walgreens Stockton	0.00125%	0.00125%	NAP	NAP	JPMCB	No	No
47		359 South La Brea	0.00125%	0.00125%	NAP	NAP	JPMCB	No	No

BMARK 2019-B12 Mortgage Loan Schedule

						Serviced Companion Loan		Serviced Companion Loan
						Remaining	Serviced Companion Loan	Remaining	Serviced Companion Loan
Loan			Serviced Companion Loan	Serviced Companion Loan	Serviced Companion Loan	Term To	Maturity	Amortization Term	Servicing
Number	Footnotes	Property Name	Flag	Cut-Off Date Balance ($)	Interest Rate	Maturity / ARD	Date / ARD	(Mos.)	Fee Rate (%)
1		30 Hudson Yards
2	(1)	Woodlands Mall	Yes	348,800,000.00	4.25600%	120	8/1/2029	0	0.00125%
3		The Zappettini Portfolio	Yes	55,000,000.00	4.30000%	58	6/6/2024	0	0.00125%
3.01		1350 West Middlefield
3.02		1212 Terra Bella
3.03		850 - 900 North Shoreline
3.04		1277 Terra Bella
3.05		1215 Terra Bella
3.06		1340 West Middlefield
3.07		1255 Terra Bella
3.08		1305 Terra Bella
3.09		1330 West Middlefield
3.10		1245 Terra Bella
4		Montalvo Square
5		Chemours HQ
6		Osborn Triangle
6.01		610 Main Street North
6.02		1 Portland Street
6.03		700 Main Street
7		10000 Santa Monica Boulevard
8		3 Columbus Circle
9		250 Livingston
10		Grand Canal Shoppes
11		CIRE Equity Retail & Industrial Portfolio	Yes	78,600,000.00	4.13900%	118	6/6/2029	0	0.00895%
11.01		Wood Village Town Center
11.02		Pecan Promenade
11.03		Valley Plaza
11.04		Pear Tree
11.05		Glendale Market Square
11.06		Central Park Shopping Center
11.07		Val Vista Towne Center
11.08		2641 Hall Ave - Riverside, CA
11.09		606 W Troy - Indianapolis, IN
11.10		Homeland - Bartow, FL
11.11		2621 Hall Ave - Riverside, CA
12		Waterfront Plaza
13		Compass Self Storage Florida Portfolio
13.01		University Parkway Sarasota Self Storage
13.02		Meadow Woods Orlando Self Storage
13.03		Cortez Bradenton Self Storage
13.04		Cheval Lutz Self Storage
13.05		Waterford Lakes Orlando Self Storage
13.06		Lockwood Sarasota Self Storage
14		2 MacArthur	Yes	20,000,000.00	3.57000%	59	7/6/2024	0	0.00125%
15	(2)	The Centre	Yes	100,000,000.00	4.48000%	59	7/6/2024	0	0.00125%
16		Vie Portfolio
16.01		University Downs
16.02		Ella Lofts
16.03		University View
16.04		Colonie
16.05		Hillcrest Oakwood
16.06		Southgate
17		ICON Upper East Side Portfolio
17.01		244 East 78th Street
17.02		332 East 71st Street
17.03		323 East 78th Street
17.04		513 East 82nd Street
17.05		502 East 73rd Street
17.06		1556 Second Avenue
17.07		344 East 55th Street
17.08		228 East 84th Street
17.09		419 East 82nd Street
17.10		340 East 81st Street
17.11		338 East 55th Street
17.12		409 East 81st Street
17.13		322 East 74th Street
17.14		443 East 78th Street
17.15		340 East 55th Street
17.16		407 East 81st Street
17.17		340 East 61st Street
17.18		242 East 75th Street
17.19		342 East 76th Street
18		Marriott Morgantown Waterfront
19		Crystal Falls
20		Oakbrook Terrace
21		Winsor Ranch Shopping Center
22		Village of Martinsville
23		SWVP Portfolio
23.01		InterContinental
23.02		DoubleTree Sunrise
23.03		DoubleTree Charlotte
23.04		DoubleTree RTP
24		Mercy Medical Office Building
25		Dollar General Portfolio II
25.01		Iron Mountain
25.02		Deerwood
25.03		Rose City
25.04		Roscommon
25.05		Bigfork
25.06		Brimfield
25.07		Whittemore
25.08		Frederic
25.09		Lenox
25.10		Paullina
25.11		Adair
25.12		Akron
25.13		New Harmony
25.14		Table Grove
25.15		Griswold
25.16		Neosho
25.17		Sidney
26		Michigan Self Storage Portfolio
26.01		Compass Self Storage Jackson
26.02		Compass Self Storage Flat Rock
26.03		Storage Pros Lansing
27		Calexico Industrial
28		Shoppes at Cresthaven
29		Hampton Inn Denver Airport
30		Lakeside Plaza
31		Pegasus Landing
32		Springhill Suites Chesapeake
33		Jurupa Royale Apartments
34		Greenleaf at Howell
35		Corporate Ridge I
36		Franklin Plaza
37		New York Life Building
38		Hampton Inn Terre Haute
39		Causeway Center
40		Targhee Place
41		Houston Building
42		Irvington Plaza
43		Oak Tree Place
44		CVS Plymouth, MN
45		Creekside Terrace
46		Walgreens Stockton
47		359 South La Brea

(1)	The Cut-Off Date Balance of $76,200,000 consists of three senior pari passu promissory notes designated as Notes A-1-1, A-5 and A-7 in the original aggregate principal amount of $76,200,000 which evidence the Woodlands Mall Mortgage Loan and will be contributed to the Trust on the Closing Date by GACC pursuant to the GACC Mortgage Loan Purchase Agreement. The Serviced Companion Loan Cut-Off Date Balance of $348,800,000 consists of (a) a subordinate promissory note designated as Note B in the original principal amount of $177,400,000 which evidences the Woodlands Mall Trust Subordinate Companion Loan and will be contributed to the Trust on the Closing Date by GACC pursuant to the GACC Mortgage Loan Purchase Agreement, and (b) five senior pari passu promissory notes designated as Notes A-1-2, A-2, A-3, A-4 and A-6 in the original aggregate principal amount of $171,400,000 which evidence the Woodlands Mall Pari Passu Companion Loans and are not included in the Trust. The Woodlands Mall Loan Combination is comprised of eight senior pari passu promissory notes (Notes A-1-1, A-5, A-7, A-1-2, A-2, A-3, A-4 and A-6) in the original aggregate principal amount of $247,600,000 which accrue interest at 4.256% per annum, and one subordinate promissory note (Note B-1) in the original principal amount of $177,400,000 which accrues interest at 4.256% per annum. The Woodlands Mall Loan Combination as a whole accrues interest at 4.256% per annum. The Woodlands Mall Trust Subordinate Companion Loan (with a Cut-Off Date Balance of $177,400,000) will be held by the Trust and will solely back the Woodlands Mall Loan-Specific Certificates (and will not be part of the pool of Mortgage Loans backing the Pooled Certificates). The Servicing Fee Rate with respect to the Woodlands Mall Trust Subordinate Companion Loan is 0.00250% per annum (0.00125% per annum for master servicer and 0.00125% per annum for primary servicer). The Servicing Fee Rate with respect to each Woodlands Mall Pari Passu Companion Loan is 0.00125% per annum.

(2)	The Cut-Off Date Balance of $30,000,000 consists of one senior pari passu promissory note designated as Note A-1 in the original principal amount of $30,000,000 which evidences The Centre Mortgage Loan and will be contributed to the Trust on the Closing Date by CREFI pursuant to the CREFI Mortgage Loan Purchase Agreement. The Serviced Companion Loan Cut-Off Date Balance of $100,000,000 consists of (a) a subordinate promissory note designated as Note B-1 in the original principal amount of $70,000,000 which evidences The Centre Trust Subordinate Companion Loan and will be contributed to the Trust on the Closing Date by CREFI pursuant to the CREFI Mortgage Loan Purchase Agreement, and (b) two senior pari passu promissory notes designated as Notes A-2-1 and A-2-2 in the original aggregate principal amount of $30,000,000 which evidence The Centre Pari Passu Companion Loans and are not included in the Trust. The Centre Loan Combination is comprised of three senior pari passu notes (Notes A-1, A-2-1 and A-2-2) in the original aggregate principal amount of $60,000,000 which accrue interest at 5.68166666666667% per annum, and one subordinate note (Note B-1) in the original principal amount of $70,000,0000 which accrues interest at 3.45% per annum. The Centre Loan Combination as a whole accrues interest at 4.48% per annum. The Centre Trust Subordinate Companion Loan (with a Cut-Off Date Balance of $70,000,000) will be held by the Trust and will solely back the Centre Loan-Specific Certificates (and will not be part of the pool of Mortgage Loans backing the Pooled Certificates). The Servicing Fee Rate with respect to The Centre Trust Subordinate Companion Loan is 0.00250% per annum (0.00125% per annum for master servicer and 0.00125% per annum for primary servicer). The Servicing Fee Rate with respect to each The Centre Pari Passu Companion Loan is 0.00125% per annum.

EXHIBIT C

FORM OF REQUEST FOR RELEASE
(for Certificate Administrator)

Loan Information:
Name of Mortgagor: __________________
Master Servicer Loan No.: __________________

Certificate Administrator: Citibank, N.A.
Address:	388 Greenwich Street
New York, New York 10013
Attention: Global Transaction Services – Benchmark 2019-B12

Custodian Mortgage File No.: __________________
[Seller]
Name: __________________
Address: __________________

__________________

Certificates:	Benchmark 2019-B12 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B12, Class [__]

The undersigned [Master Servicer][Special Servicer][Outside Servicer][Outside Special Servicer] hereby requests delivery from Citibank, N.A., as Certificate Administrator, for the Holders of Benchmark 2019-B12 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B12, the documents referred to below (the “Documents”). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement, dated as of August 1, 2019 (the “Pooling and Servicing Agreement”), between Citigroup Commercial Mortgage Securities Inc., as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, Pacific Life Insurance Company and Trimont Real Estate Advisors, LLC, each as a Special Servicer, Pentalpha Surveillance LLC, as Operating Advisor and Asset Representations Reviewer, Citibank, N.A., as Certificate Administrator, and Wilmington Trust, National Association, as Trustee.

(  )       Note dated _________, _____, in the original principal sum of $_____, made by _______, payable to, or endorsed to the order of, the Trustee.

(  )     Mortgage recorded on ____________ as instrument no. ________ in the County Recorder’s Office of the County of _______________, State of _________________ in book/reel/docket ___________ of official records at page/image ________.

(  )       Deed of trust recorded on __________ as instrument no. ________ in the County Recorder’s Office of the County of ____________, State of _______ in book/reel/docket ____________ of official records at page/image.

(  )       Assignment of Mortgage or deed of trust to the Trustee, recorded on _____________ as instrument no. _______ in the County Recorder’s Office of the County of _________, State of _______ in book/reel/docket __________ of official records at page/image _____________.

(  )       Other documents, including any amendments, assignments or other assumptions of the Note or Mortgage.

( )

( )

( )

( )

The undersigned [Master Servicer][Special Servicer][Outside Servicer][Outside Special Servicer] hereby acknowledges and agrees as follows:

(i)                   The [Master Servicer][Special Servicer][Outside Servicer][Outside Special Servicer] shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

(ii)                  The [Master Servicer][Special Servicer][Outside Servicer][Outside Special Servicer] shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the [Master Servicer][Special Servicer][Outside Servicer][Outside Special Servicer] assert or seek to assert any claims or rights of set-off to or against the Documents or any proceeds thereof.

(iii)                 The [Master Servicer][Special Servicer][Outside Servicer][Outside Special Servicer] shall return the Documents to the Certificate Administrator when the need therefor no longer exists, unless the [Mortgage Loan][Trust Subordinate Companion Loan] relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Collection Account and except as expressly provided in the Agreement.

(iv)                 The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the [Master Servicer][Special Servicer][Outside Servicer][Outside Special Servicer] shall at all times be earmarked for the account of the Trustee, and the [Master Servicer][Special Servicer][Outside Servicer][Outside Special Servicer] shall keep the Documents and any proceeds separate and distinct from all other property in the [Master Servicer][Special Servicer][Outside Servicer][Outside Special Servicer]’s possession, custody or control.

[MASTER SERVICER/SPECIAL SERVICER]
[OUTSIDE SERVICER/ OUTSIDE SPECIAL SERVICER]

By:
Name:
Title:
Dated:

EXHIBIT D

FORM OF DISTRIBUTION DATE STATEMENT

D-1

Distribution Date: Determination Date:

CONTACT INFORMATION	CONTENTS

	Distribution Summary	2

	Distribution Summary (Factors)	3

	Interest Distribution Detail	4

	Principal Distribution Detail	5

	Reconciliation Detail	6

	Stratification Detail	7

	Mortgage Loan Detail	11

	NOI Detail	12

	Delinquency Loan Detail	13

	Appraisal Reduction Detail	15

	Loan Modification Detail	17

	Specially Serviced Loan Detail	19

	Unscheduled Principal Detail	21

	Liquidated Loan Detail	23

Deal Contact:

Reports Available at sf.citidirect.com	Page 1 of 24

Distribution Date: Determination Date:

Distribution Summary

DISTRIBUTION IN DOLLARS

		Prior	Pass-	Accrual				Yield	Prepayment				Current
	Original	Principal	Through	Day Count	Accrual	Interest	Principal	Maintenance	Penalties	Total	Deferred	Realized	Principal
Class	Balance	Balance	Rate	Fraction	Dates	Distributed	Distributed	Distributed	Distributed	Distributed	Interest	Loss	Balance
(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)	(10)	(11)=(7+8+9+10)	(12)	(13)	(14)=(3-8+12-13)

Totals

Notional Classes

Totals

Reports Available at sf.citidirect.com	Page 2 of 24

Distribution Date: Determination Date:

PER $1,000 OF ORIGINAL BALANCE
Class	CUSIP	Record Date	Prior Principal Balance (3/2 x 1000)	Interest Distributed (7/2 x 1000)	Principal Distributed (8/2 x 1000)	Yield Maintenance Distributed (9)/(2) x 1000	Prepayment Penalties Distributed (10)/(2) x 1000	Total Distributed (11/2 x 1000)	Deferred Interest (12/2 x 1000)	Realized Loss (13/2 x 1000)	Current Principal Balance (142 x 1000)

Reports Available at sf.citidirect.com	Page 3 of 24

Distribution Date: Determination Date:

Interest Distribution Detail

DISTRIBUTION IN DOLLARS
	Prior	Pass-	Next Pass-	Accrual	Optimal	Prior	Interest on	Non-Recov.				Current
	Principal	Through	Through	Day Count	Accrued	Unpaid	Prior Unpaid	Interest	Interest	Deferred	Interest	Unpaid
Class	Balance	Rate	Rate	Fraction	Interest	Interest	Interest	Shortfall	Due	Interest	Distributed	Interest
(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)	(10)=(6)+(7)+(8)-(9)	(11)	(12)	(13)=(10)-(11)-(12)

Totals

Notional Classes

Totals

Reports Available at sf.citidirect.com	Page 4 of 24

Distribution Date: Determination Date:

Principal Distribution Detail

DISTRIBUTION IN DOLLARS
		Prior	Scheduled	Unscheduled		Current	Current	Current	Cumulative	Original	Current	Original	Current
	Original	Principal	Principal	Principal	Accreted	Realized	Principal	Principal	Realized	Class	Class	Credit	Credit
Class	Balance	Balance	Distribution	Distribution	Principal	Loss	Recoveries	Balance	Loss	(%)	(%)	Support	Support
(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)=(3)-(4)-(5)+(6)-(7)+(8)	(10)	(11)	(12)	(13)	(14)

Reports Available at sf.citidirect.com	Page 5 of 24

Distribution Date: Determination Date:	Reconciliation Detail

SOURCE OF FUNDS	ALLOCATION OF FUNDS

Interest Funds Available	Scheduled Fees
Scheduled Interest	Servicing Fee / Sub-Servicing Fee
Prepayment Interest Shortfall	CREFC® Intellectual Property Royalty License Fee
Interest Adjustments	Trustee Fee / Certificate Administrator Fee
Realized Loss in Excess of Principal Balance	Operating Advisor Fee
Total Interest Funds Available:	Total Scheduled Fees:
Additional Fees, Expenses, etc.
Principal Funds Available	Special Servicing Fee
Scheduled Principal	Workout Fee
Curtailments	Liquidation Fee
Principal Prepayments	Additional Trust Fund Expenses
Net Liquidation Proceeds	Reimbursement for Interest on Advances
Repurchased Principal	Additional Servicing Fee
Substitution Principal	Total Additional Fees, Expenses, etc.:
Other Principal	Distribution to Certificateholders
Total Principal Funds Available:	Interest Distribution
Other Funds Available	Principal Distribution
Yield Maintenance Charges	Yield Maintenance Charges Distribution
Prepayment Premiums	Prepayment Premiums Distribution
Other Charges	Total Distribution to Certificateholders:
Total Other Funds Available:	Total Funds Allocated
Total Funds Available

Reports Available at sf.citidirect.com	Page 6 of 24

Distribution Date:
Determination Date:

Stratification Detail

Ending Scheduled Balance							State
Ending Scheduled Balance	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR	State	# of Properties	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR

Totals								Totals

Reports Available at sf.citidirect.com	Page 7 of 24

Distribution Date:
Determination Date:

Stratification Detail

Seasoning							Property Type
Seasoning	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR	Property Type	# of Properties	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR

Totals

Totals

Reports Available at sf.citidirect.com	Page 8 of 24

Distribution Date:
Determination Date:

Stratification Detail

Debt Service Coverage Ratio							Loan Rate
Debt Service Coverage Ratio	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR	Loan Rate	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR

Totals

Totals

Reports Available at sf.citidirect.com	Page 9 of 24

Distribution Date:
Determination Date:

Stratification Detail

Anticipated Remaining Term							Remaining Amortization Term
Anticipated Remaining Term	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR	Remaining Amortization Term	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR

Totals

Totals

Reports Available at sf.citidirect.com	Page 10 of 24

Distribution Date:
Determination Date:

Mortgage Loan Detail
Loan	OMCR	Property Type	City	State	Interest Payment	Principal Payment	Gross Coupon	Maturity Date	Neg Am Flag	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Through Date	Apprasial Reduction Date	Apprasial Reduction Amount	Payment Status of Loan (1)	Workout Strategy (2)	Mod. Code (3)

Totals

Payment Status of Loan (1)		Workout Strategy (2)			Mod. Code (3)

A. In Grace Period	3. 90+ Days Delinquent	1. Modification	7. REO	13. Other or TBD	1. Maturity Date Extension	7. Capitalization of Taxes
B. Late, but less than 30 Days	4. Performing Matured Balloon	2. Foreclosure	8. Resolved	98. Not Provided By Servicer	2. Amortization Change	8. Other
0. Current	5. Non Performing Matured Balloon	3. Bankruptcy	9. Pending Return to Master Servicer		3. Principal Write-Off	9. Combination
1. 30-59 Days Delinquent	7. Foreclosure	4. Extension	10. Deed In Lieu of Foreclosure		4. Blank (formerly Combination)
2. 60-89 Days Delinquent	9. REO	5. Note Sale	11. Full Payoff		5. Temporary Rate Reduction
		6. DPO	12. Reps and Warranties		6. Capitalization of Interest

Reports Available at sf.citidirect.com	Page 11 of 24

Distribution Date:
Determination Date:

NOI Detail

Loan Number	OMCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date

Totals

Reports Available at sf.citidirect.com	Page 12 of 24

Distribution Date:
Determination Date:

Delinquency Loan Detail

			Actual	Paid	Current P & I	Total P & I	Cumulative	Other Expense	Payment	Workout	Most Recent
Loan		# of Months	Principal	Through	Advances (Net	Advances	Accrued Unpaid	Advance	Status of	Strategy	Special Serv	Foreclosure	Bankruptcy	REO
Number	OMCR	Delinq	Balance	Date	of ASER)	Outstanding	Advance Interest	Outstanding	Loan (1)	(2)	Transfer Date	Date	Date	Date

There is no Delinquency Loan Detail for the current distribution period.

Totals

Payment Status of Loan (1)		Workout Strategy (2)

A. In Grace Period	3. 90+ Days Delinquent	1. Modification	7. REO	13. Other or TBD
B. Late, but less than 30 Days	4. Performing Matured Balloon	2. Foreclosure	8. Resolved	98. Not Provided By Servicer
0. Current	5. Non Performing Matured Balloon	3. Bankruptcy	9. Pending Return to Master Servicer
1. 30-59 Days Delinquent	7. Foreclosure	4. Extension	10. Deed In Lieu of Foreclosure
2. 60-89 Days Delinquent	9. REO	5. Note Sale	11. Full Payoff
		6. DPO	12. Reps and Warranties

Reports Available at sf.citidirect.com	Page 13 of 24

Distribution Date:
Determination Date:

Historical Delinquency Information

Distribution	Less Than 1 Month		1 Month		2 Month		3+ Month		Bankruptcy		Foreclosure		REO
Date
	End. Sched. Bal.	#	End. Sched. Bal.	#	End. Sched. Bal.	#	End. Sched. Bal.	#	End. Sched. Bal.	#	End. Sched. Bal.	#	End. Sched. Bal.	#
	0.00	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	0
	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%

Reports Available at sf.citidirect.com	Page 14 of 24

Distribution Date:
Determination Date:

Appraisal Reduction Detail

			Appraisal	Appraisal	Most Recent	Cumulative
Loan Number	OMCR	Property Name	Reduction Amount	Reduction Date	ASER Amount	ASER Amount

There is no Appraisal Reduction activity for the current distribution period.

Totals

Reports Available at sf.citidirect.com	Page 15 of 24

Distribution Date:
Determination Date:

Historical Appraisal Reduction Detail

Distribution				Appraisal	Appraisal	Most Recent	Cumulative
Date	Loan Number	OMCR	Property Name	Reduction Amount	Reduction Date	ASER Amount	ASER Amount
There is no historical Appraisal Reduction activity.

Totals

Reports Available at sf.citidirect.com	Page 16 of 24

Distribution Date:
Determination Date:

Loan Modification Detail

			Modification	Modification	Modification
Loan Number	OMCR	Property Name	Date	Code (1)	Description

There is no Loan Modification activity for the current distribution period.

Totals

Modification Code (1)

1. Maturity Date Extension	7. Capitalization of Taxes
2. Amortization Change	8. Other
3. Principal Write-Off	9. Combination
4. Blank (formerly Combination)
5. Temporary Rate Reduction
6. Capitalization of Interest

Reports Available at sf.citidirect.com	Page 17 of 24

Distribution Date:
Determination Date:

Historical Loan Modification Detail

Distribution				Modification	Modification	Modification
Date	Loan	OMCR	Property Name	Date	Code (1)	Description
There is no historical Loan Modification activity.

Totals

Modification Code (1)

1. Maturity Date Extension	7. Capitalization of Taxes
2. Amortization Change	8. Other
3. Principal Write-Off	9. Combination
4. Blank (formerly Combination)
5. Temporary Rate Reduction
6. Capitalization of Interest

Reports Available at sf.citidirect.com	Page 18 of 24

Distribution Date:
Determination Date:	Specially Serviced Loan Detail

Loan	OMCR	Workout Strategy (1)	Most Recent Inspection Date	Most Recent Specially Serviced Transfer Date	Most Recent Appraisal Date	Most Recent Appraisal Value	Other REO Property Value	Comment from Special Servicer

There is no Specially Serviced Loan activity for the current distribution period.

Totals

Workout Strategy (1)

1. Modification	7. REO	13. Other or TBD
2. Foreclosure	8. Resolved	98. Not Provided By Servicer
3. Bankruptcy	9. Pending Return to Master Servicer
4. Extension	10. Deed In Lieu of Foreclosure
5. Note Sale	11. Full Payoff
6. DPO	12. Reps and Warranties

Reports Available at sf.citidirect.com	Page 19 of 24

Distribution Date:
Determination Date:	Historical Specially Serviced Loan Detail

Distribution Date	Loan Number	OMCR	Spec. Serviced Transfer Date	Workout Strategy (1)	Spec. Serviced Loan to MS	Scheduled Balance	Actual Balance	Property Type (2)	State	Interest Rate	Note Date	Net Operating Income	Net Operating Income Date	DSC Ratio	DSC Date	Maturity Date	WART

There is no historical Specially Serviced Loan activity.

Totals

Workout Strategy (1)

1. Modification	7. REO	13. Other or TBD
2. Foreclosure	8. Resolved	98. Not Provided By Servicer
3. Bankruptcy	9. Pending Return to Master Servicer
4. Extension	10. Deed In Lieu of Foreclosure
5. Note Sale	11. Full Payoff
6. DPO	12. Reps and Warranties

Reports Available at sf.citidirect.com	Page 20 of 24

Distribution Date:
Determination Date:	Unscheduled Principal Detail

Loan Number	OMCR	Liquidation / Prepayment Date	Liquidation / Prepayment Code	Unscheduled Principal Collections	Unscheduled Principal Adjustments	Other Interest Adjustment	Prepayment Interest Excess (Shortfall)	Prepayment Penalties	Yield Maintenance Charges

Totals	There is no unscheduled principal activity for the current distribution period.

Liquidation / Prepayment Code (1)

1. Partial Liquidation (Curtailment)	7. Not Used
2. Payoff Prior To Maturity	8. Payoff With Penalty
3. Disposition / Liquidation	9. Payoff With Yield Maintenance
4. Repurchase / Substitution	10. Curtailment With Penalty
5. Full Payoff At Maturity	11. Curtailment With Yield
6. DPO	Maintenance

Reports Available at sf.citidirect.com	Page 21 of 24

Distribution Date:
Determination Date:	Historical Unscheduled Principal Detail

Distribution Date	Loan Number OMCR	Liquidation / Prepayment Date	Liquidation / Prepayment Code	Unscheduled Principal Collections	Unscheduled Principal Adjustments	Other Interest Adjustment	Prepayment Interest Excess (Shortfall)	Prepayment Penality	Yield Maintenance Premium

Totals	There is no historical unscheduled principal activity.

Liquidation / Prepayment Code (1)

1. Partial Liquidation (Curtailment)	7. Not Used
2. Payoff Prior To Maturity	8. Payoff With Penalty
3. Disposition / Liquidation	9. Payoff With Yield Maintenance
4. Repurchase / Substitution	10. Curtailment With Penalty
5. Full Payoff At Maturity	11. Curtailment With Yield
6. DPO	Maintenance

Reports Available at sf.citidirect.com	Page 22 of 24

Distribution Date:
Determination Date:	Liquidated Loan Detail

Loan Number	OMCR	Final Recovery Determ Date	Most Recent Appraisal Date	Most Recent Appraisal Value	Actual Balance	Gross Proceeds	Proceeds as a % of Act Bal	Liquidation Expenses	Net Liquidation Proceeds	Net Proceeds as a % of Act Bal	Realized Loss	Repurchased by Seller (Y/N)

There is no Liquidated Loan activity for the current distribution period.

Totals

Reports Available at sf.citidirect.com	Page 23 of 24

Distribution Date:
Determination Date:	Historical Liquidated Loan Detail

Distribution Date	Loan Number	OMCR	Final Recovery Determ Date	Most Recent Appraisal Date	Most Recent Appraisal Value	Actual Balance	Gross Proceeds	Gross Proceeds as a % of Act Bal	Liquidation Expenses	Net Liquidation Proceeds	Net Proceeds as a % of Act Bal	Realized Loss	Repurchased by Seller (Y/N)

There is no historical Liquidated Loan activity.

Totals

Reports Available at sf.citidirect.com	Page 24 of 24

EXHIBIT E

FORM OF TRANSFER CERTIFICATE
FOR RULE 144A GLOBAL CERTIFICATE
TO TEMPORARY REGULATION S GLOBAL CERTIFICATE

(Exchanges or transfers pursuant to
Section 5.03(c) of the Pooling and Servicing Agreement)

Citibank, N.A.,

as Certificate Registrar
480 Washington Boulevard, 30th Floor
Jersey City, New Jersey 07310
Attention: Securities Window

Re:	Benchmark 2019-B12 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B12, Class [__]

Reference is hereby made to the Pooling and Servicing Agreement, dated as of August 1, 2019 (the “Pooling and Servicing Agreement”), between Citigroup Commercial Mortgage Securities Inc., as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, Pacific Life Insurance Company and Trimont Real Estate Advisors, LLC, each as a Special Servicer, Pentalpha Surveillance LLC, as Operating Advisor and Asset Representations Reviewer, Citibank, N.A., as Certificate Administrator, and Wilmington Trust, National Association, as Trustee.

This letter relates to US $[______] aggregate [Certificate Balance] [Notional Amount] of the Class [__] Certificates (the “Certificates”) which are held in the form of a beneficial interest in the Rule 144A Global Certificate of such Class (CUSIP No. [______]) with the Depository in the name of [insert name of Transferor] (the “Transferor”). The Transferor has requested an exchange or transfer of such beneficial interest for a beneficial interest in the Temporary Regulation S Global Certificate of such Class (CINS No. [______] and ISIN No. [______]) to be held with the Depository in the name of [Euroclear] [Clearstream]* (Common Code No. [______]).

In connection with such request and in respect of such Certificates, the Transferor does hereby certify that such exchange or transfer has been made in compliance with the transfer restrictions set forth in the Pooling and Servicing Agreement and pursuant to and in accordance with Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), and accordingly the Transferor does hereby certify that:

(1)       the offer of the Certificates was not made to a person in the “United States” (as defined in Regulation S);

*        Select appropriate depository.

E-1

[(2)     at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed and believes that the transferee was outside the United States;]**

[(2)      the transaction was executed in, on or through the facilities of a “designated offshore securities market” (as defined in Regulation S) and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;]**

(3)       no “directed selling efforts” (as defined in Regulation S) have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable;

(4)       the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(5)       the transferee is an institution.

We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, Trustee, Operating Advisor, Asset Representations Reviewer, Certificate Administrator, Master Servicer, Special Servicer, the Initial Purchasers and the Underwriters.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

cc:	Citigroup Commercial Mortgage Securities Inc.

**        Insert one of these two provisions, which come from the definition of “offshore transaction” in Regulation S.

E-2

EXHIBIT F

FORM OF TRANSFER CERTIFICATE
FOR RULE 144A GLOBAL CERTIFICATE
TO REGULATION S GLOBAL CERTIFICATE

(Exchange or transfers pursuant to
Section 5.03(d) of the Pooling and Servicing Agreement)

Citibank, N.A.,
          as Certificate Registrar
480 Washington Boulevard, 30th Floor
Jersey City, New Jersey 07310
Attention: Securities Window

Re:	Benchmark 2019-B12 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B12, Class [__]

Reference is hereby made to the Pooling and Servicing Agreement, dated as of August 1, 2019 (the “Pooling and Servicing Agreement”), between Citigroup Commercial Mortgage Securities Inc., as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, Pacific Life Insurance Company and Trimont Real Estate Advisors, LLC, each as a Special Servicer, Pentalpha Surveillance LLC, as Operating Advisor and Asset Representations Reviewer, Citibank, N.A., as Certificate Administrator, and Wilmington Trust, National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

This letter relates to US $[______] aggregate [Certificate Balance] [Notional Amount] of the Class [__] Certificates (the “Certificates”) which are held in the form of a beneficial interest in the Rule 144A Global Certificate of such Class (CUSIP No. [______]) with the Depository in the name of [insert name of Transferor] (the “Transferor”). The Transferor has requested an exchange or transfer of such beneficial interest for a beneficial interest in the Regulation S Global Certificate of such Class (CINS No. [______], ISIN No. [______], and Common Code No. [______]).

In connection with such request and in respect of such Certificates, the Transferor does hereby certify that such exchange or transfer has been made in compliance with the transfer restrictions set forth in the Pooling and Servicing Agreement and, (i) with respect to transfers made in reliance on Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), the Transferor does hereby certify that:

(1)       the offer of the Certificates was not made to a person in the “United States” (as defined in Regulation S),

F-1

[(2)      at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed and believes that the transferee was outside the United States,]*

[(2)      the transaction was executed in, on or through the facilities of a “designated offshore securities market” (as defined in Regulation S) and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States,] *

(3)       no “directed selling efforts” (as defined in Regulation S) have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable,

(4)       the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(5)       the transferee is an institution.

or (ii) with respect to transfers made in reliance on Rule 144 under the Securities Act, the Transferor does hereby certify that the Certificates are being transferred in a transaction permitted by Rule 144 under the Securities Act.**

We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, Trustee, Operating Advisor, Asset Representations Reviewer, Certificate Administrator, Master Servicer, Special Servicer, the Initial Purchasers and the Underwriters.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

cc:	Citigroup Commercial Mortgage Securities Inc.

*         Insert one of these two provisions, which come from the definition of “offshore transaction” in Regulation S.

**       Select (i) or (ii), as applicable.

F-2

EXHIBIT G

FORM OF TRANSFER CERTIFICATE
FOR TEMPORARY REGULATION S GLOBAL CERTIFICATE
TO RULE 144A GLOBAL CERTIFICATE DURING RESTRICTED PERIOD

(Exchange or transfers pursuant to
Section 5.03(e) of the Pooling and Servicing Agreement)

Citibank, N.A.,

as Certificate Registrar
480 Washington Boulevard, 30th Floor
Jersey City, New Jersey 07310
Attention: Securities Window

Re:	Benchmark 2019-B12 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B12, Class [__]

Reference is hereby made to the Pooling and Servicing Agreement, dated as of August 1, 2019 (the “Pooling and Servicing Agreement”), between Citigroup Commercial Mortgage Securities Inc., as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, Pacific Life Insurance Company and Trimont Real Estate Advisors, LLC, each as a Special Servicer, Pentalpha Surveillance LLC, as Operating Advisor and Asset Representations Reviewer, Citibank, N.A., as Certificate Administrator, and Wilmington Trust, National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

This letter relates to US $[______] aggregate [Certificate Balance] [Notional Amount] of the Class [__] Certificates (the “Certificates”) which are held in the form of a beneficial interest in the Temporary Regulation S Global Certificate of such Class (CINS No. [______] and ISIN No. [______]) with [Euroclear] [Clearstream]* (Common Code [______]) through the Depository in the name of [insert name of transferor] (the “Transferor”). The Transferor has requested an exchange or transfer of such beneficial interest for a beneficial interest in the Rule 144A Global Certificate of such Class (CUSIP No. [______]).

In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such Certificates are being exchanged or transferred in accordance with Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”), to a transferee that the Transferor reasonably believes is purchasing the Certificates for its own account, or for one or more accounts with respect to which the transferee exercises sole investment discretion, and the transferee and any such account is a “qualified institutional buyer”

*   Select appropriate depository.

G-1

within the meaning of Rule 144A in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or other applicable jurisdiction.

We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, Trustee, Operating Advisor, Asset Representations Reviewer, Certificate Administrator, Master Servicer, Special Servicer, the Initial Purchasers and the Underwriters.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

cc:	Citigroup Commercial Mortgage Securities Inc.

G-2

EXHIBIT H

FORM OF CERTIFICATION TO BE GIVEN BY
CERTIFICATE OWNER OF TEMPORARY
REGULATION S GLOBAL CERTIFICATE

(Exchanges pursuant to
Section 5.03(f) of the Pooling and Servicing Agreement)

Citibank, N.A.,

as Certificate Registrar
480 Washington Boulevard, 30th Floor
Jersey City, New Jersey 07310
Attention: Securities Window

Re:	Benchmark 2019-B12 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B12, Class [__]

Reference is hereby made to the Pooling and Servicing Agreement, dated as of August 1, 2019 (the “Pooling and Servicing Agreement”), between Citigroup Commercial Mortgage Securities Inc., as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, Pacific Life Insurance Company and Trimont Real Estate Advisors, LLC, each as a Special Servicer, Pentalpha Surveillance LLC, as Operating Advisor and Asset Representations Reviewer, Citibank, N.A., as Certificate Administrator, and Wilmington Trust, National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

[For purposes of acquiring a beneficial interest in a Regulation S Global Certificate of the Class specified above after the expiration of the Restricted Period,] [For purposes of receiving payments under a Temporary Regulation S Global Certificate of the Class specified above,]* the undersigned holder of a beneficial interest in a Temporary Regulation S Global Certificate of the Class specified above issued under the Pooling and Servicing Agreement certifies that it is an institution that is not a “U.S. person” as defined by Regulation S under the Securities Act of 1933, as amended.

We undertake to advise you promptly by facsimile on or prior to the date on which you intend to submit your corresponding certification relating to the Certificates of the Class specified above held by you for our account if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

*    Select, as applicable.

H-1

We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, Trustee, Operating Advisor, Asset Representations Reviewer, Certificate Administrator, Master Servicer, Special Servicer, the Initial Purchasers and the Underwriters.

Dated:
By:
as, or as agent for, the holder of a beneficial interest in the Certificates to which this certificate relates.

H-2

EXHIBIT I

FORM OF TRANSFER CERTIFICATE
FOR NON-BOOK ENTRY CERTIFICATE
TO TEMPORARY REGULATION S GLOBAL CERTIFICATE

(Exchanges or transfers pursuant to
Section 5.03(g) of the Pooling and Servicing Agreement)

Citibank, N.A.,
as Certificate Registrar
480 Washington Boulevard, 30th Floor
Jersey City, New Jersey 07310
Attention: Securities Window

Re:	Benchmark 2019-B12 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B12, Class [__]

Reference is hereby made to the Pooling and Servicing Agreement, dated as of August 1, 2019 (the “Pooling and Servicing Agreement”), between Citigroup Commercial Mortgage Securities Inc., as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, Pacific Life Insurance Company and Trimont Real Estate Advisors, LLC, each as a Special Servicer, Pentalpha Surveillance LLC, as Operating Advisor and Asset Representations Reviewer, Citibank, N.A., as Certificate Administrator, and Wilmington Trust, National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

This letter relates to US $[______] aggregate [Certificate Balance] [Notional Amount] of the Class [__] Certificates (the “Certificates”) which are held in the form of Non-Book Entry Certificates of such Class (CUSIP No. [______]) in the name of [insert name of Transferor] (the “Transferor”). The Transferor has requested an exchange or transfer of such Non-Book Entry Certificates for a beneficial interest in the Temporary Regulation S Global Certificate of such Class (CINS No. [______] and ISIN No. [______]) to be held with [Euroclear] [Clearstream]* (Common Code [______]) through the Depository.

In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such exchange or transfer has been made in compliance with the transfer restrictions set forth in the Pooling and Servicing Agreement and pursuant to and in accordance with Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), and accordingly the Transferor does hereby certify that:

*    Select appropriate depository.

I-1

(1)       the offer of the Certificates was not made to a person in the “United States” (as defined in Regulation S);

[(2)      at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed and believes that the transferee was outside the United States;]**

[(2)      the transaction was executed in, on or through the facilities of a “designated offshore securities market” (as defined in Regulation S) and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;] **

(3)       no “directed selling efforts” (as defined in Regulation S) have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable;

(4)       the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(5)       the transferee is an institution.

We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, Trustee, Operating Advisor, Asset Representations Reviewer, Certificate Administrator, Master Servicer, Special Servicer, the Initial Purchasers and the Underwriters.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

cc:	Citigroup Commercial Mortgage Securities Inc.

**    Insert one of these two provisions, which come from the definition of “offshore transaction” in Regulation S.

I-2

EXHIBIT J

FORM OF TRANSFER CERTIFICATE
FOR NON-BOOK ENTRY CERTIFICATE
TO REGULATION S GLOBAL CERTIFICATE

(Exchange or transfers pursuant to
Section 5.03(g) of the Pooling and Servicing Agreement)

Citibank, N.A.,

as Certificate Registrar
480 Washington Boulevard, 30th Floor
Jersey City, New Jersey 07310
Attention: Securities Window

Re:	Benchmark 2019-B12 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B12, Class [__]

Reference is hereby made to the Pooling and Servicing Agreement, dated as of August 1, 2019 (the “Pooling and Servicing Agreement”), between Citigroup Commercial Mortgage Securities Inc., as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, Pacific Life Insurance Company and Trimont Real Estate Advisors, LLC, each as a Special Servicer, Pentalpha Surveillance LLC, as Operating Advisor and Asset Representations Reviewer, Citibank, N.A., as Certificate Administrator, and Wilmington Trust, National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

This letter relates to US $[______] aggregate [Certificate Balance] [Notional Amount] of the Class [__] Certificates (the “Certificates”) which are held in the form of Non-Book Entry Certificates of such Class (CUSIP No. [______]) in the name of [insert name of Transferor] (the “Transferor”). The Transferor has requested an exchange or transfer of such Non-Book Entry Certificates for a beneficial interest in the Regulation S Global Certificate (CINS No. [______], ISIN No. [______], and Common Code No. [______]).

In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such exchange or transfer has been made in compliance with the transfer restrictions set forth in the Pooling and Servicing Agreement and pursuant to and in accordance with Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), and accordingly the Transferor does hereby certify that:

(1)       the offer of the Certificates was not made to a person in the “United States” (as defined in Regulation S);

J-1

[(2)      at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed and believes that the transferee was outside the United States;]*

[(2)      the transaction was executed in, on or through the facilities of a “designated offshore securities market” (as defined in Regulation S) and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;] *

(3)       no “directed selling efforts” (as defined in Regulation S) have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable;

(4)       the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(5)       the transferee is an institution.

We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, Trustee, Operating Advisor, Asset Representations Reviewer, Certificate Administrator, Master Servicer, Special Servicer, the Initial Purchasers and the Underwriters.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

cc:	Citigroup Commercial Mortgage Securities Inc.

*    Insert one of these two provisions, which come from the definition of “offshore transaction” in Regulation S.

J-2

EXHIBIT K

FORM OF TRANSFER CERTIFICATE
FOR NON-BOOK ENTRY CERTIFICATE
TO RULE 144A GLOBAL CERTIFICATE

(Exchange or transfers pursuant to
Section 5.03(g) of the Pooling and Servicing Agreement)

Citibank, N.A.,
         as Certificate Registrar
480 Washington Boulevard, 30th Floor
Jersey City, New Jersey 07310
Attention: Securities Window

Re:	Benchmark 2019-B12 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B12, Class [__]

Reference is hereby made to the Pooling and Servicing Agreement, dated as of August 1, 2019 (the “Pooling and Servicing Agreement”), between Citigroup Commercial Mortgage Securities Inc., as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, Pacific Life Insurance Company and Trimont Real Estate Advisors, LLC, each as a Special Servicer, Pentalpha Surveillance LLC, as Operating Advisor and Asset Representations Reviewer, Citibank, N.A., as Certificate Administrator, and Wilmington Trust, National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

This letter relates to US $[______] aggregate [Certificate Balance] [Notional Amount] of the Class [__] Certificates (the “Certificates”) which are held in the form of Non-Book Entry Certificates of such Class (CUSIP No. [______]) in the name of [insert name of transferor] (the “Transferor”). The Transferor has requested an exchange or transfer of such beneficial interest for a beneficial interest in the Rule 144A Global Certificate of such Class (CUSIP No. [______]).

In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such Certificates are being exchanged or transferred in accordance with Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”), to a transferee that the Transferor reasonably believes is purchasing the Certificates for its own account, or for one or more accounts with respect to which the transferee exercises sole investment discretion, and the transferee and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or other applicable jurisdiction.

K-1

We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding. This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, Trustee, Operating Advisor, Asset Representations Reviewer, Certificate Administrator, Master Servicer, Special Servicer, the Initial Purchasers and the Underwriters.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

cc:	Citigroup Commercial Mortgage Securities Inc.

K-2

EXHIBIT L-1

FORM OF AFFIDAVIT PURSUANT TO
SECTIONS 860D(a)(6)(A) AND 860E(e)(4) OF
THE INTERNAL REVENUE CODE OF 1986, AS AMENDED

Citibank, N.A.,

as Certificate Registrar
480 Washington Boulevard, 30th Floor
Jersey City, New Jersey 07310
Attention: Securities Window

[Transferor]

[______]

[______]

Attention: [______]

Re:	Benchmark 2019-B12 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B12 (the “Certificates”) issued pursuant to the Pooling and Servicing Agreement, dated as of August 1, 2019 (the “Pooling and Servicing Agreement”), between Citigroup Commercial Mortgage Securities Inc., as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, Pacific Life Insurance Company and Trimont Real Estate Advisors, LLC, each as a Special Servicer, Pentalpha Surveillance LLC, as Operating Advisor and as Asset Representations Reviewer, Citibank, N.A., as Certificate Administrator, and Wilmington Trust, National Association, as Trustee.

STATE OF	)
	)	ss.:
COUNTY OF	)

Capitalized terms not defined herein shall have the meaning ascribed to them in the Pooling and Servicing Agreement.

I, [______], under penalties of perjury, declare that, to the best of my knowledge and belief, the following representations are true, correct and complete, and being first sworn, depose and say that:

1.       I am a [______] of [______] (the “Purchaser”), on behalf of which I have the authority to make this affidavit.

2.       The Purchaser is acquiring Class R Certificates representing [__]% of the residual interest in each of the real estate mortgage investment conduits (each, a “REMIC”)

L-1-1

designated as the “Lower-Tier REMIC”, “Upper-Tier REMIC”, “Woodlands Mall REMIC” and “Centre REMIC”, respectively, relating to the Certificates for which an election is to be or has been made under Section 860D of the Internal Revenue Code of 1986 (the “Code”).

3.       The Purchaser is not a “Disqualified Organization” (as defined below), and that the Purchaser is not acquiring the Class R Certificates for the account of, or as agent or nominee of, or with a view to the transfer of direct or indirect record or beneficial ownership thereof, to a Disqualified Organization. For the purposes hereof, a Disqualified Organization is any of the following: (i) the United States, a State or any political subdivision of a State, any possession of the United States or any agency or instrumentality of any of the foregoing (other than an instrumentality that is a corporation if all of its activities are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, International Organization or agency or instrumentality of either of the foregoing, (iii) an organization that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Code Section 511 on unrelated business taxable income) on any excess inclusions (as defined in Code Section 860E(c)(1)) with respect to the Class R Certificates (except certain farmers’ cooperatives described in Code Section 521), (iv) rural electric and telephone cooperatives described in Code Section 1381(a)(2) or (v) any other Person so designated by the Certificate Registrar based upon an opinion of counsel to the effect that any transfer to such Person may cause any Trust REMIC to be subject to tax or to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms “United States”, “State” and “international organization” shall have the meanings set forth in Section 7701 of the Code.

4.       The Purchaser acknowledges that Section 860E(e) of the Code would impose a substantial tax on the transferor or, in certain circumstances, on an agent for the transferee, with respect to any transfer of any interest in any Class R Certificates to a Disqualified Organization.

5.       The Purchaser is a Permitted Transferee. For the purpose hereof, a “Permitted Transferee” is any Person or agent of such Person other than (a) a Disqualified Organization, (b) any other Person so designated by the Certificate Registrar who is unable to provide an Opinion of Counsel (provided at the expense of such Person or the Person requesting the transfer) to the effect that the transfer of an ownership interest in any Class R Certificate to such Person will not cause any Trust REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding, (c) a Disqualified Non-U.S. Tax Person, (d) an entity treated as a U.S. partnership if any of its partners, directly or indirectly (other than through a U.S. corporation) is (or is permitted to be under the partnership agreement) a Disqualified Non-U.S. Tax Person or (e) a U.S. Tax Person with respect to which income from a Class R Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Tax Person.

6.       No purpose of the acquisition of the Class R Certificates is to impede the assessment or collection of tax.

L-1-2

7.         The Purchaser will not cause income from the Class R Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Purchaser or any other U.S. Tax Person.

8.         Check the applicable paragraph:

☐        The present value of the anticipated tax liabilities associated with holding the Class R Certificate, as applicable, does not exceed the sum of:

(i)        the present value of any consideration given to the Purchaser to acquire such Class R Certificate;

(ii)       the present value of the expected future distributions on such Class R Certificate; and

(iii)      the present value of the anticipated tax savings associated with holding such Class R Certificate as the related REMIC generates losses.

For purposes of this calculation, (i) the Purchaser is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code (as in effect for tax years beginning on or before December 31, 2017) may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Purchaser has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Purchaser.

☐        The transfer of the Class R Certificate complies with U.S. Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly,

(i)        the Purchaser is an “eligible corporation”, as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from the Class R Certificate will only be taxed in the United States;

(ii)       at the time of the transfer, and at the close of the Purchaser’s two fiscal years preceding the year of the transfer, the Purchaser had gross assets for financial reporting purposes (excluding any obligation of a Person related to the Purchaser within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

(iii)      the Purchaser will transfer the Class R Certificate only to another “eligible corporation,” as defined in Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Treasury Regulations Sections 1.860E-1(c)(4)(i), (ii) and (iii) and Treasury Regulations Section 1.860E-1(c)(5); and

(iv)      the Purchaser determined the consideration paid to it to acquire the Class R Certificate based on reasonable market assumptions (including, but not limited to, borrowing

L-1-3

and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Purchaser) that it has determined in good faith.

☐        None of the above.

9.         The Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Class R Certificates as they become due.

10.       The Purchaser understands that it may incur tax liabilities with respect to the Class R Certificate in excess of any cash flows generated by such Certificate.

11.       The Purchaser is aware that the Certificate Registrar will not register any transfer of a Class R Certificate by the Transferor unless the Purchaser, or such Purchaser’s agent, delivers to the Certificate Registrar, among other things, an affidavit and agreement in substantially the same form as this affidavit and agreement. The Purchaser expressly agrees that it will not consummate any such transfer to any Person that does not provide an affidavit and agreement in substantially the same form as this affidavit and agreement or as to which the Purchaser has actual knowledge that such Person is not a Permitted Transferee or is acting as an agent (including a broker, nominee or other middleman) for a Person that is not a Permitted Transferee.

12.       The Purchaser represents that it is not acquiring the Class R Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee and that for so long as it retains its interest in the Class R Certificate, it will endeavor to remain a Permitted Transferee.

13.       The Purchaser consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class R Certificate will only be owned, directly or indirectly, by a Permitted Transferee.

14.       The Purchaser has reviewed the provisions of Section 5.03 of the Pooling and Servicing Agreement, a description of which provisions is set forth in the Class R Certificates; and the Purchaser expressly agrees to be bound by and to comply with such provisions.

15.       The Purchaser consents (a) to the designation of the Certificate Administrator as the “partnership representative” within the meaning of Code Section 6223 (to the extent such provision is applicable to the Trust REMICs) of each Trust REMIC pursuant to Section 4.04(a) of the Pooling and Servicing Agreement and (b) to the Certificate Administrator making any elections allowed to avoid (i) the application of Code Section 6221 to the Trust REMIC and (ii) payment by the Trust REMIC under Code Section 6225 of any tax, penalty, interest or other amount imposed under the Code that would otherwise be imposed on the holders of the Class R Certificates.

Capitalized terms used but not defined herein have the meanings assigned thereto in the Pooling and Servicing Agreement.

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IN WITNESS WHEREOF, the Purchaser has caused this instrument to be duly executed on its behalf by its duly authorized officer this ___day of _________, 20__.

By:
Name:
Title:

By:
Name:
Title:

On this ____ day of _______20__, before me, the undersigned, a Notary Public in and for the State of _______________, duly commissioned and sworn, personally appeared ______________________ and ________________________, known or proved to me to be the same persons who executed the foregoing instrument and to be _____________________________ and ___________________________, respectively, of the Purchaser, and acknowledged to me that they executed the same as their respective free acts and deeds and as the free act and deed of the Purchaser.

NOTARY PUBLIC in and for the State of_________________

[SEAL]

My Commission expires:

L-1-5

EXHIBIT L-2A

FORM OF TRANSFEROR LETTER for transfer of class r certificates

[Date]

Citibank, N.A.,

as Certificate Registrar
480 Washington Boulevard, 30th Floor
Jersey City, New Jersey 07310
Attention: Securities Window

Re:	Benchmark 2019-B12 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B12, Class R

Ladies and Gentlemen:

This letter is delivered to you in connection with the transfer by [______] (the “Transferor”) to [______] (the “Transferee”) of Class R Certificates evidencing a [__]% Percentage Interest in such Class (the “Residual Certificates”). The Certificates, including the Residual Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of August 1, 2019 (the “Pooling and Servicing Agreement”), between Citigroup Commercial Mortgage Securities Inc., as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, Pacific Life Insurance Company and Trimont Real Estate Advisors, LLC, each as a Special Servicer, Pentalpha Surveillance LLC, as Operating Advisor and Asset Representations Reviewer, Citibank, N.A., as Certificate Administrator, and Wilmington Trust, National Association, as Trustee. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

(1)       No purpose of the Transferor relating to the transfer of the Residual Certificates by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

(2)       The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the Pooling and Servicing Agreement as Exhibit L-1. The Transferor has no actual knowledge that the Transferee is not a Permitted Transferee (as defined in such Transfer Affidavit and Agreement) and has no actual knowledge or reason to know that the Transferee’s representations in clause (9) of such Transfer Affidavit and Agreement are false.

(3)       The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee as contemplated by Treasury regulation Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they became due and has found no significant

L-2A-1

evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future. The Transferor understands that the transfer of the Residual Certificates may not be respected for United States income tax purposes (and the Transferor may continue to be liable for United States income taxes associated therewith) unless the Transferor has conducted such an investigation.

Very truly yours,

(Transferor)

By:
Name:
Title:

L-2A-2

EXHIBIT L-2B

FORM OF TRANSFEROR LETTER FOR TRANSFER OF NON-BOOK ENTRY CERTIFICATES (OTHER THAN PUBLIC CERTIFICATES)

[Date]

Citibank, N.A.,

as Certificate Registrar
480 Washington Boulevard, 30th Floor
Jersey City, New Jersey 07310
Attention: Securities Window

Re:	Benchmark 2019-B12 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B12, Class [__]

Ladies and Gentlemen:

This letter is delivered to you in connection with the transfer by [______] (the “Transferor”) to [______] (the “Transferee”) of [$[______] aggregate [principal balance][notional amount]][[__]% Percentage Interest] of the Class [___] Certificates (the “Transferred Certificate”) which are held in the form of [a beneficial interest in the [Rule 144A][Regulation S] Global Certificate][Non-Book Entry Certificate] of such Class (CUSIP No. [______]). The Transferor has requested a transfer of such [beneficial interest][Non-Book Entry Certificate] for a Non-Book Entry Certificate of such Class (CUSIP No. [______]). The Certificates, including the Transferred Certificate, were issued pursuant to the Pooling and Servicing Agreement, dated as of August 1, 2019 (the “Pooling and Servicing Agreement”), between Citigroup Commercial Mortgage Securities Inc., as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, Pacific Life Insurance Company and Trimont Real Estate Advisors, LLC, each as a Special Servicer, Pentalpha Surveillance LLC, as Operating Advisor and Asset Representations Reviewer, Citibank, N.A., as Certificate Administrator, and Wilmington Trust, National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

(1)       The Transferor is the lawful owner of the Transferred Certificate with the full right to transfer such Certificate free from any and all claims and encumbrances whatsoever.

(2)       Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with

L-2B-1

any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of any Certificate under the Securities Act of 1933, as amended (the “Securities Act”), or would render the disposition of any Certificate a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of any Certificate, or any offer or sale thereof, pursuant to the Securities Act or any state securities laws.

Very truly yours,

(Transferor)

By:
Name:
Title:

L-2B-2

EXHIBIT L-3

FORM OF TRANSFEREE LETTER

[Date]

Citibank, N.A., as Certificate Registrar 480 Washington Boulevard, 30th Floor Jersey City, New Jersey 07310 Attention: Securities Window	Citigroup Commercial Mortgage Securities Inc. 388 Greenwich Street, 6th Floor New York, New York 10013 Attention: Richard Simpson Telecopy number: (646) 328-2943 E-mail: richard.simpson@citi.com
Citibank, N.A., as Certificate Administrator 388 Greenwich Street New York, New York 10013 Attention: Global Transaction Services – Benchmark 2019-B12	Citigroup Commercial Mortgage Securities Inc. 390 Greenwich Street, 5th Floor New York, New York 10013 Attention: Raul Orozco Telecopy number: (347) 394-0898 E-mail: raul.d.orozco@citi.com

Wilmington Trust, National Association, as Trustee 1100 North Market Street Wilmington, Delaware 19890 Attention: CMBS Trustee – Benchmark 2019-B12	Citigroup Commercial Mortgage Securities Inc. 388 Greenwich Street, 17th Floor New York, New York 10013 Attention: Ryan M. O’Connor Telecopy number: (646) 862-8988 E-mail: ryan.m.oconnor@citi.com

[Transferor]

[______]

[______]

Attention: [______]

Re:	Benchmark 2019-B12 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B12

Ladies and Gentlemen:

The undersigned (the “Purchaser”) proposes to purchase [$_____________ initial aggregate [principal amount] [notional amount]] [_____% Percentage Interest] of Benchmark 2019-B12 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B12, Class [_], CUSIP No. [____], in certificated fully registered form (such registered interest, the “Certificate”), issued pursuant to that certain Pooling and Servicing Agreement, dated as of August 1, 2019 (the “Pooling and Servicing Agreement”), between Citigroup Commercial

L-3-1

Mortgage Securities Inc., as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, Pacific Life Insurance Company and Trimont Real Estate Advisors, LLC, each as a Special Servicer, Pentalpha Surveillance LLC, as Operating Advisor and Asset Representations Reviewer, Citibank, N.A., as Certificate Administrator, and Wilmington Trust, National Association, as Trustee. Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement.

[FOR TRANSFERS OF CLASS F-RR, CLASS G-RR, CLASS J-RR, WM-C, TC-C, TC-D, TC-E OR CLASS TCRR Certificates: In connection with such transfer, the Purchaser hereby represents and warrants to you that the Purchaser (A) either (i) is not and will not be an employee benefit plan or other plan subject to the fiduciary responsibility or prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”, and any such employee benefit plan or other plan, a “Plan”) or an entity or collective investment fund the assets of which are considered Plan assets under U.S. Department of Labor Reg. Section 2510.3-101, as modified by Section 3(42) of ERISA, or other person acting on behalf of any such Plan or using assets of any such Plan within the meaning of U.S. Department of Labor Reg. Section 2510.3-101, or (ii) (1) is an insurance company, (2) the source of funds used to acquire or hold the Certificate or an interest therein is an “insurance company general account,” as such term is defined in Prohibited Transaction Class Exemption (“PTCE”) 95-60 and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied and (B) is not and will not be a governmental plan (as defined in Section 3(32) of ERISA) or other plan subject to any federal, state or local law that is, to a material extent, similar to the fiduciary responsibility or prohibited transaction provisions of ERISA or Code Section 4975 (“Similar Law”) or any Person acting on behalf of any such governmental plan or other plan or using the assets of such governmental plan or other plan to acquire the Certificate unless its acquisition, holding and disposition of the Certificate would not constitute or otherwise result in a non-exempt violation of Similar Law.]

[FOR TRANSFERS OF CLASS VRR OR WMRR CERTIFICATES: In connection with such transfer, the Purchaser hereby represents and warrants to you that (A) either (i) the Purchaser is not and will not be an employee benefit plan or other plan subject to the fiduciary responsibility or prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”, and any such employee benefit plan or other plan, a “Plan”) or an entity or collective investment fund the assets of which are considered Plan assets under U.S. Department of Labor Reg. Section 2510.3-101, as modified by Section 3(42) of ERISA, or other person acting on behalf of any such Plan or using assets of any such Plan within the meaning of U.S. Department of Labor Reg. Section 2510.3-101, or (ii) (1) the Certificate is acquired by the Purchaser through Citigroup Global Markets Inc., Deutsche Bank Securities Inc. or J.P. Morgan Securities LLC, (2) the Purchaser is an insurance company, (3) the source of funds used to acquire or hold the Certificate or an interest therein is an “insurance company general account,” as such term is defined in Prohibited Transaction Class Exemption (“PTCE”) 95-60 and (4) the conditions in Sections I and III of PTCE 95-60 have been satisfied and (B) the Purchaser is not and will not be a governmental plan (as defined in Section 3(32) of ERISA) or other plan subject to any federal, state or local law that is, to a material extent, similar to the fiduciary responsibility or prohibited transaction provisions of ERISA or Code Section 4975

L-3-2

(“Similar Law”) or any Person acting on behalf of any such governmental plan or other plan or using the assets of such governmental plan or other plan to acquire the Certificate unless its acquisition, holding and disposition of the Certificate would not constitute or otherwise result in a non-exempt violation of Similar Law.]

[FOR TRANSFERS OF CLASS R or class s CERTIFICATES: In connection with such transfer, the Purchaser hereby represents and warrants to you that the Purchaser (A) is not and will not be an employee benefit plan or other plan subject to the fiduciary responsibility or prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”, and any such employee benefit plan or other plan, a “Plan”) or an entity or collective investment fund the assets of which are considered Plan assets under U.S. Department of Labor Reg. Section 2510.3-101, as modified by Section 3(42) of ERISA (including an insurance company that is using the assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA or Similar Law to include assets of Plans)), or other person acting on behalf of any such Plan or using assets of any such Plan and (B) is not and will not be a governmental plan or other plan subject to any federal, state or local law that is, to a material extent, similar to the fiduciary responsibility or prohibited transaction provisions of ERISA or Code Section 4975 (“Similar Law”) or any Person acting on behalf of any such governmental plan or other plan or using the assets of such governmental plan to acquire the Certificate.]

[FOR TRANSFERS OF CLASS R CERTIFICATES: The Purchaser hereby represents and warrants to you that the Purchaser is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended.]

[FOR TRANSFERS OF CLASS S CERTIFICATES: The Purchaser hereby represents and warrants to you that the Purchaser is (1) a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, or (2) an entity that qualifies as an “accredited investor” within the meaning of Rule 501(a) (1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended, or an entity in which all of the equity owners qualify as “accredited investors” within the meaning of Rule 501(a) (1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended.]

L-3-3

IN WITNESS WHEREOF, the Purchaser hereby executes this Representation Letter on the ___ day of _____, ____.

Very truly yours,

[The Purchaser]

By:
Name:
Title:

L-3-4

EXHIBIT L-4

FORM OF INVESTMENT REPRESENTATION LETTER

[Date]

Citibank, N.A., as Certificate Registrar 480 Washington Boulevard, 30th Floor Jersey City, New Jersey 07310 Attention: Securities Window	Citigroup Commercial Mortgage Securities Inc. 388 Greenwich Street, 6th Floor New York, New York 10013 Attention: Richard Simpson Telecopy number: (646) 328-2943 E-mail: richard.simpson@citi.com
Citibank, N.A., as Certificate Administrator 388 Greenwich Street New York, New York 10013 Attention: Global Transaction Services – Benchmark 2019-B12	Citigroup Commercial Mortgage Securities Inc. 390 Greenwich Street, 5th Floor New York, New York 10013 Attention: Raul Orozco Telecopy number: (347) 394-0898 E-mail: raul.d.orozco@citi.com
Wilmington Trust, National Association, as Trustee 1100 North Market Street Wilmington, Delaware 19890 Attention: CMBS Trustee – Benchmark 2019-B12	Citigroup Commercial Mortgage Securities Inc. 388 Greenwich Street, 17th Floor New York, New York 10013 Attention: Ryan M. O’Connor Telecopy number: (646) 862-8988 E-mail: ryan.m.oconnor@citi.com

Re:	Benchmark 2019-B12 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B12, Class [__] (the “Class [__] Certificates”)

Ladies and Gentlemen:

This letter is delivered pursuant to Section 5.03 of the Pooling and Servicing Agreement, dated as of August 1, 2019 (the “Pooling and Servicing Agreement”), between Citigroup Commercial Mortgage Securities Inc., as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, Pacific Life Insurance Company and Trimont Real Estate Advisors, LLC, each as a Special Servicer, Pentalpha Surveillance LLC, as Operating Advisor and Asset Representations Reviewer, Citibank, N.A., as Certificate Administrator, and Wilmington Trust, National Association, as Trustee, on behalf of the holders of Benchmark 2019-B12 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B12 (the “Certificates”), in connection with the transfer by [ ] (the “Seller”) to the undersigned (the “Purchaser”) of [$______ aggregate [principal balance] [notional amount] of

L-4-1

Class [___] Certificates] [a Class [___] Certificate representing a ___% Percentage Interest in the related Class], in certificated fully registered form (such registered interest, the “Transferred Certificate”). Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Pooling and Servicing Agreement.

In connection with such transfer, the undersigned hereby represents and warrants to you as follows:

1.          Check one of the following:1

☐         The Purchaser is an “institutional accredited investor” (an “Institutional Accredited Investor”) (i.e. an entity meeting, or in which all of the equity owners meet, the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”)), and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the investment in the Transferred Certificate, and the Purchaser and any accounts for which the Purchaser is acting are each able to bear the economic risk of our or its investment. The Purchaser is acquiring the Transferred Certificate for its own account or for one or more accounts (each of which is an Institutional Accredited Investor) as to each of which the Purchaser exercises sole investment discretion. The Purchaser hereby undertakes to reimburse the Trust for any costs incurred by it in connection with this transfer.

☐         The Purchaser is a “qualified institutional buyer” (a “QIB”) within the meaning of Rule 144A (“Rule 144A”) under the Securities Act, and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Purchaser is acquiring the Transferred Certificate for its own account, or for the account of another QIB. The Purchaser is aware that the transfer is being made in reliance on Rule 144A, and the Purchaser has had the opportunity to obtain the information required to be provided pursuant to paragraph (d)(4)(i) of Rule 144A. The Purchaser hereby undertakes to reimburse the Trust for any costs incurred by it in connection with this transfer.

2.          The Purchaser’s intention is to acquire the Transferred Certificate (a) for investment for the Purchaser’s own account or (b) for resale to (i) “qualified institutional buyers” in transactions complying with Rule 144A[,FOR TRANSFERS OF ANY CERTIFICATES OTHER THAN CLASS R: or (ii) Institutional Accredited Investors under the Securities Act, pursuant to any other exemption from the registration requirements of the Securities Act, subject in the case of this clause (ii) to (A) the receipt by the Certificate Registrar of a letter substantially in the form hereof, (B) the receipt by the Certificate Registrar of an opinion of counsel acceptable to the Certificate Registrar that such reoffer, resale, pledge or transfer is in compliance with the Securities Act, (C) the receipt by the Certificate Registrar of such other evidence acceptable to the Certificate Registrar that such reoffer, resale, pledge or transfer is in compliance with the Securities Act and other applicable laws (including applicable state and foreign securities laws), and (D) a written undertaking to reimburse the Trust for any costs incurred by it in connection with the proposed transfer.] It understands that the Transferred

1 Any Purchaser of Class R Certificates must check the box that it is a QIB. Only QIBs may acquire a Class R Certificate.

L-4-2

Certificate (and any subsequent Non-Book Entry Certificate) has not been registered under the Securities Act, by reason of a specified exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the Purchaser’s investment intent (or intent to resell to only certain investors in certain exempted transactions) as expressed herein.

3.          The Purchaser acknowledges that the Transferred Certificate (and any Certificate issued on transfer or exchange thereof) has not been registered or qualified under the Securities Act or the securities laws of any State or any other jurisdiction, and that the Transferred Certificate cannot be reoffered, resold, pledged or otherwise transferred unless it is registered or qualified thereunder or unless an exemption from such registration or qualification is available.

4.          The Purchaser has reviewed the applicable Offering Circular dated July 19, 2019, relating to the [Private Certificates][Woodlands Mall Loan-Specific Certificates][Centre Loan-Specific Certificates] (the “Offering Circular”) and the agreements and other materials referred to therein and has had the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated by the Offering Circular.

5.          The Purchaser hereby undertakes to be bound by the terms and conditions of the Pooling and Servicing Agreement in its capacity as an owner of a Non-Book Entry Certificate or Certificates, as the case may be (each, a “Certificateholder”), in all respects as if it were a signatory thereto. This undertaking is made for the benefit of the Trust, the Certificate Registrar and all Certificateholders present and future.

6.          The Purchaser will not sell or otherwise transfer any portion of the Transferred Certificate, except in compliance with Section 5.03 of the Pooling and Servicing Agreement.

7.          Check one of the following:

☐         The Purchaser is a “U.S. Tax Person” and it has attached hereto an Internal Revenue Service (“IRS”) Form W-9 (or successor form).

☐         The Purchaser is not a “U.S. Tax Person” and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the Certificate Administrator (or its agent) with respect to Distributions to be made on the Transferred Certificate(s). The Purchaser has attached hereto (i) a duly executed IRS Form W-8BEN or W-8 BEN-E, as applicable (or successor form), which identifies such Purchaser as the beneficial owner of the Transferred Certificate(s) and states that such Purchaser is not a U.S. Person, (ii) two duly executed copies of IRS Form W-8IMY (and all appropriate attachment) or (iii) two duly executed copies of IRS Form W-8ECI (or successor form), which identify such Purchaser as the beneficial owner of the Transferred Certificate(s) and state that interest and original issue discount on the Transferred Certificate(s) is, or is expected to be, effectively connected with a U.S. trade or business. The Purchaser agrees to provide to the Certificate Administrator an updated IRS Form W-8BEN, IRS Form W-8 BEN-E, IRS Form W-8IMY or IRS Form W-8ECI, as the case may be, any applicable successor IRS forms, or such other certifications as the Certificate Administrator may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Certificate Administrator.

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For the purposes of this paragraph 7, “U.S. Tax Person” means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury Regulations), or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Tax Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Tax Persons).

Please make all payments due on the Transferred Certificates:**

(a)       by wire transfer to the following account at a bank or entity in New York, New York, having appropriate facilities therefor:

Account number:

Institution:

(b)       by mailing a check or draft to the following address:

The Class [__] Certificates registered in the name of the Purchaser should be delivered to a representative of:

The mailing address of the Purchaser is:

**       Please select (a) or (b).

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Very truly yours,

[Insert Name of Purchaser]

By:
Name:
Title:

Dated: ________________, 20__

L-4-5

ANNEX 1

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[for Purchasers other than Registered Investment Companies]

The undersigned hereby certifies as follows to Citigroup Commercial Mortgage Securities Inc. (the “Seller”) and Citibank, N.A., as Certificate Registrar, with respect to the commercial mortgage pass-through certificate being transferred (the “Transferred Certificate”) as described in the Investment Representation Letter to which this certification relates and to which this certification is an Annex:

1.       As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificate (the “Purchaser”).

2.       The Purchaser is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”) because (i) the Purchaser owned and/or invested on a discretionary basis $______________________2 in securities (other than the excluded securities referred to below) as of [specific date since the close of the Purchaser’s most recent fiscal year][the end of the Purchaser’s most recent fiscal year] (such amount being calculated in accordance with Rule 144A) and (ii) the Purchaser satisfies the criteria in the category marked below.

___	Corporation, etc. The Purchaser is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

___	Bank. The Purchaser (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificate in the case of a U.S. bank, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.

___	Savings and Loan. The Purchaser (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an

[2] Purchaser must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Purchaser is a dealer, and, in that case, Purchaser must own and/or invest on a discretionary basis at least $10,000,000 in securities.

Annex-1-1

audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificate in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale for a foreign savings and loan association or equivalent institution.

___	Broker-dealer. The Purchaser is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

___	Insurance Company. The Purchaser is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

___	State or Local Plan. The Purchaser is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

___	ERISA Plan. The Purchaser is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended.

___	Investment Advisor. The Purchaser is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

___	Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection (a) (1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

3.            The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Purchaser, (ii) securities that are part of an unsold allotment to or subscription by the Purchaser, if the Purchaser is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Purchaser, the Purchaser did not include any of the securities referred to in this paragraph.

Annex-1-2

4.            For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Purchaser, the Purchaser used the cost of such securities to the Purchaser, unless the Purchaser reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Purchaser may have included securities owned by subsidiaries of the Purchaser, but only if such subsidiaries are consolidated with the Purchaser in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Purchaser’s direction. However, such securities were not included if the Purchaser is a majority-owned, consolidated subsidiary of another enterprise and the Purchaser is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

5.            The Purchaser acknowledges that it is familiar with Rule 144A and understands that the Seller and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Purchaser may be in reliance on Rule 144A.

Will the Purchaser be purchasing the Transferred Certificate only for the Purchaser’s own account
Yes	No

6.            If the answer to the foregoing question is “no”, then in each case where the Purchaser is purchasing for an account other than its own, such account belongs to a third party that is itself a “qualified institutional buyer” within the meaning of Rule 144A, and the “qualified institutional buyer” status of such third party has been established by the Purchaser through one or more of the appropriate methods contemplated by Rule 144A.

7.            The Purchaser will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Purchaser’s purchase of the Transferred Certificate will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Purchaser is a bank or savings and loan as provided above, the Purchaser agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

8.            Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificate was issued.

Print Name of Purchaser

By:

Name:

Title:

Date:

Annex-1-3

ANNEX 2

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[for Purchasers that are Registered Investment Companies]

The undersigned hereby certifies as follows to Citigroup Commercial Mortgage Securities Inc. (the “Seller”) and Citibank, N.A., as Certificate Registrar, with respect to the mortgage pass-through certificate being transferred (the “Transferred Certificate”) as described in the Investment Representation Letter to which this certification relates and to which this certification is an Annex:

1.            As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificate (the “Purchaser”) or, if the Purchaser is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”) because the Purchaser is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the “Adviser”).

2.            The Purchaser is a “qualified institutional buyer” as defined in Rule 144A because (i) the Purchaser is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Purchaser alone owned and/or invested on a discretionary basis, or the Purchaser’s Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of [specific date since the close of the Purchaser’s most recent fiscal year][the end of the Purchaser’s most recent fiscal year]. For purposes of determining the amount of securities owned by the Purchaser or the Purchaser’s Family of Investment Companies, the cost of such securities was used, unless the Purchaser or any member of the Purchaser’s Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

____	The Purchaser owned and/or invested on a discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Purchaser’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

____	The Purchaser is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Purchaser’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

3.            The term “Family of Investment Companies” as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

Annex-2-1

4.            The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Purchaser or are part of the Purchaser’s Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Purchaser, or owned by the Purchaser’s Family of Investment Companies, the securities referred to in this paragraph were excluded.

5.            The Purchaser is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Purchaser will be in reliance on Rule 144A.

Will the Purchaser be purchasing the Transferred Certificate only for the Purchaser’s own account
Yes	No

6.            If the answer to the foregoing question is “no”, then in each case where the Purchaser is purchasing for an account other than its own, such account belongs to a third party that is itself a “qualified institutional buyer” within the meaning of Rule 144A, and the “qualified institutional buyer” status of such third party has been established by the Purchaser through one or more of the appropriate methods contemplated by Rule 144A.

7.            The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Purchaser’s purchase of the Transferred Certificate will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

8.            Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificate was issued.

Print Name of Purchaser or Adviser

By:

Name:

Title:

IF AN ADVISER:

Print Name of Purchaser

Date:

Annex-2-2

EXHIBIT L-5A

FORM OF TRANSFEREE Certificate for Transfer of vrr INTEREST

[Date]

Citibank, N.A., as Certificate Registrar 480 Washington Boulevard, 30th Floor Jersey City, New Jersey 07310 Attention: Securities Window	Citigroup Commercial Mortgage Securities Inc. 388 Greenwich Street, 6th Floor New York, New York 10013 Attention: Richard Simpson Telecopy number: (646) 328-2943 E-mail: richard.simpson@citi.com
Citi Real Estate Funding Inc. 388 Greenwich Street, 6th Floor New York, New York 10013 Attention: Richard Simpson Telecopy number: (646) 328-2943 E-mail: richard.simpson@citi.com	Citigroup Commercial Mortgage Securities Inc. 390 Greenwich Street, 5th Floor New York, New York 10013 Attention: Raul Orozco Telecopy number: (347) 394-0898 E-mail: raul.d.orozco@citi.com
Citi Real Estate Funding Inc. 390 Greenwich Street, 5th Floor New York, New York 10013 Attention: Raul Orozco Telecopy number: (347) 394-0898 E-mail: raul.d.orozco@citi.com	Citigroup Commercial Mortgage Securities Inc. 388 Greenwich Street, 17th Floor New York, New York 10013 Attention: Ryan M. O’Connor Telecopy number: (646) 862-8988 E-mail: ryan.m.oconnor@citi.com
Citi Real Estate Funding Inc. 388 Greenwich Street, 17th Floor New York, New York 10013 Attention: Ryan M. O’Connor Telecopy number: (646) 862-8988 E-mail: ryan.m.oconnor@citi.com

Re:	Benchmark 2019-B12 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B12 (the “Certificates”) issued pursuant to the Pooling and Servicing Agreement, dated as of August 1, 2019 (the “Pooling and Servicing Agreement”), between Citigroup Commercial Mortgage Securities Inc., as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, Pacific Life Insurance Company and Trimont Real Estate Advisors, LLC, each as a Special Servicer, Pentalpha Surveillance LLC, as Operating Advisor and Asset Representations Reviewer, Citibank, N.A., as Certificate Administrator, and Wilmington Trust, National Association, as Trustee

L-5A-1

Ladies and Gentlemen:

[_____] (the “Purchaser”) hereby agrees with, and certifies, represents and warrants to, you, in your respective capacities as Certificate Registrar, Retaining Sponsor and Depositor, that:

1.	The Purchaser is acquiring from [__________] (the “Transferor”) $[_____] principal balance of the Class VRR Certificates (the “Transferred Interest”).

2.	The Purchaser is aware that, following its acquisition of the Transferred Interest, the Certificate Registrar will not register any transfer of the Transferred Interest by the Purchaser unless the transferee, or such transferee’s agent, delivers to the Certificate Registrar, among other things, a certificate in substantially the same form as this certificate. The Purchaser expressly agrees that it will not consummate any such transfer if it knows or believes that any representation contained in such certificate is false.

3.	If the Purchaser is an insurance company general account relying on PTCE 95-60 to cover its acquisition of any ERISA Restricted Certificate constituting a portion of the Transferred Interest, (a) all of the conditions of Parts I and III of PTCE 95-60 will be satisfied with respect to the acquisition of such ERISA Restricted Certificate and (b) the acquisition of such ERISA Restricted Certificate will be effected through Citigroup Global Markets Inc., Deutsche Bank Securities Inc. or J.P. Morgan Securities LLC, or an affiliate thereof.

4.	Check one of the following:

☐            The Purchaser agrees with, and certifies, represents and warrants to, you, in your respective capacities as Certificate Registrar, Retaining Sponsor and Depositor, that the transfer will occur during the VRR Interest Transfer Restriction Period and that:

A.	The Purchaser is a “majority-owned affiliate”, as such term is defined in Regulation RR, of the Transferor (a “Majority-Owned Affiliate”).

B.	The Purchaser is not acquiring the Transferred Interest as a nominee, trustee or agent for any person that is not a Majority-Owned Affiliate, and that for so long as it retains its interest in the Transferred Interest, it will remain a Majority-Owned Affiliate.

C.	The Purchaser has executed and delivered a joinder agreement substantially in the form attached as Exhibit C to the Vertical Credit Risk Retention Agreement, dated and effective as of July 19, 2019 (the “Vertical Credit Risk Retention Agreement”), between Citi Real Estate Funding Inc., JPMorgan Chase Bank, National Association, Deutsche Bank AG, New York Branch, German American Capital Corporation and the Depositor, pursuant to which the Purchaser has agreed to be bound by the terms of the Vertical Credit Risk Retention Agreement to the same extent as if the Purchaser was the Transferor.

L-5A-2

D.	The Purchaser hereby makes each representation set forth in Section 4(b) of the Vertical Credit Risk Retention Agreement, other than the representations in Sections 4(b)(viii) and 4(b)(ix) [and except that it is a [_____], duly organized, validly existing and in good standing under the laws of [_____]].

E.	The Purchaser consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that its ownership of the Transferred Interest will satisfy the risk retention requirements of the Transferor, in its capacity as [the retaining sponsor][an originator] under Regulation RR.

☐            The Purchaser certifies, represents and warrants to you, in your respective capacities as Certificate Registrar, Retaining Sponsor and Depositor, that the transfer will occur after the termination of the VRR Interest Transfer Restriction Period.

Capitalized terms used but not defined herein have the meanings assigned thereto in the Pooling and Servicing Agreement.

IN WITNESS WHEREOF, the Purchaser has caused this instrument to be duly executed on its behalf by its duly authorized senior officer this ___day of _________, 20__.

[PURCHASER]

By:
Name:
Title:

L-5A-3

The foregoing certificate is hereby confirmed, and the transfer is accepted, as of the date first above written:

[APPLICABLE RETAINING PARTY]3

By:
Name:
Title:

[Medallion Stamp Guarantee]

[CITI REAL ESTATE FUNDING INC.]4

By:
Name:
Title:

CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.

By:
Name:
Title:

3 Signature of Retaining Party is required if the Retaining Party is different than the transferor

4 Signature of Retaining Sponsor is required if the Retaining Sponsor is different than the applicable Retaining Party

L-5A-4

EXHIBIT L-5B

FORM OF TRANSFEREE Certificate for Transfer of HrR INTEREST

[Date]

Citibank, N.A., as Certificate Registrar 480 Washington Boulevard, 30th Floor Jersey City, New Jersey 07310 Attention: Securities Window	Citigroup Commercial Mortgage Securities Inc. 388 Greenwich Street, 6th Floor New York, New York 10013 Attention: Richard Simpson Telecopy number: (646) 328-2943 E-mail: richard.simpson@citi.com
Citi Real Estate Funding Inc. 388 Greenwich Street, 6th Floor New York, New York 10013 Attention: Richard Simpson Telecopy number: (646) 328-2943 E-mail: richard.simpson@citi.com	Citigroup Commercial Mortgage Securities Inc. 390 Greenwich Street, 5th Floor New York, New York 10013 Attention: Raul Orozco Telecopy number: (347) 394-0898 E-mail: raul.d.orozco@citi.com
Citi Real Estate Funding Inc. 390 Greenwich Street, 5th Floor New York, New York 10013 Attention: Raul Orozco Telecopy number: (347) 394-0898 E-mail: raul.d.orozco@citi.com	Citigroup Commercial Mortgage Securities Inc. 388 Greenwich Street, 17th Floor New York, New York 10013 Attention: Ryan M. O’Connor Telecopy number: (646) 862-8988 E-mail: ryan.m.oconnor@citi.com
Citi Real Estate Funding Inc. 388 Greenwich Street, 17th Floor New York, New York 10013 Attention: Ryan M. O’Connor Telecopy number: (646) 862-8988 E-mail: ryan.m.oconnor@citi.com

Re:	Benchmark 2019-B12 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B12 (the “Certificates”) issued pursuant to the Pooling and Servicing Agreement, dated as of August 1, 2019 (the “Pooling and Servicing Agreement”), between Citigroup Commercial Mortgage Securities Inc., as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, Pacific Life Insurance Company and Trimont Real Estate Advisors, LLC, each as a Special Servicer, Pentalpha Surveillance LLC, as Operating Advisor and Asset Representations Reviewer, Citibank, N.A., as Certificate Administrator, and Wilmington Trust, National Association, as Trustee

L-5B-1

Ladies and Gentlemen:

[_____] (the “Purchaser”) hereby certifies, represents and warrants to you, in your respective capacities as Certificate Registrar, Retaining Sponsor and Depositor, that:

1.	The Purchaser is acquiring from [__________] (the “Transferor”) Class F-RR, Class G-RR and Class J-RR Certificates in the principal balances set forth below (collectively, the “Transferred Interest”):

Class	Principal Balance
Class F-RR	$
Class G-RR	$
Class J-RR	$

2.	The Purchaser is aware that, following its acquisition of the Transferred Interest, the Certificate Registrar will not register any transfer of the Transferred Interest by the Purchaser unless the transferee, or such transferee’s agent, delivers to the Certificate Registrar, among other things, a certificate in substantially the same form as this certificate. The Purchaser expressly agrees that it will not consummate any such transfer if it knows or believes that any representation contained in such certificate is false.

3.	If the Purchaser is an insurance company general account relying on PTCE 95-60 to cover its acquisition of the Transferred Interest, (a) all of the conditions of Parts I and III of PTCE 95-60 will be satisfied with respect to the acquisition of the Transferred Interest and (b) the acquisition of the Transferred Interest will be effected through Citigroup Global Markets Inc., Deutsche Bank Securities Inc. or J.P. Morgan Securities LLC, or an affiliate thereof.

4.	Check one of the following:

☐            The Purchaser agrees with, and certifies, represents and warrants to you, in your respective capacities as Certificate Registrar, Retaining Sponsor and Depositor, that the transfer will occur during the HRR Interest Transfer Restriction Period and that:

A.	The Purchaser is a “majority-owned affiliate”, as such term is defined in Regulation RR, of the Transferor (a “Majority-Owned Affiliate”).

B.	The Purchaser is not acquiring the Transferred Interest as a nominee, trustee or agent for any person that is not a Majority-Owned Affiliate, and that for so long as it retains its interest in the Transferred Interest, it will remain a Majority-Owned Affiliate.

C.	The Purchaser has executed and delivered a joinder agreement, dated as of the date of the transfer, substantially in the in the form attached as Exhibit A to the TPP Risk Retention Agreement, dated as of July 19, 2019 (the “TPP Risk

L-5B-2

Retention Agreement”), between Citigroup Commercial Mortgage Securities Inc., Citi Real Estate Funding Inc., and KKR Real Estate Credit Opportunity Partners II L.P., pursuant to which the Purchaser has agreed to be bound by the terms of the TPP Risk Retention Agreement to the same extent as if the Purchaser was the Transferor itself.

☐            The Purchaser agrees with, and certifies, represents and warrants to you, in your respective capacities as Certificate Registrar, Retaining Sponsor and Depositor, that the transfer will occur after the termination of the HRR Interest Transfer Restriction Period.

☐            The Purchaser certifies, represents and warrants to you, in your respective capacities as Certificate Registrar, Retaining Sponsor and Depositor, that the transfer will occur on or after the fifth anniversary of the Closing Date and that:

A.           The Purchaser is a “Subsequent Third Party Purchaser”, as such term is defined in the TPP Retention Agreement, dated as of July 19, 2019 (the “TPP Risk Retention Agreement”), between Citigroup Commercial Mortgage Securities Inc., Citi Real Estate Funding Inc., and KKR Real Estate Credit Opportunity Partners II L.P.

B.            The Purchaser has executed and delivered to the Retaining Sponsor a “Subsequent TPP Risk Retention Agreement” (as such term is defined in the TPP Risk Retention Agreement) dated as of the date of the transfer, as required pursuant to Section 6(iv) of the TPP Risk Retention Agreement.

C.            The transfer will be made in accordance with Section 6 of the TPP Risk Retention Agreement, and the Purchaser has complied with all the provisions, and has satisfied all the requirements, set forth in Section 6 of the TPP Risk Retention Agreement.

☐          The Purchaser is otherwise permitted to purchase the Transferred Interest under the terms of the TPP Risk Retention Agreement or a Subsequent TPP Risk Retention Agreement (as defined in the TPP Risk Retention Agreement), as applicable, or under the terms of any joinder agreement to the TPP Risk Retention Agreement or such Subsequent TPP Risk Retention Agreement, as applicable. Please provide additional information in the space below to explain:

Capitalized terms used but not defined herein have the meanings assigned thereto in the Pooling and Servicing Agreement.

IN WITNESS WHEREOF, the Purchaser has caused this instrument to be duly executed on its behalf by its duly authorized senior officer this ___day of _________, 20__.

L-5B-3

[PURCHASER]

By:
Name:
Title:

The foregoing certificate is hereby confirmed, and the transfer is accepted, as of the date first above written:

[APPLICABLE RETAINING PARTY]

By:
Name:
Title:

[CITI REAL ESTATE FUNDING INC.]5

By:
Name:
Title:

5 Signature of Retaining Sponsor is required if the Retaining Sponsor is different than the applicable Retaining Party

L-5B-4

EXHIBIT L-5C

FORM OF TRANSFEREE Certificate for Transfer of wmrr INTEREST

[Date]

Citibank, N.A., as Certificate Registrar 480 Washington Boulevard, 30th Floor Jersey City, New Jersey 07310 Attention: Securities Window	Citigroup Commercial Mortgage Securities Inc. 388 Greenwich Street, 6th Floor New York, New York 10013 Attention: Richard Simpson Telecopy number: (646) 328-2943 E-mail: richard.simpson@citi.com
German American Capital Corporation 60 Wall Street New York, New York 10005 Attention: Lainie Kaye with a copy by electronic mail to lainie.kaye@db.com and to cmbs.requests@db.com	Citigroup Commercial Mortgage Securities Inc. 390 Greenwich Street, 5th Floor New York, New York 10013 Attention: Raul Orozco Telecopy number: (347) 394-0898 E-mail: raul.d.orozco@citi.com
Citigroup Commercial Mortgage Securities Inc. 388 Greenwich Street, 17th Floor New York, New York 10013 Attention: Ryan M. O’Connor Telecopy number: (646) 862-8988 E-mail: ryan.m.oconnor@citi.com

Re:	Benchmark 2019-B12 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B12 (the “Certificates”) issued pursuant to the Pooling and Servicing Agreement, dated as of August 1, 2019 (the “Pooling and Servicing Agreement”), between Citigroup Commercial Mortgage Securities Inc., as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, Pacific Life Insurance Company and Trimont Real Estate Advisors, LLC, each as a Special Servicer, Pentalpha Surveillance LLC, as Operating Advisor and Asset Representations Reviewer, Citibank, N.A., as Certificate Administrator, and Wilmington Trust, National Association, as Trustee

L-5C-1

Ladies and Gentlemen:

[_____] (the “Purchaser”) hereby agrees with, and certifies, represents and warrants to, you, in your respective capacities as Certificate Registrar, Woodlands Mall Retaining Sponsor and Depositor, that:

1.	The Purchaser is acquiring from [__________] (the “Transferor”) $[_____] principal balance of the Class WMRR Certificates (the “Transferred Interest”).

2.	The Purchaser is aware that, following its acquisition of the Transferred Interest, the Certificate Registrar will not register any transfer of the Transferred Interest by the Purchaser unless the transferee, or such transferee’s agent, delivers to the Certificate Registrar, among other things, a certificate in substantially the same form as this certificate. The Purchaser expressly agrees that it will not consummate any such transfer if it knows or believes that any representation contained in such certificate is false.

3.	If the Purchaser is an insurance company general account relying on PTCE 95-60 to cover its acquisition of any ERISA Restricted Certificate constituting a portion of the Transferred Interest, (a) all of the conditions of Parts I and III of PTCE 95-60 will be satisfied with respect to the acquisition of such ERISA Restricted Certificate and (b) the acquisition of such ERISA Restricted Certificate will be effected through Citigroup Global Markets Inc. or Deutsche Bank Securities Inc. or J.P. Morgan Securities LLC, or an affiliate thereof.

4.	Check one of the following:

☐            The Purchaser agrees with, and certifies, represents and warrants to, you, in your respective capacities as Certificate Registrar, Woodlands Mall Retaining Sponsor and Depositor, that the transfer will occur during the WMRR Transfer Restriction Period and that:

A.	The Purchaser is a “majority-owned affiliate”, as such term is defined in Regulation RR, of the Transferor (a “Majority-Owned Affiliate”).

B.	The Purchaser is not acquiring the Transferred Interest as a nominee, trustee or agent for any person that is not a Majority-Owned Affiliate, and that for so long as it retains its interest in the Transferred Interest, it will remain a Majority-Owned Affiliate.

C.	The Purchaser consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that its ownership of the Transferred Interest will satisfy the risk retention requirements of the Transferor, in its capacity as [the retaining sponsor][an originator] under Regulation RR.

☐            The Purchaser certifies, represents and warrants to you, in your respective capacities as Certificate Registrar, Woodlands Mall Retaining Sponsor and Depositor,

L-5C-2

that the transfer will occur after the termination of the WMRR Transfer Restriction Period.

Capitalized terms used but not defined herein have the meanings assigned thereto in the Pooling and Servicing Agreement.

IN WITNESS WHEREOF, the Purchaser has caused this instrument to be duly executed on its behalf by its duly authorized senior officer this ___day of _________, 20__.

[PURCHASER]

By:
Name:
Title:

L-5C-3

The foregoing certificate is hereby confirmed, and the transfer is accepted, as of the date first above written:

[APPLICABLE RETAINING PARTY]6

By:
Name:
Title:

[Medallion Stamp Guarantee]

By:
Name:
Title:

[GERMAN AMERICAN CAPITAL CORPORATION]7

By:
Name:
Title:

CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.

By:
Name:
Title:

6 Signature of Retaining Party is required if the Retaining Party is different than the transferor

7 Signature of Woodlands Mall Retaining Sponsor is required if the Woodlands Mall Retaining Sponsor is different than the applicable Retaining Party

L-5C-4

EXHIBIT L-5D

FORM OF TRANSFEREE Certificate for Transfer of CLASS TCrR CERTIFICATES

[Date]

Citibank, N.A., as Certificate Registrar 480 Washington Boulevard, 30th Floor Jersey City, New Jersey 07310 Attention: Securities Window	Citigroup Commercial Mortgage Securities Inc. 388 Greenwich Street, 6th Floor New York, New York 10013 Attention: Richard Simpson Telecopy number: (646) 328-2943 E-mail: richard.simpson@citi.com
Citi Real Estate Funding Inc. 388 Greenwich Street, 6th Floor New York, New York 10013 Attention: Richard Simpson Telecopy number: (646) 328-2943 E-mail: richard.simpson@citi.com	Citigroup Commercial Mortgage Securities Inc. 390 Greenwich Street, 5th Floor New York, New York 10013 Attention: Raul Orozco Telecopy number: (347) 394-0898 E-mail: raul.d.orozco@citi.com
Citi Real Estate Funding Inc. 390 Greenwich Street, 5th Floor New York, New York 10013 Attention: Raul Orozco Telecopy number: (347) 394-0898 E-mail: raul.d.orozco@citi.com	Citigroup Commercial Mortgage Securities Inc. 388 Greenwich Street, 17th Floor New York, New York 10013 Attention: Ryan M. O’Connor Telecopy number: (646) 862-8988 E-mail: ryan.m.oconnor@citi.com
Citi Real Estate Funding Inc. 388 Greenwich Street, 17th Floor New York, New York 10013 Attention: Ryan M. O’Connor Telecopy number: (646) 862-8988 E-mail: ryan.m.oconnor@citi.com

L-5D-1

Re:	Benchmark 2019-B12 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B12 (the “Certificates”) issued pursuant to the Pooling and Servicing Agreement, dated as of August 1, 2019 (the “Pooling and Servicing Agreement”), between Citigroup Commercial Mortgage Securities Inc., as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, Pacific Life Insurance Company and Trimont Real Estate Advisors, LLC, each as a Special Servicer, Pentalpha Surveillance LLC, as Operating Advisor and Asset Representations Reviewer, Citibank, N.A., as Certificate Administrator, and Wilmington Trust, National Association, as Trustee

Ladies and Gentlemen:

[_____] (the “Purchaser”) hereby certifies, represents and warrants to you, in your respective capacities as Certificate Registrar, Centre Retaining Sponsor and Depositor, that:

1.	The Purchaser is acquiring from [__________] (the “Transferor”) $[__________] principal balance of the Class TCRR Certificates (the “Transferred Interest”).

2.	The Purchaser is aware that, following its acquisition of the Transferred Interest, the Certificate Registrar will not register any transfer of the Transferred Interest by the Purchaser unless the transferee, or such transferee’s agent, delivers to the Certificate Registrar, among other things, a certificate in substantially the same form as this certificate. The Purchaser expressly agrees that it will not consummate any such transfer if it knows or believes that any representation contained in such certificate is false.

3.	If the Purchaser is an insurance company general account relying on PTCE 95-60 to cover its acquisition of the Transferred Interest, (a) all of the conditions of Parts I and III of PTCE 95-60 will be satisfied with respect to the acquisition of the Transferred Interest and (b) the acquisition of the Transferred Interest will be effected through Citigroup Global Markets Inc., Deutsche Bank Securities Inc. or J.P. Morgan Securities LLC, or an affiliate thereof.

4.	Check one of the following:

☐            The Purchaser agrees with, and certifies, represents and warrants to you, in your respective capacities as Certificate Registrar, Centre Retaining Sponsor and Depositor, that the transfer will occur during the TCRR Transfer Restriction Period and that:

A.	The Purchaser is a “majority-owned affiliate”, as such term is defined in Regulation RR, of the Transferor (a “Majority-Owned Affiliate”).

B.	The Purchaser is not acquiring the Transferred Interest as a nominee, trustee or agent for any person that is not a Majority-Owned Affiliate, and that for so long as it retains its interest in the Transferred Interest, it will remain a Majority-Owned Affiliate.

L-5D-2

C.	The Purchaser has executed and delivered to the Centre Retaining Sponsor a “Subsequent TPP Agreement” (as such term is defined in the Third Party Purchaser Agreement, dated as of July 19, 2019 (the “Centre TPP Agreement”), between Citigroup Commercial Mortgage Securities Inc., Citi Real Estate Funding Inc., and CRE Fund Investments III LLC) dated as of the date of the transfer, as required pursuant to Section 3(b)(iv) of the Center TPP Agreement.

☐            The Purchaser agrees with, and certifies, represents and warrants to you, in your respective capacities as Certificate Registrar, Centre Retaining Sponsor and Depositor, that the transfer will occur after the termination of the TCRR Transfer Restriction Period.

☐            The Purchaser certifies, represents and warrants to you, in your respective capacities as Certificate Registrar, Centre Retaining Sponsor and Depositor, that the transfer will occur on or after the fifth anniversary of the Closing Date and that:

A.           The Purchaser is a “Subsequent Third Party Purchaser”, as such term is defined in the Third Party Purchaser Agreement, dated as of July 19, 2019 (the “Centre TPP Agreement”), between Citigroup Commercial Mortgage Securities Inc., Citi Real Estate Funding Inc., and CRE Fund Investments III LLC.

B.            The Purchaser has executed and delivered to the Centre Retaining Sponsor a “Subsequent TPP Agreement” (as such term is defined in the Centre TPP Agreement) dated as of the date of the transfer, as required pursuant to Section 3(c)(iv) of the Centre TPP Agreement.

C.            The transfer will be made in accordance with Section 3(c) of the Centre TPP Agreement, and the Purchaser has complied with all the provisions, and has satisfied all the requirements, set forth in Section 3(c) of the Centre TPP Agreement.

☐          The Purchaser is otherwise permitted to purchase the Transferred Interest under the terms of the Centre TPP Agreement or a Subsequent TPP Agreement (as defined in the Centre TPP Agreement), as applicable. Please provide additional information in the space below to explain:

Capitalized terms used but not defined herein have the meanings assigned thereto in the Pooling and Servicing Agreement.

L-5D-3

IN WITNESS WHEREOF, the Purchaser has caused this instrument to be duly executed on its behalf by its duly authorized senior officer this ___day of _________, 20__.

[PURCHASER]

By:
Name:
Title:

L-5D-4

The foregoing certificate is hereby confirmed, and the transfer is accepted, as of the date first above written:

[APPLICABLE RETAINING PARTY]

By:
Name:
Title:

[CITI REAL ESTATE FUNDING INC.]8

By:
Name:
Title:

8 Signature of Centre Retaining Sponsor is required if the Centre Retaining Sponsor is different than the applicable Retaining Party

L-5D-5

EXHIBIT L-6A

FORM OF TRANSFEROR Certificate for Transfer of VRR INTEResT

[Date]

Citibank, N.A., as Certificate Registrar 480 Washington Boulevard, 30th Floor Jersey City, New Jersey 07310 Attention: Securities Window	Citigroup Commercial Mortgage Securities Inc. 388 Greenwich Street, 6th Floor New York, New York 10013 Attention: Richard Simpson Telecopy number: (646) 328-2943 E-mail: richard.simpson@citi.com
Citi Real Estate Funding Inc. 388 Greenwich Street, 6th Floor New York, New York 10013 Attention: Richard Simpson Telecopy number: (646) 328-2943 E-mail: richard.simpson@citi.com	Citigroup Commercial Mortgage Securities Inc. 390 Greenwich Street, 5th Floor New York, New York 10013 Attention: Raul Orozco Telecopy number: (347) 394-0898 E-mail: raul.d.orozco@citi.com
Citi Real Estate Funding Inc. 390 Greenwich Street, 5th Floor New York, New York 10013 Attention: Raul Orozco Telecopy number: (347) 394-0898 E-mail: raul.d.orozco@citi.com	Citigroup Commercial Mortgage Securities Inc. 388 Greenwich Street, 17th Floor New York, New York 10013 Attention: Ryan M. O’Connor Telecopy number: (646) 862-8988 E-mail: ryan.m.oconnor@citi.com
Citi Real Estate Funding Inc. 388 Greenwich Street, 17th Floor New York, New York 10013 Attention: Ryan M. O’Connor Telecopy number: (646) 862-8988 E-mail: ryan.m.oconnor@citi.com

Re:	Benchmark 2019-B12 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B12 (the “Certificates”)

Ladies and Gentlemen:

This letter is delivered to you in connection with the transfer by [______] (the “Transferor”) to [______] (the “Transferee”) of $[_____] principal balance of the Class VRR Certificates (the “Transferred Interest”).

The Certificates were issued pursuant to the Pooling and Servicing Agreement, dated as of August 1, 2019 (the “Pooling and Servicing Agreement”), between Citigroup

L-6A-1

Commercial Mortgage Securities Inc., as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, Pacific Life Insurance Company and Trimont Real Estate Advisors, LLC, each as a Special Servicer, Pentalpha Surveillance LLC, as Operating Advisor and Asset Representations Reviewer, Citibank, N.A., as Certificate Administrator, and Wilmington Trust, National Association, as Trustee. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, in your respective capacities as Certificate Registrar, Retaining Sponsor and Depositor, that:

1.	The transfer is in compliance with Sections 5.02 and 5.03 of the Pooling and Servicing Agreement.

2.	Check one of the following:

☐	The Transferor certifies, represents and warrants to you, in your respective capacities as Certificate Registrar, Retaining Sponsor and Depositor, that the transfer will occur during the VRR Interest Transfer Restriction Period and that:

A.	The transfer is in compliance with the Vertical Credit Risk Retention Agreement, between Citi Real Estate Funding Inc., JPMorgan Chase Bank, National Association, Deutsche Bank AG, New York Branch, German American Capital Corporation and the Depositor, dated and effective as of July 19, 2019 (the “Vertical Credit Risk Retention Agreement”).

B.	The Transferee is a “majority-owned affiliate”, as such term is defined in Regulation RR, of the Transferor.

C.	The Transferor has complied in all material respects with all of the covenants in the Vertical Credit Risk Retention Agreement during the period from the date of the Vertical Credit Risk Retention Agreement through and including the date of this transfer.

D.	All of the representations and warranties made by the Transferor in the Vertical Credit Risk Retention Agreement are true and correct as of the date of the transfer.

E.	All of the requirements set forth in Section 3(c) of the Vertical Credit Risk Retention Agreement have been complied with through and including the date of the transfer.

☐	The Transferor certifies, represents and warrants to you, in your respective capacities as Certificate Registrar, Retaining Sponsor and Depositor, that the transfer will occur after the termination of the VRR Interest Transfer Restriction Period.

L-6A-2

3.	The Transferor understands that the Transferee has delivered to you a Transferee Certificate in the form attached to the Pooling and Servicing Agreement as Exhibit L-5A. The Transferor does not know or believe that any representation contained therein is false.

IN WITNESS WHEREOF, the Transferor has caused this instrument to be duly executed on its behalf by its duly authorized senior officer this ___day of _________, 20__.

[TRANSFEROR]

By:
Name:
Title:

L-6A-3

The foregoing certificate is hereby confirmed, and the transfer is accepted, as of the date first above written:

[APPLICABLE RETAINING PARTY]9

By:
Name:
Title:

[Medallion Stamp Guarantee]

[CITI REAL ESTATE FUNDING INC.]10

By:
Name:
Title:

CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.

By:
Name:
Title:

9 Signature of Retaining Party is required if the Retaining Party is different than the transferor

10 Signature of Retaining Sponsor is required if the Retaining Sponsor is different than the applicable Retaining Party

L-6A-4

EXHIBIT L-6B

FORM OF TRANSFEROR Certificate for Transfer of HRR INTEREST

[Date]

Citibank, N.A., as Certificate Registrar 480 Washington Boulevard, 30th Floor Jersey City, New Jersey 07310 Attention: Securities Window	Citigroup Commercial Mortgage Securities Inc. 388 Greenwich Street, 6th Floor New York, New York 10013 Attention: Richard Simpson Telecopy number: (646) 328-2943 E-mail: richard.simpson@citi.com
Citi Real Estate Funding Inc. 388 Greenwich Street, 6th Floor New York, New York 10013 Attention: Richard Simpson Telecopy number: (646) 328-2943 E-mail: richard.simpson@citi.com	Citigroup Commercial Mortgage Securities Inc. 390 Greenwich Street, 5th Floor New York, New York 10013 Attention: Raul Orozco Telecopy number: (347) 394-0898 E-mail: raul.d.orozco@citi.com
Citi Real Estate Funding Inc. 390 Greenwich Street, 5th Floor New York, New York 10013 Attention: Raul Orozco Telecopy number: (347) 394-0898 E-mail: raul.d.orozco@citi.com	Citigroup Commercial Mortgage Securities Inc. 388 Greenwich Street, 17th Floor New York, New York 10013 Attention: Ryan M. O’Connor Telecopy number: (646) 862-8988 E-mail: ryan.m.oconnor@citi.com
Citi Real Estate Funding Inc. 388 Greenwich Street, 17th Floor New York, New York 10013 Attention: Ryan M. O’Connor Telecopy number: (646) 862-8988 E-mail: ryan.m.oconnor@citi.com
Re:	Benchmark 2019-B12 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B12 (the “Certificates”)

Ladies and Gentlemen:

This letter is delivered to you in connection with the transfer by [______] (the “Transferor”) to [______] (the “Transferee”) of Class F-RR, Class G-RR and Class J-RR Certificates in the principal balances set forth below (collectively, the “Transferred Interest”):

L-6B-1

Class	Principal Balance
Class F-RR	$
Class G-RR	$
Class J-RR	$

The Certificates were issued pursuant to the Pooling and Servicing Agreement, dated as of August 1, 2019 (the “Pooling and Servicing Agreement”), between Citigroup Commercial Mortgage Securities Inc., as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, Pacific Life Insurance Company and Trimont Real Estate Advisors, LLC, each as a Special Servicer, Pentalpha Surveillance LLC, as Operating Advisor and Asset Representations Reviewer, Citibank, N.A., as Certificate Administrator, and Wilmington Trust, National Association, as Trustee. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, in your respective capacities as Certificate Registrar, Retaining Sponsor and Depositor, that:

1.	The transfer is in compliance with Sections 5.02 and 5.03 of the Pooling and Servicing Agreement.

2.	Check one of the following:

☐	The Transferor certifies, represents and warrants to you, in your respective capacities as Certificate Registrar, Retaining Sponsor and Depositor, that the transfer will occur during the HRR Interest Transfer Restriction Period and that:

A.	The Transferee is a “majority-owned affiliate”, as such term is defined in Regulation RR, of the Transferor.

B.	The transfer will be made in accordance with Section 5 of the TPP Risk Retention Agreement, dated as of July 19, 2019 (the “TPP Risk Retention Agreement”), between Citigroup Commercial Mortgage Securities Inc., Citi Real Estate Funding Inc., and KKR Real Estate Credit Opportunity Partners II L.P., and all of the requirements set forth in Section 5 of the TPP Risk Retention Agreement have been complied with through and including the date of the transfer.

☐	The Transferor certifies, represents and warrants to you, in your respective capacities as Certificate Registrar, Retaining Sponsor and Depositor, that the transfer will occur after the termination of the HRR Interest Transfer Restriction Period.

☐	The Transferor certifies, represents and warrants to you, in your respective capacities as Certificate Registrar, Retaining Sponsor and Depositor, that the transfer will occur on or after the fifth anniversary of the Closing Date and that:

L-6B-2

A.	The transfer will be made in accordance with Section 6 of the TPP Risk Retention Agreement (the “TPP Risk Retention Agreement”), dated as of July 19, 2019, between Citigroup Commercial Mortgage Securities Inc., Citi Real Estate Funding Inc., and KKR Real Estate Credit Opportunity Partners II L.P, and all of the requirements set forth in Section 6 of the TPP Risk Retention Agreement have been complied with through and including the date of the transfer.

☐	The Transferor is otherwise permitted to transfer the Transferred Interest under the terms of the TPP Risk Retention Agreement or a Subsequent TPP Risk Retention Agreement (as defined in the TPP Risk Retention Agreement), as applicable, or under the terms of any joinder agreement to the TPP Risk Retention Agreement or such Subsequent TPP Risk Retention Agreement, as applicable. Please provide additional information in the space below to explain:

3.	The Transferor understands that the Transferee has delivered to you a Transferee Certificate in the form attached to the Pooling and Servicing Agreement as Exhibit L-5B. The Transferor does not have knowledge, after reasonable due diligence, that any representation contained therein is false.

IN WITNESS WHEREOF, the Transferor has caused this instrument to be duly executed on its behalf by its duly authorized senior officer this ___day of _________, 20__.

[TRANSFEROR]

By:
Name:
Title:

L-6B-3

The foregoing certificate is hereby confirmed, and the transfer is accepted, as of the date first above written:

[APPLICABLE RETAINING PARTY]11

By:
Name:
Title:

[CITI REAL ESTATE FUNDING INC.]12

By:
Name:
Title:

11 Signature of Retaining Party is required if the Retaining Party is different than the transferor

12 Signature of Retaining Sponsor is required if the Retaining Sponsor is different than the applicable Retaining Party

L-6B-4

EXHIBIT L-6C

FORM OF TRANSFEROR Certificate for Transfer of wmRR INTEResT

[Date]

Citibank, N.A., as Certificate Registrar 480 Washington Boulevard, 30th Floor Jersey City, New Jersey 07310 Attention: Securities Window	Citigroup Commercial Mortgage Securities Inc. 388 Greenwich Street, 6th Floor New York, New York 10013 Attention: Richard Simpson Telecopy number: (646) 328-2943 E-mail: richard.simpson@citi.com
German American Capital Corporation 60 Wall Street New York, New York 10005 Attention: Lainie Kaye with a copy by electronic mail to lainie.kaye@db.com and to cmbs.requests@db.com	Citigroup Commercial Mortgage Securities Inc. 390 Greenwich Street, 5th Floor New York, New York 10013 Attention: Raul Orozco Telecopy number: (347) 394-0898 E-mail: raul.d.orozco@citi.com

Citigroup Commercial Mortgage Securities Inc. 388 Greenwich Street, 17th Floor New York, New York 10013 Attention: Ryan M. O’Connor Telecopy number: (646) 862-8988 E-mail: ryan.m.oconnor@citi.com

Re:	Benchmark 2019-B12 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B12 (the “Certificates”)

Ladies and Gentlemen:

This letter is delivered to you in connection with the transfer by [______] (the “Transferor”) to [______] (the “Transferee”) of $[_____] principal balance of the Class WMRR Certificates (the “Transferred Interest”).

The Certificates were issued pursuant to the Pooling and Servicing Agreement, dated as of August 1, 2019 (the “Pooling and Servicing Agreement”), between Citigroup Commercial Mortgage Securities Inc., as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, Pacific Life Insurance Company and Trimont Real Estate Advisors, LLC, each as a Special Servicer, Pentalpha Surveillance LLC, as Operating Advisor and Asset

L-6C-1

Representations Reviewer, Citibank, N.A., as Certificate Administrator, and Wilmington Trust, National Association, as Trustee. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, in your respective capacities as Certificate Registrar, Woodlands Mall Retaining Sponsor and Depositor, that:

1.	The transfer is in compliance with Sections 5.02 and 5.03 of the Pooling and Servicing Agreement.

2.	Check one of the following:

☐	The Transferor certifies, represents and warrants to you, in your respective capacities as Certificate Registrar [, Woodlands Mall Retaining Sponsor][13] and Depositor, that the transfer will occur during the WMRR Transfer Restriction Period and that:

A.	The transfer is in compliance with the [Credit Risk Retention Agreement], dated and effective as of July 19, 2019 (the “Woodlands Mall Credit Risk Retention Agreement”) between German American Capital Corporation and the Depositor.

B.	The Transferee is a “majority-owned affiliate”, as such term is defined in Regulation RR, of the Transferor.

C.	The Transferor has complied in all material respects with all of the covenants in the Woodlands Mall Credit Risk Retention Agreement during the period from the date of the Woodlands Mall Credit Risk Retention Agreement through and including the date of this transfer.

D.	All of the representations and warranties made by the Transferor in the Woodlands Mall Credit Risk Retention Agreement are true and correct as of the date of the transfer.

E.	All of the requirements set forth in Section 3(c) of the Woodlands Mall Credit Risk Retention Agreement have been complied with through and including the date of the transfer.

☐	The Transferor certifies, represents and warrants to you, in your respective capacities as Certificate Registrar, Woodlands Mall Retaining Sponsor and Depositor, that the transfer will occur after the termination of the WMRR Transfer Restriction Period.

3.	The Transferor understands that the Transferee has delivered to you a Transferee Certificate in the form attached to the Pooling and Servicing Agreement as Exhibit L-5C. The Transferor does not know or believe that any representation contained therein is false.

13 Include if the Woodlands Mall Retaining Sponsor is different than the Transferor

L-6C-2

IN WITNESS WHEREOF, the Transferor has caused this instrument to be duly executed on its behalf by its duly authorized senior officer this ___day of _________, 20__.

[TRANSFEROR]

By:
Name:
Title:

L-6C-3

The foregoing certificate is hereby confirmed, and the transfer is accepted, as of the date first above written:

[APPLICABLE RETAINING PARTY]14

By:
Name:
Title:

[Medallion Stamp Guarantee]

[GERMAN AMERICAN CAPITAL CORPORATION]15

By:
Name:
Title:

By:
Name:
Title:

CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.

By:
Name:
Title:

14 Signature of Retaining Party is required if the Retaining Party is different than the transferor

15 Signature of Woodlands Mall Retaining Sponsor is required if the Woodlands Mall Retaining Sponsor is different than the applicable Retaining Party

L-6C-4

EXHIBIT L-6D

FORM OF TRANSFEROR Certificate for Transfer of Class TCRR Certificates

[Date]

Citibank, N.A., as Certificate Registrar 480 Washington Boulevard, 30th Floor Jersey City, New Jersey 07310 Attention: Securities Window	Citigroup Commercial Mortgage Securities Inc. 388 Greenwich Street, 6th Floor New York, New York 10013 Attention: Richard Simpson Telecopy number: (646) 328-2943 E-mail: richard.simpson@citi.com
Citi Real Estate Funding Inc. 388 Greenwich Street, 6th Floor New York, New York 10013 Attention: Richard Simpson Telecopy number: (646) 328-2943 E-mail: richard.simpson@citi.com	Citigroup Commercial Mortgage Securities Inc. 390 Greenwich Street, 5th Floor New York, New York 10013 Attention: Raul Orozco Telecopy number: (347) 394-0898 E-mail: raul.d.orozco@citi.com
Citi Real Estate Funding Inc. 390 Greenwich Street, 5th Floor New York, New York 10013 Attention: Raul Orozco Telecopy number: (347) 394-0898 E-mail: raul.d.orozco@citi.com	Citigroup Commercial Mortgage Securities Inc. 388 Greenwich Street, 17th Floor New York, New York 10013 Attention: Ryan M. O’Connor Telecopy number: (646) 862-8988 E-mail: ryan.m.oconnor@citi.com
Citi Real Estate Funding Inc. 388 Greenwich Street, 17th Floor New York, New York 10013 Attention: Ryan M. O’Connor Telecopy number: (646) 862-8988 E-mail: ryan.m.oconnor@citi.com

Re:	Benchmark 2019-B12 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B12 (the “Certificates”)

Ladies and Gentlemen:

This letter is delivered to you in connection with the transfer by [______] (the “Transferor”) to [______] (the “Transferee”) of $[_____] principal balance of the Class TCRR Certificates (the “Transferred Interest”):

L-6D-1

Class	Principal Balance
Class TCRR	$

The Certificates were issued pursuant to the Pooling and Servicing Agreement, dated as of August 1, 2019 (the “Pooling and Servicing Agreement”), between Citigroup Commercial Mortgage Securities Inc., as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, Pacific Life Insurance Company and Trimont Real Estate Advisors, LLC, each as a Special Servicer, Pentalpha Surveillance LLC, as Operating Advisor and Asset Representations Reviewer, Citibank, N.A., as Certificate Administrator, and Wilmington Trust, National Association, as Trustee. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, in your respective capacities as Certificate Registrar, Centre Retaining Sponsor and Depositor, that:

4.	The transfer is in compliance with Sections 5.02 and 5.03 of the Pooling and Servicing Agreement.

5.	Check one of the following:

☐	The Transferor certifies, represents and warrants to you, in your respective capacities as Certificate Registrar, Centre Retaining Sponsor and Depositor, that the transfer will occur during the TCRR Transfer Restriction Period and that:

C.	The Transferee is a “majority-owned affiliate”, as such term is defined in Regulation RR, of the Transferor.

D.	The transfer will be made in accordance with Section 3(b) of the Third Party Purchaser Agreement, dated as of July 19, 2019 (the “Centre TPP Agreement”), between Citigroup Commercial Mortgage Securities Inc., Citi Real Estate Funding Inc., and CRE Fund Investments III LLC, and all of the requirements set forth in Section 3(b) of the Centre TPP Agreement have been complied with through and including the date of the transfer.

☐	The Transferor certifies, represents and warrants to you, in your respective capacities as Certificate Registrar, Centre Retaining Sponsor and Depositor, that the transfer will occur after the termination of the TCRR Transfer Restriction Period.

☐	The Transferor certifies, represents and warrants to you, in your respective capacities as Certificate Registrar, Centre Retaining Sponsor and Depositor, that the transfer will occur on or after the fifth anniversary of the Closing Date and that:

B.	The transfer will be made in accordance with Section 3(c) of the Third Party Purchaser Agreement (the “Centre TPP Agreement”), dated as of July 19,

L-6D-2

2019, between Citigroup Commercial Mortgage Securities Inc., Citi Real Estate Funding Inc., and CRE Fund Investments III LLC, and all of the requirements set forth in Section 3(c) of the Centre TPP Agreement have been complied with through and including the date of the transfer.

☐	The Transferor is otherwise permitted to transfer the Transferred Interest under the terms of the Centre TPP Agreement or a Subsequent TPP Agreement (as defined in the Centre TPP Agreement), as applicable. Please provide additional information in the space below to explain:

6.	The Transferor understands that the Transferee has delivered to you a Transferee Certificate in the form attached to the Pooling and Servicing Agreement as Exhibit L-5D. The Transferor does not have knowledge, after reasonable due diligence, that any representation contained therein is false.

IN WITNESS WHEREOF, the Transferor has caused this instrument to be duly executed on its behalf by its duly authorized senior officer this ___day of _________, 20__.

[TRANSFEROR]

By:
Name:
Title:

L-6D-3

The foregoing certificate is hereby confirmed, and the transfer is accepted, as of the date first above written:

[APPLICABLE RETAINING PARTY]16

By:
Name:
Title:

[CITI REAL ESTATE FUNDING INC.]17

By:
Name:
Title:

16 Signature of Retaining Party is required if the Retaining Party is different than the transferor

17 Signature of Centre Retaining Sponsor is required if the Centre Retaining Sponsor is different than the applicable Retaining Party

L-6D-4

EXHIBIT M-1A

FORM OF INVESTOR CERTIFICATION FOR NON-BORROWER PARTY
(FOR PERSONS OTHER THAN THE CONTROLLING CLASS REPRESENTATIVE, A CONTROLLING CLASS CERTIFICATEHOLDER, THE WOODLANDS MALL CONTROLLING CLASS REPRESENTATIVE, A WOODLANDS MALL CONTROLLING CLASS CERTIFICATEHOLDER, THE CENTRE CONTROLLING CLASS REPRESENTATIVE AND/OR A CENTRE CONTROLLING CLASS CERTIFICATEHOLDER)

[Date]

Midland Loan Services, a Division of PNC Bank, National Association,

as Master Servicer and a Special Servicer

10851 Mastin Street, Suite 700

Overland Park, Kansas 66210

Attention: Executive Vice President – Division Head

Wilmington Trust, National Association, as Trustee 1100 North Market Street Wilmington, Delaware 19890 Attention: CMBS Trustee – Benchmark 2019-B12 Email: cmbstrustee@wilmingtontrust.com

Citibank, N.A, as Certificate Administrator 388 Greenwich Street New York, New York 10013 Attention: Global Transaction Services – Benchmark 2019-B12 Email: ratingagencynotice@citi.com

Pentalpha Surveillance LLC

as Operating Advisor and Asset

Representations Reviewer
375 N. French Road, Suite 100
Amherst, New York 14228
Attention: Benchmark 2019-B12—Transaction Manager

with a copy sent via email to: notices@pentalphasurveillance.com (with Benchmark 2019-B12 in the subject line)

Pacific Life Insurance Company,

as a Special Servicer

700 Newport Center Drive
Newport Beach, CA 92660-6397
Attention: Richard Banno, Assistant Vice President
Email: richard.banno@pacificlife.com

with a copy to: chris.dallas@pacificlife.com

Trimont Real Estate Advisors, LLC,

as a Special Servicer

One Alliance Center
3500 Lenox Road NE, Suite G1
Atlanta, Georgia 30326
Attention: CMBS Special Servicing

with a copy to:

CMBSServicing@trimontrea.com and legaldepartment@trimontrea.com

Re:	Benchmark 2019-B12 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B12

M-1A-1

In accordance with the requirements for obtaining certain information under the Pooling and Servicing Agreement, dated as of August 1, 2019 (the “Agreement”), between Citigroup Commercial Mortgage Securities Inc., as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, Pacific Life Insurance Company and Trimont Real Estate Advisors, LLC, each as a Special Servicer, Pentalpha Surveillance LLC, as Operating Advisor and Asset Representations Reviewer, Citibank, N.A., as Certificate Administrator, and Wilmington Trust, National Association, as Trustee, with respect to the above-referenced certificates (the “Certificates”), the undersigned hereby certifies and agrees as follows:

1.       The undersigned is [the][a] [[investment advisor or manager of a][Certificateholder][Certificate Owner][prospective purchaser] of the Class ___ Certificates][Risk Retention Consultation Party][Serviced Companion Loan Holder][Companion Loan Holder Representative], and is not the Controlling Class Representative, a Controlling Class Certificateholder, the Woodlands Mall Controlling Class Representative, a Woodlands Mall Controlling Class Certificateholder, the Centre Controlling Class Representative or a Centre Controlling Class Certificateholder.

2.       The undersigned has received a copy of the Prospectus.18

3.       The undersigned is not a Borrower Party.

4.       The undersigned is requesting access pursuant to the Agreement to certain information (the “Information”) on the [Master Servicer’s website][Certificate Administrator’s Website] and/or is requesting the information identified on the schedule attached hereto (also, the “Information”) pursuant to the provisions of the Agreement.

In consideration of the disclosure to the undersigned of the Information, or the access thereto, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making an evaluation in connection with its holding or purchasing the related Certificates or the related Companion Loan (as and if applicable), from its accountants and attorneys, and otherwise from such governmental or banking authorities or agencies to which the undersigned is subject and, if they execute and deliver a certification substantially similar to this, except from holders, beneficial owners and prospective purchasers of any related Companion Loan Securities (if applicable)), and such Information will not, without the prior written consent of the Trustee, be otherwise disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the “Representatives”) in any manner whatsoever, in whole or in part, unless required to do so by law.

The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate not previously registered pursuant to Section 5 of the Securities Act.

18 Only required for a Certificateholder, a Certificate Owner, a Risk Retention Consultation Party or a prospective purchaser of a Certificate (or an investment advisor or manager of the foregoing).

M-1A-2

5.       The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator, the Trustee, the Master Servicer, the Special Servicer and the Trust Fund for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

6.       The undersigned agrees that each time it accesses the [Master Servicer’s website][Certificate Administrator’s Website], the undersigned is deemed to have recertified that the representations and covenants contained herein remain true and correct.

7.       Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Agreement.

BY ITS CERTIFICATION HEREOF, the undersigned has made the representations above and shall have caused, or shall be deemed to have caused, its name to be signed hereto by its duly authorized signatory, as of the day and year written above.

[[Investment advisor or manager of a]
[Certificateholder][Certificate Owner][Prospective Purchaser][Risk Retention Consultation Party][Serviced Companion Loan Holder][Companion Loan Holder Representative]

By:
Name:
Title:
Company:
Phone:

M-1A-3

EXHIBIT M-1B

FORM OF INVESTOR CERTIFICATION FOR NON-BORROWER PARTY
(FOR THE CONTROLLING CLASS REPRESENTATIVE, A CONTROLLING CLASS CERTIFICATEHOLDER, THE WOODLANDS MALL CONTROLLING CLASS REPRESENTATIVE, A WOODLANDS MALL CONTROLLING CLASS CERTIFICATEHOLDER, THE CENTRE CONTROLLING CLASS REPRESENTATIVE AND/OR A CENTRE CONTROLLING CLASS CERTIFICATEHOLDER)

[Date]

Midland Loan Services, a Division of PNC Bank, National Association,

as Master Servicer and a Special Servicer

10851 Mastin Street, Suite 700

Overland Park, Kansas 66210

Attention: Executive Vice President – Division Head

Wilmington Trust, National Association, as Trustee 1100 North Market Street Wilmington, Delaware 19890 Attention: CMBS Trustee – Benchmark 2019-B12 Email: cmbstrustee@wilmingtontrust.com

Citibank, N.A, as Certificate Administrator 388 Greenwich Street New York, New York 10013 Attention: Global Transaction Services – Benchmark 2019-B12 Email: ratingagencynotice@citi.com

Pentalpha Surveillance LLC

as Operating Advisor and Asset Representations Reviewer

375 N. French Road, Suite 100
Amherst, New York 14228
Attention: Benchmark 2019-B12—Transaction Manager

with a copy sent via email to: notices@pentalphasurveillance.com (with Benchmark 2019-B12 in the subject line)

Pacific Life Insurance Company,

as a Special Servicer

700 Newport Center Drive
Newport Beach, CA 92660-6397
Attention: Richard Banno, Assistant Vice President
Email: richard.banno@pacificlife.com

with a copy to: chris.dallas@pacificlife.com

Trimont Real Estate Advisors, LLC,

as a Special Servicer

One Alliance Center
3500 Lenox Road NE, Suite G1
Atlanta, Georgia 30326
Attention: CMBS Special Servicing

with a copy to:

CMBSServicing@trimontrea.com and legaldepartment@trimontrea.com

Re:	Benchmark 2019-B12 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B12

M-1B-1

In accordance with the requirements for obtaining certain information under the Pooling and Servicing Agreement, dated as of August 1, 2019 (the “Agreement”), between Citigroup Commercial Mortgage Securities Inc., as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, Pacific Life Insurance Company and Trimont Real Estate Advisors, LLC, each as a Special Servicer, Pentalpha Surveillance LLC, as Operating Advisor and Asset Representations Reviewer, Citibank, N.A., as Certificate Administrator, and Wilmington Trust, National Association, as Trustee, with respect to the above-referenced certificates (the “Certificates”), the undersigned hereby certifies and agrees as follows:

1.       The undersigned is [the Controlling Class Representative][a Controlling Class Certificateholder][the Woodlands Mall Controlling Class Representative][a Woodlands Mall Controlling Class Certificateholder][the Centre Controlling Class Representative][a Centre Controlling Class Certificateholder].

2.       The undersigned is not a Borrower Party.

3.       The undersigned is requesting access pursuant to the Agreement to certain information (the “Information”) on the Certificate Administrator’s Website.

In consideration of the disclosure to the undersigned of the Information, or the access thereto, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making an evaluation in connection with its holding or purchasing the related Certificates, from its accountants and attorneys, and otherwise from such governmental or banking authorities or agencies to which the undersigned is subject), and such Information will not, without the prior written consent of the Trustee, be otherwise disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the “Representatives”) in any manner whatsoever, in whole or in part, unless required to do so by law.

The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate not previously registered pursuant to Section 5 of the Securities Act.

4.       The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator, the Trustee, the Master Servicer, the Special Servicer and the Trust Fund for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

5.       At any time the undersigned becomes a Borrower Party with respect to any Mortgage Loan, the undersigned shall deliver the certification attached as Exhibit M-1C to the Agreement and shall deliver to the applicable parties the notices attached as Exhibit M-1F and Exhibit M-1G to the Agreement.

6.       To the extent the undersigned receives access to any Excluded Information on the Certificate Administrator’s Website or otherwise receives access to such Excluded Information, the undersigned hereby agrees that it (i) will not directly or indirectly provide such Excluded

M-1B-2

Information to (A) any related Borrower Party, (B) any Excluded Controlling Class Holder, (C) any employees or personnel of the undersigned, (D) any Affiliate involved in the management of any investment in any related Borrower Party or the related Mortgaged Property or (E) to its actual knowledge, any non-Affiliate that holds a direct or indirect ownership interest in any related Borrower Party, and (ii) will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with the obligations described in clause (i) above.

7.       The undersigned agrees that each time it accesses the Certificate Administrator’s Website, the undersigned is deemed to have recertified that the representations and covenants contained herein remain true and correct.

8.       The undersigned hereby certifies that an executed copy of this certification in paper form has been delivered in accordance with the notice provisions of the Agreement to each of the addressees listed above (a) by overnight courier or (b) mailed by registered mail, postage prepaid.

9.       Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Agreement.

BY ITS CERTIFICATION HEREOF, the undersigned has made the representations above and shall have caused, or shall be deemed to have caused, its name to be signed hereto by its duly authorized signatory, as of the day and year written above.

[The Controlling Class Representative][a Controlling Class Certificateholder][the Woodlands Mall Controlling Class Representative][a Woodlands Mall Controlling Class Certificateholder][the Centre Controlling Class Representative][a Centre Controlling Class Certificateholder]

By:
Name:
Title:
Company:

M-1B-3

EXHIBIT M-1C

FORM OF INVESTOR CERTIFICATION FOR BORROWER PARTY
(FOR THE CONTROLLING CLASS REPRESENTATIVE, A CONTROLLING CLASS CERTIFICATEHOLDER, THE WOODLANDS MALL CONTROLLING CLASS REPRESENTATIVE, A WOODLANDS MALL CONTROLLING CLASS CERTIFICATEHOLDER, THE CENTRE CONTROLLING CLASS REPRESENTATIVE AND/OR A CENTRE CONTROLLING CLASS CERTIFICATEHOLDER)

[Date]

Midland Loan Services, a Division of PNC Bank, National Association,

as Master Servicer and a Special Servicer

10851 Mastin Street, Suite 700

Overland Park, Kansas 66210

Attention: Executive Vice President – Division Head

Wilmington Trust, National Association, as Trustee 1100 North Market Street Wilmington, Delaware 19890 Attention: CMBS Trustee – Benchmark 2019-B12 Email: cmbstrustee@wilmingtontrust.com
Citibank, N.A, as Certificate Administrator 388 Greenwich Street New York, New York 10013 Attention: Global Transaction Services – Benchmark 2019-B12 Email: ratingagencynotice@citi.com

Pentalpha Surveillance LLC

as Operating Advisor and Asset Representations Reviewer

375 N. French Road, Suite 100
Amherst, New York 14228
Attention: Benchmark 2019-B12—Transaction Manager

with a copy sent via email to: notices@pentalphasurveillance.com (with Benchmark 2019-B12 in the subject line)

Pacific Life Insurance Company,

as a Special Servicer

700 Newport Center Drive
Newport Beach, CA 92660-6397
Attention: Richard Banno, Assistant Vice President
Email: richard.banno@pacificlife.com

with a copy to: chris.dallas@pacificlife.com

Trimont Real Estate Advisors, LLC,

as a Special Servicer

One Alliance Center
3500 Lenox Road NE, Suite G1
Atlanta, Georgia 30326
Attention: CMBS Special Servicing

with a copy to:

CMBSServicing@trimontrea.com and legaldepartment@trimontrea.com

Re:	Benchmark 2019-B12 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B12

M-1C-1

In accordance with the requirements for obtaining certain information under the Pooling and Servicing Agreement, dated as of August 1, 2019 (the “Agreement”), between Citigroup Commercial Mortgage Securities Inc., as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, Pacific Life Insurance Company and Trimont Real Estate Advisors, LLC, each as a Special Servicer, Pentalpha Surveillance LLC, as Operating Advisor and Asset Representations Reviewer, Citibank, N.A., as Certificate Administrator, and Wilmington Trust, National Association, as Trustee, with respect to the above-referenced certificates (the “Certificates”), the undersigned hereby certifies and agrees as follows:

1.       The undersigned is [the Controlling Class Representative][a Controlling Class Certificateholder][the Woodlands Mall Controlling Class Representative][a Woodlands Mall Controlling Class Certificateholder][the Centre Controlling Class Representative][a Centre Controlling Class Certificateholder].

2.       The undersigned is a Borrower Party with respect to the following Mortgage Loans (the “Excluded Controlling Class Mortgage Loans”):

Mortgage Loan Number	Loan Name	Borrower Name

3.       Except with respect to the Excluded Controlling Class Mortgage Loans, the undersigned is requesting access pursuant to the Agreement to certain information (the “Information”) on the Certificate Administrator’s Website.

In consideration of the disclosure to the undersigned of the Information, or the access thereto, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making an evaluation in connection with its holding or purchasing the related Certificates, from its accountants and attorneys, and otherwise from such governmental or banking authorities or agencies to which the undersigned is subject), and such Information will not, without the prior written consent of the Trustee, be otherwise disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the “Representatives”) in any manner whatsoever, in whole or in part, unless required to do so by law.

The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate not previously registered pursuant to Section 5 of the Securities Act.

4.       The undersigned hereby acknowledges and agrees that it is prohibited from accessing, reviewing and using, and shall not access, review or use, Excluded Information (as defined in the Agreement) relating to the Excluded Controlling Class Mortgage Loans to the extent the undersigned receives access to such Excluded Information on the Certificate Administrator’s Website or otherwise receives access to such Excluded Information in connection with its duties, or exercise of its rights pursuant to the Agreement.

M-1C-2

5.       The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator, the Trustee, the Master Servicer, the Special Servicer and the Trust Fund for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

6.       To the extent the undersigned receives access to any Excluded Information on the Certificate Administrator’s Website or otherwise receives access to such Excluded Information, the undersigned hereby agrees that it (i) will not directly or indirectly provide such Excluded Information to (A) any related Borrower Party, (B) any Excluded Controlling Class Holder, (C) any employees or personnel of the undersigned, (D) any Affiliate involved in the management of any investment in any related Borrower Party or the related Mortgaged Property or (E) to its actual knowledge, any non-Affiliate that holds a direct or indirect ownership interest in any related Borrower Party, and (ii) will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with the obligations described in clause (i) above.

7.       The undersigned agrees that each time it accesses the Certificate Administrator’s Website, the undersigned is deemed to have recertified that the representations and covenants contained herein remain true and correct.

8.       The undersigned hereby certifies that an executed copy of this certification in paper form has been delivered in accordance with the notice provisions of the Agreement to each of the addressees listed above (a) by overnight courier or (b) mailed by registered mail, postage prepaid.

9.       Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Agreement.

BY ITS CERTIFICATION HEREOF, the undersigned has made the representations above and shall have caused, or shall be deemed to have caused, its name to be signed hereto by its duly authorized signatory, as of the day and year written above.

[The Controlling Class Representative] [a Controlling Class Certificateholder][the Woodlands Mall Controlling Class Representative][a Woodlands Mall Controlling Class Certificateholder][the Centre Controlling Class Representative][a Centre Controlling Class Certificateholder]

By:
Name:
Title:
Company:

M-1C-3

EXHIBIT M-1D

FORM OF INVESTOR CERTIFICATION for Borrower PartY
(for Persons other than the CONTROLLING CLASS REPRESENTATIVE, a Controlling Class Certificateholder, A RISK RETENTION CONSULTATION PARTY, A HOLDER OF CLASS VRR CERTIFICATE(S), THE WOODLANDS MALL CONTROLLING CLASS REPRESENTATIVE, A WOODLANDS MALL CONTROLLING CLASS CERTIFICATEHOLDER, THE CENTRE CONTROLLING CLASS REPRESENTATIVE AND/OR A CENTRE CONTROLLING CLASS CERTIFICATEHOLDER)

[Date]

Midland Loan Services, a Division of PNC Bank, National Association,

as Master Servicer and a Special Servicer

10851 Mastin Street, Suite 700

Overland Park, Kansas 66210

Attention: Executive Vice President – Division Head

Wilmington Trust, National Association, as Trustee 1100 North Market Street Wilmington, Delaware 19890 Attention: CMBS Trustee – Benchmark 2019-B12 Email: cmbstrustee@wilmingtontrust.com
Citibank, N.A, as Certificate Administrator 388 Greenwich Street New York, New York 10013 Attention: Global Transaction Services – Benchmark 2019-B12 Email: ratingagencynotice@citi.com

Pentalpha Surveillance LLC

as Operating Advisor and Asset Representations Reviewer

375 N. French Road, Suite 100
Amherst, New York 14228
Attention: Benchmark 2019-B12—Transaction Manager

with a copy sent via email to: notices@pentalphasurveillance.com (with Benchmark 2019-B12 in the subject line)

Pacific Life Insurance Company,

as a Special Servicer

700 Newport Center Drive
Newport Beach, CA 92660-6397
Attention: Richard Banno, Assistant Vice President
Email: richard.banno@pacificlife.com

with a copy to: chris.dallas@pacificlife.com

Trimont Real Estate Advisors, LLC,

as a Special Servicer

One Alliance Center
3500 Lenox Road NE, Suite G1
Atlanta, Georgia 30326
Attention: CMBS Special Servicing

with a copy to:

CMBSServicing@trimontrea.com and legaldepartment@trimontrea.com

M-1D-1

Re:	Benchmark 2019-B12 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B12

In accordance with the requirements for obtaining certain information under the Pooling and Servicing Agreement, dated as of August 1, 2019 (the “Agreement”), between Citigroup Commercial Mortgage Securities Inc., as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, Pacific Life Insurance Company and Trimont Real Estate Advisors, LLC, each as a Special Servicer, Pentalpha Surveillance LLC, as Operating Advisor and Asset Representations Reviewer, Citibank, N.A., as Certificate Administrator, and Wilmington Trust, National Association, as Trustee, with respect to the above-referenced certificates (the “Certificates”), the undersigned hereby certifies and agrees as follows:

1.       The undersigned is [the][a] [[investment advisor or manager of a][Certificateholder][Certificate Owner][prospective purchaser] of the Class ___ Certificates][Serviced Companion Loan Holder][Companion Loan Holder Representative].

2.       The undersigned is not the Controlling Class Representative, a Controlling Class Certificateholder, the Woodlands Mall Controlling Class Representative, a Woodlands Mall Controlling Class Certificateholder, the Centre Controlling Class Representative or a Centre Controlling Class Certificateholder.

3.       The undersigned is not a Risk Retention Consultation Party and is not a Holder of any Class VRR Certificate.

4.       The undersigned has received a copy of the Prospectus.19

5.       The undersigned is a Borrower Party.

6.       The undersigned is requesting access pursuant to the Agreement to the Distribution Date Statement (the “Information”) on the Certificate Administrator’s Website.

In consideration of the disclosure to the undersigned of the Information, or the access thereto, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making an evaluation in connection with its holding or purchasing the related Certificates or the related Companion Loan (as and if applicable), from its accountants and attorneys, and otherwise from such governmental or banking authorities or agencies to which the undersigned is subject and, if they execute and deliver a certification substantially similar to this, except from holders, beneficial owners and prospective purchasers of any related Companion Loan Securities (if applicable)), and such Information will not, without the prior written consent of the Trustee, be otherwise disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the “Representatives”) in any manner whatsoever, in whole or in part, unless required to do so by law.

19 Only required for a Certificateholder, a Certificate Owner or a prospective purchaser of a Certificate (or an investment advisor or manager of the foregoing).

M-1D-2

The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate not previously registered pursuant to Section 5 of the Securities Act.

7.       The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator, the Trustee, the Master Servicer, the Special Servicer and the Trust Fund for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

8.       The undersigned agrees that each time it accesses the Certificate Administrator’s Website, the undersigned is deemed to have recertified that the representations and covenants contained herein remain true and correct.

9.       The undersigned hereby certifies that an executed copy of this certification in paper form has been delivered in accordance with the notice provisions of the Agreement to each of the addressees listed above (a) by overnight courier or (b) mailed by registered mail, postage prepaid.

10.       Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Agreement.

BY ITS CERTIFICATION HEREOF, the undersigned has made the representations above and shall have caused, or shall be deemed to have caused its name to be signed hereto by its duly authorized signatory, as of the day and year written above.

[[Investment advisor or manager of a]
[Certificateholder][Certificate Owner][Prospective Purchaser]] [Serviced Companion Loan Holder][Companion Loan Holder Representative]

By:
Name:
Title:
Company:
Phone:

M-1D-3

EXHIBIT M-1E

FORM OF INVESTOR CERTIFICATION for Borrower PartY
(for A Risk Retention Consultation Party OR a Holder of Class VRR Certificate(S))

[Date]

Midland Loan Services, a Division of PNC Bank, National Association,

as Master Servicer and a Special Servicer

 10851 Mastin Street, Suite 700

Overland Park, Kansas 66210

Attention: Executive Vice President – Division Head

Wilmington Trust, National Association, as Trustee 1100 North Market Street Wilmington, Delaware 19890 Attention: CMBS Trustee – Benchmark 2019-B12 Email: cmbstrustee@wilmingtontrust.com
Citibank, N.A, as Certificate Administrator 388 Greenwich Street New York, New York 10013 Attention: Global Transaction Services – Benchmark 2019-B12 Email: ratingagencynotice@citi.com

Pentalpha Surveillance LLC

as Operating Advisor and Asset

Representations Reviewer

375 N. French Road, Suite 100
Amherst, New York 14228
Attention: Benchmark 2019-B12—Transaction Manager

with a copy sent via email to: notices@pentalphasurveillance.com (with Benchmark 2019-B12 in the subject line)

Pacific Life Insurance Company,

as a Special Servicer

700 Newport Center Drive
Newport Beach, CA 92660-6397
Attention: Richard Banno, Assistant Vice President
Email: richard.banno@pacificlife.com

with a copy to: chris.dallas@pacificlife.com

Trimont Real Estate Advisors, LLC,

as a Special Servicer

One Alliance Center
3500 Lenox Road NE, Suite G1
Atlanta, Georgia 30326
Attention: CMBS Special Servicing

with a copy to:

CMBSServicing@trimontrea.com and legaldepartment@trimontrea.com

Re:	Benchmark 2019-B12 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B12

In accordance with the requirements for obtaining certain information under the Pooling and Servicing Agreement, dated as of August 1, 2019 (the “Agreement”), between Citigroup Commercial Mortgage Securities Inc., as Depositor, Midland Loan Services, a Division of PNC

M-1E-1

Bank, National Association, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, Pacific Life Insurance Company and Trimont Real Estate Advisors, LLC, each as a Special Servicer, Pentalpha Surveillance LLC, as Operating Advisor and Asset Representations Reviewer, Citibank, N.A., as Certificate Administrator, and Wilmington Trust, National Association, as Trustee, with respect to the above-referenced certificates (the “Certificates”), the undersigned hereby certifies and agrees as follows:

1.       The undersigned is a Risk Retention Consultation Party or a Holder of the Class VRR Certificates.

2.       The undersigned has received a copy of the Prospectus.

3.       The undersigned is a Borrower Party.

4.       The undersigned is requesting access pursuant to the Agreement to the Distribution Date Statement (the “Information”) on the Certificate Administrator’s Website.

In consideration of the disclosure to the undersigned of the Information, or the access thereto, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making an evaluation in connection with its holding or purchasing the related Certificates or the related Companion Loan (as and if applicable), from its accountants and attorneys, and otherwise from such governmental or banking authorities or agencies to which the undersigned is subject and, if they execute and deliver a certification substantially similar to this, except from holders, beneficial owners and prospective purchasers of any related Companion Loan Securities (if applicable)), and such Information will not, without the prior written consent of the Trustee, be otherwise disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the “Representatives”) in any manner whatsoever, in whole or in part, unless required to do so by law.

The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate not previously registered pursuant to Section 5 of the Securities Act.

5.       To the extent undersigned receives access pursuant to the Agreement to any information relating to an Excluded RRCP Mortgage Loan (or a Mortgage Loan with respect to which the undersigned is otherwise a Borrower Party) and/or the related Mortgaged Property (which shall include any Major Decision Reporting Package, Asset Status Reports, Final Asset Status Reports (or summaries thereof), inspection reports related to Specially Serviced Loans conducted by the Special Servicer or any Excluded Mortgage Loan Special Servicer and which may include any Operating Advisor reports delivered to the Certificate Administrator regarding the Special Servicer’s net present value determination, Collateral Deficiency Amount determination or any Appraisal Reduction Amount calculations, and any Officer’s Certificates delivered by the Trustee, the Master Servicer or the Special Servicer, supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance, but in each case other than information with respect to such Mortgage Loan that is aggregated with

M-1E-2

information of other Mortgage Loans at a pool level), whether on the Certificate Administrator’s Website or otherwise, the undersigned hereby agrees that it (i) will not provide any such information to (A) any related Borrower Party, (B) any employees or personnel of the undersigned or any of its Affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or (C) to its actual knowledge, any non-Affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and (ii) will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with the limitations described in clause (i) above. For the avoidance of doubt, any file or report contained in the CREFC® Investor Reporting Package (CREFC® IRP) (other than the CREFC® Special Servicer Loan File relating to any such Excluded Mortgage Loan) shall be considered information that is aggregated with information of other Mortgage Loans at a pool level.

6.       The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator, the Trustee, the Master Servicer, the Special Servicer and the Trust Fund for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

7.       The undersigned agrees that each time it accesses the Certificate Administrator’s Website, the undersigned is deemed to have recertified that the representations and covenants contained herein remain true and correct.

8.       The undersigned hereby certifies that an executed copy of this certification in paper form has been delivered in accordance with the notice provisions of the Agreement to each of the addressees listed above (a) by overnight courier or (b) mailed by registered mail, postage prepaid.

9.       Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Agreement.

BY ITS CERTIFICATION HEREOF, the undersigned has made the representations above and shall have caused, or shall be deemed to have caused its name to be signed hereto by its duly authorized signatory, as of the day and year written above.

[Risk Retention Consultation Party][Holder of Class VRR Certificate(s)]

By:
Name:
Title:
Company:
Phone:

M-1E-3

EXHIBIT M-1F

FORM OF NOTICE OF EXCLUDED CONTROLLING CLASS HOLDER

[Date]

Midland Loan Services, a Division of PNC Bank, National Association,

as Master Servicer and a Special Servicer

10851 Mastin Street, Suite 700

 Overland Park, Kansas 66210

Attention: Executive Vice President – Division Head

Wilmington Trust, National Association, as Trustee 1100 North Market Street Wilmington, Delaware 19890 Attention: CMBS Trustee – Benchmark 2019-B12 Email: cmbstrustee@wilmingtontrust.com
Citibank, N.A, as Certificate Administrator 388 Greenwich Street New York, New York 10013 Attention: Global Transaction Services – Benchmark 2019-B12 Email: ratingagencynotice@citi.com

Pentalpha Surveillance LLC

as Operating Advisor and Asset

Representations Reviewer
375 N. French Road, Suite 100
Amherst, New York 14228
Attention: Benchmark 2019-B12—Transaction Manager

with a copy sent via email to: notices@pentalphasurveillance.com (with Benchmark 2019-B12 in the subject line)

Pacific Life Insurance Company,

as a Special Servicer

700 Newport Center Drive
Newport Beach, CA 92660-6397
Attention: Richard Banno, Assistant Vice President
Email: richard.banno@pacificlife.com

with a copy to: chris.dallas@pacificlife.com

Trimont Real Estate Advisors, LLC,

as a Special Servicer

One Alliance Center
3500 Lenox Road NE, Suite G1
Atlanta, Georgia 30326
Attention: CMBS Special Servicing

with a copy to:

CMBSServicing@trimontrea.com and legaldepartment@trimontrea.com

Re:	Benchmark 2019-B12 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B12

THIS NOTICE IDENTIFIES AN “EXCLUDED CONTROLLING CLASS MORTGAGE LOAN” RELATING TO THE Benchmark 2019-B12 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B12, REQUIRING ACTION BY YOU AS THE RECIPIENT PURSUANT TO SECTION 4.02(A) OF THE POOLING AND SERVICING AGREEMENT.

M-1F-1

In accordance with Section 4.02(a) of the Pooling and Servicing Agreement, dated as of August 1, 2019 (the “Agreement”), between Citigroup Commercial Mortgage Securities Inc., as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, Pacific Life Insurance Company and Trimont Real Estate Advisors, LLC, each as a Special Servicer, Pentalpha Surveillance LLC, as Operating Advisor and Asset Representations Reviewer, Citibank, N.A., as Certificate Administrator, and Wilmington Trust, National Association, as Trustee, with respect to the above-referenced certificates (the “Certificates”), the undersigned (the “Excluded Controlling Class Holder”) hereby certifies and agrees as follows:

1.       The undersigned is [the Controlling Class Representative] [a Controlling Class Certificateholder][the Woodlands Mall Controlling Class Representative][a Woodlands Mall Controlling Class Certificateholder][the Centre Controlling Class Representative][a Centre Controlling Class Certificateholder] as of the date hereof.

2.       The undersigned has become an Excluded Controlling Class Holder with respect to the following [Mortgage Loan(s)][and][Loan Combination(s)] (“Excluded Controlling Class Mortgage Loans”):

Loan Number	Loan Name	Borrower Name

3.       As of the date above, the undersigned is the beneficial owner of the following Certificates, and is providing the below information to the addressees hereto for purposes of their compliance with the Pooling and Servicing Agreement, including, among other things, the Certificate Administrator’s determination as to whether a Consultation Termination Event or Control Termination Event is in effect with respect to the Excluded Controlling Class Mortgage Loans listed in paragraph 2 if any such Mortgage Loan is an Excluded Mortgage Loan:

CUSIP	Class	Outstanding Certificate Balance	Initial Certificate Balance

M-1F-2

4.       The undersigned is simultaneously providing notice to the Certificate Administrator in the form of Exhibit M-1G to the Pooling and Servicing Agreement, requesting termination of access to any Excluded Information. The undersigned acknowledges that it is not permitted to access and shall not access any Excluded Information related to the Excluded Controlling Class Mortgage Loans and made available on the Certificate Administrator’s Website or otherwise pursuant to the Agreement unless and until it (i) is no longer an Excluded Controlling Class Holder with respect to such Excluded Controlling Class Mortgage Loans, (ii) has delivered notice of the termination of the related Excluded Controlling Class Holder status and (iii) has submitted a new Investor Certification in accordance with Section 4.02(a) of the Agreement.

5.       The undersigned agrees to indemnify and hold harmless each party to the Agreement, the Underwriters, the Initial Purchasers and the Trust Fund from any damage, loss, cost or liability (including legal fees and expenses and the cost of enforcing this indemnity) arising out of or resulting from any unauthorized access by the undersigned or any agent, employee, representative or person acting on its behalf of any Excluded Information relating to the Excluded Controlling Class Mortgage Loans listed in Paragraph 2 above.

6.       The undersigned agrees that each time it accesses the Certificate Administrator’s Website, the undersigned is deemed to have recertified that the representations and covenants contained herein remain true and correct.

7.       Except with respect to the Excluded Controlling Class Mortgage Loans, the undersigned is requesting access pursuant to the Agreement to certain information (the “Information”) on the Certificate Administrator’s Website. In consideration of the disclosure to the undersigned of the Information, or the access thereto, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making an evaluation in connection with its holding or purchasing the related Certificates, from its accountants and attorneys, and otherwise from such governmental or banking authorities or agencies to which the undersigned is subject), and such Information will not, without the prior written consent of the Trustee, be otherwise disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the “Representatives”) in any manner whatsoever, in whole or in part, unless required to do so by law. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate not previously registered pursuant to Section 5 of the Securities Act.

8.       To the extent the undersigned receives access to any Excluded Information on the Certificate Administrator’s Website or otherwise receives access to such Excluded Information, the undersigned hereby agrees that it (i) will not directly or indirectly provide such Excluded Information to (A) any related Borrower Party, (B) any Excluded Controlling Class Holder, (C) any employees or personnel of the undersigned, (D) any Affiliate involved in the management of any investment in any related Borrower Party or the related Mortgaged Property or (E) to its actual knowledge, any non-Affiliate that holds a direct or indirect ownership interest in any related Borrower Party, and (ii) will maintain sufficient internal controls and appropriate

M-1F-3

policies and procedures in place in order to comply with the obligations described in clause (i) above.

9.       The undersigned hereby certifies that an executed copy of this certification in paper form has been delivered in accordance with the notice provisions of the Agreement to each of the addressees listed above (a) by overnight courier or (b) mailed by registered mail, postage prepaid.

Capitalized terms used but not defined herein have the respective meanings given to them in the Agreement.

IN WITNESS WHEREOF, the undersigned has made the representations above and shall have caused, or shall be deemed to have caused, its name to be signed hereto by its duly authorized signatory, as of the day and year written above.

[Controlling Class Representative] [a Controlling Class Certificateholder][the Woodlands Mall Controlling Class Representative][a Woodlands Mall Controlling Class Certificateholder][the Centre Controlling Class Representative][a Centre Controlling Class Certificateholder]

By:
Name:
Title:
Phone:
Email:
Address:

M-1F-4

EXHIBIT M-1G

FORM OF NOTICE OF EXCLUDED CONTROLLING CLASS HOLDER TO CERTIFICATE ADMINISTRATOR

[Date]

Via: Email Citibank, N.A. 388 Greenwich Street New York, New York 10013 Attention: Global Transaction Services – Benchmark 2019-B12 Email: ratingagencynotice@citi.com
Re:	Benchmark 2019-B12 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B12

In accordance with Section 4.02(a) of the Pooling and Servicing Agreement, dated as of August 1, 2019 (the “Agreement”), between Citigroup Commercial Mortgage Securities Inc., as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, Pacific Life Insurance Company and Trimont Real Estate Advisors, LLC, each as a Special Servicer, Pentalpha Surveillance LLC, as Operating Advisor and Asset Representations Reviewer, Citibank, N.A., as Certificate Administrator, and Wilmington Trust, National Association, as Trustee, with respect to the above-referenced certificates (the “Certificates”), the undersigned (the “Excluded Controlling Class Holder”) hereby directs you as follows:

1.       The undersigned is [the Controlling Class Representative] [a Controlling Class Certificateholder][the Woodlands Mall Controlling Class Representative][a Woodlands Mall Controlling Class Certificateholder][the Centre Controlling Class Representative][a Centre Controlling Class Certificateholder] as of the date hereof.

2.       The undersigned has become an Excluded Controlling Class Holder with respect to the following [Mortgage Loan(s)][and][Loan Combination(s)] (“Excluded Controlling Class Mortgage Loans”):

Loan Number	Loan Name	Borrower Name

M-1G-1

3.       The following CitiDirect Login USER IDs are affiliated with the undersigned and access to any information on the Certificate Administrator’s Website with respect to the Benchmark 2019-B12 Mortgage Trust securitization should be revoked as to such users:

4.       The undersigned acknowledges that it is not permitted to access and shall not access any Excluded Information with respect to such Excluded Controlling Class Mortgage Loan(s) on the Certificate Administrator’s Website unless and until it (i) is no longer an Excluded Controlling Class Holder with respect to such Excluded Controlling Class Mortgage Loan(s), (ii) has delivered notice of the termination of the related Excluded Controlling Class Holder status and (iii) has submitted an investor certification in the form of Exhibit M-1B to the Pooling and Servicing Agreement.

Capitalized terms used but not defined herein have the respective meanings given to them in the Agreement.

IN WITNESS WHEREOF, the undersigned has made the representations above and shall have caused, or shall be deemed to have caused, its name to be signed hereto by its duly authorized signatory, as of the day and year written above.

[Controlling Class Representative][a Controlling Class Certificateholder][the Woodlands Mall Controlling Class Representative][a Woodlands Mall Controlling Class Certificateholder][the Centre Controlling Class Representative][a Centre Controlling Class Certificateholder]

By:
Name:
Title:
Phone:
Email:
Address:

Dated: _______

cc: Citigroup Commercial Mortgage Securities Inc.

M-1G-2

The undersigned hereby acknowledges that
access to CitiDirect has been revoked for
the users listed in Paragraph 3.

Citibank, N.A.,

Certificate Administrator

Name:
Title:

M-1G-3

EXHIBIT M-1H

Form of Certification of the Controlling Class Representative, the Woodlands Mall Controlling Class Representative and the Centre Controlling Class Representative

Midland Loan Services, a Division of PNC Bank, National Association,

as Master Servicer and a Special Servicer

10851 Mastin Street, Suite 700

Overland Park, Kansas 66210

Attention: Executive Vice President – Division Head

Wilmington Trust, National Association, as Trustee 1100 North Market Street Wilmington, Delaware 19890 Attention: CMBS Trustee – Benchmark 2019-B12 Email: cmbstrustee@wilmingtontrust.com
Citibank, N.A, as Certificate Administrator 388 Greenwich Street New York, New York 10013 Attention: Global Transaction Services – Benchmark 2019-B12 Email: ratingagencynotice@citi.com

Pentalpha Surveillance LLC

as Operating Advisor and Asset

Representations Reviewer
375 N. French Road, Suite 100
Amherst, New York 14228
Attention: Benchmark 2019-B12—Transaction Manager

with a copy sent via email to: notices@pentalphasurveillance.com (with Benchmark 2019-B12 in the subject line)

Pacific Life Insurance Company,

as a Special Servicer

700 Newport Center Drive
Newport Beach, CA 92660-6397
Attention: Richard Banno, Assistant Vice President
Email: richard.banno@pacificlife.com

with a copy to: chris.dallas@pacificlife.com

Trimont Real Estate Advisors, LLC,

as a Special Servicer

One Alliance Center
3500 Lenox Road NE, Suite G1
Atlanta, Georgia 30326
Attention: CMBS Special Servicing

with a copy to:

CMBSServicing@trimontrea.com and legaldepartment@trimontrea.com

Re:	Benchmark 2019-B12 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B12

In accordance with Section 6.09(d) of the Pooling and Servicing Agreement, dated as of August 1, 2019 (the “Agreement”), between Citigroup Commercial Mortgage Securities Inc., as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, Pacific Life

M-1H-1

Insurance Company and Trimont Real Estate Advisors, LLC, each as a Special Servicer, Pentalpha Surveillance LLC, as Operating Advisor and Asset Representations Reviewer, Citibank, N.A., as Certificate Administrator, and Wilmington Trust, National Association, as Trustee, with respect to the above-referenced certificates (the “Certificates”), the undersigned hereby certifies and agrees as follows:

1.       The undersigned has been appointed to act as the [Controlling Class Representative][Woodlands Mall Controlling Class Representative][Centre Controlling Class Representative].

2.       The undersigned is not a Borrower Party.

3.       If the undersigned becomes a Borrower Party with respect to any Mortgage Loan, the undersigned agrees to and shall deliver the certification attached as Exhibit M-1C to the Pooling and Servicing Agreement and shall deliver to the applicable parties the notices attached as Exhibit M-1F and Exhibit M-1G to the Pooling and Servicing Agreement.

4.       The undersigned hereby certifies that an executed copy of this certification has been delivered to the Certificate Administrator (which party is required to forward this notice to each of the other addressees listed above pursuant to Section 6.09(d) of the Pooling and Servicing Agreement) in accordance with the notice provisions of the Pooling and Servicing Agreement (a) by overnight courier, (b) mailed by registered mail, postage prepaid, or (c) if the electronic mail address of the Certificate Administrator is specified in the notice provisions of the Pooling and Servicing Agreement, by electronic mail.

5.       The undersigned’s address for the purposes of Section 12.04 of the Pooling and Servicing Agreement is as follows:

[INSERT ADDRESS]

6.       Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Pooling and Servicing Agreement.

BY ITS CERTIFICATION HEREOF, the undersigned shall have caused, or shall be deemed to have caused its name to be signed hereto by its duly authorized signatory, as of the date certified.

M-1H-2

[The Controlling Class Representative][The Woodlands Mall Controlling Class Representative][The Centre Controlling Class Representative]

By:
Title:
Company:
Phone:

M-1H-3

EXHIBIT M-1I

Form of Certification of A Risk Retention Consultation Party

Midland Loan Services, a Division of PNC
Bank, National Association,
      as Master Servicer and a Special Servicer

10851 Mastin Street, Suite 700

Overland Park, Kansas 66210

Attention: Executive Vice President – Division Head

Wilmington Trust, National Association, as Trustee 1100 North Market Street Wilmington, Delaware 19890 Attention: CMBS Trustee – Benchmark 2019-B12 Email: cmbstrustee@wilmingtontrust.com
Citibank, N.A, as Certificate Administrator 388 Greenwich Street New York, New York 10013 Attention: Global Transaction Services – Benchmark 2019-B12 Email: ratingagencynotice@citi.com

Pentalpha Surveillance LLC
      as Operating Advisor and Asset
Representations Reviewer
375 N. French Road, Suite 100
Amherst, New York 14228
Attention: Benchmark 2019-B12—Transaction Manager

with a copy sent via email to:
notices@pentalphasurveillance.com (with
Benchmark 2019-B12 in the subject line)

Pacific Life Insurance Company,
      as a Special Servicer
700 Newport Center Drive
Newport Beach, CA 92660-6397
Attention: Richard Banno, Assistant Vice President
Email: richard.banno@pacificlife.com

with a copy to: chris.dallas@pacificlife.com

Trimont Real Estate Advisors, LLC,
      as a Special Servicer
One Alliance Center
3500 Lenox Road NE, Suite G1
Atlanta, Georgia 30326
Attention: CMBS Special Servicing

with a copy to:

CMBSServicing@trimontrea.com and
legaldepartment@trimontrea.com

Citigroup Commercial Mortgage Securities Inc. 390 Greenwich Street, 5th Floor New York, New York 10013 Attention: Raul Orozco Telecopy number: (347) 394-0898 E-mail: raul.d.orozco@citi.com	Citigroup Commercial Mortgage Securities Inc. 388 Greenwich Street, 6th Floor New York, New York 10013 Attention: Richard Simpson Telecopy number: (646) 328-2943 E-mail: richard.simpson@citi.com
Citigroup Commercial Mortgage Securities Inc. 388 Greenwich Street, 17th Floor New York, New York 10013

M-1I-1

Attention: Ryan M. O’Connor Telecopy number: (646) 862-8988 E-mail: ryan.m.oconnor@citi.com

Re:	Benchmark 2019-B12 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B12

In accordance with Section 6.09(i) of, and the definition of “Risk Retention Consultation Party” in, the Pooling and Servicing Agreement, the undersigned hereby certifies and agrees as follows:

1.       The undersigned has been appointed to act as the [VRR1][VRR2][VRR3] Risk Retention Consultation Party.

2.       The undersigned’s address for the purposes of Section 12.04 of the Pooling and Servicing Agreement is as follows:

[INSERT ADDRESS OF RISK RETENTION CONSULTATION PARTY]

3.       The undersigned hereby certifies that an executed copy of this certification in paper form has been delivered in accordance with the notice provisions of the Pooling and Servicing Agreement to each of the addressees listed above (a) by overnight courier or (b) mailed by registered mail, postage prepaid.

4.       Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Pooling and Servicing Agreement.

BY ITS CERTIFICATION HEREOF, the undersigned shall have caused, or shall be deemed to have caused its name to be signed hereto by its duly authorized signatory, as of the date certified.

[RISK RETENTION CONSULTATION PARTY]

By:
Name:
Title:

Dated:

M-1I-2

EXHIBIT M-2A

FORM OF INVESTOR CERTIFICATION FOR EXERCISING VOTING RIGHTS OR
POOLED VOTING RIGHTS FOR NON-BORROWER PARTY

[Date]

Citibank, N.A.,

as Certificate Administrator

388 Greenwich Street

New York, New York 10013
Attention: Global Transaction Services – Benchmark 2019-B12

Attention:	Benchmark 2019-B12 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B12

In accordance with the requirements for the exercise of Voting Rights pursuant to the Pooling and Servicing Agreement, dated as of August 1, 2019 (the “Agreement”), between Citigroup Commercial Mortgage Securities Inc., as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, Pacific Life Insurance Company and Trimont Real Estate Advisors, LLC, each as a Special Servicer, Pentalpha Surveillance LLC, as Operating Advisor and Asset Representations Reviewer, Citibank, N.A., as Certificate Administrator, and Wilmington Trust, National Association, as Trustee, with respect to the above-referenced certificates (the “Certificates”), the undersigned hereby certifies and agrees as follows:

1.           The undersigned is a [Certificateholder][Certificate Owner] of Class ___ Certificates [with an aggregate [principal balance][notional amount] of $[________]][representing a [__]% Percentage Interest in the applicable Class].

2.           The undersigned has received a copy of the Prospectus.

3.           The undersigned is not a Borrower Party.

4.           The undersigned is permitted and intends to exercise Voting Rights [or Pooled Voting Rights]1 under the Agreement and certifies that (please check one of the following):

___	The undersigned is the Depositor, the Master Servicer, the Special Servicer, an Excluded Mortgage Loan Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer or a Mortgage Loan Seller, and the undersigned is not prohibited from such exercise

1 Applicable only in the case of Certificateholders or Certificate Owners of Pooled Certificates.

M-2A-1

of Voting Rights [or Pooled Voting Rights][2] based on the definition of “Certificateholder” in the Agreement by reason of acting in such capacity.

___	The undersigned is an Affiliate of the Depositor, the Master Servicer, the Special Servicer, an Excluded Mortgage Loan Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer or a Mortgage Loan Seller, and the undersigned is not prohibited from such exercise of Voting Rights [or Pooled Voting Rights][2] based on the definition of “Certificateholder” in the Agreement by reason of its Affiliate acting in such capacity.

___	The undersigned is not the Depositor, the Master Servicer, the Special Servicer, an Excluded Mortgage Loan Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, a Mortgage Loan Seller or an Affiliate of any of the foregoing.

5.       The undersigned shall be fully liable for any breach of this agreement by itself or any of its officers, directors, partners, employees, agents or representatives (collectively, the “Representatives”) and shall indemnify the Depositor, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator, the Trustee, the Master Servicer, the Special Servicer and the Trust Fund for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

6.       Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Agreement.

BY ITS CERTIFICATION HEREOF, the undersigned has made the representations above and shall be deemed to have caused its name to be signed hereto by its duly authorized signatory, as of the day and year written above.

[Certificateholder] [Certificate Owner]

By:

Name:

Title:

Company:

Phone:

2 Applicable only in the case of Certificateholders or Certificate Owners of Pooled Certificates.

M-2A-2

EXHIBIT M-2B

FORM OF INVESTOR CERTIFICATION FOR EXERCISING VOTING RIGHTS OR
POOLED VOTING RIGHTS FOR BORROWER PARTY

[Date]

Citibank, N.A.,

as Certificate Administrator

388 Greenwich Street

New York, New York 10013
Attention: Global Transaction Services – Benchmark 2019-B12

Attention:	Benchmark 2019-B12 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B12

In accordance with the requirements for the exercise of Voting Rights pursuant to the Pooling and Servicing Agreement, dated as of August 1, 2019 (the “Agreement”), between Citigroup Commercial Mortgage Securities Inc., as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, Pacific Life Insurance Company and Trimont Real Estate Advisors, LLC, each as a Special Servicer, Pentalpha Surveillance LLC, as Operating Advisor and Asset Representations Reviewer, Citibank, N.A., as Certificate Administrator, and Wilmington Trust, National Association, as Trustee, with respect to the above-referenced certificates (the “Certificates”), the undersigned hereby certifies and agrees as follows:

1.           The undersigned is a [Certificateholder][Certificate Owner] of Class ___ Certificates [with an aggregate [principal balance][notional amount] of $[________]][representing a [__]% Percentage Interest in the applicable Class].

2.           The undersigned has received a copy of the Prospectus.

3.           The undersigned is a Borrower Party.

4.           Check one of the following:

☐        The undersigned is not the Controlling Class Representative, a Controlling Class Certificateholder, the Woodlands Mall Controlling Class Representative, a Woodlands Mall Controlling Class Certificateholder, the Centre Controlling Class Representative or a Centre Controlling Class Certificateholder.

☐       The undersigned is [the Controlling Class Representative] [a Controlling Class Certificateholder][the Woodlands Mall Controlling Class Representative][a Woodlands Mall Controlling Class Certificateholder][the Centre Controlling Class Representative][a Centre Controlling Class Certificateholder]. The undersigned is an

M-2B-1

Excluded Controlling Class Holder with respect to the following [Mortgage Loan(s)][and][Loan Combination(s)] (“Excluded Controlling Class Mortgage Loans”):

Loan Number	Loan Name	Borrower Name

5.           The undersigned is permitted and intends to exercise Voting Rights [or Pooled Voting Rights]* under the Agreement and certifies that (please check all that apply):

___	Such exercise of Voting Rights [or Pooled Voting Rights]* does not involve giving any consent, approval or waiver or taking any other action with respect to any Mortgage Loan as to which the undersigned is a Borrower Party.

___	The undersigned is not the Depositor, the Master Servicer, the Special Servicer, an Excluded Mortgage Loan Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, a Mortgage Loan Seller or an Affiliate of any of the foregoing.

___	The undersigned is the Depositor, the Master Servicer, the Special Servicer, an Excluded Mortgage Loan Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer or a Mortgage Loan Seller, and the undersigned is not prohibited from such exercise of Voting Rights [or Pooled Voting Rights]* based on the definition of “Certificateholder” in the Agreement by reason of acting in such capacity.

___	The undersigned is an Affiliate of the Depositor, the Master Servicer, the Special Servicer, an Excluded Mortgage Loan Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer or a Mortgage Loan Seller, and the undersigned is not prohibited from such exercise of Voting Rights [or Pooled Voting Rights]* based on the definition of “Certificateholder” in the Agreement by reason of its Affiliate acting in such capacity.

6.	The undersigned shall be fully liable for any breach of this agreement by itself or any of its officers, directors, partners, employees, agents or representatives (collectively, the “Representatives”) and shall indemnify the Depositor, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator, the Trustee, the Master Servicer, the Special Servicer and the Trust

* Applicable only in the case of Certificateholders or Certificate Owners of Pooled Certificates.

M-2B-2

Fund for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

7.           Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Agreement.

BY ITS CERTIFICATION HEREOF, the undersigned has made the representations above and shall be deemed to have caused its name to be signed hereto by its duly authorized signatory, as of the day and year written above.

[Certificateholder] [Certificate Owner]

By:

Name:

Title:

Company:

Phone:

M-2B-3

EXHIBIT M-3

FORM OF ONLINE VENDOR CERTIFICATION

This Certification has been prepared for provision of information to the market data providers listed in Paragraph 1 below pursuant to the direction of the Depositor. If you represent a Vendor Provider not listed herein and would like access to the information, please contact [the Certificate Administrator’s customer service desk at [1-888-855-9695]]

In connection with the Benchmark 2019-B12 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B12 (the “Certificates”), the undersigned hereby certifies and agrees as follows:

1.       The undersigned is an employee or agent of Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management Inc., CMBS.com, Inc., Moody’s Analytics, Markit Group Limited, RealINSIGHT or a market data provider that has been given access to the Distribution Date Statements, CREFC reports and supplemental notices on https://sf.citidirect.com (“CitiDirect”) by request of the Depositor.

2.       The undersigned agrees that each time it accesses CitiDirect, the undersigned is deemed to have recertified that the representation above remains true and correct.

3.       The undersigned acknowledges and agrees that the provision to it of information and/or reports on CitiDirect is for its own use only, and agrees that it will not disseminate or otherwise make such information available to any other person without the written consent of the Depositor, and any confidentiality agreement applicable to the undersigned with respect to information obtained from the Rule 17g-5 Information Provider’s Website shall also be applicable to information obtained from CitiDirect.

4.       Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Pooling and Servicing Agreement, dated as of August 1, 2019, between Citigroup Commercial Mortgage Securities Inc., as depositor (the “Depositor”), Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, Pacific Life Insurance Company and Trimont Real Estate Advisors, LLC, each as a Special Servicer, Pentalpha Surveillance LLC, as Operating Advisor and Asset Representations Reviewer, Citibank, N.A., as Certificate Administrator, and Wilmington Trust, National Association, as Trustee.

M-3-1

BY ITS CERTIFICATION HEREOF, the undersigned has made the representations above and shall be deemed to have caused its name to be signed hereto by its duly authorized signatory, as of the date certified.

[ ]

By:

Name:

Title:

Company:

Phone:

M-3-2

EXHIBIT M-4

FORM OF CONFIDENTIALITY AGREEMENT

Midland Loan Services, a Division of PNC
Bank, National Association,

        as Master Servicer and a Special Servicer

10851 Mastin Street, Suite 700

Overland Park, Kansas 66210

Attention: Executive Vice President – Division Head

Citigroup Commercial Mortgage Securities Inc. 388 Greenwich Street, 6th Floor New York, New York 10013 Attention: Richard Simpson Telecopy number: (646) 328-2943 E-mail: richard.simpson@citi.com
Wilmington Trust, National Association, as Trustee 1100 North Market Street Wilmington, Delaware 19890 Attention: CMBS Trustee – Benchmark 2019-B12 Email: cmbstrustee@wilmingtontrust.com	Citigroup Commercial Mortgage Securities Inc. 390 Greenwich Street, 5th Floor New York, New York 10013 Attention: Raul Orozco Telecopy number: (347) 394-0898 E-mail: raul.d.orozco@citi.com

Trimont Real Estate Advisors, LLC,
      as a Special Servicer

One Alliance Center

3500 Lenox Road NE, Suite G1

Atlanta, Georgia 30326

Attention: CMBS Special Servicing

with a copy to:

CMBSServicing@trimontrea.com
and legaldepartment@trimontrea.com

Citigroup Commercial Mortgage Securities Inc. 388 Greenwich Street, 17th Floor New York, New York 10013 Attention: Ryan M. O’Connor Telecopy number: (646) 862-8988 E-mail: ryan.m.oconnor@citi.com

Pacific Life Insurance Company,
      as a Special Servicer
700 Newport Center Drive
Newport Beach, CA 92660-6397
Attention: Richard Banno, Assistant Vice President
Email: richard.banno@pacificlife.com

with a copy to: chris.dallas@pacificlife.com

Re:	Benchmark 2019-B12 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B12

Ladies and Gentlemen:

M-4-1

In connection with the Benchmark 2019-B12 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B12 (the “Certificates”), we acknowledge that we will be furnished by [Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer and as Special Servicer][,][and] [Pacific Life Insurance Company, as Special Servicer][,][and] [Trimont Real Estate Advisors, LLC, as Special Servicer] (and may have been previously furnished) with certain information (the “Information”). For the purposes of this letter agreement (this “Agreement”), “Representative” of a Person refers to such Person’s directors, officers, employees, and agents; and “Person” refers to any individual, group or entity.

In connection with and in consideration of our being provided with Information, we hereby acknowledge and agree that we are requesting and will use the Information solely for purposes of making investment decisions and/or exercising the rights of the applicable [Directing Holder][Consulting Party] with respect to the [above-referenced Certificates and the related Mortgage Loans] [[NAME OF SERVICED LOAN COMBINATION] Loan Combination] and will not disclose such Information to any Person other than (i) our Representatives, (ii) our auditors and regulators and (iii) any Person contemplating the purchase of [any Certificate][the [NAME OF SERVICED COMPANION LOAN] Companion Loan] held by the undersigned or of an interest therein (or such outside Persons as are assisting it in making an evaluation in connection with purchasing the [related Certificates][the [NAME OF SERVICED COMPANION LOAN] Companion Loan] (but only if such Persons confirm in writing such contemplation of a prospective ownership interest and agree in writing to keep such Information confidential)), (iv) our accountants and attorneys, and (v) such governmental or banking authorities or agencies to which the undersigned is subject; and such Information will not, without the prior written consent of the Master Servicer or the Special Servicer, as applicable, and the Trustee, be otherwise disclosed by the undersigned or by its Representatives in any manner whatsoever, in whole or in part, unless required to do so by law.

The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator, the Trustee, the Master Servicer, the Special Servicer and the Trust Fund for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

This Agreement shall not apply to any of the Information which: (i) is or becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by us or any of our Representatives; (ii) becomes lawfully available to us on a non-confidential basis from a source other than you or one of your Representatives, which source is not bound by a contractual or other obligation of confidentiality to any Person; or (iii) was lawfully known to us on a non-confidential basis prior to its disclosure to us by you.

Capitalized terms used but not defined herein shall have the meanings assigned thereto in that certain Pooling and Servicing Agreement, dated as of August 1, 2019, between Citigroup Commercial Mortgage Securities Inc., as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, Pacific Life Insurance Company and Trimont Real Estate Advisors, LLC, each as a Special Servicer, Pentalpha Surveillance LLC, as Operating

M-4-2

Advisor and Asset Representations Reviewer, Citibank, N.A., as Certificate Administrator, and Wilmington Trust, National Association, as Trustee.

This Agreement, when signed by us, will constitute our agreement with respect to the subject matter contained herein.

Very truly yours,

[NAME OF ENTITY]

By:
Name:
Title:
Company:
Phone:

cc:	Citigroup Commercial Mortgage Securities Inc. [Trustee]

M-4-3

EXHIBIT M-5

FORM OF NRSRO CERTIFICATION

Citibank, N.A.,

as Certificate Administrator

388 Greenwich Street

New York, New York 10013
Attention: Global Transaction Services – Benchmark 2019-B12

Re:	Benchmark 2019-B12 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B12

Ladies and Gentlemen:

In accordance with the requirements for obtaining certain information pursuant to the Pooling and Servicing Agreement, dated as of August 1, 2019 (the “Pooling and Servicing Agreement”), between Citigroup Commercial Mortgage Securities Inc., as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, Pacific Life Insurance Company and Trimont Real Estate Advisors, LLC, each as a Special Servicer, Pentalpha Surveillance LLC, as Operating Advisor and Asset Representations Reviewer, Citibank, N.A., as Certificate Administrator, and Wilmington Trust, National Association, as Trustee, with respect to the Benchmark 2019-B12 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B12 (the “Certificates”), the undersigned hereby certifies and agrees as follows:

1.             The undersigned, a nationally recognized statistical rating organization (“NRSRO”) within the meaning of Section 3(a)(62) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(a)       has provided the Depositor with the appropriate certifications under Exchange Act Rule 17g-5(e); and

(b)       is requesting access pursuant to the Pooling and Servicing Agreement to certain information (the “Information”) on the Rule 17g-5 Information Provider’s Website pursuant to the provisions of the Pooling and Servicing Agreement, and in consideration of the disclosure to the undersigned of the Information, or the access thereto, the undersigned will keep the Information confidential (except to the extent such information has been made available to the general public), and such Information will not, without the prior written consent of the Certificate Administrator, be otherwise disclosed by the undersigned or by its officers, directors, partners, employees, agents, or representatives (collectively, the “Representatives”) in any manner whatsoever, in whole or in part.

M-5-1

2.            The undersigned agrees that each time it accesses the Rule 17g-5 Information Provider’s Website, it is deemed to have recertified that the representations herein contained remain true and correct.

Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Pooling and Servicing Agreement.

BY ITS CERTIFICATION HEREOF, the undersigned has made the representations above and shall have caused, or shall be deemed to have caused, its name to be signed hereto by its duly authorized signatory, as of the day and year first written above.

Very truly yours,

[NRSRO Name]

By:
Name:
Title:
Phone:
Email:

Dated:

M-5-2

EXHIBIT N

CUSTODIAN CERTIFICATION

[DATE]

[All Parties to Pooling and Servicing Agreement]
[Applicable Mortgage Loan Seller]
[Each Underwriter]
[Each Initial Purchaser]

[The related Serviced Companion Loan Holder (upon request, in the case of a Serviced Loan Combination)]

Re:	Pooling and Servicing Agreement (“Pooling and Servicing Agreement”) relating to Benchmark 2019-B12 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B12

Ladies and Gentlemen:

In accordance with the provisions of Section 2.02(b) of the Pooling and Servicing Agreement, the undersigned hereby certifies that, with respect to each Mortgage Loan and Trust Subordinate Companion Loan, and subject to the exceptions noted in the schedule of exceptions attached hereto, (i) all documents specified in clauses (a), (b), (c) and (d) (other than with respect to an Outside Serviced Mortgage Loan), (e), (f) (provided that the undersigned has been notified of any related modification), (g), (o) and (t) (for each Mortgage Loan that is part of a Loan Combination and each Trust Subordinate Companion Loan) of the definition of “Mortgage File” are in its possession; (ii) the recordation/filing contemplated by Section 2.01(c) of the Pooling and Servicing Agreement has been completed (based solely on receipt by the undersigned of the particular recorded/filed documents); (iii) all documents received by the undersigned with respect to such Mortgage Loan or Trust Subordinate Companion Loan have been reviewed by the undersigned and (A) appear regular on their face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Mortgagor), (B) appear to have been executed (where appropriate) and (C) purport to relate to such Mortgage Loan or Trust Subordinate Companion Loan; and (iv) based on the examinations referred to in Section 2.02(a) and Section 2.02(b) of the Pooling and Servicing Agreement and only as to the foregoing documents (together with any Loan Agreement that has been delivered by the related Mortgage Loan Seller), the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (iv) and (v)(B) of the definition of “Mortgage Loan Schedule” accurately reflects the information set forth in the Mortgage File.

The undersigned makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any such documents contained in each Mortgage File or any of the Mortgage Loans and Trust Subordinate Companion Loans identified in the

Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan or Trust Subordinate Companion Loan.

The scope of the Custodian’s review of the Mortgage Files is limited solely to confirming that certain documents in Mortgage Files have been received and appear regular on their face and to confirm certain other information as set forth in Section 2.02 of the Pooling and Servicing Agreement. The Custodian’s review of the Mortgage Files and any certification with respect thereto is not intended to and shall not be deemed to constitute “due diligence services” or a “third party due diligence report” as such terms are defined in Rules 17g-10 and 15Ga-2, respectively, under the Exchange Act. Any recipient of the Custodian’s certification or a copy thereof by its receipt thereof is deemed to agree that it shall not share such certification with any rating agency or any party not addressed on such certification.

Capitalized words and phrases used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement. This Certificate is subject in all respects to the terms of the Pooling and Servicing Agreement.

Citibank, N.A., as Custodian

By:
Name:
Title:

SCHEDULE OF EXCEPTIONS

[              ]

EXHIBIT O

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by the referenced party shall address, at a minimum, the criteria identified below as “Applicable Servicing Criteria” applicable to such party, as such criteria may be updated or limited by the Commission or its staff (including, without limitation, not requiring the delivery of certain of the items set forth on this Exhibit based on interpretive guidance provided by the Commission or its staff relating to Item 1122 of Regulation AB). For the avoidance of doubt, for purposes of this Exhibit O, other than with respect to Item 1122(d)(2)(iii), references to Master Servicer and Special Servicer below shall include any Sub-Servicer engaged by the Master Servicer or Special Servicer, as applicable.

applicable Servicing Criteria		applicable party
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	Master Servicer Special Servicer
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	Master Servicer Special Servicer Certificate Administrator
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.	N/A
1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.	Master Servicer Special Servicer Custodian (in the case of the Custodian, if such entity is not also the Certificate Administrator)
1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.	Master Servicer Special Servicer Certificate Administrator
Cash Collection and Administration
1122(d)(2)(i)	Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.	Master Servicer Special Servicer Certificate Administrator
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	Certificate Administrator
1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.	Master Servicer Trustee (in the case of the Trustee, to the extent the Trustee was required to make an advance during the applicable calendar year)
1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	Master Servicer Special Servicer Certificate Administrator

applicable Servicing Criteria		applicable party
Reference	Criteria
1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Exchange Act.	Master Servicer Special Servicer Certificate Administrator
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	Master Servicer Special Servicer Certificate Administrator
1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.	Master Servicer Special Servicer Certificate Administrator
Investor Remittances and Reporting
1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Reporting Servicer.	Certificate Administrator Operating Advisor (excluding clauses (C) and (D) in the case of the Operating Advisor)
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	Certificate Administrator
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Reporting Servicer’s investor records, or such other number of days specified in the transaction agreements.	Certificate Administrator
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	Certificate Administrator
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	Master Servicer Special Servicer Custodian
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements	Custodian
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	Master Servicer Special Servicer Certificate Administrator
1122(d)(4)(iv)	Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Master Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.	Master Servicer
1122(d)(4)(v)	The Master Servicer’s records regarding the mortgage loans agree with the Master Servicer’s records with respect to an obligor’s unpaid principal balance.	Master Servicer
1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.	Master Servicer Special Servicer

applicable Servicing Criteria		applicable party
Reference	Criteria
1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.	Special Servicer Operating Advisor
1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).	Master Servicer Special Servicer
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	Master Servicer
1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.	Master Servicer
1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.	Master Servicer
1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.	Master Servicer
1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.	Master Servicer
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	Master Servicer
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	N/A

EXHIBIT P

[Reserved]

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EXHIBIT Q

RETAINED DEFEASANCE RIGHTS AND OBLIGATIONS MORTGAGE LOANS

Loan Number	Mortgage Loan / Property Name	Mortgage Loan Seller
3	The Zappettini Portfolio	CREFI
13	Compass Self Storage Florida	CREFI
15	The Centre	CREFI
18	Marriott Morgantown Waterfront	CREFI
20	Oakbrook Terrace	CREFI
22	Village of Martinsville	CREFI
26	Michigan Self Storage Portfolio	CREFI
36	Franklin Plaza	CREFI
39	Causeway Center	CREFI
44	CVS Plymouth, MN	CREFI
45	Creekside Terrace	CREFI
1	30 Hudson Yards	GACC
2	Woodlands Mall	GACC
4	Montalvo Square	GACC
11	CIRE Equity Retail & Industrial Portfolio	GACC
12	Waterfront Plaza	GACC
14	2 MacArthur	GACC
21	Winsor Ranch Shopping Center	GACC
25	Dollar General Portfolio II	GACC
27	Calexico Industrial	GACC
32	Springhill Suites Chesapeake	GACC
33	Jurupa Royale Apartments	GACC
35	Corporate Ridge I	GACC
37	New York Life Building	GACC
38	Hampton Inn Terre Haute	GACC
40	Targhee Place	GACC
41	Houston Building	GACC
43	Oak Tree Place	GACC

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EXHIBIT R

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: This report will be delivered annually no later than 120 days of the end of the prior calendar year, pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of August 1, 2019 (the “Pooling and Servicing Agreement”), between Citigroup Commercial Mortgage Securities Inc., as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, Pacific Life Insurance Company and Trimont Real Estate Advisors, LLC, each as a Special Servicer, Pentalpha Surveillance LLC, as Operating Advisor and Asset Representations Reviewer, Citibank, N.A., as Certificate Administrator, and Wilmington Trust, National Association, as Trustee

Transaction: Benchmark 2019-B12 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B12

Operating Advisor: Pentalpha Surveillance LLC

Special Servicer as of December 31: [Midland Loan Services, a Division of PNC Bank, National Association (other than the Woodlands Mall Loan Combination, The Centre Loan Combination [and [LIST ANY Excluded Special Servicer Mortgage Loan])]
[Pacific Life Insurance Company (with respect to the Woodlands Mall Loan Combination)] [Trimont Real Advisors, LLC (with respect to The Centre Loan Combination)]

Directing Holder: [                          ]

I.	Population of Mortgage Loans that Were Considered in Compiling this Report

1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

(a) [●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.

(b) Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. Final Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. The Asset Status Reports may not yet be fully implemented.

1       This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

2.	An Operating Advisor Consultation Trigger Event [existed during some or all] [did not exist during any portion] of the prior calendar year [INSERT YEAR].

3.	[●] Serviced Loans were the subject of a Major Decision as to which the Operating Advisor has consultation rights pursuant to the Pooling and Servicing Agreement.

II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements set forth in the Pooling and Servicing Agreement) has undertaken a review of the Special Servicer’s actions and decisions in respect of (A) Specially Serviced Loans and (B) solely in connection with Major Decisions as to which the Operating Advisor has consultation rights following the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event, Performing Serviced Loans, in each case in light of (1) the Servicing Standard and (2) the requirements of the Pooling and Servicing Agreement. Based solely on such review and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor [believes/ does not believe], in its sole discretion exercised in good faith, that the Special Servicer is performing its duties in compliance with (1) the Servicing Standard and (2) the Special Servicer’s obligations under the Pooling and Servicing Agreement during the prior calendar year. [The Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer has failed to materially comply with the Servicing Standard or the Special Servicer’s obligations under the Pooling and Servicing Agreement as a result of the following material deviations.]

●	[LIST OF ANY MATERIAL DEVIATIONS FROM (1) THE SERVICING STANDARD AND/OR (2) THE SPECIAL SERVICER’S OBLIGATIONS UNDER THE POOLING AND SERVICING AGREEMENT]

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

[ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]

III.	Specific Items of Review

In rendering our assessment herein, we examined and (with the exception of the items listed in paragraph no. 7 below) relied upon the accuracy and completeness of the items listed below:

1.	Information available to Privileged Persons on the Certificate Administrator’s Website with respect to the Special Servicer, assets on the CREFC® Servicer Watch List, Specially Serviced Loans [AFTER AN OPERATING ADVISOR CONSULTATION TRIGGER EVENT: and Major Decisions on Serviced Loans].

2.	Each Final Asset Status Report [AFTER AN OPERATING ADVISOR CONSULTATION TRIGGER EVENT: and each other Asset Status Report], in each case, delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement. The Operating Advisor reviewed Final Asset Status Reports with respect to the following Serviced Loans: [LIST]. The Operating Advisor reviewed Asset Status Reports with respect to the following Serviced Loans: [LIST].

3.	Each Major Decision Reporting Package that is delivered or made available to the Operating Advisor by the Special Servicer pursuant to the Pooling and Servicing Agreement. The Operating Advisor reviewed Major Decision Reporting Packages with respect to the following Serviced Loans: [LIST]

4.	[LIST OTHER REVIEWED INFORMATION]

5.	[INSERT IF AFTER AN OPERATING ADVISOR CONSULTATION TRIGGER EVENT]: During the prior year, the Operating Advisor consulted with the Special Servicer regarding Major Decisions related to the following Serviced Loans: [LIST]. The Operating Advisor participated in discussions and recommended alternative courses of action to the extent it deemed such recommendations appropriate.

6.	[INSERT IF AFTER AN OPERATING ADVISOR CONSULTATION TRIGGER EVENT]: During the prior year, the Operating Advisor consulted with the Special Servicer regarding Asset Status Reports related to the following Serviced Loans: [LIST]. The Operating Advisor participated in discussions and recommended alternative courses of action to the extent it deemed such recommendations appropriate.

7.	Appraisal Reduction Amount calculations, Collateral Deficiency Amount calculations and net present value calculations delivered or made available to the Operating Advisor by the Special Servicer pursuant to the Pooling and Servicing Agreement.

8.	The Operating Advisor [received/did not receive] information necessary to recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portions of the applicable formulas required to be utilized in connection with any (i) Appraisal Reduction Amount, (ii) Collateral Deficiency Amount or (ii) net present value calculations used in the Special Servicer’s determination of the course of action to be taken in connection with the workout or liquidation of a Specially Serviced Loan prior to the utilization by the Special Servicer.

(a)	The Operating Advisor [agreed/did not agree] with the [mathematical calculations] [and/or] [the application of the applicable non-discretionary portions of the formula] required to be utilized for such calculation.

(b)	After consultation with the Special Servicer to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations, such inaccuracy [has been/ has not been] resolved.

9.	The Special Servicer’s annual compliance statement, assessment of compliance report and attestation report by a third party regarding the Special Servicer’s compliance with its obligations delivered or made available to the Operating Advisor pursuant to the Pooling and Servicing Agreement.

10.	The following is a general discussion of certain concerns raised by the Operating Advisor discussed in this report: [LIST CONCERNS].

111.	In addition to the other information presented herein, the Operating Advisor notes the following additional items, if any: [LIST ADDITIONAL ITEMS].

NOTE: The Operating Advisor’s review of the above materials should be considered a limited review and not be considered a full or limited audit, legal review or legal conclusion. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), review underlying lease agreements or similar underlying documents (other than documents that the Operating Advisor is required to review pursuant to Section 3.29 of the Pooling and Servicing Agreement), visit any related property, visit the Special Servicer, visit the Directing Holder or interact with any borrower. In addition, our review of the net present value calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

IV.          Assumptions, Qualifications and Disclaimers Related to the Work Product Undertaken and Opinions Related to this Report

1.	As provided in the Pooling and Servicing Agreement, the Operating Advisor is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the Special Servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in accordance with the Operating Advisor Standard, to be immaterial.

2.	In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.

3.	Other than receipt of any Major Decision Reporting Package and any Asset Status Report that is delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement, the Operating Advisor did not participate in, or have access to, the Special Servicer’s and applicable Directing Holder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the applicable Directing Holder or borrower directly. As such, the Operating Advisor relied upon the information made available to it pursuant to the Pooling and Servicing Agreement or delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report. The services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any exist.

4.	The Special Servicer has the legal authority and responsibility to service any Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein or direct the actions of the Special Servicer.

5.	Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communications held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.

6.	The Operating Advisor is not empowered to directly communicate with any investors pursuant to the Pooling and Servicing Agreement. If the investors have questions regarding this report, they should address such questions to the Certificate Administrator through the Certificate Administrator’s Website.

7.	This report does not constitute recommendations to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or financial markets generally when performing its limited review of the Special Servicer as described above. The Operating Advisor does not have a fiduciary relationship with any Certificateholder or any other party or individual. Nothing is intended to or should be construed as creating a fiduciary relationship between the Operating Advisor and any Certificateholder, party or individual.

[ ]

By:
Name:
Title:

EXHIBIT S

SUBSERVICING AGREEMENTS

Mortgage Loan/Property Name	Sub-Servicer Name
Compass Self Storage Florida	Berkadia Commercial Mortgage LLC
Marriott Morgantown Waterfront	Berkadia Commercial Mortgage LLC
Winsor Ranch Shopping Center	Bellwether Enterprise Real Estate Capital, LLC
Chemours HQ	CBRE Loan Services, Inc.
CIRE Equity Retail & Industrial Portfolio	Preferred Capital Advisors

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EXHIBIT T

FORM OF RECOMMENDATION OF SPECIAL SERVICER TERMINATION

Wilmington Trust, National Association, as Trustee

1100 North Market Street

Wilmington, Delaware 19890

Attention: CMBS Trustee – Benchmark 2019-B12

Citibank, N.A., as Certificate Administrator

388 Greenwich Street

New York, New York 10013
Attention: Global Transaction Services – Benchmark 2019-B12

[Midland Loan Services, a Division of PNC Bank, National Association,

10851 Mastin Street, Suite 700

Overland Park, Kansas 66210

Attention: Executive Vice President – Division Head]

[Pacific Life Insurance Company,
      as a Special Servicer
700 Newport Center Drive
Newport Beach, CA 92660-6397
Attention: Richard Banno, Assistant Vice President
Email: richard.banno@pacificlife.com

with a copy to: chris.dallas@pacificlife.com]

[Trimont Real Estate Advisors, LLC

One Alliance Center

3500 Lenox Road NE, Suite G1

Atlanta, Georgia 30326

Attention: CMBS Special Servicing

Email: CMBSServicing@trimontrea.com and legaldepartment@trimontrea.com]

Re:	Benchmark 2019-B12 Mortgage Trust,
Commercial Mortgage Pass-Through Certificates, Series 2019-B12

Ladies and Gentlemen:

This letter is delivered pursuant to Section 6.08(b)[(i)][(ii)] of the Pooling and Servicing Agreement, dated as of August 1, 2019 (the “Pooling and Servicing Agreement”), between Citigroup Commercial Mortgage Securities Inc., as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, Pacific Life Insurance Company and Trimont Real Estate Advisors, LLC, each as a Special Servicer, Pentalpha Surveillance LLC, as Operating

T-1

Advisor and Asset Representations Reviewer, Citibank, N.A., as Certificate Administrator, and Wilmington Trust, National Association, as Trustee, on behalf of the holders of Benchmark 2019-B12 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B12 (the “Certificates”) regarding the replacement of the Special Servicer. Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement.

Based upon our review of the operational practices of [_______], in its current capacity as Special Servicer [with respect to [IF SUBJECT PARTY IS NOT THE SPECIAL SERVICER FOR ALL SERVICED TRUST LOANS, SPECIFY APPLICABLE SERVICED LOAN OR GROUP OF SERVICED LOANS FOR WHICH IT SO ACTS]], conducted pursuant to and in accordance with the Pooling and Servicing Agreement, it is our determination, in our sole discretion exercised in good faith, that (1) [________], in its current capacity as Special Servicer [with respect to [IF SUBJECT PARTY IS NOT THE SPECIAL SERVICER FOR ALL SERVICED TRUST LOANS, SPECIFY APPLICABLE SERVICED TRUST LOAN OR GROUP OF SERVICED TRUST LOANS FOR WHICH IT SO ACTS]], has failed to comply with the Servicing Standard and (2) a replacement of the Special Servicer would be in the best interest of the [Pooled Certificateholders]24 [related Loan-Specific Certificateholders]25 (as a collective whole). The following factors support our determination: [________].

Based upon such determination, we further hereby recommend that [_______] be removed as Special Servicer and that [________] be appointed its successor in such capacity.

Very truly yours,

[The Operating Advisor]

By:
Name:
Title:

Dated:

24 Applicable in the case of an Operating Advisor’s written recommendation delivered pursuant to Section 6.08(b)(i)

25 Applicable in the case of an Operating Advisor’s written recommendation delivered pursuant to Section 6.08(b)(ii)

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EXHIBIT U

ADDITIONAL FORM 10-D DISCLOSURE

The parties identified in the “Party Responsible” column (with each Servicing Function Participant deemed to be responsible for the following items for which the party that retained such Servicing Function Participant is responsible) are obligated pursuant to Section 10.04 of the Pooling and Servicing Agreement to disclose to the Depositor, the Certificate Administrator, each Other Depositor and Other Exchange Act Reporting Party to which such Additional Form 10-D Disclosure is relevant for Exchange Act reporting purposes, any information described in the corresponding Form 10-D Item described in the “Item on Form 10-D” column to the extent such party has actual knowledge (and in the case of net operating income, financial statements, budgets and/or rent rolls required to be provided in connection with Item 6 below, possession) (in each case, after complying with its affirmative obligations, if any, under the Pooling and Servicing Agreement to obtain such information) of such information (other than information as to such party itself which such party is obligated to provide). Each of the Certificate Administrator, the Trustee, the Master Servicer and the Special Servicer shall be entitled to rely on the accuracy of the Prospectus (other than information with respect to itself that is set forth in or omitted from the Prospectus), in the absence of specific written notice to the contrary from the Depositor or Mortgage Loan Sellers. Each of the Certificate Administrator, the Trustee, the Master Servicer and the Special Servicer (in its capacity as such) shall be entitled to conclusively assume that there is no “significant obligor” other than a party identified as such in the Prospectus. For this Benchmark 2019-B12 Pooling and Servicing Agreement, each of the Certificate Administrator, the Trustee, the Master Servicer and the Special Servicer (in its capacity as such) shall be entitled to assume that there is no provider of credit enhancement, liquidity or derivative instruments within the meaning of Items 1114 or 1115 of Regulation AB other than a party identified as such in the Prospectus.

Item on Form 10-D	Party Responsible
Item 1: Distribution and Pool Performance Information Any information required by Item 1121 of Regulation AB which is NOT included on the Distribution Date Statement

Certificate Administrator

Depositor

Master Servicer (only with respect to Item 1121(a)(12) of Regulation AB as to Performing Serviced Loans)

Special Servicer (only with respect to Item 1121(a)(12) of Regulation AB as to Specially Serviced Loans)
Each Mortgage Loan Seller (only with respect to Item 1121(c)(2) of Regulation AB as to

Item on Form 10-D	Party Responsible
itself)
Item 1A: Asset-Level Information disclosure per Items 1111(h) and 1125 of Regulation AB	Master Servicer[1]
Item 1B: Asset Representations Reviewer and Investor Communication	Asset Representations Reviewer (with respect to Item 1121(d) of Regulation AB) Certificate Administrator (with respect to Item 1121(e) of Regulation AB )
Item 2: Legal Proceedings per Item 1117 of Regulation AB	(i) All parties to the Pooling and Servicing Agreement (as to themselves), (ii) any other Reporting Servicer (as to itself), (iii) the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer, in each case as to the Trust (in the case of the Master Servicer and the Special Servicer, to be reported by the party controlling such litigation), (iv) each Mortgage Loan Seller as to itself and as to each Regulation AB Item 1110(b) originator with respect to such Mortgage Loan Seller’s Mortgage Loans and as to each Regulation AB Item 1100(d)(1) party either affiliated with or retained by such Mortgage Loan Seller, or with whom such Mortgage Loan Seller contracts
Item 3: Sale of Securities and Use of Proceeds	Depositor
Item 4: Defaults Upon Senior Securities	Certificate Administrator
Item 5: Submission of Matters to a Vote of Security Holders[2]	Certificate Administrator Trustee
Item 6: Significant Obligors of Pool Assets	Master Servicer (excluding information for which the Special Servicer is the “Party Responsible”) Special Servicer (as to Specially Serviced Loans and REO Properties)
Item 7: Change in Sponsor Interest in the Securities	Each Mortgage Loan Seller as to itself and its affiliates

1 For the avoidance of doubt, the Certificate Administrator, not the Master Servicer, shall be responsible for filing any Additional Form 10-D Disclosure required by Item 1A on Form 10-D in accordance with Section 10.04 of this Agreement.

2 No disclosure is required for so long as Item 5 of Form 10-D requires the inclusion of information related to mine safety disclosures.

Item on Form 10-D	Party Responsible
Item 8: Significant Enhancement Provider Information	Depositor

Item 9: Other Information

(i) Balances of the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, Excess Liquidation Proceeds Reserve Account, the Exchangeable Distribution Account, Collection Account, any Loan Combination Custodial Account and each REO Account as of the related Distribution Date and the preceding Distribution Date; and

(ii) information other than those specified in clause (i) above, but only to the extent of any information that meets all the following conditions: (a) such information constitutes “Form 8-K Disclosure” pursuant to Exhibit Z, (b) such information is required to be reported as “Form 8-K Disclosure” during the period to which the Form 10-D relates, and (c) such information was not previously reported as “Form 8-K Disclosure”.

Any party responsible for disclosure items on Form 8-K to the extent of such items

Certificate Administrator (with respect to the balances of the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, Excess Liquidation Proceeds Reserve Account and the Exchangeable Distribution Account as of the related Distribution Date and the preceding Distribution Date)

Master Servicer (with respect to the balances of the Collection Account and any Loan Combination Custodial Account as of the related Distribution Date and the preceding Distribution Date)

Special Servicer (with respect to the balance of each REO Account as of the related Distribution Date and the preceding Distribution Date)

Item 10: Exhibits	Certificate Administrator Depositor

EXHIBIT V

ADDITIONAL FORM 10-K DISCLOSURE

The parties identified in the “Party Responsible” column (with each Servicing Function Participant deemed to be responsible for the following items for which the party that retained such Servicing Function Participant is responsible) are obligated pursuant to Section 10.05 of the Pooling and Servicing Agreement to disclose to the Depositor, the Certificate Administrator, each Other Depositor and Other Exchange Act Reporting Party to which such Additional Form 10-K Disclosure is relevant for Exchange Act reporting purposes, any information described in the corresponding Form 10-K Item described in the “Item on Form 10-K” column to the extent such party has actual knowledge (and in the case of net operating income, financial statements, budgets and/or rent rolls required to be provided in connection with the Additional Item below consisting of disclosure per Item 1112(b) of Regulation AB, possession) (in each case, after complying with its affirmative obligations, if any, under the Pooling and Servicing Agreement to obtain such information) of such information (other than information as to such party itself which such party is obligated to provide). Each of the Certificate Administrator, the Trustee, the Master Servicer and the Special Servicer shall be entitled to rely on the accuracy of the Prospectus (other than information with respect to itself that is set forth in or omitted from the Prospectus), in the absence of specific written notice to the contrary from the Depositor or Mortgage Loan Sellers. Each of the Certificate Administrator, the Trustee, the Master Servicer and the Special Servicer (in its capacity as such) shall be entitled to conclusively assume that there is no “significant obligor” other than a party identified as such in the Prospectus. For this Benchmark 2019-B12 Pooling and Servicing Agreement, each of the Certificate Administrator, the Trustee, the Master Servicer and the Special Servicer (in its capacity as such) shall be entitled to assume that there is no provider of credit enhancement, liquidity or derivative instruments within the meaning of Items 1114 or 1115 of Regulation AB other than a party identified as such in the Prospectus.

Item on Form 10-K	Party Responsible
Item 1B: Unresolved Staff Comments	Depositor
Item 9B: Other Information	Any party responsible for disclosure items on Form 8-K to the extent of such items
Item 15: Exhibits, Financial Statement Schedules	Certificate Administrator Depositor
Additional Item: Disclosure per Item 1117 of Regulation AB	(i) All parties to the Pooling and Servicing Agreement (as to themselves), (ii) any other Reporting Servicer (as to itself), (iii) the Trustee, the Certificate Administrator, the Master Servicer, the Depositor and the Special Servicer, in each case as to the Trust (in the case of the Master Servicer, the Depositor and the Special Servicer, to be reported by the party controlling such

V-1

Item on Form 10-K	Party Responsible
litigation), (iv) each Mortgage Loan Seller as to itself and as to each Regulation AB Item 1110(b) originator with respect to such Mortgage Loan Seller’s Mortgage Loans and as to each Regulation AB Item 1100(d)(1) party either affiliated with or retained by such Mortgage Loan Seller, or with whom such Mortgage Loan Seller contracts
Additional Item: Disclosure per Item 1119 of Regulation AB

(i) All parties to the Pooling and Servicing Agreement as to themselves (in the case of the Master Servicer, only as to 1119(a) affiliations with Significant Obligors identified in the Pooling and Servicing Agreement, the Trustee, the Certificate Administrator, the Special Servicer or a sub-servicer described in 1108(a)(3) and, in the case of the Special Servicer, only as to 1119(a) affiliations with Significant Obligors identified in the Pooling and Servicing Agreement, the Trustee, the Certificate Administrator, the Master

Servicer or a sub-servicer described in 1108(a)(3)), (ii) each Mortgage Loan Seller as to itself and as to each Regulation AB Item 1110 originator with respect to such Mortgage Loan Seller’s Mortgage Loans and as to each Regulation AB Item 1100(d)(1) party either affiliated with or retained by such Mortgage Loan Seller, or with whom such Mortgage Loan Seller contracts, (iii) the Depositor as to the enhancement or support provider

Additional Item: Disclosure per Item 1112(b) of Regulation AB	Master Servicer (excluding information for which the Special Servicer is the “Party Responsible”) Special Servicer (as to REO Properties)
Additional Item: Disclosure per Items 1114(b)(2) and 1115(b) of Regulation AB	Depositor

V-2

EXHIBIT W-1

FORM OF ADDITIONAL DISCLOSURE NOTIFICATION

**SEND VIA FAX TO [ 212-816-5527] AND VIA EMAIL TO THE E-MAIL ADDRESSES IMMEDIATELY BELOW AND VIA OVERNIGHT MAIL TO THE PHYSICAL ADDRESSES IMMEDIATELY BELOW**

Citibank, N.A., as Certificate Administrator 388 Greenwich Street New York, New York 10013 Attention: Global Transaction Services – Benchmark 2019-B12 Email: ratingagencynotice@citi.com	Citigroup Commercial Mortgage Securities Inc. 388 Greenwich Street, 6th Floor New York, New York 10013 Attention: Richard Simpson Telecopy number: (646) 328-2943 E-mail: richard.simpson@citi.com
Citigroup Commercial Mortgage Securities Inc. 390 Greenwich Street, 5th Floor New York, New York 10013 Attention: Raul Orozco Telecopy number: (347) 394-0898 E-mail: raul.d.orozco@citi.com	Citigroup Commercial Mortgage Securities Inc. 388 Greenwich Street, 17th Floor New York, New York 10013 Attention: Ryan M. O’Connor Telecopy number: (646) 862-8988 E-mail: ryan.m.oconnor@citi.com

RE: **Additional Form [10-D][10-K][8-K] Disclosure** Required

Ladies and Gentlemen:

In accordance with Section [ ] of the Pooling and Servicing Agreement, dated as of August 1, 2019 (the “Pooling and Servicing Agreement”), between Citigroup Commercial Mortgage Securities Inc., as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, Pacific Life Insurance Company and Trimont Real Estate Advisors, LLC, each as a Special Servicer, Pentalpha Surveillance LLC, as Operating Advisor and Asset Representations Reviewer, Citibank, N.A., as Certificate Administrator, and Wilmington Trust, National Association, as Trustee, the undersigned, as [ ], hereby notifies you that certain events have come to our attention that [will] [may] need to be disclosed on Form [10-D][10-K][8-K].

Description of Additional Form [10-D][10-K][8-K] Disclosure:

W-1-1

List of any Attachments hereto to be included in the Additional Form [10-D][10-K][8-K] Disclosure:

Any inquiries related to this notification should be directed to [                          ], phone number: [             ]; email address: [                          ].

[NAME OF PARTY], as [role]

By:
Name:
Title:

W-1-2

EXHIBIT W-2

FORM OF ADDITIONAL DISCLOSURE NOTIFICATION (ACCOUNTS)

Citibank, N.A.,
        as Certificate Administrator

388 Greenwich Street

New York, New York 10013
Attention: Global Transaction Services – Benchmark 2019-B12

RE: **Additional Form [10-D][10-K][8-K] Disclosure** Required

Ladies and Gentlemen:

In accordance with Section 10.04 of the Pooling and Servicing Agreement, dated as of August 1, 2019 (the “Pooling and Servicing Agreement”), between Citigroup Commercial Mortgage Securities Inc., as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, Pacific Life Insurance Company and Trimont Real Estate Advisors, LLC, each as a Special Servicer, Pentalpha Surveillance LLC, as Operating Advisor and Asset Representations Reviewer, Citibank, N.A., as Certificate Administrator, and Wilmington Trust, National Association, as Trustee, the undersigned, as [             ], hereby notifies you that certain events have come to our attention that [will] [may] need to be disclosed on Form [10-D][10-K][8-K].

Description of Additional Form [10-D][10-K][8-K] Disclosure:

[With respect to the securitization accounts balance information:

Account Name	Beginning Balance as of MM/DD/YYYY	Ending Balance as of MM/DD/YYYY
Collection Account

Loan Combination Custodial Account(s) :

[_____________] Loan Combination

[_____________] Loan Combination

[_____________] Loan Combination

[_____________] Loan Combination

[_____________] Loan Combination

REO Account(s)

W-2-1

List of any Attachments hereto to be included in the Additional Form [10-D][10-K][8-K] Disclosure:

Any inquiries related to this notification should be directed to [ ], phone number: [ ]; email address: [ ].

[NAME OF PARTY], as [role]

By:
Name:
Title:

W-2-2

EXHIBIT W-3

Form of Notice of ADDITIONAL

INDEBTEDNESS NOTIFICATION

Citibank, N.A.,
            as Certificate Administrator

388 Greenwich Street

New York, New York 10013
Attention: Global Transaction Services – Benchmark 2019-B12

Ref: Benchmark 2019-B12, Additional Debt Notice for Form 10-D

The following information is being furnished to you for inclusion on Form 10-D pursuant to Section 10.04(c) of the Pooling and Servicing Agreement

	Portfolio Name	Mortgage Loan	Position in Debt Stack	Additional Debt	OPB	OPB Date	Appraised Value	Appraised Value Date	Aggregate LTV	Aggregate NCF DSCR	Aggregate NCF DSCR Date	Primary Servicer	Master Servicer	Lead Servicer	Prospectus ID
1	Benchmark 2019-B12			$			$		%
	Outside the Trust			$			$		%
	Outside the Trust			$			$		%
	Total			$
2	Benchmark 2019-B12			$			$		%
	Outside the Trust			$			$		%
	Outside the Trust			$			$		%
	Total			$
3	Benchmark 2019-B12			$			$		%
	Outside the Trust			$			$		%
	Outside the Trust			$			$		%
	Total			$

W-3-1

EXHIBIT X

FORM OF CERTIFICATION TO BE PROVIDED WITH FORM 10-K

CERTIFICATIONS

I, [identifying the certifying individual], certify that:

1.	I have reviewed this report on Form 10-K, and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K, of Benchmark 2019-B12 Mortgage Trust (the “Exchange Act Periodic Reports”);

2.	Based on my knowledge, the Exchange Act Periodic Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act Periodic Reports;

4.	Based on my knowledge and the servicer compliance statement(s) required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act Periodic Reports, the servicers have fulfilled their obligations under the servicing agreement(s) in all material respects; and

5.	All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: [Master Servicer][Special Servicer][Certificate Administrator][Trustee][Custodian][Operating Advisor][Outside Servicer][Outside Special Servicer]

Date:

[Signature]
[Title]

X-1

EXHIBIT Y-1

FORM OF CERTIFICATION TO BE PROVIDED
TO DEPOSITOR BY THE CERTIFICATE ADMINISTRATOR

Re:	Benchmark 2019-B12 Mortgage Trust (the “Trust”), Commercial Mortgage Pass-Through Certificates, Series 2019-B12 (the “Certificates”), issued pursuant to the Pooling and Servicing Agreement, dated as of August 1, 2019 (the “Pooling and Servicing Agreement”), between Citigroup Commercial Mortgage Securities Inc., as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer, Midland Loan Services, a Division of PNC Bank, National Association, Pacific Life Insurance Company and Trimont Real Estate Advisors, LLC, each as a special servicer, Pentalpha Surveillance LLC, as operating advisor and asset representations reviewer, Citibank, N.A., as certificate administrator (in such capacity, the “Certificate Administrator”), and Wilmington Trust, National Association, as trustee.

I, [identifying the certifying individual], a [title] of [CERTIFICATE ADMINISTRATOR], certify to Citigroup Commercial Mortgage Securities Inc. and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1.       I have reviewed the annual report on Form 10-K for the fiscal year 20__, and all reports on Form 10-D and Form 8-K required to be filed in respect of periods covered by that annual report on Form 10-K, of the Trust (the “Exchange Act Periodic Reports”);

2.       Based on my knowledge, the distribution information in Exchange Act Periodic Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by that report on Form 10-K;

3.       Based on my knowledge, all of the distribution, servicing and other information required to be provided by the Certificate Administrator pursuant to the Pooling and Servicing Agreement for inclusion in the Exchange Act Periodic Reports is included in such reports; and

4.       The report on assessment of compliance with servicing criteria for asset-backed securities and the related attestation report on assessment of compliance with servicing criteria for asset-backed securities required to be delivered by the Certificate Administrator in accordance with Section 10.09 and Section 10.10 of the Pooling and Servicing Agreement discloses all material instances of noncompliance with the Relevant Servicing Criteria (as defined in the Pooling and Servicing Agreement).

Y-1-1

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: [list applicable transaction parties].

Date:

[ ]

By:
[Name]

Y-1-2

EXHIBIT Y-2

FORM OF CERTIFICATION TO BE PROVIDED TO DEPOSITOR
BY THE MASTER SERVICER

Re:	Benchmark 2019-B12 Mortgage Trust (the “Trust”), Commercial Mortgage Pass-Through Certificates, Series 2019-B12 (the “Certificates”), issued pursuant to the Pooling and Servicing Agreement, dated as of August 1, 2019 (the “Pooling and Servicing Agreement”), between Citigroup Commercial Mortgage Securities Inc., as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (in such capacity, the “Master Servicer”), Midland Loan Services, a Division of PNC Bank, National Association, Pacific Life Insurance Company and Trimont Real Estate Advisors, LLC, each as a special servicer, Pentalpha Surveillance LLC, as operating advisor and asset representations reviewer, Citibank, N.A., as certificate administrator (in such capacity, the “Certificate Administrator”), and Wilmington Trust, National Association, as trustee

I, [identify the certifying individual], a [title] of [MASTER SERVICER], certify to Citigroup Commercial Mortgage Securities Inc. and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification in delivering the certification required by the Pooling and Servicing Agreement relating to the Certificates (capitalized terms used herein without definition shall have the meanings assigned to such terms in the Pooling and Servicing Agreement), that:

(1)	I have (or a Servicing Officer under my supervision has) reviewed the servicing reports relating to the Trust delivered by the Master Servicer to the Certificate Administrator covering the fiscal year 20__;

(2)	Based on my knowledge, and assuming the accuracy of the statements required to be made in the corresponding certificate of the Special Servicer (to the extent such statements are relevant to the statements made in this certification by the Master Servicer), the servicing information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by these servicing reports;

(3)	Based on my knowledge, and assuming the accuracy of the statements required to be made in the corresponding certificate of the Special Servicer (to the extent such statements are relevant to the statements made in this certification by the Master Servicer), the servicing information required to be provided in these servicing reports to the Certificate Administrator by the Master Servicer under the Pooling and Servicing Agreement is included in the servicing reports delivered by the Master Servicer to the Certificate Administrator;

Y-2-1

(4)	I am, or an employee under my supervision is, responsible for reviewing the activities performed by the Master Servicer under the Pooling and Servicing Agreement and based upon my knowledge and the compliance review conducted in preparing the servicer compliance statement required under Section 10.08 of the Pooling and Servicing Agreement with respect to the Master Servicer, and except as disclosed in such compliance statement delivered by the Master Servicer under Section 10.08 of the Pooling and Servicing Agreement, the Master Servicer has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects in the year to which such review applies; and

(5)	The report on assessment of compliance with servicing criteria for asset-backed securities and the related attestation report on assessment of compliance with servicing criteria for asset-backed securities required to be delivered in accordance with Section 10.09 and Section 10.10 of the Pooling and Servicing Agreement discloses all material instances of noncompliance with the Relevant Servicing Criteria.

Further, notwithstanding the foregoing certifications, the Master Servicer does not make any certification under the foregoing clauses 1 through 5 that is in turn dependent upon information required to be provided by any sub-servicer acting under a sub-servicing agreement that the Master Servicer entered into in connection with the issuance of the Certificates, or upon the performance by any such sub-servicer of its obligations pursuant to any such sub-servicing agreement, in each case beyond the respective backup certifications actually provided by such sub-servicer to the Master Servicer with respect to the information that is subject of such certification.

Date:

[ ]

By:
[Name]

Y-2-2

EXHIBIT Y-3

FORM OF CERTIFICATION TO BE PROVIDED TO DEPOSITOR
BY THE SPECIAL SERVICER

Re:	Benchmark 2019-B12 Mortgage Trust (the “Trust”), Commercial Mortgage Pass-Through Certificates, Series 2019-B12 (the “Certificates”), issued pursuant to the Pooling and Servicing Agreement, dated as of August 1, 2019 (the “Pooling and Servicing Agreement”), between Citigroup Commercial Mortgage Securities Inc., as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (in such capacity, the “Master Servicer”) and a special servicer [(in such capacity, the “Special Servicer”)], Pacific Life Insurance Company, as a special servicer [(in such capacity, the “Special Servicer”)], Trimont Real Estate Advisors, LLC [(in such capacity, the “Special Servicer”)], Pentalpha Surveillance LLC, as operating advisor and asset representations reviewer, Citibank, N.A., as certificate administrator (in such capacity, the “Certificate Administrator”), and Wilmington Trust, National Association, as trustee

I, [identify the certifying individual], a [title] of [SPECIAL SERVICER], certify to Citigroup Commercial Mortgage Securities Inc. and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification in delivering the certification required by the Pooling and Servicing Agreement relating to the Certificates (capitalized terms used herein without definition shall have the meanings assigned to such terms in the Pooling and Servicing Agreement), that:

1.       Based on my knowledge, the servicing information in the servicing reports or information relating to the Trust delivered by the Special Servicer to the Master Servicer covering the fiscal year 20__, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by these servicing reports;

1.       Based on my knowledge, the servicing information required to be provided to the Master Servicer by the Special Servicer under the Pooling and Servicing Agreement for inclusion in the reports to be filed by the Certificate Administrator is included in the servicing reports delivered by the Special Servicer to the Master Servicer;

2.       I am, or an employee under my supervision is, responsible for reviewing the activities performed by the Special Servicer under the Pooling and Servicing Agreement and based upon my knowledge and the compliance review conducted in preparing the servicer compliance statement required under Section 10.08 of the Pooling and Servicing Agreement with respect to the Special Servicer, and except as disclosed in such compliance statement delivered by the Special Servicer under Section 10.08 of the Pooling and Servicing Agreement, the Special

Y-3-1

Servicer has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects in the year to which such review applies; and

3.       The report on assessment of compliance with servicing criteria for asset-backed securities and the related attestation report on assessment of compliance with servicing criteria for asset-backed securities required to be delivered in accordance with Section 10.09 and Section 10.10 of the Pooling and Servicing Agreement discloses all material instances of noncompliance with the Relevant Servicing Criteria.

Date:

[ ]

By:
[Name]
[Title]

Y-3-2

EXHIBIT Y-4

FORM OF CERTIFICATION TO BE PROVIDED TO DEPOSITOR
BY THE OPERATING ADVISOR

Re:	Benchmark 2019-B12 Mortgage Trust (the “Trust”), Commercial Mortgage Pass-Through Certificates, Series 2019-B12 (the “Certificates”), issued pursuant to the Pooling and Servicing Agreement, dated as of August 1, 2019 (the “Pooling and Servicing Agreement”), between Citigroup Commercial Mortgage Securities Inc., as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer, Midland Loan Services, a Division of PNC Bank, National Association, Pacific Life Insurance Company and Trimont Real Estate Advisors, LLC, each as a special servicer, Pentalpha Surveillance LLC, as operating advisor (in such capacity, the “Operating Advisor”) and asset representations reviewer, Citibank, N.A., as certificate administrator (in such capacity, the “Certificate Administrator”), and Wilmington Trust, National Association, as trustee

I, [identify the certifying individual], a [title] of [OPERATING ADVISOR], certify to Citigroup Commercial Mortgage Securities Inc. and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification in delivering the Sarbanes-Oxley Certification required by Section 10.06 of the Pooling and Servicing Agreement relating to the Certificates (capitalized terms used herein without definition shall have the meanings assigned to such terms in the Pooling and Servicing Agreement), that:

1.       Based on my knowledge, the information required by the Pooling and Servicing Agreement to be provided to the Certificate Administrator by the Operating Advisor covering the fiscal year 20__, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by these reports;

2.       Based on my knowledge, the information required to be provided to the Certificate Administrator by the Operating Advisor under the Pooling and Servicing Agreement for inclusion in the Exchange Act reports to be filed by the Certificate Administrator is included in the reports delivered by the Operating Advisor to the Certificate Administrator;

3.       I am, or an officer under my supervision is, responsible for reviewing the activities performed by the Operating Advisor under the Pooling and Servicing Agreement and based upon my knowledge the Operating Advisor has, except as described in any information provided to the Certificate Administrator by the Operating Advisor covering the fiscal year 20[__], fulfilled its obligations under the Pooling and Servicing Agreement in all material respects in the year to which such review applies; and

Y-4-1

4.       The report on assessment of compliance with servicing criteria for asset-backed securities and the related attestation report on assessment of compliance with servicing criteria for asset-backed securities required to be delivered in accordance with Section 10.09 and Section 10.10 of the Pooling and Servicing Agreement discloses all material instances of noncompliance with the Relevant Servicing Criteria.

[In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: [list applicable transaction parties].]

Date:

[ ]

By:
[Name]
[Title]

Y-4-2

EXHIBIT Y-5

FORM OF CERTIFICATION TO BE PROVIDED TO DEPOSITOR
BY THE CUSTODIAN

Re:	Benchmark 2019-B12 Mortgage Trust (the “Trust”), Commercial Mortgage Pass-Through Certificates, Series 2019-B12 (the “Certificates”), issued pursuant to the Pooling and Servicing Agreement, dated as of August 1, 2019 (the “Pooling and Servicing Agreement”), between Citigroup Commercial Mortgage Securities Inc., as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer, Midland Loan Services, a Division of PNC Bank, National Association, Pacific Life Insurance Company and Trimont Real Estate Advisors, LLC, each as a special servicer, Pentalpha Surveillance LLC, as operating advisor and asset representations reviewer, Citibank, N.A., as certificate administrator (in such capacity, the “Certificate Administrator”) and custodian (in such capacity, the “Custodian”), and Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”)

I, [identify the certifying individual], a [title] of [CUSTODIAN], certify to Citigroup Commercial Mortgage Securities Inc. and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification in delivering the Sarbanes-Oxley Certification required by Section 10.06 of the Pooling and Servicing Agreement relating to the Certificates (capitalized terms used herein without definition shall have the meanings assigned to such terms in the Pooling and Servicing Agreement), that:

1.       Based on my knowledge, the information required by the Pooling and Servicing Agreement to be provided to the Certificate Administrator by the Custodian covering the fiscal year 20__, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by these reports;

2.       Based on my knowledge, the information required to be provided to the Certificate Administrator by the Custodian under the Pooling and Servicing Agreement for inclusion in the Exchange Act reports to be filed by the Certificate Administrator is included in the reports delivered by the Custodian to the Certificate Administrator;

3.       I am, or an officer under my supervision is, responsible for reviewing the activities performed by the Custodian under the Pooling and Servicing Agreement and based upon my knowledge the Custodian has, except as described in any information provided to the Certificate Administrator by the Custodian covering the fiscal year 20[__], fulfilled its obligations under the Pooling and Servicing Agreement in all material respects in the year to which such review applies; and

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4.       The report on assessment of compliance with servicing criteria for asset-backed securities and the related attestation report on assessment of compliance with servicing criteria for asset-backed securities required to be delivered in accordance with Section 10.09 and Section 10.10 of the Pooling and Servicing Agreement discloses all material instances of noncompliance with the Relevant Servicing Criteria.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: [list applicable transaction parties].

Date:

[ ]

By:
[Name]
[Title]

Y-5-2

EXHIBIT Y-6

FORM OF CERTIFICATION TO BE PROVIDED TO DEPOSITOR
BY THE TRUSTEE

Re:	Benchmark 2019-B12 Mortgage Trust (the “Trust”), Commercial Mortgage Pass-Through Certificates, Series 2019-B12 (the “Certificates”), issued pursuant to the Pooling and Servicing Agreement, dated as of August 1, 2019 (the “Pooling and Servicing Agreement”), between Citigroup Commercial Mortgage Securities Inc., as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer, Midland Loan Services, a Division of PNC Bank, National Association, Pacific Life Insurance Company and Trimont Real Estate Advisors, LLC, each as a special servicer, Pentalpha Surveillance LLC, as operating advisor and asset representations reviewer, Citibank, N.A., as certificate administrator (in such capacity, the “Certificate Administrator”), and Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”)

I, [identify the certifying individual], a [title] of [TRUSTEE], certify to Citigroup Commercial Mortgage Securities Inc. and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification in delivering the Sarbanes-Oxley Certification required by Section 10.06 of the Pooling and Servicing Agreement relating to the Certificates (capitalized terms used herein without definition shall have the meanings assigned to such terms in the Pooling and Servicing Agreement), that:

1.       Based on my knowledge, the information required by the Pooling and Servicing Agreement to be provided to the Certificate Administrator by the Trustee covering the fiscal year 20__, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by these reports;

2.       Based on my knowledge, the information required to be provided to the Certificate Administrator by the Trustee under the Pooling and Servicing Agreement for inclusion in the Exchange Act reports to be filed by the Certificate Administrator is included in the reports delivered by the Trustee to the Certificate Administrator;

3.       I am, or an officer under my supervision is, responsible for reviewing the activities performed by the Trustee under the Pooling and Servicing Agreement and based upon my knowledge the Trustee has, except as described in any information provided to the Certificate Administrator by the Trustee covering the fiscal year 20[__], fulfilled its obligations under the Pooling and Servicing Agreement in all material respects in the year to which such review applies; and

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4.       The report on assessment of compliance with servicing criteria for asset-backed securities and the related attestation report on assessment of compliance with servicing criteria for asset-backed securities required to be delivered in accordance with Section 10.09 and Section 10.10 of the Pooling and Servicing Agreement discloses all material instances of noncompliance with the Relevant Servicing Criteria.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: [list applicable transaction parties].

Date:

[ ]

By:
[Name]
[Title]

Y-6-2

EXHIBIT Y-7

FORM OF CERTIFICATION TO BE PROVIDED TO DEPOSITOR
BY THE ASSET REPRESENTATIONS REVIEWER

Re:	Benchmark 2019-B12 Mortgage Trust (the “Trust”), Commercial Mortgage Pass-Through Certificates, Series 2019-B12 (the “Certificates”), issued pursuant to the Pooling and Servicing Agreement, dated as of August 1, 2019 (the “Pooling and Servicing Agreement”), between Citigroup Commercial Mortgage Securities Inc., as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (in such capacity, the “Master Servicer”), Midland Loan Services, a Division of PNC Bank, National Association, Pacific Life Insurance Company and Trimont Real Estate Advisors, LLC, each as a special servicer, Pentalpha Surveillance LLC, as operating advisor and asset representations reviewer (in such capacity, the “Asset Representations Reviewer”), Citibank, N.A., as certificate administrator (in such capacity, the “Certificate Administrator”), and Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”)

I, [identify the certifying individual], a [title] of [ASSET REPRESENTATIONS REVIEWER], certify to Citigroup Commercial Mortgage Securities Inc. and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification in delivering the Sarbanes-Oxley Certification required by Section 10.06 of the Pooling and Servicing Agreement relating to the Certificates (capitalized terms used herein without definition shall have the meanings assigned to such terms in the Pooling and Servicing Agreement), that:

1.       Based on my knowledge, with respect to the period ending [December 31, 20__] (the “Relevant Period”), all information required to be submitted by the Asset Representations Reviewer to the Master Servicer, the Depositor, Trustee or Certificate Administrator, as applicable, pursuant to the Pooling and Servicing Agreement for inclusion in the annual report on Form 10-K for the Relevant Period and inclusion in all reports on Form 10-D or Form 8-K (the “Reports”) (such information provided by the Asset Representations Reviewer, collectively, the “Asset Representations Reviewer Periodic Information”) have been submitted by the Asset Representations Reviewer to the Master Servicer, the Depositor, the Trustee or the Certificate Administrator, as applicable, for inclusion in the Reports;

2.       Based on my knowledge, the Asset Representations Reviewer Periodic Information contained in the Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Form 10-K;

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3.       I am, or an officer under my supervision is, responsible for reviewing the activities performed by the Asset Representations Reviewer under the Pooling and Servicing Agreement and based upon my knowledge the Asset Representations Reviewer has, except as described in any information provided to the Certificate Administrator by the Asset Representations Reviewer covering the fiscal year 20[__], fulfilled its obligations under the Pooling and Servicing Agreement in all material respects in the year to which such review applies; and

[In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: [list applicable transaction parties].]

Date:

[ ]

By:
[Name]
[Title]

Y-7-2

EXHIBIT Y-8

FORM OF CERTIFICATION TO BE PROVIDED TO DEPOSITOR
BY A SUB-SERVICER

Re:	Benchmark 2019-B12 Mortgage Trust (the “Trust”), Commercial Mortgage Pass-Through Certificates, Series 2019-B12 (the “Certificates”), issued pursuant to the Pooling and Servicing Agreement, dated as of August 1, 2019 (the “Pooling and Servicing Agreement”), between Citigroup Commercial Mortgage Securities Inc., as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (in such capacity, the “Master Servicer”), Midland Loan Services, a Division of PNC Bank, National Association, Pacific Life Insurance Company and Trimont Real Estate Advisors, LLC, each as a special servicer, Pentalpha Surveillance LLC, as operating advisor (in such capacity, the “Operating Advisor”) and asset representations reviewer, Citibank, N.A., as certificate administrator (in such capacity, the “Certificate Administrator”), and Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”)

and

Sub-servicing agreement, dated as of [______], 2019 (the “Sub-Servicing Agreement”) between [_____________] and [SUB-SERVICER], as sub-servicer (the “Sub-Servicer”),

I, [identify the certifying individual], a [title] of [SUB-SERVICER], certify to Citigroup Commercial Mortgage Securities Inc. and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification in delivering the certification required by the Pooling and Servicing Agreement relating to the Certificates (capitalized terms used herein without definition shall have the meanings assigned to such terms in the Pooling and Servicing Agreement), that:

(1)	I have (or a Servicing Officer under my supervision has) reviewed the servicing reports submitted by the Sub-Servicer to the Master Servicer and/or the Certificate Administrator pursuant to the Sub-Servicing Agreement (the “Sub-Servicer Reports”) for inclusion in the annual report on Form 10-K or any report on Form 10-D with respect to the Trust covering the fiscal year 20__ ;

(2)	Based on my knowledge, and assuming the accuracy of the statements required to be made in the corresponding certificate of the Special Servicer (to the extent such statements are relevant to the statements made in this certification by the Sub-Servicer), the servicing information in the Sub-Servicer Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Sub-Servicer Reports;

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(3)	Based on my knowledge, and assuming the accuracy of the statements required to be made in the corresponding certificate of the Special Servicer (to the extent such statements are relevant to the statements made in this certification by the Sub-Servicer), the servicing information required to be provided in the Sub-Servicer Reports to the Master Servicer and/or the Certificate Administrator by the Sub-Servicer under the Sub-Servicing Agreement is included in the Sub-Servicer Reports delivered by the Sub-Servicer to the Master Servicer and/or the Certificate Administrator;

(4)	I am, or an employee under my supervision is, responsible for reviewing the activities performed by the Sub-Servicer under the Sub-Servicing Agreement and based upon my knowledge and the compliance review conducted in preparing the servicer compliance statement required under Section 10.08 of the Pooling and Servicing Agreement with respect to the Sub-Servicer, and except as disclosed in such compliance statement delivered by the Sub-Servicer under Section 10.08 of the Pooling and Servicing Agreement, the Sub-Servicer has fulfilled its obligations under the Sub-Servicing Agreement in all material respects in the year to which such review applies; and

(5)	The report on assessment of compliance with servicing criteria for asset-backed securities and the related attestation report on assessment of compliance with servicing criteria for asset-backed securities required to be delivered in accordance with Section 10.09 and Section 10.10 of the Pooling and Servicing Agreement discloses all material instances of noncompliance with the Relevant Servicing Criteria.

Date:

[ ]

By:
[Name]

Y-8-2

EXHIBIT Z

FORM 8-K DISCLOSURE INFORMATION

The parties identified in the “Party Responsible” column (with each Servicing Function Participant deemed to be responsible for the following items for which the party that retained such Servicing Function Participant is responsible) are obligated pursuant to Section 10.07 of the Pooling and Servicing Agreement to disclose to the Depositor, the Certificate Administrator, each Other Depositor and Other Exchange Act Reporting Party to which such Form 8-K Disclosure Information is relevant for Exchange Act reporting purposes, the occurrence of any event described in the corresponding Form 8-K Item described in the “Item on Form 8-K” column to the extent such party has actual knowledge (after complying with its affirmative obligations, if any, under the Pooling and Servicing Agreement to obtain such information) of such information (other than information as to such party itself which such party is obligated to provide). Each of the Certificate Administrator, the Trustee, the Master Servicer and the Special Servicer shall be entitled to rely on the accuracy of the Prospectus (other than information with respect to itself that is set forth in or omitted from the Prospectus), in the absence of specific written notice to the contrary from the Depositor or Mortgage Loan Sellers. Each of the Certificate Administrator, the Trustee, the Master Servicer and the Special Servicer (in its capacity as such) shall be entitled to conclusively assume that there is no “significant obligor” other than a party identified as such in the Prospectus. For this Benchmark 2019-B12 Pooling and Servicing Agreement, each of the Certificate Administrator, the Trustee, the Master Servicer and the Special Servicer (in its capacity as such) shall be entitled to assume that there is no provider of credit enhancement, liquidity or derivative instruments within the meaning of Items 1114 or 1115 of Regulation AB other than a party identified as such in the Prospectus.

Item on Form 8-K	Party Responsible
Item 1.01- Entry into a Material Definitive Agreement

Master Servicer, Special Servicer and the Trustee (in the case of the Master Servicer, Special Servicer, and the Trustee, only as to agreements it is a party to or entered into on behalf of the Trust)
Certificate Administrator (other than as to agreements to which the Depositor (and no other party to the Pooling and Servicing Agreement) is a party)

Depositor

Item 1.02- Termination of a Material Definitive Agreement

Master Servicer, Special Servicer and the Trustee (in the case of the Master Servicer, Special Servicer and the Trustee, only as to agreements it is a party to or entered into on behalf of the Trust)

Certificate Administrator (other than as to agreements to which the Depositor (and no other party to the Pooling and Servicing Agreement) is a party)

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Item on Form 8-K	Party Responsible
Depositor
Item 1.03- Bankruptcy or Receivership	Depositor Each Mortgage Loan Seller as to itself Each other party to the Pooling and Servicing Agreement (as to itself)
Item 2.04- Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement	Depositor Certificate Administrator
Item 3.03- Material Modification to Rights of Security Holders	Certificate Administrator
Item 5.03- Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year	Depositor
Item 5.07: Submission of Matters to a Vote of Security Holders	Certificate Administrator Trustee
Item 6.01- ABS Informational and Computational Material	Depositor
Item 6.02- Change of Master Servicer, Special Servicer or Trustee

Master Servicer (as to itself or a servicer retained by it)

Special Servicer (as to itself or a servicer retained by it)

Trustee
Certificate Administrator (as to itself or a servicer retained by it)
Depositor

Item 6.03- Change in Credit Enhancement or Other External Support	Depositor Certificate Administrator
Item 6.04- Failure to Make a Required Distribution	Certificate Administrator
Item 6.05- Securities Act Updating Disclosure	Depositor
Item 7.01- Regulation FD Disclosure	Depositor
Item 8.01 – Other Events	Depositor
Item 9.01 – Financial Statements and Exhibits	Depositor

Z-2

EXHIBIT AA-1

FORM OF POWER OF ATTORNEY FOR MASTER SERVICER

RECORDING REQUESTED BY:

Midland Loan Services, a Division of PNC Bank, National Association

10851 Mastin Street, Suite 700

Overland Park, Kansas 66210

Attention: Executive Vice President – Division Head

Fax number: 1-888-706-3565

SPACE ABOVE THIS LINE FOR RECORDER’S USE

LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that Wilmington Trust, National Association, a national banking association, incorporated and existing under the laws of the United States, having its usual place of business at 1100 North Market Street, Wilmington, Delaware 19890, as Trustee (the “Trustee”) for Benchmark 2019-B12 Mortgage Trust pursuant to that Pooling and Servicing Agreement, dated as of August 1, 2019 (the “Agreement”) between Citigroup Commercial Mortgage Securities Inc., as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer, Midland Loan Services, a Division of PNC Bank, National Association, Pacific Life Insurance Company and Trimont Real Estate Advisors, LLC, each as a special servicer, Pentalpha Surveillance LLC, as operating advisor and asset representations reviewer, Citibank, N.A., as certificate administrator, and Wilmington Trust, National Association, as trustee, relating to the Benchmark 2019-B12 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B12, hereby constitutes and appoints Midland Loan Services, a Division of PNC Bank, National Association (the “Servicer”), by and through the Servicer’s officers, the Trustee’s true and lawful Attorney-in-Fact, in the Trustee’s name, place and stead and for the Trustee’s benefit, in connection with all mortgage loans (the “Mortgage Loans”) serviced by the Servicer and all properties (“Properties”) administered by the Servicer pursuant to the Agreement, to execute and acknowledge in writing or by facsimile stamp all documents customarily and reasonably necessary and appropriate to effectuate the enumerated transactions described in items (1) through (13) below with respect to the Mortgage Loans and Properties; provided however, that the documents described below may only be executed and delivered by such Attorneys-in-Fact if such documents are required or permitted under the Agreement. Capitalized terms used herein and not otherwise defined herein have the meanings set forth in the Agreement.

1.	The endorsement on behalf of the Trustee of all checks, drafts and/or other negotiable instruments made payable to the Trustee and to draw upon, replace, substitute, release or amend letters of credit standing as collateral securing any Mortgage Loan.

2.	The modification or re-recording of a Mortgage or deed of trust, where said modification or re-recording is solely for the purpose of correcting such Mortgage

AA-1-1

or deed of trust to conform same to the original intent of the parties thereto or to correct title errors discovered after such title insurance was issued; provided that said modification or re-recording, in either instance, (i) does not adversely affect the lien of the Mortgage or deed of trust as insured and (ii) otherwise conforms to the provisions of the Agreement.

3.	The subordination of the lien of a Mortgage or deed of trust to an easement in favor of a public utility company or a government agency or unit with powers of eminent domain; this section shall include, without limitation, the execution of partial satisfactions/releases, partial reconveyances or the execution of requests to trustees to accomplish same.

4.	The conveyance of the properties to the mortgage insurer, or the closing of the title to the property to be acquired as real estate owned, or conveyance of title to real estate owned.

5.	The completion of loan assumption agreements and transfers of interest in borrower entities.

6.	The full satisfaction/release of a Mortgage or deed of trust or full conveyance upon payment and discharge of all sums secured thereby, including, without limitation, cancellation of the related Mortgage Note.

7.	The assignment of any Mortgage or deed of trust and the related Mortgage Note, in connection with the sale or repurchase of the mortgage loan secured and evidenced thereby.

8.	The full assignment of a Mortgage or deed of trust upon payment and discharge of all sums secured thereby in conjunction with the refinancing thereof, including, without limitation, the assignment of the related Mortgage Note.

9.	The full enforcement of and preservation of the Trustee’s interests in the Mortgage Notes, Mortgages or deeds of trust, and in the proceeds thereof, by way of, including but not limited to, taking title to any Mortgaged Property on behalf of the Trust, foreclosure, the taking of a deed-in-lieu of foreclosure, or the completion of judicial or non-judicial foreclosure and/or any related litigation, including without limitation, guaranty or receivership litigation, or litigation on the note, or the termination, cancellation or rescission of any such foreclosure, the initiation, prosecution and completion of eviction actions or proceedings with respect to, or the termination, cancellation or rescission of any such eviction actions or proceedings, the initiation or defense of any litigation related to the ownership of any REO Property, and the pursuit of title insurance, hazard insurance and claims in bankruptcy proceedings, including, without limitation, any and all of the following acts:

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a.	the substitution of trustee(s) serving under a deed of trust, in accordance with state law and such deed of trust;

b.	the preparation and issuance of statements of breach or non-performance;

c.	the preparation and filing of notices of default and/or notices of sale;

d.	the cancellation/rescission of notices of default and/or notices of sale;

e.	the taking of deed in lieu of foreclosure;

f.	the filing, prosecution and defense of claims, and to appear on behalf of the Trustee, in bankruptcy cases affecting Mortgage Notes, Mortgages or deeds of trust;

g.	the preparation and service of notices to quit and all other documents necessary to initiate, prosecute and complete eviction actions or proceedings;

h.	the tendering, filing, prosecution and defense, as applicable, of hazard insurance and title insurance claims, including but not limited to appearing on behalf of the Trustee in quiet title actions;

i.	the creation of a wholly-owned entity of the Trust for purposes of holding foreclosed property; and

j.	the preparation and execution of such other documents and performance of such other actions as may be necessary under the terms of the Mortgage, deed of trust or state law to expeditiously complete said transactions in paragraphs 9.a. through 9.h. above.

10.	With respect to the sale of property acquired through a foreclosure or deed-in lieu of foreclosure, including, without limitation, the execution of the following documentation:

a.	listing agreements;

b.	purchase and sale agreements;

c.	grant/warranty/quit claim deeds or any other deed causing the transfer of title of the property to a party contracted to purchase same;

d.	escrow instructions; and

e.	any and all documents necessary to effect the transfer of property.

11.	The modification or amendment of escrow agreements established for repairs to the mortgaged property or reserves for replacement of personal property.

12.	Execute and/or file such documents and take such other action as is proper and necessary to defend the Trustee, solely in its capacity as Trustee, in litigation and

AA-1-3

to resolve such litigation, provided that such resolution shall not include any admission of fault or wrongdoing by the Trustee or, without the Trustee’s consent, subject the Trustee to any form of injunctive relief.

13.	The execution and delivery of the following:

a.	any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by the Mortgage, deed of trust or other security document in the related Mortgage File or the related Mortgaged Property and other related collateral;

b.	any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, or of partial or full defeasance, and all other comparable instruments;

c.	any and all assumptions, modifications, waivers, substitutions, extensions, amendments, consents to transfers of interests in borrowers, consents to any subordinate financings to be secured by any related Mortgaged Property, consents to any mezzanine financing to be secured by the ownership interests in a borrower, consents to and monitoring of the application of any proceeds of insurance policies or condemnation awards to the restoration of the related Mortgaged Property, or otherwise, documents relating to the management, operation, maintenance, repair, leasing and marketing of the related Mortgaged Properties (including agreements and requests by any borrower with respect to modifications of the standards of operation and management of such Mortgaged Properties or the replacement of asset managers), documents exercising any or all of the rights, powers and privileges granted or provided to the holder of any Mortgage Loan under the related loan documents, lease subordination agreements, non-disturbance and attornment agreements or other leasing or rental arrangements, managing agreements, any easements, covenants, conditions, restrictions, equitable servitudes, or land use or zoning requirements with respect to the Mortgaged Properties, instruments relating to the custody of any collateral that now secures or hereafter may secure any Mortgage Loan and any other consents; and

d.	any and all documents, instruments and certifications as are reasonably necessary to complete or accomplish the Master Servicer’s duties and responsibilities under the Agreement.

The undersigned gives said Attorney-in-Fact full power and authority to execute such instruments and to do and perform all and every act and thing necessary and proper to carry into effect the power or powers granted by or under this Limited Power of Attorney as fully as the undersigned might or could do, and hereby does ratify and confirm to all that said Attorney-in-Fact shall be effective as of [EXECUTION DATE OF POA].

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This appointment is to be construed and interpreted as a limited power of attorney. The enumeration of specific items, rights, acts or powers herein is not intended to, nor does it give rise to, and it is not to be construed as a general power of attorney.

Solely to the extent that the Servicer has the power to delegate its rights or obligations under the Agreement, the Servicer also has the power to delegate the authority given to it by Wilmington Trust, National Association, as Trustee, under this Limited Power of Attorney, for purposes of performing its obligations and duties by executing such additional powers of attorney in favor of its attorneys-in-fact as are necessary for such purpose. The Servicer’s attorneys-in-fact shall have no greater authority than that held by the Servicer.

Nothing contained herein shall: (i) limit in any manner any indemnification provided to the Trustee under the Agreement, (ii) limit in any manner the rights and protections afforded the Trustee under the Agreement, or (iii) be construed to grant the Servicer the power to initiate or defend any suit, litigation or proceeding in the name of Wilmington Trust, National Association except as specifically provided for herein. If the Servicer receives any notice of suit, litigation or proceeding in the name of Wilmington Trust, National Association, then the Servicer shall promptly forward a copy of same to the Trustee.

This limited power of attorney is not intended to extend the powers granted to the Servicer under the Agreement or to allow the Servicer to take any action with respect to Mortgages, deeds of trust or Mortgage Notes not authorized by the Agreement.

The Servicer hereby agrees to indemnify and hold the Trustee and its directors, officers, employees and agents harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by reason or result of the negligent use, or negligent or willful misuse, of this Limited Power of Attorney by the Servicer. The foregoing indemnity shall survive the termination of this Limited Power of Attorney and the Agreement or the earlier resignation or removal of the Trustee under the Agreement.

This Limited Power of Attorney is entered into and shall be governed by the laws of the State of New York, without regard to conflicts of law principles of such state.

Third parties without actual notice may rely upon the exercise of the power granted under this Limited Power of Attorney; and may be satisfied that this Limited Power of Attorney shall continue in full force and effect and has not been revoked unless an instrument of revocation has been made in writing by the undersigned.

IN WITNESS WHEREOF, Wilmington Trust, National Association, as Trustee for Benchmark 2019-B12 Mortgage Trust has caused its corporate seal to be hereto affixed and these presents to be signed and acknowledged in its name and behalf by a duly elected and authorized signatory this ___________ day of ____________.

AA-1-5

Wilmington Trust, National Association, as Trustee for Benchmark 2019-B12 Mortgage Trust

By:
Name:
Title:

Witness:

Witness:

Prepared by:

Name:
Title:

Address:	Wilmington Trust, National Association

1100 North Market Street

Wilmington, Delaware 19890

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF DELAWARE

COUNTY OF NEW CASTLE

On _____________before me, ____________________________, a Notary Public, personally appeared _____________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed that same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

AA-1-6

I certify under PENALTY OF PERJURY under the laws of the State of Delaware that the foregoing paragraph is true and correct.

WITNESS my hand and official seal. (SEAL)
Signature of Notary Public

AA-1-7

EXHIBIT AA-2

FORM OF POWER OF ATTORNEY FOR SPECIAL SERVICER

RECORDING REQUESTED BY:

[Midland Loan Services, a Division of PNC Bank, National Association,

10851 Mastin Street, Suite 700

Overland Park, Kansas 66210

Attention: Executive Vice President – Division Head

Fax number: 1 888 706 3565]

[Pacific Life Insurance Company

700 Newport Center Drive

Newport Beach, CA 92660-6397
Attention: Richard Banno, Assistant Vice President
Email: richard.banno@pacificlife.com

with a copy to: chris.dallas@pacificlife.com]

[Trimont Real Estate Advisors, LLC

One Alliance Center

3500 Lenox Road NE, Suite G1

Atlanta, Georgia 30326

Attention: CMBS Special Servicing

Email: CMBSServicing@trimontrea.com and legaldepartment@trimontrea.com]

SPACE ABOVE THIS LINE FOR RECORDER’S USE

LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that Wilmington Trust, National Association, a national banking association, incorporated and existing under the laws of the United States, having its usual place of business at 1100 North Market Street, Wilmington, Delaware 19890, as Trustee (the “Trustee”) pursuant to that Pooling and Servicing Agreement, dated as of August 1, 2019 (the “Agreement”) between Citigroup Commercial Mortgage Securities Inc., as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer, Midland Loan Services, a Division of PNC Bank, National Association, as a special servicer [(in such capacity, the “Special Servicer”)], Pacific Life Insurance Company, solely with respect to the Woodlands Mall Loan Combination, as a special servicer [(in such capacity, the “Special Servicer”)], Trimont Real Estate Advisors, LLC, solely with respect to The Centre Loan Combination, as a special servicer [(in such capacity, the “Special Servicer”)], Pentalpha Surveillance LLC, as operating advisor and asset representations reviewer, Citibank, N.A., as certificate administrator, and Wilmington Trust, National Association, as trustee, relating to the Benchmark 2019-B12 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B12, hereby constitutes and appoints the Special Servicer, by and through the Special Servicer’s officers, the Trustee’s true and lawful Attorney-in-Fact, in the Trustee’s name, place and stead and for the Trustee’s benefit, in connection with all mortgage loans (the “Mortgage

AA-2-1

Loans”) serviced by the Special Servicer and all properties (“REO Properties”) administered by the Special Servicer pursuant to the Agreement, to execute and acknowledge in writing or by facsimile stamp all documents customarily and reasonably necessary and appropriate to effectuate the enumerated transactions described in items (1) through (13) below with respect to the Mortgage Loans and REO Properties; provided however, that the documents described below may only be executed and delivered by such Attorneys-in-Fact if such documents are required or permitted under the Agreement. Capitalized terms used herein and not otherwise defined herein have the meanings set forth in the Agreement.

1.	The endorsement on behalf of the Trustee of all checks, drafts and/or other negotiable instruments made payable to the Trustee and to draw upon, replace, substitute, release or amend letters of credit standing as collateral securing any Mortgage Loan.

2.	The modification or re-recording of a Mortgage or deed of trust, where said modification or re-recording is solely for the purpose of correcting the Mortgage or deed of trust to conform same to the original intent of the parties thereto or to correct title errors discovered after such title insurance was issued; provided that said modification or re-recording, in either instance, (i) does not adversely affect the lien of the Mortgage or deed of trust as insured and (ii) otherwise conforms to the provisions of the Agreement.

3.	The subordination of the lien of a Mortgage or deed of trust to an easement in favor of a public utility company or a government agency or unit with powers of eminent domain; this section shall include, without limitation, the execution of partial satisfactions/releases, partial reconveyances or the execution of requests to trustees to accomplish same.

4.	The conveyance of the properties to the mortgage insurer, or the closing of the title to the property to be acquired as real estate owned, or conveyance of title to real estate owned.

5.	The completion of loan assumption agreements and transfers of interest in borrower entities.

6.	The full satisfaction/release of a Mortgage or deed of trust or full conveyance upon payment and discharge of all sums secured thereby, including, without limitation, cancellation of the related Mortgage Note.

7.	The assignment of any Mortgage or deed of trust and the related Mortgage Note, in connection with the sale or repurchase of the mortgage loan secured and evidenced thereby.

8.	The full assignment of a Mortgage or deed of trust upon payment and discharge of all sums secured thereby in conjunction with the refinancing thereof, including, without limitation, the assignment of the related Mortgage Note.

AA-2-2

9.	The full enforcement of and preservation of the Trustee’s interests in the Mortgage Notes, Mortgages or deeds of trust, and in the proceeds thereof, by way of, including but not limited to, taking title to any Mortgaged Property on behalf of the Trust, foreclosure, the taking of a deed in lieu of foreclosure, or the completion of judicial or non-judicial foreclosure and/or any related litigation, including without limitation, guaranty or receivership litigation, or litigation on the note, or the termination, cancellation or rescission of any such foreclosure, the initiation, prosecution and completion of eviction actions or proceedings with respect to, or the termination, cancellation or rescission of any such eviction actions or proceedings, the initiation or defense of any litigation related to the ownership of any REO Property, and the pursuit of title insurance, hazard insurance and claims in bankruptcy proceedings, including, without limitation, any and all of the following acts:

a.	the substitution of trustee(s) serving under a deed of trust, in accordance with state law and the deed of trust;

b.	the preparation and issuance of statements of breach or non-performance;

c.	the preparation and filing of notices of default and/or notices of sale;

d.	the cancellation/rescission of notices of default and/or notices of sale;

e.	the taking of deed in lieu of foreclosure;

f.	the filing, prosecution and defense of claims, and to appear on behalf of the Trustee, in bankruptcy cases affecting Mortgage Notes, Mortgages or deeds of trust;

g.	the preparation and service of notices to quit and all other documents necessary to initiate, prosecute and complete eviction actions or proceedings;

h.	the tendering, filing, prosecution and defense, as applicable, of hazard insurance and title insurance claims, including but not limited to appearing on behalf of the Trustee in quiet title actions;

i.	the creation of a wholly-owned entity of the Trust for purposes of holding foreclosed property; and

j.	the preparation and execution of such other documents and performance of such other actions as may be necessary under the terms of the Mortgage, deed of trust or state law to expeditiously complete said transactions in paragraphs 9.a. through 9.h. above.

AA-2-3

10.	With respect to the sale of property acquired through a foreclosure or deed-in lieu of foreclosure, including, without limitation, the execution of the following documentation:

a.	listing agreements;

b.	purchase and sale agreements;

c.	grant/warranty/quit claim deeds or any other deed causing the transfer of title of the property to a party contracted to purchase same;

d.	escrow instructions; and

e.	any and all documents necessary to effect the transfer of property.

11.	The modification or amendment of escrow agreements established for repairs to the mortgaged property or reserves for replacement of personal property.

12.	Execute and/or file such documents and take such other action as is proper and necessary to defend the Trustee, solely in its capacity as Trustee, in litigation and to resolve such litigation, provided that such resolution shall not include any admission of fault or wrongdoing by the Trustee or, without the Trustee’s consent, subject the Trustee to any form of injunctive relief.

13.	The execution and delivery of the following:

a.	any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by the Mortgage, deed of trust or other security document in the related Mortgage File or the related Mortgaged Property and other related collateral;

b.	any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, or of partial or full defeasance, and all other comparable instruments;

c.	any and all assumptions, modifications, waivers, substitutions, extensions, amendments, consents to transfers of interests in borrowers, consents to any subordinate financings to be secured by any related Mortgaged Property, consents to any mezzanine financing to be secured by the ownership interests in a borrower, consents to and monitoring of the application of any proceeds of insurance policies or condemnation awards to the restoration of the related Mortgaged Property, REO Property or otherwise, documents relating to the management, operation, maintenance, repair, leasing and marketing of the related Mortgaged Properties (including agreements and requests by any borrower with respect to modifications of the standards of operation and management of such Mortgaged Properties or the replacement of asset managers) or REO Properties, documents exercising any or all of the rights, powers and privileges granted or provided to the holder of any Mortgage Loan under the related loan documents, lease subordination agreements, non-disturbance and attornment agreements or other leasing or rental

AA-2-4

arrangements, managing agreements, any easements, covenants, conditions, restrictions, equitable servitudes, or land use or zoning requirements with respect to the Mortgaged Properties or REO Properties, instruments relating to the custody of any collateral that now secures or hereafter may secure any Mortgage Loan and any other consents; and

d.	any and all documents, instruments and certifications as are reasonably necessary to complete or accomplish the Special Servicer’s duties and responsibilities under the Agreement.

The undersigned gives said Attorney-in-Fact full power and authority to execute such instruments and to do and perform all and every act and thing necessary and proper to carry into effect the power or powers granted by or under this Limited Power of Attorney as fully as the undersigned might or could do, and hereby does ratify and confirm to all that said Attorney-in-Fact shall be effective as of [EXECUTION DATE OF POA].

This appointment is to be construed and interpreted as a limited power of attorney. The enumeration of specific items, rights, acts or powers herein is not intended to, nor does it give rise to, and it is not to be construed as a general power of attorney.

Solely to the extent that the Special Servicer has the power to delegate its rights or obligations under the Agreement, the Special Servicer also has the power to delegate the authority given to it by Wilmington Trust, National Association, as Trustee, under this Limited Power of Attorney, for purposes of performing its obligations and duties by executing such additional powers of attorney in favor of its attorneys-in-fact as are necessary for such purpose. The Special Servicer’s attorneys-in-fact shall have no greater authority than that held by the Special Servicer.

Nothing contained herein shall: (i) limit in any manner any indemnification provided to the Trustee under the Agreement, (ii) limit in any manner the rights and protections afforded the Trustee under the Agreement, or (iii) be construed to grant the Special Servicer the power to initiate or defend any suit, litigation or proceeding in the name of Wilmington Trust, National Association except as specifically provided for herein. If the Special Servicer receives any notice of suit, litigation or proceeding in the name of Wilmington Trust, National Association, then the Special Servicer shall promptly forward a copy of same to the Trustee.

This limited power of attorney is not intended to extend the powers granted to the Special Servicer under the Agreement or to allow the Special Servicer to take any action with respect to Mortgages, deeds of trust or Mortgage Notes not authorized by the Agreement.

The Special Servicer hereby agrees to indemnify and hold the Trustee and its directors, officers, employees and agents harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by reason or result of the negligent use, or negligent or willful misuse, of this Limited Power of Attorney by the Special Servicer. The foregoing indemnity shall survive the termination of this Limited Power of Attorney and the Agreement or the earlier resignation or removal of the Trustee under the Agreement.

AA-2-5

This Limited Power of Attorney is entered into and shall be governed by the laws of the State of New York, without regard to conflicts of law principles of such state.

Third parties without actual notice may rely upon the exercise of the power granted under this Limited Power of Attorney; and may be satisfied that this Limited Power of Attorney shall continue in full force and effect and has not been revoked unless an instrument of revocation has been made in writing by the undersigned.

IN WITNESS WHEREOF, Wilmington Trust, National Association, as Trustee for Benchmark 2019-B12 Mortgage Trust has caused its corporate seal to be hereto affixed and these presents to be signed and acknowledged in its name and behalf by a duly elected and authorized signatory this ___________ day of ____________.

Wilmington Trust, National Association, as Trustee for Benchmark 2019-B12 Mortgage Trust

By:
Name:
Title:

Witness:

Witness:

Prepared by:

Name:
Title:

Address:	Wilmington Trust, National Association

1100 North Market Street

Wilmington, Delaware 19890

AA-2-6

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF DELAWARE

COUNTY OF NEW CASTLE

On _____________before me, ____________________________, a Notary Public, personally appeared _____________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed that same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of Delaware that the foregoing paragraph is true and correct.

WITNESS my hand and official seal. (SEAL)
Signature of Notary Public

AA-2-7

EXHIBIT BB

CLASS A-AB SCHEDULED PRINCIPAL BALANCE

Distribution Date	Balance	Distribution Date	Balance
9/15/2019	$22,612,000.00	8/15/2024	$22,612,000.00
10/15/2019	$22,612,000.00	9/15/2024	$22,612,000.00
11/15/2019	$22,612,000.00	10/15/2024	$22,612,000.00
12/15/2019	$22,612,000.00	11/15/2024	$22,608,834.28
1/15/2020	$22,612,000.00	12/15/2024	$22,178,690.64
2/15/2020	$22,612,000.00	1/15/2025	$21,775,822.99
3/15/2020	$22,612,000.00	2/15/2025	$21,371,410.85
4/15/2020	$22,612,000.00	3/15/2025	$20,879,129.91
5/15/2020	$22,612,000.00	4/15/2025	$20,471,277.56
6/15/2020	$22,612,000.00	5/15/2025	$20,033,200.17
7/15/2020	$22,612,000.00	6/15/2025	$19,622,103.81
8/15/2020	$22,612,000.00	7/15/2025	$19,180,874.99
9/15/2020	$22,612,000.00	8/15/2025	$18,766,510.05
10/15/2020	$22,612,000.00	9/15/2025	$18,350,556.44
11/15/2020	$22,612,000.00	10/15/2025	$17,904,608.99
12/15/2020	$22,612,000.00	11/15/2025	$17,485,350.00
1/15/2021	$22,612,000.00	12/15/2025	$17,036,191.50
2/15/2021	$22,612,000.00	1/15/2026	$16,613,602.08
3/15/2021	$22,612,000.00	2/15/2026	$16,189,392.38
4/15/2021	$22,612,000.00	3/15/2026	$15,679,161.06
5/15/2021	$22,612,000.00	4/15/2026	$15,251,366.07
6/15/2021	$22,612,000.00	5/15/2026	$14,793,915.18
7/15/2021	$22,612,000.00	6/15/2026	$14,362,429.03
8/15/2021	$22,612,000.00	7/15/2026	$13,911,688.87
9/15/2021	$22,612,000.00	8/15/2026	$13,486,329.52
10/15/2021	$22,612,000.00	9/15/2026	$13,059,342.41
11/15/2021	$22,612,000.00	10/15/2026	$12,603,775.74
12/15/2021	$22,612,000.00	11/15/2026	$12,173,410.50
1/15/2022	$22,612,000.00	12/15/2026	$11,714,562.14
2/15/2022	$22,612,000.00	1/15/2027	$11,280,793.23
3/15/2022	$22,612,000.00	2/15/2027	$10,845,364.29
4/15/2022	$22,612,000.00	3/15/2027	$10,328,252.42
5/15/2022	$22,612,000.00	4/15/2027	$9,889,175.93
6/15/2022	$22,612,000.00	5/15/2027	$9,421,864.98
7/15/2022	$22,612,000.00	6/15/2027	$8,979,318.94
8/15/2022	$22,612,000.00	7/15/2027	$8,508,637.49
9/15/2022	$22,612,000.00	8/15/2027	$8,062,595.66
10/15/2022	$22,612,000.00	9/15/2027	$7,614,846.73
11/15/2022	$22,612,000.00	10/15/2027	$7,139,110.92
12/15/2022	$22,612,000.00	11/15/2027	$6,687,826.87
1/15/2023	$22,612,000.00	12/15/2027	$6,208,656.85
2/15/2023	$22,612,000.00	1/15/2028	$5,753,810.94
3/15/2023	$22,612,000.00	2/15/2028	$5,297,224.16
4/15/2023	$22,612,000.00	3/15/2028	$4,786,915.73
5/15/2023	$22,612,000.00	4/15/2028	$4,326,626.83
6/15/2023	$22,612,000.00	5/15/2028	$3,838,709.01
7/15/2023	$22,612,000.00	6/15/2028	$3,374,790.14
8/15/2023	$22,612,000.00	7/15/2028	$2,883,345.98
9/15/2023	$22,612,000.00	8/15/2028	$2,415,769.71
10/15/2023	$22,612,000.00	9/15/2028	$1,946,403.74
11/15/2023	$22,612,000.00	10/15/2028	$1,449,667.97
12/15/2023	$22,612,000.00	11/15/2028	$976,603.40
1/15/2024	$22,612,000.00	12/15/2028	$476,274.60
2/15/2024	$22,612,000.00	1/15/2029	$0.00
3/15/2024	$22,612,000.00	and thereafter
4/15/2024	$22,612,000.00
5/15/2024	$22,612,000.00
6/15/2024	$22,612,000.00
7/15/2024	$22,612,000.00

BB-1

EXHIBIT CC-1

FORM OF TRANSFEROR CERTIFICATE
FOR TRANSFER OF THE EXCESS SERVICING FEE RIGHTS

[Date]

Citigroup Commercial Mortgage Securities Inc. 388 Greenwich Street, 6th Floor New York, New York 10013 Attention: Richard Simpson Telecopy number: (646) 328-2943 E-mail: richard.simpson@citi.com	Citigroup Commercial Mortgage Securities Inc. 388 Greenwich Street, 17th Floor New York, New York 10013 Attention: Ryan M. O’Connor Telecopy number: (646) 862-8988 E-mail: ryan.m.oconnor@citi.com
Citigroup Commercial Mortgage Securities Inc. 390 Greenwich Street, 5th Floor New York, New York 10013 Attention: Raul Orozco Telecopy number: (347) 394-0898 E-mail: raul.d.orozco@citi.com

Re:	Benchmark 2019-B12 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B12

Ladies and Gentlemen:

This letter is delivered to you in connection with the transfer by _________________ (the “Transferor”) to _________________ (the “Transferee”) of the Excess Servicing Fee Right (as defined below) established under the Pooling and Servicing Agreement, dated as of August 1, 2019 (the “Pooling and Servicing Agreement”), between Citigroup Commercial Mortgage Securities Inc., as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, Pacific Life Insurance Company and Trimont Real Estate Advisors, LLC, each as a Special Servicer, Pentalpha Surveillance LLC, as Operating Advisor and Asset Representations Reviewer, Citibank, N.A., as Certificate Administrator, and Wilmington Trust, National Association, as Trustee. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Depositor, that:

1.       The Transferor is the lawful owner of the right to receive the Excess Servicing Fees (the “Excess Servicing Fee Right”), with the full right to transfer the Excess Servicing Fee Right free from any and all claims and encumbrances whatsoever.

CC-1-1

2.       Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security to any Person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security from any Person in any manner, (c) otherwise approached or negotiated with respect to the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security with any Person in any manner, (d) made any general solicitation with respect to the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security by means of general advertising or in any other manner, or (e) taken any other action, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Excess Servicing Fee Right under the Securities Act of 1933, as amended (the “Securities Act”), or would render the disposition of the Excess Servicing Fee Right a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Excess Servicing Fee Right pursuant to the Securities Act or any state securities laws.

Very truly yours,

By:
Name:
Title:

CC-1-2

EXHIBIT CC-2

FORM OF TRANSFEREE CERTIFICATE
FOR TRANSFER OF THE EXCESS SERVICING FEE RIGHTS

[Date]

Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer 10851 Mastin Street, Suite 700 Overland Park, Kansas 66210 Attention: Executive Vice President – Division Head	Citigroup Commercial Mortgage Securities Inc. 390 Greenwich Street, 5th Floor New York, New York 10013 Attention: Raul Orozco Telecopy number: (347) 394-0898 E-mail: raul.d.orozco@citi.com
Citigroup Commercial Mortgage Securities Inc. 388 Greenwich Street, 6th Floor New York, New York 10013 Attention: Richard Simpson Telecopy number: (646) 328-2943 E-mail: richard.simpson@citi.com	Citigroup Commercial Mortgage Securities Inc. 388 Greenwich Street, 17th Floor New York, New York 10013 Attention: Ryan M. O’Connor Telecopy number: (646) 862-8988 E-mail: ryan.m.oconnor@citi.com

Re:	Benchmark 2019-B12 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B12

Ladies and Gentlemen:

This letter is delivered to you in connection with the transfer by _________________ (the “Transferor”) to _________________ (the “Transferee”) of the Excess Servicing Fee Right established under the Pooling and Servicing Agreement, dated as of August 1, 2019 (the “Pooling and Servicing Agreement”), between Citigroup Commercial Mortgage Securities Inc., as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, Pacific Life Insurance Company and Trimont Real Estate Advisors, LLC, each as a Special Servicer, Pentalpha Surveillance LLC, as Operating Advisor and Asset Representations Reviewer, Citibank, N.A., as Certificate Administrator, and Wilmington Trust, National Association, as Trustee. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as the Depositor and the Master Servicer, that:

1.       The Transferee is acquiring the right to receive Excess Servicing Fees (the “Excess Servicing Fee Right”) for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner

CC-2-1

which would violate the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state securities laws.

2.       The Transferee understands that (a) the Excess Servicing Fee Right has not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee, Certificate Administrator or the Certificate Registrar is obligated so to register or qualify the Excess Servicing Fee Right, and (c) the Excess Servicing Fee Right may not be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification and (A) the Depositor has received a certificate from the prospective transferor substantially in the form attached as Exhibit CC-1 to the Pooling and Servicing Agreement, and (B) each of Midland Loan Services, a Division of PNC Bank, National Association and the Depositor has received a certificate from the prospective transferee substantially in the form attached as Exhibit CC-2 to the Pooling and Servicing Agreement.

3.       The Transferee understands that it may not sell or otherwise transfer the Excess Servicing Fee Right or any interest therein except in compliance with the provisions of Section 3.12 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed.

4.       Neither the Transferee nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security to any Person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security from any Person in any manner, (c) otherwise approached or negotiated with respect to the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security with any Person in any manner, (d) made any general solicitation with respect to the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Excess Servicing Fee Right under the Securities Act, would render the disposition of the Excess Servicing Fee Right a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Excess Servicing Fee Right pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any Person to act, in any manner set forth in the foregoing sentence with respect to the Excess Servicing Fee Right, any interest in the Excess Servicing Fee Right or any other similar security.

5.       The Transferee has been furnished with all information regarding (a) the Depositor, (b) the Excess Servicing Fee Right and any payments thereon, (c) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, (d) the nature, performance and servicing of the Mortgage Loans, and (e) all related matters that it has requested.

6.       The Transferee is (a) a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act or (b) an “accredited investor” as defined in any of paragraphs (1),

CC-2-2

(2), (3) and (7) of Rule 501(a) under the Securities Act or an entity in which all of the equity owners come within such paragraphs. The Transferee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Excess Servicing Fee Right; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such investment and can afford a complete loss of such investment.

7.       The Transferee agrees (i) to keep all information relating to the Trust, the Trust Fund and the parties to the Pooling and Servicing Agreement, and made available to it, confidential, (ii) not to use or disclose such information in any manner which could result in a violation of any provision of the Securities Act or would require registration of the Excess Servicing Fee Right or any Certificate pursuant to the Securities Act, and (iii) not to disclose such information, and to cause its officers, directors, partners, employees, agents or representatives (collectively, “Representatives”) not to disclose such information, in any manner whatsoever, in whole or in part, to any other Person other than the Transferee’s auditors, legal counsel and regulators, except to the extent such disclosure is required by law, court order or other legal requirement or to the extent such information is of public knowledge at the time of disclosure by such Person or has become generally available to the public other than as a result of disclosure by such Person; provided, however, that the Transferee or any of its Representatives may provide all or any part of such information to any other Person who is contemplating an acquisition of the Excess Servicing Fee Right if, and only if, such other Person (x) confirms in writing such prospective acquisition and (y) agrees in writing to keep such information confidential, not to use or disclose such information in any manner which could result in a violation of any provision of the Securities Act or would require registration of the Excess Servicing Fee Right or any Certificates pursuant to the Securities Act and not to disclose such information, and to cause its officers, directors, partners, employees, agents or representatives not to disclose such information, in any manner whatsoever, in whole or in part, to any other Person other than such other Person’s auditors, legal counsel and regulators.

8.       The Transferee acknowledges that the holder of the Excess Servicing Fee Right shall not have any rights under the Pooling and Servicing Agreement except as set forth in Section 3.12 of the Pooling and Servicing Agreement, and that the Excess Servicing Fee Rate may be reduced to the extent provided in the Pooling and Servicing Agreement.

Very truly yours,

By:
Name:
Title

CC-2-3

EXHIBIT DD

FORM OF NOTICE AND CERTIFICATION REGARDING DEFEASANCE OF MORTGAGE LOAN

To:	S&P Global Ratings

55 Water Street, 41st Floor

New York, New York 10041

Attention: Commercial Mortgage Surveillance Manager

Email: cmbs_info_17g5@standardandpoors.com

Fitch Ratings, Inc.
33 Whitehall Street
New York, New York 10004
Attention: Commercial Mortgage Surveillance Group
Facsimile No: (212) 635-0295
E-mail: Info.cmbs@fitchratings.com

Morningstar Credit Ratings, LLC
4 World Trade Center, 48th Floor
150 Greenwich Street
New York, New York 10007
Attention: CMBS Surveillance – Group Head
E-mail: cmbsratings@morningstar.com

From:	Midland Loan Services, a Division of PNC Bank, National Association, in its capacity as Master Servicer (the “Master Servicer”) under the Pooling and Servicing Agreement, dated as of August 1, 2019 (the “Pooling and Servicing Agreement”), between Citigroup Commercial Mortgage Securities Inc., as Depositor, the Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, Pacific Life Insurance Company and Trimont Real Estate Advisors, LLC, each as a Special Servicer, Trimont Real Estate Advisors, LLC, as a Special Servicer, Pentalpha Surveillance LLC, as Operating Advisor and Asset Representations Reviewer, Citibank, N.A., as Certificate Administrator, and Wilmington Trust, National Association, as Trustee.

Date:	____________, 20___

Re:	Benchmark 2019-B12 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B12 [Mortgage Loan][Trust Subordinate Companion Loan] (the “Subject Mortgage Loan”) heretofore secured by real property known as ____________ [Include the following, with appropriate modification, if there is pari passu or AB debt: as evidenced by that certain Promissory Note [A-[_]][A] in the amount of $____________, which Promissory Note [A-[_]][A] is owned by the Trust, and Promissory Note [___] in the amount of $_____________, which Promissory Note [___] is owned by ________________.]

Capitalized terms used but not defined herein have the meanings assigned to such terms in the Pooling and Servicing Agreement.

THE STATEMENTS SET FORTH BELOW ARE MADE (A) TO THE BEST KNOWLEDGE OF THE UNDERSIGNED BASED UPON DUE DILIGENCE CONSISTENT WITH THE SERVICING STANDARD SPECIFIED IN THE POOLING AND SERVICING AGREEMENT (THE “SERVICING STANDARD”), AND (B) WITHOUT INTENDING TO WARRANT THE ACCURACY THEREOF OR UNDERTAKE ANY DUTY OR STANDARD OF CARE GREATER THAN THE DUTIES OF SERVICER UNDER THE POOLING AND SERVICING AGREEMENT AND THE SERVICING STANDARD.

We hereby notify you and confirm that each of the following is true, subject to those exceptions, if any, set forth on Exhibit A hereto, which exceptions the Master Servicer has determined, consistent with the Servicing Standard, will have no material adverse effect on the Subject Mortgage Loan or the defeasance transaction:

1.       The Mortgagor has consummated a defeasance of the Subject Mortgage Loan of the type checked below:**

____ a full defeasance of the entire outstanding principal balance ($____________) of the Subject Mortgage Loan; or

____ a partial defeasance of a portion ($____________) of the Subject Mortgage Loan that represents ___% of the entire principal balance of the Subject Mortgage Loan ($____________).

2.       The defeasance was consummated on ____________, 20__.

3.       The defeasance was completed in all material respects in accordance with the conditions for defeasance specified in the Loan Documents and in accordance with the Servicing Standard.

[Include the following if there is pari passu or AB debt:

4.       In accordance with the Loan Documents, the defeasance occurred such that:

____ Promissory Notes [A-[__]][A] and [___] were defeased simultaneously in their entirety; or

____ Promissory Note [___] was paid off in full.]

5.       To the knowledge of the Master Servicer any other debt related to the Subject Mortgage Loan (including mezzanine debt, senior secured debt, pari passu debt or subordinate secured debt was either paid off in full or defeased. Such debt consists of the following: [Describe debt and holder of the debt and if it was paid off or defeased].

6.             The defeasance collateral consists only of one or more of the following: (i) direct debt obligations of the U.S. Treasury, (ii) direct debt obligations of the Federal National Mortgage Association, (iii) direct debt obligations of the Federal Home Loan Mortgage Corporation, (iv) interest-only direct debt obligations of the Resolution Funding Corporation, (v) consolidated debt obligations of the Federal Home Loan Bank or (vi) securities covered by the Federal Deposit Insurance Corporation’s (the “FDIC”) Temporary Liquidity Guarantee Program (“TLGP”). Based upon a written report from an independent certified accountant, such defeasance collateral consists of securities that (i) if they include a principal obligation, the principal due at maturity cannot vary or change, (ii) provide for interest at a fixed rate and (iii) are not callable prior to their respective maturity dates. In addition, if the defeasance collateral contains any TLGP securities, then:

●	Such securities are eligible under TLGP;

●	The master servicer (and the trustee, if it serves as the back-up advancing agent for the transaction) has waived its right to (i) collect interest on advances made on behalf of the borrower holding TLGP securities, and (ii) collect for expenses incurred in making demand on the FDIC;

●	If the TLGP debt is to be used to satisfy a balloon payment, a reserve conforming to the criteria for eligible accounts was funded with a minimum of 90 days interest on the defeasance collateral to cover potential delays in receipt of the balloon payment;

●	The TLGP securities mature before June 30, 2012; and

●	The master servicer’s error and omissions insurance policy covers losses to the CMBS trust caused by the master servicer’s failure to make timely demand on the FDIC’s guarantee.

7.             After the defeasance, the defeasance collateral will be owned by an entity (the “Defeasance Obligor”) that: (i) is the original Mortgagor, (ii) is a Single-Purpose Entity (as described in S&P’s criteria), (iii) is subject to restrictions in its organizational documents substantially similar to those contained in the organizational documents of the original Mortgagor with respect to bankruptcy remoteness and single purpose, (iv) has been designated as the Defeasance Obligor by the originator of the Subject Mortgage Loan pursuant to the terms of the Loan Documents, or (v) has previously received confirmation from Standard & Poor’s that the organizational documents of such Defeasance Obligor conform with applicable Standard & Poor’s criteria. The Defeasance Obligor owns no assets other than defeasance collateral and (only in the case of the original Mortgagor) real property securing one or more Mortgage Loans included in the pool under the Pooling and Servicing Agreement (the “Pool”).

8.            If such Defeasance Obligor (together with its affiliates) holds more than one defeased loan, it does not (together with its affiliates) hold defeased loans aggregating more than $35 Million or more than five percent (5%) of the aggregate certificate balance of the Certificates, as of the date of the most recent Certificate Administrator’s Distribution Date Statement received by the Master Servicer (the “Current Report”), except to the extent the

Defeasance Obligor is of the type specified in paragraph 7(v) above or the original Loan Documents do not limit the amount of defeased loans that it may hold.

9.       The defeasance documents require that the defeasance collateral be credited to an eligible account (as defined in S&P’s criteria) that must be maintained as a securities account by a securities intermediary that is at all times an Eligible Institution (as defined in S&P’s criteria). The securities intermediary may reinvest proceeds of the defeasance collateral only in Permitted Investments (as defined in the Pooling and Servicing Agreement or as defined in the documents evidencing defeasance).

10.       The securities intermediary is obligated to pay from the proceeds of the defeasance collateral, directly to the Master Servicer’s collection account, all scheduled payments on the Subject Mortgage Loan or, in a partial defeasance, the portion of such scheduled payments attributed to the allocated loan amount for the real property defeased including any defeasance premiums set forth in the loan documents (the “Scheduled Payments”).

11.       The Master Servicer received written confirmation from an independent certified public accountant stating that (i) revenues from the defeasance collateral (without taking into account any earnings on reinvestment of such revenues) will be sufficient to timely pay each of the Monthly Payments including the payment in full of the Subject Mortgage Loan (or the allocated portion thereof in connection with a partial defeasance) on its Maturity Date (or, in the case of an ARD Loan, on its Anticipated Repayment Date), (ii) except as otherwise disclosed in the written report from an independent certified public accountant, [and disclosed below,] the revenues received in any month from the defeasance collateral will be applied to make Monthly Payments within four (4) months after the date of receipt, (iii) the defeasance collateral is not callable prior to their respective maturity dates, and (iv) interest income from the defeasance collateral to the Defeasance Obligor in any tax year will not exceed such Defeasance Obligor’s interest expense for the Subject Mortgage Loan (or the allocated portion thereof in a partial defeasance) for such year, other than in the year in which the Maturity Date or Anticipated Repayment Date will occur, when interest income will exceed interest expense.

12.       The Master Servicer received opinions of counsel that, subject to customary qualifications, (i) the defeasance will not cause any Trust REMIC to fail to qualify as a REMIC for purpose of the Code, (ii) the agreements executed by the Mortgagor and the Defeasance Obligor in connection with the defeasance are enforceable against them in accordance with their terms, [and] (iii) the Trustee will have a perfected, first priority security interest in the defeasance collateral.

13.       The agreements executed in connection with the defeasance (i) prohibit subordinate liens against the defeasance collateral, (ii) provide for payment from sources other than the defeasance collateral of all fees and expenses of the securities intermediary for administering the defeasance and the securities account and all fees and expenses of maintaining the existence of the Defeasance Obligor, (iii) permit release of surplus defeasance collateral and earnings on reinvestment to the Defeasance Obligor only after the Subject Mortgage Loan has been paid in full, (iv) include representations and/or covenants of the Mortgagor and/or securities intermediary substantially as set forth on Exhibit B hereto, (v) provide for survival of such representations; and (vi) do not permit waiver of such representations and covenants.

14.       At the time of the defeasance of the Subject Mortgage Loan, the Subject Mortgage Loan is (x) not one of the ten largest Mortgage Loans by Stated Principal Balance, (y) a Mortgage Loan with a Stated Principal Balance equal to or less than $35,000,000 and (z) a Mortgage Loan that represents less than 5% of the Stated Principal Balance of all Mortgage Loans.

15.       Copies of all material agreements, instruments, organizational documents, opinions of counsel, accountant’s report and other items delivered in connection with the defeasance will be provided to you upon request.

16.       The individual executing this notice is an authorized officer or a servicing officer of the Master Servicer.

IN WITNESS WHEREOF, the Master Servicer has caused this notice to be executed as of the date captioned above.

[MASTER SERVICER]

By:
Name:
Title:

EXHIBIT A

Exceptions

EXHIBIT B

Sample Perfected Security Interest Representations

General:

1.       [The defeasance agreements] create a valid and continuing security interest (as defined in the applicable UCC) in the [Collateral, Securities Account and Deposit Account] in favor of the [Secured Party], which security interest is prior to all other [Liens], and is enforceable as such as against creditors of and purchasers from [Debtor].

Note that “Collateral” means securities, permitted investments and other assets credited to securities accounts.

1.       The [Deposit Account] constitutes a “deposit account” within the meaning of the applicable UCC.

2.       All of the [Collateral] has been and will have been credited to a [Securities Account]. The securities intermediary for the [Securities Account] has agreed to treat all assets credited to the [Securities Account] as “financial assets” within the meaning of the UCC.

Creation:

1.       The Defeasance Account Agreement provides that the Pledgee shall have “control” (as defined in the applicable UCC).

2.       [Debtor] has received all consents and approvals required by the terms of the [Collateral] to the transfer to the [Secured Party] of its interest and rights in the [Collateral] hereunder.

Perfection:

1.       [Debtor] has caused or will have caused, within ten (10) days, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest granted in the [Collateral, Securities Account and Deposit Account] to the [Secured Party] hereunder.

2.       [Debtor] has delivered to[Secured Party] a fully executed agreement pursuant to which the securities intermediary or the account bank has agreed to comply with all instructions originated by the [Secured Party] relating to the [Securities Account] or directing disposition of the funds in the [Deposit Account] without further consent by the [Debtor].

3.       [Debtor] has taken all steps necessary to cause the securities intermediary to identify in its records the [Secured Party] as the person having a security entitlement against the securities intermediary in the [Securities Account].

4.       To the extent a Deposit Account exists, [Debtor] has taken all steps necessary to cause [Secured Party] to become the account holder of the [Deposit Account].

Priority:

1.       Other than the security interest granted to the [Secured Party] pursuant to this Agreement, [Debtor] has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the [Collateral, Securities Account and Deposit Account]. [Debtor] has not authorized the filing of and is not aware of any financing statements against [Debtor] that include a description of collateral covering the [Collateral, Securities Account and Deposit Account] other than any financing statement relating to the security interest granted to the [Secured Party] hereunder or that has been terminated. Debtor is not aware of any judgment or tax lien filings against [Debtor].

2.       The [Securities Account and Deposit Account] are not in the name of any person other than the [Debtor] or the [Secured Party]. The [Debtor] has not consented to the securities intermediary of any [Securities Account] or the account bank of any [Deposit Account] to comply with entitlement orders or instructions of any person other than the [Secured Party].

EXHIBIT EE

[reserved]

EE-1

EXHIBIT FF-1

FORM OF NOTICE REGARDING OUTSIDE

 SERVICED MORTGAGE LOAN

(30 Hudson Yards)

[Date]

Wilmington Trust, National Association 1100 North Market Street Wilmington, Delaware 19890 Attention: CMBS Trustee – Hudson Yards 2019-30HY with a copy to: E-mail: cmbstrustee@wilmingtontrust.com

Wells Fargo Bank, National Association,

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services – Hudson Yards 2019-30HY

with a copy to:

Facsimile number: (410) 715-2380

E-mail: cts.cmbs.bond.admin@wellsfargo.com and
trustadministrationgroup@wellsfargo.com

Wells Fargo Bank, National Association

Commercial Mortgage Servicing

Three Wells Fargo

401 South Tryon Street, 8th Floor

MAC D1050-084

Charlotte, North Carolina 28202

Attention: Hudson Yards 2019-30HY Asset Manager

Facsimile number: (704) 715-0036

With a copy by email to: commercial.servicing@wellsfargo.com with a copy to:

Wells Fargo Bank, National Association

Legal Department

301 South College Street

Charlotte, North Carolina 28202-0166

Attention: Commercial Mortgage Servicing Legal Support

Facsimile number: (704) 383-0353

Reference: Hudson Yards 2019-30HY

with a copy to:

Wells Fargo Bank, N.A.,

1055 10th Avenue SE

Minneapolis, Minnesota 55414

Attention: Document Custody Group Hudson Yards 2019-30HY

E-mail: cmbscustody@wellsfargo.com

Situs Holdings, LLC

101 Montgomery Street, Suite 2250

San Francisco, California 94104

Attention: Stacey Ciarlanti

E-mail: stacey.ciarlanti@situs.com

with a copy to:

Situs Group, LLC

5065 Westheimer, Suite 700E

Houston, Texas 77056

Attention: Legal Department

E-mail: legal@situs.com;

FF-1-1

K&L Gates LLP

Hearst Tower, 47th Floor

214 North Tryon Street

Charlotte, North Carolina 28202

Attention: Stacy G. Ackermann

Reference: Hudson Yards 2019-30HY

Fax Number: (704) 353-3190

Email: stacy.ackermann@klgates.com

Re:	Hudson Yards 2019 30HY Mortgage Trust Commercial Mortgage Pass Through Certificates, Series 2019 30HY

Ladies and Gentlemen:

Reference is hereby made to the Trust and Servicing Agreement, dated as of July 6, 2019 (the “HY 2019-30HY TSA”), between Deutsche Mortgage & Asset Receiving Corporation, as depositor, Wells Fargo Bank, National Association, as master servicer, Situs Holdings, LLC, as special servicer, Wilmington Trust, National Association, as trustee and Wells Fargo Bank, National Association, as certificate administrator, paying agent and custodian. Capitalized terms used but not defined herein shall have the meanings given to them in the HY 2019-30HY TSA.

The undersigned is the certificate administrator under the Pooling and Servicing Agreement, dated as of August 1, 2019 (the “B12 PSA”), between Citigroup Commercial Mortgage Securities Inc., as depositor (the “B12 Depositor”), Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (in such capacity, the “B12 Master Servicer”) and special servicer (in such capacity, the “B12 Special Servicer”), Pentalpha Surveillance LLC, as operating advisor (in such capacity, the “B12 Operating Advisor”) and asset representations reviewer (in such capacity, the “B12 Asset Representations Reviewer”), Citibank, N.A., as certificate administrator (in such capacity, the “B12 Certificate Administrator”), and Wilmington Trust, National Association, as trustee (in such capacity, the “B12 Trustee”), pursuant to which the Benchmark 2019-B12 Mortgage Trust (the “B12 Trust”) was established and a pool of commercial and multifamily mortgage loans were transferred to the B12 Trust as of August 8, 2019 (the “Closing Date”), including the following Companion Loans (the “Subject Serviced Companion Loans”):

Name of Mortgage Loan as identified on Mortgage Loan Schedule	Promissory Note(s) Evidencing Subject Serviced Companion Loan(s)
30 Hudson Yards	Notes A-1-C4, A-1-C5, A-1-C10

The undersigned hereby notifies you that, as of the Closing Date:

1.       Wilmington Trust, National Association, as trustee under the B12 PSA, is the holder of the Subject Serviced Companion Loans. You are directed to remit to Midland Loan Services, a Division of PNC Bank, National Association, as master servicer under the B12 PSA, all amounts payable to, and to forward, deliver or otherwise make available, as the case may be,

FF-1-2

to Midland Loan Services, a Division of PNC Bank, National Association, as master servicer under the B12 PSA, all reports, statements, documents, communications and other information that are to be forwarded, delivered or otherwise made available to the Companion Loan Holders with respect to the Subject Serviced Companion Loans under the HY 2019-30HY TSA and the Co-Lender Agreement, respectively. The wire instructions for Midland Loan Services, a Division of PNC Bank, National Association, as B12 Master Servicer, are as follows:

Bank: PNC Bank, N.A.

Account Name:         Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, on behalf of Wilmington Trust, National Association, as Trustee, for the benefit of the registered holders of Benchmark 2019-B12 Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B12

Account #: 1069960995

2.       The contact information for the B12 Trustee, the B12 Certificate Administrator, the B12 Master Servicer, the B12 Special Servicer, the B12 Operating Advisor, the B12 Asset Representations Reviewer and the B12 Depositor with respect to the Subject Serviced Companion Loans is as follows:

B12 Trustee:

Wilmington Trust, National Association

1100 North Market Street

Wilmington, Delaware 19890

Attention: CMBS Trustee – Benchmark 2019-B12

Fax number: (302) 636-4140

Email: cmbstrustee@wilmingtontrust.com

B12 Certificate Administrator:

Citibank, N.A.

388 Greenwich Street

New York, New York 10013

Attention: Citibank Agency & Trust - Benchmark 2019-B12

Fax number: (212) 816-5527

and with respect to e-mail pursuant to the B12 PSA, at ratingagencynotice@citi.com

B12 Master Servicer and B12 Special Servicer:

Midland Loan Services, a Division of PNC Bank, National Association,

10851 Mastin Street, Suite 700

Overland Park, Kansas 66210

Attention: Executive Vice President – Division Head

Fax number: 1-888-706-3565

FF-1-3

with a copy to:

Stinson LLP

1201 Walnut Street, Suite 2900

Kansas City, Missouri 64106-2150

Attention: Kenda K. Tomes

Fax number: (816) 412-9338

and with respect to e-mail pursuant to the B12 PSA, at NoticeAdmin@midlandls.com (with a copy to AskMidland@midlandls.com, solely with respect to notices under Section 12.06 and Section 12.13 of the B12 PSA)

B12 Operating Advisor and B12 Asset Representations Reviewer:

Pentalpha Surveillance LLC

375 N. French Road, Suite 100

Amherst, New York 14228

Attention: Benchmark 2019-B12—Transaction Manager

with a copy sent via email to: notices@pentalphasurveillance.com (with Benchmark 2019-B12 in the subject line)

with a copy to:

Bass, Berry & Sims PLC

150 Third Avenue South

Suite 2800

Nashville, Tennessee 37201

Email: jknight@bassberry.com

B12 Depositor

Citigroup Commercial Mortgage Securities Inc.

388 Greenwich Street, 6th Floor

New York, New York 10013

Attention: Richard Simpson

Fax number: (646) 328-2943

with a copy to:

Citigroup Commercial Mortgage Securities Inc.

390 Greenwich Street, 5th Floor

New York, New York 10013

Attention: Raul Orozco

Fax number: (347) 394-0898

FF-1-4

 with a copy to:

Citigroup Commercial Mortgage Securities Inc.

388 Greenwich Street, 17th Floor

New York, New York 10013

Attention: Ryan M. O’Connor

Fax number: (646) 862-8988

with electronic copies e-mailed to:

Richard Simpson at richard.simpson@citi.com
and
Ryan M. O’Connor at ryan.m.oconnor@citi.com

3.       The B12 Trust is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.

4.       Enclosed herewith is a copy of an executed version of the B12 PSA.

5.       As of the date hereof, the Controlling Class Representative (as defined in the B12 PSA) under the B12 PSA is KKR Real Estate Credit Opportunity Partners II L.P.

Very truly yours,

By:
Name:
Title:

FF-1-5

EXHIBIT FF-2

FORM OF NOTICE REGARDING OUTSIDE

SERVICED MORTGAGE LOAN

(Osborn Triangle)

[Date]

Wells Fargo Bank, National Association,

9062 Old Annapolis Road

Columbia, Maryland 21045
Attention: Corporate Trust Services (CMBS) – Osborn Triangle - 2019-OSB

with a copy to:
Fax Number: (410) 715-2380
E Mail: cts.cmbs.bond.admin@wellsfargo.com, and to
trustadministrationgroup@wellsfargo.com

Wells Fargo Bank, National Association,

1055 10th Avenue, Southeast

Minneapolis, Minnesota 55414

Attention: CTS – Document Custody Group JPMCC 2019-OSB

with a copy to:

E-mail: cmbscustody@wellsfargo.com

KeyBank National Association

11501 Outlook Street, Suite 300

Overland Park, Kansas 66211

Attention: Michael Tilden

Facsimile: (877) 379-1625

Email: michael_a_tilden @keybank.com

with a copy to:

Polsinelli

900 West 48th Place, Suite 900

Kansas City, Missouri 64112

Attention: Kraig Kohring

Facsimile: (816) 753-1536

Email: kkohring@polsinelli.com

Situs Holdings, LLC

101 Montgomery Street, Suite 2250

San Francisco, California 94104

Attention: Stacey Ciarlanti

E-mail: stacey.ciarlanti@situs.com;

with a copy to:

Situs Group, LLC

5065 Westheimer, Suite 700E

Houston, Texas 77056

Attention: Legal Department

E-mail: legal@situs.com

Park Bridge Lender Services LLC

600 Third Avenue, 40th Floor

New York, New York 10016

Attention: JPMCC 2019-OSB – Surveillance Manager

with a copy sent contemporaneously to:

cmbs.notices@parkbridgefinancial.com

FF-2-1

Re:	J.P. Morgan Chase Commercial Mortgage Securities Trust 2019-OSB, Commercial Mortgage Pass Through Certificates, Series 2019-OSB

Ladies and Gentlemen:

Reference is hereby made to the Trust and Servicing Agreement, dated as of June 13, 2019 (the “JPMCC 2019-OSB TSA”), between J.P. Morgan Chase Commercial Mortgage Securities Corp., as depositor, KeyBank National Association, as servicer, Situs Holdings, LLC, as special servicer, Wells Fargo Bank, National Association, as trustee and certificate administrator, and Park Bridge Lender Services LLC, as operating advisor. Capitalized terms used but not defined herein shall have the meanings given to them in the JPMCC 2019-OSB TSA.

The undersigned is the certificate administrator under the Pooling and Servicing Agreement, dated as of August 1, 2019 (the “B12 PSA”), between Citigroup Commercial Mortgage Securities Inc., as depositor (the “B12 Depositor”), Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (in such capacity, the “B12 Master Servicer”) and special servicer (in such capacity, the “B12 Special Servicer”), Pentalpha Surveillance LLC, as operating advisor (in such capacity, the “B12 Operating Advisor”) and asset representations reviewer (in such capacity, the “B12 Asset Representations Reviewer”), Citibank, N.A., as certificate administrator (in such capacity, the “B12 Certificate Administrator”), and Wilmington Trust, National Association, as trustee (in such capacity, the “B12 Trustee”), pursuant to which the Benchmark 2019-B12 Mortgage Trust (the “B12 Trust”) was established and a pool of commercial and multifamily mortgage loans were transferred to the B12 Trust as of August 8, 2019 (the “Closing Date”), including the following Companion Loan (the “Subject Serviced Companion Loan”):

Promissory Note(s) evidencing Subject Serviced Companion Loan
Note A-2

The undersigned hereby notifies you that, as of the Closing Date:

1.       Wilmington Trust, National Association, as trustee under the B12 PSA, is the holder of the Subject Serviced Companion Loan. You are directed to remit to Midland Loan Services, a Division of PNC Bank, National Association, as master servicer under the B12 PSA, all amounts payable to, and to forward, deliver or otherwise make available, as the case may be, to Midland Loan Services, a Division of PNC Bank, National Association, as master servicer under the B12 PSA, all reports, statements, documents, communications and other information that are to be forwarded, delivered or otherwise made available to the Companion Loan Holder with respect to the Subject Serviced Companion Loan under the JPMCC 2019-OSB TSA and the Co-Lender Agreement, respectively. The wire instructions for Midland Loan Services, a Division of PNC Bank, National Association, as B12 Master Servicer, are as follows:

Bank: PNC Bank, N.A.

FF-2-2

Account Name:         Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, on behalf of Wilmington Trust, National Association, as Trustee, for the benefit of the registered holders of Benchmark 2019-B12 Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B12

Account #: 1069960995

2.       The contact information for the B12 Trustee, the B12 Certificate Administrator, the B12 Master Servicer, the B12 Special Servicer, the B12 Operating Advisor, the B12 Asset Representations Reviewer and the B12 Depositor with respect to the Subject Serviced Companion Loans is as follows:

B12 Trustee:

Wilmington Trust, National Association

1100 North Market Street

Wilmington, Delaware 19890

Attention: CMBS Trustee – Benchmark 2019-B12

Fax number: (302) 636-4140

Email: cmbstrustee@wilmingtontrust.com

B12 Certificate Administrator:

Citibank, N.A.

388 Greenwich Street

New York, New York 10013

Attention: Citibank Agency & Trust - Benchmark 2019-B12

Fax number: (212) 816-5527

and with respect to e-mail pursuant to the B12 PSA, at ratingagencynotice@citi.com

B12 Master Servicer and B12 Special Servicer:

Midland Loan Services, a Division of PNC Bank, National Association,

10851 Mastin Street, Suite 700

Overland Park, Kansas 66210

Attention: Executive Vice President – Division Head

Fax number: 1-888-706-3565

with a copy to:

Stinson LLP

1201 Walnut Street, Suite 2900

Kansas City, Missouri 64106-2150

Attention: Kenda K. Tomes

Fax number: (816) 412-9338

FF-2-3

and with respect to e-mail pursuant to the B12 PSA, at NoticeAdmin@midlandls.com (with a copy to AskMidland@midlandls.com, solely with respect to notices under Section 12.06 and Section 12.13 of the B12 PSA)

B12 Operating Advisor and B12 Asset Representations Reviewer:

Pentalpha Surveillance LLC

375 N. French Road, Suite 100

Amherst, New York 14228

Attention: Benchmark 2019-B12—Transaction Manager

with a copy sent via email to:

notices@pentalphasurveillance.com

(with Benchmark 2019-B12 in the subject line)

with a copy to:

Bass, Berry & Sims PLC

150 Third Avenue South

Suite 2800

Nashville, Tennessee 37201

Email: jknight@bassberry.com

B12 Depositor

Citigroup Commercial Mortgage Securities Inc.

388 Greenwich Street, 6th Floor

New York, New York 10013

Attention: Richard Simpson

Fax number: (646) 328-2943

with a copy to:

Citigroup Commercial Mortgage Securities Inc.

390 Greenwich Street, 5th Floor

New York, New York 10013

Attention: Raul Orozco

Fax number: (347) 394-0898

with a copy to:

Citigroup Commercial Mortgage Securities Inc.

388 Greenwich Street, 17th Floor

New York, New York 10013

Attention: Ryan M. O’Connor

Fax number: (646) 862-8988

FF-2-4

with electronic copies e-mailed to: Richard Simpson at richard.simpson@citi.com and Ryan M. O’Connor at ryan.m.oconnor@citi.com

3.       The B12 Trust is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.

4.       Enclosed herewith is a copy of an executed version of the B12 PSA.

5.       As of the date hereof, the Controlling Class Representative (as defined in the B12 PSA) under the B12 PSA is KKR Real Estate Credit Opportunity Partners II L.P.

Very truly yours,

By:
Name:
Title:

FF-2-5

EXHIBIT FF-3

FORM OF NOTICE REGARDING OUTSIDE

SERVICED MORTGAGE LOAN

(1000 Santa Monica Boulevard)

[Date]

Wells Fargo Bank, National Association

Corporate Trust Services

9062 Old Annapolis Road

Columbia, Maryland 21045-1951

Attention: Corporate Trust Services — NCMS 2019-10K

with a copy to:

E mail: cts.cmbs.bond.admin@wellsfargo.com and trustadministrationgroup@wellsfargo.com

Wells Fargo Bank, National Association

9062 Old Annapolis Road

Columbia, Maryland 21045-1951

Attention: CMBS – Corporate Trust Services NCMS 2019-10K

Telephone: (410) 884-2000

with a copy to:

E mail: trustadministrationgroup@wellsfargo.com; cts.cmbs.bond.admin@wellsfargo.com

KeyBank National Association

11501 Outlook Street, Suite 300

Overland Park, Kansas 66211

Attention: Michael Tilden

E mail: Michael_a_tilden@keybank.com

with a copy to:

Polsinelli

900 West 48th Place, Suite 900

Kansas City, Missouri 64112

Attention: Kraig Kohring

E mail: kkhoring@polsinelli.com

KeyBank National Association

11501 Outlook Street, Suite 300

Overland Park, Kansas 66211

Attention: Alan Williams

E mail: keybank_notices@keybank.com

with a copy to:

Polsinelli

900 West 48th Place, Suite 900

Kansas City, Missouri 64112

Attention: Kraig Kohring

E mail: kkhoring@polsinelli.com

Wells Fargo Bank, National Association 1055 10th Avenue SE Minneapolis, Minnesota 55414 Attention: Mortgage Document Custody Services – NCMS 2019-10K E mail: cmbscustody@wellsfargo.com

Re:	Natixis Commercial Mortgage Securities Trust 2019-10K, Commercial Mortgage Pass Through Certificates, Series 2019-10K

Ladies and Gentlemen:

FF-3-1

Reference is hereby made to the Trust and Servicing Agreement, dated as of June 4, 2019 (the “NCMS 2019-10K TSA”), between Natixis Commercial Mortgage Securities, LLC, as depositor, KeyBank National Association, as servicer and special servicer, and Wells Fargo Bank, National Association, as trustee and certificate administrator. Capitalized terms used but not defined herein shall have the meanings given to them in the NCMS 2019-10K TSA.

The undersigned is the certificate administrator under the Pooling and Servicing Agreement, dated as of August 1, 2019 (the “B12 PSA”), between Citigroup Commercial Mortgage Securities Inc., as depositor (the “B12 Depositor”), Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (in such capacity, the “B12 Master Servicer”) and special servicer (in such capacity, the “B12 Special Servicer”), Pentalpha Surveillance LLC, as operating advisor (in such capacity, the “B12 Operating Advisor”) and asset representations reviewer (in such capacity, the “B12 Asset Representations Reviewer”), Citibank, N.A., as certificate administrator (in such capacity, the “B12 Certificate Administrator”), and Wilmington Trust, National Association, as trustee (in such capacity, the “B12 Trustee”), pursuant to which the Benchmark 2019-B12 Mortgage Trust (the “B12 Trust”) was established and a pool of commercial and multifamily mortgage loans were transferred to the B12 Trust as of August 8, 2019 (the “Closing Date”), including the following Companion Loans (the “Subject Serviced Companion Loans”):

Promissory Note(s) Evidencing Subject Serviced Companion Loan(s)
Notes A-3, A-4 and A-6

The undersigned hereby notifies you that, as of the Closing Date:

1.             Wilmington Trust, National Association, as trustee under the B12 PSA, is the holder of the Subject Serviced Companion Loans. You are directed to remit to Midland Loan Services, a Division of PNC Bank, National Association, as master servicer under the B12 PSA, all amounts payable to, and to forward, deliver or otherwise make available, as the case may be, to Midland Loan Services, a Division of PNC Bank, National Association, as master servicer under the B12 PSA, all reports, statements, documents, communications and other information that are to be forwarded, delivered or otherwise made available to the Companion Loan Holders with respect to the Subject Serviced Companion Loans under the NCMS 2019-10K TSA and the Co-Lender Agreement, respectively. The wire instructions for Midland Loan Services, a Division of PNC Bank, National Association, as B12 Master Servicer, are as follows:

Bank: PNC Bank, N.A.

Account Name:         Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, on behalf of Wilmington Trust, National Association, as Trustee, for the benefit of the registered holders of Benchmark 2019-B12 Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B12

Account #: 1069960995

FF-3-2

2.             The contact information for the B12 Trustee, the B12 Certificate Administrator, the B12 Master Servicer, the B12 Special Servicer, the B12 Operating Advisor, the B12 Asset Representations Reviewer and the B12 Depositor with respect to the Subject Serviced Companion Loans is as follows:

B12 Trustee:

Wilmington Trust, National Association

1100 North Market Street

Wilmington, Delaware 19890

Attention: CMBS Trustee – Benchmark 2019-B12

Fax number: (302) 636-4140

Email: cmbstrustee@wilmingtontrust.com

B12 Certificate Administrator:

Citibank, N.A.

388 Greenwich Street

New York, New York 10013

Attention: Citibank Agency & Trust - Benchmark 2019-B12

Fax number: (212) 816-5527

and with respect to e-mail pursuant to the B12 PSA, at ratingagencynotice@citi.com

B12 Master Servicer and B12 Special Servicer:

Midland Loan Services, a Division of PNC Bank, National Association,

10851 Mastin Street, Suite 700

Overland Park, Kansas 66210

Attention: Executive Vice President – Division Head

Fax number: 1-888-706-3565

with a copy to:

Stinson LLP

1201 Walnut Street, Suite 2900

Kansas City, Missouri 64106-2150

Attention: Kenda K. Tomes

Fax number: (816) 412-9338

and with respect to e-mail pursuant to the B12 PSA, at NoticeAdmin@midlandls.com (with a copy to AskMidland@midlandls.com, solely with respect to notices under Section 12.06 and Section 12.13 of the B12 PSA)

FF-3-3

B12 Operating Advisor and B12 Asset Representations Reviewer:

Pentalpha Surveillance LLC

375 N. French Road, Suite 100

Amherst, New York 14228

Attention: Benchmark 2019-B12—Transaction Manager

with a copy sent via email to:
notices@pentalphasurveillance.com (with Benchmark 2019-B12 in the subject line)

with a copy to:

Bass, Berry & Sims PLC

150 Third Avenue South

Suite 2800

Nashville, Tennessee 37201

Email: jknight@bassberry.com

B12 Depositor

Citigroup Commercial Mortgage Securities Inc.

388 Greenwich Street, 6th Floor

New York, New York 10013

Attention: Richard Simpson

Fax number: (646) 328-2943

with a copy to:

Citigroup Commercial Mortgage Securities Inc.

390 Greenwich Street, 5th Floor

New York, New York 10013

Attention: Raul Orozco

Fax number: (347) 394-0898

with a copy to:

Citigroup Commercial Mortgage Securities Inc.

388 Greenwich Street, 17th Floor

New York, New York 10013

Attention: Ryan M. O’Connor

Fax number: (646) 862-8988

with electronic copies e-mailed to:

Richard Simpson at richard.simpson@citi.com and
Ryan M. O’Connor at ryan.m.oconnor@citi.com

FF-3-4

3.             The B12 Trust is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.

4.             Enclosed herewith is a copy of an executed version of the B12 PSA.

5.             As of the date hereof, the Controlling Class Representative (as defined in the B12 PSA) under the B12 PSA is KKR Real Estate Credit Opportunity Partners II L.P.

Very truly yours,

By:
Name:
Title:

FF-3-5

EXHIBIT FF-4

FORM OF NOTICE REGARDING OUTSIDE

SERVICED MORTGAGE LOAN

(3 Columbus Circle)

[Date]

Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention: Corporate Trust Services (CMBS) – BMARK 2019-B10

with copies to:

cts.cmbs.bond.admin@wellsfargo.com; and trustadministrationgroup@wellfargo.com.

Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention: Corporate Trust Services (CMBS) – BMARK 2019-B10

with copies to:

cts.cmbs.bond.admin@wellsfargo.com; and trustadministrationgroup@wellfargo.com.

KeyBank National Association
11501 Outlook Street, Suite 300
Overland Park, Kansas 66211
Attention: Michael Tilden
Facsimile: (877) 379-1625
Email: michael_a_tilden@keybank.com

with a copy to:

Polsinelli
900 West 48th Place, Suite 900
Kansas City, Missouri 64112
Attention: Kraig Kohring
Facsimile: (816) 753-1536
Email: kkohring@polsinelli.com

LNR Partners, LLC
1601 Washington Avenue, Suite 700
Miami Beach, Florida 33139
Attention: Heather Bennett and Job Warshaw

with a copy to:

Email: hbennett@lnrpartners.com,
jwarshaw@lnrpartners.com and
lnr.cmbs.notices@lnrproperty.com

Pentalpha Surveillance LLC
Two Greenwich Office Park
Greenwich, Connecticut 06831
Attention: BMARK 2019-B10 – Surveillance Manager

with a copy sent via email to:
notices@pentalphasurveillance.com with
BMARK 2019-B10 in the subject line

with a copy to:

Pentalpha Surveillance LLC
Two Greenwich Office Park
Greenwich, Connecticut 06831
Attention: BMARK 2019-B10 – Surveillance Manager

with a copy sent via email to:
notices@pentalphasurveillance.com with
BMARK 2019-B10 in the subject line

with a copy to:

FF-4-1

Bass, Berry & Sims PLC 150 Third Avenue South Suite 2800 Nashville, Tennessee 37201 Attention: Jay H. Knight Email: jknight@bassberry.com	Bass, Berry & Sims PLC 150 Third Avenue South Suite 2800 Nashville, Tennessee 37201 Attention: Jay H. Knight Email: jknight@bassberry.com

Wells Fargo Bank, N.A. Document Custody Group 1055 10th Avenue SE Minneapolis, Minnesota 55414 Attention: BMARK 2019-B10 – Document Custody Group Email: CMBSCustody@wellsfargo.com

Re:	Benchmark 2019-B10 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B10

Ladies and Gentlemen:

Reference is hereby made to the Pooling and Servicing Agreement, dated as of April 1, 2019 (the “BMARK 2019-B10 PSA”), between Deutsche Mortgage & Asset Receiving Corporation, as depositor, KeyBank National Association, as master servicer, LNR Partners, LLC, as special servicer, Wells Fargo Bank, National Association, as trustee and certificate administrator, and Pentalpha Surveillance LLC, as operating advisor and asset representations reviewer. Capitalized terms used but not defined herein shall have the meanings given to them in the BMARK 2019-B10 PSA.

The undersigned is the certificate administrator under the Pooling and Servicing Agreement, dated as of August 1, 2019 (the “B12 PSA”), between Citigroup Commercial Mortgage Securities Inc., as depositor (the “B12 Depositor”), Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (in such capacity, the “B12 Master Servicer”) and special servicer (in such capacity, the “B12 Special Servicer”), Pentalpha Surveillance LLC, as operating advisor (in such capacity, the “B12 Operating Advisor”) and asset representations reviewer (in such capacity, the “B12 Asset Representations Reviewer”), Citibank, N.A., as certificate administrator (in such capacity, the “B12 Certificate Administrator”), and Wilmington Trust, National Association, as trustee (in such capacity, the “B12 Trustee”), pursuant to which the Benchmark 2019-B12 Mortgage Trust (the “B12 Trust”) was established and a pool of commercial mortgage loans were transferred to the B12 Trust as of August 8, 2019 (the “Closing Date”), including the following Serviced Pari Passu Companion Loans (the “Subject Serviced Companion Loans”):

Name of Mortgage Loan as identified on Mortgage Loan Schedule	Promissory Note(s) Evidencing Subject Serviced Companion Loan(s)

FF-4-2

Name of Mortgage Loan as identified on Mortgage Loan Schedule	Promissory Note(s) Evidencing Subject Serviced Companion Loan(s)
3 Columbus Circle	Notes A-1-2-B and A-1-7

The undersigned hereby notifies you that, as of the Closing Date:

1.             Wilmington Trust, National Association, as trustee under the B12 PSA, is the holder of the Subject Serviced Companion Loans. You are directed to remit to Midland Loan Services, a Division of PNC Bank, National Association, as master servicer under the B12 PSA, all amounts payable to, and to forward, deliver or otherwise make available, as the case may be, to Midland Loan Services, a Division of PNC Bank, National Association, as master servicer under the B12 PSA, all reports, statements, documents, communications and other information that are to be forwarded, delivered or otherwise made available to the Serviced Companion Loan Noteholder with respect to the Subject Serviced Companion Loans under the BMARK 2019-B10 PSA and the 3 Columbus Circle Co-Lender Agreement, respectively. The wire instructions for Midland Loan Services, a Division of PNC Bank, National Association, as B12 Master Servicer, are as follows:

Bank: PNC Bank, N.A.

Account Name: Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, on behalf of Wilmington Trust, National Association, as Trustee, for the benefit of the registered holders of Benchmark 2019-B12 Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B12

Account #: 1069960995

2.             The contact information for the B12 Trustee, the B12 Certificate Administrator, the B12 Master Servicer, the B12 Special Servicer, the B12 Operating Advisor, the B12 Asset Representations Reviewer and the B12 Depositor with respect to the Subject Serviced Companion Loan is as follows:

B12 Trustee:

Wilmington Trust, National Association

1100 North Market Street

Wilmington, Delaware 19890

Attention: CMBS Trustee – Benchmark 2019-B12

Fax number: (302) 636-4140

Email: cmbstrustee@wilmingtontrust.com

B12 Certificate Administrator:	Citibank, N.A. 388 Greenwich Street

FF-4-3

New York, New York 10013 Attention: Citibank Agency & Trust - Benchmark 2019-B12 Fax number: (212) 816-5527 and with respect to e-mail pursuant to the B12 PSA, at ratingagencynotice@citi.com
B12 Master Servicer and B12 Special Servicer:

Midland Loan Services, a Division of PNC Bank, National Association,

10851 Mastin Street, Suite 700

Overland Park, Kansas 66210

Attention: Executive Vice President – Division Head

Fax number: 1-888-706-3565

with a copy to:

Stinson LLP

1201 Walnut Street, Suite 2900

Kansas City, Missouri 64106-2150

Attention: Kenda K. Tomes

Fax number: (816) 412-9338

and with respect to e-mail pursuant to the B12 PSA, at NoticeAdmin@midlandls.com (with a copy to AskMidland@midlandls.com, solely with respect to notices under Section 12.06 and Section 12.13 of the B12 PSA)

B12 Operating Advisor and B12 Asset Representations Reviewer:

Pentalpha Surveillance LLC

375 N. French Road, Suite 100

Amherst, New York 14228

Attention: Benchmark 2019-B12—Transaction Manager

with a copy sent via email to:
notices@pentalphasurveillance.com (with Benchmark 2019-B12 in the subject line)

with a copy to:

Bass, Berry & Sims PLC

150 Third Avenue South

Suite 2800

Nashville, Tennessee 37201

FF-4-4

Email: jknight@bassberry.com
B12 Depositor

Citigroup Commercial Mortgage Securities Inc.

388 Greenwich Street, 6th Floor

New York, New York 10013

Attention: Richard Simpson

Fax number: (646) 328-2943

with a copy to:

Citigroup Commercial Mortgage Securities Inc.

390 Greenwich Street, 5th Floor

New York, New York 10013

Attention: Raul Orozco

Fax number: (347) 394-0898

with a copy to:

Citigroup Commercial Mortgage Securities Inc.

388 Greenwich Street, 17th Floor

New York, New York 10013

Attention: Ryan M. O’Connor

Fax number: (646) 862-8988

with electronic copies e-mailed to:

Richard Simpson at richard.simpson@citi.com and
Ryan M. O’Connor at ryan.m.oconnor@citi.com

3.             The B12 Trust is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.

4.             Enclosed herewith is a copy of an executed version of the B12 PSA.

5.             As of the date hereof, the Controlling Class Representative (as defined in the B12 PSA) under the B12 PSA is KKR Real Estate Credit Opportunity Partners II L.P.

FF-4-5

Very truly yours,

By:
Name:
Title:

FF-4-6

EXHIBIT FF-5

FORM OF NOTICE REGARDING OUTSIDE

SERVICED MORTGAGE LOAN

(250 Livingston and Waterfront Plaza)

[Date]

Wells Fargo Bank, National Association,

      as Trustee
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services (CMBS) – GSMS 2019-GC40

with a copy to:

cts.cmbs.bond.admin@wellsfargo.com, and to trustadministrationgroup@wellsfargo.com.

Wells Fargo Bank, National Association,

     as Certificate Administrator
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention: Corporate Trust Services (CMBS)
GS Mortgage Securities Trust 2019-GC40
Fax number: (410) 715-2380

with a copy to:

cts.cmbs.bond.admin@wellsfargo.com, and to trustadministrationgroup@wellsfargo.com.

Midland Loan Services, a Division of PNC Bank, National Association,

     as Master Servicer and as Special Servicer

10851 Mastin Street

Building 82, Suite 300

Overland Park, Kansas 66210

Attention: Executive Vice President – Division Head

Telecopy number: 1-888-706-3565

Email: NoticeAdmin@midlandls.com

with a copy to:

Eversheds Sutherland (US) LLP

700 Sixth Street, NW, Suite 700

Washington, DC 20001

Attention: Lisa A. Rosen

Email: LisaRosen@eversheds-sutherland.com

Pentalpha Surveillance LLC,

     as Operating Advisor and as Asset Representations Reviewer

375 N. French Road, Suite 100

Amherst, New York 14228

Attention: GSMS 2019-GC40 Transaction Manager

with a copy sent via e-mail to:

notices@pentalphasurveillance.com with GSMS 2019-GC40 in the subject line with a copy to:

Bass, Berry & Sims PLC

150 Third Avenue South

Suite 2800 Nashville, Tennessee 37201

Attention: Jay H. Knight

E-mail: jknight@bassberry.com

Wells Fargo Bank, National Association, as Custodian 1055 10th Avenue, Southeast Minneapolis, Minnesota 55414

FF-5-1

Attention: Document Custody Group – GSMS 2019-GC40 with a copy to: cmbscustody@wellsfargo.com

Re:	GS Mortgage Securities Trust 2019-GC40, Commercial Mortgage Pass-Through Certificates, Series 2019-GC40

Ladies and Gentlemen:

Reference is hereby made to the Pooling and Servicing Agreement, dated as of July 1, 2019 (the “GSMS 2019-GC40 PSA”), between GS Mortgage Securities Corporation II, as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer and special servicer, Wells Fargo Bank, National Association, as trustee and certificate administrator and Pentalpha Surveillance LLC, as operating advisor and asset representations reviewer. Capitalized terms used but not defined herein shall have the meanings given to them in the GSMS 2019-GC40 PSA.

The undersigned is the certificate administrator under the Pooling and Servicing Agreement, dated as of August 1, 2019 (the “B12 PSA”), between Citigroup Commercial Mortgage Securities Inc., as depositor (the “B12 Depositor”), Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (in such capacity, the “B12 Master Servicer”) and special servicer (in such capacity, the “B12 Special Servicer”), Pentalpha Surveillance LLC, as operating advisor (in such capacity, the “B12 Operating Advisor”) and asset representations reviewer (in such capacity, the “B12 Asset Representations Reviewer”), Citibank, N.A., as certificate administrator (in such capacity, the “B12 Certificate Administrator”), and Wilmington Trust, National Association, as trustee (in such capacity, the “B12 Trustee”), pursuant to which the Benchmark 2019-B12 Mortgage Trust (the “B12 Trust”) was established and a pool of commercial mortgage loans were transferred to the B12 Trust as of August 8, 2019 (the “Closing Date”), including the following Serviced Pari Passu Companion Loans (the “Subject Serviced Companion Loans”):

Name of Mortgage Loan as identified on Mortgage Loan Schedule	Promissory Note(s) Evidencing Subject Serviced Companion Loan(s)
250 Livingston	Note A-2
Waterfront Plaza	Notes A-2 and A-4

The undersigned hereby notifies you that, as of the Closing Date:

1.             Wilmington Trust, National Association, as trustee under the B12 PSA, is the holder of the Subject Serviced Companion Loans. You are directed to remit to Midland Loan

FF-5-2

Services, a Division of PNC Bank, National Association, as master servicer under the B12 PSA, all amounts payable to, and to forward, deliver or otherwise make available, as the case may be, to Midland Loan Services, a Division of PNC Bank, National Association, as master servicer under the B12 PSA, all reports, statements, documents, communications and other information that are to be forwarded, delivered or otherwise made available to the Serviced Companion Noteholders with respect to the Subject Serviced Companion Loans under the GSMS 2019-GC40 PSA and the related Co-Lender Agreements, respectively. The wire instructions for Midland Loan Services, a Division of PNC Bank, National Association, as B12 Master Servicer, are as follows:

Bank: PNC Bank, N.A.

Account Name: Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, on behalf of Wilmington Trust, National Association, as Trustee, for the benefit of the registered holders of Benchmark 2019-B12 Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B12

Account #: 1069960995

2.             The contact information for the B12 Trustee, the B12 Certificate Administrator, the B12 Master Servicer, the B12 Special Servicer, the B12 Operating Advisor, the B12 Asset Representations Reviewer and the B12 Depositor with respect to the Subject Serviced Companion Loan is as follows:

B12 Trustee:

Wilmington Trust, National Association

1100 North Market Street

Wilmington, Delaware 19890

Attention: CMBS Trustee – Benchmark 2019-B12

Fax number: (302) 636-4140

Email: cmbstrustee@wilmingtontrust.com

B12 Certificate Administrator:

Citibank, N.A.

388 Greenwich Street

New York, New York 10013

Attention: Citibank Agency & Trust - Benchmark 2019-B12

Fax number: (212) 816-5527

and with respect to e-mail pursuant to the B12 PSA, at ratingagencynotice@citi.com

B12 Master Servicer and B12 Special Servicer:	Midland Loan Services, a Division of PNC Bank, National Association, 10851 Mastin Street, Suite 700 Overland Park, Kansas 66210

FF-5-3

Attention: Executive Vice President – Division Head

Fax number: 1-888-706-3565

with a copy to:

Stinson LLP

1201 Walnut Street, Suite 2900

Kansas City, Missouri 64106-2150

Attention: Kenda K. Tomes

Fax number: (816) 412-9338

and with respect to e-mail pursuant to the B12 PSA, at NoticeAdmin@midlandls.com (with a copy to AskMidland@midlandls.com, solely with respect to notices under Section 12.06 and Section 12.13 of the B12 PSA)

B12 Operating Advisor and B12 Asset Representations Reviewer:

Pentalpha Surveillance LLC

375 N. French Road, Suite 100

Amherst, New York 14228

Attention: Benchmark 2019-B12—Transaction Manager

with a copy sent via email to:
notices@pentalphasurveillance.com (with Benchmark 2019-B12 in the subject line)

with a copy to:

Bass, Berry & Sims PLC

150 Third Avenue South

Suite 2800

Nashville, Tennessee 37201

Email: jknight@bassberry.com

B12 Depositor	Citigroup Commercial Mortgage Securities Inc.

388 Greenwich Street, 6th Floor

New York, New York 10013

Attention: Richard Simpson

Fax number: (646) 328-2943

with a copy to:

Citigroup Commercial Mortgage Securities Inc.

390 Greenwich Street, 5th Floor

FF-5-4

New York, New York 10013

Attention: Raul Orozco

Fax number: (347) 394-0898

with a copy to:

Citigroup Commercial Mortgage Securities Inc.

388 Greenwich Street, 17th Floor

New York, New York 10013

Attention: Ryan M. O’Connor

Fax number: (646) 862-8988

with electronic copies e-mailed to:

Richard Simpson at richard.simpson@citi.com and
Ryan M. O’Connor at ryan.m.oconnor@citi.com

3.             The B12 Trust is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.

4.             Enclosed herewith is a copy of an executed version of the B12 PSA.

5.             As of the date hereof, the Controlling Class Representative (as defined in the B12 PSA) under the B12 PSA is KKR Real Estate Credit Opportunity Partners II L.P.

Very truly yours,

By:
Name:
Title:

FF-5-5

EXHIBIT FF-6

FORM OF NOTICE REGARDING OUTSIDE

SERVICED MORTGAGE LOAN

(Grand Canal Shoppes)

FF-6-1

[Date]

Wells Fargo Bank, National Association,
      as Trustee and Certificate Administrator
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services – MSC 2019-H7
With a copy by email
to: trustadministrationgroup@wellsfargo.com and cts.cmbs.bond.admin@wellsfargo.com

Wells Fargo Bank, National Association,
      as Custodian
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Risk Retention Custody (CMBS) – MSC 2019-H7

with a copy
to: riskretentioncustody@wellsfargo.com

Midland Loan Services, a Division of PNC Bank, National Association
10851 Mastin Street, Suite 700
Overland Park, Kansas 66210
Attention: Executive Vice President – Division Head
Facsimile: (888) 706-3565
Email: NoticeAdmin@midlandls.com

with a copy to:

Stinson LLP
1201 Walnut Street, Suite 2900
Kansas City, Missouri 64106-2150
Fax Number: (816) 412-9338
Attention: Kenda K. Tomes
Email: kenda.tomes@stinson.com

LNR Partners, LLC
1601 Washington Avenue, Suite 700
Miami Beach, Florida 33139
Attention: Heather Bennett and Job Warshaw
Facsimile number: (305) 695-5601
With a copy by email to:
hbennett@starwood.com,

jwarshaw@lnrpartners.com and
lnr.cmbs.notices@lnrproperty.com

Pentalpha Surveillance LLC,
      as Operating Advisor and as Asset

Representations Reviewer
375 N. French Road, Suite 100
Amherst, New York 14228
Attention: MSC 2019-H7 Transaction Manager
With a copy sent via email to notices@pentalphasurveillance.com with MSC 2019-H7 in the subject line)

With a copy to:

Bass, Berry Sims PLC
150 Third Avenue South, Suite 2800
Nashville Tennessee 37201
Attention: Jay H. Knight

FF-6-2

Email: jknight@bassberry.com

Re:	Morgan Stanley Capital I Trust 2019-H7, Commercial Mortgage Pass-Through Certificates, Series 2019-H7

Ladies and Gentlemen:

Reference is hereby made to the Pooling and Servicing Agreement, dated as of July 1, 2019 (the “MSC 2019-H7 PSA”), between Morgan Stanley Capital I Inc., as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer, LNR Partners, LLC, as special servicer, Wells Fargo Bank, National Association, as trustee and certificate administrator, and Pentalpha Surveillance LLC, as operating advisor and asset representations reviewer. Capitalized terms used but not defined herein shall have the meanings given to them in the MSC 2019-H7 PSA.

The undersigned is the certificate administrator under the Pooling and Servicing Agreement, dated as of August 1, 2019 (the “B12 PSA”), between Citigroup Commercial Mortgage Securities Inc., as depositor (the “B12 Depositor”), Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (in such capacity, the “B12 Master Servicer”) and special servicer (in such capacity, the “B12 Special Servicer”), Pentalpha Surveillance LLC, as operating advisor (in such capacity, the “B12 Operating Advisor”) and asset representations reviewer (in such capacity, the “B12 Asset Representations Reviewer”), Citibank, N.A., as certificate administrator (in such capacity, the “B12 Certificate Administrator”), and Wilmington Trust, National Association, as trustee (in such capacity, the “B12 Trustee”), pursuant to which the Benchmark 2019-B12 Mortgage Trust (the “B12 Trust”) was established and a pool of commercial mortgage loans were transferred to the B12 Trust as of August 8, 2019 (the “Closing Date”), including the following Serviced Pari Passu Companion Loan (the “Subject Serviced Companion Loan”):

Name of Mortgage Loan as identified on Mortgage Loan Schedule	Promissory Note(s) Evidencing Subject Serviced Companion Loan(s)
Grand Canal Shoppes	Note A-3-1

The undersigned hereby notifies you that, as of the Closing Date:

1.             Wilmington Trust, National Association, as trustee under the B12 PSA, is the holder of the Subject Serviced Companion Loan. You are directed to remit to Midland Loan Services, a Division of PNC Bank, National Association, as master servicer under the B12 PSA, all amounts payable to, and to forward, deliver or otherwise make available, as the case may be, to Midland Loan Services, a Division of PNC Bank, National Association, as master servicer under the B12 PSA, all reports, statements, documents, communications and other information that are to be forwarded, delivered or otherwise made available to the Serviced Companion Noteholder with respect to the Subject Serviced Companion Loan under the MSC 2019-H7 PSA and the Grand Canal Shoppes Intercreditor Agreement, respectively. The wire instructions for

FF-6-3

Midland Loan Services, a Division of PNC Bank, National Association, as B12 Master Servicer, are as follows:

Bank: PNC Bank, N.A.

Account Name:         Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, on behalf of Wilmington Trust, National Association, as Trustee, for the benefit of the registered holders of Benchmark 2019-B12 Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B12

Account #: 1069960995

2.             The contact information for the B12 Trustee, the B12 Certificate Administrator, the B12 Master Servicer, the B12 Special Servicer, the B12 Operating Advisor, the B12 Asset Representations Reviewer and the B12 Depositor with respect to the Subject Serviced Companion Loan is as follows:

B12 Trustee:

Wilmington Trust, National Association

1100 North Market Street

Wilmington, Delaware 19890

Attention: CMBS Trustee – Benchmark 2019-B12

Fax number: (302) 636-4140

Email: cmbstrustee@wilmingtontrust.com

B12 Certificate Administrator:

Citibank, N.A.

388 Greenwich Street

New York, New York 10013

Attention: Citibank Agency & Trust - Benchmark 2019-B12

Fax number: (212) 816-5527

and with respect to e-mail pursuant to the B12 PSA, at ratingagencynotice@citi.com

B12 Master Servicer and B12 Special Servicer:

Midland Loan Services, a Division of PNC Bank, National Association,

10851 Mastin Street, Suite 700

Overland Park, Kansas 66210

Attention: Executive Vice President – Division Head

Fax number: 1-888-706-3565

with a copy to:

Stinson LLP

FF-6-4

1201 Walnut Street, Suite 2900

Kansas City, Missouri 64106-2150

Attention: Kenda K. Tomes

Fax number: (816) 412-9338

and with respect to e-mail pursuant to the B12 PSA, at NoticeAdmin@midlandls.com (with a copy to AskMidland@midlandls.com, solely with respect to notices under Section 12.06 and Section 12.13 of the B12 PSA)

B12 Operating Advisor and B12 Asset Representations Reviewer:

Pentalpha Surveillance LLC

375 N. French Road, Suite 100

Amherst, New York 14228

Attention: Benchmark 2019-B12—Transaction Manager

with a copy sent via email to:
notices@pentalphasurveillance.com (with Benchmark 2019-B12 in the subject line)

with a copy to:

Bass, Berry & Sims PLC

150 Third Avenue South

Suite 2800

Nashville, Tennessee 37201

Email: jknight@bassberry.com

B12 Depositor

Citigroup Commercial Mortgage Securities Inc.

388 Greenwich Street, 6th Floor

New York, New York 10013

Attention: Richard Simpson

Fax number: (646) 328-2943

with a copy to:

Citigroup Commercial Mortgage Securities Inc.

390 Greenwich Street, 5th Floor

New York, New York 10013

Attention: Raul Orozco

Fax number: (347) 394-0898

with a copy to:

Citigroup Commercial Mortgage Securities Inc.

FF-6-5

388 Greenwich Street, 17th Floor

New York, New York 10013

Attention: Ryan M. O’Connor

Fax number: (646) 862-8988

with electronic copies e-mailed to:

Richard Simpson at richard.simpson@citi.com and
Ryan M. O’Connor at ryan.m.oconnor@citi.com

3.             The B12 Trust is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.

4.             Enclosed herewith is a copy of an executed version of the B12 PSA.

5.             As of the date hereof, the Controlling Class Representative (as defined in the B12 PSA) under the B12 PSA is KKR Real Estate Credit Opportunity Partners II L.P.

Very truly yours,

By:
Name:
Title:

FF-6-6

EXHIBIT FF-7

FORM OF NOTICE REGARDING OUTSIDE

SERVICED MORTGAGE LOAN

(Vie Portfolio)

[Date]

Wells Fargo Bank, National Association,
      as Trustee and Certificate Administrator

9062 Old Annapolis Road

Columbia, Maryland 21045-1951

Attention: Corporate Trust Services (CMBS)

JPMCC Commercial Mortgage Securities Trust 2019-COR5

with a copy to:

Telecopy Number: (410) 715-2380

E-Mail: cts.cmbs.bond.admin@wellsfargo.com, and to

trustadministrationgroup@wellsfargo.com.

Wells Fargo Bank, National Association as Custodian 1055 10th Ave SE Minneapolis, Minnesota 55414 Attn: Document Custody Group: JPMCC 2019-COR5 with a copy to: Email: cmbscustody@wellsfargo.com

Midland Loan Services, a Division of PNC Bank, National Association,

     as Master Servicer and Special Servicer

10851 Mastin Street

Building 82, Suite 300

Overland Park, Kansas 66210

Attention: Executive Vice President – Division Head

Telecopy number: 1-888-706-3565

Email: NoticeAdmin@midlandls.com

with a copy to:

Stinson LLP

1201 Walnut Street

Suite 2900

Kansas City, Missouri 64106-2150

Fax Number: (816) 412-9338

Attention: Kenda K. Tomes

Email: kenda.tomes@stinson.com

Pentalpha Surveillance LLC

375 N. French Road, Suite 100

Amherst, New York 14228

Attention: JPMCC 2019-COR5—Transaction Manager

with a copy sent via email to:
notices@pentalphasurveillance.com (with JPMCC 2019-COR5 in the subject line)

with a copy to:

Bass, Berry & Sims PLC

150 Third Avenue South

Suite 2800

Nashville, Tennessee 37201

Attention: Jay H. Knight

Email: jknight@bassberry.com

FF-7-1

Re:	J.P. Morgan Chase Commercial Mortgage Securities Trust 2019-COR5, Commercial Mortgage Pass Through Certificates, Series 2019-COR5

Ladies and Gentlemen:

Reference is hereby made to the Pooling and Servicing Agreement, dated as of June 1, 2019 (the “JPMCC 2019-COR5 PSA”), between J.P. Morgan Chase Commercial Mortgage Securities Corp., as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer and special servicer, Wells Fargo Bank, National Association, as trustee and certificate administrator, and Pentalpha Surveillance LLC, as operating advisor and asset representations reviewer. Capitalized terms used but not defined herein shall have the meanings given to them in the JPMCC 2019-COR5 PSA.

The undersigned is the certificate administrator under the Pooling and Servicing Agreement, dated as of August 1, 2019 (the “B12 PSA”), between Citigroup Commercial Mortgage Securities Inc., as depositor (the “B12 Depositor”), Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (in such capacity, the “B12 Master Servicer”) and special servicer (in such capacity, the “B12 Special Servicer”), Pentalpha Surveillance LLC, as operating advisor (in such capacity, the “B12 Operating Advisor”) and asset representations reviewer (in such capacity, the “B12 Asset Representations Reviewer”), Citibank, N.A., as certificate administrator (in such capacity, the “B12 Certificate Administrator”), and Wilmington Trust, National Association, as trustee (in such capacity, the “B12 Trustee”), pursuant to which the Benchmark 2019-B12 Mortgage Trust (the “B12 Trust”) was established and a pool of commercial mortgage loans were transferred to the B12 Trust as of August 8, 2019 (the “Closing Date”), including the following Serviced Pari Passu Companion Loan (the “Subject Serviced Companion Loan”):

Name of Mortgage Loan as identified on Mortgage Loan Schedule	Promissory Note(s) Evidencing Subject Serviced Companion Loan(s)
Vie Portfolio	Note A-3

The undersigned hereby notifies you that, as of the Closing Date:

1.             Wilmington Trust, National Association, as trustee under the B12 PSA, is the holder of the Subject Serviced Companion Loan. You are directed to remit to Midland Loan Services, a Division of PNC Bank, National Association, as master servicer under the B12 PSA, all amounts payable to, and to forward, deliver or otherwise make available, as the case may be, to Midland Loan Services, a Division of PNC Bank, National Association, as master servicer under the B12 PSA, all reports, statements, documents, communications and other information that are to be forwarded, delivered or otherwise made available to the Serviced Companion Noteholder with respect to the Subject Serviced Companion Loan under the JPMCC 2019-COR5 PSA and the related Intercreditor Agreement, respectively. The wire instructions for Midland Loan Services, a Division of PNC Bank, National Association, as B12 Master Servicer, are as follows:

FF-7-2

Bank: PNC Bank, N.A.

Account Name:        Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, on behalf of Wilmington Trust, National Association, as Trustee, for the benefit of the registered holders of Benchmark 2019-B12 Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B12

Account #: 1069960995

2.             The contact information for the B12 Trustee, the B12 Certificate Administrator, the B12 Master Servicer, the B12 Special Servicer, the B12 Operating Advisor, the B12 Asset Representations Reviewer and the B12 Depositor with respect to the Subject Serviced Companion Loan is as follows:

B12 Trustee:

Wilmington Trust, National Association

1100 North Market Street

Wilmington, Delaware 19890

Attention: CMBS Trustee – Benchmark 2019-B12

Fax number: (302) 636-4140

Email: cmbstrustee@wilmingtontrust.com

B12 Certificate Administrator:

Citibank, N.A.

388 Greenwich Street

New York, New York 10013

Attention: Citibank Agency & Trust - Benchmark 2019-B12

Fax number: (212) 816-5527

and with respect to e-mail pursuant to the B12 PSA, at ratingagencynotice@citi.com

B12 Master Servicer and B12 Special Servicer:

Midland Loan Services, a Division of PNC Bank, National Association,

10851 Mastin Street, Suite 700

Overland Park, Kansas 66210

Attention: Executive Vice President – Division Head

Fax number: 1-888-706-3565

with a copy to:

Stinson LLP

1201 Walnut Street, Suite 2900

Kansas City, Missouri 64106-2150

FF-7-3

Attention: Kenda K. Tomes

Fax number: (816) 412-9338

and with respect to e-mail pursuant to the B12 PSA, at NoticeAdmin@midlandls.com (with a copy to AskMidland@midlandls.com, solely with respect to notices under Section 12.06 and Section 12.13 of the B12 PSA)

B12 Operating Advisor and B12 Asset Representations Reviewer:

Pentalpha Surveillance LLC

375 N. French Road, Suite 100

Amherst, New York 14228

Attention: Benchmark 2019-B12—Transaction Manager

with a copy sent via email to:
notices@pentalphasurveillance.com (with Benchmark 2019-B12 in the subject line)

with a copy to:

Bass, Berry & Sims PLC

150 Third Avenue South

Suite 2800

Nashville, Tennessee 37201

Email: jknight@bassberry.com

B12 Depositor

Citigroup Commercial Mortgage Securities Inc.

388 Greenwich Street, 6th Floor

New York, New York 10013

Attention: Richard Simpson

Fax number: (646) 328-2943

with a copy to:

Citigroup Commercial Mortgage Securities Inc.

390 Greenwich Street, 5th Floor

New York, New York 10013

Attention: Raul Orozco

Fax number: (347) 394-0898

with a copy to:

Citigroup Commercial Mortgage Securities Inc.

388 Greenwich Street, 17th Floor

New York, New York 10013

FF-7-4

Attention: Ryan M. O’Connor Fax number: (646) 862-8988 with electronic copies e-mailed to: Richard Simpson at richard.simpson@citi.com and Ryan M. O’Connor at ryan.m.oconnor@citi.com

3.             The B12 Trust is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.

4.             Enclosed herewith is a copy of an executed version of the B12 PSA.

5.             As of the date hereof, the Controlling Class Representative (as defined in the B12 PSA) under the B12 PSA is KKR Real Estate Credit Opportunity Partners II L.P.

Very truly yours,

By:
Name:
Title:

FF-7-5

EXHIBIT FF-8

FORM OF NOTICE REGARDING OUTSIDE

SERVICED MORTGAGE LOAN

(ICON Upper East Side Portfolio)

[Date]

Wells Fargo Bank, National Association,
      as Trustee

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services (CMBS) – JPMCC 2019-ICON UES

with a copy to:

Fax Number: (410) 715-2380

E Mail: cts.cmbs.bond.admin@wellsfargo.com, and to

trustadministrationgroup@wellsfargo.com.

Wells Fargo Bank, National Association,

     As Certificate Administrator

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services (CMBS) – JPMCC 2019-ICON UES

with a copy to be sent contemporaneously via email to:

cts.cmbs.bond.admin@wellsfargo.com, and to trustadministrationgroup@wellsfargo.com.

Midland Loan Services, a Division of PNC Bank, National Association

10851 Mastin Street, Suite 700

Overland Park, Kansas 66210

Attention: Executive Vice President – Division Head

Fax Number: (888) 706-3565

with a copy to:

Eversheds Sutherland (US) LLP

700 Sixth Street, NW

Washington, DC 20001

Fax Number: (202) 637-3593

Attention: Lisa A. Rosen

CWCapital Asset Management LLC

7501 Wisconsin Avenue, Suite 500 West

Bethesda, Maryland 20814

Attention: Legal Department (JPMCC 2019-ICON UES)

with a copy to:

E-mail: CWCAMnoticesJPMCC2019-ICON UES@cwcapital.com

Wells Fargo Bank, National Association, as Custodian 1055 10th Avenue, Southeast Minneapolis, Minnesota 55414 Attention: CTS – Document Custody Group – JPMCC 2019-ICON UES

FF-8-1

Re:	J.P. Morgan Chase Commercial Mortgage Securities Trust 2019-ICON UES, Commercial Mortgage Pass Through Certificates, Series 2019-ICON UES

Ladies and Gentlemen:

Reference is hereby made to the Trust and Servicing Agreement, dated as of May 16, 2019 (the “JPMCC 2019-ICON UES TSA”), between J.P. Morgan Chase Commercial Mortgage Securities Corp., as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer, CWCapital Asset Management LLC, as special servicer, Wells Fargo Bank, National Association, as trustee and certificate administrator. Capitalized terms used but not defined herein shall have the meanings given to them in the JPMCC 2019-ICON UES TSA.

The undersigned is the certificate administrator under the Pooling and Servicing Agreement, dated as of August 1, 2019 (the “B12 PSA”), between Citigroup Commercial Mortgage Securities Inc., as depositor (the “B12 Depositor”), Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (in such capacity, the “B12 Master Servicer”) and special servicer (in such capacity, the “B12 Special Servicer”), Pentalpha Surveillance LLC, as operating advisor (in such capacity, the “B12 Operating Advisor”) and asset representations reviewer (in such capacity, the “B12 Asset Representations Reviewer”), Citibank, N.A., as certificate administrator (in such capacity, the “B12 Certificate Administrator”), and Wilmington Trust, National Association, as trustee (in such capacity, the “B12 Trustee”), pursuant to which the Benchmark 2019-B12 Mortgage Trust (the “B12 Trust”) was established and a pool of commercial and multifamily mortgage loans were transferred to the B12 Trust as of August 8, 2019 (the “Closing Date”), including the following Companion Loan (the “Subject Serviced Companion Loan”):

Promissory Note(s) Evidencing Subject Serviced Companion Loan(s)
Note A-3

The undersigned hereby notifies you that, as of the Closing Date:

1.             Wilmington Trust, National Association, as trustee under the B12 PSA, is the holder of the Subject Serviced Companion Loan. You are directed to remit to Midland Loan Services, a Division of PNC Bank, National Association, as master servicer under the B12 PSA, all amounts payable to, and to forward, deliver or otherwise make available, as the case may be, to Midland Loan Services, a Division of PNC Bank, National Association, as master servicer under the B12 PSA, all reports, statements, documents, communications and other information that are to be forwarded, delivered or otherwise made available to the Companion Loan Holder with respect to the Subject Serviced Companion Loan under the JPMCC 2019-ICON UES TSA and the Co-Lender Agreement, respectively. The wire instructions for Midland Loan Services, a Division of PNC Bank, National Association, as B12 Master Servicer, are as follows:

Bank: PNC Bank, N.A.

FF-8-2

Account Name:        Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, on behalf of Wilmington Trust, National Association, as Trustee, for the benefit of the registered holders of Benchmark 2019-B12 Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B12

Account #: 1069960995

2.             The contact information for the B12 Trustee, the B12 Certificate Administrator, the B12 Master Servicer, the B12 Special Servicer, the B12 Operating Advisor, the B12 Asset Representations Reviewer and the B12 Depositor with respect to the Subject Serviced Companion Loans is as follows:

B12 Trustee:

Wilmington Trust, National Association

1100 North Market Street

Wilmington, Delaware 19890

Attention: CMBS Trustee – Benchmark 2019-B12

Fax number: (302) 636-4140

Email: cmbstrustee@wilmingtontrust.com

B12 Certificate Administrator:

Citibank, N.A.

388 Greenwich Street

New York, New York 10013

Attention: Citibank Agency & Trust - Benchmark 2019-B12

Fax number: (212) 816-5527

and with respect to e-mail pursuant to the B12 PSA, at ratingagencynotice@citi.com

B12 Master Servicer and B12 Special Servicer:

Midland Loan Services, a Division of PNC Bank, National Association,

10851 Mastin Street, Suite 700

Overland Park, Kansas 66210

Attention: Executive Vice President – Division Head

Fax number: 1-888-706-3565

with a copy to:

Stinson LLP

1201 Walnut Street, Suite 2900

Kansas City, Missouri 64106-2150

Attention: Kenda K. Tomes

Fax number: (816) 412-9338

FF-8-3

and with respect to e-mail pursuant to the B12 PSA, at NoticeAdmin@midlandls.com (with a copy to AskMidland@midlandls.com, solely with respect to notices under Section 12.06 and Section 12.13 of the B12 PSA)
B12 Operating Advisor and B12 Asset Representations Reviewer:

Pentalpha Surveillance LLC

375 N. French Road, Suite 100

Amherst, New York 14228

Attention: Benchmark 2019-B12—Transaction Manager

with a copy sent via email to:
notices@pentalphasurveillance.com (with Benchmark 2019-B12 in the subject line)

with a copy to:

Bass, Berry & Sims PLC

150 Third Avenue South

Suite 2800

Nashville, Tennessee 37201

Email: jknight@bassberry.com

B12 Depositor

Citigroup Commercial Mortgage Securities Inc.

388 Greenwich Street, 6th Floor

New York, New York 10013

Attention: Richard Simpson

Fax number: (646) 328-2943

with a copy to:

Citigroup Commercial Mortgage Securities Inc.

390 Greenwich Street, 5th Floor

New York, New York 10013

Attention: Raul Orozco

Fax number: (347) 394-0898

with a copy to:

Citigroup Commercial Mortgage Securities Inc.

388 Greenwich Street, 17th Floor

New York, New York 10013

Attention: Ryan M. O’Connor

Fax number: (646) 862-8988

FF-8-4

with electronic copies e-mailed to: Richard Simpson at richard.simpson@citi.com and Ryan M. O’Connor at ryan.m.oconnor@citi.com

3.             The B12 Trust is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.

4.             Enclosed herewith is a copy of an executed version of the B12 PSA.

5.             As of the date hereof, the Controlling Class Representative (as defined in the B12 PSA) under the B12 PSA is KKR Real Estate Credit Opportunity Partners II L.P.

Very truly yours,

By:
Name:
Title:

FF-8-5

EXHIBIT FF-9

FORM OF NOTICE REGARDING OUTSIDE

SERVICED MORTGAGE LOAN

(SWVP Portfolio)

[Date]

Wells Fargo Bank, National Association,

     as Trustee and as Certificate Administrator

9062 Old Annapolis Road
Columbia, Maryland 21045

Attention: Corporate Trust Services: BBCMS 2019-C3

with a copy to:

cts.cmbs.bond.admin@wellsfargo.com

trustadministrationgroup@wellsfargo.com

Wells Fargo Bank, National Association, as Custodian 1055 10th Avenue SE Minneapolis, Minnesota 55414 Attention: Document Custody Group – BBCMS 2019-C3 with a copy to cmbscustody@wellsfargo.com

Midland Loan Services, a Division of PNC Bank, National Association,

     as Master Servicer and as Special Servicer

10851 Mastin Street, Suite 700

Overland Park, Kansas 66210

Attention: Executive Vice President – Division Head

Fax Number: (888) 706-3565

with a copy to:

Stinson LLP

1201 Walnut Street

Suite 2900

Kansas City, Missouri 64106 2150

Fax Number: (816)-412-9338

Attention: Kenda K. Tomes

Email: kenda.tomes@stinson.com

Pentalpha Surveillance LLC,

     ass Operating Advisor and the Asset Representations Reviewer

375 N. French Road, Suite 100

Amherst, New York 14228

Attention: BBCMS 2019-C3 Transaction Manager

with a copy sent via email to:
notices@pentalphasurveillance.com with BBCMS 2019-C3 in the subject line with a copy to:

Bass, Berry & Sims PLC

150 Third Avenue South

Suite 2800

Nashville, Tennessee 37201

Attention: Jay H. Knight

Email: jknight@bassberry.com

Re:	BBCMS Mortgage Trust 2019-C3, Commercial Mortgage Pass Through Certificates, Series 2019-C3

Ladies and Gentlemen:

FF-9-1

Reference is hereby made to the Pooling and Servicing Agreement, dated as of June 1, 2019 (the “BBCMS 2019-C3 PSA”), between Barclays Commercial Mortgage Securities LLC, as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer and special servicer, Wells Fargo Bank, National Association, as trustee and certificate administrator, and Pentalpha Surveillance LLC, as operating advisor and asset representations reviewer. Capitalized terms used but not defined herein shall have the meanings given to them in the BBCMS 2019 C3 PSA.

The undersigned is the certificate administrator under the Pooling and Servicing Agreement, dated as of August 1, 2019 (the “B12 PSA”), between Citigroup Commercial Mortgage Securities Inc., as depositor (the “B12 Depositor”), Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (in such capacity, the “B12 Master Servicer”) and special servicer (in such capacity, the “B12 Special Servicer”), Pentalpha Surveillance LLC, as operating advisor (in such capacity, the “B12 Operating Advisor”) and asset representations reviewer (in such capacity, the “B12 Asset Representations Reviewer”), Citibank, N.A., as certificate administrator (in such capacity, the “B12 Certificate Administrator”), and Wilmington Trust, National Association, as trustee (in such capacity, the “B12 Trustee”), pursuant to which the Benchmark 2019-B12 Mortgage Trust (the “B12 Trust”) was established and a pool of commercial mortgage loans were transferred to the B12 Trust as of August 8, 2019 (the “Closing Date”), including the following Serviced Pari Passu Companion Loan (the “Subject Serviced Companion Loan”):

Name of Mortgage Loan as identified on Mortgage Loan Schedule	Promissory Note(s) Evidencing Subject Serviced Companion Loan(s)
SWVP Portfolio	Note A-10

The undersigned hereby notifies you that, as of the Closing Date:

1.             Wilmington Trust, National Association, as trustee under the B12 PSA, is the holder of the Subject Serviced Companion Loan. You are directed to remit to Midland Loan Services, a Division of PNC Bank, National Association, as master servicer under the B12 PSA, all amounts payable to, and to forward, deliver or otherwise make available, as the case may be, to Midland Loan Services, a Division of PNC Bank, National Association, as master servicer under the B12 PSA, all reports, statements, documents, communications and other information that are to be forwarded, delivered or otherwise made available to the Serviced Companion Loan Holder with respect to the Subject Serviced Companion Loan under the BBCMS 2019 C3 PSA and the Co-Lender Agreement, respectively. The wire instructions for Midland Loan Services, a Division of PNC Bank, National Association, as B12 Master Servicer, are as follows:

Bank: PNC Bank, N.A.

Account Name:        Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, on behalf of Wilmington Trust, National Association, as Trustee, for the benefit of the registered holders of Benchmark 2019-B12 Commercial Mortgage Trust,

FF-9-2

                                     Commercial Mortgage Pass-Through Certificates, Series 2019-B12

Account #: 1069960995

2.             The contact information for the B12 Trustee, the B12 Certificate Administrator, the B12 Master Servicer, the B12 Special Servicer, the B12 Operating Advisor, the B12 Asset Representations Reviewer and the B12 Depositor with respect to the Subject Serviced Companion Loan is as follows:

B12 Trustee:

Wilmington Trust, National Association

1100 North Market Street

Wilmington, Delaware 19890

Attention: CMBS Trustee – Benchmark 2019-B12

Fax number: (302) 636-4140

Email: cmbstrustee@wilmingtontrust.com

B12 Certificate Administrator:

Citibank, N.A.

388 Greenwich Street

New York, New York 10013

Attention: Citibank Agency & Trust - Benchmark 2019-B12

Fax number: (212) 816-5527

and with respect to e-mail pursuant to the B12 PSA, at ratingagencynotice@citi.com

B12 Master Servicer and B12 Special Servicer:

Midland Loan Services, a Division of PNC Bank, National Association,

10851 Mastin Street, Suite 700

Overland Park, Kansas 66210

Attention: Executive Vice President – Division Head

Fax number: 1-888-706-3565

with a copy to:

Stinson LLP

1201 Walnut Street, Suite 2900

Kansas City, Missouri 64106-2150

Attention: Kenda K. Tomes

Fax number: (816) 412-9338

and with respect to e-mail pursuant to the B12 PSA, at NoticeAdmin@midlandls.com (with a copy to AskMidland@midlandls.com, solely with

FF-9-3

respect to notices under Section 12.06 and Section 12.13 of the B12 PSA)
B12 Operating Advisor and B12 Asset Representations Reviewer:

Pentalpha Surveillance LLC

375 N. French Road, Suite 100

Amherst, New York 14228

Attention: Benchmark 2019-B12—Transaction Manager

with a copy sent via email to:
notices@pentalphasurveillance.com (with Benchmark 2019-B12 in the subject line)

with a copy to:

Bass, Berry & Sims PLC

150 Third Avenue South

Suite 2800

Nashville, Tennessee 37201

Email: jknight@bassberry.com

B12 Depositor

Citigroup Commercial Mortgage Securities Inc.

388 Greenwich Street, 6th Floor

New York, New York 10013

Attention: Richard Simpson

Fax number: (646) 328-2943

with a copy to:

Citigroup Commercial Mortgage Securities Inc.

390 Greenwich Street, 5th Floor

New York, New York 10013

Attention: Raul Orozco

Fax number: (347) 394-0898

with a copy to:

Citigroup Commercial Mortgage Securities Inc.

388 Greenwich Street, 17th Floor

New York, New York 10013

Attention: Ryan M. O’Connor

Fax number: (646) 862-8988

with electronic copies e-mailed to:

Richard Simpson at richard.simpson@citi.com

FF-9-4

and Ryan M. O’Connor at ryan.m.oconnor@citi.com

3.             The B12 Trust is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.

4.             Enclosed herewith is a copy of an executed version of the B12 PSA.

5.             As of the date hereof, the Controlling Class Representative (as defined in the B12 PSA) under the B12 PSA is KKR Real Estate Credit Opportunity Partners II L.P.

Very truly yours,

By:
Name:
Title:

FF-9-5

EXHIBIT FF-10

FORM OF NOTICE REGARDING OUTSIDE

SERVICED MORTGAGE LOAN

(Greenleaf at Howell)

[Date]

Wells Fargo Bank, National Association,

          as Certificate Administrator and Trustee

9062 Old Annapolis Road

Columbia, Maryland 21045-1951

Attention: Corporate Trust Services (CMBS)

Benchmark 2019-B11 Mortgage Trust

with a copy to:

Telecopy Number: (410) 715-2380

E-Mail: cts.cmbs.bond.admin@wellsfargo.com,

and to

trustadministrationgroup@wellsfargo.com

Wells Fargo Bank, National Association, as Custodian 1055 10th Ave SE Minneapolis, Minnesota 55414 Attn: Document Custody Group: Benchmark 2019-B11 with a copy to: Email: cmbscustody@wellsfargo.com

Midland Loan Services, a Division of PNC Bank, National Association,

10851 Mastin Street, Suite 700

Building 82, Suite 300

Overland Park, Kansas 66210

Attention: Executive Vice President – Division Head,

Fax number: 1-888-706-3565

Email: NoticeAdmin@midlandls.com

with a copy to:

Stinson LLP

1201 Walnut Street

Suite 2900

Kansas City, Missouri 64106-2150

Fax Number: (816) 412-9338

Attention: Kenda K. Tomes

Email: kenda.tomes@stinson.com

Rialto Capital Advisors, LLC

790 NW 107th Avenue, 4th Floor

Miami, Florida 33172

Attention: Liat Heller

Facsimile number: (305) 229-6425

E-mail: liat.heller@rialtocapital.com

with copies to:

Jeff Krasnoff

Facsimile number: (305) 229-6425

E-mail: jeff.krasnoff@rialtocapital.com;

Niral Shah

Facsimile number: (305) 229-6425

Email: niral.shah@rialtocapital.com;

Adam Singer

facsimile number: (305) 229-6425

Email: adam.singer@rialtocapital.com

Pentalpha Surveillance LLC, as Operating Advisor and Asset Representations Reviewer

FF-10-1

375 N. French Road, Suite 100

Amherst, New York 14228

Attention: Benchmark 2019-B11—Transaction Manager

With a copy sent via email to:

notices@pentalphasurveillance.com (with
Benchmark 2019-B11 in the subject line)

with a copy to:

Bass, Berry & Sims PLC

150 Third Avenue South

Suite 2800

Nashville, Tennessee 37201

Email: jknight@bassberry.com

Re:	Benchmark 2019-B10 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B11

Ladies and Gentlemen:

Reference is hereby made to the Pooling and Servicing Agreement, dated as of June 1, 2019 (the “BMARK 2019-B11 PSA”), between J.P. Morgan Chase Commercial Mortgage Securities Corp., as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer, Rialto Capital Advisors, LLC, as special servicer, Wells Fargo Bank, National Association, as trustee and certificate administrator, and Pentalpha Surveillance LLC, as operating advisor and asset representations reviewer. Capitalized terms used but not defined herein shall have the meanings given to them in the BMARK 2019-B11 PSA.

The undersigned is the certificate administrator under the Pooling and Servicing Agreement, dated as of August 1, 2019 (the “B12 PSA”), between Citigroup Commercial Mortgage Securities Inc., as depositor (the “B12 Depositor”), Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (in such capacity, the “B12 Master Servicer”) and special servicer (in such capacity, the “B12 Special Servicer”), Pentalpha Surveillance LLC, as operating advisor (in such capacity, the “B12 Operating Advisor”) and asset representations reviewer (in such capacity, the “B12 Asset Representations Reviewer”), Citibank, N.A., as certificate administrator (in such capacity, the “B12 Certificate Administrator”), and Wilmington Trust, National Association, as trustee (in such capacity, the “B12 Trustee”), pursuant to which the Benchmark 2019-B12 Mortgage Trust (the “B12 Trust”) was established and a pool of commercial mortgage loans were transferred to the B12 Trust as of August 8, 2019 (the “Closing Date”), including the following Serviced Pari Passu Companion Loan (the “Subject Serviced Companion Loan”):

FF-10-2

Name of Mortgage Loan as identified on Mortgage Loan Schedule	Promissory Note(s) Evidencing Subject Serviced Companion Loan(s)
Greenleaf at Howell	Note A-1-B

The undersigned hereby notifies you that, as of the Closing Date:

1.       Wilmington Trust, National Association, as trustee under the B12 PSA, is the holder of the Subject Serviced Companion Loan. You are directed to remit to Midland Loan Services, a Division of PNC Bank, National Association, as master servicer under the B12 PSA, all amounts payable to, and to forward, deliver or otherwise make available, as the case may be, to Midland Loan Services, a Division of PNC Bank, National Association, as master servicer under the B12 PSA, all reports, statements, documents, communications and other information that are to be forwarded, delivered or otherwise made available to the Serviced Companion Noteholder with respect to the Subject Serviced Companion Loan under the BMARK 2019-B11 PSA and the related Intercreditor Agreement, respectively. The wire instructions for Midland Loan Services, a Division of PNC Bank, National Association, as B12 Master Servicer, are as follows:

Bank: PNC Bank, N.A.

Account Name:       Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, on behalf of Wilmington Trust, National Association, as Trustee, for the benefit of the registered holders of Benchmark 2019-B12 Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B12

Account #: 1069960995

2.       The contact information for the B12 Trustee, the B12 Certificate Administrator, the B12 Master Servicer, the B12 Special Servicer, the B12 Operating Advisor, the B12 Asset Representations Reviewer and the B12 Depositor with respect to the Subject Serviced Companion Loan is as follows:

B12 Trustee:

Wilmington Trust, National Association

1100 North Market Street

Wilmington, Delaware 19890

Attention: CMBS Trustee – Benchmark 2019-B12

Fax number: (302) 636-4140

Email: cmbstrustee@wilmingtontrust.com

B12 Certificate Administrator:	Citibank, N.A. 388 Greenwich Street New York, New York 10013 Attention: Citibank Agency & Trust - Benchmark

FF-10-3

2019-B12 Fax number: (212) 816-5527 and with respect to e-mail pursuant to the B12 PSA, at ratingagencynotice@citi.com
B12 Master Servicer and B12 Special Servicer:

Midland Loan Services, a Division of PNC Bank,
National Association,

10851 Mastin Street, Suite 700

Overland Park, Kansas 66210

Attention: Executive Vice President – Division Head

Fax number: 1-888-706-3565

with a copy to:

Stinson LLP

1201 Walnut Street, Suite 2900

Kansas City, Missouri 64106-2150

Attention: Kenda K. Tomes

Fax number: (816) 412-9338

and with respect to e-mail pursuant to the B12 PSA, at NoticeAdmin@midlandls.com (with a copy to AskMidland@midlandls.com, solely with respect to notices under Section 12.06 and Section 12.13 of the B12 PSA)

B12 Operating Advisor and B12 Asset Representations Reviewer:

Pentalpha Surveillance LLC

375 N. French Road, Suite 100

Amherst, New York 14228

Attention: Benchmark 2019-B12—Transaction Manager

with a copy sent via email to:

notices@pentalphasurveillance.com (with
Benchmark 2019-B12 in the subject line)

with a copy to:

Bass, Berry & Sims PLC

150 Third Avenue South

Suite 2800

Nashville, Tennessee 37201

Email: jknight@bassberry.com

FF-10-4

B12 Depositor

Citigroup Commercial Mortgage Securities Inc.

388 Greenwich Street, 6th Floor

New York, New York 10013

Attention: Richard Simpson

Fax number: (646) 328-2943

with a copy to:

Citigroup Commercial Mortgage Securities Inc.

390 Greenwich Street, 5th Floor

New York, New York 10013

Attention: Raul Orozco

Fax number: (347) 394-0898

with a copy to:

Citigroup Commercial Mortgage Securities Inc.

388 Greenwich Street, 17th Floor

New York, New York 10013

Attention: Ryan M. O’Connor

Fax number: (646) 862-8988

with electronic copies e-mailed to:

Richard Simpson at richard.simpson@citi.com
and
Ryan M. O’Connor at ryan.m.oconnor@citi.com

3.       The B12 Trust is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.

4.       Enclosed herewith is a copy of an executed version of the B12 PSA.

5.       As of the date hereof, the Controlling Class Representative (as defined in the B12 PSA) under the B12 PSA is KKR Real Estate Credit Opportunity Partners II L.P.

Very truly yours,

By:
Name:
Title:

FF-10-5

EXHIBIT GG

SPECIFIED mortgage LOANS

1.	Chemours HQ (Loan No. 5)

2.	Waterfront Plaza (Loan No. 12)

3.	Vie Portfolio (Loan No. 16)

4.	Shoppes at Cresthaven (Loan No. 28)

5.	Hampton Inn Denver Airport (Loan No. 29)

6.	Greenleaf at Howell (Loan No. 34)

7.	Oak Tree Place (Loan No. 43)

GG-1

EXHIBIT HH

FORM OF ASSET REVIEW REPORT BY THE
ASSET REPRESENTATIONS REVIEWER1

To: [Addresses of Recipients]

Re:	Benchmark 2019-B12 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B12

Ladies and Gentlemen:

In accordance with Section 11.01 of the Pooling and Servicing Agreement, dated as of August 1, 2019 (the “Pooling and Servicing Agreement”), the undersigned, as asset representations reviewer (the “Asset Representations Reviewer”), has performed an Asset Review on each Delinquent Loan identified by the Certificate Administrator, and is hereby issuing the following Asset Review Report.

1.	We have performed an Asset Review on each Delinquent Loan identified by the Certificate Administrator and our conclusion is that there is [no evidence of a failed Test][evidence of [•] failed Tests as specifically detailed on the scorecard attached hereto as Exhibit A] with respect to the Delinquent Loans.

2.	A conclusion by the Asset Representations Reviewer of a passed Test or a failed Test shall not constitute a determination by the Asset Representations Reviewer of (i) the existence or nonexistence of a Material Defect, or (ii) whether the Trust should enforce any rights it may have against the applicable Mortgage Loan Seller. In addition, the Tests may not be sufficient to determine every instance of noncompliance.

3. 4.

The Asset Representations Reviewer, other than forwarding this report to the persons listed above, will not be required to take or participate in any other or further action with respect to the aforementioned Asset Review Report.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

PENTALPHA SURVEILLANCE LLC, as Asset Representations Reviewer

By:

Name:

Title:

1 This report is an indicative report, and the Asset Representations Reviewer will have the ability to modify or alter the organization and content of this report, subject to compliance with the terms of the Pooling and Servicing Agreement, including without limitation, provisions relating to Privileged Information.

HH-1

Exhibit A

Detailed Scorecard
[Template Example Below]

Test failures
Loan #	Loan Name	Mortgage Loan Seller	R&W #	R&W Name	Test Description	Findings
[Insert Loan Number]	[Insert Loan Name]	[Insert Mortgage Loan Seller]	21	Compliance with Usury Laws	[Insert Test Description]	[Insert Test findings]
			31	Single-Purpose Entity

HH-2

EXHIBIT II

FORM OF ASSET REVIEW REPORT SUMMARY
BY THE ASSET REPRESENTATIONS REVIEWER1

To: [Addresses of Recipients]

Re:	Benchmark 2019-B12 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B12

Ladies and Gentlemen:

In accordance with Section 11.01 of the Pooling and Servicing Agreement, dated as of August 1, 2019 (the “Pooling and Servicing Agreement”), the undersigned, as asset representations reviewer (the “Asset Representations Reviewer”), has performed an Asset Review on each Delinquent Loan identified by the Certificate Administrator, and is hereby issuing the following Asset Review Report Summary.

1.	We have performed an Asset Review on each Delinquent Loan identified by the Certificate Administrator and our conclusion is that there is [no evidence of a failed Test][evidence of [•] failed Tests as identified on the summary scorecard attached hereto as Exhibit A] with respect to the Delinquent Loans.

2.	A conclusion by the Asset Representations Reviewer of a passed Test or a failed Test shall not constitute a determination by the Asset Representations Reviewer of (i) the existence or nonexistence of a Material Defect, or (ii) whether the Trust should enforce any rights it may have against the applicable Mortgage Loan Seller. In addition, the Tests may not be sufficient to determine every instance of noncompliance.

3.	The Asset Representations Reviewer, other than forwarding this Asset Review Report Summary to the parties listed above, will not be required to take or participate in any other or further action with respect to the aforementioned Asset Review Report Summary.

4.	Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

PENTALPHA SURVEILLANCE LLC, as Asset Representations Reviewer

By:
Name:
Title:

1 This report is an indicative report, and the Asset Representations Reviewer will have the ability to modify or alter the organization and content of this report, subject to compliance with the terms of the Pooling and Servicing Agreement, including without limitation, provisions relating to Privileged Information.

II-1

Exhibit A

Summary Scorecard
[Template Example Below]

Test failures
Loan #	Loan Name	Mortgage Loan Seller	Representations and Warranty #	Representation and Warranty Name
[Insert Loan #]	[Insert Loan Name]	[Insert Mortgage Loan Seller]	21	Compliance with Usury Laws
			31	Single-Purpose Entity

II-2

EXHIBIT JJ-A

JPMCB ASSET REVIEW PROCEDURES

Pursuant to the terms and subject to the conditions set forth in the Pooling and Servicing Agreement (“PSA”), the Asset Representations Reviewer (“Asset Representations Reviewer”) shall perform an Asset Review with respect to each representation and warranty made by the related Mortgage Loan Seller only with respect to each Delinquent Loan in accordance with the procedures set forth below (each such procedure, a “Test”); provided, however, the Asset Representations Reviewer may, but is under no obligation to, modify any Test and/or associated Review Materials described in this Exhibit JJ-A if, and only to the extent, the Asset Representations Reviewer determines pursuant to the Asset Review Standard that it is necessary to modify such Test and/or such associated Review Materials in order to facilitate its Asset Review in accordance with the Asset Review Standard. Capitalized terms used herein but not defined herein have the meaning set forth in the PSA or, solely with respect to a representation and warranty, the meaning set forth in the mortgage loan purchase agreement where JPMCB is the Seller (the “JPMCB Mortgage Loan Purchase Agreement”). For the avoidance of doubt, in connection with the performance of the following Tests:

(A)	With respect to any representation and warranty that includes a knowledge qualifier (e.g., to the Mortgage Loan Seller’s knowledge, etc.), the Asset Representations Reviewer shall not be responsible for any investigation or review beyond that set forth in the applicable Test related to such representation and warranty;

(B)	With respect to any representation and warranty that includes the examination of an insurance policy or Title Policy, the Asset Representations Reviewer will be permitted to engage a qualified consultant to perform a review of the applicable policy, and will be allowed to rely upon the conclusions of the consultant when making a determination as to whether there is a Test pass.

(C)	The Asset Representations Reviewer shall be under no duty to provide or obtain a legal opinion, legal review or legal conclusion;

(D)	Unless otherwise provided in the Test, the “as of” date for the testing of a representation is as of the Closing Date;

(E)	Unless otherwise provided in the Test, if there is more than one version of the same document with respect to a particular Mortgage Loan or Mortgaged Property, the document that will be used by the Asset Representations Reviewer in testing is the document that is dated as of the Closing Date or, if none, the document closest prior to the Closing Date;

(F)	With respect to each representation and warranty and its related Test(s), the Asset Representations Reviewer shall take into account any exceptions to such representation and warranty described in the JPMCB Mortgage Loan Purchase Agreement with respect to a Mortgage Loan, and a Test pass shall be deemed to have occurred with respect to

Exhibit JJ-A-1

such Test if the sole reason for not satisfying the applicable Test is caused by such exception(s);

(G)	Evidence of a failure of a Test could result from (i) an affirmative determination by the Asset Representations Reviewer that the Test failed to achieve a Test pass, or (ii) a determination by the Asset Representations Reviewer that the documentation included in the Review Materials (after making such request for any missing documents in the manner provided for in the PSA) is not sufficient to perform the Test; and

(H)	A determination by the Asset Representations Reviewer of a Test pass or a Test failure shall not constitute a determination by the Asset Representations Reviewer of (i) the existence or nonexistence of a Material Defect, or (ii) whether the Trust should enforce any rights it may have against the applicable Mortgage Loan Seller.

The Asset Representations Reviewer will only be required to perform the Tests described in this Exhibit JJ, and will not be obligated to perform additional procedures on any Delinquent Loan, even if a different set of procedures or Review Materials could produce a different outcome. Notwithstanding the required Tests, the Asset Representations Reviewer will not be required to review any information other than (1) Review Materials specified in the related Test and (2) if applicable, Unsolicited Information. The Asset Representations Reviewer may, but is under no obligation to, consider Unsolicited Information relevant to the Tests subject to the terms of the PSA. If the Asset Representations Reviewer considers Unsolicited Information, the Asset Representations Reviewer shall take into account such Unsolicited Information, in addition to the Review Materials referred to in the applicable Test(s) procedure when making a determination as to whether there is a Test pass.

Exhibit JJ-A-2

Representations and Warranties		Test	Review Materials
1. Complete Servicing File. All documents comprising the Servicing File will be or have been delivered to the Master Servicer with respect to each JPMCB Mortgage Loan by the deadlines set forth in the PSA and/or Mortgage Loan Purchase Agreement.	1	Review the Servicing File to determine if it includes a signed custodian certification that does not contain any exceptions reported. If so determined, it will be a Test pass.	Servicing File; Custodian certification

2.     Whole Loan; Ownership of Mortgage Loans. Except with respect to each JPMCB Mortgage Loan that is part of a Loan Combination, each JPMCB Mortgage Loan is a whole loan and not an interest in a JPMCB Mortgage Loan. Each JPMCB Mortgage Loan that is part of a Whole Loan is a senior portion (or a pari passu portion of a senior portion) of a whole mortgage loan. Immediately prior to the sale, transfer and assignment to depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or, with respect to any JPMCB Mortgage Loan that is an Outside Serviced Mortgage Loan, to the related Outside Trustee), participation (other than with respect to Serviced JPMCB Mortgage Loans) or pledge, and the Mortgage Loan Seller had good and marketable title to, and was the sole owner of, each JPMCB Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan) (subject to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain servicing rights appointment agreement, dated as of the Closing Date, between the Master Servicer and the Mortgage Loan Seller), any other ownership interests and other interests on, in or to such JPMCB Mortgage Loan (subject to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the PSA, subservicing agreements permitted thereunder and that certain servicing rights appointment agreement, dated as of the Closing Date, between the Master Servicer and the Mortgage Loan Seller). The Mortgage Loan Seller has full right and authority to sell, assign and transfer each JPMCB Mortgage Loan, and the assignment to depositor constitutes a legal, valid and binding assignment of such JPMCB Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such JPMCB Mortgage Loan (subject to certain agreements regarding servicing

	2a	Except with regard to each JPMCB Mortgage Loan that is part of a Loan Combination, review the amounts listed on the original Mortgage Note and Mortgage to determine if they match the amounts listed on the Mortgage Loan Schedule. If the amounts are the same, then such JPMCB Mortgage Loan would be considered a whole loan. If there is more than one property then the Mortgage for each property would be need to be aggregated. If so determined, it will be a Test pass.	Mortgage Note; Mortgage; Mortgage Loan Schedule
	2b	If the JPMCB Mortgage Loan is a Serviced Mortgage Loan or Outside Serviced Mortgage Loan, review the Mortgage(s), Mortgage Note, loan agreement related to the JPMCB Mortgage Loan (“Loan Agreement”), JPMCB Mortgage Loan guaranty, Assignment of Leases, and Environmental Indemnification Agreement (collectively, the “Mortgage Loan Documents”) or intercreditor agreement to determine if it is a senior portion (or a pari passu portion of a senior portion) of a whole Mortgage Loan. If so determined, it will be a Test pass.	JPMCB Mortgage Loan Documents; Intercreditor agreement
	2c	Review any notice previously delivered by the master servicer or the special servicer, as applicable, of any alleged defect or breach with respect to any Delinquent Loan (collectively, the “MS Servicer Notices”) for a notation or other indication of any claim or assertion regarding the Mortgage Loan Seller not having good and marketable title to, or not being the sole owner of, the JPMCB Mortgage Loan, free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among Mortgage Noteholders with respect to a Whole Loan), any other ownership interests and other interests on, in or to such JPMCB Mortgage Loan (subject to certain agreements regarding servicing and/or defeasance	MS Servicer Notices

Exhibit JJ-A-3

Representations and Warranties		Test	Review Materials
and/or defeasance successor borrower rights as provided in the PSA, subservicing agreements permitted thereunder and that certain servicing rights appointment agreement, dated as of the Closing Date, between the Master Servicer and the Mortgage Loan Seller).		successor borrower rights as provided in the PSA, subservicing agreements permitted thereunder and that certain servicing rights appointment agreement, dated as of the Closing Date, between the Master Servicer and the Mortgage Loan Seller). If such a notation or other indication is not found, it will be a Test pass.
	2d	Review the MS Servicer Notices for a notation or other indication of any claim or assertion regarding the Mortgage Loan Seller not having the full right and authority to sell, assign and transfer the JPMCB Mortgage Loan. If such a notation or other indication is not found, it will be a Test pass.	MS Servicer Notices
	2e	Review the MS Servicer Notices for a notation or other indication of any claim or assertion regarding the assignment to the Depositor not constituting a legal, valid and binding assignment of such JPMCB Mortgage Loan as described in the last sentence of representation and warranty 2. If such a notation or other indication is not found, it will be a Test pass.	MS Servicer Notices
3. Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such JPMCB Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance premiums) may be further limited or rendered unenforceable by applicable law)	3a	Review the opinion of Borrower’s counsel (“Borrower’s Counsel Opinion”) to determine if it contains language indicating that the related Mortgage Note, Mortgage, assignment of leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Borrower, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Borrower, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as specified in representation and warranty 3. If so determined, it will be a Test pass.	Borrower’s Counsel Opinion
	3b	Review the MS Servicer Notices for a notation or other indication of any claim or assertion regarding rights of offset, defenses, counterclaims or rights of rescission	MS Servicer Notices

Exhibit JJ-A-4

Representations and Warranties		Test	Review Materials

(clauses (i) and (ii) collectively, the “Insolvency Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Mortgage Loan Seller in connection with the origination of the JPMCB Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

available to the related Borrower with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan Documents, except with respect to any Insolvency Qualifications. If such a notation or other indication is not found, it will be a Test pass.
4. Mortgage Provisions. The Mortgage Loan documents for each JPMCB Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Insolvency Qualifications.	4	Review the Mortgage Loan Documents and Borrower’s Counsel Opinion to determine if the Mortgage Loan Documents contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Insolvency Qualifications. If so determined, it will be a Test pass.	Mortgage Loan Documents; Borrower’s Counsel Opinion
5. Hospitality Provisions. The Mortgage Loan documents for each JPMCB Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise agreement includes an executed comfort letter or similar agreement signed by the Mortgagor and franchisor of such property enforceable by the trust against such franchisor, either directly or as an assignee of the originator. The Mortgage or related security agreement for each JPMCB Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office.	5a	Review the appraisals to determine if any of the properties are specifically identified as hospitality properties. If so, review the Mortgage File to determine if there exists a franchise agreement and executed comfort letter or other similar agreement signed by the Borrower and franchisor that is enforceable by the trust against such franchisor, either directly or as an assignee of the originator. If so determined with respect to each part of the Test, it will be a Test pass.	Appraisal; franchise agreement; Comfort letter or similar agreement signed by or from such franchisor
	5b	If the appraisals specifically identify any Mortgaged Properties as hospitality properties, review the security agreement for each Mortgaged Property to determine if there are provisions related to creating a security interest in the revenues of such property. Also, review the Mortgage File to determine if there exist filed copies (bearing evidence of filing) or evidence of filing of any related UCC financing	UCC filing; Appraisal; Mortgage File

Exhibit JJ-A-5

Representations and Warranties		Test	Review Materials
statements, related amendments and continuation statements. If so determined with respect to each part of this Test, it will be a Test pass.
6. Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of such Mortgaged Property; and (c) neither Mortgagor nor guarantor has been released from its obligations under the JPMCB Mortgage Loan. The material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect since July 9, 2019.	6a	Review the Mortgage Loan Documents and MS Servicer Notices to determine if the material terms of such documents have been waived, impaired, modified, altered, satisfied, cancelled, subordinated or rescinded in any respect, except by written instruments set forth in the related Mortgage File. If not so determined, it will be a Test pass.	Mortgage Loan Documents; MS Servicer Notices
	6b	Review the MS Servicer Notices and Mortgage Loan Documents to determine if a related mortgaged property, or any portion thereof, has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of such Mortgaged Property. If not so determined, it will be a Test pass.	MS Servicer Notices; Mortgage Loan Documents
	6c	Review the MS Servicer Notices for a notation or other indication that either the Borrower or Guarantor has been released from its obligations under any JPMCB Mortgage Loan. If such a notation or other indication is not found, it will be a Test pass.	MS Servicer Notices
	6d	Review the Mortgage Loan Documents and MS Servicer Notices to determine if the material terms of such documents have been waived, impaired, modified, altered, satisfied, cancelled, subordinated or rescinded in any respect since July 9, 2019. If not so determined, it will be a Test pass.	Mortgage Loan Documents; MS Servicer Notices

7.     Lien; Valid Assignment. Subject to the Insolvency Qualifications, each endorsement and assignment of Mortgage and assignment of Assignment of Leases (if a separate instrument from the Mortgage) to the Issuing Entity (or, with respect to any JPMCB Mortgage Loan that is an Outisde Serviced Mortgage Loan, to the related Outside Trustee) constitutes a legal, valid and binding endorsement or assignment to the Issuing Entity or, with respect to any JPMCB Mortgage Loan that is an Outisde Serviced Mortgage Loan, to the

	7a	Review the MS Servicer Notices for a notation or other indication of any claim or assertion regarding any endorsement and assignment of Mortgage and Assignment of Leases not constituting a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller, subject to the Insolvency Qualifications. If such a notation or other indication is not found, it will be a Test pass.	MS Servicer Notices
	7b	Review the Mortgage for each property and the Assignment	Mortgage; Assignment of

Exhibit JJ-A-6

Representations and Warranties		Test	Review Materials
related Outside Trustee).  Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor.  Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such JPMCB Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below)), except as the enforcement thereof may be limited by the Insolvency Qualifications.  Such Mortgaged Property (subject to Permitted Encumbrances) as of origination was, and as of the Cut-off Date to the Mortgage Loan Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances, and to the Mortgage Loan Seller’s knowledge and subject to the rights of tenants, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are insured against by a lender’s title insurance policy (as described below).  Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the JPMCB Mortgage Loan establishes and creates a valid and enforceable lien on property described therein subject to Permitted Encumbrances, except as such enforcement may be limited by Insolvency Qualifications subject to the limitations described in representation and warranty 11 below.  Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required in order to effect such perfection.

The assignment of the JPMCB Mortgage Loans to the Depositor validly and effectively transfers and conveys all legal and beneficial ownership of the JPMCB Mortgage Loans to the Depositor free and clear of any pledge, lien, encumbrance or security interest (subject to certain agreements regarding servicing as provided in the PSA, subservicing agreements permitted thereunder and that certain servicing rights appointment agreement, dated as of the Closing Date, between the Master Servicer and the Mortgage Loan Seller).		of Leases for each property for provisions to the effect that the related Mortgage and Assignment of Leases is not freely assignable without the consent of the related Borrower. If no such provision is found, it will be a Test pass.	Leases
	7c	Review the title policy (as defined in representation and warranty 8, the “Title Policy”) to determine if the Mortgage is a first lien on the Borrower’s interest in the Mortgaged Property. Compare the amount of the Title Policy to the principal amount of the JPMCB Mortgage Loan or allocated loan amount to determine they are equivalent. If each such determination is made, it will be a Test pass.	Title Policy
	7d	Review the Title Policy to determine if the Mortgaged Property was free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances. If so determined, it will be a Test pass.	Title Policy
	7e	Review the MS Servicer Notices for a notation or other indication of any claim or assertion that, as of the Cut-off Date, the Mortgage Loan Seller had knowledge that the Mortgaged Property was not free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances. If such a notation or other indication is not found, it will be a Test pass.	MS Servicer Notices
	7f	Review the MS Servicer Notices for a notation or other indication of any claim or assertion that, subject to the rights of tenants, there are rights existing which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are insured against by a lender’s title insurance policy. If such a notation or other indication is not found, it will be a Test pass.	MS Servicer Notices
	7g	Review the Title Policy to determine if any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the JPMCB Mortgage Loan establishes and creates a valid and enforceable lien on property described therein subject to Permitted	Title Policy

Exhibit JJ-A-7

Representations and Warranties		Test	Review Materials
Encumbrances, except as such enforcement may be limited by Insolvency Qualifications subject to the limitations described in representation and warranty 11 below. The foregoing excludes the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of a UCC financing statements is required in order to effect such perfection. If so determined, it will be a Test pass.
	7h	Review the MS Servicer Notices for a notation or other indication of any claim or assertion that the Mortgage Loan Seller did not have good and marketable title free and clear of any pledge, lien, encumbrance or security interest. If such a notation or other indication is not found, it will be a Test pass.	MS Servicer Notices
	7i	Review the MS Servicer Notices for a notation or other indication of any claim or assertion that the Mortgage Loan Seller was not the sole owner of any JPMCB Mortgage Loan, or that the JPMCB Mortgage Loan was not free and clear of any pledge, lien, encumbrance or security interest. If such a notation or other indication is not found, it will be a Test pass.	MS Servicer Notices
	7j	Review the MS Servicer Notices for a notation or other indication of claim or assertion that the assignment did not validly and effectively transfer and convey all legal and beneficial ownership of any JPMCB Mortgage Loans to the Depositor free and clear of any pledge, lien, encumbrance or security interest. If such a notation or other indication is not found, it will be a Test pass.	MS Servicer Notices
8. Permitted Liens; Title Insurance. Each Mortgaged Property securing a JPMCB Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such JPMCB Mortgage	8a	Review the Title Policy to determine if it is an American Land Title Association loan title insurance policy or another comparable form of loan title insurance policy approved for use in the applicable jurisdiction. Review to determine if the amount of the policy covers the amount of the JPMCB Mortgage Loan, or for multiple properties, an amount equal to the allocated loan amount after all advances of principal. If so determined with respect to each part of this Test, it will	Title Policy; Mortgage Loan Documents

Exhibit JJ-A-8

Representations and Warranties		Test	Review Materials
Loan (or with respect to a JPMCB Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property which the Mortgage Loan documents do not require to be subordinated to the lien of such Mortgage; and (f) if the related JPMCB Mortgage Loan constitutes a cross-collateralized JPMCB Mortgage Loan, the lien of the Mortgage for another JPMCB Mortgage Loan contained in the same cross-collateralized group, provided that none of which items (a) through (f), individually or in the aggregate, materially interferes with the value, current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related JPMCB Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the JPMCB Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion		be a Test pass.
	8b	Review the Title Policy to determine if the first-priority lien of the Mortgage is subject only to Permitted Encumbrances. If so determined, it will be a Test pass.	Title Policy
	8c	Review the Title Policy to determine if any Permitted Encumbrance is a mortgage lien that is senior to or coordinate and co-equal to the lien of the related Mortgage, other than as contemplated by item (f) in the definition of Permitted Encumbrances. If not so determined, it will be a Test pass.	Title Policy
	8d	Review the Title Policy and MS Servicer Notices for a notation or other indication that the coverage is not in full force and effect, that all premiums thereon have not been paid or that claims have been made by any Mortgage Loan Seller. If no such notation or other indication is found, it will be a Test pass.	Title Policy; MS Servicer Notices
	8e	Review the MS Servicer Notices for a notation or other indication that the Mortgage Loan Seller, or any other holder of the JPMCB Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such policy. If such a notation or other indication is not found, it will be a Test pass.	MS Servicer Notices
	8f	Review the Title Policy to determine if the Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage. If so determined, it will be a Test pass.	Title Policy
	8g	Review the Title Policy to determine if the Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case	Title Policy

Exhibit JJ-A-9

Representations and Warranties		Test	Review Materials
may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage, and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.		such exclusion may exist), to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous. If so determined, it will be a Test pass.
9. Junior Liens. It being understood that B notes secured by the same Mortgage as a JPMCB Mortgage Loan are not subordinate mortgages or junior liens, there are no subordinate mortgages or junior liens encumbering the related Mortgaged Property. The Mortgage Loan Seller has no knowledge of any mezzanine debt related to the Mortgaged Property and secured directly by the ownership interests in the Mortgagor.	9a	Review the Title Policy to determine if there is any subordinate mortgage or junior lien encumbering the Mortgaged Property. If not so determined, it will be a Test pass.	Title Policy
	9b	Review the MS Servicer Notices for a notation or other indication that the Mortgage Loan Seller had knowledge of any mezzanine debt related to the Mortgaged Property and secured directly by the ownership interests in the Borrower. If such a notation or other indication is not found, it will be a Test pass.	MS Servicer Notices
10. Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Insolvency Qualifications; no person other than the related Mortgagor owns any interest in any payments due under such lease or leases that is superior to or of equal priority with the lender’s interest therein. The related Mortgage or related Assignment of Leases, subject to applicable law, provides for, upon an event of default under the JPMCB Mortgage Loan, a receiver to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.	10a	Review the Mortgage File to determine if an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage) is in the Mortgage File. If so determined, it will be a Test pass.	Mortgage File; Mortgage; Assignment of Leases
	10b	Review the Title Policy to determine if the Mortgage, or any related Assignment of Leases, has been recorded, and creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Borrower to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Insolvency Qualifications; and to determine that no person other than the related Borrower owns any interest in any payments due under such lease or leases that is superior to or of equal priority with the lender’s interest therein. If so determined with respect to each part of this Test, it will be a Test pass.	Title Policy
	10c	Review the Title Policy to determine if any person other than the Borrower owns any interest in any payments due under	Title Policy
Exhibit JJ-A-10

Representations and Warranties		Test	Review Materials
such lease or leases that is superior to or of equal priority with the lender’s interest therein. If not so determined, it will be a Test pass.
	10d	Review the Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage) to determine if the Mortgage, or related Assignment of Leases, provides that upon an event of default under the JPMCB Mortgage Loan, a receiver is to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee. If so determined, it will be a Test pass.	Mortgage; Assignment of Leases
11. Financing Statements. Each JPMCB Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed (except, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary to perfect a valid security interest in, the personal property (the creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate any Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed.	11a	Review the MS Servicer Notices for a notation or other indication of inappropriately filed or nonexistent UCC-1 financing statements. If such a notation or other indication is not found, it will be a Test pass.	MS Servicer Notices
	11b	Review the MS Servicer Notices for notation or other indication that the UCC-1 and UCC-3 statements were not in suitable form for filing. If such a notation or other indication is not found, it will be a Test pass.	MS Servicer Notices

12.    Condition of Property. The Mortgage Loan Seller or the originator of the JPMCB Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within four months of origination of the JPMCB Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each JPMCB Mortgage Loan no more than twelve months prior to the Cut-off Date, which indicates that, except as set forth in such engineering report or with respect to which repairs were required to be reserved for or made, all building

	12a	Review the engineering report or property condition assessment in the Mortgage File to determine if it is dated within four months of the origination date, and within twelve months of the Cut-off Date. If so determined, it will be a Test pass.	Engineering report; Property condition assessment
	12b	Review the engineering report or property condition assessment in the Mortgage File to determine if it was dated no more than 12 months prior to the Cut-off Date. Review the engineering report to confirm that all building systems for the improvements of each Mortgaged Property being in	Engineering report; Property condition assessment

Exhibit JJ-A-11

Representations and Warranties		Test	Review Materials
systems for the improvements of each related Mortgaged Property are in good working order, and further indicates that each related Mortgaged Property (a) is free of any material damage, (b) is in good repair and condition, and (c) is free of structural defects, except to the extent (i) any damage or deficiencies that would not materially and adversely affect the use, operation or value of the Mortgaged Property or the security intended to be provided by such Mortgage or repairs with respect to such damage or deficiencies estimated to cost less than $50,000 in the aggregate per Mortgaged Property; (ii) such repairs have been completed; or (iii) escrows in an aggregate amount consistent with the standards utilized by the Mortgage Loan Seller with respect to similar loans it originates for securitization have been established, which escrows will in all events be in an aggregate amount not less than the estimated cost of such repairs. The Mortgage Loan Seller has no knowledge of any material issues with the physical condition of the Mortgaged Property that the Mortgage Loan Seller believes would have a material adverse effect on the use, operation or value of the Mortgaged Property other than those disclosed in the engineering report and those addressed in sub-clauses (i), (ii) and (iii) of the preceding sentence.		good working order, and free of material damage. If so determined with respect to each part of the Test, it will be a Test pass.
	12c	Review the engineering report or property condition assessment in the Mortgage File dated no more than 12 months prior to the Cut-off Date to determine if it provides that each related Mortgaged Property is free of structural defects, except to the extent: (i) any damage or deficiencies that would not materially and adversely affect the use, operation or value of the Mortgaged Property or the security intended to be provided by such Mortgage or repairs with respect to such damage or deficiencies estimated to cost less than $50,000 in the aggregate per Mortgaged Property; (ii) such repairs have been completed; or (iii) escrows in an aggregate amount consistent with the standards utilized by the Mortgage Loan Seller with respect to similar loans it originates for securitization have been established, which escrows will in all events be in an aggregate amount not less than the estimated cost of such repairs. If so determined, it will be a Test pass.	Engineering report; Property condition assessment
	12d	Review the MS Servicer Notices for a notation or other indication that the Mortgage Loan Seller had knowledge of material issues with the physical condition of the Mortgaged Property that the Mortgage Loan Seller believed would have a material adverse effect on the use, operation or value of the Mortgaged Property other than those disclosed in the most recently dated engineering report and those addressed in sub-clauses (i), (ii) and (iii) of representation and warranty 12. If such a notation or other indication is not found, it will be a Test pass.	MS Servicer Notices
13. Taxes and Assessments. As of the date of origination and as of the Closing Date, all taxes and governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a JPMCB Mortgage Loan that is or if left unpaid could become a lien on the related Mortgaged Property that would be of equal or superior	13a	Review the MS Servicer Notices for a notation or other indication that all taxes and governmental assessments and other outstanding governmental charges due with respect to the Mortgaged Property securing a JPMCB Mortgage Loan (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) as of the Closing Date have been	MS Servicer Notices

Exhibit JJ-A-12

Representations and Warranties		Test	Review Materials
priority to the lien of the Mortgage and that became due and delinquent and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real property taxes, governmental assessments and other outstanding governmental charges shall not be considered delinquent until the date on which interest and/or penalties would be payable thereon.		paid, and if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges were not covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. If such a notation or other indication is not found, it will be a Test pass.
	13b	Review the MS Servicer Notices for a notation or other indication that all taxes and governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) were current as of the Closing Date. If such a notation or other indication is found, it will be a Test pass.	MS Servicer Notices
14. Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Closing Date, there is no proceeding pending or threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the use or operation of the Mortgaged Property.	14	Review the MS Servicer Notices for a notation or other indication of any proceeding pending or threatened for the total or partial condemnation of such Mortgaged Property as of the origination date, or for a notation or other indication that the Mortgage Loan Seller had knowledge as of the Closing Date of any such proceeding. If such a notation or other indication is not found, it will be a Test pass.	MS Servicer Notices
15. Actions Concerning Mortgage Loan. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Closing Date, there was no pending, filed or threatened action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related JPMCB Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the use, operation or value of the Mortgaged Property, (f) the principal benefit of the security intended to be provided by the Mortgage Loan documents, (g) the current ability of the Mortgaged Property to generate net cash flow sufficient to service such JPMCB Mortgage Loan, or (h) the current principal use of the Mortgaged Property.	15a	Review the Mortgage Loan Documents, the Borrower’s Counsel Opinion and the MS Servicer Notices for an indication of pending, filed or threatened action, suit or proceeding, arbitration or governmental investigation involving any Borrower, guarantor, or Mortgaged Property that existed on the origination date, and review the Diligence File and the MS Servicer Notices to determine if the Mortgage Loan Seller’s had knowledge of same as of the Closing Date. If such an indication is not found with respect to each part of this Test, it will be a Test pass.	Mortgage Loan Documents; Borrower’s Counsel Opinion; MS Servicer Notices; Diligence File
	15b	Based on the MS Servicer Notices, determine if an adverse outcome of any such pending, filed or threatened action, suit or proceeding, arbitration or governmental investigation involving any Borrower, guarantor, or Mortgaged Property would adversely affect the matters set forth in clauses (a)-(h)	MS Servicer Notices

Exhibit JJ-A-13

Representations and Warranties		Test	Review Materials
of representation and warranty 15. If any such adverse outcome would not adversely affect the matters set forth in clauses (a)-(h) of representation and warranty 15, it will be a Test pass.

16.   Escrow Deposits. All escrow deposits and payments required pursuant to each JPMCB Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to depositor or its servicer (or, with respect to any JPMCB Mortgage Loan that is an Outisde Serviced Mortgage Loan, to the depositor or servicer for the related Outside Securitization) and identified as such with appropriate detail. Any and all requirements under the JPMCB Mortgage Loan as to completion of any material improvements and as to disbursements of any funds escrowed for such purpose, which requirements were to have been complied with on or before Closing Date, have been complied with in all material respects or the funds so escrowed have not been released unless such release was consistent with proper and prudent commercial mortgage servicing practices or such released funds were otherwise used for their intended purpose. No other escrow amounts have been released except in accordance with the terms and conditions of the related Mortgage Loan documents.

	16a	Review the MS Servicer Notices for a notation or other indication of any escrow deposits and payments required pursuant to the JPMCB Mortgage Loan not in the servicer’s possession or control. If such a notation or other indication is not found, it will be a Test pass.	MS Servicer Notices
	16b	Review the Servicing File and the MS Servicer Notices to determine if all escrows and deposits required pursuant to the JPMCB Mortgage Loan have been conveyed to the depositor or its servicer (or, with respect to any JPMCB Mortgage Loan that is an Outisde Serviced Mortgage Loan, to the depositor or servicer for the related Outside Securitization). If so determined, it will be a Test pass.	Servicing File; MS Servicer Notices
	16c	Review the Servicing File and the MS Servicer Notices for a notation or other indication that the requirements under the JPMCB Mortgage Loan as to completion of any material improvements and as to disbursements of any funds escrowed for such purpose on or before the Closing Date have not been complied with in all material respects. If such a notation or other indication is not found, it will be a Test pass.	Servicing File; MS Servicer Notices
	16d	Review the Servicing File and the MS Servicer Notices to determine if an escrow release has been made that was not in accordance with the terms of the Mortgage Loan Documents. If not so determined, it will be a Test pass.	Servicing File; MS Servicer Notices
17. No Holdbacks. The principal amount of the JPMCB Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the JPMCB Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy,	17a	Review the Mortgage Loan Schedule, Loan Agreement, Mortgage Note and origination settlement statement to determine if the principal amount of the JPMCB Mortgage Loan was fully disbursed as of the Closing Date. If so determined, it will be a Test pass.	Mortgage Loan Schedule; Loan Agreement; Mortgage Note; Origination settlement statement
	17b	Review the Mortgage Loan Documents to determine if there	Mortgage Loan

Exhibit JJ-A-14

Representations and Warranties		Test	Review Materials
performance or other matters with respect to the related Mortgaged Property).		is no requirement for future advances by the lender. If so determined, it will be a Test pass.	Documents

18.   Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all-risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating of at least “A-:VIII” (for a JPMCB Mortgage Loan with a principal balance below $35 million) and “A:VIII” (for a JPMCB Mortgage Loan with a principal balance of $35 million or more) from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from S&P Global Ratings (collectively the “Insurance Rating Requirements”), in an amount not less than the lesser of (1) the original principal balance of the JPMCB Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (i) covers a period beginning on the date of loss and continuing until the earlier to occur of restoration of the Mortgaged Property or the expiration of 12 months (or with respect to each JPMCB Mortgage Loan with a principal balance of $35 million or more, 18 months); (ii) for a JPMCB Mortgage Loan with a principal balance of $50 million or more contains a 180-day “extended period of indemnity”; and (iii) covers the actual loss sustained (or in certain cases, an amount sufficient to cover the period set forth in (i) above) during restoration.

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the

	18a	Review the insurance consultant report to determine if it shows that the Mortgaged Property is insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all-risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the Mortgage Loan Documents and the Insurance Rating Requirements, in an amount not less than the lesser of (1) the original principal balance of any JPMCB Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the Mortgaged Property. If so determined, it will be a Test pass.	Insurance Consultant Report
	18b	Review the Mortgage Loan Documents for provisions requiring the insurance coverage as stated in Test 18a above. If such provisions are found, it will be a Test pass.	Mortgage Loan Documents
	18c	Review the Mortgage Loan Documents for provisions requiring business interruption or rental loss insurance that (i) covers a period beginning on the date of loss and continuing until the earlier to occur of restoration of the Mortgaged Property or the expiration of 12 months (or with respect to a JPMCB Mortgage Loan with a principal balance of $35 million or more, 18 months); (ii) for a JPMCB Mortgage Loan with a principal balance of $50 million or more contains a 180-day “extended period of indemnity”; and (iii) covers the actual loss sustained (or in certain cases, an amount sufficient to cover the period set forth in clause (i) above) during restoration. If such provisions are found, it will be a Test pass.	Mortgage Loan Documents
	18d	Review the Mortgage Loan Documents to determine if any	Mortgage Loan

Exhibit JJ-A-15

Representations and Warranties		Test	Review Materials

Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as-is generally required by the Mortgage Loan Seller originating mortgage loans for securitization.

If windstorm and/or windstorm related perils and/or “named storms” are excluded from the primary property damage insurance policy, the Mortgaged Property is insured by a separate windstorm insurance policy issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount at least equal to 100% of the full insurable value on a replacement cost basis of the Improvements and personalty and fixtures owned by the Mortgagor and included in the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including broad-form coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML or equivalent was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML or equivalent would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least

		material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Borrower is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by the Mortgage Loan Seller originating Mortgage Loans for securitization. If so determined, it will be a Test pass.	Documents
	18e	Review the insurance consultant report to determine if windstorm and/or windstorm related perils and/or “named storms” are excluded from coverage. If so, review Diligence File to determine if the property is covered by a windstorm insurance policy covering damage from windstorm and/or windstorm related perils and/or “named storms” are excluded from the primary property damage insurance policy, which policy is issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount at least equal to 100% of the full insurable value on a replacement cost basis of the Improvements and personalty and fixtures owned by the mortgagor and included in the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements. If so determined with respect to each part of this Test, it will be a Test pass.	Insurance Consultant Report; Diligence File
	18f	Review the insurance consultant report dated before the Cut-off Date to determine if it covers the property and is issued by an insurer meeting the Insurance Rating Requirements including broad-form coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by any Mortgage Loan Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate. If so determined, it will be a Test pass.	Insurance Consultant Report

Exhibit JJ-A-16

Representations and Warranties		Test	Review Materials

“A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings in an amount not less than 100% of the PML or the equivalent.

The Mortgage Loan documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related JPMCB Mortgage Loan, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such JPMCB Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the JPMCB Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Each related JPMCB Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the lender to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

	18g	Review the property condition assessment to determine if the properties are located in a seismic zone 3 or 4. If such indication is found, review the seismic engineering study to determine if it has been performed by an architectural or engineering consultant, for the sole purpose of assessing the PML for the Mortgaged Property in the event of an earthquake, based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If so determined, it will be a Test pass.	Property condition assessment; Seismic engineering study
	18h	Review the most recent seismic engineering study or Insurance Consultant Report to determine if the PML or equivalent would exceed 20% of the amount of the replacement costs of the improvements, and if so, review to determine if earthquake insurance on such Mortgaged Property was obtained. If so determined, determine if the insurer is rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings. The insurance amount should be not less than 100% of the PML or the equivalent. If so determined, the ratings are adequate, and the insurance amount is not less than 100% of the PML or the equivalent, it will be a Test pass.	Seismic engineering study; Insurance Consultant Report
	18i	Review the Mortgage Loan Documents for provisions requiring that insurance proceeds in respect of a property loss be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the JPMCB Mortgage Loan, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such JPMCB Mortgage Loan together with any accrued interest thereon. If such provisions are found, it will be a Test pass.	Mortgage Loan Documents
	18j	Review the MS Servicer Notices for a notation or other indication that insurance premiums were not current as of the	MS Servicer Notices

Exhibit JJ-A-17

Representations and Warranties		Test	Review Materials
Cut-off Date. If no such a notation or other indication is found, it will be a Test pass.
	18k	Review the insurance consultant report to determine if the insurance policies name the lender under any JPMCB Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. If so determined, it will be a Test pass.	Insurance Consultant Report
	18l	Review the insurance consultant report to determine if the insurance will inure to the benefit of the trustee. If so determined, it will be a Test pass.	Insurance Consultant Report
	18m	Review the Mortgage Loan Documents to determine if any JPMCB Mortgage Loan obligates the Borrower to maintain all such insurance and, at such Borrower’s failure to do so, authorizes the lender to maintain such insurance at the Borrower’s cost and expense and to charge such Borrower for related premiums. If so determined, it will be a Test pass.	Mortgage Loan Documents
	18n	Review the insurance consultant report to determine if the insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium. If so determined, it will be a Test pass.	Insurance Consultant Report
	18o	Review the MS Servicer Notices for a notation or other indication that any notice described in Test 18n may have been received by the Mortgage Loan Seller. If such a notation or other indication is not found, it will be a Test pass.	MS Servicer Notices
19. Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to	19a	Review the zoning report to determine if each Mortgaged Property is located on or adjacent to a public road and has	Zoning report

Exhibit JJ-A-18

Representations and Warranties		Test	Review Materials
such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made to the applicable governing authority for creation of separate tax lots, in which case the JPMCB Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.		direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road. If so determined, it will be a Test pass.
	19b	Review the zoning report to determine if each Mortgaged Property is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property. If so determined, it will be a Test pass.	Zoning report
	19c	Review the Title Policy to determine if each Mortgaged Property constitutes one or more separate tax parcels and do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the most recently dated Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made to the applicable governing authority for creation of separate tax lots, in which case any JPMCB Mortgage Loan requires the Borrower to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created. If so determined, it will be a Test pass.	Title Policy
20. No Encroachments. To the Mortgage Loan Seller’s knowledge and based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each JPMCB Mortgage Loan, (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such JPMCB Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property, or are insured by applicable provisions of the Title Policy, (b) no improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not	20a	Review the survey and Title Policy to determine if all material improvements that were included for the purpose of determining the appraised value of the Mortgaged Property at the time of the origination of such JPMCB Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property, or are insured by applicable provisions of the most recently dated Title Policy. If so determined, it will be a Test pass.	Survey; Title Policy
	20b	Review the survey and Title Policy to determine if there exist improvements on adjoining parcels that encroach onto the Mortgaged Property that could materially and adversely affect the value or current use of such Mortgaged Property, which are not insured by applicable provisions of the most	Survey; Title Policy

Exhibit JJ-A-19

Representations and Warranties		Test	Review Materials
materially and adversely affect the value or current use of such Mortgaged Property, or are insured by applicable provisions of the Title Policy and (c) no improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or are insured by applicable provisions of the Title Policy.		recently dated Title Policy. If not so determined, it will be a Test pass.
	20c	Review the survey or Title Policy to determine if there exist improvements that encroach upon any easements and the removal of such encroachments could materially and adversely affect the value or current use of such Mortgaged Property and are not insured by applicable provisions of the most recently dated Title Policy. If not so determined, it will be a Test pass.	Survey; Title Policy
21. No Contingent Interest or Equity Participation. No JPMCB Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date), any other contingent interest feature or a negative amortization feature or an equity participation by the Mortgage Loan Seller.	21	Review the Mortgage Loan Documents for any shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) any other contingent interest feature or a negative amortization feature or an equity participation provision. If no such provision or feature found with respect to each part of this Test, it will be a Test pass.	Mortgage Loan Documents
22. REMIC. The JPMCB Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the JPMCB Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the JPMCB Mortgage Loan and (B) either: (a) such JPMCB Mortgage Loan or Loan Combination is secured by an interest in real property (including permanently affixed buildings and structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the JPMCB Mortgage Loan or Loan Combination was originated at least equal to 80% of the adjusted issue price of the JPMCB Mortgage Loan or Loan	22a	Review the origination settlement statement and Mortgage Note to determine if the proceeds advanced by the lender did not exceed the stated principal amount of the Mortgage Note. If so determined, it will be a Test pass.	Origination settlement statement; Mortgage Note
	22b	Review the most recent appraisal and Mortgage Loan Documents to determine if (a) the JPMCB Mortgage Loan or Loan Comnbination is secured by an interest in real property (including permanently affixed buildings and structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date such JPMCB Mortgage Loan or Loan Combination was originated at least equal to 80% of the initial principal amount of any JPMCB Mortgage Loan or Loan Combination on such date or (ii) at the Closing Date	Appraisal; Mortgage Loan Documents

Exhibit JJ-A-20

Representations and Warranties		Test	Review Materials
Combination on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the JPMCB Mortgage Loan or Loan Combination on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (1) the amount of any lien on the real property interest that is senior to the JPMCB Mortgage Loan and (2) a proportionate amount of any lien that is in parity with the JPMCB Mortgage Loan; or (b) substantially all of the proceeds of such JPMCB Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such JPMCB Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the JPMCB Mortgage Loan or Loan Combination was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such JPMCB Mortgage Loan or Loan Combination or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the JPMCB Mortgage Loan or Loan Combination was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the JPMCB Mortgage Loan or Loan Combination constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.		at least equal to 80% of the outstanding principal amount of the JPMCB Mortgage Loan or Loan Combination on such date, provided that for purposes of clauses (i) and (ii) above, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to such JPMCB Mortgage Loan and (B) a proportionate amount of any lien that is in parity with such JPMCB Mortgage Loan or (b) substantially all of the proceeds of such JPMCB Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such JPMCB Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If so determined, it will be a Test pass.
	22c	Review the MS Servicer Notices for an indication or other notation that the Loan was modified prior to the Closing Date, and if so, if the modification was made as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such JPMCB Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(i) in the first sentence of representation and warranty 22 (substituting the date of the last such modification for the date any JPMCB Mortgage Loan was originated) or sub-clause (B)(ii) in the first sentence of representation and warranty 22, including the proviso thereto. If there were any such modifications, and such a notation or other indication is found, it will be a Test pass.	MS Servicer Notices
	22d	Review the MS Servicer Notices for a notation or other indication of any claim or assertion to the effect that the prepayment premium and yield maintenance charges applicable to any JPMCB Mortgage Loan do not constitute “customary prepayment penalties”. If such a notation or other indication is not found, it will be a Test pass.	MS Servicer Notices
23. Compliance. The terms of the Mortgage Loan documents evidencing such JPMCB Mortgage Loan, comply in all material respects with all	23a	Review the MS Servicer Notices for a notation or other indication of any claim or assertion to the effect that the	MS Servicer Notices

Exhibit JJ-A-21

Representations and Warranties		Test	Review Materials
applicable local, state and federal laws and regulations, and the Mortgage Loan Seller has complied with all material requirements pertaining to the origination of the JPMCB Mortgage Loans, including but not limited to, usury and any and all other material requirements of any federal, state or local law to the extent non-compliance would have a material adverse effect on the JPMCB Mortgage Loan.		terms of the JPMCB Mortgage Loan do not comply with applicable local, state, and federal laws in any material respect. If such a notation or other indication is not found, it will be a Test pass.
	23b	Review the MS Servicer Notices for a notation or other indication of any claim or assertion to the effect that any material requirements pertaining to the origination of any JPMCB Mortgage Loan, including but not limited to, usury and any and all other material requirements of any federal, state or local law have not been complied with. If such a notation or other indication is not found, it will be a Test pass.	MS Servicer Notices
	23c	Review the Loan Agreement to determine if it provides that the JPMCB Mortgage Loan complied with usury laws. If so determined, it will be a Test pass.	Loan Agreement
24. Authorized to do Business. To the extent required under applicable law, as of the Closing Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such JPMCB Mortgage Loan.	24	Review the MS Servicer Notices for a notation or other indication of any claim or assertion that as of the date that the Mortgage Loan Seller or any prior lender held the Mortgage Note, each such holder of the Mortgage Note was not authorized to transact or do business in the jurisdiction in which each Mortgaged Property is located. If such a notation or other indication is found, determine whether the failure to be so authorized could not materially and adversely affect the enforceability of such JPMCB Mortgage Loan. If so determined, it will be a Test pass.	MS Servicer Notices
25. Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee, and except in connection with a trustee’s sale after a default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for such JPMCB Mortgage Loan, no fees are payable to such trustee except for reasonable fees paid by the Mortgagor.	25a	Review the Mortgage Loan Documents to determine if a trustee is appointed. If so determined, it will be a Test pass.	Mortgage Loan Documents
	25b	Review the Mortgage Loan Documents for an indication that, except in connection with a trustee’s sale after a default by the Borrower or in connection with any full or partial release of the Mortgaged Property or related security for such JPMCB Mortgage Loan, no fees are payable to such trustee except for reasonable fees paid by the Mortgagor. If so determined, it will be a Test pass.	Mortgage Loan Documents

Exhibit JJ-A-22

Representations and Warranties		Test	Review Materials
26. Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based solely upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a JPMCB Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use or operation of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations, (c) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property, or (d) title insurance coverage has been obtained for such nonconformity.	26a	Review the zoning report to determine if the improvements located on or forming part of each Mortgaged Property securing a JPMCB Mortgage Loan are in material compliance with applicable Zoning Regulations governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure. If so determined, it will be a Test pass.	Zoning report
	26b	Review the zoning report to determine if any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use or operation of such Mortgaged Property. If so determined, it will be a Test pass.	Zoning report
	26c	Review the Mortgage Loan Documents for provisions to the effect that, in the event of casualty or destruction, the Mortgaged Property may be restored or repaired to the extent necessary to maintain the use of the structure immediately prior to such casualty or destruction. If such provisions are found, it will be a Test pass.	Mortgage Loan Documents
	26d	If the zoning report indicates that all or any part of the Mortgaged Property do not comply with zoning laws, review the insurance consultant report to determine if law and ordinance coverage was obtained prior to the Closing Date that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations. If not so determined, review the Title Policy to determine if it insures over such nonconformity. If so determined, it will be a Test pass.	Zoning report; Insurance Consultant Report
27. Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy, consents, and other approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities or other affirmative investigation of local law compliance consistent with the	27a	Review the Mortgage Loan Documents to determine if the Borrower has covenanted to keep all material licenses, permits, franchises, certificates of occupancy, consents, and other approvals necessary for the operation of the Mortgaged Property in full force and effect. If so determined, it will be a Test pass.	Mortgage Loan Documents
	27b	Review the Mortgage Loan Documents and the MS Servicer	Mortgage Loan

Exhibit JJ-A-23

Representations and Warranties		Test	Review Materials
investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy, consents, and other approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the JPMCB Mortgage Loan or the rights of a holder of the related JPMCB Mortgage Loan. The JPMCB Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located and for the Mortgagor and the Mortgaged Property to be in compliance in all material respects with all regulations, zoning and building laws.		Notices for a notation or other indication that (a) the Mortgage Loan Seller had knowledge that any licenses, permits, franchises, certificates of occupancy, consents, or other approvals necessary for the operation of the Mortgaged Property are not in effect, and (b) the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy could materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination. If such a notation or other indication is not found, it will be a Test pass.	Documents; MS Servicer Notices
	27c	Review the Mortgage Loan Documents for provisions requiring the Borrower to be qualified to do business in the jurisdiction in which the Mortgaged Property is located, and in compliance in all material respects with all regulations, zoning and building laws. If such provisions are found, it will be a Test pass.	Mortgage Loan Documents
28. Recourse Obligations. The Mortgage Loan documents for each JPMCB Mortgage Loan provide that such JPMCB Mortgage Loan (a) becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) Mortgagor or guarantor shall have colluded with other creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions providing for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained in the case of (i) (A) misapplication, misappropriation or conversion of insurance proceeds or condemnation awards or of rents following an event of	28a	Review the Mortgage Loan Documents for provisions permitting full recourse to the Mortgagor and guarantor in connection with the events or circumstances set forth in clauses (a)(i) through (a)(iii) of representation and warranty 28. If such provisions are found, it will be a Test pass.	Mortgage Loan Documents
28b

Review the Mortgage Loan Documents to determine if there exist provisions permitting recourse against the Mortgagor and guarantor in connection with the events or circumstances set forth in clauses (b)(i) through (b)(v) of representation and warranty 28.  If so determined, it will be a Test pass.

Mortgage Loan Documents

Exhibit JJ-A-24

Representations and Warranties		Test	Review Materials
default, or (B) any security deposits not delivered to lender upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a Mortgage Loan event of default); (ii) the Mortgagor’s fraud or intentional misrepresentation; (iii) willful misconduct by the Mortgagor or guarantor; (iv) breaches of the environmental covenants in the Mortgage Loan documents; or (v) commission of material physical waste at the Mortgaged Property, which may, with respect to this clause (v), in certain instances, be limited to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste or acts or omissions of the related Mortgagor, guarantor, property manager or their affiliates, employees or agents.
29. Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph 34)), in each case, of not less than a specified percentage at least equal to 115% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such JPMCB Mortgage Loan, (c) upon a Defeasance, (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the JPMCB Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release (including in connection with any partial Defeasance) under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject JPMCB Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject JPMCB Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect	29a

Review the Mortgage Loan Documents to determine if the only conditions under which a property may be released during the life of the loan are as set forth in clauses (a) through (e) of the first sentence of representation and warranty 29. If so determined, it will be a Test pass.

Mortgage Loan Documents
	29b	Review the Mortgage Loan Documents to determine if any partial release (including in connection with any partial Defeasance) described in clauses (a) or (d) of the first sentence of representation and warranty 29 (i) for JPMCB Mortgage Loans originated on or before December 6, 2010, is pursuant to a unilateral option of the Borrower within the meaning of Treasury Regulations Section 1.1001-3 or (ii) for JPMCB Mortgage Loans originated after December 6, 2010, is prohibited if the ratio of the value of the remaining Mortgaged Property to the outstanding principal amount of the JPMCB Mortgage Loan or Whole Loan, as applicable, is less than 80% (based solely on the value of the real property securing such JPMCB Mortgage Loan) without a “qualified paydown” as such term is defined in Revenue Procedure 2010-30. If so determined, it will be a Test pass.	Mortgage Loan Documents
	29c	Review the Mortgage Loan Documents to determine if there are provisions that provide that, for any JPMCB Mortgage Loan originated after December 6, 2010, in the event of a	Mortgage Loan Documents

Exhibit JJ-A-25

Representations and Warranties		Test	Review Materials
specified in the immediately preceding clause (x).  For purposes of the preceding clause (x), for any JPMCB Mortgage Loan originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the JPMCB Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with, the lien of the JPMCB Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the JPMCB Mortgage Loan or JPMCB Loan Combination outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC provisions.

In the case of any JPMCB Mortgage Loan originated after December 6, 2010, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the JPMCB Mortgage Loan or JPMCB Loan Combination in an amount not less than the amount required by the REMIC provisions and, to such extent, such amount may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amont of any lien on the real property that is senior to the JPMCB Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with, the lien of the JPMCB Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the JPMCB Mortgage Loan or JPMCB Loan Combination.

In the case of any JPMCB Mortgage Loan originated after December 6, 2010, no such JPMCB Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another JPMCB Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC provisions.		taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the JPMCB Mortgage Loan or Loan Combination in an amount not less than the amount required by the REMIC Provisions and, to such extent, may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amont of any lien on the real property that is senior to the JPMCB Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with, the lien of the JPMCB Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan or Loan Combination. If so determined, it will be a Test pass.
	29d	Review the Mortgage Loan Documents to determine if, for any JPMCB Mortgage Loan originated after December 6, 2010 and is secured by more than one Mortgaged Property or that is cross-collateralized with another JPMCB Mortgage Loan, the JPMCB Mortgage Loan does not permit the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, if the ratio of the value of the remaining Mortgaged Property to the outstanding principal amount of the JPMCB Mortgage Loan or Whole Loan, as applicable, is less than 80% (based solely on the value of the real property securing such JPMCB Mortgage Loan) without a “qualified paydown” as such term is defined in Revenue Procedure 2010-30. If so determined, it will be a Test pass.	Mortgage Loan Documents

Exhibit JJ-A-26

Representations and Warranties		Test	Review Materials
30. Financial Reporting and Rent Rolls. Each Mortgage requires the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements (i) with respect to each JPMCB Mortgage Loan with more than one Mortgagor are in the form of an annual combined balance sheet of the Mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis and (ii) for each JPMCB Mortgage Loan with an original principal balance greater than $50 million shall be audited by an independent certified public accountant upon the request of the owner or holder of the Mortgage.	30a	Review the Mortgage Loan Documents to determine if they require the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements. If so determined, it will be a Test pass.	Mortgage Loan Documents
	30b	Review the Mortgage Loan Documents to determine if they require the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent. If so determined, it will be a Test pass.	Mortgage Loan Documents
	30c	Review the Mortgage Loan Documents to determine if there is more than one Mortgagor with respect to the JPMCB Mortgage Loan, and if so determined, review to determine if the annual financial statements for each are required to be in the form of an annual combined balance sheet of the Mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis. If so determined with respect to each part of this Test, it will be a Test pass.	Mortgage Loan Documents
	30d	Review the Mortgage Loan Documents to determine if the original principal balance was greater than $50 million, and if so, review the Mortgage Loan Documents to determine if the annual financial statements are required to be audited by an independent certified public accountant upon the request of the owner or holder of the Mortgage. If so determined, it will be a Test pass.	Mortgage Loan Documents

Exhibit JJ-A-27

Representations and Warranties		Test	Review Materials
31. Acts of Terrorism Exclusion. With respect to each JPMCB Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other JPMCB Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the JPMCB Mortgage Loan, and, to the Mortgage Loan Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each JPMCB Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto, except to the extent that any right to require such coverage may be limited by availability on commercially reasonable terms.	31a	Review the Mortgage Loan Documents to determine if the original principal balance was greater than $20 million. If so determined, review the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) to determine if they do not specifically exclude acts of terrorism from coverage, or if they do, there exists in the Diligence File a separate terrorism insurance policy related to the Mortgaged Property. If so determined, it will be a Test pass.	Mortgage Loan Documents; Insurance Policies; Diligence File
	31b	Review the Mortgage Loan Documents to determine if the original principal balance was $20 million or less at origination. If so, review the related special all-risk insurance policy and business interruption policy to determine if they do not, as of the date of origination of the JPMCB Mortgage Loan, specifically exclude acts of terrorism, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. If so determined with respect to each part of this Test, it will be a Test pass.	Mortgage Loan Documents; Insurance Policy
	31c	Review the insurance policy to determine if, as of the Cut-off Date, the related special all-risk insurance policy and business interruption policy specifically excluded acts of terrorism from coverage, and if such coverage is excluded, the related Mortgaged Property was not covered by a separate terrorism insurance policy. If not so determined, it will be a Test pass	Mortgage Loan Documents; Insurance Policy
	31d	Review the Mortgage Loan Documents to determine if they expressly waive or prohibit the mortgagee from requiring coverage for acts of terrorism, or damages related thereto, except to the extent that any right to require such coverage may be limited by availability on commercially reasonable terms. If not so determined, it will be a Test pass.	Mortgage Loan Documents
32. Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each JPMCB Mortgage Loan contains a “due-on-sale” or	32a	Review the Mortgage Loan Documents to determine if there are “due-on-sale” or other such provisions for the	Mortgage Loan Documents

Exhibit JJ-A-28

Representations and Warranties		Test	Review Materials
other such provision for the acceleration of the payment of the unpaid principal balance of such JPMCB Mortgage Loan if, without the consent of the holder of the Mortgage and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Mortgage Loan Seller lending on the security of property comparable to the related Mortgaged Property, such as transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any controlling equity interest in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than a controlling interest in a Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) transfers of common stock in publicly traded companies, (vi) a substitution or release of collateral within the parameters of representations and warranties 29 and 34, or (vii) by reason of any mezzanine debt that existed at the origination of the related JPMCB Mortgage Loan, or future permitted mezzanine debt or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any companion interest of any JPMCB Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests, (iii) any JPMCB Mortgage Loan that is cross-collateralized and cross-defaulted with another JPMCB Mortgage Loan or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the mortgagee relative to such transfer or encumbrance.		acceleration of the payment of the unpaid principal balance of such JPMCB Mortgage Loan in the circumstances described in the first sentence of representation and warranty 32. If so determined, it will be a Test pass.
32b

Review the Mortgage Loan Documents to determine if there are provisions that require that if Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.  If so determined, it will be a Test pass.

Mortgage Loan Documents

Exhibit JJ-A-29

Representations and Warranties		Test	Review Materials
33. Single-Purpose Entity. Each JPMCB Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the JPMCB Mortgage Loan is outstanding. Both the Mortgage Loan documents and the organizational documents of the Mortgagor with respect to each JPMCB Mortgage Loan with a Cut-off Date Balance in excess of $5 million provide that the Mortgagor is a Single-Purpose Entity, and each JPMCB Mortgage Loan with a Cut-off Date Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the JPMCB Mortgage Loan has a Cut-off Date Balance equal to $5 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the JPMCB Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a JPMCB Mortgage Loan that is cross-collateralized and cross-defaulted with the related JPMCB Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.	33a	Review the Mortgage Loan Documents to determine if they require that the Mortgagor to be a Single-Purpose Entity (as defined in representation and warranty 33) for at least as long as any JPMCB Mortgage Loan is outstanding. If so determined, it will be a Test pass.	Mortgage Loan Documents
	33b	Examine the JPMCB Mortgage Loan Purchase Agreement or the PSA for the Cut-off Date Balance of the JPMCB Mortgage Loan. If the JPMCB Mortgage Loan had a Cut-off Date Balance in excess of $5 million, review the Mortgage Loan Documents and the Mortgagor’s organizational documents to determine if they require that the Mortgagor is a Single-Purpose Entity and that the Mortgagor organization documents show as such. If so determined, it will be a Test pass.	Mortgage Loan Documents; JPMCB Mortgage Loan Purchase Agreement; PSA; Mortgagor’s organizational documents
33c

Review the JPMCB Mortgage Loan Purchase Agreement or the PSA for Closing Date balances, and with respect to JPMCB Mortgage Loans with a Cut-off Date Balance of $20 million, review the Borrower’s Counsel Opinion for an opinion regarding non-consolidation of the Borrower.  If such an opinion is found, it will be a Test pass.

JPMCB Mortgage Loan Purchase Agreement; PSA; Borrower’s Counsel Opinion
34. Defeasance. With respect to any JPMCB Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for Defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the JPMCB Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from	34	Review the Mortgage Loan Documents to determine if there are provisions allowing the JPMCB Mortgage Loan to be defeased, and if so, whether such Mortgage Loan Documents contain the provisions described in clauses (i) through (viii) of representation and warranty 34. If so determined, it will be a Test pass.	Mortgage Loan Documents

Exhibit JJ-A-30

Representations and Warranties		Test	Review Materials
which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the JPMCB Mortgage Loan when due, including the entire remaining principal balance on (x) the maturity date or (y) on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty or (B) if the JPMCB Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the related Anticipated Repayment Date, and if the JPMCB Mortgage Loan permits partial releases of real property in connection with partial Defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 115% of the allocated loan amount for the real property to be released; (iv) the Defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in (iii) above, (vi) if the Mortgagor would continue to own assets in addition to the Defeasance collateral, the portion of the JPMCB Mortgage Loan secured by Defeasance collateral is required to be assumed (or the mortgagee may require such assumption) by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with Defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable out-of-pocket expenses associated with Defeasance, including, but not limited to, accountant’s fees and opinions of counsel.
35. Fixed Interest Rates. Each JPMCB Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such JPMCB Mortgage Loan, except in the case of an ARD Loan and situations where default interest is imposed.	35	Review the Mortgage Note or Loan Agreement to determine if there are provisions requiring that the loan has a fixed interest rate that remains fixed throughout the term of such JPMCB Mortgage Loan, except in the case of an ARD Loan and situations where default interest is imposed. If so determined, it will be a Test pass.	Mortgage Note; Loan Agreement

Exhibit JJ-A-31

Representations and Warranties		Test	Review Materials

36.   Ground Leases. For purposes of the Mortgage Loan Purchase Agreement, a “Ground Lease” shall mean a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any JPMCB Mortgage Loan where the JPMCB Mortgage Loan is secured by a ground leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the ground lease and any estoppel or other agreement received from the ground lessor in favor of the Mortgage Loan Seller, its successors and assigns:

(A) The ground lease or a memorandum regarding such ground lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The ground lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would adversely affect the security provided by the related Mortgage. To the Mortgage Loan Seller’s knowledge, no material change in the terms of the ground lease had occurred since its recordation, except by any written instruments which are included in the related Mortgage File;

(B)  The lessor under such ground lease has agreed in a writing included in the related Mortgage File (or in such ground lease) that the ground lease may not be amended, modified, canceled or terminated without the prior written consent of the lender and that any such action without such consent is not binding on the lender, its successors or assigns;

	36a	Review the appraisal to determine if the Loan is secured by a Ground Lease (as defined in representation and warranty 36). If so, review the Title Policy and Mortgage Loan Documents to determine if the related Mortgage does not also encumber the lessor’s fee interest in the Mortgaged Property. If so determined, it will be a Test pass.	Appraisal; Mortgage Loan Documents
	36b	Review the Title Policy and Mortgage Loan Documents to determine if the Ground Lease or memorandum has been recorded or submitted for recordation. If so determined, it will be a Test pass.	Title Policy; Mortgage Loan Documents
	36c	Review the Ground Lease and the ground lessor’s estoppel (or other agreement of the ground lessor) to determine if the interest of the lessee is permitted to be encumbered by the Mortgage and does not restrict the use of the Mortgaged Property by such lessee, its successors or assigns in a manner that would adversely affect the security provided by the Mortgage. If so determined, it will be a Test pass.	Ground Lease; Ground lessor’s estoppel
36d

Review the MS Servicer Notices for a notation or other indication of any claim or assertion that, as of the Closing Date, there was any material change in the terms of any Ground Lease since its recordation. If such a notation or other indication is not found, it will be a Test pass.

If such a notation or other indication is found, review the Mortgage File to determine if the modification agreement or instrument is in the Mortgage File. If so determined, it will be a Test pass.

MS Servicer Notices; Mortgage File
	36e	Review the Ground Lease and Ground lessor’s estoppel to determine if the lessor has agreed that the Ground Lease may not be amended, modified, canceled or terminated without the prior written consent of the lender and that any such action without such consent is not binding on the lender, its successors or assigns. If so determined, it will be a Test pass.	Ground Lease; Estoppel (or other agreement of the ground lessor)

Exhibit JJ-A-32

Representations and Warranties		Test	Review Materials

(C)  The ground lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related JPMCB Mortgage Loan, or 10 years past the stated maturity if such JPMCB Mortgage Loan fully amortizes by the stated maturity (or with respect to a JPMCB Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(D)   The ground lease is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances;

(E)   The ground lease does not place commercially unreasonable restrictions on the identity of the mortgagee and the ground lease is assignable to the holder of the JPMCB Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the JPMCB Mortgage Loan and its successors and assigns without the consent of the lessor;

(F)   The Mortgage Loan Seller has not received any written notice of default under or notice of termination of such ground lease. To the Mortgage Loan Seller’s knowledge, there is no default under such ground lease and no condition that, but for the passage of time or giving of notice, would result in a default under the terms of such ground lease. Such ground lease is in full force and effect as of the Closing Date;

(G)   The ground lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, provides that no notice of default or termination is effective unless such notice is given to the lender, and requires that the ground lessor will supply an estoppel;

(H)   A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the

	36f	Review the Ground Lease to determine if it has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the JPMCB Mortgage Loan, or 10 years past the stated maturity if such JPMCB Mortgage Loan fully amortizes by the stated maturity (or with respect to a JPMCB Mortgage Loan that accrues on an actual 360 basis, substantially amortizes). If so determined, it will be a Test pass.	Ground Lease; Estoppel
	36g	Review the Title Policy to determine if the Ground Lease is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances. If so determined, it will be a Test pass.	Title Policy
	36h	Review the Ground Lease and any estoppel (or other agreement of the ground lessor) to determine if the Ground Lease does not place restrictions on the identity of the Mortgagee, as determined by the Asset Representations Reviewer. If so determined, it will be a Test pass.	Ground Lease; Estoppel (or other agreement of the ground lessor)
	36i	Review the Ground Lease or estoppel (or other agreement of the ground lessor) to determine if the Ground Lease is assignable to the holder of any JPMCB Mortgage Loan and its successors and assigns without the consent of the lessor, and in the event of such assignment, it is further assignable by the holder of any JPMCB Mortgage Loan and its successors and assigns without the consent of the lessor. If so determined, it will be a Test pass.	Ground Lease; Estoppel (or other agreement of the ground lessor)
	36j	Review the MS Servicer Notices for a notation or other indication of any claim or assertion that the Mortgage Loan Seller has received any written notice of default under or notice of termination of such Ground Lease. If such a notation or other indication is not found, it will be a Test pass.	MS Servicer Notices

Exhibit JJ-A-33

Representations and Warranties		Test	Review Materials

interest of the lessee under the ground lease through legal proceedings) to cure any default under the ground lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the ground lease;

(I)    The ground lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with loans originated for securitization;

(J)    Under the terms of the ground lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the JPMCB Mortgage Loan, together with any accrued interest;

(K)  In the case of a total or substantial taking or loss, under the terms of the ground lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the JPMCB Mortgage Loan, together with any accrued interest; and

(L)   Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the ground lease for any reason, including rejection of the ground lease in a

	36k	Review the MS Servicer Notices for a notation or other indication of any claim or assertion that the Mortgage Loan Seller had knowledge as of the Closing Date that there was a default under such Ground Lease or there existed any condition that, but for the passage of time or giving notice, would result in a default under the terms of such Ground Lease. If such a notation or other indication is not found, it will be a Test pass.	MS Servicer Notices
	36l	Review the MS Servicer Notices for a notation or other indication of any claim or assertion that the Ground Lease was not in full force and effect as of the Closing Date. If such a notation or other indication is not found, it will be a Test pass.	MS Servicer Notices
	36m	Review the Ground Lease or estoppel (or other agreement of the ground lessor) to determine if the lessor is required to give to the lender written notice of any default, and provides that no notice of default or termination is effective unless such notice is given to the lender, and requires that the ground lessor will supply an estoppel. If so determined, it will be a Test pass.	Ground Lease; Estoppel (or other agreement of the ground lessor)
	36n	Review the Ground Lease or estoppel (or other agreement of the ground lessor) to determine if the lender is permitted an opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease. If so determined, it will be a Test pass.	Ground Lease; estoppel (or other agreement of the ground lessor)
	36o	Review the Ground Lease to determine if it does not impose any unreasonable restrictions on subletting. If so determined, it will be a Test pass.	Ground Lease
	36p	Review the Ground Lease, estoppel (or other agreement of the ground lessor), and Mortgage Loan Documents to determine if there are provisions that any related insurance	Ground Lease; Estoppel (or other agreement of the ground lessor); Mortgage

Exhibit JJ-A-34

Representations and Warranties		Test	Review Materials
bankruptcy proceeding.		proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (K)) are required to be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan Documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the JPMCB Mortgage Loan, together with any accrued interest. If so determined, it will be a Test pass.	Loan Documents
	36q	Review the Ground Lease, estoppel (or other agreement of the ground lessor), and Mortgage Loan Documents to determine if, in the case of a total or substantial taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of any JPMCB Mortgage Loan, together with any accrued interest. If so determined, it will be a Test pass.	Ground Lease; Estoppel (or other agreement of the ground lessor); Mortgage Loan Documents
	36r	Review the Ground Lease or estoppel (or other agreement of the ground lessor) to determine if the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding, provided that the lender cures any defaults which are susceptible to being cured. If so determined, it will be a Test pass.	Ground Lease; Estoppel (or other agreement of the ground lessor)
37. Servicing. The servicing and collection practices used by the Mortgage Loan Seller in respect of each JPMCB Mortgage Loan complied in all material respects with all applicable laws and regulations and was in all material respects legal, proper and prudent, in accordance with Mortgage Loan Seller’s customary commercial	37	Review the MS Servicer Notices for a notation or other indication of any claims or assertions to the effect that the servicing and collection practices used by the Mortgage Loan Seller in respect of the JPMCB Mortgage Loan did not comply in all material respects with all applicable laws and	MS Servicer Notices

Exhibit JJ-A-35

Representations and Warranties		Test	Review Materials
mortgage servicing practices.		regulations or was not in all material respects legal, proper and prudent, in accordance with Mortgage Loan Seller’s customary commercial mortgage servicing practices. If such a notation or other indication is not found, it will be a Test pass.

38.   ARD Loan. Each JPMCB Mortgage Loan identified in the Mortgage Loan Schedule as an ARD Loan starts to amortize no later than the Due Date of the calendar month immediately after the calendar month in which such ARD Loan closed and substantially fully amortizes over its stated term, which term is at least 60 months after the related Anticipated Repayment Date. Each ARD Loan has an Anticipated Repayment Date not less than five years following the origination of such JPMCB Mortgage Loan. If the related Mortgagor elects not to prepay its ARD Loan in full on or prior to the Anticipated Repayment Date pursuant to the existing terms of the JPMCB Mortgage Loan or a unilateral option (as defined in Treasury Regulations under Section 1001 of the Code) in the JPMCB Mortgage Loan exercisable during the term of the JPMCB Mortgage Loan, (i) the JPMCB Mortgage Loan’s interest rate will step up to an interest rate per annum as specified in the related JPMCB Mortgage Loan documents; provided, however, that payment of such Excess Interest shall be deferred until the principal of such ARD Loan has been paid in full; (ii) all or a substantial portion of the excess cash flow (which is net of certain costs associated with owning, managing and operating the related Mortgaged Property) collected after the Anticipated Repayment Date shall be applied towards the prepayment of such ARD Loan and once the principal balance of an ARD Loan has been reduced to zero all excess cash flow will be applied to the payment of accrued Excess Interest; and (iii) if the property manager for the related Mortgaged Property can be removed by or at the direction of the mortgagee on the basis of a debt service coverage test, the subject debt service coverage ratio shall be calculated without taking account of any increase in the related Mortgage Interest Rate on such JPMCB Mortgage Loan’s Anticipated Repayment Date. No ARD Loan provides that the property manager for the related Mortgaged Property can be removed by or at the direction of the mortgagee solely because of the passage of the related Anticipated Repayment Date.

	38a	Review the Mortgage Loan Schedule to identify if the JPMCB Mortgage Loan is an ARD Loan. If so, proceed to remaining tests. If not an ARD loan, it will be a Test pass for representation and warranty 38.	Mortgage Loan Schedule, Mortgage Loan Documents
	38b	Review the Mortgage Loan Documents to determine if there are provisions requiring the ARD Loan to start to amortize no later than the Due Date of the calendar month immediately after the calendar month in which such ARD Loan closed and fully amortizes over its stated term, which term is at least 60 months after the related Anticipated Repayment Date. If provisions are found, it will be a Test pass.	Mortgage Loan Schedule, Mortgage Loan Documents
	38c	Review the JPMCB Mortgage Loan Documents to determine if the ARD Loan has an Anticipated Repayment Date of not less than five years following the origination of such JPMCB Mortgage Loan. If so determined, it will be a Test pass.	Mortgage Loan Schedule, Mortgage Loan Documents
38d

Review the JPMCB Mortgage Loan Documents to determine if there are provisions stating that the property manager for the related Mortgage Property can be removed by or at the direction of the mortgagee solely because of the passage of the related Anticipated Repayment Date. If such language is not found, it will be a Test pass.

Mortgage Loan Schedule, JPMCB Mortgage Loan Documents

Exhibit JJ-A-36

Representations and Warranties		Test	Review Materials

39. Rent Rolls; Operating Histories. The Mortgage Loan Seller has obtained a rent roll (each, a “Certified Rent Roll”) other than with respect to hospitality properties certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related JPMCB Mortgage Loan. The Mortgage Loan Seller has obtained operating histories (the “Certified Operating Histories”) with respect to each Mortgaged Property certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related JPMCB Mortgage Loan. The Certified Operating Histories collectively report on operations for a period equal to (a) at least a continuous three-year period or (b) in the event the Mortgaged Property was owned, operated or constructed by the Mortgagor or an affiliate for less than three years then for such shorter period of time, it being understood that for mortgaged properties acquired with the proceeds of a JPMCB Mortgage Loan, Certified Operating Histories may not have been available.	39a	Determine that there is one or more Certified Rent Rolls in the Diligence File for all properties other than hospitality properties, or, with respect to properties other than hospitality properties, a representation as to the accuracy of the rent roll or rent rolls is made by the Mortgagor in the Mortgage Loan Documents. If there are Certified Rent Rolls, determine if they have been certified by the Borrower or the guarantor(s) as being accurate and complete in all material respects within 180 days of the date of origination of any JPMCB Mortgage Loan. If so determined as to each part of this Test, it will be a Test pass.	Diligence File; Certified Rent Roll; Mortgage Loan Documents
	39b	Determine that there are operating histories for each Mortgaged Property that are certified by the Mortgagor or the guarantor(s) as being accurate and complete in all material respects within 180 days of the date of origination of the related JPMCB Mortgage Loan. If so determined, it will be a Test pass.	Operating statements; Mortgage Loan Documents
	39c	For any Mortgaged Property not acquired with the proceeds of any JPMCB Mortgage Loan, review the Certified Operating Histories to determine if they report on operations for a period equal to (a) at least a continuous three-year period or (b) in the event the Mortgaged Property was owned, operated or constructed by the Mortgagor or an affiliate for less than three years then for such shorter period of time. If so determined, it will be a Test pass.	Operating statements
40. No Material Default; Payment Record. No JPMCB Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the Closing Date, no JPMCB Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no, and since origination there has been no, material default, breach, violation or event of acceleration existing under the related JPMCB	40a	Review the Servicing File and the MS Servicer Notices for a notation or other indication that (i) the JPMCB Mortgage Loan has been more than 30 days delinquent, giving effect to any grace or cure period, in making required payments since origination, and (ii) the JPMCB Mortgage Loan was delinquent beyond any applicable grace or cure periods as of the Closing Date. If such a notation or other indication is not found, it will be a Test pass.	Servicing File; MS Servicer Notices

Exhibit JJ-A-37

Representations and Warranties		Test	Review Materials
Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in Exhibit C to the Mortgage Loan Purchase Agreement. No person other than the holder of such JPMCB Mortgage Loan may declare any event of default under the JPMCB Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.	40b	Review the Servicing File and the MS Servicer Notices for a notation or other indication that (a) as of the Closing Date or since origination (i) there was a material default, breach, violation or event of acceleration existing under the related JPMCB Mortgage Loan or (b) as of the Closing Date, there was an event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration (it being understood that the Asset Representations Reviewer will not deem as evidence any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by any Mortgage Loan Seller in Exhibit C to the JPMCB Mortgage Loan Purchase Agreement). If such a notation or other indication is not found, it will be a Test pass.	Servicing File; MS Servicer Notices
41. Bankruptcy. In respect of each JPMCB Mortgage Loan, the related Mortgagor is not a debtor in any bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or similar proceeding.	41	Review the Lexis/Nexis (or comparable) search and MS Servicer Notices for a notation or other indication that the Mortgagor was a debtor in any bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or similar proceeding on the Closing Date. If such notation or other indication is not found, it will be a Test pass.	Lexis/Nexis (or comparable) search; MS Servicer Notices
42. Organization of Borrower. The Mortgage Loan Seller has obtained an organizational chart or other description of each Mortgagor which identifies all beneficial controlling owners of the Mortgagor (i.e., managing members, general partners or similar controlling person for such Mortgagor) (the “Controlling Owner”) and all owners that hold a 25% or greater direct ownership share (i.e., the “Major Sponsors”). The Mortgage Loan Seller (1) required questionnaires to be completed by each Controlling Owner and guarantor or performed other processes designed to elicit information from each Controlling Owner and guarantor regarding such Controlling Owner’s or guarantor’s prior history for at least 10 years regarding any bankruptcies or other insolvencies, any felony convictions, and (2) performed or caused to be performed searches of the public records or services such as Lexis/Nexis, or a similar service designed	42a	Review the Diligence File to determine if it includes an organizational chart or other description of each Mortgagor in the Diligence File which purports to identify all Controlling Owners and Major Sponsors. If so determined, it will be a Test pass.	Diligence File; Organization Chart
	42b	Review the Diligence File to determine if the Sponsor Diligence is included. If so determined, it will be a Test pass.	Diligence File

Exhibit JJ-A-38

Representations and Warranties		Test	Review Materials
to elicit information about each Controlling Owner, Major Sponsor and guarantor regarding such Controlling Owner’s, Major Sponsor’s or guarantor’s prior history for at least 10 years regarding any bankruptcies or other insolvencies, any felony convictions, and provided, however, that records searches were limited to the last 10 years (clauses (1) and (2) collectively, the “Sponsor Diligence”). Based solely on the Sponsor Diligence, to the knowledge of the Mortgage Loan Seller, no Major Sponsor or guarantor (i) was in a state of federal bankruptcy or insolvency proceeding, (ii) had a prior record of having been in a state of federal bankruptcy or insolvency, or (iii) had been convicted of a felony.
43. Environmental Conditions. At origination, each Mortgagor represented and warranted that to its knowledge no hazardous materials or any other substances or materials which are included under or regulated by environmental laws are located on, or have been handled, manufactured, generated, stored, processed, or disposed of on or released or discharged from the Mortgaged Property, except as disclosed by a Phase I environmental assessment (or a Phase II environmental assessment, if applicable) delivered in connection with the origination of the JPMCB Mortgage Loan or except for those substances commonly used in the operation and maintenance of properties of kind and nature similar to those of the Mortgaged Property in compliance with all environmental laws and in a manner that does not result in contamination of the Mortgaged Property. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain JPMCB Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such JPMCB Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not reveal any known circumstance or condition that rendered the Mortgaged Property at the date of the ESA in material noncompliance with applicable environmental laws or the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) or the need for further investigation, or (ii) if any material noncompliance with environmental laws or the existence of	43a	Review the Mortgage Loan Documents to determine if they include a representation and warranty by the Mortgagor described in the first sentence of representation and warranty 43. If so determined, it will be a Test pass.	Mortgage Loan Documents
43b

Review the Diligence File to determine if an ESA is included. If so determined, review the ESA to determine that the ESA was conducted in connection with the JPMCB Mortgage Loan within 12 months prior to its origination date, and to confirm that the ESA on its face (i) did not reveal any known circumstance or condition that rendered the Mortgaged Property at the date of the ESA in material noncompliance with applicable environmental laws or the existence of recognized environmental conditions or the need for further investigation, or (ii) if any material noncompliance with environmental laws or the existence of an Environmental Condition (as defined in representation and warranty 43) or need for further investigation was indicated in any such ESA, then the following procedures will be performed: (43b-1 through 43b-5)

1. Review escrow statements in the Diligence File used to determine if 125% of the funds reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the Borrower and is held by the lender.

Diligence File; ESA; Escrow statements; Operations or maintenance plan; No further action letter; Closure letter; Environmental policy or lender’s pollution legal liability policy

Exhibit JJ-A-39

Representations and Warranties	Test	Review Materials
an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) 125% of the funds reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Mortgagor and is held by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint, or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the Cut-off Date, and, as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as administratively “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings and/or Fitch Ratings, Inc.; (E) a party not related to the Mortgagor with assets reasonably estimated to be adequate to effect all necessary remediation was identified as the responsible party for such condition or circumstance; or (F) a party related to the Mortgagor with assets reasonably estimated to be adequate to effect all necessary remediation was identified as the responsible party for such condition or circumstance is required to take action. The ESA will be part of the Servicing File; and to the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no (i) known circumstance or condition that rendered the Mortgaged Property in material noncompliance with applicable environmental laws, (ii) Environmental Conditions (as such term is defined in ASTM E1527-05 or its successor), or (iii) need for further investigation.

2. If the determination in subpart 1 cannot be made and if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead-based paint, or lead in drinking water, and the only recommended action in the ESA is the institution of an operations or maintenance plan, review the Diligence File to determine if there exists an operations or maintenance plan regarding such Environmental Condition. If so determined, confirm that the plan on its face appears to be expected to mitigate the identified risk.

3. If the determination in subpart 1 cannot be made and the determination in subpart 2 cannot be made or such subpart is not applicable, review the Diligence File to determine if any Environmental Condition identified was remediated or abated in all material respects prior to the Cut-off Date, or that a no further action or closure letter was obtained from the applicable governmental regulatory authority (or to determine if the environmental issue affecting the Mortgaged Property was otherwise listed by such governmental authority as administratively “closed” or a reputable environmental consultant has concluded that no further action is required).

4. If the determinations in subparts 1 and 3 cannot be made and the determination in subpart 2 cannot be made or such subpart is not applicable, review the Diligence File to determine if there exists an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings and/or Fitch Ratings, Inc.

5. If the determinations in subparts 1, 3 and 4 cannot be made and the determination in subpart 2 cannot be made or such subpart is not applicable, review the Diligence File to determine if a party with assets reasonably estimated to be

Exhibit JJ-A-40

Representations and Warranties		Test	Review Materials
In the case of each JPMCB Mortgage Loan set forth on Schedule D-2 to the Mortgage Loan Purchaase Agreement, (i) such JPMCB Mortgage Loan is the subject of an environmental insurance policy, issued by the issuer set forth on Schedule D-2 to the Mortgage Loan Purchaase Agreement (the “Policy Issuer”) and effective as of the date thereof (the “Environmental Insurance Policy”), (ii) as of the Cut-off Date the Environmental Insurance Policy is in full force and effect, there is no deductible and the trustee is a named insured under such policy, (iii)(a) a property condition or engineering report was prepared, if the related Mortgaged Property was constructed prior to 1985, with respect to asbestos-containing materials (“ACM”) and, if the related Mortgaged Property is a multifamily property, with respect to radon gas (“RG”) and lead-based paint (“LBP”), and (b) if such report disclosed the existence of a material and adverse LBP, ACM or RG environmental condition or circumstance affecting the related Mortgaged Property, the related Mortgagor (A) was required to remediate the identified condition prior to closing the JPMCB Mortgage Loan or provide additional security or establish with the mortgagee a reserve in an amount deemed to be sufficient by the Mortgage Loan Seller, for the remediation of the problem, and/or (B) agreed in the Mortgage Loan documents to establish an operations and maintenance plan after the closing of the JPMCB Mortgage Loan that should reasonably be expected to mitigate the environmental risk related to the identified LBP, ACM or RG condition, (iv) on the effective date of the Environmental Insurance Policy, the Mortgage Loan Seller as originator had no knowledge of any material and adverse environmental condition or circumstance affecting the Mortgaged Property (other than the existence of LBP, ACM or RG) that was not disclosed to the Policy Issuer in one or more of the following: (a) the application for insurance, (b) a Mortgagor questionnaire that was provided to the Policy Issuer, or (c) an engineering or other report provided to the Policy Issuer, and (v) the premium of any Environmental Insurance Policy has been paid through the maturity of the policy’s term and the term of such policy extends at least five years beyond the maturity of the JPMCB Mortgage Loan.

adequate to effect all necessary remediation was identified as the responsible party for such condition or circumstance.

If the matters set forth in any of subparts 1 through 5 above can be made, it will be a Test pass.

	43c	Review the MS Servicer Notices for a notation or other indication of any claim or assertion that the Mortgage Loan Seller had knowledge as of the Closing Date of (a) a known circumstance or condition, not set forth in the ESA, that rendered the Mortgaged Property in material noncompliance with applicable environmental laws, and (b) any Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) not set forth in the ESA or (c) there is a need for further investigation not set forth in the ESA. The Asset Representations Reviewer will obtain the ESA from the Diligence File and review for disclosure of the known circumstances or conditions. If such a notation or other indication is not found, it will be a Test pass.	MS Servicer Notices; ESA
	43d	Review Schedule D-2 to the JPMCB Mortgage Loan Purchase Agreement, if the JPMCB Mortgage Loan is listed on Schedule D-2, also review the Diligence File to determine if the JPMCB Mortgage Loan is the subject of an Environmental Insurance Policy. If so, review such Environmental Insurance Policy to determine if it was issued by a Policy Issuer identified on Schedule D-2 to the JPMCB Mortgage Loan Purchase Agreement. If so determined, it will be a Test pass.	Schedule D-2 to JPMCB Mortgage Loan Purchase Agreement; Diligence File; Environmental Insurance Policy
	43e	Review the Environmental Insurance Policy to determine if the policy was in full force and effect as of the Cut-off Date, there is no deductible, and the Trustee is a named insured under such policy. If so determined, it will be a Test pass.	Environmental Insurance Policy; Servicing records
	43f	Review the Diligence File to determine if there exists a property condition assessment or engineering report. For Mortgaged Properties constructed prior to 1985, review the related report to determine if it addresses asbestos containing materials. If so determined with respect to each part of the	Diligence File; Property condition assessment; Engineering report

Exhibit JJ-A-41

Representations and Warranties		Test	Review Materials
Test, it will be a Test pass.
	43g	Review the appraisal to determine if the property is a multifamily property. If so, review the Diligence File to determine if there exists a property condition report or engineering report. Review the related report to determine if there is a radon gas and lead based paint section in the report. If so determined, it will be a Test pass.	Appraisal; Property condition Assessment; Engineering report
	43h	Review the most recently dated property condition assessment or engineering report for disclosures of the existence of a material and adverse environmental condition or circumstance affecting the Mortgaged Property. If so, determine if the related Mortgagor (A) was required to remediate the identified condition prior to closing any JPMCB Mortgage Loan or provide additional security or establish with the mortgagee a reserve in an amount deemed to be sufficient by any Mortgage Loan Seller, for the remediation of the problem, and/or (B) agreed in any documents in the Mortgage File to establish an operations and maintenance plan after the closing of any JPMCB Mortgage Loan that should reasonably be expected to mitigate the environmental risk. If so determined, it will be a Test pass.	Property condition assessment; Engineering report; Remediation agreement; Mortgage Loan Documents
	43i	Review the MS Servicer Notices for a notation or other indication of any claim or assertion that, in the case of a JPMCB Mortgage Loan set forth on Schedule D-2 to the JPMCB Mortgage Loan Purchase Agreement, on the effective date of the Environmental Insurance Policy, the Mortgage Loan Seller had knowledge of any material and adverse environmental condition or circumstance affecting the Mortgaged Property (other than the existence of LBP, ACM or RG) that was not disclosed to the Policy Issuer in one or more of the following: (a) the application for insurance, (b) a Mortgagor questionnaire that was provided to the Policy Issuer, or (c) an engineering or other report provided to the Policy Issuer. If such a notation or other indication is not found, it will be a Test pass.	MS Servicer Notices

Exhibit JJ-A-42

Representations and Warranties		Test	Review Materials
	43j	Review the Environmental Insurance Policy to determine if the premium of any Environmental Insurance Policy has been paid through the maturity of the policy’s term and the term of such policy extends at least five years beyond the maturity of any JPMCB Mortgage Loan. If so determined, it will be a Test pass.	Environmental Insurance Policy; Mortgage Loan Documents
44. Lease Estoppels. With respect to each JPMCB Mortgage Loan predominantly secured by a retail, office or industrial property leased to a single tenant, the Mortgage Loan Seller reviewed such estoppel obtained from such tenant no earlier than 90 days prior to the origination date of the related JPMCB Mortgage Loan, and to the Mortgage Loan Seller’s knowledge based solely on the related estoppel certificate, the related lease is in full force and effect or if not in full force and effect, the related space was underwritten as vacant, subject to customary reservations of tenant’s rights, such as, without limitation, with respect to common area maintenance (“CAM”) and pass-through audits and verification of landlord’s compliance with co-tenancy provisions. With respect to each JPMCB Mortgage Loan predominantly secured by a retail, office or industrial property, the Mortgage Loan Seller has received lease estoppels executed within 90 days of the origination date of the related JPMCB Mortgage Loan that collectively account for at least 65% of the in-place base rent for the Mortgaged Property or set of cross-collateralized properties that secure a JPMCB Mortgage Loan that is represented on the Certified Rent Roll. To the Mortgage Loan Seller’s knowledge, each lease represented on the Certified Rent Roll is in full force and effect, subject to customary reservations of tenant’s rights, such as with respect to CAM and pass-through audits and verification of landlord’s compliance with co-tenancy provisions.	44a	Review the appraisal to determine if the property is a retail, office, or industrial property, and if so, review the Certified Rent Roll to determine if the property is leased to a single tenant. If so, review the estoppel to determine if it was obtained from such tenant no earlier than 90 days prior to the origination date of the JPMCB Mortgage Loan. If so determined, it will be a Test pass.	Estoppels; Certified Rent Roll; Appraisal
	44b	Review the estoppel certificate referenced in Test 44a and the asset summary report to determine if (i) the related lease is in full force and effect, subject to customary reservations of tenant’s rights, such as, without limitation, with respect to CAM and pass-through audits and verification of landlord’s compliance with co-tenancy provisions, or (ii) if there is no estoppel certificate, the property was underwritten as vacant. If the matters set forth in clause (i) or (ii) are so determined, it will be a Test pass.	Estoppels; Diligence File; Asset Summary Report
	44c	Review the appraisal to determine if the JPMCB Mortgage Loan is predominantly secured by a retail, office, or industrial property. If so, review the Diligence File to determine if lease estoppels executed within 90 days of the origination date of the JPMCB Mortgage Loan were received that collectively account for at least 65% of the in-place base rent for the Mortgaged Property or set of cross-collateralized properties that secure a JPMCB Mortgage Loan that is represented on the Certified Rent Roll. If so determined with respect to each part of this Test, it will be a Test pass.	Appraisal; Diligence File
	44d	Review the MS Servicer Notices for a notation or other indication of any claim or assertion that, as of the Closing Date, and subject to customary reservations of tenant’s	MS Servicer Notices; Certified Rent Roll

Exhibit JJ-A-43

Representations and Warranties		Test	Review Materials
rights, such as with respect to CAM and pass-through audits and verification of landlord’s compliance with co-tenancy provisions, the Mortgage Loan Seller had knowledge that any lease represented on the Certified Rent Roll was not in full force and effect. If such a notation or other indication is not found, it will be a Test pass.
45. Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the JPMCB Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and, to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the JPMCB Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.	45a	Review the appraisal to determine if it was dated within 6 months of the JPMCB Mortgage Loan origination date and with 12 months of the Closing Date. If so determined, it will be a Test pass.	Appraisal
	45b	Review the appraisal to determine if it was signed by an appraiser represented to be an MAI. If so determined, it will be a Test pass.	Appraisal
	45c	Review the appraisal to determine if it includes an appraiser’s certification or supplemental letter that indicates that the appraiser had no interest, direct or indirect, in the Mortgagor, the Mortgaged Property or any loan made on the security of the Mortgaged Property. If so determined, it will be a Test pass.	Appraisal
	45d	Review the appraisal to determine if it includes an appraiser’s certification or supplemental letter that indicates that the appraiser’s compensation is not affected by the approval or disapproval of the JPMCB Mortgage Loan. If so determined, it will be a Test pass.	Appraisal
	45e	Review the appraisal to determine if it includes documentation in the appraisal or a letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional appraisal Practice” as adopted by the appraisal Standards Board of the Appraisal Foundation. If so determined, it will be a Test pass.	Appraisal
46. Mortgage Loan Schedule. The information pertaining to each JPMCB Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as Exhibit A to the Mortgage Loan Purchase Agreement is true and correct in all material respects as of the Cut-off	46a	Review the Mortgage Loan Schedule attached as Exhibit A to the JPMCB Mortgage Loan Purchase Agreement and compare it to the corresponding information in (i) Annex A to the final prospectus (ii) Mortgage Loan Documents,	JPMCB Mortgage Loan Purchase Agreement; Annex A to final prospectus; Mortgage

Exhibit JJ-A-44

Representations and Warranties		Test	Review Materials
Date and contains all information required by the PSA to be contained therein.		(iii) PSA, and (iv) asset summary report to determine if there are discrepancies between the documents. If there are no such discrepancies, it will be a Test pass.	Loan Documents; PSA; Asset Summary Report
	46b	Compare the information in the Mortgage Loan Schedule to the requirements of the PSA to determine if they match. If there are no discrepancies, it will be a Test pass.	Mortgage Loan Schedule; PSA
47. Cross-Collateralization. No JPMCB Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool.	47	Review the Mortgage Loan Documents to determine if the JPMCB Mortgage Loan is cross-collateralized or cross-defaulted with any other JPMCB Mortgage Loan that is outside the Mortgage Pool. If not so determined, it will be a Test pass.	Mortgage Loan Documents
48. Advance of Funds by the Seller. No advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the JPMCB Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a JPMCB Mortgage Loan, other than contributions made on or prior to the Closing Date.	48a	Review the MS Servicer Notices for a notation or other indication that, as of the Closing Date, an advancement of funds had been made by the Mortgage Loan Seller to the related Mortgagor, or that funds have been received from any person other than the Mortgagor or an affiliate, directly, for, or on account of, payments due on the JPMCB Mortgage Loan. If such a notation or other indication is not found, it will be a Test pass.	MS Servicer Notices
	48b	Review the Mortgage Loan Documents to determine if the Mortgage Loan Seller, or an affiliate, has an obligation to make any capital contribution to the Mortgagor, other than contributions made on or prior to the Closing Date. If not so determined, it will be a Test pass.	Mortgage Loan Documents
49. Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied with its internal procedures with respect to all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 in connection with the origination of the JPMCB Mortgage Loan.	49	Review the MS Servicer Notices for a notation or other indication of any claim or assertion that the Mortgage Loan Seller did not comply with its internal procedures with respect to all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 in connection with the origination of any JPMCB Mortgage Loan. If such a notation or other indication is not found, it will be a Test pass.	MS Servicer Notices

Exhibit JJ-A-45

EXHIBIT JJ-B

GACC AND CREFI ASSET REVIEW PROCEDURES

Pursuant to the terms and subject to the conditions set forth in the Pooling and Servicing Agreement (“PSA”), the Asset Representations Reviewer (“Asset Representations Reviewer”) shall perform an Asset Review with respect to each representation and warranty made by the related Mortgage Loan Seller only with respect to each Delinquent Loan in accordance with the procedures set forth below (each such procedure, a “Test”); provided, however, the Asset Representations Reviewer may, but is under no obligation to, modify any Test and/or associated Review Materials described in this Exhibit JJ-B if, and only to the extent, the Asset Representations Reviewer determines pursuant to the Asset Review Standard that it is necessary to modify such Test and/or such associated Review Materials in order to facilitate its Asset Review in accordance with the Asset Review Standard. Capitalized terms used herein but not defined herein have the meaning set forth in the PSA or, solely with respect to a representation and warranty, the meaning set forth in the related mortgage loan purchase agreement where German American Capital Corporation or Citi Real Estate Funding Inc. is the Seller (the “Mortgage Loan Purchase Agreement”). For the avoidance of doubt, in connection with the performance of the following Tests:

(A)	With respect to any representation and warranty that includes a knowledge qualifier (e.g., to the Mortgage Loan Seller’s knowledge, etc.), the Asset Representations Reviewer shall not be responsible for any investigation or review beyond that set forth in the applicable Test related to such representation and warranty;

(B)	With respect to any representation and warranty that includes the examination of an insurance policy or Title Policy, the Asset Representations Reviewer will be permitted to engage a qualified consultant to perform a review of the applicable policy, and will be allowed to rely upon the conclusions of the consultant when making a determination as to whether there is a Test pass.

(C)	The Asset Representations Reviewer shall be under no duty to provide or obtain a legal opinion, legal review or legal conclusion;

(D)	Unless otherwise provided in the Test, the “as of” date for the testing of a representation is as of the Closing Date;

(E)	Unless otherwise provided in the Test, if there is more than one version of the same document with respect to a particular Mortgage Loan or Mortgaged Property, the document that will be used by the Asset Representations Reviewer in testing is the document that is dated as of the Closing Date or, if none, the document closest prior to the Closing Date;

(F)	With respect to each representation and warranty and its related Test(s), the Asset Representations Reviewer shall take into account any exceptions to such representation and warranty described in the Mortgage Loan Purchase Agreement with respect to a Mortgage Loan, and a Test pass shall be deemed to have occurred with respect to such

Exhibit JJ-B-1

Test if the sole reason for not satisfying the applicable Test is caused by such exception(s);

(G)	Evidence of a failure of a Test could result from (i) an affirmative determination by the Asset Representations Reviewer that the Test failed to achieve a Test pass, or (ii) a determination by the Asset Representations Reviewer that the documentation included in the Review Materials (after making such request for any missing documents in the manner provided for in the PSA) is not sufficient to perform the Test; and

(H)	A determination by the Asset Representations Reviewer of a Test pass or a Test failure shall not constitute a determination by the Asset Representations Reviewer of (i) the existence or nonexistence of a Material Defect, or (ii) whether the Trust should enforce any rights it may have against the applicable Mortgage Loan Seller.

The Asset Representations Reviewer will only be required to perform the Tests described in this Exhibit JJ-B, and will not be obligated to perform additional procedures on any Delinquent Loan, even if a different set of procedures or Review Materials could produce a different outcome. Notwithstanding the required Tests, the Asset Representations Reviewer will not be required to review any information other than (1) Review Materials specified in the related Test and (2) if applicable, Unsolicited Information. The Asset Representations Reviewer may, but is under no obligation to, consider Unsolicited Information relevant to the Tests subject to the terms of the PSA. If the Asset Representations Reviewer considers Unsolicited Information, the Asset Representations Reviewer shall take into account such Unsolicited Information, in addition to the Review Materials referred to in the applicable Test(s) procedure when making a determination as to whether there is a Test pass.

Exhibit JJ-B-2

Representations and Warranties		Test	Review Materials
1. Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Loan Combination, each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan. Each Mortgage Loan that is part of a Loan Combination is a portion of a whole loan evidenced by a Mortgage Note. At the time of the sale, transfer and assignment to Purchaser, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or, with respect to any Outside Serviced Mortgage Loan, to the trustee for the related Other Securitization Trust), participation or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to Purchaser constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.	1a	Review the amounts listed on the original Mortgage Note and Mortgage for an indication that they match the amounts listed on the Mortgage Loan Schedule. If the amounts are the same, then such Mortgage Loan would be considered a Loan Combination. If there is more than one property then the Mortgage for each Mortgaged Property would need to be aggregated. If identified as such, it will be a Test pass.	Mortgage; Mortgage Note; Loan agreement related to the Mortgage Loan (“Loan Agreement”); Mortgage Loan guaranty; Assignment of Leases; and Environmental Indemnity Agreement (collectively, the “Mortgage Loan Documents”); Mortgage Loan Schedule.
	1b	Review any notice previously delivered by the master servicer or the special servicer, as applicable, of any alleged defect or breach with respect to any Delinquent Loan (collectively, the “MS Servicer Notices”) for notation of any Mortgage Note or Mortgage that was subject to any assignment (other than assignments to the Mortgage Loan Seller or, with respect to any Outside Serviced Mortgage Loan, to the trustee for the related Other Securitization Trust for the Other Securitization), participation or pledge, or that the Mortgage Loan Seller did not have good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement. If no such notation is found, it will be a Test pass.	MS Servicer Notices
	1c	Review the MS Servicer Notices for notation of any claim or assertion regarding the Mortgage Loan Seller not having the full right and authority to sell, assign and transfer the Mortgage Loan. If such notation is not found, it	MS Servicer Notices

JJ-B-1

Representations and Warranties		Test	Review Materials
will be a Test pass.
	1d	Review the MS Servicer Notices for notation of any claim or assertion regarding the assignment to the Purchaser not constituting a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan. If such notation is not found, it will be a Test pass.	MS Servicer Notices

2. Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Loan Documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Loan Documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the

	2a	Review the opinion of Mortgagor’s counsel (“Mortgagor’s Counsel Opinion”) for an indication that it contains language that the related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti- deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as specified in representation and warranty 2. If such indication exists, it will be a Test pass.	Mortgagor’s Counsel Opinion
	2b	Review the MS Servicer Notices for notation of any valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan Documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the Mortgagee (as defined in the related Mortgage Loan Purchase Agreement) the principal benefits intended to be provided by the Mortgage Note,	MS Servicer Notices

JJ-B-2

Representations and Warranties		Test	Review Materials
related Mortgage Notes, Mortgages or other Loan Documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Loan Documents.		Mortgage or other Mortgage Loan Documents. If no such notation is found, it will be a Test pass.
3. Mortgage Provisions. The Loan Documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.	3	Review the Mortgage Loan Documents and Mortgagor’s Counsel Opinion for an indication that the Mortgage Loan Documents contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications. If such indication exists, it will be a Test pass.	Mortgage Loan Documents; M Mortgagor’s Counsel Opinion
4. Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Loan Documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Loan Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Mortgagor nor the related guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by the Mortgage Loan Seller on or after July 9, 2019.	4a	Review the MS Servicer Notices and Mortgage Loan Documents for an indication that the material terms of such documents have been waived, impaired, modified, altered, satisfied, cancelled, subordinated or rescinded in any respect, except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan Documents. If no such indication is found, it will be a Test pass.	Mortgage Loan Documents; MS Servicer Notices
	4b	Review the MS Servicer Notices and Mortgage Loan Documents for an indication that a related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan Documents. If no such	MS Servicer Notices; Mortgage Loan Documents

JJ-B-3

Representations and Warranties		Test	Review Materials
indication is found, it will be a Test pass.
	4c	Review the MS Servicer Notices and Mortgage Loan Documents for notation that neither the related Mortgagor nor the related guarantor has been released from its material obligations under the Mortgage Loan except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan Documents. If no such notation is found, it will be a Test pass.	MS Servicer Notices; Mortgage Loan Documents
	4d	Review the MS Servicer Notices and Mortgage Loan Documents for notation of a modification, amendment or waiver that could be reasonably expected to have a material adverse effect on such Mortgage Loan that was consented to by the Mortgage Loan Seller on or after July 9, 2019. If no such notation is found, it will be a Test pass.	MS Servicer Notices; Mortgage Loan Documents
5. Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases to the Trust (or, with respect to an Outside Serviced Mortgage Loan, to the related Outside Trustee) constitutes a legal, valid and binding assignment to the Trust (or, with respect to an Outside Serviced Mortgage Loan, to the related Outside Trustee). Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee or leasehold interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to representation and warranty 6 set forth on Schedule D-1 to Exhibit of the Mortgage Loan Purchase Agreement (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to	5a	Review the MS Servicer Notices for a notation or other indication of any claim or assertion regarding any assignment of Mortgage or Assignment of Leases to the Trust (or, with respect to an Outside Serviced Mortgage Loan, to the related Outside Trustee) not constituting a legal, valid and binding assignment to the Trust (or, with respect to an Outside Serviced Mortgage Loan, to the related Outside Trustee), subject to the Standard Qualifications. If such a notation or other indication is not found, it will be a Test pass.	MS Servicer Notices
	5b	Review the related Mortgage and the Assignment of Leases for each property for provisions to the effect that the related Mortgage and Assignment of Leases is not freely assignable without the consent of the related Mortgagor. If no such provision is found, it will be a Test pass.	Mortgage; Assignment of Leases
	5c	Review the Title Policy (as defined in representation and warranty 6) to determine if the related Mortgage is a first lien on the related Mortgagor’s fee	Title Policy; Mortgage; Mortgage Loan Schedule

JJ-B-4

Representations and Warranties		Test	Review Materials
the Mortgage Loan Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage (which lien secures the related Loan Combination, in the case of a Mortgage Loan that is part of a Loan Combination), except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to the Mortgage Loan Seller’s knowledge and subject to the rights of tenants (as tenants only)(subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything in the Mortgage Loan Purchase Agreement to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code (“UCC”) financing statements is required in order to effect such perfection.		(or with respect to those Mortgage Loans described in representation and warranty 34 hereof, leasehold) interest in the Mortgaged Property. Compare the amount of the Title Policy to the principal amount of the Mortgage Loan or allocated loan amount to determine whether they are equivalent. If each such determination is made, it will be a Test pass.
	5d	Review the Title Policy to determine if the Mortgaged Property was free and clear of any recorded mechanics liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage (which lien secures the related Loan Combination, in the case of a Mortgage Loan that is part of a Loan Combination) (other than Permitted Encumbrances, Title Exceptions and those which are bonded over, escrowed for or insured against by the applicable Title Policy). If so determined, it will be a Test pass.	Title Policy
	5e	Review the MS Servicer Notices for a notation or other indication of any claim or assertion that, as of the Cut-off Date, the Mortgage Loan Seller had knowledge that the Mortgaged Property was not free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances that would be prior to or equal with the lien of the related Mortgage (which lien secures the related Loan Combination, in the case of a Mortgage Loan that is part of a Loan Combination) (other than Permitted Encumbrances, Title Exceptions and those which are bonded over, escrowed for or insured against by the applicable Title Policy). If such a notation or other indication is not found, it will be a Test pass.	MS Servicer Notices
	5f	Review the MS Servicer Notices for a notation or other indication of any claim or assertion that, subject to the rights of tenants, there are rights existing which under law could give rise to any such	MS Servicer Notices

JJ-B-5

Representations and Warranties		Test	Review Materials
lien or encumbrance that would be prior to or equal with the lien of the related Mortgage (which lien secures the related Loan Combination, in the case of a Mortgage Loan that is part of a Loan Combination), except for Permitted Encumbrances and those which are bonded over, escrowed for or insured against by the a lender’s title insurance policy. If such a notation or other indication is not found, it will be a Test pass.
	5g	Review the MS Servicer Notices for a notation or other indication of any claim or assertion that the Mortgage Loan Seller did not have legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold), interest in the Mortgaged Property or good and marketable title free and clear of any pledge, lien, encumbrance or security interest. If such a notation or other indication is not found, it will be a Test pass.	MS Servicer Notices
6. Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer)(the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Loan Combination, in the case of a Mortgage Loan that is part of a Loan Combination), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and	6a	Review the Title Policy to determine if it is an American Land Title Association loan title insurance policy or another comparable form of loan title insurance policy approved for use in the applicable jurisdiction. Review the Mortgage Loan Documents to determine if the amount of the policy covers the amount of the Mortgage Loan, or for multiple properties, an amount equal to the allocated loan amount after all advances of principal. If so determined with respect to each part of this Test, it will be a Test pass.	Title Policy; Mortgage Loan Documents
	6b	Review the Title Policy to determine if the first-priority lien of the Mortgage (which lien secures the related Loan Combination, in the case of a Mortgage Loan that is part of a Loan Combination) is subject only to Permitted Encumbrances, as defined in representation and warranty 6. If so determined, it will be a Test pass.	Title Policy
	6	Review the Title Policy to determine if	Title Policy

JJ-B-6

Representations and Warranties		Test	Review Materials
assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; and (f) if the related Mortgage Loan is cross-collateralized and cross-defaulted with another Mortgage Loan (each, a “Crossed Mortgage Loan”), the lien of the Mortgage for another Mortgage Loan that is cross-collateralized and cross-defaulted with such Crossed Mortgage Loan, provided that none of which items (a) through (f), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.	c	any Permitted Encumbrance is a mortgage lien that is senior to or coordinate and co-equal to the lien of the related Mortgage, other than as contemplated by item (f) in the definition of Permitted Encumbrances. If not so determined, it will be a Test pass.
	6d	Review the Title Policy and MS Servicer Notices for a notation or other indication that the coverage is not in full force and effect as of the Closing Date, that all premiums thereon have not been paid or that claims have been made by the Mortgage Loan Seller. If no such notation or other indication is found, it will be a Test pass.	Title Policy; MS Servicer Notices
	6e	Review the MS Servicer Notices for a notation or other indication that the Mortgage Loan Seller, or any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such policy. If such a notation or other indication is not found, it will be a Test pass.	MS Servicer Notices
7. Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Crossed Mortgage Loan, there are, as of origination, and to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics	7a	Review the Title Policy to determine if there is any subordinate mortgage or junior lien encumbering the related Mortgaged Property, except for any Crossed Mortgage Loans. If not so determined, it will be a Test pass.	Title Policy
	7b	Review the Title Policy to determine if, as of origination and the Cut-off Date, there are no subordinate mortgages or junior mortgage liens securing the payment of money encumbering the	Title Policy

JJ-B-7

Representations and Warranties		Test	Review Materials
and materialmen’s liens (which are the subject of the representation in representation and warranty 5 above), and equipment and other personal property financing). Except as set forth in Schedule D-2 to Exhibit D to the Mortgage Loan Purchase Agreement, the Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor.		related Mortgaged Property other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics’ and materialmen’s liens and equipment and other personal property financing. If so determined, it will be a Test pass.
	7c	Review the MS Servicer Notices for a notation or other indication that, except as set forth in Schedule D-2 to Exhibit D to the Mortgage Loan Purchase Agreement, the Mortgage Loan Seller had knowledge of: (1) any mezzanine debt secured directly by interests in the related Mortgagor or (2) any subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics’ and materialmen’s liens If such a notation or other indication is not found, it will be a Test pass.	MS Servicer Notices; Mortgage Loan Purchase Agreement
8. Assignment of Leases, Rents and Profits. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions (and, in the case of a Mortgage Loan that is part of a Loan Combination, subject to the related Assignment of Leases constituting security for the entire Loan Combination), each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases subject to applicable law, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related mortgagee to enter into	8a	Review the Mortgage File to determine if an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage) is in the Mortgage File. If so determined, it will be a Test pass.	Mortgage File; Assignment of Leases, Rents and Profits
	8b	Review the Title Policy to determine if, subject to the Permitted Encumbrances and the Title Exceptions (and, in the case of a Mortgage Loan that is part of a Loan Combination, subject to the related Assignment of Leases constituting security for the entire Loan Combination) the Mortgage, or any related Assignment of Leases has been recorded, and creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the	Title Policy; Mortgage; Assignment of Leases, Rents and Profits

JJ-B-8

Representations and Warranties		Test	Review Materials
possession to collect the rents or for rents to be paid directly to the mortgagee.		enforcement thereof may be limited by the Standard Qualifications. If so determined with respect to each part of this Test, it will be a Test pass.
	8c	Review the Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage) to determine if the related Mortgage, or related Assignment of Leases, subject to applicable law, provides that upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee. If so determined, it will be a Test pass.	Assignment of Leases, Rents and Profits; Mortgage
9. UCC Filings. If the related Mortgaged Property is operated as a hospitality property, the Mortgage Loan Seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Mortgagor and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Loan Documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control	9	If the related Mortgaged Property is operated as a hospitality property, review the MS Servicer Notices for a notation or other indication of inappropriately filed or nonexistent UCC-1 financing statements. If such a notation or other indication is not found, it will be a Test pass.	MS Servicer Notices

JJ-B-9

Representations and Warranties		Test	Review Materials
of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

10. Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) any damage or deficiency that is estimated to cost less than $50,000 to repair, (ii) any deferred maintenance for which escrows were established at origination and (iii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

	10a	Review the engineering report or property condition assessment in the Mortgage File to determine if it is dated within six months of the origination date. If so determined, it will be a Test pass.	Engineering report; Property condition assessment
	10b	Review the engineering report or property condition assessment in the Mortgage File to determine if it was dated no more than twelve months prior to the Cut-off Date. Review the engineering report or property condition assessment to confirm that each related Mortgaged Property is free of material damage. If so determined with respect to each part of the Test, it will be a Test pass.	Engineering report; Property condition assessment
	10c	Review the MS Servicer Notices for a notation or other indication that the Mortgage Loan Seller had knowledge of issues with the physical condition of the Mortgaged Property that the Mortgage Loan Seller believed would have a material adverse effect on the value or use of the Mortgaged Property other than those disclosed in the most recently dated engineering report or Servicing File and those addressed in sub-clauses (i), (ii) and (iii) of this representation and warranty 10. If such a notation or other indication is not found, it will be a Test pass.	MS Servicer Notices
11. Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, that could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation	11	Review the MS Servicer Notices for a notation or other indication that all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, which could be a lien on the related Mortgage Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have come delinquent in respect of the Mortgaged Property have not been paid, or an escrow of funds has been established in an amount sufficient	MS Servicer Notices

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Representations and Warranties		Test	Review Materials
and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.		to cover such payments and reasonably estimated interest and penalties, if any, thereon. If such a notation or other indication is not found, it will be a Test pass.
12. Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.	12	Review the MS Servicer Notices for a notation or other indication of any proceeding pending or threatened for the total or partial condemnation of such Mortgaged Property as of the Cut-off Date and as of the origination date, or for a notation or other indication that the Mortgage Loan Seller had knowledge as of the Cut-off Date and as of the origination date of any such proceeding that would have a material adverse effect on the value, use or operation of the Mortgaged Property. If such a notation or other indication is not found, it will be a Test pass.	MS Servicer Notices
13. Actions Concerning Mortgage Loan. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Loan Documents or (f) the current principal use of the Mortgaged Property.	13a	Review the Mortgage Loan Documents, the Mortgagor’s Counsel Opinion and the MS Servicer Notices for an indication of pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property that existed on the origination date. If such an indication is not found, it will be a Test pass.	Mortgage Loan Documents; Mortgagor’s Counsel Opinion; MS Servicer Notices
	13b	Review the MS Servicer Notices to determine if an adverse outcome of any such pending, filed or threatened action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgaged Property would reasonably be expected to adversely affect the matters set forth in clauses (a)-(f) of representation and warranty 13. If any such adverse outcome would not reasonably be expected to adversely affect the matters set forth in clauses (a)-(f) of representation and warranty 13, it will be a Test pass.	MS Servicer Notices

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Representations and Warranties		Test	Review Materials
14. Escrow Deposits. All escrow deposits and payments required to be escrowed with lender pursuant to each Mortgage Loan are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with lender under the related Loan Documents are being conveyed by the Mortgage Loan Seller to Purchaser or its servicer (or, with respect to any Outside Serviced Mortgage Loan, to the depositor or servicer for the related Other Securitization Trust).	14a	Review the MS Servicer Notices for a notation or other indication of any escrow deposits and payments required to be escrowed with the lender pursuant to each Mortgage Loan not in the servicer’s possession or control. If such a notation or other indication is not found, it will be a Test pass.	MS Servicer Notices
	14b	Review the MS Servicer Notices to determine if all escrows and deposits required pursuant to the Mortgage Loan have been conveyed by the Mortgage Loan Seller to the Purchaser or its servicer (or, with respect to any Outside Serviced Mortgage Loan, to the related depositor or servicer). If so determined, it will be a Test pass.	MS Servicer Notices
15. No Holdbacks. The Stated Principal Balance as of the Cut-off Date of the Mortgage Loan set forth on the mortgage loan schedule attached as an Exhibit to the related Mortgage Loan Purchase Agreement has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback).	15a	Review the Mortgage Loan Schedule, Loan Agreement, Mortgage Note and origination settlement statement to determine if the principal amount of the Mortgage Loan was fully disbursed as of the Closing Date. If so determined, it will be a Test pass.	Mortgage Loan Schedule; Loan Agreement; Mortgage Note; Origination settlement statement
	15b	Review the Mortgage Loan Documents to determine if there is no requirement for future advances by the Mortgagee (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback). If so determined, it will be a Test pass.	Mortgage Loan Documents
16. Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Loan Documents and having a claims-paying or	16a	Review the Insurance Summary Report (or solely with respect to residential cooperative properties, review the insurance policies and/or certificates of insurance) to determine if it shows that the related Mortgaged Property is insured by a property insurance policy providing coverage for loss in accordance with coverage found under a	Insurance Summary Report (solely with respect to residential cooperative properties, the insurance policies and/or

JJ-B-12

Representations and Warranties		Test	Review Materials

financial strength rating meeting the Insurance Rating Requirements (as defined below) in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (i) a claims paying or financial strength rating of any of the following; (a) at least “A-:VIII” from A.M. Best Company, (b) at least “A3” (or the equivalent) from Moody’s Investors Service, Inc. or (c) at least “A-” from S&P Global Ratings or (ii) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings or at least “Baa3” by Moody’s Investors Service, Inc., and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings or at least “Baa3” by Moody’s Investors Service, Inc.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Loan Documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset

		“special cause of loss form” or “all-risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan Documents and the Insurance Rating Requirements, in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of any Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the Mortgaged Property. If so determined, it will be a Test pass.	certificates of insurance)
	16b	Review the Mortgage Loan Documents for provisions requiring the insurance coverage as stated in Test 16a above. If such provisions are found, it will be a Test pass.	Mortgage Loan Documents
	16c	Review the Insurance Summary Report (or, solely with respect to residential cooperative properties, review the insurance policies and/or certificates of insurance) to determine if it shows that the related Mortgaged Property is insured for business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to a Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months). If such provisions are found, it will be a Test pass.	Insurance Summary Report (solely with respect to residential cooperative properties, the insurance policies and/or certificates of insurance)
	16d	Review the Mortgage Loan Documents for provisions requiring the insurance coverage as stated in Test 16c above. If such provisions are found, it will be a Test pass.	Mortgage Loan Documents
	16e	Review the Mortgage Loan Documents	Mortgage Loan

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Representations and Warranties		Test	Review Materials

with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by the Mortgage Loan Seller originating mortgage loans for securitization.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) 100% of the full insurable value on a replacement cost basis of the improvements and personalty and fixtures owned by the Mortgagor and included in the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Loan Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic

		and/or the survey to determine if any material part of the improvements, exclusive of a parking lot, located on the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having “special flood hazards.” If so determined, review the Insurance Summary to determine whether the Mortgagor maintains insurance in the maximum amount available under the National Flood Insurance Program plus such additional excess flood coverage in an amount as is generally required by the Mortgage Loan Seller originating mortgage loans for securitization. If so determined, it will be a Test pass.	Documents; Survey; Insurance Summary Report
	16f	If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, review the Insurance Summary Report to determine if the property is covered for windstorm and/or windstorm related perils and/or “named storms” or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) 100% of the full insurable value on a replacement cost basis of the improvements, and personalty and fixtures owned by the Mortgagor and included in the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements. If so determined with respect to each part of this Test, it will be a Test pass.	Insurance Summary Report (solely with respect to residential cooperative properties, the insurance policies and/or certificates of insurance)
	16g	Review the Insurance Summary Report dated before the Cut-off Date (or solely with respect to residential cooperative properties, review the insurance policies and/or certificates of insurance) and Mortgage Loan Documents to determine if the Mortgage Property is covered, and required to be covered pursuant to the related Mortgage Loan	Insurance Summary Report (solely with respect to residential cooperative properties, the insurance policies and/or

JJ-B-14

Representations and Warranties		Test	Review Materials

condition of such property, for the sole purpose of assessing either the scenario expected limit (“SEL”) or the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL or PML, as applicable, was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL or PML, as applicable, would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings in an amount not less than 100% of the SEL or PML, as applicable.

The Loan Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan (or Loan Combination, if applicable), the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan (or Loan Combination, if applicable) together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee (or, in the case of a Mortgage Loan that is an Outside Serviced Mortgage Loan, the applicable Other Trustee). Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the lender to maintain such insurance at the Mortgagor’s cost and expense and to charge

		Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate. If so determined, it will be a Test pass.	certificates of insurance); Mortgage Loan Documents
	16h	Review the property condition assessment to determine if the properties are located in a seismic zone 3 or 4. If so determined, review the seismic engineering study to determine if it has been performed by an architectural or engineering consultant for the sole purpose of assessing either the scenario expected limit (“SEL”) or the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake and based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If so determined, it will be a Test pass.	Property condition assessment; Seismic engineering study
	16i	Review the most recent seismic engineering study or Insurance Summary Report (or solely with respect to residential cooperative properties, review the insurance policies and/or certificates of insurance) to determine if the PML would exceed 20% of the amount of the replacement costs of the improvements, and if so, review to determine if earthquake insurance on such Mortgaged Property was obtained. If so determined, determine if the insurer is rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings. The insurance amount should be not less than 100% of the SEL or the PML, as applicable. If so determined with respect to each part of the Test, it will be a Test pass.	Seismic engineering study; Insurance Summary Report (solely with respect to residential cooperative properties, the insurance policies and/or certificates of insurance)

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Representations and Warranties		Test	Review Materials
such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.	16j	Review the Mortgage Loan Documents for provisions requiring that insurance proceeds in respect of a property loss be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the Mortgage Loan, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan or Loan Combination, as applicable, together with any accrued interest thereon. If such provisions are found, it will be a Test pass.	Mortgage Loan Documents
	16k	Review the MS Servicer Notices for a notation or other indication that insurance premiums are current as of the Cut-off Date. If such a notation or other indication is found, it will be a Test pass.	MS Servicer Notices
	16l	Review the Insurance Summary Report (or solely with respect to residential cooperative properties, review the insurance policies and/or certificates of insurance) to determine if the insurance policies name the lender under any Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. If so determined, it will be a Test pass.	Insurance Summary Report (solely with respect to residential cooperative properties, the insurance policies and/or certificates of insurance)
	16m	Review the Insurance Summary Report (or solely with respect to residential cooperative properties, review the insurance policies and/or certificates of insurance) to determine if the insurance will inure to the benefit of the Trustee (or, in the case of a Mortgage Loan that is an Outside Mortgage Loan, the applicable Other Trustee). If so determined, it will be a Test pass.	Insurance Summary Report (solely with respect to residential cooperative properties, the insurance policies and/or certificates of insurance)
	16n	Review the Mortgage Loan Documents	Mortgage Loan

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Representations and Warranties		Test	Review Materials
		to determine if any Mortgage Loan obligates the Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the lender to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. If so determined, it will be a Test pass.	Documents
	16o	Review the Insurance Summary Report (or solely with respect to residential cooperative properties, review the insurance policies and/or certificates of insurance) to determine if the insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium. If so determined, it will be a Test pass.	Insurance Summary Report (solely with respect to residential cooperative properties, the insurance policies and/or certificates of insurance)
	16p	Review the MS Servicer Notices for a notation or other indication that any notice described in Test 16o may have been received by the Mortgage Loan Seller. If such a notation or other indication is not found, it will be a Test pass.	MS Servicer Notices
17. Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has	17a	Review the zoning report, Title Policy and survey, engineering report or property condition assessment, the Sponsor Diligence and the ESA to determine if each Mortgaged Property is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road. If so determined, it will be a Test pass.	Zoning report; Title Policy; Survey; Engineering report or property condition assessment; Sponsor Diligence; ESA
	17b	Review the zoning report, Title Policy and survey, engineering report or property condition assessment, the Sponsor Diligence and the ESA to	Zoning report; Title Policy; Survey; Engineering

JJ-B-17

Representations and Warranties		Test	Review Materials
been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.		determine if each Mortgaged Property is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property. If so determined, it will be a Test pass.	report or property condition assessment; Sponsor Diligence; ESA
	17c	Review the Title Policy and survey to determine if each Mortgaged Property constitutes one or more separate tax parcels and do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the most recently dated Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case any Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created. If so determined, it will be a Test pass.	Title Policy; Survey; Mortgage Loan Documents
18. No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title	18a	Review the survey and Title Policy to determine if all material improvements that were included for the purpose of determining the appraised value of the Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. If so determined, it will be a Test pass.	Survey; Title Policy; Appraisal
	18b	Review the survey and Title Policy to determine if there exist improvements on adjoining parcels that encroach onto the Mortgaged Property that materially and adversely affect the value and current use of such Mortgage Property and for which insurance or endorsements were obtained under the Title Policy. If not so determined, it will be a Test pass.	Survey; Title Policy; Appraisal

JJ-B-18

Representations and Warranties		Test	Review Materials
Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements obtained with respect to the Title Policy.	18c	Review the survey and Title Policy to determine if there exist material improvements that encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements obtained with respect to the Title Policy. If not so determined, it will be a Test pass.	Survey; Title Policy; Appraisal
19. No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.	19	Review the Mortgage Loan Documents for any shared appreciation feature or any other contingent interest feature, any negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller. If no such feature is found with respect to each part of this Test, it will be a Test pass.	Mortgage Loan Documents
20. REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan (or related Loan Combination) was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Loan Combination) on such date or (ii) at the Closing Date at least	20a	Review the origination settlement statement and Mortgage Note to determine if the proceeds advanced by the Mortgagee did not exceed the non-contingent principal amount of the Mortgage Loan. If so determined, it will be a Test pass.	Origination settlement statement; Mortgage Loan
	20b	Review the most recent appraisal and Mortgage Loan Documents to determine if either (a) the Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan (or related Loan Combination) was originated at least equal to 80% of the adjusted issue price of any Mortgage	Appraisal; Mortgage Loan Documents

JJ-B-19

Representations and Warranties		Test	Review Materials
equal to 80% of the adjusted issue price of the Mortgage Loan (or related Loan Combination) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.		Loan (or related Loan Combination) on such date or (ii) at the Closing Date at least equal to 80% of the outstanding principal amount of the Mortgage Loan (or related Loan Combination) on such date, provided that for purposes of clauses (i) and (ii) above, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to such Mortgage Loan and (B) a proportionate amount of any lien that is in parity with such Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If so determined, it will be a Test pass.
	20c	Review the MS Servicer Notices for an indication or other notation that the Mortgage Loan was modified prior to the Closing Date, and if so, if the modification was made as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(i) in the first sentence of representation and warranty 20 (substituting the date of the last such modification for the date any Mortgage Loan was originated) or sub-clause (B)(ii) in the first sentence of representation and warranty 20, including the proviso thereto. If there were any such modifications, and such a notation or other indication is found, it will be a Test pass.	MS Servicer Notices
	20d	Review the MS Servicer Notices for a notation or other indication of any claim or assertion to the effect that the Prepayment Premiums and Yield Maintenance Charges applicable to any Mortgage Loan do not constitute	MS Servicer Notices

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		“customary prepayment penalties”. If such a notation or other indication is not found, it will be a Test pass.
21. Compliance with Usury Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.	21a	Review the MS Servicer Notices for a notation or other indication of any claim or assertion to the effect that the terms of the Mortgage Loan do not comply with applicable local, state, and federal laws in any material respect. If such a notation or other indication is not found, it will be a Test pass.	MS Servicer Notices
	21b	Review the MS Servicer Notices for a notation or other indication of any claim or assertion to the effect that any material requirements pertaining to the origination of any Mortgage Loan, including but not limited to, usury and any and all other material requirements of any federal, state or local law have not been complied with. If such a notation or other indication is not found, it will be a Test pass.	MS Servicer Notices
	21c	Review the Mortgage Loan Documents to determine if they provide that the Mortgage Loan complied with usury laws. If so determined, it will be a Test pass.	Mortgage Loan Documents
22. Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.	22	Review the MS Servicer Notices for a notation or other indication of any claim or assertion that as of the date that the Mortgage Loan Seller or any prior Mortgagee held the Mortgage Note, each such holder of the Mortgage Note was not authorized to transact or do business in the jurisdiction in which each related Mortgaged Property is located. If such a notation or other indication is found, determine whether the failure to be so authorized could not materially and adversely affect the enforceability of such Mortgage Loan by the Trust. If so determined, it will be a Test pass.	MS Servicer Notices
23. Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to	23	Review the Mortgage Loan Documents to determine if a trustee is appointed. If so determined, it will be a Test pass.	Mortgage Loan Documents

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Representations and Warranties		Test	Review Materials
serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee.
24. Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, with respect to the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan and as of the Cut-off Date, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) other than those which (i) constitute a legal non-conforming use or structure, as to which as the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to a casualty or the inability to restore or repair to the full extent necessary to maintain the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of the Mortgaged Property, (ii) are insured by the Title Policy or other insurance policy, (iii) are insured by law and ordinance insurance coverage in amounts customarily required by the Mortgage Loan Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations or (iv) would not have a material adverse effect on the Mortgage Loan. The terms of the Loan Documents require the Mortgagor to comply in all material respects with all applicable governmental regulations, zoning and building laws.	24a	Review the zoning report and title policy for an indication that there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) with respect to the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan (or related Whole Loan, as applicable) or as of the Cut-off Date, other than those which (i) constitute a legal non-conforming use or structure, as to which as the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to a casualty or the inability to restore or repair to the full extent necessary to maintain the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of the Mortgaged Property, (ii) are insured by the Title Policy or other insurance policy, (iii) are insured by law and ordinance insurance coverage in amounts customarily required by the Mortgage Loan Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations or (iv) would not have a material adverse effect on the Mortgage Loan. If such indication is found, it will be a Test pass.	Zoning Report; Title Policy
	24b	Review the Mortgage Loan Documents for provisions that require the Mortgagor to comply in all material respects with all applicable governmental regulations, zoning and building laws. If such provisions are found, it will be a Test pass.	Mortgage Loan Documents

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25. Licenses and Permits. Each Mortgagor covenants in the Loan Documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.	25a	Review the Mortgage Loan Documents to determine if the Mortgagor has covenanted to keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect. If so determined, it will be a Test pass.	Mortgage Loan Documents
	25b	Review the Mortgage Loan Documents and the MS Servicer Notices for a notation or other indication that the Mortgage Loan Seller had knowledge that any licenses, permits, franchises, certificates of occupancy and applicable governmental authorizations necessary for the operation of the Mortgaged Property are not in effect. If such a notation or other indication is not found, it will be a Test pass.	Mortgage Loan Documents; MS Servicer Notices
	25c	Review the Mortgage Loan Documents for provisions requiring the related Mortgagor to be qualified to do business in the jurisdiction in which the Mortgaged Property is located. If such provisions are found, it will be a Test pass.	Mortgage Loan Documents
26. Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan provide that (a) the related Mortgagor and at least one individual or entity shall be fully liable for actual losses, liabilities, costs and damages arising from certain acts of the related Mortgagor and/or its principals specified in the related Loan Documents, which acts generally include the following: (i) acts of fraud or intentional material misrepresentation, (ii) misapplication or misappropriation of rents (if after an event of default under the Mortgage Loan), insurance proceeds or condemnation awards, (iii) intentional material physical waste of the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste), and (iv) any breach of the environmental covenants contained in the related Loan Documents, and (b) the Mortgage Loan shall become full recourse to the related Mortgagor and at least one individual or entity, if the related Mortgagor files a voluntary	26a	Review the Mortgage Loan documents for each Mortgage Loan for provisions outlined in clauses (a) (i) through (v) and (b) of the representation and warranty 26. If such provisions are found, it will be a Test pass.	Mortgage Loan Documents

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petition under federal or state bankruptcy or insolvency law.
27. Mortgage Releases. The terms of the related Mortgage or related Loan Documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in representation and warranty 32), in each case, of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (as defined in representation and warranty 32), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation or taking by a State or any political subdivision or authority thereof. With respect to any partial release (including in connection with any partial Defeasance) under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Section 1.860G-2(b)(2) of the Treasury Regulations and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(A); or (y) the mortgagee or servicer can, in accordance with the related Loan Documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a	27a	Review the Mortgage Loan Documents for provisions stating that, if the related Mortgage Loan Documents permit a property release, the only conditions under which a property may be released during the life of the Mortgage Loan are as set forth in clauses (a) through (e) of the first sentence of representation and warranty 27. If such provisions are found, it will be a Test pass.	Mortgage Loan Documents
	27b	Review the Mortgage Loan Documents for provisions stating that with respect to any partial release described in clauses (a) or (d) of the first sentence of representation and warranty 27 either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Section 1.860G-2(b)(2) of the Treasury Regulations and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A); or (y) the Mortgagee or servicer can, in accordance with the related Loan Documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan or Loan Combination, as applicable, outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions. If such provisions are found, it will be a	Mortgage Loan Documents

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proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (or Loan Combination, as applicable) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a condemnation or taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, condemnation proceeds may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (or Loan Combination, as applicable).

No Mortgage Loan that is secured by more than one Mortgaged Property or that is a Crossed Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC Provisions.

Test pass.
	27c	Review the Mortgage Loan Documents for provisions stating that in the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan or Loan Combination, as applicable, in an amount not less than the amount required by the REMIC Provisions and, to such extent, condemnation proceeds may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan or Loan Combination, as applicable. If such provisions are found, it will be a Test pass.	Mortgage Loan Documents
	27d	Review the Mortgage Loan Documents for provisions stating that no Mortgage Loan that is secured by more than one Mortgaged Property or that is a Crossed Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC Provisions. If such provisions are found, it will be a Test pass.	Mortgage Loan Documents
28. Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to	28a	Review the Mortgage Loan Documents for provisions that require the	Mortgage Loan Documents

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Representations and Warranties		Test	Review Materials
provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements with respect to each Mortgage Loan with more than one Mortgagor are in the form of an annual combined balance sheet of the Mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis.		Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements. If such provisions are found, it will be a Test pass.
	28b	Review the Mortgage Loan Documents for provisions that require the Mortgagor to provide the owner or holder of the Mortgage Loan with quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements. If such provisions are found, it will be a Test pass.	Mortgage Loan Documents
29. Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to the Mortgage Loan Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Loan Documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Schedule D-1 to Exhibit D of the related	29a	Review the Mortgage Loan Documents to determine if the original principal balance was greater than $20 million. If so, review the insurance coverage review document for an indication that the special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude acts of terrorism, from coverage, or if they do, there exists a separate terrorism insurance policy related to the Mortgaged Property. If such an indication is found, it will be a Test pass.	Mortgage Loan Documents; Insurance coverage review document
	29b	Review the insurance policy to determine if, as of the Cut-off Date, the related special all-risk insurance policy and business interruption policy specifically excluded acts of terrorism from coverage, and if such coverage is excluded, the related Mortgaged Property was not covered by a separate terrorism insurance policy. If not so determined, it will be a Test pass.	Mortgage Loan Documents; Insurance Policy
	29c	Review the Mortgage Loan Documents for provisions that do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA (as defined in representation and warranty 29), or damages related thereto, except to the extent that any right to require	Mortgage Loan Documents

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Mortgage Loan Purchase Agreement, provided, however, that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at such time, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.		such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Schedule D-1 to the applicable Mortgage Loan Purchase Agreement, provided, that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at such time, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount. If such provisions are not found, it will be a Test pass.
30. Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Loan Documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Mortgage Loan Seller lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Loan Documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or	30a	Review the Mortgage Loan Documents for “due on sale” or other such provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan in the circumstances described in the first sentence of representation and warranty 30. If such provisions are found, it will be a Test pass.	Mortgage Loan Documents
	30b	Review the Mortgage Loan Documents for provisions that require that if Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the lender relative to such transfer or encumbrance. If such provisions are found, it will be a Test pass.	Mortgage Loan Documents

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indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Loan Documents, (iii) transfers of less than, or other than, a controlling interest in the related Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Loan Documents or a Person satisfying specific criteria identified in the related Loan Documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies, (vi) a substitution or release of collateral within the parameters of representations and warranties 27 and 32 or the exceptions thereto set forth in Exhibit D of the Mortgage Loan Purchase Agreement, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule D-2 to Exhibit D of the Mortgage Loan Purchase Agreement, or future permitted mezzanine debt in each case as set forth on Schedule D-3 to Exhibit D of the Mortgage Loan Purchase Agreement or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan or any subordinate debt that existed at origination and is permitted under the related Loan Documents, (ii) purchase money security interests, (iii) any Crossed Mortgage Loan as set forth on Schedule D-4 to Exhibit D of the Mortgage Loan Purchase Agreement or (iv) Permitted Encumbrances. The Mortgage or other Loan Documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.
31. Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Loan Documents and the organizational documents of the Mortgagor with respect to each Mortgage Loan with a Cut-off Date Balance in excess of $5 million provide	31a	Review the Mortgage Loan Documents for provisions that require that the Mortgagor to be a Single-Purpose Entity (as defined in representation and warranty 31) for at least as long as any Mortgage Loan is outstanding. If such provisions are found, it will be a Test	Mortgage Loan Documents

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that the Mortgagor is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $5 million or less, its organizational documents or the related Loan Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Loan Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Loan Documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Crossed Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.		pass.
	31b	Review the Mortgage Loan Schedule for the Cut-off Date Balance of the Mortgage Loan. If the Mortgage Loan had a Cut-off Date Balance in excess of $5 million, review the related Mortgage Loan Documents and the Mortgagor’s organizational documents for provisions that require the Mortgagor to be a Single-Purpose Entity. If the provisions exist, it will be a Test pass.	Mortgage Loan Schedule; Mortgage Loan Documents; Mortgagor’s organizational documents
	31c	Review the Mortgage Loan Schedule for the Cut-off Date Balance of the Mortgage Loan. If the Mortgage Loan had a Cut-off Date Balance in excess of $20 million, review the Mortgagor’s Counsel Opinion regarding non-consolidation of the Mortgagor. If such an opinion is found, it will be a Test pass.	Mortgage Loan Schedule; Mortgagor’s Counsel Opinion
32. Defeasance. With respect to any Mortgage Loan that, pursuant to the Loan Documents, can be defeased (a “Defeasance”), (i) the Loan Documents provide for Defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Loan Documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Section 1.860G-2(a)(8)(ii) of the Treasury Regulations, the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty) or, if the Mortgage Loan is an ARD Loan, the entire principal balance	32	Review the Mortgage Loan Documents for provisions allowing the Mortgage Loan to be defeased, and if so, whether such Mortgage Loan Documents contain the provisions described in clauses (i) through (vii) of representation and warranty 32. If such provisions are found, it will be a Test pass.	Mortgage Loan Documents

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outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty), and if the Mortgage Loan permits partial releases of real property in connection with partial Defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (a) 110% of the allocated loan amount for the real property to be released and (b) the outstanding principal balance of the Mortgage Loan; (iv) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (v) if the Mortgagor would continue to own assets in addition to the Defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the Mortgagor is required to provide an opinion of counsel that the mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the Mortgagor is required to pay all rating agency fees associated with Defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with Defeasance, including, but not limited to, accountant’s fees and opinions of counsel.
33. Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loan and situations where default interest is imposed.	33	Review the Mortgage Loan Documents for an indication that the loan has a fixed interest rate that remains fixed throughout the term of such Mortgage Loan, except in the case of ARD Loans and situations where default interest is imposed. If such an indication is found, it will be a Test pass.	Mortgage Loan Documents
34. Ground Leases. For purposes of the Mortgage Loan Purchase Agreement, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land, or with respect to air rights leases, the air, and buildings and other improvements, if any, comprising the	34a	Review the appraisal to determine if the Mortgage Loan is secured by a Ground Lease (as defined in representation and warranty 34), in whole or in part. If so, review the Title Policy and Mortgage Loan Documents for an indication that the related Mortgage does not also encumber the lessor’s fee interest in the	Appraisal; Title Policy; Mortgage Loan Documents

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premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of the Mortgage Loan Seller, its successors and assigns, the Mortgage Loan Seller represents and warrants that:

(a)   The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage;

(b)   The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender, and no such consent has been granted by the Mortgage Loan Seller since the origination of the Mortgage Loan except as reflected in any written instruments which are included in the related Mortgage File;

(c)   The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will

Mortgaged Property. If such an indication exists, proceed to Tests 34b through 34q.
	34b	Review the Title Policy and Mortgage Loan Documents for an indication that the Ground Lease or memorandum has been recorded or submitted for recordation. If such indication is found, it will be a Test pass.	Title Policy; Mortgage Loan Documents
	34c	Review the Ground Lease and any estoppel or other agreement received from the ground lessor for an indication that the interest of the lessee is permitted to be encumbered by the Mortgage and does not restrict the use of the Mortgaged Property by such lessee, its successors or assigns in a manner that would adversely affect the security provided by the Mortgage. If such indication is found, it will be a Test pass.	Ground Lease; estoppel or other agreement received from ground lessor
	34d	Review the Ground Lease received from the ground lessor for a provision that the Ground Lease may not be amended or modified or canceled or terminated without the prior written consent of the lender, and no such consent has been granted by the Mortgage Loan Seller since the origination of the Mortgage Loan except as reflected in any written instruments which are included in the related Mortgage File. Review the MS Servicer Notices for an indication of such consent granted by the Mortgage Loan Seller since the origination of the Mortgage Loan except as reflected in any instruments including in the related Mortgage File. If such a provision is found and no indication is found, it will be a Test pass.	Ground Lease; MS Servicer Notices; estoppel or other agreement received from ground lessor
	34e	Review the Ground Lease and any estoppel or other agreement received from the ground lessor for an indication that it has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Mortgagor or the Mortgagee) that extends not less	Ground Lease; estoppel or other agreement received from ground lessor

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Representations and Warranties		Test	Review Materials

be enforceable, by either Mortgagor or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)   The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)   The Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor;

(f)    The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)   The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, and provides that no notice of default or termination is effective against the lender unless such notice is than 20 years beyond the stated maturity of the related Mortgage Loan, or ten years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes). If such an indication is found, it will be a Test pass.
	34f	Review the Title Policy for an indication that the Ground Lease is either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the Mortgagee on the lessor’s fee interest in the Mortgaged Property is subject. If either indication is found, it will be a Test pass.	Title Policy; SNDA
	34g	Review the Ground Lease and any estoppel or other agreement received from the ground lessor for an indication that the Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder. If such indication is found, it will be a Test pass.	Ground Lease; estoppel
	34h	Review the Ground Lease for an indication that in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor. If such indication is found, it will be a Test pass.	Ground Lease
	34i	Review the MS Servicer Notices for notation that the Mortgage Loan Seller has received any written notice of material default under or notice of termination of such Ground Lease. If no such notation is found, it will be a Test pass.	MS Servicer Notices

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given to the lender;

(h)   A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)    The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with loans originated for securitization;

(j)    Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in clause (k) below) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Loan Documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)   In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the

	34j	Review the MS Servicer Notices for notation that to the Mortgage Loan Seller’s knowledge, there is a material default under such Ground Lease or condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease. If no such notation is found, it will be a Test pass.	MS Servicer Notices
	34k	Review the MS Servicer Notices for a notation that to the Mortgage Loan Seller’s knowledge, such Ground Lease was not in full force and effect as of the Closing Date. If no such notation is found, it will be a Test pass.	MS Servicer Notices
	34l	Review the Ground Lease and any ancillary agreement between the lessor and lessee for provisions that the lessor is required to give to the lender written notice of any default, and provide that no notice of default or termination is effective against the lender unless such notice is given to the lender. If such provisions are found, it will be a Test pass.	Ground Lease; ancillary agreement
	34m	Review the Ground Lease and Related Documents for provisions that the lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease. If such provisions are found, it will be a Test pass.	Ground Lease and Related Documents
	34n	Review the Ground Lease for provisions that impose any commercially unreasonable restrictions on subletting in connection with loans originated for securitization. If no such provisions are found, it will be a Test pass.	Ground Lease
	34o	Review the Ground Lease and any estoppel or other agreement received from the ground lessor and the related	Ground Lease; estoppel or other agreement

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Representations and Warranties		Test	Review Materials

Mortgage Loan, together with any accrued interest; and

(l)    Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

		Mortgage and the Mortgage Loan Documents for an indication that any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in clause (34(k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan Documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest. If such indications are found, it will be a Test pass.	received from ground lessor; Mortgage Loan Documents
	34p	Review the Ground Lease and any estoppel or other agreement received from ground lessor and the Mortgage Loan Documents for an indication that, in the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to the ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest. If such an indication is found, it will be a Test pass.	Ground Lease; estoppel or other agreement received from ground lessor; Mortgage Loan Documents
	34q	Review the Ground Lease for provisions that, provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the lender upon termination of the Ground Lease for any reason, including rejection of	Ground Lease

JJ-B-34

Representations and Warranties		Test	Review Materials
		the Ground Lease in a bankruptcy proceeding. If such provisions are found, it will be a Test pass.
35. Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.	35	Review the MS Servicer Notices for a notation or other indication of any claims or assertions to the effect that the servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan was not in all material respects legal, or in accordance customary industry standards for servicing of commercial loans for conduit loan programs. If such a notation or other indication is not found, it will be a Test pass.	MS Servicer Notices
36. Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in Exhibit D to the Mortgage Loan Purchase Agreement.	36	Review the MS Servicer Notices for notation to the effect that the origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have not been, in all material respects, legal and as of the date of its origination, such Mortgage Loan, or the origination thereof did not comply in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that representation and warranty 36 does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in Exhibit D to the Mortgage Loan Purchase Agreement. If no such notation is found, it will be a Test pass.	MS Servicer Notices; Mortgage Loan Purchase Agreement
37. No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the date hereof, no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not	37a	Review the MS Servicer Notices for notation that (i) the Mortgage Loan has been more than 30 days delinquent, giving effect to any grace or cure period, in making required payments as of the Closing Date, or (ii) the Mortgage Loan was delinquent beyond any applicable grace or cure periods as of the Cut-off Date. If no such notation is found, it will be a Test pass.	MS Servicer Notices
	37b	Review the MS Servicer Notices for notation of the Mortgage Loan Seller’s	MS Servicer Notices

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Representations and Warranties		Test	Review Materials
yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Exhibit D to the Mortgage Loan Purchase Agreement. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Loan Documents.		knowledge of (a) a material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) an event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property. If no such notation is found, it will be a Test pass.
38. Bankruptcy. As of the date of origination of the related Mortgage Loan and, to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, no Mortgagor, guarantor or tenant occupying a single tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.	38	Review the Lexis/Nexis (or comparable search) and the MS Servicer Notices for an indication that a Mortgagor, guarantor or tenant occupying a single-tenant property was a debtor in, a state or federal bankruptcy, insolvency or similar proceeding. If no such indication or notation is found, it will be a Test pass.	Lexis/Nexis (or comparable) search; MS Servicer Notices
39. Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Crossed Mortgage Loan, no Mortgage Loan has a Mortgagor that is an Affiliate of another Mortgagor under another Mortgage Loan. (An “Affiliate” for purposes of this paragraph (39) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.)	39a	Review the organizational documents of the Mortgagor to determine if there are certified copies indicating that the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. If such indication is found, it will be a Test pass.	Organizational Documents of the Mortgagor
	39b	Review the MS Servicer Notices to determine if there is any indication that, except with respect to any Mortgage Loan that is a cross-collateralized and Crossed Mortgage Loan, no Mortgage Loan has a Mortgagor that is an affiliate of another Mortgagor under another Mortgage Loan. If such an indication is found, it will be a Test pass.	MS Servicer Notices; Prospectus
40. Environmental Conditions. A Phase I environmental site assessment (or update of a	40a	Review any ESA (as defined in representation and warranty 40) for	ESA

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Representations and Warranties		Test	Review Materials
previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA either (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation with respect to any Environmental Condition that was identified, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the Environmental Condition affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) a secured creditor environmental policy or a pollution legal liability insurance policy that covers liability for the Environmental Condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s Investors		indication that it met the ASTM requirements and was conducted by a reputable environmental consultant within 12 months prior to the origination date of the Mortgage Loan (or an update of a previous ESA prepared). If such an indication is found, it will be a Test pass.
	40b	Review the ESA for an indication that it identified (i) the existence of a Recognized Environmental Condition at the related Mortgaged Property or (ii) the need for further investigation with respect to any Environmental Condition that was identified. If no such indication is found, it will be a Test pass.	ESA
	40c	Review the ESA for an indication that it identified (i) the existence of a recognized environmental condition at the related Mortgaged Property or (ii) the need for further investigation with respect to any Environmental Condition that was identified. If such an indication is found, the following test procedures (subparts 40c-1 through 40c-6) will be performed. If any of the subparts indications are found, it will be a Test pass.	ESA; Escrow Statements; Mortgage Loan Documents
		1. Review escrow statements for an indication that an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the environmental condition has been escrowed by the Mortgagor and is held by the related Mortgagee.	Escrow statements
		2. Review the ESA for an indication that if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air or lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, and if so, a review of the Mortgage Loan Documents indicates that an operations or maintenance plan has been required to be instituted by the	ESA; Mortgage Loan Documents

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Representations and Warranties		Test	Review Materials
Service, Inc., S&P Global Ratings and/or Fitch Ratings, Inc.; (E) a party not related to the Mortgagor was identified as the responsible party for such Environmental Condition and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.		related Mortgagor that, based on the ESA, can reasonably be expected to mitigate the identified risk.
		3. Review any no further action or closure letter from the applicable governmental regulatory authority or a reputable environmental consultant for an indication that any Environmental Condition identified in the ESA was remediated or abated in all material respects prior to the Cut-off Date.	No further action or closure letter regarding Environmental Condition
		4. Review the insurance coverage review documents for an indication that a secured creditor environmental policy or a pollution legal liability insurance policy that covers liability for the Environmental Condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings and/or Fitch Ratings, Inc.	Insurance coverage review documents
		5. Review the Mortgage Loan Documents for an indication that a party not related to the Mortgagor was identified as the responsible party for the Environmental Condition and such responsible party has financial resources considered by the Mortgage Loan Seller to be adequate to address the situation.	Mortgage Loan Documents
		6. Review the Mortgage Loan Documents for an indication that a party related to the Mortgagor having financial resources estimated by the Mortgage Loan Seller to be adequate to address the situation is required to take action.	Mortgage Loan Documents
	40d	Review the MS Servicer Notices for notation of the Mortgage Loan Seller’s knowledge of any environmental condition at the Mortgaged Property other than any set forth in the ESA or in the Prospectus. If no such notation is found, it will be a Test pass.	MS Servicer Notices; ESA
41. Appraisal. The Servicing File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within	41a	Review the appraisal to determine if it was dated within 6 months of the Mortgage Loan origination date and within 12 months of the Closing Date. If	Appraisal

JJ-B-38

Representations and Warranties		Test	Review Materials
12 months of the Closing Date. The appraisal is signed by an appraiser who is either a Member of the Appraisal Institute (“MAI”) and/or has been licensed and certified to prepare appraisals in the state where the Mortgaged Property is located. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation and has certified that such appraiser had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and its compensation is not affected by the approval or disapproval of the Mortgage Loan.		so determined, it will be a Test pass.
	41b	Review the appraisal to determine if it includes an appraiser’s certification or supplemental letter that indicates that the appraiser had no interest, direct or indirect, in the Mortgagor, the Mortgaged Property or any loan made on the security of the Mortgaged Property. If so determined, it will be a Test pass.	Appraisal
	41c	Review the appraisal to determine if it signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and/or has been licensed and certified to prepare appraisals in the state where the Mortgaged Property is located, and that the appraiser’s compensation is not affected by the approval or disapproval of the Mortgage Loan. If so determined, it will be a Test pass.	Appraisal
	41d	Review the appraisal to determine if it includes documentation in the appraisal or a letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation. If so determined, it will be a Test pass.	Appraisal
42. Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the mortgage loan schedule attached as an Exhibit to the related Mortgage Loan Purchase Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Mortgage Loan Purchase Agreement to be contained therein.	42a	Review the Mortgage Loan Schedule attached as an exhibit to the related Mortgage Loan Purchase Agreement and compare it to the corresponding information in (i) Annex A to the Prospectus (ii) Mortgage Loan Documents, (iii) PSA, and (iv) asset summary report to determine if there are discrepancies between the documents. If there are no such discrepancies, it will be a Test pass.	Mortgage Loan Schedule; Annex A to Prospectus; Mortgage Loan Documents; Pooling and Servicing Agreement; Asset summary report
	42b	Compare the information in the Mortgage Loan Schedule to the requirements of the PSA to determine if they match. If there are no discrepancies, it will be a Test pass.	Mortgage Loan Schedule; PSA
43. Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any mortgage loan that is outside the Trust,	43	Review the Mortgage Loan Documents to determine if the Mortgage Loan is cross-collateralized or cross-defaulted	Mortgage Loan Documents

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Representations and Warranties		Test	Review Materials
except (i) with respect to any Mortgage Loan that is part of a Whole Loan, any other mortgage loan that is part of such Whole Loan and (ii) with respect to any Crossed Mortgage Loan, any mortgage loan that is part of a Whole Loan that is cross-collateralized and cross-defaulted with such Mortgage Loan or with a Whole Loan of which such Mortgage Loan is a part.		with any other Mortgage Loan that is outside the Mortgage Pool, except (i) with respect to any Mortgage Loan that is part of a Whole Loan, any other mortgage loan that is part of such Whole Loan and (ii) with respect to any Crossed Mortgage Loan, any mortgage loan that is part of a Whole Loan that is cross-collateralized and cross-defaulted with such Mortgage Loan or with a Whole Loan of which such Mortgage Loan is a part. If not so determined, it will be a Test pass.
44. Hospitality Provisions. The Loan Documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise or license agreement includes an executed comfort letter or similar agreement signed by the related Mortgagor and franchisor or licensor of such property that, subject to the applicable terms of such franchise or license agreement and comfort letter or similar agreement, is enforceable by the Trust (or, in the case of an Outside Mortgage Loan, by the related Other Securitization Trust) against such franchisor or licensor either (A) directly or as an assignee of the originator, or (B) upon the Mortgage Loan Seller’s or its designee’s providing notice of the transfer of the Mortgage Loan to the Trust (or, in the case of an Outside Serviced Mortgage Loan, by the seller of the note which is contributed to the related Other Securitization Trust or its designee providing notice of the transfer of such note to the related Other Securitization Trust) in accordance with the terms of such executed comfort letter or similar agreement, which the Mortgage Loan Seller or its designee (except in the case of an Outside Serviced Mortgage Loan) shall provide, or if neither (A) nor (B) is applicable, except in the case of an Outside Serviced Mortgage Loan, the Mortgage Loan Seller or its designee shall apply for, on the Trust’s behalf, a new comfort letter or similar agreement as of the Closing Date. The mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office. For the avoidance of doubt, no representation is made as to the	44a	Review the appraisals to determine if any of the properties are specifically identified as hospitality properties. If so, review the Mortgage File to determine if there exists a franchise or license agreement and executed comfort letter or other similar agreement signed by the related Mortgagor and franchisor or licensor that, subject to the applicable terms of such franchise or license agreement and comfort letter or similar agreement, is enforceable by the Trust against such franchisor or licensor, either (A) directly or as an assignee of the originator, or (B) upon the Mortgage Loan Seller’s or its designee’s providing notice of the transfer of the Mortgage Loan to the Trust in accordance with the terms of such executed comfort letter or similar agreement, which the Mortgage Loan Seller or its designee shall provide. If so determined with respect to each part of this Test, it will be a Test pass.	Appraisal; mortgage file; franchise agreement; Comfort letter or similar agreement signed by or from such franchisor

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Representations and Warranties		Test	Review Materials
perfection of any security interest in revenues to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.
45. Advance of Funds by Mortgage Loan Seller. After origination, no advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor other than in accordance with the Loan Documents, and, to the Mortgage Loan Seller’s knowledge, no funds have been received from any person other than the related Mortgagor or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Loan Documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a lender-controlled lockbox if required or contemplated under the related lease or Loan Documents). Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.	45a	Review the MS Servicer Notices for a notation or other indication that an advancement of funds after origination had been made by the Mortgage Loan Seller to the related Mortgagor other than in accordance with the Mortgage Loan Documents, or that funds have been received from any person other than the related Mortgagor or an Affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Mortgage Loan Documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a lender controlled lockbox if required or contemplated under the related lease or Mortgage Loan Documents). If such a notation or other indication is not found, it will be a Test pass.	MS Servicer Notices
	45b	Review the Mortgage Loan Documents to determine if the Mortgage Loan Seller, or an Affiliate, has an obligation to make any capital contribution to the Mortgagor under a Mortgage Loan, other than contributions made on or prior to the Closing Date. If not so determined, it will be a Test pass.	Mortgage Loan Documents
46. Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan, the failure to comply with which would have a material adverse effect on the Mortgage Loan.	46	Review the MS Servicer Notices for a notation or other indication of any claim or assertion that the Mortgage Loan Seller did not comply with its internal procedures with respect to all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 in connection with the origination of any Mortgage Loan, the failure to comply with which would have a material adverse effect on the Mortgage Loan. If such a notation or other indication is not found, it will be a Test pass.	MS Servicer Notices

JJ-B-41

EXHIBIT KK

CERTIFICATION TO CERTIFICATE ADMINISTRATOR REQUESTING ACCESS TO SECURE DATA ROOM

Citibank, N.A.
388 Greenwich Street

New York, New York 10013

Attention: Global Transaction Services – Benchmark 2019-B12

Attention:	Benchmark 2019-B12 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B12

In accordance with the requirements for obtaining access to the Secure Data Room pursuant to the Pooling and Servicing Agreement, dated as of August 1, 2019 (the “Pooling and Servicing Agreement”), between Citigroup Commercial Mortgage Securities Inc., as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, Pacific Life Insurance Company and Trimont Real Estate Advisors, LLC, each as a Special Servicer, Pentalpha Surveillance LLC, as Operating Advisor and Asset Representations Reviewer, Citibank, N.A., as Certificate Administrator, and Wilmington Trust, National Association, as Trustee, with respect to the certificates (the “Certificates”), the undersigned hereby certifies and agrees as follows:

1.	The undersigned is an authorized representative of [________________________].

2.	The undersigned acknowledges and agrees that (a) access to the Secure Data Room is being granted to it solely for purposes of the undersigned carrying out its obligations under the Pooling and Servicing Agreement, (b) it will not disseminate or otherwise make information contained on the Secure Data Room available to any other person except in accordance with the Pooling and Servicing Agreement or otherwise with the written consent of the Depositor and (c) it will only access information relating to the Mortgage Loans to which the Asset Review relates.

3.	The undersigned agrees that each time it accesses the Secure Data Room, the undersigned is deemed to have recertified that the representations above remains true and correct.

4.	[The undersigned is not a Certificateholder, a beneficial owner or a prospective purchaser of any Certificate.][1]

1 Required to the extent that a party other than the Asset Representations Reviewer is identified by the Depositor as needing access to the Secure Data Room.

KK-1

BY ITS CERTIFICATION HEREOF, the undersigned has made the representations above and shall have caused, or shall be deemed to have caused its name to be signed hereto by its duly authorized signatory, as of the date certified.

[_________________]

By:
Name:
Title:

Dated: _______

[Citigroup Commercial Mortgage Securities Inc.

as Depositor]1

By:
[Name]
[Title]

KK-2

EXHIBIT LL

FORM OF NOTICE OF [ADDITIONAL DELINQUENT MORTGAGE LOAN][CESSATION OF DELINQUENT MORTGAGE LOAN][CESSATION OF ASSET REVIEW TRIGGER]

[Date]

Midland Loan Services, a Division of PNC Bank, National Association,
     as Master Servicer and a Special Servicer

10851 Mastin Street, Suite 700

Overland Park, Kansas 66210

Attention: Executive Vice President – Division Head]

Pentalpha Surveillance LLC
     as Operating Advisor and Asset Representations Reviewer

375 N. French Road, Suite 100

Amherst, New York 14228

Attention: Benchmark 2019-B12—Transaction Manager, with a copy sent via email to: notices@pentalphasurveillance.com (with Benchmark 2019-B12 in the subject line)

[Pacific Life Insurance Company,
     as a Special Servicer
700 Newport Center Drive
Newport Beach, CA 92660-6397
Attention: Richard Banno, Assistant Vice President
Email: richard.banno@pacificlife.com

with a copy to: chris.dallas@pacificlife.com]

[Trimont Real Estate Advisors, LLC,
     as a Special Servicer

One Alliance Center

3500 Lenox Road NE, Suite G1

Atlanta, Georgia 30326

Attention: CMBS Special Servicing

Email: CMBSServicing@trimontrea.com and legaldepartment@trimontrea.com]

Attention:	Benchmark 2019-B12 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B12

In accordance with Section 11.01(a) of the Pooling and Servicing Agreement, dated as of August 1, 2019 (the “Pooling and Servicing Agreement”), between Citigroup Commercial Mortgage Securities Inc., as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Midland Loan Services, a Division of PNC Bank, National Association, Pacific Life Insurance Company and Trimont Real Estate Advisors, LLC, each as a Special Servicer, Pentalpha Surveillance LLC, as Operating Advisor and Asset Representations Reviewer, Citibank, N.A., as Certificate Administrator, and Wilmington Trust, National Association, as Trustee, the Certificate Administrator hereby notifies you that as of [RELATED DISTRIBUTION DATE]:

1.	_____ An additional Mortgage Loan has become a Delinquent Loan.*

2.	_____ A Mortgage Loan has ceased to be a Delinquent Loan.†

* Each additional Mortgage Loan that has become a Delinquent Loan is identified on Exhibit A hereto.

3.	_____ An Asset Review Trigger has ceased to exist.

(check all that apply)

Capitalized terms used but not defined herein have the respective meanings given to them in the Pooling and Servicing Agreement.

Citibank, N.A., as Certificate Administrator for the Holders of the Benchmark 2019-B12 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B12

By:
[Name]
[Title]

† Each Mortgage Loan that has ceased to be a Delinquent Loan is identified on Exhibit B hereto.

Exhibit A

Exhibit B

EXHIBIT MM

Form of Certificate Administrator Receipt in Respect of RISK RETENTION Certificates

[Date]

[Name and Address of Retaining Party]

Re:	Benchmark 2019-B12 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019-B12 (Citigroup Commercial Mortgage Securities Inc. as Depositor)

In accordance with Section 5.02(f) of the Pooling and Servicing Agreement, dated as of August 1, 2019 (the “Agreement”), pursuant to which the captioned series of commercial mortgage pass-through certificates (the “Certificates”) were issued, the undersigned, as Certificate Administrator, hereby acknowledges receipt and possession of, and further agrees that it will hereafter hold in the Retained Interest Safekeeping Account, the Certificates identified on Schedule I attached hereto (the “Subject Certificates”), which constitute some or all of the [RR Interest][WMRR Interest][Class TCRR Certificates], for the benefit of [Name of Retaining Party], the registered holder of the Subject Certificates, pursuant to the Agreement. Payments on the Subject Certificates will be made to the registered holder thereof in accordance with the Agreement, including pursuant to any written wiring instructions provided in accordance with the Agreement.

This receipt is solely for the benefit of the addressee and is non-transferable. Possession of this receipt by any other Person will not entitle such Person to delivery of, or any rights in respect of, the Subject Certificates. The Subject Certificates are subject to the restrictions on transfer set forth in, and may not be released from the Retained Interest Safekeeping Account except in accordance with, the Agreement.

Capitalized terms used but not defined herein shall the respective meanings set forth in the Agreement.

Citibank, N.A.,
not in its individual capacity but solely as Certificate Administrator

By:
Name:
Title:

MM-1

Schedule I

Certificates Registered in the Name of [Retaining Party]

Class (CUSIP)	Certificate No.	Initial Certificate Balance

MM-2